Filed Pursuant to Rule 424(b)(5)
Registration No. 333-131262-04

PROSPECTUS SUPPLEMENT

(To accompany prospectus dated October 19, 2006)

$3,066,568,000 (Approximate)

(Offered Certificates)

Wachovia Bank Commercial Mortgage Trust

Commercial Mortgage Pass-Through Certificates

Series 2006-C28

(Issuing Entity)

Wachovia Commercial Mortgage Securities, Inc.

(Depositor)

Wachovia Bank, National Association

Nomura Credit & Capital, Inc.

Artesia Mortgage Capital Corporation

(Sponsors)

You should carefully consider the risk factors beginning on page S-56 of this prospectus supplement and on page 13 of the accompanying prospectus.

Neither the offered certificates nor the underlying mortgage loans are insured or guaranteed by any government agency or instrumentality.

The offered certificates will represent interests in the issuing entity only. They will not represent obligations of the sponsors, the depositor, any of their respective affiliates or any other party. The offered certificates will not be listed on any national securities exchange or any automated quotation system of any registered securities association.

This prospectus supplement may be used to offer and sell the offered certificates only if it is accompanied by the prospectus dated October 19, 2006.

The trust fund:

•   As of October 11, 2006, the mortgage loans included in the trust fund will have an aggregate principal balance of approximately $3,595,196,701.

•   The trust fund will consist of a pool of 207 fixed rate mortgage loans.

•   The mortgage loans are secured by first liens on commercial and multifamily properties.

•   All of the mortgage loans were originated or acquired by Wachovia Bank, National Association, Nomura Credit & Capital, Inc. and Artesia Mortgage Capital Corporation.

The certificates:

•   The trust fund will issue 29 classes of certificates.

•   Only the 13 classes of offered certificates described in the following table are being offered by this prospectus supplement and the accompanying prospectus. Distributions on the certificates will occur on a monthly basis, commencing in November 2006.

•   The only credit support for any class of offered certificates will consist of the subordination of the classes of certificates, if any, having a lower payment priority.

Class	Original Certificate Balance or Notional Amount(1)	Percentage of Cut-Off Date Pool Balance	Pass-Through Rate		Assumed Final Distribution Dates(2)	CUSIP No.	Expected S&P/Moody’s/ Fitch Rating(3)
Class A-1	$38,798,000	1.079%	5.323%		May 15, 2011	92978MAA4	AAA/Aaa/AAA
Class A-2	$418,676,000	11.645%	5.500%		October 15, 2011	92978MAB2	AAA/Aaa/AAA
Class A-PB	$168,389,000	4.684%	5.579%		May 15, 2016	92978MAC0	AAA/Aaa/AAA
Class A-3	$215,000,000	5.980%	5.679%		July 15, 2016	92978MAD8	AAA/Aaa/AAA
Class A-4	$802,246,000	22.314%	5.572%		September 15, 2016	92978MAE6	AAA/Aaa/AAA
Class A-1A	$623,528,000	17.343%	5.559%		October 15, 2016	92978MAF3	AAA/Aaa/AAA
Class IO	$3,595,196,700	N/A	0.418%(4)		N/A	92978MAG1	AAA/Aaa/AAA
Class A-M	$359,520,000	10.000%	5.603	%(5)	October 15, 2016	92978MAH9	AAA/Aaa/AAA
Class A-J	$278,628,000	7.750%	5.632%(5)		October 15, 2016	92978MAJ5	AAA/Aaa/AAA
Class B	$22,470,000	0.625%	5.672%(5)		October 15, 2016	92978MAK2	AA+/Aa1/AA+
Class C	$58,422,000	1.625%	5.691%(5)		October 15, 2016	92978MAL0	AA/Aa2/AA
Class D	$31,458,000	0.875%	5.720%(5)		October 15, 2016	92978MAM8	AA-/Aa3/AA-
Class E	$49,433,000	1.375%	5.789%(5)		October 15, 2016	92978MAN6	A/A2/A

(Footnotes explaining the table are on page S-3)

Neither the SEC nor any state securities commission has approved or disapproved the offered certificates or has determined that this prospectus supplement or the accompanying prospectus is accurate or complete. Any representation to the contrary is unlawful.

Wachovia Capital Markets, LLC is acting as sole lead manager for this offering. Wachovia Capital Markets, LLC is acting as sole bookrunner with respect to the offered certificates. Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman, Sachs & Co. and Loop Capital Markets, LLC are acting as co-managers for this offering. Wachovia Capital Markets, LLC, Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman, Sachs & Co. and Loop Capital Markets, LLC are required to purchase the offered certificates from us, subject to certain conditions. The underwriters will offer the offered certificates to the public from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. It is intended that Wachovia Securities International Limited will act as a member of the selling group on behalf of Wachovia Capital Markets, LLC and may sell offered certificates on behalf of Wachovia Capital Markets, LLC in certain jurisdictions. We expect to receive from this offering approximately 103.80% of the initial certificate balance of the offered certificates, plus accrued interest from October 1, 2006, before deducting expenses.

We expect that delivery of the offered certificates will be made in book-entry form on or about October 31, 2006.

WACHOVIA SECURITIES

Citigroup	Deutsche Bank Securities	Goldman, Sachs & Co.	Loop Capital Markets, LLC

October 19, 2006

Wachovia Bank Commercial Mortgage Trust

Commercial Mortgage Pass-through Certificates, Series 2006-C28

Geographic Overview of Mortgage Pool[1]

Alaska
1 property
$7,800,000
0.2% of total
Washington
3 properties
$30,592,299
0.9% of total
Kansas
1 property
$6,000,000
0.2% of total
South Dakota
2 properties
$5,244,922
0.1% of total
North Dakota
1 property
$8,230,000
0.2% of total
Minnesota
11 properties
$71,250,000
2.0% of total
Illinois
13 properties
$235,477,464
6.5% of total
Wisconsin
3 properties
$70,913,000
2.0% of total
Indiana
14 properties
$87,383,435
2.4% of total
Michigan
7 properties
$46,283,702
1.3% of total
New York
10 properties
$227,849,938
6.3% of total
Maine
1 property
$8,400,000
0.2% of total
Massachusetts
1 property
$18,000,000
0.5% of total
Rhode Island
1 property
$16,000,000
0.4% of total
Pennsylvania
3 properties
$24,621,056
0.7% of total
Ohio
4 properties
$33,820,000
0.9% of total
New Jersey
3 properties
$60,374,779
1.7% of total
District of Columbia
1 property
$65,000,000
1.8% of total
Virginia
4 properties
$123,895,000
3.4% of total
Maryland
8 properties
$91,367,575
2.5% of total
North Carolina
8 properties
$102,952,761
2.9% of total
South Carolina
1 property
$4,040,000
0.1% of total
Georgia
11 properties
$274,075,000
7.6% of total
Florida
22 properties
$153,606,830
4.3% of total
Tennessee
2 properties
$6,588,000
0.2% of total
Alabama
4 properties
$22,245,796
0.6% of total
Kentucky
1 property
$2,765,427
0.1% of total
Louisiana
3 properties
$11,116,560
0.3% of total
Arkansas
1 property
$7,720,000
0.2% of total
Texas
28 properties
$436,730,774
12.1% of total
Oklahoma
5 properties
$40,025,000
1.1% of total
New Mexico
1 property
$15,140,000
0.4% of total
Colorado
9 properties
$59,369,488
1.7% of total
Arizona
11 properties
$81,257,925
2.3% of total
Southern California[2]
41 properties
$798,267,175
22.2% of total
California
49 properties
$974,647,295
27.1% of total
Northern California[2]
8 properties
$176,380,121
4.9% of total
Nevada
8 properties
$135,647,000
3.8% of total
Utah
7 properties
$20,800,505
0.6% of total
Oregon
2 properties
$7,761,170
0.2% of total
>10.0% of Cut-Off Date Pool Balance
>5.0 - 10.0% of Cut-Off Date Pool Balance
>1.0 - 5.0% of Cut-Off Date Pool Balance
≤1.0% of Cut-Off Date Pool Balance

Mortgaged Properties by Property Type
Mobile Home Park 1.5%
Industrial 1.6%
Mixed Use 2.8%
Hospitality 14.9%
Multifamily 21.1%
Self Storage 0.5%
Special Purpose 0.3%
Office 33.7%
Retail 23.5%

Geographic Overview of Mortgaged Properties

The Gas Company Tower, Los Angeles, CA

1180 Peachtree Street, Atlanta, GA

Montclair Plaza, Montclair, CA

Four Seasons Resort and Club, Dallas, TX

311 South Wacker, Chicago, IL

500-512 Seventh Avenue, New York, NY

WHOLE FOODS

Gateway Shopping Center, Austin, TX

RLJ Hotel Pool, Various

Newport Bluffs, Newport Beach, CA

Embassy Suites, Washington, DC

IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS

PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS

We provide information to you about the offered certificates in two separate documents that progressively provide more detail: (a) the accompanying prospectus, which provides general information, some of which may not apply to the offered certificates and (b) this prospectus supplement, which describes the specific terms of the offered certificates. You should read both this prospectus supplement and the prospectus before investing in any of the offered certificates.

You should rely only on the information contained in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with information that is different. The information in this document may only be accurate as of the date of this document.

This prospectus supplement begins with several introductory sections describing the offered certificates and the trust fund in abbreviated form:

•	SUMMARY OF PROSPECTUS SUPPLEMENT, commencing on page S-6 of this prospectus supplement, which gives a brief introduction of the key features of the offered certificates and a description of the mortgage loans included in the trust fund; and

•	RISK FACTORS, commencing on page S-55 of this prospectus supplement, which describes risks that apply to the offered certificates which are in addition to those described in the accompanying prospectus. This prospectus supplement and the accompanying prospectus include cross references to sections in these materials where you can find further related discussions. The Tables of Contents in this prospectus supplement and the accompanying prospectus identify the pages where these sections are located.

You can find a listing of the pages where capitalized terms used in this prospectus supplement are defined under the caption “INDEX OF DEFINED TERMS” beginning on page S-236 in this prospectus supplement.

In this prospectus supplement, the terms “depositor,” “we,” “us” and “our” refer to Wachovia Commercial Mortgage Securities, Inc.

We do not intend this prospectus supplement and the accompanying prospectus to be an offer or solicitation:

•	if used in a jurisdiction in which such offer or solicitation is not authorized;

•	if the person making such offer or solicitation is not qualified to do so; or

•	if such offer or solicitation is made to anyone to whom it is unlawful to make such offer or solicitation.

This prospectus supplement and the accompanying prospectus may be used by us, Wachovia Capital Markets, LLC, our affiliate, and any other of our affiliates when required under the federal securities laws in connection with offers and sales of offered certificates in furtherance of market-making activities in offered certificates. Wachovia Capital Markets, LLC or any such other affiliate may act as principal or agent in these transactions. Sales will be made at prices related to prevailing market prices at the time of sale or otherwise.

EUROPEAN ECONOMIC AREA

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (as defined below) (each, a “Relevant Member State”), each underwriter has represented and agreed that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the “Relevant Implementation Date”) it has not made and will not make an offer of certificates to the public in that Relevant Member State prior to the publication of a prospectus in relation to the certificates which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of certificates to the public in that Relevant Member State at any time:

(a) to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

(b) to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts; or

(c) in any other circumstances which do not require the publication by the issuer of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer of certificates to the public” in relation to any certificates in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the certificates to be offered so as to enable an investor to decide to purchase or subscribe the certificates, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State and the expression “Prospectus Directive” means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

UNITED KINGDOM

Each underwriter has represented and agreed that:

(a) it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 (the “FSMA”)) received by it in connection with the issue or sale of the certificates in circumstances in which Section 21(1) of the FSMA does not apply to the issuer; and

(b) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the certificates in, from or otherwise involving the United Kingdom.

NOTICE TO UNITED KINGDOM INVESTORS

The distribution of this prospectus if made by a person who is not an authorized person under the FSMA, is being made only to, or directed only at persons who (1) are outside the United Kingdom, or (2) have professional experience in matters relating to investments, or (3) are persons falling within Articles 49(2)(a) through (d) (“high net worth companies, unincorporated associations, etc.”) or 19 (Investment Professionals) of the Financial Services and Market Act 2000 (Financial Promotion) Order 2005 (all such persons together being referred to as the “Relevant Persons”). This prospectus must not be acted on or relied on by persons who are not Relevant Persons. Any investment or investment activity to which this prospectus relates, including the offered certificates, is available only to Relevant Persons and will be engaged in only with Relevant Persons.

Potential investors in the United Kingdom are advised that all, or most, of the protections afforded by the United Kingdom regulatory system will not apply to an investment in the offered certificates and that compensation will not be available under the United Kingdom Financial Services Compensation Scheme.

(Footnotes to table on the front cover)

(1)	Subject to a permitted variance of plus or minus 5.0%.

(2)	The “Assumed Final Distribution Date” has been determined on the basis of the assumptions set forth in “DESCRIPTION OF THE CERTIFICATES—Assumed Final Distribution Date; Rated Final Distribution Date” in this prospectus supplement and a 0% CPR (as defined in “YIELD AND MATURITY CONSIDERATIONS—Weighted Average Life” in this prospectus supplement). The “Rated Final Distribution Date” is the distribution date to occur in October 2048. See “DESCRIPTION OF THE CERTIFICATES—Assumed Final Distribution Date; Rated Final Distribution Date” and “RATINGS” in this prospectus supplement.

(3)	By each of Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies Inc., Moody’s Investors Service, Inc. and Fitch, Inc. See “RATINGS” in this prospectus supplement.

(4)	The Class IO certificates will not have certificate balances and their holders will not receive distributions of principal, but such holders are entitled to receive payments of the aggregate interest accrued on the notional amount of the Class IO certificates, as described in this prospectus supplement. The interest rate applicable to the Class IO certificates for each distribution date will be as described in this prospectus supplement. See “DESCRIPTION OF THE CERTIFICATES—Pass-Through Rates” in this prospectus supplement.

(5)	The pass-through rate applicable to each of the Class A-M, Class A-J, Class B, Class C, Class D and Class E certificates for any distribution date will be subject to a maximum rate equal to the applicable weighted average net mortgage rate calculated as described in this prospectus supplement for the related date.

SUMMARY OF PROSPECTUS SUPPLEMENT

•	This summary highlights selected information from this prospectus supplement and does not contain all of the information that you need to consider in making your investment decision. To understand the terms of the offered certificates, you must carefully read this entire prospectus supplement and the accompanying prospectus.

•	This summary provides an overview of certain calculations, cash flows and other information to aid your understanding and is qualified by the full description of these calculations, cash flows and other information in this prospectus supplement and the accompanying prospectus.

•	We provide information in this prospectus supplement on the certificates that are not offered by this prospectus supplement only to enhance your understanding of the offered certificates. We are not offering the non-offered certificates pursuant to this prospectus supplement.

•	For purposes of making distributions to the Class A-1, Class A-2, Class A-3, Class A-PB, Class A-4 and Class A-1A certificates and the Class A-4FL regular interest, the pool of mortgage loans will be deemed to consist of 2 distinct loan groups, loan group 1 and loan group 2.

•	Unless otherwise stated, all percentages of the mortgage loans included in the trust fund, or of any specified group of mortgage loans included in the trust fund, referred to in this prospectus supplement are calculated using the aggregate principal balance of the mortgage loans included in the trust fund as of the cut-off date (which is October 11, 2006, with respect to 200 mortgage loans, October 1, 2006, with respect to 6 mortgage loans and October 6, 2006 with respect to 1 mortgage loan), after giving effect to payments due on or before such date whether or not received. The cut-off date balance of each mortgage loan included in the trust fund and each cut-off date certificate balance in this prospectus supplement assumes the timely receipt of principal scheduled to be paid (if any) on each mortgage loan and no defaults, delinquencies or prepayments on any mortgage loan on or before the related cut-off date. Percentages of mortgaged properties are references to the percentages of the aggregate principal balance of all the mortgage loans included in the trust fund, or of any specified group of mortgage loans included in the trust fund, as of the cut-off date represented by the aggregate principal balance of the related mortgage loans as of the cut-off date.

•	Four (4) mortgage loans, The Gas Company Tower mortgage loan, the 311 South Wacker mortgage loan, the RLJ Hotel Pool mortgage loan and the Newport Bluffs mortgage loan, are each part of a split loan structure where the related companion loan(s) that are part of the split loan structure are each pari passu in right of entitlement to payment with the related mortgage loan. One (1) mortgage loan, the 500-512 Seventh Avenue mortgage loan, is part of a split loan structure where one of the related companion loans that is part of the split loan structure is pari passu in right of entitlement to payment with the related mortgage loan and the other related companion loan that is part of the split loan structure is subordinate to the related mortgage loan and the related pari passu companion loan. Certain other mortgage loans are each part of a split loan structure in which the related companion loan is subordinate to the related mortgage loan. Amounts attributable to any companion loan will not be assets of the trust fund and will be beneficially owned by the holder of such companion loan. The Four Seasons Resort and Club - Dallas, TX mortgage loan is divided into a senior pooled component and a subordinate non-pooled component and, unless otherwise stated in this prospectus supplement, all references to the principal balance of the mortgage loans in the trust fund and related information (including cut-off date balance per room and debt service coverage and loan-to-value ratios) are references to the pooled component only of the Four Seasons Resort and Club - Dallas, TX mortgage loan.

•	All numerical or statistical information concerning the mortgage loans included in the trust fund is provided on an approximate basis and excludes information on the subordinate companion loans.

OVERVIEW OF THE CERTIFICATES

The table below lists certain summary information concerning the Wachovia Bank Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2006-C28, which we are offering pursuant to the accompanying prospectus and this prospectus supplement. Each certificate represents an interest in the mortgage loans included in the trust fund and the other assets of the trust fund. The table also describes the certificates that are not offered by this prospectus supplement (other than the Class Z, Class R-I and Class R-II certificates) which have not been registered under the Securities Act of 1933, as amended, and which will be sold to investors in private transactions.

Class	Closing Date Certificate Balance or Notional Amount(1)		Percentage of Cut-Off Date Pool Balance	Credit Support	Pass-Through Rate Description	Initial Pass- Through Rate	Weighted Average Life (years)(2)	Cash Flow or Principal Window (Mon./Yr.)(2)	Expected S&P/ Moody’s/Fitch Rating(3)
Class A-1	$38,798,000		1.079%	30.000%	Fixed	5.323%	2.69	11/06 – 05/11	AAA/Aaa/AAA
Class A-2	$418,676,000		11.645%	30.000%	Fixed	5.500%	4.88	05/11 – 10/11	AAA/Aaa/AAA
Class A-PB	$168,389,000		4.684%	30.000%	Fixed	5.579%	7.90	10/11 – 05/16	AAA/Aaa/AAA
Class A-3	$215,000,000		5.980%	30.000%	Fixed	5.679%	9.70	05/16 – 07/16	AAA/Aaa/AAA
Class A-4	$802,246,000		22.314%	30.000%	Fixed	5.572%	9.82	07/16 – 09/16	AAA/Aaa/AAA
Class A-1A	$623,528,000		17.343%	30.000%	Fixed	5.559%	8.14	11/06 – 10/16	AAA/Aaa/AAA
Class IO	$3,595,196,700		N/A	N/A	WAC-IO(4)	0.418%(4)	(4)	(4)	AAA/Aaa/AAA
Class A-M	$359,520,000		10.000%	20.000%	Fixed(5)	5.603%	9.96	10/16 – 10/16	AAA/Aaa/AAA
Class A-J	$278,628,000		7.750%	12.250%	Fixed(5)	5.632%	9.96	10/16 – 10/16	AAA/Aaa/AAA
Class B	$22,470,000		0.625%	11.625%	Fixed(5)	5.672%	9.96	10/16 – 10/16	AA+/Aa1/AA+
Class C	$58,422,000		1.625%	10.000%	Fixed(5)	5.691%	9.96	10/16 – 10/16	AA/Aa2/AA
Class D	$31,458,000		0.875%	9.125%	Fixed(5)	5.720%	9.96	10/16 – 10/16	AA-/Aa3/AA-
Class E	$49,433,000		1.375%	7.750%	Fixed(5)	5.789%	9.96	10/16 – 10/16	A/A2/A
Class A-4FL	$250,000,000	(6)	6.954%	30.000%	Floating	LIBOR + 0.150%	(7)	(7)	AAA/Aaa/AAA(8)
Class F	$40,446,000		1.125%	6.625%	Fixed(5)	5.859%	(7)	(7)	A-/A3/A-
Class G	$40,446,000		1.125%	5.500%	WAC(9)	5.994%	(7)	(7)	BBB+/Baa1/BBB+
Class H	$40,446,000		1.125%	4.375%	WAC(10)	6.004%	(7)	(7)	BBB/Baa2/BBB
Class J	$44,940,000		1.250%	3.125%	WAC(10)	6.004%	(7)	(7)	BBB-/Baa3/BBB-
Class K	$17,976,000		0.500%	2.625%	Fixed(5)	5.274%	(7)	(7)	BB+/Ba1/BB+
Class L	$8,988,000		0.250%	2.375%	Fixed(5)	5.274%	(7)	(7)	BB/Ba2/BB
Class M	$13,482,000		0.375%	2.000%	Fixed(5)	5.274%	(7)	(7)	BB-/Ba3/BB-
Class N	$4,494,000		0.125%	1.875%	Fixed(5)	5.274%	(7)	(7)	B+/B1/B+
Class O	$8,988,000		0.250%	1.625%	Fixed(5)	5.274%	(7)	(7)	B/B2/B
Class P	$8,988,000		0.250%	1.375%	Fixed(5)	5.274%	(7)	(7)	B-/B3/B-
Class Q	$49,434,700		1.375%	0.000%	Fixed(5)	5.274%	(7)	(7)	NR/NR/NR
Class FS	$8,000,000		N/A	N/A	Fixed(11)	9.726%	(7)	(7)	NR/NR/NR

(1)	Subject to a permitted variance of plus or minus 5.0%.

(2)	Based on no prepayments and the other assumptions set forth under “YIELD AND MATURITY CONSIDERATIONS—Weighted Average Life” in this prospectus supplement.

(3)	By each of Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., Moody’s Investors Service, Inc and Fitch, Inc. See “RATINGS” in this prospectus supplement.

(4)	The Class IO certificates will not have certificate balances and their holders will not receive distributions of principal, but such holders are entitled to receive payments of the aggregate interest accrued on the notional amount of the Class IO certificates, as described in this prospectus supplement. The interest rate applicable to the Class IO certificates for each distribution date will be as described in this prospectus supplement. See “DESCRIPTION OF THE CERTIFICATES—Pass-Through Rates” in this prospectus supplement.

(5)	The pass-through rate applicable to each of the Class A-M, Class A-J, Class B, Class C, Class D, Class E, Class F, Class K, Class L, Class M, Class N, Class O, Class P and Class Q certificates for any distribution date will be subject to a maximum rate equal to the applicable weighted average net mortgage rate (calculated as described in this prospectus supplement) for the related date.

(6)	The certificate balance of the Class A-4FL certificates will be equal to the certificate balance of the Class A-4FL regular interest.

(7)	Not offered by this prospectus supplement. Any information we provide herein regarding the terms of these certificates is provided only to enhance your understanding of the offered certificates.

(8)	The ratings assigned to the Class A-4FL certificates only reflect the receipt of a fixed rate of interest at a rate of 5.525% per annum. See “RATINGS” in this prospectus supplement.

(9)	The pass-through rate applicable to the Class G certificates for any distribution date will be equal to the weighted average net mortgage rate (calculated as described in this prospectus supplement) minus 0.01% for the related date.

(10)	The pass-through rate applicable to each of the Class H and Class J certificates for any distribution date will be equal to the applicable weighted average net mortgage rate (calculated as described in this prospectus supplement) for the related date.

(11)	Because the Four Seasons Resort and Club - Dallas, TX mortgage loan accrues interest on an “actual/360” basis but the Class FS certificates accrue interest on a “30/360” basis, the pass-through rate in certain months on such class may be higher or lower than indicated.

Offered certificates

Private certificates

THE PARTIES

The Trust Fund

The trust fund will be created on or about the closing date pursuant to a pooling and servicing agreement, dated as of October 1, 2006, by and among the depositor, the master servicer, the special servicer, the trustee and the co-trustee.

The Depositor

Wachovia Commercial Mortgage Securities, Inc. We are a wholly-owned subsidiary of Wachovia Bank, National Association, which is one of the mortgage loan sellers, a sponsor, the master servicer, the swap counterparty and the master servicer under the pooling and servicing agreement entered into in connection with the issuance of the Wachovia Bank Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2006-C27, under which the RLJ Hotel Pool whole loan and the 500-512 Seventh Avenue whole loan are serviced and an affiliate of one of the underwriters. Our principal executive office is located at 301 South College Street, Charlotte, North Carolina 28288-0166 and our telephone number is (704) 374-6161. Neither we nor any of our affiliates have insured or guaranteed the offered certificates. For more detailed information, see “THE DEPOSITOR” in the accompanying prospectus.

On the closing date, we will sell the mortgage loans and related assets to the trust fund.

The Issuing Entity

A common law trust, created under the laws of the State of New York, to be established on the closing date under the pooling and servicing agreement. The issuing entity is also sometimes referred to herein as the trust fund. For more detailed information, see “DESCRIPTION OF THE CERTIFICATES—The Issuing Entity” in this prospectus supplement and the accompanying prospectus.

The Sponsors

Each of Wachovia Bank, National Association, Nomura Credit & Capital, Inc. and Artesia Mortgage Capital Corporation are sponsors in this transaction. For more information, see “DESCRIPTION OF THE MORTGAGE POOL—The Sponsors” in this prospectus supplement and “THE SPONSOR” in the accompanying prospectus.

The Mortgage Loan Sellers

Each of the sponsors will be a mortgage loan seller for this transaction. For more information, see “DESCRIPTION OF THE MORTGAGE POOL—The Mortgage Loan Sellers” in this prospectus supplement. Wachovia Bank, National Association is the master servicer, a sponsor, the swap counterparty and the master servicer under the pooling and servicing agreement entered into in connection with the issuance of the Wachovia Bank Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2006-C27, under which the RLJ Hotel Pool whole loan and the 500-512 Seventh Avenue whole loan are serviced and is an affiliate of the depositor and one of the underwriters. The mortgage loan sellers will sell and assign to us on the closing date the mortgage loans to be included in the trust fund. See “DESCRIPTION OF THE MORTGAGE POOL—Representations and Warranties; Repurchases and Substitutions” in this prospectus supplement.

Mortgage Loans by Mortgage Loan Seller

Mortgage Loan Seller	Number of Mortgage Loans	Aggregate Cut-Off Date Balance	Percentage of Cut-Off Date Pool Balance	Percentage of Cut-Off Date Group 1 Balance	Percentage of Cut-Off Date Group 2 Balance

Wachovia Bank, National Association	113	$2,502,246,885	69.6%	69.9%	68.3%
Nomura Credit & Capital, Inc.	44	823,722,923	22.9	22.2	26.5
Artesia Mortgage Capital Corporation	50	269,226,893	7.5	8.0	5.2

Total	207	$3,595,196,701	100.0%	100.0%	100.0%

The Master Servicer

Wachovia Bank, National Association. Wachovia Bank, National Association is one of the mortgage loan sellers, a sponsor, the swap counterparty and the master servicer under the 2006-C27 transaction and an affiliate of the depositor and one of the underwriters. The master servicer will be primarily responsible for collecting payments and gathering information with respect to the mortgage loans included in the trust fund and the companion loans which are not part of the trust fund; provided, however, three (3) whole loans will be serviced under separate pooling and servicing agreements entered into in connection with other issuances. The Gas Company Tower whole loan is being serviced under the pooling and servicing agreement entered into in connection with the issuance of the JP Morgan Chase Commercial Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates Series, 2006-LDP8. The master servicers under the J.P. Morgan 2006-LDP8 pooling and servicing agreement are Wells Fargo Bank, N.A. (which is also the trustee and the trustee under the 2006-C27 pooling and servicing agreement) and Midland Loan Services, Inc. The RLJ Hotel Pool whole loan and the 500-512 Seventh Avenue whole loan will each be serviced under the pooling and servicing agreement entered into in connection with the issuance of the Wachovia Bank Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2006-C27. The master servicer under the 2006-C27 pooling and servicing agreement is Wachovia Bank, National Association.

See “SERVICING OF THE MORTGAGE LOANS—The Master Servicer” in this prospectus supplement.

The Special Servicer

Initially, CWCapital Asset Management LLC. The special servicer will be responsible for performing certain servicing functions with respect to the mortgage loans included in the trust fund and the companion loans which are not part of the trust fund that, in general, are in default or as to which default is imminent; provided, however, three (3) whole loans will be specially serviced (during those periods where special servicing is required) under separate pooling and servicing agreements entered into in connection with other issuances. The Gas Company Tower whole loan will be specially serviced (as required) under the pooling and servicing agreement entered into in connection with the issuance of the J.P. Morgan Chase Commercial Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2006-LDP8. The special servicer under the J.P. Morgan 2006-LDP8 pooling and servicing agreement is J.E. Robert Company, Inc. The RLJ Hotel Pool whole loan and the 500-512 Seventh Avenue whole loan will each be specially serviced (as required) under the pooling and servicing agreement entered into in connection with the issuance of the Wachovia Bank Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2006-C27. The special servicer under the 2006-C27 pooling and servicing agreement is LNR Partners, Inc.

Some holders of certificates (initially the holder of the Class Q certificates with respect to each mortgage loan other than the Montclair Plaza mortgage loan, the 500-512 Seventh Avenue mortgage loan and the Gateway Center mortgage loan) will have the right to replace the special servicer and to select a representative who may advise and direct the special servicer and whose approval is required for certain actions by the special servicer under certain circumstances. With respect to the Montclair Plaza mortgage loan and the Gateway Center mortgage loan, except during the continuance of a control appraisal period under the related intercreditor agreement, the holder of the subordinate companion loan related to the Montclair Plaza mortgage loan and the Gateway Center mortgage loan may appoint or remove the special servicer with respect to the Montclair Plaza mortgage loan and the Gateway Center mortgage loan, subject to certain conditions set forth in the related intercreditor agreement. With respect to the 500-512 Seventh Avenue mortgage loan, the holder of the 500-512 Seventh Avenue subordinate companion loan, so long as no control appraisal period exists with respect to such subordinate companion loan, has the right to appoint or replace the special servicer, subject to certain conditions as set forth in the 500-512 Seventh Avenue intercreditor agreement; provided, however, if a control appraisal period exists with respect to the 500-512 Seventh Avenue subordinate companion loan, the special servicer may be removed (with or without cause) at any time by either the controlling class representative or the controlling class representative with respect to the 500-512 Seventh Avenue pari passu companion loan, in each case, with the consent of the other such controlling class representative. See “SERVICING OF THE MORTGAGE LOANS—The Special Servicer” and “—The Controlling Class Representative” in this prospectus supplement.

The Trustee

Wells Fargo Bank, N.A. The trustee will be responsible for (among other things) distributing payments to certificateholders and delivering to certificateholders certain reports on the mortgage loans included in the trust fund and the certificates. Wells Fargo Bank, N.A. is one of the master servicers under the pooling and servicing agreement entered into in connection with the issuance of the J.P. Morgan Chase Commercial Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2006-LDP8 and the trustee under the pooling and servicing agreement entered into in connection with the issuance of the Wachovia Bank Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2006-C27. See “DESCRIPTION OF THE CERTIFICATES—The Trustee” in this prospectus supplement.

The Co-Trustee

U.S. Bank National Association. The co-trustee will be responsible for (among other things) making certain advances on the mortgage loans included in the trust fund that the master servicer fails to make. See “DESCRIPTION OF THE CERTIFICATES—The Co-Trustee” in this prospectus supplement.

The Swap Counterparty

Wachovia Bank, National Association. Wachovia Bank, National Association is one of the mortgage loan sellers, a sponsor, the master servicer, an affiliate of one of the underwriters and the depositor. Wachovia Bank, National Association will act as swap counterparty with respect to the Class A-4FL certificates, which are not being offered pursuant to this prospectus supplement. The long term senior unsecured debt of Wachovia Bank, National Association is currently rated “AA–”, “Aa3” and “A+” by Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., Moody’s Investors Service, Inc. and Fitch, Inc., respectively. These ratings reflect the respective rating agency’s current assessment of the creditworthiness of the swap counterparty and may be subject to revision or withdrawal at any time by the rating agencies.

The Underwriters

Wachovia Capital Markets, LLC, Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman, Sachs & Co. and Loop Capital Markets, LLC. It is intended that Wachovia Securities International Limited will act as a member of the selling group on behalf of Wachovia Capital Markets, LLC and may sell offered certificates on behalf of Wachovia Capital Markets, LLC in certain jurisdictions. Wachovia Capital Markets, LLC is an affiliate of the depositor and of Wachovia Bank, National Association, which is the master servicer, a sponsor, one of the mortgage loan sellers, the swap counterparty and a sponsor of and the master servicer under the pooling and servicing agreement entered into in connection with the issuance of the Wachovia Bank Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2006-C27, under which the RLJ Hotel Pool whole loan and the 500-512 Seventh Avenue whole loan are serviced. See “RISK FACTORS—The Offered Certificates—Potential Conflicts of Interest” in this prospectus supplement. Wachovia Capital Markets, LLC is acting as sole lead manager for this offering. Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman, Sachs & Co. and Loop Capital Markets, LLC are acting as co-managers for this offering. Wachovia Capital Markets, LLC is acting as sole bookrunner with respect to the offered certificates.

Certain Affiliations

Wachovia Bank, National Association and its affiliates are playing several roles in this transaction. Wachovia Bank, National Association is a mortgage loan seller, the master servicer, a sponsor and the swap counterparty. Wachovia Commercial Mortgage Securities, Inc. is the depositor and a wholly-owned subsidiary of Wachovia Bank, National Association. Wachovia Bank, National Association, Nomura Credit & Capital, Inc. and Artesia Mortgage Capital Corporation originated or acquired the mortgage loans and will be selling them to the depositor. One (1) of Wachovia’s mortgage loans was originated by CWCapital LLC, which is an affiliate of the special servicer. In the event that Wachovia’s obligation to repurchase that mortgage loan is triggered, CWCapital LLC has a corresponding obligation to repurchase that mortgage loan from Wachovia. In addition, the sponsor of the borrower with respect to such mortgage loan is affiliated with the special servicer. Three (3) of Wachovia’s mortgage loans were originated by American Capital Strategies, Ltd., which is the initial controlling class representative. In addition, with respect to 1 such mortgage loans, each of the sponsor of the borrower and the single tenant with respect to the related mortgaged property is affiliated with the initial controlling class representative. In the event that Wachovia’s obligation to repurchase any of those mortgage loans is triggered, American Capital Strategies, Ltd. has a corresponding obligation to repurchase such mortgage loan(s) from Wachovia. Wachovia Bank, National Association is also an affiliate of Wachovia Capital Markets, LLC, an underwriter for the offering of the certificates. In addition, Wachovia Bank, National Association is the master servicer under the pooling and servicing agreement entered into in connection with the issuance of the Wachovia Bank Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2006-C27. Wells Fargo Bank, N.A., the trustee, is one of the master servicers under the pooling and servicing agreement entered into in connection with the issuance of the J.P. Morgan Chase Commercial Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2006-LDP8 and the trustee under the pooling and servicing agreement entered into in connection with the issuance of the Wachovia Bank Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2006-C27. These roles and other potential relationships may give rise to conflicts of interest as further described under “RISK FACTORS—The Offered Certificates—Potential Conflicts of Interest” in this prospectus supplement.

Transaction Overview

On the closing date, the mortgage loan sellers will sell the mortgage loans to the depositor, which will in turn deposit them into a common law trust created on the closing date. The trust fund, which will be the issuing entity, will be formed by a pooling and servicing agreement, to be dated as of October 1, 2006, among the depositor, the master servicer, the special servicer, the trustee and the co-trustee. The master servicer will service the mortgage loans in accordance with the pooling and servicing agreement (other than The Gas Company Tower whole loan, the RLJ Hotel Pool whole loan and the 500-512 Seventh Avenue whole loan, which will be serviced pursuant to the J.P. Morgan 2006-LDP8 pooling and servicing agreement, the 2006-C27 pooling and servicing agreement, and the 2006-C27 pooling and servicing agreement, respectively) and provide the information to the trustee necessary for the trustee to calculate distributions and other information regarding the certificates.

The transfers of the mortgage loans from the sponsors/mortgage loan sellers to the depositor and from the depositor to the issuing entity in exchange for the certificates are illustrated in the indicative chart below:

IMPORTANT DATES AND PERIODS

Closing Date	On or about October 31, 2006.

Cut-Off Date

For 200 mortgage loans, representing 92.1% of the mortgage pool (132 mortgage loans in loan group 1 or 90.4% and all of the mortgage loans in loan group 2), October 11, 2006, for 6 mortgage loans representing 7.8% of the mortgage pool (9.4% of loan group 1), October 1, 2006 and for 1 mortgage loan, representing 0.2% of the mortgage pool (0.2% of loan group 1), October 6, 2006. The cut-off date balance of each mortgage loan included in the trust fund and each cut-off date certificate balance in this prospectus supplement assumes the timely receipt of principal scheduled to be paid (if any) on each mortgage loan and no defaults, delinquencies or prepayments on any mortgage loan on or before the related cut-off date.

Distribution Date	The fourth business day following the related determination date, commencing in November 2006.

Determination Date	The 11th day of each month, or if such 11th day is not a business day, the next succeeding business day, commencing in November 2006.

Collection Period

For any distribution date, the period beginning on the 12th day in the immediately preceding month (or the day after the applicable cut-off date in the case of the first collection period) through and including the 11th day of the month in which the distribution date occurs. Notwithstanding the foregoing, in the event that the last day of a collection period is not a business day, any payments with respect to the mortgage loans which relate to such collection period and are received on the business day immediately following such last day will be deemed to have been received during such collection period and not during any other collection period, and in the event that the payment date (after giving effect to any grace period) related to any distribution date occurs after the related collection period, any amounts received on that payment date (after giving effect to any grace period) will be deemed to have been received during the related collection period and not during any other collection period.

THE CERTIFICATES

Offered Certificates	We are offering to you the following 13 classes of certificates of our Commercial Mortgage Pass-Through Certificates, Series 2006-C28 pursuant to this prospectus supplement:

Class A-1

Class A-2

Class A-PB

Class A-3

Class A-4

Class A-1A

Class IO

Class A-M

Class A-J

Class B

Class C

Class D

Class E

Priority of Distributions

On each distribution date, the owners of the certificates (other than the Class FS certificates) will be entitled to distributions of payments or other collections on the mortgage loans (other than payments or other collections allocable to the Four Seasons Resort and Club - Dallas, TX non-pooled component) that the master servicer collected or that the master servicer and/or the co-trustee advanced during or with respect to the related collection period after deducting certain fees and expenses. For purposes of making certain distributions to the Class A-1, Class A-2, Class A-3, Class A-PB, Class A-4 and Class A-1A certificates and the Class A-4FL regular interest, the mortgage pool will be deemed to consist of 2 loan groups:

•	Loan group 1 will consist of (i) all of the mortgage loans that are not secured by multifamily or mobile home park properties, (ii) 3 mortgage loans that are secured by multi-family properties and (iii) 3 mortgage loans that are secured by mobile home park properties; and

•	Loan group 2 will consist of (i) 66 mortgage loans that are secured by multifamily properties and (ii) 2 mortgage loans that are secured by mobile home park properties.

Annex A-1 to this prospectus supplement sets forth the loan group designation for each mortgage loan.

The trustee will distribute amounts to the extent that the money is available after the payment of fees and expenses of the master servicer, the special servicer, the trustee, the J.P. Morgan 2006-LDP8 master servicers, the 2006-C27 master servicer and the co-trustee, in the following order of priority:

Interest, concurrently (i) pro rata, on the Class A-1, Class A-2, Class A-3, Class A-PB and Class A-4 certificates and the Class A-4FL regular interest from the portion of money available attributable to mortgage loans in loan group 1, (ii) on the Class A-1A certificates from the portion of money available attributable to mortgage loans in loan group 2, and (iii) on the Class IO certificates from any and all money attributable to the mortgage pool; provided, however, if on any distribution date, the money available on such distribution date is insufficient to pay in full the total amount of interest to be paid to any of the classes as described above, money available with respect to the entire mortgage pool will be allocated among all those classes pro rata.

Principal on the Class A-PB certificates, up to the principal distribution amount related to loan group 1, until the certificate balance of the Class A-PB certificates is reduced to the planned principal balance set forth in the table on Annex F to this prospectus supplement, and, after the Class A-1A certificate balance has been reduced to zero, the principal distribution amount relating to loan group 2 remaining after payments to the Class A-1A certificates have been made, until the certificate balance of the Class A-PB certificates is reduced to the planned principal balance set forth in the table on Annex F to this prospectus supplement.

After distributions of principal have been made from the principal distribution amount relating to loan group 1 to the Class A-PB certificates as set forth in the priority immediately preceding, principal on the Class A-1 certificates, up to the remaining principal distribution amount relating to loan group 1 and, after the Class A-1A certificate balance has been reduced to zero, the principal distribution amount relating to loan group 2 remaining after payments to the Class A-1A and Class A-PB certificates have been made, until their certificate balance is reduced to zero.

After distributions of principal have been made from the principal distribution amount relating to loan group 1 to the Class A-PB and Class A-1 certificates as set forth in the immediately preceding priorities, principal on the Class A-2 certificates, up to the remaining principal distribution amount relating to loan group 1 and, after the Class A-1A certificate balance has been reduced to zero, the principal distribution amount relating to loan group 2 remaining after payments to the Class A-1A, Class A-PB and Class A-1 certificates have been made, until their certificate balance is reduced to zero.

After distributions of principal have been made from the principal distribution amount relating to loan group 1 to the Class A-PB, Class A-1 and Class A-2 certificates as set forth in the immediately preceding priorities, principal on the Class A-3 certificates, up to the remaining principal distribution amount relating to loan group 1 and, after the Class A-1A certificate balance has been reduced to zero, the principal distribution amount relating to loan group 2 remaining after payments to the Class A-1A, Class A-PB, Class A-1 and Class A-2 certificates have been made, until their certificate balance is reduced to zero.

After distributions of principal have been made from the principal distribution amount relating to loan group 1 to the Class A-PB, Class A-1, Class A-2 and Class A-3 certificates as set forth in the immediately preceding priorities, principal on the Class A-PB certificates, up to the remaining principal distribution amount relating to loan group 1 and, after the Class A-1A certificate balance has been reduced to zero, the principal distribution amount relating to loan group 2 remaining after payments to the Class A-1A, Class A-PB, Class A-1, Class A-2 and Class A-3 certificates have been made, until their certificate balance is reduced to zero.

After distributions of principal have been made from the principal distribution amount relating to loan group 1 to the Class A-PB, Class A-1, Class A-2 and Class A-3 certificates as set forth in the immediately preceding priorities, principal, pro rata on the Class A-4 certificates and the Class A-4FL regular interest, up to the remaining principal distribution amount relating to loan group 1 and, after the Class A-1A certificate balance has been reduced to zero, the principal distribution amount relating to loan group 2 remaining after payments to the Class A-1A, Class A-PB, Class A-1, Class A-2 and Class A-3 certificates have been made, until their certificate balance is reduced to zero.

Principal on the Class A-1A certificates, up to the principal distribution amount relating to loan group 2 and, after the certificate balances of the Class A-PB, Class A-1, Class A-2, Class A-3 and Class A-4 certificates and the Class A-4FL regular interest have been reduced to zero, the principal distribution amount relating to loan group 1 remaining after payments to the Class A-PB, Class A-1, Class A-2, Class A-3 and Class A-4 certificates and the Class A-4FL regular interest have been made, until their certificate balance is reduced to zero.

Reimbursement to the Class A-1, Class A-2, Class A-3, Class A-PB, Class A-4 and Class A-1A certificates and the Class A-4FL regular interest, pro rata, for any realized loss and trust fund expenses borne by such certificates or regular interest.

Interest on the Class A-M certificates.

Principal on the Class A-M certificates, up to the principal distribution amount, until their certificate balance is reduced to zero.

Reimbursement to the Class A-M certificates for any realized losses and trust fund expenses borne by such class.

Interest on the Class A-J certificates.

Principal on the Class A-J certificates, up to the principal distribution amount, until their certificate balance is reduced to zero.

Reimbursement to the Class A-J certificates for any realized losses and trust fund expenses borne by such class.

Interest on the Class B certificates.

Principal on the Class B certificates, up to the principal distribution amount, until their certificate balance is reduced to zero.

Reimbursement to the Class B certificates for any realized losses and trust fund expenses borne by such class.

Interest on the Class C certificates.

Principal on the Class C certificates, up to the principal distribution amount, until their certificate balance is reduced to zero.

Reimbursement to the Class C certificates for any realized losses and trust fund expenses borne by such class.

Interest on the Class D certificates.

Principal on the Class D certificates, up to the principal distribution amount, until their certificate balance is reduced to zero.

Reimbursement to the Class D certificates for any realized losses and trust fund expenses borne by such class.

Interest on the Class E certificates.

Principal on the Class E certificates, up to the principal distribution amount, until their certificate balance is reduced to zero.

Reimbursement to the Class E certificates for any realized losses and trust fund expenses borne by such class.

If, on any distribution date, the certificate balances of the Class A-M through Class Q certificates have been reduced to zero, but any two or more of the Class A-1, Class A-2, Class A-3, Class A-PB, Class A-4 and Class A-1A certificates and the Class A-4FL regular interest remain outstanding, distributions of principal (other than distributions of principal otherwise allocable to reduce the certificate balance of the Class A-PB certificates to the planned principal amount set forth in the table on Annex F to this prospectus supplement) and interest will be made, pro rata, to the outstanding Class A-1, Class A-2, Class A-3, Class A-PB, Class A-4 and Class A-1A certificates and the Class A-4FL regular interest. See “DESCRIPTION OF THE CERTIFICATES—Distributions” in this prospectus supplement.

On each distribution date, amounts available in respect of the Four Seasons Resort and Club - Dallas, TX non-pooled component (net of administrative costs and fees) will be distributed in respect of principal of, and interest on, the Class FS certificates.

The Four Seasons Resort and Club - Dallas, TX non-pooled component will support only the Class FS certificates and amounts allocated to such component will not be part of funds available for distributions to holders of the other certificates. No companion loan will be part of the trust fund, and amounts received with respect to any companion loan will not be available for distributions to holders of any certificates.

Interest	On each distribution date, each class of certificates (other than the Class Z, Class R-I and Class R-II certificates) and the Class A-4FL regular interest will be entitled to receive:

•	for each class of these certificates and the Class A-4FL regular interest, one month’s interest at the applicable pass-through rate accrued during the applicable interest period, on the certificate balance or notional amount, as applicable, of each class of these certificates and the Class A-4FL regular interest immediately prior to that distribution date;

•	plus any interest that this class of certificates and the Class A-4FL regular interest was entitled to receive on all prior distribution dates to the extent not received;

•	minus (other than in the case of the Class IO certificates) that class’ share of any shortfalls in interest collections due to prepayments on mortgage loans included in the trust fund (or, in the case of the Class FS certificates, the Four Seasons Resort and Club - Dallas, TX non-pooled component) that are not offset by certain payments made by the master servicer; and

•	minus (other than in the case of the Class IO certificates) that class’ allocable share of any reduction in interest accrued on any mortgage loan (or, in the case of the Class FS certificates, the Four Seasons Resort and Club - Dallas, TX non-pooled component) as a result of a modification that reduces the related mortgage rate and allows the reduction in accrued interest to be added to the stated principal balance of the mortgage loan.

As reflected in the chart under “—Priority of Distributions” above, so long as funds are sufficient on any distribution date to make distributions of all interest on that distribution date to the Class A-1, Class A-2, Class A-3, Class A-PB, Class A-4 certificates and the Class A-4FL regular interest, interest distributions on the Class A-1, Class A-2, Class A-3, Class A-PB and Class A-4 certificates and the Class A-4FL regular interest will be based upon amounts available relating to mortgage loans in loan group 1 and interest distributions on the Class A-1A certificates will be based upon amounts available relating to mortgage loans in loan group 2.

See “DESCRIPTION OF THE CERTIFICATES—Certificate Balances and Notional Amounts” and “—Distributions” in this prospectus supplement.

The Class IO certificates will be entitled to distributions of interest only on their respective notional amounts. The notional amounts of each of these classes of certificates are calculated as described under “DESCRIPTION OF THE CERTIFICATES—

Certificate Balances and Notional Amounts” in this prospectus supplement.

The Class IO certificates will accrue interest at a rate as described under “DESCRIPTION OF THE CERTIFICATES—Pass-Through Rates” in this prospectus supplement.

The certificates (other than the Class A-4FL, Class Z, Class R-I and Class R-II certificates) and the Class A-4FL regular interest will accrue interest on the basis of a 360-day year consisting of twelve 30-day months. The Class A-4FL certificates will accrue interest on the basis of a 360-day year and the actual number of days in the related interest accrual period; provided that if the pass through rate converts to a fixed rate as described in this prospectus supplement, the Class A-4FL certificates will accrue interest on the same basis as the Class A-4FL regular interest.

The interest accrual period with respect to any distribution date and any class of certificates (other than the Class A-4FL, Class Z, Class R-I and Class R-II certificates) and the Class A-4FL regular interest is the calendar month preceding the month in which such distribution date occurs.

As reflected in the chart under “—Priority of Distributions” beginning on page S-16 above, on each distribution date, the trustee will distribute interest to the holders of the offered certificates and the Class A-4FL regular interest:

•	first, pro rata, to the Class IO, Class A-1, Class A-2, Class A-3, Class A-PB, Class A-4 and Class A-1A certificates and the Class A-4FL regular interest as described above under “—Priority of Distributions”, and then to each other class of offered certificates in order of priority of payment; and

•	only to the extent funds remain after the trustee makes all distributions of interest and principal required to be made on such date to each class of certificates or regular interest with a higher priority of distribution.

You may, in certain circumstances, also receive distributions of prepayment premiums and yield maintenance charges collected on the mortgage loans included in the trust fund. These distributions are in addition to the distributions of principal and interest described above. See “DESCRIPTION OF THE CERTIFICATES—Distributions” in this prospectus supplement.

Pass-Through Rates

The pass-through rate for each class of certificates (other than the Class IO, Class Z, Class R-I and Class R-II certificates) on each distribution date is set forth above under “OVERVIEW OF THE CERTIFICATES” in this prospectus supplement.

The pass-through rate applicable to the Class IO certificates for the initial distribution date will equal approximately 0.418% per annum.

The pass-through rate applicable to the Class IO certificates for each distribution date will, in general, equal the weighted average of the interest rates for the components for such distribution date (weighted on the basis of the respective component balances of such components outstanding immediately prior to such distribution date). The interest rate in respect of any component for any distribution date will, in general, equal the weighted average net mortgage rate for such distribution date, minus the pass-through rate applicable to the corresponding class of certificates or the Class A-4FL regular interest (but in no event will any interest rate applicable to a component be less than zero).

The weighted average net mortgage rate for each distribution date is the weighted average of the net mortgage rates for the mortgage loans (excluding the interest rate and component principal balance of the Four Seasons Resort and Club - Dallas, TX non-pooled component) included in the trust fund as of the beginning of the related collection period, weighted on the basis of their respective stated principal balances (excluding the component principal balance of the non-pooled component of the Four Seasons Resort and Club - Dallas, TX mortgage loan) immediately following the preceding distribution date; provided that, for the purpose of determining the weighted average net mortgage rate only, if the mortgage rate for any mortgage loan included in the trust fund has been modified in connection with a bankruptcy or similar proceeding involving the related borrower or a modification, waiver or amendment granted or agreed to by the special servicer, the weighted average net mortgage rate for that mortgage loan will be calculated without regard to that event. The net mortgage rate for each mortgage loan included in the trust fund (which, in the case of the Four Seasons Resort and Club - Dallas, TX mortgage loan, excludes the Four Seasons Resort and Club - Dallas, TX non-pooled component) will generally equal:

•	the mortgage interest rate in effect for that mortgage loan as of the closing date; minus

•	the applicable administrative cost rate, as described in this prospectus supplement.

Any increase in the interest rate of a mortgage loan as a result of not repaying the outstanding principal amount of such mortgage loan by the related anticipated repayment date will be disregarded for purposes of calculating the net mortgage rate.

For the purpose of calculating the weighted average net mortgage rate, the mortgage rate of each mortgage loan will be deemed adjusted as described under “DESCRIPTION OF THE CERTIFICATES—Pass-Through Rates” in this prospectus supplement.

The stated principal balance of each mortgage loan included in the trust fund will generally equal the principal balance of that mortgage loan as of the cut-off date, reduced as of any date of determination (to not less than zero) by:

•	the portion of the principal distribution amount for the related distribution date that is attributable to that mortgage loan; and

•	the principal portion of any realized loss incurred in respect of that mortgage loan during the related collection period.

The stated principal balance of any mortgage loan as to which the mortgage rate is reduced through a modification may be increased in certain circumstances by the amount of the resulting interest reduction. See “DESCRIPTION OF THE CERTIFICATES—Pass-Through Rates” in this prospectus supplement.

Principal Distributions

On the closing date, each class of certificates (other than the Class IO, Class Z, Class R-I and Class R-II certificates) will have the certificate balance set forth above under “OVERVIEW OF THE CERTIFICATES” and the Class A-4FL regular interest will have a certificate balance equal to the certificate balance of the Class A-4FL certificates. The certificate balance for each class of certificates and the Class A-4FL regular interest entitled to receive principal may be reduced by:

•	distributions of principal; and

•	allocations of realized losses and trust fund expenses.

The certificate balance or notional amount of a class of certificates and the Class A-4FL regular interest may be increased in certain circumstances by the allocation of any increase in the stated principal balance of any mortgage loan resulting from the reduction of the related mortgage rate through modification. See “DESCRIPTION OF THE CERTIFICATES—Certificate Balances and Notional Amounts” in this prospectus supplement.

The Class IO certificates do not have a principal balance and will not receive distributions of principal.

As reflected in the chart under “—Priority of Distributions” above:

•	generally, the Class A-1, Class A-2, Class A-3, Class A-PB and Class A-4 certificates and the Class A-4FL regular interest will only be entitled to receive distributions of principal collected or advanced in respect of mortgage loans (or, with respect to the Four Seasons Resort and Club - Dallas, TX mortgage loan, the pooled component only) in loan group 1 until the certificate principal balance of the Class A-1A certificates has been reduced to zero, and the Class A-1A certificates will only be entitled to receive distributions of principal collected or advanced in respect of mortgage loans in loan group 2 until the certificate principal balances of the Class A-1, Class A-2, Class A-3, Class A-PB and Class A-4 certificates and the Class A-4FL regular interest have been reduced to zero; provided, however, the Class A-1, Class A-2, Class A-3 and Class A-4 certificates and the Class A-4FL regular interest will not be entitled to distributions of principal from either loan group 1 or loan group 2 until the certificate principal balance of the Class A-PB certificates is reduced to the planned principal balance set forth on Annex F to this prospectus supplement;

•	principal is distributed to each class of certificates and regular interest entitled to receive distributions of principal in the order described under “DESCRIPTION OF THE CERTIFICATES—Distributions” in this prospectus supplement;

•	principal is only distributed on a related class of certificates and regular interest to the extent funds remain after the trustee makes all distributions of principal and interest on those classes of certificates with a higher priority of distribution as described under “DESCRIPTION OF THE CERTIFICATES—Distributions” in this prospectus supplement;

•	generally, no class of certificates or regular interest is entitled to distributions of principal until the certificate balance of each class of certificates and regular interest with a higher priority of distribution as described under “DESCRIPTION OF THE CERTIFICATES—Distributions” in this prospectus supplement has been reduced to zero;

•

in no event will the holders of the Class A-M, Class A-J, Class B, Class C, Class D or Class E certificates or the classes of non-offered certificates (excluding the Class A-4FL regular interest) be entitled to receive any payments of principal until the certificate balances of the Class A-1, Class A-2, Class A-3, Class A-PB, Class A-4 and Class A-1A

certificates and the Class A-4FL regular interest have all been reduced to zero; and

•	on any distribution date, distributions in reduction of the certificate balance of the Class A-4FL certificates will be made in an amount equal to the amount of principal distributed in respect of the Class A-4FL regular interest.

The amount of principal to be distributed for each distribution date generally will be an amount equal to:

•	the scheduled principal payments (other than balloon payments) due on the mortgage loans included in the trust fund during the related collection period whether or not those scheduled payments are actually received;

•	balloon payments actually received with respect to mortgage loans included in the trust fund during the related collection period;

•	prepayments received with respect to the mortgage loans included in the trust fund during the related collection period; and

•	all liquidation proceeds, insurance proceeds, condemnation awards and repurchase and substitution amounts received during the related collection period that are allocable to principal.

For purposes of making distributions to the Class A-1, Class A-2, Class A-3, Class A-PB, Class A-4 and Class A-1A certificates and the Class A-4FL regular interest, the principal distribution amount for each loan group on any distribution date will be equal to the sum of the collections specified above but only to the extent such amounts relate to the mortgage loans comprising the specified loan group.

However, if the master servicer or the co-trustee reimburses itself out of general collections on the mortgage pool for any advance that it or the special servicer has determined is not recoverable out of collections on the related mortgage loan (including with respect to the Four Seasons Resort and Club - Dallas, TX non-pooled component), and certain advances that are determined not to be reimbursed currently in connection with the work-out of a mortgage loan (including with respect to the Four Seasons Resort and Club - Dallas, TX non-pooled component), then those advances (together with accrued interest thereon) will be deemed, to the fullest extent permitted pursuant to the terms of the pooling and servicing agreement, to be reimbursed first out of payments and other collections of principal otherwise distributable on the principal balance certificates (with respect to the Four Seasons Resort and Club - Dallas, TX mortgage loan, first, out of principal payments and collections distributable on the Class FS certificates, and then, to the extent not sufficient, out of principal payments and collections distributable on the principal balance certificates), prior to, in the case of nonrecoverable advances only, being deemed reimbursed out of payments and other collections of interest otherwise distributable on the offered certificates.

Subordination; Allocation of Losses and Certain Expenses

Credit support for any class of certificates (other than the Class IO, Class Z, Class R-I, Class R-II and Class FS certificates) is provided by the subordination of payments and allocation of any losses to such classes of certificates which have a later priority of distribution other than the Class IO certificates and, with respect to the Four Seasons Resort and Club - Dallas, TX mortgage loan, the Class FS certificates. However, none of the Class A-1, Class A-2, Class A-3, Class A-PB, Class A-4 or Class A-1A certificates or the Class A-4FL regular interest will be subordinate to any other class of Class A-1, Class A-2, Class A-3, Class A-PB, Class A-4, Class A-1A certificates or Class A-4FL Regular Interest. The certificate balance of a class of certificates (other than the Class IO, Class Z, Class R-I and Class R-II certificates) or regular interest will be reduced on each distribution date by any losses on the mortgage loans that have been realized and certain additional trust fund expenses actually allocated to that class of certificates or regular interest on that distribution date. In addition, while mortgage loan losses will not be directly allocated to the Class A-4FL certificates, mortgage loan losses may be allocated to the Class A-4FL regular interest in reduction of the certificate balance of the Class A-4FL regular interest and the amount of its interest entitlement. Any decrease in the certificate balance of the Class A-4FL regular interest will result in a corresponding decrease in the certificate balance of the Class A-4FL certificates, and any interest shortfalls suffered by the Class A-4FL regular interest will reduce the amount of interest distributed on the Class A-4FL certificates, to the extent described in this prospectus supplement.

Losses on the mortgage loans that have been realized and additional trust fund expenses will be allocated without regard to loan group and will first be allocated to the certificates (other than the Class A-4FL, Class Z, Class R-I and Class R-II certificates) that are not offered by this prospectus supplement and then to the offered certificates (other than the Class IO certificates) and the Class A-4FL certificates as indicated on the following table; provided, that losses and additional trust fund expenses on the Four Seasons Resort and Club - Dallas, TX mortgage loan will first be allocated to the non-pooled component of the Four Seasons Resort and Club - Dallas, TX mortgage loan (and therefore to the Class FS certificates); provided, further, that losses and additional trust fund expenses on the mortgage loans (other than losses and trust fund expenses with respect to the Four Seasons Resort and Club - Dallas, TX mortgage loan) will not be allocated to the Class FS certificates:

Class Designation	Original Certificate Balance	Percentage of Cut-Off Date Pool Balance	Order of Application of Losses and Expenses

Class A-1	$38,798,000	1.079%	8
Class A-2	$418,676,000	11.645%	8
Class A-PB	$168,389,000	4.684%	8
Class A-3	$215,000,000	5.980%	8
Class A-4	$802,246,000	22.314%	8
Class A-4FL(1)	$250,000,000	6.954%	8
Class A-1A	$623,528,000	17.343%	8
Class A-M	$359,520,000	10.000%	7
Class A-J	$278,628,000	7.750%	6
Class B	$22,470,000	0.625%	5
Class C	$58,422,000	1.625%	4
Class D	$31,458,000	0.875%	3
Class E	$49,433,000	1.375%	2
Non-offered certificates (excluding the Class A-4FL, Class R-I, Class R-II, Class Z and Class FS(2) certificates)	$278,628,700	7.750%	1

(1)	The Class A-4FL certificates are not offered hereby.

(2)	The Class FS certificates have been excluded for purposes of the table; mortgage loan losses and additional trust fund expenses on the mortgage loans will not be allocated to the Class FS certificates other than mortgage loan losses and additional trust fund expenses with respect to the Four Seasons Resort and Club - Dallas, TX mortgage loan.

Any losses realized on the mortgage loans included in the trust fund or additional trust fund expenses allocated in reduction of the certificate balance of any class of sequential pay certificates or regular interest will result in a corresponding reduction in, with respect to the Class A-1, Class A-2, Class A-3, Class A-PB, Class A-4, Class A-1A, Class A-M, Class A-J, Class B, Class C, Class D and Class E certificates and the Class A-4FL regular interest, a corresponding reduction in the notional amount of the Class IO certificates. The portion of any losses and expenses that is allocated to the Four Seasons Resort and Club - Dallas, TX mortgage loan will be allocated to the Four Seasons Resort and Club - Dallas, TX non-pooled component (and, therefore, to the Class FS certificates) until the component principal balance of the Four Seasons Resort and Club - Dallas, TX non-pooled component has been reduced to zero before being allocated among the Series 2006-C28 certificates in the manner described above.

Any losses and expenses that are associated with each co-lender loan will be allocated in accordance with the related intercreditor agreement. Specifically, with respect to the mortgage loans with one or more pari passu companion loans, any losses and expenses that are associated with the applicable whole loan will be allocated in accordance with the terms of the related intercreditor agreement, generally, pro rata between each related mortgage loan (and, therefore, to the certificates, other than the Class IO, Class Z, Class R-I and Class R-II certificates) and the related pari passu companion loan(s). Further, with regard to the mortgage loans with subordinate companion loans, any losses and expenses that are associated with the applicable whole loan will be allocated, in accordance with the terms of the related intercreditor agreement, generally, first, to the subordinate companion loan, and second, to the related mortgage loan (and the related pari passu companion loan, if applicable). The portions of those losses and expenses that are allocated to the mortgage loans that are included in the trust fund will be allocated among the Series 2006-C28 certificates in the manner described above.

See “DESCRIPTION OF THE CERTIFICATES—Subordination; Allocation of Losses and Certain Expenses” in this prospectus supplement.

Fees and Expenses

Certain fees and expenses are payable from amounts received on the mortgage loans in the trust fund and are generally distributed prior to any amounts being paid to the holders of the offered certificates.

The master servicer is entitled to the master servicing fee which is payable monthly on a loan-by-loan basis from amounts received in respect of interest on each mortgage loan and each specially serviced mortgage loan (and from revenue with respect to each REO mortgage loan). The master servicing fee accrues at the related master servicing fee rate and is computed on the basis of the same principal amount respecting which any related interest payment due on the mortgage loan is computed. The weighted average master servicing fee rate will be approximately 0.02146% per annum as of the cut-off date.

The special servicer is entitled to the special servicing fee which is payable monthly on each mortgage loan that is a specially serviced mortgage loan and each REO mortgage loan from general collections on the mortgage loans. The special servicing fee accrues at a rate equal to 0.25% per annum and is computed on the basis of the same principal amount respecting which any related interest payment due on such specially serviced mortgage loan or REO mortgage loan, as the case may be, is paid.

The special servicer is also entitled to a liquidation fee with respect to each specially serviced mortgage loan that is generally an amount equal to 1.00% of any whole or partial cash payments of liquidation proceeds received in respect thereof; provided, however, in no event will the liquidation fee be payable to the extent a workout fee is payable concerning the related cash payments.

The special servicer also is entitled to a workout fee with respect to each mortgage loan that is no longer a specially serviced mortgage loan that is generally equal to 1.00% of all payments of interest and principal received on such mortgage loan for so long as it remains a corrected mortgage loan.

The trustee is entitled to a trustee fee for each mortgage loan and each REO mortgage loan for any distribution date equal to one-twelfth of the product of the trustee fee rate calculated on the outstanding principal amount of the pool of mortgage loans in the trust fund. The trustee fee accrues at a per annum rate equal to 0.00041% on the stated principal balance of such mortgage loan or REO mortgage loan, as the case may be, outstanding immediately following the prior distribution date.

The co-trustee is entitled to a co-trustee fee for each mortgage loan and each REO mortgage loan for any distribution date equal to one-twelfth of the product of the co-trustee fee rate calculated on the outstanding principal amount of the pool of mortgage loans in the trust fund. The co-trustee fee accrues at a per annum rate equal to 0.00014% on the stated principal balance of such mortgage loan or REO mortgage loan, as the case may be, outstanding immediately following the prior distribution date.

The master servicer, special servicer, trustee, and co-trustee are entitled to certain other additional fees and reimbursement of expenses. All fees and expenses will generally be payable prior to distribution on the certificates.

Further information with respect to the fees and expenses payable from distributions to certificateholders, including information regarding the general purpose of and the source of payment for the fees and expenses, is set forth under “SERVICING OF THE MORTGAGE LOANS—Compensation and Payment of Expenses” in this prospectus supplement. The master servicer and the special servicer under the pooling and servicing agreement entered into in connection with the issuance of the Wachovia Bank Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2006-C27 are each generally entitled to payment of similar fees and expenses described in this section. The master servicers and the special servicer under the pooling and servicing agreement entered into in connection with the issuance of the J.P. Morgan Chase Commercial Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2006-LDP8 are each generally entitled to payment of similar fees and expenses described in this section.

Prepayment Premiums; Yield Maintenance Charges	On each distribution date, any prepayment premium or yield maintenance charge actually collected during the related collection period on a mortgage loan included in the trust fund or, with respect to the Four Seasons Resort and Club - Dallas, TX mortgage loan, the portion of such mortgage loan allocated to the Four Seasons Resort and Club - Dallas, TX pooled component, will be distributed to the holders of each class of offered certificates, the Class A-4FL regular interest and the Class F, Class G, Class H and Class J certificates then entitled to distributions as follows:

The holders of each class of offered certificates, the Class A-4FL regular interest and the Class F, Class G, Class H and Class J certificates then entitled to distributions of principal with respect to the related loan group on that distribution date will generally be entitled to a portion of prepayment premiums or yield maintenance charges equal to the product of:

•	the amount of those prepayment premiums or yield maintenance charges;

•	a fraction (in no event greater than one), the numerator of which is equal to the excess, if any, of the pass-through rate of that class of certificates over the relevant discount rate, and the denominator of which is equal to the excess, if any, of the mortgage interest rate of the prepaid mortgage loan over the relevant discount rate; and

•	a fraction, the numerator of which is equal to the amount of principal distributable on that class of certificates on that distribution date, and the denominator of which is the principal distribution amount for that distribution date.

If there is more than one class of certificates (or regular interest) entitled to distributions of principal with respect to the related loan group on any particular distribution date on which a prepayment premium or yield maintenance charge is distributable, the aggregate amount of that prepayment premium or yield maintenance charge will be allocated among all such classes up to, and on a pro rata basis in accordance with, the foregoing entitlements.

For so long as the swap contract is in effect and there is no continuing payment default under the swap contract, any prepayment premium or yield maintenance charge distributable in respect of the Class A-4FL regular interest will be payable to the swap counterparty pursuant to the terms of the swap contract. If the swap contract is no longer in effect or if there is a continuing payment default related to the swap contract, any prepayment premium and yield maintenance charges allocable to the Class A-4FL regular interest will be paid to the holders of the Class A-4FL certificates.

The portion, if any, of the prepayment premiums or yield maintenance charges remaining after any payments described above will be distributed to the holders of the Class IO certificates.

The “discount rate” applicable to any class of offered certificates, the Class A-4FL regular interest and the Class F, Class G, Class H and Class J certificates will be equal to the discount rate stated in the related mortgage loan documents used in calculating the yield maintenance charge with respect to such principal prepayment. To the extent that a discount rate is not stated therein, the discount rate will equal the yield (when compounded monthly) on the U.S. Treasury issue with a maturity date closest to the maturity date for the prepaid mortgage loan or mortgage loan for which title to the related mortgaged property was acquired by the trust fund.

•	In the event that there are two or more such U.S. Treasury issues with the same coupon, the issue with the lowest yield will be utilized; and

•	In the event that there are two or more such U.S. Treasury issues with maturity dates equally close to the maturity date for the prepaid mortgage loan, the issue with the earliest maturity date will be utilized.

Examples of Allocation of Prepayment Premiums

or Yield Maintenance Charges

Mortgage interest rate	8%
Pass-through rate for applicable class	6%
Discount rate	5%

Allocation Percentage for Applicable Class		Allocation Percentage for Class IO
6% – 5%	= 33 1/3%	100% - 33 1/3% = 66 2/3%
8% – 5%

Any yield maintenance charges allocable to the non-pooled component of the Four Seasons Resort and Club - Dallas, TX mortgage loan will be distributed to the holders of the Class FS certificates.

See “DESCRIPTION OF THE CERTIFICATES— Distributions—Allocation of Prepayment Premiums and Yield Maintenance Charges” and “—The Class FS Certificates” and “Four Seasons Resort and Club - Dallas, TX Non-Pooled Component” in this prospectus supplement.

Allocation of Additional Interest

On each distribution date, any additional interest collected in respect of a mortgage loan in the trust fund with an anticipated repayment date during the related collection period will be distributed to the holders of the Class Z certificates. In each case, this interest will not be available to provide credit support for other classes of certificates or offset any interest shortfalls.

Advancing of Principal and Interest

The master servicer is required to advance delinquent scheduled payments of principal and interest with respect to any mortgage loan included in the trust fund unless the master servicer or the special servicer determines that the advance would not be recoverable from proceeds of the related mortgage loan. The master servicer will not be required to advance balloon payments due at maturity in excess of regular periodic payments, interest in excess of the mortgage loan’s regular interest rate or prepayment premiums or yield maintenance charges. The amount of the interest portion of any advance will be subject to reduction to the extent that an appraisal reduction of the related mortgage loan has occurred. In addition, the master servicer will be required to make interest advances, but not principal advances, with respect to delinquent scheduled payments on the Four Seasons Resort and Club - Dallas, TX non-pooled component unless the master servicer determines that this advance would not be recoverable from the proceeds of the Four Seasons Resort and Club - Dallas, TX whole loan (i.e., both the related pooled component and non-pooled component). If the master servicer fails to make a required advance, the co-trustee will be required to make that advance, unless the co-trustee determines that the advance would not be recoverable from proceeds of the related mortgage loan. Notwithstanding the foregoing, with respect to the RLJ Hotel Pool mortgage loan and the 500-512 Seventh Avenue mortgage loan, advances with respect to delinquent payments of principal and/or interest will be governed by the 2006-C27 pooling and servicing agreement under similar (although not identical) arrangements as described above with respect to the other mortgage loans included in the trust fund; provided that in the event that the master servicer under the 2006-C27 pooling and servicing agreement fails to make a required advance of delinquent principal and/or interest (i.e., an advance that is determined to be recoverable) with respect to the RLJ Hotel Pool mortgage loan or the 500-512 Seventh Avenue mortgage loan, as applicable, the master servicer will be required to make that advance unless the master servicer determines that this advance would not be recoverable. See “DESCRIPTION OF THE CERTIFICATES—P&I Advances” in this prospectus supplement.

These cash advances are only intended to maintain a regular flow of scheduled principal and interest payments on the certificates and are not intended to guarantee or insure against losses. In other words, the advances are intended to provide liquidity (rather than credit enhancement) to certificateholders. To the extent described in this prospectus supplement, the trust fund will pay interest to the master servicer or the co-trustee, as the case may be, on the amount of any principal and interest cash advance (including on interest advances, but not principal advances, with respect to the Four Seasons Resort and Club - Dallas, TX non-pooled component) calculated at the prime rate (provided that no principal and/or interest cash advance shall accrue interest until after the expiration of any applicable grace or cure period for the related scheduled payment) and will reimburse the master servicer or the co-trustee for any principal and interest cash advances that are later determined to be not recoverable. Any principal and/or interest advance on any pari passu companion loan will not be recoverable by the master servicer from the trust fund. Neither the master servicer nor the co-trustee will be required to make a principal and/or interest advance with respect to any subordinate companion loan. Additionally, the co-trustee will not be required to make a principal and interest advance with respect to any companion loan. Neither the master servicer nor the co-trustee will be required to advance any amounts due to be paid by the swap counterparty for a distribution to the Class A-4FL certificates or advance for any breakage, termination or other costs owed by the trust fund to the swap counterparty. See “DESCRIPTION OF THE CERTIFICATES—P&I Advances” in this prospectus supplement.

Required Repurchases or Substitutions of Mortgage Loans

Under certain circumstances, a mortgage loan seller may be obligated to repurchase an affected mortgage loan from the trust fund as a result of a material document defect or a material breach of the representations and warranties given by such mortgage loan seller with respect to the mortgage loan in the related mortgage loan purchase agreement. In addition, the mortgage loan seller may be permitted, within 2 years of the closing date, to substitute another mortgage loan for the affected mortgage loan rather than repurchasing it. See “DESCRIPTION OF THE MORTGAGE POOL—Assignment of the Mortgage Loans; Repurchases and Substitutions” and “—Representations and Warranties; Repurchases and Substitutions” in this prospectus supplement.

Sale of Defaulted Loans

In the event a mortgage loan becomes a defaulted mortgage loan (other than The Gas Company Tower mortgage loan, the RLJ Hotel Pool mortgage loan or the 500-512 Seventh Avenue mortgage loan), the certificateholder that is entitled to greater than 50% of the voting rights allocated to the class of sequential pay certificates with the lowest payment priority then outstanding (or if no certificateholder is entitled to greater than 50% of the voting rights of such class, the certificateholder with the largest percentage of voting rights allocated to such class) and, in certain circumstances, the special servicer (in each case, subject to, in certain instances, the rights of the subordinated secured creditors or mezzanine lenders to purchase the related mortgage loan), shall have the option to purchase from the trust fund such defaulted mortgage loan with respect to which certain defaults have occurred. See “SERVICING OF THE MORTGAGE LOANS—Defaulted Mortgage Loans; REO Properties; Purchase Option” in this prospectus supplement.

Reimbursement Entitlement of Servicer of the J.P. Morgan 2006-LDP8 Trust Fund

The master servicer and, in certain circumstances, the special servicer under the J.P. Morgan 2006-LDP8 trust fund are each entitled to reimbursement of servicing advances made with respect to The Gas Company Tower mortgage loan. In the event principal and interest payments related to The Gas Company Tower mortgage loan are insufficient to reimburse the master servicer or special servicer, reimbursement may be obtained from the other mortgage loans in the trust fund.

Reimbursement Entitlement of Servicer of the 2006-C27 Trust Fund

The master servicer and, in certain circumstances, the special servicer under the 2006-C27 trust fund are each entitled to reimbursement of servicing advances made with respect to each of the RLJ Hotel Pool mortgage loan and the 500-512 Seventh Avenue mortgage loan. In the event principal and interest payments related to each of the RLJ Hotel Pool mortgage loan and the 500-512 Seventh Avenue mortgage loan are insufficient to reimburse the master servicer or special servicer, reimbursement may be obtained from the other mortgage loans in the trust fund.

Optional Termination of the Trust Fund

The trust fund may be terminated when the aggregate principal balance of the mortgage loans included in the trust fund (including the non-pooled component of the Four Seasons Resort and Club - Dallas, TX mortgage loan) is less than 1.0% of the aggregate principal balance of the pool of mortgage loans (including the non-pooled component of the Four Seasons Resort and Club - Dallas, TX mortgage loan) included in the trust fund as of the cut-off date. See “DESCRIPTION OF THE CERTIFICATES—Termination” in this prospectus supplement and in the accompanying prospectus.

The trust fund may also be terminated when the Class A-1, Class A-2, Class A-3, Class A-PB, Class A-4, Class A-1A, Class A-M, Class A-J, Class B, Class C, Class D and Class E certificates and the Class A-4FL regular interest have been paid in full and all of the remaining certificates (other than the Class Z, Class R-I, Class R-II and Class FS certificates) are held by a single certificateholder. See “DESCRIPTION OF THE CERTIFICATES—Termination” in this prospectus supplement.

Registration and Denomination

The offered certificates will initially be registered in the name of Cede & Co., as nominee for The Depository Trust Company in the United States, or in Europe through Clearstream Banking société anonyme or Euroclear Bank S.A./N.V., as operator of the Euroclear System. You will not receive a definitive certificate representing your interest in the trust fund, except in the limited circumstances described in the accompanying prospectus. See “DESCRIPTION OF THE CERTIFICATES—Book-Entry

Registration and Definitive Certificates” in the accompanying prospectus.

Beneficial interests in the Class A-1, Class A-2, Class A-3, Class A-PB, Class A-4, Class A-1A, Class A-M, Class A-J, Class B, Class C, Class D and Class E certificates will be offered in minimum denominations of $10,000 actual principal amounts and in integral multiples of $1 in excess of those amounts. Beneficial interests in the Class IO certificates will be offered in minimum notional amounts of $1,000,000 actual notional amounts and in integral multiples of $1 in excess of those amounts.

Material Federal Income Tax Consequences

Two separate real estate mortgage investment conduit elections will be made with respect to most of the trust fund (“REMIC I” and “REMIC II”). In addition, a separate REMIC election will also be made with respect to the Four Seasons Resort and Club - Dallas, TX mortgage loan (the “Four Seasons Resort and Club - Dallas, TX Loan REMIC”). Each of REMIC I, REMIC II and the Four Seasons Resort and Club - Dallas, TX Loan REMIC is referred to herein as a “REMIC” and, collectively, the “REMICs”. The offered certificates and the Class A-4FL regular interest will evidence regular interests in a REMIC and generally will be treated as debt instruments of that REMIC. The Class R-I certificates will represent the residual interests in the Four Seasons Resort and Club - Dallas, TX Loan REMIC and REMIC I, and the Class R-II certificates will represent the residual interests in REMIC II. The Class A-4FL certificates will represent an undivided interest in a portion of the trust fund that is treated as a grantor trust for United States federal income tax purposes. The grantor trust will include the Class A-4FL regular interest, the floating rate account and the beneficial interest of the Class A-4FL certificates in the swap contract. The Class A-4FL certificates are not being offered by this prospectus supplement.

In addition, the Class Z certificateholders’ entitlement to any additional interest that has accrued on a related mortgage loan that provides for the accrual of that additional interest if the unamortized principal amount of that mortgage loan is not repaid on the anticipated repayment date set forth in the related mortgage note will be treated as a grantor trust (as described in the related prospectus) for federal income tax purposes.

The offered certificates and the Class A-4FL regular interest will be treated as newly originated debt instruments for federal income tax purposes. You will be required to report income with respect to the offered certificates using the accrual method of accounting, even if you otherwise use the cash method of accounting. It is anticipated that the Class A-2, Class A-3, Class A-PB, Class A-4, Class A-1A, Class A-M, Class A-J, Class B, Class C, Class D and Class E Certificates will be treated as having been issued at a premium, that the Class A-1 certificates will be treated as having been issued with a de minimis amount of original issue discount and the Class IO certificates will be issued with original issue discount for federal income tax reporting purposes.

For further information regarding the federal income tax consequences of investing in the offered certificates, see “MATERIAL FEDERAL INCOME TAX CONSEQUENCES” in this prospectus supplement and in the accompanying prospectus.

ERISA Considerations

Subject to important considerations described under “ERISA CONSIDERATIONS” in this prospectus supplement and the accompanying prospectus, the following classes of offered certificates may be eligible for purchase by persons investing assets of employee benefit plans, individual retirement accounts, or other retirement plans and accounts:

Class A-1

Class A-2

Class A-PB

Class A-3

Class A-4

Class A-1A

Class IO

Class A-M

Class A-J

Class B

Class C

Class D

Class E

This is based on individual prohibited transaction exemptions granted to each of Wachovia Capital Markets, LLC, Citigroup Global Markets Inc., Deutsche Bank Securities Inc. and Goldman, Sachs & Co. by the U.S. Department of Labor. See “ERISA CONSIDERATIONS” in this prospectus supplement and in the accompanying prospectus.

Legal Investment

The offered certificates will not constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended (“SMMEA”). If your investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities, then you may be subject to restrictions on investment in the offered certificates. You should consult your own legal advisers for assistance in determining the suitability of and consequences to you of the purchase, ownership and sale of the offered certificates. See “LEGAL INVESTMENT” in this prospectus supplement and in the accompanying prospectus.

Ratings	The offered certificates will not be issued unless they have received the following ratings from Standard & Poor’s Ratings

Services, Inc., a division of The McGraw-Hill Companies, Inc., Moody’s Investors Service, Inc. and Fitch, Inc:

Class	Expected Rating from S&P/Moody’s/Fitch
Class A-1	AAA/Aaa/AAA
Class A-2	AAA/Aaa/AAA
Class A-PB	AAA/Aaa/AAA
Class A-3	AAA/Aaa/AAA
Class A-4	AAA/Aaa/AAA
Class A-1A	AAA/Aaa/AAA
Class IO	AAA/Aaa/AAA
Class A-M	AAA/Aaa/AAA
Class A-J	AAA/Aaa/AAA
Class B	AA+/Aa1/AA+
Class C	AA/Aa2/AA
Class D	AA-/Aa3/AA-
Class E	A/A2/A

The ratings on the offered certificates address the likelihood of timely receipt of interest and (except with respect to the Class IO certificates) ultimate receipt of principal by the rated final distribution date by the holders of offered certificates. They do not address the likely actual rate of prepayments. The rate of prepayments, if different than originally anticipated, could adversely affect the yield realized by holders of the offered certificates. See “RATINGS” in this prospectus supplement and in the accompanying prospectus for a discussion of the basis upon which ratings are given, the limitations and restrictions on the ratings, and conclusions that should not be drawn from a rating.

THE MORTGAGE LOANS

General

It is expected that the mortgage loans to be included in the trust fund will have the following approximate characteristics as of the cut-off date. The information contained in this prospectus supplement assumes the timely delivery of all scheduled payments of interest and principal and no prepayments on or before the cut-off date. All information presented in this prospectus supplement (including cut-off date balance per square foot/unit/room/pad/bed, loan-to-value ratios and debt service coverage ratios) with respect to the 4 mortgage loans with subordinate companion loans is calculated without regard to the related subordinate companion loans. Unless otherwise specified, in the case of mortgage loans with pari passu companion loans, the calculations of loan balance per square foot/room/unit, loan-to-value ratios and debt service coverage ratios were based on the aggregate indebtedness of these mortgage loans and the related pari passu companion loans, if any (but not any subordinate companion loan). Further, unless otherwise stated in this prospectus supplement, all references to the principal balance of the mortgage loans in the trust fund and related information (including cut-off date balance per room, debt service coverage and loan-to-value ratios) are references to the pooled components only of the Four Seasons Resort and Club - Dallas, TX mortgage loan. All percentages of the mortgage loans, or any specified group of mortgage loans, referred to in this prospectus supplement are approximate percentages.

The totals in the following tables may not add up to 100% due to rounding.

	All Mortgage Loans	Loan Group 1	Loan Group 2
Number of Mortgage Loans	207	139	68
Number of Crossed Loan Pools(1)	9	5	6
Number of Mortgaged Properties	265	197	68
Aggregate Balance of all Mortgage Loans	$3,595,196,701	$2,971,668,554	$623,528,147

Number of Mortgage Loans with Balloon Payments(2)	139	96	43
Aggregate Balance of Mortgage Loans with Balloon Payments(2)	$1,777,080,687	$1,478,811,541	$298,269,147

Number of Mortgage Loans with Anticipated Repayment Date(3)	3	3	0
Aggregate Balance of Mortgage Loans with Anticipated Repayment Date(3)	$25,325,000	$25,325,000	$0

Number of Fully Amortizing Mortgage Loans	3	3	0
Aggregate Balance of Fully Amortizing Mortgage Loans	$8,240,013	$8,240,013	$0

Number of Interest Only Mortgage Loans(4)	62	37	25
Aggregate Balance of Interest Only Mortgage Loans(4)	$1,784,551,000	$1,459,292,000	$325,259,000
Average Mortgage Loan Balance	$17,368,100	$21,378,910	$9,169,532
Minimum Mortgage Loan Balance	$965,500	$965,500	$1,489,100
Maximum Mortgage Loan Balance	$229,000,000	$229,000,000	$43,969,000

Maximum Balance for a Group of Cross-Collateralized and Cross-Defaulted Mortgage Loans	$59,000,000 (5)	$39,000,000 (6)	$59,000,000 (5)

Weighted Average LTV Ratio(7)(8)	70.6%	69.8%	74.4%
Minimum LTV Ratio	47.0%	47.2%	47.0%
Maximum LTV Ratio(7)(8)	80.0%	80.0%	80.0%

Weighted Average LTV at Maturity or Anticipated Repayment Date(7)(8)	66.6%	65.9%	69.9%
Weighted Average DSCR(9)	1.39x	1.41x	1.32x
Minimum DSCR	1.04x	1.12x	1.04x
Maximum DSCR	2.12x	2.12x	1.99x

Weighted Average Mortgage Loan Interest Rate	5.987%	5.976%	6.042%
Minimum Mortgage Loan Interest Rate	5.102%	5.102%	5.590%
Maximum Mortgage Loan Interest Rate	6.920%	6.920%	6.640%

	All Mortgage Loans	Loan Group 1	Loan Group 2

Weighted Average Remaining Term to Maturity or Anticipated Repayment Date (months)	109	111	101
Minimum Remaining Term to Maturity or Anticipated Repayment Date (months)	55	55	58
Maximum Remaining Term to Maturity or Anticipated Repayment Date (months)	239	239	120

Weighted Average Occupancy Rate(10)	93.0%	92.2%	95.9%

(1)	Contains 2 groups of crossed loans with individual mortgage loans in both loan groups.

(2)	Does not include mortgage loans with anticipated repayment dates or that are interest-only for their entire term.

(3)	Does not include mortgage loans that are interest-only for their entire term.

(4)	Includes mortgage loans with anticipated repayment dates that are interest-only for the entire period until the anticipated repayment date.

(5)	Consists of a group of 4 individual mortgage loans (loan numbers 28, 45, 76 and 104).

(6)	Consists of a group of 2 individual mortgage loans (loan numbers 34 and 43).

(7)	For purposes of determining the LTV ratios for 9 mortgage loans (loan numbers 6, 15, 29, 50, 61, 63, 97, 111 and 117), representing 7.8% of the mortgage pool (9.4% of loan group 1), such ratios were calculated using “as-stabilized” appraised values as opposed to “as is” values. See “RISK FACTORS—Inspections and Appraisals May Not Accurately Reflect Value or Condition of Mortgaged Property” in this prospectus supplement.

(8)	For purposes of determining the LTV ratios for 2 mortgage loans (loan numbers 57 and 164), representing 0.5% of the mortgage pool (0.6% of loan group 1), such ratios were adjusted by taking into account amounts available under certain letters of credit and/or cash reserves. See “RISK FACTORS—Inspections and Appraisals May Not Accurately Reflect Value or Condition of Mortgaged Property” in this prospectus supplement.

(9)	For purposes of determining the DSC ratios for 13 mortgage loans (loan numbers 20, 57, 58, 61, 90, 97, 107, 120, 124, 141, 164, 171 and 189), representing 3.3% of the mortgage pool (11 mortgage loans in loan group 1 or 3.5% and 2 mortgage loans in loan group 2 or 2.3%), such ratios were adjusted by taking into account amounts available under certain letters of credit and/or cash reserves.

(10)	Does not include 55 mortgaged properties secured by hospitality loans representing 14.9% of the mortgage pool (18.0% in loan group 1). In certain cases, occupancy includes space for which leases have been executed, but the tenant has not taken occupancy.

Non-Pooled Component and Class FS Certificates

The Four Seasons Resort and Club - Dallas, TX mortgage loan will be deemed to be split into a senior pooled component, with a principal balance of $175,000,000, representing 4.9% of the mortgage pool (5.9% of loan group 1), that supports distributions on the certificates (other than the Class FS certificates) and a subordinate non-pooled component, with a principal balance of $8,000,000, that supports distributions only on the Class FS certificates, which are not being offered hereby. The aggregate principal balance of the Four Seasons Resort and Club - Dallas, TX mortgage loan (including the non-pooled component of the Four Seasons Resort and Club - Dallas, TX mortgage loan) as of the cut-off date will be $183,000,000. See “DESCRIPTION OF THE MORTGAGE POOL—Twenty Largest Mortgage Loans— Four Seasons Resort and Club - Dallas, TX” in this prospectus supplement and Annex D to this prospectus supplement. All principal and interest collections on the Four Seasons Resort and Club - Dallas, TX mortgage loan will be distributed as described in this prospectus supplement and as more particularly described in the pooling and servicing agreement. See “DESCRIPTION OF THE MORTGAGE POOL—Twenty Largest Mortgage Loans—Four Seasons Resort and Club - Dallas, TX” in this prospectus supplement and Annex D to this prospectus supplement. For purposes of the statistical information in this prospectus supplement, unless otherwise noted, all numbers and statistical information include only the pooled component of the Four Seasons Resort and Club - Dallas, TX mortgage loan. Generally, the subordination of the non-pooled component of the Four Seasons Resort and Club - Dallas, TX mortgage loan decreases the loan-to-value ratio and increases the debt service coverage ratio of the pooled component of the Four Seasons Resort and Club - Dallas, TX mortgage loan included as a “mortgage loan” herein because those ratios are based only on the pooled component of the Four Seasons Resort and Club - Dallas, TX mortgage loan. All principal and interest collections on the Four Seasons Resort and Club - Dallas, TX mortgage loan will be allocated between the pooled component and non-pooled component as described in “DESCRIPTION OF THE CERTIFICATES—Distributions—The Class FS Certificates and the Four Seasons Resort and Club - Dallas, TX Non-Pooled Component” in this prospectus supplement.

Although the non-pooled component of the Four Seasons Resort and Club - Dallas, TX mortgage loan will be part of the trust fund, such component supports only the Class FS certificates, which certificates are not being offered pursuant to this prospectus supplement.

Security for the Mortgage Loans in the Trust Fund	Generally, all of the mortgage loans included in the trust fund are non-recourse obligations of the related borrowers.

•	No mortgage loan included in the trust fund is insured or guaranteed by any government agency or private insurer.

•	All of the mortgage loans included in the trust fund are secured by first lien fee mortgages and/or leasehold mortgages on commercial properties or multifamily properties.

Property Types	The following table describes the mortgaged properties securing the mortgage loans expected to be included in the trust fund as of the cut-off date:

Mortgaged Properties by Property Type(1)

Property Type	Number of Mortgaged Properties	Aggregate Cut-Off Date Balance	Percentage of Cut-Off Date Pool Balance	Percentage of Cut-Off Date Group 1 Balance	Percentage of Cut-Off Date Group 2 Balance
Office	54	$1,212,015,771	33.7%	40.8%	0.0%
Retail	60	846,579,926	23.5	28.5	0.0
Retail – Anchored	18	636,249,560	17.7	21.4	0.0
Retail – Unanchored	18	104,011,358	2.9	3.5	0.0
Retail – Shadow Anchored(2)	11	63,243,234	1.8	2.1	0.0
Retail – Single Tenant	13	43,075,774	1.2	1.4	0.0
Multifamily	69	759,350,704	21.1	5.4	96.0
Hospitality	55	535,205,078	14.9	18.0	0.0
Mixed Use	9	101,138,521	2.8	3.4	0.0
Industrial	10	57,960,282	1.6	2.0	0.0
Mobile Home Park	5	54,150,000	1.5	1.0	4.0
Self Storage	2	17,671,418	0.5	0.6	0.0
Special Purpose	1	11,125,000	0.3	0.4	0.0

Total	265	$3,595,196,701	100.0%	100.0%	100.0%

(1)	Because this table presents information relating to the mortgaged properties and not the mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts (allocating the mortgage loan principal balance to each of those properties by the appraised values of the mortgaged properties or the allocated loan amount (or specific release prices) as described in the related mortgage loan documents).

(2)	A mortgaged property is classified as shadow anchored if it is located in close proximity to an anchored retail property.

Mortgaged Properties by Property Type

Geographic Concentrations

The mortgaged properties are located throughout 37 states and the District of Columbia. The following tables describe the number and percentage of mortgaged properties in states which have concentrations of mortgaged properties above 5.0%:

Mortgaged Properties by Geographic Concentration(1)

State	Number of Mortgaged Properties	Aggregate Cut-Off Date Balance	Percentage of Cut-Off Date Pool Balance
CA	49	$974,647,295	27.1%
Southern(2)	41	798,267,175	22.2
Northern(2)	8	176,380,121	4.9
TX	28	436,730,774	12.1
GA	11	274,075,000	7.6
IL	13	235,477,464	6.5
NY	10	227,849,938	6.3
Other	154	1,446,416,230	40.2

Total	265	$3,595,196,701	100.0%

(1)	Because this table presents information relating to the mortgaged properties and not the mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts (allocating the mortgage loan principal balance to each of those properties by the appraised values of the mortgaged properties or the allocated loan amount (or specific release prices) as described in the related mortgage loan documents).

(2)	For purposes of determining whether a mortgaged property is located in Northern California or Southern California, mortgaged properties located north of San Luis Obispo County, Kern County and San Bernardino County were included in Northern California and mortgaged properties located in and south of such counties were included in Southern California.

Loan Group 1

Mortgaged Properties by Geographic Concentration(1)

State	Number of Mortgaged Properties	Aggregate Cut-Off Date Balance	Percentage of Cut-Off Date Group 1 Balance
CA	23	$839,502,595	28.3%
Southern(2)	16	669,282,475	22.5
Northern(2)	7	170,220,121	5.7
TX	25	386,578,274	13.0
GA	9	253,725,000	8.5
NY	10	227,849,938	7.7
IL	11	224,388,077	7.6
Other	119	1,039,624,669	35.0

Total	197	$2,971,668,554	100.0%

(1)	Because this table presents information relating to the mortgaged properties and not the mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts (allocating the mortgage loan principal balance to each of those properties by the appraised values of the mortgaged properties or the allocated loan amount (or specific release prices) as described in the related mortgage loan documents).

(2)	For purposes of determining whether a mortgaged property is located in Northern California or Southern California, mortgaged properties located north of San Luis Obispo County, Kern County and San Bernardino County were included in Northern California and mortgaged properties located in and south of such counties were included in Southern California.

Loan Group 2

Mortgaged Properties by Geographic Concentration(1)

State	Number of Mortgaged Properties	Aggregate Cut-Off Date Balance	Percentage of Cut-Off Date Group 2 Balance
CA	26	$135,144,700	21.7%
Southern(2)	25	128,984,700	20.7
Northern(2)	1	6,160,000	1.0
NV	5	97,247,000	15.6
FL	9	61,550,000	9.9
NC	4	54,000,000	8.7
TX	3	50,152,500	8.0
MI	2	35,200,000	5.6
MD	3	34,880,000	5.6
Other	16	155,353,947	24.9

Total	68	$623,528,147	100.0%

(1)	Because this table presents information relating to the mortgaged properties and not the mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts (allocating the mortgage loan principal balance to each of those properties by the appraised values of the mortgaged properties or the allocated loan amount (or specific release prices) as described in the related mortgage loan documents).

(2)	For purposes of determining whether a mortgaged property is located in Northern California or Southern California, mortgaged properties located north of San Luis Obispo County, Kern County and San Bernardino County were included in Northern California and mortgaged properties located in and south of such counties were included in Southern California.

Payment Terms

All of the mortgage loans included in the trust fund accrue interest at a fixed rate, other than mortgage loans providing for an anticipated repayment date, which provide for an increase of fixed interest after a certain date.

•	Payments on the mortgage loans included in the trust fund are due on the 11th day of the month, except payments on 6 mortgage loans, representing 7.8% of the mortgage pool (9.4% of loan group 1), are due on the 1st day of the month and 1 mortgage loan, representing 0.2% of the mortgage pool (0.2% of loan group 1), are due on the 6th day of the month. No mortgage loan has a grace period that extends payment beyond the 11th day of any calendar month other than 1 mortgage loan representing 5.3% of the mortgage pool (6.4% of loan group 1) which has a once-per-year grace period that may extend payment until the 14th day of any calendar month.

•	As of the cut-off date, 203 of the mortgage loans, representing 95.4% of the mortgage pool (135 mortgage loans in loan group 1 or 94.4% and all of the mortgage loans in loan group 2), accrue interest on an actual/360 basis, and 4 mortgage loans, representing 4.6% of the mortgage pool (5.6% of loan group 1) accrue interest on a 30/360 basis. Sixty-eight (68) of the mortgage loans, representing 35.5% of the mortgage pool (57 mortgage loans in loan group 1 or 38.5% and 11 mortgage loans in loan group 2 or 20.9%), have periods during which only interest is due and periods in which principal and interest are due. Sixty-two (62) of the mortgage loans, representing 49.6% of the mortgage pool (37 mortgage loans in loan group 1 or 49.1% and 25 mortgage loans in loan group 2 or 52.2%), provide that only interest is due until maturity or the anticipated repayment date.

The following tables set forth additional characteristics of the mortgage loans that we anticipate to be included in the trust fund as of the cut-off date:

Range of Cut-Off Date Balances

Range of Cut-Off Date Balances ($)	Number of Mortgage Loans	Aggregate Cut-Off Date Balance	Percentage of Cut-Off Date Pool Balance	Percentage of Cut-Off Date Group 1 Balance	Percentage of Cut-Off Date Group 2 Balance
≤ 2,000,000	11	$18,229,987	0.5%	0.5%	0.6%
2,000,001 – 3,000,000	20	51,500,705	1.4	1.4	1.7
3,000,001 – 4,000,000	31	108,115,232	3.0	2.2	6.8
4,000,001 – 5,000,000	17	76,451,488	2.1	1.4	5.7
5,000,001 – 6,000,000	12	68,862,797	1.9	1.4	4.6
6,000,001 – 7,000,000	11	71,736,395	2.0	1.1	6.2
7,000,001 – 8,000,000	12	90,095,636	2.5	2.0	4.7
8,000,001 – 9,000,000	10	84,196,156	2.3	1.7	5.5
9,000,001 – 10,000,000	5	47,282,547	1.3	1.3	1.5
10,000,001 – 15,000,000	24	295,520,921	8.2	6.7	15.5
15,000,001 – 20,000,000	18	311,304,400	8.7	5.3	24.6
20,000,001 – 25,000,000	11	250,015,000	7.0	6.1	11.1
25,000,001 – 30,000,000	6	161,097,666	4.5	4.5	4.5
35,000,001 – 40,000,000	1	36,500,000	1.0	1.2	0.0
40,000,001 – 45,000,000	3	128,264,000	3.6	2.8	7.1
45,000,001 – 50,000,000	1	48,000,000	1.3	1.6	0.0
50,000,001 – 55,000,000	1	54,000,000	1.5	1.8	0.0
55,000,001 – 60,000,000	1	56,000,000	1.6	1.9	0.0
60,000,001 – 65,000,000	3	189,563,000	5.3	6.4	0.0
80,000,001 – 229,000,000	9	1,448,460,772	40.3	48.7	0.0

Total	207	$3,595,196,701	100.0%	100.0%	100.0%

Range of Mortgage Rates

Range of Mortgage Rates (%)	Number of Mortgage Loans	Aggregate Cut-Off Date Balance	Percentage of Cut-Off Date Pool Balance	Percentage of Cut-Off Date Group 1 Balance	Percentage of Cut-Off Date Group 2 Balance
5.102 – 5.249	3	$258,996,000	7.2%	8.7%	0.0%
5.250 – 5.499	4	12,023,000	0.3	0.4	0.0
5.500 – 5.749	35	649,951,972	18.1	16.2	27.1
5.750 – 5.999	29	717,346,018	20.0	21.0	15.1
6.000 – 6.249	74	1,108,251,799	30.8	32.1	24.8
6.250 – 6.499	51	548,763,233	15.3	12.1	30.3
6.500 – 6.749	10	296,414,680	8.2	9.4	2.7
6.750 - 6.920	1	3,450,000	0.1	0.1	0.0

Total	207	$3,595,196,701	100.0%	100.0%	100.0%

Range of Underwritten DSC Ratios*

Range of Underwritten DSCRs (x)	Number of Mortgage Loans	Aggregate Cut-Off Date Balance	Percentage of Cut-Off Date Pool Balance	Percentage of Cut-Off Date Group 1 Balance	Percentage of Cut-Off Date Group 2 Balance
≤ 1.04	1	$4,798,000	0.1%	0.0%	0.8%
1.05 – 1.09	1	17,000,000	0.5	0.0	2.7
1.10 – 1.14	2	67,450,000	1.9	2.3	0.0
1.15 – 1.19	11	202,579,142	5.6	5.5	6.4
1.20 – 1.24	71	874,860,619	24.3	20.8	41.0
1.25 – 1.29	23	154,023,591	4.3	3.6	7.5
1.30 – 1.34	24	341,484,856	9.5	9.9	7.8
1.35 – 1.39	21	742,522,194	20.7	22.3	12.9
1.40 – 1.44	10	137,598,327	3.8	4.0	2.8
1.45 – 1.49	7	63,135,305	1.8	1.5	3.0
1.50 – 1.54	10	298,736,418	8.3	8.6	6.7
1.55 – 1.59	4	264,225,000	7.3	8.8	0.6
1.60 – 1.64	4	85,970,000	2.4	2.8	0.6
1.65 – 1.69	3	41,890,000	1.2	0.7	3.2
1.75 – 1.79	1	9,091,248	0.3	0.3	0.0
1.80 – 1.84	2	12,950,000	0.4	0.0	2.1
1.85 – 1.89	3	196,228,000	5.5	6.6	0.0
1.90 – 1.94	5	22,007,000	0.6	0.6	0.8
1.95 – 1.99	2	9,281,000	0.3	0.1	1.0
2.00 – 2.04	1	26,491,000	0.7	0.9	0.0
2.10 – 2.14	1	22,875,000	0.6	0.8	0.0

Total	207	$3,595,196,701	100.0%	100.0%	100.0%

*	For purposes of determining the DSC ratios for 13 mortgage loans (loan numbers 20, 57, 58, 61, 90, 97, 107, 120, 124, 141, 164, 171 and 189), representing 3.3% of the mortgage pool (11 mortgage loans in loan group 1 or 3.5% and 2 mortgage loans in loan group 2 or 2.3%), such ratio was adjusted by taking into account amounts available under certain letters of credit and/or cash reserves.

Range of Cut-Off Date LTV Ratios*

Range of Cut-Off Date LTV Ratios (%)	Number of Mortgage Loans	Aggregate Cut-Off Date Balance	Percentage of Cut-Off Date Pool Balance	Percentage of Cut-Off Date Group 1 Balance	Percentage of Cut-Off Date Group 2 Balance
40.01 – 50.00	8	$64,716,350	1.8%	1.7%	2.3%
50.01 – 55.00	4	204,297,726	5.7	6.4	2.1
55.01 – 60.00	8	68,555,000	1.9	2.2	0.6
60.01 – 65.00	21	146,229,129	4.1	3.9	4.6
65.01 – 70.00	42	994,453,374	27.7	31.9	7.7
70.01 – 75.00	50	718,056,362	20.0	19.0	24.6
75.01 – 80.00	74	1,398,888,760	38.9	34.9	58.0

Total	207	$3,595,196,701	100.0%	100.0%	100.0%

*	For purposes of determining the LTV ratio for 2 mortgage loans (loan numbers 57 and 164), representing 0.5% of the mortgage pool (0.6% of loan group 1), such ratio was adjusted by taking into account amounts available under certain letters of credit and/or cash reserves. In addition, with respect to certain mortgage loans, “as-stabilized” appraised values (as defined in the related appraisal) were used as opposed to “as is” appraised values. See “RISK FACTORS—The Mortgage Loans—Inspections and Appraisals May Not Accurately Reflect Value or Condition of Mortgaged Property” in this prospectus supplement.

Range of Remaining Terms to Maturity

or Anticipated Repayment Date*

Range of Remaining Terms (months)	Number of Mortgage Loans	Aggregate Cut-Off Date Balance	Percentage of Cut-Off Date Pool Balance	Percentage of Cut-Off Date Group 1 Balance	Percentage of Cut-Off Date Group 2 Balance
0 – 60	25	$596,698,386	16.6%	13.9%	29.6%
61 – 84	1	6,121,056	0.2	0.2	0.0
85 – 108	1	64,000,000	1.8	2.2	0.0
109 – 120	177	2,920,137,244	81.2	83.5	70.4
229 – 240	3	8,240,013	0.2	0.3	0.0

Total	207	$3,595,196,701	100.0%	100.0%	100.0%

*	With respect to the mortgage loans with anticipated repayment dates, the remaining term to maturity was calculated as of the related anticipated repayment date.

Amortization Types

Amortization Types	Number of Mortgage Loans	Aggregate Cut-Off Date Balance	Percentage of Cut-Off Date Pool Balance	Percentage of Cut-Off Date Group 1 Balance	Percentage of Cut-Off Date Group 2 Balance
Interest Only	52	$1,676,625,000	46.6%	46.1%	49.0%
Interest Only, Amortizing Balloon*	66	1,253,601,000	34.9	37.8	20.9
Amortizing Balloon	73	523,479,687	14.6	12.0	26.9
Interest Only, ARD	10	107,926,000	3.0	3.0	3.2
Interest Only, Amortizing ARD*	2	22,500,000	0.6	0.8	0.0
Fully Amortizing	3	8,240,013	0.2	0.3	0.0
Amortizing ARD	1	2,825,000	0.1	0.1	0.0

Total	207	$3,595,196,701	100.0%	100.0%	100.0%

*	These mortgage loans require payments of interest-only for a period of 12 to 96 months from origination prior to the commencement of payments of principal and interest with respect to the mortgage pool (a period of 12 to 96 months with respect to loan group 1 and a period of 12 to 60 months with respect to loan group 2).

Types of IO Period

Type of IO Period	Number of Mortgage Loans	Aggregate Cut-Off Date Balance	Percentage of Cut-Off Date Pool Balance	Percentage of Cut-Off Date Group 1 Balance	Percentage of Cut-Off Date Group 2 Balance
Amortizing – No Partial Interest Only Period	77	$534,544,701	14.9%	12.3%	26.9%
Partial Interest Only – Amortizing	68	1,276,101,000	35.5	38.5	20.9
1 – 12	5	32,315,000	0.9	0.5	2.7
13 – 24	14	181,718,000	5.1	6.0	0.6
25 – 36	14	189,085,000	5.3	5.9	2.3
37 – 48	7	227,675,000	6.3	5.5	10.5
49 – 60	25	518,070,000	14.4	16.4	4.8
73 – 84	2	124,563,000	3.5	4.2	0.0
85 – 96	1	2,675,000	0.1	0.1	0.0
Non-Amortizing	62	1,784,551,000	49.6	49.1	52.2

Total	207	$3,595,196,701	100.0%	100.0%	100.0%

Balloon loans have amortization schedules significantly longer than their terms to maturity and have substantial principal payments due on their maturity dates, unless prepaid earlier.

Mortgage loans providing for anticipated repayment dates generally fully or substantially amortize through their terms to maturity. However, if this type of mortgage loan is not prepaid by a date specified in its related mortgage note, interest will accrue at a higher rate and the related borrower will be required to apply all cash flow generated by the mortgaged property in excess of its regular debt service payments and certain other permitted expenses and reserves to repay principal on the mortgage loan.

In addition, because the fixed periodic payment on the mortgage loans is generally determined assuming interest is calculated on a “30/360 basis,” but interest actually accrues and is applied on the majority of the mortgage loans on an “actual/360 basis,” there will be less amortization, absent prepayments, of the principal balance during the term of the related mortgage loan, resulting in a higher final payment on such mortgage loan. This will occur even if a mortgage loan is a “fully amortizing” mortgage loan.

See “DESCRIPTION OF THE MORTGAGE POOL—Certain Terms and Conditions of the Mortgage Loans” in this prospectus supplement.

Prepayment Restrictions	All of the mortgage loans included in the trust fund restrict or prohibit voluntary prepayments of principal in some manner for some period of time.

Types of Prepayment Restrictions

Prepayment Provision(1)(2)	Number of Mortgage Loans	Aggregate Cut-Off Date Balance	Percentage of Cut-Off Date Pool Balance	Percentage of Cut-Off Date Group 1 Balance	Percentage of Cut-Off Date Group 2 Balance
Prohibit prepayment for most of the term of the mortgage loan; but permit defeasance after a date specified in the related mortgage note for most or all of the remaining term	170	$2,849,066,468	79.2%	83.5%	58.9%
Prohibit prepayment until a date specified in the related mortgage note and then impose a yield maintenance charge for most of the remaining term	23	387,790,273	10.8	7.1	28.2
Impose a yield maintenance charge for most or all of the remaining term	9	182,250,000	5.1	4.3	8.7
Impose a yield maintenance charge for most or all of the remaining term or prohibit prepayment for most of the term of the mortgage loan; but permit defeasance after a date specified in the related mortgage note for most or all of the remaining term	1	132,000,000	3.7	4.4	0.0
Prohibit prepayment until a date specified in the related mortgage note	1	17,000,000	0.5	0.0	2.7
Prohibit prepayment until a date specified in the related mortgage note; but permit defeasance or impose a yield maintenance charge for most or all of the remaining term	1	12,100,000	0.3	0.4	0.0
Prohibit prepayment until a date specified in the related mortgage note; but permit defeasance and then impose a prepayment charge for most or all of the remaining term	1	9,000,000	0.3	0.0	1.4
Prohibit prepayment until a date specified in the related mortgage note and then impose a prepayment charge for most or all of the remaining term	1	5,989,959	0.2	0.2	0.0

Total	207	$3,595,196,701	100.0%	100.0%	100.0%

(1)	For the purposes hereof, “remaining term” refers to either remaining term to maturity or anticipated repayment date, as applicable.

(2)	See “RISK FACTORS—The Offered Certificates—Prepayments Will Affect Your Yield—Performance Escrows” in this prospectus supplement.

See “DESCRIPTION OF THE MORTGAGE POOL—Additional Mortgage Loan Information” in this prospectus supplement. The ability of the master servicer or special servicer to waive or modify the terms of any mortgage loan relating to the payment of a prepayment premium or yield maintenance charge will be limited as described in this prospectus supplement. See “SERVICING OF THE MORTGAGE LOANS—Modifications, Waivers and Amendments” in this prospectus supplement. We make no representations as to the enforceability of the provisions of any mortgage notes requiring the payment of a prepayment premium or yield maintenance charge or limiting prepayments to defeasance or the ability of the master servicer or special servicer to collect any prepayment premium or yield maintenance charge.

Defeasance

One hundred seventy-three (173) of the mortgage loans included in the trust fund as of the cut-off date, representing 83.5% of the mortgage pool (120 mortgage loans in loan group 1 or 88.4% and 53 mortgage loans in loan group 2 or 60.4%), permit the borrower, under certain conditions, to substitute United States government obligations as collateral for the related mortgage loans (or a portion thereof) following their respective lock-out periods. Upon substitution, the related mortgaged property (or, in the case of a mortgage loan secured by multiple mortgaged properties, one or more of such mortgaged properties) will no longer secure the related mortgage loan. The payments on the defeasance collateral are required to be at least equal to an amount sufficient to make, when due, all payments on the related mortgage loan or allocated to the related mortgaged property; provided that in the case of certain mortgage loans, these defeasance payments may cease at the beginning of the open prepayment period with respect to that mortgage loan, and the final payment on the defeasance collateral on that prepayment date would be required to fully prepay the mortgage loan. Defeasance may not occur prior to the second anniversary of the issuance of the certificates. See “DESCRIPTION OF THE MORTGAGE POOL—Certain Terms and Conditions of the Mortgage Loans—Prepayment Provisions” in this prospectus supplement.

Twenty Largest Mortgage Loans

The following table describes certain characteristics of the twenty largest mortgage loans or groups of cross collateralized mortgage loans in the trust fund by aggregate principal balance as of the cut-off date. With respect to the mortgage loans referred to as The Gas Company Tower mortgage loan, the 311 South Wacker mortgage loan, the RLJ Hotel Pool mortgage loan, the 500-512 Seventh Avenue mortgage loan and the Newport Bluffs mortgage loan in the immediately following table, the loan balance per square foot/room/unit, the debt service coverage ratio and the loan-to-value ratio set forth in such table, in each case, are based on the aggregate combined principal balance or combined debt service, as the case may be, and its related pari passu companion loan (but not any related subordinate companion loan). With respect to the mortgage loan referred to as the Four Seasons Resort and Club - Dallas, TX mortgage loan in the immediately following table, the loan balance per room, the debt service coverage ratio and the loan-to-value ratio set forth in such table, in each case is based on the principal balance of the Four Seasons Resort and Club - Dallas, TX mortgage loan (excluding the non-pooled component of the Four Seasons Resort and Club - Dallas, TX mortgage loan). No companion loans are included in the trust fund.

For more information on the twenty largest mortgage loans in the trust fund, see “DESCRIPTION OF THE MORTGAGE POOL—Twenty Largest Mortgage Loans” in this prospectus supplement and Annex D to in this prospectus supplement.

Loan Name	Mortgage Loan Seller	Number of Mortgage Loans / Mortgaged Properties	Loan Group	Cut-Off Date Balance	% of Initial Pool Balance	% of Initial Group Balance	Property Type	Cut-Off Date Balance Per SF/ Unit/ Room(1)(2)	Weighted Average DSCR(1)(4)	Cut-Off Date LTV Ratio(1)(3)(4)	LTV Ratio at Maturity or ARD(1)(3)(4)	Weighted Average Mortgage Rate

The Gas Company Tower	Nomura	1 / 1	1	$229,000,000	6.4%	7.7%	Office — CBD	$349	1.56x	75.1%	75.1%	5.102%

1180 Peachtree Street	Wachovia	1 / 1	1	193,850,000	5.4	6.5%	Office — CBD	$289	1.39x	70.5%	70.5%	5.690%

Montclair Plaza	Wachovia	1 / 1	1	190,000,000	5.3	6.4%	Retail — Anchored	$217	1.89x	50.1%	50.1%	5.788%

Four Seasons Resort and Club — Dallas, TX	Nomura	1 / 1	1	175,000,000	4.9	5.9%	Hospitality — Full Service	$440,806	1.51x	76.4%	76.4%	6.230%

311 South Wacker	Wachovia	1 / 1	1	158,600,000	4.4	5.3%	Office — CBD	$190	1.20x	79.5%	74.9%	6.570%

RLJ Hotel Pool	Wachovia	1 /43	1	146,092,500	4.1	4.9%	Hospitality — Various	$92,936	1.37x	68.9%	63.1%	6.294%

500-512 Seventh Avenue	Wachovia	1 / 1	1	136,918,271	3.8	4.6%	Office — CBD	$234	1.17x	68.5%	52.7%	5.706%

Newport Bluffs	Wachovia	1 / 1	1	132,000,000	3.7	4.4%	Multifamily — Conventional	$250,951	1.35x	71.0%	71.0%	6.104%

Gateway Shopping Center	Nomura	1 / 1	1	87,000,000	2.4	2.9%	Retail — Anchored	$182	1.34x	66.4%	66.4%	5.890%

Embassy Suites —Washington, DC	Wachovia	1 / 1	1	65,000,000	1.8	2.2%	Hospitality — Full Service	$169,271	1.44x	65.9%	56.4%	5.930%

		10 / 52		$1,513,460,771	42.1%				1.45x	69.5%	66.7%	5.886%

Westin — Falls Church, VA	Wachovia	1 / 1	1	$64,000,000	1.8%	2.2%	Hospitality — Full Service	$158,025	1.37x	66.7%	62.8%	5.510%

Brookfield Lakes Corporate Center	Wachovia	1 / 1	1	60,563,000	1.7	2.0%	Office — Suburban	$120	1.33x	75.2%	72.3%	5.610%

Intercontinental Multifamily Portfolio	Wachovia	4 / 4	2	59,000,000	1.6	9.5%	Multifamily — Conventional	$53,105	1.46x	76.3%	76.3%	5.930%

Jogani Portfolio 1	Nomura	9 / 9	2	57,231,900	1.6	9.2%	Multifamily — Conventional	$60,885	1.22x	74.8%	62.7%	5.596%

The Willows Shopping Center	Wachovia	1 / 1	1	56,000,000	1.6	1.9%	Retail — Anchored	$214	1.24x	67.1%	62.7%	5.900%

Jogani Portfolio 2	Nomura	11 / 11	2	55,957,500	1.6	9.0%	Multifamily — Conventional	$70,387	1.21x	74.5%	62.4%	5.590%

Personality Pool	Nomura	1 / 3	1	54,000,000	1.5	1.8%	Various	$350	1.14x	65.9%	59.1%	6.550%

Traders Point Retail Center	Wachovia	1 / 1	1	48,000,000	1.3	1.6%	Retail — Anchored	$145	1.20x	80.0%	74.7%	5.860%

Carefree Alexander	Wachovia	1 / 1	2	43,969,000	1.2	7.1%	Multifamily — Independent Living	$93,155	1.22x	76.5%	76.5%	6.350%

Lakeside Pool	Wachovia	1 / 6	1	42,500,000	1.2	1.4%	Office — Suburban	$83	1.22x	74.9%	70.1%	6.070%

		31 / 38		$541,221,400	15.1%				1.27x	73.0%	67.7%	5.872%

		41 / 90		$2,054,682,171	57.2%				1.40x	70.4%	66.9%	5.882%

(1)	Each of The Gas Company Tower mortgage loan, the 311 South Wacker mortgage loan, the RLJ Hotel Pool mortgage loan, the 500-512 Seventh Avenue mortgage loan and the Newport Bluffs mortgage loan is part of a split loan structure that includes at least one pari passu companion loan that is not included in the trust fund. With respect to these mortgage loans, unless otherwise specified, the calculations of LTV ratios, DSC ratios and loan balance per square foot/room/unit are based on the aggregate indebtedness of each such mortgage loan and the related pari passu companion loan.

(2)	With respect to the Personality Pool mortgage loan, the cut-off date balance per square foot was calculated based upon the total square footage of the hospitality and retail space of 154,493 square feet derived from the engineering report of the respective mortgaged properties, dated August 2, 2006.

(3)	The appraised value for the mortgaged properties with respect to 2 mortgage loans (loan numbers 6 and 15) are based on an “as-stabilized” basis.

(4)	With respect to the Four Seasons Resort and Club - Dallas, TX mortgage loan, unless otherwise specified, the calculations of LTV ratio, DSC ratio and cut-off date balance per room were based on the pooled component only and exclude the non-pooled component.

Co-Lender Loans

Seven (7) mortgage loans to be included in the trust fund that were originated by Wachovia Bank, National Association, representing approximately 21.8% of the mortgage pool as of the cut-off date (26.4% of loan group 1), are, in each case, evidenced by one of two or more notes which are secured by one or more mortgaged real properties. One (1) mortgage loan to be included in the trust fund that was originated by Nomura Credit & Capital, Inc., representing approximately 6.4% of the mortgage pool as of the cut-off date (7.7% of loan group 1), is evidenced by one of two notes which are secured by one or more mortgaged real properties. In each case, the related companion loan or companion loans will not be part of the trust fund.

Four (4) mortgage loans, The Gas Company Tower mortgage loan, the 311 South Wacker mortgage loan, the RLJ Hotel Pool mortgage loan and the Newport Bluffs mortgage loan (loan numbers 1, 5, 6 and 8), are each part of a split loan structure where at least one companion loan is part of this split loan structure and is pari passu in right of entitlement to payment with the related mortgage loan. One (1) mortgage loan, the 500-512 Seventh Avenue mortgage loan (loan number 7), is part of a split loan structure where one of the related companion loans that is part of the split loan structure is pari passu in right of entitlement to payment with the related mortgage loan and the other related companion loan that is part of the split loan structure is subordinate to the related mortgage loan and the related pari passu companion loan. The remaining co-lender loans (loan numbers 3, 49 and 126) are part of split loan structures in which the related companion loan is subordinate to the related mortgage loan. In each case, the related companion loan or companion loans will not be part of the trust fund. Each of these mortgage loans and its related companion loans are subject to intercreditor agreements.

The Four Seasons Resort and Club - Dallas, TX mortgage loan is divided into a pooled component that is included as part of the mortgage pool and available for payments on the 2006-C28 certificates to the extent described in this prospectus supplement and a non pooled component that is also included as part of the mortgage pool, but is available for payments on the Class FS certificates only.

The intercreditor agreements for each of The Gas Company Tower mortgage loan, the RLJ Hotel Pool mortgage loan, the 500-512 Seventh Avenue mortgage loan, the Newport Bluffs mortgage loan and the 311 South Wacker mortgage loan generally allocate collections in respect of those whole loans to the related mortgage loan and the respective pari passu companion loan, on a pro rata basis, and then, if applicable, to the related subordinate companion loan. The intercreditor agreements for each of the remaining mortgage loans that are part of a split loan structure that includes subordinate companion loans generally allocate collections in respect of that mortgage loan, first, to the related mortgage loan, and then to the related subordinate companion loan. No companion loan is included in the trust fund.

The master servicer and special servicer will service and administer each of these mortgage loans and its related companion loans (other than The Gas Company Tower mortgage loan, the RLJ Hotel Pool mortgage loan and the 500-512 Seventh Avenue mortgage loan and their respective pari passu companion loans, and, in the case of the 500-512 Seventh Avenue mortgage loan, its subordinate companion loan) pursuant to the pooling and servicing agreement and the related intercreditor agreement, for so long as the related mortgage loan is part of the trust fund.

The Gas Company Tower mortgage loan and its related companion loan are being serviced pursuant to the pooling and servicing agreement entered into in connection with the issuance of the J.P. Morgan Chase Commercial Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2006-LDP8. The master servicers under the J.P. Morgan 2006-LDP8 pooling and servicing agreement are Wells Fargo Bank, N.A. (which is also the trustee and the trustee under the pooling and servicing agreement entered into in connection with the issuance of the Wachovia Bank Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2006-C27) and Midland Loan Services, Inc., and the special servicer under the J.P. Morgan 2006-LDP8 pooling and servicing agreement is J.E. Robert Company, Inc. The terms of the J.P. Morgan 2006-LDP8 pooling and servicing agreement are generally similar (but are not identical) to the terms of the pooling and servicing agreement for this transaction. See “SERVICING OF THE MORTGAGE LOANS—Servicing of The Gas Company Tower Loan” in this prospectus supplement.

The RLJ Hotel Pool mortgage loan and the 500-512 Seventh Avenue mortgage loan and their related companion loan(s) are each being serviced pursuant to the pooling and servicing agreement entered into in connection with the issuance of the Wachovia Bank Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2006-C27. The master servicer under the 2006-C27 pooling and servicing agreement is Wachovia Bank, National Association and the special servicer under the 2006-C27 pooling and servicing agreement is LNR Partners, Inc. The terms of the 2006-C27 pooling and servicing agreement are generally similar (but are not identical) to the terms of the pooling and servicing agreement for this transaction. See “SERVICING OF THE MORTGAGE LOANS—Servicing of the RLJ Hotel Pool Loan and the 500-512 Seventh Avenue Loan” in this prospectus supplement.

Amounts attributable to any companion loan will not be assets of the trust fund and will be beneficially owned by the holder of such companion loan. See “DESCRIPTION OF THE MORTGAGE POOL—Co-Lender Loans” in this prospectus supplement.

See “DESCRIPTION OF THE MORTGAGE POOL—Co-Lender Loans” and “SERVICING OF THE MORTGAGE LOANS” in this prospectus supplement for a description of certain rights of the holders of these companion loans to direct or consent to the servicing of the related mortgage loans.

In addition to the mortgage loans described above, certain of the mortgaged properties or the equity interests in the related borrowers are subject to, or are permitted to become subject to, additional debt. In certain cases, this additional debt is secured by the related mortgaged properties. See “RISK FACTORS—The Mortgage Loans—Additional Debt on Some Mortgage Loans Creates Additional Risks” in this prospectus supplement.

RISK FACTORS

•	You should carefully consider, among other things, the following risk factors (as well as the risk factors set forth under “RISK FACTORS” in the accompanying prospectus) before making your investment decision. Additional risks are described elsewhere in this prospectus supplement under separate headings in connection with discussions regarding particular aspects of the mortgage loans included in the trust fund or the certificates.

•	The risks and uncertainties described below are not the only ones relating to your certificates. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair your investment.

•	This prospectus supplement contains forward-looking statements that involve risk and uncertainties. Actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including risks described below and elsewhere in this prospectus supplement.

•	If any of the following risks are realized, your investment could be materially and adversely affected.

•	In connection with the risks and uncertainties described below which may relate to certain of the mortgage loans, or the mortgage pool in general, examples are given with respect to particular risks and particular mortgage loans. The fact that examples are given should not be interpreted to mean that the examples reflect all of the mortgage loans in the trust fund to which the risk is applicable.

The Offered Certificates

Only Mortgage Loans Are Available to Pay You

Neither the offered certificates nor the mortgage loans will be guaranteed or insured by us or any of our affiliates, by any governmental agency or instrumentality or by any other person. If the assets of the trust fund, primarily the mortgage loans, are insufficient to make payments on the offered certificates, no other assets will be available for payment of the deficiency. See “RISK FACTORS—The Assets of the Trust Fund May Not Be Sufficient to Pay Your Certificates” in the accompanying prospectus.

Prepayments Will Affect Your Yield

Prepayments.    The yield to maturity on the offered certificates will depend on the rate and timing of principal payments (including both voluntary prepayments, in the case of mortgage loans that permit voluntary prepayment, and involuntary prepayments, such as prepayments resulting from casualty or condemnation, defaults, liquidations or repurchases for breaches of representations or warranties or other sales of defaulted mortgage loans which, in either case, may not require any accompanying prepayment premium or yield maintenance charge) on the mortgage loans included in the trust fund and how such payments are allocated among the offered certificates entitled to distributions of principal.

In addition, upon the occurrence of certain limited events, a party may be required or permitted to repurchase or purchase a mortgage loan from the trust fund and the money paid would be passed through to the holders of the certificates with the same effect as if such mortgage loan had been prepaid in full (except that no prepayment premium or yield maintenance charge would be payable with respect to a purchase or repurchase). In addition, certain mortgage loans may permit prepayment without an accompanying prepayment premium or yield maintenance charge if the mortgagee elects to apply casualty or condemnation proceeds to the mortgage loan. We cannot make any representation as to the anticipated rate of prepayments (voluntary or involuntary) on the mortgage loans or as to the anticipated yield to maturity of any certificate.

In addition, because the amount of principal that will be distributed to the Class A-1, Class A-2, Class A-3, Class A-PB, Class A-4 and Class A-1A certificates and the Class A-4FL regular interest will generally be based upon the particular loan group in which the related mortgage loan is deemed to be a part, the yield on the Class A-1, Class A-2, Class A-3, Class A-PB and Class A-4 certificates and the Class A-4FL regular interest will be particularly sensitive to prepayments on mortgage loans in loan group 1 and the yield on the Class A-1A certificates will be particularly sensitive to prepayments on mortgage loans in loan group 2.

See “YIELD AND MATURITY CONSIDERATIONS” in this prospectus supplement and “YIELD CONSIDERATIONS” in the accompanying prospectus.

Yield.    In general, if you purchase an offered certificate at a premium and principal distributions on that offered certificate occur at a rate faster than you anticipated at the time of purchase, and no prepayment premiums or yield maintenance charges are collected, your actual yield to maturity may be lower than you had predicted at the time of purchase. Conversely, if you purchase an offered certificate at a discount and principal distributions on that offered certificate occur at a rate slower than you anticipated at the time of purchase, your actual yield to maturity may be lower than you had predicted at the time of purchase.

The yield on the Class A-M, Class A-J, Class B, Class C, Class D and Class E certificates could be adversely affected if mortgage loans with higher mortgage interest rates pay faster than mortgage loans with lower mortgage interest rates, since those classes bear interest at a rate equal to, based upon or limited by the weighted average net mortgage rate of the mortgage loans. In addition, because there can be no assurances with respect to losses, prepayments and performance of the mortgage loans, there can be no assurance that distributions of principal on the Class A-PB certificates will be made in conformity with the schedule attached on Annex F to this prospectus supplement.

The yield on the Class IO certificates is particularly sensitive to the rate and timing of principal payments made in reduction of the component balance of components of the Class IO. Investors in Class IO certificates should consider the risk that a rapid rate of prepayments on the mortgage loans could result in the failure to fully recoup your initial investment. Any payment in reduction of the certificate balance of any class of the certificates (other than the Class IO, Class Z, Class R-I and Class R-II certificates) and any losses allocated in reduction of the certificate balance of any class of the certificates (other than the Class IO, Class Z, Class R-I and Class R-II certificates) will also result in a corresponding reduction in the notional amount of the Class IO certificates. Thus, the yield on the Class IO certificates will be extremely sensitive to the rate and timing of principal payments on the mortgage loans, and the more quickly the component of the Class IO certificates is reduced, the greater will be the negative effect on the yield of the Class IO certificates, to the extent such effect is not offset by distributions to you of a portion of any applicable prepayment premiums or yield maintenance charges as described in “DESCRIPTION OF THE CERTIFICATES—Distributions—Allocation of Prepayment Premiums and Yield Maintenance Charges” in this prospectus supplement.

Interest Rate Environment.    Mortgagors generally are less likely to prepay if prevailing interest rates are at or above the rates borne by their mortgage loans. On the other hand, mortgagors are generally more likely to prepay if prevailing interest rates fall significantly below the mortgage interest rates of their mortgage loans. Mortgagors are generally less likely to prepay mortgage loans with a lockout period, yield maintenance charge or prepayment premium provision, to the extent enforceable, than similar mortgage loans without such provisions, with shorter lockout periods or with lower yield maintenance charges or prepayment premiums.

Performance Escrows.    In connection with the origination of some of the mortgage loans, the related borrowers were required to escrow funds or post a letter of credit related to obtaining certain performance objectives. In general, such funds will be released to the related borrower upon the satisfaction of certain conditions. If the conditions are not satisfied, although the master servicer will be directed in the pooling and servicing agreement (in accordance with the servicing standard) to hold the escrows, letters of credit or proceeds of such letters of credit as additional collateral and not use the funds to reduce the principal balance of the related mortgage loan, in the event such funds are required to be used to reduce the principal balance of such mortgage loans, such amounts will be passed through to the holders of the certificates as principal prepayments.

For example, with respect to 2 mortgage loans, (loan numbers 60 and 64), representing 0.7% of the mortgage pool (0.9% of loan group 1), 100% of the proceeds from the sale of membership certificates representing subordinated rights to the related mortgaged property will be escrowed in an interest bearing account throughout the term of the applicable mortgage loan. Fifty percent (50%) of the escrowed proceeds will be applied on an annual basis to reduce principal with no prepayment fee or premium unless such permitted prepayments exceed ten percent (10%) of the original principal balance of the applicable mortgage loan, in which case such borrower will be required to pay a prepayment fee as described in the related mortgage loan documents. The remaining funds will be held in escrow and used for capital improvements, to subsidize debt service or to pay down any applicable approved subordinate unsecured debt.

In addition, in the case of 1 mortgage loan, (loan number 23), representing 0.7% of the mortgage pool (0.9% of loan group 1) beginning in November 2008, the related borrower shall, if requested by the mortgagee, prepay the related mortgage note in a principal amount equal to the amount by which the outstanding principal balance of the mortgage loan is more than 59% of the appraised value of the related mortgaged property, subject to yield maintenance.

Premiums.    Provisions requiring prepayment premiums and yield maintenance charges may not be enforceable in some states and under federal bankruptcy law, and may constitute interest for usury purposes. Accordingly, we cannot provide assurance that the obligation to pay that premium or charge will be enforceable or, if enforceable, that the foreclosure proceeds will be sufficient to pay such prepayment premium or yield maintenance charge. Additionally, although the collateral substitution provisions related to defeasance are not intended to be, and do not have the same effect on the certificateholders as a prepayment, we cannot provide assurance that a court would not interpret such provisions as requiring a prepayment premium or yield maintenance charge and possibly determine that such provisions are unenforceable or usurious under applicable law. Prepayment premiums and yield maintenance charges are generally not charged for prepayments resulting from casualty or condemnation and would not be paid in connection with repurchases of mortgage loans for breaches of representations or warranties or a material document defect. No prepayment premium or yield maintenance charge will be required for prepayments in connection with a casualty or condemnation unless, in the case of certain of the mortgage loans, an event of default has occurred and is continuing.

Pool Concentrations.    Principal payments (including prepayments) on the mortgage loans included in the trust fund or in a particular group will occur at different rates. In addition, mortgaged properties can be released from the trust fund as a result of prepayments, defeasance, repurchases, casualties or condemnations. As a result, the aggregate balance of the mortgage loans concentrated in various property types in the trust fund or in a particular loan group changes over time. You therefore may be exposed to varying concentration risks as the mixture of property types and relative principal balance of the mortgage loans associated with certain property types changes. See the table entitled “Range of Remaining Terms to Maturity or Anticipated Repayment Date for all Mortgage Loans as of the Cut-Off Date” in Annex B to this prospectus supplement for a description of the respective maturity dates of the mortgage loans included in the trust fund and in each loan group. Because principal on the certificates (other than the Class IO, Class Z, Class R-I, Class R-II and Class FS certificates) and the Class A-4FL regular interest is payable in sequential order to the extent described under “DESCRIPTION OF THE CERTIFICATES—Distributions” in this prospectus supplement, classes that have a lower priority of distributions are more likely to be exposed to the risk of changing concentrations discussed under “—The Mortgage Loans—Special Risks Associated With High Balance Mortgage Loans” below than classes with a higher sequential priority.

Optional Early Termination of the Trust Fund May Result in an Adverse Impact on Your Yield or May Result in a Loss

The offered certificates will be subject to optional early termination by means of the purchase of the mortgage loans in the trust fund. We cannot assure you that the proceeds from a sale of the mortgage loans will be sufficient to distribute the outstanding certificate balance plus accrued interest and any undistributed shortfalls in interest accrued on the certificates that are subject to the termination. Accordingly, the holders of offered certificates affected by such a termination may suffer an adverse impact on the overall yield on their certificates, may experience repayment of their investment at an unpredictable and inopportune time or may even incur a loss on their investment. See “DESCRIPTION OF THE CERTIFICATES—Termination” in this prospectus supplement.

Borrower Defaults May Adversely Affect Your Yield

The aggregate amount of distributions on the offered certificates, the yield to maturity of the offered certificates, the rate of principal payments on the offered certificates and the weighted average life of the offered certificates will be affected by the rate and timing of delinquencies and defaults on the mortgage loans included in the trust fund. Delinquencies on the mortgage loans included in the trust fund, if the delinquent amounts are not advanced, may result in shortfalls in distributions of interest and/or principal to the offered certificates for the current month. Any late payments received on or in respect of the mortgage loans will be distributed to the certificates in the priorities described more fully in this prospectus supplement, but no interest will accrue on such shortfall during the period of time such payment is delinquent.

If you calculate your anticipated yield based on an assumed default rate and an assumed amount of losses on the mortgage pool that are lower than the default rate and the amount of losses actually experienced, and if such losses are allocated to your class of certificates, your actual yield to maturity will be lower than the yield so calculated and could, under certain scenarios, be negative. The timing of any loss on a liquidated mortgage loan also will affect the actual yield to maturity of the offered certificates to which all or a portion of such loss is allocable, even if the rate of defaults and severity of losses are consistent with your expectations. In general, the earlier you bear a loss, the greater the effect on your yield to maturity. See “YIELD AND MATURITY CONSIDERATIONS” in this prospectus supplement and “YIELD CONSIDERATIONS” in the accompanying prospectus.

Even if losses on the mortgage loans included in the trust fund are allocated to a particular class of offered certificates, such losses may affect the weighted average life and yield to maturity of other certificates. Losses on the mortgage loans, to the extent not allocated to such class of offered certificates, may result in a higher percentage ownership interest evidenced by such certificates than would otherwise have resulted absent such loss. The consequent effect on the weighted average life and yield to maturity of the offered certificates will depend upon the characteristics of the remaining mortgage loans.

Additional Compensation and Certain Reimbursements to the Servicer Will Affect Your Right to Receive Distributions

To the extent described in this prospectus supplement, the master servicer or the co-trustee, as applicable, will be entitled to receive interest on unreimbursed advances and unreimbursed servicing expenses. See “RISK FACTORS—Additional Compensation and Certain Reimbursements to the Servicer Will Affect Your Right to Receive Distributions” in the accompanying prospectus.

Amounts in respect of the non-pooled component of the Four Seasons Resort and Club - Dallas, TX mortgage loan are not available for distributions on the certificates (other than the Class FS certificates), nor are they available for the reimbursement of nonrecoverable advances of principal and interest on the certificates (other than the Class FS certificates) to the extent such amounts are unrelated to the Four Seasons Resort and Club - Dallas, TX mortgage loan. Nevertheless, if an advance by the master servicer or the trustee on the non-pooled component of the Four Seasons Resort and Club - Dallas, TX mortgage loan becomes a nonrecoverable advance and such party is unable to recover such amounts from amounts available for distribution on the Class FS certificates, the master servicer or the trustee, as applicable, will be permitted to recover such nonrecoverable advance (including interest thereon) from the assets of the trust fund available for distribution on the certificates. This may result in shortfalls which will be allocated to the certificates.

Subordination of Subordinate Offered Certificates

As described in this prospectus supplement, unless your certificates are Class A-1, Class A-2, Class A-3, Class A-PB, Class A-4, Class A-4FL, Class A-1A or Class IO certificates, your rights to receive distributions of amounts collected or advanced on or in respect of the mortgage loans will be subordinated to those of the holders of the offered certificates with an earlier payment priority. See “DESCRIPTION OF THE CERTIFICATES—Distributions—Application of the Available Distribution Amount” and “DESCRIPTION OF THE CERTIFICATES—Subordination; Allocation of Losses and Certain Expenses” in this prospectus supplement.

Your Lack of Control Over the Trust Fund Can Create Risks

You and other certificateholders generally do not have a right to vote and do not have the right to make decisions with respect to the administration of the trust fund. See “SERVICING OF THE MORTGAGE LOANS—General” in this prospectus supplement. Those decisions are generally made, subject to the express terms of the pooling and servicing agreement, by the master servicer, the trustee, the co-trustee or the special servicer, as applicable. Any decision made by one of those parties in respect of the trust fund, even if that decision is determined to be in your best interests by that party, may be contrary to the decision that you or other certificateholders would have made and may negatively affect your interests.

Under certain circumstances, the consent or approval of less than all certificateholders will be required to take, and will bind all certificateholders to, certain actions relating to the trust fund. The interests of those certificateholders may be in conflict with those of the other certificateholders. For example, certificateholders of certain classes that are subordinate in right of payment may direct the actions of the special servicer with respect to troubled mortgage loans and related mortgaged properties. In certain circumstances, the holder of a companion loan, mezzanine loan or subordinate debt may direct the actions of the special servicer with respect to the related mortgage loan and the holder of a companion loan, mezzanine loan or subordinate debt will have certain consent rights relating to foreclosure or modification of the related loans. The interests of such holder of a companion loan, mezzanine loan or subordinate debt may be in conflict with those of the certificateholders.

Eight (8) of the mortgage loans (loan numbers 1, 3, 5, 6, 7, 8, 49 and 126), representing 28.2% of the mortgage pool (34.1% of loan group 1), are each part of a split loan structure in which the related whole loan is evidenced by multiple promissory notes. With respect to 1 of these mortgage loans, the 500-512 Seventh Avenue mortgage loan, (loan number 7), representing 3.8% of the mortgage pool (4.6% of loan group 1), the related mortgage loan is part of a split loan structure where one of the related companion loans that is part of the split loan structure is pari passu in right of payment with the related mortgage loan and the other related companion loan that is part of the split loan structure is subordinate to each of the related mortgage loan and pari passu companion loan, which pari passu companion note is included in the trust fund created in connection with the Wachovia Bank Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2006-C27 transaction. With respect to 4 of these mortgage loans, (loan numbers 1, 5, 6 and 8), representing 18.5% of the mortgage pool (22.4% of loan group 1), each respective related mortgage loan is evidenced by one promissory note that is pari passu in right of payment to a related pari passu companion loan, and the holders of the related pari passu companion note have certain control, consultation and/or consent rights with respect to the servicing and/or administration of the related mortgage loan. The trust fund only contains one of the pari passu notes. With respect to the other 3 mortgage loans evidenced by multiple promissory notes, the related mortgage loans are each part of a split loan structure where one promissory note is subordinate in right of payment to the other promissory note. In each case, the trust fund does not include the subordinate companion note. In addition, such holders of the pari passu companion notes or the subordinate companion notes may have been granted various rights and powers pursuant to the related intercreditor agreement or other similar agreement, including cure rights and purchase options with respect to the related mortgage loans. In some cases, the foregoing rights and powers may be assignable or may be exercised through a representative or designee. Accordingly, these rights may potentially conflict with the interests of the certificateholders.

Additionally, less than all of the certificateholders may amend the pooling and servicing agreement in certain circumstances.

See “SERVICING OF THE MORTGAGE LOANS—The Controlling Class Representative” in this prospectus supplement and “DESCRIPTION OF THE CERTIFICATES—Voting Rights” in this prospectus supplement and the accompanying prospectus.

The Mortgage Loan Sellers, the Depositor and the Issuing Entity Are Subject to Bankruptcy or Insolvency Laws That May Affect the Trust Fund’s Ownership of the Mortgage Loans

In the event of the bankruptcy or insolvency of any mortgage loan seller or the depositor, it is possible the trust fund’s right to payment from or ownership of the mortgage loans could be challenged, and if such challenge were successful, delays or reductions in payments on your certificates could occur.

Based upon opinions of counsel that the conveyance of the mortgage loans would generally be respected in the event of a bankruptcy or insolvency of a mortgage loan seller or the depositor, which opinions are subject to various assumptions and qualifications, the depositor and the issuing entity believe that such a challenge will be unsuccessful, but there can be no assurance that a bankruptcy trustee, if applicable, or other interested party will not attempt to assert such a position. Even if actions seeking such results were not successful, it is possible that payments on the certificates would be delayed while a court resolves the claim.

In addition, since the issuing entity is a common law trust, it may not be eligible for relief under the federal bankruptcy laws, unless it can be characterized as a “business trust” for purposes of the federal bankruptcy laws. Bankruptcy courts look at various considerations in making this determination, so it is not possible to predict with any certainty whether or not the issuing entity would be characterized as a “business trust.” Even if a bankruptcy court were to determine that the issuing entity was a “business trust”, it is possible that payments on the certificates would be delayed while the court resolved the issue.

Liquidity for Certificates May Be Limited

There is currently no secondary market for the offered certificates. While each underwriter has advised us that it intends to make a secondary market in one or more classes of the offered certificates, none of them are under any obligation to do so. No secondary market for your certificates may develop. If a secondary market does develop, there can be no assurance that it will be available for the offered certificates or, if it is available, that it will provide holders of the offered certificates with liquidity of investment or continue for the life of your certificates.

Lack of liquidity could result in a substantial decrease in the market value of your certificates. Your certificates will not be listed on any securities exchange at the time of closing and may never be listed on any securities exchange or traded in any automated quotation system of any registered securities association such as NASDAQ.

Potential Conflicts of Interest

The master servicer is one of the mortgage loan sellers, a sponsor, the swap counterparty and an affiliate of the depositor and one of the underwriters. In addition, Wachovia Bank, National Association is also the master servicer under the pooling and servicing agreement executed in connection with the Wachovia Bank Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2006-C27 transaction under which the RLJ Hotel Pool whole loan and the 500-512 Seventh Avenue whole loan are being serviced. These affiliations could cause conflicts with the master servicer’s duties to the trust fund under the pooling and servicing agreement. However, the pooling and servicing agreement provides that the mortgage loans shall be administered in accordance with the servicing standard described in this prospectus supplement without regard to an affiliation with a mortgage loan seller, any other party to the pooling and servicing agreement or any of their affiliates. See “SERVICING OF THE MORTGAGE LOANS—General” in this prospectus supplement.

Wachovia Bank, National Association (which is the master servicer and a sponsor) or one of its affiliates is also the initial holder of certain companion loans with respect to 3 mortgage loans (loan numbers 3, 5 and 8), representing 13.4% of the mortgage pool (16.2% of loan group 1). Accordingly, a conflict may arise between Wachovia Bank, National Association’s duties to the trust fund under the pooling and servicing agreement and its or its affiliate’s interest as a holder of a companion loan or the holder of certain certificates. See “DESCRIPTION OF THE MORTGAGE POOL—Co-Lender Loans” in this prospectus supplement. In addition, Wachovia Bank, National Association is an affiliate of Wachovia Development Corporation, the controlling equity owner of the borrower with respect to 4 mortgage loans (loan numbers 33, 59, 66 and 110), representing 1.5% of the mortgage pool (8.7% of loan group 2). In addition, Wachovia Bank, National Association is a partial equity owner of Triple Net Properties, LLC, which is an affiliate of the borrower with respect to 3 mortgage loans (loan numbers 41, 71 and 117), representing 1.0% of the mortgage pool (1 mortgage loan in loan group 1 or 0.2% and 2 mortgage loans in loan group 2 or 4.9%).

CWCapital LLC (which is an affiliate of the special servicer) is also affiliated with the sponsor of the borrower with respect to 1 mortgage loan (loan number 42), representing 0.5% of the mortgage pool (0.6% of loan group 1). Accordingly, a conflict may arise between CWCapital Asset Management LLC’s duties to the trust fund under the pooling and servicing agreement and its or its affiliate’s interest as a sponsor of the borrower with respect to such mortgage loan.

American Capital Strategies, Ltd. (which is the initial controlling class representative) is also affiliated with both the sponsor of the borrower and the sole tenant at the mortgaged property with respect to 1 mortgage loan (loan number 37), representing 0.6% of the mortgage pool (0.7% of loan group 1). Accordingly, a conflict may arise between American Capital Strategies, Ltd.’s duties to the trust fund under the pooling and servicing agreement and its or its affiliate’s interest as a sponsor of the borrower with respect to such mortgage loan and the sole tenant with respect to the related mortgaged property.

Each of the master servicer, special servicer or any of their respective affiliates may, especially if it holds the non-offered certificates, or has financial interests in, or other financial dealings with, a borrower or mortgage loan seller under any of the mortgage loans, have interests when dealing with the mortgage loans that are in conflict with the interests of holders of the offered certificates. For instance, if the special servicer or an affiliate holds non-offered certificates, the special servicer could seek to reduce the potential for losses allocable to those certificates from a troubled mortgage loan by deferring acceleration in the hope of maximizing future proceeds. The special servicer might also seek to reduce the potential for such losses by accelerating the mortgage loan earlier than necessary to avoid advance interest or additional trust fund expenses. Either action could result in less proceeds to the trust fund than would be realized if alternate action had been taken. In general, the master servicer, special servicer or any of their respective affiliates is not required to act in a manner more favorable to the holders of the offered certificates or any particular class of offered certificates than to the holders of the non-offered certificates.

The special servicer will (and any related sub-servicer may) be involved in determining whether to modify or foreclose a defaulted mortgage loan. An affiliate of the special servicer may purchase certain other non-offered certificates. The special servicer or its affiliates may acquire non-performing loans or interests in non-performing loans, which may include REO properties that compete with the mortgaged properties securing mortgage loans in the trust fund. The special servicer or its affiliates own and are in the business of acquiring assets similar in type to the assets of the trust fund. The special servicer or its affiliates may also make loans on properties that may compete with the mortgaged properties and may also advise other clients that own or are in the business of owning properties that compete with the mortgaged properties or that own loans like the mortgage loans included in the trust fund. Accordingly, the assets of the special servicer and its affiliates may, depending upon the particular circumstances including the nature and location of such assets, compete with the mortgaged properties for tenants, purchasers, financing and so forth. See “SERVICING OF THE MORTGAGE LOANS—Modifications, Waivers and Amendments” in this prospectus supplement.

This could cause a conflict between the special servicer’s duties to the trust fund under the pooling and servicing agreement and its interest as a holder of a certificate. However, the pooling and servicing agreement provides that the mortgage loans shall be administered in accordance with the servicing standard without regard to ownership of any certificate by the master servicer, the special servicer or any affiliate of the special servicer. See “SERVICING OF THE MORTGAGE LOANS—General” in this prospectus supplement.

In addition, the related property managers and borrowers may experience conflicts of interest in the management and/or ownership of the mortgaged properties securing the mortgage loans because:

•	a substantial number of the mortgaged properties are managed by property managers affiliated with the respective borrowers; or

•	these property managers also may manage and/or franchise additional properties, including properties that may compete with the mortgaged properties; or

•	affiliates of the property manager and/or the borrowers or the property managers and/or the borrowers themselves also may own other properties, including competing properties; or

•	the mortgaged property is self-managed.

In addition, certain mortgage loans included in the trust fund may have been refinancings of debt previously held by (or by an affiliate of) one of the mortgage loan sellers.

The activities of the mortgage loan sellers and their affiliates may involve properties which are in the same markets as the mortgaged properties underlying the certificates. In such case, the interests of each of the mortgage loan sellers or such affiliates may differ from, and compete with, the interests of the trust fund, and decisions made with respect to those assets may adversely affect the amount and timing of distributions with respect to the certificates.

The Mortgage Loans

Future Cash Flow and Property Values Are Not Predictable

A number of factors, many beyond the control of the property owner, may affect the ability of an income-producing real estate project to generate sufficient net operating income to pay debt service and/or to maintain its value.

Many of the mortgaged properties securing mortgage loans included in the trust fund have leases that expire or may be subject to tenant termination rights prior to the maturity date of the related mortgage loan. Certain of such mortgage loans may be leased entirely to a single tenant.

In addition, with respect to 3 mortgage loans (loan numbers 58, 97 and 150), representing 0.7% of the mortgage pool (0.9% of loan group 1), certain of the major tenants at the related mortgaged property have rights of first refusal and/or purchase options on the related mortgaged property in accordance with the terms of the related mortgage loan documents. There can be no assurance that if such options are not waived, the mortgagee’s ability to sell the related mortgaged property at foreclosure may be impaired or may adversely affect the foreclosure proceeds.

If leases are not renewed or replaced, if tenants default, if rental rates fall, if tenants vacate the related mortgaged property during the terms of their respective leases and/or if operating expenses increase, the borrower’s ability to repay the loan may be impaired and the resale value of the property, which is substantially dependent upon the property’s ability to generate income, may decline. Even if borrowers successfully renew leases or relet vacated space, the costs associated with reletting, including tenant improvements, leasing commissions and free rent, can exceed the amount of any reserves maintained for that purpose and reduce cash from the mortgaged properties. Although some of the mortgage loans included in the trust fund require the borrower to maintain escrows for leasing expenses, there is no guarantee that these reserves will be sufficient.

In addition, there are other factors, including changes in zoning or tax laws, restrictive covenants, tenant exclusives and rights of first refusal to lease or purchase, the availability of credit for refinancing and changes in interest-rate levels that may adversely affect the value of a project and/or the borrower’s ability to sell or refinance without necessarily affecting the ability to generate current income. In addition, certain of the mortgaged properties may be leased in whole or in part by government-sponsored tenants who may have certain rights to cancel their leases or reduce the rent payable with respect to such leases at any time for, among other reasons, lack of appropriations. With respect to 9 mortgage loans, (loan numbers 22, 58, 63, 70, 101, 107, 129, 155 and 180), representing 2.5% of the mortgage pool (3.0% of loan group 1), 100% or a material portion of the rentable area at the related mortgaged properties is occupied by one or more U.S. government or state government agencies. Although such U.S. government or state government leases generally do not permit the related tenant to terminate its lease due to any lack of appropriations, certain of the U.S. government and state government leases may permit the related tenant to terminate its lease after a specified date contained in the respective lease, some of which may be prior to the maturity date of the related mortgage loan, subject to certain terms and conditions contained therein.

Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses

Some of the mortgaged properties securing the mortgage loans included in the trust fund may not be readily convertible (or convertible at all) to alternative uses if those properties were to become unprofitable for any reason. For example, a mortgaged property may not be readily convertible (or convertible at all) due to restrictive covenants related to such mortgaged property including, in the case of mortgaged properties that are part of a condominium regime, the use and other restrictions imposed by the condominium declaration and other related documents, especially in a situation where a mortgaged property does not represent the entire condominium regime. In addition, mortgaged properties that have been designated as historic sites, may be difficult to convert to alternative uses and may also require certain governmental approvals to make alterations or modifications to the related mortgaged property. In addition, converting commercial properties to alternate uses generally requires substantial capital expenditures. The liquidation value of any mortgaged property, subject to limitations of the kind described above or other limitations on convertibility of use, may be substantially less than would be the case if the property were readily adaptable to other uses.

See “—Special Risks Associated with Industrial and Mixed-Use Facilities” below.

Risks Relating to Certain Property Types

Particular types of income properties are exposed to particular risks. For instance:

Special Risks Associated with Office Properties

Office properties secure, in whole or in part, 47 of the mortgage loans included in the trust fund as of the cut-off date, representing 34.2% of the mortgage pool (41.4% of loan group 1). See “RISK FACTORS—Special Risks of Mortgage Loans Secured by Office Properties” in the accompanying prospectus.

Included in the mortgage loans secured in whole or in part by office properties are 4 mortgage loans, which are secured by 6 medical office properties, representing approximately 1.1% of the mortgage pool (1.4% of loan group 1). The performance of a medical office property may depend on (i) the proximity of such property to a hospital or other health care establishment and (ii) reimbursements for patient fees from private or government-sponsored insurers. Issues related to reimbursements (ranging from non-payment to delays in payment) from such insurers could adversely impact cash flow at such mortgaged properties.

Special Risks Associated with Shopping Centers and Other Retail Properties

Retail properties, including shopping centers, secure, in whole or in part, 58 of the mortgage loans included in the trust fund as of the cut-off date, representing 25.2% of the mortgage pool (30.5% of loan group 1). See “RISK FACTORS—Special Risks of Mortgage Loans Secured by Retail Properties” in the accompanying prospectus.

In addition, 3 mortgage loans (loan numbers 9, 15 and 36) each secured by a retail mortgaged property, representing 4.3% of the mortgage pool (5.2% of loan group 1), have a movie theater as one of the significant tenants. These mortgaged properties are exposed to certain unique risks. In recent years, the theater industry has experienced a high level of construction of new theaters and an increase in competition among theater operators. These developments have caused some operators to experience financial difficulties, resulting in downgrades in their credit ratings and, in certain cases, bankruptcy filings. In addition, because of the unique construction requirements of theaters, any vacant theater space would not easily be converted to other uses.

Special Risks Associated with Multifamily Properties

Multifamily properties secure, in whole or in part, 69 of the mortgage loans included in the trust fund as of the cut-off date, representing 21.1% of the mortgage pool (3 mortgage loans in loan group 1 or 5.4% and 66 mortgage loans in loan group 2 or 96.0%). See “RISK FACTORS—Special Risks of Mortgage Loans Secured by Multifamily Properties” in the accompanying prospectus.

Special Risks Associated with Hospitality Properties

Hospitality properties secure, in whole or in part, 13 of the mortgage loans included in the trust fund as of the cut-off date, representing 16.2% of the mortgage pool (19.6% of loan group 1). See “RISK FACTORS—Special Risks of Mortgage Loans Secured by Hospitality Properties” in the accompanying prospectus.

With respect to 2 of these mortgage loans (loan numbers 14 and 19), representing 2.5% of the mortgage pool (3.0% of loan group 1), the related mortgaged property is not affiliated with a nationally recognized hotel franchise.

Any provision in a franchise agreement or management agreement providing for termination because of a bankruptcy of a franchisor or manager generally will not be enforceable. Replacement franchise licenses may require significantly higher fees.

The transferability of franchise license agreements is restricted. In the event of a foreclosure, the mortgagee or its agent would not have the right to use the franchise license without the franchisor’s consent. Conversely, in the case of certain mortgage loans, the mortgagee may be unable to terminate a franchise license or remove a hotel management company that it desires to replace following a foreclosure.

Furthermore, the ability of a hotel to attract customers, and some of such hotel’s revenues, may depend in large part on its having a liquor license. Such a license may have restrictions or prohibitions on transfers to third parties, including, for example, in connection with a foreclosure.

Moreover, the hotel and lodging industry is generally seasonal in nature; different seasons affect different hotels depending on type and location. This seasonality can be expected to cause periodic fluctuations in a hospitality property’s room and restaurant revenues, occupancy levels, room rates and operating expenses. In addition, the events of September 11, 2001, have had an adverse impact on the tourism and convention industry. See “RISK FACTORS—Terrorist Attacks and Military Conflicts May Adversely Affect Your Investment” in the accompanying prospectus.

Special Risks Associated with Industrial and Mixed-Use Facilities

Industrial properties secure, in whole or in part, 7 of the mortgage loans included in the trust fund as of the cut-off date, representing 1.6% of the mortgage pool (2.0% of loan group 1).

Mixed-use properties secure 8 of the mortgage loans included in the trust fund as of the cut-off date, representing 3.0% of the mortgage pool (3.6% of loan group 1). See “RISK FACTORS—Special Risks of Mortgage Loans Secured by Industrial and Mixed-Use Facilities” in the accompanying prospectus.

Mixed use mortgaged properties consist of either (i) office and retail components, (ii) retail and warehouse components, (iii) multifamily and office, (iv) retail and multifamily, (v) hospitality and retail and (vi) multifamily, office and retail and as such, mortgage loans secured by mixed use properties will share the risks associated with such underlying components. See “—Special Risks Associated with Office Properties” and “—Special Risks Associated with Shopping Centers and Other Retail Properties” in this prospectus supplement and “RISK FACTORS—Special Risks of Mortgage Loans Secured by Office Properties”, “—Special Risks of Mortgage Loans Secured by Retail Properties” and “—Special Risks of Mortgage Loans Secured by Industrial and Mixed Use Facilities” in the accompanying prospectus.

Environmental Laws May Adversely Affect the Value of and Cash Flow from a Mortgaged Property

If an adverse environmental condition exists with respect to a mortgaged property securing a mortgage loan included in the trust fund, the trust fund may be subject to certain risks including the following:

•	a reduction in the value of such mortgaged property which may make it impractical or imprudent to foreclose against such mortgaged property;

•	the potential that the related borrower may default on the related mortgage loan due to such borrower’s inability to pay high remediation costs or costs of defending lawsuits due to an environmental impairment or difficulty in bringing its operations into compliance with environmental laws;

•	liability for clean-up costs or other remedial actions, which could exceed the value of such mortgaged property or the unpaid balance of the related mortgage loan; and

•	the inability to sell the related mortgage loan in the secondary market or to lease such mortgaged property to potential tenants.

Under certain federal, state and local laws, federal, state and local agencies may impose a statutory lien over affected property to secure the reimbursement of remedial costs incurred by these agencies to correct adverse environmental conditions. This lien may be superior to the lien of an existing mortgage. Any such lien arising with respect to a mortgaged property securing a mortgage loan included in the trust fund would adversely affect the value of such mortgaged property and could make impracticable the foreclosure by the special servicer on such mortgaged property in the event of a default by the related borrower.

Under various federal, state and local laws, ordinances and regulations, a current or previous owner or operator of real property, as well as certain other types of parties, may be liable for the costs of investigation, removal or remediation of hazardous or toxic substances on, under, adjacent to or in such property. The cost of any required investigation, delineation and/or remediation and the owner’s liability therefore is generally not limited under applicable laws. Such liability could exceed the value of the property and/or the aggregate assets of the owner. Under some environmental laws, a secured lender (such as the trust fund) may be found to be an “owner” or “operator” of the related mortgaged property if it is determined that such secured lender actually participated in the hazardous waste management of the borrower, regardless of whether the borrower actually caused the environmental damage. In such cases, a secured lender may be liable for the costs of any required investigation, removal or remediation of hazardous substances. The trust fund’s potential exposure to liability for environmental costs will increase if the trust fund, or an agent of the trust fund, actually takes possession of a mortgaged property or control of its day-to-day operations. See “DESCRIPTION OF THE MORTGAGE POOL— Assessments of Property Condition—Environmental Assessments” in this prospectus supplement, and “CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS AND LEASES—Environmental Considerations” in the accompanying prospectus.

A third-party environmental consultant conducted an environmental site assessment (or updated a previously conducted environmental site assessment) with respect to each mortgaged property securing a mortgage loan included in the trust fund related to a particular series of certificates. Such assessments do not generally include invasive environmental testing. In each case where the environmental site assessment or update revealed a material adverse environmental condition or circumstance at any mortgaged property, then (depending on the nature of the condition or circumstance) one or more of the following actions has been or is expected to be taken:

•	an environmental consultant investigated those conditions and recommended no further investigations or remediation;

•	an environmental insurance policy was obtained from a third-party insurer;

•	either (i) an operations and maintenance program, including, in several cases, with respect to asbestos containing materials, lead-based paint, microbial matter and/or radon, or periodic monitoring of nearby properties, has been or is expected to be implemented in the manner and within the time frames specified in the related loan documents, or (ii) remediation in accordance with applicable law or regulations has been performed, is currently being performed or is expected to be performed either by the borrower or by the party responsible for the contamination;

•	an escrow or reserve was established to cover the estimated cost of remediation, with each remediation required to be completed within a reasonable time frame in accordance with the related mortgage loan documents; or

•	the related borrower or other responsible party having financial resources reasonably estimated to be adequate address the related condition or circumstance is required to take (or is liable for the failure to take) actions, if any, with respect to those circumstances or conditions that have been required by the applicable governmental regulatory authority or any environmental law or regulation.

We cannot provide assurance, however, that the environmental assessments identified all environmental conditions and risks, that the related borrowers will implement all recommended operations and maintenance plans, that such plans will adequately remediate the environmental condition, or that any environmental indemnity, insurance or escrow will fully cover all potential environmental conditions and risks. In addition, the environmental condition of the underlying real properties could be adversely affected by tenants or by the condition of land or operations in the vicinity of the properties, such as underground storage tanks.

Problems associated with mold, fungi or decay may pose risks to the mortgaged properties and may also be the basis for personal injury claims against a borrower. Although the mortgaged properties are required to be inspected periodically, there is no generally accepted standard for the assessment of mold, fungi or decay problems. If left unchecked, the growth of such problems could result in the interruption of cash flow, litigation and remediation expenses that could adversely impact collections from a mortgaged property.

We cannot provide assurance, however, that should environmental insurance coverage be needed, such coverage would be available or uncontested, that the terms and conditions of such coverage would be met, that coverage would be sufficient for the claims at issue or that coverage would not be subject to certain deductibles.

The pooling and servicing agreement will require that the special servicer obtain an environmental site assessment of a mortgaged property securing a mortgage loan included in the trust fund prior to taking possession of the property through foreclosure or otherwise assuming control of its operation. Such requirement effectively precludes enforcement of the security for the related mortgage note until a satisfactory environmental site assessment is obtained (or until any required remedial action is thereafter taken), but will decrease the likelihood that the trust fund will become liable for a material adverse environmental condition at the mortgaged property. However, we cannot give assurance that the requirements of the pooling and servicing agreement will effectively insulate the trust fund from potential liability for a materially adverse environmental condition at any mortgaged property. See “DESCRIPTION OF THE POOLING AND SERVICING AGREEMENTS—Realization Upon Defaulted Mortgage Loans”, “RISK FACTORS—Environmental Liability May Affect the Lien on a Mortgaged Property and Expose the Lender to Costs” and “CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS AND LEASES—Environmental Considerations” in the accompanying prospectus.

Special Risks Associated with Balloon Loans and Anticipated Repayment Date Loans

Two hundred and four (204) of the mortgage loans representing 99.8% of the mortgage pool (136 mortgage loans in loan group 1 or 99.7% and all of the mortgage loans in loan group 2) provide for scheduled payments of principal and/or interest based on amortization schedules significantly longer than their respective remaining terms to maturity or provide for payments of interest only until their respective maturity date and, in each case, a balloon payment on their respective maturity date. Thirteen (13) of these mortgage loans representing 3.7% of the mortgage pool (12 mortgage loans in loan group 1 or 3.8% and 1 mortgage loan in loan group 2 or 3.2%), are anticipated repayment date loans, which provide that if the principal balance of the loan is not repaid on a date specified in the related mortgage note, the loan will accrue interest at an increased rate.

•	A borrower’s ability to make a balloon payment or repay its anticipated repayment date loan on the anticipated repayment date typically will depend upon its ability either to refinance fully the loan or to sell the related mortgaged property at a price sufficient to permit the borrower to make such payment.

•	Whether or not losses are ultimately sustained, any delay in the collection of a balloon payment on the maturity date or repayment on the anticipated repayment date that would otherwise be distributable on your certificates will likely extend the weighted average life of your certificates.

•	The ability of a borrower to effect a refinancing or sale will be affected by a number of factors, including (but not limited to) the value of the related mortgaged property, the level of available mortgage rates at the time of sale or refinancing, the borrower’s equity in the mortgaged property, the financial condition and operating history of the borrower and the mortgaged property, rent rolling status, rent control laws with respect to certain residential properties, tax laws, prevailing general and regional economic conditions and the availability of credit for loans secured by multifamily or commercial properties, as the case may be.

We cannot assure you that each borrower under a balloon loan or an anticipated repayment date loan will have the ability to repay the principal balance of such mortgage loan on the related maturity date or anticipated repayment date, as applicable. Generally, even fully amortizing mortgage loans which pay interest on an “actual/360” basis but have fixed monthly payments may, in fact, have a small “balloon payment” due at maturity. For additional description of risks associated with balloon loans, see “RISK FACTORS—Balloon Payments on Mortgage Loans Result in Heightened Risk of Borrower Default” in the accompanying prospectus.

In order to maximize recoveries on defaulted mortgage loans, the pooling and servicing agreement permits the special servicer to extend and modify mortgage loans that are in material default or as to which a payment default (including the failure to make a balloon payment) is imminent; subject, however, to the limitations described under “SERVICING OF THE MORTGAGE LOANS—Modifications, Waivers and Amendments” in this prospectus supplement. We cannot provide assurance, however, that any such extension or modification will increase the present value of recoveries in a given case. Any delay in collection of a balloon payment that would otherwise be distributable on your certificates, whether such delay is due to borrower default or to modification of the related mortgage loan, will likely extend the weighted average life of your certificates. See “YIELD AND MATURITY CONSIDERATIONS” in this prospectus supplement and “YIELD CONSIDERATIONS” in the accompanying prospectus.

Adverse Consequences Associated with Borrower Concentration, Borrowers under Common Control and Related Borrowers

Certain borrowers under the mortgage loans included in the trust fund are affiliated or under common control with one another. In such circumstances, any adverse circumstances relating to a borrower or an affiliate thereof and affecting one of the related mortgage loans or mortgaged properties could also affect other mortgage loans or mortgaged properties of the related borrower. In particular, the bankruptcy or insolvency of any such borrower or affiliate could have an adverse effect on the operation of all of the mortgaged properties of that borrower and its affiliates and on the ability of such related mortgaged properties to produce sufficient cash flow to make required payments on the mortgage loans. For example, if a person that owns or directly or indirectly controls several mortgaged properties experiences financial difficulty at one mortgaged property, they could defer maintenance at one or more other mortgaged properties in order to satisfy current expenses with respect to the mortgaged property experiencing financial difficulty, or they could attempt to avert foreclosure by filing a bankruptcy petition that might have the effect of interrupting payments for an indefinite period on all the related mortgage loans. In particular, such person experiencing financial difficulty or becoming subject to a bankruptcy proceeding may have an adverse effect on the funds available to make distributions on the certificates and may lead to a downgrade, withdrawal or qualification (if applicable) of the ratings of the certificates.

Mortgaged properties owned by related borrowers are likely to:

•	have common management, increasing the risk that financial or other difficulties experienced by the property manager could have a greater impact on the pool of mortgage loans included in the trust fund; and

•	have common general partners or managing members which would increase the risk that a financial failure or bankruptcy filing would have a greater impact on the pool of mortgage loans included in the trust fund.

For example, 3 groups of mortgage loans consisting of (a) 9 cross-collateralized and cross-defaulted mortgage loans ((loan numbers 51, 73, 109, 115, 138, 154, 161, 172 and 179), representing in the aggregate 1.6% of the mortgage pool (9.2% of loan group 2)), (b) 11 cross-collateralized and cross-defaulted mortgage loans ((loan numbers 54, 100, 122, 135, 144, 151, 153, 157, 165, 176 and 204), representing in the aggregate 1.6% of the mortgage pool (9.0% of loan group 2)) and (c) 8 cross-collateralized and cross-defaulted mortgage loans ((loan numbers 114, 132, 158, 167, 177, 178, 194 and 207), representing in the aggregate 0.7% of the mortgage pool (1 mortgage loan in loan group 1, or 0.03% and 7 mortgage loans in loan group 2 or 4.1%)), respectively, have sponsors that are affiliated. Although the mortgage loans within each group are cross-collateralized and cross-defaulted, the groups of mortgage loans are not cross-collateralized or cross-defaulted with each other.

In addition, 5 mortgage loans (loan numbers 16, 30, 69, 72 and 108), representing 2.7% of the mortgage pool (15.6% of loan group 2) are not cross-collateralized or cross-defaulted but the sponsors of each such mortgage loan are affiliated.

No group, individual borrower, sponsor or borrower concentration represents more than 6.4% of the mortgage pool (7.7% of loan group 1).

The Geographic Concentration of Mortgaged Properties Subjects the Trust Fund to a Greater Extent to State and Regional Conditions

Except as indicated in the following tables, less than 5.0% of the mortgage loans, by cut-off date pool or loan group balance, are secured by mortgaged properties in any one state or the District of Columbia.

Mortgaged Properties by Geographic Concentration(1)
State	Number of Mortgaged Properties	Aggregate Cut-Off Date Balance	Percentage of Cut-Off Date Pool Balance
CA	49	$974,647,295	27.1%
Southern(2)	41	798,267,175	22.2
Northern(2)	8	176,380,121	4.9
TX	28	436,730,774	12.1
GA	11	274,075,000	7.6
IL	13	235,477,464	6.5
NY	10	227,849,938	6.3
Other	154	1,446,416,230	40.2

Total	265	$3,595,196,701	100.0%

(1)	Because this table presents information relating to the mortgaged properties and not the mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts (allocating the mortgage loan principal balance to each of those properties by the appraised values of the mortgaged properties or the allocated loan amount (or specific release prices) as described in the related mortgage loan documents).

(2)	For purposes of determining whether a mortgaged property is located in Northern California or Southern California, mortgaged properties located north of San Luis Obispo County, Kern County and San Bernardino County were included in Northern California and mortgaged properties located in and south of such counties were included in Southern California.

Loan Group 1 Mortgaged Properties by Geographic Concentration(1)

State	Number of Mortgaged Properties	Aggregate Cut-Off Date Balance	Percentage of Cut-Off Date Group 1 Balance
CA	23	$839,502,595	28.3%
Southern(2)	16	669,282,475	22.5
Northern(2)	7	170,220,121	5.7
TX	25	386,578,274	13.0
GA	9	253,725,000	8.5
NY	10	227,849,938	7.7
IL	11	224,388,077	7.6
Other	119	1,039,624,669	35.0

Total	197	$2,971,668,554	100.0%

(1)	Because this table presents information relating to the mortgaged properties and not the mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts (allocating the mortgage loan principal balance to each of those properties by the appraised values of the mortgaged properties or the allocated loan amount (or specific release prices) as described in the related mortgage loan documents).

(2)	For purposes of determining whether a mortgaged property is located in Northern California or Southern California, mortgaged properties located north of San Luis Obispo County, Kern County and San Bernardino County were included in Northern California and mortgaged properties located in and south of such counties were included in Southern California.

Loan Group 2 Mortgaged Properties by Geographic Concentration(1)

State	Number of Mortgaged Properties	Aggregate Cut-Off Date Balance	Percentage of Cut-Off Date Group 2 Balance
CA	26	$135,144,700	21.7%
Southern(2)	25	128,984,700	20.7
Northern(2)	1	6,160,000	1.0
NV	5	97,247,000	15.6
FL	9	61,550,000	9.9
NC	4	54,000,000	8.7
TX	3	50,152,500	8.0
MI	2	35,200,000	5.6
MD	3	34,880,000	5.6
Other	16	155,353,947	24.9

Total	68	$623,528,147	100.0%

(1)	Because this table presents information relating to the mortgaged properties and not the mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts (allocating the mortgage loan principal balance to each of those properties by the appraised values of the mortgaged properties or the allocated loan amount (or specific release prices) as described in the related mortgage loan documents).

(2)	For purposes of determining whether a mortgaged property is located in Northern California or Southern California, mortgaged properties located north of San Luis Obispo County, Kern County and San Bernardino County were included in Northern California and mortgaged properties located in and south of such counties were included in Southern California.

The concentration of mortgaged properties in a specific state or region will make the performance of the trust fund as a whole more sensitive to the following in the state or region where the mortgagors and the mortgaged properties are located:

•	economic conditions;

•	conditions in the real estate market;

•	changes in governmental rules and fiscal policies;

•	acts of God or terrorism (which may result in uninsured losses); and

•	other factors which are beyond the control of the mortgagors.

For example, 49 of the mortgaged properties, representing, by allocated loan amount, approximately 27.1% of the mortgage pool (23 mortgaged properties in loan group 1 or 28.3% and 26 mortgaged properties in loan group 2 or 21.7%), are located in the state of California. Forty-one (41) of these mortgaged properties, representing, by allocated loan amount, approximately 22.2% of the mortgage pool (16 mortgaged properties in loan group 1 or 22.5% and 25 mortgaged properties in loan group 2 or 20.7%), are located in southern California. During the past several years, California’s economy has benefited from a continued rise in residential home prices, increased investment in technology and software equipment and a strong office leasing market. There can be no assurances, however, that such economic growth will continue. Additionally, rising energy prices, increasing consumer debt and decreasing prices of residential homes could slow the growth of the southern California economy. Further, a weakening of the southern California office leasing market in particular, may adversely affect the related mortgaged properties’ operation and could lessen their market value. Conversely, a strong market could lead to increased building and increased competition for tenants. In either case, there could be an adverse effect on the operation of the mortgage loans and consequently the amount and timing of distributions on the certificates.

Special Risks Associated with High Balance Mortgage Loans

Several of the mortgage loans included in the trust fund, individually or together with other such mortgage loans with which they are cross-collateralized, have principal balances as of the cut-off date that are substantially higher than the average principal balance of the mortgage loans in the trust fund as of the cut-off date.

In general, concentrations in a mortgage pool of loans with larger-than-average balances can result in losses that are more severe, relative to the size of the pool, than would be the case if the aggregate balance of the pool were more evenly distributed.

•	The largest single mortgage loan included in the trust fund as of the cut-off date represents 6.4% of the mortgage pool (7.7% of loan group 1).

•	The largest group of cross-collateralized mortgage loans included in the trust fund as of the cut-off date represents in the aggregate 1.6% of the mortgage pool (9.5% of loan group 2).

•	The 5 largest mortgage loans or groups of cross-collateralized mortgage loans included in the trust fund as of the cut-off date represent, in the aggregate, 26.3% of the mortgage pool (31.8% of loan group 1).

•	The 10 largest mortgage loans or groups of cross-collateralized mortgage loans included in the trust fund as of the cut-off date represent, in the aggregate, 42.1% of the mortgage pool (50.9% of loan group 1).

Concentrations of Mortgaged Property Types Subject the Trust Fund to Increased Risk of Decline in Particular Industries

A concentration of mortgaged property types can increase the risk that a decline in a particular industry or business would have a disproportionately large impact on a pool of mortgage loans. For example, if there is a decline in tourism, the hotel industry might be adversely affected, leading to increased losses on loans secured by hospitality properties as compared to the mortgage loans secured by other property types.

In that regard, by allocated loan amount:

•	mortgage loans included in the trust fund and secured by office properties represent as of the cut-off date 33.7% of the mortgage pool (40.8% of loan group 1);

•	mortgage loans included in the trust fund and secured by retail properties represent as of the cut-off date 23.5% of the mortgage pool (28.5% of loan group 1);

•	mortgage loans included in the trust fund and secured by multifamily properties represent as of the cut-off date 21.1% of the mortgage pool (3 mortgage loans in loan group 1 or 5.4% and 66 mortgage loans in loan group 2 or 96.0%);

•	mortgage loans included in the trust fund and secured by hospitality properties represent as of the cut-off date 14.9% of the mortgage pool (18.0% of loan group 1); and

•	mortgage loans included in the trust fund and secured by industrial and mixed-use facilities represent as of the cut-off date 4.4% of the mortgage pool (5.4% of loan group 1).

Insurance Coverage on Mortgaged Properties May Not Cover Special Hazard Losses

In light of the September 11, 2001 terrorist attacks in New York City, the Washington, D.C. area and Pennsylvania, the comprehensive general liability and business interruption or rent loss insurance policies required by typical mortgage loans (which are generally subject to periodic renewals during the term of the related mortgage loans) have been affected. To give time for private markets to develop a pricing mechanism and to build capacity to absorb future losses that may occur due to terrorism, on November 26, 2002 the Terrorism Risk Insurance Act of 2002 was enacted, which established the Terrorism Insurance Program. Under the Terrorism Insurance Program, the federal government shares in the risk of loss associated with certain future terrorist acts. See “RISK FACTORS—Insurance Coverage on Mortgaged Properties May Not Cover Special Hazard Losses” in the accompanying prospectus.

The Terrorism Insurance Program was originally scheduled to expire on December 31, 2005. However, on December 22, 2005, the Terrorism Risk Insurance Extension Act of 2005 was enacted, which extended the duration of the Terrorism Insurance Program until December 31, 2007.

The Terrorism Insurance Program is administered by the Secretary of the Treasury and, through December 31, 2007, will provide some financial assistance from the United States government to insurers in the event of another terrorist attack that results in an insurance claim. The program applies to United States risks only and to acts that are committed by an individual or individuals acting on behalf of a foreign person or foreign interest as an effort to influence or coerce United States civilians or the United States government.

In addition, with respect to any act of terrorism occurring after March 31, 2006, no compensation is paid under the Terrorism Insurance Program unless the aggregate industry losses relating to such act of terror exceed $50 million (or, if such insured losses occur in 2007, $100 million). As a result, unless the borrowers obtain separate coverage for events that do not meet that threshold (which coverage may not be required by the respective loan documents and may not otherwise be obtainable), such events would not be covered.

The Treasury Department has established procedures for the program under which the federal share of compensation equals 90 percent (or, in 2007, 85 percent) of that portion of insured losses that exceeds an applicable insurer deductible required to be paid during each program year. The federal share in the aggregate in any program year may not exceed $100 billion (and the insurers will not be liable for any amount that exceeds this cap).

Through December 2007, insurance carriers are required under the program to provide terrorism coverage in their basic “all-risk” policies. Any commercial property and casualty terrorism insurance exclusion that was in force on November 26, 2002 is automatically voided to the extent that it excludes losses that would otherwise be insured losses. Any state approval of such types of exclusions in force on November 26, 2002, is also voided.

The Terrorism Insurance Program is temporary legislation and there can be no assurance that it will create any long-term changes in the availability and cost of such insurance. Moreover, there can be no assurance that subsequent terrorism insurance legislation will be passed upon its expiration.

No assurance can be given that the mortgaged properties will continue to have the benefit of insurance against terrorist acts. In addition, no assurance can be given that the coverage for such acts, if obtained or maintained, will be broad enough to cover the particular act of terrorism that may be committed or that the amount of coverage will be sufficient to repair and restore the mortgaged property or to repay the mortgage loan in full. The insufficiency of insurance coverage in any respect could have a material and adverse affect on an investor’s certificates.

Pursuant to the terms of the pooling and servicing agreement, the master servicer or the special servicer may not be required to maintain insurance covering terrorist or similar acts, nor will it be required to call a default under a mortgage loan, if the related borrower fails to maintain such insurance (even if required to do so under the related mortgage loan documents) if the special servicer has determined, in consultation with the controlling class representative, in accordance with the servicing standard that either:

•	such insurance is not available at commercially reasonable rates and that such hazards are not at the time commonly insured against for properties similar to the mortgaged property and located in or around the region in which such mortgaged property is located; or

•	such insurance is not available at any rate.

In addition, with respect to certain mortgage loans, the mortgagee may have waived the right to require terrorism insurance or may have limited the circumstances under which terrorism insurance is required. For example, with respect to certain mortgage loans, terrorism insurance is required only with respect to “certified acts of terrorism”, as defined under the Terrorism Insurance Act of 2002. Further, such insurance may be required only to the extent it can be obtained for premiums less than or equal to a “cap” amount specified in the related mortgage loan documents, only if it can be purchased at commercially reasonable rates and/or only with a deductible at a certain threshold. For example, with respect to 3 mortgage loans (loan numbers 38, 88 and 150) representing 0.9% of the mortgage pool (2 mortgage loans in loan group 1 or 0.4% and 1 mortgage loan in loan group 2 or 3.2%), the related lender has waived the right to require terrorism insurance under the related mortgage loan documents. In addition, certain of the mortgaged properties may contain pad sites that are ground leased to the tenant. The borrower may not be required to obtain insurance on the related improvements.

For example, in the case of 1 mortgage loan (loan number 1), representing 6.4% of the mortgage pool (7.7% of loan group 1), the borrower is not required to maintain terrorism insurance coverage to the extent costs incurred would be in excess of 150% of all other insurance coverage required.

In addition, in the case of 1 mortgage loan (loan number 4), representing 4.9% of the mortgage pool (5.9% of loan group 1), terrorism insurance coverage costs are capped at $150,000 per annum.

Any losses incurred with respect to mortgage loans included in the trust fund due to uninsured risks or insufficient hazard insurance proceeds could adversely affect distributions on your certificates.

Additional Debt on Some Mortgage Loans Creates Additional Risks

In general, the borrowers are:

•	required to satisfy any existing indebtedness encumbering the related mortgaged property as of the closing of the related mortgage loan; and

•	prohibited from encumbering the related mortgaged property with additional secured debt without the mortgagee’s prior approval.

Except as provided below, none of the mortgage loans included in the trust fund, other than the mortgage loans with companion loans, are secured by mortgaged properties that secure other loans outside the trust fund, and, except as provided below, none of the related entities with a controlling ownership interest in the borrower may pledge or has pledged its interest in that borrower as security for mezzanine debt.

With respect to 1 mortgage loan (loan number 8), representing 3.7% of the mortgage pool (4.4% of loan group 1), the related mortgage loan documents provide that under certain circumstances the related borrower may encumber the related mortgaged property with additional pari passu debt in the future. See “Newport Bluffs” in Annex D to this prospectus supplement.

With respect to 14 mortgage loans (loan numbers 2, 4, 5, 6, 12, 13, 17, 34, 37, 43, 47, 67, 101 and 129), representing approximately 25.9% of the mortgage pool (31.4% of loan group 1), the related mortgage loan documents provide that, under certain circumstances (which may include satisfaction of DSCR and LTV tests) and with the consent of the mortgagee, ownership interests in the related borrowers may be pledged as security for mezzanine debt in the future, subject to the terms of a subordination and standstill agreement or intercreditor agreement to be entered into in favor of the mortgagee.

With respect to 2 mortgage loans (loan numbers 3 and 42), representing approximately 5.8% of the mortgage pool (7.0% of loan group 1), the related mortgage loan documents provide that under certain circumstances (a) the entities owning an interest in the related borrower may pledge their interests in the borrower as security for mezzanine debt in the future, subject to the terms of a subordination and standstill agreement or intercreditor agreement to be entered into in favor of the mortgagee and the satisfaction of certain financial conditions and (b) the related borrower may incur additional unsecured debt.

With respect to 3 mortgage loans (loan number 53, 56 and 60), representing 1.2% of the mortgage pool (1 mortgage loan in loan group 1 or 0.5% and 2 mortgage loans in group 2 or 4.8%), the related mortgage loan documents provide that, under certain circumstances, the related borrowers may incur additional unsecured debt (in addition to unsecured trade payables in customary amounts incurred in the ordinary course of business); provided, with respect to 1 such mortgage loan (loan number 60), the related promissory notes must contain subordination and standstill provisions.

With respect to 1 mortgage loan (loan number 4), representing 4.9% of the mortgage pool (5.9% of loan group 1), (a) the related borrower has encumbered the related mortgaged property with subordinate debt secured by the related mortgaged property and (b) the ownership interests in the related borrower have been pledged as security for mezzanine debt, subject to the terms of a subordination and standstill agreement or intercreditor agreement in favor of the mortgagee.

With respect to 5 mortgage loans (loan numbers 7, 12, 18, 29 and 39), representing 7.9% of the mortgage pool (9.5% of loan group 1), the ownership interests of the direct or indirect owners of the related borrower have been pledged as security for mezzanine debt subject to the terms of an intercreditor agreement entered into in favor of the mortgagee.

With respect to 1 mortgage loan (loan number 19), representing 1.0% of the mortgage pool (1.2% of loan group 1), the related borrower has encumbered the related mortgaged property with subordinate debt secured by the related mortgaged property.

With respect to 3 mortgage loans (loan numbers 52, 60 and 64), representing 1.2% of the mortgage pool (2 mortgage loans in loan group 1 or 0.9% and 1 mortgage loan in loan group 2 or 2.5%), the related borrowers have incurred additional unsecured debt other than in the ordinary course of business and the related promissory notes contain subordination and standstill provisions.

Secured subordinated debt encumbering any mortgaged property may increase the difficulty of refinancing the related mortgage loan at maturity and the possibility that reduced cash flow could result in deferred maintenance. Also, in the event that the holder of the subordinated debt has filed for bankruptcy or been placed in involuntary receivership, foreclosure by any senior lienholder (including the trust fund) on the mortgaged property could be delayed. In addition, substantially all of the mortgage loans permit the related borrower to incur limited indebtedness in the ordinary course of business or for capital improvements that is not secured by the related mortgaged property which is generally limited to a specified percentage of the outstanding principal balance of the related mortgage loan. Further, certain of the mortgage loans included in the trust fund do not prohibit limited partners or other owners of non-controlling interests in the related borrower from pledging their interests in the borrower as security for mezzanine debt.

In addition, certain mortgage loans, which may include the mortgage loans previously described in this risk factor, permit the related borrower to incur, or do not prohibit the related borrower from incurring, unsecured debt to an affiliate of, or owner of an interest in, the borrower or to an affiliate of such an owner, subject to certain conditions under the related mortgage loan documents. Further, certain of the mortgage loans permit additional liens on the related mortgaged properties for (1) assessments, taxes or other similar charges or (2) liens which in the aggregate constitute an immaterial and insignificant monetary amount with respect to the net value of the related borrower’s assets. A default by the borrower on such additional indebtedness could impair the borrower’s financial condition and result in the bankruptcy or receivership of the borrower which would cause a delay in the foreclosure by the trust fund on the mortgaged property. It may not be evident that a borrower has incurred any such future subordinate second lien debt until the related mortgage loan otherwise defaults. In cases in which one or more subordinate liens are imposed on a mortgaged property or the borrower incurs other indebtedness, the trust fund is subject to additional risks, including, without limitation, the following:

•	the risk that the necessary maintenance of the mortgaged property could be deferred to allow the borrower to pay the required debt service on the subordinate financing and that the value of the mortgaged property may fall as a result;

•	the risk that the borrower may have a greater incentive to repay the subordinate or unsecured indebtedness first;

•	the risk that it may be more difficult for the borrower to refinance the mortgage loan or to sell the mortgaged property for purposes of making any balloon payment upon the maturity of the mortgage loan;

•	the existence of subordinated debt encumbering any mortgaged property may increase the difficulty of refinancing the related mortgage loan at maturity and the possibility that reduced cash flow could result in deferred maintenance; and

•	the risk that, in the event that the holder of the subordinated debt has filed for bankruptcy or been placed in involuntary receivership, foreclosing on the mortgaged property could be delayed and the trust fund may be subjected to the costs and administrative burdens of involvement in foreclosure or bankruptcy proceedings or related litigation.

See “CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS AND LEASES—Subordinate Financing” and “—Due-on-Sale and Due-on-Encumbrance” in the accompanying prospectus and “DESCRIPTION OF THE MORTGAGE POOL—Certain Terms and Conditions of the Mortgage Loans—Other Financing” and “—Due-on-Sale and Due-on-Encumbrance Provisions” in this prospectus supplement.

Mezzanine debt is debt that is incurred by the owner of equity in one or more borrowers and is secured by a pledge of the equity ownership interests in such borrowers. Because mezzanine debt is secured by the obligor’s equity interest in the related borrowers, such financing effectively reduces the obligor’s economic stake in the related mortgaged property. The existence of mezzanine debt may reduce cash flow on the borrower’s mortgaged property after the payment of debt service and may increase the likelihood that the owner of a borrower will permit the value or income producing potential of a mortgaged property to fall and may create a greater risk that a borrower will default on the mortgage loan secured by a mortgaged property whose value or income is relatively weak.

Generally, upon a default under mezzanine debt, the holder of such mezzanine debt would be entitled to foreclose upon the equity in the related mortgagor, which has been pledged to secure payment of such mezzanine debt. Although such transfer of equity may not trigger the due on sale clause under the related mortgage loan, it could cause the obligor under such mezzanine debt to file for bankruptcy, which could negatively affect the operation of the related mortgaged property and such borrower’s ability to make payments on the related mortgage loan in a timely manner.

Additionally, some intercreditor agreements with respect to certain mezzanine debt may give the holder of the mezzanine debt the right to cure certain defaults and, upon a default, to purchase the related mortgage loan for an amount equal to the then current outstanding balance of such mortgage loan. Some intercreditor agreements relating to mezzanine debt may also limit the special servicer’s ability to enter into certain modifications of the mortgage loan without the consent of the related mezzanine lender.

See “CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS AND LEASES—Due-on-Sale and Due-on-Encumbrance” in the accompanying prospectus and “DESCRIPTION OF THE MORTGAGE POOL—Certain Terms and Conditions of the Mortgage Loans—Other Financing” and “—Due-on-Sale and Due-on-Encumbrance Provisions” in this prospectus supplement.

Three (3) of the mortgage loans (loan numbers 3, 49 and 126), representing 5.9% of the mortgage pool (7.1% of loan group 1) have companion loans that are subordinate to the related mortgage loan. See “DESCRIPTION OF THE MORTGAGE POOL—Co-Lender Loans” in this prospectus supplement.

The Gas Company Tower mortgage loan, representing 6.4% of the mortgage pool (7.7% of loan group 1), has one companion loan that is pari passu in right of entitlement with The Gas Company Tower mortgage loan. See “DESCRIPTION OF THE MORTGAGE POOL—Co-Lender Loans” in this prospectus supplement and the description of The Gas Company Tower mortgage loan in Annex D to this prospectus supplement.

The 311 South Wacker mortgage loan, representing 4.4% of the mortgage pool (5.3% of loan group 1), has one companion loan that is pari passu in right of entitlement with the 311 South Wacker mortgage loan. See “DESCRIPTION OF THE MORTGAGE POOL—Co-Lender Loans” in this prospectus supplement and the description of the 311 South Wacker mortgage loan in Annex D to this prospectus supplement.

The RLJ Hotel Pool mortgage loan, representing 4.1% of the mortgage pool (4.9% of loan group 1), has seven companion loans that are pari passu in right of entitlement with the RLJ Hotel Pool mortgage loan. See “DESCRIPTION OF THE MORTGAGE POOL—Co-Lender Loans” in this prospectus supplement and the description of the RLJ Hotel Pool mortgage loan in Annex D to this prospectus supplement.

The 500-512 Seventh Avenue mortgage loan, representing 3.8% of the mortgage pool (4.6% of loan group 1), has one companion loan that is pari passu in right of entitlement with the 500-512 Seventh Avenue mortgage loan and one companion loan that is subordinate to the related mortgage loan and the pari passu companion loan. See “DESCRIPTION OF THE MORTGAGE POOL—Co-Lender Loans” in this prospectus supplement and the description of the 500-512 Seventh Avenue mortgage loan in Annex D to this prospectus supplement.

The Newport Bluffs mortgage loan, representing 3.7% of the mortgage pool (4.4% of loan group 1), has one companion loan that is pari passu in right of entitlement with the Newport Bluffs mortgage loan. See “DESCRIPTION OF THE MORTGAGE POOL—Co-Lender Loans” in this prospectus supplement and the description of the Newport Bluffs mortgage loan in Annex D to this prospectus supplement.

Although the assets of the trust fund do not include the companion loans related to the mortgage loans which have companion loans, the related borrower is still obligated to make interest and principal payments on those additional obligations. As a result, the trust fund is subject to additional risks, including:

•	the risk that the necessary maintenance of the related mortgaged property could be deferred to allow the borrower to pay the required debt service on the subordinate or pari passu obligations and that the value of the mortgaged property may fall as a result; and

•	the risk that it may be more difficult for the borrower to refinance the mortgage loan or to sell the mortgaged property for purposes of making any balloon payment on the entire balance of both the loans contained in the loan pair upon the maturity of the mortgage loans.

The holders of the pari passu companion loans have certain control, consultation and/or consent rights with respect to the servicing and/or administration of the subject split loan structures. See “DESCRIPTION OF THE MORTGAGE POOL—Co-Lender Loans” in this prospectus supplement.

Bankruptcy Proceedings Entail Certain Risks

Certain of the mortgage loans have a sponsor or sponsors that have previously filed bankruptcy. In each case, the related entity or person has emerged from bankruptcy. However, we cannot assure you that such sponsors will not be more likely than other sponsors to utilize their rights in bankruptcy in the event that any threatened action by the mortgagee to enforce its rights under the related mortgage loan documents.

For example, in the case of 1 mortgage loan (loan number 1), representing 6.4% of the mortgage pool (7.7% of loan group 1), Maguire Thomas Partners-Grand Place Tower, Ltd., an affiliate of the sponsor of the borrowing entities and former owner of the related mortgaged property, filed a voluntary Chapter 11 petition, on September 10, 1998, due to a dispute between the owners over refinancing or selling the related mortgage property. In connection with this voluntary filing, several involuntary filings followed. The project financing was held in forbearance until a successful refinancing was reached in December of 2000. In connection with such refinancing, all of the related reorganization proceedings were dismissed.

See “RISK FACTORS—Bankruptcy Proceedings Entail Certain Risks” in the accompanying prospectus.

The Borrower’s Form of Entity May Cause Special Risks

Most of the borrowers are legal entities rather than individuals. Mortgage loans made to legal entities may entail risks of loss greater than those of mortgage loans made to individuals. For example, a legal entity, as opposed to an individual, may be more inclined to seek legal protection from its creditors under the bankruptcy laws. Unlike individuals involved in bankruptcies, most of the entities generally do not have personal assets and creditworthiness at stake. The bankruptcy of a borrower, or a general partner or managing member of a borrower, may impair the ability of the mortgagee to enforce its rights and remedies under the related mortgage.

Certain of the borrowers are not special purpose entities structured to limit the possibility of becoming insolvent or bankrupt, and therefore may be more likely to become insolvent or the subject of a voluntary or involuntary bankruptcy proceeding because such borrowers may be:

•	operating entities with businesses distinct from the operation of the related mortgaged property with the associated liabilities and risks of operating an ongoing business; or

•	individuals or entities that have personal liabilities unrelated to the related mortgaged property.

However, any borrower, even a special purpose entity structured to be bankruptcy remote, as an owner of real estate will be subject to certain potential liabilities and risks. We cannot provide assurances that any borrower will not file for bankruptcy protection or that creditors of a borrower of a corporate or individual general partner or managing member of a borrower will not initiate a bankruptcy or similar proceeding against such borrower or corporate or individual general partner or managing member.

Furthermore, with respect to any related borrowers, creditors of a common parent in bankruptcy may seek to consolidate the assets of such borrowers with those of the parent. Consolidation of the assets of such borrowers would likely have an adverse effect on the funds available to make distributions on your certificates, and may lead to a downgrade, withdrawal or qualification of the ratings of your certificates. See “CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS AND LEASES—Bankruptcy Laws” in the accompanying prospectus.

With respect to 20 mortgage loans (loan numbers 12, 18, 20, 29, 38, 39, 41, 71, 80, 84, 93, 95, 97, 117, 125, 148, 149, 201, 205 and 206), representing 8.1% of the mortgage pool (16 mortgage loans in loan group 1 or 7.8% and 4 mortgage loans in loan group 2 or 9.5%), the borrowers own the related mortgaged property as tenants-in-common. As a result, the related mortgage loans may be subject to prepayment, including during periods when prepayment might otherwise be prohibited, as a result of partition. Although some of the related borrowers have purported to waive any right of partition, we cannot assure you that any such waiver would be enforced by a court of competent jurisdiction. In addition, enforcement of remedies against tenant-in-common borrowers may be prolonged if the tenant-in-common borrowers become insolvent or bankrupt at different times because each time a tenant-in-common borrower files for bankruptcy, the bankruptcy court stay is reinstated.

Condominium Agreements Entail Certain Risks

One (1) mortgage loan (loan number 72), representing 0.3% of the mortgage pool (1.8% of loan group 2), is subject to the terms of one or more condominium agreements. In such case, the related mortgaged property does not represent the entire condominium regime, and as a result the risks associated with this form of property ownership may be greater because the related borrower does not control 100% of the condominium board. In addition, certain of the mortgage loans, subject to the terms and conditions in the related mortgage loan documents, allow or do not prohibit the related mortgaged property to become subject to a condominium regime in the future. Due to the nature of condominiums, a default on the part of the related borrower will not allow the mortgagee the same flexibility in realizing on the collateral as is generally available with respect to commercial properties that are not condominiums. The rights of other unit owners, the condominium documents and the state and local laws applicable to condominium units must be considered and respected. Consequently, servicing and realizing upon the collateral could subject the certificateholders to greater delay, expense and risk than a loan secured by a commercial property that is not a condominium.

Inspections and Appraisals May Not Accurately Reflect Value or Condition of Mortgaged Property

In general, appraisals represent only the analysis and opinion of qualified experts and are not guaranties of present or future value, and may determine a value of a property that is significantly higher than the amount that can be obtained from the sale of a mortgaged property under a distress or liquidation sale. In certain cases, appraisals may reflect “as-stabilized” values reflecting certain assumptions, such as future construction completion, projected re-tenanting or increased tenant occupancies. For example, with respect to 9 mortgage loans (loan numbers 6, 15, 29, 50, 61, 63, 97, 111 and 117), representing approximately 7.8% of the mortgage pool (9.4% of loan group 1), the appraised value represented is the “as-stabilized” value. Information regarding the values of the mortgaged properties at the date of such report is presented under “DESCRIPTION OF THE MORTGAGE POOL—Additional Mortgage Loan Information” in this prospectus supplement for illustrative purposes only. Any engineering reports or site inspections obtained in connection with this offering represent only the analysis of the individual engineers or site inspectors preparing such reports at the time of such report, and may not reveal all necessary or desirable repairs, maintenance or capital improvement items.

The Mortgaged Properties May Not Be in Compliance with Current Zoning Laws

The mortgaged properties securing the mortgage loans included in the trust fund are typically subject to building and zoning ordinances and codes affecting the construction and use of real property. Since the zoning laws applicable to a mortgaged property (including, without limitation, density, use, parking and set-back requirements) are usually subject to change by the applicable regulatory authority at any time, the improvements upon the mortgaged properties may not, currently or in the future, comply fully with all applicable current and future zoning laws. Such changes may limit the ability of the related borrower to rehabilitate, renovate and update the premises, and to rebuild or utilize the premises “as is” in the event of a casualty loss with respect thereto. Such limitations may adversely affect the cash flow of the mortgaged property following such loss. Insurance proceeds may not be sufficient to pay off such mortgage loan in full. In addition, if the mortgaged property were to be repaired or restored in conformity with then current law, its value could be less than the remaining balance on the mortgage loan and it may produce less revenue than before such repair or restoration. In many instances, if a mortgage loan was not in material compliance with current zoning requirements, the borrower was required to obtain law and ordinance insurance coverage and/or have such violation insured over by the lender’s title insurance policy to offset these risks. However, with respect to 8 mortgage loans (loan numbers 58, 60, 64, 86, 107, 113, 140 and 152), representing 1.9% of the mortgage pool (5 mortgage loans in loan group 1 or 1.9% and 3 mortgage loans in loan group 2 or 2.3%), law and ordinance insurance or title insurance was not obtained with respect to such violations; provided that with respect to 3 (loan numbers 113, 140, and 152) of such mortgage loans, the related sponsor gave a recourse carveout with respect to any losses due to the failure of the related mortgaged property to be covered by law and ordinance insurance.

Certain Mortgaged Properties May be Redeveloped or Renovated

Certain of the mortgaged properties are currently undergoing or are expected to undergo redevelopment or renovation. There can be no assurance that current or planned redevelopment or renovation will be completed, that such redevelopment or renovation will be completed in the time frame contemplated or that, when and if such redevelopment or renovation is completed, it will improve the operations at, or increase the value of, the related mortgaged property. Failure of any of the foregoing to occur could have a material adverse impact on the related mortgage loan, which could affect the ability of the related borrower to repay the related mortgage loan.

In the event the related borrower fails to pay the costs of work completed or material delivered in connection with such ongoing redevelopment or renovation, the portion of the mortgaged property on which there are renovations may be subject to mechanics’ or materialmen’s liens that may be senior to the lien on the related mortgage loans.

The existence of construction or renovation at a mortgaged property may make such mortgaged property less attractive to tenants or their customers or, in the case of hospitality properties may require that a portion of the mortgaged property not be used during that renovation and, accordingly, could have a negative effect on net operating income.

Restrictions on Certain of the Mortgaged Properties May Limit Their Use

Certain of the mortgaged properties securing mortgage loans included in the trust fund which are non-conforming may not be “legal non-conforming” uses. Further, even if a non-conforming mortgaged property is considered to be “legal non-conforming”, certain jurisdictions have laws which state that in the event of a casualty where the damage to such mortgaged property exceeds certain specified thresholds, the improvements may only be rebuilt in conformity with the current zoning laws at the time of such casualty. The failure of a mortgaged property to comply with zoning laws or to be a “legal non-conforming” use or the existence of any threshold laws impacting the ability to rebuild the improvements may adversely affect the market value of the mortgaged property or the borrower’s ability to continue to use it in the manner it is currently being used or to rebuild the mortgaged property following a casualty event.

In addition, certain of the mortgaged properties are subject to certain use restrictions imposed pursuant to restrictive covenants, governmental requirements, reciprocal easement agreements or operating agreements or, in the case of those mortgaged properties that are condominiums, condominium declarations or other condominium use restrictions or regulations, which, especially in a situation where the mortgaged property does not represent the entire condominium building (for example, 1 mortgage loan (loan number 72), representing 0.3% of the mortgage pool (1.8% of loan group 2). Such use restrictions include, for example, limitations on the character of the improvements or the properties, limitations affecting noise and parking requirements, among other things, and limitations on the borrowers’ right to operate certain types of facilities within a prescribed radius. These limitations could adversely affect the ability of the related borrower to lease the mortgaged property on favorable terms, thus adversely affecting the borrower’s ability to fulfill its obligations under the related mortgage loan. See “RISK FACTORS—The Mortgage Loans—Condominium Agreements Entail Certain Risks” in this prospectus supplement.

If the special servicer forecloses on behalf of the trust fund or a mortgaged property that is being redeveloped or renovated, the special servicer will only be permitted to arrange for completion of the redevelopment or renovation if at least 10% of the costs of construction were incurred at the time default on the related mortgage loan became imminent.

Compliance With Applicable Laws and Regulations May Result in Losses

A borrower may be required to incur costs to comply with various existing and future federal, state or local laws and regulations applicable to the related mortgaged property securing a mortgage loan included in the trust fund. Examples of these laws and regulations include zoning laws and the Americans with Disabilities Act of 1990, which requires all public accommodations to meet certain federal requirements related to access and use by disabled persons. See “CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS AND LEASES—Americans with Disabilities Act” in the accompanying prospectus. The expenditure of such costs or the imposition of injunctive relief, penalties or fines in connection with the borrower’s noncompliance could negatively impact the borrower’s cash flow and, consequently, its ability to pay its mortgage loan.

Limitations on the Benefits of Cross-Collateralized and Cross-Defaulted Properties

Nine (9) groups of mortgage loans are groups of mortgage loans that are cross-collateralized and/or cross-defaulted with each of the other mortgage loans in their respective groups, as indicated in Annex A-5 to this prospectus supplement.

Certain of the mortgage loans referred to in the prior paragraph may entitle the related borrower(s) to obtain a release of one or more of the corresponding mortgaged properties and/or a termination of any applicable cross-collateralization and cross-default provisions, subject, in each case, to the fulfillment of one or more of the following conditions—

•	the satisfaction of certain criteria set forth in the related mortgage loan documents;

•	the satisfaction of certain leasing goals or other performance tests;

•	the satisfaction of debt service coverage and/or loan-to-value tests for the property or properties that will remain as collateral; and/or

•	receipt by the mortgagee of confirmation from each applicable rating agency that the action will not result in a qualification, downgrade or withdrawal of any of the then-current ratings of the offered certificates.

In addition, some mortgage loans are secured by first lien deeds of trust or mortgages, as applicable, on multiple properties securing obligations of one borrower or the joint and several obligations of multiple borrowers. However, some of these mortgage loans permit the release of individual properties from the related mortgage lien through partial defeasance or otherwise. Furthermore, such arrangements could be challenged as fraudulent conveyances by creditors of any of the related borrowers or by the representative of the bankruptcy estate of any related borrower if one or more of such borrowers becomes a debtor in a bankruptcy case. Generally, under federal and most state fraudulent conveyance statutes, a lien granted by any such borrower could be voided if a court determines that:

•	such borrower was insolvent at the time of granting the lien, was rendered insolvent by the granting of the lien, was left with inadequate capital or was not able to pay its debts as they matured; and

•	such borrower did not, when it allowed its mortgaged property to be encumbered by the liens securing the indebtedness represented by the other cross-collateralized loans, receive “fair consideration” or “reasonably equivalent value” for pledging such mortgaged property for the equal benefit of the other related borrowers.

We cannot provide assurances that a lien granted by a borrower on a cross-collateralized loan to secure the mortgage loan of another borrower, or any payment thereon, would not be avoided as a fraudulent conveyance. See “DESCRIPTION OF THE MORTGAGE POOL—Certain Terms and Conditions of the Mortgage Loans—Cross-Default and Cross-Collateralization of Certain Mortgage Loans; Certain Multi-Property Mortgage Loans” in this prospectus supplement and Annex A-5 to this prospectus supplement for more information regarding the cross-collateralized loans. No mortgage loan included in the trust fund (other than the mortgage loans with companion loans) is cross-collateralized with a mortgage loan not included in the trust fund.

Substitution of Mortgaged Properties May Lead to Increased Risks

Nine (9) mortgage loans (loan numbers 3, 6, 101, 159, 163, 173, 174, 181 and 185) representing 10.1% of the mortgage pool (12.2% of loan group 1), permit the related borrowers the right to substitute mortgaged properties of like kind and quality for the properties currently securing the related mortgage loans. See “RLJ Hotel Pool” and “Montclair Plaza” in Annex D to this prospectus supplement. As a result, it is possible that one or more (and possibly all) mortgaged properties that secure the mortgage loans may not secure such mortgage loans for their entire term. Any substitution will require mortgagee consent and will have to meet certain conditions, including loan-to-value tests and debt service coverage tests, and, in certain cases, the related borrower will also be required to obtain written confirmation from the rating agencies that any ratings of the certificates will not, as a result of the proposed substitution, be downgraded, qualified or withdrawn and the related borrower will provide an opinion of counsel that the REMIC status of the trust fund will not be adversely impacted by the proposed substitution. Nevertheless, the replacement property may differ from the substituted property with respect to certain characteristics.

Single Tenants and Concentration of Tenants Subject the Trust Fund to Increased Risk

Twenty-eight (28) of the mortgaged properties securing mortgage loans included in the trust fund, representing 4.1% of the mortgage pool (4.9% of loan group 1), are leased wholly to a single tenant or are wholly owner occupied. Certain other of the mortgaged properties are leased in large part to a single tenant or are in large part owner occupied. Any default by a major tenant could adversely affect the related borrower’s ability to make payments on the related mortgage loan. We cannot provide assurances that any major tenant will continue to perform its obligations under its lease (or, in the case of an owner-occupied mortgaged property, under the related mortgage loan documents).

With respect to 5 the mortgage loans (loan numbers 83, 146, 159, 173 and 183), representing 0.6% of the mortgage pool (0.8% of loan group 1), the related borrower has given to certain tenants or franchisors, with respect to certain retail or hospitality properties, and ground lessors, with respect to leasehold mortgage loans, a right of first refusal in the event a sale is contemplated or an option to purchase all or a portion of the mortgaged property and this provision, if not waived, may impede the mortgagee’s ability to sell the related mortgaged property at foreclosure or adversely affect the foreclosure proceeds.

In addition, certain of the mortgaged properties that are leased to single tenants or a major tenant may have leases that terminate or grant the tenant early termination rights prior to the maturity date of the related mortgage loan. Mortgaged properties leased to a single tenant, or a small number of tenants, are more likely to experience interruptions of cash flow if a tenant fails to renew its lease because there may be less or no rental income until new tenants are found, and it may be necessary to expend substantial amounts of capital to make the space acceptable to new tenants. In addition, certain of the mortgaged properties may be leased in whole or in part by government-sponsored tenants who may have certain rights to cancel their leases or reduce the rent payable with respect to such leases at any time for, among other things, lack of appropriations.

In addition, certain of the mortgaged properties may be leased in whole or in part by government-sponsored tenants who may have certain rights to cancel their leases or reduce the rent payable with respect to such leases at any time for, among other things, lack of appropriations.

In addition, certain of the mortgaged properties that are leased may have leases that terminate or grant the tenant early termination rights prior to the maturity date of the related mortgage loan. Mortgaged properties leased to a single tenant, or a small number of tenants, are more likely to experience interruptions of cash flow if a tenant fails to renew its lease because there may be less or no rental income until new tenants are found, and it may be necessary to expend substantial amounts of capital to make the space acceptable to new tenants.

Retail and office properties also may be adversely affected if there is a concentration of particular tenants among the mortgaged properties or of tenants in a particular business or industry. For further information regarding certain significant tenants at the mortgaged properties, see Annex A-4 to this prospectus supplement.

The Failure of a Tenant Will Have a Negative Impact on Single Tenant and Tenant Concentration Properties

The bankruptcy or insolvency of a major tenant or sole tenant, or a number of smaller tenants, in retail, industrial and office properties may adversely affect the income produced by a mortgaged property. Under the Bankruptcy Code, a tenant has the option of assuming or rejecting any unexpired lease. If the tenant rejects the lease, the landlord’s claim for breach of the lease would be a general unsecured claim against the tenant (absent collateral securing the claim) and the amounts the landlord could claim would be limited.

In addition, certain of the mortgaged properties may have tenants that are paying rent but are not in occupancy or may have vacant space that is not leased. Any “dark” space may cause the property to be less desirable to other potential tenants or the related tenant may be more likely to default in its obligations under the lease. We cannot assure you that those tenants will continue to fulfill their lease obligations or that the space will be relet. Additionally, certain tenants may have a right to a rent abatement or the right to cancel their lease if certain major tenants at the mortgaged property vacate or go dark.

Litigation May Have Adverse Effect on Borrowers

From time to time, there may be legal proceedings pending, threatened or ongoing against the borrowers, managers, sponsors and their respective affiliates relating to the business of, or arising out of the ordinary course of business of, the borrowers, managers, sponsors and their respective affiliates, and certain of the borrowers, managers, sponsors and their respective affiliates are subject to legal proceedings relating to the business of, or arising out of the ordinary course of business of, the borrowers, managers, sponsors or their respective affiliates. In addition, certain borrowers, managers and their respective affiliates may be or have been subject to investigation, civil penalty, criminal penalty or enforcement. It is possible that such proceedings may have a material adverse effect on any borrower’s ability to meet its obligations under the related mortgage loan and, thus, on distributions on your certificates.

With respect to 3 mortgage loans (loan numbers 41, 71 and 117), representing approximately 1.0% of the mortgage pool (1 mortgage loan in loan group 1 or 0.2% and 2 mortgage loans in loan group 2 or 4.9%), Triple Net Properties, LLC or G REIT, Inc., a public company affiliated with Triple Net Properties, LLC, is the sponsor of the related borrowers and an affiliate of the property managers. Triple Net Properties, LLC has advised the related mortgage loan seller that the SEC commenced an investigation regarding certain of its activities. In its filings with the SEC, G REIT, Inc., indicated that the SEC requested information relating to disclosure in securities offerings and exemptions from the registration requirements of the Securities Act of 1933, as amended, for the private offerings in which Triple Net Properties, LLC and its affiliated entities were involved and exemptions from the registration requirements of the Securities Exchange Act of 1934, as amended, for several entities. In a recent filing with the SEC, G REIT, Inc. indicated that the information disclosed in connection with these securities offerings relating to the prior performance of all public and non public investment programs sponsored by Triple Net Properties, LLC contained certain errors. G REIT, Inc. reported that these errors included the following: (i) the prior performance tables included in the offering documents were stated to be presented on a GAAP basis but generally were not, (ii) a number of the prior performance data figures were themselves erroneous, even as presented on a tax or cash basis and (iii) with respect to certain programs sponsored by Triple Net Properties, LLC, where Triple Net Properties, LLC invested either alongside or in other programs sponsored by Triple Net Properties, LLC, the nature and results of these investments were not fully and accurately disclosed in the tables, resulting in an overstatement of Triple Net Properties, LLC’s program and aggregate portfolio operating results. We cannot assure you that G REIT, Inc. or Triple Net Properties, LLC will be able to adequately address these disclosure issues or that these investigations will not result in fines, penalties or administrative remedies or otherwise have an adverse effect on the performance, operations or financial condition of G REIT, Inc. or Triple Net Properties, LLC. In addition, we cannot assure you that if litigation were to commence or security holders were to assert claims related to the foregoing, it would not have a material adverse effect on your certificates.

In addition, with respect to 1 mortgage loan (loan number 7), representing 3.8% of the mortgage pool (4.6% of loan group 1), Joseph Chetrit, one of the sponsors of the mortgage loan, plead guilty in 1990 to the felony of entry of goods by false statements (under Title 18 of the United States Code, Sections 542 and 2) in connection with the import of fabric into the United States.

In the case of 1 mortgage loan, (loan number 14), representing 1.5% of the mortgage pool (1.8% of loan group 1), the sponsor of the related borrowers and affiliated entities are currently the subject of various lawsuits, including lawsuits by the City of San Francisco, which allege, among other things, that the borrower’s sponsor and its principals have, in their capacity as landlords, consistently engaged in unsavory and illegal practices with respect to multi-family dwellings they own. There can be no guarantee that these lawsuits and the negative publicity generated by them and the actions of the sponsor and its affiliates will not have a negative effect on the operations of the sponsor and on the mortgaged property securing such mortgage loan.

In the case of 28 mortgage loans, (loan numbers 51, 54, 73, 100, 109, 114, 115, 122, 132, 135, 138, 144, 151, 153, 154, 157, 158, 161, 165, 167, 172, 176, 177, 178, 179, 194, 204 and 207), representing 3.9% of the mortgage pool (1 mortgage loan in loan group 1 or 0.03% and 27 mortgage loans in loan group 2 or 22.3%), members of the family-owned real estate concern that ultimately controls the related mortgaged properties have been involved in litigation for 3 years regarding the ownership and control of various properties, including the mortgaged properties securing the mortgage loans. If the eventual outcome of the litigation is adverse to the sponsors of such mortgage loans, the performance of the related mortgaged properties may be adversely affected.

The Prospective Performance of the Commercial and Multifamily Mortgage Loans Included in the Trust Fund Should Be Evaluated Separately from the Performance of the Mortgage Loans in Any of Our Other Trusts

While there may be certain common factors affecting the performance and value of income-producing real properties in general, those factors do not apply equally to all income-producing real properties and, in many cases, there are unique factors that will affect the performance and/or value of a particular income-producing real property. Moreover, the effect of a given factor on a particular real property will depend on a number of variables, including but not limited to property type, geographic location, competition, sponsorship and other characteristics of the property and the related mortgage loan. Each income-producing real property represents a separate and distinct business venture; and, as a result, each of the multifamily and commercial mortgage loans included in one of the depositor’s trusts requires a unique underwriting analysis. Furthermore, economic and other conditions affecting real properties, whether worldwide, national, regional or local, vary over time. The performance of a pool of mortgage loans originated and outstanding under a given set of economic conditions may vary significantly from the performance of an otherwise comparable mortgage pool originated and outstanding under a different set of economic conditions. Accordingly, investors should evaluate the mortgage loans underlying the offered certificates independently from the performance of mortgage loans underlying any other series of offered certificates.

As a result of the distinct nature of each pool of commercial mortgage loans, and the separate mortgage loans within each pool, this prospectus supplement does not include disclosure concerning the delinquency and loss experience of static pools of periodic originations by the sponsor of assets of the type to be securitized (known as “static pool data”). Because of the highly heterogeneous nature of the assets in commercial mortgage backed securities transactions, static pool data for prior securitized pools, even those involving the same asset types (e.g., hotels or office buildings), may be misleading, since the economics of the mortgaged properties and terms of the mortgage loans may be materially different. In particular, static pool data showing a low level of delinquencies and defaults would not be indicative of the performance of this pool or any other pool of mortgage loans originated by the same sponsor or sponsors. Therefore, investors should evaluate this offering on the basis of the information set forth in this prospectus supplement with respect to these mortgage loans, and not on the basis of any successful performance of other pools of securitized commercial mortgage loans.

The Status of a Ground Lease May Be Uncertain in a Bankruptcy Proceeding

Eight (8) mortgaged properties, representing 12.7% of the mortgage pool (15.3% of loan group 1) by allocated loan amount, are secured in whole or in part by leasehold interests. Leasehold mortgage loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. One of these risks is that if the related leasehold interest were to be terminated upon a lease default, the mortgagee would lose its security in the loan. Generally, each related ground lease requires the lessor thereunder to give the mortgagee notice of the borrower’s defaults under the ground lease and an opportunity to cure them, permits the leasehold interest to be assigned to the mortgagee or a purchaser at a foreclosure sale (in some cases only upon the consent of the lessor) and contains certain other protective provisions typically included in a “mortgageable” ground lease. In addition, pursuant to Section 365(h) of the Bankruptcy Code, ground lessees in possession under a ground lease that has commenced have the right to continue in a ground lease even though the representative of their bankrupt ground lessor rejects the lease. The leasehold mortgages generally provide that the borrower may not elect to treat the ground lease as terminated on account of any such rejection by the ground lessor without the prior approval of the holder of the mortgage note or otherwise prohibit the borrower from terminating the ground lease. In a bankruptcy of a ground lessee/borrower, the ground lessee/borrower under the protection of the Bankruptcy Code has the right to assume (continue) or reject (breach and/or terminate) any or all of its ground leases. If the ground lessor and the ground lessee/borrower are concurrently involved in bankruptcy proceedings, the trustee may be unable to enforce the bankrupt ground lessee/borrower’s right to continue in a ground lease rejected by a bankrupt ground lessor. In such circumstances, a ground lease could be terminated notwithstanding lender protection provisions contained therein or in the related mortgage. Further, in a recent decision by the United States

Court of Appeals for the Seventh Circuit (Precision Indus. v. Qualitech Steel SBQ, LLC, 327 F.3d 537 (7th Cir. 2003), the court ruled with respect to an unrecorded lease of real property that where a statutory sale of the fee interest in leased property occurs under Section 363(f) of the Bankruptcy Code (11 U.S.C. Section 363(f)) upon the bankruptcy of a landlord, such sale terminates a lessee’s possessory interest in the property, and the purchaser assumes title free and clear of any interest, including any leasehold estates. Pursuant to Section 363(e) of the Bankruptcy Code (11 U.S.C. Section 363(e)), a lessee may request the bankruptcy court to prohibit or condition the statutory sale of the property so as to provide adequate protection of the leasehold interest; however, the court ruled that this provision does not ensure continued possession of the property, but rather entitles the lessee to compensation for the value of its leasehold interest, typically from the sale proceeds. While there are certain circumstances under which a “free and clear” sale under Section 363(f) of the Bankruptcy Code would not be authorized (including that the lessee could not be compelled in a legal or equitable proceeding to accept a monetary satisfaction of his possessory interest, and that none of the other conditions of Section 363(f)(1)-(4) of the Bankruptcy Code otherwise permits the sale), we cannot provide assurances that those circumstances would be present in any proposed sale of a leased premises. As a result, we cannot provide assurances that, in the event of a statutory sale of leased property pursuant to Section 363(f) of the Bankruptcy Code, the lessee will be able to maintain possession of the property under the ground lease. In addition, we cannot provide assurances that the lessee and/or the mortgagee will be able to recuperate the full value of the leasehold interest in bankruptcy court.

In addition, certain of the mortgaged properties securing the mortgage loans are subject to operating leases. The operating lessee then sublets space in the mortgaged property to sub-tenants. Therefore, the cash flow from the rented mortgaged property will be subject to the bankruptcy risks with respect to the operating lessee.

Mortgage Loan Sellers May Not Be Able to Make a Required Repurchase or Substitution of a Defective Mortgage Loan

Each mortgage loan seller is the sole warranting party in respect of the mortgage loans sold by such mortgage loan seller to us. Neither we nor any of our affiliates (except, in certain circumstances, for Wachovia Bank, National Association in its capacity as a mortgage loan seller) are obligated to repurchase or substitute any mortgage loan in connection with either a breach of any mortgage loan seller’s representations and warranties or any document defects, if such mortgage loan seller defaults on its obligation to do so. We cannot provide assurances that the mortgage loan sellers will have the financial ability to effect such repurchases or substitutions.

In addition, one or more of the mortgage loan sellers may have acquired a portion of the mortgage loans included in the trust fund in one or more secondary market purchases. Such purchases may be challenged as fraudulent conveyances. Such a challenge, if successful, may have a negative impact on the distributions on your certificates. See “DESCRIPTION OF THE MORTGAGE POOL—Assignment of the Mortgage Loans; Repurchases and Substitutions” and “—Representations and Warranties; Repurchases and Substitutions” in this prospectus supplement and “DESCRIPTION OF THE POOLING AND SERVICING AGREEMENTS—Representations and Warranties; Repurchases” in the accompanying prospectus.

DESCRIPTION OF THE MORTGAGE POOL

General

The pool of mortgage loans included in the Trust Fund (the “Mortgage Pool”) is expected to consist of 207 fixed rate mortgage loans (the “Mortgage Loans”), with an aggregate principal balance (the “Cut-Off Date Pool Balance”) of $3,595,196,701. The “Cut-Off Date” for (i) 200 of the Mortgage Loans is October 11, 2006, (ii) 6 of the Mortgage Loans is October 1, 2006, and (iii) 1 Mortgage Loan is October 6, 2006. The “Cut-Off Date Balance” of each Mortgage Loan will equal the unpaid principal balance thereof as of the related Cut-Off Date, after reduction for all payments of principal due on or before such date, whether or not received. The Mortgage Pool will be deemed to consist of 2 loan groups (“Loan Group 1” and “Loan Group 2” and, collectively, the “Loan Groups”). Loan Group 1 will consist of (i) all Mortgage Loans that are not secured by multifamily or mobile home park properties, (ii) 3 Mortgage Loans that are secured by multifamily properties and (iii) 3 Mortgage Loans that are secured by mobile home park properties. Loan Group 1 is expected to consist of 139 Mortgage Loans, with an aggregate Cut-Off Date Balance of $2,971,668,554 (the “Cut-Off Date Group 1 Balance”). Loan Group 2 will consist of 68 Mortgage Loans that are secured by multifamily and mobile home park properties, with an aggregate Cut-Off Date Balance of $623,528,147 (the “Cut-Off Date Group 2 Balance” and, together with the Cut-Off Date Group 1 Balance, the “Cut-Off Date Group Balances”). Annex A-1 to this prospectus supplement sets forth the Loan Group designation with respect to each Mortgage Loan. The Cut-Off Date Balances of all of the Mortgage Loans in the Mortgage Pool range from $965,500 to $229,000,000. The Mortgage Loans in the Mortgage Pool have an average Cut-Off Date Balance of $17,368,100. The Cut-Off Date Balances of the Mortgage Loans in Loan Group 1 range from $965,500 to $229,000,000. The Mortgage Loans in Loan Group 1 have an average Cut-Off Date Balance of $21,378,910. The Cut-Off Date Balances of the Mortgage Loans in Loan Group 2 range from $1,489,100 to $43,969,000. The Mortgage Loans in Loan Group 2 have an average Cut-Off Date Balance of $9,169,532. References to percentages of Mortgaged Properties referred to in this prospectus supplement without further description are references to the percentages of the Cut-Off Date Pool Balance represented by the aggregate Cut-Off Date Balance of the related Mortgage Loans and references to percentages of Mortgage Loans in a particular Loan Group without further description are references to the related Cut-Off Date Group Balance. The descriptions in this prospectus supplement of the Mortgage Loans and the Mortgaged Properties are based upon the pool of Mortgage Loans as it is expected to be constituted as of the close of business on the Closing Date, assuming that (1) all scheduled principal and/or interest payments due on or before the Cut-Off Date will be made, and (2) there will be no principal prepayments on or before the Cut-Off Date.

The Four Seasons Resort and Club - Dallas, TX Loan will be deemed to be split into two components (the “Four Seasons Resort and Club - Dallas, TX Pooled Component” and the “Four Seasons Resort and Club - Dallas, TX Non-Pooled Component”). The Four Seasons Resort and Club - Dallas, TX Pooled Component has a Component Principal Balance of $175,000,000 and will represent 4.9% of the Cut-Off Date Pool Balance (5.9% of the Cut-Off Date Group 1 Balance). The Certificates (other than the Class FS Certificates) will be entitled to distributions from the Four Seasons Resort and Club - Dallas, TX Pooled Component. Although the Four Seasons Resort and Club - Dallas, TX Non-Pooled Component is included in the Trust Fund, for the purposes of numerical and statistical information presented herein (including the annexes) such information does not include the Four Seasons Resort and Club - Dallas, TX Non-Pooled Component. The Component Principal Balance of the Four Seasons Resort and Club - Dallas, TX Non-Pooled Component as of the Cut-Off Date will be $8,000,000.

The following table describes certain information regarding the Four Seasons Resort and Club - Dallas, TX Loan, together with the related Pooled Component and Non-Pooled Component:

Mortgage Loan	Loan No.	Whole Loan Cut-Off Date Balance	Pooled Component Cut-Off Date Balance	Non-Pooled Component Cut-Off Date Balance	Whole Loan Cut-Off Date LTV Ratio	Whole Loan Underwritten DSCR

Four Seasons Resort and Club - Dallas, TX	4	$183,000,000	$175,000,000	$8,000,000	79.9%	1.41x

All percentages of the Mortgage Loans or any specified group of Mortgage Loans referred to in this prospectus supplement are approximate percentages. All numerical and statistical information presented in this prospectus supplement (including Cut-Off Date Balances, cut-off date balance per square foot/room/unit/pad, loan-to-value ratios and debt service coverage ratios) with respect to the Co-Lender Loans are calculated without regard to the related Subordinate Companion Loans, if any; provided that, with respect to The Gas Company Tower Loan, the 311 South Wacker mortgage loan, the RLJ Hotel Pool Loan, the 500-512 Seventh Avenue Loan and the Newport Bluffs Loan, numerical and statistical information presented herein with respect to loan balance per square foot/room/unit, loan-to-value ratios and debt service coverage ratios reflect the related Pari Passu Companion Loans (but not any related Subordinate Companion Loan), as well as the Mortgage Loans themselves.

All of the Mortgage Loans are evidenced by a promissory note (each a “Mortgage Note”) and are secured by a mortgage, deed of trust or other similar security instrument (each, a “Mortgage”) that creates a first mortgage lien on a fee simple estate or, with respect to 8 Mortgaged Properties, representing 12.7% of the Cut-Off Date Pool Balance (15.3% of the Cut-Off Date Group 1 Balance) by allocated loan amount on a portion or all of a leasehold estate in an income-producing real property (each, a “Mortgaged Property”).

Set forth below are the number of Mortgage Loans, and the approximate percentage of the Cut-Off Date Pool Balance represented by such Mortgage Loans that are secured by Mortgaged Properties operated for each indicated purpose:

Mortgaged Properties by Property Type(1)

Property Type	Number of Mortgaged Properties	Aggregate Cut-Off Date Balance	Percentage of Cut-Off Date Pool Balance	Percentage of Cut-Off Date Group 1 Balance	Percentage of Cut-Off Date Group 2 Balance
Office	54	$1,212,015,771	33.7%	40.8%	0.0%
Retail	60	846,579,926	23.5	28.5	0.0
Retail – Anchored	18	636,249,560	17.7	21.4	0.0
Retail – Unanchored	18	104,011,358	2.9	3.5	0.0
Retail – Shadow Anchored(2)	11	63,243,234	1.8	2.1	0.0
Retail – Single Tenant	13	43,075,774	1.2	1.4	0.0
Multifamily	69	759,350,704	21.1	5.4	96.0
Hospitality	55	535,205,078	14.9	18.0	0.0
Mixed Use	9	101,138,521	2.8	3.4	0.0
Industrial	10	57,960,282	1.6	2.0	0.0
Mobile Home Park	5	54,150,000	1.5	1.0	4.0
Self Storage	2	17,671,418	0.5	0.6	0.0
Special Purpose	1	11,125,000	0.3	0.4	0.0

Total	265	$3,595,196,701	100.0%	100.0%	100.0%

(1)	Because this table presents information relating to the Mortgaged Properties and not the Mortgage Loans, the information for the Mortgage Loans secured by more than one Mortgaged Property is based on allocated loan amounts (allocating the Mortgage Loan principal balance to each of those properties by the appraised values of the Mortgaged Properties or the allocated loan amount (or specified release prices) as detailed in the related Mortgage Loan documents).

(2)	A Mortgaged Property is classified as “shadow anchored” if it is located in close proximity to an anchored retail property.

Mortgaged Properties by Property Type

Mortgage Loan Selection Process

All of the Mortgage Loans were selected based on various considerations concerning the Mortgage Pool in an effort to maximize the execution of the Certificates, including the Non-Offered Certificates, and create a diverse Mortgage Pool. Such considerations include, but are not limited to, the property types that serve as collateral for the Mortgage Loans, the principal balance of the Mortgage Loans, the geographic location of such properties, the sponsor of each Mortgage Loan and certain financial characteristics of the Mortgage Loans, such as debt service coverage ratios and loan-to-value ratios. For a description of the types of underlying Mortgage Loans included in the Trust Fund and a description of the material terms of such underlying Mortgage Loans, see “DESCRIPTION OF THE MORTGAGE POOL” in this prospectus supplement.

Mortgage Loan History

All of the Mortgage Loans will be acquired on the Closing Date by the Depositor from the Mortgage Loan Sellers. Wachovia Bank, National Association (“Wachovia”), in its capacity as a Mortgage Loan Seller, originated or acquired 113 of the Mortgage Loans to be included in the Trust Fund, representing 69.6% of the Cut-Off Date Pool Balance (79 Mortgage Loans in Loan Group 1 or 69.9% of the Cut-Off Date Group 1 Balance and 34 Mortgage Loans in Loan Group 2 or 68.3% of the Cut-Off Date Group 2 Balance). Nomura Credit & Capital, Inc. (“Nomura”) originated 44 of the Mortgage Loans to be included in the Trust Fund, representing 22.9% of the Cut-Off Date Pool Balance (15 Mortgage Loans in Loan Group 1 or 22.2% of the Cut-Off Date Group 1 Balance and 29 Mortgage Loans in Loan Group 2 or 26.5% of the Cut-Off Date Group 2 Balance). Artesia Mortgage Capital Corporation (“Artesia”) originated 50 of the Mortgage Loans to be included in the Trust Fund, representing 7.5% of the Cut-Off Date Pool Balance (45 Mortgage Loans in Loan Group 1 or 8.0% of the Cut-Off Date Group 1 Balance and 5 Mortgage Loans in Loan Group 2 or 5.2% of the Cut-Off Date Group 2 Balance). None of the Mortgage Loans were 30 days or more delinquent as of the Cut-Off Date, and no Mortgage Loan has been 30 days or more delinquent during the 12 months preceding the Cut-Off Date (or since the date of origination if such Mortgage Loan has been originated within the past 12 months). A Mortgage Loan is generally considered delinquent if the full contractual payment is not received on the related Due Date, in all instances, taking into account any applicable grace periods.

Certain Terms and Conditions of the Mortgage Loans

Mortgage Rates; Calculations of Interest.    All of the Mortgage Loans bear interest at rates (each a “Mortgage Rate”) that will remain fixed for their remaining terms; provided, however, that after the applicable Anticipated Repayment Date, the interest rate on the related ARD Loans will increase as described in this prospectus supplement. See “—Amortization” below. Two hundred and three (203) of the Mortgage Loans, representing 95.4% of the Cut-Off Date Pool Balance (135 Mortgage Loans in Loan Group 1 or 94.4% of the Cut-Off Date Group 1 Balance and all of the Mortgage Loans in Loan Group 2), accrue interest on the basis of the actual number of days elapsed over a 360-day year (an “Actual/360 basis”). Four (4) of the Mortgage Loans, representing 4.6% of the Cut-Off Date Pool Balance (5.6% of the Cut-Off Date Group 1 Balance), accrue interest on the basis of a 360-day year consisting of 12 thirty-day months (a “30/360 basis”). These Mortgage Loans are sometimes referred to in this prospectus supplement as the “30/360 Mortgage Loans”. Sixty eight (68) of the Mortgage Loans, representing 35.5% of the Cut-Off Date Pool Balance (57 Mortgage Loans in Loan Group 1 or 38.5% of the Cut-Off Date Group 1 Balance and 11 Mortgage Loans in Loan Group 2 or 20.9% of the Cut-Off Date Group 2 Balance), have periods during which only interest is due and periods in which principal and interest are due. Sixty two (62) of the Mortgage Loans, representing 49.6% of the Cut-Off Date Pool Balance (37 Mortgage Loans in Loan Group 1 or 49.1% of the Cut-Off Date Group 1 Balance and 25 Mortgage Loans in Loan Group 2 or 52.2% of the Cut-Off Date Group 2 Balance), are interest-only for their entire term.

Mortgage Loan Payments.    Scheduled payments of principal and/or interest other than Balloon Payments (the “Periodic Payments”) on all of the Mortgage Loans are due monthly.

Due Dates.    Generally, the Periodic Payment for each Mortgage Loan is due on the date (each such date, a “Due Date”) occurring on the 11th day of the month (or in the case of 6 Mortgage Loans, the 1st day of the month, and 1 Mortgage Loan, the 6th of the month). No Mortgage Loan has a grace period that extends payment beyond the 11th day of any calendar month other than 1 mortgage loan, representing 5.3% of the Cut-Off Date Pool Balance (6.4% of the Cut-Off Date Group 1 Balance) which has a once-per-year grace period that may extend payment until the 14th day of any calendar month.

Amortization.    Two hundred and four (204) of the Mortgage Loans representing 99.8% of the Cut-Off Date Pool Balance (136 of the Mortgage Loans in Loan Group 1 or 99.7% of the Cut-Off Date Group 1 Balance and all of the Mortgage Loans in Loan Group 2) provide for Periodic Payments based on amortization schedules significantly longer than their respective terms to maturity (the “Balloon Loans”), in each case with payments on their respective scheduled maturity dates of principal amounts outstanding (each such amount, together with the corresponding payment of interest, a “Balloon Payment”). Sixty-two (62) of these Mortgage Loans, representing 49.6% of the Cut-Off Date Pool Balance (37 Mortgage Loans in Loan Group 1 or 49.1% of the Cut-Off Date Group 1 Balance and 25 Mortgage Loans in Loan Group 2 or 52.2% of the Cut-Off Date Group 2 Balance), provide for interest-only Periodic Payments for the entire term and do not amortize.

Thirteen (13) of the Balloon Loans (the “ARD Loans”), representing 3.7% of the Cut-Off Date Pool Balance (12 Mortgage Loans in Loan Group 1 or 3.8% of the Cut-Off Date Group 1 Balance and 1 Mortgage Loan in Loan Group 2 or 3.2% of the Cut-Off Date Group 2 Balance), provide that if the unamortized principal amount thereof is not repaid on a date set forth in the related Mortgage Note (the “Anticipated Repayment Date”), the Mortgage Loan will accrue additional interest (the “Additional Interest”) at the rate set forth therein and the borrower will be required to apply excess monthly cash flow (the “Excess Cash Flow”) generated by the Mortgaged Property (as determined in the related Mortgage Loan documents) to the repayment of principal outstanding on the Mortgage Loan. On or before the Anticipated Repayment Date, the ARD Loans generally require the related borrower to enter into a cash management agreement whereby all Excess Cash Flow will be deposited directly into a lockbox account. Ten (10) of these ARD Loans, representing 3.0% of the Cut-Off Date Pool Balance (9 Mortgage Loans in Loan Group 1 or 3.0% of the Cut-Off Date Group 1 Balance and 1 Mortgage Loan in Loan Group 2 or 3.2% of the Cut-Off Date Group 2 Balance), provide for monthly payments of interest only until the related Anticipated Repayment Date and do not provide for any amortization of principal before the related Anticipated Repayment Date. Any amount received in respect of Additional Interest will be distributed to the holders of the Class Z Certificates. Generally, Additional Interest will not be included in the calculations of the Mortgage Rate for a Mortgage Loan, and will only be paid after the outstanding principal balance of the Mortgage Loan together with all interest thereon at the Mortgage Rate has been paid. With respect to such Mortgage Loans, no Prepayment Premiums or Yield Maintenance Charges will be due in connection with any principal prepayment after the Anticipated Repayment Date.

Sixty-eight (68) of the Balloon Loans and ARD Loans, representing 35.5% of the Cut-Off Date Pool Balance (57 Mortgage Loans in Loan Group 1 or 38.5% of the Cut-Off Date Group 1 Balance and 11 Mortgage Loans in Loan Group 2 or 20.9% of the Cut-Off Date Group 2 Balance), provide for monthly payments of interest only for the first 12 to 96 months in the case of Loan Group 1 and, in the case of Loan Group 2, the first 12 to 60 months of their respective terms followed by payments which amortize a portion of the principal balance of the Mortgage Loans by their related maturity dates or Anticipated Repayment Dates, as applicable, but not the entire principal balance of the Mortgage Loans. Sixty-two (62) of the Balloon Loans and ARD Loans, representing 49.6% of the Cut-Off Date Pool Balance (37 Mortgage Loans in Loan Group 1 or 49.1% of the Cut-Off Date Group 1 Balance and 25 Mortgage Loans in Loan Group 2 or 52.2% of the Cut-Off Date Group 2 Balance), provide for monthly payments of interest only until maturity or ARD and do not provide for any amortization of principal. Three (3) of the ARD Loans, representing 0.7% of the Cut-Off Date Pool Balance (0.9% of the Cut-Off Date Group 1 Balance), provide for payments throughout their respective terms which amortize a portion of the principal balance by their related Anticipated Repayment Dates, but not the entire principal balance of the Mortgage Loans.

Prepayment Provisions.    As of the Cut-Off Date, all of the Mortgage Loans restrict or prohibit voluntary principal prepayment. In general, all of the Mortgage Loans either (i) prohibit prepayment for most of the term of the Mortgage Loan but permit defeasance after a date specified in the related Mortgage Note for all or most of the remaining term (170 Mortgage Loans or 79.2% of the Cut-Off Date Pool Balance (118 Mortgage Loans in Loan Group 1 or 83.5% of the Cut-Off Date Group 1 Balance and 52 Mortgage Loans in Loan Group 2 or 58.9% of the Cut-Off Date Group 2 Balance)); (ii) prohibit prepayment until a date specified in the related Mortgage Note and then impose a Yield Maintenance Charge for most of the remaining term (23 Mortgage Loans or 10.8% of the Cut-Off Date Pool Balance (13 Mortgage Loans in Loan Group 1 or 7.1% of the Cut-Off Date Group 1 Balance and 10 Mortgage Loans in Loan Group 2 or 28.2% of the Cut-Off Date Group 2 Balance)); (iii) impose a Yield Maintenance Charge for most or all of the remaining term of the Mortgage Loan (9 Mortgage Loans or 5.1% of the Cut-Off Date Pool Balance (5 Mortgage Loans in Loan Group 1 or 4.3% of the Cut-Off Date Group 1 Balance and 4 Mortgage Loans in Loan Group 2 or 8.7% of the Cut-Off Date Group 2 Balance)); (iv) impose a Yield Maintenance Charge for most or all of the remaining term, or prohibit prepayment until a date specified in the related Mortgage Note, but permit defeasance for most or all of the remaining term (1 Mortgage Loan or 3.7% of the Cut-Off Date Pool Balance (4.4% of the Cut-Off Date Group 1 Balance)); (v) prohibit prepayment until a date specified in the related Mortgage Note (1 Mortgage Loan or 0.5% of the Cut-Off Date Pool Balance (2.7% of the Cut-Off Date Group 2 Balance)); (vi) prohibit prepayment until a date specified in the related Mortgage Note, then permit defeasance or impose a Yield Maintenance Charge for most or all of the remaining term (1 Mortgage Loan or 0.3% of the Cut-Off Date Pool Balance (0.4% of the Cut-Off Date Group 1 Balance)); (vii) prohibit prepayment until a date specified in the related Mortgage Note, then permit defeasance and then impose a prepayment penalty for most or all of the remaining term (1 Mortgage Loan or 0.3% of the Cut-Off Date Pool Balance (1.4% of the Cut-Off Date Group 2 Balance)); or (viii) prohibit prepayment until a date specified in the related Mortgage Note and then impose a prepayment penalty for most or all of the remaining term (1 Mortgage Loan or 0.2% of the Cut-Off Date Pool Balance (0.2% of Cut-Off Date Group 1 Balance)); provided that, for purposes of each of the foregoing, “remaining term” refers to either the remaining term to maturity or the Anticipated Repayment Date, as applicable, of the related Mortgage Loan. See “—Additional Mortgage Loan Information” in this prospectus supplement. Prepayment Premiums and Yield Maintenance Charges, if and to the extent collected, will be distributed as described under “DESCRIPTION OF THE CERTIFICATES—Distributions—Allocation of Prepayment Premiums and Yield Maintenance Charges” in this prospectus supplement. The Depositor makes no representation as to the enforceability of the provisions of any Mortgage Note requiring the payment of a Prepayment Premium or Yield Maintenance Charge, or of the collectibility of any Prepayment Premium or Yield Maintenance Charge.
Certain state laws limit the amounts that a mortgagee may collect from a borrower as an additional charge in connection with the prepayment of a mortgage loan. The Mortgage Loans generally do not require the payment of Prepayment Premiums or Yield Maintenance Charges in connection with a prepayment, in whole or in part, of the related Mortgage Loan as a result of or in connection with a total casualty or condemnation. Furthermore, the enforceability, under the laws of a number of states, of provisions providing for payments comparable to the Prepayment Premiums and/or Yield Maintenance Charges upon an involuntary prepayment is unclear. No assurance can be given that, at the time a Prepayment Premium or Yield Maintenance Charge is required to be made on a Mortgage Loan in connection with an involuntary prepayment, any obligation to pay such Prepayment Premium or Yield Maintenance Charge will be enforceable under applicable state law.

The Mortgage Loans included in the Trust Fund provide that, in the event of a partial prepayment of such Mortgage Loan due to the receipt of insurance proceeds or a condemnation award in connection with a casualty or condemnation, the monthly debt service payment of such Mortgage Loan will remain unchanged. See “RISK FACTORS—The Offered Certificates—Prepayments Will Affect Your Yield” in this prospectus supplement.

One hundred seventy-three (173) of the Mortgage Loans, representing 83.5% of the Cut-Off Date Pool Balance (120 Mortgage Loans in Loan Group 1 or 88.4% of the Cut-Off Date Group 1 Balance and 53 Mortgage Loans in Loan Group 2 or 60.4% of the Cut-Off Date Group 2 Balance), provide that, in general, under certain conditions, the related borrower will have the right, no earlier than two years following the Closing Date, to substitute a pledge of Defeasance Collateral in exchange for a release of the related Mortgaged Property (or a portion thereof) from the lien of the related Mortgage without the prepayment of the Mortgage Loan or the payment of the applicable Prepayment Premium or Yield Maintenance Charge. Mortgage Loans secured by more than one Mortgaged Property (or multiple parcels or buildings constituting one Mortgaged Property) which provide for partial defeasance generally require that, among other things, (i) prior to the release of a related Mortgaged Property (or a portion thereof), a specified percentage (generally between 115% and 125%) of the allocated loan amount for such Mortgaged Property be defeased and (ii) that certain debt service coverage ratios and loan-to-value ratio tests be satisfied with respect to the remaining Mortgaged Properties (or portion thereof) after the defeasance. See the description of the RLJ Hotel Pool mortgage loan in Annex D to this prospectus supplement. A Mortgage Loan may still be subject to prepayment during any applicable open period notwithstanding that it has been defeased as described in this prospectus supplement.

In general, “Defeasance Collateral” is required to consist of United States government obligations that provide for payments on or prior, but as close as possible, to all successive Due Dates and the scheduled maturity date (or the Anticipated Repayment Date in the case of the ARD Loans) (provided that in the case of certain Mortgage Loans, such defeasance payments may cease at the beginning of the open prepayment period with respect to such Mortgage Loan, and the final payment on the Defeasance Collateral may be sufficient to fully prepay the Mortgage Loan), with each such payment being equal to or greater than (with any excess to be returned to the borrower (in some cases, after the related Mortgage Loan is paid in full)) the Periodic Payment due on such date or (i) in the case of a Balloon Loan on the scheduled maturity date, the Balloon Payment, or (ii) in the case of an ARD Loan, the principal balance on its Anticipated Repayment Date. The Pooling and Servicing Agreement requires the Master Servicer or the Special Servicer to require each borrower that proposes to prepay its Mortgage Loan to pledge Defeasance Collateral in lieu of making a prepayment, to the extent the related Mortgage Loan documents enable the Master Servicer or the Special Servicer, as applicable, to make such requirement, but in each case subject to certain conditions, including that the defeasance would not have an adverse effect on the REMIC status of any of the REMICs (accordingly, no defeasance would be required or permitted prior to the second anniversary of the Closing Date). The cash amount a borrower must expend to purchase, or deliver to the Master Servicer in order for the Master Servicer to purchase, such Defeasance Collateral may be in excess of the principal balance of the related Mortgage Loan. There can be no assurances that a court would not interpret such portion of the cash amount that exceeds the principal balance as a form of prepayment consideration and would not take it into account for usury purposes. In some states some forms of prepayment consideration are unenforceable.

For example, with respect to 2 Mortgage Loans, (loan numbers 60 and 64), representing 0.7% of the Cut-Off Date Pool Balance (0.9% of the Cut-Off Date Group 1 Balance), 100% of the proceeds from the sale of membership certificates representing subordinated rights to the related Mortgaged Property will be escrowed in an interest bearing account throughout the term of the applicable loan. Fifty percent (50%) of the escrowed proceeds will be applied on an annual basis to reduce principal with no prepayment fee or premium unless such permitted prepayments exceed ten percent (10%) of the original principal balance of the applicable Mortgage Loan, in which case such borrower will be required to pay a prepayment fee as described in the related Mortgage Loan documents. The remaining funds will be held in escrow and used for capital improvements, to subsidize debt service or to pay down any applicable approved subordinate unsecured debt.

In addition, in the case of 1 Mortgage Loan, (loan number 23), representing 0.7% of the Cut-Off Date Pool Balance (0.9% of the Cut-Off Date Group 1 Balance) beginning in November 2008, the related borrower shall, if requested by the mortgagee, prepay the mortgage note in a principal amount equal to the amount by which the outstanding principal balance of the Mortgage Loan is more than 59% of the appraised value of the related Mortgaged Property, subject to a Yield Maintenance Charge.

Generally, neither the Master Servicer nor the Special Servicer is permitted to waive or modify the terms of any Mortgage Loan prohibiting voluntary prepayments during a Lockout Period or requiring the payment of a Prepayment Premium or Yield Maintenance Charge except under the circumstances described in “SERVICING OF THE MORTGAGE LOANS—Modifications, Waivers and Amendments” in this prospectus supplement.

Other Financing.    With limited exceptions, all of the Mortgage Loans prohibit the related borrower from encumbering the Mortgaged Property with additional secured debt without the mortgagee’s prior consent and, also with limited exceptions, prohibit the entities with a controlling interest in the related borrower from pledging their interests in such borrower as security for mezzanine debt.

With respect to 4 Mortgage Loans (loan numbers 33, 59, 66 and 110), representing 1.5% of the Cut-Off Date Pool Balance (8.7% of the Cut-Off Date Group 2 Balance), Wachovia Development Corporation, an affiliate of Wachovia Bank, National Association, has an equity interest in the related borrower. See “RISK FACTORS—Potential Conflicts of Interest” in this prospectus supplement.

With respect to 1 Mortgage Loan (loan number 8), representing 3.7% of the Cut-Off Date Pool Balance (4.4% of the Cut-Off Date Group 1 Balance), the related Mortgage Loan documents provide that under certain circumstances the related borrower may encumber the related Mortgaged Property with additional pari passu debt in the future. See “Newport Bluffs ” in Annex D to this prospectus supplement.

With respect to 14 Mortgage Loans (loan numbers 2, 4, 5, 6, 12, 13, 17, 34, 37, 43, 47, 67, 101 and 129), representing approximately 25.4% of the Cut-Off Date Pool Balance (31.4% of the Cut-Off Date Group 1 Balance), the related Mortgage Loan documents provide that, under certain circumstances (which may include satisfaction of DSCR and LTV tests) and with the consent of the mortgagee, ownership interests in the related borrowers may be pledged as security for mezzanine debt in the future, subject to the terms of a subordination and standstill agreement or intercreditor agreement to be entered into in favor of the mortgagee.

With respect to 2 Mortgage Loans (loan numbers 3 and 42), representing approximately 5.8% of the Cut-Off Date Pool Balance (7.0% of the Cut-Off Date Group 1 Balance), the related Mortgage Loan documents provide that under certain circumstances (a) the entities owning an interest in the related borrower may pledge their interests in the borrower as security for mezzanine debt in the future, subject to the terms of a subordination and standstill agreement or intercreditor agreement to be entered into in favor of the mortgagee and the satisfaction of certain financial conditions and (b) the related borrower may incur additional unsecured debt.

With respect to 3 Mortgage Loans (loan numbers 53, 56 and 60), representing approximately 1.2% of the Cut-Off Date Pool Balance (1 Mortgage Loan in Loan Group 1 or 0.5% of the Cut-Off Date Group 1 Balance and 2 Mortgage Loans in Loan Group 2 or 4.8% of Cut-Off Date Group 2 Balance), the related Mortgage Loan documents provide that, under certain circumstances, the related borrowers may incur additional unsecured debt (in addition to unsecured trade payables in customary amounts incurred in the ordinary course of business); provided, with respect to 1 such mortgage loan (loan number 60), the related promissory notes must contain subordination and standstill provisions.

With respect to 5 Mortgage Loans (loan numbers 7, 12, 18, 29 and 39), representing approximately 7.9% of the Cut-Off Date Pool Balance (9.5% of the Cut-Off Date Group 1 Balance), the ownership interests of the direct or indirect owners of the related borrower have been pledged as security for mezzanine debt subject to the terms of an intercreditor agreement entered into in favor of the mortgagee.

With respect to 1 Mortgage Loan (loan number 4), representing 4.9% of the Cut-Off Date Pool Balance (5.9% of the Cut-Off Date Group 1 Balance), (a) the ownership interests of the direct or indirect owners of the related borrower have been pledged as security for mezzanine debt subject to the terms of an intercreditor agreement entered into in favor of the mortgagee and (b) the related borrower has encumbered the related mortgaged property with subordinate debt secured by the related Mortgaged Property.

With respect to 1 Mortgage Loan (loan number 19), representing approximately 1.0% of the Cut-Off Date Pool Balance (1.2% of the Cut-Off Date Group 1 Balance), the related borrower has encumbered the related Mortgaged Property with subordinate debt secured by the related Mortgaged Property.

With respect to 3 Mortgage Loans (loan numbers 52, 60 and 64), representing approximately 1.2% of the Cut-Off Date Pool Balance (2 Mortgage Loans in Loan Group 1 or 0.9% of the Cut-Off Date Group 1 Balance and 1 Mortgage Loan in Loan Group 2 or 2.5% of the Cut-Off Date Group 2 Balance), the related borrower has incurred additional unsecured debt other than in the ordinary course of business and the related promissory notes contain subordination and standstill provisions.

Further, certain of the Mortgage Loans included in the Trust Fund do not prohibit limited partners or other owners of non-controlling interests in the related borrower from pledging their interests in the borrower as security for mezzanine debt. See “RISK FACTORS—The Mortgage Loans—Additional Debt on Some Mortgage Loans Creates Additional Risks” in this prospectus supplement.

In addition, with respect to the Co-Lender Loans, the related Mortgaged Property also secures one or more Companion Loans. See “—Co-Lender Loans” in this prospectus supplement.

Nonrecourse Obligations.    The Mortgage Loans are generally nonrecourse obligations of the related borrowers and, upon any such borrower’s default in the payment of any amount due under the related Mortgage Loan, the holder thereof may look only to the related Mortgaged Property for satisfaction of the borrower’s obligations. In addition, in those cases where recourse to a borrower or guarantor is purportedly permitted, the Depositor has not undertaken an evaluation of the financial condition of any such person, and prospective investors should therefore consider all of the Mortgage Loans to be nonrecourse.

Due-On-Sale and Due-On-Encumbrance Provisions.    Substantially all of the Mortgages contain “due-on-sale” and “due-on-encumbrance” clauses that, in general, permit the holder of the Mortgage to accelerate the maturity of the related Mortgage Loan if the borrower sells or otherwise transfers or encumbers the related Mortgaged Property or prohibit the borrower from doing so without the consent of the holder of the Mortgage. However, certain of the Mortgage Loans may permit one or more transfers of the related Mortgaged Property or the transfer of a controlling interest in the related borrower to pre-approved transferees or pursuant to pre-approved conditions without the approval of the mortgagee, and certain Mortgage Loans may not prohibit transfers of limited partnership interests or non-managing member interests in the related borrowers. For example, the terms of 20 Mortgage Loans (loan numbers 12, 18, 20, 29, 38, 39, 41, 71, 80, 84, 93, 95, 97, 117, 125, 148, 149, 201, 205 and 206), representing 8.1% of the Cut-Off Date Pool Balance (16 Mortgage Loans in Loan Group 1 or 7.8% of the Cut-Off Date Group 1 Balance and 4 Mortgage Loans in Loan Group 2 or 9.5% of the Cut-Off Date Group 2 Balance), permit the borrowers to transfer tenant-in-common interests to investors that qualify as “accredited investors” under the Securities Act. As provided in, and subject to, the Pooling and Servicing Agreement, the Special Servicer will determine, in a manner consistent with the servicing standard described under “SERVICING OF THE MORTGAGE LOANS—General” in this prospectus supplement whether to exercise any right the mortgagee may have under any such clause to accelerate payment of the related Mortgage Loan upon, or to withhold its consent to, any transfer or further encumbrance of the related Mortgaged Property.

Cross-Default and Cross-Collateralization of Certain Mortgage Loans; Certain Multi-Property Mortgage Loans.    Nine (9) groups of Mortgage Loans are groups of Mortgage Loans that are cross-collateralized and/or cross-defaulted with each of the other Mortgage Loans in their respective groups, as indicated in Annex A-5 to this prospectus supplement. Although the Mortgage Loans within each group of cross-collateralized and/or cross-defaulted Mortgage Loans are generally cross-collateralized and/or cross-defaulted with the other Mortgage Loans in such group, the Mortgage Loans in one group are not cross-collateralized or cross-defaulted with the

Mortgage Loans in any other group. As of the Closing Date, no Mortgage Loan, except the Co-Lender Loans, will be cross-collateralized or cross-defaulted with any loan that is not included in the Mortgage Pool. See “RISK FACTORS—Limitations on the Benefits of Cross-Collateralized and Cross-Defaulted Properties.” The Master Servicer or the Special Servicer, as the case may be, will determine whether to enforce the cross-default and cross-collateralization rights upon a mortgage loan default with respect to any of these Mortgage Loans. The Certificateholders will not have any right to participate in or control any such determination. No other Mortgage Loans are subject to cross-collateralization or cross-default provisions.

Partial Releases.    Certain of the Mortgage Loans permit a partial release of a portion of the related Mortgaged Property not material to the underwriting of the Mortgage Loan at the time of origination, without any prepayment or defeasance of the Mortgage Loan. See the descriptions of the RLJ Hotel Pool mortgage loan, the Four Seasons Resort and Club-Dallas, TX loan and the Gateway Shopping Center loan in Annex D to this prospectus supplement.

Thirty-four (34) of the Mortgage Loans (loan numbers 4, 6, 14, 51, 54, 57, 61, 73, 77, 100, 109, 114, 115, 122, 132, 135, 138, 144, 151, 153, 154, 157, 158, 161, 165, 167, 172, 176, 177, 178, 179, 194, 204 and 207), representing 15.4% of the Cut-Off Date Pool Balance (7 Mortgage Loans in Loan Group 1 or 13.9% of the Cut-Off Date Group 1 Balance and 27 Mortgage Loans in Loan Group 2 or 22.3% of the Cut-Off Date Group 2 Balance) permit a partial release of a portion of the related Mortgaged Property provided among other things, that (i) prior to the release of the portion of the related Mortgaged Property, a specified percentage (generally between 100% and 125%) of the allocated loan amount for such Mortgaged Property be prepaid or partially defeased and (ii) certain debt service coverage ratios and loan-to-value ratio tests be satisfied with respect to the remaining portion of the Mortgaged Property after the partial release. See the description of the Montclair Plaza Loan, the RLJ Hotel Pool Loan, the Four Seasons Resort and Club-Dallas, TX loan, the Personality Pool loan, the Jogani Portfolio 1 loan and the Jogani Portfolio 2 loan in Annex D to this prospectus supplement.

Substitutions.    Certain of the Mortgage Loans permit the related borrowers to substitute Mortgaged Properties of like kind and quality for the properties securing the related Mortgage Loans, upon mortgagee consent and subject to certain conditions, including LTV tests and DSC tests, and, in certain cases, the related Mortgage Loan documents also provide for the delivery of an opinion of counsel that the proposed substitution will not adversely affect the REMIC status of the Trust Fund and written confirmation from the Rating Agencies that any ratings of the Certificates will not, as a result of the proposed substitution, be downgraded, qualified or withdrawn. See “RISK FACTORS—The Mortgage Loans—Substitution of Mortgaged Properties May Lead to Increased Risks” in this prospectus supplement.

Certain State Specific Considerations

Forty-nine (49) of the Mortgaged Properties, representing, by allocated loan amount, approximately 27.1% of the Cut-Off Date Pool Balance (23 Mortgaged Properties in Loan Group 1 or 28.3% of the Cut-Off Date Group 1 Balance and 26 Mortgaged Properties in Loan Group 2 or 21.7% of the Cut-Off Date Group 2 Balance), are located in the state of California. Forty-one (41) of these Mortgaged Properties, representing, by allocated loan amount, approximately 22.2% of the Cut-Off Date Pool Balance (16 Mortgaged Properties in Loan Group 1 or 22.5% of the Cut-Off Date Group 1 Balance and 25 Mortgaged Properties in Loan Group 2 or 20.7% of the Cut-Off Date Group 2 Balance), are located in southern California. During the past several years, California’s economy has benefited from a continued rise in residential home prices, increased investment in technology and software equipment and a strong office leasing market. There can be no assurances, however, that such economic growth will continue. Additionally, rising energy prices, increasing consumer debt and decreasing prices of residential homes could slow the growth of the southern California economy. Further, a weakening of the southern California office leasing market in particular, may adversely affect the related mortgaged properties’ operation and could lessen their market value. Conversely, a strong market could lead to increased building and increased competition for tenants. In either case, there could be an adverse effect on the operation of the mortgage loans and consequently the amount and timing of distributions on the certificates.

Twenty-eight (28) of the mortgaged properties, representing, by allocated loan amount, approximately 12.1% of the Cut-Off Date Pool Balance (25 Mortgaged Properties in Loan Group 1 or 13.0% of the Cut-Off

Date Group 1 Balance and 3 Mortgaged Properties in Loan Group 2 or 8.0% of the Cut-Off Date Group 2 Balance), are secured by Mortgaged Properties that are located in Texas. Mortgage loans in Texas are generally secured by deeds of trust on the related real estate. Foreclosure of a deed of trust in Texas may be accomplished by a non-judicial trustee’s sale under a specific provision in the deed of trust or by judicial foreclosure. Any such action must be brought within 4 years after the accrual of the cause of action. With respect to a judicial foreclosure, notwithstanding anything in the deed of trust to the contrary, the mortgagee must give the borrower written notice delivered by certified mail that it is in default and provide 20 days for the borrower to cure such default before any judicial foreclosure is permitted. With respect to a trustee’s sale, the lender must give the borrower written notice delivered by certified mail that it is in default and provide 21 days for the borrower to cure such default before any judicial foreclosure is permitted. Public notice of either trustee’s sale is continued for at least 21 days in statutory form after which the mortgaged real estate may be sold by the trustee. Any trustee sale must be made pursuant to the terms of the deed of trust at a public venue at the county courthouse of the county in which any portion of the real estate is located, between the hours of 10 A.M. and 4 P.M. on the first Tuesday of the month after the month in which the statutory notice period has been satisfied in an area designated by the commissioners’ court. Under Texas law, the borrower does not have the right to redeem the real estate after a judicial foreclosure or trustee’s sale. Under Texas law, if the sale price at a judicial foreclosure or trustee’s sale is less than the fair market value of the real estate, any obligor (including any guarantor) may be required to offset the deficiency between the fair market value and the sale price.

Assessments of Property Condition

Property Inspections.    Generally, the Mortgaged Properties were inspected by or on behalf of the Mortgage Loan Sellers in connection with the origination or acquisition of the related Mortgage Loans to assess their general condition. No inspection revealed any patent structural deficiency or any deferred maintenance considered material and adverse to the value of the Mortgaged Property as security for the related Mortgage Loan, except in such cases where adequate reserves have been established.

Appraisals.    All of the Mortgaged Properties were appraised by a state-certified appraiser or an appraiser belonging to the Appraisal Institute in accordance with the Federal Institutions Reform, Recovery and Enforcement Act of 1989. The primary purpose of each appraisal was to provide an opinion as to the market value of the related Mortgaged Property. There can be no assurance that another appraiser would have arrived at the same opinion of market value. In addition, with respect to 51 Mortgaged Properties securing 9 Mortgage Loans (loan numbers 6, 15, 29, 50, 61, 63, 97, 111 and 117), representing by allocated loan amount approximately 7.8% of the Cut-Off Date Pool Balance (9.4% of the Cut-Off Date Group 1 Balance), the appraised value represented is the “as-stabilized” value. See also “RISK FACTORS—The Mortgage Loans—Inspections and Appraisals May Not Accurately Reflect Value or Condition of Mortgaged Property” in this prospectus supplement.

Environmental Assessments.    A “Phase I” environmental site assessment was performed by independent environmental consultants with respect to each Mortgaged Property in connection with the origination of the related Mortgage Loans. “Phase I” environmental site assessments generally do not include environmental testing. In certain cases, environmental testing, including in some cases a “Phase II” environmental site assessment as recommended by such “Phase I” assessment, was performed. Generally, in each case where environmental assessments recommended corrective action, the originator of the Mortgage Loan determined that the necessary corrective action had been undertaken in a satisfactory manner, was being undertaken in a satisfactory manner or that such corrective action would be adequately addressed post-closing. In some instances, the originator required that reserves be established to cover the estimated cost of such remediation or an environmental insurance policy was obtained from a third-party. See also “RISK FACTORS—The Mortgage Loans—Environmental Laws May Adversely Affect the Value of and Cash Flow from a Mortgaged Property” in this prospectus supplement.

Engineering Assessments.    In connection with the origination of all of the Mortgage Loans, other than loan numbers 139 and 162, a licensed engineer or architect inspected the related Mortgaged Property to assess the condition of the structure, exterior walls, roofing, interior structure and mechanical and electrical systems. The resulting reports indicated deferred maintenance items and/or recommended capital improvements on the Mortgaged Properties. Generally, with respect to a majority of Mortgaged Properties, the related borrowers were required to deposit with the mortgagee an amount equal to at least 100% of the licensed engineer’s estimated cost of the recommended repairs, corrections or replacements to assure their completion; provided, however, the mortgagee may waive such required deposits under certain circumstances.

Earthquake Analyses.    An architectural and/or engineering consultant performed an analysis on certain Mortgaged Properties located in areas considered to be an earthquake risk, which includes California, in order to evaluate the structural and seismic condition of the property and to assess, based primarily on statistical information, the maximum probable loss for the property in an earthquake scenario. The resulting reports concluded that, in the event of an earthquake, three (3) Mortgaged Properties (loan numbers 122, 144 and 204), representing, by allocated loan amount, 0.3% of the Cut-Off Date Pool Balance (1.8% of the Cut-Off Date Group 2 Balance), are likely to suffer a probable maximum loss equal to or in excess of 20% of the amount of the estimated replacement cost of the improvements located on the related Mortgaged Properties. The related Mortgage Loan Sellers escrowed funds at origination to be used for engineering retrofittings rather than obtaining earthquake insurance.

Co-Lender Loans

General.

Eight (8) Mortgage Loans (loan number 1, “The Gas Company Tower Loan”, loan number 3, the “Montclair Plaza Loan”, loan number 5, the “311 South Wacker Loan”, loan number 6, the “RLJ Hotel Pool Loan”, loan number 7, the “500-512 Seventh Avenue Loan”, loan number 8, the “Newport Bluffs Loan”, loan number 49, the “Gateway Center Loan” and loan number 126, the “Bold Concepts Building Loan” (collectively, the “Co-Lender Loans”)), originated by Wachovia Bank, National Association, or in the case of The Gas Company Tower Loan originated by Nomura Credit & Capital, Inc., are each evidenced by one of two or more notes each secured by a single mortgage and a single assignment of leases and rents. In addition to the Co-Lender Loans, certain other mortgage loans have additional debt. See “RISK FACTORS—The Mortgage Loans—Additional Debt on Some Mortgage Loans Creates Additional Risks” in this prospectus supplement.

The Gas Company Tower Loan is part of a split loan structure, which has 1 companion loan (“The Gas Company Tower Pari Passu Companion Loan”) that is pari passu in right of entitlement to payment with The Gas Company Tower Loan. The Gas Company Tower Pari Passu Companion Loan and The Gas Company Tower Loan are referred to collectively herein as “The Gas Company Tower Whole Loan”. The Gas Company Tower Loan has a Cut-Off Date Balance of $229,000,000, representing 6.4% of the Cut-Off Date Pool Balance (7.7% of the Cut-Off Date Group 1 Balance). The Gas Company Tower Pari Passu Companion Loan will not be included in the Trust Fund. See “The Gas Company Tower” in Annex D to this prospectus supplement.

The Montclair Plaza Loan, which has 1 companion loan (the “Montclair Plaza Companion Loan”), is part of a split loan structure in which the Montclair Plaza Companion Loan is subordinate in its right of entitlement to payment to the Montclair Plaza Loan. The Montclair Plaza Loan has a Cut-Off Date Balance of $190,000,000, representing 5.3% of the Cut-Off Date Pool Balance (6.4% of the Cut-Off Date Group 1 Balance). The Montclair Plaza Companion Loan will not be included in the Trust Fund. See “Montclair Plaza” in Annex D to this prospectus supplement.

The 311 South Wacker Loan is part of a split loan structure, which has 1 companion loan (the “311 South Wacker Pari Passu Companion Loan”) that is pari passu in right of entitlement to payment with the 311 South Wacker Loan. The 311 South Wacker Pari Passu Companion Loan and the 311 South Wacker Loan are referred to collectively herein as the “311 South Wacker Whole Loan”. The 311 South Wacker Loan has a Cut-Off Date Balance of $158,600,000, representing 4.4% of the Cut-Off Date Pool Balance (5.3% of the Cut-Off Date Group 1 Balance). The 311 South Wacker Pari Passu Companion Loan will not be included in the Trust Fund. See “311 South Wacker” in Annex D to this prospectus supplement.

The RLJ Hotel Pool Loan is part of a split loan structure, which has 7 companion loans (the “RLJ Hotel Pool Pari Passu Companion Loans”) that are pari passu in right of entitlement to payment with the RLJ Hotel Pool Loan. The RLJ Hotel Pool Pari Passu Companion Loans and the RLJ Hotel Pool Loan are referred to collectively herein as the “RLJ Hotel Pool Whole Loan”. The RLJ Hotel Pool Loan has a Cut-Off Date Balance of $146,092,500, representing 4.1% of the Cut-Off Date Pool Balance (4.9% of the Cut-Off Date Group 1 Balance). The RLJ Hotel Pool Pari Passu Companion Loans will not be included in the Trust Fund. See “RLJ Hotel Pool” in Annex D to this prospectus supplement.

The 500-512 Seventh Avenue Loan is part of a split loan structure, which has 2 companion loans (the “500-512 Seventh Avenue Pari Passu Companion Loan” and the “500-512 Seventh Avenue Subordinate Companion Loan”), in which the 500-512 Seventh Avenue Pari Passu Companion Loan is pari passu in right of entitlement to payment with the 500-512 Seventh Avenue Loan and the 500-512 Seventh Avenue Subordinate Companion Loan is subordinate in right of entitlement to payment to the 500-512 Seventh Avenue Loan and the 500-512 Seventh Avenue Pari Passu Companion Loan. The 500-512 Seventh Avenue Pari Passu Companion Loan, the 500-512 Seventh Avenue Subordinate Companion Loan and the 500-512 Seventh Avenue Loan are referred to collectively herein as the “500-512 Seventh Avenue Whole Loan”. The 500-512 Seventh Avenue Loan has a Cut-Off Date Balance of $136,918,271, representing 3.8% of the Cut-Off Date Pool Balance (4.6% of the Cut-Off Date Group 1 Balance). Neither the 500-512 Seventh Avenue Pari Passu Companion Loan nor the 500-512 Seventh Avenue Subordinate Companion Loan will be included in the Trust Fund. See “500-512 Seventh Avenue” in Annex D to this prospectus supplement.

The Newport Bluffs Loan is part of a split loan structure, which has 1 companion loan (the “Newport Bluffs Pari Passu Companion Loan”) that is pari passu in right of entitlement to payment with the Newport Bluffs Loan. The related Mortgage Loan documents permit the related borrower to obtain future debt that will be pari passu in right of entitlement of payment with each of the Newport Bluffs Loan and the Newport Bluffs Pari Passu Companion Loan (the “Newport Bluffs Future Pari Passu Companion Loan”), subject to the satisfaction of certain financial conditions set forth in the related Mortgage Loan documents, including but not limited to loan-to-value tests and debt service coverage tests, as well as the written confirmation from the Rating Agencies that any ratings of the Certificates will not, as a result of the Newport Bluffs Future Pari Passu Companion Loan, be downgraded, qualified or withdrawn. The Newport Bluffs Pari Passu Companion Loan, the Newport Bluffs Future Pari Passu Companion Loan, if applicable, and the Newport Bluffs Loan are referred to collectively herein as the “Newport Bluffs Whole Loan”. The Newport Bluffs Loan has a Cut-Off Date Balance of $132,000,000, representing 3.7% of the Cut-Off Date Pool Balance (4.4% of the Cut-Off Date Group 1 Balance). The Newport Bluffs Pari Passu Companion Loan and the Newport Bluffs Future Pari Passu Companion Loan, if applicable, will not be included in the Trust Fund. See “Newport Bluffs” in Annex D to this prospectus supplement.

The Gateway Center Loan, which has 1 companion loan (the “Gateway Center Companion Loan”), is part of a split loan structure in which the Gateway Center Companion Loan is subordinate in its right of entitlement to payment to the Gateway Center Loan. The Gateway Center Loan has a Cut-Off Date Balance of $16,000,000, representing 0.4% of the Cut-Off Date Pool Balance (0.5% of the Cut-Off Date Group 1 Balance). The Gateway Center Companion Loan will not be included in the Trust Fund. See “Gateway Center” in Annex D to this prospectus supplement.

The Bold Concepts Building Loan, which has 1 companion loan (the “Bold Concepts Building Companion Loan”), is part of a split loan structure in which the Bold Concepts Building Companion Loan is subordinate in its right of entitlement to payment to the Bold Concepts Building Loan. The Bold Concepts Building Loan has a Cut-Off Date Balance of $5,585,000, representing 0.2% of the Cut-Off Date Pool Balance (0.2% of the Cut-Off Date Group 1 Balance). The Bold Concepts Building Companion Loan will not be included in the Trust Fund. See “Montclair Clair Plaza” in Annex D to this prospectus supplement.

The Gas Company Tower Pari Passu Companion Loan, the Montclair Plaza Companion Loan, the 311 South Wacker Pari Passu Companion Loan, the RLJ Hotel Pool Pari Passu Companion Loans, the 500–512 Seventh Avenue Pari Passu Companion Loan, the Newport Bluffs Pari Passu Companion Loan, the Gateway Center Companion Loan and the Bold Concepts Building Companion Loan are referred to herein as the “Companion Loans”. None of the Companion Loans are included in the Trust Fund.

The Gas Company Tower Pari Passu Companion Loan, the 311 South Wacker Pari Passu Companion Loan, the RLJ Hotel Pool Pari Passu Companion Loans, the 500-512 Seventh Avenue Pari Passu Companion Loan and

the Newport Bluffs Pari Passu Companion Loan are referred to herein as the “Pari Passu Companion Loans” and The Gas Company Tower Loan, the 311 South Wacker Loan, the RLJ Hotel Pool Loan, the 500-512 Seventh Avenue Loan and the Newport Bluffs Loan are referred to as the “Pari Passu Loans”. The Companion Loans, other than the Pari Passu Companion Loans, are collectively referred to herein as the “Subordinate Companion Loans”. The 500-512 Seventh Avenue Loan, together with the 500-512 Seventh Avenue Subordinate Companion Loan and the 500-512 Seventh Avenue Pari Passu Companion Loan is referred to herein as the “500-512 Seventh Avenue Whole Loan”. The Montclair Plaza Loan, together with the Montclair Plaza Subordinate Companion Loan, is referred to herein as the “Montclair Plaza Whole Loan”. The Gateway Center Loan, together with the Gateway Center Subordinate Companion Loans, is referred to herein as the “Gateway Center Whole Loan”. The Bold Concepts Building Loan, together with the Bold Concepts Building Subordinate Companion Loan, is referred to herein as the “Bold Concepts Building Whole Loan”. The Gas Company Tower Whole Loan, the 311 South Wacker Whole Loan, the RLJ Hotel Pool Whole Loan, the 500–512 Seventh Avenue Whole Loan and the Newport Bluffs Whole Loan are referred to in this prospectus supplement individually as a “Whole Loan” and, collectively, as the “Whole Loans”.

With respect to The Gas Company Tower Loan, the terms of the related pari passu loan intercreditor agreement (“The Gas Company Tower Pari Passu Intercreditor Agreement”), provide that The Gas Company Tower Loan and The Gas Company Tower Pari Passu Companion Loan are generally of equal priority with each other and no portion of any of the loans will have priority or preference over any other.

With respect to the Montclair Plaza Loan, the terms of the intercreditor agreement (the “Montclair Plaza Intercreditor Agreement”) provide that the Montclair Plaza Companion Loan is subordinate in certain respects to the Montclair Plaza Loan.

With respect to the 311 South Wacker Loan, the terms of the related pari passu loan intercreditor agreement (the “311 South Wacker Pari Passu Intercreditor Agreement”), provide that the 311 South Wacker Loan and the 311 South Wacker Pari Passu Companion Loan are generally of equal priority with each other and no portion of any of the loans will have priority or preference over any other.

With respect to the RLJ Hotel Pool Loan, the terms of the related pari passu loan intercreditor agreement (the “RLJ Hotel Pool Pari Passu Intercreditor Agreement”), provide that the RLJ Hotel Pool Loan and the RLJ Hotel Pool Pari Passu Companion Loans are generally of equal priority with each other and no portion of any of the loans will have priority or preference over any other.

With respect to the 500–512 Seventh Avenue Loan, the terms of the related pari passu loan intercreditor agreement (the “500–512 Seventh Avenue Pari Passu Intercreditor Agreement”), provide that the 500–512 Seventh Avenue Loan and the 500–512 Seventh Avenue Pari Passu Companion Loan are generally of equal priority with each other and no portion of any of the loans will have priority or preference over any other and further provide that the 500-512 Seventh Avenue Subordinate Companion Loan is subordinate in certain respects to the 500-512 Seventh Avenue Loan and the 500-512 Seventh Avenue Pari Passu Companion Loan.

With respect to the Newport Bluffs Loan, the terms of the related pari passu loan intercreditor agreement (the “Newport Bluffs Pari Passu Intercreditor Agreement”), provide that the Newport Bluffs Loan and the Newport Bluffs Pari Passu Companion Loan are generally of equal priority with each other and no portion of any of the loans will have priority or preference over any other.

With respect to the Gateway Center Loan, the terms of the intercreditor agreement (the “Gateway Center Intercreditor Agreement”) provide that the Gateway Center Companion Loan is subordinate in certain respects to the Gateway Center Loan.

With respect to the Bold Concepts Building Loan, the terms of the intercreditor agreement (the “Bold Concepts Building Intercreditor Agreement”) provide that the Bold Concepts Building Companion Loan is subordinate in certain respects to the Bold Concepts Building Loan.

Wachovia Bank, National Association (or one of its affiliates) is the initial holder of the Newport Bluffs Pari Passu Companion Loan, the 311 South Wacker Pari Passu Companion Loan and the Montclair Plaza Subordinate Companion Loan.

The Gas Company Tower Pari Passu Intercreditor Agreement, the Montclair Plaza Intercreditor Agreement, the 311 South Wacker Pari Passu Intercreditor Agreement, the RLJ Hotel Pool Pari Passu Intercreditor Agreement, the 500-512 Seventh Avenue Pari Passu Intercreditor Agreement, the Newport Bluffs Pari Passu Intercreditor Agreement, the Gateway Center Intercreditor Agreement and the Bold Concepts Building Intercreditor Agreement are individually referred to in this prospectus supplement as an “Intercreditor Agreement” and, collectively, as the “Intercreditor Agreements”.

The following table presents certain information with respect to the Co-Lender Loans:

Mortgage Loan	Cut-Off Date Principal Balance of Trust Mortgage Asset	Cut-Off Date Principal Balance of Senior Mortgage Loan(s)	Cut-Off Date Principal Balance of Whole Loan	Whole Loan Underwritten DSCR	Whole Loan Cut-Off Date LTV Ratio
The Gas Company Tower Loan	$229,000,000	$458,000,000	$458,000,000	1.56x	75.1%
Montclair Plaza Loan	$190,000,000	$190,000,000	$265,000,000	1.36x	69.8%
311 South Wacker Loan	$158,600,000	$244,000,000	$244,000,000	1.20x	79.5%
RLJ Hotel Pool Loan	$146,092,500	$504,548,870	$504,548,870	1.37x	68.9%
500-512 Seventh Avenue Loan	$136,918,271	$273,836,543	$298,756,240	1.06x	74.7%
Newport Bluffs Loan	$132,000,000	$264,000,000	$264,000,000	1.35x	71.0%
Gateway Center Loan	$16,000,000	$16,000,000	$18,800,000	1.12x	90.0%
Bold Concepts Building Loan	$5,585,000	$5,585,000	$6,000,000	1.12x	72.3%

Serviced Pari Passu Loans

Servicing Provisions of the Serviced Pari Passu Loans Intercreditor Agreements.    With respect to each of the Newport Bluffs Loan and the 311 South Wacker Loan, the Master Servicer and the Special Servicer will administer the Newport Bluffs Loan and the Newport Bluffs Pari Passu Companion Loan, and the 311 South Wacker Loan and the 311 South Wacker Pari Passu Companion Loan, respectively, pursuant to the Pooling and Servicing Agreement and each of the Newport Bluffs Intercreditor Agreement and the 311 South Wacker Intercreditor Agreement, as applicable, for so long as the Newport Bluffs Loan or the 311 South Wacker Loan, as applicable, is part of the Trust Fund. The holders of each of the Newport Bluffs Pari Passu Companion Loan and the 311 South Wacker Pari Passu Companion Loan, or an advisor on their behalf, will generally share certain of the rights that the Controlling Class Representative has with respect to directing the Master Servicer and/or Special Servicer with respect to the servicing of the related Newport Bluffs Loan and the 311 South Wacker Loan, as applicable. See “SERVICING OF THE MORTGAGE LOANS—The Controlling Class Representative” in this prospectus supplement.

Application of Payments in Connection with Serviced Pari Passu Loans Intercreditor Agreements.    Pursuant to each of the Newport Bluffs Intercreditor Agreement and the 311 South Wacker Intercreditor Agreement, all payments, proceeds and other recoveries on or in respect of the Newport Bluffs Loan and/or the Newport Bluffs Pari Passu Companion Loan, and the 311 South Wacker Loan and/or the 311 South Wacker Pari Passu Companion Loan, respectively (subject, in each case, to the rights of the Master Servicer, the Special Servicer, the Trustee and the Co-Trustee to payments and reimbursements as set forth in the Pooling and Servicing Agreement) will be applied to the Newport Bluffs Loan and the Newport Bluffs Pari Passu Companion Loan, and the 311 South Wacker Loan and the 311 South Wacker Pari Passu Companion Loan, as applicable, on a pro rata basis according to their respective principal balances.

The Gas Company Tower Loan

Servicing Provisions of The Gas Company Tower Pari Passu Intercreditor Agreement.    With respect to The Gas Company Tower Loan, the J.P. Morgan 2006-LDP8 Master Servicers and the J.P. Morgan 2006-LDP8 Special Servicer will administer The Gas Company Tower Loan and The Gas Company Tower Pari Passu Companion Loan pursuant to the J.P. Morgan 2006-LDP8 Pooling and Servicing Agreement and The Gas Company Tower Pari Passu Intercreditor Agreement for so long as The Gas Company Tower Pari Passu Companion Loan is part of the J.P. Morgan 2006-LDP8 Trust Fund. See “SERVICING OF THE MORTGAGE LOANS—The Controlling Class Representative” in this prospectus supplement.

Application of Payments in Connection with The Gas Company Tower Pari Passu Intercreditor Agreement.    Pursuant to The Gas Company Tower Pari Passu Intercreditor Agreement, all payments, proceeds and other recoveries on or in respect of The Gas Company Tower Loan and/or The Gas Company Tower Pari Passu Companion Loan (subject, in each case, to the rights of the J.P. Morgan 2006-LDP8 Master Servicers, the J.P. Morgan 2006-LDP8 Special Servicer and the J.P. Morgan 2006-LDP8 Trustee to payments and reimbursements as set forth in the J.P. Morgan 2006-LDP8 Pooling and Servicing Agreement) will be applied to The Gas Company Tower Loan and The Gas Company Tower Pari Passu Companion Loan on a pro rata basis according to their respective principal balances.

RLJ Hotel Pool Loan and 500-512 Seventh Avenue Loan

Servicing Provisions of each of the RLJ Hotel Pool Pari Passu Intercreditor Agreement and the 500-512 Seventh Avenue Pari Passu Intercreditor Agreement.    With respect to each of the RLJ Hotel Pool Loan and the 500-512 Seventh Avenue Loan, the 2006-C27 Master Servicer and the 2006-C27 Special Servicer will administer the RLJ Hotel Pool Loan and the RLJ Hotel Pool Pari Passu Companion Loans, and the 500-512 Seventh Avenue Loan and the 500-512 Seventh Avenue Pari Passu Companion Loan, respectively, pursuant to the 2006-C27 Pooling and Servicing Agreement and each of the RLJ Hotel Pool Pari Passu Intercreditor Agreement and the 500-512 Seventh Avenue Pari Passu Intercreditor Agreement, as applicable, for so long as the RLJ Hotel Pool Pari Passu Companion Loans or the 500-512 Seventh Avenue Pari Passu Companion Loan, as applicable, is part of the 2006-C27 Trust Fund. The holders of each of the RLJ Hotel Pool Loan and the 500-512 Seventh Avenue Loan, or an advisor on their behalf, will generally share certain of the rights that the Controlling Class Representative has with respect to directing the 2006-C27 Master Servicer and/or 2006-C27 Special Servicer with respect to the servicing of the related RLJ Hotel Pool Pari Passu Companion Loans and the 500-512 Seventh Avenue Pari Passu Companion Loan, as applicable. See “SERVICING OF THE MORTGAGE LOANS—The Controlling Class Representative” in this prospectus supplement.

Application of Payments in Connection with each of the RLJ Hotel Pool Pari Passu Intercreditor Agreement and the 500-512 Seventh Avenue Pari Passu Intercreditor Agreement.    Pursuant to each of the RLJ Hotel Pool Pari Passu Intercreditor Agreement and the 500-512 Seventh Avenue Pari Passu Intercreditor Agreement, all payments, proceeds and other recoveries on or in respect of the RLJ Hotel Pool Loan and/or the RLJ Hotel Pool Pari Passu Companion Loans, and the 500-512 Seventh Avenue Loan and/or the 500-512 Seventh Avenue Pari Passu Companion Loan, respectively (subject, in each case, to the rights of the 2006-C27 Master Servicer, the 2006-C27 Special Servicer and the 2006-C27 Trustee to payments and reimbursements as set forth in the 2006-C27 Pooling and Servicing Agreement) will be applied to the RLJ Hotel Pool Loan and the RLJ Hotel Pool Pari Passu Companion Loans, and the 500-512 Seventh Avenue Loan and the 500-512 Seventh Avenue Pari Passu Companion Loan, as applicable, on a pro rata basis according to their respective principal balances.

Servicing Provisions of the Montclair Plaza Intercreditor Agreement.    Pursuant to the terms of the Montclair Plaza Intercreditor Agreement, the Montclair Plaza Whole Loan will be serviced and administered pursuant to the terms of the Pooling and Servicing Agreement by the Master Servicer and Special Servicer, as applicable, on behalf of the holders of the various notes (as a collective whole). The Montclair Plaza Intercreditor Agreement provides that expenses, losses and shortfalls relating to the Montclair Plaza Whole Loan will be allocated first, to the holder of the Montclair Plaza Companion Loan, and thereafter to the Montclair Plaza Loan.

With respect to the Montclair Plaza Loan, the Master Servicer and Special Servicer will service and administer the Montclair Plaza Loan and the Montclair Plaza Companion Loan pursuant to the Pooling and Servicing Agreement and the Montclair Plaza Intercreditor Agreement for so long as the Montclair Plaza Loan is part of the Trust Fund. The holder of the Montclair Plaza Companion Loan will be entitled to advise and direct the holder of the Montclair Plaza Loan with respect to certain matters, including, among other things, foreclosure or material modifications of the Montclair Plaza Whole Loan at such times as the Montclair Plaza Companion Loan is not the subject of a Montclair Plaza Control Appraisal Period (as defined below).

A “Montclair Plaza Control Appraisal Period” will occur if and so long as (a) principal balance of the Montclair Plaza Companion Loan minus an amount equal to the excess (if any) of (i)(A) the outstanding principal balance of the Montclair Plaza Whole Loan, plus (B) to the extent not previously advanced by the Master Servicer or the Trustee, all accrued and unpaid interest on the Montclair Plaza Whole Loan at a per annum rate equal to its mortgage interest rate (exclusive of any default interest), plus (C) all unreimbursed Advances and unpaid interest thereon and any unpaid interest on any principal and interest advances with respect to the Montclair Plaza Whole Loan, plus (D) all currently due and unpaid real estate taxes and assessments, insurance premiums and, if applicable, ground rents relating to the Mortgaged Property (less any amounts held in escrow for such items) over (ii) an amount equal to ninety percent (90%) of the value thereof as determined by the most recent appraisal of the Mortgaged Property as required by the Montclair Plaza Intercreditor Agreement (net of any liens senior to the lien of the Montclair Plaza Whole Loan), is less than or equal to (b) twenty-five percent (25%) of the principal balance of the Montclair Plaza Companion Loan.

No advice or direction of the holder of the Montclair Plaza Companion Loan may require or cause the holder of the Montclair Plaza Loan to violate any provision of the Pooling and Servicing Agreement, including the holder of the Montclair Plaza Loan’s obligation to act in accordance with the Servicing Standard. See SERVICING OF THE MORTGAGE LOANS—The Controlling Class Representative” in this prospectus supplement.

In the event of certain defaults under the Montclair Plaza Loan, the holder of the Montclair Plaza Companion Loan will be entitled to (i) cure such monetary default within five (5) business days of the giving of the cure notice; and (ii) cure such non-monetary default within thirty (30) business days of the giving of the cure notice; provided, however, the holder of the Montclair Plaza Companion Loan may only cure such defaults six (6) times during the life of the Montclair Plaza Loan and no such cure may exceed four (4) consecutive months. In addition, upon the occurrence and during the continuance of a Montclair Plaza Special Event of Default (as defined below), the holder of the Montclair Plaza Companion Loan will have the right to purchase the Montclair Plaza Loan at the defaulted mortgage loan purchase price, which will equal the unpaid aggregate principal balance of the Montclair Plaza Loan together with all accrued and unpaid interest thereon, advances for which the borrower under the Montclair Plaza Loan is responsible and any other Additional Trust Fund Expenses in respect of the Montclair Plaza Whole Loan actually paid or incurred by the Trust Fund; provided, however, that the purchase price shall not be reduced by any outstanding P&I Advance.

Application of Payments in Connection with the Montclair Plaza Intercreditor Agreement.    Provided no (a) monetary event of default under the related Mortgage Loan documents or (b) non-monetary event of default under the related Mortgage Loan documents with respect to which the Montclair Plaza Whole Loan becomes a Specially Serviced Mortgage Loan (a “Montclair Plaza Special Event of Default”) has occurred and is continuing (subject to the cure and purchase rights of holder of the Montclair Plaza Companion Loan under the Montclair Plaza Intercreditor Agreement), after payment or reimbursement of any advances, advance interest or other costs, fees or expenses related to or allocable to the Montclair Plaza Whole Loan, all remaining amounts will be paid in the following manner:

First, to the holder of the Montclair Plaza Loan, in an amount equal to the accrued and unpaid interest due thereon;

Second, to the holder of the Montclair Plaza Loan, in an amount equal to its pro rata portion (based upon the outstanding principal balances of the Montclair Plaza Loan and the Montclair Plaza Companion Loan) of the principal balance of the Montclair Plaza Whole Loan which is due and payable pursuant to the related Mortgage Loan documents, if any, together with all prepayments, including, without limitation, loss proceeds applied to the repayment of the Montclair Plaza Whole Loan, in an amount equal to the holder of the Montclair Plaza Loan’s pro rata portion (based upon the outstanding principal balances of the Montclair Plaza Loan and the Montclair Plaza Companion Loan) of the principal balance of the Montclair Plaza Whole Loan;

Third, to the holder of the Montclair Plaza Loan, in an amount equal to any unreimbursed realized losses, if any, with respect to the Montclair Plaza Loan;

Fourth, to the holder of the Montclair Plaza Companion Loan, in an amount equal to any unreimbursed cure payments and advances made by it or in connection with an additional funding;

Fifth, to the holder of the Montclair Plaza Companion Loan, in an amount equal to the accrued and unpaid interest due thereon;

Sixth, to the holder of the Montclair Plaza Companion Loan, in an amount equal to its pro rata portion (based upon the outstanding principal balances of the Montclair Plaza Loan and the Montclair Plaza Companion Loan) of the principal balance of the Montclair Plaza Whole Loan which is due and payable pursuant to the related Mortgage Loan documents, if any, together with all prepayments, including, without limitation, loss proceeds applied to the repayment of the Montclair Plaza Whole Loan, in an amount equal to the holder of the Montclair Plaza Companion Loan’s pro rata portion (based upon the outstanding principal balances of the Montclair Plaza Loan and the Montclair Plaza Companion Loan) of the principal balance of the Montclair Plaza Whole Loan;

Seventh, to the holder of the Montclair Plaza Companion Loan, in an amount equal to any unreimbursed realized losses, if any, with respect to the Montclair Plaza Companion Loan;

Eighth, to the holder of the Montclair Plaza Loan and the Montclair Plaza Companion Loan, pro rata (based upon the outstanding principal balances of the Montclair Plaza Loan and the Montclair Plaza Companion Loan), in an amount equal to any prepayment premium, to the extent actually paid, allocable to the Montclair Plaza Whole Loan;

Ninth, to the holder of the Montclair Plaza Loan and the Montclair Plaza Companion Loan, pro rata, in an amount equal to its pro rata (based upon the outstanding principal balances of the Montclair Plaza Loan and the Montclair Plaza Companion Loan) portion of all extension fees, to the extent actually paid;

Tenth, to the holder of the Montclair Plaza Loan, in the amount equal to any default interest; provided, however, that any default interest which accrued during any and all periods for which the holder of the Montclair Plaza Companion Loan made cure payments in accordance with the terms of the Montclair Plaza Intercreditor Agreement shall be paid to the holder of the Montclair Plaza Companion Loan;

Eleventh, to the holder of the Montclair Plaza Companion Loan, in an amount equal to any default interest;

Twelfth, to the holders of the Montclair Plaza Loan and the Montclair Plaza Companion Loan, in that order, any accrued and unpaid interest on realized losses allocated to the Montclair Plaza Loan and the Montclair Plaza Companion Loan calculated at the applicable interest rate from the date such realized loss was allocated to such interest through the date such realized loss was reimbursed; and

Thirteenth, any excess, pro rata, to the holders of the Montclair Plaza Loan and the Montclair Plaza Companion Loan (based upon the initial principal balances of the Montclair Plaza Loan and the Montclair Plaza Companion Loan, respectively).

Following the occurrence and during the continuance of a Montclair Plaza Special Event of Default (subject to the cure and purchase rights of holder of the Montclair Plaza Companion Loan under the Montclair Plaza Intercreditor Agreement), after payment or reimbursement of any advances, advance interest or other costs, fees or expenses related to or allocable to the Montclair Plaza Whole Loan will be paid in the following manner:

First, to the holder of the Montclair Plaza Loan, in an amount equal to the accrued and unpaid interest due thereon;

Second, to the holder of the Montclair Plaza Loan, in an amount equal to the principal balance of the Montclair Plaza Loan until paid in full;

Third, to the holder of the Montclair Plaza Loan, in an amount equal to any unreimbursed realized losses, if any, with respect to the Montclair Plaza Loan;

Fourth, to the holder of the Montclair Plaza Companion Loan, in an amount equal to the accrued and unpaid interest due thereon;

Fifth, to the holder of the Montclair Plaza Companion Loan, in an amount equal to the principal balance of the Montclair Plaza Companion Loan until paid in full;

Sixth, to the holder of the Montclair Plaza Companion Loan, in an amount equal to any unreimbursed realized losses, if any, with respect to the Montclair Plaza Companion Loan;

Seventh, to the holder of the Montclair Plaza Loan, in an amount equal to the portion of any prepayment premium, to the extent actually paid, allocable to the holder of the Montclair Plaza Loan;

Eighth, to the holder of the Montclair Plaza Companion Loan, in an amount equal to the portion of any prepayment premium, to the extent actually paid, allocable to the holder of the Montclair Plaza Companion Loan;

Ninth, to the holder of the Montclair Plaza Loan, in an amount equal to the portion of any extension fees, to the extent actually paid, allocable to the Montclair Plaza Loan;

Tenth, to the holder of the Montclair Plaza Companion Loan in an amount equal to the portion of any extension fees, to the extent actually paid, allocable to the Montclair Plaza Companion Loan;

Eleventh, to the holder of the Montclair Plaza Loan in an amount equal to any default interest;

Twelfth, to the holder of the Montclair Plaza Companion Loan, in an amount equal to any default interest;

Thirteenth, to the holder of the Montclair Plaza Companion Loan, in an amount equal to any unreimbursed cure payments; and

Fourteenth, any excess, pro rata, to the holders of the Montclair Plaza Loan and the Montclair Plaza Companion Loan (based upon the initial principal balances of the Montclair Plaza Loan and the Montclair Plaza Companion Loan, respectively).

Gateway Center Loan

Servicing Provisions of the Gateway Center Intercreditor Agreement.    Pursuant to the terms of the Gateway Center Intercreditor Agreement, the Gateway Center Whole Loan will be serviced and administered pursuant to the terms of the Pooling and Servicing Agreement by the Master Servicer and Special Servicer, as applicable, on behalf of the holders of the various notes (as a collective whole). The Gateway Center Intercreditor Agreement provides that expenses, losses and shortfalls relating to the Gateway Center Whole Loan will be allocated first, to the holder of the Gateway Center Companion Loan and thereafter to the Gateway Center Loan.

With respect to the Gateway Center Loan, the Master Servicer and Special Servicer will service and administer the Gateway Center Loan and the Gateway Center Companion Loan pursuant to the Pooling and Servicing Agreement and the Gateway Center Intercreditor Agreement for so long as the Gateway Center Loan is part of the Trust Fund. The holder of the Gateway Center Companion Loan will be entitled to advise and direct the Special Servicer with respect to certain matters, including, among other things, foreclosure, any sale of the Mortgaged Property, any release of the related borrower or material modifications of the Gateway Center Whole Loan at such times as the Gateway Center Companion Loan is not the subject of a Gateway Center Control Appraisal Period (as defined below).

A “Gateway Center Control Appraisal Period” shall be deemed to have occurred if and so long as (a) principal balance of the Gateway Center Companion Loan minus an amount equal to the excess, if any, of (i)(A) the outstanding principal balance of the Gateway Center Whole Loan, plus (B) to the extent not previously advanced by the Master Servicer or the Trustee, all accrued and unpaid interest on the Gateway Center Whole Loan at a per annum rate equal to its mortgage interest rate (exclusive of any default interest), plus (C) all unreimbursed advances and unpaid interest thereon and any unpaid interest on any principal and interest advances with respect to the Gateway Center Whole Loan, plus (D) all currently due and unpaid real estate taxes and assessments, insurance premiums and, if applicable, ground rents relating to the Mortgaged Property (less any amounts held in escrow for such items) over (ii) an amount equal to ninety percent (90%) of the value thereof as determined by the most recent appraisal of the Mortgaged Property as required by the Gateway Center

Intercreditor Agreement (net of any liens senior to the lien of the Gateway Center Loan), is less than or equal to (b) twenty-five percent (25%) of the principal balance of the Gateway Center Companion Loan.

No advice or direction of the holder of the Gateway Center Companion Loan may require or cause the Master Servicer or the Special Servicer to violate any provision of the Pooling and Servicing Agreement, including the Master Servicer’s and the Special Servicer’s obligation to act in accordance with the Servicing Standard. See “SERVICING OF THE MORTGAGE LOANS—The Controlling Class Representative” in this prospectus supplement.

In the event of certain defaults under the Gateway Center Whole Loan, the holder of the Gateway Center Companion Loan will be entitled to (i) cure such monetary default within 5 business days of receipt of the cure notice and cure such non-monetary default within 30 days of receipt of the cure notice and/or (ii) purchase the Gateway Center Loan from the Trust Fund after the expiration of the cure period, subject to certain terms in the Gateway Center Intercreditor Agreement. Notwithstanding the foregoing, the rights of the holder of the Gateway Center Companion Loan to cure a monetary default or non-monetary default will be limited to six (6) cure events over the life of the Gateway Center Whole Loan and no single cure event may exceed four (4) consecutive months. Under the Gateway Center Loan Intercreditor Agreement, a cure event is defined as the exercise of cure rights by the holder of the Gateway Center Companion Loan, whether for 1 month or for consecutive months in the aggregate. The purchase price will generally equal the unpaid aggregate principal balance of the Gateway Center Loan, together with all accrued and unpaid interest thereon (other than default interest) at the related mortgage interest rate, and any unreimbursed servicing expenses, advances and interest on advances for which the borrower under the Gateway Center Loan is responsible and any other Additional Trust Fund Expenses in respect of the Gateway Center Whole Loan actually paid or incurred by the Trust Fund; provided, however, that the purchase price shall not be reduced by any outstanding P&I Advance.

Application of Payments.    Provided no (a) monetary event of default under the related Mortgage Loan documents or (b) non-monetary event of default under the related Mortgage Loan documents with respect to which the Gateway Center Whole Loan becomes a Specially Serviced Mortgage Loan (a “Gateway Center Special Event of Default”) has occurred and is continuing (subject to the cure and purchase rights of holder of the Gateway Center Companion Loan under the Gateway Center Intercreditor Agreement), after payment or reimbursement of any advances, advance interest or other costs, fees or expenses related to or allocable to the Gateway Center Whole Loan will be paid in the following manner:

First, to the holder of the Gateway Center Loan, in an amount equal to the accrued and unpaid interest due thereon;

Second, to the holder of the Gateway Center Loan, in an amount equal to its pro rata portion (based upon the outstanding principal balances of the Gateway Center Loan and the Gateway Center Companion Loan) of the principal balance of the Gateway Center Whole Loan which is due and payable pursuant to the related Mortgage Loan documents, if any, together with all prepayments, including, without limitation, loss proceeds applied to the repayment of the Gateway Center Whole Loan, in an amount equal to the holder of the Gateway Center Loan’s pro rata portion (based upon the outstanding principal balances of the Gateway Center Loan and the Gateway Center Companion Loan) of the principal balance of the Gateway Center Whole Loan;

Third, to the holder of the Gateway Center Loan, in an amount equal to any unreimbursed realized losses, if any, with respect to the Gateway Center Loan;

Fourth, to the holder of the Gateway Center Companion Loan, in an amount equal to any unreimbursed cure payments and advances made by it or in connection with an additional funding which are reimbursed by the borrower;

Fifth, to the holder of the Gateway Center Companion Loan, in an amount equal to the accrued and unpaid interest due thereon;

Sixth, to the holder of the Gateway Center Companion Loan, in an amount equal to its pro rata portion (based upon the outstanding principal balances of the Gateway Center Loan and the Gateway Center Companion Loan) of the principal balance of the Gateway Center Whole Loan which is due and payable pursuant to the related Mortgage Loan documents, if any, together with all prepayments, including, without limitation, loss proceeds applied to the repayment of the Gateway Center Whole Loan, in an amount equal to the holder of the Gateway Center Companion Loan’s pro rata portion (based upon the outstanding principal balances of the Gateway Center Loan and the Gateway Center Companion Loan) of the principal balance of the Gateway Center Whole Loan;

Seventh, to the holder of the Gateway Center Companion Loan, in an amount equal to any unreimbursed realized losses, if any, with respect to the Gateway Center Companion Loan;

Eighth, to the holder of the Gateway Center Loan and the Gateway Center Companion Loan, pro rata (based upon the outstanding principal balances of the Gateway Center Loan and the Gateway Center Companion Loan), in an amount equal to any prepayment premium, to the extent actually paid, allocable to the Gateway Center Whole Loan;

Ninth, to the holder of the Gateway Center Loan and the Gateway Center Companion Loan, pro rata (based upon the outstanding principal balances of the Gateway Center Loan and the Gateway Center Companion Loan), in an amount equal to any extension fees, to the extent actually paid, allocable to the Gateway Center Whole Loan;

Tenth, to the holder of the Gateway Center Loan, in the amount equal to any default interest; provided, however, that any default interest which accrued during any and all periods for which the holder of the Gateway Center Companion Loan made cure payments in accordance with the terms of the Gateway Center Intercreditor Agreement shall be paid to the holder of the Gateway Center Companion Loan;

Eleventh, to the holder of the Gateway Center Companion Loan, in an amount equal to any default interest;

Twelfth, to the holders of the Gateway Center Loan and the Gateway Center Companion Loan, in that order, any accrued and unpaid interest on realized losses allocated to the Gateway Center Loan and the Gateway Center Companion Loan calculated at the applicable interest rate from the date such realized loss was allocated to such interest through the date such realized loss was reimbursed; and

Thirteenth, any excess, pro rata, to the holders of the Gateway Center Loan and the Gateway Center Companion Loan (based on the initial principal balance of the Gateway Center Loan and the Gateway Center Companion Loan, respectively).

Following the occurrence and during the continuance of a Gateway Center Special Event of Default (subject to the cure and purchase rights of holder of the Gateway Center Companion Loan under the Gateway Center Intercreditor Agreement) after payment or reimbursement of any advances, advance interest or other costs, fees or expenses related to or allocable to the Gateway Center Whole Loan will be paid in the following manner:

First, to the holder of the Gateway Center Loan, in an amount equal to the accrued and unpaid interest due thereon;

Second, to the holder of the Gateway Center Loan, in an amount equal to the principal balance of the Gateway Center Loan until paid in full;

Third, to the holder of the Gateway Center Loan, in an amount equal to any unreimbursed realized losses, if any, with respect to the Gateway Center Loan;

Fourth, to the holder of the Gateway Center Companion Loan, in an amount equal to the accrued and unpaid interest due thereon;

Fifth, to the holder of the Gateway Center Companion Loan, in an amount equal to the principal balance of the Gateway Center Companion Loan until paid in full;

Sixth, to the holder of the Gateway Center Companion Loan, in an amount equal to any unreimbursed realized losses, if any, with respect to the Gateway Center Companion Loan;

Seventh, to the holder of the Gateway Center Loan, in an amount equal to the portion of any prepayment premium, to the extent actually paid, allocable to the holder of the Gateway Center Loan (based upon the ratio between the initial principal balances of the Gateway Center Loan and the Gateway Center Companion Loan);

Eighth, to the holder of the Gateway Center Companion Loan, in an amount equal to the portion of any prepayment premium, to the extent actually paid, allocable to the holder of the Gateway Center Companion Loan (based upon the ratio between the outstanding principal balances of the Gateway Center Loan and the Gateway Center Companion Loan);

Ninth, to the holder of the Gateway Center Loan, in an amount equal to the full exit fee, to the extent actually paid;

Tenth, to the holder of the Gateway Center Loan, in an amount equal to the portion of any extension fees, to the extent actually paid, allocable to the holder of the Gateway Center Loan (based upon the outstanding principal balances of the Gateway Center Loan and the Gateway Center Companion Loan);

Eleventh, to the holder of the Gateway Center Companion Loan, in an amount equal to the portion of any extension fees, to the extent actually paid, allocable to the holder of the Gateway Center Companion Loan (based upon the outstanding principal balances of the Gateway Center Loan and the Gateway Center Companion Loan);

Twelfth, to the holder of the Gateway Center Loan, in an amount equal to any default interest;

Thirteenth, to the holder of the Gateway Center Companion Loan, in an amount equal to any default interest;

Fourteenth, to the holder of the Gateway Center Companion Loan, in an amount equal to any unreimbursed cure payments or any unreimbursed costs and advances paid or reimbursed by the holder of the Gateway Center Companion Loan pursuant to the Gateway Center Intercreditor Agreement; and

Fifteenth, any excess, pro rata, to the holders of the Gateway Center Loan and the Gateway Center Companion Loan (based upon the initial principal balances of the Gateway Center Loan and the Gateway Center Companion Loan, respectively).

Bold Concepts Building Loan

Servicing Provisions of the Bold Concepts Building Intercreditor Agreement.    With respect to the Bold Concepts Building Loan, the Master Servicer and Special Servicer will service and administer the Bold Concepts Building Loan and the Bold Concepts Building Subordinate Companion Loan pursuant to the Pooling and Servicing Agreement and the related Intercreditor Agreement for so long as the Bold Concepts Building Loan is part of the Trust Fund. The Master Servicer and/or the Special Servicer may not enter into any amendment, deferral, extension, modification, increase, renewal, replacement, consolidation, supplement or waiver of the Bold Concepts Building Loan or the related Mortgage Loan documents without obtaining the prior written consent of the holder of the Bold Concepts Building Subordinate Companion Loan if such proposed amendment, deferral, extension, modification, increase, renewal, replacement, consolidation, supplement or waiver of the Bold Concepts Building Loan or the related Mortgage Loan documents adversely affects the lien priority of the related Mortgage or constitutes a material modification as specified in the Bold Concepts Building Intercreditor Agreement; provided, however, such consent right will expire when the repurchase period described in the next paragraph expires. See “SERVICING OF THE MORTGAGE LOANS—The Controlling Class Representative” in this prospectus supplement.

In the event that (i) any payment of principal or interest on the Bold Concepts Building Loan or Bold Concepts Building Subordinate Companion Loan becomes ninety (90) or more days delinquent, (ii) the principal balance of the Bold Concepts Building Loan or Bold Concepts Building Subordinate Companion Loan has been accelerated, (iii) the principal balance of the Bold Concepts Building Loan or Bold Concepts Building Subordinate Companion Loan is not paid at maturity, (iv) the related borrower declares bankruptcy or is otherwise subject to a bankruptcy proceeding or (v) any other event where the cash flow payment under the Bold Concepts Building Subordinate Companion Loan has been interrupted and payments are made pursuant to the event of default waterfall below, the holder of the Bold Concepts Building Subordinate Companion Loan will have the right to purchase the Bold Concepts Building Loan from the Trust Fund for a period of thirty (30) days after its receipt of a repurchase option notice, subject to certain conditions as set forth in the Bold Concepts Building Intercreditor Agreement. The purchase price will generally equal the unpaid principal balance of the Bold Concepts Building Loan, together with all accrued and unpaid interest on the Bold Concepts Building Loan (other than default interest and late payment charges) at the related mortgage rate and any outstanding servicing expenses, advances and interest on advances for which the borrower under the Bold Concepts Building Loan is responsible and other expenses as provided in the Bold Concepts Building Intercreditor Agreement. Unless the borrower or an affiliate is purchasing the Bold Concepts Building Loan, no prepayment consideration will be payable in connection with the purchase of the Bold Concepts Building Loan.

Application of Payments.    Pursuant to the Bold Concepts Building Intercreditor Agreement and prior to the occurrence of (i) the acceleration of the Bold Concepts Building Loan or Bold Concepts Building Subordinate Companion Loan, (ii) a monetary event of default or (iii) an event of default triggered by the bankruptcy of the related borrower, the related borrower is required to make separate monthly payments of principal and interest to the Master Servicer and the holder of the Bold Concepts Building Subordinate Companion Loan. Any escrow and reserve payments required in respect of the Bold Concepts Building Whole Loan are required to be paid to the Master Servicer.

Following the occurrence and during the continuance of (i) the acceleration of the Bold Concepts Building Loan or Bold Concepts Building Subordinate Companion Loan, (ii) a monetary event of default or (iii) an event of default triggered by the bankruptcy of the related borrower, and subject to certain rights of the holder of the Bold Concepts Building Subordinate Companion Loan to purchase the Bold Concepts Building Loan from the Trust Fund, all payments and proceeds (of whatever nature) on the Bold Concepts Building Subordinate Companion Loan will be subordinated to all payments due on the Bold Concepts Building Loan and the amounts with respect to the Bold Concepts Building Whole Loan will be paid (excluding certain reserves, escrows, insurance proceeds, settlements and awards otherwise required to be applied under the related Mortgage Loan documents or released to the related borrower) in the following manner:

First, to the Master Servicer, Special Servicer or Trustee, up to the amount of any unreimbursed costs and expenses paid by such party, including unreimbursed advances and interest thereon;

Second, to the Master Servicer and the Special Servicer, in an amount equal to the accrued and unpaid servicing fees and other servicing compensation earned by such party;

Third, to the holder of the Bold Concepts Building Loan, in an amount equal to accrued and unpaid interest with respect to the Bold Concepts Building Loan at the pre-default interest rate thereon;

Fourth, to the holder of the Bold Concepts Building Loan, in an amount equal to the principal balance of the Bold Concepts Building Loan until paid in full;

Fifth, to the holder of the Bold Concepts Building Loan, in an amount equal to any prepayment premium, to the extent actually paid, allocable to the Bold Concepts Building Loan;

Sixth, to the holder of the Bold Concepts Building Subordinate Companion Loan, up to the amount of any unreimbursed costs and expenses paid by the holder of the Bold Concepts Building Subordinate Companion Loan;

Seventh, to the holder of the Bold Concepts Building Subordinate Companion Loan, in an amount equal to accrued and unpaid interest with respect to the Bold Concepts Building Subordinate Companion Loan at the pre-default interest rate thereon;

Eighth, to the holder of the Bold Concepts Building Subordinate Companion Loan, in an amount equal to the principal balance of the Bold Concepts Building Subordinate Companion Loan until paid in full;

Ninth, to the holder of the Bold Concepts Building Subordinate Companion Loan, in an amount equal to any prepayment premium, to the extent actually paid, allocable to the Bold Concepts Building Subordinate Companion Loan;

Tenth, to the holder of the Bold Concepts Building Loan and then to the holder of the Bold Concepts Building Subordinate Companion Loan, in an amount equal to any unpaid default interest accrued on the Bold Concepts Building Loan and the Bold Concepts Building Subordinate Companion Loan, respectively;

Eleventh, any amounts collected or recovered on the Bold Concepts Building Whole Loan that represent late payment charges, other than a prepayment premium or default interest, that are not payable to any servicer or trustee in respect of the Bold Concepts Building Loan or Bold Concepts Building Subordinate Companion Loan, are payable to the holder of the Bold Concepts Building Loan and the Bold Concepts Building Subordinate Companion Loan on a pro rata basis as determined by the initial balance of each of the Bold Concepts Building Loan and the Bold Concepts Building Subordinate Companion Loan, respectively; and

Twelfth, any excess amounts that are not required to be paid to the related borrower or to a party other than the mortgagee under the related Mortgage Loan documents, to the holder of the Bold Concepts Building Loan and the holder of the Bold Concepts Building Subordinate Companion Loan, on a pro rata basis, determined by the initial principal balances of each of the Bold Concepts Building Loan and the Bold Concepts Building Subordinate Companion Loan, respectively.

Notwithstanding the foregoing waterfall, if within ninety (90) days of the occurrence of a monetary event of default, (i) the borrower has paid to the applicable servicer an amount (or amounts are otherwise available) sufficient to cure such monetary default (without taking into consideration default interest in excess of the applicable loan rate or any related late charges due and payable), (ii) no other material event of default (of the kind described in the first paragraph of this “—Application of Payments” section) exists, (iii) the applicable servicer determines that a workout which maintains the scheduled payments and the waiver or deferral of the unpaid default interest and late charges is the course of action to pursue with respect to the event of default, then the Master Servicer and/or the Special Servicer, as applicable, may apply the amount paid by the borrower (or otherwise available) net of amounts payable to the Master Servicer and/or the Special Servicer, as applicable, or Trustee, first, to the holder of the Bold Concepts Building Loan, in an amount equal to the accrued and unpaid interest on the Bold Concepts Building Loan, second to the holder of the Bold Concepts Building Loan, in an amount equal to any current and delinquent scheduled principal payments on the Bold Concepts Building Loan, third, to the holder of the Bold Concepts Building Subordinate Companion Loan, in an amount equal to the accrued and unpaid interest on the Bold Concepts Building Subordinate Companion Loan and, fourth, the holder of the Bold Concepts Building Subordinated Companion Loan, in an amount equal to any current and delinquent scheduled principal payments on the Bold Concepts Building Subordinate Companion Loan.

Mezzanine Loans

With respect to the Mortgage Loans with existing mezzanine debt, the holder of each mezzanine loan generally has the right to purchase the related Mortgage Loan from the Trust Fund if certain defaults on the related Mortgage Loan occur or upon the transfer of the related Mortgage Loan to special servicing as a result of an event of default under the related Mortgage Loan and, in some cases, may have the right to cure certain defaults occurring on the related Mortgage Loan. The purchase price required to be paid in connection with such a purchase is generally equal to the outstanding principal balance of the related Mortgage Loan, together with accrued and unpaid interest on, and all unpaid servicing expenses, advances and interest on advances relating to, such Mortgage Loan. The lenders for this mezzanine debt are generally not affiliates of the related Mortgage Loan borrower. Upon a default under the mezzanine debt, the holder of the mezzanine debt may, under certain circumstances, foreclose upon the ownership interests in the related borrower.

Certain Provisions of the Intercreditor Agreements with Respect to Certain Subordinate Loans

Pursuant to the terms of the related Intercreditor Agreements, the holders of the subordinate loans secured by the related Mortgaged Property (the “Subordinate Loans”) with respect to 4 Mortgage Loans (loan numbers 3, 7, 49 and 126) generally have the right, among other things, to (i) approve the annual operating budget of the related borrower in accordance with the terms of the related Mortgage Loan documents with respect to such subordinate loan; (ii) cause the termination of the property manager with respect to such Mortgaged Property and approve successor managers subject to certain conditions set forth in the related Intercreditor Agreements and (iii) purchase, in whole but not in part, the related Mortgage Loan for a price generally equal to the outstanding principal balance thereof, together with all accrued interest and other amounts due thereon and all costs and expenses actually incurred by the mortgagee in enforcing the terms of the related Mortgage Loan documents.

The holders of the Subordinate Loans shall also have the right to be notified prior to the commencement of any enforcement action by the mortgagee with respect to the related Mortgaged Property and to cure any default causing such action in accordance with the provisions of the related Intercreditor Agreement.

The Mortgage Loan documents for the Subordinate Loans generally may be amended without the consent of the holder of the related Subordinate Loan; except for certain amendments relating to, among other things, the economic terms of the related Mortgage Loan, the cash management provisions and the collateral for the related Mortgage Loan; provided, however, in a work-out context the forgoing consent is generally not required.

The holders of the Subordinate Loans may not exercise any rights they may have under the related Mortgage Loan documents or applicable law with respect to a foreclosure or other realization upon the related Mortgaged Property without the prior written consent of the mortgagee, which consent can be withheld or conditioned in the mortgagee’s sole and absolute discretion.

Additional Mortgage Loan Information

For a detailed presentation of certain of the characteristics of the Mortgage Loans and the Mortgaged Properties, on an individual basis, see Annexes A-1, A-2, A-3, A-4, A-5 and A-6 to this prospectus supplement. For purposes of numerical and statistical information set forth in this prospectus supplement and Annexes A-1, A-2, A-3, A-4, A-5 and A-6 unless otherwise specified, such numerical and statistical information excludes any Subordinate Companion Loans. For purposes of the calculation of the DSC Ratio, the LTV Ratio and Cut-Off Date Balance per Sq. Ft., Unit, Pad or Room with respect to The Gas Company Tower Loan, the 311 South Wacker Loan, the RLJ Hotel Pool Loan, the 500-512 Seventh Avenue Loan and the Newport Bluffs Loan, such ratios are calculated based upon the aggregate debt service on or aggregate indebtedness of, as applicable, The Gas Company Tower Pari Passu Loan, the 311 South Wacker Pari Passu Loan, the RLJ Hotel Pool Pari Passu Loan, the 500-512 Seventh Avenue Pari Passu Loan (but not the 500-512 Seventh Avenue Subordinate Companion Loan) and the Newport Bluffs Pari Passu Loan, respectively. Certain of the Mortgage Loans may have previously computed interest on a floating rate basis, but have been converted to a fixed rate prior to the Closing Date. For purposes of the calculation of DSC Ratios and LTV Ratios with respect to the Four Seasons

Resort and Club - Dallas, TX Loan, such information excludes the Four Seasons Resort and Club - Dallas, TX Non-Pooled Component. With respect to these Mortgage Loans, all calculations in this prospectus supplement will be computed on the basis of the date any such Mortgage Loan was converted to a fixed rate, rather than the date of origination. Certain additional information regarding the Mortgage Loans is contained under “—Assignment of the Mortgage Loans; Repurchases and Substitutions” and “—Representations and Warranties; Repurchases and Substitutions,” in this prospectus supplement and under “DESCRIPTION OF THE TRUST FUNDS” and “CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS AND LEASES” in the accompanying prospectus.

In the schedule and tables set forth in Annexes A-1, A-2, A-3, A-4 and A-5 to this prospectus supplement, cross-collateralized Mortgage Loans are not grouped together; instead, references are made under the heading “Cross Collateralized and Cross Defaulted Loan Flag” with respect to the other Mortgage Loans with which they are cross-collateralized.

Each of the tables herein and in the Annexes sets forth certain characteristics of the Mortgage Pool presented, where applicable, as of the Cut-Off Date. For purposes of the tables and Annexes A-1, A-2, A-3, A-4 and A-5:

(i) References to “DSC Ratio” and “DSCR” are references to debt service coverage ratios. Debt service coverage ratios are used by income property lenders to measure the ratio of (a) cash currently generated by a property that is available for debt service (that is, cash that remains after average cost of non-capital expenses of operation, tenant improvements, leasing commissions, replacement reserves and furniture, fixture and equipment reserves during the term of the Mortgage Loan) to (b) required debt service payments. However, debt service coverage ratios only measure the current, or recent, ability of a property to service mortgage debt. The DSC Ratio for any Mortgage Loan or Pari Passu Loan is the ratio of Net Cash Flow produced by the related Mortgaged Property to the annualized amount of debt service that will be payable under that Mortgage Loan commencing after the origination date. The “Net Cash Flow” for a Mortgaged Property is the “net cash flow” of such Mortgaged Property as set forth in, or determined by the applicable Mortgage Loan Seller on the basis of, Mortgaged Property operating statements, generally unaudited, and certified rent rolls (as applicable) supplied by the related borrower in the case of multifamily, mixed-use, retail, industrial, residential health care, self-storage and office properties (each a “Rental Property”); provided, however, for purposes of calculating the DSC Ratios and DSCR provided herein (i) with respect to 68 Mortgage Loans, representing 35.5% of the Cut-Off Date Pool Balance (57 Mortgage Loans in Loan Group 1 or 38.5% of the Cut-Off Date Group 1 Balance and 11 Mortgage Loans in Loan Group 2 or 20.9% of the Cut-Off Date Group 2 Balance) where Periodic Payments are interest-only for a certain amount of time after origination after which date the Mortgage Loan amortizes principal for the remaining term of the loan the debt service used is the annualized amount of debt service that will be payable under the Mortgage Loan commencing after the amortization period begins; (ii) with respect to 13 Mortgage Loans (loan numbers 20, 57, 58, 61, 90, 97, 107, 120, 124, 141, 164, 171 and 189), representing 3.3% of the Cut-Off Date Pool Balance (11 Mortgage Loans in Loan Group 1 or 3.5% of the Cut-Off Date Group 1 Balance and 2 Mortgage Loans in Loan Group 2 or 2.3% of the Cut-Off Date Group 2 Balance) such ratio was adjusted by taking into account amounts available under certain letters of credit or cash reserves; (iii) with respect to Mortgage Loans that are interest only until paid off at maturity, the annual debt service used is based on the outstanding loan amount times the applicable interest rate without regard to interest accrual basis with respect to all Mortgage Loans except those originated by Nomura and Artesia; and (iv) with respect to 1 Mortgage Loan (loan number 75), representing 0.3% of the Cut-Off Date Pool Balance (0.4% of the Cut-Off Date Group 1 Balance), such ratio was derived by using the average monthly debt service during the period in which amortization is due according to the related payment schedule mortgage, as described in Annex A-6 to this prospectus supplement; provided, further, that, for purposes of calculating the DSCR’s provided herein for each Pari Passu Loan, the debt service on the related Pari Passu Companion Loan will be taken into account. In general, the Mortgage Loan Sellers relied on either full-year operating statements, rolling 12-month operating statements and/or applicable year-to-date financial statements, if available, and on rent rolls for all Rental Properties that were current as of a date not earlier than six months prior to the respective date of origination in determining Net Cash Flow for the Mortgaged Properties.

In general, “net cash flow” is the revenue derived from the use and operation of a Mortgaged Property less operating expenses (such as utilities, administrative expenses, repairs and maintenance, tenant improvement costs, leasing commissions, management fees and advertising), fixed expenses (such as insurance, real estate taxes and, if applicable, ground lease payments) and replacement reserves and an allowance for vacancies and credit losses. Net Cash Flow does not reflect interest expenses and non-cash items such as depreciation and amortization, and generally does not reflect capital expenditures, but does reflect reserves for replacements and an allowance for vacancies and credit losses.

In determining the “revenue” component of Net Cash Flow for each Rental Property, the applicable Mortgage Loan Seller generally relied on the most recent rent roll and/or other known, signed tenant leases, executed extension options, master leases or other indications of anticipated income (generally supported by market considerations, cash reserves or letters of credit) supplied and, where the actual vacancy shown thereon and the market vacancy was less than 5.0%, assumed a 5.0% vacancy in determining revenue from rents, except that in the case of certain non-multifamily properties, space occupied by such anchor or single tenants or other large creditworthy tenants may have been disregarded (or a rate of less than 5.0% has been assumed) in performing the vacancy adjustment due to the length of the related leases or creditworthiness of such tenants, in accordance with the respective Mortgage Loan Seller’s underwriting standards. Where the actual or market vacancy was not less than 5.0%, the applicable Mortgage Loan Sellers determined revenue from rents by generally relying on the most recent rent roll and/or other known, signed leases, executed lease extension options, master leases or other indications of anticipated income (generally supported by market considerations, cash reserves or letters of credit) supplied and the greater of (a) actual historical vacancy at the related Mortgaged Property, (b) historical vacancy at comparable properties in the same market as the related Mortgaged Property, and (c) 5.0%. In determining rental revenue for multifamily and self storage properties, the Mortgage Loan Sellers generally either reviewed rental revenue shown on the certified rolling 12-month operating statements, the rolling 3-month operating statements for multifamily properties or annualized the rental revenue and reimbursement of expenses shown on rent rolls or operating statements with respect to the prior one-to-twelve month periods. For the other Rental Properties, the Mortgage Loan Sellers generally annualized rental revenue shown on the most recent certified rent roll (as applicable), after applying the vacancy factor, without further regard to the terms (including expiration dates) of the leases shown thereon. In the case of hospitality properties, gross receipts were generally determined based upon the average occupancy not to exceed 75.0% and daily rates achieved during the prior two-to-three year annual reporting period. In the case of residential health care facilities, receipts were based on historical occupancy levels, historical operating revenues and then current occupancy rates. Occupancy rates for the private health care facilities were generally within then current market ranges, and vacancy levels were generally a minimum of 5.0%. In general, any non-recurring items and non-property related revenue were eliminated from the calculation except in the case of residential health care facilities.

In determining the “expense” component of Net Cash Flow for each Mortgaged Property, the Mortgage Loan Sellers generally relied on rolling 12-month operating statements and/or full-year or year-to-date financial statements supplied by the related borrower, except that (a) if tax or insurance expense information more current than that reflected in the financial statements was available, the newer information was used, (b) property management fees were generally assumed to be 1.0% to 7.0% of effective gross revenue (except with respect to full service hospitality properties, where a minimum of 3.0% of gross receipts was assumed, with respect to limited service hospitality properties, where a minimum of 4.0% of gross receipts was assumed, and with respect to single tenant properties, where fees as low as 1.0% of effective gross receipts were assumed), (c) assumptions were made with respect to reserves for leasing commissions, tenant improvement expenses and capital expenditures and (d) expenses were assumed to include annual replacement reserves. See “—Wachovia’s Underwriting Standards— Escrow Requirements—Replacement Reserves”, “Nomura’s Underwriting Standards—Escrow Requirements” and “—Artesia’s Underwriting Standards—Escrow Requirements” in this prospectus supplement. In addition, in some instances, the Mortgage Loan Sellers recharacterized as capital expenditures those items reported by borrowers as operating expenses (thus increasing “net cash flow”) where the Mortgage Loan Sellers determined appropriate.

The borrowers’ financial information used to determine Net Cash Flow was in most cases borrower certified, but unaudited, and neither the Mortgage Loan Sellers nor the Depositor verified their accuracy.

(ii) References to “Cut-Off Date LTV” and “Cut-Off Date LTV Ratio” are references to the ratio, expressed as a percentage, of the Cut-Off Date Balance of a Mortgage Loan (or, in the case of The Gas Company Tower Loan, of The Gas Company Tower Whole Loan or, in the case of the 311 South Wacker Loan, of the 311 South Wacker Whole Loan or, in the case of the RLJ Hotel Pool Loan, of the RLJ Hotel Pool Whole Loan or, in the case of the 500-512 Seventh Avenue Loan, of the 500-512 Seventh Avenue Whole Loan or, in the case of the Newport Bluffs Loan, of the Newport Bluffs Whole Loan) to the appraised value of the related Mortgaged Property as shown on the most recent third-party appraisal thereof available to the Mortgage Loan Sellers, which for 51 Mortgaged Properties securing, in whole or in part, 9 Mortgage Loans (loan numbers 6, 15, 29, 50, 61, 63, 97, 111 and 117), representing approximately 7.8% of the Cut-Off Date Pool Balance (9.4% of the Cut-Off Date Group 1 Balance), the appraised value represented is the “as-stabilized” value. Additionally, for purposes of determining the Cut-Off Date LTV Ratio for 2 Mortgage Loans (loan numbers 57 and 164), representing 0.5% of the Cut-Off Date Pool Balance (0.6% of Cut-Off Date Group 1 Balance), such ratio was adjusted by taking into account amounts available under certain letters of credit and/or in cash reserves. See “RISK FACTORS—Inspections and Appraisals May Not Accurately Reflect Value or Condition of Mortgaged Property” in this prospectus supplement. The table below shows the Cut-Off Date LTV Ratios calculated using the “as-is” appraised values and the “as-stabilized” appraised values for the 9 Mortgage Loans:

Loan Name	Mortgage Loan Number	“As-Is” Cut-Off Date LTV	“As-Is” Date	“As-Stabilized” Cut-Off Date LTV	As-Stabilized Date
RLJ Hotel Pool*	6	70.5%	6/1/2006	68.9%	Various
Traders Point Retail Center	15	85.7%	7/9/2006	80.0%	8/1/2007
Main Street Commons	29	71.9%	6/16/2006	67.4%	1/1/2007
Renaissance Commons	50	79.5%	9/1/2006	76.5%	6/1/2007
Black Mountain Market Place	61	82.5%	7/19/2006	75.1%	5/19/2007
Howe Corporate Center	63	80.7%	7/6/2006	75.0%	9/1/2007
Parkway Building	97	84.8%	7/11/2006	80.0%	7/11/2007
Syracuse Hill	111	75.6%	7/5/2006	71.4%	3/5/2007
Southcreek Corporate Center II	117	81.1%	7/12/2006	77.4%	6/1/2007

*	LTV ratios were derived based upon the aggregate indebtedness of the RLJ Hotel Pool Loan and the RLJ Hotel Pool Pari Passu Companion Loans with an original principal balance of $504,548,870.

(iii) References to “Maturity Date LTV Ratio” and “LTV at ARD or Maturity” are references to the ratio, expressed as a percentage, of the expected balance of a Balloon Loan (or, in the case of The Gas Company Tower Loan, of The Gas Company Tower Whole Loan or, in the case of the RLJ Hotel Pool Loan, of the RLJ Hotel Pool Whole Loan or, in the case of the 500-512 Seventh Avenue Loan, of the 500-512 Seventh Avenue Whole Loan or, in the case of the Newport Bluffs Loan, of the Newport Bluffs Whole Loan or, in the case of the 311 South Wacker Loan, of the 311 South Wacker Whole Loan) on its scheduled maturity date (or for an ARD Loan on its Anticipated Repayment Date) (prior to the payment of any Balloon Payment or principal prepayments) to the appraised value of portions of the related Mortgaged Property as shown on the most recent third-party appraisal thereof available to the Mortgage Loan Sellers, which for 51 Mortgaged Properties securing in whole or in part 9 Mortgage Loans (loan numbers 6, 15, 29, 50, 61, 63, 97, 111 and 117), representing by allocated loan amount approximately 7.8% of the Cut-Off Date Pool Balance (9.4% of the Cut-Off Date Group 1 Balance), the appraised value represented is the “as-stabilized” value. Additionally, for purposes of determining the Maturity Date LTV Ratio for 2 Mortgage Loans (loan numbers 57 and 164), representing 0.5% of the Cut-Off Date Pool Balance (0.6% of Cut-Off Date Group 1 Balance), such ratio was adjusted by taking into account amounts available under certain letters of credit or in cash reserves. See “RISK FACTORS—Inspections and Appraisals May Not Accurately Reflect Value or Condition or Mortgaged Property” in this prospectus supplement. The table below shows the Maturity Date LTV Ratios calculated using the “as-is” appraised values and the “as-stabilized” appraised values for the 9 Mortgage Loans:

Loan Name	Mortgage Loan Number	“As-Is” Maturity Date LTV	“As-Is” Date	“As-Stabilized” Maturity Date LTV	As-Stabilized Date
RLJ Hotel Pool*	6	64.6%	6/1/2006	63.1%	Various
Traders Point Retail Center	15	80.0%	7/9/2006	74.7%	8/1/2007
Main Street Commons	29	67.4%	6/16/2006	63.2%	1/1/2007
Renaissance Commons	50	74.7%	9/1/2006	71.8%	6/1/2007
Black Mountain Market Place	61	77.3%	7/19/2006	70.4%	5/19/2007
Howe Corporate Center	63	80.7%	7/6/2006	75.0%	9/1/2007
Parkway Building	97	78.1%	7/11/2006	73.7%	7/11/2007
Syracuse Hill	111	75.6%	7/5/2006	71.4%	3/5/2007
Southcreek Corporate Center II	117	75.9%	7/12/2006	72.5%	6/1/2007

*	LTV ratios were derived based upon the aggregate indebtedness of the RLJ Hotel Pool Loan and the RLJ Hotel Pool Pari Passu Companion Loans with an original principal balance of $504,548,870.

(iv) References to “Loan per Sq. Ft., Unit, Pad, Room or Bed” are, for each Mortgage Loan secured by a lien on a multifamily property, mobile home park property, hospitality property or assisted living facility or other healthcare property or student housing property, respectively, references to the Cut-Off Date Balance of such Mortgage Loan (or, in the case of The Gas Company Tower Loan, of The Gas Company Tower Whole Loan or, in the case of the 311 South Wacker Loan, of the 311 South Wacker Whole Loan or, in the case of the RLJ Hotel Pool Loan, of the RLJ Hotel Pool Whole Loan or, in the case of the 500-512 Seventh Avenue Loan, of the 500-512 Seventh Avenue Whole Loan or, in the case of the Newport Bluffs Loan, of the Newport Bluffs Whole Loan) divided by the number of dwelling units, pads, guest rooms or beds, respectively, that the related Mortgaged Property comprises, and, for each Mortgage Loan secured by a lien on a retail, industrial/warehouse, self-storage or office property, references to the Cut-Off Date Balance of such Mortgage Loan (or, in the case of The Gas Company Tower Loan, of The Gas Company Tower Whole Loan or, in the case of the 311 South Wacker Loan, of the 311 South Wacker Whole Loan or, in the case of the RLJ Hotel Pool Loan, of the RLJ Hotel Pool Whole Loan or, in the case of the 500-512 Seventh Avenue Loan, of the 500-512 Seventh Avenue Whole Loan or, in the case of the Newport Bluffs Loan, of the Newport Bluffs Whole Loan) divided by the net rentable square foot area of the related Mortgaged Property.

(v) References to “Year Built” are references to the year that a Mortgaged Property was originally constructed or substantially renovated. With respect to any Mortgaged Property which was constructed in phases, the “Year Built” refers to the year that the first phase was originally constructed.

(vi) References to “weighted averages” or “WA” are references to averages weighted on the basis of the Cut-Off Date Balances of the related Mortgage Loans.

(vii) References to “Underwritten Replacement Reserves” represent estimated annual capital costs, as used by the Mortgage Loan Sellers in determining Net Cash Flow.

(viii) References to “Administrative Cost Rate” for each Mortgage Loan represent the sum of (a) the Master Servicing Fee Rate for such Mortgage Loan, (b) 0.00041%, which percentage represents the Trustee Fee Rate with respect to each Mortgage Loan and (c) 0.00014%, which percentage represents the Co-Trustee Fee Rate with respect to each such Mortgage Loan. The Administrative Cost Rate for each Mortgage Loan is set forth on Annex A-1 hereto.

(ix) References to “Remaining Term to Maturity” represent, with respect to each Mortgage Loan, the number of months remaining from the Cut-Off Date to the stated maturity date of such Mortgage Loan (or the remaining number of months to the Anticipated Repayment Date with respect to each ARD Loan).

(x) References to “Remaining Amortization Term” represent, with respect to each Mortgage Loan, the number of months remaining from the later of the Cut-Off Date and the end of any interest-only period, if any, to the month in which such Mortgage Loan would fully or substantially amortize in accordance with such loan’s amortization schedule without regard to any Balloon Payment, if any, due on such Mortgage Loan.

(xi) References to “L ( )” or “Lockout” or “Lockout Period” represent, with respect to each Mortgage Loan, the period during which prepayments of principal are prohibited and no substitution of Defeasance Collateral is permitted. The number indicated in the parentheses indicates the number of monthly payments of such period (calculated for each Mortgage Loan from the date of its origination). References to “O ( )” represent the number of monthly payments for which (a) no Prepayment Premium or Yield Maintenance Charge is assessed and (b) defeasance is no longer required. References to “YM ( )” represent the period for which the Yield Maintenance Charge is assessed. “3% ( )”, “2% ( )” and “1% ( )” each represents the period for which a Prepayment Premium is assessed and the respective percentage used in the calculation thereof. The periods, if any, between consecutive Due Dates occurring prior to the maturity date or Anticipated Repayment Date, as applicable, of a Mortgage Loan during which the related borrower will have the right to prepay such Mortgage Loan without being required to pay a Prepayment Premium or a Yield Maintenance Charge (each such period, an “Open Period”) with respect to all of the Mortgage Loans have been calculated as those Open Periods occurring immediately prior to the maturity date or Anticipated Repayment Date, as applicable, of such Mortgage Loan as set forth in the related Mortgage Loan documents.

(xii) References to “D ( )” or “Defeasance” represent, with respect to each Mortgage Loan, the period (in months) during which the related holder of the Mortgage has the right to require the related borrower, in lieu of a principal prepayment, to pledge to such holder Defeasance Collateral.

(xiii) References to “Occupancy Percentage” are, with respect to any Mortgaged Property, references as of the most recently available rent rolls to (a) in the case of multifamily properties and assisted living facilities, the percentage of units or pads rented, (b) in the case of office and retail properties, the percentage of the net rentable square footage rented and is exclusive of hospitality properties, and (c) in the case of self- storage facilities, either the percentage of the net rentable square footage rented or the percentage of units rented (depending on borrower reporting), and is exclusive of hospitality properties. For commercial properties, Occupancy Percentages may include tenants who have signed leases but who are not currently occupying their space.

(xiv) References to “Original Term to Maturity” are references to the term from origination to maturity for each Mortgage Loan (or the term from origination to the Anticipated Repayment Date with respect to each ARD Loan).

(xv) References to “NA” indicate that, with respect to a particular category of data, such data is not applicable.

(xvi) References to “NAV” indicate that, with respect to a particular category of data, such data is not available.

(xvii) References to “Capital Imp. Reserve” are references to funded reserves escrowed for repairs, replacements and corrections of issues outlined in the engineering reports.

(xviii) References to “Replacement Reserve” are references to funded reserves escrowed for ongoing items such as repairs and replacements, including, in the case of hospitality properties, reserves for furniture, fixtures and equipment. In certain cases, however, the subject reserve will be subject to a maximum amount, and once such maximum amount is reached, such reserve will not thereafter be funded, except, in some such cases, to the extent it is drawn upon.

(xix) References to “TI/LC Reserve” are references to funded reserves escrowed for tenant improvement allowances and leasing commissions. In certain cases, however, the subject reserve will be subject to a maximum amount, and once such maximum amount is reached, such reserve will not thereafter be funded, except, in some such cases, to the extent it is drawn upon.

(xx) The sum in any column of any of the following tables may not equal the indicated total due to rounding.

Certain other additional characteristics of the Mortgage Loans presented on a loan-by-loan basis are set forth in Annex A-1 to this prospectus supplement. Additionally, certain of the anticipated characteristics of the Mortgage Loans are set forth in Annex B to this prospectus supplement, and certain additional information regarding the Mortgage Loans is set forth in this prospectus supplement below under “—Wachovia’s Underwriting Standards”, “—Nomura’s Underwriting Standards” and “—Artesia’s Underwriting Standards” and “—Assignment of the Mortgage Loans; Repurchases and Substitutions” and in the prospectus under “DESCRIPTION OF THE TRUST FUNDS—Mortgage Loans—Leases” and “CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS AND LEASES”. Certain Mortgage Loans set forth on Annex E have scheduled principal payments that, when applied in accordance with the distribution waterfall described in “DESCRIPTION OF THE CERTIFICATES—Distributions”, are expected to support distributions to the holders of the Class A-1, Class A-2 and Class A-PB Certificates.

Twenty Largest Mortgage Loans

The following table describes the twenty largest Mortgage Loans or groups of cross-collateralized Mortgage Loans in the Mortgage Pool by Cut-Off Date Balance:

Loan Name	Mortgage Loan Seller	Number of Mortgage Loans / Mortgaged Properties	Loan Group	Cut-Off Date Balance	% of Initial Pool Balance	% of Initial Group Balance	Property Type	Cut-Off Date Balance Per SF/ Unit/ Room(1)(2)	Weighted Average DSCR(1)(4)	Cut-Off Date LTV Ratio(1)(3)(4)	LTV Ratio at Maturity or ARD(1)(3)(4)	Weighted Average Mortgage Rate

The Gas Company Tower	Nomura	1 / 1	1	$229,000,000	6.4%	7.7%	Office — CBD	$349	1.56x	75.1%	75.1%	5.102%

1180 Peachtree Street	Wachovia	1 / 1	1	193,850,000	5.4	6.5%	Office — CBD	$289	1.39x	70.5%	70.5%	5.690%

Montclair Plaza	Wachovia	1 / 1	1	190,000,000	5.3	6.4%	Retail — Anchored	$217	1.89x	50.1%	50.1%	5.788%

Four Seasons Resort and Club—Dallas, TX	Nomura	1 / 1	1	175,000,000	4.9	5.9%	Hospitality — Full Service	$440,806	1.51x	76.4%	76.4%	6.230%

311 South Wacker	Wachovia	1 / 1	1	158,600,000	4.4	5.3%	Office — CBD	$190	1.20x	79.5%	74.9%	6.570%

RLJ Hotel Pool	Wachovia	1 /43	1	146,092,500	4.1	4.9%	Hospitality — Various	$92,936	1.37x	68.9%	63.1%	6.294%

500-512 Seventh Avenue	Wachovia	1 / 1	1	136,918,271	3.8	4.6%	Office — CBD	$234	1.17x	68.5%	52.7%	5.706%

Newport Bluffs	Wachovia	1 / 1	1	132,000,000	3.7	4.4%	Multifamily — Conventional	$250,951	1.35x	71.0%	71.0%	6.104%

Gateway Shopping Center	Nomura	1 / 1	1	87,000,000	2.4	2.9%	Retail — Anchored	$182	1.34x	66.4%	66.4%	5.890%

Embassy Suites—Washington, DC	Wachovia	1 / 1	1	65,000,000	1.8	2.2%	Hospitality — Full Service	$169,271	1.44x	65.9%	56.4%	5.930%

		10 / 52		$1,513,460,771	42.1%				1.45x	69.5%	66.7%	5.886%

Westin—Falls Church, VA	Wachovia	1 / 1	1	$64,000,000	1.8%	2.2%	Hospitality — Full Service	$158,025	1.37x	66.7%	62.8%	5.510%

Brookfield Lakes Corporate Center	Wachovia	1 / 1	1	60,563,000	1.7	2.0%	Office — Suburban	$120	1.33x	75.2%	72.3%	5.610%

Intercontinental Multifamily Portfolio	Wachovia	4 / 4	2	59,000,000	1.6	9.5%	Multifamily — Conventional	$53,105	1.46x	76.3%	76.3%	5.930%

Jogani Portfolio 1	Nomura	9 / 9	2	57,231,900	1.6	9.2%	Multifamily — Conventional	$60,885	1.22x	74.8%	62.7%	5.596%

The Willows Shopping Center	Wachovia	1 / 1	1	56,000,000	1.6	1.9%	Retail — Anchored	$214	1.24x	67.1%	62.7%	5.900%

Jogani Portfolio 2	Nomura	11 / 11	2	55,957,500	1.6	9.0%	Multifamily — Conventional	$70,387	1.21x	74.5%	62.4%	5.590%

Personality Pool	Nomura	1 / 3	1	54,000,000	1.5	1.8%	Various	$350	1.14x	65.9%	59.1%	6.550%

Traders Point Retail Center	Wachovia	1 / 1	1	48,000,000	1.3	1.6%	Retail — Anchored	$145	1.20x	80.0%	74.7%	5.860%

Carefree Alexander	Wachovia	1 / 1	2	43,969,000	1.2	7.1%	Multifamily — Independent Living	$93,155	1.22x	76.5%	76.5%	6.350%

Lakeside Pool	Wachovia	1 / 6	1	42,500,000	1.2	1.4%	Office — Suburban	$83	1.22x	74.9%	70.1%	6.070%

		31 / 38		$541,221,400	15.1%				1.27x	73.0%	67.7%	5.872%

		41 / 90		$2,054,682,171	57.2%				1.40x	70.4%	66.9%	5.882%

(1)	Each of The Gas Company Tower Loan, the 311 South Wacker Loan, the RLJ Hotel Pool Loan, the 500-512 Seventh Avenue Loan and the Newport Bluffs Loan is part of a split loan structure that includes The Gas Company Tower Pari Passu Companion Loan, the RLJ Hotel Pool Pari Passu Companion Loans, the 500-512 Seventh Avenue Pari Passu Companion Loan and the 500-512 Seventh Avenue Subordinate Companion Loan, the Newport Bluffs Pari Passu Companion Loan and the 311 South Wacker Pari Passu Companion Loan, respectively, which are not included in the Trust Fund. With respect to The Gas Company Tower Loan, the RLJ Hotel Pool Loan, the 500-512 Seventh Avenue Loan, the Newport Bluffs Loan and the 311 South Wacker Loan, unless otherwise specified, the calculations of LTV Ratios, DSC Ratios and loan balance per square foot/room/unit are based on the aggregate indebtedness of, or debt service on, as applicable, each such Mortgage Loan and the related Pari Passu Companion Loan.

(2)	With respect to the Personality Pool Loan, the cut-off date balance per square foot was calculated based upon the total square footage of the hospitality and retail space of 154,493 square feet derived from the engineering report of the respective Mortgaged Properties, dated August 2, 2006.

(3)	The appraised value for the Mortgaged Properties with respect to 2 Mortgage Loans (loan numbers 6 and 15) are based on an “as-stabilized” basis. See “RISK FACTORS—Inspection and Appraisals May Not Accurately Reflect Value on Condition of Mortgaged Property” in this prospectus supplement.

(4)	With respect to the Four Seasons Resort and Club - Dallas, TX mortgage loan, unless otherwise specified, the calculations of LTV ratio, DSC ratio and Cut-Off Date Balance per room were based on the pooled component only and exclude the non-pooled component.

Detailed descriptions of loan numbers 1 through 10 and certain additional information with respect to loan numbers 11 through 20 are attached to this prospectus supplement as Annex D. Prospective investors are encouraged to carefully review the entire prospectus supplement, including each attached Annex, which are considered part of this prospectus supplement.

The Sponsors

Wachovia Bank, National Association

General.    Wachovia Bank, National Association (“Wachovia”), a national banking association, is a Sponsor of this securitization, originated or acquired and underwrote 113 Mortgage Loans included in the Trust Fund. Wachovia is a national bank and acquires and originates mortgage loans for its own portfolio and for public and private securitizations through its network of 13 regional offices and approximately 3,400 financial centers. Wachovia’s principal offices are located in Charlotte, North Carolina, and its telephone number is (704) 374-6161. Wachovia is also acting as a Mortgage Loan Seller and as the Master Servicer with respect to the Offered Certificates. Wachovia is an affiliate of Wachovia Capital Markets, LLC, one of the Underwriters, and of Wachovia Commercial Mortgage Securities, Inc. (the “Depositor”). See “THE SPONSOR” in the accompanying prospectus.

Wachovia’s Securitization Program.    One of Wachovia’s primary business lines is the underwriting and origination of mortgage loans secured by commercial or multifamily properties. With respect to mortgage loans that are originated for securitization purposes, Wachovia sells these loans through its CMBS securitization program. Wachovia, with its commercial mortgage lending affiliates and predecessors, began originating and securitizing commercial mortgage loans in 1995. As of October 1, 2006, the total amount of commercial mortgage loans originated and securitized by Wachovia since 1995 is approximately $57.0 billion. Approximately $53.7 billion have been securitized by an affiliate of Wachovia acting as depositor, and approximately $3.9 billion have been securitized by an unaffiliated entity acting as depositor. In its fiscal year ended December 31, 2005, Wachovia originated and securitized approximately $16.2 billion of commercial mortgage loans, of which approximately $15.7 billion were securitized by an affiliate of Wachovia acting as depositor, and approximately $500 million were securitized by an unaffiliated entity acting as depositor.

Wachovia and its affiliates have been and are currently involved with the origination and/or securitization of auto loans and leases, student loans, home equity loans, credit card receivables, manufactured housing contracts, commercial equipment leases, residential mortgage loans and commercial mortgage loans, as well as less traditional asset classes. Wachovia and its affiliates have also participated in a variety of collateralized loan obligation transactions, synthetic securitizations and asset-backed commercial paper programs. Wachovia and its affiliates have served as sponsors, issuers, dealers, and servicers in a wide array of securitization transactions. Additionally, Wachovia acts as master servicer, special servicer and/or swap counterparty on various commercial mortgage-backed securitizations.

Wachovia’s commercial mortgage loan securitization program has grown from approximately $423 million of securitized commercial mortgage loans in 1995 to approximately $3.4 billion of securitized commercial mortgage loans in 2001 and to approximately $16.2 billion of securitized commercial mortgage loans in 2005. The commercial mortgage loans originated and securitized by Wachovia include both fixed and floating-rate loans, that generally range in size from $2 million up to $500 million. Wachovia primarily originates loans secured by retail, office, multifamily, hospitality, industrial and self-storage properties, but also originates loans secured by manufactured housing communities, land subject to a ground lease and mixed use properties. Wachovia originates loans in each of the 50 states, the District of Columbia, Puerto Rico and the U.S. Virgin Islands.

As a Sponsor, Wachovia originates mortgage loans with the intent to securitize them and, either by itself or together with other sponsors or loan sellers, initiates a securitization by transferring the mortgage loans to a depositor, which in turn transfers them to the issuer for the related securitization. In coordination with Wachovia Capital Markets, LLC and other underwriters, Wachovia works with rating agencies, other loan sellers and servicers in structuring securitization transactions. Wachovia, or an affiliate, acts as sponsor, originator, underwriter or loan seller both in transactions in which it is the sole sponsor and mortgage loan seller as well as in transactions in which other entities act as sponsor and/or mortgage loan seller. Wachovia’s primary securitization program is the Wachovia Bank Commercial Mortgage Trust program, in which Wachovia and other national banks and corporations generally act as mortgage loan sellers and Wachovia Commercial

Mortgage Securities, Inc., an affiliate of Wachovia, acts as the depositor. As of October 1, 2006, Wachovia securitized approximately $55.3 billion through the Wachovia Bank Commercial Mortgage Trust program (or predecessor programs).

Wachovia’s Underwriting Standards

General.    Wachovia’s commercial real estate finance group has the authority, with the approval from the appropriate credit committee, to originate fixed-rate, first lien commercial or multifamily mortgage loans for securitization. Wachovia’s commercial real estate finance operation is staffed by real estate professionals. Wachovia’s loan underwriting group is an integral component of the commercial real estate finance group which also includes groups responsible for loan origination and closing mortgage loans.

Upon receipt of a loan application, Wachovia’s loan underwriters commence an extensive review of the borrower’s financial condition and creditworthiness and the real property which will secure the loan.

Notwithstanding the discussion below, given the unique nature of income-producing real properties, the underwriting and origination procedures and the credit analysis with respect to any particular multifamily or commercial mortgage loan may differ significantly from one asset to another, and will be driven by circumstances particular to that property, including, among others, its type, current use, physical quality, size, environmental condition, location, market conditions, capital reserve requirements and additional collateral, tenants and leases, borrower identity, borrower sponsorship and/or performance history, and certain other factors. Consequently, there can be no assurance that the underwriting of any particular multifamily or commercial mortgage loan will conform to the general guidelines described in this “—Wachovia’s Underwriting Standards” section.

Loan Analysis.    Generally, Wachovia performs both a credit analysis and collateral analysis with respect to a loan applicant and the real estate that will secure the loan. In general, credit analysis of the borrower and the real estate includes a review of historical financial statements, including rent rolls (generally unaudited), third-party credit reports, judgment, lien, bankruptcy and pending litigation searches and, if applicable, the loan payment history of the borrower. Wachovia typically performs a qualitative analysis which incorporates independent credit checks and published debt and equity information with respect to certain principals of the borrower as well as the borrower itself. Borrowers are generally required to be single-purpose entities although they are generally not required to be structured to limit the possibility of becoming insolvent or bankrupt. The collateral analysis typically includes an analysis of the historical property operating statements, rent rolls, operating budgets, a projection of future performance, if applicable, and a review of tenant leases. Wachovia generally requires third-party appraisals, as well as environmental and property condition reports and, if determined by Wachovia to be applicable, seismic reports. Each report is reviewed for acceptability by a staff member of Wachovia or a third-party consultant for compliance with program standards. Generally, the results of these reviews are incorporated into the underwriting report. One (1) Mortgage Loan (loan number 42), representing 0.5% of the Cut-Off Date Pool Balance (0.6% of the Cut-Off Date Group 1 Balance), sold to the Depositor by Wachovia, was originated by CWCapital LLC, which is an affiliate of the Special Servicer. Three (3) Mortgage Loans (loan numbers 37, 139 and 162), representing 0.8% of the Cut-Off Date Pool Balance (0.9% of the Cut-Off Date Group 1 Balance), sold to the Depositor by Wachovia, were originated by American Capital Strategies, Ltd., which is the initial Controlling Class Representative. In each case, Wachovia re-underwrote such Mortgage Loan to Wachovia’s underwriting guidelines. In some instances, one or more provisions of the guidelines were waived or modified by Wachovia where it was determined not to adversely affect the Mortgage Loans originated by it in any material respect.

Loan Approval.    Prior to commitment, all mortgage loans to be originated by Wachovia must be approved by one or more—depending on loan size—specified internal committees or by officers of Wachovia, which may approve a mortgage loan as recommended, request additional due diligence, modify the loan terms or decline a loan transaction.

Determination of Revenue and Expense at a Mortgaged Property.    The repayment of a Mortgage Loan is typically dependent upon the successful operation of the related Mortgaged Property and the ability of that

Mortgaged Property to generate income sufficient to make payments on the loan. Accordingly, Wachovia will analyze whether cash flow expected to be derived from the Mortgaged Property will be sufficient to make the required payments under that Mortgage Loan over its expected term, taking into account, among other things, revenues and expenses for, and other debt currently secured by, or that in the future may be secured by, the Mortgaged Property as well as debt secured by pledges of the ownership interests in the related borrower, any related debt service reserves and other sources of income or payment or factors expected to affect such matters.

Wachovia uses both objective and subjective measures to determine the revenue generated and the expenses incurred at each Mortgaged Property. In determining the “revenue” component of Net Cash Flow for each Mortgaged Property securing a Wachovia Mortgage Loan, Wachovia generally relied on a rent roll and/or other known, signed tenant leases, executed extension options, or other indications of anticipated income (generally supported by market considerations, cash reserves or letters of credit) supplied and, where the actual vacancy shown thereon and the market vacancy was less than 5.0%, assumed a 5.0% vacancy in determining revenue from rents, except that in the case of certain non-multifamily properties, space occupied by such anchor or single tenants or other large creditworthy tenants may have been disregarded (or a rate of less than 5.0% has been assumed) in performing the vacancy adjustment due to the length of the related leases or creditworthiness of such tenants. Where the actual or market vacancy was greater than 5.0%, Wachovia determined revenue from rents by generally relying on a rent roll and/or other known, signed leases, executed lease extension options, or other indications of anticipated income (generally supported by market considerations, cash reserves or letters of credit) supplied and the greater of (a) actual historical vacancy at the related Mortgaged Property, (b) historical vacancy at comparable properties in the same market as the related Mortgaged Property, and (c) 5.0%. In determining revenue for multifamily and self storage properties, the Mortgage Loan Sellers generally either reviewed rental revenue shown on the rolling 3-month operating statements for multifamily properties or annualized the rental revenue and reimbursement of expenses shown on rent rolls or operating statements with respect to the prior one-to-twelve month periods. In the case of hospitality properties, gross receipts were generally determined based upon the average occupancy not to exceed 85.0% and daily rates achieved during the prior one-to-three year annual reporting period. In the case of residential health care facilities, receipts were based on historical occupancy levels, historical operating revenues and then current occupancy rates. Occupancy rates for the private health care facilities were generally within then current market ranges, and vacancy levels were generally a minimum of 5.0%. The borrowers’ financial information used to determine revenue was in most cases borrower certified, but unaudited, and neither the Mortgage Loan Sellers nor the Depositor verified their accuracy. In general, any non-recurring items and non-property related revenue were eliminated from the calculation except in the case of residential health care facilities.

In determining the “expense” component of Net Cash Flow for each Mortgaged Property securing a Wachovia Mortgage Loan, Wachovia generally relied on rolling 12-month operating statements and/or full-year or year-to-date financial statements supplied by the related borrower, except that (a) if tax or insurance expense information more current than that reflected in the financial statements was available, the newer information was used, (b) property management fees were generally assumed to be 1.0% to 7.0% of effective gross revenue, (c) assumptions were made with respect to reserves for leasing commissions, tenant improvement expenses and capital expenditures and (d) expenses were assumed to include annual replacement reserves. In addition, in some instances, Wachovia recharacterized as capital expenditures those items reported by borrowers as operating expenses (thus increasing “net cash flow”) where Wachovia determined appropriate.

The amounts described as revenue and expense in the two preceding paragraphs are often highly subjective values. For example, when calculating revenue or expense for a Mortgaged Property securing a Wachovia Mortgage Loan, Wachovia may make assumptions regarding projected rental income, expenses and/or occupancy, including, without limitation, one or more of the following:

•	the assumption that a particular tenant at a Mortgaged Property has executed a lease, but has not yet taken occupancy and/or has not yet commenced paying rent, will take occupancy and commence paying rent on a future date;

•	the assumption that an unexecuted lease that is currently being negotiated with respect to a particular tenant at a Mortgaged Property or is out for signature will be executed and in place on a future date;

•	the assumption that a portion of currently vacant and unleased space at a Mortgaged Property will be leased at current market rates and consistent with occupancy rates of comparable properties in the subject market;

•	the assumption that certain rental income that is to be payable commencing on a future date under a signed lease, but where the subject tenant is in an initial rent abatement or free rent period or has not yet taken occupancy, will be paid commencing on such future date;

•	assumptions regarding the probability of renewal or extension of particular leases and/or the re-leasing of certain space at a Mortgaged Property and the anticipated effect on capital and re-leasing expenditures;

•	assumptions regarding the costs and expenses, including leasing commissions and tenant improvements, associated with leasing vacant space or releasing occupied space at a future date;

•	assumptions regarding future increase or decreases in expenses, or whether certain expenses are capital expenses or should be treated as expenses which are not recurring; and

•	various additional lease-up assumptions and other assumptions regarding the payment of rent not currently being paid.

There is no assurance that the foregoing assumptions made with respect to any prospective multifamily or commercial mortgage loan will, in fact, be consistent with actual property performance. Accordingly, based on such subjective assumptions and analysis, there can be no assurance that the underwriting analysis of any particular Wachovia Mortgage Loan will conform to the foregoing descriptions in every respect or to any similar analysis which may be performed by other persons or entities.

DSC Ratios and LTV Ratios.    Generally, the DSC Ratios for Wachovia Mortgage Loans will be equal to or greater than 1.20x; provided, however, exceptions may be made when consideration is given to circumstances particular to the Mortgage Loan, the related Mortgaged Property, LTV Ratio, reserves or other factors. For example, Wachovia may originate a Mortgage Loan with a DSC Ratio below 1.20x based on, among other things, the amortization features of the Mortgage Loan (for example, if the Mortgage Loan provides for relatively rapid amortization) the type of tenants and leases at the Mortgaged Property, the taking of additional collateral such as reserves, letters of credit and/or guarantees, Wachovia’s judgment of improved property and/or market performance in the future and/or other relevant factors.

Generally, the LTV Ratio for Wachovia Mortgage Loans will be equal to or less than 80%; provided, however, exceptions may be made when consideration is given to circumstances particular to the Mortgage Loan, the related Mortgaged Property, debt service coverage, reserves or other factors. For example, Wachovia may originate a Mortgage Loan with an LTV Ratio above 80% based on, among other things, the amortization features of the mortgage loan (for example, if the mortgage loan provides for relatively rapid amortization), the type of tenants and leases at the related Mortgaged Property, the taking of additional collateral such as reserves, letters of credit and/or guarantees, Wachovia’s judgment of improved property and/or performance in the future and/or other relevant factors.

While the foregoing discussion generally reflects how calculations of DSC Ratios and LTV Ratios are made, it does not necessarily reflect the specific calculations made to determine the DSC Ratio and the LTV Ratio disclosed in this prospectus supplement. For specific details on the calculations of the DSC Ratio and the LTV Ratio in this prospectus supplement, see “DESCRIPTION OF THE MORTGAGE POOL—Additional Mortgage Loan Information.”

Additional Debt.    When underwriting a multifamily or commercial mortgage loan, Wachovia will take into account whether the mortgaged property and/or direct or indirect interest in a related borrower are encumbered by additional debt and will analyze the likely effect of that additional debt on repayment of the subject mortgage loan. It is possible that Wachovia or an affiliate will be the lender on that additional debt, and may either sell such debt to an unaffiliated third party or hold it in inventory.

The DSC Ratios and LTV Ratios described above under “—DSC Ratios and LTV Ratios” may be significantly below 1.20x and significantly above 80%, respectively, when calculated taking into account the existence of additional debt secured by the related real property collateral or directly or indirectly by equity interests in the related borrower.

Assessments of Property Condition.    As part of the underwriting process, Wachovia will analyze the condition of the real property collateral for a prospective multifamily or commercial mortgage loan. To aid in that analysis, Wachovia may, subject to certain exceptions, inspect or retain a third party to inspect the property and will in most cases obtain the property assessments and reports described below.

Appraisals.    Wachovia will, in most cases, require that the real property collateral for a prospective multifamily or commercial mortgage loan be appraised by a state certified appraiser, an appraiser belonging to the Appraisal Institute, a membership association of professional real estate appraisers, or an otherwise qualified appraiser. In addition, Wachovia will generally require that those appraisals be conducted in accordance with the Uniform Standards of Professional Appraisal Practices developed by The Appraisal Foundation, a not-for-profit organization established by the appraisal profession. Furthermore, the appraisal report will usually include or be accompanied by a separate letter that includes a statement by the appraiser that the guidelines in Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989 were followed in preparing the appraisal. In some cases, however, Wachovia may establish the value of the subject real property collateral based on a cash flow analysis, a recent sales price or another method or benchmark of valuation.

Environmental Assessment.    Wachovia may require a Phase I environmental assessment with respect to the real property collateral for a prospective multifamily or commercial mortgage loan. However, when circumstances warrant, Wachovia may utilize an update of a prior environmental assessment, a transaction screen or a desktop review. Alternatively, Wachovia might forego an environmental assessment in limited circumstances, such as when it has obtained the benefits of an environmental insurance policy or an environmental guarantee. Furthermore, an environmental assessment conducted at any particular real property collateral will not necessarily cover all potential environmental issues. For example, an analysis for radon, lead-based paint and lead in drinking water will usually be conducted only at multifamily rental properties and only when Wachovia or the environmental consultant believes that special circumstances warrant such an analysis.

Depending on the findings of the initial environmental assessment, Wachovia may require additional record searches or environmental testing, such as a Phase II environmental assessment with respect to the real property collateral.

Engineering Assessment.    In connection with the origination process, Wachovia may require that an engineering firm inspect the real property collateral for any prospective multifamily or commercial mortgage loan to assess the structure, exterior walls, roofing, interior structure and/or mechanical and electrical systems. Based on the resulting report, Wachovia will determine the appropriate response, if any, to any recommended repairs, corrections or replacements and any identified deferred maintenance.

Seismic Report.    If the subject real property collateral consists of improvements located in California or in seismic zones 3 or 4, Wachovia may require a report to establish the probable maximum or bounded loss for the improvements at the property as a result of an earthquake. If that loss is in excess of 20% of the estimated replacement cost for the improvements at the property, Wachovia may require retrofitting of the improvements or that the borrower obtain earthquake insurance if available at a commercially reasonable price. It should be noted, however, that because the seismic assessments may not necessarily have used the same assumptions in assessing probable maximum loss, it is possible that some of the real properties that were considered unlikely to experience a probable maximum loss in excess of 20% of estimated replacement cost might have been the subject of a higher estimate had different assumptions been used.

Zoning and Building Code Compliance.    In connection with the origination of a multifamily or commercial mortgage loan, Wachovia will generally consider whether the use and occupancy of the related real property collateral is in material compliance with zoning, land-use, building rules, regulations and orders then applicable to that property. Evidence of this compliance may be in the form of one or more of the following: legal opinions; surveys; recorded documents; temporary or permanent certificates of occupancy; letters from government officials or agencies; title insurance endorsements; engineering or consulting reports; and/or representations by the related borrower.

Where a property as currently operated is a permitted nonconforming use and/or structure and the improvements may not be rebuilt to the same dimensions or used in the same manner in the event of a major casualty, Wachovia will consider whether—

•	any major casualty that would prevent rebuilding has a sufficiently remote likelihood of occurring;

•	casualty insurance proceeds together with the value of any additional collateral would be available in an amount estimated by Wachovia to be sufficient to pay off the related mortgage loan in full;

•	the real property collateral, if permitted to be repaired or restored in conformity with current law, would in Wachovia’s judgment constitute adequate security for the related mortgage loan;

•	a variance or other similar change in applicable zoning restrictions is potentially available, or whether the applicable governing entity is likely to enforce the related limitations; and/or

•	to require the related borrower to obtain law and ordinance insurance.

While the foregoing discussion generally reflects how calculations of DSC Ratios are made, it does not necessarily reflect the specific calculations made to determine the DSC Ratio disclosed in this prospectus supplement. For specific details on the calculations of DSC Ratio in this prospectus supplement, see “DESCRIPTION OF THE MORTGAGE POOL—Additional Mortgage Loan Information”.

Escrow Requirements.    Generally, Wachovia requires most borrowers to fund various escrows for taxes and insurance, capital expenses and replacement reserves. Generally, the required escrows for mortgage loans originated by Wachovia are as follows:

•	Taxes—Typically an initial deposit and monthly escrow deposits equal to 1/12th of the annual property taxes (based on the most recent property assessment and the current millage rate) are required to provide Wachovia with sufficient funds to satisfy all taxes and assessments. Wachovia may waive this escrow requirement under certain circumstances.

•	Insurance—If the property is insured under an individual policy (i.e., the property is not covered by a blanket policy), typically an initial deposit and monthly escrow deposits equal to 1/12th of the annual property insurance premium are required to provide Wachovia with sufficient funds to pay all insurance premiums. Wachovia may waive this escrow requirement under certain circumstances.

•	Replacement Reserves—Replacement reserves are generally calculated in accordance with the expected useful life of the components of the property during the term of the mortgage loan. Wachovia may waive this escrow requirement under certain circumstances.

•	Completion Repair/Environmental Remediation—Typically, a completion repair or remediation reserve is required where an environmental or engineering report suggests that such reserve is necessary. Upon funding of the applicable Mortgage Loan, Wachovia generally requires that at least 110% of the estimated costs of repairs or replacements be reserved and generally requires that repairs or replacements be completed within a year after the funding of the applicable Mortgage Loan. Wachovia may waive this escrow requirement under certain circumstances.

•	Tenant Improvement/Lease Commissions—In most cases, various tenants have lease expirations within the Wachovia Mortgage Loan term. To mitigate this risk, special reserves may be required to be funded either at closing of the Wachovia Mortgage Loan and/or during the related Mortgage Loan term to cover certain anticipated leasing commissions or tenant improvement costs which might be associated with re-leasing the space occupied by such tenants.

Furthermore, Wachovia may accept an alternative to a cash escrow or reserve from a borrower, such as a letter of credit or a guarantee from the borrower or an affiliate of the borrower or periodic evidence that the items for which the escrow or reserve would have been established are being paid or addressed. In some cases, Wachovia may determine that establishing an escrow or reserve is not warranted given the amounts that would be involved and Wachovia’s evaluation of the ability of the Mortgaged Property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the subject expense or cost absent creation of an escrow or reserve.

Nomura Credit & Capital, Inc.

General Character of Nomura Credit & Capital Inc.’s Business.    Nomura Credit & Capital, Inc., a Delaware corporation, which is an indirectly wholly owned subsidiary of Nomura Holding America Inc., is a Sponsor of this securitization and originated and underwrote 44 Mortgage Loans included in the Trust Fund. Nomura makes, and purchases from lenders, commercial and multifamily mortgage loans primarily for the purpose of securitizing them in CMBS transactions, or for disposition through alternate means. Nomura also purchases prime, subprime, conforming and non-conforming, nonperforming and subperforming first and second lien residential mortgage loans from originators of such residential loans primarily for the purpose of securitizing them in asset-backed or residential mortgage securitization transactions, or for disposition through alternate means. In addition, Nomura purchases FHA insured project loans and certificates, other insured loans, home equity loans, student loans, and various other types of receivables.

Nomura also engages in the origination, and/or buying and selling, of mortgages, other interests in mortgage loans and related assets for investment and other purposes. Further, Nomura enters into resale and repurchase agreements and other financing arrangements with third parties and to finance its trading and inventory positions.

Nomura’s Securitization Program.    Nomura, directly or through correspondents, originates multifamily and commercial mortgage loans throughout the United States and abroad. Nomura has been engaged in the origination of multifamily and commercial mortgage loans for securitization under programs substantially similar to its current program (which may have been modified, changed or amended from time to time) since 2001. The multifamily and commercial mortgage loans originated and securitized by Nomura include both fixed-rate loans and floating-rate loans and both conduit balance loans (which are average-size multifamily and commercial loans by industry standards) and large balance loans. Most of the multifamily and commercial mortgage loans included by Nomura in commercial mortgage securitizations in which Nomura has participated have been originated, directly by Nomura or through correspondents on its behalf. Nomura securitized approximately $441.0 million, $951.8 million, $2.0 billion and $3.7 billion of commercial mortgage loans during the fiscal years 2002, 2003, 2004 and 2005, respectively.

When Nomura originates mortgage loans in conjunction with third-party correspondents, the third-party correspondents generally perform the underwriting based on various criteria established or reviewed by Nomura, and Nomura originates or acquires the subject mortgage loan on a specified closing date prior to inclusion in the subject securitization.

In addition, in the normal course of its securitization program, Nomura may also acquire multifamily and commercial mortgage loans from various third party originators. These mortgage loans may have been originated using underwriting guidelines not established by Nomura. The trust fund relating to a series of offered certificates may include mortgage loans originated by one or more of these third parties.

In connection with the commercial mortgage securitization transactions Nomura participates in, Nomura generally transfers the subject mortgage assets to a depositor, who then transfers those mortgage assets to the issuing entity for the related securitization. In return for the transfer of the subject mortgage assets by the depositor to the issuing entity, the issuing entity issues commercial mortgage pass-through certificates backed by, and supported by the cash flows generated by, those mortgage assets.

In addition to the depositor, Nomura also works with rating agencies, unaffiliated mortgage loan sellers and servicers in connection with securitization transactions. Nomura will generally act as an originator and, in certain instances, a sponsor, in the commercial mortgage securitization transactions it participates in. Neither Nomura nor any of its affiliates has acted as a servicer of multifamily and commercial mortgage loans in the commercial mortgage securitizations it has participated in. Instead, the related depositor contracts with other entities to service the multifamily and commercial mortgage loans following their transfer into a trust fund for a series of offered certificates and the sale of related servicing rights by Nomura to the related servicer.

In connection with Nomura contributing mortgage loans to a commercial mortgage securitization transaction, Nomura may be obligated, specifically with respect to the mortgage loans that it is contributing, generally pursuant to a mortgage loan purchase agreement or other comparable agreement, to:

•	deliver various specified loan documents;

•	file and/or record various specified loan documents and assignments of those documents or arrange for a third party to do so on its behalf; and

•	make various loan-specific representations and warranties.

If it is later determined that any mortgage asset contributed by Nomura fails to materially conform to the specified representations and warranties or there is a material defect in or a material omission with respect to certain specified mortgage loan documents related to that mortgage asset, which breach, defect or omission, as the case may be, is determined to have a material adverse effect on the value of the subject mortgage asset and/or the interests of holders of securities issued in connection with the subject commercial mortgage securitization transaction, then Nomura will generally have an obligation to cure the subject defect, omission or breach or to repurchase or replace the subject mortgage asset.

Nomura’s Underwriting Standards

General.    Set forth below is a discussion of certain general underwriting guidelines of Nomura generally applicable with respect to multifamily and commercial mortgage loans originated by Nomura. The underwriting guidelines described below may not—and generally will not—apply to multifamily and commercial mortgage loans acquired by Nomura from third party originators.

Notwithstanding the discussion below, given the unique nature of income-producing real properties, the underwriting and origination procedures and the credit analysis with respect to any particular multifamily or commercial mortgage loan may differ significantly from one asset to another, and will be driven by circumstances particular to that property, including, among others, its type, current use, physical quality, size, environmental condition, location, market conditions, capital reserve requirements and additional collateral, tenants and leases, borrower identity, borrower sponsorship and/or performance history, and certain other factors. Consequently, there can be no assurance that the underwriting of any particular multifamily or commercial mortgage loan will conform to the general guidelines described in this “—Nomura’s Underwriting Standards” section.

Loan Analysis.    Nomura performs both a credit analysis and a collateral analysis with respect to each multifamily and commercial mortgage loan it originates. Generally, borrowers are required to be single-purpose entities, although exceptions may be made from time to time on a case-by-case basis. The credit analysis of the borrower may include a review of third-party credit reports, reports resulting from judgment, lien or bankruptcy searches and, if applicable and available, the loan payment history of the borrower or its principals. The collateral analysis includes an analysis, in each case to the extent available, of historical property operating statements, rent rolls and a review of certain tenant leases. Depending on the type of real property involved and other relevant circumstances, Nomura’s underwriting staff and/or legal counsel will review leases of certain significant tenants. Nomura may also perform a limited qualitative review with respect to certain tenants located at the subject property, particularly significant tenants, credit tenants and sole tenants. Nomura generally requires third-party appraisals, as well as third party environmental reports, building condition reports and, if determined by Nomura to be applicable, seismic reports. Each report is reviewed for acceptability by Nomura or a third-party reviewer. The results of these reviews are incorporated into the underwriting analysis.

Loan Approval.    Prior to commitment, all multifamily and commercial mortgage loans to be originated by Nomura must be approved by one or more—depending on loan size—specified internal committees or by officers of Nomura, which may approve a mortgage loan as recommended, request additional due diligence, modify the loan terms or decline a loan transaction.

Debt Service Coverage Ratio.    The repayment of a multifamily or commercial mortgage loan is typically dependent upon the successful operation of the related mortgaged property and the ability of that property to generate income sufficient to make payments on the loan. Accordingly, in connection with the origination of multifamily or commercial mortgage loans, Nomura will analyze whether cash flow expected to be derived from the subject mortgaged property will be sufficient to make the required payments under that mortgage loan over its expected term, taking into account, among other things, revenues and expenses for, and other debt currently secured by, or that in the future may be secured by, the subject mortgaged property as well as debt secured by pledges of the ownership interests in the related borrower, any related debt services reserves and other sources of income or payment or factors expected to affect such matters.

The debt service coverage ratio of a multifamily or commercial mortgage loan is an important measure of the likelihood of default on the loan. In general, the debt service coverage ratio of a multifamily or commercial mortgage loan at any given time is the ratio of—

•	the amount of income, net of operating expenses, capital expenditures and other amounts required to be reserved for various purposes, derived or expected to be derived from the related mortgaged property for a given period that is available to pay debt service on the subject mortgage loan, to

•	the scheduled payments of principal and/or interest during that given period on the subject mortgage loan and any other loans that are secured by liens of senior or equal priority on the related mortgaged property.

However, the amount described in the first bullet of the preceding sentence is often a highly subjective number based on variety of assumptions regarding, and adjustments to, revenues and expenses with respect to the related mortgaged property. Accordingly, based on such subjective assumptions and analysis, there can be no assurance that the underwriting analysis of any particular multifamily or commercial mortgage loan will conform to the foregoing in every respect or to any similar analysis which may be performed by other persons or entities.

For example, when calculating the debt service coverage ratio for a multifamily or commercial mortgage loan, Nomura may utilize annual net cash flow that was calculated based on assumptions regarding projected rental income, expenses and/or occupancy, including, without limitation, one or more of the following:

•	the assumption that a particular tenant at the subject mortgaged property that has executed a lease, but has not yet taken occupancy and/or has not yet commenced paying rent, will take occupancy and commence paying rent on a future date;

•	the assumption that an unexecuted lease that is currently being negotiated with respect to a particular tenant at the subject mortgaged property or is out for signature will be executed and in place on a future date;

•	the assumption that a portion of currently vacant and unleased space at the subject mortgaged property will be leased at current market rates and consistent with occupancy rates of comparable properties in the subject market;

•	the assumption that certain rental income that is to be payable commencing on a future date under a signed lease, but where the subject tenant is in an initial rent abatement or free rent period or has not yet taken occupancy, will be paid commencing on such future date;

•	assumptions regarding the probability of renewal or extension of particular leases and/or the re-leasing of certain space at the subject mortgaged property and the anticipated effect on capital and re-leasing expenditures;

•	assumptions regarding the costs and expenses, including leasing commissions and tenant improvements, associated with leasing vacant space or releasing occupied space at a future date;

•	assumptions regarding future increase or decreases in expenses, or whether certain expenses are capital expenses or should be treated as expenses which are not recurring; and

•	various additional lease-up assumptions and other assumptions regarding the payment of rent not currently being paid.

There is no assurance that the foregoing assumptions made with respect to any prospective multifamily or commercial mortgage loan will, in fact, be consistent with actual property performance.

Generally, the debt service coverage ratio for multifamily and commercial mortgage loans originated by Nomura, calculated as described above, will be equal to or greater than 1.20x (subject to the discussion under “—Additional Debt” below); however, exceptions may be made when consideration is given to circumstances particular to the mortgage loan, the related mortgaged property, loan-to-value ratio (as described below), reserves or other factors. For example, Nomura may originate a multifamily or commercial mortgage loan with a debt service coverage ratio below 1.20x based on, among other things, the amortization features of the mortgage loan (for example, if the mortgage loan provides for relatively rapid amortization), the type of tenants and leases at the subject mortgaged property, the taking of additional collateral such as reserves, letters of credit and/or guarantees, Nomura’s judgment of improved property and/or market performance in the future and/or other relevant factors.

While the foregoing discussion generally reflects how calculations of debt service coverage ratios are made, it does not necessarily reflect the specific calculations made to determine the DSC Ratios disclosed in this prospectus supplement. For information regarding the calculations of DSC Ratios in this prospectus supplement, see “DESCRIPTION OF THE MORTGAGE POOL—Additional Mortgage Loan Information”.

Loan-to-Value Ratio.    Nomura also looks at the loan-to-value ratio of a prospective multifamily or commercial mortgage loan as one of the factors it takes into consideration in evaluating the likelihood of recovery if a property is liquidated following a default. In general, the loan-to-value ratio of a multifamily or commercial mortgage loan at any given time is the ratio, expressed as a percentage, of—

•	the then outstanding principal balance of the subject mortgage loan and any other loans that are secured by liens of senior or equal priority on the related mortgaged property, to

•	the estimated value of the related mortgaged property based on an appraisal, a cash flow analysis, a recent sales price or another method or benchmark of valuation.

Generally, the loan-to-value ratio for multifamily and commercial mortgage loans originated by Nomura, calculated as described above, will be equal to or less than 80% (subject to the discussion under “—Additional Debt” below); however, exceptions may be made when consideration is given to circumstances particular to the mortgage loan, the related mortgaged property, debt service coverage, reserves or other factors. For example, Nomura may originate a multifamily or commercial mortgage loan with a loan-to-value ratio above 80% based on, among other things, the amortization features of the mortgage loan (for example, if the mortgage loan provides for relatively rapid amortization), the type of tenants and leases at the subject mortgaged property, the taking of additional collateral such as reserves, letters of credit and/or guarantees, Nomura’s judgment of improved property and/or performance in the future and/or other relevant factors.

Additional Debt.    When underwriting a multifamily or commercial mortgage loan, Nomura will take into account whether the subject real property and/or direct or indirect interest in a related borrower are encumbered by additional debt and will analyze the likely effect of that additional debt on repayment of the subject mortgage loan. It is possible that Nomura or an affiliate will be the lender on that additional debt, and may either sell such debt to an unaffiliated third party or hold it in inventory.

The debt service coverage ratios described above under “—Debt Service Coverage Ratio” and the loan-to-value ratios described above under “—Loan-to-Value Ratio” may be significantly below 1.20x and significantly above 80%, respectively, when calculated taking into account the existence of additional debt secured by the related mortgaged property or directly or indirectly by equity interests in the related borrower.

Assessments of Property Condition.    As part of the underwriting process, Nomura will analyze the condition of the real property for a prospective multifamily or commercial mortgage loan. To aid in that analysis, Nomura may, subject to certain exceptions, inspect or retain a third party to inspect the property and will in most cases obtain the property assessments and reports described below.

Appraisals.    Nomura will, in most cases, require that the real property for a prospective multifamily or commercial mortgage loan be appraised by a state certified appraiser, an appraiser belonging to the Appraisal Institute, a membership association of professional real estate appraisers, or an otherwise qualified appraiser. In addition, Nomura will generally require that those appraisals be conducted in accordance with the Uniform Standards of Professional Appraisal Practices developed by The Appraisal Foundation, a not-for-profit organization established by the appraisal profession. Furthermore, the appraisal report will usually include or be accompanied by a separate letter that includes a statement by the appraiser that the guidelines in Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989 were followed in preparing the appraisal. In some cases, however, Nomura may establish the value of the subject real property based on a cash flow analysis, a recent sales price or another method or benchmark of valuation.

Environmental Assessment.    Nomura may require a Phase I environmental assessment with respect to the real property for a prospective multifamily or commercial mortgage loan. However, when circumstances warrant, Nomura may utilize an update of a prior environmental assessment, a transaction screen or a desktop review. Alternatively, Nomura might forego an environmental assessment in limited circumstances, such as when it has obtained the benefits of an environmental insurance policy or an environmental guarantee. Furthermore, an environmental assessment conducted at any particular real property will not necessarily cover all potential environmental issues. For example, an analysis for radon, lead-based paint and lead in drinking water will usually be conducted only at multifamily rental properties and only when Nomura or the environmental consultant believes that special circumstances warrant such an analysis.

Depending on the findings of the initial environmental assessment, Nomura may require additional record searches or environmental testing, such as a Phase II environmental assessment with respect to the subject real property.

Engineering Assessment.    In connection with the origination process, Nomura may require that an engineering firm inspect the real property for any prospective multifamily or commercial mortgage loan to assess the structure, exterior walls, roofing, interior structure and/or mechanical and electrical systems. Based on the resulting report, Nomura will determine the appropriate response, if any, to any recommended repairs, corrections or replacements and any identified deferred maintenance.

Seismic Report.    If the subject real property consists of improvements located in California or in seismic zones 3 or 4, Nomura may require a report to establish the probable maximum or bounded loss for the improvements at the property as a result of an earthquake. If that loss is in excess of 20% of the estimated replacement cost for the improvements at the property, Nomura may require retrofitting of the improvements or that the borrower obtain earthquake insurance if available at a commercially reasonable price. It should be noted, however, that because the seismic assessments may not necessarily have used the same assumptions in assessing probable maximum loss, it is possible that some of the real properties that were considered unlikely to experience a probable maximum loss in excess of 20% of estimated replacement cost might have been the subject of a higher estimate had different assumptions been used.

Zoning and Building Code Compliance.    In connection with the origination of a multifamily or commercial mortgage loan, Nomura will generally consider whether the use and occupancy of the related real property is in material compliance with zoning, land-use, building rules, regulations and orders then applicable to that property. Evidence of this compliance may be in the form of one or more of the following: legal opinions; surveys; recorded documents; temporary or permanent certificates of occupancy; letters from government officials or agencies; title insurance endorsements; engineering or consulting reports; and/or representations by the related borrower.

Where a property as currently operated is a permitted nonconforming use and/or structure and the improvements may not be rebuilt to the same dimensions or used in the same manner in the event of a major casualty, Nomura will consider whether—

•	any major casualty that would prevent rebuilding has a sufficiently remote likelihood of occurring;

•	casualty insurance proceeds together with the value of any additional collateral would be available in an amount estimated by Nomura to be sufficient to pay off the related mortgage loan in full;

•	the real property, if permitted to be repaired or restored in conformity with current law, would in Nomura’s judgment constitute adequate security for the related mortgage loan;

•	whether a variance or other similar change in applicable zoning restrictions is potentially available, or whether the applicable governing entity is likely to enforce the related limitations; and/or

•	to require the related borrower to obtain law and ordinance insurance.

Escrow Requirements.    Based on its analysis of the subject real property, the borrower and the principals of the borrower, Nomura may require a borrower under a multifamily or commercial mortgage loan to fund various escrows for taxes and/or insurance, capital expenses, replacement reserves, environmental remediation and/or other matters. Nomura conducts a case-by-case analysis to determine the need for a particular escrow or reserve. Consequently, the aforementioned escrows and reserves are not established for every multifamily and commercial mortgage loan originated by Nomura and, in the case of some mortgage loans, no escrows or reserves will be established. Furthermore, Nomura may accept an alternative to a cash escrow or reserve from a borrower, such as a letter of credit or a guarantee from the borrower or an affiliate of the borrower or periodic evidence that the items for which the escrow or reserve would have been established are being paid or addressed. In some cases, Nomura may determine that establishing an escrow or reserve is not warranted given the amounts that would be involved and Nomura’s evaluation of the ability of the mortgaged property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the subject expense or cost absent creation of an escrow or reserve.

Notwithstanding the foregoing discussion under this “—Nomura’s Underwriting Standards” section, Nomura may include mortgage loans in a trust fund which vary from, or do not comply with, Nomura’s underwriting guidelines. In addition, in some cases, Nomura may not have strictly applied these underwriting guidelines as the result of a case-by-case permitted exception based upon other compensating factors.

Artesia Mortgage Capital Corporation

General Character of Artesia Mortgage Capital Corporation’s Business.    Artesia Mortgage Capital Corporation (“Artesia”) is a Delaware Corporation, with its principal offices in Issaquah, Washington. Artesia is a Sponsor of this securitization and originated and underwrote 50 Mortgage Loans included in the Trust Fund. Artesia is a wholly owned non-bank U.S. subsidiary of Dexia Bank. Dexia Bank, which is rated “AA+” by Fitch, “AA” by S&P and “Aa2” by Moody’s, is part of Dexia Group, a diversified financial services firm located in Brussels, Belgium with a balance sheet of 509 billion Euros ($603 billion) and a stock market capitalization of approximately 22 billion Euros ($26 billion) as of December 2005.

Artesia originates commercial and multifamily mortgage loans for the purpose of securitizing them in CMBS transactions.

Artesia also engages in the origination, and/or buying and selling, of mortgages and other interests in mortgage loans for investment purposes.

Artesia’s Securitization Program.    Artesia, directly or through correspondents, originates multifamily and commercial mortgage loans throughout the United States. Artesia has been engaged in the origination of multifamily and commercial mortgage loans for securitization since 1996. The multifamily and commercial mortgage loans originated and securitized by Artesia include both fixed-rate loans and floating-rate loans and both conduit balance loans—which are average-sized loans by industry standards—and large balance loans. Most of the multifamily and commercial mortgage loans included in commercial mortgage securitizations by Artesia have been originated, directly or through correspondents, by Artesia. During the fiscal years 2001 through 2005, the aggregate annual principal balance of commercial mortgage loans securitized by Artesia ranged from approximately $412.6 million in 2001, to approximately $610.1 million in 2003, and to approximately $1.5 billion in 2005.

When originating mortgage loans in conjunction with third-party correspondents, Artesia performs the underwriting based on its underwriting criteria (see “—Artesia’s Underwriting Standards” below) and originates the subject mortgage loan on a specified closing date prior to inclusion in the subject securitization.

In addition, in the normal course of its securitization program, Artesia may also acquire multifamily and commercial mortgage loans from various third party originators. These mortgage loans may have been originated using underwriting guidelines not established by Artesia.

In connection with the commercial mortgage securitization transactions it is involved in, Artesia generally transfers the subject mortgage assets to a depositor, who then transfers those mortgage assets to the issuing entity for the related securitization. In return for the transfer of the subject mortgage assets by the depositor to the issuing entity, the issuing entity issues commercial mortgage pass-through certificates backed by, and supported by the cash flows generated by, those mortgage assets.

Artesia also works, with respect to the mortgage loans it has originated, with rating agencies, unaffiliated sponsors, originators and servicers in putting together the securitization transaction. Artesia will generally act as a sponsor or originator in the commercial mortgage securitization transactions to which it contributes mortgage loans. Artesia does not act as servicer of the multifamily and commercial mortgage loans in the commercial mortgage securitizations it is involved in. Instead, Artesia and/or the related depositor contract with other entities to service the multifamily and commercial mortgage loans following their transfer into a trust fund for a series of securities.

Artesia may be obligated, specifically with respect to the mortgage loans that it is contributing, generally pursuant to a mortgage loan purchase agreement or other comparable agreement, to:

•	deliver various specified loan documents;

•	file and/or record various specified loan documents and assignments of those documents; and

•	make various loan-specific representations and warranties.

If it is later determined that any mortgage asset contributed by Artesia fails to conform to the specified representations and warranties or there is a defect in or an omission with respect to certain specified mortgage loan documents related to that mortgage asset, which breach, defect or omission, as the case may be, is determined to have a material adverse effect on the value of the subject mortgage asset and/or the interests of holders of securities issued in connection with the subject commercial mortgage securitization transaction, then Artesia will generally have an obligation to cure the subject defect, omission or breach or to repurchase or replace the subject mortgage asset.

Artesia’s Underwriting Standards

General.    Set forth below is a discussion of certain general underwriting guidelines of Artesia with respect to multifamily and commercial mortgage loans originated by Artesia. The underwriting guidelines described below may not—and generally will not—apply to multifamily and commercial mortgage loans acquired by Artesia from third-party originators.

Notwithstanding the discussion below, given the unique nature of income-producing real properties, the underwriting and origination procedures and the credit analysis with respect to any particular multifamily or commercial mortgage loan may differ significantly from one asset to another, and will be driven by circumstances particular to that property, including, among others, its type, current use, physical quality, size, environmental condition, location, market conditions, capital reserve requirements and additional collateral, tenants and leases, borrower identity, borrower sponsorship and/or performance history. Consequently, there can be no assurance that the underwriting of any particular multifamily or commercial mortgage loan will conform to the general guidelines described in this “—Artesia’s Underwriting Standards” section.

Loan Analysis.    Artesia performs both a credit analysis and a collateral analysis with respect to each multifamily and commercial mortgage loan it originates. The credit analysis of the borrower may include a review of third-party credit reports, reports resulting from judgment, lien, bankruptcy and pending litigation searches and, if applicable, the loan payment history of the borrower and its principals. Generally, borrowers are required to be single-purpose entities, although exceptions may be made from time to time on a case-by-case basis. The collateral analysis includes an analysis, in each case to the extent available, of historical property operating statements, rent rolls and a projection of future performance and a review of tenant leases. Depending on the type of real property involved and other relevant circumstances, Artesia’s underwriting staff, third party reviewers, and/or legal counsel will review leases of significant tenants. Artesia may also perform a limited qualitative review with respect to certain tenants located at the subject property, particularly significant tenants, credit tenants and sole tenants. Artesia generally requires third-party appraisals, as well as environmental reports, building condition reports and, if applicable, seismic reports. Each report is reviewed for acceptability by an Artesia staff member or a third-party reviewer. The results of these reviews are incorporated into the underwriting report.

Loan Approval.    Prior to commitment, all multifamily and commercial mortgage loans to be originated by Artesia must be approved by one or more—depending on loan size—specified credit committees of Artesia or Dexia Bank. The credit committee(s) responsible for loan approval may approve a mortgage loan as recommended, request additional due diligence, modify the loan terms or decline a loan transaction.

Debt Service Coverage Ratio.    The repayment of a multifamily or commercial mortgage loan is typically dependent upon the successful operation of the related mortgaged property and the ability of that property to generate income sufficient to make payments on the loan. Accordingly, in connection with the origination of any multifamily or commercial mortgage loan, Artesia will analyze whether cash flow expected to be derived from the subject mortgaged property will be sufficient to make the required payments under that mortgage loan, taking into account, among other things, revenues and expenses for, and other debt currently secured by, or that in the future may be secured by, the subject mortgaged property as well as debt secured by pledges of the ownership interests in the related borrower.

The debt service coverage ratio of a multifamily or commercial mortgage loan is an important measure of the likelihood of default on the loan. In general, the debt service coverage ratio of a multifamily or commercial mortgage loan at any given time is the ratio of—

•	the amount of income, net of operating expenses, capital expenditures and other amounts required to be reserved for various purposes, derived or expected to be derived from the related mortgaged property for a given period that is available to pay debt service on the subject mortgage loan, to

•	the scheduled payments of principal and/or interest during that given period on the subject mortgage loan and any other loans that are secured by liens of senior or equal priority on the related mortgaged property.

However, the amount described in the first bullet of the preceding sentence is often a highly subjective number based on variety of assumptions regarding, and adjustments to, revenues and expenses with respect to the related mortgaged property.

For example, when calculating the debt service coverage ratio for a multifamily or commercial mortgage loan, Artesia may utilize annual net cash flow that was calculated based on assumptions regarding projected rental income, expenses and/or occupancy, including, without limitation, one or more of the following:

•	the assumption that a particular tenant at the subject mortgaged property that has executed a lease, but has not yet taken occupancy and/or has not yet commenced paying rent, will take occupancy and commence paying rent on a future date;

•	the assumption that an unexecuted lease that is currently being negotiated with respect to a particular tenant at the subject mortgaged property or is out for signature will be executed and in place on a future date;

•	the assumption that a portion of currently vacant and unleased space at the subject mortgaged property will be leased at current market rates and consistent with occupancy rates of comparable properties in the subject market;

•	the assumption that certain rental income that is to be payable commencing on a future date under a signed lease, but where the subject tenant is in an initial rent abatement or free rent period or has not yet taken occupancy, will be paid commencing on such future date;

•	assumptions regarding the probability of renewal of particular leases and/or the re-leasing of certain space at the subject mortgaged property and the anticipated effect on capital and re-leasing expenditures; and

•	various additional lease-up assumptions and other assumptions regarding the payment of rent not currently being paid.

There is no assurance that the foregoing assumptions made with respect to any prospective multifamily or commercial mortgage loan will, in fact, be consistent with actual property performance.

Generally, the debt service coverage ratio for multifamily and commercial mortgage loans originated by Artesia, calculated as described above, will be equal to or greater than 1.20x (subject to the discussion under “—Additional Debt” below); however, exceptions may be made when consideration is given to circumstances particular to the mortgage loan or the related mortgaged property. For example, Artesia may originate a multifamily or commercial mortgage loan with a debt service coverage ratio below 1.20x based on, among other things, the amortization features of the mortgage loan (for example, if the mortgage loan provides for relatively rapid amortization), the type of tenants and leases at the subject mortgaged property, the taking of additional collateral such as reserves, letters of credit and/or guarantees, Artesia’s judgment of improved property performance in the future and/or other relevant factors.

While the foregoing discussion generally reflects how calculations of debt service ratios are made, it does not necessarily reflect the specific calculations made to determine the DSC Ratios disclosed in this prospectus supplement. For specific information regarding the details on the calculations of DSC Ratios in this prospectus supplement, see “DESCRIPTION OF THE MORTGAGE POOL—Additional Mortgage Loan Information”.

Loan-to-Value Ratio.    Artesia also looks at the loan-to-value ratio of a prospective multifamily or commercial mortgage loan as one of the factors it takes into consideration in evaluating the likelihood of recovery if a property is liquidated following a default. In general, the loan-to-value ratio of a multifamily or commercial mortgage loan at any given time is the ratio, expressed as a percentage, of—

•	the then outstanding principal balance of the subject mortgage loan and any other loans that are secured by liens of senior or equal priority on the related mortgaged property, to

•	the estimated value of the related mortgaged property based on an appraisal, a cash flow analysis, a recent sales price or another method or benchmark of valuation.

Generally, the loan-to-value ratio for multifamily and commercial mortgage loans originated by Artesia, calculated as described above, will be equal to or less than 80% (subject to the discussion under “—Additional Debt” below); however, exceptions may be made when consideration is given to circumstances particular to the mortgage loan or the related mortgaged property. For example, Artesia may originate a multifamily or commercial mortgage loan with a loan-to-value ratio above 80% based on, among other things, the amortization features of the mortgage loan (for example, if the mortgage loan provides for relatively rapid amortization), the type of tenants and leases at the subject mortgaged property, the taking of additional collateral such as reserves, letters of credit and/or guarantees, Artesia’s judgment of improved property performance in the future and/or other relevant factors.

Additional Debt.    When underwriting a multifamily or commercial mortgage loan, Artesia will take into account whether the subject real property and/or direct or indirect interest in a related borrower are encumbered by additional debt and will analyze the likely effect of that additional debt on repayment of the subject mortgage loan. It is possible that Artesia will be the lender on that additional debt.

The debt service coverage ratios described above under “—Debt Service Coverage Ratio” and the loan-to-value ratios described above under “—Loan-to-Value Ratio” may be below 1.20x and above 80%, respectively, based on the existence of additional debt secured by the related mortgaged property or directly or indirectly by equity interests in the related borrower.

Assessments of Property Condition.    As part of the underwriting process, Artesia will analyze the condition of the real property for a prospective multifamily or commercial mortgage loan. To aid in that analysis, Artesia may, subject to certain exceptions, inspect or retain a third party to inspect the property and will obtain the property assessments and reports described below.

Appraisals.    Artesia will, in most cases, require that the real property for a prospective multifamily or commercial mortgage loan be appraised by a state certified appraiser or an appraiser belonging to the Appraisal Institute, a membership association of professional real estate appraisers. In addition, Artesia will generally require that those appraisals be conducted in accordance with the Uniform Standards of Professional Appraisal Practices developed by The Appraisal Foundation, a not-for-profit organization established by the appraisal profession. Furthermore, the appraisal report will usually include or be accompanied by a separate letter that includes a statement by the appraiser that the guidelines in Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989 were followed in preparing the appraisal. In some cases, however, Artesia may establish the value of the subject real property based on a cash flow analysis, a recent sales price or another method or benchmark of valuation.

Environmental Assessment.    Artesia may require a Phase I environmental assessment with respect to the real property for a prospective multifamily or commercial mortgage loan. However, when circumstances warrant, Artesia may utilize an update of a prior environmental assessment, a transaction screen or a desktop review. Alternatively, Artesia might forego an environmental assessment in limited circumstances, such as when it has obtained the benefits of an environmental insurance policy or an environmental guarantee. Furthermore, an environmental assessment conducted at any particular real property will not necessarily cover all potential environmental issues. For example, an analysis for radon, lead-based paint and lead in drinking water will usually be conducted only at multifamily rental properties and only when Artesia or the environmental consultant believes that such an analysis is warranted under the circumstances.

Depending on the findings of the initial environmental assessment, Artesia may require additional record searches or environmental testing, such as a Phase II environmental assessment with respect to the subject real property.

Engineering Assessment.    In connection with the origination process, Artesia may require that an engineering firm inspect the real property for any prospective multifamily or commercial mortgage loan to assess the structure, exterior walls, roofing, interior structure and/or mechanical and electrical systems. Based on the resulting report, Artesia will determine the appropriate response to any recommended repairs, corrections or replacements and any identified deferred maintenance.

Seismic Report.    If the subject real property includes any material improvements and is located in California or in seismic zones 3 or 4, Artesia may require a report to establish the probable maximum or bounded loss for the improvements at the property as a result of an earthquake. If that loss is in excess of 20% of the estimated replacement cost for the improvements at the property, Artesia may require retrofitting of the improvements or that the borrower obtain earthquake insurance if available at a commercially reasonable price. It should be noted, however, that because the seismic assessments may not necessarily have used the same assumptions in assessing probable maximum loss, it is possible that some of the real properties that were considered unlikely to experience a probable maximum loss in excess of 20% of estimated replacement cost might have been the subject of a higher estimate had different assumptions been used.

Zoning and Building Code Compliance.    In connection with the origination of a multifamily or commercial mortgage loan, Artesia will generally examine whether the use and occupancy of the related real property is in material compliance with zoning, land-use, building rules, regulations and orders then applicable to that property. Evidence of this compliance may be in the form of one or more of the following: legal opinions; surveys; recorded documents; temporary or permanent certificates of occupancy; letters from government officials or agencies; title insurance endorsements; engineering or consulting reports; and/or representations by the related borrower.

Where a property as currently operated is a permitted nonconforming use and/or structure and the improvements may not be rebuilt to the same dimensions or used in the same manner in the event of a major casualty, Artesia will analyze whether—

•	any major casualty that would prevent rebuilding has a sufficiently remote likelihood of occurring;

•	casualty insurance proceeds together with the value of any additional collateral would be available in an amount estimated by Artesia to be sufficient to pay off the related mortgage loan in full;

•	the real property, if permitted to be repaired or restored in conformity with current law, would in Artesia’s judgment constitute adequate security for the related mortgage loan; and/or

•	to require the related borrower to obtain law and ordinance insurance.

Escrow Requirements.    Based on its analysis of the subject real property, the borrower and the principals of the borrower, Artesia may require a borrower under a multifamily or commercial mortgage loan to fund various escrows for taxes and/or insurance, capital expenses, replacement reserves, tenant improvements, leasing commissions, debt service and/or environmental remediation. Artesia conducts a case-by-case analysis to determine the need for a particular escrow or reserve. Consequently, the aforementioned escrows and reserves are not established for every multifamily and commercial mortgage loan originated by Artesia. Furthermore, Artesia may accept an alternative to a cash escrow or reserve from a borrower, such as a letter of credit or a guarantee from the borrower or an affiliate of the borrower or periodic evidence that the items for which the escrow or reserve would have been established are being paid or addressed.

Notwithstanding the foregoing discussion under this “—Artesia’s Underwriting Standards” section, Artesia may include mortgage loans in a trust fund which vary from, or do not comply with, Artesia’s underwriting guidelines. In addition, in some cases, Artesia may not have strictly applied these underwriting guidelines as the result of a case-by-case permitted exception based upon other compensating factors.

Certain Relationships

The Mortgage Loans that will be sold to the Depositor by Artesia Mortgage Capital Corporation were previously the subject of a custodial arrangement between Artesia and Wells Fargo Bank, N.A. in which Wells Fargo acted as a document custodian for Artesia. The terms of the custodial arrangement are customary for agreements in the commercial mortgage securitization industry providing for the delivery, receipt, review and safekeeping of mortgage loan files.

Wachovia Bank, National Association is currently servicing all but 5 of the Mortgage Loans that will be sold to the Depositor by Artesia pursuant to an interim servicing arrangement between Artesia and Wachovia. The terms of the interim servicing agreement are customary for agreements in the commercial mortgage securitization industry providing for the servicing of mortgage loans.

The Depositor

Wachovia Commercial Mortgage Securities, Inc., a North Carolina corporation, is the Depositor. The Depositor is a wholly-owned subsidiary of Wachovia Bank, National Association, a national banking association, which is a wholly-owned subsidiary of Wachovia Corporation, a North Carolina corporation. The Depositor purchases commercial mortgage loans and interests in commercial mortgage loans for the purpose of selling such commercial mortgage loans and interests to trusts created in connection with the securitization of pools of assets and does not engage in any activities unrelated thereto.

The Depositor remains responsible under the Pooling and Servicing Agreement for providing the Master Servicer, Special Servicer, Trustee and Co-Trustee with certain information and other assistance requested by those parties and reasonably necessary to performing their duties under the Pooling and Servicing Agreement. The Depositor also remains responsible for mailing notices to the Certificateholders upon the appointment of certain successor entities under the Pooling and Servicing Agreement.

The Mortgage Loan Sellers

The Depositor will acquire the Mortgage Loans from the Mortgage Loan Sellers on or prior to the Closing Date pursuant to separate mortgage loan purchase agreements (each, a “Mortgage Loan Purchase Agreement” and together, the “Mortgage Loan Purchase Agreements”). The Mortgage Loan Sellers originated or acquired the Mortgage Loans as described above under “—Mortgage Loan History”.

One-hundred thirteen (113) of the Mortgage Loans (the “Wachovia Mortgage Loans”), representing 69.6% of the Cut-Off Date Pool Balance (79 Mortgage Loans in Loan Group 1 or 69.9% of the Cut-Off Date Group 1 Balance and 34 Mortgage Loans in Loan Group 2 or 68.3% of the Cut-Off Date Group 2 Balance), were originated or acquired by Wachovia.

Forty-four (44) of the Mortgage Loans (the “Nomura Mortgage Loans”), representing 22.9% of the Cut-Off Date Pool Balance (15 Mortgage Loans in Loan Group 1 or 22.2% of the Cut-Off Date Group 1 Balance and 29 Mortgage Loans in Loan Group 2 or 26.5% of the Cut-Off Date Group 2 Balance) were originated by Nomura.

Fifty (50) of the Mortgage Loans (the “Artesia Mortgage Loans”), representing 7.5% of the Cut-Off Date Pool Balance (45 Mortgage Loans in Loan Group 1 or 8.0% of the Cut-Off Date Group 1 Balance and 5 Mortgage Loans in Loan Group 2 or 5.2% of the Cut-Off Date Group 2 Balance) were originated by Artesia.

Wachovia has no obligation to repurchase or substitute any of the Nomura Mortgage Loans or the Artesia Mortgage Loans. Nomura has no obligation to repurchase or substitute any of the Wachovia Mortgage Loans or the Artesia Mortgage Loans. Artesia has no obligation to repurchase or substitute any of the Wachovia Mortgage Loans or the Nomura Mortgage Loans.

All information concerning the Wachovia Mortgage Loans contained in or used in the preparation of this prospectus supplement is as underwritten by Wachovia. All information concerning the Nomura Mortgage Loans contained in or used in the preparation of this prospectus supplement is as underwritten by Nomura. All information concerning the Artesia Mortgage Loans contained in or used in the preparation of this prospectus supplement is as underwritten by Artesia.

Assignment of the Mortgage Loans; Repurchases and Substitutions

On the Closing Date, the Depositor will acquire the Mortgage Loans from each Mortgage Loan Seller and will simultaneously transfer the Mortgage Loans, without recourse, to the Trustee for the benefit of the Certificateholders.

In connection with the above-described transfers, the Depositor will require each Mortgage Loan Seller to deliver to the Trustee or to a document custodian appointed by the Trustee (a “Custodian”), among other things, the following documents with respect to each Mortgage Loan originated by the applicable Mortgage Loan Seller (the “Mortgage File”): (i) the original Mortgage Note, endorsed on its face or by allonge attached thereto, without recourse, to the order of the Trustee or in blank (or, if the original Mortgage Note has been lost, an affidavit to such effect from the applicable Mortgage Loan Seller or another prior holder, together with a copy of the Mortgage Note); (ii) the original or a copy of the Mortgage, together with an original or copy of any intervening assignments of the Mortgage, in each case (unless not yet returned by the applicable recording office) with evidence of recording indicated thereon or certified by the applicable recorder’s office; (iii) the original or a copy of any related assignment of leases and of any intervening assignments thereof (if such item is a document separate from the Mortgage), in each case (unless not yet returned by the applicable recording office) with evidence of recording indicated thereon or certified by the applicable recorder’s office; (iv) an original assignment of the Mortgage in favor of the Trustee or in blank and (subject to the completion of certain missing recording information) in recordable form; (v) an original assignment of any related assignment of leases (if such item is a document separate from the Mortgage) in favor of the Trustee or in blank and (subject to the completion of certain missing recording information) in recordable form; (vi) the original assignment of all unrecorded documents relating to the Mortgage Loan, if not already assigned pursuant to items (iv) or (v) above; (vii) originals or copies of all modification, consolidation, assumption and substitution agreements in those instances in which the terms or provisions of the Mortgage or Mortgage Note have been modified or the Mortgage Loan has been assumed or consolidated; (viii) the original or a copy of the policy or certificate of lender’s title insurance issued on the date of the origination of such Mortgage Loan, or, if such policy has not been issued or located, an irrevocable, binding commitment (which may be a marked version of the policy that has been executed by an authorized representative of the title company or an agreement to provide the same pursuant to binding escrow instructions executed by an authorized representative of the title company or a “pro forma” title policy) to issue such title insurance policy; (ix) any filed copies (bearing evidence of filing) or other evidence of filing satisfactory to the Trustee of any UCC financing statements, related amendments and continuation statements in the possession of the applicable Mortgage Loan Seller; (x) an original assignment in favor of the Trustee of any financing statement executed and filed in favor of the applicable Mortgage Loan Seller in the relevant jurisdiction; (xi) the original or copy of any ground lease, memorandum of ground lease, ground lessor estoppel, environmental insurance policy, indemnity or guaranty relating to such Mortgage Loan; (xii) any intercreditor agreement relating to permitted debt (including mezzanine debt) of the mortgagor; (xiii) copies of any loan agreement, escrow agreement, or security agreement relating to such Mortgage Loan; (xiv) copies of franchise agreements and franchisor comfort letters, if any, for hospitality properties and any applicable transfer or assignment documents; and (xv) a copy of any letter of credit and related transfer documents related to such Mortgage Loan.

As provided in the Pooling and Servicing Agreement, the Trustee or a Custodian on its behalf is required to review each Mortgage File within a specified period following its receipt thereof. If any of the documents described in the preceding paragraph is found during the course of such review to be missing from any Mortgage File or defective, and in either case such omission or defect materially and adversely affects the value of the applicable Mortgage Loan, the interest of the Trust Fund or the interests of any Certificateholder, the applicable Mortgage Loan Seller, if it does not deliver the document or cure the defect (other than omissions solely due to a document not having been returned by the related recording office) within a period of 90 days following such Mortgage Loan Seller’s receipt of notice thereof, will be obligated pursuant to the applicable Mortgage Loan Purchase Agreement (the relevant rights under which will be assigned by the Depositor to the Trustee or, in the case of The Gas Company Tower Loan, the Co-Trustee) to (1) repurchase the affected Mortgage Loan within such 90-day period at a price (the “Purchase Price”) generally equal to the sum of (i) the unpaid principal balance of such Mortgage Loan (including, with respect to the Four Seasons Resort and Club - Dallas, TX Loan, the Four Seasons Resort and Club - Dallas, TX Non-Pooled Component), (ii) the unpaid accrued interest on such Mortgage Loan (calculated at the applicable Mortgage Rate) to but not including the Due Date in the Collection Period in which the purchase is to occur and (iii) certain Additional Trust Fund Expenses in respect of such Mortgage Loan, including but not limited to, servicing expenses that are reimbursable to the Master Servicer, the Special Servicer, the Trustee or the Co-Trustee plus any interest thereon and on any related P&I Advances or (2) other than with respect to The Gas Company Tower Loan, the Four Seasons Resort and Club - Dallas, TX Loan, the RLJ Hotel Pool Loan and the 500-512 Seventh Avenue Loan substitute a Qualified Substitute Mortgage Loan for such Mortgage Loan and pay the Master Servicer for deposit into the Certificate Account a shortfall amount equal to the difference between the Purchase Price of the deleted Mortgage Loan calculated as of the date of substitution and the Stated Principal Balance of such Qualified Substitute Mortgage Loan as of the date of substitution (the “Substitution Shortfall Amount”); provided that, unless the breach would cause the Mortgage Loan not to be a qualified mortgage within the meaning of Section 860G(a)(3) of the Internal Revenue Code of 1986, as amended (the “Code”), the applicable Mortgage Loan Seller will generally have an additional 90-day period to deliver the document or cure the defect, as the case may be, if it is diligently proceeding to effect such delivery or cure and provided further, no such document omission or defect (other than with respect to the Mortgage Note, the Mortgage, the title insurance policy, the ground lease, any letter of credit, any franchise agreement, comfort letter and comfort letter transfer document (the “Core Material Documents”)) will be considered to materially and adversely affect the interests of the Certificateholders in, or the value of, the affected Mortgage Loans unless the document with respect to which the document omission or defect exists is required in connection with an imminent enforcement of the mortgagee’s rights or remedies under the related Mortgage Loan, defending any claim asserted by any borrower or third-party with respect to the Mortgage Loan, establishing the validity or priority of any lien or any collateral securing the Mortgage Loan or for any immediate significant servicing obligation. With respect to material document defects other than those involving the Core

Material Documents, any applicable cure period may be extended if the document involved is not needed imminently. Such extension will end upon 30 days notice of such need as reasonably determined by the Master Servicer or Special Servicer (with a possible 30 day extension if the Master Servicer or Special Servicer agrees that the applicable Mortgage Loan Seller is diligently pursuing a cure). All material document defects regardless of the document involved will be cured no later than 2 years after the Closing Date; provided, however, that the initial 90-day cure period described herein will not be reduced.

The foregoing repurchase or substitution obligation constitutes the sole remedy available to the Certificateholders and the Trustee for any uncured failure to deliver, or any uncured defect in, a constituent Mortgage Loan document. Each Mortgage Loan Seller is solely responsible for its repurchase or substitution obligation, and such obligations will not be the responsibility of the Depositor.

The Pooling and Servicing Agreement requires the Trustee promptly to cause each of the assignments described in clauses (iv), (v) and (x) of the third preceding paragraph to be submitted for recording or filing, as applicable, in the appropriate public records. See “DESCRIPTION OF THE POOLING AND SERVICING AGREEMENTS—Assignment of Mortgage Assets; Repurchases” in the accompanying prospectus. The Pooling and Servicing Agreement requires that the Trustee (or, in the case of The Gas Company Tower Loan, the Co-Trustee) take the actions necessary to maintain the security interest of the Trust Fund in the Mortgage Loans.

Wells Fargo is acting as custodian of the Mortgage Files pursuant to the Pooling and Servicing Agreement. In that capacity, Wells Fargo is responsible to hold and safeguard the mortgage notes and other contents of the Mortgage Files on behalf of the Trustee and the Certificateholders. Wells Fargo maintains each Mortgage File in a separate file folder marked with a unique bar code to assure loan-level file integrity and to assist in inventory management. Mortgage Files are segregated by transaction and/or issuer. Wells Fargo has been engaged in the mortgage document custody business for more than 25 years. Wells Fargo maintains its commercial document custody facilities in Minneapolis, Minnesota. As of June 30, 2006, Wells Fargo was acting as custodian of more than 25,000 commercial mortgage loan files.

Wells Fargo has served as loan file custodian for various mortgage loans owned by the Depositor or an affiliate of the Depositor, including for Mortgage Loans included in the Trust Fund. The terms of the custodial agreement are provided by Wells Fargo and are customary for the commercial mortgage backed securities industry and provide for the delivery, receipt review and safekeeping of Mortgage Files. The terms of the Pooling and Servicing Agreement with respect to the custody of the Mortgage Loans supercede any such custodial agreement.

A “Qualified Substitute Mortgage Loan” is a mortgage loan which must, on the date of substitution: (i) have an outstanding Stated Principal Balance, after application of all scheduled payments of principal and interest due during or prior to the month of substitution, not in excess of the Stated Principal Balance of the deleted Mortgage Loan as of the Due Date in the calendar month during which the substitution occurs; (ii) have a Mortgage Rate not less than the Mortgage Rate of the deleted Mortgage Loan; (iii) have the same Due Date as the deleted Mortgage Loan; (iv) accrue interest on the same basis as the deleted Mortgage Loan (for example, on the basis of a 360-day year consisting of twelve 30-day months); (v) have a remaining term to stated maturity not greater than, and not more than two years less than, the remaining term to stated maturity of the deleted Mortgage Loan; (vi) have an original loan-to-value ratio not higher than that of the deleted Mortgage Loan and a current loan-to-value ratio not higher than the then current loan-to-value ratio of the deleted Mortgage Loan; (vii) comply as of the date of substitution with all of the representations and warranties set forth in the applicable Mortgage Loan Purchase Agreement; (viii) have an environmental report with respect to the related Mortgaged Property which will be delivered as a part of the related servicing file; (ix) have an original debt service coverage ratio not less than the original debt service coverage ratio of the deleted Mortgage Loan; (x) be determined by an opinion of counsel to be a “qualified replacement mortgage” within the meaning of Section 860G(a)(4) of the Code; (xi) not have a maturity date after the date two years prior to the Rated Final Distribution Date; (xii) not be substituted for a deleted Mortgage Loan unless the Trustee has received prior confirmation in writing by each Rating Agency that such substitution will not result in the withdrawal, downgrade or qualification of the rating assigned by the Rating Agency to any Class of Certificates then rated by the Rating Agency (the cost, if any, of obtaining such confirmation to be paid by the applicable Mortgage Loan Seller); (xiii) have a date of origination that is not more than 12 months prior to the date of substitution; (xiv) have been approved by the Controlling Class Representative (or, if there is no Controlling Class Representative then serving, by the holders of Certificates representing a majority of the voting rights allocated to the Controlling Class); (xv) not be substituted for a deleted Mortgage Loan if it would result in the termination of the REMIC status of either of the REMICs or the imposition of tax on either of the REMICs other than a tax on income expressly permitted or contemplated to be received by the terms of the Pooling and Servicing Agreement; and (xvi) become a part of the same Loan Group as the deleted Mortgage Loan. In the event that one or more mortgage loans are substituted for one or more deleted Mortgage Loans, then the amounts described in clause (i) shall be determined on the basis of aggregate principal balances and the rates described in clause (ii) above and the remaining term to stated maturity referred to in clause (v) above shall be determined on a weighted average basis; provided that no individual Mortgage Loan shall have a Mortgage Rate, net of the related Administrative Cost Rate, that is less than the highest Pass-Through Rate of any Class of Sequential Pay Certificates then outstanding bearing a fixed rate. When a Qualified Substitute Mortgage Loan is substituted for a deleted Mortgage Loan, the applicable Mortgage Loan Seller will be required to certify that such Mortgage Loan meets all of the requirements of the above definition and shall send such certification to the Trustee. Notwithstanding the foregoing, no substitutions will be permitted for The Gas Company Tower Loan, the RLJ Hotel Pool Loan or the 500-512 Seventh Avenue Loan.

Representations and Warranties; Repurchases and Substitutions

In each Mortgage Loan Purchase Agreement, the applicable Mortgage Loan Seller has represented and warranted with respect to each Mortgage Loan (subject to certain exceptions specified in each Mortgage Loan Purchase Agreement), as of the Closing Date, or as of such other date specifically provided in the representation and warranty, among other things, generally that:

(i) the information set forth in the schedule of Mortgage Loans attached to the applicable Mortgage Loan Purchase Agreement (which contains certain of the information set forth in Annex A-1 to this prospectus supplement) was true and correct in all material respects as of the Cut-Off Date;

(ii) as of the date of its origination, such Mortgage Loan complied in all material respects with, or was exempt from, all requirements of federal, state or local law relating to the origination of such Mortgage Loan;

(iii) immediately prior to the sale, transfer and assignment to the Depositor, the applicable Mortgage Loan Seller had good and marketable title to, and was the sole owner of, each Mortgage Loan, and is transferring the Mortgage Loan free and clear of any and all liens, pledges, charges, security interests or any other ownership interests of any nature encumbering such Mortgage Loan;

(iv) the proceeds of such Mortgage Loan have been fully disbursed and there is no requirement for future advances thereunder by the mortgagee;

(v) each related Mortgage Note, Mortgage, assignment of leases, if any, and other agreements executed in connection with such Mortgage Loan is the legal, valid and binding obligation of the related mortgagor (subject to any nonrecourse provisions therein and any state anti-deficiency or market value limit deficiency legislation), enforceable in accordance with its terms, except (a) that certain provisions contained in such Mortgage Loan documents are or may be unenforceable in whole or in part under applicable state or federal laws, but neither the application of any such laws to any such provision nor the inclusion of any such provision renders any of the Mortgage Loan documents invalid as a whole and such Mortgage Loan documents taken as a whole are enforceable to the extent necessary and customary for the practical realization of the rights and benefits afforded thereby, and (b) as such enforcement may be limited by bankruptcy, insolvency, receivership, reorganization, moratorium, redemption, liquidation or other laws affecting the enforcement of creditors’ rights generally, and by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law);

(vi) as of the date of its origination, there was no valid offset, defense, counterclaim, abatement or right to rescission with respect to any of the related Mortgage Notes, Mortgage(s) or other agreements executed in connection therewith, and, as of the Cut-Off Date, there was no valid offset, defense, counterclaim or right to rescission with respect to such Mortgage Note, Mortgage(s) or other agreements, except in each case, with respect to the enforceability of any provisions requiring the payment of default interest, late fees, additional interest, prepayment premiums or yield maintenance charges and the applicable Mortgage Loan Seller has no knowledge of any such rights, defenses or counterclaims having been asserted;

(vii) each related assignment of Mortgage and assignment of assignment of leases from the applicable Mortgage Loan Seller to the Trustee constitutes the legal, valid and binding first priority assignment from such Mortgage Loan Seller (subject to the customary limitations set forth in (v) above);

(viii) the related Mortgage is a valid and enforceable first lien on the related Mortgaged Property except for the exceptions set forth in paragraph (v) above and (a) the lien of current real property taxes, ground rents, water charges, sewer rents and assessments not yet due and payable, (b) covenants, conditions and restrictions, rights of way, easements and other matters of public record, none of which, individually or in the aggregate, materially and adversely interferes with the current use of the Mortgaged Property or the security intended to be provided by such Mortgage or with the mortgagor’s ability to pay its obligations under the Mortgage Loan when they become due or materially and adversely affects the value of the Mortgaged Property, (c) the exceptions (general and specific) and exclusions set forth in the related title insurance policy or appearing of record, none of which, individually or in the aggregate, materially and adversely interferes with the current use of the Mortgaged Property or the security intended to be provided by such Mortgage or with the mortgagor’s ability to pay its obligations under the Mortgage Loan when they become due or materially and adversely affects the value of the Mortgaged Property, (d) other matters to which like properties are commonly subject, none of which, individually or in the aggregate, materially and adversely interferes with the current use of the Mortgaged Property or the security intended to be provided by such Mortgage or with the mortgagor’s ability to pay its obligations under the Mortgage Loan when they become due or materially and adversely affects the value of the Mortgaged Property, (e) the right of tenants (whether under ground leases, space leases or operating leases) at the Mortgaged Property to remain following a foreclosure or similar proceeding (provided that such tenants are performing under such leases) and (f) if such Mortgage Loan is cross-collateralized with any other Mortgage Loan, the lien of the Mortgage for such other Mortgage Loan, none of which, individually or in the aggregate, materially and adversely interferes with the current use of the Mortgaged Property or the security intended to be provided by such Mortgage or with the mortgagor’s ability to pay its obligations under the Mortgage Loan when they become due or materially and adversely affects the value of the Mortgaged Property;

(ix) all real estate taxes and governmental assessments, or installments thereof, which would be a lien on the Mortgaged Property and that prior to the Cut-Off Date have become delinquent in respect of the related Mortgaged Property have been paid, or an escrow of funds in an amount sufficient to cover such payments has been established;

(x) as of the date of origination, there was no proceeding pending, and subsequent to that date, the applicable Mortgage Loan Seller has not received notice of any pending or threatening proceeding for the condemnation of all or any material portion of such Mortgaged Property;

(xi) each Mortgaged Property was covered by (1) a fire and extended perils included within the classification “All Risk of Physical Loss” insurance policy in an amount (subject to a customary deductible) at least equal to the lesser of the replacement cost of improvements located on such Mortgaged Property, with no deduction for depreciation, or the outstanding principal balance of the Mortgage Loan and in any event, the amount necessary to avoid the operation of any co-insurance provisions; (2) business interruption or rental loss insurance in an amount at least equal to 12 months of operations of the related Mortgaged Property; and (3) comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the related Mortgaged Property in an amount customarily required by prudent commercial mortgage lenders, but not less than $1 million; such insurance is required by the Mortgage or related Mortgage Loan documents and was in full force and effect with respect to each related Mortgaged Property at origination and to the knowledge of the Mortgage Loan Seller, all insurance coverage required under each Mortgage is in full force and effect with respect to each Mortgaged Property; and no notice of termination or cancellation with respect to any such insurance policy has been received by the Mortgage Loan Seller; except for certain amounts not greater than amounts which would be considered prudent by a commercial mortgage lender with respect to a similar Mortgage Loan and which are set forth in the related Mortgage, any insurance proceeds in respect of a casualty loss, will be applied either to the repair or restoration of the related Mortgaged Property with mortgagee or a third-party custodian acceptable to mortgagee having the right to hold and disburse the proceeds as the repair or restoration progresses, other than with respect to amounts that are customarily acceptable to commercial and multifamily mortgage lending institutions, or the reduction of the outstanding principal balance of the Mortgage Loan and accrued interest thereon; to the Mortgage Loan Seller’s knowledge, the insurer with respect to each policy is qualified to do business in the relevant jurisdiction to the extent required; the insurance policies contain a standard mortgagee clause or names the mortgagee, its successors and assigns as loss payees in the case of property insurance policies and additional insureds in the case of liability insurance policies and provide that they are not terminable and may not be reduced without 30 days prior written notice to the mortgagee (or, with respect to non-payment of premiums, 10 days prior written notice to the mortgagee) or such lesser period as prescribed by applicable law; and each Mortgage requires that the mortgagor maintain insurance as described above or permits the mortgagee to require insurance as described above;

(xii) other than payments due but not yet 30 days or more delinquent, there is no material default, breach, violation or event of acceleration existing under the related Mortgage or the related Mortgage Note, and, to the applicable Mortgage Loan Seller’s actual knowledge, no event (other than payments due but not yet delinquent) which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a material default, breach, violation or event of acceleration;

(xiii) as of the Closing Date, each Mortgage Loan was not, and in the prior 12 months (or since the date of origination if such Mortgage Loan has been originated within the past 12 months), has not been, 30 days or more past due in respect of any Scheduled Payment;

(xiv) one or more environmental site assessments or updates thereof were performed by an environmental consulting firm independent of the applicable Mortgage Loan Seller and the applicable Mortgage Loan Seller’s affiliates with respect to each related Mortgaged Property during the 18-month period preceding the origination of the related Mortgage Loan, and the applicable Mortgage Loan Seller, having made no independent inquiry other than to review the report(s) prepared in connection with the assessment(s) referenced herein, has no actual knowledge and has received no notice of any material and adverse environmental condition or circumstance affecting such Mortgaged Property that was not disclosed in such report(s); and

(xv) an appraisal of the related Mortgaged Property was conducted in connection with the origination of such Mortgage Loan; and such appraisal satisfied either (A) the requirements of the “Uniform Standards of Professional Appraisal Practice” as adopted by the Appraisal Standards Board of the Appraisal Professional Appraisal Practice” as adopted by the Appraisal Standards Board of the Appraisal Foundation, or (B) the guidelines in Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989, in either case as in effect on the date such Mortgage Loan was originated.

In the case of a breach of any of the representations and warranties in any Mortgage Loan Purchase Agreement that materially and adversely affects the value of a Mortgage Loan, the interests of the Trust Fund therein or the interests of any Certificateholder, the applicable Mortgage Loan Seller, if it does not cure such breach within a period of 90 days following its receipt of notice thereof, is obligated pursuant to the applicable Mortgage Loan Purchase Agreement (the relevant rights under which have been assigned by the Depositor to the Trustee) to either substitute a Qualified Substitute Mortgage Loan and pay any Substitution Shortfall Amount (other than with respect to The Gas Company Tower Loan, the RLJ Hotel Pool Loan, or the 500-512 Seventh Avenue Loan) or to repurchase the affected Mortgage Loan within such 90-day period at the applicable Purchase

Price; provided that, unless the breach would cause the Mortgage Loan not to be a qualified mortgage within the meaning of Section 860G(a)(3) of the Code, the applicable Mortgage Loan Seller generally has an additional 90-day period to cure such breach if it is diligently proceeding with such cure. Each Mortgage Loan Seller is solely responsible for its repurchase or substitution obligation, and such obligations will not be the responsibility of the Depositor.

The foregoing substitution or repurchase obligation constitutes the sole remedy available to the Certificateholders and the Trustee for any uncured breach of any Mortgage Loan Seller’s representations and warranties regarding its Mortgage Loans. There can be no assurance that the applicable Mortgage Loan Seller will have the financial resources to repurchase any Mortgage Loan at any particular time. Each Mortgage Loan Seller is the sole warranting party in respect of the Mortgage Loans sold by such Mortgage Loan Seller to the Depositor, and none of the Depositor nor any of such party’s affiliates (except with respect to Wachovia Bank, National Association in its capacity as a Mortgage Loan Seller) will be obligated to substitute or repurchase any such affected Mortgage Loan in connection with a breach of a Mortgage Loan Seller’s representations and warranties if such Mortgage Loan Seller defaults on its obligation to do so.

With respect to any Mortgage Loan which has become a Defaulted Mortgage Loan under the Pooling and Servicing Agreement or with respect to which the related Mortgaged Property has been foreclosed and which is the subject of a repurchase claim under the related Mortgage Loan Purchase Agreement, the Special Servicer with the consent of the Controlling Class Representative will be required to notify the related Mortgage Loan Seller in writing of its intention to sell such Defaulted Mortgage Loan or such foreclosed Mortgaged Property at least 45 days prior to commencing any such action. Such Mortgage Loan Seller shall have 10 business days to determine whether or not to consent to such sale. If such Mortgage Loan Seller does not consent to such sale, the Special Servicer shall contract with a third-party set forth in the Pooling and Servicing Agreement (a “Determination Party”) as to the merits of such sale. If the related Determination Party determines that the proposed sale is reasonable, given the circumstances, and subsequent to such sale, a court of competent jurisdiction determines that such Mortgage Loan Seller was liable under the related Mortgage Loan Purchase Agreement and required to repurchase such Defaulted Mortgage Loan or REO Property in accordance with the terms thereof, then such Mortgage Loan Seller will be required to pay an amount equal to the difference (if any) between the proceeds of the related action and the price at which such Mortgage Loan Seller would have been obligated to pay had such Mortgage Loan Seller repurchased such Defaulted Mortgage Loan or REO Property in accordance with the terms thereof which shall generally include the costs related to contracting with the Determination Party. In the event that (a) the Special Servicer ignores the determination of the Determination Party and liquidates the related Defaulted Mortgage Loan or REO Property and/or (b) a court of competent jurisdiction determines that such Mortgage Loan Seller was not obligated to repurchase the related Defaulted Mortgage or REO Property, the costs of contracting with the Determination Party will constitute Additional Trust Fund Expenses, and the Mortgage Loan Seller will not be liable for any such difference.

Repurchase or Substitution of Cross-Collateralized Mortgage Loans

If (i) any Mortgage Loan is required to be repurchased or substituted for in the manner described above in “—Assignment of the Mortgage Loans; Repurchases and Substitutions” or “—Representations and Warranties; Repurchases and Substitutions”, (ii) such Mortgage Loan is cross-collateralized and cross-defaulted with one or more other Mortgage Loans (each a “Crossed Loan” and, collectively, a “Crossed Group”), and (iii) the applicable document omission or defect (a “Defect”) or breach of a representation and warranty (a “Breach”) does not constitute a Defect or Breach, as the case may be, as to each other Crossed Loan in such Crossed Group (without regard to this paragraph), then the applicable Defect or Breach, as the case may be, will be deemed to constitute a Defect or Breach, as the case may be, as to any other Crossed Loan in the Crossed Group for purposes of this paragraph, and the related Mortgage Loan Seller will be required to repurchase or substitute for such other Crossed Loan(s) in the related Crossed Group as provided above in “—Assignment of the Mortgage Loans; Repurchases and Substitutions” or “—Representations and Warranties; Repurchases and Substitutions” unless: (i) the debt service coverage ratio for all of the remaining Crossed Loans for the four calendar quarters immediately preceding the repurchase or substitution is not less than the debt service coverage ratio for all such related Crossed Loans, including the affected Crossed Loan, for the four calendar quarters immediately preceding the repurchase or substitution, (ii) the loan-to-value ratio for any of the remaining related Crossed Loans, determined at the time of repurchase or substitution, is not greater than the loan-to-value ratio for all such related Crossed Loans, including the affected Crossed Loan, determined at the time of repurchase or substitution, and (iii) the Trustee receives an opinion of counsel to the effect that such repurchase or substitution is permitted by the REMIC provisions. In the event that the remaining Crossed Loans satisfy the aforementioned criteria, the related Mortgage Loan Seller may elect either to repurchase or substitute for only the affected Crossed Loan as to which the related Breach or Defect exists or to repurchase or substitute for all of the Crossed Loans in the related Crossed Group.

To the extent that the related Mortgage Loan Seller repurchases or substitutes for an affected Crossed Loan as described in the immediately preceding paragraph while the Trustee continues to hold any related Crossed Loans, the related Mortgage Loan Seller and the Depositor have agreed in the related Mortgage Loan Purchase Agreement to forbear from enforcing any remedies against the other’s Primary Collateral (as defined below), but each is permitted to exercise remedies against the Primary Collateral securing its respective affected Crossed Loans, including, with respect to the Trustee, the Primary Collateral securing Mortgage Loans still held by the Trustee, so long as such exercise does not materially impair the ability of the other party to exercise its remedies against its Primary Collateral. If the exercise of remedies by one party would materially impair the ability of the other party to exercise its remedies with respect to the Primary Collateral securing the Crossed Loans held by such party, then both parties have agreed in the related Mortgage Loan Purchase Agreement to forbear from exercising such remedies until the loan documents evidencing and securing the relevant Mortgage Loans can be modified in a manner that complies with the related Mortgage Loan Purchase Agreement to remove the threat of material impairment as a result of the exercise of remedies or some other accommodation can be reached. “Primary Collateral” means the Mortgaged Property directly securing a Crossed Loan and excluding any property as to which the related lien may only be foreclosed upon by virtue of the cross collateralization features of such loans.

Changes in Mortgage Pool Characteristics

The descriptions in this prospectus supplement of the Mortgage Loans and the Mortgaged Properties are based upon the Mortgage Pool as it is expected to be constituted as of the close of business on the Closing Date, assuming that (i) all scheduled principal and interest payments due on or before the Cut-Off Date will be made and (ii) there will be no principal prepayments on or before the Cut-Off Date. Prior to the issuance of the Certificates, Mortgage Loans may be removed from the Mortgage Pool as a result of prepayments, delinquencies, incomplete documentation or otherwise, if the Depositor or any Mortgage Loan Seller deems such removal necessary, appropriate or desirable. A limited number of other mortgage loans may be included in the Mortgage Pool prior to the issuance of the Certificates, unless including such mortgage loans would materially alter the characteristics of the Mortgage Pool as described in this prospectus supplement. The Depositor believes that the information set forth in this prospectus supplement will be representative of the characteristics of the Mortgage Pool as it will be constituted at the time the Certificates are issued, although the range of Mortgage Rates and maturities as well as other characteristics of the Mortgage Loans described in this prospectus supplement may vary.

A Current Report on Form 8-K (the “Form 8-K”) will be available to purchasers of the Offered Certificates on or shortly after the Closing Date and will be filed, together with the Pooling and Servicing Agreement, with the Securities and Exchange Commission within fifteen days after the initial issuance of the Offered Certificates.

SERVICING OF THE MORTGAGE LOANS

General

The Master Servicer and the Special Servicer, either directly or through sub-servicers, are required to service and administer the Mortgage Loans (other than The Gas Company Tower Loan, the RLJ Hotel Pool Loan and the 500–512 Seventh Avenue Loan) for the benefit of the Certificateholders, and the Companion Loans (other than The Gas Company Tower Pari Passu Companion Loan, the RLJ Hotel Pool Pari Passu Companion Loans and the 500–512 Seventh Avenue Pari Passu Companion Loan) for the benefit of the holders of such Companion Loans, in accordance with applicable law, the terms of the Pooling and Servicing Agreement, the terms of the related Intercreditor Agreement, if applicable, and the terms of the respective Mortgage Loans and, if applicable, the Companion Loans, to the extent consistent with the foregoing, (a) in the same manner in which, and with the same care, skill, prudence and diligence with which, the Master Servicer or the Special Servicer, as the case may be, generally services and administers similar mortgage loans with similar borrowers (i) for other third-parties, giving due consideration to customary and usual standards of practice of prudent institutional commercial mortgage lenders servicing their own loans, or (ii) held in its own portfolio, whichever standard is higher, (b) with a view to the maximization of the recovery on such Mortgage Loans on a net present value basis and the best interests of the Certificateholders and the Trust Fund or, if a Co-Lender Loan and its related Companion Loan(s) (a “Loan Pair”) are involved, with a view towards the maximization of recovery on such Loan Pair to the Certificateholders, the holder of the related Companion Loan and the Trust Fund (as a collective whole, taking into account that the Subordinate Companion Loans are subordinate to the related Mortgage Loans and that the related Pari Passu Companion Loans are pari passu in right of entitlement to payment with each of the Newport Bluffs Loan and the 311 South Wacker Loan, as applicable, to the extent set forth in the Newport Bluffs Intercreditor Agreement and the 311 South Wacker Intercreditor Agreement, as applicable), and (c) without regard to (i) any relationship that the Master Servicer or the Special Servicer, as the case may be, or any affiliate thereof, may have with the related borrower, a Mortgage Loan Seller or any other party to the Pooling and Servicing Agreement or any affiliate thereof; (ii) the ownership of any Certificate or Companion Loan by the Master Servicer or the Special Servicer, as the case may be, or by any affiliate thereof; (iii) the right of the Master Servicer or the Special Servicer, as the case may be, to receive compensation or other fees for its services rendered pursuant to the Pooling and Servicing Agreement; (iv) the obligation of the Master Servicer to make Advances (as defined in this prospectus supplement); (v) the ownership, servicing or management by the Master Servicer or the Special Servicer or any affiliate thereof for others of any other mortgage loans or real property; (vi) any obligation of the Master Servicer, or any affiliate thereof, to repurchase or substitute a Mortgage Loan as a Mortgage Loan Seller; (vii) any obligation of the Master Servicer or any affiliate thereof to cure a breach of a representation and warranty with respect to a Mortgage Loan; and (viii) any debt the Master Servicer or the Special Servicer or any affiliate thereof has extended to any obligor or any affiliate thereof on a Mortgage Note (the foregoing referred to as the “Servicing Standard”).

Generally, for purposes of the servicing provisions described in this section, the term Mortgage Loan excludes each of The Gas Company Tower Loan, the RLJ Hotel Pool Loan and the 500–512 Seventh Avenue Loan. See “—Servicing of The Gas Company Tower Loan” below for a description of certain aspects of the servicing of The Gas Company Tower Loan. See “—Servicing of the RLJ Hotel Pool Loan and the 500–512 Seventh Avenue Loan” below for a description of the servicing of each of the RLJ Hotel Pool Loan and the 500–512 Seventh Avenue Loan.

The Master Servicer and the Special Servicer may appoint sub-servicers with respect to the Mortgage Loans and Companion Loans; provided that the Master Servicer and the Special Servicer will remain obligated under the Pooling and Servicing Agreement for the servicing of the Mortgage Loans. The Trust Fund will not be responsible for any fees owed to any sub-servicer retained by the Master Servicer or the Special Servicer. Each sub-servicer retained thereby will be reimbursed by the Master Servicer or the Special Servicer, as the case may be, for certain expenditures which it makes, generally to the same extent the Master Servicer or the Special Servicer would be reimbursed under the Pooling and Servicing Agreement.

Set forth below, following the subsections captioned “—Servicing of The Gas Company Tower Loan” and “—Servicing of the RLJ Hotel Pool Loan and the 500-512 Seventh Avenue Loan”, is a description of certain pertinent provisions of the Pooling and Servicing Agreement relating to the servicing of the Mortgage Loans and the Companion Loans (but excluding each of The Gas Company Tower Loan, the RLJ Hotel Pool Loan and the 500–512 Seventh Avenue Loan and its respective Pari Passu Companion Loan). Reference is also made to the accompanying prospectus, in particular to the section captioned “DESCRIPTION OF THE POOLING AND SERVICING AGREEMENTS”, for important information in addition to that set forth in this prospectus supplement regarding the terms and conditions of the Pooling and Servicing Agreement as they relate to the rights and obligations of the Master Servicer and the Special Servicer thereunder. The Special Servicer generally has all of the rights to indemnity and reimbursement, and limitations on liability, that the Master Servicer is described as having in the accompanying prospectus and certain additional rights to indemnity as provided in the Pooling and Servicing Agreement relating to actions taken at the direction of the Controlling Class Representative (and, in certain circumstances, the holder of a Subordinate Companion Loan), and the Special Servicer rather than the Master Servicer will perform the servicing duties described in the accompanying prospectus with respect to Specially Serviced Mortgage Loans and REO Properties (each as described in this prospectus supplement). In addition to the circumstances for resignation of the Master Servicer set forth in the accompanying prospectus, the Master Servicer and the Special Servicer each has the right to resign at any other time, provided that (i) a willing successor thereto has been found, (ii) each of the Rating Agencies confirms in writing that the successor’s appointment will not result in a withdrawal, qualification or downgrade of any rating or ratings assigned to any Class of Certificates, (iii) the resigning party pays all costs and expenses in connection with such transfer, and (iv) the successor accepts appointment prior to the effectiveness of such resignation. Under the terms of the Pooling and Servicing Agreement, if a successor to the Master Servicer is not appointed, the Co-Trustee will function as the Master Servicer until a successor is appointed. See “DESCRIPTION OF THE POOLING AND SERVICING AGREEMENTS—Certain Matters Regarding the Master Servicer and the Depositor” in the accompanying prospectus.

With respect to any Loan Pair, the Companion Loan for which is included in a securitization trust that is subject to the provisions of Regulation AB of the Securities Act, the Master Servicer, Special Servicer, Trustee, the Co-Trustee and any subservicer will be required to provide such reports and information and otherwise take such commercially reasonable actions with respect to such Companion Loan as is necessary for the Depositor, Issuing Entity, Master Servicer, Special Servicer, Trustee and Co-Trustee to comply with all requirements of Regulation AB of the Securities Act.

The Master Servicer

Wachovia Bank, National Association, will be the master servicer (in such capacity, the “Master Servicer”) under the Pooling and Servicing Agreement. The Master Servicer is a national banking association organized under the laws of the United States of America and is a wholly-owned subsidiary of Wachovia Corporation. The Master Servicer has been servicing commercial and multifamily mortgage loans in excess of ten years. The Master Servicer’s primary servicing system runs on Enable US software. The Master Servicer reports to trustees in the CMSA format. The Master Servicer’s principal servicing offices are located at NC 1075, 8739 Research Drive URP4, Charlotte, North Carolina 28262. The table below sets forth information about the Master Servicer’s portfolio of master or primary serviced commercial and multifamily mortgage loans as of the dates indicated:

Commercial and Multifamily Mortgage Loans	As of December 31, 2003	As of December 31, 2004	As of December 31, 2005	As of June 30, 2006
By Approximate Number	10,015	15,531	17,641	18,888
By Approximate Aggregate Unpaid Principal Balance (in Billions)	$88.6	$141.3	$182.5	$207.6

Within this portfolio, as of June 30, 2006, are approximately 16,198 commercial and multifamily mortgage loans with an unpaid principal balance of approximately $174.4 billion related to commercial mortgage backed securities (or commercial real estate collateralized debt securities).

In addition to servicing loans related to commercial mortgage-backed securities, the Master Servicer also services whole loans for itself and a variety of investors. The properties securing loans in the Master Servicer’s servicing portfolio as of June 30, 2006, were located in all 50 states, the District of Columbia, Guam, Mexico, the Virgin Islands and Puerto Rico and include retail, office, multifamily, industrial, hospitality and other types of income-producing properties.

The Master Servicer utilizes a mortgage-servicing technology platform with multiple capabilities and reporting functions. This platform allows the Master Servicer to process mortgage servicing activities including but not limited to: (i) performing account maintenance; (ii) tracking borrower communications; (iii) tracking real estate tax escrows and payments, insurance escrows and payments, replacement reserve escrows and operating statement data and rent rolls; (iv) entering and updating transaction data; and (v) generating various reports.

The table below sets forth information regarding the aggregate amount of principal and interest advances and servicing advances (i) made by the Master Servicer on commercial and multifamily mortgage loans included in commercial mortgage-backed securitizations master serviced by the Master Servicer and (ii) outstanding as of the dates indicated:

Date	Securitized Master Serviced Portfolio (UPB)*	Outstanding Advances (P&I and SA)*	Outstanding Advances as % of UPB
December 31, 2003	$74,461,414,561	$84,616,014	0.1%
December 31, 2004	$113,159,013,933	$129,858,178	0.1%
December 31, 2005	$142,222,662,628	$164,516,780	0.1%

*	“UPB” means unpaid principal balance, “P&I” means principal and interest advances and “SA” means servicing advances.

The Master Servicer is rated by Fitch and S&P as a primary servicer and master servicer. The Master Servicer’s ratings by each of these agencies is outlined below:

	Fitch	S&P
Primary Servicer	CPS2+	Strong
Master Servicer	CMS2	Strong

The short-term debt ratings of Wachovia Bank, National Association are “A-1+” by S&P, “P-1” by Moody’s and “F1+” by Fitch.

The Master Servicer has developed policies, procedures and controls relating to its servicing functions to maintain compliance with applicable servicing agreements and servicing standards, including procedures for handling delinquent loans during the period prior to the occurrence of a special servicing transfer event.

The Master Servicer’s servicing policies and procedures are updated periodically to keep pace with the changes in the commercial mortgage-backed securities industry and have been generally consistent for the last three years in all material respects. The only significant changes in the Master Servicer’s policies and procedures have come in response to changes in federal or state law or investor requirements, such as updates issued by the Federal National Mortgage Association or the Federal Home Loan Mortgage Corporation. The Master Servicer may perform any of its obligations under the Pooling and Servicing Agreement through one or more third-party vendors, affiliates or subsidiaries. The Master Servicer may engage third-party vendors to provide technology or process efficiencies. The Master Servicer monitors its third-party vendors in compliance with its internal procedures and applicable law. The Master Servicer has entered into contracts with third-party vendors for the following functions:

•	monitoring and applying interest rate changes with respect to adjustable rate mortgage loans in accordance with loan documents;

•	provision of Strategy and Strategy CS software;

•	identification, classification, imaging and storage of documents;

•	analysis and determination of amounts to be escrowed for payment of taxes and insurance;

•	entry of rent roll information and property performance data from operating statements;

•	tracking and reporting of flood zone changes;

•	tracking, maintenance and payment of rents due under ground leases;

•	abstracting of insurance requirements contained in loan documents;

•	comparison of insurance certificates to insurance requirements contained in loan documents and reporting of expiration dates and deficiencies, if any;

•	abstracting of leasing consent requirements contained in loan documents;

•	legal representation;

•	assembly of data regarding buyer and seller (borrower) with respect to proposed loan assumptions and preparation of loan assumption package for review by the Master Servicer;

•	maintenance and storage of letters of credit;

•	tracking of anticipated repayment dates for loans with such terms;

•	reconciliation of deal pricing, tapes and annexes prior to securitization;

•	entry of new loan data and document collection;

•	initiation of loan payoff process and provision of payoff quotes;

•	printing, imaging and mailing of statements to borrowers;

•	performance of property inspections;

•	performance of tax parcel searches based on property legal description, monitoring and reporting of delinquent taxes, and collection and payment of taxes;

•	review of financial spreads performed by sub-servicers;

•	review of borrower requests for disbursements from reserves for compliance with loan documents, which are submitted to the Master Servicer for approval; and

•	performance of UCC searches and filing of UCCs.

The Master Servicer may also enter into agreements with certain firms to act as a primary servicer and to provide cashiering or non-cashiering sub-servicing on certain loans.

Generally, all amounts received by the Master Servicer on the underlying Mortgage Loans are initially deposited into a common clearing account with collections on other mortgage loans serviced by the Master Servicer and are then allocated and transferred to the appropriate account as further described in this prospectus supplement.

The Master Servicer will not have primary responsibility for custody services of original documents evidencing the underlying mortgage loans. On occasion, the Master Servicer may have custody of certain of such documents as necessary for enforcement actions involving particular mortgage loans or otherwise. To the extent the Master Servicer performs custodial functions as the master servicer, documents will be maintained in a manner consistent with the Servicing Standard. Custodial functions will be performed by the Trustee as described under “DESCRIPTION OF THE MORTGAGE POOL—Assignment of the Mortgage Loans; Repurchases and Substitutions” in this prospectus supplement.

The information set forth herein regarding the Master Servicer has been provided by Wachovia Bank, National Association.

The Special Servicer

CWCapital Asset Management LLC (“CWCAM”), a Massachusetts limited liability company, will initially be appointed as Special Servicer of the underlying Mortgage Loans under the Pooling and Servicing Agreement. The principal servicing offices of CWCAM are located at 701 Thirteenth Street, NW, Suite 1000 Washington, DC 20005 and its telephone number is (202) 715-9500. CWCAM and its affiliates are involved in the real estate investment, finance and management business including:

•	originating commercial and multifamily real estate loans;

•	investing in high-yielding real estate loans and other commercial real estate debt instruments; and

•	investing in, surveilling and managing unrated and non-investment grade rated securities issued pursuant to CMBS transactions.

CWCAM was organized in June 2005. In July of 2005, it acquired Allied Capital Corporation’s special servicing operations and replaced Allied Capital Corporation as special servicer for all transactions for which Allied Capital Corporation served as special servicer. In February 2006, an affiliate of CWCAM merged with CRIIMI MAE, Inc. and the special servicing operations of CRIIMI MAE Services L.P., the special servicing subsidiary of CRIIMI MAE, Inc., were consolidated into the special servicing operations of CWCAM. An affiliate or affiliates of CWCAM may acquire certain of the Non-Offered Certificates. CWCAM is a wholly owned subsidiary of CW Financial Services LLC. CWCAM and its affiliates own and are in the business of acquiring assets similar in type to the assets of the trust. Accordingly, the assets of CWCAM and its affiliates may, depending upon the particular circumstances including the nature and location of such assets, compete with the Mortgaged Properties for tenants, purchasers, financing and so forth.

Because CWCAM was not formed until June 2005, CWCAM did not service any CMBS pools as of December 31, 2003 or as of December 31, 2004. As of December 31, 2005, CWCAM acted as special servicer with respect to 25 domestic CMBS pools containing approximately 3670 loans secured by properties throughout the United States with a then current face value in excess of $32 billion. Since December 31, 2005, CWCAM has been appointed special servicer for a number of CMBS pools and as of August 31, 2006, CWCAM acted as special servicer with respect to 72 domestic pools and 2 Canadian pools containing approximately 8,230 loans secured by properties throughout the United States with a then current face value in excess of $73.4 billion. Those loans include commercial mortgage loans secured by the same types of income producing properties as those securing the mortgage loans backing the Certificates.

CWCAM has three offices (Washington, D.C., Rockville, Maryland and Needham, Massachusetts) and CWCAM manages or services investments in over 88 markets throughout the U.S. As of December 31, 2005, CWCAM had 36 employees responsible for the special servicing of commercial real estate assets, of which 25 employees worked full-time on special servicing and 11 employees had shared-time responsibilities in special servicing. As of December 31, 2005, within the CMBS pools described in the preceding paragraph, 138 assets were actually in special servicing. CWCAM also serves as collateral manager, disposition consultant or consultant for 12 collateralized debt obligation transactions. The assets owned or managed by CWCAM and its affiliates may, depending upon the particular circumstances, including the nature and location of such assets, compete with the Mortgaged Properties securing the underlying Mortgage Loans for tenants, purchasers, financing and so forth. CWCAM does not service or manage any assets other than commercial and multifamily real estate assets.

CWCAM has developed policies and procedures for the performance of its special servicing obligations in compliance with applicable servicing criteria set forth in Item 1122 of Regulation AB of the Exchange Act, including managing delinquent loans and loans subject to the bankruptcy of the borrower. Since its formation, policies and procedures of special servicing at CWCAM have been adopted from the best practices of the Allied Capital Corporation and CRIIMI MAE Services L.P. operations that it has acquired. Standardization and automation have been pursued, and continue to be pursued, wherever possible so as to provide for continued accuracy, efficiency, transparency, monitoring and controls.

CWCAM occasionally engages consultants to perform property inspections and to provide close surveillance on a property and its local market; it currently does not have any plans to engage sub-servicers to perform on its behalf any of its duties with respect to this transaction. CWCAM does not believe that its financial condition will have any adverse effect on the performance of its duties under the Pooling and Servicing Agreement and, accordingly, will not have any material impact on the mortgage pool performance or the performance of the Certificates. CWCAM does not have any material primary principal and interest advancing obligations with respect to the CMBS pools as to which it acts as special servicer and only has primary property protection advancing obligations for one CMBS pool.

CWCAM will not have primary responsibility for custody services of original documents evidencing the underlying Mortgage Loans. On occasion, CWCAM may have custody of certain of such documents as necessary for enforcement actions involving particular Mortgage Loans or otherwise. To the extent that CWCAM has custody of any such Mortgage Loan documents, such Mortgage Loan documents will be maintained in a manner consistent with the Servicing Standard.

There are currently no legal proceedings pending, and no legal proceedings known to be contemplated by governmental authorities, against CWCAM or of which any of its property is the subject, that is material to its obligations under the Pooling and Servicing Agreement. CWCAM is not an affiliate of the Depositor, either Sponsor, the Trust Fund, the Master Servicer, the Trustee, the Co-Trustee or any originator of any of the underlying Mortgage Loans identified in this prospectus supplement.

There are no specific relationships involving or relating to this transaction or the underlying Mortgage Loans between CWCAM or any of its affiliates, on the one hand, and the Depositor, the Sponsors or the Trust Fund, on the other hand, that currently exist or that existed during the past two years. In addition, there are no business relationships, agreements, arrangements, transactions or understandings that have been entered into outside the ordinary course of business or on terms other than would be obtained in an arm’s length transaction with an unrelated third party—apart from the subject securitization transaction—between CWCAM or any of its affiliates, on the one hand, and the Depositor, the Sponsors or the Trust Fund, on the other hand, that currently exist or that existed during the past two years and that are material to an investor’s understanding of the Offered Certificates.

No securitization transaction involving commercial or multifamily mortgage loans in which CWCAM was acting as special servicer has experienced an event of default as a result of any action or inaction performed by CWCAM as special servicer. In addition, there has been no previous disclosure of material non-compliance with servicing criteria by CWCAM with respect to any other securitization transaction involving commercial or multifamily mortgage loans in which CWCAM was acting as special servicer.

From time-to-time CWCAM and its affiliates may be parties to lawsuits and other legal proceedings arising in the ordinary course of business. CWCAM does not believe that any such lawsuits or legal proceedings would, individually or in the aggregate, have a material adverse effect on its business or its ability to service as Special Servicer.

The information set forth herein regarding the Special Servicer has been provided by CWCAM.

Certain Special Servicing Provisions

With respect to the Mortgage Loans (other than with respect to the Four Seasons Resort and Club - Dallas, TX Loan), the Pooling and Servicing Agreement permits the holder (or holders) of the majority of the Voting Rights allocated to the Controlling Class to replace the Special Servicer and to select a representative (the “Controlling Class Representative”) who may advise the Special Servicer and whose approval is required for certain actions by the Special Servicer under certain circumstances. With respect to the 311 South Wacker Loan, if either of the 311 South Wacker Pari Passu Companion Loan is included in a securitization, the rights of the Controlling Class Representative to advise on certain servicing actions will be shared with the controlling class representative with respect to such securitization. With respect to the Newport Bluffs Loan, if either of the Newport Bluffs Pari Passu Companion Loan or the Newport Bluffs Future Pari Passu Companion Loan, if applicable, is included in a securitization, the rights of the Controlling Class Representative to advise on certain servicing actions will be shared with the controlling class representative with respect to such securitization. Notwithstanding anything contained in this prospectus supplement to the contrary, the holders of the Companion Loans may have the ability to exercise some or all of the rights of the Controlling Class and the Controlling Class Representative as well as certain additional rights as more fully described in “—The Controlling Class Representative” below including, with respect to the Montclair Plaza Loan, the 500-512 Seventh Avenue Loan and the Gateway Center Loan, the right to replace the Special Servicer solely with respect to the Montclair Plaza Loan, the 500-512 Seventh Avenue Loan and the Gateway Center Loan, respectively. The Controlling Class Representative with respect to the Mortgage Loans (other than with respect to the Four Seasons Resort and Club - Dallas, TX Loan) is selected by holders of Certificates representing more than 50% of the Certificate Balance of the Controlling Class. The Controlling Class Representative with respect to the Four Seasons Resort and Club - Dallas, TX Loan is appointed first by the holder of a majority of the Class FS Certificates until the Component Principal Balance of the Four Seasons Resort and Club - Dallas, TX Non-Pooled Component minus the portion of any Appraisal Reduction Amount allocable to the Four Seasons Resort and Club - Dallas, TX Non-Pooled Component is less than 25% of its original Component Principal Balance, and then by the holders of Certificates representing more than 50% of the Certificate Balance of the Controlling Class; provided that the Controlling Class Representative with respect to the Four Seasons Resort and Club - Dallas, TX Loan may not be the related borrower or an affiliate of the related borrower. See “—The Controlling Class Representative” below. Such holder (or holders) will be required to pay all out-of-pocket costs related to the transfer of servicing if the Special Servicer is replaced other than due to an event of default, including without limitation, any costs relating to Rating Agency confirmation and legal fees associated with the transfer. The “Controlling Class” is the Class of Sequential Pay Certificates, (i) which bears the latest payment priority and (ii) the Certificate Balance of which is greater than 25% of its original Certificate Balance; provided, however, that if no Class of Sequential Pay Certificates satisfies clause (ii) above, the Controlling Class shall be the outstanding Class of Sequential Pay Certificates bearing the latest payment priority. The Class A-1, Class A-2, Class A-3, Class A-PB, Class A-4, Class A-4FL and Class A-1A Certificates will be treated as one Class for purposes of determining the Controlling Class.

The Special Servicer is responsible for servicing and administering any Mortgage Loan (other than The Gas Company Tower Loan, the RLJ Hotel Pool Loan and the 500–512 Seventh Avenue Loan) or Companion Loan (other than The Gas Company Tower Pari Passu Companion Loan, the RLJ Hotel Pool Pari Passu Companion Loans, the 500–512 Seventh Avenue Pari Passu Companion Loan and the 500-512 Seventh Avenue Subordinate Companion Loan) as to which (a) the related mortgagor has (i) failed to make within 60 days of the date due any Balloon Payment; provided, however, that if the borrower continues to make its Assumed Scheduled Payment and diligently pursues refinancing, a Servicing Transfer Event shall not occur until 60 days following such default (or, if the borrower has produced a written refinancing commitment that is reasonably acceptable to the Special Servicer and the Controlling Class Representative has given its consent (which consent shall be deemed denied if not granted within 10 Business Days), 120 days following such default; (provided that if such refinancing does not occur during such time specified in the commitment, a Servicing Transfer Event will be deemed to have occurred), or (ii) failed to make when due any Periodic Payment (other than a Balloon Payment), and such failure has continued unremedied for 60 days; (b) the Master Servicer or the Special Servicer (in the case of the Special Servicer, with the consent of the Controlling Class Representative) has determined, in its good faith reasonable judgment and in accordance with the Servicing Standard, based on communications with the related mortgagor, that a default in making a Periodic Payment (including a Balloon Payment) or any other default under the applicable Mortgage Loan documents that would (with respect to such other default) materially impair the value of the Mortgaged Property as security for the Mortgage Loan and, if applicable, Companion Loan or otherwise would materially adversely affect the interests of Certificateholders and would continue unremedied beyond the applicable grace period under the terms of the Mortgage Loan (or, if no grace period is specified, for 60 days; and provided, that a default that would give rise to an acceleration right without any grace period shall be deemed to have a grace period equal to zero) is likely to occur and is likely to remain unremedied for at least 60 days; (c) there shall have occurred a default (other than as described in clause (a) above and, in certain circumstances, the failure to maintain insurance for terrorist or similar attacks or for other risks required by the Mortgage Loan documents to be insured against pursuant to the terms of the Pooling and Servicing Agreement) that the Master Servicer or the Special Servicer (in the case of the Special Servicer, with the consent of the Controlling Class Representative) shall have determined, in its good faith and reasonable judgment and in accordance with the Servicing Standard, materially impairs the value of the Mortgaged Property as security for the Mortgage Loan and, if applicable, Companion Loan or otherwise materially adversely affects the interests of Certificateholders (and, if applicable, the holders of the Companion Loans) and that continues unremedied beyond the applicable grace period under the terms of the Mortgage Loan (or, if no grace period is specified, for 60 days and provided that a default that gives rise to an acceleration right without any grace period shall be deemed to have a grace period equal to zero); (d) a decree or order under any bankruptcy, insolvency or similar law shall have been entered against the related borrower and such decree or order shall have remained in force, undischarged, undismissed or unstayed for a period of 60 days; (e) the related borrower shall consent to the appointment of a conservator or receiver or liquidator in any insolvency or similar proceedings of or relating to such related borrower or of or relating to all or substantially all of its property; (f) the related borrower shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations; (g) the Master Servicer shall have force placed insurance against damages or losses arising from acts of terrorism due to the failure of the related borrower to maintain or cause such insurance to be maintained and (1) subsequent to such force placement such borrower fails to maintain or cause to be maintained insurance coverage against damages or losses arising from acts of terrorism for a period of 60 days (or such shorter time period as the Controlling Class Representative may consent to) or (2) the Master Servicer fails to have been reimbursed for any Servicing Advances made in connection with the force placement of such insurance coverage (unless the circumstances giving rise to such forced placement of such insurance coverage have otherwise been cured and the Master Servicer has been reimbursed for any Servicing Advances made in connection with the forced placement of such insurance coverage); or (h) the Master Servicer shall have received notice of the commencement of foreclosure or similar proceedings with respect to the related Mortgaged Property (each event described in clauses (a) through (h) above, a “Servicing Transfer Event”).

In general, as long as a Co-Lender Loan (other than The Gas Company Tower Loan, the RLJ Hotel Pool Loan and the 500–512 Seventh Avenue Loan) is owned by the Trust Fund, each related Companion Loan will be serviced and administered under the Pooling and Servicing Agreement as if it were a Mortgage Loan and the holder of the related promissory note were a Certificateholder. If a Companion Loan (other than The Gas Company Tower Pari Passu Companion Loan, the RLJ Hotel Pool Pari Passu Companion Loans, the 500–512 Seventh Avenue Pari Passu Companion Loan and the 500-512 Seventh Avenue Subordinate Companion Loan) becomes specially serviced, then the Co-Lender Loan will become a Specially Serviced Mortgage Loan. If a Co-Lender Loan (other than The Gas Company Tower Loan, the RLJ Hotel Pool Loan and the 500–512 Seventh Avenue Loan) becomes a Specially Serviced Mortgage Loan, then the related Companion Loan will become a Specially Serviced Mortgage Loan.

If any amounts due under a Co-Lender Loan or the related Subordinate Companion Loan are accelerated after an event of default under the applicable Mortgage Loan documents, the holder of any related Subordinate Companion Loan will be entitled to purchase the related Mortgage Loan at the price described under “DESCRIPTION OF THE MORTGAGE POOL—Co-Lender Loans” in this prospectus supplement.

If a Servicing Transfer Event occurs with respect to any Mortgage Loan (other than The Gas Company Tower Loan, the RLJ Hotel Pool Loan and the 500–512 Seventh Avenue Loan) or a related Companion Loan, the Master Servicer is in general required to transfer its servicing responsibilities with respect to such Mortgage Loan and Companion Loan to the Special Servicer. Notwithstanding such transfer, the Master Servicer will continue to receive payments on such Mortgage Loan and/or Companion Loan (including amounts collected by the Special Servicer), to make certain calculations with respect to such Mortgage Loan and Companion Loan, and to make remittances (including, if necessary, P&I Advances, as described in the Pooling and Servicing Agreement) and prepare certain reports to the Trustee with respect to such Mortgage Loan. If title to the related Mortgaged Property is acquired by the Trust Fund (upon acquisition, an “REO Property”), whether through foreclosure, deed in lieu of foreclosure or otherwise, the Special Servicer will continue to be responsible for the management thereof.

Mortgage Loans and Companion Loans serviced by the Special Servicer, together with any REO Properties are referred to in this prospectus supplement as “Specially Serviced Mortgage Loans”. The Master Servicer has no responsibility for the Special Servicer’s performance of its duties under the Pooling and Servicing Agreement.

A Mortgage Loan (other than The Gas Company Tower Loan, the RLJ Hotel Pool Loan and the 500–512 Seventh Avenue Loan) or Companion Loan (other than The Gas Company Tower Pari Passu Companion Loan, the RLJ Hotel Pool Pari Passu Companion Loans, the 500–512 Seventh Avenue Pari Passu Companion Loan and the 500-512 Seventh Avenue Subordinate Companion Loan) will cease to be a Specially Serviced Mortgage Loan (and will become a “Corrected Mortgage Loan” as to which the Master Servicer will re-assume servicing responsibilities):

(a) with respect to the circumstances described in clause (a) of the definition of Servicing Transfer Event, when the related borrower has made three consecutive full and timely Periodic Payments under the terms of such Mortgage Loan (as such terms may be changed or modified in connection with a bankruptcy or similar proceeding involving the related borrower or by reason of a modification, waiver or amendment granted or agreed to by the Special Servicer);

(b) with respect to any of the circumstances described in clauses (b), (d), (e) and (f) of the definition of Servicing Transfer Event, when such circumstances cease to exist in the good faith, reasonable judgment of the Special Servicer, but, with respect to any bankruptcy or insolvency proceedings described in clauses (d), (e) and (f) no later than the entry of an order or decree dismissing such proceeding;

(c) with respect to the circumstances described in clause (c) of the definition of Servicing Transfer Event, when such default is cured; and

(d) with respect to the circumstances described in clause (h) of the definition of Servicing Transfer Event, when such proceedings are terminated;

so long as at that time no other Servicing Transfer Event then exists and provided no additional default is foreseeable in the reasonable good faith judgment of the Special Servicer.

The Master Servicer (or, in certain limited cases with respect to Specially Serviced Mortgage Loans, the Special Servicer), either directly or through sub-servicers, will direct the deposit, transfer and disbursement of collections on the Mortgage Loans consistent with the Servicing Standard. Account activity will not generally be independently audited or verified. See “DESCRIPTION OF THE POOLING AND SERVICING AGREEMENTS— Certificate Account” and “—Collection and Other Servicing Procedures” in the attached prospectus.

Servicing of The Gas Company Tower Loan

The Gas Company Tower Loan, and any related REO Property, is being serviced under the pooling and servicing agreement which governs the J.P. Morgan 2006-LDP8 Transaction (the “J.P. Morgan 2006-LDP8 Pooling and Servicing Agreement”). Accordingly, Wells Fargo Bank, N.A., as a master servicer under the J.P. Morgan 2006-LDP8 Pooling and Servicing Agreement will generally make servicing advances and remit collections on The Gas Company Tower Loan to or on behalf of the Trust Fund. However, the Master Servicer will generally be obligated to compile reports, that include information on The Gas Company Tower Loan, and to enforce the terms of The Gas Company Tower Intercreditor Agreement. The servicing arrangements under the J.P. Morgan 2006-LDP8 Pooling and Servicing Agreement are generally similar (but are not identical) to the servicing arrangements under the Pooling and Servicing Agreement.

In that regard:

•	Wells Fargo Bank, N.A. (which is also the Trustee and the 2006-C27 Trustee) and Midland Loan Services, Inc. are the J.P. Morgan 2006-LDP8 Master Servicers under the J.P. Morgan 2006-LDP8 Pooling and Servicing Agreement (the “J.P. Morgan 2006-LDP8 Master Servicers”). Pursuant to the terms of the J.P. Morgan 2006-LDP8 Pooling and Servicing Agreement, Wells Fargo Bank, N.A. will perform all primary servicer functions with respect to The Gas Company Tower Loan. The special servicer under the J.P. Morgan 2006-LDP8 Pooling and Servicing Agreement with respect to each of the mortgage loans serviced under the J.P. Morgan 2006-LDP8 Pooling and Servicing Agreement is J.E. Robert Company, Inc. (the “J.P. Morgan 2006-LDP8 Special Servicer”).

•	The trustee under the J.P. Morgan 2006-LDP8 Pooling and Servicing Agreement is LaSalle Bank National Association (the “J.P. Morgan 2006-LDP8 Trustee”), who will be the mortgagee of record for The Gas Company Tower Loan.

•	None of the Master Servicer, the Special Servicer, the Trustee or the Co-Trustee under the Pooling and Servicing Agreement will have any obligation or authority to (a) supervise the J.P. Morgan 2006-LDP8 Master Servicers, the J.P. Morgan 2006-LDP8 Special Servicer or the J.P. Morgan 2006-LDP8 Trustee or (b) make servicing advances with respect to The Gas Company Tower Loan. The obligation of the Master Servicer to provide information and collections to the Trustee and the Certificateholders with respect to The Gas Company Tower Loan is dependent on its receipt of the corresponding information and collections from the applicable J.P. Morgan 2006-LDP8 Master Servicer or the J.P. Morgan 2006-LDP8 Special Servicer.

•	Pursuant to the J.P. Morgan 2006-LDP8 Pooling and Servicing Agreement, the liquidation fee, the special servicing fee and the workout fee with respect to The Gas Company Tower Loan will be generally the same as under the Pooling and Servicing Agreement.

•

The applicable J.P. Morgan 2006-LDP8 Master Servicer and the J.P. Morgan 2006-LDP8 Special Servicer will be required to consult, in a non-binding manner, with the Controlling Class Representative prior to taking any of the following actions: (i) any proposed foreclosure upon or comparable conversion (which may include acquisition as an REO Property) of the ownership of the Mortgaged Property and any other collateral securing The Gas Company Tower Loan; (ii) any modification, extension, amendment or waiver of a monetary term (including, without limitation, the timing of payments) or any material non-monetary term (including any material term relating to insurance) of The Gas Company Tower Loan; (iii) any proposed sale of the Mortgaged Property after it becomes an REO Property under the J.P. Morgan 2006-LDP8 Pooling and Servicing Agreement; (iv) any acceptance of a discounted payoff of The Gas Company Tower Loan; (v) any determination to bring the Mortgaged Property (including if it is an REO Property under the J.P. Morgan 2006-LDP8 Pooling and Servicing Agreement) into compliance with applicable environmental laws or to otherwise address hazardous materials located at the Mortgaged Property; (vi) any release of collateral for The Gas Company Tower Loan (including, but not limited to, the termination or release of any reserves, escrow or letters of credit) other than in accordance with the terms of, or upon satisfaction of, The Gas Company Tower Loan; (vii) any acceptance of substitute or additional collateral for The Gas Company Tower Loan (other than in accordance with the terms of the related Mortgage Loan documents); (viii) any waiver of a “due-on-sale” or “due-on-encumbrance” clause with respect to The Gas Company Tower Loan; (ix) any acceptance of an assumption agreement releasing the borrower from liability under The Gas Company Tower Loan; (x) any renewal or replacement of the then-existing insurance policies with respect to The

Gas Company Tower Loan to the extent that such renewal or replacement policy does not comply with the terms of the related Mortgage Loan documents or any waiver, modification or amendment of any insurance requirements under the related Mortgage Loan documents, in each case if the mortgagee’s approval is required under the related Mortgage Loan documents; (xi) any approval of a material capital expenditure if the mortgagee’s approval is required under the related Mortgage Loan documents; (xii) any replacement of the property manager if the mortgagee’s approval is required under the related Mortgage Loan documents; (xiii) any approval of the incurrence of additional indebtedness secured by the Mortgaged Property if mortgagee’s approval is required under the related Mortgage Loan documents; (xiv) any adoption or approval of a plan of bankruptcy of the borrower; (xv) any modification to a ground lease or, to the extent the mortgagee’s approval is required under the related Mortgage Loan documents, space leases; (xvi) any determination to apply casualty proceeds or condemnation awards toward repayment of The Gas Company Tower Loan rather than toward restoration of the related Mortgaged Property; (xvii) the subordination of any lien created pursuant to the terms of the related Mortgage Loan documents; (xviii) any material alteration to the related Mortgaged Property to the extent the mortgagee’s approval is required under the related Mortgage Loan documents; (xix) any proposed amendment to any special purpose entity provision of the related Mortgage Loan documents; (xx) any determination by the applicable J.P. Morgan 2006-LDP8 Master Servicer or the J.P. Morgan 2006-LDP8 Special Servicer that a servicing transfer event that is based on imminent default has occurred with respect to The Gas Company Tower Loan or The Gas Company Tower Pari Passu Companion Loan; and (xxi) certain other actions to the extent required under the J.P. Morgan 2006-LDP8 Pooling and Servicing Agreement; provided, that in the event that the applicable J.P. Morgan 2006-LDP8 Master Servicer or the J.P. Morgan 2006-LDP8 Special Servicer, as applicable, determines that immediate action is necessary to protect the interests of the holders of The Gas Company Tower Loan (as a collective whole), the applicable J.P. Morgan 2006-LDP8 Master Servicer or the J.P. Morgan 2006-LDP8 Special Servicer, as applicable, may take any such action without waiting for the response of the Controlling Class Representative.

•	Pursuant to the JP Morgan 2006-LDP8 Pooling and Servicing Agreement, the applicable J.P. Morgan 2006-LDP8 Master Servicer or the J.P. Morgan 2006-LDP8 Special Servicer, as applicable, will be required to obtain the consent of the J.P. Morgan 2006-LDP8 Controlling Class Representative with respect to various actions that are similar to those described under “The Controlling Class Representative” below in this prospectus supplement.

•

The conditions for transferring The Gas Company Tower Loan to special servicing under the J.P. Morgan 2006-LDP8 Pooling and Servicing Agreement differ in some respects from the conditions for transferring The Gas Company Tower Loan to special servicing under the Pooling and Servicing Agreement. As a result, in certain situations, The Gas Company Tower Loan could be transferred to special servicing under the Pooling and Servicing Agreement but not under the J.P. Morgan 2006-LDP8 Pooling and Servicing Agreement or vice versa. For example, the Pooling and Servicing Agreement requires a transfer to special servicing if a default has occurred of which the Master Servicer (or the Special Servicer, as applicable) has received notice and the Master Servicer or, with the consent of the Directing Certificateholder, the Special Servicer has determined that such default will materially and adversely affect the value of the Mortgaged Property or the interests of the Certificateholders (which default remains unremedied beyond the applicable grace period under the related Mortgage Loan documents). The J.P. Morgan 2006-LDP8 Pooling and Servicing Agreement, however, requires a transfer to special servicing if (A) the applicable J.P. Morgan 2006-LDP8 Master Servicer makes a judgment, or receives a written determination of the J.P. Morgan 2006-LDP8 Special Servicer (concurred with by the directing certificateholder under the J.P. Morgan 2006-LDP8 Pooling and Servicing Agreement) that a payment default is imminent and is not likely to be cured by the related borrower within sixty (60) days or (B) applicable the J.P. Morgan 2006-LDP8 Master Servicer or the J.P. Morgan 2006-LDP8 Special Servicer (in the case of the J.P. Morgan 2006-LDP8 Special Servicer, with the consent of the directing certificateholder under the J.P. Morgan 2006-LDP8 Pooling and Servicing Agreement) determines that a default is imminent that will materially and adversely affect the value of the Mortgaged Property or the interests of the Certificateholders under the J.P. Morgan 2006- LDP8 Pooling and Servicing Agreement (which default remains unremedied beyond the applicable grace period under the related Mortgage Loan documents or thirty (30) days if the related Mortgage Loan documents do not specify a grace period and the default is capable of being cured). The J.P. Morgan 2006-LDP8 Pooling and Servicing Agreement also provides that if either The Gas Company Tower Loan or The Gas Company Tower Pari Passu Companion Loan becomes a “Specially Serviced Mortgage Loan” under the J.P. Morgan 2006-LDP8 Pooling and Servicing Agreement, the related companion loan also becomes a “Specially Serviced Mortgage Loan” under the J.P. Morgan 2006-LDP8 Pooling and Servicing Agreement.

•	The circumstances under which a Mortgage Loan becomes a Required Appraisal Mortgage Loan under the Pooling and Servicing Agreement differ in some respects from those under which a mortgage loan (including The Gas Company Tower Loan) becomes a “Required Appraisal Loan” for purposes of the J.P. Morgan 2006-LDP8 Pooling and Servicing Agreement. For example, the Pooling and Servicing Agreement provides that a Mortgage Loan will become a Required Appraisal Mortgage Loan if such Mortgage Loan is sixty (60) or more days delinquent in respect of any periodic payment. However, the J.P. Morgan 2006-LDP8 Pooling and Servicing Agreement provides that a mortgage loan will become a Required Appraisal Mortgage Loan one hundred twenty (120) or more days after an uncured delinquency in respect of such mortgage loan. In addition, the Pooling and Servicing Agreement provides that a Mortgage Loan will become a Required Appraisal Mortgage Loan if the borrower declares bankruptcy or if the related borrower is subject to a bankruptcy proceeding. The J.P. Morgan 2006-LDP8 Pooling and Servicing Agreement, however, provides that a mortgage loan will not become a “Required Appraisal Loan” when the related borrower is subject to an involuntary bankruptcy proceeding unless such proceeding has not been dismissed within sixty (60) days of its commencement. In addition, the Pooling and Servicing Agreement provides that a Mortgage Loan will become a Required Appraisal Mortgage Loan in the event any Balloon Payment has not been paid when due, unless the Master Servicer has, on or prior to sixty (60) days following such due date, received written evidence from an institutional lender of a binding commitment to refinance the Mortgage Loan within one hundred twenty (120) days after the due date of such Balloon Payment (provided that if such refinancing does not occur during the time specified in the commitment, the related Mortgage Loan will immediately become a Required Appraisal Mortgage Loan). The J.P. Morgan 2006-LDP8 Pooling and Servicing Agreement, however, provides that a mortgage loan will become a “Required Appraisal Loan” in the event any Balloon Payment has not been paid ninety (90) days after an uncured delinquency, unless refinancing of the mortgage loan is anticipated within one hundred twenty (120) days after the due date of such Balloon Payment (provided that if such refinancing does not occur within such one hundred twenty (120) days, the related mortgage loan will immediately become a Required Appraisal Mortgage Loan). In addition, although the Pooling and Servicing Agreement provides that a Mortgage Loan will become a Required Appraisal Mortgage Loan in the event it remains outstanding sixty (60) days after three (3) years following its maturity date as extended, if applicable, the J.P. Morgan 2006-LDP8 Pooling and Servicing Agreement does not provide that a mortgage loan will become a “Required Appraisal Loan” if such mortgage loan remains outstanding beyond its maturity date.

•	The Master Servicer (or the Co-Trustee, if applicable) will be required to make P&I Advances with respect to The Gas Company Tower Loan. Neither the applicable J.P. Morgan 2006-LDP8 Master Servicer nor the J.P. Morgan 2006-LDP8 Trustee will make any P&I Advances with respect to The Gas Company Tower Loan. Notwithstanding the above, any one of the applicable J.P. Morgan 2006-LDP8 Master Servicer, the J.P. Morgan 2006-LDP8 Special Servicer or the J.P. Morgan 2006-LDP8 Trustee will make any servicing advances with respect to The Gas Company Tower Loan.

•	The applicable J.P. Morgan 2006-LDP8 Master Servicer will not make any payments to cover Prepayment Interest Shortfalls relating to The Gas Company Tower Loan.

•	If Wells Fargo Bank, N.A., as the applicable J.P. Morgan 2006-LDP8 Master Servicer determines that a servicing advance it made with respect to The Gas Company Tower Loan or the related Mortgaged Property is nonrecoverable, it will be entitled to be reimbursed from general collections on all Mortgage Loans.

The J.P. Morgan 2006-LDP8 Master Servicers.    Wells Fargo Bank, N.A. (which is also the Trustee and the 2006-C27 Trustee) and Midland Loan Services, Inc. are the J.P. Morgan 2006-LDP8 Master Servicers under the J.P. Morgan 2006-LDP8 Pooling and Servicing Agreement. See “DESCRIPTION OF THE CERTIFICATES—The Master Servicer” in this prospectus supplement.

The J.P. Morgan 2006-LDP8 Special Servicer.    J.E. Robert Company, Inc. is the J.P. Morgan 2006-LDP8 Special Servicer under the J.P. Morgan 2006-LDP8 Pooling and Servicing Agreement. See “DESCRIPTION OF THE CERTIFICATES—The Special Servicer” in this prospectus supplement.

The J.P. Morgan 2006-LDP8 Trustee.    LaSalle Bank National Association is the J.P. Morgan 2006-LDP8 Trustee under the J.P. Morgan 2006-LDP8 Pooling and Servicing Agreement. See “DESCRIPTION OF THE CERTIFICATES—The Trustee” in this prospectus supplement.

Servicing of the RLJ Hotel Pool Loan and the 500-512 Seventh Avenue Loan

Each of the RLJ Hotel Pool Loan and the 500-512 Seventh Avenue Loan, and any related REO Property, is being serviced under the pooling and servicing agreement which governs the 2006-C27 Transaction (the “2006-C27 Pooling and Servicing Agreement”). Accordingly, the master servicer under the 2006-C27 Pooling and Servicing Agreement (the “2006-C27 Master Servicer”) will generally make advances and remit collections on each of the RLJ Hotel Pool Loan and the 500-512 Seventh Avenue Loan to or on behalf of the Trust Fund. However, the Master Servicer will generally be obligated to compile reports, that include information on each of the RLJ Hotel Pool Loan and the 500-512 Seventh Avenue Loan, and to enforce the terms each of the RLJ Hotel Pool Pari Passu Intercreditor Agreement and the 500-512 Seventh Avenue Pari Passu Intercreditor Agreement and make certain advances with respect to each of the RLJ Hotel Pool Loan and the 500-512 Seventh Avenue Loan, as applicable, subject to its non-recoverability determination to the extent the 2006-C27 Master Servicer fails to make any advance it would otherwise be required to under the 2006-C27 Pooling and Servicing Agreement. The servicing arrangements under the 2006-C27 Pooling and Servicing Agreement are generally similar (but are not identical) to the servicing arrangements under the Pooling and Servicing Agreement.

In that regard:

•	Wachovia Bank, National Association is the 2006-C27 Master Servicer under the 2006-C27 Pooling and Servicing Agreement. The special servicer under the 2006-C27 Pooling and Servicing Agreement with respect to each of the mortgage loans serviced under the 2006-C27 Pooling and Servicing Agreement is LNR Partners, Inc. (the “2006-C27 Special Servicer”).

•	The trustee under the 2006-C27 Pooling and Servicing Agreement is Wells Fargo Bank, N.A. (which is also the Trustee and one of the J.P. Morgan 2006-LDP8 Master Servicers) (the “2006-C27 Trustee”), who will be the mortgagee of record for each of the RLJ Hotel Pool Loan and the 500-512 Seventh Avenue Loan.

•	The Master Servicer, the Special Servicer, the Trustee or the Co-Trustee under the Pooling and Servicing Agreement will have no obligation or authority to (a) supervise the 2006-C27 Master Servicer, the 2006-C27 Special Servicer or the 2006-C27 Trustee or (b) except as described below, make servicing advances with respect to either the RLJ Hotel Pool Loan or the 500-512 Seventh Avenue Loan. The obligation of the Master Servicer to provide information and collections to the Trustee and the Certificateholders with respect to each of the RLJ Hotel Pool Loan and the 500-512 Seventh Avenue Loan is dependent on its receipt of the corresponding information and collection from the 2006-C27 Master Servicer or the 2006-C27 Special Servicer.

•	Pursuant to the 2006-C27 Pooling and Servicing Agreement, the liquidation fee, the special servicing fee and the workout fee with respect to each of the RLJ Hotel Pool Loan and the 500-512 Seventh Avenue Loan will be generally the same as under the Pooling and Servicing Agreement.

•	The Master Servicer will be required to make P&I Advances with respect to each of the RLJ Hotel Pool Loan and the 500-512 Seventh Avenue Loan that the 2006-C27 Master Servicer is required but fails to make, unless the 2006-C27 Master Servicer or the Master Servicer, after receiving the necessary information from the 2006-C27 Master Servicer, has determined that such advance would not be recoverable from collections on each of the RLJ Hotel Pool Loan and the 500-512 Seventh Avenue Loan, as applicable.

•	If the 2006-C27 Master Servicer determines that a servicing advance it made with respect to either the RLJ Hotel Pool Loan or the 500-512 Seventh Avenue Loan, or the related Mortgaged Property, as applicable, is nonrecoverable, it will be entitled to be reimbursed from general collections on all Mortgage Loans.

•	The 2006-C27 Master Servicer is responsible for any request made by the applicable borrower under each of the RLJ Hotel Pool Whole Loan and the 500-512 Seventh Avenue Whole Loan to approve certain leasing activities other than granting or entering into any subordination, non-disturbance or attornment agreement (an “SNDA”), it being agreed pursuant to the terms of the 2006-C27 Pooling and Servicing Agreement, that the 2006-C27 Master Servicer shall not grant, but shall forward to the 2006-C27 Special Servicer, all requests for and any lease that requires an SNDA (or any waiver, consent, approval, amendment or modification in connection therewith).

The 2006-C27 Master Servicer.    Wachovia Bank, National Association is the 2006-C27 Master Servicer under the 2006-C27 Pooling and Servicing Agreement. See “—The Master Servicer” in this prospectus supplement.

The 2006-C27 Special Servicer.    LNR Partners, Inc. is the 2006-C27 Special Servicer under the 2006-C27 Pooling and Servicing Agreement. See “DESCRIPTION OF THE CERTIFICATES—The Special Servicer” in this prospectus supplement.

The 2006-C27 Trustee.    Wells Fargo Bank, N.A. (which is also the Trustee and one of the J.P. Morgan 2006-LDP8 Master Servicers) is the 2006-C27 Trustee under the 2006-C27 Pooling and Servicing Agreement. See “DESCRIPTION OF THE CERTIFICATES—The Trustee” in this prospectus supplement.

Compensation and Payment of Expenses

The Master Servicer, the Special Servicer, the Trustee and the Co-Trustee will be entitled to payment of certain fees as compensation for its services performed under the Pooling and Servicing Agreement. Certain additional fees and costs payable by the related Mortgagors are allocable to the Master Servicer, the Special Servicer, the Trustee and the Co-Trustee, but such amounts are not payable from amounts that the Trust Fund is entitled to receive.

The table below summarizes the related fees and expenses to be paid from the assets of the Trust Fund and the recipient, general purpose and frequency of payments for those fees and expenses:

Type / Recipient(1)(2)	Amount	Source(3)	Frequency
Fees
Master Servicing Fee / Master Servicer	With respect to the pool of Mortgage Loans (other than Specially Serviced Mortgage Loans) in the Trust Fund, one-twelfth of the product of the related annual Master Servicing Fee Rate(4) calculated on the outstanding principal amount of the pool of Mortgage Loans in the Trust Fund.	First, out of recoveries of interest with respect to that Mortgage Loan and then, if the related Mortgage Loan and any related REO Property has been liquidated, out of general collections on deposit in the Certificate Account.	Monthly

Type / Recipient(1)(2)	Amount	Source(3)	Frequency
Additional Master Servicing Compensation / Master Servicer	Prepayment Interest Excesses, net of Prepayment Interest Shortfalls, on underlying Mortgage Loans that are the subject of a principal prepayment in full or in part after its due date in any collection period.	Interest payments made by the related borrower intended to cover interest accrued on the subject principal prepayment with respect to the related Mortgage Loan during the period from and after the related Due Date.	Time to time
	All interest and investment income earned on amounts on deposit in the collection account.	Interest and investment income related to the subject accounts (net of investment losses).	Monthly
	All interest and investment income earned on amounts on deposit in the servicing accounts and reserve accounts, to the extent not otherwise payable to the borrower.	Interest and investment income related to the subject accounts (net of investment losses).	Monthly
	Late payment charges and default interest actually collected with respect to any Mortgage Loan in the Trust Fund during any collection period, but only to the extent that such late payment charges and default interest accrued while it was a non-specially serviced Mortgage Loan and are not otherwise allocable to pay the following items with respect to the related Mortgage Loan: (i) interest on advances; or (ii) Additional Trust Fund Expenses (exclusive of Special Servicing Fees, Liquidation Fees and Workout Fees) currently payable or previously paid with respect to the related Mortgage Loan or Mortgaged Property from collections on the mortgage pool and not previously reimbursed.	Payments of late payment charges and default interest made by borrowers with respect to the underlying Mortgage Loans.	Time to time
Special Servicing Fee / Special Servicer	With respect to each Mortgage Loan that is being specially serviced or as to which the related Mortgaged Property has become an REO Property, one-twelfth of the product of the annual Special Servicing Fee Rate(5) computed on the basis of the same principal amount in respect of which any related interest payment is due on such Mortgage Loan or REO Loan.	Out of general funds on deposit in the Certificate Account.	Monthly

Type / Recipient(1)(2)	Amount	Source(3)	Frequency
Workout Fee / Special Servicer	With respect to each Mortgage Loan that is a worked-out Mortgage Loan, the Workout Fee Rate of 1.0% multiplied by all payments of interest and principal received on the subject Mortgage Loan for so long as it remains a Corrected Mortgage Loan.	Out of each collection of interest (other than default interest), principal, and prepayment consideration received on the related Mortgage Loan.	Time to time
Liquidation Fee / Special Servicer	With respect to any Specially Serviced Mortgage Loan for which the Special Servicer obtains a full or partial payment of any liquidation proceeds an amount calculated by application of a liquidation fee rate of 1.0% to the related payment or proceeds (exclusive of default interest).	Out of the full, partial or discounted payoff obtained from the related borrower and/or liquidation proceeds (exclusive of any portion of that payment or proceeds that represents a recovery of default interest) in respect of the related Specially Serviced Mortgage Loan or related REO Property, as the case may be.(6)	Time to time
Additional Special Servicing Compensation / Special Servicer	All interest and investment income earned on amounts on deposit in the Special Servicer’s REO accounts.	Interest and investment income related to the subject accounts (net of investment losses).	Time to time
	Late payment charges and default interest actually collected with respect to any Mortgage Loan, but only to the extent such late payment charges and default interest (a) accrued with respect to that Mortgage Loan while it was specially serviced or after the related mortgaged property became an REO Property and (b) are not otherwise allocable to pay the following items with respect to the related Mortgage Loan or REO Property: (i) interest on advance, or (ii) Additional Trust Fund Expenses (exclusive of special servicing fees, liquidation fees and workout fees) currently payable or previously paid with respect to the related Mortgage Loan, Mortgaged Property or REO Property from collections on the mortgage pool and not previously reimbursed.	Late payment charges and default interest actually collected in respect of the underlying Mortgage Loans.	Time to time
Additional Servicing Compensation / Master Servicer and/or Special Servicer	All modification fees, assumption fees, defeasance fees and other application fees actually collected on the Mortgage Loans.(7)	Related payments made by borrowers with respect to the related Mortgage Loans.	Monthly

Type / Recipient(1)(2)	Amount	Source(3)	Frequency
Trustee Fee / Trustee	With respect to each Distribution Date, an amount equal to one-twelfth of the product of the annual Trustee Fee Rate(8) calculated on the outstanding principal amount of the pool of Mortgage Loans in the Trust Fund.	Out of general funds on deposit in the Distribution Account.	Monthly
Additional Trustee Compensation / Trustee	All interest and investment income earned on amounts on deposit in the Distribution Account, the Interest Reserve Account, the Additional Interest Account and the Gain-On-Sale Reserve Account.	Interest and investment income related to the subject accounts (net of investment losses).	Monthly
Co-Trustee Fee / Co-Trustee	With respect to each Distribution Date, an amount equal to one-twelfth of the product of the annual Co-Trustee Fee Rate(9) calculated on the outstanding principal amount of the pool of Mortgage Loans in the Trust Fund.	Out of general funds on deposit in the Distribution Account.	Monthly
Expenses
Servicing Advances / Master Servicer, Special Servicer or Co-Trustee	To the extent of funds available, the amount of any servicing advances.	First, from funds collected with respect to the related Mortgage Loan and then out of general funds on deposit in the Certificate Account, subject to certain limitations, and, under certain circumstances, from collections on the related Companion Loan.	Time to time
Interest on Servicing Advances / Master Servicer, Special Servicer or Co-Trustee	At a rate per annum equal to the Reimbursement Rate calculated on the number of days the related Advance remains unreimbursed.	First, out of default interest and late payment charges on the related Mortgage Loan and then, after or at the same time that advance is reimbursed, out of any other amounts then on deposit in the Master Servicer’s Certificate Account, and, under certain circumstances, from collections on the related Companion Loan.	Monthly
P&I Advances / Master Servicer and Co-Trustee	To the extent of funds available, the amount of any P&I Advances.	First, from funds collected with respect to the related Mortgage Loan and then out of general funds on deposit in the Certificate Account, subject to certain limitations.	Time to Time

Type / Recipient(1)(2)	Amount	Source(3)	Frequency
Interest on P&I Advances / Master Servicer and Co-Trustee	At a rate per annum equal to Reimbursement Rate.	First, out of default interest and late payment charges on the related Mortgage Loan and then, after or at the same time that advance is reimbursed, out of any other amounts then on deposit in the Master Servicer’s Certificate Account.	Monthly
Indemnification Expenses/Trustee, Depositor, Master Servicer, Special Servicer or Co-Trustee and any director, officer, employee or agent of any of the foregoing parties	Amount to which such party is entitled for indemnification under the Pooling and Servicing Agreement.	Out of general funds on deposit in the Certificate Account, subject to certain limitations.	Time to Time

(1)	The 2006-C27 Master Servicer and the 2006-C27 Special Servicer are generally entitled to payment of similar fees and expenses from the same sources of funds with respect to each of the RLJ Hotel Pool Loan and the 500–512 Seventh Avenue Loan pursuant to the 2006-C27 Pooling and Servicing Agreement. See “—Servicing of the RLJ Hotel Pool Loan and the 500–512 Seventh Avenue Loan” in this prospectus supplement. The J.P. Morgan 2006-LDP8 Master Servicers and the J.P. Morgan 2006-LDP8 Special Servicer are generally entitled to payment of similar fees and expenses from the same sources of funds with respect to The Gas Company Tower Loan pursuant to the J.P. Morgan 2006-LDP8 Pooling and Servicing Agreement. See “—Servicing of The Gas Company Tower Loan” in this prospectus supplement.

(2)	If the Co-Trustee succeeds to the position of Master Servicer, it will be entitled to receive the same fees and expenses of the Master Servicer described in this prospectus supplement. Any change to the fees and expenses described in this prospectus supplement would require an amendment to the Pooling and Servicing Agreement. See “DESCRIPTION OF THE POOLING AND SERVICING AGREEMENTS—Amendment” in the accompanying prospectus.

(3)	Unless otherwise specified, the fees and expenses shown in this table are paid (or retained by the Master Servicer, the Trustee or the Co-Trustee in the case of amounts owed to any of them) prior to distributions on the Certificates.

(4)	The Master Servicing Fee for each Mortgage Loan will range, on a loan-by-loan basis, from 0.02000% per annum to 0.11000% per annum, as described in this “—Compensation and Payment of Expenses” section.

(5)	The Special Servicing Fee Rate for each Mortgage Loan will equal 0.25% per annum, as described in this “—Compensation and Payment of Expenses” section.

(6)	Circumstances as to when a Liquidation Fee is not payable are set forth in this “—Compensation and Payment of Expenses” section.

(7)	Allocable between the Master Servicer and the Special Servicer as provided in the Pooling and Servicing Agreement.

(8)	The Trustee Fee Rate will equal 0.00041% per annum, as described in this prospectus supplement under “DESCRIPTION OF THE CERTIFICATES—The Trustee”.

(9)	The Co-Trustee Fee Rate will equal 0.00014% per annum, as described in this prospectus supplement under “DESCRIPTION OF THE CERTIFICATES—The Co-Trustee”.

As compensation for its services, the Trustee will be entitled to receive monthly, from general funds on deposit in the Distribution Account, the Trustee Fee. The “Trustee Fee” for each Mortgage Loan and REO Mortgage Loan for any Distribution Date equals one month’s interest for the most recently ended calendar month (calculated on the basis of a 360-day year consisting of twelve 30-day months), accrued at the Trustee Fee Rate on the Stated Principal Balance of such Mortgage Loan or REO Mortgage Loan, as the case may be, outstanding immediately following the prior Distribution Date (or, in the case of the initial Distribution Date, as of the Closing Date).

As compensation for its services as Co-Trustee, the Co-Trustee will be entitled to receive annually, from general funds on deposit in the Distribution Account, the Co-Trustee Fee. The “Co-Trustee Fee” for each Mortgage Loan and REO Mortgage Loan for any Distribution Date equals one month’s interest for the most recently ended calendar month (calculated on the basis of a 360-day year consisting of twelve 30-day months), accrued at the Co-Trustee Fee Rate on the Stated Principal Balance of such Mortgage Loan or REO Mortgage Loan, as the case may be, outstanding immediately following the prior Distribution Date (or, in the case of the initial Distribution Date, as of the Closing Date).

The principal compensation to be paid to the Master Servicer in respect of its servicing activities is the Master Servicing Fee. The “Master Servicing Fee” is payable monthly on a loan-by-loan basis from amounts received in respect of interest on each Mortgage Loan and each Specially Serviced Mortgage Loan (and from revenue with respect to each REO Mortgage Loan), is calculated on the basis of a 360-day year consisting of twelve 30-day months, accrues at the related Master Servicing Fee Rate and is computed on the basis of the same principal amount respecting which any related interest payment due on the Mortgage Loan is computed. The “Master Servicing Fee Rate” is a per annum rate ranging from 0.02000% to 0.11000%. As of the Cut-Off Date the weighted average Master Servicing Fee Rate will be approximately 0.02146% per annum. The Master Servicer will not be entitled to receive a separate fee with respect to a Companion Loan unless such fee is expressly set forth in the related Intercreditor Agreement. Otherwise, all references in this section to “Mortgage Loans” will include the Companion Loans unless otherwise specified.

The Gas Company Tower Loan will be serviced by the J.P. Morgan 2006-LDP8 Master Servicers. Each of the RLJ Hotel Pool Loan and the 500–512 Seventh Avenue Loan will be serviced by the 2006-C27 Master Servicer.

The principal compensation to be paid to the Special Servicer in respect of its special servicing activities is the Special Servicing Fee (together with the Master Servicing Fee, the “Servicing Fees”) and, under the circumstances described in this prospectus supplement, Liquidation Fees and Workout Fees. The “Special Servicing Fee” is calculated on the basis of a 360-day year consisting of twelve 30-day months, accrues at a rate (the “Special Servicing Fee Rate”) equal to 0.25% per annum, and is computed on the basis of the same principal amount respecting which any related interest payment due on such Specially Serviced Mortgage Loan or REO Mortgage Loan, as the case may be, is paid. However, earned Special Servicing Fees are payable out of general collections on the Mortgage Loans then on deposit in the Certificate Account. The Special Servicing Fee with respect to any Specially Serviced Mortgage Loan (or REO Mortgage Loan) will cease to accrue if such loan (or the related REO Property) is liquidated or if such loan becomes a Corrected Mortgage Loan.

The Special Servicer is entitled to a “Liquidation Fee” with respect to each Specially Serviced Mortgage Loan, which Liquidation Fee generally will be in an amount equal to 1.00% of all whole or partial cash payments of Liquidation Proceeds (as defined in the accompanying Prospectus) received in respect thereof; provided, however, in no event shall the Liquidation Fee be payable to the extent a Workout Fee is payable concerning the related cash payments. However, no Liquidation Fee will be payable in connection with, or out of, insurance proceeds, condemnation proceeds or Liquidation Proceeds (as defined in the accompanying Prospectus) resulting from, the purchase of any Specially Serviced Mortgage Loan (i) by any Mortgage Loan Seller (as described in this prospectus supplement under “DESCRIPTION OF THE MORTGAGE POOL—Assignment of the Mortgage Loans; Repurchases and Substitutions” and “—Representations and Warranties; Repurchases and Substitutions”) within the time period specified therein, (ii) by the Master Servicer, the Special Servicer, the Depositor or the Majority Subordinate Certificateholder as described in this prospectus supplement under “DESCRIPTION OF THE CERTIFICATES—Termination” or (iii) in certain other limited circumstances.

The Special Servicer also is entitled to a “Workout Fee” with respect to each Corrected Mortgage Loan, which is generally equal to 1.00% of all payments of interest and principal received on such Mortgage Loan for so long as it remains a Corrected Mortgage Loan. If the Special Servicer is terminated or resigns, it will retain the right to receive any and all Workout Fees payable with respect to any Mortgage Loan that became a Corrected Mortgage Loan during the period that it acted as Special Servicer and remained a Corrected Mortgage Loan at the time of its termination or resignation or if the Special Servicer resolved the circumstances and/or conditions (including by way of a modification of the related Mortgage Loan documents) causing the Mortgage Loan to be a

Specially Serviced Mortgage Loan, but the Mortgage Loan had not as of the time the Special Servicer is terminated or resigns become a Corrected Mortgage Loan because the related borrower had not made three consecutive monthly debt service payments and subsequently becomes a Corrected Mortgage Loan as a result of making such three consecutive payments. The successor Special Servicer will not be entitled to any portion of those Workout Fees.

If a borrower prepays a Mortgage Loan on a date that is prior to its Due Date in any Collection Period, the amount of interest (net of related Master Servicing Fees and, if applicable, Additional Interest) that accrues on the Mortgage Loan during such Collection Period will be less (such shortfall, a “Prepayment Interest Shortfall”) than the amount of interest (net of related Master Servicing Fees and, if applicable, Additional Interest and without regard to any Prepayment Premium or Yield Maintenance Charge actually collected) that would have accrued on the Mortgage Loan through its Due Date. If such a principal prepayment occurs during any Collection Period after the Due Date for such Mortgage Loan in such Collection Period, the amount of interest (net of related Master Servicing Fees) that accrues and is collected on the Mortgage Loans during such Collection Period will exceed (such excess, a “Prepayment Interest Excess”) the amount of interest (net of related Master Servicing Fees, and without regard to any Prepayment Premium or Yield Maintenance Charge actually collected) that would have been collected on the Mortgage Loan during such Collection Period if the borrower had not prepaid. Any Prepayment Interest Excesses collected will be paid to the Master Servicer as additional servicing compensation. However, with respect to each Distribution Date, the Master Servicer is required to deposit into the Certificate Account (such deposit, a “Compensating Interest Payment”), without any right of reimbursement therefor, with respect to each Mortgage Loan (other than a Specially Serviced Mortgage Loan and other than any Mortgage Loan on which the Special Servicer has waived a prepayment restriction and other than any Companion Loan) that was subject to a voluntary principal prepayment during the most recently ended Collection Period creating a Prepayment Interest Shortfall, an amount equal to the lesser of (i) the sum of (a) the Master Servicing Fee (up to a Master Servicing Fee Rate of 0.02000% per annum) received by the Master Servicer during such Collection Period on such Mortgage Loan and (b) investment income earned by the Master Servicer on the related principal prepayment during the most recently ended Collection Period, and (ii) the amount of the related Prepayment Interest Shortfall; provided, however, to the extent any such Prepayment Interest Shortfall is the result of the Master Servicer’s failure to enforce the applicable Mortgage Loan documents, the amount in clause (a) shall include the entire Master Servicing Fee on the applicable Mortgage Loan for such Collection Period. Compensating Interest Payments will not cover shortfalls in Mortgage Loan interest accruals that result from any liquidation of a defaulted Mortgage Loan, or of any REO Property acquired in respect thereof, that occurs during a Collection Period prior to the related Due Date therein or involuntary prepayments.

As additional servicing compensation, the Master Servicer and/or the Special Servicer is entitled to retain all modification fees, assumption fees, defeasance fees, assumption and other application fees, late payment charges and default interest (to the extent not used to offset interest on Advances, Additional Trust Fund Expenses (other than Special Servicing Fees, Workout Fees and/or Liquidation Fees) and the cost of property inspections as provided in the Pooling and Servicing Agreement and to the extent not otherwise allocated to the Companion Loan in accordance with the related Intercreditor Agreement) and Prepayment Interest Excesses collected from borrowers on Mortgage Loans. In addition, to the extent the Master Servicer or the Special Servicer receives late payment charges or default interest on a Mortgage Loan for which interest on Advances or Additional Trust Fund Expenses (other than Special Servicing Fees, Workout Fees and/or Liquidation Fees) related to such Mortgage Loan has been paid and not previously reimbursed to the Trust Fund, such late payment charges or default interest will be used to reimburse the Trust Fund for such payment of interest or Additional Trust Fund Expenses. In addition, each of the Master Servicer and the Special Servicer is authorized to invest or direct the investment of funds held in those accounts maintained by it that relate to the Mortgage Loans or REO Properties, as the case may be, in certain short-term United States government securities and certain other permitted investment grade obligations, and the Master Servicer and the Special Servicer each will be entitled to retain any interest or other income earned on such funds held in those accounts maintained by it, but shall be required to cover any losses on investments of funds held in those accounts maintained by it, from its own funds without any right to reimbursement, except in certain limited circumstances described in the Pooling and Servicing Agreement.

Each of the Master Servicer and Special Servicer is, in general, required to pay all ordinary expenses incurred by it in connection with its servicing activities under the Pooling and Servicing Agreement, including the fees and any additional servicing compensation of any sub-servicers retained by it, and is not entitled to reimbursement therefor except as expressly provided in the Pooling and Servicing Agreement. However, each of the Master Servicer and Special Servicer is permitted to pay certain of such expenses (including certain expenses incurred as a result of a Mortgage Loan default) directly out of the Certificate Account and at times without regard to the Mortgage Loan with respect to which such expenses were incurred. See “DESCRIPTION OF THE CERTIFICATES—Distributions” in this prospectus supplement and “DESCRIPTION OF THE POOLING AND SERVICING AGREEMENTS—Certificate Account” and “—Servicing Compensation and Payment of Expenses” in the accompanying prospectus.

As and to the extent described in this prospectus supplement under “DESCRIPTION OF THE CERTIFICATES—P&I Advances”, each of the Master Servicer and the Co-Trustee is entitled to receive interest, at the Reimbursement Rate, on any reimbursable servicing expenses incurred by it. Such interest will compound annually and will be paid, contemporaneously with the reimbursement of the related servicing expense, first out of late payment charges and default interest received on the related Mortgage Loan during the Collection Period in which such reimbursement is made and then from general collections on the Mortgage Loans then on deposit in the Certificate Account. In addition, to the extent the Master Servicer receives late payment charges or default interest on a Mortgage Loan for which interest on servicing expenses related to such Mortgage Loan has been paid from general collections on deposit in the Certificate Account and not previously reimbursed, such late payment charges or default interest will be used to reimburse the Trust Fund for such payment of interest.

Modifications, Waivers and Amendments

The Pooling and Servicing Agreement permits the Special Servicer (subject, with respect to the Co-Lender Loans, to certain rights of the holder of any related Companion Loan) to modify, waive or amend any term of any Mortgage Loan (other than The Gas Company Tower Loan, the RLJ Hotel Pool Loan and the 500–512 Seventh Avenue Loan) if (a) it determines, in accordance with the Servicing Standard, that it is appropriate to do so and the Special Servicer determines that such modification, waiver or amendment is not “significant” within the meaning of Treasury Regulations Section 1.860G-2(b), and (b) except as described in the following paragraph, such modification, waiver or amendment, will not (i) affect the amount or timing of any related payments of principal, interest or other amount (including Prepayment Premiums and Yield Maintenance Charges) payable under the Mortgage Loan, (ii) affect the obligation of the related borrower to pay a Prepayment Premium or Yield Maintenance Charge or permit a principal prepayment during the applicable Lockout Period, (iii) except as expressly provided by the related Mortgage or in connection with a material adverse environmental condition at the related Mortgaged Property, result in a release of the lien of the related Mortgage on any material portion of such Mortgaged Property without a corresponding principal prepayment in an amount not less than the fair market value of the property released, (iv) if such Mortgage Loan is equal to or in excess of 5% of the then aggregate current principal balances of all Mortgage Loans or $35,000,000, or is one of the ten largest Mortgage Loans by Stated Principal Balance as of such date, permit the transfer of (A) the related Mortgaged Property or any interest therein or (B) equity interests in the related borrower or an equity owner of the borrower that would result, in the aggregate during the term of the related Mortgage Loan, in a transfer greater than 49% of the total interest in the borrower and/or any equity owner of the borrower or a transfer of voting control in the borrower or an equity owner of the borrower without the prior written confirmation from each Rating Agency (as applicable) that such change will not result in the qualification, downgrade or withdrawal of the ratings then assigned to the Certificates, (v) allow any additional lien on the related Mortgaged Property if such Mortgage Loan is equal to or in excess of 2% of the then aggregate current principal balances of the Mortgage Loans or $20,000,000, is one of the ten largest Mortgage Loans by Stated Principal Balance as of such date, or with respect to S&P only, has an aggregate LTV that is equal to or greater than 85% or has an aggregate DSCR that is less than 1.20x, without the prior written confirmation from each Rating Agency (as applicable) that such change will not result in the qualification, downgrade or withdrawal of the ratings then assigned to the Certificates, or (vi) in the good faith, reasonable judgment of the Special Servicer, materially impair the security for the Mortgage Loan or reduce the likelihood of timely payment of amounts due thereon.

Notwithstanding clause (b) of the preceding paragraph and, with respect to the Co-Lender Loans (other than The Gas Company Tower Loan, the RLJ Hotel Pool Loan and the 500–512 Seventh Avenue Loan), subject to certain rights of the holders of any related Companion Loan, the Special Servicer may (i) reduce the amounts owing under any Specially Serviced Mortgage Loan by forgiving principal, accrued interest and/or any Prepayment Premium or Yield Maintenance Charge, (ii) reduce the amount of the Periodic Payment on any Specially Serviced Mortgage Loan, including by way of a reduction in the related Mortgage Rate, (iii) forbear in the enforcement of any right granted under any Mortgage Note or Mortgage relating to a Specially Serviced Mortgage Loan, (iv) extend the maturity date of any Specially Serviced Mortgage Loan (and the Master Servicer may extend the maturity date of Mortgage Loans with an original maturity of five years or less with Controlling Class approval for up to two six-month extensions), and/or (v) accept a principal prepayment during any Lockout Period; provided that (x) the related borrower is in default with respect to the Specially Serviced Mortgage Loan or, in the reasonable, good faith judgment of the Special Servicer, such default by the borrower is reasonably foreseeable, (y) in the reasonable, good faith judgment of the Special Servicer, such modification would increase the recovery to Certificateholders (and any of the holders of the Companion Loans, taken as a collective whole, as applicable) on a net present value basis determined in accordance with the Servicing Standard and (z) such modification, waiver or amendment does not result in a tax being imposed on the Trust Fund or cause any REMIC relating to the assets of the Trust Fund to fail to qualify as a REMIC at any time the Certificates are outstanding. In no event, however, is the Special Servicer permitted to (i) extend the maturity date of a Mortgage Loan beyond a date that is two years prior to the Rated Final Distribution Date, (ii) reduce the Mortgage Rate of a Mortgage Loan to less than the lesser of (a) the original Mortgage Rate of such Mortgage Loan, (b) the highest Pass-Through Rate of any Class of Certificates (other than any Class IO Certificates) then outstanding, or (c) a rate below the then prevailing interest rate for comparable loans, as determined by the Special Servicer, (iii) if the Mortgage Loan is secured by a ground lease (and not also by the corresponding fee simple interest), extend the maturity date of such Mortgage Loan beyond a date which is 20 years prior to the expiration of the term of such ground lease or (iv) defer interest due on any Mortgage Loan in excess of 10% of the Stated Principal Balance of such Mortgage Loan or defer the collection of interest on any Mortgage Loan without accruing interest on such deferred interest at a rate at least equal to the Mortgage Rate of such Mortgage Loan. The Special Servicer will have the ability, subject to the Servicing Standard described under “—General” above, to modify Mortgage Loans with respect to which default is reasonably foreseeable, but which are not yet in default.

The Special Servicer is required to notify the Trustee, the Master Servicer, the Controlling Class Representative and the Rating Agencies (and, with respect to the Four Seasons Resort and Club - Dallas, TX, the holder of the Class FS Certificates) and, with respect to the Co-Lender Loans (other than The Gas Company Tower Loan, the RLJ Hotel Pool Loan and the 500–512 Seventh Avenue Loan), subject to certain rights of the holders of the related Companion Loans, of any material modification, waiver or amendment of any term of any Specially Serviced Mortgage Loan, and to deliver to the Trustee or the related Custodian (with a copy to the Master Servicer), for deposit in the related Mortgage File, an original counterpart of the agreement related to such modification, waiver or amendment, promptly (and in any event within ten business days) following the execution thereof. Copies of each agreement whereby any such modification, waiver or amendment of any term of any Specially Serviced Mortgage Loan is effected are required to be available for review during normal business hours at the offices of the Special Servicer. See “DESCRIPTION OF THE CERTIFICATES—Reports to Certificateholders; Available Information” in this prospectus supplement.

For any Mortgage Loan other than a Specially Serviced Mortgage Loan and/or each of The Gas Company Tower Loan, the RLJ Hotel Pool Loan and the 500–512 Seventh Avenue Loan, and subject to the rights of the Special Servicer, and, with respect to the Co-Lender Loans, subject to certain rights of the holders of the related Companion Loans, the Master Servicer is responsible for any request by a borrower for the consent to modify, waive or amend certain terms as specified in the Pooling and Servicing Agreement, including, without limitation, (i) approving certain leasing activities subject to certain thresholds as more particularly set forth in the Pooling and Servicing Agreement, (ii) approving certain substitute property managers, (iii) approving certain waivers regarding the timing or need to audit certain financial statements, (iv) approving certain modifications in connection with a defeasance permitted by the terms of the applicable Mortgage Loan documents and (v) approving certain consents with respect to non-material rights-of-way and easements and consents to subordination of the related Mortgage Loan to such non-material easements or rights-of-way as more specifically set forth in the Pooling and Servicing Agreement.

Generally, any modification, extension, waiver or amendment of the payment terms of a Co-Lender Loan will be required to be structured so as to be consistent with the allocation and payment priorities in the related loan documents and the related Intercreditor Agreement, such that neither the Trust Fund as holder of the Co-Lender Loan, nor the holder(s) of the related Companion Loans gain a priority over the other such holder that is not reflected in the related Mortgage Loan documents and the related Intercreditor Agreement.

The Controlling Class Representative

Subject to the succeeding paragraphs, and other than with respect to each of The Gas Company Tower Loan, the RLJ Hotel Pool Loan and the 500–512 Seventh Avenue Loan, the Controlling Class Representative is entitled to advise the Special Servicer with respect to the following actions of the Special Servicer, and the Special Servicer is not permitted to take any of the following actions as to which the Controlling Class Representative has objected in writing within ten business days of being notified thereof (provided that if such written objection has not been received by the Special Servicer within such ten business day period, then the Controlling Class Representative’s approval will be deemed to have been given):

(i) any actual or proposed foreclosure upon or comparable conversion (which may include acquisitions of an REO Property) of the ownership of properties securing such of the Specially Serviced Mortgage Loans as come into and continue in default;

(ii) any modification or waiver of any term of the related Mortgage Loan documents of a Mortgage Loan that relates to the Maturity Date, Mortgage Rate, principal balance, amortization term, payment frequency or any provision requiring the payment of a Prepayment Premium or Yield Maintenance Charge (other than a modification consisting of the extension of the maturity date of a Mortgage Loan for one year or less) or a material non-monetary term;

(iii) any actual or proposed sale of an REO Property (other than in connection with the termination of the Trust Fund as described under “DESCRIPTION OF THE CERTIFICATES—Termination” in this prospectus supplement or pursuant to a Purchase Option as described below under “—Defaulted Mortgage Loans; REO Properties; Purchase Option”);

(iv) any determination to bring an REO Property into compliance with applicable environmental laws or to otherwise address hazardous materials located at an REO Property;

(v) any acceptance of substitute or additional collateral or release of material collateral for a Mortgage Loan unless required by the underlying Mortgage Loan documents;

(vi) any waiver of a “due-on-sale” or “due-on-encumbrance” clause;

(vii) any release of any performance or “earn-out” reserves, escrows or letters of credit;

(viii) any acceptance of an assumption agreement releasing a borrower from liability under a Mortgage Loan (other than in connection with a defeasance permitted under the terms of the applicable Mortgage Loan documents);

(ix) any termination of, or modification of, any applicable franchise agreements related to a Mortgage Loan secured by a hotel;

(x) any termination of the related property manager for Mortgage Loans having an outstanding principal balance of greater than $5,000,000;

(xi) any determination to allow a borrower not to maintain terrorism or, to the extent provided in the Pooling and Servicing Agreement, windstorm insurance; and

(xii) any determination to decrease the time period referenced in clause (g) of the definition of Servicing Transfer Event.

In addition, the Controlling Class Representative may direct the Special Servicer to take, or to refrain from taking, such other actions as the Controlling Class Representative may deem advisable or as to which provision is otherwise made in the Pooling and Servicing Agreement; provided that no such direction and no objection contemplated by the prior paragraph may (i) require or cause the Special Servicer to violate any REMIC provisions, any provision of the Pooling and Servicing Agreement or applicable law, including the Special Servicer’s obligation to act in accordance with the Servicing Standard, or (ii) expose the Master Servicer, the Special Servicer, the Trust Fund, the Trustee or the Co-Trustee to liability, or materially expand the scope of the Special Servicer or its responsibilities under the Pooling and Servicing Agreement or cause the Special Servicer to act or fail to act in a manner which, in the reasonable judgment of the Special Servicer, is not in the best interests of the Certificateholders. Except with respect to the Four Seasons Resort and Club - Dallas, TX Loan, American Capital Strategies, Ltd. or its affiliate will be the initial Controlling Class Representative.

Notwithstanding the foregoing, provided no Montclair Plaza Control Appraisal Period is in effect under the Montclair Plaza Intercreditor Agreement, the holder of the Montclair Plaza Companion Loan will have the right to direct and/or consent to certain actions of the Master Servicer and/or the Special Servicer with respect to the Montclair Plaza Whole Loan and the Controlling Class, and the Controlling Class Representative, will not have the consent and advice rights described in this prospectus supplement; provided, however, the Controlling Class Representative will be entitled to discuss (without any consent or direction right) any of the following actions with the Special Servicer. Generally, the holder of the Montclair Plaza Companion Loan will be entitled to rights including that (i) the Special Servicer and/or the Master Servicer will be required to consult with the holder of the Montclair Plaza Companion Loan or its designee in connection with any adoption or implementation of a business plan submitted by the borrower with respect to the related Mortgaged Property, the execution or renewal of any lease, the release of any escrow held in conjunction with the Montclair Plaza Whole Loan to the borrower not expressly required by the terms of the Mortgage Loan documents or under applicable law, alterations on the related Mortgaged Property if approval by the mortgagee is required by the related Mortgage Loan documents, material change in any ancillary Mortgage Loan documents or the waiver of any notice provisions related to prepayment; and (ii) the holder of the Montclair Plaza Companion Loan or its designee will be entitled to exercise rights and powers with respect to the Montclair Plaza Whole Loan that are the same as or similar to those of the Controlling Class Representative described above and must be notified of, and give its prior written approval to the following additional actions in accordance with the Montclair Plaza Intercreditor Agreement: (A) any modification of, or waiver with respect to, the Montclair Plaza Whole Loan that would result in the extension of the maturity date or extended maturity date thereof, a reduction in the interest rate borne thereby or the monthly debt service payment, prepayment premium or extension fee payable thereon or a deferral or a forgiveness of interest on or principal of the Montclair Plaza Whole Loan or a modification or waiver of any other monetary term of the Montclair Plaza Whole Loan relating to the timing or amount of any payment of principal or interest (other than default interest) or any other material sums due and payable under the related Mortgage Loan documents or a modification or waiver of any provision of the Montclair Plaza Whole Loan which restricts the borrower or its equity owners from incurring additional indebtedness; (B) any modification of, or waiver with respect to, the Montclair Plaza Whole Loan that would result in a discounted pay-off of the Montclair Plaza Whole Loan; (C) any foreclosure upon or comparable conversion of the ownership of the related Mortgaged Property or any acquisition of the related Mortgaged Property by deed-in-lieu of foreclosure; (D) any sale of the related Mortgaged Property or any material portion thereof (other than pursuant to a purchase option contained in the Montclair Plaza Intercreditor Agreement or in the Pooling and Servicing Agreement) or, except, as specifically permitted in the related Mortgage Loan documents, the transfer of any direct or indirect interest in the borrower or any sale of the Montclair Plaza Whole Loan; (E) any action to bring the related Mortgaged Property or REO Property into compliance with any laws relating to hazardous materials; (F) any substitution or release of collateral for the Montclair Plaza Whole Loan (other than in accordance with the terms of, or upon satisfaction of, the Montclair Plaza Whole Loan); (G) any release of the borrower or any guarantor from liability with respect to the Montclair Plaza Whole Loan; (H) any waiver of or determination not to enforce a “due-on-sale” or “due-on-encumbrance” Clause (unless such Clause is not exercisable under applicable law or such exercise is reasonably likely to result in successful legal action by the borrower); (I) any material changes to or waivers of any of the insurance requirements under the related Mortgage Loan documents; and (J) any incurrence of additional debt by the borrower to the extent such incurrence requires the consent of the mortgagee under the related Mortgage Loan documents.

Further, notwithstanding the foregoing, with respect to the RLJ Hotel Pool Loan, (i) the 2006-C27 Special Servicer and/or the 2006-C27 Master Servicer will be required to use reasonable efforts to consult with the holder of the RLJ Hotel Pool Loan or its designee (along with the holders of the RLJ Hotel Pool Pari Passu Companion Loans or their designees) in connection with (A) any adoption or implementation of a business plan submitted by the related borrower with respect to the related Mortgaged Property; (B) the execution or renewal of any lease (if a mortgagee’s approval is provided for in the applicable Mortgage Loan documents); (C) the release of any escrow held in conjunction with the RLJ Hotel Pool Whole Loan to the borrower not expressly required by the terms of the related Mortgage Loan documents or under applicable law; (D) alterations on the related Mortgaged Property if approval by the mortgagee is required by the related Mortgage Loan documents; (E) material change in any ancillary Mortgage Loan documents; or (F) the waiver of any notice provisions related to prepayment.

Further, notwithstanding the foregoing, the holder of the 500-512 Seventh Avenue Subordinate Companion Loan will have the right to direct and/or consent to certain actions of the 2006-C27 Master Servicer and/or the 2006-C27 Special Servicer with respect to the 500-512 Seventh Avenue Whole Loan and the Controlling Class, and the Controlling Class Representative will not have the consent and advice rights described in this prospectus supplement. Generally, the holder of the 500-512 Seventh Avenue Subordinate Companion Loan will be entitled to such rights. These rights include that (i) so long as a 500-512 Seventh Avenue Control Appraisal Period does not exist, the Special Servicer and/or the Master Servicer will be required to consult with the holder of such 500-512 Seventh Avenue Subordinate Companion Loan or its designee in connection with (A) any adoption or implementation of a business plan submitted by the related borrower with respect to the Mortgaged Property; (B) the execution or renewal of any lease (if a mortgagee’s approval is provided for in the applicable Mortgage Loan documents); (C) the release of any escrow held in conjunction with the 500-512 Seventh Avenue Whole Loan to the borrower not expressly required by the terms of the Mortgage Loan documents or under applicable law; (D) alterations on the Mortgaged Property if approval by the mortgagee is required by the related Mortgage Loan documents; (E) material change in any ancillary Mortgage Loan documents; or (F) the waiver of any notice provisions related to prepayment; and (ii) the holder of the 500-512 Seventh Avenue Subordinate Companion Loan or its designee will be entitled to exercise rights and powers with respect to the 500-512 Seventh Avenue Whole Loan that are the same as or similar to those of the Controlling Class Representative described above and must be notified of, and give its prior written approval to the following additional actions: (A) any modification of, or waiver with respect to, the 500-512 Seventh Avenue Whole Loan that would result in the extension of the maturity date or extended maturity date thereof, a reduction in the interest rate borne thereby or the monthly debt service payment or Prepayment Premium payable thereon or a deferral or a forgiveness of interest on or principal of the 500-512 Seventh Avenue Whole Loan or a modification or waiver of any other monetary term of the 500-512 Seventh Avenue Whole Loan relating to the timing or amount of any payment of principal or interest (other than default interest) or any other material sums due and payable under the related Mortgage Loan documents or a modification or waiver of any provision of the 500-512 Seventh Avenue Whole Loan which restricts the related borrower or its equity owners from incurring additional indebtedness; (B) any modification of, or waiver with respect to, the 500-512 Seventh Avenue Whole Loan that would result in a discounted pay off of the 500-512 Seventh Avenue Whole Loan; (C) any foreclosure upon or comparable conversion of the ownership of the Mortgaged Property or any acquisition of the Mortgaged Property by deed-in-lieu of foreclosure; (D) any sale of the 500-512 Seventh Avenue Whole Loan or the Mortgaged Property or any material portion thereof (other than pursuant to a purchase option contained herein or in the Pooling and Servicing Agreement) or, except as specifically permitted in the related Mortgage Loan documents, the transfer of any direct or indirect interest in borrower; (E) any action to bring the Mortgaged Property or related REO Property into compliance with any laws relating to hazardous materials; (F) any substitution or release of collateral for the 500-512 Seventh Avenue Whole Loan (other than in accordance with the terms of, or upon satisfaction of, the 500-512 Seventh Avenue Whole Loan); (G) any release of the related borrower or any guarantor from liability with respect to the 500-512 Seventh Avenue Whole Loan; (H) any waiver of or determination not to enforce a ‘‘due-on-sale’’ or ‘‘due-on-encumbrance’’ clause (unless such clause is not exercisable under applicable law or such exercise is reasonably likely to result in successful legal action by the related borrower); (I) any material changes to or waivers of any of the insurance requirements set forth in the related Mortgage Loan documents; and (J) any incurrence of additional debt by the related borrower to the extent such incurrence requires the consent of the mortgagee under the related Mortgage Loan documents.

Further, pursuant to the 500-512 Seventh Avenue Intercreditor Agreement, with respect to the 500-512 Seventh Avenue Loan, the Controlling Class Representative will generally share with the controlling class representative with respect to the 500-512 Seventh Avenue Pari Passu Companion Loan the rights with respect to the servicing of the 500-512 Seventh Avenue Loan and the 500-512 Seventh Avenue Pari Passu Companion Loan. In general, in the event that the Controlling Class Representative is required to give its consent or advice or otherwise take any action with respect to the 500-512 Seventh Avenue Loan, the Controlling Class Representative will generally be required to confer with the controlling class representative with respect to the 500-512 Seventh Avenue Pari Passu Companion Loan regarding such advice or consent. In the event that the Controlling Class Representative and the controlling class representative with respect to the 500-512 Seventh Avenue Pari Passu Companion Loan disagree with respect to such advice, consent or action, the 500-512 Seventh Avenue Intercreditor Agreement provides that the Controlling Class Representative and the controlling class representative with respect to the 500-512 Seventh Avenue Pari Passu Companion Loan will contract with a third party designated under the 500-512 Seventh Avenue Intercreditor Agreement to resolve such disagreement and the decision of such third party will be binding upon the Controlling Class Representative and the controlling class representative with respect to the 500-512 Seventh Avenue Pari Passu Companion Loan in accordance with the 500-512 Seventh Avenue Intercreditor Agreement.

Pursuant to the Newport Bluffs Intercreditor Agreement, the Controlling Class Representative will generally share with the holder of the Newport Bluffs Pari Passu Companion Loan the rights given to the Controlling Class Representative to direct the Master Servicer and/or the Special Servicer with respect to the servicing of the Newport Bluffs Loan and the Newport Bluffs Pari Passu Companion Loan. In general, in the event the Controlling Class Representative is required to give its consent or advice or otherwise take any action with respect to the Newport Bluffs Loan, the Controlling Class Representative will generally be required to confer with the holder of the Newport Bluffs Pari Passu Companion Loan regarding such advice or consent. In the event that the Controlling Class Representative and the holder of the Newport Bluffs Pari Passu Companion Loan disagree with respect to such advice, consent or action, the Newport Bluffs Intercreditor Agreement provides that the Controlling Class Representative and the holder of the Newport Bluffs Pari Passu Companion Loan will contract with a third party designated under the Newport Bluffs Intercreditor Agreement to resolve such disagreement and the decision of such third party will be binding upon the Controlling Class Representative and the holder of the Newport Bluffs Pari Passu Companion Loan in accordance with the Newport Bluffs Intercreditor Agreement.

Further, notwithstanding the foregoing, provided no Gateway Center Control Appraisal Period is in effect under the Gateway Center Intercreditor Agreement, the holder of the Gateway Center Companion Loan will have the right to direct and/or consent to certain actions of the Master Servicer and/or the Special Servicer with respect to the Gateway Center Whole Loan and the Controlling Class, and the Controlling Class Representative, will not have the consent and advice rights described in this prospectus supplement; provided however, the Controlling Class Representative will be entitled to discuss (without any consent or direction right) any of the following actions with the Special Servicer. Generally, the holder of the Gateway Center Companion Loan will be entitled to such rights. These rights include that (i) the Special Servicer and/or the Master Servicer will be required to consult with the holder of the Gateway Center Companion Loan or its designee in connection with any adoption or implementation of a business plan submitted by the borrower with respect to the Mortgaged Property, the execution or renewal of any lease, the release of any escrow held in conjunction with the Gateway Center Whole Loan to the borrower not expressly required by the terms of the Mortgage Loan documents or under applicable law, alterations on the Mortgaged Property if approval by the mortgagee is required by the Mortgage Loan documents, material change in any ancillary Mortgage Loan documents or the waiver of any notice provisions related to prepayment; and (ii) the holder of the Gateway Center, prepay next premium Companion Loan or its designee will be entitled to exercise rights and powers with respect to the Gateway Center Whole Loan that are the same as or similar to those of the Controlling Class Representative described above and must be notified of, and give its prior written approval to the following additional actions in accordance with the Gateway Center Intercreditor Agreement: (A) any modification of, or waiver with respect to, the Gateway Center Whole Loan that would result in the extension of the maturity date or extended maturity date thereof, a reduction in the interest rate borne thereby or the monthly debt service payment, prepayment premium or extension fee payable thereon or a deferral or a forgiveness of interest on or principal of the Gateway Center Whole Loan or a modification or waiver of any other monetary term of the Gateway Center Whole Loan relating to the timing or amount of any payment of principal or interest (other than default interest) or any other material sums due and payable under the Mortgage Loan documents or a modification or waiver of any provision of the Gateway Center Whole Loan which restricts the borrower or its equity owners from incurring additional indebtedness; (B) any modification of, or waiver with respect to, the Gateway Center Whole Loan that would result in a discounted pay-off of the Gateway Center Whole Loan; (C) any foreclosure upon or comparable conversion of the ownership of the Mortgaged Property or any acquisition of the Mortgaged Property by deed-in-lieu of foreclosure; (D) any sale of the Mortgaged Property or any material portion thereof (other than pursuant to a purchase option contained in the Gateway Center Intercreditor Agreement or in the Pooling and Servicing Agreement) or, except, as specifically permitted in the Mortgage Loan documents, the transfer of any direct or indirect interest in the borrower or any sale of the Gateway Center Whole Loan (other than pursuant to a purchase option contained in the Gateway Center Intercreditor Agreement or in the Pooling and Servicing Agreement); (E) any action to bring the Mortgaged Property or REO Property into compliance with any laws relating to hazardous materials; (F) any substitution or release of collateral for the Gateway Center Whole Loan (other than in accordance with the terms of, or upon satisfaction of, the Gateway Center Whole Loan); (G) any release of the borrower or any guarantor from liability with respect to the Gateway Center Whole Loan; (H) any waiver of or determination not to enforce a “due-on-sale” or “due-on-encumbrance” clause (unless such clause is not exercisable under applicable law or such exercise is reasonably likely to result in successful legal action by the borrower); (I) any material changes to or waivers of any of the insurance requirements; and (J) any incurrence of additional debt by the borrower to the extent such incurrence requires the consent of the mortgagee under the related Mortgage Loan documents.

Further, notwithstanding the foregoing, the holder of the Bold Concepts Building Subordinate Companion Loan may exercise certain approval rights relating to a modification of the Bold Concepts Building Loan or the Bold Concepts Building Subordinate Companion Loan that materially and adversely affects the holder of the Bold Concepts Building Subordinate Companion Loan prior to the expiration of the related repurchase period. See ‘‘DESCRIPTION OF THE MORTGAGE POOL—Co-Lender Loans—Bold Concepts Building Loan—Servicing Provisions of the Bold Concepts Building Intercreditor Agreement’’ in this prospectus supplement.

Further, notwithstanding any of the control rights of the holders of the Subordinate Companion Loans described above, generally no such control rights contemplated by the prior paragraphs may require or cause the Master Servicer or Special Servicer, as applicable, to violate any REMIC regulations, any provision of the Pooling and Servicing Agreement or applicable law, including the Master Servicer’s or Special Servicer’s obligation to act in accordance with the Servicing Standard.

Limitation on Liability of the Controlling Class Representative.    The Controlling Class Representative will not have any liability to the Certificateholders for any action taken, or for refraining from the taking of any action, or for errors in judgment; provided, however, that the Controlling Class Representative will not be protected against any liability to a Controlling Class Certificateholder which would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations or duties. By its acceptance of a Certificate, each Certificateholder confirms its understanding that the Controlling Class Representative may take actions that favor the interests of one or more Classes of the Certificates over other Classes of the Certificates, and that the Controlling Class Representative may have special relationships and interests that conflict with those of holders of some Classes of the Certificates; and each Certificateholder agrees to take no action against the Controlling Class Representative or any of its respective officers, directors, employees, principals or agents as a result of such a special relationship or conflict. Generally, the holders of the Subordinate Companion Loans or their respective designees, in connection with exercising the rights and powers described above with respect to the related Co-Lender Loan will be entitled to substantially the same liability limitations to which the Controlling Class Representative is entitled.

Defaulted Mortgage Loans; REO Properties; Purchase Option

The Pooling and Servicing Agreement contains provisions requiring, within 60 days after a Mortgage Loan (other than The Gas Company Tower Loan, the RLJ Hotel Pool Loan and the 500–512 Seventh Avenue Loan) becomes a Defaulted Mortgage Loan, the Special Servicer to determine the fair value of the Mortgage Loan in accordance with the Servicing Standard. The Gas Company Tower Loan will be serviced under the J.P. Morgan 2006-LDP8 Pooling and Servicing Agreement and any actions taken following a default will be in accordance with the terms thereof. See “—Servicing of The Gas Company Tower Loan” in this prospectus supplement. Each of the RLJ Hotel Pool Loan and the 500–512 Seventh Avenue Loan will be serviced under the 2006-C27 Pooling and Servicing Agreement and any actions taken following a default will be in accordance with the terms thereof. See “—Servicing of the RLJ Hotel Pool Loan and the 500–512 Seventh Avenue Loan” in this prospectus supplement. A “Defaulted Mortgage Loan” is a Mortgage Loan (i) that is delinquent sixty days or more with respect to a Periodic Payment (not including the Balloon Payment) or (ii) that is delinquent in respect of its Balloon Payment unless the Master Servicer has, on or prior to the due date of such Balloon Payment, received written evidence from an institutional lender of such lender’s binding commitment to refinance such Mortgage Loan within 60 days after the due date of such Balloon Payment (provided that if such refinancing does not occur during such time specified in the commitment, the related Mortgage Loan will immediately become a Defaulted Mortgage Loan), in either case such delinquency to be determined without giving effect to any grace period permitted by the related Mortgage Loan documents and without regard to any acceleration of payments under the related Mortgage and Mortgage Note or (iii) as to which the Master Servicer or Special Servicer has, by written notice to the related mortgagor, accelerated the maturity of the indebtedness evidenced by the related Mortgage Note. The Special Servicer will be permitted to change, from time to time, its determination of the fair value of a Defaulted Mortgage Loan based upon changed circumstances, new information or otherwise, in accordance with the Servicing Standard; provided, however, that the Special Servicer will update its determination of the fair value of a Defaulted Mortgage Loan at least once every 90 days.

In the event a Mortgage Loan becomes a Defaulted Mortgage Loan, the Majority Subordinate Certificateholder will have an assignable option to purchase (subject to, in certain instances, the rights of subordinated secured creditors or mezzanine lenders to purchase the related Mortgage Loan, see “DESCRIPTION OF THE MORTGAGE POOL—Certain Provisions of the Intercreditor Agreements with Respect to Certain Subordinate Loans”) (the “Purchase Option”) the Defaulted Mortgage Loan from the Trust Fund at a price (the “Option Price”) equal to (i) the outstanding principal balance of the Defaulted Mortgage Loan as of the date of purchase, plus all accrued and unpaid interest on such balance plus all related fees and expenses, if the Special Servicer has not yet determined the fair value of the Defaulted Mortgage Loan, or (ii) the fair value of the Defaulted Mortgage Loan as determined by the Special Servicer, if the Special Servicer has made such fair value determination. If the Purchase Option is not exercised by the Majority Subordinate Certificateholder or any assignee thereof within 60 days of a Mortgage Loan becoming a Defaulted Mortgage Loan, then the Majority Subordinate Certificateholder shall assign the Purchase Option to the Special Servicer for fifteen days. If the Purchase Option is not exercised by the Special Servicer or its assignee within such fifteen day period, then the Purchase Option shall revert to the Majority Subordinate Certificateholder.

Unless and until the Purchase Option with respect to a Defaulted Mortgage Loan is exercised, the Special Servicer will be required to pursue such other resolution strategies available under the Pooling and Servicing Agreement, including workout and foreclosure, consistent with the Servicing Standard, but the Special Servicer generally will not be permitted to sell the Defaulted Mortgage Loan other than pursuant to the exercise of the Purchase Option.

If not exercised sooner, the Purchase Option with respect to any Defaulted Mortgage Loan will automatically terminate upon (i) the related mortgagor’s cure of all defaults on the Defaulted Mortgage Loan, (ii) the acquisition on behalf of the Trust Fund of title to the related Mortgaged Property by foreclosure or deed in lieu of foreclosure or (iii) the modification or pay-off (full or discounted) of the Defaulted Mortgage Loan in connection with a workout. In addition, the Purchase Option with respect to a Defaulted Mortgage Loan held by any person will terminate upon the exercise of the Purchase Option by any other holder of the Purchase Option.

If (a) the Purchase Option is exercised with respect to a Defaulted Mortgage Loan and the person expected to acquire the Defaulted Mortgage Loan pursuant to such exercise is the Majority Subordinate Certificateholder, the Special Servicer, or any affiliate of any of them (in other words, the Purchase Option has not been assigned to another unaffiliated person) and (b) the Option Price is based on the Special Servicer’s determination of the fair value of the Defaulted Mortgage Loan, the Trustee will be required to determine if the Option Price represents a fair price for the Defaulted Mortgage Loan. In making such determination, the Trustee will be entitled to rely on the most recent appraisal of the related Mortgaged Property that was prepared in accordance with the terms of the Pooling and Servicing Agreement and may rely upon the opinion and report of an independent third-party in making such determination, the cost of which will be advanced by the Master Servicer.

If title to any Mortgaged Property is acquired by the Trustee on behalf of the Certificateholders pursuant to foreclosure proceedings instituted by the Special Servicer or otherwise, the Special Servicer, after notice to the Controlling Class Representative, shall use its reasonable best efforts to sell any REO Property as soon as practicable in accordance with the Servicing Standard but prior to the end of the third calendar year following the year of acquisition, unless (i) the Internal Revenue Service grants an extension of time to sell such property (an “REO Extension”) or (ii) it obtains an opinion of counsel generally to the effect that the holding of the property for more than three years after the end of the calendar year in which it was acquired will not result in the imposition of a tax on the Trust Fund or cause any REMIC relating to the assets of the Trust Fund to fail to qualify as a REMIC under the Code. If the Special Servicer on behalf of the Trustee has not received an Extension or such opinion of counsel and the Special Servicer is not able to sell such REO Property within the period specified above, or if an REO Extension has been granted and the Special Servicer is unable to sell such REO Property within the extended time period, the Special Servicer shall auction the property pursuant to the auction procedure set forth below.

The Special Servicer shall give the Controlling Class Representative, the Master Servicer and the Trustee not less than five days’ prior written notice of its intention to sell any such REO Property, and shall auction the REO Property to the highest bidder (which may be the Special Servicer) in accordance with the Servicing Standard; provided, however, that the Master Servicer, Special Servicer, Majority Subordinate Certificateholder, any independent contractor engaged by the Master Servicer or the Special Servicer pursuant to the Pooling and Servicing Agreement (or any officer or affiliate thereof) shall not be permitted to purchase the REO Property at a price less than the outstanding principal balance of such Mortgage Loan as of the date of purchase, plus all accrued but unpaid interest and related fees and expenses, except in limited circumstances set forth in the Pooling and Servicing Agreement; and provided, further, that if the Special Servicer intends to bid on any REO Property, (i) the Special Servicer shall notify the Trustee of such intent, (ii) the Trustee shall promptly obtain, at the expense of the Trust Fund an appraisal of such REO Property (or internal valuation in accordance with the procedures specified in the Pooling and Servicing Agreement) and (iii) the Special Servicer shall not bid less than the greater of (x) the fair market value set forth in such appraisal (or internal valuation) or (y) the outstanding principal balance of such Mortgage Loan, plus all accrued but unpaid interest and related fees and expenses.

Subject to the REMIC provisions, the Special Servicer shall act on behalf of the Trust Fund in negotiating and taking any other action necessary or appropriate in connection with the sale of any REO Property or the exercise of the Purchase Option, including the collection of all amounts payable in connection therewith. Notwithstanding anything to the contrary herein, neither the Trustee, in its individual capacity, nor any of its affiliates may bid for any REO Property or purchase any Defaulted Mortgage Loan. Any sale of a Defaulted Mortgage Loan (pursuant to the Purchase Option) or REO Property shall be without recourse to, or representation or warranty by, the Trustee, the Depositor, any Mortgage Loan Seller, the Special Servicer, the Master Servicer or the Trust Fund. Notwithstanding the foregoing, nothing herein shall limit the liability of the Master Servicer, the Special Servicer or the Trustee to the Trust Fund and the Certificateholders for failure to perform its duties in accordance with the Pooling and Servicing Agreement. None of the Special Servicer, the Master Servicer, the Depositor or the Trustee shall have any liability to the Trust Fund or any Certificateholder with respect to the price at which a Defaulted Mortgage Loan is sold if the sale is consummated in accordance with the terms of the Pooling and Servicing Agreement. The proceeds of any sale after deduction of the expenses of such sale incurred in connection therewith shall be deposited within one business day in the Certificate Account.

If the Trust Fund acquires a Mortgaged Property by foreclosure or deed-in-lieu of foreclosure upon a default with respect to a Mortgage Loan, the Pooling and Servicing Agreement provides that the Special Servicer, on behalf of the Trustee, must administer such Mortgaged Property so that the Trust Fund’s interest therein qualifies at all times as “foreclosure property” within the meaning of Code Section 860G(a)(8). The Pooling and Servicing

Agreement also requires that any such Mortgaged Property be managed and operated by an “independent contractor,” within the meaning of applicable Treasury regulations, who furnishes or renders services to the tenants of such Mortgaged Property. Generally, REMIC I will not be taxable on income received with respect to a related Mortgaged Property to the extent that it constitutes “rents from real property,” within the meaning of Code Section 856(c)(3)(A) and Treasury regulations thereunder. “Rents from real property” do not include the portion of any rental based on the net income or gain of any tenant or sub-tenant. No determination has been made whether rent on any of the Mortgaged Properties meets this requirement. “Rents from real property” include charges for services customarily furnished or rendered in connection with the rental of real property, whether or not the charges are separately stated. Services furnished to the tenants of a particular building will be considered as customary if, in the geographic market in which the building is located, tenants in buildings which are of a similar class are customarily provided with the service. No determination has been made whether the services furnished to the tenants of the Mortgaged Properties are “customary” within the meaning of applicable regulations. It is therefore possible that a portion of the rental income with respect to a Mortgaged Property owned by REMIC I, would not constitute “rents from real property,” or that all of such income would not qualify, if a separate charge is not stated for such services or they are not performed by an independent contractor. In addition to the foregoing, any net income from a trade or business operated or managed by an independent contractor on a Mortgaged Property owned by REMIC I, or gain on a sale of a Mortgaged Property (including condominium units to customers in the ordinary course of a trade or business), will not constitute “rents from real property”. Any of the foregoing types of income may instead constitute “net income from foreclosure property”, which would be taxable to REMIC I, at the highest marginal federal corporate rate (currently 35%) and may also be subject to state or local taxes. Any such taxes would be chargeable against the related income for purposes of determining the proceeds available for distribution to holders of Certificates. The Pooling and Servicing Agreement provides that the Special Servicer will be permitted to cause REMIC I, to earn “net income from foreclosure property” that is subject to tax if it determines that the net after-tax benefit to Certificateholders and the holders of the related Companion Loans could reasonably be expected to result in a greater recovery than another method of operation or rental of the Mortgaged Property. See “MATERIAL FEDERAL INCOME TAX CONSEQUENCES” in this prospectus supplement.

Inspections; Collection of Operating Information

The Special Servicer is required to perform or cause to be performed a physical inspection of a Mortgaged Property (other than the Mortgaged Property related to each of The Gas Company Tower Loan, the RLJ Hotel Pool Loan and the 500–512 Seventh Avenue Loan, respectively) as soon as practicable after the related Mortgage Loan becomes a Specially Serviced Mortgage Loan, and the Master Servicer (in the case of each Mortgaged Property securing a Mortgage Loan other than a Specially Serviced Mortgage Loan and other than each of The Gas Company Tower Loan, the RLJ Hotel Pool Loan and the 500–512 Seventh Avenue Loan) or the Special Servicer (in the case of Specially Serviced Mortgage Loans but other than each of The Gas Company Tower Loan, the RLJ Hotel Pool Loan and the 500–512 Seventh Avenue Loan) shall perform or cause to be performed a physical inspection of a Mortgaged Property as soon as the related debt service coverage ratio is below 1.00x; provided, however, with respect to inspections prepared by the Special Servicer, such expense will be payable first, out of penalty interest and late payment charges otherwise payable to the Special Servicer and received in the Collection Period during which such inspection related expenses were incurred, then at the Trust Fund’s expense. In addition, beginning in 2007, with respect to each Mortgaged Property securing a Mortgage Loan (other than the Mortgaged Property related to each of The Gas Company Tower Loan, the RLJ Hotel Pool Loan and the 500–512 Seventh Avenue Loan, respectively) with a principal balance (or allocated loan amount) at the time of such inspection of more than or equal to $2,000,000, the Master Servicer (with respect to each such Mortgaged Property securing a Mortgage Loan other than a Specially Serviced Mortgage Loan) and the Special Servicer (with respect to each Mortgaged Property securing a Specially Serviced Mortgage Loan) is required (and in the case of the Master Servicer at its expense) to inspect or cause to be inspected the Mortgaged Property every calendar year and with respect to each Mortgaged Property securing a Mortgage Loan with a principal balance (or allocated loan amount) at the time of such inspection of less than $2,000,000 once every other calendar year; provided that the Master Servicer is not obligated to inspect any Mortgaged Property that has been inspected by the Special Servicer in the previous 6 months. The Special Servicer and the Master Servicer each will be required to prepare a written report of each such inspection performed by it that describes the condition of the Mortgaged Property and that specifies the existence with respect thereto of any sale, transfer or abandonment or any material change in its condition or value.

The Special Servicer with respect to Specially Serviced Mortgage Loans and REO Properties or the Master Servicer with respect to all other Mortgage Loans is also required consistent with the Servicing Standard to collect from the related borrower and review the quarterly and annual operating statements of each Mortgaged Property (other than the Mortgaged Property related to each of The Gas Company Tower Loan, the RLJ Hotel Pool Loan and the 500–512 Seventh Avenue Loan, respectively) and to cause annual operating statements to be prepared for each REO Property. Generally, the Mortgage Loans require the related borrower to deliver an annual property operating statement. However, there can be no assurance that any operating statements required to be delivered will in fact be delivered, nor is the Master Servicer or Special Servicer likely to have any practical means of compelling such delivery in the case of an otherwise performing Mortgage Loan.

Copies of the inspection reports and operating statements referred to above are required to be available for review by Certificateholders during normal business hours at the offices of the Special Servicer or the Master Servicer, as applicable. See “DESCRIPTION OF THE CERTIFICATES—Reports to Certificateholders; Available Information” in this prospectus supplement.

DESCRIPTION OF THE CERTIFICATES

General

The Wachovia Bank Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2006-C28 (the “Certificates”) will be issued pursuant to a pooling and servicing agreement, dated as of October 1, 2006, among the Depositor, the Master Servicer, the Special Servicer, the Trustee and the Co-Trustee (the “Pooling and Servicing Agreement”). The Certificates represent in the aggregate the entire beneficial ownership interest in a trust fund (the “Trust Fund”) consisting primarily of: (i) the Mortgage Loans and all payments and other collections in respect of such loans received or applicable to periods after the applicable Cut-Off Date (exclusive of payments of principal and interest due, and principal prepayments received, on or before the Cut-Off Date); (ii) any REO Property acquired on behalf of the Trust Fund; (iii) such funds or assets as from time to time are deposited in the Certificate Account, the Distribution Account, the Floating Rate Account, the REO accounts, the Additional Interest Account, the Gain-on-Sale Reserve Account and the Interest Reserve Account (see “DESCRIPTION OF THE POOLING AND SERVICING AGREEMENTS—Certificate Account” in the prospectus); (iv) certain rights of the Depositor under each Mortgage Loan Purchase Agreement relating to Mortgage Loan document delivery requirements and the representations and warranties of the Mortgage Loan Sellers regarding the Mortgage Loans; and (v) certain rights under the swap contract with respect to the Class A-4FL Regular Interest.

The Certificates consist of the following Classes (each, a “Class”) designated as: (i) the Class A-1, Class A-2, Class A-3, Class A-PB, Class A-4, Class A-4FL and Class A-1A Certificates (collectively, the “Class A Certificates”); (ii) the Class A-M, Class A-J, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class P and Class Q Certificates (collectively, the “Subordinate Certificates” and, together with the Class A Certificates, the “Sequential Pay Certificates”); (iii) Class FS Certificates (the “Class FS Certificates”); (iv) the Class IO Certificates (collectively with the Sequential Pay Certificates and the Class FS Certificates, the “REMIC Regular Certificates”); (iv) the Class R-I and Class R-II Certificates (together, the “REMIC Residual Certificates”); and (v) the Class Z Certificates. The Class FS Certificates will be entitled to receive distributions only from collections on the Four Seasons Resort and Club - Dallas, TX Non-Pooled Component in accordance with the Pooling and Servicing Agreement and will not be supported by the Four Seasons Resort and Club - Dallas, TX Pooled Component or any other Mortgage Loan.

Only the Class A-1, Class A-2, Class A-3, Class A-PB, Class A-4, Class A-1A, Class IO, Class A-M, Class A-J, Class B, Class C, Class D and Class E Certificates (collectively, the “Offered Certificates”) are offered by this prospectus supplement. The Class A-4FL, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class P, Class Q and Class FS Certificates (collectively, the “Non-Offered Certificates”), the Class Z Certificates and the REMIC Residual Certificates have not been registered under the Securities Act of 1933, as amended (the “Securities Act”) and are not offered by this prospectus supplement. On the Closing Date, the Depositor will transfer the REMIC Residual Certificates to Wachovia Bank, National Association, a Sponsor, pursuant to that certain Transfer Affidavit and Agreement (the “Transfer Affidavit and Agreement”), but the REMIC Residual Certificates may be sold or otherwise transferred to another person at any time subject to any applicable transfer restrictions. Accordingly, information in this prospectus supplement regarding the terms of the Non-Offered Certificates, the Class Z Certificates and the REMIC Residual Certificates is provided solely because of its potential relevance to a prospective purchaser of an Offered Certificate.

On the Closing Date, the “Class A-4FL Regular Interest” will also be issued by the Trust Fund as an uncertificated regular interest in one of the REMICs. The Class A-4FL Regular Interest and the Class A-4FL Certificates are not being offered by this prospectus supplement. The Depositor will transfer the Class A-4FL Regular Interest to the Trust Fund in exchange for the Class A-4FL Certificates. The Class A-4FL Certificates will represent all of the beneficial ownership interest in the portion of the Trust Fund that consists of the Class A-4FL Regular Interest, the Floating Rate Account and the swap contract with respect to the Class A-4FL Regular Interest.

The Issuing Entity

The Issuing Entity will be a common law trust, created under the laws of the State of New York, formed on the Closing Date pursuant to the Pooling and Servicing Agreement. The Issuing Entity is also sometimes referred to herein as the Trust Fund. The assets of the Trust Fund will constitute the only assets of the Issuing Entity. The Issuing Entity will have no officers or directors and no continuing duties other than to hold the assets underlying the Certificates and to issue the Certificates; and except for these activities, the issuing entity will not be authorized and will have no power to borrow money or issue debt, merge with another entity, reorganize, liquidate or sell assets or engage in any business or activities. The Issuing Entity will operate under a fiscal year ending each December 31st. The Trustee, the Master Servicer, the Co-Trustee and the Special Servicer are the persons authorized to act on behalf of the Issuing Entity under the Pooling and Servicing Agreement with respect to the Mortgage Loans and the Certificates. The roles and responsibilities of the foregoing are described in this prospectus supplement under “SERVICING OF THE MORTGAGE LOANS—The Master Servicer”, “—The Special Servicer”, “DESCRIPTION OF THE CERTIFICATES—The Trustee” and “—The Co-Trustee”. Additional information may also be found in the accompanying prospectus under “DESCRIPTION OF THE POOLING AND SERVICING AGREEMENTS”.

Since the Issuing Entity is a common law trust, it may not be eligible for relief under the federal bankruptcy laws, unless it can be characterized as a “business trust” for purposes of the federal bankruptcy laws. Bankruptcy courts look at various considerations in making this determination, so it is not possible to predict with any certainty whether or not the Issuing Entity would be characterized as a “business trust.” The Depositor has been formed as a bankruptcy remote special purpose entity. In connection with the sale of the Mortgage Loans from each Mortgage Loan Seller to the Depositor and from the Depositor to the Trust Fund, certain legal opinions are required.

Accordingly, although the transfer of the underlying Mortgage Loans from each Mortgage Loan Seller to the Depositor and from the Depositor to the Trust Fund has been structured as a sale, there can be no assurance that the sale of the underlying Mortgage Loans will not be recharacterized as a pledge, with the result that the Depositor or Trust Fund is deemed to be a creditor of the related Mortgage Loan Seller rather than an owner of the Mortgage Loans. See “RISK FACTORS—The Offered Certificates—The Mortgage Loan Sellers, the Depositor and the Issuing Entity Are Subject to Bankruptcy or Insolvency Laws That May Affect the Trust Fund’s Ownership of the Mortgage Loans” in this prospectus supplement.

Registration and Denominations

The Offered Certificates will be made available in book-entry format through the facilities of The Depository Trust Company (“DTC”). The Offered Certificates (other than the Class IO Certificates) will be offered in denominations of not less than $10,000 actual principal amount and in integral multiples of $1 in excess thereof. The Class IO Certificates will be offered in notional amounts of not less than $1,000,000 actual notional amount and in integral multiples of $1 in excess thereof.

Certificate Balances and Notional Amount

Subject to a permitted variance of plus or minus 5.0%, the respective Classes of Sequential Pay Certificates described below will have the Certificate Balances representing the approximate percentage of the Cut-Off Date Pool Balance as set forth in the following table:

Class of Certificates	Closing Date Certificate Balance	Percentage of Cut-Off Date Pool Balance
Class A-1 Certificates	$38,798,000	1.079%
Class A-2 Certificates	$418,676,000	11.645%
Class A-PB Certificates	$168,389,000	4.684%
Class A-3 Certificates	$215,000,000	5.980%
Class A-4 Certificates	$802,246,000	22.314%
Class A-1A Certificates	$623,528,000	17.343%
Class A-M Certificates	$359,520,000	10.000%
Class A-J Certificates	$278,628,000	7.750%
Class B Certificates	$22,470,000	0.625%
Class C Certificates	$58,422,000	1.625%
Class D Certificates	$31,458,000	0.875%
Class E Certificates	$49,433,000	1.375%
Non-Offered Certificates (other than the Class FS Certificates)	$528,628,700	14.704%

The “Certificate Balance” of any Class of Sequential Pay Certificates (other than the Class A-4FL Certificates), the Class A-4FL Regular Interest (and, correspondingly, the Class A-4FL Certificates) and the Class FS Certificates outstanding at any time represents the maximum amount that the holders thereof are entitled to receive as distributions allocable to principal from the cash flow on the Mortgage Loans and the other assets in the Trust Fund. The Certificate Balance of each Class of Sequential Pay Certificates (other than the Class A-4FL Certificates), the Class A-4FL Regular Interest (and, correspondingly, the Class A-4FL Certificates) and the Class FS Certificates, in each case, will be reduced on each Distribution Date by any distributions of principal actually made on such Class of Certificates or the Class A-4FL regular interest on such Distribution Date, and further by any Realized Losses and Additional Trust Fund Expenses actually allocated to such Class of Certificates or the Class A-4FL regular interest on such Distribution Date. The Certificate Balance of the Class A-4FL Certificates will be reduced on each Distribution Date by an amount corresponding to any such reduction in the Certificate Balance of the Class A-4FL Regular Interest.

The Class IO Certificates do not have a Certificate Balance, but represent the right to receive the distributions of interest in an amount equal to the aggregate interest accrued on its notional amount (the “Notional Amount”). The Class IO Certificates have 24 separate components (each, a “Component”), each corresponding to a different Class of Sequential Pay Certificates (other than the Class A-4FL Certificates) or the Class A-4FL Regular Interest. Each such Component has the same letter and/or numerical designation as its related Class of Sequential Pay Certificates or the Class A-4FL Regular Interest, as applicable. The component balance (the “Component Balance”) of each Component will equal the Certificate Balance of the corresponding Class of Sequential Pay Certificates or the Class A-4FL Regular Interest, as applicable, outstanding from time to time. On each Distribution Date, the Notional Amount of the Class IO Certificates will be equal to the aggregate outstanding Component Balances of the Components on such date. The initial Notional Amount of the Class IO Certificates will equal approximately $3,595,196,700 (subject to a permitted variance of plus or minus 5.0%).

The Certificate Balance of any Class of Sequential Pay Certificates (other than the Class A-4FL Certificates) and the Class A-4FL Regular Interest (and, correspondingly, the Class A-4FL Certificates) may be increased by the amount, if any, of Certificate Deferred Interest added to such Class Certificate Balance. With respect to any Mortgage Loan as to which the Mortgage Rate has been reduced through a modification on any Distribution Date, “Mortgage Deferred Interest” is the amount by which (a) interest accrued at such reduced rate is less than (b) the amount of interest that would have accrued on such Mortgage Loan at the Mortgage Rate before such reduction, to the extent such amount has been added to the outstanding principal balance of such Mortgage Loan.

On each Distribution Date, the amount of interest distributable to a Class of Sequential Pay Certificates will be reduced by the amount of Mortgage Deferred Interest allocable to such Class (any such amount, “Certificate Deferred Interest”). With respect to the Sequential Pay Certificates (other than the Class A-4FL Certificates) and the Class A-4FL Regular Interest), Certificate Deferred Interest will be allocated from lowest payment priority to highest (except with respect to the Class A-1, Class A-2, Class A-3, Class A-PB, Class A-4 and Class A-1A Certificates and the Class A-4FL regular interest, which amounts shall be applied pro rata (based on the Certificate Balances of the remaining Classes and Regular Interest)) to such Classes. Mortgage Deferred Interest with respect to the Four Seasons Resort and Club - Dallas, TX Loan will be allocated first, to the Four Seasons Resort and Club - Dallas, TX Non-Pooled Component and then, to the Four Seasons Resort and Club - Dallas, TX Pooled Component. Only Certificate Deferred Interest relating to the Four Seasons Resort and Club - Dallas, TX Pooled Component will be allocated to the Sequential Pay Certificates and Certificate Deferred Interest on the Class FS Certificates will be equal to the Four Seasons Resort and Club - Dallas, TX Non-Pooled Component’s share of Mortgage Deferred Interest on the Four Seasons Resort and Club - Dallas, TX Loan, allocated pursuant to the terms of the Pooling and Servicing Agreement. The Certificate Balance of each Class of Sequential Pay Certificates to which Certificate Deferred Interest has been so allocated on a Distribution Date will be increased by the amount of Certificate Deferred Interest. Any increase in the Certificate Balance of a Class of Sequential Pay Certificates (other than the Class A-4FL Certificates) or the Class A-4FL Regular Interest (and, correspondingly, the Class A-4FL Certificates) will result in an increase in the Notional Amount of the Class IO Certificates.

The REMIC Residual Certificates do not have Certificate Balances or Notional Amounts, but represent the right to receive on each Distribution Date any portion of the Available Distribution Amount and the Class FS Available Distribution Amount (each as defined below) for such date that remains after the required distributions have been made on all the REMIC Regular Certificates (other than the Class A-4FL Certificates) and the Class A-4FL Regular Interest). It is not anticipated that any such portion of the Available Distribution Amount will result in more than a de minimis distribution to the REMIC Residual Certificates.

The Class Z Certificates do not have Certificate Balances or Notional Amounts, but represent the right to receive on each Distribution Date any amounts of Additional Interest received in the related Collection Period with respect to each ARD Loan other than amounts allocable in respect of the Four Seasons Resort and Club - Dallas, TX Non-Pooled Component. For purposes of calculating the allocation of collections on the Four Seasons Resort and Club - Dallas, TX Loan between the Four Seasons Resort and Club - Dallas, TX Pooled Component, on the one hand, and the Four Seasons Resort and Club - Dallas, TX Non-Pooled Component on the other, the Four Seasons Resort and Club - Dallas, TX Pooled Component and the Four Seasons Resort and Club - Dallas, TX Non-Pooled Component will each be deemed to have a principal balance (a “Component Principal Balance”) that is initially equal to $175,000,000 in the case of the Four Seasons Resort and Club - Dallas, TX Pooled Component, and $8,000,000 in the case of the Four Seasons Resort and Club - Dallas, TX Non-Pooled Component, and each such component will accrue interest during each Interest Accrual Period on the amount of the Component Principal Balance thereof outstanding immediately prior to the related Distribution Date at a per annum rate equal to the Net Mortgage Rate in effect for the Four Seasons Resort and Club - Dallas, TX Loan as of the commencement of such Interest Accrual Period. The Component Principal Balance of the Four Seasons Resort and Club - Dallas, TX Pooled Component will be reduced on each Distribution Date by all distributions of principal made in respect thereof on such Distribution Date and the Component Principal Balance of the Four Seasons Resort and Club - Dallas, TX Non-Pooled Component will be reduced on each Distribution Date by all distributions of principal made in respect thereof on such Distribution Date, in each case as described under “DESCRIPTION OF THE CERTIFICATES—Distributions” in this prospectus supplement.

Pass-Through Rates

The Pass-Through Rates applicable to the Class A-1, Class A-2, Class A-3, Class A-PB, Class A-4, Class A-1A, Class A-M, Class A-J, Class B, Class C, Class D and Class E Certificates for each Distribution Date will equal the respective rates per annum set forth on the front cover of this prospectus supplement. Each Component will be deemed to have a Pass-Through Rate equal to the Pass-Through Rate of the related Class of Certificates or the Class A-4FL Regular Interest.

The Pass-Through Rate applicable to the Class IO Certificates for each subsequent Distribution Date will, in general, equal the weighted average of the Strip Rates for the Components for such Distribution Date (weighted on the basis of the respective Component Balances of such Components outstanding immediately prior to such Distribution Date). The “Strip Rate” in respect of any Class of Components for any Distribution Date will, in general, equal the Weighted Average Net Mortgage Rate for such Distribution Date, minus the Pass-Through Rate for the Class of Sequential Pay Certificates (other than the Class A-4FL Certificates) or the Class A-4FL Regular Interest, as applicable, corresponding to such Component (but in no event will any Strip Rate be less than zero).

In the case of each Class of REMIC Regular Certificates (other than the Class A-4FL Certificates) and the Class A-4FL Regular Interest, interest at the applicable Pass-Through Rate will be payable monthly on each Distribution Date and will accrue during each Interest Accrual Period on the Certificate Balance (or, in the case of the Class IO Certificates, the respective Notional Amount) of such Class of Certificates or the Class A-4FL regular interest immediately following the Distribution Date in such Interest Accrual Period (after giving effect to all distributions of principal made on such Distribution Date). Interest on each Class of REMIC Regular Certificates (other than the Class A-4FL Certificates) and the Class A-4FL Regular Interest will be calculated on the basis of a 360-day year consisting of twelve 30-day months. The Class A-4FL Certificates will accrue interest on the basis of a 360-day year and the actual number of days in the related Interest Accrual Period; provided that if the Pass Through Rate on the Class A-4FL Certificates converts to a fixed rate, the Class A-4FL Certificates will accrue interest on the same basis as the Class A-4FL Regular Interest. With respect to any Class of REMIC Regular Certificates (other than the Class A-4FL Certificates) and the Class A-4FL Regular Interest and any Distribution Date, the “Interest Accrual Period” will be the preceding calendar month, which will be deemed to consist of 30 days; provided, however, for purposes of the initial Interest Accrual Period, such period commences on the Cut-Off Date and continues through the calendar month preceding the month in which such Distribution Date occurs.

The Class Z Certificates will not have a Pass-Through Rate or be entitled to distributions in respect of interest other than Additional Interest with respect to the Mortgage Loans.

The “Weighted Average Net Mortgage Rate” for each Distribution Date is the weighted average of the Net Mortgage Rates for the Mortgage Loans (excluding, with respect to the Four Seasons Resort and Club - Dallas, TX Loan, the Net Mortgage Rate and Component Principal Balance of the Four Seasons Resort and Club - Dallas, TX Non-Pooled Component) as of the commencement of the related Collection Period, weighted on the basis of their respective Stated Principal Balances (excluding, with respect to the Four Seasons Resort and Club - Dallas, TX Loan, the Component Principal Balance of the Four Seasons Resort and Club - Dallas, TX Non-Pooled Component) immediately following the preceding Distribution Date; provided that, for the purpose of determining the Weighted Average Net Mortgage Rate only, if the Mortgage Rate for any Mortgage Loan has been modified in connection with a bankruptcy or similar proceeding involving the related borrower or a modification, waiver or amendment granted or agreed to by the Special Servicer, the Weighted Average Net Mortgage Rate for such Mortgage Loan will be calculated without regard to such event.

The “Net Mortgage Rate” for each Mortgage Loan and the Four Seasons Resort and Club - Dallas, TX Pooled Component and the Four Seasons Resort and Club - Dallas, TX Non-Pooled Component will generally equal (x) the Mortgage Rate in effect for such Mortgage Loan (without regard to any increase in the interest rate of an ARD Loan as a result of not repaying the outstanding principal amount of such ARD Loan on or prior to the related Anticipated Repayment Date) or, with respect to the components related to the Four Seasons Resort and Club - Dallas, TX Loan, the Four Seasons Resort and Club - Dallas, TX Loan as of the Cut-Off Date, minus (y) the applicable Administrative Cost Rate for such Mortgage Loan. Notwithstanding the foregoing, because no Mortgage Loan, other than 4 Mortgage Loans (loan numbers 8, 23, 139 and 162), representing 4.6% of the

Cut-Off Date Pool Balance (5.6% of the Cut-Off Date Group 1 Balance), accrues interest on the basis of a

360-day year consisting of twelve 30-day months (which is the basis on which interest accrues in respect of the REMIC Regular Certificates (other than the Class A-4FL Certificates) and the Class A-4FL Regular Interest, then, solely for purposes of calculating the Weighted Average Net Mortgage Rate for each Distribution Date, the Mortgage Rate of each Mortgage Loan (other than the Four Seasons Resort and Club - Dallas, TX Non-Pooled Component) in effect during any calendar month will be deemed to be the annualized rate at which interest would have to accrue in respect of such loan on a 30/360 basis in order to derive the aggregate amount of interest (other than default interest) actually accrued in respect of such loan during such calendar month; provided, however, that (other than the Four Seasons Resort and Club - Dallas, TX Non-Pooled Component) the Mortgage Rate in effect during (a) December of each year that does not immediately precede a leap year, and January of each year will be the per annum rate stated in the related Mortgage Note unless the final Distribution Date occurs in January or February immediately following such December or January and (b) in February of each year (January if the final Distribution Date occurs in February) will be determined inclusive of the one day of interest retained from the immediately preceding January and, if applicable, December.

The “Stated Principal Balance” of each Mortgage Loan outstanding at any time will generally be an amount equal to the principal balance thereof as of the Cut-Off Date, (a) reduced on each Distribution Date (to not less than zero) by (i) the portion of the Principal Distribution Amount for that date which is attributable to such Mortgage Loan and (ii) the principal portion of any Realized Loss incurred in respect of such Mortgage Loan during the related Collection Period and (b) increased on each Distribution Date by any Mortgage Deferred Interest added to the principal balance of such Mortgage Loan on such Distribution Date. The Stated Principal Balance of a Mortgage Loan may also be reduced in connection with any forced reduction of the actual unpaid principal balance thereof imposed by a court presiding over a bankruptcy proceeding in which the related borrower is a debtor. In addition, to the extent that principal from general collections is used to reimburse nonrecoverable Advances or Workout-Delayed Reimbursement Amounts, and such amount has not been included as part of the Principal Distribution Amount, such amount shall not reduce the Stated Principal Balance (other than for purposes of computing the Weighted Average Net Mortgage Rate). Notwithstanding the foregoing, if any Mortgage Loan is paid in full, liquidated or otherwise removed from the Trust Fund, commencing as of the first Distribution Date following the Collection Period during which such event occurred, the Stated Principal Balance of such Mortgage Loan will be zero. With respect to any Companion Loan on any date of determination, the Stated Principal Balance shall equal the unpaid principal balance of such Companion Loan.

The “Collection Period” for each Distribution Date is the period that begins on the 12th day in the month immediately preceding the month in which such Distribution Date occurs (or the day after the applicable Cut-Off Date in the case of the first Collection Period) and ends on and includes the 11th day in the same month as such Distribution Date. Notwithstanding the foregoing, in the event that the last day of a Collection Period is not a business day, any payments received with respect to the Mortgage Loans relating to such Collection Period on the business day immediately following such day will be deemed to have been received during such Collection Period and not during any other Collection Period, and in the event that the payment date (after giving effect to any grace period) related to any Distribution Date occurs after the related Collection Period, any amounts received on that payment date (after giving effect to any grace period) will be deemed to have been received during the related Collection Period and not during any other Collection Period.

The “Determination Date” will be, for any Distribution Date, the 11th day of each month, or if such 11th day is not a business day, the next succeeding business day, commencing in November 2006.

Distributions

General.    Except as described below with respect to the Class Z Certificates and the Class FS Certificates, distributions on the Certificates are made by the Trustee, to the extent of the Available Distribution Amount, on the fourth business day following the related Determination Date (each, a “Distribution Date”). Except as described below, all such distributions will be made to the persons in whose names the Certificates are registered (the “Certificateholders”) at the close of business on the last business day of the month preceding the month in which the related Distribution Date occurs and shall be made by wire transfer of immediately available funds, if such Certificateholder shall have provided wiring instructions no less than five business days prior to such record date, or otherwise by check mailed to the address of such Certificateholder as it appears in the Certificate register. The final distribution on any Certificate (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to such Certificate) will be made only upon presentation and surrender of such Certificate at the location that will be specified in a notice of the pendency of such final distribution. All distributions made with respect to a Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class based on their respective percentage interests in such Class. The first Distribution Date on which investors in the Offered Certificates may receive distributions will be the Distribution Date occurring in November 2006. The amount allocated to the Class A-4FL Regular Interest on each Distribution Date will be deposited into the Floating Rate Account, less the portion of such amount, if any, due to the swap counterparty with respect to such Distribution Date. In addition, amounts payable to the Trust Fund by the swap counterparty with respect to the Distribution Date will be deposited into the Floating Rate Account.

The Available Distribution Amount.    The aggregate amount available for distributions of interest and principal to Certificateholders (other than the Class A-4FL, Class R-I, Class R-II and Class Z Certificateholders) and the Class A-4FL Regular Interest (and, therefore, to the Class A-4FL certificateholders) on each related Distribution Date (the “Available Distribution Amount”) will, in general, equal the sum of the following amounts:

(a)    the total amount of all cash received on or in respect of the Mortgage Loans and any REO Properties (with respect to the Four Seasons Resort and Club - Dallas, TX Loan, to the extent allocable to the Four Seasons Resort and Club - Dallas, TX Pooled Component) by the Master Servicer (without regard to any payments made to or received by the swap counterparty) as of the close of business on the last day of the related Collection Period and not previously distributed with respect to the Certificates or applied for any other permitted purpose, exclusive of any portion thereof that represents one or more of the following:

(i) any Periodic Payments collected but due on a Due Date after the related Collection Period;

(ii) any Prepayment Premiums and Yield Maintenance Charges;

(iii) all amounts in the Certificate Account that are payable or reimbursable to any person other than the Certificateholders, including any Servicing Fees and Trustee Fees on the Mortgage Loans or Companion Loans;

(iv) any amounts deposited in the Certificate Account in error;

(v) any Additional Interest on the ARD Loans (which is separately distributed to the Class Z Certificates) (or the Class FS Certificates to the extent allocable to the Four Seasons Resort and Club - Dallas, TX Non-Pooled Component);

(vi) if such Distribution Date occurs in February of any year or during January of any year that is not a leap year unless the final Distribution Date occurs in January or February immediately following such December or January, the Interest Reserve Amounts with respect to the Mortgage Loans to be deposited in the Interest Reserve Account and held for future distribution; and

(vii) any amounts distributable to the Class FS Certificates in respect of the Four Seasons Resort and Club - Dallas, TX Non-Pooled Component as described below under “—Application of Class FS Available Distribution Amount”.

(b)    all P&I Advances made by the Master Servicer or the Co-Trustee with respect to such Distribution Date (other than, in the case of the Master Servicer, any P&I Advances allocable to a Pari Passu

Companion Loan or the Four Seasons Resort and Club - Dallas, TX Non-Pooled Component), all P&I Advances made by the 2006-C27 Master Servicer with respect to such Distribution Date and each of the RLJ Hotel Pool Loan and the 500–512 Seventh Avenue Loan;

(c)    any Compensating Interest Payment (with respect to the Four Seasons Resort and Club - Dallas, TX Loan, to the extent allocable to the Four Seasons Resort and Club - Dallas, TX Pooled Component) made by the Master Servicer to cover the aggregate of any Prepayment Interest Shortfalls experienced during the related Collection Period (other than any Compensating Interest Payment made on any Companion Loan); and

(d)    if such Distribution Date occurs during March of any year or if such Distribution Date is the final Distribution Date and occurs in February or, if such year is not a leap year, in January, the aggregate of the Interest Reserve Amounts (with respect to the Four Seasons Resort and Club - Dallas, TX Loan, to the extent allocable to the Four Seasons Resort and Club - Dallas, TX Pooled Component) then on deposit in the Interest Reserve Account in respect of each Mortgage Loan.

The aggregate amount available for distributions to the holders of the Class A-4FL Certificates on each Distribution Date (the “Class A-4FL Available Funds”) will equal the sum of (i) the total amount of all principal and/or interest distributions on or in respect of the Class A-4FL Regular Interest with respect to such Distribution Date and (ii) the amount, if any, received from the swap counterparty pursuant to a swap contract, less (iii) all amounts required to be paid to the swap counterparty pursuant to a swap contract for the related Distribution Date.

See “SERVICING OF THE MORTGAGE LOANS—Compensation and Payment of Expenses” and “DESCRIPTION OF THE CERTIFICATES—P&I Advances” in this prospectus supplement and “DESCRIPTION OF THE POOLING AND SERVICING AGREEMENTS—Certificate Account” in the accompanying prospectus.

Any Prepayment Premiums or Yield Maintenance Charges actually collected will be distributed separately from the Available Distribution Amount. See “—Allocation of Prepayment Premiums and Yield Maintenance Charges” below.

All amounts received by the Trust Fund with respect to any Co-Lender Loan will be applied to amounts due and owing under the related loan (including for principal and accrued and unpaid interest) in accordance with the provisions of the related Mortgage Loan documents, the related Intercreditor Agreement and the Pooling and Servicing Agreement.

The Class FS Available Distribution Amount.    The aggregate amount available for distributions of interest and principal to the holders of the Class FS Certificates on each Distribution Date (the “Class FS Available Distribution Amount”) will, in general, equal the sum of the following amounts:

(a)    the total amount of all cash received in respect of the Four Seasons Resort and Club - Dallas, TX Loan and any REO Property related to the Four Seasons Resort and Club - Dallas, TX Loan to the extent allocable to the Four Seasons Resort and Club - Dallas, TX Non-Pooled Component in accordance with the terms of the Pooling and Servicing Agreement and not previously distributed with respect to the Class FS Certificates or applied for any other permitted purpose, exclusive of any portion thereof that represents one or more of the following:

(i) any Periodic Payments on the Four Seasons Resort and Club - Dallas, TX Loan allocable to the Four Seasons Resort and Club - Dallas, TX Non-Pooled Component collected but due on a Due Date after the related Collection Period;

(ii) all amounts in the Certificate Account that are payable or reimbursable to any person other than the holders of the Class FS Certificates, including any Servicing Fees and Trustee Fees on the Four Seasons Resort and Club - Dallas, TX Non-Pooled Component;

(iii) Yield Maintenance Charges allocable to the Four Seasons Resort and Club - Dallas, TX Non-Pooled Component; and

(iv) any amounts deposited in the Certificate Account in error.

(b)    all P&I Advances of interest made by the Master Servicer or the Trustee with respect to such Distribution Date made on the Four Seasons Resort and Club - Dallas, TX Loan and allocable to the Four Seasons Resort and Club - Dallas, TX Non-Pooled Component; and

(c)    any Compensating Interest Payment made by the Master Servicer to cover the aggregate of any Prepayment Interest Shortfalls experienced during the related Collection Period made on the Four Seasons Resort and Club - Dallas, TX Loan and allocable to the Four Seasons Resort and Club - Dallas, TX Non-Pooled Component.

Interest Reserve Account.    The Trustee will establish and maintain an “Interest Reserve Account” in the name of the Trustee for the benefit of the holders of the Certificates. With respect to each Distribution Date occurring in February and each Distribution Date occurring in any January which occurs in a year that is not a leap year unless the final Distribution Date occurs in January or February immediately following such December or January, there will be withdrawn from the Certificate Account and deposited to the Interest Reserve Account in respect of each Mortgage Loan (with respect to the Four Seasons Resort and Club - Dallas, TX Loan, excluding the Four Seasons Resort and Club - Dallas, TX Non-Pooled Component) (the “Interest Reserve Loans”) which accrues interest on an Actual/360 basis an amount equal to one day’s interest at the related Mortgage Rate on its Stated Principal Balance, as of the Due Date in the month in which such Distribution Date occurs, to the extent a Periodic Payment or P&I Advance is timely made in respect thereof for such Due Date (all amounts so deposited in any consecutive January (if applicable) and February in respect of each Interest Reserve Loan, the “Interest Reserve Amount”). With respect to each Distribution Date occurring in March, or in the event the final Distribution Date occurs in February or, if such year is not a leap year, in January, there will be withdrawn from the Interest Reserve Account the amounts deposited from the immediately preceding February and, if applicable, January, and such withdrawn amount is to be included as part of the Available Distribution Amount for such Distribution Date.

Certificate Account.    The Master Servicer will establish and will maintain a “Certificate Account” in the name of the Trustee for the benefit of the Certificateholders and will maintain the Certificate Account as an eligible account pursuant to the terms of the Pooling and Servicing Agreement. Funds on deposit in the Certificate Account to the extent of the Available Distribution Amount will be used to make distributions on the Certificates (other than the Class A-4FL Certificates) and the Class A-4FL Regular Interest. See “DESCRIPTION OF THE TRUST FUNDS—Certificate Accounts” in the prospectus.

Distribution Account.    The Trustee will establish and will maintain a “Distribution Account” in the name of the Trustee for the benefit of the Certificateholders and will maintain the Distribution Account as an eligible account pursuant to the terms of the Pooling and Servicing Agreement. Funds on deposit in the Distribution Account, to the extent of the Available Distribution Amount (and, with respect to the Class FS Certificates, to the extent of the Class FS Available Distribution Amount) will be used to make distributions on the Certificates (other than the Class A-4FL Certificates) and the Class A-4FL Regular Interest.

Gain-on-Sale Reserve Account.    The Trustee will establish and will maintain a “Gain-on-Sale Reserve Account” in the name of the Trustee for the benefit of the Certificateholders. To the extent that gains realized on sales of Mortgaged Properties, if any, are not used to offset Realized Losses previously allocated to the Certificates, such gains will be held and applied to offset future Realized Losses, if any.

Additional Interest Account.    The Trustee will establish and will maintain an “Additional Interest Account” in the name of the Trustee for the benefit of the holders of the Class Z Certificates. Prior to the applicable Distribution Date, an amount equal to the Additional Interest received in respect of the Mortgage Loans during the related Collection Period will be deposited into the Additional Interest Account.

Floating Rate Account. On or before the Closing Date, the Trustee will establish and maintain a “Floating Rate Account” in trust for the benefit of the holders of the Class A-4FL Certificates, as an eligible account pursuant to the terms of the Pooling and Servicing Agreement. The Floating Rate Account may be a subaccount of the Distribution Account. Promptly upon receipt of any payment or other receipt in respect of the Class A-4FL Regular Interest or the swap contract, the Trustee will deposit the same into the Floating Rate Account.

Application of the Available Distribution Amount.    On each Distribution Date, the Trustee will (except as otherwise described under “—Termination” below) apply amounts on deposit in the Distribution Account (other than amounts payable on such date in respect of the Class FS Certificates), to the extent of the Available Distribution Amount, in the following order of priority:

(1)	concurrently, to distributions of interest (i) from the portion of the Available Distribution Amount for such Distribution Date attributable to Mortgage Loans in Loan Group 1, to the holders of the Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates, Class A-PB Certificates and Class A-4 Certificates and the Class A-4FL Regular Interest, pro rata, in accordance with the amounts of Distributable Certificate Interest in respect of such Classes of Certificates and the Regular Interest on such Distribution Date, in an amount equal to all Distributable Certificate Interest in respect of such Classes of Certificates and the Regular Interest for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates, (ii) from the portion of the Available Distribution Amount for such Distribution Date attributable to Mortgage Loans in Loan Group 2, to the holders of the Class A-1A Certificates in an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates on such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates, and (iii) from the entire Available Distribution Amount for such Distribution Date relating to the entire Mortgage Pool, to the holders of the Class IO Certificates in accordance with the amounts of Distributable Certificate Interest in respect of such Classes of Certificates on such Distribution Date, in an amount equal to all Distributable Certificate Interest in respect of such Classes of Certificates and the Regular Interest for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates; provided, however, on any Distribution Date where the Available Distribution Amount (or applicable portion thereof) is not sufficient to make distributions in full to the related Classes of Certificates and the Regular Interest as described above, the Available Distribution Amount will be allocated among the above Classes of Certificates without regard to Loan Group, pro rata, in accordance with the respective amounts of Distributable Certificate Interest in respect of such Classes of Certificates on such Distribution Date, in an amount equal to all Distributable Certificate Interest in respect of each such Class of Certificates and the Regular Interest for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

(2)	to distributions of principal to the holders of the Class A-PB Certificates, in an amount equal to the Loan Group 1 Principal Distribution Amount for such Distribution Date and, after the Class A-1A Certificates have been retired, the Loan Group 2 Principal Distribution Amount remaining after payments to the Class A-1A Certificates have been made on such Distribution Date, until the Certificate Balance of the Class A-PB Certificates is reduced to the Class A-PB Planned Principal Balance set forth on Annex F to this prospectus supplement;

(3)	after distributions of principal have been made from the Loan Group 1 Principal Distribution Amount to the Class A-PB Certificates as set forth in clause (2) above, to distributions of principal to the holders of the Class A-1 Certificates in an amount (not to exceed the then outstanding Certificate Balance of the Class A-1 Certificates) equal to the remaining Loan Group 1 Principal Distribution Amount for such Distribution Date and, after the Class A-1A Certificates have been retired, the Loan Group 2 Principal Distribution Amount remaining after payments to the Class A-1A Certificates have been made on such Distribution Date, in each case, less any portion thereof distributed in respect of the Class A-PB Certificates on such Distribution Date;

(4)

after distributions of principal have been made from the Loan Group 1 Principal Distribution Amount to the Class A-PB Certificates and the Class A-1 Certificates as set forth in clauses (2) and (3) above, to distributions of principal to the Class A-2 Certificates in an amount (not to exceed the then outstanding Certificate Balance of the Class A-2 Certificates) equal to the remaining Loan Group 1 Principal Distribution Amount for such Distribution Date and, after the Class A-1A Certificates have been retired, the Loan Group 2 Principal Distribution Amount remaining after payments to the Class A-1A Certificates have been made on such Distribution Date, in each case, less any portion thereof distributed in respect of the Class A-PB Certificates and the Class A-1 Certificates on such Distribution Date;

(5)	after distributions of principal have been made from the Loan Group 1 Principal Distribution Amount to the Class A-PB Certificates, the Class A-1 Certificates and the Class A-2 Certificates as set forth in Clauses (2), (3) and (4) above, to distributions of principal, to the holders of the Class A-3 Certificates, in an amount (not to exceed the then outstanding Certificate Balance of the Class A-3 Certificates equal to the remaining Loan Group 1 Principal Distribution Amount for such Distribution Date and, after the Class A-1A Certificates have been retired, the Loan Group 2 Principal Distribution Amount remaining after payments to the Class A-1A Certificates have been made on such Distribution Date, in each case, less any portion thereof distributed in respect of the Class A-PB Certificates, the Class A-1 Certificates and the Class A-2 Certificates on such Distribution Date;

(6)	after distributions of principal have been made from the Loan Group 1 Principal Distribution Amount to the Class A-PB Certificates, Class A-1 Certificates, Class A-2 Certificates and Class A-3 Certificates as set forth in clauses (2), (3), (4) and (5) above, to distributions of principal to the holders of the Class A-PB Certificates in an amount (not to exceed the then outstanding Certificate Balance of the Class A-PB Certificates) equal to the remaining Loan Group 1 Principal Distribution Amount for such Distribution Date and, after the Class A-1A Certificates have been retired, the Loan Group 2 Principal Distribution Amount remaining after payments to the Class A-1A Certificates have been made on such Distribution Date, in each case, less any portion thereof distributed in respect of the Class A-PB Certificates, the Class A-1 Certificates, the Class A-2 Certificates and Class A-3 Certificates on such Distribution Date;

(7)	after distributions of principal have been made from the Loan Group 1 Principal Distribution Amount to the Class A-PB Certificates, the Class A-1 Certificates, the Class A-2 Certificates and the Class A-3 Certificates as set forth in clauses (2), (3), (4), (5) and (6) above, to distributions of principal, pro rata, to the holders of the Class A-4 Certificates and the Class A-4FL Regular Interest, in an amount (not to exceed the then outstanding Certificate Balance of the Class A-4 Certificates and the Class A-4FL Regular Interest) equal to the remaining Loan Group 1 Principal Distribution Amount for such Distribution Date and, after the Class A-1A Certificates have been retired, the Loan Group 2 Principal Distribution Amount remaining after payments to the Class A-1A Certificates have been made on such Distribution Date, in each case, less any portion thereof distributed in respect of the Class A-PB Certificates, the Class A-1 Certificates, the Class A-2 Certificates and the Class A-3 Certificates on such Distribution Date;

(8)	to distributions of principal to the holders of the Class A-1A Certificates in an amount (not to exceed the then outstanding Certificate Balance of the Class A-1A Certificates) equal to the Loan Group 2 Principal Distribution Amount for such Distribution and, after the Class A-PB Certificates, the Class A-1 Certificates, the Class A-2 Certificates, the Class A-3 Certificates and the Class A-4 Certificates and the Class A-4FL Regular Interest have been retired, the Loan Group 1 Principal Distribution Amount remaining after payments to the Class A-PB Certificates, Class A-1 Certificates, the Class A-2 Certificates, the Class A-3 Certificates and the Class A-4 Certificates and the Class A-4FL Regular Interest have been made on such Distribution Date;

(9)

to distributions to the holders of the Class A-PB Certificates, the Class A-1 Certificates, the Class A-2 Certificates, the Class A-3 Certificates, the Class A-4 Certificates and the Class A-1A Certificates and the Class A-4FL Regular Interest, pro rata, in accordance with the respective amounts of Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Classes of

Certificates or Regular Interest and for which no reimbursement has previously been received, to reimburse such holders for all such Realized Losses and Additional Trust Fund Expenses, if any;

(10)	to distributions of interest to the holders of the Class A-M Certificates, in an amount equal to all Distributable Certificate Interest in respect of such Class A-M Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

(11)	after all Classes of Certificates with an earlier priority of distribution have been retired, to distributions of principal to the holders of the Class A-M Certificates in an amount (not to exceed the then outstanding Certificate Balance of the Class A-M Certificates) equal to the Principal Distribution Amount in respect of such Class A-M Certificates for such Distribution Date, less any portion thereof distributed in respect of Classes of Certificates and/or the Class A-4FL Regular Interest with an earlier priority of payment;

(12)	to distributions to the holders of the Class A-M Certificates to reimburse such holders for all Realized Losses and Additional Trust Fund Expenses, if any previously allocated to such Class of Certificates and for which no reimbursement has previously been received;

(13)	to distributions of interest to the holders of the Class A-J Certificates in an amount equal to all Distributable Certificate Interest in respect of such Class A-J Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

(14)	after all Classes of Certificates or Regular Interest with an earlier priority of distribution have been retired, to distributions of principal to the holders of the Class A-J Certificates in an amount (not to exceed the then outstanding Certificate Balance of the Class A-J Certificates) equal to the Principal Distribution Amount in respect of such Class A-J Certificates for such Distribution Date, less any portion thereof distributed in respect of all Classes of Certificates and/or the Class A-4FL Regular Interest with an earlier priority of payment;

(15)	to distributions to the holders of the Class A-J Certificates to reimburse such holders for all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class of Certificates and for which no reimbursement has previously been received;

(16)	to distributions of interest to the holders of the Class B Certificates in an amount equal to all Distributable Certificate Interest in respect of such Class B Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

(17)	after all Classes of Certificates or Regular Interest with an earlier priority of distribution have been retired, to distributions of principal to the holders of the Class B Certificates in an amount (not to exceed the then outstanding Certificate Balance of the Class B Certificates) equal to the Principal Distribution Amount in respect of such Class B Certificates for such Distribution Date, less any portion thereof distributed in respect of all Classes of Certificates and/or the Class A-4FL Regular Interest with an earlier priority of distribution on such Distribution Date;

(18)	to distributions to the holders of the Class B Certificates to reimburse such holders for all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class B Certificates and for which no reimbursement has previously been received;

(19)	to distributions of interest to the holders of the Class C Certificates in an amount equal to all Distributable Certificate Interest in respect of such Class C Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

(20)

after all Classes of Certificates and Regular Interest with an earlier priority of distribution have been retired, to distributions of principal to the holders of the Class C Certificates in an amount (not to exceed the then outstanding Certificate Balance of the Class C Certificates) equal to the Principal Distribution Amount in respect of such Class C Certificates for such Distribution Date, less any portion thereof distributed in respect of all Classes of Certificates and/or the Class A-4FL Regular Interest with an earlier priority of distribution on such Distribution Date;

(21)	to distributions to the holders of the Class C Certificates to reimburse such holders for all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class C Certificates and for which no reimbursement has previously been received;

(22)	to distributions of interest to the holders of the Class D Certificates in an amount equal to all Distributable Certificate Interest in respect of such Class D Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

(23)	after all Classes of Certificates and Regular Interest with an earlier priority of distribution have been retired, to distributions of principal to the holders of the Class D Certificates in an amount (not to exceed the then outstanding Certificate Balance of the Class D Certificates) equal to the Principal Distribution Amount in respect of such Class D Certificates for such Distribution Date, less any portion thereof distributed in respect of all Classes of Certificates and/or the Class A-4FL Regular Interest with an earlier priority of distribution on such Distribution Date;

(24)	to distributions to the holders of the Class D Certificates to reimburse such holders for all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class D Certificates and for which no reimbursement has previously been received;

(25)	to distributions of interest to the holders of the Class E Certificates in an amount equal to all Distributable Certificate Interest in respect of such Class E Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

(26)	after all Classes of Certificates and Regular Interest with an earlier priority of distribution have been retired, to distributions of principal to the holders of the Class E Certificates in an amount (not to exceed the then outstanding Certificate Balance of the Class E Certificates) equal to the Principal Distribution Amount in respect of such Class E Certificates for such Distribution Date, less any portion thereof distributed in respect of all Classes of Certificates and/or the Class A-4FL Regular Interest with an earlier priority of distribution on such Distribution Date;

(27)	to distributions to the holders of the Class E Certificates to reimburse such holders for all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class E Certificates and for which no reimbursement has previously been received;

(28)	to distributions of interest to the holders of the Class F Certificates in an amount equal to all Distributable Certificate Interest in respect of such Class F Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

(29)	after all Classes of Certificates and Regular Interest with an earlier priority of distribution have been retired, to distributions of principal to the holders of the Class F Certificates in an amount (not to exceed the then outstanding Certificate Balance of the Class F Certificates) equal to the Principal Distribution Amount in respect of such Class F Certificates for such Distribution Date, less any portion thereof distributed in respect of all Classes of Certificates and/or the Class A-4FL Regular Interest with an earlier priority of distribution on such Distribution Date;

(30)	to distributions to the holders of the Class F Certificates to reimburse such holders for all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class F Certificates and for which no reimbursement has previously been received;

(31)	to distributions of interest to the holders of the Class G Certificates in an amount equal to all Distributable Certificate Interest in respect of such Class G Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

(32)	after all Classes of Certificates and Regular Interest with an earlier priority of distribution have been retired, to distributions of principal to the holders of the Class G Certificates in an amount (not to exceed the then outstanding Certificate Balance of the Class G Certificates) equal to the Principal Distribution Amount in respect of such Class G Certificates for such Distribution Date, less any portion thereof distributed in respect of all Classes of Certificates and/or the Class A-4FL Regular Interest with an earlier priority of distribution on such Distribution Date;

(33)	to distributions to the holders of the Class G Certificates to reimburse such holders for all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class G Certificates and for which no reimbursement has previously been received;

(34)	to distributions of interest to the holders of the Class H Certificates in an amount equal to all Distributable Certificate Interest in respect of such Class H Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

(35)	after all Classes of Certificates and Regular Interest with an earlier priority of distribution have been retired, to distributions of principal to the holders of the Class H Certificates in an amount (not to exceed the then outstanding Certificate Balance of the Class H Certificates) equal to the Principal Distribution Amount in respect of such Class H Certificates for such Distribution Date, less any portion thereof distributed in respect of all Classes of Certificates and/or the Class A-4FL Regular Interest with an earlier priority of distribution on such Distribution Date;

(36)	to distributions to the holders of the Class H Certificates to reimburse such holders for all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class H Certificates and for which no reimbursement has previously been received;

(37)	to distributions of interest to the holders of the Class J Certificates in an amount equal to all Distributable Certificate Interest in respect of such Class J Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

(38)	after all Classes of Certificates and Regular Interest with an earlier priority of distribution have been retired, to distributions of principal to the holders of the Class J Certificates in an amount (not to exceed the then outstanding Certificate Balance of the Class J Certificates) equal to the Principal Distribution Amount in respect of such Class J Certificates for such Distribution Date, less any portion thereof distributed in respect of all Classes of Certificates and/or the Class A-4FL Regular Interest with an earlier priority of distribution on such Distribution Date;

(39)	to distributions to the holders of the Class J Certificates to reimburse such holders for all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class J Certificates and for which no reimbursement has previously been received;

(40)	to distributions of interest to the holders of the Class K Certificates in an amount equal to all Distributable Certificate Interest in respect of such Class K Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

(41)	after all Classes of Certificates and Regular Interest with an earlier priority of distribution have been retired, to distributions of principal to the holders of the Class K Certificates in an amount (not to exceed the then outstanding Certificate Balance of the Class K Certificates) equal to the Principal Distribution Amount in respect of such Class K Certificates for such Distribution Date, less any portion thereof distributed in respect of all Classes of Certificates and/or the Class A-4FL Regular Interest with an earlier priority of distribution on such Distribution Date;

(42)	to distributions to the holders of the Class K Certificates to reimburse such holders for all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class K Certificates and for which no reimbursement has previously been received;

(43)	to distributions of interest to the holders of the Class L Certificates in an amount equal to all Distributable Certificate Interest in respect of such Class L Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

(44)	after all Classes of Certificates and Regular Interest with an earlier priority of distribution have been retired, to distributions of principal to the holders of the Class L Certificates in an amount (not to exceed the then outstanding Certificate Balance of the Class L Certificates) equal to the Principal Distribution Amount in respect of such Class L Certificates for such Distribution Date, less any portion thereof distributed in respect of all Classes of Certificates and/or the Class A-4FL Regular Interest with an earlier priority of distribution on such Distribution Date;

(45)	to distributions to the holders of the Class L Certificates to reimburse such holders for all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class L Certificates and for which no reimbursement has previously been received;

(46)	to distributions of interest to the holders of the Class M Certificates in an amount equal to all Distributable Certificate Interest in respect of such Class M Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

(47)	after all Classes of Certificates and Regular Interest with an earlier priority of distribution have been retired, to distributions of principal to the holders of the Class M Certificates in an amount (not to exceed the then outstanding Certificate Balance of the Class M Certificates) equal to the Principal Distribution Amount in respect of such Class M Certificates for such Distribution Date, less any portion thereof distributed in respect of all Classes of Certificates and/or the Class A-4FL Regular Interest with an earlier priority of distribution on such Distribution Date;

(48)	to distributions to the holders of the Class M Certificates to reimburse such holders for all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class M Certificates and for which no reimbursement has previously been received;

(49)	to distributions of interest to the holders of the Class N Certificates in an amount equal to all Distributable Certificate Interest in respect of such Class N Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

(50)	after all Classes of Certificates and Regular Interest with an earlier priority of distribution have been retired, to distributions of principal to the holders of the Class N Certificates in an amount (not to exceed the then outstanding Certificate Balance of the Class N Certificates) equal to the Principal Distribution Amount in respect of such Class N Certificates for such Distribution Date, less any portion thereof distributed in respect of all Classes of Certificates and/or the Class A-4FL Regular Interest with an earlier priority of distribution on such Distribution Date;

(51)	to distributions to the holders of the Class N Certificates to reimburse such holders for all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class N Certificates and for which no reimbursement has previously been received;

(52)	to distributions of interest to the holders of the Class O Certificates in an amount equal to all Distributable Certificate Interest in respect of such Class O Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

(53)

after all Classes of Certificates and Regular Interest with an earlier priority of distribution have been retired, to distributions of principal to the holders of the Class O Certificates in an amount (not to exceed the then outstanding Certificate Balance of the Class O Certificates) equal to the Principal Distribution Amount in respect of such Class O Certificates for such Distribution Date, less any portion thereof distributed in respect of all Classes of Certificates and/or the Class A-4FL Regular Interest with an earlier priority of distribution on such Distribution Date;

(54)	to distributions to the holders of the Class O Certificates to reimburse such holders for all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class O Certificates and for which no reimbursement has previously been received;

(55)	to distributions of interest to the holders of the Class P Certificates in an amount equal to all Distributable Certificate Interest in respect of such Class P Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

(56)	after all Classes of Certificates and Regular Interest with an earlier priority of distribution have been retired, to distributions of principal to the holders of the Class P Certificates in an amount (not to exceed the then outstanding Certificate Balance of the Class P Certificates) equal to the Principal Distribution Amount in respect of such Class P Certificates for such Distribution Date, less any portion thereof distributed in respect of all Classes of Certificates and/or the Class A-4FL Regular Interest with an earlier priority of distribution on such Distribution Date;

(57)	to distributions to the holders of the Class P Certificates to reimburse such holders for all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class P Certificates and for which no reimbursement has previously been received;

(58)	to distributions of interest to the holders of the Class Q Certificates in an amount equal to all Distributable Certificate Interest in respect of such Class Q Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

(59)	after all Classes of Certificates and Regular Interest with an earlier priority of distribution have been retired, to distributions of principal to the holders of the Class Q Certificates in an amount (not to exceed the then outstanding Certificate Balance of the Class Q Certificates) equal to the Principal Distribution Amount in respect of such Class Q Certificates for such Distribution Date, less any portion thereof distributed in respect of all Classes of Certificates and/or the Class A-4FL Regular Interest with an earlier priority of distribution on such Distribution Date;

(60)	to distributions to the holders of the Class Q Certificates to reimburse such holders for all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class of Certificates and for which no reimbursement has previously been received; and

(61)	to distributions to the holders of the REMIC Residual Certificates in an amount equal to the balance, if any, of the Available Distribution Amount remaining after the distributions to be made on such Distribution Date as described in clauses (1) through (60) above;

provided that, on each Distribution Date, if any, after the aggregate of the Certificate Balances of the Subordinate Certificates has been reduced to zero as a result of the allocations of Realized Losses and Additional Trust Fund Expenses, and in any event on the final Distribution Date in connection with a termination of the Trust Fund (see “—Termination” below), the payments of principal to be made as contemplated by clauses (3), (4), (5), (6), (7) and (8) above with respect to the Class A-1 Certificates, the Class A-2 Certificates, the Class A-3 Certificates, the Class A-PB Certificates, the Class A-4 Certificates and the Class A-1A Certificates and the Class A-4FL Regular Interest will be so made to the holders of the respective Classes of such Certificates and Class A-4FL Regular Interest which remain outstanding up to an amount equal to, and pro rata as among such Classes in accordance with, the respective then outstanding Certificate Balances of such Classes and Class A-4FL Regular Interest and without regard to the Principal Distribution Amount for such date.

The Class FS Certificates and the Four Seasons Resort and Club - Dallas, TX Non-Pooled Component.    The Class FS Certificates will only be entitled to distributions from amounts collected on the Four Seasons Resort and Club - Dallas, TX Loan allocable to the Four Seasons Resort and Club - Dallas, TX Non-Pooled Component. Prior to the occurrence and continuance of a monetary event of default, all collections of principal and interest in respect of the Four Seasons Resort and Club - Dallas, TX Loan received during any Collection Period (net of any portion allocable to reimburse any outstanding P&I Advances, or to pay any Servicing Fees, Trustee Fees, Workout Fees, Liquidation Fees and interest on Advances and any other Additional Trust Fund Expenses, in respect of such Mortgage Loan) will be applied on the related Distribution Date for the purposes and in the following order of priority:

(i) to the Certificateholders (other than the Class FS Certificates) as part of the Available Distribution Amount for such Distribution Date, up to an amount equal to accrued and unpaid interest in respect of the Four Seasons Resort and Club - Dallas, TX Pooled Component through the end of the related Interest Accrual Period;

(ii) to the Certificateholders (other than the Class FS Certificates) as part of the Available Distribution Amount for such Distribution Date, up to an amount equal to its pro rata share of any principal payments until the Component Principal Balance of the Four Seasons Resort and Club - Dallas, TX Pooled Component is reduced to zero;

(iii) to the Certificateholders (other than the Class FS Certificates) as part of the Available Distribution Amount for such Distribution Date, to reimburse the Four Seasons Resort and Club - Dallas, TX Pooled Component for all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Four Seasons Resort and Club - Dallas, TX Pooled Component and for which no reimbursement has previously been received;

(iv) to the holders of the Class FS Certificates, as part of the Class FS Available Distribution Amount, up to an amount equal to all accrued and unpaid interest in respect of the Four Seasons Resort and Club - Dallas, TX Non-Pooled Component through the end of the related Interest Accrual Period;

(v) to the holders of the Class FS Certificates, as part of the Class FS Distribution Available Amount, up to its pro rata share of any principal payments until the Component Principal Balance of the Four Seasons Resort and Club - Dallas, TX Non-Pooled Component is reduced to zero;

(vi) to the holders of the Class FS Certificates, as part of the Class FS Available Distribution Amount to reimburse the Class FS Certificates for all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Four Seasons Resort and Club - Dallas, TX Non-Pooled Component and for which no reimbursement has been previously received;

(vii) to the Certificateholders (other than the Class FS Certificates) for allocation as described below in “—Allocation of Prepayment Premiums and Yield Maintenance Charges”, an amount equal to a pro rata share, based on the outstanding Component Principal Balance, of Yield Maintenance Charges received in respect of the Four Seasons Resort and Club - Dallas, TX Loan and allocable to the Four Seasons Resort and Club - Dallas, TX Pooled Component;

(viii) to the holders of the Class FS Certificates, for allocation as described below in “—Allocation of Prepayment Premiums and Yield Maintenance Charges”, an amount equal to a pro rata share, based on the outstanding Component Principal Balance, of Yield Maintenance Charges received in respect of the Four Seasons Resort and Club - Dallas, TX Loan and allocable to the Four Seasons Resort and Club - Dallas, TX Non-Pooled Component; and

(ix) to the Trust Fund, an amount equal to any Penalty Interest and other amounts remaining that are received in respect of the Four Seasons Resort and Club - Dallas, TX Loan.

The amounts to be applied pursuant to clauses (i), (ii) and (iii) above will be included as part of the Available Distribution Amount for the related Distribution Date and will be applied as described above to make distributions on the Certificates (other than the Class FS Certificates).

Under certain circumstances, the holders of the Certificates will be entitled to certain Advances to the extent described in “—P&I Advances” below.

Amounts payable on any Distribution Date which are part of the Class FS Available Distribution Amount will not be available to make distributions on the other Classes of Certificates.

Upon the occurrence and continuance of a monetary event of default in respect of the Four Seasons Resort and Club - Dallas, TX Loan all collections of principal and interest in respect of the Four Seasons Resort and Club - Dallas, TX Loan received during any Collection Period (net of any portion allocated to reimburse any outstanding P&I Advances, or to pay any Servicing Fees, Trustee Fees, Workout Fees, Liquidation Fees, interest on Advances and other Additional Trust Fund Expenses, in respect of such Mortgage Loan) will be applied on the related Distribution Date for the purposes and in the following order of priority:

(i) to the Certificateholders (other than the Class FS Certificates) as part of the Available Distribution Amount for such Distribution Date, up to an amount equal to accrued and unpaid interest in respect of the Four Seasons Resort and Club - Dallas, TX Pooled Component through the end of the related Interest Accrual Period;

(ii) to the Certificateholders (other than the Class FS Certificates) as part of the Available Distribution Amount for such Distribution Date, until the Component Principal Balance of the Four Seasons Resort and Club - Dallas, TX Pooled Component is reduced to zero;

(iii) to the Certificateholders (other than the Class FS Certificates) as part of the Available Distribution Amount for such Distribution Date, to reimburse the Four Seasons Resort and Club - Dallas, TX Pooled Component for all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Four Seasons Resort and Club - Dallas, TX Pooled Component and for which no reimbursement has previously been received;

(iv) to the holders of the Class FS Certificates, as part of the Class FS Available Distribution Amount, up to an amount equal to all accrued and unpaid interest in respect of the Four Seasons Resort and Club - Dallas, TX Non-Pooled Component through the end of the related Interest Accrual Period;

(v) to the holders of the Class FS Certificates, as part of the Class FS Available Distribution Amount, until the Component Principal Balance of the Four Seasons Resort and Club - Dallas, TX Non-Pooled Component is reduced to zero;

(vi) to the holders of the Class FS Certificates, as part of the Class FS Available Distribution Amount, to reimburse the Class FS Certificates for all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Four Seasons Resort and Club - Dallas, TX Non-Pooled Component and for which no reimbursement has been previously received;

(vii) to the Certificateholders (other than the Class FS Certificates) for allocation as described below in “—Allocation of Prepayment Premiums and Yield Maintenance Charges”, an amount equal to a pro rata share, based on the outstanding Component Principal Balance, of Yield Maintenance Charges received in respect of the Four Seasons Resort and Club - Dallas, TX Loan and allocable to the Four Seasons Resort and Club - Dallas, TX Pooled Component;

(viii) to the holders of the Class FS Certificates, for allocation as described below in “—Allocation of Prepayment Premiums and Yield Maintenance Charges”, an amount equal to a pro rata share, based on the outstanding Component Principal Balance, of Yield Maintenance Charges received in respect of the Four Seasons Resort and Club - Dallas, TX Loan and allocable to the Four Seasons Resort and Club - Dallas, TX Non-Pooled Component; and

(ix) to the Trust Fund, an amount equal to any Penalty Interest and other amounts remaining that are received in respect of the Four Seasons Resort and Club - Dallas, TX Loan.

The amounts to be applied pursuant to clause (i), (ii) and (iii) above will be included as part of the Available Distribution Amount for the subject Distribution Date and will be applied as described above to make distributions on the Certificates (other than the Class FS Certificates).

Under certain circumstances, the holders of the Certificates will be entitled to certain Advances to the extent described in “—P&I Advances” below. Amounts payable on any Distribution Date which are part of the Class FS Available Distribution Amount will not be available to make distributions on the other Classes of Regular Certificates.

Distributable Certificate Interest.    The “Distributable Certificate Interest” equals with respect to each Class of Sequential Pay Certificates (other than the Class A-4FL Certificates) and the Class A-4FL Regular Interest for each Distribution Date, the Accrued Certificate Interest in respect of such Class of Certificates (other than the Class A-4FL Certificates) and the Class A-4FL Regular Interest for such Distribution Date, reduced (other than in the case of the Class IO Certificates) (to not less than zero) by (i) such Class’s allocable share (calculated as described below) of the aggregate of any Prepayment Interest Shortfalls resulting from principal prepayments made on the Mortgage Loans during the related Collection Period that are not covered by the Master Servicer’s Compensating Interest Payment for such Distribution Date (the aggregate of such Prepayment Interest Shortfalls that are not so covered, as to such Distribution Date, the “Net Aggregate Prepayment Interest Shortfall”) and (ii) any Certificate Deferred Interest allocated to such Class of REMIC Regular Certificates (other than the Class A-4FL Certificates) or the Class A-4FL Regular Interest.

The “Accrued Certificate Interest” in respect of each Class of Sequential Pay Certificates (other than the Class A-4FL Certificates) and the Class A-4FL Regular Interest for each Distribution Date will equal one month’s interest at the Pass-Through Rate applicable to such Class of Certificates (other than the Class A-4FL Certificates) and the Class A-4FL Regular Interest for such Distribution Date accrued for the related Interest Accrual Period on the related Certificate Balance outstanding immediately prior to such Distribution Date. The “Accrued Certificate Interest” in respect of the Class IO Certificates for any Distribution Date will equal the amount of one month’s interest at the related Pass-Through Rate on the Notional Amount of the Class IO Certificates, outstanding immediately prior to such Distribution Date. Accrued Certificate Interest will be calculated on a 30/360 basis.

The portion of the Net Aggregate Prepayment Interest Shortfall for any Distribution Date that is allocable to each Class of REMIC Regular Certificates (other than the Class A-4FL Certificates) and the Class A-4FL Regular Interest will equal the product of (a) such Net Aggregate Prepayment Interest Shortfall, multiplied by (b) a fraction, the numerator of which is equal to the Accrued Certificate Interest in respect of such Class of Certificates for such Distribution Date, and the denominator of which is equal to the aggregate Accrued Certificate Interest in respect of all Classes of REMIC Regular Certificates (other than the Class A-4FL Certificates) and the Class A-4FL Regular Interest for such Distribution Date.

Any such Prepayment Interest Shortfalls allocated to the Certificates or to the Class A-4FL Regular Interest, to the extent not covered by the Master Servicer’s related Compensating Interest Payment for such Distribution Date, will reduce the Distributable Certificate Interest as described above.

With respect to each Co-Lender Loan, Prepayment Interest Shortfalls will be allocated, first, to the related Subordinate Companion Loan, if any, and, second, to the related Mortgage Loan (and any related Pari Passu Companion Loan). The portion of such Prepayment Interest Shortfall allocated to the related Mortgage Loan, net of amounts payable, if any, by the Master Servicer, will be included in the Net Aggregate Prepayment Interest Shortfall. This allocation will cause a Prepayment Interest Shortfall with respect to The Gas Company Tower Whole Loan, which shall be allocated, pro rata, among The Gas Company Tower Pari Passu Companion Loan and The Gas Company Tower Loan, with any Prepayment Interest Shortfall allocated to The Gas Company Tower Loan, net of amounts payable by the J.P. Morgan 2006-LDP8 Master Servicers, to be included in the Net

Aggregate Prepayment Interest Shortfall. This allocation will cause a Prepayment Interest Shortfall with respect to the 311 South Wacker Whole Loan, which shall be allocated, pro rata, among the 311 South Wacker Pari Passu Companion Loan and the 311 South Wacker Loan, with any Prepayment Interest Shortfall allocated to the 311 South Wacker Loan, net of amounts payable by the Master Servicer, to be included in the Net Aggregate Prepayment Interest Shortfall. This allocation will cause a Prepayment Interest Shortfall with respect to the RLJ Hotel Pool Whole Loan, which shall be allocated, pro rata, among the RLJ Hotel Pool Pari Passu Companion Loans and the RLJ Hotel Pool Loan, with any Prepayment Interest Shortfall allocated to the RLJ Hotel Pool Loan, net of amounts payable by the 2006-C27 Master Servicer, to be included in the Net Aggregate Prepayment Interest Shortfall. This allocation will cause a Prepayment Interest Shortfall with respect to the 500-512 Seventh Avenue Whole Loan, which shall be allocated first to the 500-512 Seventh Avenue Subordinate Companion Loan and then, pro rata, among the 500-512 Seventh Avenue Pari Passu Companion Loan and the 500-512 Seventh Avenue Loan, with any Prepayment Interest Shortfall allocated to the 500-512 Seventh Avenue Loan, net of amounts payable by the 2006-C27 Master Servicer, to be included in the Net Aggregate Prepayment Interest Shortfall. This allocation will cause a Prepayment Interest Shortfall with respect to the Newport Bluffs Whole Loan, which shall be allocated, pro rata, among the Newport Bluffs Pari Passu Companion Loan, the Newport Bluffs Future Pari Passu Companion Loan, if applicable, and the Newport Bluffs Loan, with any Prepayment Interest Shortfall allocated to the Newport Bluffs Loan, net of amounts payable by the Master Servicer, to be included in the Net Aggregate Prepayment Interest Shortfall.

With respect to the Four Seasons Resort and Club - Dallas, TX Loan, the portion of such Prepayment Interest Shortfall allocated to the Four Seasons Resort and Club - Dallas, TX Loan will be allocated between the Four Seasons Resort and Club - Dallas, TX Pooled Component and the Four Seasons Resort and Club - Dallas, TX Non-Pooled Component pro rata, based on the amount of interest each such component is otherwise entitled to receive on the related Distribution Date (without giving effect to any capitalization of interest). Compensating Interest Payments made by the Master Servicer with respect to the Four Seasons Resort and Club - Dallas, TX Loan for any Distribution Date will be used first, to cover the Prepayment Interest Shortfalls incurred during the related Collection Period allocated to the Four Seasons Resort and Club - Dallas, TX Pooled Component, and second, to cover any Prepayment Interest Shortfalls incurred during the related Collection Period allocated to the Four Seasons Resort and Club - Dallas, TX Non-Pooled Component. Any such Prepayment Interest Shortfalls allocated to the Four Seasons Resort and Club - Dallas, TX Non-Pooled Component, to the extent not covered by the Master Servicer’s Compensating Interest Payment for such Distribution Date, will reduce the Four Seasons Resort and Club - Dallas, TX Non-Pooled Component’s interest entitlement for the related Distribution Date (without giving effect to any capitalization of interest). Any such Prepayment Interest Shortfalls allocated to the Four Seasons Resort and Club - Dallas, TX Pooled Component, to the extent not covered by the Master Servicer’s Compensating Interest Payment for such Distribution Date, will reduce its Distributable Certificate Interest as described above.

Principal Distribution Amount.    So long as the Class A-PB Certificates, Class A-4 Certificates or Class A-4FL Regular Interest or the Class A-1A Certificates remain outstanding, the Principal Distribution Amount for each Distribution Date will be calculated on a Loan Group by Loan Group basis (with respect to Loan Group 1, the “Loan Group 1 Principal Distribution Amount” and with respect to Loan Group 2, the “Loan Group 2 Principal Distribution Amount”). On each Distribution Date after the Certificate Balances of the Class A-PB Certificates, Class A-4 Certificates, Class A-4FL Regular Interest or the Class A-1A Certificates have been reduced to zero, a single Principal Distribution Amount will be calculated in the aggregate for both Loan Groups. The “Principal Distribution Amount” for each Distribution Date with respect to a Loan Group or the Mortgage Pool will generally equal the aggregate of the following (without duplication) to the extent paid by the related borrower during the related Collection Period or advanced by the Master Servicer, the Trustee, the 2006-C27 Master Servicer, the 2006-C27 Trustee, the J.P. Morgan 2006-LDP8 Master Servicers or the J.P. Morgan 2006- LDP8 Trustee, as applicable, but, in each case, exclusive of amounts allocable to principal of the Four Seasons Resort and Club - Dallas, TX Non-Pooled Component:

(a) the aggregate of the principal portions of all Scheduled Payments (other than Balloon Payments) and of any Assumed Scheduled Payments due or deemed due, on or in respect of the Mortgage Loans (with respect to the Four Seasons Resort and Club - Dallas, TX Loan, to the extent allocable to the Four Seasons

Resort and Club - Dallas, TX Pooled Component) in such Loan Group or the Mortgage Pool, as applicable, for their respective Due Dates occurring during the related Collection Period, to the extent not previously paid by the related borrower or advanced by the Master Servicer, the Co-Trustee, the 2006-C27 Master Servicer, the 2006-C27 Trustee, the J.P. Morgan 2006-LDP8 Master Servicers or the J.P. Morgan 2006-LDP8 Trustee, as applicable, prior to such Collection Period;

(b) the aggregate of all principal prepayments received on the Mortgage Loans in such Loan Group or the Mortgage Pool, as applicable, during the related Collection Period;

(c) with respect to any Mortgage Loan (with respect to the Four Seasons Resort and Club - Dallas, TX Loan, to the extent allocable to the Four Seasons Resort and Club - Dallas, TX Pooled Component) in such Loan Group or the Mortgage Pool, as applicable, as to which the related stated maturity date occurred during or prior to the related Collection Period, any payment of principal made by or on behalf of the related borrower during the related Collection Period (including any Balloon Payment), net of any portion of such payment that represents a recovery of the principal portion of any Scheduled Payment (other than a Balloon Payment) due, or the principal portion of any Assumed Scheduled Payment deemed due, in respect of such Mortgage Loan (with respect to the Four Seasons Resort and Club - Dallas, TX Loan, to the extent allocable to the Four Seasons Resort and Club - Dallas, TX Pooled Component) on a Due Date during or prior to the related Collection Period and not previously recovered;

(d) the aggregate of the principal portion of all liquidation proceeds, insurance proceeds, condemnation awards and proceeds of repurchases of Mortgage Loans (with respect to the Four Seasons Resort and Club - Dallas, TX Loan, to the extent allocable to the Four Seasons Resort and Club - Dallas, TX Pooled Component) in such Loan Group or the Mortgage Pool, as applicable in the Mortgage Pool, and Substitution Shortfall Amounts with respect to Mortgage Loans in the Mortgage Pool or such Loan Group, as applicable, and, to the extent not otherwise included in clause (a), (b) or (c) above, payments and other amounts that were received on or in respect of Mortgage Loans (with respect to the Four Seasons Resort and Club - Dallas, TX Loan, to the extent allocable to the Four Seasons Resort and Club - Dallas, TX Pooled Component) in such Loan Group or the Mortgage Pool, as applicable, during the related Collection Period and that were identified and applied by the Master Servicer as recoveries of principal, in each case net of any portion of such amounts that represents a recovery of the principal portion of any Scheduled Payment (other than a Balloon Payment) due, or of the principal portion of any Assumed Scheduled Payment deemed due, in respect of the related Mortgage Loan on a Due Date during or prior to the related Collection Period and not previously recovered; and

(e) if such Distribution Date is subsequent to the initial Distribution Date, the excess, if any, of the Loan Group 1 Principal Distribution Amount, the Loan Group 2 Principal Distribution Amount and the Principal Distribution Amount, as the case may be, for the immediately preceding Distribution Date, over the aggregate distributions of principal made on the Certificates on such immediately preceding Distribution Date;

provided that the Principal Distribution Amount for any Distribution Date shall be reduced by the amount of any reimbursements of (i) nonrecoverable Advances plus interest on such nonrecoverable Advances that are paid or reimbursed from principal collections on the Mortgage Loans in a period during which such principal collections would have otherwise been included in the Principal Distribution Amount for such Distribution Date and (ii) Workout-Delayed Reimbursement Amounts plus interest on such amounts that are paid or reimbursed from principal collections on the Mortgage Loans in a period during which such principal collections would have otherwise been included in the Principal Distribution Amount for such Distribution Date; provided, further, that in the case of clauses (i) and (ii) above, if any of the amounts that were reimbursed from principal collections on the Mortgage Loans are subsequently recovered on the related Mortgage Loan, such recovery will increase the Principal Distribution Amount for the Distribution Date related to the period in which such recovery occurs.

Notwithstanding the foregoing, unless otherwise noted, where Principal Distribution Amount is used in this prospectus supplement without specific reference to any Loan Group, it refers to the Principal Distribution Amount with respect to the entire Mortgage Pool.

Class FS Principal Distribution Amount.    The “Class FS Principal Distribution Amount” for each Distribution Date will generally equal the aggregate of the following (without duplication) to the extent paid by the borrower under the Four Seasons Resort and Club - Dallas, TX Loan or advanced by the Master Servicer or Trustee and allocable to the Four Seasons Resort and Club - Dallas, TX Non-Pooled Component during the related Collection Period:

(a) the aggregate of the principal portions of all Scheduled Payments (other than Balloon Payments) and of any Assumed Scheduled Payments due or deemed due, on or in respect of the Four Seasons Resort and Club - Dallas, TX Non-Pooled Component for its Due Date occurring during the related Collection Period, to the extent not previously paid by the related borrower or advanced by the Master Servicer or the Trustee, as applicable, prior to such Collection Period;

(b) the aggregate of all principal prepayments received on or in respect of the Four Seasons Resort and Club - Dallas, TX Non-Pooled Component during the related Collection Period;

(c) if the stated maturity date of the Four Seasons Resort and Club - Dallas, TX Loan occurred during or prior to the related Collection Period, any payment of principal made by or on behalf of the borrower during the related Collection Period (including any Balloon Payment), net of any portion of such payment that represents a recovery of the principal portion of any Scheduled Payment (other than a Balloon Payment) due, or the principal portion of any Assumed Scheduled Payment deemed due, in respect of the Four Seasons Resort and Club - Dallas, TX Loan to the extent allocable to the Four Seasons Resort and Club - Dallas, TX Non-Pooled Component on a Due Date during or prior to the related Collection Period and not previously recovered;

(d) the aggregate of the principal portion of all liquidation proceeds, insurance proceeds, condemnation awards and proceeds of repurchases, with respect to the Four Seasons Resort and Club - Dallas, TX Loan, to the extent allocable to the Four Seasons Resort and Club - Dallas, TX Non-Pooled Component and, to the extent not otherwise included in Clause (a), (b) or (c) above, payments and other amounts that were received on or in respect of the Four Seasons Resort and Club - Dallas, TX Loan, to the extent allocable to the Four Seasons Resort and Club - Dallas, TX Non-Pooled Component during the related Collection Period that were identified and applied by the Master Servicer as recoveries of principal, in each case net of any portion of such amounts that represents a recovery of the principal portion of any Scheduled Payment (other than a Balloon Payment) due, or of the principal portion of any Assumed Scheduled Payment deemed due, in respect of the Four Seasons Resort and Club - Dallas, TX Loan, to the extent allocable to the Four Seasons Resort and Club - Dallas, TX Non-Pooled Component, on a Due Date during or prior to the related Collection Period and not previously recovered; and

(e) if such Distribution Date is subsequent to the initial Distribution Date, the excess, if any, of the Class FS Principal Distribution Amount for the immediately preceding Distribution Date, over the aggregate distributions of principal made on the Class FS Certificates on such immediately preceding Distribution Date;

provided, that the Class FS Principal Distribution Amount for any Distribution Date shall be reduced by the amount of any reimbursements of (i) nonrecoverable Advances plus interest on such nonrecoverable Advances that are paid or reimbursed from principal collections allocable to the Four Seasons Resort and Club - Dallas, TX Non-Pooled Component in a period during which such principal collections would have otherwise been included in the Class FS Principal Distribution Amount for such Distribution Date and (ii) Workout-Delayed Reimbursement Amounts plus interest on such amount that are paid or reimbursed from principal collections allocable to the Four Seasons Resort and Club - Dallas, TX Non-Pooled Component in a period during which such principal collection would have otherwise been included in the Class FS Principal Distribution Amount for such Distribution Date; provided, further, if any of the amounts that were reimbursed from principal collections allocable to the Four Seasons Resort and Club - Dallas, TX Non-Pooled Component are subsequently recovered, such recovery will increase the Class FS Principal Distribution Amount for the Distribution Date related to the period in which such recovery occurs.

Class A-PB Planned Principal Balance.    The “Class A-PB Planned Principal Balance” for any Distribution Date is the balance shown for such Distribution Date in the table set forth in Annex F to this prospectus supplement. Such balances were calculated using, among other things, the Table Assumptions. Based on these assumptions, the Certificate Balance of the Class A-PB Certificates on each Distribution Date would be reduced to the balance indicated for that Distribution Date on the table. There is no assurance, however, that the Mortgage Loans will perform in conformity with the Table Assumptions. Therefore, there can be no assurance that the balance of the Class A-PB Certificates on any Distribution Date will be equal to the balance that is specified for such Distribution Date in the table. In particular, once the Certificate Balances of the Class A-1A Certificates, the Class A-1 Certificates, the Class A-2 Certificates, the Class A-3 Certificates, the Class A-4 Certificates and the Class A-4FL Regular Interest (with respect to prepayments) have been reduced to zero, any remaining portion on any Distribution Date of the Loan Group 1 Principal Distribution Amount and/or Loan Group 2 Principal Distribution Amount, as applicable, will be distributed on the Class A-PB Certificates until the Certificate Balance of the Class A-PB Certificates is reduced to zero.

The “Scheduled Payment” due on any Mortgage Loan on any related Due Date is the amount of the Periodic Payment (including Balloon Payments) that is or would have been, as the case may be, due thereon on such date, without regard to any waiver, modification or amendment of such Mortgage Loan granted or agreed to by the Special Servicer or otherwise resulting from a bankruptcy or similar proceeding involving the related borrower, without regard to the accrual of Additional Interest on or the application of any Excess Cash Flow to pay principal on an ARD Loan, without regard to any acceleration of principal by reason of default, and with the assumption that each prior Scheduled Payment has been made in a timely manner. The “Assumed Scheduled Payment” is an amount deemed due (i) on any Balloon Loan that is delinquent in respect of its Balloon Payment beyond the first Determination Date that follows its stated maturity date and (ii) on an REO Loan. The Assumed Scheduled Payment deemed due on any such Balloon Loan on its stated maturity date and on each successive related Due Date that it remains or is deemed to remain outstanding will equal the Scheduled Payment that would have been due thereon on such date if the related Balloon Payment had not come due but rather such Mortgage Loan had continued to amortize in accordance with such loan’s amortization schedule, if any, and to accrue interest at the Mortgage Rate in effect as of the Closing Date. The Assumed Scheduled Payment deemed due on any REO Loan on each Due Date that the related REO Property remains part of the Trust Fund will equal the Scheduled Payment that would have been due in respect of such Mortgage Loan on such Due Date had it remained outstanding (or, if such Mortgage Loan was a Balloon Loan and such Due Date coincides with or follows what had been its stated maturity date, the Assumed Scheduled Payment that would have been deemed due in respect of such Mortgage Loan on such Due Date had it remained outstanding).

Distributions of the Principal Distribution Amount (or the Class FS Principal Distribution Amount with respect to the Class FS Certificates) will constitute the only distributions of principal on the Certificates. Reimbursements of previously allocated Realized Losses and Additional Trust Fund Expenses will not constitute distributions of principal for any purpose and will not result in an additional reduction in the Certificate Balance of the Class of Certificates in respect of which any such reimbursement is made.

Treatment of REO Properties.    Notwithstanding that any Mortgaged Property (other than the Mortgaged Property related to each of The Gas Company Tower Loan, the RLJ Hotel Pool Loan and the 500–512 Seventh Avenue Loan, respectively) may be acquired as part of the Trust Fund through foreclosure, deed in lieu of foreclosure or otherwise, the related Mortgage Loan will be treated, for purposes of determining (i) distributions on the Certificates, (ii) allocations of Realized Losses and Additional Trust Fund Expenses to the Certificates, and (iii) the amount of Trustee Fees and Servicing Fees payable under the Pooling and Servicing Agreement, as having remained outstanding until such REO Property is liquidated. In connection therewith, operating revenues and other proceeds derived from such REO Property (net of related operating costs) will be “applied” by the Master Servicer as principal, interest and other amounts that would have been “due” on such Mortgage Loan, and the Master Servicer will be required to make P&I Advances in respect of such Mortgage Loan, in all cases as if such Mortgage Loan had remained outstanding. References to “Mortgage Loan” or “Mortgage Loans” in the definitions of “Principal Distribution Amount” and “Weighted Average Net Mortgage Rate” are intended to include any Mortgage Loan as to which the related Mortgaged Property has become an REO Property (an “REO Loan”). For purposes of this paragraph, the term Mortgage Loan includes the Whole Loans.

Allocation of Prepayment Premiums and Yield Maintenance Charges.    In the event a borrower is required to pay any Prepayment Premium or Yield Maintenance Charge, the amount of such payments actually collected (and, in the case of a Co-Lender Loan, payable with respect to the related Mortgage Loan pursuant to the related Intercreditor Agreement) will be distributed in respect of the Offered Certificates, the Class A-4FL Regular Interest and the Class F Certificates, Class G Certificates, Class H Certificates and Class J Certificates as set forth below. “Yield Maintenance Charges” are fees paid or payable, as the context requires, as a result of a prepayment of principal on a Mortgage Loan, which fees have been calculated (based on Scheduled Payments on such Mortgage Loan) to compensate the holder of the Mortgage for reinvestment losses based on the value of a discount rate at or near the time of prepayment; provided, in most cases, a minimum fee is required by the Mortgage Loan documents (usually calculated as a percentage of the outstanding principal balance of the Mortgage Loan). Any other fees paid or payable, as the context requires, as a result of a prepayment of principal on a Mortgage Loan, which are calculated based upon a specified percentage (which may decline over time) of the amount prepaid are considered “Prepayment Premiums”.

Any Prepayment Premiums or Yield Maintenance Charges collected on a Mortgage Loan during the related Collection Period will be distributed as follows: on each Distribution Date and with respect to the collection of any Prepayment Premiums or Yield Maintenance Charges on the Mortgage Loans, the holders of each Class of Offered Certificates, the Class A-4FL Regular Interest and the Class F Certificates, Class G Certificates, Class H Certificates and Class J Certificates then entitled to distributions of principal with respect to the related Loan Group on such Distribution Date will be entitled to an amount of Prepayment Premiums or Yield Maintenance Charges equal to the product of (a) the amount of such Prepayment Premiums or Yield Maintenance Charges; (b) a fraction (which in no event may be greater than one), the numerator of which is equal to the excess, if any, of the Pass-Through Rate of such Class of Certificates (other than the Class A-4FL Certificates) or the Class A-4FL Regular Interest over the relevant Discount Rate (as defined below), and the denominator of which is equal to the excess, if any, of the Mortgage Rate of the prepaid Mortgage Loan over the relevant Discount Rate; and (c) a fraction, the numerator of which is equal to the amount of principal distributable on such Class of Certificates (other than the Class A-4FL Certificates) or the Class A-4FL Regular Interest on such Distribution Date with respect to the applicable Loan Group, and the denominator of which is the Principal Distribution Amount with respect to the applicable Loan Group for such Distribution Date.

If there is more than one such Class of Certificates (other than the Class A-4FL Certificates) or the Class A-4FL Regular Interest entitled to distributions of principal with respect to the related Loan Group, as applicable, on any particular Distribution Date on which a Prepayment Premium or Yield Maintenance Charge is distributable, the aggregate amount of such Prepayment Premium or Yield Maintenance Charge will be allocated among all such Classes of Certificates (other than the Class A-4FL Certificates) or the Class A-4FL Regular Interest up to, and on a pro rata basis in accordance with, their respective entitlements thereto in accordance with, the first sentence of this paragraph. The portion, if any, of the Prepayment Premiums or Yield Maintenance Charges remaining after any such payments described above will be distributed to the holders of the Class IO Certificates. Any Yield Maintenance Charges payable in respect of the Four Seasons Resort and Club - Dallas, TX Loan will be allocated on a pro rata basis between the Four Seasons Resort and Club - Dallas, TX Pooled Component and the Four Seasons Resort and Club - Dallas, TX Non-Pooled Component and, with respect to such amounts allocable to the Four Seasons Resort and Club - Dallas, TX Non-Pooled Component, will be distributed to the holders of the Class FS Certificates.

The “Discount Rate” applicable to any Class of Offered Certificates and the Class A-4FL Regular Interest and the Class F Certificates, Class G Certificates, Class H Certificates and Class J Certificates will be equal to the discount rate stated in the related Mortgage Loan documents used in calculating the Yield Maintenance Charge with respect to such principal prepayment. To the extent that a discount rate is not stated therein, the Discount Rate will equal the yield (when compounded monthly) on the U.S. Treasury issue with a maturity date closest to the maturity date for the prepaid Mortgage Loan or REO Loan. In the event that there are two or more such U.S. Treasury issues (a) with the same coupon, the issue with the lowest yield will be utilized, and (b) with maturity dates equally close to the maturity date for the prepaid Mortgage Loan or REO Loan, the issue with the earliest maturity date will be utilized.

For an example of the foregoing allocation of Prepayment Premiums and Yield Maintenance Charges, see “SUMMARY OF PROSPECTUS SUPPLEMENT” in this prospectus supplement. The Depositor makes no representation as to the enforceability of the provision of any Mortgage Note requiring the payment of a Prepayment Premium or Yield Maintenance Charge, or of the collectibility of any Prepayment Premium or Yield Maintenance Charge. See “DESCRIPTION OF THE MORTGAGE POOL—Certain Terms and Conditions of the Mortgage Loans—Prepayment Provisions” in this prospectus supplement.

Distributions of Additional Interest.    On each Distribution Date, any Additional Interest collected on an ARD Loan, (and, with respect to any Co-Lender Loan, payable on the related Mortgage Loan pursuant to the terms of the related Intercreditor Agreement) during the related Collection Period will be distributed to the holders of the Class Z Certificates. There can be no assurance that any Additional Interest will be collected on the ARD Loans.

Subordination; Allocation of Losses and Certain Expenses

The rights of holders of the Subordinate Certificates to receive distributions of amounts collected or advanced on the Mortgage Loans will be subordinated, to the extent described in this prospectus supplement, to the rights of holders of the Class A Certificates (other than the Class A-4FL Certificates) and the Class IO Certificates and the Class A-4FL Regular Interest and each other such Class of Subordinate Certificates, if any, with a higher payment priority. The Class FS Certificates will represent interests in, and will be payable only out of payments, advances and other amounts allocable to the Four Seasons Resort and Club - Dallas, TX Non-Pooled Component. The rights of the holders of the Class FS Certificates to receive distributions of amounts collected or advanced in respect of the Four Seasons Resort and Club - Dallas, TX Non-Pooled Component will be subordinated, to the extent provided in the Pooling and Servicing Agreement, to the rights of the holder of the Four Seasons Resort and Club - Dallas, TX Pooled Component, and therefore the holders of the Class A Certificates (other than the Class A-4FL Certificates), the Class IO Certificates and the Subordinate Certificates. This subordination provided by the Subordinate Certificates and, to the extent provided herein, the Class FS Certificates, is intended to enhance the likelihood of timely receipt by the holders of the Class A Certificates (other than the Class A-4FL Certificates), Class IO Certificates and the Class A-4FL Regular Interest of the full amount of Distributable Certificate Interest payable in respect of such Classes of Certificates and the Regular Interest on each Distribution Date, and the ultimate receipt by the holders of each Class of the Class A Certificates (other than the Class A-4FL Certificates) and the Class A-4FL Regular Interest of principal in an amount equal to the entire related Certificate Balance. Similarly, but to decreasing degrees, this subordination is also intended to enhance the likelihood of timely receipt by the holders of the Class A-M Certificates, Class A-J Certificates, Class B Certificates, Class C Certificates, Class D Certificates and Class E Certificates of the full amount of Distributable Certificate Interest payable in respect of such Classes of Certificates on each Distribution Date, and the ultimate receipt by the holders of such Certificates of, in the case of each such Class thereof, principal equal to the entire related Certificate Balance. The protection afforded (a) to the holders of the Class E Certificates by means of the subordination of the Non-Offered Certificates (other than the Class FS Certificates and the Class A-4FL Regular Interest), (b) to the holders of the Class D Certificates by means of the subordination of the Non-Offered Certificates and the Class E Certificates (other than the Class FS Certificates and the Class A-4FL Regular Interest), (c) to the holders of the Class C Certificates by means of the subordination of the Class D Certificates, the Class E Certificates and the Non-Offered Certificates (other than the Class FS Certificates and the Class A-4FL Regular Interest), (d) to the holders of the Class B Certificates by means of the subordination of the Class C Certificates, the Class D Certificates, the Class E Certificates and the Non-Offered Certificates (other than the Class FS Certificates and the Class A-4FL Regular Interest), (e) to the holders of the Class A-J Certificates by means of the subordination of the Class B Certificates, the Class C Certificates, the Class D Certificates, the Class E Certificates and the Non-Offered Certificates (other than the

Class FS Certificates and the Class A-4FL Regular Interest), (f) to the holders of the Class A-M Certificates, by means of the subordination of the Class A-J Certificates, the Class B Certificates, the Class C Certificates, the Class D Certificates, the Class E Certificates and the Non-Offered Certificates (other than the Class FS Certificates and the Class A-4FL Regular Interest) and (g) to the holders of the Class A Certificates, the Class IO Certificates and the Class A-4FL Regular Interest by means of the subordination of the Subordinate Certificates, will be accomplished by (i) the application of the Available Distribution Amount on each Distribution Date in accordance with the order of priority described under “—Distributions—Application of the Available Distribution Amount” above and (ii) by the allocation of Realized Losses and Additional Trust Fund Expenses as described below. Until the first Distribution Date after the aggregate of the Certificate Balances of the Subordinate Certificates has been reduced to zero, the Class A-4 Certificates and the Class A-4FL Regular Interest will receive principal payments, pro rata, only after the Certificate Balance of each of the Class A-1 Certificates, the Class A-2 Certificates, the Class A-3 Certificates and the Class A-PB Certificates have been reduced to zero, the Class A-PB Certificates will receive principal payments (other than planned principal payments as described in this prospectus supplement) only after the Certificate Balance of each of the Class A-1 Certificates, Class A-2 Certificates and Class A-3 Certificates have been reduced to zero, the Class A-3 Certificates will receive principal payments only after the Certificate Balance of each of the Class A-1 Certificates, the Class A-2 Certificates has been reduced to zero and the Certificate Balance of the Class A-PB Certificates has been reduced to the Class A-PB Planned Principal Balance, the Class A-2 Certificates will receive principal payments only after the Certificate Balance of the Class A-1 Certificates has been reduced to zero and the Certificate Balance of the Class A-PB Certificates has been reduced to the Class A-PB Planned Principal Balance, and the Class A-1 Certificates will receive principal payments only after the Certificate Balance of the Class A-PB Certificates has been reduced to the Class A-PB Planned Principal Balance. However, after the Distribution Date on which the Certificate Balances of the Subordinate Certificates have been reduced to zero, the Class A Certificates (other than the Class A-4FL Certificates) and the Class A-4FL Regular Interest (and therefore the Class A-4FL Certificates), to the extent such Classes of Certificates and the Regular Interest remain outstanding, will bear shortfalls in collections and losses incurred in respect of the Mortgage Loans pro rata in respect of distributions of principal and then the Class A Certificates (other than the Class A-4FL Certificates) and the Class A-4FL Regular Interest (and therefore the Class A-4FL Certificates) and Class IO Certificates, to the extent such Classes remain outstanding, will bear such shortfalls pro rata in respect of distributions of interest. No other form of credit support will be available for the benefit of the holders of the Offered Certificates or the Class A-4FL Regular Interest (and therefore the Class A-4FL Certificates).

Allocation to the Class A Certificates (other than the Class A-4FL Certificates) and the Class A-4FL Regular Interest, for so long as they are outstanding, of the entire Principal Distribution Amount with respect to the related Loan Group for each Distribution Date in accordance with the priorities described under “—Distributions—Application of the Available Distribution Amount” above will have the effect of reducing the aggregate Certificate Balance of the Class A Certificates (other than the Class A-4FL Certificates) and the Class A-4FL Regular Interest at a proportionately faster rate than the rate at which the aggregate Stated Principal Balance of the Mortgage Pool will reduce. Thus, as principal is distributed to the holders of such Class A Certificates (other than the Class A-4FL Certificates) and the Class A-4FL Regular Interest, the percentage interest in the Trust Fund evidenced by such Class A Certificates (other than the Class A-4FL Certificates) and the Class A-4FL Regular Interest will be decreased (with a corresponding increase in the percentage interest in the Trust Fund evidenced by the Subordinate Certificates), thereby increasing, relative to their respective Certificate Balances, the subordination afforded such Class A Certificates (other than the Class A-4FL Certificates) and the Class A-4FL Regular Interest by the Subordinate Certificates.

On each Distribution Date, following all distributions on the Certificates (other than the Class A-4FL Certificates) and the Class A-4FL Regular Interest to be made on such date, the aggregate of all Realized Losses and Additional Trust Fund Expenses related to all Mortgage Loans (without regard to Loan Groups) that have been incurred since the Cut-Off Date through the end of the related Collection Period and that have not previously been allocated as described below will be allocated among the respective Classes of Sequential Pay Certificates (other than the Class A-4FL Certificates) and the Class A-4FL Regular Interest (and, therefore the Class A-4FL Certificate Balances), and to the extent applicable, the Class FS Certificates (in each case, in reduction of their respective Certificate Balances) as follows, but, with respect to the Classes of Sequential Pay Certificates (other than the Class A-4FL Certificates) and the Class A-4FL Regular Interest, in the aggregate only to the extent the aggregate Certificate Balance of all Classes of Sequential Pay Certificates (other than the Class A-4FL Certificates) and the Class A-4FL Regular Interest remaining outstanding after giving effect to the distributions on such Distribution Date exceeds the aggregate Stated Principal Balance of the Mortgage Pool (excluding the Four Seasons Resort and Club - Dallas, TX Non-Pooled Component) that will be outstanding immediately following such Distribution Date: first, to the Class Q Certificates, until the remaining Certificate Balance of such Class of Certificates is reduced to zero; second, to the Class P Certificates, until the remaining Certificate Balance of such Class of Certificates is reduced to zero; third, to the Class O Certificates, until the remaining Certificate Balance of such Class of Certificates is reduced to zero; fourth, to the Class N Certificates, until the remaining Certificate Balance of such Class of Certificates is reduced to zero; fifth, to the Class M Certificates, until the remaining Certificate Balance of such Class of Certificates is reduced to zero; sixth, to the Class L Certificates, until the remaining Certificate Balance of such Class of Certificates is reduced to zero; seventh, to the Class K Certificates, until the remaining Certificate Balance of such Class of Certificates is reduced to zero; eighth, to the Class J Certificates, until the remaining Certificate Balance of such Class of Certificates is reduced to zero; ninth, to the Class H Certificates, until the remaining Certificate Balance of such Class of Certificates is reduced to zero; tenth, to the Class G Certificates, until the remaining Certificate Balance of such Class of Certificates is reduced to zero; eleventh, to the Class F Certificates, until the remaining Certificate Balance of such Class of Certificates is reduced to zero; twelfth, to the Class E Certificates, until the remaining Certificate Balance of such Class of Certificates is reduced to zero; thirteenth, to the Class D Certificates, until the remaining Certificate Balance of such Class of Certificates is reduced to zero; fourteenth, to the Class C Certificates, until the remaining Certificate Balance of such Class of Certificates is reduced to zero; fifteenth, to the Class B Certificates, until the remaining Certificate Balance of such Class of Certificates is reduced to zero; sixteenth, to the Class A-J Certificates, until the remaining Certificate Balance of such Class of Certificates is reduced to zero; seventeenth, to the Class A-M Certificates, until the remaining Certificate Balance of such Class of Certificates is reduced to zero; and last, to the Class A Certificates (other than the Class A-4FL Certificates) and the Class A-4FL Regular Interest, pro rata, in proportion to their respective outstanding Certificate Balances, until the remaining Certificate Balances of such Classes of Certificates and the Class A-4FL Regular Interest are reduced to zero.

Any losses and expenses that are associated with the Four Seasons Resort and Club - Dallas, TX Loan will be allocated first, to the Four Seasons Resort and Club - Dallas, TX Non-Pooled Component (and therefore, to the Class FS Certificates) and second, to the Four Seasons Resort and Club - Dallas, TX Pooled Component (and therefore, to the Classes of Sequential Pay Certificates) in the manner described above.

Generally, any losses and expenses that are associated with the Co-Lender Loans with Subordinate Companion Loans will be allocated in accordance with the terms of the related Intercreditor Agreement first, to the related Subordinate Companion Loan and second, to other related Mortgage Loan. The portion of those losses and expenses allocated to each of the related Mortgage Loans will be allocated among the Certificates in the manner described above. Any losses and expenses with respect to The Gas Company Tower Whole Loan will be allocated in accordance with The Gas Company Tower Intercreditor Agreement pro rata to The Gas Company Tower Loan and The Gas Company Tower Pari Passu Companion Loan. Any losses and expenses with respect to the 311 South Wacker Loan will be allocated in accordance with the 311 South Wacker Intercreditor Agreement pro rata to the 311 South Wacker Loan and the 311 South Wacker Pari Passu Companion Loan. Any losses and expenses with respect to the RLJ Hotel Pool Whole Loan will be allocated in accordance with the RLJ Hotel Pool Intercreditor Agreement pro rata to the RLJ Hotel Pool Loan and the RLJ Hotel Pool Pari Passu Companion Loans. Any losses and expenses with respect to the 500-512 Seventh Avenue Whole Loan will be allocated in accordance with the 500-512 Seventh Avenue Intercreditor Agreement, first to the 500-512 Seventh Avenue Subordinate Companion Loan and then pro rata to the 500-512 Seventh Avenue Loan and the 500-512 Seventh Avenue Pari Passu Companion Loan. Any losses and expenses with respect to the Newport Bluffs Whole Loan will be allocated in accordance with the Newport Bluffs Intercreditor Agreement pro rata to the Newport Bluffs Loan, the Newport Bluffs Future Pari Passu Companion Loan, if applicable, and the Newport Bluffs Pari Passu Companion Loan.

“Realized Losses” are losses arising from the inability to collect all amounts due and owing under any defaulted Mortgage Loan, including by reason of the fraud or bankruptcy of the borrower or a casualty of any nature at the related Mortgaged Property, to the extent not covered by insurance. The Realized Loss in respect of a liquidated Mortgage Loan is an amount generally equal to the excess, if any, of (a) the outstanding principal balance of such Mortgage Loan as of the date of liquidation, together with (i) all accrued and unpaid interest thereon to but not including the Due Date in the Collection Period in which the liquidation occurred (exclusive of any related default interest in excess of the Mortgage Rate, Additional Interest, Prepayment Premium or Yield

Maintenance Charges) and (ii) certain related unreimbursed servicing expenses (including any unreimbursed interest on any Advances), over (b) the aggregate amount of liquidation proceeds, if any, recovered in connection with such liquidation. If any portion of the debt due under a Mortgage Loan (other than Additional Interest and default interest in excess of the Mortgage Rate) is forgiven, whether in connection with a modification, waiver or amendment granted or agreed to by the Special Servicer or in connection with the bankruptcy or similar proceeding involving the related borrower, the amount so forgiven also will be treated as a Realized Loss. The Realized Loss in respect of a Mortgage Loan for which a Final Recovery Determination has been made includes nonrecoverable Advances (in each case, including interest on that nonrecoverable Advance) to the extent amounts have been paid from the Principal Distribution Amount (or the Class FS Principal Distribution Amount with respect to the Class FS Certificates) pursuant to the Pooling and Servicing Agreement.

“Additional Trust Fund Expenses” include, among other things, (i) any Special Servicing Fees, Liquidation Fees, Determination Party fees (in certain circumstances) or Workout Fees paid to the Special Servicer, (ii) any interest paid to the Master Servicer and/or the Co-Trustee in respect of unreimbursed Advances (to the extent not otherwise offset by penalty interest and late payment charges) and amounts payable to the Special Servicer in connection with certain inspections of Mortgaged Properties required pursuant to the Pooling and Servicing Agreement (to the extent not otherwise offset by penalty interest and late payment charges otherwise payable to the Special Servicer and received in the Collection Period during which such inspection related expenses were incurred) and (iii) any of certain unanticipated expenses of the Trust Fund, including certain indemnities and reimbursements to the Trustee and the Co-Trustee of the type described under “DESCRIPTION OF THE POOLING AND SERVICING AGREEMENTS—Certain Matters Regarding the Trustee” in the accompanying prospectus, certain indemnities and reimbursements to the Master Servicer, the Special Servicer and the Depositor of the type described under “DESCRIPTION OF THE POOLING AND SERVICING AGREEMENTS— Certain Matters Regarding the Master Servicer and the Depositor” in the accompanying prospectus (the Special Servicer having the same rights to indemnity and reimbursement as described thereunder with respect to the Master Servicer), certain Rating Agency fees to the extent such fees are not paid by any other party and certain federal, state and local taxes and certain tax related expenses, payable from the assets of the Trust Fund and described under “MATERIAL FEDERAL INCOME TAX CONSEQUENCES—Federal Income Tax Consequences for REMIC Certificates—Taxation of Owners of REMIC Residual Certificates” and “—Prohibited Transactions Tax and Other Taxes” in the accompanying prospectus and “SERVICING OF THE MORTGAGE LOANS—Defaulted Mortgage Loans; REO Properties; Purchase Option” in this prospectus supplement. Additional Trust Fund Expenses shall not include costs or fees incurred with respect to any swap contract with respect to the Class A-4FL Regular Interest, which shall not be payable by the Trust Fund or from the Floating Rate Account. Additional Trust Fund Expenses will reduce amounts payable to Certificateholders and, subject to the distribution priorities described above, may result in a loss on one or more Classes of Offered Certificates.

P&I Advances

On or about each Distribution Date, the Master Servicer is obligated, subject to the recoverability determination described below (and any other applicable limitations), to make advances (each, a “P&I Advance”) out of its own funds or, subject to the replacement thereof as provided in the Pooling and Servicing Agreement, from funds held in the Certificate Account that are not required to be distributed to Certificateholders (or paid to any other Person pursuant to the Pooling and Servicing Agreement) on such Distribution Date, in an amount that is generally equal to the aggregate of all Periodic Payments (other than Balloon Payments) (including interest payments on the Four Seasons Resort and Club - Dallas, TX Non-Pooled Component) and any Assumed Scheduled Payments, net of related Master Servicing Fees in respect of the Mortgage Loans (other than each of the RLJ Hotel Pool Loan and the 500–512 Seventh Avenue Loan, as provided below, but including The Gas Company Tower Loan, the 311 South Wacker Pari Passu Companion Loan, the Newport Bluffs Pari Passu Companion Loan and the Newport Bluffs Future Pari Passu Companion Loan, if applicable, that are being serviced by the Master Servicer and the Special Servicer, as applicable) and any REO Loans during the related Collection Period, in each case to the extent such amount was not paid by or on behalf of the related borrower or otherwise collected (or previously advanced by the Master Servicer) as of the close of business on the last day of the Collection Period. P&I Advances are intended to maintain a regular flow of scheduled interest and principal payments to the holders of the Class or Classes of Certificates entitled thereto, rather than to insure against losses. The Master Servicer’s obligations to make P&I Advances in respect of any Mortgage Loan (including Interest Advances on the Four Seasons Resort and Club - Dallas, TX Non-Pooled Component), subject to the recoverability determination, will continue until liquidation of such Mortgage Loan or disposition of any REO Property acquired in respect thereof. However, if the Periodic Payment on any Mortgage Loan has been reduced in connection with a bankruptcy or similar proceeding or a modification, waiver or amendment granted or agreed to by the Special Servicer, the Master Servicer will be required to advance only the amount of the reduced Periodic Payment (net of related Servicing Fees) in respect of subsequent delinquencies. In addition, if it is determined that an Appraisal Reduction Amount exists with respect to any Required Appraisal Loan (as defined below), then, with respect to the Distribution Date immediately following the date of such determination and with respect to each subsequent Distribution Date for so long as such Appraisal Reduction Amount exists, the Master Servicer or the Co-Trustee, as applicable will be required in the event of subsequent delinquencies to advance in respect of such Mortgage Loan only an amount equal to the sum of (i) the amount of the interest portion of the P&I Advance that would otherwise be required without regard to this sentence, minus the product of (a) such Appraisal Reduction Amount and (b) the per annum Pass-Through Rate (i.e., for any month, one twelfth of the Pass-Through Rate) applicable to the Class of Certificates, to which such Appraisal Reduction Amount is allocated as described in “—Appraisal Reductions” below and (ii) the amount of the principal portion of the P&I Advance that would otherwise be required without regard to this sentence. Pursuant to the terms of the Pooling and Servicing Agreement, if the Master Servicer fails to make a P&I Advance required to be made, the Co-Trustee will then be required to make such P&I Advance, except any P&I Advance with respect to each of the 311 South Wacker Pari Passu Companion Loan, the Newport Bluffs Pari Passu Companion Loan and the Newport Bluffs Future Pari Passu Companion Loan, if applicable, in such case, subject to the recoverability standard described below. Neither the Master Servicer nor the Co-Trustee will be required to make a P&I Advance or any other advance for any Balloon Payments, default interest, late payment charges, Prepayment Premiums, Yield Maintenance Charges or Additional Interest. Neither the Master Servicer nor the Co-Trustee will be required to make any P&I Advance with respect to any Subordinate Companion Loan. Neither the Master Servicer nor the Co-Trustee will be required to make any P&I Advances with respect to any Companion Loan (except with respect to the Master Servicer, each of the Newport Bluffs Pari Passu Companion Loan, the Newport Bluffs Future Pari Passu Companion Loan, if applicable, and the 311 South Wacker Pari Passu Companion Loan when they are included in a securitization). If the Master Servicer fails to make the required P&I Advance, the Co-Trustee is required to make such P&I Advance, except any P&I Advance with respect to each of the Newport Bluffs Pari Passu Companion Loan, the Newport Bluffs Future Pari Passu Companion Loan, if applicable, and the 311 South Wacker Pari Passu Companion Loan, subject to the same limitations, and with the same rights, as described above for the Master Servicer. Notwithstanding anything to the contrary contained in this prospectus supplement, amounts advanced in respect of the Four Seasons Resort and Club - Dallas, TX Non-Pooled Component will not be available for distributions on the Certificates (except for the Class FS Certificates).

In general, neither the Master Servicer nor the Co-Trustee will be required to make any P&I Advances with respect to each of the RLJ Hotel Pool Loan and the 500–512 Seventh Avenue Loan under the Pooling and Servicing Agreement. Those advances will be made by the 2006-C27 Master Servicer in accordance with the 2006-C27 Pooling and Servicing Agreement on generally the same terms and conditions as are applicable under the Pooling and Servicing Agreement. Furthermore, the amount of principal and interest advances to be made with respect to each of the RLJ Hotel Pool Loan and the 500–512 Seventh Avenue Loan may be reduced by an appraisal reduction amount as calculated under the 2006-C27 Pooling and Servicing Agreement, which amount will be calculated in a manner generally the same as an Appraisal Reduction Amount. If the 2006-C27 Master Servicer fails to make a required principal and interest advance on each of the RLJ Hotel Pool Loan and the 500–512 Seventh Avenue Loan pursuant to the 2006-C27 Pooling and Servicing Agreement (other than based on a determination that such advance will not be recoverable out of collections on each of the RLJ Hotel Pool Loan and the 500–512 Seventh Avenue Loan, as applicable), the Master Servicer will be required to make the P&I Advance on each of the RLJ Hotel Pool Loan and the 500–512 Seventh Avenue Loan, so long as it has received all information necessary to make a recoverability determination. If the Master Servicer fails to make the required P&I Advance, the Co-Trustee is required to make such P&I Advance, subject to the same limitations, and with the same rights, as described above for the Master Servicer. The Master Servicer and the Co-Trustee may conclusively rely on the non-recoverability determination of the 2006-C27 Master Servicer. If any principal and interest advances are made with respect to each of the RLJ Hotel Pool Loan and the 500–512 Seventh Avenue Loan under the 2006-C27 Pooling and Servicing Agreement or under the Pooling and Servicing Agreement, the party making that advance will be entitled to be reimbursed with interest thereon as set forth in the 2006-C27 Pooling and Servicing Agreement or the Pooling and Servicing Agreement, as applicable, including in the event that the 2006-C27 Master Servicer has made a principal and interest advance on either the RLJ Hotel Pool Loan or the 500–512 Seventh Avenue Loan that it or the 2006-C27 Special Servicer subsequently determines is not recoverable from expected collections on each of the RLJ Hotel Pool Loan and the 500–512 Seventh Avenue Loan, as applicable, from general collections on all Mortgage Loans in the Trust Fund.

The Master Servicer (or the Co-Trustee) is entitled to recover any P&I Advance made out of its own funds from any amounts collected in respect of the Mortgage Loan (including, with respect to the Four Seasons Resort and Club - Dallas, TX Loan, the Four Seasons Resort and Club - Dallas, TX Non-Pooled Component) (net of related Master Servicing Fees with respect to collections of interest and net of related Liquidation Fees and Workout Fees with respect to collections of principal) as to which such P&I Advance was made whether such amounts are collected in the form of late payments, insurance and condemnation proceeds or liquidation proceeds, or any other recovery of the related Mortgage Loan or REO Property (“Related Proceeds”). Neither the Master Servicer nor the Co-Trustee is obligated to make any P&I Advance that it or the Special Servicer determines, in accordance with the Servicing Standard (in the case of the Master Servicer and Special Servicer) or its good faith business judgment (in the case of the Co-Trustee), would, if made, not be recoverable from Related Proceeds (a “Nonrecoverable P&I Advance”), and the Master Servicer (or the Co-Trustee) is entitled to recover, from general funds on deposit in the Certificate Account, any P&I Advance made that it determines to be a Nonrecoverable P&I Advance plus interest at the Reimbursement Rate. In addition, both the Master Servicer and the Co-Trustee will be entitled to recover any Advance (together with interest thereon) that is outstanding at the time that the related Mortgage Loan is modified in connection with such Mortgage Loan becoming a Corrected Mortgage Loan and is not repaid in full in connection with such modification but instead becomes an obligation of the borrower to pay such amounts in the future (such Advance, a “Workout-Delayed Reimbursement Amount”) out of principal collections in the Certificate Account. Any amount that constitutes all or a portion of any Workout-Delayed Reimbursement Amount may at any time be determined to constitute a nonrecoverable Advance and thereafter shall be recoverable as any other nonrecoverable Advance. A Workout-Delayed Reimbursement Amount will constitute a nonrecoverable Advance when the person making such determination, and taking into account factors such as all other outstanding Advances, either (a) has determined in accordance with the Servicing Standard (in the case of the Master Servicer or the Special Servicer) or its good faith business judgment (in the case of the Co-Trustee) that such Workout-Delayed Reimbursement Amount would not ultimately be recoverable from Related Proceeds, or (b) has determined in accordance with the Servicing Standard (in the case of the Master Servicer or the Special Servicer) or its good faith business judgment (in the case of the Co-Trustee) that such Workout-Delayed Reimbursement Amount, along with any other Workout-Delayed Reimbursement Amounts and nonrecoverable Advances, would not ultimately be recoverable out of principal collections in the Certificate Account. In addition, any such person may update or change its recoverability determinations (but not reverse any other person’s determination that an Advance is nonrecoverable) at any time and may obtain at the expense of the Trust Fund any analysis, appraisals or market value estimates or other information for such purposes. Absent bad faith, any such determination that an Advance is nonrecoverable will be conclusive and binding on the Certificateholders, the Master Servicer and the Co-Trustee. Any requirement of the Master Servicer or the Co-Trustee to make an Advance in the Pooling and Servicing Agreement is intended solely to provide liquidity for the benefit of the Certificateholders and not as credit support or otherwise to impose on any such person the risk of loss with respect to one or more Mortgage Loans. See “DESCRIPTION OF THE CERTIFICATES—Advances in Respect of Delinquencies” and “DESCRIPTION OF THE POOLING AND SERVICING AGREEMENTS—Certificate Account” in the accompanying prospectus.

With respect to any recovery of any P&I Advance made by the Master Servicer on each of the 311 South Wacker Pari Passu Companion Loan, the Newport Bluffs Pari Passu Companion Loan and Newport Bluffs

Future Pari Passu Companion Loan, if applicable, the Master Servicer may recover such amounts and any interest thereon from the holder of such 311 South Wacker Pari Passu Companion Loan, Newport Bluffs Pari Passu Companion Loan, Newport Bluffs Future Pari Passu Companion Loan, if applicable and as applicable, and at no time from the Trust Fund. In addition, with respect to any nonrecoverable servicing advances made on any Pari Passu Loan and the related Pari Passu Companion Loans, the Master Servicer and the Co-Trustee may recover such amounts pro rata from the Trust Fund and the related holders of the Pari Passu Companion Loans; provided that, in the event the pro rata shares, together with amounts available for reimbursement to the Master Servicer or the Co-Trustee from general collections under the Pooling and Servicing Agreement, are not sufficient to reimburse the Master Servicer or Co-Trustee, the advancing party may collect the full amount thereof from the related holders of the Pari Passu Companion Loans.

In connection with the recovery by the Master Servicer or the Co-Trustee of any P&I Advance made by it or the recovery by the Master Servicer or the Co-Trustee of any reimbursable servicing expense (which may include nonrecoverable advances to the extent deemed to be in the best interest of the Certificateholders) incurred by it (each such P&I Advance or expense, an “Advance”), the Master Servicer or the Co-Trustee, as applicable, is entitled to be paid interest compounded annually at a per annum rate equal to the Reimbursement Rate. Such interest will be paid contemporaneously with the reimbursement of the related Advance first out of late payment charges and default interest received on the related Mortgage Loan (including the Four Seasons Resort and Club - Dallas, TX Non-Pooled Component) in the Collection Period in which such reimbursement is made and then from general collections on the Mortgage Loans (including the Four Seasons Resort and Club - Dallas, TX Non-Pooled Component) then on deposit in the Certificate Account; provided, however, no P&I Advance shall accrue interest until after the expiration of any applicable grace period for the related Periodic Payment. In addition, to the extent the Master Servicer receives late payment charges or default interest on a Mortgage Loan for which interest on Advances related to such Mortgage Loan has been paid from general collections on deposit in the Certificate Account and not previously reimbursed to the Trust Fund, such late payment charges or default interest will be used to reimburse the Trust Fund for such payment of interest. The “Reimbursement Rate” is equal to the “prime rate” published in the “Money Rates” Section of The Wall Street Journal, as such “prime rate” may change from time to time, accrued on the amount of such Advance from the date made to but not including the date of reimbursement. To the extent not offset or covered by amounts otherwise payable on the Non-Offered Certificates, interest accrued on outstanding Advances will result in a reduction in amounts payable on the Offered Certificates, subject to the distribution priorities described in this prospectus supplement.

Upon a determination that a previously made Advance is not recoverable, instead of obtaining reimbursement out of general collections immediately, the Master Servicer or the Co-Trustee, as applicable, may, in its sole discretion, elect to obtain reimbursement for such nonrecoverable Advance over time (not to exceed 12 months or such longer period of time as agreed to by the Master Servicer and the Controlling Class Representative, each in its sole discretion) and the unreimbursed portion of such Advance will accrue interest at the prime rate. At any time after such a determination to obtain reimbursement over time, the Master Servicer, the Special Servicer or the Co-Trustee, as applicable, may, in its sole discretion, decide to obtain reimbursement immediately. The fact that a decision to recover such nonrecoverable Advances over time, or not to do so, benefits some Classes of Certificateholders to the detriment of other Classes shall not, with respect to the Master Servicer or the Special Servicer, constitute a violation of the Servicing Standard or contractual duty under the Pooling and Servicing Agreement and/or with respect to the Co-Trustee, constitute a violation of any fiduciary duty to Certificateholders or contractual duty under the Pooling and Servicing Agreement. In the event that the Master Servicer or the Co-Trustee, as applicable, elects not to recover such non-recoverable advances over time, the Master Servicer or the Co-Trustee, as applicable, will be required to give S&P, Moody’s and Fitch at least 15 days notice prior to any such reimbursement to it of nonrecoverable Advances from amounts in the Certificate Account allocable to interest on the Mortgage Loans, unless the Master Servicer or the Co-Trustee, as applicable, makes a determination not to give such notice in accordance with the terms of the Pooling and Servicing Agreement.

If the Master Servicer, the Co-Trustee or the Special Servicer, as applicable, reimburses itself out of general collections on the Mortgage Pool (including, with respect to the Four Seasons Resort and Club - Dallas, TX Loan, the Four Seasons Resort and Club - Dallas, TX Pooled Component, if applicable, solely to the extent principal and interest payments and collections on the Four Seasons Resort and Club - Dallas, TX Non-Pooled

Component are not sufficient) for any Advance that it has determined is not recoverable out of collections on the related Mortgage Loan (including, with respect to the Four Seasons Resort and Club - Dallas, TX Loan, the Four Seasons Resort and Club - Dallas, TX Non-Pooled Component) or reimburses itself out of general collections, related to principal only, on the Mortgage Pool (including with respect to the Four Seasons Resort and Club - Dallas, TX Loan, the Four Seasons Resort and Club - Dallas, TX Pooled Component, if applicable, solely to the extent principal and interest payments and collections on the Four Seasons Resort and Club - Dallas, TX Non-Pooled Component are not sufficient) for any Workout-Delayed Reimbursement Amount, then that Advance or Workout-Delayed Reimbursement Amount (together, in each case, with accrued interest thereon) will be deemed, to the fullest extent permitted pursuant to the terms of the Pooling and Servicing Agreement, to be reimbursed first out of the Principal Distribution Amount otherwise distributable on the applicable Certificates (prior to, in the case of nonrecoverable Advances only, being deemed reimbursed out of payments and other collections of interest on the underlying Mortgage Loans otherwise distributable on the applicable Certificates), thereby reducing the Principal Distribution Amount of such Certificates. To the extent any Advance is determined to be nonrecoverable and to the extent of each Workout-Delayed Reimbursement Amount, if the Advance or Workout-Delayed Reimbursement Amount is reimbursed out of the Principal Distribution Amount as described above and the item for which the Advance or Workout-Delayed Reimbursement Amount was originally made is subsequently collected from payments or other collections on the related Mortgage Loan, then the Principal Distribution Amount for the Distribution Date corresponding to the Collection Period in which this item was recovered will be increased by the lesser of (a) the amount of the item and (b) any previous reduction in the Principal Distribution Amount for a prior Distribution Date pursuant to this paragraph. Amounts in respect of the Four Seasons Resort and Club - Dallas, TX Non-Pooled Component are not available for distributions on the Certificates (other than the Class FS Certificates), nor are they available for the reimbursement of nonrecoverable Advances of principal and interest on the Certificates (other than the Class FS Certificates) to the extent unrelated to the Four Seasons Resort and Club - Dallas, TX Loan.

Appraisal Reductions

Other than with respect to each of The Gas Company Tower Loan, the RLJ Hotel Pool Loan and the 500–512 Seventh Avenue Loan, upon the earliest of the date (each such date, a “Required Appraisal Date”) that (1) any Mortgage Loan (including The Gas Company Tower Pari Passu Loan, the 311 South Wacker Pari Passu Loan, the RLJ Hotel Pool Pari Passu Loan, the 500-512 Seventh Avenue Pari Passu Loan and the Newport Bluffs Pari Passu Loan) is 60 days delinquent in respect of any Periodic Payments, (2) any REO Property is acquired on behalf of the Trust Fund in respect of any Mortgage Loan, (3) any Mortgage Loan has been modified by the Special Servicer to reduce the amount of any Periodic Payment, other than a Balloon Payment, (4) a receiver is appointed and continues in such capacity in respect of the Mortgaged Property securing any Mortgage Loan, (5) a borrower with respect to any Mortgage Loan becomes subject to any bankruptcy proceeding, (6) a Balloon Payment with respect to any Mortgage Loan (including The Gas Company Tower Pari Passu Loan, the 311 South Wacker Pari Passu Loan, the RLJ Hotel Pool Pari Passu Loan, the 500-512 Seventh Avenue Pari Passu Loan and the Newport Bluffs Pari Passu Loan) has not been paid on its scheduled maturity date, unless the Master Servicer has, on or prior to 60 days following the scheduled maturity date of such Balloon Payment, received written evidence from an institutional lender of such lender’s binding commitment to refinance such Mortgage Loan (including The Gas Company Tower Pari Passu Loan, the 311 South Wacker Pari Passu Loan, the RLJ Hotel Pool Pari Passu Loan, the 500-512 Seventh Avenue Pari Passu Loan and the Newport Bluffs Pari Passu Loan) within 60 days after the Due Date of such Balloon Payment (provided that if such refinancing does not occur during such time specified in the commitment, the related Mortgage Loan (including The Gas Company Tower Pari Passu Loan, the 311 South Wacker Pari Passu Loan, the RLJ Hotel Pool Pari Passu Loan, the 500-512 Seventh Avenue Pari Passu Loan and the Newport Bluffs Pari Passu Loan) will immediately become a Required Appraisal Loan) or (7) any Mortgage Loan is outstanding 60 days after the third anniversary of an extension of its scheduled maturity date (each such Mortgage Loan, including an REO Loan, a “Required Appraisal Loan”), the Special Servicer is required to obtain (within 60 days of the applicable Required Appraisal Date) an appraisal of the related Mortgaged Property prepared in accordance with 12 CFR Section 225.62 and conducted in accordance with the standards of the Appraisal Institute by a Qualified Appraiser (or with respect to any

Mortgage Loan with an outstanding principal balance less than $2 million, an internal valuation performed by the Special Servicer), unless such an appraisal had previously been obtained within the prior twelve months. A “Qualified Appraiser” is an independent appraiser, selected by the Special Servicer or the Master Servicer, that is a member in good standing of the Appraisal Institute, and that, if the state in which the subject Mortgaged Property is located certifies or licenses appraisers, is certified or licensed in such state, and in each such case, who has a minimum of five years experience in the subject property type and market. The cost of such appraisal will be advanced by the Master Servicer, subject to the Master Servicer’s right to be reimbursed therefor out of Related Proceeds or, if not reimbursable therefrom, out of general funds on deposit in the Certificate Account. As a result of any such appraisal, it may be determined that an “Appraisal Reduction Amount” exists with respect to the related Required Appraisal Loan, such determination to be made by the Special Servicer as described below. The Appraisal Reduction Amount for any Required Appraisal Loan will be calculated by the Master Servicer and will equal the excess, if any, of (a) the sum (without duplication), as of the first Determination Date immediately succeeding the Master Servicer’s obtaining knowledge of the occurrence of the Required Appraisal Date if no new appraisal is required or the date on which the appraisal or internal valuation, if applicable, is obtained and each Determination Date thereafter so long as the related Mortgage Loan remains a Required Appraisal Loan, of (i) the Stated Principal Balance of such Required Appraisal Loan and any Companion Loans related thereto (including, with respect to the Four Seasons Resort and Club - Dallas, TX Loan, the Four Seasons Resort and Club - Dallas, TX Non-Pooled Component), (ii) to the extent not previously advanced by or on behalf of the Master Servicer or the Co-Trustee, all unpaid interest on the Required Appraisal Loan and any related Companion Loans to the extent the Special Servicer had actual knowledge of such advance, through the most recent Due Date prior to such Determination Date at a per annum rate equal to the related Net Mortgage Rate for the Required Appraisal Loan and the related fixed annualized rate of interest scheduled to accrue for the related Companion Loans (exclusive of any portion thereof that constitutes Additional Interest), (iii) all accrued but unpaid Servicing Fees and all accrued but unpaid Additional Trust Fund Expenses in respect of such Required Appraisal Loan and any related Companion Loans, plus, with respect to any Pari Passu Companion Loan (other than The Gas Company Tower Pari Passu Companion Loan, the RLJ Hotel Pool Pari Passu Companion Loans and the 500–512 Seventh Avenue Pari Passu Companion Loan), similar fees and expenses to the extent the Special Servicer has actual knowledge of such fees and expenses, (iv) all related unreimbursed Advances (plus accrued interest thereon) made by or on behalf of the Master Servicer, the Special Servicer or the Co-Trustee with respect to such Required Appraisal Loan and any related Companion Loan and (v) all currently due and unpaid real estate taxes and reserves owed for improvements and assessments, insurance premiums, and, if applicable, ground rents in respect of the related Mortgaged Property, over (b) an amount equal to the sum of (i) all escrows, reserves and letters of credit held for the purposes of reserves (provided such letters of credit may be drawn upon for reserve purposes under the related Mortgage Loan documents) held with respect to such Required Appraisal Loan, plus (ii) 90% of the appraised value (net of any prior liens and estimated liquidation expenses) of the related Mortgaged Property (or in the case of the Four Seasons Resort and Club - Dallas, TX Loan, such Mortgage Loan’s allocable portion of the appraised value of the related Mortgaged Property) as determined by such appraisal less any downward adjustments made by the Master Servicer (without implying any obligation to do so) based upon its review of the Appraisal and such other information as the Special Servicer deems appropriate. If the Special Servicer has not obtained a new appraisal (or performed an internal valuation, if applicable) within the time limit described above, the Appraisal Reduction Amount for the related Mortgage Loan will equal 25% of the principal balance of such Mortgage Loan (including, with respect to the Four Seasons Resort and Club - Dallas, TX Loan, the Four Seasons Resort and Club - Dallas, TX Non-Pooled Component), to be adjusted upon receipt of the new appraisal (or internal valuation, if applicable).

As a result of calculating an Appraisal Reduction Amount with respect to a Mortgage Loan, the interest portion of a P&I Advance for such Mortgage Loan for the related Distribution Date will be reduced, which will have the effect of reducing the amount of interest available for distribution to the Subordinate Certificates in reverse order of entitlement to distribution with respect to such Classes; provided that with respect to any Appraisal Reduction Amount related to the Four Seasons Resort and Club - Dallas, TX Loan, such amounts will be allocated first to the Four Seasons Resort and Club - Dallas, TX Non-Pooled Component (and, therefore to the Class FS Certificates) prior to any application of such amounts to the Four Seasons Resort and Club - Dallas, TX Pooled Component (and as a result to the Offered Certificates). See “—P&I Advances” above. Any such Appraisal Reduction Amounts on Mortgage Loans with Subordinate Companion Loans will generally be allocated first, to the Subordinate Companion Loan, and second, to the related Mortgage Loan. With respect to The Gas Company Tower Loan, the appraisal reduction amount will be calculated under the J.P. Morgan 2006-LDP8 Pooling and Servicing Agreement in a manner generally the same as an Appraisal Reduction Amount as described above. See “—Servicing of The Gas Company Tower Loan” in this prospectus supplement. For the purpose of calculating P&I Advances only, the aggregate Appraisal Reduction Amounts will be allocated to the Certificate Balance of each Class of Sequential Pay Certificates in reverse order of payment priorities. With respect to each of the RLJ Hotel Pool Loan and the 500–512 Seventh Avenue Loan, the appraisal reduction amount will be calculated under the 2006-C27 Pooling and Servicing Agreement in a manner generally the same as an Appraisal Reduction Amount as described above. “—Servicing of each of the RLJ Hotel Pool Loan and the 500–512 Seventh Avenue Loan” in this prospectus supplement.

Reports to Certificateholders; Available Information

Trustee Reports.    Based solely on information provided in monthly reports prepared by the Master Servicer and the Special Servicer (and subject to the limitations with respect thereto) and delivered to the Trustee, the Trustee is required to provide or make available electronically (on the Trustee’s internet website initially located at www.ctslink.com) on each Distribution Date to the general public:

(a)    A statement (a “Distribution Date Statement”), substantially in the form of Annex B to this prospectus supplement, setting forth, among other things, for each Distribution Date:

(i)    the amount of the distribution to the holders of each Class of REMIC Regular Certificates in reduction of the Certificate Balance thereof;

(ii)    the amount of the distribution to the holders of each Class of REMIC Regular Certificates allocable to Distributable Certificate Interest and the applicable Interest Distribution Amount;

(iii)    the amount of the distribution to the holders of each Class of REMIC Regular Certificates allocable to Prepayment Premiums and Yield Maintenance Charges;

(iv)    the amount of the distribution to the holders of each Class of REMIC Regular Certificates in reimbursement of previously allocated Realized Losses and Additional Trust Fund Expenses;

(v)    the Available Distribution Amount and the Class FS Available Distribution Amount for such Distribution Date;

(vi)    (a) the aggregate amount of P&I Advances (including any such amounts made on either the RLJ Hotel Pool Loan or the 500–512 Seventh Avenue Loan as required by the 2006-C27 Pooling and Servicing Agreement) made in respect of such Distribution Date with respect to the Mortgage Pool and each Loan Group, and (b) the aggregate amount of servicing advances with respect to the Mortgage Pool and each Loan Group as of the close of business on the related Determination Date;

(vii)    the aggregate unpaid principal balance of the Mortgage Pool and each Loan Group outstanding as of the close of business on the related Determination Date;

(viii)    the aggregate Stated Principal Balance of the Mortgage Pool and each Loan Group outstanding immediately before and immediately after such Distribution Date;

(ix)    the number, aggregate unpaid principal balance, weighted average remaining term to maturity or Anticipated Repayment Date and weighted average Mortgage Rate of the Mortgage Loans in the Mortgage Pool and each Loan Group as of the close of business on the related Determination Date;

(x)    the number of Mortgage Loans and the aggregate Stated Principal Balance (immediately after such Distribution Date) of the Mortgage Loans (a) delinquent 30-59 days, (b) delinquent 60-89 days, (c) delinquent 90 days or more, (d) as to which foreclosure proceedings have been commenced and (e) with respect to each Specially Serviced Mortgage Loan, the Mortgaged Property type and a brief description of the reason for delinquency and the Mortgage Loan’s status, if known by the Master Servicer or Special Servicer, as applicable, and provided to the Trustee;

(xi)    as to each Mortgage Loan referred to in the preceding Clause (x) above: (a) the loan number thereof, (b) the Stated Principal Balance thereof immediately following such Distribution Date and (c) a brief description of any loan modification;

(xii)    with respect to any Mortgage Loan as to which a liquidation event occurred during the related Collection Period (other than a payment in full), (a) the loan number thereof, (b) the aggregate of all liquidation proceeds and other amounts received in connection with such liquidation event (separately identifying the portion thereof allocable to distributions on the Certificates), and (c) the amount of any Realized Loss in connection with such liquidation event;

(xiii) with respect to any REO Property included in the Trust Fund as to which the Special Servicer has determined, in accordance with the Servicing Standard, that all payments or recoveries with respect to such property have been ultimately recovered (a “Final Recovery Determination”) was made during the related Collection Period, (a) the loan number of the related Mortgage Loan, (b) the aggregate of all liquidation proceeds and other amounts received in connection with such Final Recovery Determination (separately identifying the portion thereof allocable to distributions on the Certificates), and (c) the amount of any Realized Loss in respect of the related REO Property in connection with such Final Recovery Determination;

(xiv) the Accrued Certificate Interest in respect of each Class of REMIC Regular Certificates for such Distribution Date;

(xv) any unpaid Distributable Certificate Interest in respect of each Class of REMIC Regular Certificates and the Class A-4FL Regular Interest after giving effect to the distributions made on such Distribution Date;

(xvi) the Pass-Through Rate for each Class of REMIC Regular Certificates for such Distribution Date;

(xvii) the Principal Distribution Amount;

(xviii) the Principal Distribution Amount, the Class FS Principal Distribution Amount, the Loan Group 1 Principal Distribution Amount and the Loan Group 2 Principal Distribution Amount for such Distribution Date (and, in the case of any principal prepayment or other unscheduled collection of principal received during the related Collection Period, the loan number for the related Mortgage Loan and the amount of such prepayment or other collection of principal);

(xix) the aggregate of all Realized Losses incurred during the related Collection Period and all Additional Trust Fund Expenses incurred during the related Collection Period;

(xx) the aggregate of all Realized Losses and Additional Trust Fund Expenses that were allocated to each Class of Certificates on such Distribution Date;

(xxi) the Certificate Balance of each Class of REMIC Regular Certificates (other than the Class IO Certificates) and the Notional Amount of the Class IO Certificates immediately before and immediately after such Distribution Date, separately identifying any reduction therein due to the allocation of Realized Losses and Additional Trust Fund Expenses on such Distribution Date;

(xxii) the certificate factor for each Class of REMIC Regular Certificates immediately following such Distribution Date;

(xxiii) the aggregate amount of interest on P&I Advances (including any such advances made on The Gas Company Tower Loan as required by the J.P. Morgan 2006-LDP8 Pooling and Servicing Agreement and any such advances made on either the RLJ Hotel Pool Loan or the 500–512 Seventh Avenue Loan as required by the 2006-C27 Pooling and Servicing Agreement) paid to the Master Servicer or the Co-Trustee (or the 2006-C27 Master Servicer or the 2006-C27 Trustee, as applicable) with respect to the Mortgage Pool and each Loan Group during the related Collection Period;

(xxiv) the aggregate amount of interest on servicing advances paid to the Master Servicer, the Special Servicer and the Co-Trustee (and if applicable, the 2006-C27 Master Servicer, the 2006-C27 Special Servicer and the 2006-C27 Trustee) with respect to the Mortgage Pool and each Loan Group during the related Collection Period;

(xxv)    the aggregate amount of servicing fees and Trustee Fees paid to the Master Servicer, the Special Servicer, the Trustee and the Co-Trustee, as applicable, during the related Collection Period;

(xxvi)    the loan number for each Required Appraisal Loan and any related Appraisal Reduction Amount as of the related Determination Date;

(xxvii)    the loan number for each Mortgage Loan which has experienced a material modification, extension or waiver;

(xxviii)    the loan number for each Mortgage Loan which has experienced a breach of the representations and warranties given with respect to a Mortgage Loan by the applicable Mortgage Loan Seller, as provided by the Master Servicer or the Depositor;

(xxix)    the original and thereafter, the current credit support levels for each Class of REMIC Regular Certificates;

(xxx)    the original and thereafter, the current ratings for each Class of REMIC Regular Certificates;

(xxxi)    the aggregate amount of Prepayment Premiums and Yield Maintenance Charges collected with respect to the Mortgage Pool and each Loan Group during the related Collection Period;

(xxxii)    the amounts, if any, actually distributed with respect to the Class R-I Certificates, Class R-II Certificates, Class Z Certificates and Class FS Certificates on such Distribution Date; and

(xxxiii)    the value of any REO Property included in the Trust Fund as of the end of the Collection Period, based on the most recent appraisal or valuation.

(b)    A “CMSA Loan Periodic Update File” and a “CMSA Property File” (in electronic form and substance as provided by the Master Servicer and/or the Special Servicer) setting forth certain information (with respect to CMSA Loan Periodic Update File, as of the related Determination Date) with respect to the Mortgage Loans and the Mortgaged Properties, respectively.

(c)    A “CMSA Collateral Summary File” and a “CMSA Bond File” setting forth certain information with respect to the Mortgage Loans and the Certificates, respectively.

(d)    A “CMSA Reconciliation of Funds Report” setting forth certain information with respect to the Mortgage Loans and the Certificates.

Copies of each Distribution Date Statement will be filed with the Securities and Exchange Commission (“SEC”) through its EDGAR system located at www.sec.gov under the name of the Issuing Entity for so long as the Issuing Entity is subject to the reporting requirement of the Securities Exchange Act of 1934, as amended. The public also may read and copy any materials filed with the SEC at its Public Reference Room located at

100 F Street, NE, Washington, DC 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.

The Master Servicer and/or the Special Servicer is required to deliver (in electronic format acceptable to the Trustee and Master Servicer) to the Trustee prior to each Distribution Date and the Trustee is required to provide or make available electronically to each Certificateholder, the Depositor, the Underwriters and each Rating Agency on each Distribution Date, the following reports:

(a) CMSA Delinquent Loan Status Report;

(b) CMSA Historical Loan Modification and Corrected Mortgage Loan Report;

(c) CMSA REO Status Report;

(d) CMSA Servicer Watch List/Portfolio Review Guidelines;

(e) CMSA Operating Statement Analysis Report;

(f) CMSA NOI Adjustment Worksheet;

(g) CMSA Comparative Financial Status Report;

(h) CMSA Loan Level Reserve/LOC Report; and

(i) CMSA Advance Recovery Report.

Each of the reports referenced as CMSA reports will be in the form prescribed in the standard Commercial Mortgage Securities Association (“CMSA”) investor reporting package. Forms of these reports are available at the CMSA’s website located at www.cmbs.org.

The reports identified in clauses (a), (b), (c), (h) and (i) above are referred to in this prospectus supplement as the “Unrestricted Servicer Reports”, and the reports identified in clauses (d), (e), (f) and (h) above are referred to in this prospectus supplement as the “Restricted Servicer Reports”.

In addition, within a reasonable period of time after the end of each calendar year, the Trustee is required to send to each person who at any time during the calendar year was a Certificateholder of record, a report summarizing on an annual basis (if appropriate) certain items provided to Certificateholders in the monthly Distribution Date Statements and such other information as may be required to enable such Certificateholders to prepare their federal income tax returns. Such information is required to include the amount of original issue discount accrued on each Class of Certificates and information regarding the expenses of the Trust Fund. Such requirements shall be deemed to be satisfied to the extent such information is provided pursuant to applicable requirements of the Code in force from time to time.

The information that pertains to Specially Serviced Mortgage Loans reflected in reports will be based solely upon the reports delivered by the Special Servicer or the Master Servicer to the Trustee prior to the related Distribution Date. Absent manifest error, none of the Master Servicer, the Special Servicer, or the Trustee will be responsible for the accuracy or completeness of any information supplied to it by a mortgagor or third-party that is included in any reports, statements, materials or information prepared or provided by the Master Servicer, the Special Servicer, or the Trustee, as applicable.

The Trustee is responsible for the preparation of tax returns on behalf of the Trust Fund and the preparation of monthly reports on Form 10-D (based on information included in the monthly Distribution Date Statements and other information provided by other transaction parties) and annual reports on Form 10-K that are required to be filed with the SEC on behalf of the Trust Fund.

The Trustee will make the Distribution Date Statement available each month to the general public via the Trustee’s internet website. The Trustee will also make the periodic reports described in the prospectus under “WHERE YOU CAN FIND MORE INFORMATION” and “INCORPORATION OF CERTAIN INFORMATION BY REFERENCE” relating to the Issuing Entity available through its website on the same date they are filed with the SEC. The Trustee’s internet website will initially be located at www.ctslink.com. Assistance in using the website can be obtained by calling the Trustee’s customer service desk at (301) 815-6600. Parties that are unable to use the website are entitled to have a paper copy mailed to them at no charge via first class mail by calling the customer service desk.

Book-Entry Certificates.    Until such time as definitive Offered Certificates are issued in respect of the Book-Entry Certificates, the foregoing information will be available to the holders of the Book-Entry Certificates only to the extent it is forwarded by or otherwise available through DTC and its Participants. Any beneficial owner of a Book-Entry Certificate who does not receive information through DTC or its Participants may request that the Trustee reports be mailed directly to it by written request to the Trustee (accompanied by evidence of such beneficial ownership) at the Corporate Trust Office of the Trustee. The manner in which notices and other communications are conveyed by DTC to its Participants, and by its Participants to the holders of the Book-Entry Certificates, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. The Master Servicer, the Special Servicer, the Trustee, the Co-Trustee and the Depositor are required to recognize as Certificateholders only those persons in whose names the Certificates are registered on the books and records of the Certificate Registrar.

Information Available Electronically.    On or prior to each Distribution Date, the Trustee will make available to the general public via its internet website initially located at www.ctslink.com, (i) the related Distribution Date Statement, (ii) the CMSA Loan Periodic Update File, CMSA Loan Setup File, CMSA Bond File and CMSA Collateral Summary File, (iii) the Unrestricted Servicer Reports, (iv) as a convenience for the general public (and not in furtherance of the distribution thereof under the securities laws), this prospectus supplement, the accompanying prospectus and the Pooling and Servicing Agreement, and (v) any other items at the request of the Depositor.

In addition, on each Distribution Date, the Trustee will make available via its internet website, on a restricted basis, (i) the Restricted Servicer Reports and (ii) the CMSA Property File. The Trustee shall provide access to such restricted reports, upon receipt of a certification in the form attached to the Pooling and Servicing Agreement, to Certificate Owners and prospective transferees, and upon request to any other Privileged Person and to any other person upon the direction of the Depositor.

The Trustee and Master Servicer make no representations or warranties as to the accuracy or completeness of any report, document or other information made available on its internet website and assumes no responsibility therefor. In addition, the Trustee and the Master Servicer may disclaim responsibility for any information distributed by the Trustee or the Master Servicer, as the case may be, for which it is not the original source.

The Master Servicer may make available each month via the Master Servicer’s internet website, initially located at www.wachovia.com (i) to any interested party, the Unrestricted Servicer Reports, the CMSA Loan Setup File and the CMSA Loan Periodic Update File, and (ii) to any Privileged Person, with the use of a password provided by the Master Servicer to such Privileged Person, the Restricted Servicer Reports and the CMSA Property File. For assistance with the Master Servicer’s internet website, investors may call (800) 326-1334.

“Privileged Person” means any Certificateholder or any person identified to the Trustee or the Master Servicer, as applicable, as a prospective transferee of an Offered Certificate or any interests therein (that, with respect to any such holder or Certificate Owner or prospective transferee, has provided to the Trustee or the Master Servicer, as applicable, a certification in the form attached to the Pooling and Servicing Agreement), any Rating Agency, the Mortgage Loan Sellers, any holder of a Companion Loan, the Depositor and its designees, the Underwriters or any party to the Pooling and Servicing Agreement.

In connection with providing access to the Trustee’s internet website or the Master Servicer’s internet website, the Trustee or the Master Servicer, as applicable, may require registration and the acceptance of a disclaimer. Neither the Trustee nor the Master Servicer shall be liable for the dissemination of information in accordance with the Pooling and Servicing Agreement.

Other Information.    The Pooling and Servicing Agreement requires that the Master Servicer or the Special Servicer make available at its offices primarily responsible for administration of the Trust Fund, during normal business hours, or send the requesting party at the expense of such requesting party, for review by any holder or Certificate Owner owning an Offered Certificate or an interest therein or any person identified by the Trustee to the Master Servicer or Special Servicer, as the case may be, as a prospective transferee of an Offered Certificate or an interest therein, originals or copies of, among other things, the following items: (a) the Pooling and Servicing Agreement and any amendments thereto, (b) all Distribution Date Statements delivered to holders of the relevant Class of Offered Certificates since the Closing Date, (c) all officer’s certificates delivered by the Master Servicer since the Closing Date as described under “DESCRIPTION OF THE POOLING AND SERVICING AGREEMENTS—Evidence as to Compliance” in the accompanying prospectus, (d) all accountants’ reports delivered with respect to the Master Servicer since the Closing Date as described under “DESCRIPTION OF THE POOLING AND SERVICING AGREEMENTS—Evidence as to Compliance” in the accompanying prospectus, (e) the most recent property inspection report prepared by or on behalf of the Master Servicer in respect of each Mortgaged Property, (f) the most recent Mortgaged Property annual operating statements and rent roll, if any, collected by or on behalf of the Master Servicer, (g) any and all modifications, waivers and amendments of the terms of a Mortgage Loan entered into by the Special Servicer, (h) the Mortgage File relating to each Mortgage Loan, and (i) any and all officers’ certificates and other evidence prepared by the Master Servicer or the Special Servicer to support its determination that any Advance was or, if made, would not be recoverable from Related Proceeds. Copies of any and all of the foregoing items will be available from the Master Servicer or Special Servicer, as the case may be, upon request; however, the Master Servicer or Special Servicer, as the case may be, will be permitted to require (other than from the Rating Agencies) a certification from the person seeking such information (covering among other matters, confidentiality) and payment of a sum sufficient to cover the reasonable costs and expenses of providing such information to Certificateholders, Certificate Owners and their prospective transferees, including, without limitation, copy charges and reasonable fees for employee time and for space.

Assumed Final Distribution Date; Rated Final Distribution Date

The “Assumed Final Distribution Date” with respect to any Class of REMIC Regular Certificates is the Distribution Date on which the Certificate Balance of such Class of Certificates would be reduced to zero based on the assumption that no Mortgage Loan is voluntarily prepaid prior to its stated maturity date (except for the ARD Loans which are assumed to be paid in full on their respective Anticipated Repayment Dates) and otherwise based on the “Table Assumptions” set forth under “YIELD AND MATURITY CONSIDERATIONS—Weighted Average Life” in this prospectus supplement, which Distribution Date shall in each case be as follows:

Class Designation	Assumed Final Distribution Date
Class A-1	May 15, 2011
Class A-2	October 15, 2011
Class A-PB	May 15, 2016
Class A-3	July 15, 2016
Class A-4	September 15, 2016
Class A-1A	October 15, 2016
Class IO	N/A
Class A-M	October 15, 2016
Class A-J	October 15, 2016
Class B	October 15, 2016
Class C	October 15, 2016
Class D	October 15, 2016
Class E	October 15, 2016

The Assumed Final Distribution Dates set forth above were calculated without regard to any delays in the collection of Balloon Payments and without regard to a reasonable liquidation time with respect to any Mortgage Loans that may be delinquent. Accordingly, in the event of defaults on the Mortgage Loans, the actual final Distribution Date for one or more Classes of the Offered Certificates may be later, and could be substantially later, than the related Assumed Final Distribution Date(s).

In addition, the Assumed Final Distribution Dates set forth above were calculated on the basis of a 0% CPR (as defined in this prospectus supplement) (except that it is assumed that the ARD Loans pay their respective principal balances on their related Anticipated Repayment Dates) and no losses on the Mortgage Loans. Because the rate of principal payments (including prepayments) on the Mortgage Loans can be expected to exceed the scheduled rate of principal payments, and could exceed such scheduled rate by a substantial amount, and because losses may occur in respect of the Mortgage Loans, the actual final Distribution Date for one or more Classes of the Offered Certificates may be earlier, and could be substantially earlier, than the related Assumed Final Distribution Date(s). The rate of principal payments (including prepayments) on the Mortgage Loans will depend on the characteristics of the Mortgage Loans, as well as on the prevailing level of interest rates and other economic factors, and no assurance can be given as to actual principal payment experience. Finally, the Assumed Final Distribution Dates were calculated assuming there would not be an early termination of the Trust Fund. See “YIELD AND MATURITY CONSIDERATIONS” and “DESCRIPTION OF THE MORTGAGE POOL” in this prospectus supplement and “YIELD CONSIDERATIONS” and “DESCRIPTION OF THE TRUST FUNDS” in the accompanying prospectus.

The “Rated Final Distribution Date” with respect to each Class of Offered Certificates is the Distribution Date in October 2048 the first Distribution Date that follows the second anniversary of the end of the amortization term for the Mortgage Loan that, as of the Cut-Off Date, has the longest remaining amortization term. The rating assigned by a Rating Agency to any Class of Offered Certificates entitled to receive distributions in respect of principal reflects an assessment of the likelihood that Certificateholders of such Class will receive, on or before the Rated Final Distribution Date, all principal distributions to which they are entitled. See “RATINGS” in this prospectus supplement.

Voting Rights

At all times during the term of the Pooling and Servicing Agreement, 100% of the voting rights for the Certificates (the “Voting Rights”) will be allocated among the respective Classes of Certificates as follows: (i) 4% in the aggregate in the case of the Class IO Certificates (allocated, pro rata, between the Classes of Class IO Certificates based on Notional Amount) and (ii) in the case of any Class of Sequential Pay Certificates, a percentage equal to the product of 96% and a fraction, the numerator of which is equal to the aggregate Certificate Balance of such Class of Certificates (as adjusted by treating any Appraisal Reduction Amount as a Realized Loss solely for the purposes of adjusting Voting Rights) and the denominator of which is equal to the aggregate Certificate Balances of all Classes of Sequential Pay Certificates, determined as of the Distribution Date immediately preceding such time; provided, however, that the treatment of any Appraisal Reduction Amount as a Realized Loss shall not reduce the Certificate Balances of any Class for the purpose of determining the Controlling Class, the Controlling Class Representative or the Majority Subordinate Certificateholder. The holders of the Class R-I Certificates, Class R-II Certificates, Class Z Certificates and Class FS Certificates will not be entitled to any Voting Rights. Voting Rights allocated to a Class of Certificates will be allocated among the related Certificateholders in proportion to the percentage interests in such Class evidenced by their respective Certificates. The Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates, Class A-PB Certificates, Class A-4 Certificates and Class A-1A Certificates and the Class A-4FL Regular Interest will be treated as one Class for determining the Controlling Class. In addition, if either the Master Servicer or the Special Servicer is the holder of any Sequential Pay Certificate, neither of the Master Servicer or Special Servicer, in its capacity as a Certificateholder, will have Voting Rights with respect to matters concerning compensation affecting the Master Servicer or the Special Servicer. See “DESCRIPTION OF THE CERTIFICATES—Voting Rights” in the accompanying prospectus.

Termination

The obligations created by the Pooling and Servicing Agreement will terminate following the earlier of (i) the final payment (or advance in respect thereof) or other liquidation of the last Mortgage Loan or REO Property, and (ii) the purchase of all of the Mortgage Loans (including the Four Seasons Resort and Club - Dallas, TX Non-Pooled Component) and all of the REO Properties, if any, remaining in the Trust Fund by the Master Servicer, the Special Servicer or any single Certificateholder (so long as such Certificateholder is not an affiliate of the Depositor or a Mortgage Loan Seller) that is entitled to greater than 50% of the Voting Rights allocated to the Class of Sequential Pay Certificates with the lowest payment priority then outstanding (or if no Certificateholder is entitled to greater than 50% of the Voting Rights of such Class, the Certificateholder with the largest percentage of Voting Rights allocated to such Class) (the “Majority Subordinate Certificateholder”) and distribution or provision for distribution thereof to the Certificateholders. Certain of the parties purchasing the assets of the Trust Fund mentioned above may be affiliates of the Depositor, the Sponsors, the Master Servicer, the Special Servicer, the Trustee or the Co-Trustee. Written notice of termination of the Pooling and Servicing Agreement will be given to each Certificateholder, and the final distribution will be made only upon surrender and cancellation of the Certificates at the office of the Trustee or other registrar for the Certificates or at such other location as may be specified in such notice of termination.

Any such purchase by the Master Servicer, the Special Servicer or the Majority Subordinate Certificateholder of all the Mortgage Loans and all of the REO Properties, if any, remaining in the Trust Fund is required to be made at a price equal to (i) the aggregate Purchase Price of all the Mortgage Loans (other than REO Loans) then included in the Trust Fund, plus (ii) the fair market value of all REO Properties then included in the Trust Fund, as determined by an independent appraiser selected by the Master Servicer and approved by the Trustee (which may be less than the Purchase Price for the corresponding REO Loan), minus (iii) if the purchaser is the Master Servicer, the aggregate of amounts payable or reimbursable to the Master Servicer under the Pooling and Servicing Agreement. Such purchase will effect early retirement of the then outstanding Offered Certificates, but the right of the Master Servicer, the Special Servicer or the Majority Subordinate Certificateholder to effect such purchase is subject to the requirement that the aggregate principal balance of the Mortgage Loans (including, with respect to the Four Seasons Resort and Club - Dallas, TX Loan, the Four Seasons Resort and Club - Dallas, TX Non-Pooled Component) is less than 1% of the Cut-Off Date Pool Balance.

The purchase price paid in connection with the purchase of all Mortgage Loans and REO Properties remaining in the Trust Fund, exclusive of any portion thereof payable or reimbursable to any person other than the Certificateholders, will constitute part of the Available Distribution Amount for the final Distribution Date. The Available Distribution Amount for the final Distribution Date will be distributed by the Trustee generally as described under “—Distributions—Application of the Available Distribution Amount” in this prospectus supplement except that the distributions of principal on any Class of Sequential Pay Certificates and the Class A-4FL Regular Interest described thereunder will be made, subject to available funds and the distribution priorities described thereunder, in an amount equal to the entire Certificate Balance of such Class of Certificates or the Class A-4FL Regular Interest remaining outstanding.

An exchange by any Certificateholder of all of the then outstanding Certificates (other than the Class FS Certificates, the Class Z Certificates and the REMIC Residual Certificates) for all of the Mortgage Loans and each REO Property remaining in the Trust Fund may be made: (i) if the then outstanding Certificates (other than the Class Z Certificates and the REMIC Residual Certificates) are held by a single Certificateholder, (ii) after the Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates, Class A-PB Certificates, Class A-4 Certificates, Class A-4FL Regular Interest, Class A-1A Certificates, Class A-M Certificates, Class A-J Certificates, Class B Certificates, Class C Certificates, Class D Certificates and Class E Certificates have been paid in full, and (iii) by giving written notice to each of the parties to the Pooling and Servicing Agreement no later than 30 days prior to the anticipated date of exchange; provided, however, that with respect to the Four Seasons Resort and Club - Dallas, TX Loan, contemporaneously with such exchange for the Mortgage Loans, the holder of the Class FS Certificates and such Certificateholder shall be required to enter into a participation and servicing agreement that provides the holder of the Class FS Certificates substantially the same rights as provided to the Four Seasons Resort and Club - Dallas, TX Non-Pooled Component under the Pooling and Servicing Agreement in consideration for the Class FS Certificates. In the event that such Certificateholder elects to exchange its Certificates for all of the Mortgage Loans and each REO Property remaining in the Trust Fund, such Certificateholder must deposit in the Certificate Account, in immediately available funds, an amount equal to all amounts then due and owing to the Master Servicer, the Special Servicer, the Trustee, the Co-Trustee, the Certificate Registrar, the REMIC Administrator and their respective agents under the Pooling and Servicing Agreement.

For the purposes of the foregoing provisions relating to termination of the Trust Fund, with respect to each of The Gas Company Tower Loan, the RLJ Hotel Pool Loan and the 500–512 Seventh Avenue Loan, the term REO Property refers to the Trust Fund’s beneficial interest in the related REO Property under J.P. Morgan 2006-LDP8 Pooling and Servicing Agreement or the 2006-C27 Pooling and Servicing Agreement, as applicable).

The Trustee

Wells Fargo Bank, N.A. (“Wells Fargo”) is acting as trustee (the “Trustee”) pursuant to the Pooling and Servicing Agreement. See “DESCRIPTION OF THE POOLING AND SERVICING AGREEMENTS—The Trustee”, “—Duties of the Trustee”, “—Certain Matters Regarding the Trustee” and “—Resignation and Removal of the Trustee” in the accompanying prospectus. Wells Fargo is also one of the J.P. Morgan 2006-LDP8 Master Servicers and the 2006-C27 Trustee. Any expenses incurred in removing the Trustee and/or appointing a successor trustee will be Additional Trust Fund Expenses; provided, however, in the event that the Trustee is removed pursuant to the terms of the Pooling and Servicing Agreement, or resigns or transfers its business, the Trustee shall bear all such expenses incurred by the Trust Fund in appointing a successor trustee; provided, however, if the Trustee is removed without cause, the removing party shall pay the expenses of appointing a successor trustee. As compensation for its services, the Trustee will be entitled to receive monthly, from general funds on deposit in the Distribution Account, the Trustee Fee. The “Trustee Fee” for each Mortgage Loan and each REO Loan for any Distribution Date equals one month’s interest for the most recently ended calendar month (calculated on the basis of a 360-day year consisting of twelve 30-day months), accrued at the Trustee Fee Rate on the Stated Principal Balance of such Mortgage Loan or REO Loan, as the case may be, outstanding immediately following the prior Distribution Date (or, in the case of the initial Distribution Date, as of the Closing Date). The Trustee Fee Rate is a per annum rate set forth in the Pooling and Servicing Agreement. In addition, the Trustee will be entitled to recover from the Trust Fund all reasonable unanticipated expenses and disbursements incurred or made by the Trustee in accordance with any of the provisions of the Pooling and Servicing Agreement, but not including expenses incurred in the ordinary course of performing its duties as Trustee under the Pooling and Servicing Agreement, and not including any such expense, disbursement or advance as may arise from its willful misconduct, negligence or bad faith. The Trustee will not be entitled to any fee with respect to any Companion Loan. The Trustee also has certain duties with respect to REMIC Administration (in such capacity, the “REMIC Administrator”). See “MATERIAL FEDERAL INCOME TAX CONSEQUENCES—Federal Income Tax Consequences for REMIC Certificates—Taxation of Owners of REMIC Residual Certificates” and “—Reporting and Other Administrative Matters” in the accompanying prospectus.

The Trustee and any director, officer, employee, affiliate, agent or “control” person within the meaning of the Securities Act of the Trustee will be entitled to be indemnified for and held harmless by the Trust Fund against any loss, liability or reasonable “out-of-pocket” expense (including, without limitation, costs and expenses of litigation, and of investigation, counsel fees, damages, judgments and amounts paid in settlement) arising out of, or incurred in connection with the Pooling and Servicing Agreement, the Mortgage Loans or the Certificates or any act of the Master Servicer or the Special Servicer taken on behalf of the Trustee as provided for in the Pooling and Servicing Agreement; provided that such expense is an “unanticipated expense incurred by the REMIC” within the meaning of Treasury Regulations Section 1.860G-1(b)(3)(ii); provided, further, that neither the Trustee, nor any of the other above specified persons will be entitled to indemnification pursuant to the Pooling and Servicing Agreement for (1) any liability specifically required to be borne thereby pursuant to the terms of the Pooling and Servicing Agreement, or (2) any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of the Trustee’s obligations and duties under the Pooling and Servicing Agreement, or by reason of its negligent disregard of such obligations and duties, or as may arise from a breach of any representation, warranty or covenant of the Trustee, as applicable, made in the Pooling and Servicing Agreement.

Wells Fargo will act as Trustee and Custodian under the Pooling and Servicing Agreement. Wells Fargo is a national banking association and a wholly-owned subsidiary of Wells Fargo & Company. A diversified financial services company with approximately $482 billion in assets, 23 million customers and 153,000 employees as of December 31, 2005, Wells Fargo & Company is among the leading U.S. bank holding companies, providing banking, insurance, trust, mortgage and consumer finance services throughout the United States. Wells Fargo provides retail and commercial banking services and corporate trust, custody, securities lending, securities transfer, cash management, investment management and other financial and fiduciary services. The Depositor, the Mortgage Loan Sellers and the Servicer may maintain banking and other commercial relationships with Wells Fargo and its affiliates. Wells Fargo’s principal corporate trust offices are located at 9062 Old Annapolis Road, Columbia, Maryland 21045-1951 and its office for certificate transfer services is located at Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479-0113.

Wells Fargo has provided corporate trust services since 1934. Wells Fargo acts as trustee with respect to a variety of transactions and asset types including corporate and municipal bonds, mortgage-backed and asset-backed securities and collateralized debt obligations. As of March 31, 2006, Wells Fargo was acting as trustee on over 270 series of commercial mortgage-backed securities with an aggregate principal balance of over $250 billion.

In its capacity as trustee on commercial mortgage securitizations, Wells Fargo is generally required to make an advance if the related master servicer or special servicer fails to make a required advance. In the past three years, Wells Fargo has not been required to make an advance on a commercial mortgage-backed securities transaction.

Under the terms of the Pooling and Servicing Agreement, the Trustee is also responsible for securities administration, which includes pool performance calculations, distribution calculations and the preparation of monthly distribution reports. In addition, the Trustee is responsible for the preparation of all REMIC tax returns on behalf of each REMIC included in the Trust Fund and the preparation of monthly distribution reports on Form 10-D, annual reports on Form 10-K and current reports on Form 8-K that are required to be filed with the SEC on behalf of the Trust Fund.

The Trustee is also authorized to invest or direct the investment of funds held in the Distribution Account, the Interest Reserve Account, the Additional Interest Account and the Gain-on-Sale Reserve Account maintained by it that relate to the Mortgage Loans and REO Properties, as the case may be, in certain short-term United States government securities and certain other permitted investment grade obligations, and the Trustee will be entitled to retain any interest or other income earned on such funds held in those accounts maintained by it, but shall be required to cover any losses on investments of funds held in those accounts maintained by it, from its own funds without any right to reimbursement, except in certain limited circumstances described in the Pooling and Servicing Agreement. Under the terms of the Pooling and Servicing Agreement, the Trustee is not responsible for making an advance if the Master Servicer or the Special Servicer fails to make a required advance.

The Co-Trustee

U.S. Bank National Association (“U.S. Bank”) is acting as co-trustee (the “Co-Trustee”) pursuant to the Pooling and Servicing Agreement.

U.S. Bank will act as Co-Trustee under the Pooling and Servicing Agreement. U.S. Bank is a national banking association and a wholly-owned subsidiary of U.S. Bancorp, which is currently ranked as the sixth largest bank holding company in the United States with total assets exceeding $213 billion as of June 30, 2006. As of June 30, 2006, U.S. Bancorp served approximately 13.5 million customers, operated 2,434 branch offices in 24 states and had over 51,000 employees. A network of specialized U.S. Bancorp offices across the nation, inside and outside its 24-state footprint, provides a comprehensive line of banking, brokerage, insurance, investment, mortgage, trust and payment services products to consumers, businesses, governments and institutions.

U.S. Bank has one of the largest corporate trust businesses in the country with offices in 31 U.S. cities. The Pooling and Servicing Agreement will be administered from U.S. Bank’s corporate trust office located at One Federal Street, 3rd Floor, Boston, MA 02110.

U.S. Bank has provided corporate trust services since 1924. As of June 30, 2006, U.S. Bank was acting as trustee with respect to 57,621 issuances of securities with an aggregate outstanding principal balance of over $1.7 trillion. This portfolio includes corporate and municipal bonds, mortgage-backed and asset-backed securities and collateralized debt obligations.

On December 30, 2005, U.S. Bank purchased the corporate trust and structured finance trust services businesses of Wachovia Corporation. Following the closing of the acquisition, the Wachovia affiliate named as fiduciary or agent, as applicable, under each client agreement will continue in that role until U.S. Bank succeeds to that role in accordance with the terms of the governing instrument or agreement and applicable law.

On July 24, 2006, U.S. Bank entered into a definitive agreement to purchase the municipal and corporate bond trustee business of SunTrust Banks, Inc. The transaction is subject to certain regulatory approvals and is expected to close by the end of the third quarter 2006 with conversion occurring during the first quarter 2007. Following the closing of the acquisition, the SunTrust affiliate named as fiduciary or agent, as applicable, under each client agreement will continue in that role until U.S. Bank succeeds to that role in accordance with the terms of the governing instrument or agreement and applicable law.

As of June 30, 2006, U.S. Bank (and its affiliate U.S. Bank Trust National Association) was acting as trustee on 78 issuances of commercial mortgage-backed securities with an outstanding aggregate principal balance of approximately $27,672,800,000.

The Co-Trustee and any director, officer, employee, affiliate, agent or “control” person within the meaning of the Securities Act of the Co-Trustee will be entitled to be indemnified for and held harmless by the Trust Fund against any loss, liability or reasonable “out-of-pocket” expense (including, without limitation, costs and expenses of litigation, and of investigation, counsel fees, damages, judgments and amounts paid in settlement) arising out of, or incurred in connection with the Pooling and Servicing Agreement, the Mortgage Loans or the Certificates or any act of the Master Servicer or the Special Servicer taken on behalf of the Co-Trustee as provided for in the Pooling and Servicing Agreement; provided that such expense is an “unanticipated expense incurred by the REMIC” within the meaning of Treasury Regulations Section 1.860G-1(b)(3)(ii); provided, further, that neither the Co-Trustee, nor any of the other above specified persons will be entitled to indemnification pursuant to the Pooling and Servicing Agreement for (1) any liability specifically required to be borne thereby pursuant to the terms of the Pooling and Servicing Agreement, or (2) any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of the Co-Trustee’s obligations and duties under the Pooling and Servicing Agreement, or by reason of its negligent disregard of such obligations and duties, or as may arise from a breach of any representation, warranty or covenant of the Co-Trustee, as applicable, made in the Pooling and Servicing Agreement.

YIELD AND MATURITY CONSIDERATIONS

Yield Considerations

General.    The yield on any Offered Certificate will depend on, among other things, (a) the price at which such Certificate is purchased by an investor and (b) the rate, timing and amount of distributions on such Certificate. The rate, timing and amount of distributions on any Offered Certificate will in turn depend on, among other things, (i) the Pass-Through Rate for such Certificate, (ii) the rate and timing of principal payments (including principal prepayments) and other principal collections on the Mortgage Loans and the extent to which such amounts are to be applied in reduction of the Certificate Balance, (iii) the rate, timing and severity of Realized Losses and Additional Trust Fund Expenses and the extent to which such losses and expenses are allocable in reduction of the Certificate Balance, and (iv) the timing and severity of any Net Aggregate Prepayment Interest Shortfalls and the extent to which such shortfalls allocable are in reduction of the Distributable Certificate Interest payable on the related Class.

Rate and Timing of Principal Payment.    The yield to holders of any Offered Certificates purchased at a discount or premium will be affected by the rate and timing of principal payments made in reduction of the Certificate Balance of any Class of Sequential Pay Certificates. As described in this prospectus supplement, the Loan Group 1 Principal Distribution Amount (and, after the Class A-1A Certificates have been retired, any remaining Loan Group 2 Principal Distribution Amount) for each Distribution Date will generally be distributable first to reduce the Certificate Balance of the Class A-PB Certificates to the Class A-PB Planned Principal Balance, then, to the Class A-1 Certificates until the Certificate Balance thereof is reduced to zero, then, to the Class A-2 Certificates until the Certificate Balance thereof is reduced to zero, then, to the Class A-3 Certificates until the Certificate Balance thereof are reduced to zero, then, to the Class A-PB Certificates until the Certificate Balance thereof is reduced to zero and then, pro rata, to the Class A-4 Certificates and the Class A-4FL Regular Interest until the Certificate Balance thereof is reduced to zero. The Loan Group 2 Principal Distribution Amount (and, after the Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates, Class A-PB Certificates and Class A-4 Certificates and the Class A-4FL Regular Interest have been retired, any remaining Loan Group 1 Principal Distribution Amount) for each Distribution Date will generally be distributable first to the Class A-1A Certificates. After those distributions, the remaining Principal Distribution Amount with respect to the Mortgage Pool will generally be distributable entirely in respect of the Class A-M Certificates, Class A-J Certificates, Class B Certificates, Class C Certificates, Class D Certificates, Class E Certificates and then the Non-Offered Certificates (other than the Class A-4FL Certificates, Class FS Certificates and Class Z Certificates), in that order, in each case until the Certificate Balance of such Class of Certificates is reduced to zero. Consequently, the rate and timing of principal payments that are distributed or otherwise result in reduction of the Certificate Balance of any Class of Offered Certificates and the Class A-4FL Regular Interest, will be directly related to the rate and timing of principal payments on or in respect of the Mortgage Loans, which will in turn be affected by the amortization schedules thereof, the dates on which Balloon Payments are due, any extension of maturity dates by the Master Servicer, and the rate and timing of principal prepayments and other unscheduled collections thereon (including for this purpose, collections made in connection with liquidations of Mortgage Loans due to defaults, casualties or condemnations affecting the Mortgaged Properties, or purchases of Mortgage Loans out of the Trust Fund). Furthermore, because the amount of principal that will be distributed to the Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates, Class A-PB Certificates, Class A-4 Certificates, Class A-4FL Regular Interest and Class A-1A Certificates will generally be based upon the particular Loan Group that the related Mortgage Loan is deemed to be in, the yield on the Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates, Class A-PB Certificates and Class A-4 Certificates and the Class A-4FL Regular Interest will be particularly sensitive to prepayments on Mortgage Loans in Loan Group 1 and the yield on the Class A-1A Certificates will be particularly sensitive to prepayments on Mortgage Loans in Loan Group 2. With respect to the Class A-PB Certificates, the extent to which the planned principal balances are achieved and the sensitivity of the Class A-PB Certificates to principal prepayments on the Mortgage Loans will depend in part on the period of time during which the Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates and Class A-1A Certificates remain outstanding. In particular, once such Classes of Certificates are no longer outstanding, any remaining portion on any Distribution Date of the Loan Group 1 Principal Distribution Amount and/or Loan Group 2 Principal Distribution Amount, as

applicable, will generally be distributed to the Class A-PB Certificates until the Certificate Balance of the Class A-PB Certificates is reduced to zero. Accordingly, the Class A-PB Certificates will become more sensitive to the rate of prepayments on the Mortgage Loans than they were when the Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates and Class A-1A Certificates were outstanding. In addition, although the borrowers under ARD Loans may have certain incentives to repay ARD Loans on their Anticipated Repayment Dates, there can be no assurance that the related borrowers will be able to repay the ARD Loans on their Anticipated Repayment Date. The failure of a borrower to repay the ARD Loans on their Anticipated Repayment Dates will not be an event of default under the terms of the ARD Loans, and pursuant to the terms of the Pooling and Servicing Agreement, neither the Master Servicer nor the Special Servicer will be permitted to take any enforcement action with respect to a borrower’s failure to pay Additional Interest or principal in excess of the principal component of the constant Periodic Payment, other than requests for collection, until the scheduled maturity of the ARD Loans; provided that the Master Servicer or the Special Servicer, as the case may be, may take action to enforce the Trust Fund’s right to apply Excess Cash Flow to principal in accordance with the terms of the related Mortgage Loan documents.

In addition, if the Master Servicer or the Co-Trustee, as applicable, reimburses itself out of general collections on the Mortgage Pool for any Advance that it or the Special Servicer has determined is not recoverable out of collections on the related Mortgage Loan, then that Advance (together with accrued interest thereon) will be deemed, to the fullest extent permitted, to be reimbursed first out of the Principal Distribution Amount otherwise distributable on the Certificates (prior to being deemed reimbursed out of payments and other collections of interest on the underlying Mortgage Loans otherwise distributable on the Certificates), thereby reducing the Principal Distribution Amount of the Offered Certificates. Any such reduction in the amount distributed as principal of the Certificates may adversely affect the weighted average lives and yields to maturity of one or more Classes of Certificates and, after a Final Recovery Determination has been made, will create Realized Losses.

Prepayments and, assuming the respective stated maturity dates therefor have not occurred, liquidations and purchases of the Mortgage Loans, will result in distributions on the Certificates of amounts that would otherwise be distributed over the remaining terms of the Mortgage Loans. Defaults on the Mortgage Loans, particularly at or near their stated maturity dates, may result in significant delays in payments of principal on the Mortgage Loans (and, accordingly, on the Offered Certificates that are Sequential Pay Certificates) while work-outs are negotiated or foreclosures are completed. See “SERVICING OF THE MORTGAGE LOANS—Modifications, Waivers and Amendments” in this prospectus supplement and “DESCRIPTION OF THE POOLING AND SERVICING AGREEMENTS—Realization Upon Defaulted Mortgage Loans” and “CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS AND LEASES—Foreclosure” in the accompanying prospectus.

The extent to which the yield to maturity of any Class of Offered Certificates (other than the Class IO Certificates) may vary from the anticipated yield will depend upon the degree to which such Certificates are purchased at a discount or premium and when, and to what degree, payments of principal on the Mortgage Loans (and which of the Loan Groups such Mortgage Loan is deemed to be in) with respect to the Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates, Class A-PB Certificates, Class A-4 Certificates and Class A-1A Certificates and the Class A-4FL Regular Interest in turn are distributed or otherwise result in reduction of the Certificate Balance of such Certificates. An investor should consider, in the case of any Offered Certificate (other than the Class IO Certificates) purchased at a discount, the risk that a slower than anticipated rate of principal payments on the Mortgage Loans could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of any Offered Certificate (other than the Class IO Certificates) purchased at a premium, the risk that a faster than anticipated rate of principal payments could result in an actual yield to such investor that is lower than the anticipated yield. In general, the earlier a payment of principal on the Mortgage Loans is distributed to or otherwise results in reduction of the principal balance of an Offered Certificate (other than the Class IO Certificates) purchased at a discount or premium, the greater will be the effect on an investor’s yield to maturity. As a result, the effect on an investor’s yield of principal payments on the Mortgage Loans and in particular in the case of the Class A-1A Certificates, on the Mortgage Loans in Loan Group 2 occurring at a rate higher (or lower) than the rate anticipated by the investor during any particular period would not be fully offset by a subsequent like reduction (or increase) in the rate of such principal payments.

Because the rate of principal payments on the Mortgage Loans will depend on future events and a variety of factors (as described more fully below), no assurance can be given as to such rate or the rate of principal prepayments in particular. The Depositor is not aware of any relevant publicly available or authoritative statistics with respect to the historical prepayment experience of a large group of mortgage loans comparable to the Mortgage Loans.

Losses and Shortfalls.    The yield to holders of the Offered Certificates will also depend on the extent to which such holders are required to bear the effects of any losses or shortfalls on the Mortgage Loans. Losses and other shortfalls on the Mortgage Loans will, with the exception of any Net Aggregate Prepayment Interest Shortfalls, generally be borne by the holders of the Four Seasons Resort and Club - Dallas, TX Non-Pooled Component, with respect to the Four Seasons Resort and Club - Dallas, TX Loan, and with respect to all other Mortgage Loans and the Four Seasons Resort and Club - Dallas, TX Pooled Component by the holders of the respective Classes of Sequential Pay Certificates (other than the Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates, Class A-PB Certificates, Class A-4 Certificates and Class A-1A Certificates and the Class A-4FL Certificates which share such losses and shortfalls pro rata) to the extent of amounts otherwise distributable in respect of such Certificates, in reverse order of payment priority. Realized Losses and Additional Trust Fund Expenses will be allocated, as and to the extent described in this prospectus supplement, to the holders of the Four Seasons Resort and Club - Dallas, TX Non-Pooled Component, with respect to the Four Seasons Resort and Club - Dallas, TX Loan, and with respect to all other Mortgage Loans and the Four Seasons Resort and Club - Dallas, TX Pooled Component by the holders of the respective Classes of Sequential Pay Certificates (other than the Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates, Class A-PB Certificates, Class A-4 Certificates and the Class A-4FL Certificates and Class A-1A Certificates) (in reduction of the Certificate Balance of each such Class), in reverse payment priorities. In the event of a reduction of the Certificate Balances of all such Classes of Certificates, such losses and shortfalls will then be borne, pro rata, by the Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates, Class A-PB Certificates, Class A-4 Certificates, Class A-1A Certificates and the Class A-4FL Regular Interest (and the Class IO Certificates with respect to shortfalls of interest). As more fully described under “DESCRIPTION OF THE CERTIFICATES—Distributions—Distributable Certificate Interest” in this prospectus supplement, Net Aggregate Prepayment Interest Shortfalls will generally be borne by the respective Classes of REMIC Regular Certificates (other than the Class IO Certificates and the Class FS Certificates) on a pro rata basis.

Pass-Through Rate.    The yield on the Class A-M Certificates, Class A-J Certificates, Class B Certificates, Class C Certificates, Class D Certificates and Class E Certificates could be adversely affected if Mortgage Loans with higher interest rates pay faster than Mortgage Loans with lower interest rates since these Classes bear interest at a rate limited by, based upon, or equal to, the Weighted Average Net Mortgage Rate of the Mortgage Loans.

Certain Relevant Factors.    The rate and timing of principal payments and defaults and the severity of losses on the Mortgage Loans may be affected by a number of factors, including, without limitation, prevailing interest rates, the terms of the Mortgage Loans (for example, due-on-sale clauses, Lockout Periods, provisions requiring the payment of Prepayment Premiums, Yield Maintenance Charges and amortization terms that require Balloon Payments), the demographics and relative economic vitality of the areas in which the Mortgaged Properties are located and the general supply and demand for rental units, hotel/motel guest rooms, health care facility beds, mobile home park pads or comparable commercial space, as applicable, in such areas, the quality of management of the Mortgaged Properties, the servicing of the Mortgage Loans, possible changes in tax laws and other opportunities for investment. See “RISK FACTORS—The Offered Certificates—Prepayments Will Affect Your Yield” and “DESCRIPTION OF THE MORTGAGE POOL” in this prospectus supplement and “YIELD CONSIDERATIONS—Prepayment Considerations” in the accompanying prospectus.

The rate of prepayment on the Mortgage Pool is likely to be affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. When the prevailing market interest rate is below a mortgage interest rate, the related borrower may have an incentive to refinance its mortgage loan. As of the Cut-Off Date, all of the Mortgage Loans (except 15 Mortgage Loans, representing 11.4% of the Cut-Off Date Pool Balance, which may be prepaid with a Yield Maintenance Charge as of the Closing Date) may be prepaid at any time after the expiration of any applicable Lockout Period, subject, in some cases, to the payment of a

Prepayment Premium or a Yield Maintenance Charge. A requirement that a prepayment be accompanied by a Prepayment Premium or Yield Maintenance Charge may not provide a sufficient economic disincentive to deter a borrower from refinancing at a more favorable interest rate.

See “—Weighted Average Life” in this prospectus supplement.

Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some borrowers may sell or refinance Mortgaged Properties in order to realize their equity therein, to meet cash flow needs or to make other investments. In addition, some borrowers may be motivated by federal and state tax laws (which are subject to change) to sell Mortgaged Properties prior to the exhaustion of tax depreciation benefits.

The Depositor makes no representation as to the particular factors that will affect the rate and timing of prepayments and defaults on the Mortgage Loans, as to the relative importance of such factors, as to the percentage of the principal balance of the Mortgage Loans that will be prepaid or as to whether a default will have occurred as of any date or as to the overall rate of prepayment or default on the Mortgage Loans.

Delay in Payment of Distributions.    Because monthly distributions will not be made to Certificateholders until a date that is scheduled to be up to 15 days following the Due Dates for the Mortgage Loans during the related Collection Period, the effective yield to the holders of the Offered Certificates will be lower than the yield that would otherwise be produced by the applicable Pass-Through Rates and purchase prices (assuming such prices did not account for such delay).

Unpaid Distributable Certificate Interest.    As described under “DESCRIPTION OF THE CERTIFICATES—Distributions—Application of the Available Distribution Amount” in this prospectus supplement, if the portion of the Available Distribution Amount distributable in respect of interest on any Class of Offered Certificates or the Class A-4FL Regular Interest on any Distribution Date is less than the Distributable Certificate Interest then payable for such Class of Certificates or the Class A-4FL Regular Interest, the shortfall will be distributable to holders of such Class of Certificates or the Class A-4FL Regular Interest, on subsequent Distribution Dates, to the extent of available funds. Any such shortfall will not bear interest, however, and will therefore negatively affect the yield to maturity of such Class of Certificates for so long as it is outstanding.

Optional Termination.    Any optional termination of the Trust Fund would have an effect similar to a prepayment in full of the Mortgage Loans (without, however, the payment of any Prepayment Premiums or Yield Maintenance Charges) and, as a result, investors in any Certificates purchased at a premium might not fully recoup their initial investment. See “DESCRIPTION OF THE CERTIFICATES—Termination” in this prospectus supplement.

Yield Sensitivity of the Class IO Certificates.    The yield to maturity on the Class IO Certificates will be extremely sensitive to the rate and timing of principal payments (including by reason of prepayments, defaults and liquidations) to the extent deemed to reduce the components comprising the Notional Amount of such Class and interest rate reductions on the Mortgage Loans. Accordingly, investors in the Class IO Certificates should fully consider the associated risks, including the risk that a rapid rate of prepayment of the Mortgage Loans could result in the failure of such investors to fully recoup their initial investments. The allocation of a portion of collected Yield Maintenance Charges and Prepayment Premiums to the Class IO Certificates is intended to reduce those risks with respect to such Class; however, such allocation may be insufficient to offset fully the adverse effects on the yields on such Class of Certificates that the related prepayments may otherwise have. See “DESCRIPTION OF THE MORTGAGE POOL—Certain Terms and Conditions of the Mortgage Loans—Prepayment Provisions” in this prospectus supplement.

Any optional termination of the Trust Fund would result in prepayment in full of the Certificates and would have an adverse effect on the yield of the Class IO Certificates to the extent the related components remained outstanding because a termination would have an effect similar to a prepayment in full of the Mortgage Loans

(without, however, the payment of any Yield Maintenance Charges or Prepayment Premiums) and, as a result, investors in the Class IO Certificates might not fully recoup their initial investment. See “DESCRIPTION OF THE CERTIFICATES—Termination” in this prospectus supplement.

The table below indicates the sensitivity of the pre-tax corporate bond equivalent yields to maturity of the Class IO Certificates at various prices and constant prepayment rates. The allocation and calculations take account of any Prepayment Premiums or Yield Maintenance Charges. The yields set forth in the table were calculated by determining the monthly discount rates that, when applied to the assumed stream of cash flows to be paid on the Class IO Certificates, would cause the discounted present value of such assumed stream of cash flows to equal the assumed purchase prices plus accrued interest of the Class IO Certificates and converting such monthly rates to corporate bond equivalent rates. Such calculations do not take into account variations that may occur in the interest rates at which investors may be able to reinvest funds received by them as distributions on the Class IO Certificates and consequently do not purport to reflect the return on any investment in such Class of Certificates when such reinvestment rates are considered.

The table below has been prepared based on the assumption that distributions are made in accordance with “DESCRIPTION OF THE CERTIFICATES—Distributions” in this prospectus supplement and on the Table Assumptions and with the assumed respective purchase prices (as a percentage of the Notional Amount of the Class IO Certificates) of the Class IO Certificates set forth in the table relating to such Class, plus accrued interest thereon from October 1, 2006, to the Closing Date and on the additional assumption that the Pass-Through Rates for all of the Sequential Pay Certificates (other than the Class A-4FL Certificates) and the Class A-4FL Regular Interest are as stated on page S-7 of this prospectus supplement and that the maturity of the Class IO Certificates will occur on the first Distribution Date on which the Trust Fund is subject to early termination.

Sensitivity to Principal Prepayments of the Pre-Tax Yields to Maturity of the Class IO Certificates

	0% CPR During Lockout, Defeasance and Yield Maintenance Otherwise at Indicated CPR
Assumed Purchased Price (32nds)	0% CPR CBE Yield	25% CPR CBE Yield	50% CPR CBE Yield	75% CPR CBE Yield	100% CPR CBE Yield
2-24	8.4748%	8.0208%	7.6554%	7.3332%	6.5400%
2-25	8.1839%	7.7284%	7.3618%	7.0387%	6.2432%
2-26	7.8981%	7.4410%	7.0733%	6.7494%	5.9517%
2-27	7.6172%	7.1587%	6.7899%	6.4650%	5.6651%
2-28	7.3411%	6.8812%	6.5112%	6.1855%	5.3835%
2-29	7.0696%	6.6083%	6.2373%	5.9107%	5.1066%
2-30	6.8027%	6.3399%	5.9678%	5.6405%	4.8342%
Weighted average life (in years)	8.82	8.70	8.61	8.53	8.27

There can be no assurance that the Mortgage Loans will prepay at any of the rates shown in the table or at any other particular rate, that the cash flows on the Class IO Certificates will correspond to the cash flows assumed for purposes of the above table or that the aggregate purchase price of the Class IO Certificates will be as assumed. In addition, it is unlikely that the Mortgage Loans will prepay at any of the specified percentages of CPR until maturity or that all the Mortgage Loans will so prepay at the same rate. Timing of changes in the rate of prepayments may significantly affect the actual yield to maturity to investors, even if the average rate of principal prepayments is consistent with the expectations of investors. Investors must make their own decisions as to the appropriate prepayment assumption to be used in deciding whether to purchase the Class IO Certificates. See “RISK FACTORS—Prepayments Will Affect Your Yield” in this prospectus supplement.

Weighted Average Life

The weighted average life of any Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates, Class A-PB Certificates, Class A-4 Certificates, Class A-1A Certificates, Class A-M Certificates, Class A-J

Certificates, Class B Certificates, Class C Certificates, Class D Certificates and Class E Certificates refers to the average amount of time that will elapse from the assumed Closing Date until each dollar allocable to principal of such Certificate is distributed to the investor. The weighted average life of any such Offered Certificate will be influenced by, among other things, the rate at which principal on the Mortgage Loans is paid or otherwise collected or advanced and applied to pay principal of such Offered Certificate, which may be in the form of scheduled amortization, voluntary prepayments, insurance and condemnation proceeds and liquidation proceeds. As described in this prospectus supplement, the Loan Group 1 Principal Distribution Amount (and, after the Class A-1A Certificates have been retired, any remaining Loan Group 2 Principal Distribution Amount) for each Distribution Date will generally be distributable first to reduce the Certificate Balance of the Class A-PB Certificates to the Class A-PB Planned Principal Balance, then, to the Class A-1 Certificates until the Certificate Balance thereof is reduced to zero, then, to the Class A-2 Certificates until the Certificate Balance thereof is reduced to zero, then, to the Class A-3 Certificates, until the Certificate Balance thereof is reduced to zero, then, to the Class A-PB Certificates until the Certificate Balance thereof is reduced to zero, and then, pro rata, to the Class A-4 Certificates and the Class A-4FL Regular Interest, until the Certificate Balance thereof is reduced to zero. The Loan Group 2 Principal Distribution Amount (and, after the Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates, Class A-PB Certificates and Class A-4 Certificates and the Class A-4FL Regular Interest have been retired, any remaining Loan Group 1 Principal Distribution Amount) for each Distribution Date will generally be distributable first to the Class A-1A Certificates. After those distributions, the remaining Principal Distribution Amount with respect to the Mortgage Pool will generally be distributable entirely in respect of the Class A-M Certificates, Class A-J Certificates, the Class B Certificates, the Class C Certificates, the Class D Certificates and the Class E Certificates in that order, in each case until the Certificate Balance of such Class of Certificates, is reduced to zero.

The tables below indicate the percentage of the initial Certificate Balance of each Class of Offered Certificates that would be outstanding after each of the dates shown and the corresponding weighted average life of each such Class of Offered Certificates. To the extent that the Mortgage Loans or the Certificates have characteristics that differ from those assumed in preparing the tables, the Class A-1 Certificates, the Class A-2 Certificates, the Class A-3 Certificates, the Class A-PB Certificates, the Class A-4 Certificates, the Class A-1A Certificates, the Class A-M Certificates, the Class A-J Certificates, the Class B Certificates, the Class C Certificates, the Class D Certificates and the Class E Certificates may mature earlier or later than indicated by the tables. With respect to the Class A-PB Certificates, although based on the Table Assumptions (as defined below), the Certificate Balance of the Class A-PB Certificates on each Distribution Date would be reduced to the Class A-PB Planned Principal Amount for such Distribution Date, there is no assurance that the Mortgage Loans will perform in conformity with the Table Assumptions. Therefore, there can be no assurance that the Certificate Balance of the Class A-PB Certificates on any Distribution Date will be equal to the balance that is specified for such Distribution Date in the table. In particular, once the Certificate Balances of the Class A-1A Certificates, the Class A-1 Certificates, the Class A-2 Certificates and the Class A-3 Certificates, have been reduced to zero, any remaining portion on any Distribution Date of the Loan Group 1 Principal Distribution Amount and/or Loan Group 2 Principal Distribution Amount, as applicable, will be distributed on the Class A-PB Certificates until the Certificate Balance of the Class A-PB Certificates is reduced to zero. Accordingly, the Mortgage Loans will not prepay at any constant rate nor will the Mortgage Loans prepay at the same rate, and it is highly unlikely that the Mortgage Loans will prepay in a manner consistent with the assumptions described above. In addition, variations in the actual prepayment experience and in the balance of the Mortgage Loans that actually prepay may increase or decrease the percentages of initial Certificate Balances (and shorten or extend the weighted average lives) shown in the following tables. Investors are urged to conduct their own analyses of the rates at which the Mortgage Loans may be expected to prepay.

Prepayments on mortgage loans may be measured by a prepayment standard or model. The model used in this prospectus supplement is the “Constant Prepayment Rate” or “CPR” model. The CPR model represents an assumed constant annual rate of prepayment each month, expressed as a per annum percentage of the then scheduled principal balance of the pool of mortgage loans. As used in the tables set forth below, the column headed “0% CPR” assumes that none of the Mortgage Loans is prepaid in whole or in part before maturity or the Anticipated Repayment Date, as the case may be. The columns headed “25% CPR”, “50% CPR”, “75% CPR”

and “100% CPR”, respectively, assume that prepayments are made each month at those levels of CPR on the Mortgage Loans that are eligible for prepayment under the Table Assumptions set forth in the next paragraph (each such scenario, a “Scenario”). There is no assurance, however, that prepayments on the Mortgage Loans will conform to any level of CPR, and no representation is made that the Mortgage Loans will prepay at the levels of CPR shown or at any other prepayment rate.

The tables below were derived from calculations based on the following assumptions (the “Table Assumptions”): (i) no Mortgage Loan prepays during any applicable Lockout Period or any period during which Defeasance Collateral is permitted or required to be pledged or any period during which a yield maintenance charge is required (otherwise, in the case of each table, each Mortgage Loan is assumed to prepay at the indicated level of CPR, with each prepayment being applied on the first day of the applicable month in which it is assumed to be received), (ii) the Pass-Through Rates and initial Certificate Balances of the respective Classes of Sequential Pay Certificates are as described in this prospectus supplement, (iii) there are no delinquencies or defaults with respect to, and no modifications, waivers or amendments of the terms of, the Mortgage Loans, (iv) there are no Realized Losses, Additional Trust Fund Expenses or Appraisal Reduction Amounts with respect to the Mortgage Loans or the Trust Fund, (v) scheduled interest and principal payments on the Mortgage Loans are timely received, (vi) ARD Loans pay in full on their Anticipated Repayment Dates, (vii) all Mortgage Loans have Due Dates on the first day of each month and accrue interest on the respective basis described in this prospectus supplement (i.e., a 30/360 basis or an Actual/360 basis), (viii) all prepayments are accompanied by a full month’s interest and there are no Prepayment Interest Shortfalls, (ix) there are no breaches of the Mortgage Loan Sellers’ representations and warranties regarding its Mortgage Loans, (x) all applicable Prepayment Premiums and Yield Maintenance Charges are collected, (xi) no party entitled thereto exercises its right of optional termination of the Trust Fund and no party entitled thereto will exercise its option to purchase any Mortgage Loan from the Trust Fund described in this prospectus supplement, (xii) the borrowers under any Mortgage Loans which permit the borrower to choose between defeasance or a yield maintenance charge choose to be subject to a yield maintenance charge (assuming that the mortgagee under loan number 23 does not exercise its prepayment rights and that the borrowers under loan numbers 60 and 64 exercise prepayment options, prepaying up to 10.0% of the original loan amount without penalty each year of the loan term beginning on the payment date in September 2007, as permitted in the related Mortgage Loan documents), (xiii) distributions on the Certificates are made on the 15th day (each assumed to be a business day) of each month, commencing in November 2006, (xiv) the Closing Date for the sale of the Offered Certificates is October 31, 2006 and (xv) notwithstanding the application of the Class A-PB Planned Principal Balance schedule as described in this prospectus supplement, the Class A-3 Certificates will receive principal prepayments prior to the Class A-PB Certificates.

The tables set forth below indicate the resulting weighted average lives of each Class of Offered Certificates and set forth the percentages of the initial Certificate Balance of such Class of Offered Certificates that would be outstanding after each of the dates shown in each case assuming the indicated level of CPR. For purposes of the following tables, the weighted average life of an Offered Certificate is determined by (i) multiplying the amount of each principal distribution thereon by the number of years from the assumed Closing Date of such Certificate to the related Distribution Date, (ii) summing the results and (iii) dividing the sum by the aggregate amount of the reductions in the principal balance of such Certificate.

Percentages of the Closing Date Certificate Balance of the Class A-1 Certificates

	0% CPR During Lockout, Defeasance and Yield Maintenance Otherwise at Indicated CPR
Distribution Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Initial Date	100	100	100	100	100
10/15/07	86	86	85	85	79
10/15/08	70	65	59	51	16
10/15/09	49	31	16	3	0
10/15/10	17	0	0	0	0
10/15/11	0	0	0	0	0
Weighted Average Life (in years)	2.69	2.30	2.08	1.90	1.60

Percentages of the Closing Date Certificate Balance of the Class A-2 Certificates

	0% CPR During Lockout, Defeasance and Yield Maintenance Otherwise at Indicated CPR
Distribution Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Initial Date	100	100	100	100	100
10/15/07	100	100	100	100	100
10/15/08	100	100	100	100	100
10/15/09	100	100	100	100	99
10/15/10	100	99	98	97	97
10/15/11	0	0	0	0	0
Weighted Average Life (in years)	4.88	4.82	4.76	4.68	4.38

Percentages of the Closing Date Certificate Balance of the Class A-PB Certificates

	0% CPR During Lockout, Defeasance and Yield Maintenance Otherwise at Indicated CPR
Distribution Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Initial Date	100	100	100	100	100
10/15/07	100	100	100	100	100
10/15/08	100	100	100	100	100
10/15/09	100	100	100	100	100
10/15/10	100	100	100	100	100
10/15/11	100	100	100	100	100
10/15/12	85	85	86	86	89
10/15/13	72	72	72	72	21
10/15/14	58	58	58	42	9
10/15/15	7	7	0	0	0
10/15/16	0	0	0	0	0
Weighted Average Life (in years)	7.90	7.90	7.86	7.56	6.88

Percentages of the Closing Date Certificate Balance of the Class A-3 Certificates

	0% CPR During Lockout, Defeasance and Yield Maintenance Otherwise at Indicated CPR
Distribution Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Initial Date	100	100	100	100	100
10/15/07	100	100	100	100	100
10/15/08	100	100	100	100	100
10/15/09	100	100	100	100	100
10/15/10	100	100	100	100	100
10/15/11	100	98	97	97	97
10/15/12	100	98	97	96	94
10/15/13	100	90	79	63	0
10/15/14	100	58	20	0	0
10/15/15	100	35	0	0	0
10/15/16	0	0	0	0	0
Weighted Average Life (in years)	9.70	8.29	7.44	7.08	6.73

Percentages of the Closing Date Certificate Balance of the Class A-4 Certificates

	0% CPR During Lockout, Defeasance and Yield Maintenance Otherwise at Indicated CPR
Distribution Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Initial Date	100	100	100	100	100
10/15/07	100	100	100	100	100
10/15/08	100	100	100	100	100
10/15/09	100	100	100	100	100
10/15/10	100	100	100	100	100
10/15/11	100	100	100	100	100
10/15/12	100	100	100	100	100
10/15/13	100	100	100	100	100
10/15/14	100	100	100	100	100
10/15/15	100	100	100	95	94
10/15/16	0	0	0	0	0
Weighted Average Life (in years)	9.82	9.80	9.75	9.68	9.49

Percentages of the Closing Date Certificate Balance of the Class A-1A Certificates

	0% CPR During Lockout, Defeasance and Yield Maintenance Otherwise at Indicated CPR
Distribution Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Initial Date	100	100	100	100	100
10/15/07	100	100	100	100	100
10/15/08	99	99	98	98	97
10/15/09	99	98	97	96	96
10/15/10	98	97	96	96	96
10/15/11	68	68	68	68	68
10/15/12	68	68	68	68	66
10/15/13	67	67	66	66	66
10/15/14	66	66	65	65	65
10/15/15	65	65	64	64	64
10/15/16	0	0	0	0	0
Weighted Average Life (in years)	8.14	8.04	7.96	7.87	7.59

Percentages of the Closing Date Certificate Balance of the Class A-M Certificates

	0% CPR During Lockout, Defeasance and Yield Maintenance Otherwise at Indicated CPR
Distribution Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Initial Date	100	100	100	100	100
10/15/07	100	100	100	100	100
10/15/08	100	100	100	100	100
10/15/09	100	100	100	100	100
10/15/10	100	100	100	100	100
10/15/11	100	100	100	100	100
10/15/12	100	100	100	100	100
10/15/13	100	100	100	100	100
10/15/14	100	100	100	100	100
10/15/15	100	100	100	100	100
10/15/16	0	0	0	0	0
Weighted Average Life (in years)	9.96	9.96	9.93	9.89	9.71

Percentages of the Closing Date Certificate Balance of the Class A-J Certificates

	0% CPR During Lockout, Defeasance and Yield Maintenance Otherwise at Indicated CPR
Distribution Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Initial Date	100	100	100	100	100
10/15/07	100	100	100	100	100
10/15/08	100	100	100	100	100
10/15/09	100	100	100	100	100
10/15/10	100	100	100	100	100
10/15/11	100	100	100	100	100
10/15/12	100	100	100	100	100
10/15/13	100	100	100	100	100
10/15/14	100	100	100	100	100
10/15/15	100	100	100	100	100
10/15/16	0	0	0	0	0
Weighted Average Life (in years)	9.96	9.96	9.96	9.96	9.71

Percentages of the Closing Date Certificate Balance of the Class B Certificates

	0% CPR During Lockout, Defeasance and Yield Maintenance Otherwise at Indicated CPR
Distribution Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Initial Date	100	100	100	100	100
10/15/07	100	100	100	100	100
10/15/08	100	100	100	100	100
10/15/09	100	100	100	100	100
10/15/10	100	100	100	100	100
10/15/11	100	100	100	100	100
10/15/12	100	100	100	100	100
10/15/13	100	100	100	100	100
10/15/14	100	100	100	100	100
10/15/15	100	100	100	100	100
10/15/16	0	0	0	0	0
Weighted Average Life (in years)	9.96	9.96	9.96	9.96	9.79

Percentages of the Closing Date Certificate Balance of the Class C Certificates

	0% CPR During Lockout, Defeasance and Yield Maintenance Otherwise at Indicated CPR
Distribution Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Initial Date	100	100	100	100	100
10/15/07	100	100	100	100	100
10/15/08	100	100	100	100	100
10/15/09	100	100	100	100	100
10/15/10	100	100	100	100	100
10/15/11	100	100	100	100	100
10/15/12	100	100	100	100	100
10/15/13	100	100	100	100	100
10/15/14	100	100	100	100	100
10/15/15	100	100	100	100	100
10/15/16	0	0	0	0	0
Weighted Average Life (in years)	9.96	9.96	9.96	9.96	9.79

Percentages of the Closing Date Certificate Balance of the Class D Certificates

	0% CPR During Lockout, Defeasance and Yield Maintenance Otherwise at Indicated CPR
Distribution Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Initial Date	100	100	100	100	100
10/15/07	100	100	100	100	100
10/15/08	100	100	100	100	100
10/15/09	100	100	100	100	100
10/15/10	100	100	100	100	100
10/15/11	100	100	100	100	100
10/15/12	100	100	100	100	100
10/15/13	100	100	100	100	100
10/15/14	100	100	100	100	100
10/15/15	100	100	100	100	100
10/15/16	0	0	0	0	0
Weighted Average Life (in years)	9.96	9.96	9.96	9.96	9.79

Percentages of the Closing Date Certificate Balance of the Class E Certificates

	0% CPR During Lockout, Defeasance and Yield Maintenance Otherwise at Indicated CPR
Distribution Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Initial Date	100	100	100	100	100
10/15/07	100	100	100	100	100
10/15/08	100	100	100	100	100
10/15/09	100	100	100	100	100
10/15/10	100	100	100	100	100
10/15/11	100	100	100	100	100
10/15/12	100	100	100	100	100
10/15/13	100	100	100	100	100
10/15/14	100	100	100	100	100
10/15/15	100	100	100	100	100
10/15/16	0	0	0	0	0
Weighted Average Life (in years)	9.96	9.96	9.96	9.96	9.79

Effect of Loan Groups

Generally, the Class A-1, Class A-2, Class A-3, Class A-PB, Class A-4 and Class A-4FL Certificates will only be entitled to receive distributions of principal collected or advanced with respect to the Mortgage Loans in Loan Group 1 until the Certificate Principal Balance of the Class A-1A Certificates has been reduced to zero, and the Class A-1A Certificates will only be entitled to receive distributions of principal collected or advanced in respect of the Mortgage Loans in Loan Group 2 until the Certificate Principal Balance of the Class A-1, Class A-2, Class A-3, Class A-PB and Class A-4 Certificates and the Class A-4FL Regular Interest has been reduced to zero. Accordingly, holders of the Class A-1A Certificates will be greatly affected by the rate and timing of payments and other collections of principal on the Mortgage Loans in Loan Group 2 and, in the absence of losses, should be largely unaffected by the rate and timing of payments and other collections of principal on the Mortgage Loans in Loan Group 1. Investors should take this into account when reviewing this “YIELD AND MATURITY CONSIDERATIONS” section.

MATERIAL FEDERAL INCOME TAX CONSEQUENCES

General

The following summary of the anticipated material federal income tax consequences of the purchase, ownership and disposition of Offered Certificates is based on the advice of Dechert LLP, counsel to the Depositor. This summary is based on laws, regulations, including the REMIC regulations promulgated by the Treasury Department (the “REMIC Regulations”), rulings and decisions now in effect or (with respect to the regulations) proposed, all of which are subject to change either prospectively or retroactively. This summary does not address the federal income tax consequences of an investment in Offered Certificates applicable to all categories of investors, some of which (for example, banks and insurance companies) may be subject to special rules. Prospective investors should consult their tax advisors regarding the federal, state, local and other tax consequences to them of the purchase, ownership and disposition of Offered Certificates.

For federal income tax purposes, two separate REMIC elections (“REMIC I” and “REMIC II”) will be made with respect to segregated asset pools that make up the Trust Fund, other than the Four Seasons Resort and Club - Dallas, TX Loan and any Additional Interest on the ARD Loans. In addition, a separate REMIC election (the “Four Seasons Resort and Club - Dallas, TX Loan REMIC”) will be made with respect to the Four Seasons Resort and Club - Dallas, TX Loan (other than any related Additional Interest). Upon the issuance of the Offered Certificates, Dechert LLP will deliver its opinion generally to the effect that, assuming (1) the making of appropriate elections, (2) compliance with all provisions of the Pooling and Servicing Agreement, (3) compliance with the 2006-C27 Pooling and Servicing Agreement and other related documents and any amendments thereto and the continued qualification of the REMICs formed thereunder, (4) compliance with the J.P. Morgan 2006-LDP8 Pooling and Servicing Agreement and other related documents and any amendments thereto and the continued qualification of the REMICs formed thereunder, and (5) compliance with applicable changes in the Code, for federal income tax purposes, each such REMIC will qualify as a REMIC under the Code. For federal income tax purposes, the REMIC Regular Certificates (excluding the Class A-4FL Certificates) will represent ownership of the “regular interests” in one of such REMICs and generally will be treated as newly originated debt instruments of such REMIC. See “MATERIAL FEDERAL INCOME TAX CONSEQUENCES—Federal Income Tax Consequences for REMIC Certificates—REMICs” in the accompanying prospectus. The portion of the Trust Fund consisting of Additional Interest and the Additional Interest Account will be treated as a grantor trust for federal income tax purposes, and the Class Z Certificates will represent undivided beneficial interests in the grantor trust. See “MATERIAL FEDERAL INCOME TAX CONSEQUENCES—Federal Income Tax Consequences for REMIC Certificates—REMICs” and “—Federal Income Tax Consequences for Certificates as to Which No REMIC Election Is Made” in the accompanying prospectus.

Taxation of the Offered Certificates

Based on expected issue prices, it is anticipated that the Class A-2, Class A-3, Class A-PB, Class A-4, Class A-1A, Class A-M, Class A-J, Class B, Class C, Class D and Class E Certificates will be treated as having been issued at a premium, that the Class A-1 Certificates will be treated as having been issued with a de minimis amount of original issue discount, and that the Class IO Certificates will be treated as having been issued with original issue discount for federal income tax reporting purposes.

Whether any holder of a Class of Offered Certificates will be treated as holding a Certificate with amortizable bond premium will depend on such Certificateholder’s purchase price and the distributions remaining to be made on such Certificate at the time of its acquisition by such Certificateholder. Holders of each such Class of Certificates should consult their own tax advisors regarding the possibility of making an election to amortize such premium. See “MATERIAL FEDERAL INCOME TAX CONSEQUENCES —Federal Income Tax Consequences for REMIC Certificates—Taxation of Owners of REMIC Regular Certificates—Premium” in the accompanying prospectus.

The prepayment assumption that will be used in determining the rate of accrual of original issue discount, if any, or amortization of amortizable bond premium for federal income tax purposes will be based on the assumption that subsequent to the date of any determination the Mortgage Loans will pay at a rate equal to a CPR of 0%, except that it is assumed that the ARD Loans will pay their respective outstanding principal balances on their related Anticipated Repayment Dates. No representation is made that the Mortgage Loans will pay at that rate or at any other rate. See “MATERIAL FEDERAL INCOME TAX CONSEQUENCES—Federal Income Tax Consequences for REMIC Certificates—REMICs” and “—Taxation of Owners of REMIC Regular Certificates—Original Issue Discount” in the accompanying prospectus.

The Internal Revenue Service (the “IRS”) has issued regulations (the “OID Regulations”) under Sections 1271 to 1275 of the Code generally addressing the treatment of debt instruments issued with original issue discount. Purchasers of the Offered Certificates should be aware that the OID Regulations and Section 1272(a)(6) of the Code do not adequately address certain issues relevant to, or are not applicable to, securities such as the Offered Certificates. The OID Regulations in some circumstances permit the holder of a debt instrument to recognize original issue discount under a method that differs from that used by the issuer. Accordingly, it is possible that the holder of an Offered Certificate treated as issued with original issue discount may be able to select a method for recognizing original issue discount that differs from that used by the Trustee in preparing reports to the Certificateholders and the IRS. Prospective purchasers of Offered Certificates are advised to consult their tax advisors concerning the tax treatment of such Certificates.

Each holder of a Class IO Certificate will be required to accrue interest and/or original issue discount in each taxable year on a current basis and on the assumption that no defaults, delinquencies or Realized Losses on Mortgage Loans will occur in any future period. As a result, the taxable interest and/or original issue discount income reported by the holder of a Class IO Certificate could exceed the economic income actually received by the holder in a given taxable year, particularly in the early taxable years of the term of the Class IO Certificates. Although the holder of a Class IO Certificate would eventually recognize a loss or a reduction in income attributable to previously included interest and/or original issue discount income that, as the result of the subsequent occurrence of any defaults, delinquencies and Realized Losses, is ultimately not received, the law is unclear as to the timing and the character of any such eventual loss, deduction or reduction in income. Moreover, the present value of the taxes payable on such income may exceed the present value of the tax benefits associated with any such eventual loss, deduction or reduction in income, assuming no changes in tax rates, even if the income and loss are both ordinary in character.

The Offered Certificates will be treated as “real estate assets” within the meaning of Section 856(c)(5)(B) of the Code for a “real estate investment trust” (“REIT”). In addition, interest (including original issue discount) on the Offered Certificates will be interest described in Section 856(c)(3)(B) of the Code for a REIT. However, the Offered Certificates will generally only be considered assets described in Section 7701(a)(19)(C) of the Code for a domestic building and loan association to the extent that the Mortgage Loans are secured by multifamily properties (approximately 21.1% of the Cut-Off Date Pool Balance) and, accordingly, investment in the Offered Certificates may not be suitable for certain thrift institutions. Holders of the Offered Certificates should consult their own tax advisors as to whether the foregoing percentage or some other percentage applies to their Certificates. The Offered Certificates will not qualify under the foregoing sections to the extent of any Mortgage Loan that has been defeased with U.S. government obligations.

A portion of the Prepayment Premiums and Yield Maintenance Charges actually collected will be distributed to the holders of the Offered Certificates as described in this prospectus supplement. It is not entirely clear under the Code when the amount of a Yield Maintenance Charge or Prepayment Premium should be taxed to the holder of an Offered Certificate, but it is not expected, for federal income tax reporting purposes, that Yield Maintenance Charges or Prepayment Premiums will be treated as giving rise to any income to the holders of the Offered Certificates prior to the Master Servicer’s actual receipt of a Yield Maintenance Charge or Prepayment Premium, as the case may be. It is not entirely clear whether Yield Maintenance Charges or Prepayment Premiums give rise to ordinary income or capital gains and Certificateholders should consult their own tax advisors concerning this character issue and the treatment of Yield Maintenance Charges and Prepayment Premiums in general.

Reporting and Other Administrative Matters

For further information regarding the federal income tax reporting requirements and other administrative matters, see “MATERIAL FEDERAL INCOME TAX CONSEQUENCES—Federal Income Tax Consequences

for REMIC Certificates—Reporting and Other Administrative Matters” and “—Backup Withholding with Respect to REMIC Certificates” in the accompanying prospectus.

For further information regarding the federal income tax consequences of investing in the Offered Certificates, see “MATERIAL FEDERAL INCOME TAX CONSEQUENCES—Federal Income Tax Consequences for REMIC Certificates—REMICs” in the accompanying prospectus.

USE OF PROCEEDS

Substantially all of the proceeds from the sale of the Offered Certificates will be used by the Depositor to purchase the Mortgage Loans and to pay certain expenses in connection with the issuance of the Certificates.

ERISA CONSIDERATIONS

The following description is general in nature, is not intended to be all-inclusive, is based on the law and practice in force at the date of this document and is subject to any subsequent changes therein. In view of the individual nature of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and Code consequences, each potential investor that is a Plan (as described below) is advised to consult its own legal advisor with respect to the specific ERISA and Code consequences of investing in the Offered Certificates and to make its own independent decision. The following is merely a summary and should not be construed as legal advice.

A fiduciary of any employee benefit plan or other retirement plan or arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds, separate accounts and general accounts in which such plans, accounts or arrangements are invested, that is subject to ERISA or Section 4975 of the Code (a “Plan”) should carefully review with its legal advisors whether the purchase or holding of Offered Certificates could give rise to a transaction that is prohibited or is not otherwise permitted either under ERISA or Section 4975 of the Code or whether there exists any statutory or administrative exemption applicable thereto. Other employee benefit plans, including governmental plans (as defined in Section 3(32) of ERISA) and church plans (as defined in Section 3(33) of ERISA and provided no election has been made under Section 410(d) of the Code), while not subject to the foregoing provisions of ERISA or the Code, may be subject to materially similar provisions of applicable federal, state or local law (“Similar Law”).

The US Department of Labor has issued individual exemptions to each of the Underwriters (other than Loop Capital Markets, LLC (“Loop Capital”)) (Prohibited Transaction Exemption (“PTE”) 96-22 (April 3, 1996) to Wachovia Corporation, and its subsidiaries and its affiliates, which include Wachovia Capital Markets, LLC (“Wachovia Securities”), PTE 89-89 (October 17, 1989) to Citigroup Global Markets Inc. (“Citigroup”), Final Authorization Number 97-03E (December 9, 1996) to Deutsche Bank Securities Inc. (“Deutsche Securities”) and PTE 89-88 (October 17, 1989) to Goldman, Sachs & Co. (“Goldman”) (each, an “Exemption” and collectively, the “Exemptions”)), each of which generally exempts from the application of the prohibited transaction provisions of Sections 406(a) and (b) and 407(a) of ERISA, and the excise taxes imposed on such prohibited transactions pursuant to Sections 4975(a) and (b) of the Code, the purchase, sale and holding of mortgage pass-through certificates underwritten by an Underwriter, as hereinafter defined, provided that certain conditions set forth in the Exemptions are satisfied. For purposes of this discussion, the term “Underwriter” shall include (a) Wachovia Securities, (b) Citigroup, (c) Deutsche Securities, (d) Goldman, (e) Loop Capital, (f) any person directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with Wachovia Securities, Citigroup, Deutsche Securities, Goldman or Loop Capital and (g) any member of the underwriting syndicate or selling group of which Wachovia Securities, Citigroup, Deutsche Securities, Goldman and Loop Capital or a person described in (f) is a manager or co-manager with respect to the Offered Certificates.

The obligations covered by the Exemptions include mortgage loans such as the Mortgage Loans. The Exemptions would apply to the acquisition, holding and resale of the Offered Certificates by a Plan only if specific conditions (certain of which are described below) are met. The Exemptions would not apply directly to governmental plans, certain church plans and other employee benefit plans that are not subject to the prohibited transaction provisions of ERISA or the Code but that may be subject to Similar Law.

The Exemptions set forth five general conditions that, among others, must be satisfied for a transaction involving the purchase, sale and holding of the Offered Certificates by a Plan to be eligible for exemptive relief thereunder. First, the acquisition of the Offered Certificates by a Plan must be on terms, including the price paid for the Certificates, that are at least as favorable to the Plan as they would be in an arm’s-length transaction with an unrelated party. Second, the Offered Certificates at the time of acquisition by the Plan must be rated in one of the four highest generic rating categories by Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc. (“S&P”), Moody’s Investors Service, Inc. (“Moody’s”) or Fitch, Inc. (“Fitch”) or any successor thereto (each, an “NRSRO”). Third, neither the Trustee nor the Co-Trustee can be an affiliate of any other member of the Restricted Group, other than an Underwriter. The “Restricted Group” consists of each of the Underwriters, the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Co-Trustee, any sub-servicer and any obligor with respect to Mortgage Loans constituting more than 5.0% of the aggregate unamortized principal balance of the Mortgage Loans (which include each of the Newport Bluffs Loan and the 311 South Wacker Loan (the “Restricted Group Loans”)) as of the date of initial issuance of the Offered Certificates, and any of their affiliates. Fourth, the sum of all payments made to and retained by any Underwriter in connection with the distribution or placement of the Offered Certificates must represent not more than reasonable compensation for underwriting such Certificates; the sum of all payments made to and retained by the Depositor pursuant to the assignment of the Mortgage Loans to the Trust Fund must represent not more than the fair market value of such obligations; and the sum of all payments made to and retained by the Master Servicer, the Special Servicer or any sub-servicer must represent not more than reasonable compensation for such person’s services under the Pooling and Servicing Agreement and reimbursement of such person’s reasonable expenses in connection therewith. Fifth, the investing Plan must be an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act.

Wells Fargo is the master servicer under the J.P. Morgan 2006-LDP8 Pooling and Servicing Agreement with respect to The Gas Company Tower Loan. However, U.S. Bank, and not Wells Fargo, has been retained independently to act as Co-Trustee with respect to The Gas Company Tower Loan, the Co-Trustee will not be subject to control or oversight by the Trustee in exercising its responsibilities as Co-Trustee of The Gas Company Tower Loan, and the Co-Trustee will have sole authority and responsibility to perform all trustee level functions with respect to The Gas Company Tower Loan. Further, if the Master Servicer fails to make a required P&I Advance, the Co-Trustee is required to make such P&I Advance and, upon the occurrence of an event that would cause the removal of the Master Servicer, the Co-Trustee will succeed to the position of Master Servicer. Therefore, the Issuer believes that the third general condition of the Exemptions enumerated above will be satisfied.

A fiduciary of a Plan contemplating purchasing any Class of the Offered Certificates must make its own determination that, at the time of such purchase, such Certificates satisfy the general conditions set forth above.

The Exemptions also require that the Trust Fund meet the following requirements: (i) the Trust Fund must consist solely of assets of the type that have been included in other investment pools; (ii) certificates in such other investment pools must have been rated in one of the four highest generic rating categories by S&P, Moody’s or Fitch for at least one year prior to the Plan’s acquisition of the Offered Certificates; and (iii) certificates in such other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan’s acquisition of the Offered Certificates.

If the general conditions of the Exemptions are satisfied, the Exemptions may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA (as well as the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Sections 4975(c)(1)(A) through (D) of the Code) in connection with (i) the direct or indirect sale, exchange or transfer of the Offered Certificates in the initial issuance of Certificates between the Depositor or an Underwriter and a Plan when the Depositor, an Underwriter, the Trustee, the Co-Trustee, the Master Servicer, the Special Servicer, a sub-servicer or an obligor with respect to Mortgage Loans is a “Party in Interest,” as defined in the accompanying prospectus, with respect to the investing

Plan, (ii) the direct or indirect acquisition or disposition in the secondary market of the Offered Certificates by a Plan and (iii) the holding of Offered Certificates by a Plan. However, no exemption is provided from the restrictions of Sections 406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of the Offered Certificate on behalf of an “Excluded Plan” by any person who has discretionary authority or renders investment advice with respect to the assets of such Excluded Plan. For purposes hereof, an “Excluded Plan” is a Plan sponsored by any member of the Restricted Group.

If certain specific conditions of the Exemptions are also satisfied, each such Exemption may provide relief from the restrictions imposed by reason of Sections 406(b)(1) and (b)(2) of ERISA and the taxes imposed by Section 4975(c)(1)(E) of the Code to an obligor with respect to Mortgage Loans acting as a fiduciary with respect to the investment of a Plan’s assets in the Offered Certificates (or such obligor’s affiliate) only if, among other requirements (i) such obligor is an obligor with respect to 5% or less of the fair market value of the obligations or receivables contained in the Trust Fund (which excluded obligors on the Restricted Group Loans), (ii) the investing Plan is not an Excluded Plan, (iii) a Plan’s investment in each Class of the Offered Certificates does not exceed 25% of all of the Certificates of that Class outstanding at the time of the acquisition, (iv) immediately after the acquisition, no more than 25% of the assets of the Plan are invested in certificates representing an interest in trusts (including the Trust Fund) containing assets sold or serviced by the Depositor or the Master Servicer and (v) in the case of the acquisition of the Offered Certificates in connection with their initial issuance, at least 50% of each Class of Offered Certificates in which Plans have invested and at least 50% of the aggregate interest in the Trust Fund is acquired by persons independent of the Restricted Group.

The Exemptions also apply to transactions in connection with the servicing, management and operation of the Trust Fund; provided that, in addition to the general requirements described above, (a) such transactions are carried out in accordance with the terms of a binding pooling and servicing agreement, (b) the pooling and servicing agreement is provided to, or described in all material respects in the accompanying prospectus or private placement memorandum provided to, investing Plans before their purchase of Certificates issued by the Trust Fund and (c) the terms and conditions for the defeasance of a mortgage obligation and substitution of a new mortgage obligation, as so described, have been approved by an NRSRO and do not result in any Offered Certificates receiving a lower credit rating from the NRSRO than the current rating. The Pooling and Servicing Agreement is a pooling and servicing agreement as defined in the Exemptions. The Pooling and Servicing Agreement provides that all transactions relating to the servicing, management and operations of the Trust Fund must be carried out in accordance with the Pooling and Servicing Agreement.

Before purchasing any Class of Offered Certificate, a fiduciary of a Plan should itself confirm that the specific and general conditions of the Exemptions and the other requirements set forth in the Exemptions would be satisfied.

Any Plan fiduciary considering the purchase of Offered Certificates should consult with its counsel with respect to the applicability of the Exemptions and other issues and determine on its own whether all conditions have been satisfied and whether the Offered Certificates are an appropriate investment for a Plan under ERISA and the Code (or, in the case of governmental plans and certain church plans, under Similar Law) with regard to ERISA’s general fiduciary requirements, including investment prudence and diversification and the exclusive benefit rule. Each purchaser of the Offered Certificates with the assets of one or more Plans shall be deemed to represent that each such Plan qualifies as an “accredited investor” as defined in Rule 501(a)(1) of Regulation D under the Securities Act. No Plan may purchase or hold an interest in any Class of Offered Certificates unless (a) such Certificates are rated in one of the top four generic rating categories by at least one NRSRO at the time of such purchase or (b) such Plan is an insurance company general account that represents and warrants that it is eligible for, and meets all of the requirements of, Sections I and III of Prohibited Transaction Class Exemption 95-60.

Persons who have an ongoing relationship with the California State Teachers Retirement System, which is a governmental plan, should note that this plan owns certain equity interests in certain borrowers. Such persons should consult with counsel regarding whether this relationship would affect their ability to purchase and hold Certificates.

Persons who have an ongoing relationship with the Detroit Fire and Police Retirement System should note that this plan owns certain equity interests in certain borrowers. Such persons should consult with counsel regarding whether this relationship would affect their ability to purchase and hold Certificates.

Persons who have an ongoing relationship with the General Electric Pension Trust should note that this plan owns certain equity interests in certain borrowers. Such persons should consult with counsel regarding whether this relationship would affect their ability to purchase and hold Certificates.

Persons who have an ongoing relationship with PAT International Pension Realty, Inc. should note that this plan owns certain equity interests in certain borrowers. Such persons should consult with counsel regarding whether this relationship would affect their ability to purchase and hold Certificates.

THE SALE OF OFFERED CERTIFICATES TO A PLAN IS IN NO RESPECT A REPRESENTATION OR WARRANTY BY THE DEPOSITOR, THE UNDERWRITERS OR ANY OTHER PERSON THAT THIS INVESTMENT MEETS ALL RELEVANT LEGAL REQUIREMENTS WITH RESPECT TO INVESTMENTS BY PLANS GENERALLY OR ANY PARTICULAR PLAN, THAT THE EXEMPTIONS WOULD APPLY TO THE ACQUISITION OF THIS INVESTMENT BY PLANS IN GENERAL OR ANY PARTICULAR PLAN, OR THAT THIS INVESTMENT IS APPROPRIATE FOR PLANS GENERALLY OR ANY PARTICULAR PLAN.

LEGAL INVESTMENT

The Offered Certificates will not constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended. The appropriate characterization of the Offered Certificates under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase the Offered Certificates, is subject to significant interpretive uncertainties. No representations are made as to the proper characterization of the Offered Certificates for legal investment, financial institution regulatory, or other purposes, or as to the ability of particular investors to purchase the Offered Certificates under applicable legal investment restrictions. The uncertainties described above (and any unfavorable future determinations concerning the legal investment or financial institution regulatory characteristics of the Offered Certificates) may adversely affect the liquidity of the Offered Certificates. Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the Offered Certificates constitute legal investments for them or are subject to investment, capital or other restrictions. See “LEGAL INVESTMENT” in the accompanying prospectus.

METHOD OF DISTRIBUTION

Subject to the terms and conditions set forth in the underwriting agreement (the “Underwriting Agreement”) among Wachovia Securities, Citigroup, Deutsche Bank Securities, Goldman and Loop Capital (collectively, the “Underwriters”), the Depositor and Wachovia, the Depositor has agreed to sell to each of the Underwriters, and each of the Underwriters has agreed to purchase, severally but not jointly, the respective Certificate Balances as applicable, of each Class of the Offered Certificates as set forth below, subject in each case to a variance of 5%:

Class	Wachovia Securities	Citigroup	Deutsche Bank Securities	Goldman	Loop Capital
Class A-1	$38,798,000
Class A-2	$418,676,000
Class A-PB	$68,389,000
Class A-3	$211,000,000	$1,000,000	$1,000,000	$1,000,000	$1,000,000
Class A-4	$3,595,196,700
Class A-1A	$802,246,000
Class IO	$623,528,000
Class A-M	$359,520,000
Class A-J	$278,628,000
Class B	$22,470,000
Class C	$58,422,000
Class D	$31,458,000
Class E	$49,433,000

Wachovia Securities is acting as sole lead manager for this offering. Wachovia Securities is acting as sole bookrunner with respect to the Offered Certificates. It is intended that Wachovia Securities International Limited will act as a member of the selling group on behalf of Wachovia Securities in certain jurisdictions. Wachovia Securities International Limited is a United Kingdom firm and is regulated by the Financial Services Authority.

Proceeds to the Depositor from the sale of the Offered Certificates, before deducting expenses payable by the Depositor, will be approximately $3,191,269,725, which includes accrued interest.

Distribution of the Offered Certificates will be made by each Underwriter from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. Wachovia Securities or one of its affiliates may purchase a portion of certain Classes of the Offered Certificates, purchase certain Offered Certificates for its own account or sell certain Offered Certificates to one of its affiliates. Sales of the Offered Certificates may also occur on the Closing Date and other dates after the Closing Date, as agreed upon in negotiated transactions with various purchasers. Each Underwriter may effect such transactions by selling the Offered Certificates to or through dealers, and such dealers may receive compensation in the form of underwriting discounts, concessions or commissions from such Underwriter. In connection with the purchase and sale of the Offered Certificates, the Underwriters may be deemed to have received compensation from the Depositor in the form of underwriting discounts. Each Underwriter and any dealers that participate with any Underwriter in the distribution of the Offered Certificates may be deemed to be underwriters and any profit on the resale of the Offered Certificates positioned by them may be deemed to be underwriting discounts and commissions under the Securities Act.

Purchasers of the Offered Certificates, including dealers, may, depending on the facts and circumstances of such purchases, be deemed to be “underwriters” within the meaning of the Securities Act in connection with reoffers and sales by them of Offered Certificates. Certificateholders should consult with their legal advisors in this regard prior to any such reoffer or sale.

The Depositor also has been advised by the Underwriters that each of them, through one or more of its affiliates, currently intends to make a market in the Offered Certificates; however, none of the Underwriters has any obligation to do so, any market making may be discontinued at any time and there can be no assurance that an active secondary market for the Offered Certificates will develop. See “RISK FACTORS—Liquidity for Certificates May Be Limited” in this prospectus supplement and “RISK FACTORS—Your Ability to Resell Certificates May Be Limited Because of Their Characteristics” in the accompanying prospectus.

This prospectus supplement and the accompanying prospectus may be used by the Depositor, Wachovia Securities, an affiliate of the Depositor, and any other affiliate of the Depositor when required under the federal securities laws in connection with offers and sales of the Offered Certificates or in furtherance of market-making activities in the Offered Certificates. Wachovia Securities or any such other affiliate may act as principal or agent in such transactions. Such sales will be made at prices related to prevailing market prices at the time of sale or otherwise.

The Depositor has agreed to indemnify each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Securities Act against, or make contributions to each Underwriter and each such controlling person with respect to, certain liabilities, including liabilities under the Securities Act.

Wachovia Securities, one of the Underwriters, is an affiliate of the Depositor and Wachovia Bank, National Association, which is one of the Mortgage Loan Sellers, a Sponsor, the Master Servicer, the Swap Counterparty and the 2006-C27 Master Servicer.

CERTAIN RELATIONSHIPS AMONG PARTIES

This prospectus supplement and the accompanying prospectus may be used by the Depositor, Wachovia Securities, an affiliate of the Depositor, and any other affiliate of the Depositor when required under the federal securities laws in connection with offers and sales of the Offered Certificates or in furtherance of market-making activities in the Offered Certificates. Wachovia Securities or any such other affiliate may act as principal or agent in such transactions. Such sales will be made at prices related to prevailing market prices at the time of sale or otherwise. The Depositor has agreed to indemnify each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Securities Act against, or make contributions to each Underwriter and each such controlling person with respect to, certain liabilities, including liabilities under the Securities Act.

Wachovia Securities, one of the Underwriters, is an affiliate of the Depositor and Wachovia Bank, National Association, which is one of the Mortgage Loan Sellers, a Sponsor and the Master Servicer.

LEGAL MATTERS

Certain legal matters will be passed upon for the Depositor by Dechert LLP, Charlotte, North Carolina. Certain legal matters will be passed upon for the Underwriters by Cadwalader, Wickersham & Taft LLP, Charlotte, North Carolina.

RATINGS

The Offered Certificates are required as a condition of their issuance to have received the following ratings from S&P, Moody’s and Fitch (together, the “Rating Agencies”):

Class	Expected Ratings from S&P/Moody’s/Fitch
Class A-1	AAA/Aaa/AAA
Class A-2	AAA/Aaa/AAA
Class A-PB	AAA/Aaa/AAA
Class A-3	AAA/Aaa/AAA
Class A-4	AAA/Aaa/AAA
Class A-1A	AAA/Aaa/AAA
Class IO	AAA/Aaa/AAA
Class A-M	AAA/Aaa/AAA
Class A-J	AAA/Aaa/AAA
Class B	AA+/Aa1/AA+
Class C	AA/Aa2/AA
Class D	AA–/Aa3/AA–
Class E	A/A2/A

The ratings on the Offered Certificates address the likelihood of timely receipt by holders thereof of all distributions of interest to which they are entitled and, except in the case of the Class IO Certificates, distributions of principal by the Rated Final Distribution Date. The ratings take into consideration the credit quality of the Mortgage Pool, structural and legal aspects associated with the Offered Certificates, and the extent to which the payment stream from the Mortgage Pool is adequate to make payments required under the Offered Certificates. A security rating does not represent any assessment of the yield to maturity that investors may experience or the possibility that the holders of the Class IO Certificates might not fully recover their investment in the event of rapid prepayments of the Mortgage Loans (including both voluntary and involuntary prepayments). In addition, a rating does not address (i) the likelihood or frequency of voluntary or mandatory prepayments of Mortgage Loans or the corresponding yield to investors, (ii) the degree to which such prepayments might differ from those originally anticipated, (iii) payment of net default interest or Additional Interest, (iv) whether and to what extent payments of Yield Maintenance Charges or Prepayment Premiums will be received or the corresponding effect on yield to investors, or (v) whether and to what extent Net Aggregate Prepayment Interest Shortfalls will be realized or allocated to Certificateholders. As described in this prospectus supplement, the amounts payable with respect to the Class IO Certificates consist only of interest. If the entire Mortgage Pool were to prepay in the initial month, with the result that the holders of the Class IO Certificates receive only a single month’s interest and thus suffer a nearly complete loss of their investment, all amounts “due” to such Certificateholders will nevertheless have been paid, and such result is consistent with the ratings received on the Class IO Certificates. The Class IO Certificates’ Notional Amount upon which interest is calculated is reduced by the allocation of Realized Losses, Additional Trust Fund Expenses and prepayments, whether voluntary or involuntary to the extent described herein. The rating does not address the timing or magnitude of reductions of the Notional Amount of the Class IO Certificates, but only the obligation to pay interest timely on the Notional Amount as reduced from time to time. Accordingly, the ratings of the Class IO Certificates should be evaluated independently from similar ratings on other types of securities.

There can be no assurance that any rating agency not requested to rate the Offered Certificates will nonetheless issue a rating to any or all Classes thereof and, if so, what such rating or ratings would be. A rating assigned to any Class of Offered Certificates by a rating agency that has not been requested by the Depositor to do so may be lower than the rating assigned thereto by any of the Rating Agencies.

The ratings on the Offered Certificates should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning Rating Agency. See “RISK FACTORS—Ratings Do Not Guarantee Payment and Do Not Address Prepayment Risks” in the accompanying prospectus.

Pursuant to an agreement between the Depositor and each of the Rating Agencies, the Rating Agencies will provide ongoing ratings feedback with respect to the Offered Certificates for as long as they remain issued and outstanding.

INDEX OF DEFINED TERMS

1% ( )	S-112
2% ( )	S-112
2006-C27 Master Servicer	S-153
2006-C27 Pooling and Servicing Agreement	S-153
2006-C27 Special Servicer	S-153
2006-C27 Trustee	S-153
3% ( )	S-112
30/360 basis	S-87
30/360 Mortgage Loans	S-87
311 South Wacker Loan	S-94
311 South Wacker Pari Passu Companion Loan	S-94
311 South Wacker Pari Passu Intercreditor Agreement	S-96
311 South Wacker Whole Loan	S-94
500-512 Seventh Avenue Loan	S-94
500-512 Seventh Avenue Pari Passu Companion Loan	S-95
500-512 Seventh Avenue Pari Passu Intercreditor Agreement	S-96
500-512 Seventh Avenue Whole Loan	S-95, S-96
500-512 Seventh Avenue Subordinate Companion Loan	S-95
Accrued Certificate Interest	S-190
Actual/360 basis	S-86
Additional Interest	S-87
Additional Interest Account	S-180
Additional Trust Fund Expenses	S-199
Administrative Cost Rate	S-111
Advance	S-202
Anticipated Repayment Date	S-87
Appraisal Reduction Amount	S-204
ARD Loans	S-87
Artesia	S-86, S-126
Artesia Mortgage Loans	S-132
Assumed Final Distribution Date	S-3, S-210
Assumed Scheduled Payment	S-194
Available Distribution Amount	S-178
Balloon Loans	S-87
Balloon Payment	S-87
Bold Concepts Building Intercreditor Agreement	S-96
Bold Concepts Building Companion Loan	S-95
Bold Concepts Building Loan	S-94
Bold Concepts Building Whole Loan	S-96
Breach	S-139
Capital Imp. Reserve	S-112
Certificate Account	S-180
Certificate Balance	S-174
Certificate Deferred Interest	S-175
Certificateholders	S-178
Certificates	S-172
Citigroup	S-229
Class	S-172

Class A Certificates	S-172
Class A-4FL Available Funds	S-179

Class A-PB Planned Principal Balance	S-193
Class FS Available Distribution Amount	S-179
Class FS Certificates	S-172
Class FS Principal Distribution Amount	S-193
Collection Period	S-177
Component	S-174
Component Balance	S-174
Component Principal Balance	S-175
Cut-Off Date Balance	S-84
CMSA	S-208
CMSA Bond File	S-207
CMSA Collateral Summary File	S-207
CMSA Loan Periodic Update File	S-207
CMSA Property File	S-207
CMSA Reconciliation of Funds Report	S-207
Code	S-134
Co-Lender Loans	S-94
Collection Period	S-177
Companion Loans	S-95
Compensating Interest Payment	S-160
Component	S-174
Component Balance	S-174
Component Principal Balance	S-175
Constant Prepayment Rate	S-221
Controlling Class	S-147
Controlling Class Representative	S-147
Core Material Documents	S-134
Corrected Mortgage Loan	S-149
Co-Trustee	S-214
Co-Trustee Fee	S-159
CPR	S-221
Cross Collateralized and Cross Defaulted Loan Flag	S-108
Crossed Group	S-139
Crossed Loan	S-139
Custodian	S-133
Cut-Off Date	S-84
Cut-Off Date Balance	S-84
Cut-Off Date Group 1 Balance	S-84
Cut-Off Date Group 2 Balance	S-84
Cut-Off Date Group Balance	S-84
Cut-Off Date Group Balances	S-84
Cut-Off Date LTV	S-110
Cut-Off Date LTV Ratio	S-110
Cut-Off Date Pool Balance	S-84
CWCAM	S-145
D ( )	S-112
Defaulted Mortgage Loan	S-168
Defeasance	S-112
Defeasance Collateral	S-89
Defect	S-139
Depositor	S-115
Determination Date	S-177
Determination Party	S-139
Deutsche Securities	S-229
Discount Rate	S-195

Distributable Certificate Interest	S-190
Distribution Account	S-180
Distribution Date	S-177
Distribution Date Statement	S-205
DSC Ratio	S-108
DSCR	S-108
DTC	S-173
Due Date	S-87
ERISA	S-229
Excess Cash Flow	S-87
Excluded Plan	S-231
Exemption	S-229
Exemptions	S-229
Final Recovery Determination	S-206
Fitch	S-230
Floating Rate Account	S-181
Form 8-K	S-140
Four Seasons Resort and Club - Dallas, TX Loan REMIC	S-36, S-227
Four Seasons Resort and Club - Dallas, TX Non-Pooled Component	S-84
Four Seasons Resort and Club - Dallas, TX Pooled Component	S-84
FSMA	S-2
Gain-on-Sale Reserve Account	S-180
Gateway Center Companion Loan	S-95
Gateway Center Control Appraisal Period	S-101
Gateway Center Intercreditor Agreement	S-96
Gateway Center Loan	S-94
Gateway Center Special Event of Default	S-102
Gateway Center Whole Loan	S-96
Goldman	S-229
Intercreditor Agreement	S-97
Intercreditor Agreements	S-97
Interest Accrual Period	S-176
Interest Reserve Account	S-180
Interest Reserve Amount	S-180
Interest Reserve Loans	S-180
IRS	S-228
J.P. Morgan 2006-LDP8 Master Servicers	S-150, S-153
J.P. Morgan 2006-LDP8 Pooling and Servicing Agreement	S-149
J.P. Morgan 2006-LDP8 Special Servicer	S-150
J.P. Morgan 2006-LDP8 Trustee	S-150, S-153
L ( )	S-112
Liquidation Fee	S-159
Loan Group 1	S-84
Loan Group 1 Principal Distribution Amount	S-191
Loan Group 2	S-84
Loan Group 2 Principal Distribution Amount	S-191
Loan Groups	S-84
Loan Pair	S-141
Loan per Sq. Ft., Unit, Pad, Room or Bed	S-111

Lockout	S-112
Lockout Period	S-112
Loop Capital	S-229
LTV at ARD or Maturity	S-110
Majority Subordinate Certificateholder	S-212
Master Servicer	S-142
Master Servicing Fee	S-159
Master Servicing Fee Rate	S-159
Maturity Date LTV Ratio	S-110
Montclair Plaza Companion Loan	S-94
Montclair Plaza Control Appraisal Period	S-98
Montclair Plaza Intercreditor Agreement	S-96
Montclair Plaza Loan	S-94
Montclair Plaza Special Event of Default	S-99
Montclair Plaza Whole Loan	S-96
Moody’s	S-230
Mortgage	S-85
Mortgage Deferred Interest	S-174
Mortgage File	S-133
Mortgage Loan	S-194
Mortgage Loan Purchase Agreement	S-132
Mortgage Loan Purchase Agreements	S-132
Mortgage Loans	S-84, S-159, S-194
Mortgage Note	S-85
Mortgage Pool	S-84
Mortgage Rate	S-86
Mortgaged Property	S-85
NA	S-112
NAV	S-112
Net Aggregate Prepayment Interest Shortfall	S-190
Net Cash Flow	S-108
Net Mortgage Rate	S-176
Newport Bluffs Loan	S-94
Newport Bluffs Future Pari Passu Companion Loan	S-95
Newport Bluffs Pari Passu Companion Loan	S-95
Newport Bluffs Pari Passu Intercreditor Agreement	S-96
Newport Bluffs Whole Loan	S-95
Nomura	S-86
Nomura Mortgage Loans	S-132
Non-Offered Certificates	S-172
Nonrecoverable P&I Advance	S-201
Notional Amount	S-174
NRSRO	S-230
O ( )	S-112
Occupancy Percentage	S-112
Offered Certificates	S-172
OID Regulations	S-228
Open Period	S-112
Option Price	S-168
Original Term to Maturity	S-112
P&I	S-143
P&I Advance	S-199
Pari Passu Companion Loans	S-96
Pari Passu Loans	S-96

Periodic Payments	S-87
Plan	S-229
Pooling and Servicing Agreement	S-172
Prepayment Interest Excess	S-160
Prepayment Interest Shortfall	S-160
Prepayment Premiums	S-195
Primary Collateral	S-140
Principal Distribution Amount	S-191
Privileged Person	S-209
Prospectus Directive	S-2
PTE	S-229
Purchase Option	S-168
Purchase Price	S-134
Qualified Appraiser	S-204
Qualified Substitute Mortgage Loan	S-135
Rated Final Distribution Date	S-211
Rating Agencies	S-235
Realized Losses	S-198
Reimbursement Rate	S-202
REIT	S-228
Related Proceeds	S-201
Relevant Implementation Date	S-2
Relevant Member State	S-2
Relevant Persons	S-3
Remaining Amortization Term	S-111
Remaining Term to Maturity	S-111
REMIC	S-36
REMICs	S-36
REMIC Administrator	S-213
REMIC I	S-36, S-227
REMIC II	S-36, S-227
REMIC Regular Certificates	S-172
REMIC Regulations	S-227
REMIC Residual Certificates	S-172
Rental Property	S-108
REO Extension	S-169
REO Loan	S-194
REO Property	S-149
Replacement Reserve	S-112
Required Appraisal Date	S-203
Required Appraisal Loan	S-152, S-203
Restricted Group	S-230
Restricted Group Loans	S-230
Restricted Servicer Reports	S-208
RLJ Hotel Pool Loan	S-94
RLJ Hotel Pool Pari Passu Companion Loans	S-94
RLJ Hotel Pool Pari Passu Intercreditor Agreement	S-96
RLJ Hotel Pool Whole Loan	S-95
S&P	S-230
SA	S-143

Scenario	S-222
Scheduled Payment	S-194
SEC	S-207
Securities Act	S-172
Sequential Pay Certificates	S-172
Servicing Fees	S-159
Servicing Standard	S-141
Servicing Transfer Event	S-148
Similar Law	S-229
SMMEA	S-37
SNDA	S-154
Special Servicing Fee	S-159
Special Servicing Fee Rate	S-159
Specially Serviced Mortgage Loans	S-149
Stated Principal Balance	S-177
Strip Rate	S-176
Subordinate Certificates	S-172
Subordinate Companion Loans	S-96
Subordinate Loans	S-107
Substitution Shortfall Amount	S-134
Table Assumptions	S-210, S-222
The Gas Company Tower Loan	S-94
The Gas Company Tower Pari Passu Companion Loan	S-94
The Gas Company Tower Pari Passu Intercreditor Agreement	S-96
The Gas Company Tower Whole Loan	S-94
TI/LC Reserve	S-112
Transfer Affidavit and Agreement	S-172
Trust Fund	S-172
Trustee	S-213
Trustee Fee	S-158, S-213
Underwriter	S-229
Underwriting Agreement	S-233
Underwritten Replacement Reserves	S-111
Unrestricted Servicer Reports	S-208
UPB	S-143
U.S. Bank	S-214
Voting Rights	S-211
WA	S-111
Wachovia	S-86, S-115
Wachovia Mortgage Loans	S-132
Wachovia Securities	S-229
Weighted Average Net Mortgage Rate	S-176
Wells Fargo	S-213
Whole Loan	S-96
Whole Loans	S-96
Workout Fee	S-159
Workout-Delayed Reimbursement Amount	S-201
Year Built	S-111
Yield Maintenance Charges	S-195
YM ( )	S-112

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST SERIES 2006-C28

ANNEX A-1                    CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

               Loan
Mortgage Loan Group
   Number     Number               Property Name                                  Address                          City
------------- ------ ----------------------------------------- ---------------------------------------------- --------------
     1          1    The Gas Company Tower/(1)/                555 West Fifth Street                          Los Angeles
     2          1    1180 Peachtree Street                     1180 Peachtree Street                          Atlanta
     3          1    Montclair Plaza/(2)/                      5060 Montclair Plaza Lane                      Montclair
     4          1    Four Seasons Resort and Club - Dallas, TX 4150 North MacArthur Boulevard                 Irving
     5          1    311 South Wacker/(1)/                     311 South Wacker Drive                         Chicago
     6          1    RLJ Hotel Pool/(1)(3)/                    Various                                        Various
    6.01             Marriott - Denver, CO                     10345 Park Meadows Drive                       Denver
    6.02             Marriott - Bedford Park, IL               6520 S Cicero Avenue                           Bedford Park
    6.03             Renaissance - Plantantion, FL             1230 Pine Island Road                          Plantation
    6.04             Marriott - Austin, TX                     4415 S IH 35                                   Austin
    6.05             Hilton Garden Inn - Bedford Park, IL      6530 S Cicero Avenue                           Bedford Park
    6.06             Residence Inn - Plantation, FL            130 N University Drive                         Plantation
    6.07             Renaissance - Broomfield, CO              500 Flatiron Boulevard                         Broomfield
    6.08             Courtyard - Salt Lake City, UT            4843 W Douglas Corrigan                        Salt Lake City
    6.09             Residence Inn Galleria - Houston, TX      2500 McCue Road                                Houston
    6.10             Hampton Inn - Bedford Park, IL            6540 S Cicero Avenue                           Bedford Park
    6.11             Marriott - Pontiac, MI                    3600 Centerpoint Parkway                       Pontiac
    6.12             Holiday Inn Express - Bedford Park, IL    6500 S Cicero Avenue                           Bedford Park
    6.13             Courtyard - Austin, TX                    9409 Stonelake Boulevard                       Austin
    6.14             Springhill Suites - Austin, TX            4501 S IH 35                                   Austin
    6.15             Residence Inn - Round Rock, TX            2505 S IH 35                                   Round Rock
    6.16             Residence Inn - Austin, TX                3713 Tudor Boulevard                           Austin
    6.17             Courtyard - Tampa, FL                     10152 Palm River Road                          Tampa
    6.18             Residence Inn - Pontiac, MI               3333 Centerpoint Parkway                       Pontiac
    6.19             Residence Inn - Schaumberg, IL            1610 McConnor Parkway                          Schaumburg
    6.20             Sleep Inn - Bedford Park, IL              6650 S Cicero Avenue                           Bedford Park
    6.21             Springhill Suites - Schaumberg, IL        1550 McConnor Parkway                          Schaumburg
    6.22             Fairfield Inn & Suites - Brandon, FL      10150 Palm River Road                          Brandon
    6.23             Courtyard - Fort Wayne, IN                1619 W Washington Center Road                  Fort Wayne
    6.24             Courtyard - Louisville, KY                10200 Champion Farms Drive                     Louisville
    6.25             Courtyard - Merrillville, IN              7850 Rhode Island Avenue                       Merrillville
    6.26             Residence Inn - Louisville, CO            845 Coal Creek Circle                          Louisville
    6.27             Residence Inn - Fishers, IN               9765 Crosspoint Boulevard                      Fishers
    6.28             Courtyard - Sugarland, TX                 12655 Southwest Freeway                        Sugarland
    6.29             Residence Inn - Sugarland, TX             12703 Southwest Freeway                        Sugarland
    6.30             Fairfield Inn & Suites - Merrillville, IN 8275 Georgia Street                            Merrillville
    6.31             Courtyard - Mesquite, TX                  2300 Highway 67                                Mesquite
    6.32             Residence Inn - Merrillville, IN          8018 Delaware Place                            Merrillville
    6.33             Courtyard - Mishawaka, IN                 4825 North Main Street                         Mishawaka
    6.34             Courtyard - Pontiac, MI                   3555 Centerpoint Parkway                       Pontiac
    6.35             Residence Inn II - Austin, TX             4537 S IH-35                                   Austin
    6.36             Hampton Inn - Merrillville, IN            8353 Georgia Street                            Merrillville
    6.37             Holiday Inn Express - Merrillville, IN    8375 Georgia Street                            Merrillville
    6.38             Courtyard - Valparaiso, IN                2301 E Morthland Drive                         Valparaiso
    6.39             Fairfield Inn & Suites - Austin, TX       4525 S IH 35                                   Austin
    6.40             Holiday Inn Select - Grand Rapids, MI     3063 Lake Eastbrook Boulevard                  Grand Rapids
    6.41             Residence Inn - South Bend, IN            716 N Niles Avenue                             South Bend
    6.42             Courtyard - Benton Harbor, MI             1592 Mall Drive                                Benton Harbor
    6.43             Fairfield Inn & Suites - Valparaiso, IN   2101 E Morthland Drive                         Valparaiso
     7          1    500-512 Seventh Avenue/(1)/               500 & 512 Seventh Avenue, 228 West 38th Street New York
     8          1    Newport Bluffs/(1)/                       100 Vilaggio                                   Newport Beach

                               Cross Collateralized
                                    and Cross
Mortgage Loan                       Defaulted          Loan      Mortgage
   Number      State  Zip Code      Loan Flag         Purpose   Loan Seller
------------- ------- -------- -------------------- ----------- -----------
     1          CA      90013                        Refinance    Nomura
     2          GA      30309                       Acquisition  Wachovia
     3          CA      91763                        Refinance   Wachovia
     4          TX      75038                       Acquisition   Nomura
     5          IL      60606                       Acquisition  Wachovia
     6        Various Various                       Acquisition  Wachovia
    6.01        CO      80124
    6.02        IL      60638
    6.03        FL      33324
    6.04        TX      78744
    6.05        IL      60638
    6.06        FL      33324
    6.07        CO      80021
    6.08        UT      84116
    6.09        TX      77056
    6.10        IL      60638
    6.11        MI      48341
    6.12        IL      60638
    6.13        TX      78759
    6.14        TX      78744
    6.15        TX      78664
    6.16        TX      78759
    6.17        FL      33619
    6.18        MI      48341
    6.19        IL      60173
    6.20        IL      60638
    6.21        IL      60173
    6.22        FL      33619
    6.23        IN      46818
    6.24        KY      40241
    6.25        IN      46410
    6.26        CO      80027
    6.27        IN      46256
    6.28        TX      77477
    6.29        TX      77477
    6.30        IN      46410
    6.31        TX      75150
    6.32        IN      46410
    6.33        IN      46545
    6.34        MI      48341
    6.35        TX      78744
    6.36        IN      46410
    6.37        IN      46410
    6.38        IN      46383
    6.39        TX      78744
    6.40        MI      49512
    6.41        IN      46617
    6.42        MI      49022
    6.43        IN      46383
     7          NY      10018                        Refinance   Wachovia
     8          CA      92660                        Refinance   Wachovia

Mortgage Loan    General    Specific Property Original Loan    Cut-Off Date
   Number     Property Type       Type         Balance ($)   Loan Balance ($)
------------- ------------- ----------------- -------------- ----------------
     1           Office            CBD        229,000,000.00  229,000,000.00
     2           Office            CBD        193,850,000.00  193,850,000.00
     3           Retail         Anchored      190,000,000.00  190,000,000.00
     4         Hospitality    Full Service    175,000,000.00  175,000,000.00
     5           Office            CBD        158,600,000.00  158,600,000.00
     6         Hospitality       Various      146,092,500.00  146,092,500.00
    6.01       Hospitality    Full Service     11,460,128.84
    6.02       Hospitality    Full Service      8,203,265.56
    6.03       Hospitality    Full Service      7,422,904.60
    6.04       Hospitality    Full Service      6,451,892.13
    6.05       Hospitality   Limited Service    6,268,955.13
    6.06       Hospitality    Extended Stay     5,837,184.01
    6.07       Hospitality    Full Service      5,512,152.59
    6.08       Hospitality   Limited Service    5,318,818.69
    6.09       Hospitality    Extended Stay     5,153,233.01
    6.10       Hospitality   Limited Service    4,845,579.27
    6.11       Hospitality    Full Service      4,040,901.25
    6.12       Hospitality   Limited Service    3,773,478.27
    6.13       Hospitality   Limited Service    3,672,349.48
    6.14       Hospitality    Extended Stay     3,530,112.31
    6.15       Hospitality    Extended Stay     3,385,427.28
    6.16       Hospitality    Extended Stay     3,359,176.32
    6.17       Hospitality   Limited Service    3,107,603.35
    6.18       Hospitality    Extended Stay     3,073,837.10
    6.19       Hospitality    Extended Stay     3,031,544.16
    6.20       Hospitality   Limited Service    3,022,242.34
    6.21       Hospitality    Extended Stay     2,963,225.82
    6.22       Hospitality   Limited Service    2,948,018.32
    6.23       Hospitality   Limited Service    2,842,791.24
    6.24       Hospitality   Limited Service    2,765,427.33
    6.25       Hospitality   Limited Service    2,676,317.51
    6.26       Hospitality    Extended Stay     2,467,778.15
    6.27       Hospitality    Extended Stay     2,439,734.87
    6.28       Hospitality   Limited Service    2,415,142.74
    6.29       Hospitality    Extended Stay     2,195,204.63
    6.30       Hospitality   Limited Service    2,189,003.61
    6.31       Hospitality   Limited Service    2,117,774.13
    6.32       Hospitality    Extended Stay     2,081,580.29
    6.33       Hospitality   Limited Service    2,055,810.27
    6.34       Hospitality   Limited Service    2,022,556.82
    6.35       Hospitality    Extended Stay     2,005,927.05
    6.36       Hospitality   Limited Service    1,692,713.64
    6.37       Hospitality   Limited Service    1,509,717.57
    6.38       Hospitality   Limited Service    1,372,674.65
    6.39       Hospitality   Limited Service    1,258,097.98
    6.40       Hospitality    Full Service      1,186,723.43
    6.41       Hospitality    Extended Stay       992,450.52
    6.42       Hospitality   Limited Service      759,682.99
    6.43       Hospitality   Limited Service      663,360.75
     7           Office            CBD        137,500,000.00  136,918,271.49
     8         Multifamily    Conventional    132,000,000.00  132,000,000.00

              % of Aggregate % of Aggregate  % of Aggregate
Mortgage Loan  Cut-Off Date   Cut-Off Date    Cut-Off Date   Origination First Pay
   Number        Balance     Group 1 Balance Group 2 Balance    Date       Date
------------- -------------- --------------- --------------- ----------- ---------
     1             6.37%          7.71%                       08/07/06   09/11/06
     2             5.39%          6.52%                       09/22/06   11/11/06
     3             5.28%          6.39%                       08/14/06   10/11/06
     4             4.87%          5.89%                       08/31/06   10/11/06
     5             4.41%          5.34%                       08/10/06   09/11/06
     6             4.06%          4.92%                       06/14/06   08/01/06
    6.01
    6.02
    6.03
    6.04
    6.05
    6.06
    6.07
    6.08
    6.09
    6.10
    6.11
    6.12
    6.13
    6.14
    6.15
    6.16
    6.17
    6.18
    6.19
    6.20
    6.21
    6.22
    6.23
    6.24
    6.25
    6.26
    6.27
    6.28
    6.29
    6.30
    6.31
    6.32
    6.33
    6.34
    6.35
    6.36
    6.37
    6.38
    6.39
    6.40
    6.41
    6.42
    6.43
     7             3.81%          4.61%                       07/07/06   08/11/06
     8             3.67%          4.44%                       10/05/06   11/11/06

                                                                    Interest
                                                          Interest   Accural
Mortgage Loan  Maturity    Mortgage  Loan Administrative  Accrual    Method
   Number     Date or ARD    Rate         Cost Rate        Method   During IO
------------- ----------- ---------  ------------------- ---------- ----------
     1         08/11/16      5.1020%       0.02055%      Actual/360 Actual/360
     2         10/11/16      5.6900%       0.02055%      Actual/360 Actual/360
     3         09/11/11      5.7880%       0.02055%      Actual/360 Actual/360
     4         09/11/16      6.2300%       0.02055%      Actual/360 Actual/360
     5         08/11/16      6.5700%       0.02055%      Actual/360 Actual/360
     6         07/01/16      6.2940%       0.02055%      Actual/360 Actual/360
    6.01
    6.02
    6.03
    6.04
    6.05
    6.06
    6.07
    6.08
    6.09
    6.10
    6.11
    6.12
    6.13
    6.14
    6.15
    6.16
    6.17
    6.18
    6.19
    6.20
    6.21
    6.22
    6.23
    6.24
    6.25
    6.26
    6.27
    6.28
    6.29
    6.30
    6.31
    6.32
    6.33
    6.34
    6.35
    6.36
    6.37
    6.38
    6.39
    6.40
    6.41
    6.42
    6.43
     7         07/11/16   5.7063636%       0.02055%      Actual/360
     8         10/11/16      6.1040%       0.02055%          30/360     30/360

              Original Term     Remaining     Remaining  Original    Remaining
Mortgage Loan to Maturity or Term to Maturity IO Period    Amort       Amort
   Number       ARD (Mos.)    or ARD (Mos.)    (Mos.)   Term (Mos.) Term (Mos.)
------------- -------------- ---------------- --------- ----------- -----------
     1             120             118           118         IO          IO
     2             120             120           120         IO          IO
     3              60              59            59         IO          IO
     4             120             119           119         IO          IO
     5             120             118            58        360         360
     6             120             117            39        360         360
    6.01
    6.02
    6.03
    6.04
    6.05
    6.06
    6.07
    6.08
    6.09
    6.10
    6.11
    6.12
    6.13
    6.14
    6.15
    6.16
    6.17
    6.18
    6.19
    6.20
    6.21
    6.22
    6.23
    6.24
    6.25
    6.26
    6.27
    6.28
    6.29
    6.30
    6.31
    6.32
    6.33
    6.34
    6.35
    6.36
    6.37
    6.38
    6.39
    6.40
    6.41
    6.42
    6.43
     7             120             117                      300         297
     8             120             120           120         IO          IO

                           Maturity Date or
Mortgage Loan Monthly P&I    ARD Balloon    ARD       Prepayment         Appraised
   Number     Payments ($)   Balance ($)    Loan      Provisions         Value ($)
------------- ------------ ---------------- ---- ----------             -----------
     1                  IO  229,000,000.00   N     L(26),D(90),O(4)     610,000,000
     2                  IO  193,850,000.00   N     L(24),D(92),O(4)     275,000,000
     3                  IO  190,000,000.00   N     L(25),D(28),O(7)     379,500,000
     4                  IO  175,000,000.00   N     L(25),D(90),O(5)     229,000,000
     5        1,009,772.24  149,486,758.96   N     L(26),D(58),O(36)    307,000,000
     6          903,701.52  133,884,025.99   N     L(27),D(57),O(36)    732,600,000
    6.01                                                                 50,400,000
    6.02                                                                 38,500,000
    6.03                                                                 42,300,000
    6.04                                                                 33,900,000
    6.05                                                                 30,100,000
    6.06                                                                 26,100,000
    6.07                                                                 43,600,000
    6.08                                                                 23,100,000
    6.09                                                                 22,500,000
    6.10                                                                 26,000,000
    6.11                                                                 37,400,000
    6.12                                                                 16,400,000
    6.13                                                                 16,100,000
    6.14                                                                 16,800,000
    6.15                                                                 14,500,000
    6.16                                                                 15,900,000
    6.17                                                                 13,400,000
    6.18                                                                 14,200,000
    6.19                                                                 15,700,000
    6.20                                                                 13,600,000
    6.21                                                                 16,400,000
    6.22                                                                 12,300,000
    6.23                                                                 13,700,000
    6.24                                                                 15,400,000
    6.25                                                                 12,000,000
    6.26                                                                 12,400,000
    6.27                                                                 11,300,000
    6.28                                                                  9,800,000
    6.29                                                                  9,700,000
    6.30                                                                  9,300,000
    6.31                                                                  9,500,000
    6.32                                                                  9,400,000
    6.33                                                                  9,500,000
    6.34                                                                 10,100,000
    6.35                                                                  9,200,000
    6.36                                                                  7,500,000
    6.37                                                                  6,800,000
    6.38                                                                  7,700,000
    6.39                                                                  5,500,000
    6.40                                                                  9,100,000
    6.41                                                                  5,700,000
    6.42                                                                  6,600,000
    6.43                                                                  3,200,000
     7          861,399.20  105,443,463.68   N     L(27),D(89),O(4)     400,000,000
     8                  IO  132,000,000.00   N     GRTR1%orYM(116),O(4) 371,900,000
                                                   or L(24),D(92),O(4)

Mortgage Loan Mortgage Loan Appraisal
   Number        Number       Date    DSCR (x)
------------- ------------- --------- --------
     1             1        06/12/06    1.56
     2             2        08/22/06    1.39
     3             3        08/04/06    1.89
     4             4        06/09/06    1.51
     5             5        06/20/06    1.20
     6             6         Various    1.37
    6.01          6.01      06/01/08
    6.02          6.02      06/01/08
    6.03          6.03      06/01/08
    6.04          6.04      06/01/08
    6.05          6.05      06/01/08
    6.06          6.06      06/01/08
    6.07          6.07      06/01/09
    6.08          6.08      06/01/07
    6.09          6.09      06/01/08
    6.10          6.10      06/01/08
    6.11          6.11      06/01/08
    6.12          6.12      06/01/07
    6.13          6.13      06/01/07
    6.14          6.14      06/01/07
    6.15          6.15      06/01/07
    6.16          6.16      06/01/08
    6.17          6.17      06/01/08
    6.18          6.18      06/01/07
    6.19          6.19      06/01/08
    6.20          6.20      06/01/08
    6.21          6.21      06/01/08
    6.22          6.22      06/01/08
    6.23          6.23      06/01/09
    6.24          6.24      06/01/08
    6.25          6.25      06/01/08
    6.26          6.26      06/01/07
    6.27          6.27      06/01/08
    6.28          6.28      06/01/07
    6.29          6.29      06/01/07
    6.30          6.30      06/01/08
    6.31          6.31      06/01/08
    6.32          6.32      06/01/08
    6.33          6.33      06/01/09
    6.34          6.34      06/01/08
    6.35          6.35      06/01/07
    6.36          6.36      06/01/08
    6.37          6.37      06/01/08
    6.38          6.38      06/01/08
    6.39          6.39      06/01/07
    6.40          6.40      06/01/08
    6.41          6.41      06/01/08
    6.42          6.42      06/01/08
    6.43          6.43      06/01/09
     7             7        06/01/06    1.17
     8             8        07/26/06    1.35

              Cut-Off   LTV
               Date   Ratio at
Mortgage Loan   LTV   Maturity  Year     Year    Number of
   Number      Ratio   or ARD   Built  Renovated   Units
------------- ------- -------- ------- --------- ---------
     1         75.08%  75.08%     1991           1,313,409
     2         70.49%  70.49%     2006             669,711
     3         50.07%  50.07%     1968   1997      875,085
     4         76.42%  76.42%     1986   2001          397
     5         79.48%  74.91%     1990   2001    1,281,000
     6         68.87%  63.12%  Various               5,429
    6.01                          2003                 279
    6.02                          2002                 200
    6.03                          2002                 250
    6.04                          2001                 211
    6.05                          2005                 174
    6.06                          1996                 138
    6.07                          2002                 232
    6.08                          1999                 154
    6.09                          1994                 146
    6.10                          1990                 170
    6.11                          2000                 290
    6.12                          1999                 104
    6.13                          1996                 102
    6.14                          2000                 152
    6.15                          1999                  96
    6.16                          1996                  84
    6.17                          1997                  90
    6.18                          1998                 114
    6.19                          2001                 125
    6.20                          1995   2002          120
    6.21                          2001                 132
    6.22                          1997   2006          107
    6.23                          1989                 142
    6.24                          2004                 114
    6.25                          1987                 112
    6.26                          2000                  88
    6.27                          1996                  78
    6.28                          1997                 112
    6.29                          1997                  78
    6.30                          1990                 113
    6.31                          1998                 101
    6.32                          1996                  78
    6.33                          1995                  78
    6.34                          1998                 110
    6.35                          1996                  66
    6.36                          1995                  64
    6.37                          1995                  62
    6.38                          1985                 111
    6.39                          1989   2000           63
    6.40                          2003                 148
    6.41                          1988                  80
    6.42                          1988                  98
    6.43                          1996   2006           63
     7         68.46%  52.72%     1921   2000    1,169,647
     8         70.99%  70.99%     1999               1,052

                       Cut-Off Date                 Occupancy
Mortgage Loan Unit of  Loan Amount                   "as of"
   Number     Measure Per (Unit) ($) Occupancy Rate   Date
------------- ------- -------------- -------------- ---------
     1        Sq. Ft.       348.71       96.21%     05/31/06
     2        Sq. Ft.       289.45       80.68%     08/01/06
     3        Sq. Ft.       217.12       99.11%     07/27/06
     4         Rooms    440,806.05       74.30%     07/22/06
     5        Sq. Ft.       190.48       71.29%     08/01/06
     6         Rooms     92,935.88       72.49%     04/30/06
    6.01       Rooms                     72.39%     04/30/06
    6.02       Rooms                     64.18%     04/30/06
    6.03       Rooms                     78.81%     04/30/06
    6.04       Rooms                     71.35%     04/30/06
    6.05       Rooms                     69.37%     04/30/06
    6.06       Rooms                     85.81%     04/30/06
    6.07       Rooms                     64.38%     04/30/06
    6.08       Rooms                     75.95%     04/30/06
    6.09       Rooms                     82.92%     04/30/06
    6.10       Rooms                     74.54%     04/30/06
    6.11       Rooms                     62.52%     04/30/06
    6.12       Rooms                     81.45%     04/30/06
    6.13       Rooms                     73.82%     04/30/06
    6.14       Rooms                     77.60%     04/30/06
    6.15       Rooms                     82.60%     04/30/06
    6.16       Rooms                     82.64%     04/30/06
    6.17       Rooms                     76.13%     04/30/06
    6.18       Rooms                     81.31%     04/30/06
    6.19       Rooms                     82.92%     04/30/06
    6.20       Rooms                     89.57%     04/30/06
    6.21       Rooms                     74.30%     04/30/06
    6.22       Rooms                     76.87%     04/30/06
    6.23       Rooms                     64.57%     04/30/06
    6.24       Rooms                     58.81%     04/30/06
    6.25       Rooms                     65.33%     04/30/06
    6.26       Rooms                     65.80%     04/30/06
    6.27       Rooms                     82.93%     04/30/06
    6.28       Rooms                     73.08%     04/30/06
    6.29       Rooms                     86.35%     04/30/06
    6.30       Rooms                     62.45%     04/30/06
    6.31       Rooms                     71.15%     04/30/06
    6.32       Rooms                     74.19%     04/30/06
    6.33       Rooms                     74.38%     04/30/06
    6.34       Rooms                     62.71%     04/30/06
    6.35       Rooms                     83.24%     04/30/06
    6.36       Rooms                     75.41%     04/30/06
    6.37       Rooms                     72.11%     04/30/06
    6.38       Rooms                     59.33%     04/30/06
    6.39       Rooms                     69.85%     04/30/06
    6.40       Rooms                     69.45%     04/30/06
    6.41       Rooms                     78.99%     04/30/06
    6.42       Rooms                     53.74%     04/30/06
    6.43       Rooms                     57.37%     04/30/06
     7        Sq. Ft.       234.12       95.73%     06/01/06
     8         Units    250,950.57       94.30%     09/25/06

Mortgage Loan                             Most Recent  Most Recent  Most Recent
   Number         Most Recent Period      Revenues ($) Expenses ($)   NOI ($)
------------- --------------------------- ------------ ------------ -----------
     1          T 12 Through 5/31/2006     55,253,435   18,220,083  37,033,352
     2
     3                 TTM 5/06            28,655,459    7,020,031  21,635,428
     4        6 Months Annualized 7/31/06  75,791,600   57,280,600  18,511,000
     5                   2005              33,762,373   22,121,541  11,640,832
     6               T-12 4/30/06         179,370,259  123,502,942  55,867,317
    6.01             T-12 4/30/06          13,860,914    9,730,088   4,130,826
    6.02             T-12 4/30/06           9,138,062    7,304,396   1,833,666
    6.03             T-12 4/30/06          14,531,515   10,889,947   3,641,568
    6.04             T-12 4/30/06           9,225,862    6,532,243   2,693,619
    6.05             T-12 4/30/06           5,335,753    3,779,298   1,556,455
    6.06             T-12 4/30/06           5,168,942    2,722,362   2,446,580
    6.07             T-12 4/30/06          10,627,019    8,314,722   2,312,297
    6.08             T-12 4/30/06           4,580,444    2,744,457   1,835,987
    6.09             T-12 4/30/06           4,915,110    3,024,140   1,890,970
    6.10             T-12 4/30/06           5,715,772    3,928,326   1,787,446
    6.11             T-12 4/30/06          12,674,817   10,399,941   2,274,876
    6.12             T-12 4/30/06           4,057,893    2,558,524   1,499,369
    6.13             T-12 4/30/06           3,315,345    1,928,628   1,386,717
    6.14             T-12 4/30/06           3,714,727    2,211,148   1,503,579
    6.15             T-12 4/30/06           3,062,570    1,739,248   1,323,322
    6.16             T-12 4/30/06           2,790,995    1,559,708   1,231,287
    6.17             T-12 4/30/06           3,107,040    1,797,226   1,309,814
    6.18             T-12 4/30/06           3,170,059    2,036,586   1,133,473
    6.19             T-12 4/30/06           3,857,235    2,613,172   1,244,063
    6.20             T-12 4/30/06           3,378,526    2,251,345   1,127,181
    6.21             T-12 4/30/06           3,493,740    2,310,716   1,183,024
    6.22             T-12 4/30/06           2,715,414    1,586,106   1,129,308
    6.23             T-12 4/30/06           3,114,416    2,047,193   1,067,223
    6.24             T-12 4/30/06           2,433,808    1,484,677     949,131
    6.25             T-12 4/30/06           2,840,942    1,829,317   1,011,625
    6.26             T-12 4/30/06           2,179,072    1,293,557     885,515
    6.27             T-12 4/30/06           2,298,729    1,415,502     883,227
    6.28             T-12 4/30/06           2,936,128    1,910,116   1,026,012
    6.29             T-12 4/30/06           2,492,253    1,547,174     945,079
    6.30             T-12 4/30/06           2,252,611    1,317,823     934,788
    6.31             T-12 4/30/06           2,560,567    1,607,685     952,882
    6.32             T-12 4/30/06           2,247,205    1,463,338     783,867
    6.33             T-12 4/30/06           2,357,999    1,530,420     827,579
    6.34             T-12 4/30/06           2,539,319    1,796,642     742,677
    6.35             T-12 4/30/06           2,133,958    1,338,746     795,212
    6.36             T-12 4/30/06           1,662,362    1,028,769     633,593
    6.37             T-12 4/30/06           1,535,611      988,570     547,041
    6.38             T-12 4/30/06           1,965,799    1,476,603     489,196
    6.39             T-12 4/30/06           1,342,586      909,142     433,444
    6.40             T-12 4/30/06           3,287,299    2,901,263     386,036
    6.41             T-12 4/30/06           2,128,922    1,555,715     573,207
    6.42             T-12 4/30/06           1,687,557    1,364,606     322,951
    6.43             T-12 4/30/06             935,362      733,757     201,605
     7                   2005              34,194,701   12,917,250  21,277,451
     8                T-12 8/2006          26,640,962    6,829,967  19,810,995

                                                    UW Net
Mortgage Loan Most Recent UW Revenues UW Expenses Operating
   Number       NCF ($)       ($)         ($)     Income ($)
------------- ----------- ----------- ----------- ----------
     1        37,033,352   59,229,600  20,443,924 38,785,676
     2                     23,009,207   7,548,874 15,460,333
     3        21,477,913   29,516,823   8,258,217 21,258,605
     4        18,511,000   76,152,539  57,927,119 18,225,420
     5        11,384,632   50,273,176  25,991,193 24,281,983
     6        48,255,972  183,819,220 124,884,215 58,935,005
    6.01       3,576,389   14,624,169  10,195,557  4,428,612
    6.02       1,468,144   11,785,171   8,687,499  3,097,672
    6.03       3,060,307   14,531,515  10,889,947  3,641,568
    6.04       2,324,585    9,225,862   6,532,243  2,693,619
    6.05       1,343,025    6,309,373   4,049,999  2,259,373
    6.06       2,188,133    5,168,942   2,722,362  2,446,580
    6.07       1,887,216   10,627,019   8,314,722  2,312,297
    6.08       1,652,769    4,580,444   2,694,413  1,886,031
    6.09       1,645,215    4,786,380   2,661,277  2,125,103
    6.10       1,558,815    5,715,772   3,928,326  1,787,446
    6.11       1,767,883   12,674,817  10,399,941  2,274,876
    6.12       1,337,053    3,985,836   2,484,160  1,501,676
    6.13       1,254,103    3,315,345   1,928,628  1,386,717
    6.14       1,317,843    3,714,727   2,211,148  1,503,579
    6.15       1,170,194    3,090,008   1,737,372  1,352,637
    6.16       1,091,737    2,790,995   1,559,708  1,231,287
    6.17       1,185,532    3,107,040   1,797,226  1,309,814
    6.18         974,970    3,118,994   1,978,960  1,140,034
    6.19       1,051,201    3,857,235   2,613,172  1,244,063
    6.20         992,040    3,378,526   2,251,345  1,127,181
    6.21       1,008,337    3,493,740   2,310,716  1,183,024
    6.22       1,020,691    2,697,419   1,493,365  1,204,054
    6.23         942,646    3,114,416   2,047,193  1,067,223
    6.24         851,779    2,543,533   1,556,444    987,089
    6.25         897,987    2,840,942   1,829,317  1,011,625
    6.26         776,561    2,179,072   1,280,062    899,010
    6.27         768,291    2,257,702   1,363,738    893,963
    6.28         908,567    2,936,128   1,910,116  1,026,012
    6.29         820,466    2,492,253   1,547,174    945,079
    6.30         844,684    2,387,505   1,443,277    944,228
    6.31         850,459    2,560,567   1,607,685    952,882
    6.32         671,507    2,247,205   1,433,196    814,009
    6.33         733,259    2,302,323   1,459,574    842,748
    6.34         641,104    2,510,675   1,762,729    747,946
    6.35         688,514    2,133,958   1,338,746    795,212
    6.36         567,099    1,662,362   1,006,298    656,064
    6.37         485,617    1,535,611     969,861    565,750
    6.38         410,564    1,965,799   1,447,707    518,092
    6.39         379,741    1,395,885     934,268    461,617
    6.40         254,544    3,287,299   2,775,879    511,420
    6.41         466,761    2,128,922   1,555,715    573,207
    6.42         255,449    1,687,557   1,364,606    322,951
    6.43         164,191    1,070,177     808,544    261,633
     7        21,043,522   39,572,738  13,822,539 25,750,198
     8        19,573,243   28,343,179   6,324,731 22,018,448

                UW Net                                   Largest Largest
Mortgage Loan    Cash                                    Tenant  Tenant %
   Number      Flow ($)        Largest Tenant Name       Sq. Ft.  of NRA
------------- ---------- ------------------------------- ------- --------
     1        36,855,204 Southern California Gas Company 576,516  43.89%
     2        15,350,694         King & Spalding         418,340  62.47%
     3        20,789,943            JCPenney             179,708  20.54%
     4        16,702,369
     5        22,325,965      Freeborn & Peters LLP      109,977   8.59%
     6        51,147,635
    6.01       3,843,645
    6.02       2,626,265
    6.03       3,060,307
    6.04       2,324,585
    6.05       2,006,998
    6.06       2,188,133
    6.07       1,887,216
    6.08       1,702,813
    6.09       1,885,784
    6.10       1,558,815
    6.11       1,767,883
    6.12       1,342,242
    6.13       1,254,103
    6.14       1,317,843
    6.15       1,198,136
    6.16       1,091,737
    6.17       1,185,532
    6.18         984,085
    6.19       1,051,201
    6.20         992,040
    6.21       1,008,337
    6.22       1,096,157
    6.23         942,646
    6.24         885,348
    6.25         897,987
    6.26         790,056
    6.27         781,078
    6.28         908,567
    6.29         820,466
    6.30         848,728
    6.31         850,459
    6.32         701,649
    6.33         750,656
    6.34         647,519
    6.35         688,514
    6.36         589,570
    6.37         504,326
    6.38         439,460
    6.39         405,782
    6.40         379,928
    6.41         466,761
    6.42         255,449
    6.43         218,825
     7        24,113,629       Target Corporation         99,700   8.52%
     8        21,780,696

                                                           2nd
                                                   2nd   Largest
               Largest                           Largest Tenant    2nd Largest
Mortgage Loan  Tenant         2nd Largest        Tenant   % of       Tenant
   Number     Exp. Date       Tenant Name        Sq. Ft.   NRA      Exp. Date
------------- --------- ------------------------ ------- ------- ---------------
     1        11/08/11  Morrison & Foerster, LLP 192,775  14.68% Multiple Spaces
     2        03/31/21          Navigant          15,885   2.37%    04/30/14
     3        06/30/11        Circuit City        40,881   4.67%    02/28/15
     4
     5        11/30/22     Duff & Phelps, LLC     81,996   6.40%    09/30/21
     6
    6.01
    6.02
    6.03
    6.04
    6.05
    6.06
    6.07
    6.08
    6.09
    6.10
    6.11
    6.12
    6.13
    6.14
    6.15
    6.16
    6.17
    6.18
    6.19
    6.20
    6.21
    6.22
    6.23
    6.24
    6.25
    6.26
    6.27
    6.28
    6.29
    6.30
    6.31
    6.32
    6.33
    6.34
    6.35
    6.36
    6.37
    6.38
    6.39
    6.40
    6.41
    6.42
    6.43
     7        03/31/15     The New York Times     82,822   7.08%    11/30/15
                                Company
     8

                                                       3rd
                                               3rd   Largest
                                             Largest Tenant
Mortgage Loan                                Tenant   % of
   Number        3rd Largest Tenant Name     Sq. Ft.   NRA
------------- ------------------------------ ------- -------
     1              Sidley Austin LLP        152,413  11.60%
     2                   Allsteel             15,769   2.35%
     3        Linens'N Things (ground lease)  35,208   4.02%
     4
     5        First Industrial Realty Trust   66,064   5.16%
     6
    6.01
    6.02
    6.03
    6.04
    6.05
    6.06
    6.07
    6.08
    6.09
    6.10
    6.11
    6.12
    6.13
    6.14
    6.15
    6.16
    6.17
    6.18
    6.19
    6.20
    6.21
    6.22
    6.23
    6.24
    6.25
    6.26
    6.27
    6.28
    6.29
    6.30
    6.31
    6.32
    6.33
    6.34
    6.35
    6.36
    6.37
    6.38
    6.39
    6.40
    6.41
    6.42
    6.43
     7                iVillage, Inc.          56,668   4.84%
     8

              3rd Largest            Largest Affiliated Sponsor Flag    Mortgage
Mortgage Loan   Tenant            ((greater than) than 4% of Pool, Loan   Loan
   Number      Exp. Date  Lockbox       Group 1 or Loan Group 2)         Number
------------- ----------- ------- ------------------------------------- --------
     1         Multiple    Day 1          Maguire Properties, L.P.         1
                 Spaces
     2         06/30/18    Day 1              GE Pension Trust             2
     3         01/31/12    Day 1       General Growth Properties, Inc.     3
     4                     Day 1           GFW Trust, GFW II Trust         4
     5         06/30/18    Day 1          Shorenstein Company, the         5
                                           Fremont Group, and Mark
                                                  Karasick
     6                     Day 1         RLJ Lodging Fund II, L.P.;        6
                                        RLJ Lodging Fund II (PF #1),
                                                    L.P.
    6.01                                                                  6.01
    6.02                                                                  6.02
    6.03                                                                  6.03
    6.04                                                                  6.04
    6.05                                                                  6.05
    6.06                                                                  6.06
    6.07                                                                  6.07
    6.08                                                                  6.08
    6.09                                                                  6.09
    6.10                                                                  6.10
    6.11                                                                  6.11
    6.12                                                                  6.12
    6.13                                                                  6.13
    6.14                                                                  6.14
    6.15                                                                  6.15
    6.16                                                                  6.16
    6.17                                                                  6.17
    6.18                                                                  6.18
    6.19                                                                  6.19
    6.20                                                                  6.20
    6.21                                                                  6.21
    6.22                                                                  6.22
    6.23                                                                  6.23
    6.24                                                                  6.24
    6.25                                                                  6.25
    6.26                                                                  6.26
    6.27                                                                  6.27
    6.28                                                                  6.28
    6.29                                                                  6.29
    6.30                                                                  6.30
    6.31                                                                  6.31
    6.32                                                                  6.32
    6.33                                                                  6.33
    6.34                                                                  6.34
    6.35                                                                  6.35
    6.36                                                                  6.36
    6.37                                                                  6.37
    6.38                                                                  6.38
    6.39                                                                  6.39
    6.40                                                                  6.40
    6.41                                                                  6.41
    6.42                                                                  6.42
    6.43                                                                  6.43
     7         04/30/15    Day 1       Jacob Chetrit, Joseph Moinian,      7
                                        Edward J. Minskoff Equities,
                                                    Inc.
     8                                       The Irvine Company            8

               Loan
Mortgage Loan Group
   Number     Number Property Name                                            Address                      City
------------- ------ ---------------------------------------- --------------------------------------- ---------------
      9         1    Gateway Shopping Center                  9607 Research Boulevard                 Austin
     10         1    Embassy Suites - Washington, DC          900 10th Street, NW                     Washington
     11         1    Westin - Falls Church, VA                7801 Leesburg Pike                      Falls Church
     12         1    Brookfield Lakes Corporate Center        100,175,275,300,325 North Corporate     Brookfield
                                                              Drive; 200,300 North Patrick Boulevard;
                                                              17775,17925 West Bluemound
                                                              Road;17975,18000 West Sarah Lane;18500
                                                              West Corporate Drive
     13         1    The Willows Shopping Center              1975 Diamond Boulevard                  Concord
     14         1    Personality Pool/(4)/                    Various                                 San Francisco
    14.01            114 Powell Street                        114 Powell Street                       San Francisco
    14.02            440 Geary Street                         440 Geary Street                        San Francisco
    14.03            952 Sutter Street                        952 Sutter Street                       San Francisco
     15         1    Traders Point Retail Center/(3)/         5900-6030 West 86th Street              Indianapolis
     16         2    Carefree Alexander                       3949 West Alexander Road                North Las Vegas
     17         1    Lakeside Pool                            Various                                 Tucker
    17.01            1979 Lakeside                            1979 Lakeside Parkway                   Tucker
    17.02            1957 Lakeside                            1957 Lakeside Parkway                   Tucker
    17.03            1927 Lakeside                            1927 Lakeside Parkway                   Tucker
    17.04            1990 Lakeside                            1990 Lakeside Parkway                   Tucker
    17.05            1975 Lakeside                            1975 Lakeside Parkway                   Tucker
    17.06            1967 Lakeside                            1967 Lakeside Parkway                   Tucker
     18         1    ITC Crossing South Shopping Center       40 International Drive South            Flanders
     19         1    Hotel Valencia - San Jose, CA            355 Santana Row                         San Jose
     20         1    135 Crossways Park Drive/(5)/            135 Crossways Park Drive                Woodbury
     21         2    Charter Square                           2860 Charter Boulevard                  Troy
     22         1    Cross Island Plaza                       1 Cross Island Plaza                    Rosedale
     23         1    Lake Worth Towne Crossing/(6)/           6580 Azle Avenue                        Lake Worth
     24         1    Windrose Place                           425 Waldo Avenue                        Pasadena
     25         1    Cypress Towne Center                     25891 US Highway 290                    Cypress
     26         1    Twinbrook Square                         1800 Rockville Pike                     Rockville
     27         1    Lorton Station Marketplace               9409-9469 Lorton Market Street          Lorton
     28         2    Liberty Estates Apartments               2018 Cunningham Drive                   Hampton
     29         1    Main Street Commons/(3)/                 SEC Kirk Road & Main Street             Saint Charles
     30         2    Carefree Pueblo                          8600 Scholar Lane                       Las Vegas
     31         1    Bellwood Pool                            Various                                 Woodbury
    31.01            City Centre East                         1785-1815 Radio Drive                   Woodbury
    31.02            City Centre Plaza                        8300-8340 City Centre Drive             Woodbury
    31.03            City Centre Shoppes                      8470 City Centre Drive                  Woodbury
    31.04            Valley Creek Commons                     8380 City Centre Drive                  Woodbury
    31.05            Valley Creek Professional                8360 City Centre Drive                  Woodbury
    31.06            Centrewood Commons                       8325 Centrewood Drive                   Woodbury
     32         1    South Tryon Square                       201 South Tryon Street                  Charlotte
     33         2    Steeplechase at Adams Farm Apartments    1338 Adams Farm Parkway                 Greensboro
     34         1    San Tan Corporate Center Two             3100 West Ray Road                      Chandler
     35         1    San Fernando Value Square                12910-80 Foothill Boulevard             San Fernando
     36         1    Market at Mill Run                       3624 - 3830 Fishinger Boulevard         Hilliard
     37         1    United Food Group Food Processing        3425,3501 & 3520 East Vernon Avenue     Vernon
                     Facility
     38         2    The Exchange at Denton                   1201 Cleveland Street                   Denton
     39         1    Bryant Square                            308 South Bryant Avenue                 Edmond
     40         2    Willina Ranch Apartments                 15515 Juanita-Woodinville Way           Bothell
     41         2    Chatham Court and Reflections at Chatham 7815 & 7825 McCallum Boulevard          Dallas
                     Court Apartments
     42         1    Charles River Place                      63 Kendrick Street                      Needham
     43         1    San Tan Corporate Center One             3200 West Ray Road                      Chandler
     44         1    Matrix Financial Center                  700 17th Street                         Denver
     45         2    Laurel Pines Apartments                  14601 Bowie Road                        Laurel
     46         2    Club Wildwood                            7700 Parkway Boulevard                  Hudson
     47         1    Hughes Plaza West                        10100 West Charleston Boulevard         Las Vegas
     48         1    Apple Valley Square                      Cedar Avenue (US 77) & County Road 42   Saint Paul

                          Cross Collateralized and
 Mortgage          Zip        Cross Defaulted         Loan      Mortgage
Loan Number State  Code          Loan Flag           Purpose   Loan Seller
----------- ----- ------- ------------------------ ----------- -----------
     9       TX     78759                           Refinance    Nomura
    10       DC     20001                           Refinance   Wachovia
    11       VA     22043                          Acquisition  Wachovia
    12       WI     53045                          Acquisition  Wachovia
    13       CA     94520                           Refinance   Wachovia
    14       CA   Various                           Refinance    Nomura
   14.01     CA     94102
   14.02     CA     94102
   14.03     CA     94109
    15       IN     46278                           Refinance   Wachovia
    16       NV     89032                          Acquisition  Wachovia
    17       GA     30084                           Refinance   Wachovia
   17.01     GA     30084
   17.02     GA     30084
   17.03     GA     30084
   17.04     GA     30084
   17.05     GA     30084
   17.06     GA     30084
    18       NJ     07836                          Acquisition  Wachovia
    19       CA     95128                           Refinance   Wachovia
    20       NY     11797                           Refinance   Artesia
    21       MI     48083  Michigan Multifamily    Acquisition  Wachovia
                           Portfolio
    22       NY     11422                           Refinance    Nomura
    23       TX     76135                           Refinance    Nomura
    24       CA     91101                           Refinance   Wachovia
    25       TX     77429                          Acquisition  Wachovia
    26       MD     20852                           Refinance   Wachovia
    27       VA     22079                          Acquisition  Wachovia
    28       VA     23666  Intercontinental        Acquisition  Wachovia
                           Multifamily Portfolio
    29       IL     60174                          Acquisition  Wachovia
    30       NV     89128                          Acquisition  Wachovia
    31       MN     55125                           Refinance   Wachovia
   31.01     MN     55125
   31.02     MN     55125
   31.03     MN     55125
   31.04     MN     55125
   31.05     MN     55125
   31.06     MN     55125
    32       NC     28202  South Tryon Square      Acquisition  Wachovia
                           Portfolio
    33       NC     27407                          Acquisition  Wachovia
    34       AZ     85226  San Tan Portfolio       Acquisition  Wachovia
    35       CA     91342                           Refinance   Wachovia
    36       OH     43026                           Refinance   Wachovia
    37       CA     90058                          Acquisition  Wachovia
    38       TX     76201                          Acquisition  Wachovia
    39       OK     73034                          Acquisition  Wachovia
    40       WA     98011                           Refinance   Wachovia
    41       TX     75252                          Acquisition  Wachovia
    42       MA     02494                           Refinance   Wachovia
    43       AZ     85226  San Tan Portfolio       Acquisition  Wachovia
    44       CO     80202                           Refinance    Nomura
    45       MD     20708  Intercontinental        Acquisition  Wachovia
                           Multifamily Portfolio
    46       FL     34667  Club Wildwood & Four    Acquisition   Nomura
                           Seasons Portfolio
    47       NV     89135                           Refinance   Wachovia
    48       MN     55124                          Acquisition  Wachovia

Mortgage
  Loan       General                             Original Loan   Cut-Off Date
 Number   Property Type   Specific Property Type  Balance ($)  Loan Balance ($)
-------- ---------------- ---------------------- ------------- ----------------
   9          Retail             Anchored        87,000,000.00  87,000,000.00
  10       Hospitality         Full Service      65,000,000.00  65,000,000.00
  11       Hospitality         Full Service      64,000,000.00  64,000,000.00
  12          Office             Suburban        60,563,000.00  60,563,000.00
  13          Retail             Anchored        56,000,000.00  56,000,000.00
  14         Various             Various         54,000,000.00  54,000,000.00
 14.01      Mixed Use       Hospitality/Retail   33,000,000.00
 14.02      Mixed Use       Hospitality/Retail   14,500,000.00
 14.03     Hospitality        Extended Stay       6,500,000.00
  15          Retail             Anchored        48,000,000.00  48,000,000.00
  16       Multifamily      Independent Living   43,969,000.00  43,969,000.00
  17          Office             Suburban        42,500,000.00  42,500,000.00
 17.01        Office             Suburban
 17.02        Office             Suburban
 17.03        Office             Suburban
 17.04        Office             Suburban
 17.05        Office             Suburban
 17.06        Office             Suburban
  18          Retail             Anchored        41,795,000.00  41,795,000.00
  19       Hospitality         Full Service      36,500,000.00  36,500,000.00
  20          Office             Suburban        28,000,000.00  28,000,000.00
  21       Multifamily         Conventional      28,000,000.00  28,000,000.00
  22          Office             Suburban        27,000,000.00  26,956,666.21
  23          Retail             Anchored        26,491,000.00  26,491,000.00
  24       Multifamily         Conventional      26,000,000.00  26,000,000.00
  25          Retail             Anchored        25,650,000.00  25,650,000.00
  26          Retail            Unanchored       24,640,000.00  24,640,000.00
  27          Retail             Anchored        24,375,000.00  24,375,000.00
  28       Multifamily         Conventional      24,120,000.00  24,120,000.00
  29          Retail             Anchored        24,000,000.00  24,000,000.00
  30       Multifamily      Independent Living   23,635,000.00  23,635,000.00
  31         Various             Various         23,300,000.00  23,300,000.00
 31.01        Retail            Unanchored
 31.02        Retail            Unanchored
 31.03        Retail            Unanchored
 31.04        Office             Medical
 31.05        Office             Medical
 31.06        Office             Medical
  32          Office               CBD           22,875,000.00  22,875,000.00
  33       Multifamily         Conventional      21,450,000.00  21,450,000.00
  34          Office             Suburban        21,000,000.00  21,000,000.00
  35          Retail             Anchored        20,500,000.00  20,500,000.00
  36          Retail         Shadow Anchored     20,120,000.00  20,120,000.00
  37        Industrial        Manufacturing/     20,000,000.00  20,000,000.00
                               Cold Storage
  38       Multifamily       Student Housing     19,890,000.00  19,890,000.00
  39          Retail             Anchored        19,500,000.00  19,500,000.00
  40       Multifamily         Conventional      19,400,000.00  19,400,000.00
  41       Multifamily         Conventional      18,937,500.00  18,937,500.00
  42          Office             Suburban        18,000,000.00  18,000,000.00
  43          Office             Suburban        18,000,000.00  18,000,000.00
  44          Office               CBD           17,600,000.00  17,600,000.00
  45       Multifamily         Conventional      17,180,000.00  17,180,000.00
  46     Mobile Home Park    Mobile Home Park    17,000,000.00  17,000,000.00
  47          Office             Suburban        16,800,000.00  16,800,000.00
  48          Retail             Anchored        16,000,000.00  16,000,000.00

Mortgage % of Aggregate % of Aggregate  % of Aggregate
  Loan    Cut-Off Date   Cut-Off Date    Cut-Off Date   Origination First Pay
 Number     Balance     Group 1 Balance Group 2 Balance    Date       Date
-------- -------------- --------------- --------------- ----------- ---------
   9          2.42%          2.93%                       09/13/06   11/01/06
  10          1.81%          2.19%                       10/30/06   12/11/06
  11          1.78%          2.15%                       10/05/05   11/11/05
  12          1.68%          2.04%                       10/04/06   11/11/06
  13          1.56%          1.88%                       10/02/06   11/11/06
  14          1.50%          1.82%                       08/16/06   10/11/06
 14.01
 14.02
 14.03
  15          1.34%          1.62%                       09/22/06   11/11/06
  16          1.22%                          7.05%       07/19/06   09/11/06
  17          1.18%          1.43%                       09/19/06   11/11/06
 17.01
 17.02
 17.03
 17.04
 17.05
 17.06
  18          1.16%          1.41%                       09/28/06   11/11/06
  19          1.02%          1.23%                       08/04/06   09/11/06
  20          0.78%          0.94%                       10/10/06   11/11/06
  21          0.78%                          4.49%       06/29/06   08/11/06
  22          0.75%          0.91%                       08/10/06   09/11/06
  23          0.74%          0.89%                       08/28/06   10/11/06
  24          0.72%          0.87%                       10/11/06   11/11/06
  25          0.71%          0.86%                       08/30/06   10/11/06
  26          0.69%          0.83%                       08/29/06   10/11/06
  27          0.68%          0.82%                       09/22/06   11/11/06
  28          0.67%                          3.87%       09/01/06   10/11/06
  29          0.67%          0.81%                       08/10/06   09/11/06
  30          0.66%                          3.79%       07/19/06   09/11/06
  31          0.65%          0.78%                       09/28/06   11/11/06
 31.01
 31.02
 31.03
 31.04
 31.05
 31.06
  32          0.64%          0.77%                       08/31/06   10/11/06
  33          0.60%                          3.44%       08/09/06   09/11/06
  34          0.58%          0.71%                       09/28/06   11/11/06
  35          0.57%          0.69%                       08/23/06   10/11/06
  36          0.56%          0.68%                       08/11/06   09/11/06
  37          0.56%          0.67%                       10/12/06   12/01/06
  38          0.55%                          3.19%       09/26/06   11/11/06
  39          0.54%          0.66%                       08/31/06   10/11/06
  40          0.54%                          3.11%       08/14/06   10/11/06
  41          0.53%                          3.04%       09/08/06   10/11/06
  42          0.50%          0.61%                       07/26/06   09/01/06
  43          0.50%          0.61%                       09/28/06   11/11/06
  44          0.49%          0.59%                       09/29/06   11/11/06
  45          0.48%                          2.76%       09/01/06   10/11/06
  46          0.47%                          2.73%       09/01/06   10/11/06
  47          0.47%          0.57%                       08/23/06   10/11/06
  48          0.45%          0.54%                       08/14/06   10/11/06

                                                                  Interest
                                                        Interest   Accural
Mortgage Loan  Maturity   Mortgage Loan Administrative  Accrual    Method
   Number     Date or ARD   Rate        Cost Rate        Method   During IO
------------- ----------- -------- ------------------- ---------- ----------
      9        10/01/11    5.8900%       0.02055%      Actual/360 Actual/360
     10        11/11/16    5.9300%       0.02055%      Actual/360 Actual/360
     11        10/11/15    5.5100%       0.02055%      Actual/360 Actual/360
     12        10/11/16    5.6100%       0.02055%      Actual/360 Actual/360
     13        10/11/16    5.9000%       0.02055%      Actual/360 Actual/360
     14        09/11/16    6.5500%       0.03055%      Actual/360 Actual/360
    14.01
    14.02
    14.03
     15        10/11/16    5.8600%       0.02055%      Actual/360 Actual/360
     16        08/11/11    6.3500%       0.02055%      Actual/360 Actual/360
     17        10/11/16    6.0700%       0.02055%      Actual/360 Actual/360
    17.01
    17.02
    17.03
    17.04
    17.05
    17.06
     18        10/11/16    5.8000%       0.02055%      Actual/360 Actual/360
     19        08/11/16    6.2200%       0.02055%      Actual/360 Actual/360
     20        10/11/16    6.1175%       0.02055%      Actual/360 Actual/360
     21        07/11/16    6.0700%       0.02055%      Actual/360 Actual/360
     22        08/11/16    6.5700%       0.02055%      Actual/360
     23        09/11/11    5.1700%       0.02055%          30/360     30/360
     24        10/11/16    6.0500%       0.02055%      Actual/360 Actual/360
     25        09/11/16    6.0700%       0.02055%      Actual/360 Actual/360
     26        09/11/11    6.2395%       0.02055%      Actual/360 Actual/360
     27        10/11/16    5.6600%       0.02055%      Actual/360 Actual/360
     28        09/11/11    5.9300%       0.02055%      Actual/360 Actual/360
     29        08/11/16    6.1900%       0.03055%      Actual/360 Actual/360
     30        08/11/11    6.3500%       0.02055%      Actual/360 Actual/360
     31        10/11/16    6.0500%       0.03055%      Actual/360 Actual/360
    31.01
    31.02
    31.03
    31.04
    31.05
    31.06
     32        09/11/16    6.1000%       0.02055%      Actual/360 Actual/360
     33        08/11/16    6.2200%       0.02055%      Actual/360 Actual/360
     34        10/11/16    5.8300%       0.02055%      Actual/360 Actual/360
     35        09/11/16    6.2000%       0.02055%      Actual/360 Actual/360
     36        08/11/16    6.3100%       0.02055%      Actual/360 Actual/360
     37        11/01/16    6.0700%       0.02055%      Actual/360
     38        10/11/16    6.3200%       0.02055%      Actual/360 Actual/360
     39        09/11/16    6.2750%       0.02055%      Actual/360 Actual/360
     40        09/11/16    6.3700%       0.02055%      Actual/360 Actual/360
     41        09/11/16    5.7120%       0.02055%      Actual/360 Actual/360
     42        08/01/16    6.2900%       0.05055%      Actual/360 Actual/360
     43        10/11/16    5.8300%       0.02055%      Actual/360 Actual/360
     44        10/11/16    5.7800%       0.02055%      Actual/360 Actual/360
     45        09/11/11    5.9300%       0.02055%      Actual/360 Actual/360
     46        09/11/11    6.6400%       0.02055%      Actual/360 Actual/360
     47        09/11/16    6.0600%       0.02055%      Actual/360 Actual/360
     48        09/11/16    5.9900%       0.02055%      Actual/360 Actual/360

              Original Term     Remaining     Remaining  Original    Remaining
Mortgage Loan to Maturity or Term to Maturity IO Period    Amort       Amort
   Number       ARD (Mos.)    or ARD (Mos.)    (Mos.)   Term (Mos.) Term (Mos.)
------------- -------------- ---------------- --------- ----------- -----------
      9             60              60            60         IO          IO
     10            120             120            36        300         300
     11            120             108            72        300         300
     12            120             120            84        360         360
     13            120             120            60        360         360
     14            120             119            23        360         360
    14.01
    14.02
    14.03
     15            120             120            60        360         360
     16             60              58            58         IO          IO
     17            120             120            60        360         360
    17.01
    17.02
    17.03
    17.04
    17.05
    17.06
     18            120             120           120         IO          IO
     19            120             118            22        360         360
     20            120             120            60        360         360
     21            120             117            45        360         360
     22            120             118                      360         358
     23             60              59            59         IO          IO
     24            120             120           120         IO          IO
     25            120             119           119         IO          IO
     26             60              59            59         IO          IO
     27            120             120           120         IO          IO
     28             60              59            59         IO          IO
     29            120             118            58        360         360
     30             60              58            58         IO          IO
     31            120             120           120         IO          IO
    31.01
    31.02
    31.03
    31.04
    31.05
    31.06
     32            120             119           119         IO          IO
     33            120             118           118         IO          IO
     34            120             120           120         IO          IO
     35            120             119           119         IO          IO
     36            120             118            34        360         360
     37            120             120                      360         360
     38            120             120           120         IO          IO
     39            120             119           119         IO          IO
     40            120             119           119         IO          IO
     41            120             119            47        360         360
     42            120             118            34        360         360
     43            120             120           120         IO          IO
     44            120             120           120         IO          IO
     45             60              59            59         IO          IO
     46             60              59            59         IO          IO
     47            120             119            35        360         360
     48            120             119           119         IO          IO

                        Maturity
Mortgage   Monthly     Date or ARD
  Loan       P&I         Balloon    ARD  Prepayment                     Appraised
 Number  Payments ($)  Balance ($)  Loan Provisions                     Value ($)
-------- ------------ ------------- ---- ----------                    -----------
   9              IO  87,000,000.00  N       L(24),D(26),O(10)         131,000,000
  10      416,019.00  55,611,546.29  N       L(23),D(94),O(3)           98,600,000
  11      393,398.29  60,268,381.24  N       L(36),D(81),O(3)           96,000,000
  12      348,061.44  58,184,145.31  N       L(24),D(92),O(4)           80,500,000
  13      332,156.44  52,324,790.04  N       GRTR1%orYM(113),O(7)       83,500,000
  14      343,094.32  48,432,247.26  N       L(25),D(92),O(3)           81,900,000
 14.01                                                                  50,400,000
 14.02                                                                  19,600,000
 14.03                                                                  11,900,000
  15      283,478.13  44,825,468.76  N       L(24),D(93),O(3)           60,000,000
  16              IO  43,969,000.00  N       L(2),GRTR1%orYM(49),O(9)   57,450,000
  17      256,724.80  39,801,324.10  N       L(24),D(93),O(3)           56,780,000
 17.01                                                                  25,000,000
 17.02                                                                   8,410,000
 17.03                                                                   8,040,000
 17.04                                                                   5,880,000
 17.05                                                                   5,170,000
 17.06                                                                   4,280,000
  18              IO  41,795,000.00  Y       L(24),GRTR1%orYM(93),O(3)  64,000,000
  19      224,025.09  32,506,603.73  N       L(26),D(90),O(4)           55,100,000
  20      169,995.17  26,238,510.58  N       L(24),D(91),O(5)           35,400,000
  21      169,136.34  25,795,069.28  N       L(27),D(89),O(4)           35,100,000
  22      171,903.22  23,277,772.99  N       L(26),D(91),O(3)           40,500,000
  23              IO  26,491,000.00  N       L(37),GRTR1%orYM(19),O(4)  45,000,000
  24              IO  26,000,000.00  N       L(24),D(93),O(3)           35,500,000
  25              IO  25,650,000.00  N       L(25),D(91),O(4)           39,155,000
  26              IO  24,640,000.00  N       L(25),D(31),O(4)           31,500,000
  27              IO  24,375,000.00  N       L(24),GRTR1%orYM(92),O(4)  36,650,000
  28              IO  24,120,000.00  N       L(11),GRTR1%orYM(42),O(7)  30,150,000
  29      146,836.85  22,511,719.83  N       L(26),D(91),O(3)           35,600,000
  30              IO  23,635,000.00  N       L(2),GRTR1%orYM(49),O(9)   30,600,000
  31              IO  23,300,000.00  N       L(24),D(92),O(4)           29,460,000
 31.01                                                                  11,360,000
 31.02                                                                   7,420,000
 31.03                                                                   3,970,000
 31.04                                                                   2,730,000
 31.05                                                                   2,090,000
 31.06                                                                   1,890,000
  32              IO  22,875,000.00  N       L(25),D(92),O(3)           48,500,000
  33              IO  21,450,000.00  N       GRTR1%orYM(117),O(3)       27,000,000
  34              IO  21,000,000.00  N       GRTR1%orYM(116),O(4)       32,200,000
  35              IO  20,500,000.00  N       GRTR1%orYM(116),O(4)       33,100,000
  36      124,668.51  18,290,336.14  N       L(26),D(91),O(3)           25,150,000
  37      120,811.67  16,996,457.28  N       L(23),D(93),O(4)           25,000,000
  38              IO  19,890,000.00  Y       L(24),GRTR1%orYM(93),O(3)  30,600,000
  39              IO  19,500,000.00  Y       L(25),GRTR1%orYM(92),O(3)  30,550,000
  40              IO  19,400,000.00  N       L(25),D(92),O(3)           28,400,000
  41      110,057.38  17,341,321.84  N       L(25),D(91),O(4)           25,450,000
  42      111,297.80  16,356,992.40  Y       L(37),GRTR1%orYM(76),O(7)  24,400,000
  43              IO  18,000,000.00  N       GRTR1%orYM(116),O(4)       27,300,000
  44              IO  17,600,000.00  N       L(24),D(93),O(3)           28,100,000
  45              IO  17,180,000.00  N       L(11),GRTR1%orYM(42),O(7)  23,600,000
  46              IO  17,000,000.00  N       L(18),O(42)                21,700,000
  47      101,373.46  15,198,879.88  N       L(25),D(92),O(3)           24,700,000
  48              IO  16,000,000.00  N       L(25),GRTR1%orYM(91),O(4)  27,100,000

Mortgage Loan Mortgage Loan Appraisal
   Number        Number       Date    DSCR (x)
------------- ------------- --------- --------
      9               9     08/22/06    1.34
     10              10     03/01/06    1.44
     11              11     05/26/06    1.37
     12              12     08/07/06    1.33
     13              13     08/30/06    1.24
     14              14      Various    1.14
    14.01         14.01     07/17/06
    14.02         14.02     07/17/06
    14.03         14.03     08/03/06
     15              15     08/01/07    1.20
     16              16     06/13/06    1.22
     17              17     08/11/06    1.22
    17.01         17.01     08/11/06
    17.02         17.02     08/11/06
    17.03         17.03     08/11/06
    17.04         17.04     08/11/06
    17.05         17.05     08/11/06
    17.06         17.06     08/11/06
     18              18     02/15/06    1.63
     19              19     04/17/06    1.50
     20              20     07/11/06    1.22
     21              21     05/30/06    1.34
     22              22     02/15/06    1.40
     23              23     06/14/06    2.01
     24              24     08/10/06    1.38
     25              25     07/06/06    1.36
     26              26     07/19/06    1.23
     27              27     08/01/06    1.60
     28              28     08/11/06    1.54
     29              29     01/01/07    1.21
     30              30     06/13/06    1.20
     31              31     08/08/06    1.36
    31.01         31.01     08/08/06
    31.02         31.02     08/08/06
    31.03         31.03     08/08/06
    31.04         31.04     08/08/06
    31.05         31.05     08/08/06
    31.06         31.06     08/08/06
     32              32     08/03/06    2.12
     33              33     06/19/06    1.39
     34              34     04/10/06    1.49
     35              35     06/25/06    1.57
     36              36     12/01/06    1.20
     37              37     08/07/06    1.25
     38              38     07/17/06    1.67
     39              39     06/19/06    1.33
     40              40     06/02/06    1.25
     41              41     07/20/06    1.37
     42              42     06/21/06    1.17
     43              43     04/10/06    1.68
     44              44     08/01/06    1.51
     45              45     08/11/06    1.39
     46              46     07/03/06    1.07
     47              47     04/24/06    1.20
     48              48     07/09/06    1.63

         Cut-Off   LTV
Mortgage  Date   Ratio at
  Loan     LTV   Maturity   Year      Year     Number
 Number   Ratio   or ARD    Built   Renovated of Units
-------- ------- -------- --------- --------- --------
   9      66.41%  66.41%       1993           476,934
  10      65.92%  56.40%       2005               384
  11      66.67%  62.78%       1979      2006     405
  12      75.23%  72.28%  1984-1999 1992-2004 506,719
  13      67.07%  62.66%       1977           261,339
  14      65.93%  59.14%    Various   Various Various
 14.01                         1908      2005  56,064
 14.02                         1912      1990  56,064
 14.03                         1910      1995      57
  15      80.00%  74.71%       2003           331,408
  16      76.53%  76.53%       2002               472
  17      74.85%  70.10%    Various           511,576
 17.01                         1990           200,436
 17.02                         1985            87,425
 17.03                         1984            58,365
 17.04                         1985            60,708
 17.05                         1986            54,485
 17.06                         1985            50,157
  18      65.30%  65.30%       2002           372,730
  19      66.24%  59.00%       2003               211
  20      79.10%  74.12%       2005           121,631
  21      79.77%  73.49%       1967      1999     492
  22      66.56%  57.48%       1982           221,758
  23      58.87%  58.87%       2005           214,537
  24      73.24%  73.24%       1988               134
  25      65.51%  65.51%       2005           207,684
  26      78.22%  78.22%       1954      1995  92,986
  27      66.51%  66.51%       2006           132,445
  28      80.00%  80.00%       1964               580
  29      67.42%  63.24%       2000           171,648
  30      77.24%  77.24%       2000               242
  31      79.09%  79.09%    Various           145,724
 31.01                         1998            55,710
 31.02                         1995            32,047
 31.03                         1990            17,648
 31.04                         1997            16,338
 31.05                         1996            13,104
 31.06                         1989            10,877
  32      47.16%  47.16%       1960      1999 236,697
  33      79.44%  79.44%       1992               420
  34      65.22%  65.22%       2003           133,503
  35      61.93%  61.93%       1987           131,061
  36      80.00%  72.72%       1988           146,173
  37      80.00%  67.99%       1941      2004 164,826
  38      65.00%  65.00%       2005               228
  39      63.83%  63.83%       1976           280,529
  40      68.31%  68.31%       2000               175
  41      74.41%  68.14%       1985               494
  42      73.77%  67.04%       1961      1998 103,656
  43      65.93%  65.93%       2000           133,317
  44      62.63%  62.63%       1961      2000 181,250
  45      72.80%  72.80%       1961               236
  46      78.34%  78.34%       1974               478
  47      68.02%  61.53%       2005            71,546
  48      59.04%  59.04%       1976      1986 184,841

                       Cut-Off Date                 Occupancy
Mortgage Loan Unit of  Loan Amount                   "as of"
   Number     Measure Per (Unit) ($) Occupancy Rate   Date
------------- ------- -------------- -------------- ---------
      9       Sq. Ft.       182.42       100.00%    08/10/06
     10         Rooms   169,270.83        72.25%    08/31/06
     11         Rooms   158,024.69        52.17%    07/31/06
     12       Sq. Ft.       119.52        89.17%    09/18/06
     13       Sq. Ft.       214.28        97.92%    08/16/06
     14       Various       349.53        68.98%    08/31/06
    14.01     Sq. Ft.                     66.59%    08/31/06
    14.02     Sq. Ft.                     64.47%    08/31/06
    14.03       Rooms                     78.10%    08/31/06
     15       Sq. Ft.       144.84        95.63%    09/01/06
     16         Units    93,154.66        97.03%    06/08/06
     17       Sq. Ft.        83.08        85.26%    08/01/06
    17.01     Sq. Ft.                     91.23%    08/01/06
    17.02     Sq. Ft.                     76.25%    08/01/06
    17.03     Sq. Ft.                    100.00%    08/01/06
    17.04     Sq. Ft.                     73.11%    08/01/06
    17.05     Sq. Ft.                     82.70%    08/01/06
    17.06     Sq. Ft.                     77.47%    08/01/06
     18       Sq. Ft.       112.13        98.66%    07/31/06
     19         Rooms   172,985.78        80.59%    06/30/06
     20       Sq. Ft.       230.20        89.56%    09/01/06
     21         Units    56,910.57        94.51%    06/22/06
     22       Sq. Ft.       121.56        96.61%    12/31/05
     23       Sq. Ft.       123.48       100.00%    08/23/06
     24         Units   194,029.85        88.06%    07/31/06
     25       Sq. Ft.       123.50        91.48%    08/24/06
     26       Sq. Ft.       264.99       100.00%    08/01/06
     27       Sq. Ft.       184.04       100.00%    10/02/06
     28         Units    41,586.21        96.90%    07/11/06
     29       Sq. Ft.       139.82        94.46%    08/01/06
     30         Units    97,665.29        93.80%    06/08/06
     31       Sq. Ft.       159.89        90.87%    08/01/06
    31.01     Sq. Ft.                     97.65%    08/01/06
    31.02     Sq. Ft.                     73.14%    08/01/06
    31.03     Sq. Ft.                    100.00%    08/01/06
    31.04     Sq. Ft.                    100.00%    08/01/06
    31.05     Sq. Ft.                     74.15%    08/01/06
    31.06     Sq. Ft.                    100.00%    08/01/06
     32       Sq. Ft.        96.64        94.57%    08/31/06
     33         Units    51,071.43        95.24%    06/07/06
     34       Sq. Ft.       157.30       100.00%    08/01/06
     35       Sq. Ft.       156.42       100.00%    06/30/06
     36       Sq. Ft.       137.65        99.49%    06/30/06
     37       Sq. Ft.       121.34       100.00%    10/12/06
     38         Units    87,236.84        99.71%    08/15/06
     39       Sq. Ft.        69.51        89.97%    08/20/06
     40         Units   110,857.14        97.71%    07/09/06
     41         Units    38,335.02        95.55%    09/06/06
     42       Sq. Ft.       173.65       100.00%    07/14/06
     43       Sq. Ft.       135.02       100.00%    10/01/06
     44       Sq. Ft.        97.10        97.73%    08/01/06
     45         Units    72,796.61        93.22%    07/11/06
     46          Pads    35,564.85       100.00%    05/31/06
     47       Sq. Ft.       234.81        91.09%    06/09/06
     48       Sq. Ft.        86.56        95.69%    08/09/06

                                                                     Most
Mortgage Loan                            Most Recent  Most Recent   Recent
   Number       Most Recent Period       Revenues ($) Expenses ($)  NOI ($)
------------- ------------------         ------------ ------------ ---------
      9          T 12 Through 6/30/2006   10,951,047    3,637,249  7,313,798
     10                T6Thru 8/06        27,015,362   20,625,274  6,390,088
     11               TTM 7/31/2006       13,616,230    9,233,362  4,382,868
     12                   2005             9,368,826    3,500,621  5,868,205
     13                   2005             5,930,031    1,816,011  4,114,020
     14          T 12 Through 8/31/2006   10,116,867    5,259,188  4,857,678
    14.01        T 12 Through 8/31/2006    5,105,442    2,159,317  2,946,126
    14.02        T 12 Through 8/31/2006    3,861,536    2,452,665  1,408,871
    14.03        T 12 Through 8/31/2006    1,149,888      647,206    502,682
     15
     16           T-12 ending June 2006    4,916,378    1,855,690  3,060,688
     17              T12 Ending 6/06       6,577,276    3,091,763  3,485,513
    17.01            T12 Ending 6/06       3,188,221    1,390,168  1,798,053
    17.02            T12 Ending 6/06         858,409      452,047    406,362
    17.03            T12 Ending 6/06         810,742      300,833    509,909
    17.04            T12 Ending 6/06         792,174      379,979    412,195
    17.05            T12 Ending 6/06         699,304      291,445    407,859
    17.06            T12 Ending 6/06         228,426      277,291    -48,865
     18
     19               TTM 06/30/06        17,070,849   11,990,266  5,080,583
     20          Trailing 12 (6/05-5/06)      88,611      467,805   -379,194
     21             T-12 Thru 5/31/06      5,020,235    2,186,802  2,833,433
     22          T 12 Through 1/31/2006    5,721,692    2,738,955  2,982,737
     23
     24                2006 1Q Ann         2,971,956      748,836  2,223,120
     25
     26              1/06-6/06 Ann.        2,183,708      247,070  1,936,638
     27
     28                   T-12             5,078,057    2,793,296  2,284,761
     29                   2005             2,758,507      700,905  2,057,602
     30           T-12 ending June 2006    2,706,634      975,209  1,731,425
     31                   2005             3,280,634    1,325,139  1,955,495
    31.01                 2005             1,152,762      475,351    677,411
    31.02                 2005               726,356      285,369    440,987
    31.03                 2005               409,952      139,046    270,905
    31.04                 2005               383,972      170,744    213,228
    31.05                 2005               310,800      130,848    179,952
    31.06                 2005               296,792      123,782    173,010
     32                   2005             5,122,055    1,840,117  3,281,938
     33                TTM - 6/06          3,064,376    1,510,752  1,553,624
     34                   2005             2,331,548    1,043,842  1,287,706
     35                   2005             2,731,625      731,101  2,000,524
     36
     37
     38              T-12 Jul/06 Ann       3,821,336    1,642,504  2,178,832
     39                7/2006 Ann.         2,581,472      489,714  2,091,758
     40          T3 6/06 w/2005 expenses   2,528,152      906,134  1,622,018
     41               T-6mos 07/06         3,629,526    1,779,480  1,850,046
     42            Annualized (through     2,699,595      725,511  1,974,084
                        Apr 2006)
     43               As Is 11/2006        3,138,055    1,293,158  1,844,897
     44            7 Months Annualized     3,823,262    1,854,230  1,969,032
                         7/31/06
     45                   T-12             2,743,156    1,390,230  1,352,926
     46
     47
     48              1/06-7/06 Ann.        2,416,355    1,268,293  1,148,062

                                                    UW Net
Mortgage Loan Most Recent UW Revenues UW Expenses Operating
   Number       NCF ($)       ($)         ($)     Income ($)
------------- ----------- ----------- ----------- ----------
      9        7,313,798  10,712,728   3,494,987  7,217,742
     10        5,309,474  29,160,394  20,474,430  8,685,965
     11        3,838,219  19,751,625  12,513,846  7,237,779
     12        5,761,794   9,556,127   3,620,498  5,935,629
     13        4,087,886   7,259,886   2,015,451  5,244,435
     14        4,857,678  10,216,143   5,379,000  4,837,143
    14.01      2,946,126   5,046,794   2,280,531  2,766,263
    14.02      1,408,871   3,981,742   2,474,625  1,507,117
    14.03        502,682   1,187,607     623,844    563,762
     15                    5,429,187   1,279,273  4,149,915
     16        2,989,888   5,275,578   1,791,618  3,483,960
     17        3,325,669   7,275,164   3,066,599  4,208,566
    17.01      1,784,022   3,489,924   1,416,140  2,073,784
    17.02        352,159     948,346     440,756    507,590
    17.03        475,474     869,151     283,820    585,331
    17.04        401,875     763,456     354,713    408,743
    17.05        392,603     700,923     298,380    402,543
    17.06        -80,464     503,364     272,790    230,574
     18                    5,892,128   1,796,514  4,095,614
     19        4,576,990  17,193,531  12,504,199  4,689,332
     20         -379,194   3,101,727     661,910  2,439,817
     21        2,710,433   5,069,002   2,221,188  2,847,814
     22        2,982,737   5,721,990   2,629,560  3,092,430
     23                    4,465,960   1,558,933  2,907,027
     24        2,189,620   2,932,119     710,157  2,221,963
     25                    3,194,817     943,414  2,251,404
     26        1,927,339   2,455,568     474,560  1,981,008
     27                    3,013,989     765,008  2,248,982
     28        2,139,929   5,107,371   2,764,615  2,342,757
     29        2,038,721   3,052,595     816,609  2,235,986
     30        1,695,125   2,856,953   1,014,194  1,842,759
     31        1,934,872   3,321,166   1,294,107  2,027,059
    31.01        671,840   1,249,592     467,869    781,723
    31.02        436,821     781,584     280,306    501,278
    31.03        267,552     400,451     134,563    265,888
    31.04        209,797     382,236     166,830    215,405
    31.05        176,939     233,820     124,657    109,163
    31.06        171,922     273,484     119,881    153,603
     32        3,258,638   5,196,797   1,935,467  3,261,330
     33        1,448,624   3,348,126   1,394,427  1,953,699
     34        1,274,356   3,002,250   1,026,946  1,975,304
     35        1,987,418   2,829,305     739,400  2,089,905
     36                    2,670,228     800,251  1,869,977
     37                    1,898,796      56,964  1,841,832
     38        2,115,030   3,961,444   1,794,472  2,166,972
     39        2,050,663   2,632,742     760,780  1,871,962
     40        1,578,268   2,504,119     916,398  1,587,721
     41        1,738,896   3,659,113   1,738,932  1,920,181
     42        1,953,353   2,616,671     844,616  1,772,055
     43        1,831,565   3,004,787   1,146,865  1,857,922
     44        1,969,032   3,521,055   1,825,948  1,695,108
     45        1,295,472   2,793,453   1,323,786  1,469,667
     46                    2,048,240     802,532  1,245,708
     47                    2,147,085     632,930  1,514,156
     48        1,129,578   2,924,887   1,230,563  1,694,324

               UW Net                                  Largest Largest
Mortgage Loan   Cash                                   Tenant  Tenant %
   Number     Flow ($)       Largest Tenant Name       Sq. Ft.  of NRA
------------- --------- ------------------------------ ------- --------
      9       6,947,061         Star Furniture          84,779   17.78%
     10       7,181,288
     11       6,447,714
     12       5,555,442             Fiserv              33,575    6.63%
     13       4,947,475              REI                29,486   11.28%
     14       4,677,253            Various             Various Various
    14.01     2,704,178        Tad's Restaurant          4,093    7.30%
    14.02     1,434,575        Resmex Partners           3,500    6.24%
    14.03       538,500
     15       4,066,064       Marsh Supermarket         67,902   20.49%
     16       3,413,160
     17       3,763,875            Various             Various Various
    17.01     1,911,516    Amec E&C Services, Inc.      73,887   36.86%
    17.02       407,856   Laboratory Corp of America    33,984   38.87%
                                   Holdings
    17.03       550,896     Le Cordon Bleu College      58,365  100.00%
    17.04       364,514  Global Link Logistics, Inc.    17,122   28.20%
    17.05       355,295 Progressive Casualty Insurance  16,036   29.43%
    17.06       173,798  Financial Asset Mgmt Systems   27,237   54.30%
     18       3,942,814             Lowe's             135,039   36.23%
     19       4,042,220
     20       2,315,473   Sterling & Sterling, Inc.     40,347   33.17%
     21       2,724,814
     22       2,896,140              INS                36,790   16.59%
     23       2,747,370          Hobby Lobby            55,000   25.64%
     24       2,175,599
     25       2,112,459            TJ Maxx              32,000   15.41%
     26       1,895,806  Scan International Furniture   40,000   43.02%
     27       2,205,276         Shoppers Food           63,000   47.57%
     28       2,197,925
     29       2,135,581           Stein Mart            34,000   19.81%
     30       1,806,459
     31       1,919,044            Various             Various Various
    31.01       743,794          Memory Mania           10,653   19.12%
    31.02       483,514   Family Achievement Center      9,226   28.79%
    31.03       254,307          Hirshfield's            6,543   37.08%
    31.04       194,844        Cardinal Stritch          6,852   41.94%
    31.05        97,623      Summit Orthopaedics         2,719   20.75%
    31.06       144,961          Minn Health             8,360   76.86%
     32       2,962,693            Wachovia             97,381   41.14%
     33       1,848,699
     34       1,826,947     Isola USA Corporation       23,284   17.44%
     35       1,998,341           Sam's Club           106,911   81.57%
     36       1,796,250      Starplex Holdings LP       35,299   24.15%
     37       1,808,866     United Food Group LLC      164,826  100.00%
     38       2,103,170
     39       1,626,404           Stein Mart            36,000   12.83%
     40       1,543,971
     41       1,809,031
     42       1,564,669   CW Financial Services, LLC    25,416   24.52%
     43       1,767,103    Toyota Motor Credit Corp    133,317  100.00%
     44       1,556,968      Matrix Capital Bank        27,530   15.19%
     45       1,412,212
     46       1,221,808
     47       1,455,987        Bank of America          11,019   15.40%
     48       1,561,330         Rainbow Foods           61,736   33.40%

                                                                 2nd
                                                         2nd   Largest     2nd
               Largest                                 Largest Tenant    Largest
Mortgage Loan  Tenant            2nd Largest           Tenant   % of     Tenant
   Number     Exp. Date          Tenant Name           Sq. Ft.   NRA    Exp. Date
------------- --------- ------------------------------ ------- -------  ---------
      9       07/31/10           Regal Cinema           66,918   14.03% 11/30/31
     10
     11
     12       09/30/10     General Casualty Company     32,160    6.35% 10/31/09
     13       05/06/08          CompUSA, Inc.           26,000    9.95% 10/31/11
     14        Various             Various             Various Various   Various
    14.01     12/31/10          The Body Shop            1,443    2.57% 05/31/16
    14.02     09/15/14      Starbucks Corporation        1,215    2.17% 06/30/07
    14.03
     15       11/30/24      Dick's Sporting Goods       65,000   19.61% 01/31/20
     16
     17        Various             Various             Various Various   Various
    17.01     Multiple   WM. Page & Associates, Inc.    18,543    9.25% 03/31/13
                Spaces
    17.02     12/31/09   Perimeter East Partners LLC    13,167   15.06% 09/30/11
    17.03     11/30/18
    17.04     10/31/11      Amedisys Georgia, LLC        5,883    9.69% 12/31/09
    17.05     08/31/07  Board of Rg University System   14,784   27.13% 06/30/07
    17.06     04/30/11       Healthcare for Kids        10,362   20.66% 08/31/11
     18       03/14/22          Babies "R" Us           37,961   10.18% 01/31/19
     19
     20       12/31/21  Kaufman, Schneider and Bianco   18,413   15.14% Multiple
                                                                          Spaces
     21
     22       06/30/15             Verizon              24,105   10.87% 05/31/10
     23       06/30/20           Circuit City           34,106   15.90% 01/31/21
     24
     25       07/31/15       Ross Dress for Less        30,187   14.54% 01/31/16
     26       11/30/11  Bassett Furniture Industries,   24,280   26.11% 07/31/07
                                     Inc.
     27       05/06/26      Advanced Design Group       15,350   11.59% 10/31/16
     28
     29       11/30/15             Border's             24,893   14.50% 01/31/21
     30
     31        Various             Various             Various Various   Various
    31.01     01/31/08    Cellars Wines and Spirits      8,383   15.05% 09/30/10
    31.02     10/31/16          Kinko's Fed Ex           7,000   21.84% 01/31/11
    31.03     11/19/10        Von Hansen's Meats         2,728   15.46% 02/28/09
    31.04     08/31/07  Center for Diagnostic Imaging    3,036   18.58% 02/28/09
    31.05     10/31/09      Meshbesher and Spence        2,560   19.54% 08/31/11
    31.06     05/31/09         Don Johnson DDS           2,517   23.14% 12/31/16
     32       Multiple       Greer & Walker, LLP        13,067    5.52% Multiple
                Spaces                                                    Spaces
     33
     34       05/31/10  Progressive Casualty Insurance  17,516   13.12% 12/31/09
     35       11/01/06            McDonalds              5,400    4.12% 12/18/07
     36       05/31/15    Life Style Family Fitness     22,902   15.67% 11/30/21
     37       10/11/21
     38
     39       10/31/08       Ross Dress For Less        30,187   10.76% 01/31/16
     40
     41
     42       06/30/12   Continental Wingate Company    22,457   21.66% 11/30/08
     43       10/10/11
     44       03/31/16          Matrix Bancorp          23,738   13.10% 03/31/16
     45
     46
     47       01/31/11        Commonwealth Title        10,774   15.06% 01/15/11
     48       06/30/18          Jo-Ann Fabrics          45,384   24.55% 01/31/10

                                                            3rd
                                                    3rd   Largest
                                                  Largest Tenant
Mortgage Loan                                     Tenant   % of
   Number          3rd Largest Tenant Name        Sq. Ft.   NRA
------------- -----------------------             ------- -------
      9                     Best Buy               46,798    9.81%
     10
     11
     12             Hydrite Chemical Company       26,257    5.18%
     13                     Gap, Inc.              25,000    9.57%
     14                      Various              Various Various
    14.01                Bankok Noodles             1,100    1.96%
    14.02
    14.03
     15         Kerasotes Theatres (Ground Lease)  41,347   12.48%
     16
     17                      Various              Various Various
    17.01          Presidental Financial Corp.     17,699    8.83%
    17.02         DeKalb Convention & Visitors      9,304   10.64%
    17.03
    17.04          Craig R. Goodman Law Office      4,672    7.70%
    17.05           Washington Mutal Bank, FA      14,240   26.14%
    17.06            AMEC E&C Services, Inc.        1,260    2.51%
     18                 Bed Bath & Beyond          30,026    8.06%
     19
     20              Mortgage Line Financial       15,665   12.88%
     21
     22              Empire City Subway Co.        10,169    4.59%
     23                Ross Dress for Less         30,187   14.07%
     24
     25                Bed Bath and Beyond         30,049   14.47%
     26            Ethan Allen Interiors, Inc.     17,000   18.28%
     27                    Minnieland               6,505    4.91%
     28
     29                   Office Depot             24,716   14.40%
     30
     31                      Various              Various Various
    31.01          Acapulco Mexican Restaurant      5,295    9.50%
    31.02               Bruegger's Bagels           2,413    7.53%
    31.03                Kelley Gallery             2,228   12.62%
    31.04                Dr. Montgomery             1,869   11.44%
    31.05               Woodbury OB & GYN           2,347   17.91%
    31.06
     32               Nexson Pruet Jacobs &        12,485    5.27%
                             Pollard
     33
     34                     CMX, LLC               11,595    8.69%
     35                    Radio Shack              2,500    1.91%
     36              United Art & Education        18,297   12.52%
     37
     38
     39                 Bed Bath & Beyond          22,000    7.84%
     40
     41
     42                 TMP Worldwide.com          20,600   19.87%
     43
     44                 Matrix Settlement          16,379    9.04%
     45
     46
     47                    Mass Mutual              9,547   13.34%
     48                       Petco                18,138    9.81%

                                             Largest
                                            Affiliated
                                           Sponsor Flag
                                    ((greater than) than 4% of
              3rd Largest                   Pool, Loan         Mortgage
Mortgage Loan   Tenant                      Group 1 or           Loan
   Number      Exp. Date   Lockbox        Loan Group 2)         Number
------------- ----------- --------- -------------------------- --------
      9        01/31/12       Day 1                                 9
     10                                                            10
     11                                                            11
     12        12/31/12   Springing                                12
     13        03/31/11                                            13
     14         Various       Day 1                                14
    14.01      05/31/09                                         14.01
    14.02                                                       14.02
    14.03                                                       14.03
     15        12/31/24                                            15
     16                       Day 1                                16
     17         Various       Day 1                                17
    17.01      03/31/13                                         17.01
    17.02      12/31/10                                         17.02
    17.03                                                       17.03
    17.04      06/30/10                                         17.04
    17.05      10/31/11                                         17.05
    17.06      03/31/16                                         17.06
     18        01/31/13       Day 1                                18
     19                       Day 1                                19
     20        06/30/14                                            20
     21                                    Lightstone
                                            Holdings,
                              Day 1            LLC                 21
     22        03/15/12       Day 1                                22
     23        01/31/16                                            23
     24                                                            24
     25        01/31/16   Springing                                25
     26        11/30/10   Springing                                26
     27        09/06/16                                            27
     28                                                            28
     29        12/31/15   Springing                                29
     30                                       Orion
                                           Residential
                              Day 1            LLC                 30
     31         Various                                            31
    31.01      11/30/15                                         31.01
    31.02      12/31/10                                         31.02
    31.03      11/30/07                                         31.03
    31.04      11/30/07                                         31.04
    31.05      12/31/08                                         31.05
    31.06                                                       31.06
     32        02/28/07                                            32
     33                                     Steven D.
                                             Bell &
                                            Company;
                                            Wachovia
                                           Development
                                           Corporation             33
     34        05/31/10   Springing                                34
     35        08/31/06                                            35
     36        06/30/16                                            36
     37                                                            37
     38                       Day 1                                38
     39        01/31/12       Day 1                                39
     40                                                            40
     41                                    Triple Net
                                           Properties,
                          Springing            LLC                 41
     42        10/31/08                                            42
     43                   Springing                                43
     44        10/31/07       Day 1                                44
     45                                                            45
     46                                                            46
     47        01/31/11                                            47
     48        10/31/09                                            48

               Loan
Mortgage Loan Group
   Number     Number               Property Name                                Address                       City
------------- ------ ------------------------------------------ ---------------------------------------- --------------
     49         1    Gateway Center                             15 Park Row West                         Providence
     50         1    Renaissance Commons/(3)/                   1750-1790 North Congress Avenue          Boynton Beach
     51                                                         160 North Linden, 1621-1680 West Rialto
                2    Las Palmas I,II,III Apartments             Avenue                                   Rialto
     52         2    Pebble Brook Village                       5475 Winding River Road                  Noblesville
     53         2    Groves at Las Cruces                       320 East Union Avenue                    Las Cruces
     54         2    Ambassador Inn Apartments                  2100 West Commonwealth Avenue            Fullerton
     55                                                         12133, 12209 & 12249 Hesperia Road;
                                                                17080, 17100, 17140, 17150 & 17180 Bear
                1    Victor Valley Town Center                  Valley Road                              Victorville
     56         2    The Grove at Carrollton Apartments         919 Lovvorn Road                         Carrollton
     57                                                         5416 East Baseline Road & 5222 East      Mesa and
                1    Inverness Commons/(5)(7)/                  Baseline Road                            Gilbert
     58         1    Marketplace Retail & Office Center/(5)/    110 2nd Street South                     Waite Park
     59         2    Lake Brandt Apartments                     2403 Lake Brandt Place                   Greensboro
     60         1    Four Seasons MHP/(8)/                      13225 101st Street                       Largo
     61                                                         61, 72, 76 & 81 West Horizon Ridge
                1    Black Mountain Market Place/(3)(5)/        Parkway                                  Henderson
     62         1    515 Union Boulevard                        515 Union Boulevard                      Totowa
     63         1    Howe Corporate Center/(3)/                 2031 -2033 Howe Avenue                   Sacramento
     64         1    Pointe West/(8)/                           12651 Seminole Boulevard                 Largo
     65         1    Extra Space Storage - Rockville, MD        11850 Parklawn Drive                     Rockville
     66         2    Deep River Pointe Apartments               3971 River Pointe Place                  High Point
     67         1    Hoover Commons                             1615 Montgomery Highway                  Hoover
     68                                                                                                  Uwchlan
                1    Lionville Shopping Center                  168 Eagleview Boulevard                  Township
     69         2    Carefree Sandhill                          210 South Sandhill Road                  Las Vegas
     70         1    AB Mar Valley Court Office Building        3601 Thirlane Road                       Roanoke
     71         2    Westlakes Villas Apartments                1455 Cable Ranch Road                    San Antonio
     72         2    Carefree Eastern                           4330 South Eastern Avenue                Paradise
     73         2    Park Circle Apartments                     1830 East Avenue J-4                     Lancaster
     74         1    South Tryon Parking Structure              237 South Tryon Street                   Charlotte
     75         1    Brentwood Medical Office                   350 John Muir Parkway                    Brentwood
     76         2    Country Club Apartments                    7491 East Furnace Branch Road            Glen Burnie
     77         1    Vista Pool                                 Various                                  Vista
    77.01            1125 Joshua Way                            1125 Joshua Way                          Vista
    77.02            1385 Park Center Drive                     1385 Park Center Drive                   Vista
    77.03            2641 La Mirada                             2641 La Mirada                           Vista
    77.04            2651 La Mirada Drive                       2651 La Mirada Drive                     Vista
     78         1    Lake City Commons                          5656 Jonesboro Road                      Morrow
     79         1    Residence Inn - Norman, OK                 2681 Jefferson Street                    Norman
     80         1    Hunter's Ridge Shopping Center             300 South Hamilton Road                  Gahanna
     81         1    141 Parkway Road                           141 Parkway Road                         Bronxville
     82         2    Victoria Point Apartments                  2302-2334 West John Street               Champaign
     83         1    300 Park Place                             300 Park Place Boulevard                 Clearwater
     84         2    Spring Valley Club Apartments              2121 Harrison Avenue                     Panama City
     85         2    Boulder Ridge Apartments                   510 & 515 Boulder Drive                  Duluth
     86         1    Conte Lubrano Apartments                   130 Lubrano Drive                        Annapolis
     87         1    Freeport Corporate Center                  8650 Freeport Parkway                    Irving
     88         1    1000 South Avenue                          1000 South Avenue                        Staten Island
     89         1    Hampton Inn - South Portland, ME           171 Philbrook Avenue                     South Portland
     90                                                         3412, 3426, 3440, 3510, 3524 & 3538 5th
                2    Eagle Lake Apartments/(5)/                 Street West                              West Fargo
     91         2    Cypress Landing                            6101 Winegard Road                       Orlando
     92         1    Desert Inn Pecos Center                    3025 East Desert Inn Road                Las Vegas
     93         1    Gateway Mountain Village (Building C)      NEC Mountain Avenue and 6th Street       Ontario
     94              Hampton Inn and Suites - Port Saint Lucie,                                          Port Saint
                1    FL                                         155 SW Peacock Boulevard                 Lucie
     95         1    Oakley Building                            25361 Commercentre Drive                 Lake Forest
     96         1    AKI Building                               1400 West Benson Boulevard               Anchorage
     97         1    Parkway Building/(3)(5)/                   3350 Pinnacle Hills Parkway              Rogers
     98         2    Westward Ho Mobile Home Park               12044 Royal Road                         El Cajon
     99                                                         3220,3210,3202,3120 Wilkinson Boulevard,
                1    Wilkinson Crossing                         2170 Ashley Road                         Charlotte

                              Cross
                        Collateralized and
 Mortgage         Zip    Cross Defaulted      Loan      Mortgage
Loan Number State Code      Loan Flag        Purpose   Loan Seller
----------- ----- ----- ------------------ ----------- -----------
    49       RI   02903                    Acquisition  Wachovia
    50       FL   33426                     Refinance   Wachovia
    51                        Jogani
             CA   92376    Portfolio 1      Refinance    Nomura
    52       IN   46062                     Refinance   Wachovia
    53       NM   88001                     Refinance   Wachovia
    54                        Jogani
             CA   92833    Portfolio 2      Refinance    Nomura
    55       CA   92395                     Refinance   Wachovia
    56       GA   30117                     Refinance   Wachovia
    57       AZ   85234                    Acquisition  Artesia
    58       MN   56387                     Refinance   Artesia
    59       NC   27455                    Acquisition  Wachovia
    60                         Club
                            Wildwood &
                           Four Seasons
             FL   33773     Portfolio      Acquisition   Nomura
    61       NV   89012                     Refinance   Artesia
    62       NJ   07512                     Refinance   Wachovia
    63       CA   95825                    Acquisition  Wachovia
    64       FL   33778                    Acquisition   Nomura
    65       MD   20852                    Acquisition  Wachovia
    66       NC   27265                    Acquisition  Wachovia
    67       AL   35216                     Refinance   Wachovia
    68       PA   19341                     Refinance   Wachovia
    69       NV   89121                    Acquisition  Wachovia
    70       VA   24019                     Refinance   Wachovia
    71       TX   78245                    Acquisition  Wachovia
    72       NV   89119                    Acquisition  Wachovia
    73                        Jogani
             CA   93535    Portfolio 1      Refinance    Nomura
    74                     South Tryon
                              Square
             NC   28202     Portfolio      Acquisition  Wachovia
    75       CA   94513                     Refinance   Artesia
    76                   Intercontinental
                           Multifamily
             MD   21060     Portfolio      Acquisition  Wachovia
    77       CA   92081                    Acquisition  Wachovia
   77.01     CA   92081
   77.02     CA   92081
   77.03     CA   92081
   77.04     CA   92081
    78       GA   30260                    Acquisition  Wachovia
    79       OK   73072                     Refinance   Wachovia
    80       OH   43230                    Acquisition  Wachovia
    81       NY   10708                     Refinance   Wachovia
    82       IL   61821                     Refinance   Wachovia
    83       FL   33759                     Refinance   Wachovia
    84       FL   32405                     Refinance    Nomura
    85       MN   55811                     Refinance   Artesia
    86       MD   21401                     Refinance   Wachovia
    87       TX   75063                    Acquisition  Artesia
    88       NY   10314                     Refinance   Wachovia
    89       ME   04106                     Refinance   Wachovia
    90       ND   58078                     Refinance   Artesia
    91       FL   32809                     Refinance   Wachovia
    92       NV   89121                    Acquisition  Wachovia
    93       CA   91762                    Acquisition  Wachovia
    94       FL   34986                     Refinance   Wachovia
    95       CA   92630                     Refinance   Artesia
    96       AK   99503                     Refinance   Artesia
    97       AR   72758                     Refinance   Artesia
    98       CA   92021                     Refinance   Wachovia
    99       NC   28208                     Refinance   Wachovia

                                                                  Cut-Off Date
 Mortgage   General Property                        Original Loan Loan Balance
Loan Number       Type       Specific Property Type  Balance ($)      ($)
----------- ---------------- ---------------------- ------------- -------------
    49           Office               CBD           16,000,000.00 16,000,000.00
    50         Mixed Use       Retail/Multifamily   15,750,000.00 15,750,000.00
    51        Multifamily         Conventional      15,553,000.00 15,553,000.00
    52        Multifamily         Conventional      15,472,000.00 15,472,000.00
    53        Multifamily       Student Housing     15,140,000.00 15,140,000.00
    54        Multifamily         Conventional      15,081,900.00 15,081,900.00
    55           Retail             Anchored        14,700,000.00 14,700,000.00
    56        Multifamily       Student Housing     14,650,000.00 14,650,000.00
    57           Office             Suburban        14,000,000.00 14,000,000.00
    58         Mixed Use         Retail/Office      13,800,000.00 13,800,000.00
    59        Multifamily         Conventional      13,600,000.00 13,600,000.00
    60      Mobile Home Park    Mobile Home Park    13,500,000.00 13,500,000.00
    61           Retail            Unanchored       13,450,000.00 13,450,000.00
    62           Office             Suburban        13,125,000.00 13,125,000.00
    63           Office             Suburban        12,750,000.00 12,750,000.00
    64      Mobile Home Park    Mobile Home Park    12,750,000.00 12,750,000.00
    65        Self Storage        Self Storage      12,680,000.00 12,680,000.00
    66        Multifamily         Conventional      12,400,000.00 12,400,000.00
    67           Retail             Anchored        12,100,000.00 12,100,000.00
    68           Retail             Anchored        11,500,000.00 11,500,000.00
    69        Multifamily      Independent Living   11,455,000.00 11,455,000.00
    70           Office             Suburban        11,400,000.00 11,400,000.00
    71        Multifamily         Conventional      11,325,000.00 11,325,000.00
    72        Multifamily      Independent Living   11,324,000.00 11,324,000.00
    73        Multifamily         Conventional      11,216,800.00 11,216,800.00
    74      Special Purpose    Parking Structure    11,125,000.00 11,125,000.00
    75           Office             Medical         11,000,000.00 10,970,120.56
    76        Multifamily         Conventional      10,600,000.00 10,600,000.00
    77         Industrial             Flex          10,600,000.00 10,600,000.00
   77.01       Industrial             Flex          3,941,000.00
   77.02       Industrial             Flex          3,500,000.00
   77.03       Industrial             Flex          2,190,000.00
   77.04       Industrial             Flex           969,000.00
    78           Retail             Anchored        10,500,000.00 10,500,000.00
    79        Hospitality       Limited Service     9,900,000.00  9,900,000.00
    80           Retail         Shadow Anchored     9,700,000.00  9,700,000.00
    81         Mixed Use         Office/Retail      9,500,000.00  9,500,000.00
    82        Multifamily         Conventional      9,100,000.00  9,091,298.76
    83           Office             Suburban        9,100,000.00  9,091,248.37
    84        Multifamily         Conventional      9,000,000.00  9,000,000.00
    85        Multifamily       Student Housing     8,600,000.00  8,600,000.00
    86         Mixed Use       Multifamily/Office   8,600,000.00  8,591,156.49
    87           Office             Suburban        8,500,000.00  8,500,000.00
    88           Office             Suburban        8,400,000.00  8,400,000.00
    89        Hospitality       Limited Service     8,400,000.00  8,400,000.00
    90        Multifamily         Conventional      8,230,000.00  8,230,000.00
    91        Multifamily         Conventional      8,200,000.00  8,200,000.00
    92           Retail            Unanchored       8,150,000.00  8,150,000.00
    93           Retail            Unanchored       8,125,000.00  8,125,000.00
    94        Hospitality       Limited Service     8,000,000.00  8,000,000.00
    95           Office             Suburban        8,000,000.00  7,991,974.83
    96           Office             Suburban        7,800,000.00  7,800,000.00
    97           Office             Suburban        7,720,000.00  7,720,000.00
    98      Mobile Home Park    Mobile Home Park    7,700,000.00  7,700,000.00
    99           Retail         Shadow Anchored     7,600,000.00  7,592,760.97

                                           % of Aggregate
            % of Aggregate % of Aggregate   Cut-Off Date
 Mortgage    Cut-Off Date   Cut-Off Date      Group 2     Origination First Pay
Loan Number    Balance     Group 1 Balance    Balance        Date       Date
----------- -------------- --------------- -------------- ----------- ---------
    49          0.45%           0.54%                      08/01/06   09/11/06
    50          0.44%           0.53%                      10/05/06   11/11/06
    51          0.43%                          2.49%       10/05/06   11/11/06
    52          0.43%                          2.48%       09/22/06   11/11/06
    53          0.42%                          2.43%       09/22/06   11/11/06
    54          0.42%                          2.42%       10/05/06   11/11/06
    55          0.41%           0.49%                      08/31/06   10/11/06
    56          0.41%                          2.35%       09/18/06   11/11/06
    57          0.39%           0.47%                      08/11/06   10/11/06
    58          0.38%           0.46%                      09/25/06   11/11/06
    59          0.38%                          2.18%       08/09/06   09/11/06
    60          0.38%           0.45%                      09/01/06   10/11/06
    61          0.37%           0.45%                      09/14/06   11/11/06
    62          0.37%           0.44%                      09/14/06   11/11/06
    63          0.35%           0.43%                      08/02/06   09/11/06
    64          0.35%           0.43%                      09/01/06   10/11/06
    65          0.35%           0.43%                      09/01/06   10/11/06
    66          0.34%                          1.99%       08/09/06   09/11/06
    67          0.34%           0.41%                      08/09/06   09/11/06
    68          0.32%           0.39%                      08/09/06   09/11/06
    69          0.32%                          1.84%       07/19/06   09/11/06
    70          0.32%           0.38%                      09/05/06   10/11/06
    71          0.32%                          1.82%       08/08/06   09/11/06
    72          0.31%                          1.82%       07/19/06   09/11/06
    73          0.31%                          1.80%       10/05/06   11/11/06
    74          0.31%           0.37%                      08/31/06   10/11/06
    75          0.31%           0.37%                      07/31/06   09/11/06
    76          0.29%                          1.70%       09/01/06   10/11/06
    77          0.29%           0.36%                      08/30/06   10/11/06
   77.01
   77.02
   77.03
   77.04
    78          0.29%           0.35%                      10/11/06   11/11/06
    79          0.28%           0.33%                      09/08/06   10/11/06
    80          0.27%           0.33%                      07/24/06   09/11/06
    81          0.26%           0.32%                      08/07/06   09/11/06
    82          0.25%                          1.46%       08/31/06   10/11/06
    83          0.25%           0.31%                      09/08/06   10/11/06
    84          0.25%                          1.44%       08/31/06   10/11/06
    85          0.24%                          1.38%       08/14/06   10/11/06
    86          0.24%           0.29%                      09/07/06   10/11/06
    87          0.24%           0.29%                      08/25/06   10/11/06
    88          0.23%           0.28%                      08/31/06   10/11/06
    89          0.23%           0.28%                      09/29/06   11/11/06
    90          0.23%                          1.32%       09/12/06   11/11/06
    91          0.23%                          1.32%       08/16/06   10/11/06
    92          0.23%           0.27%                      07/25/06   09/11/06
    93          0.23%           0.27%                      09/29/06   11/11/06
    94          0.22%           0.27%                      09/19/06   11/11/06
    95          0.22%           0.27%                      08/22/06   10/11/06
    96          0.22%           0.26%                      09/05/06   11/11/06
    97          0.21%           0.26%                      08/10/06   10/11/06
    98          0.21%                          1.23%       08/02/06   09/11/06
    99          0.21%           0.26%                      08/21/06   10/11/06

            Maturity               Loan       Interest
 Mortgage   Date or  Mortgage Administrative  Accrual   Interest Accural
Loan Number   ARD      Rate     Cost Rate      Method   Method During IO
----------- -------- -------- -------------- ---------- ----------------
    49      08/11/11 6.1700%     0.02055%    Actual/360    Actual/360
    50      10/11/16 6.3000%     0.02055%    Actual/360    Actual/360
    51      10/11/16 5.5900%     0.02055%    Actual/360
    52      10/11/16 5.8950%     0.06055%    Actual/360    Actual/360
    53      10/11/16 6.1300%     0.02055%    Actual/360    Actual/360
    54      10/11/16 5.5900%     0.02055%    Actual/360
    55      09/11/16 6.0200%     0.02055%    Actual/360    Actual/360
    56      10/11/16 6.1300%     0.02055%    Actual/360    Actual/360
    57      09/11/11 6.2200%     0.02055%    Actual/360    Actual/360
    58      10/11/16 6.1500%     0.02055%    Actual/360    Actual/360
    59      08/11/16 6.2200%     0.02055%    Actual/360    Actual/360
    60      09/11/11 6.6400%     0.02055%    Actual/360    Actual/360
    61      10/11/16 6.1900%     0.02055%    Actual/360    Actual/360
    62      10/11/16 6.0400%     0.02055%    Actual/360    Actual/360
    63      08/11/11 6.3700%     0.02055%    Actual/360    Actual/360
    64      09/11/16 6.2200%     0.02055%    Actual/360    Actual/360
    65      09/11/16 6.0800%     0.02055%    Actual/360    Actual/360
    66      08/11/16 6.2200%     0.02055%    Actual/360    Actual/360
    67      08/11/16 6.2000%     0.02055%    Actual/360    Actual/360
    68      08/11/16 6.2400%     0.02055%    Actual/360    Actual/360
    69      08/11/11 6.3500%     0.02055%    Actual/360    Actual/360
    70      09/11/16 6.4700%     0.02055%    Actual/360    Actual/360
    71      08/11/16 5.7300%     0.02055%    Actual/360    Actual/360
    72      08/11/11 6.3500%     0.02055%    Actual/360    Actual/360
    73      10/11/16 5.5900%     0.02055%    Actual/360
    74      09/11/16 6.1000%     0.02055%    Actual/360    Actual/360
    75      08/11/16 6.0200%     0.02055%    Actual/360
    76      09/11/11 5.9300%     0.02055%    Actual/360    Actual/360
    77      09/11/16 6.1300%     0.02055%    Actual/360    Actual/360
   77.01
   77.02
   77.03
   77.04
    78      10/11/16 5.9800%     0.02055%    Actual/360    Actual/360
    79      09/11/16 6.1830%     0.02055%    Actual/360    Actual/360
    80      08/11/16 6.2400%     0.06055%    Actual/360    Actual/360
    81      08/11/16 6.1800%     0.02055%    Actual/360    Actual/360
    82      09/11/11 6.2100%     0.02055%    Actual/360
    83      09/11/16 6.1800%     0.02055%    Actual/360
    84      09/11/16 6.3000%     0.02055%    Actual/360    Actual/360
    85      09/11/16 6.1900%     0.02055%    Actual/360    Actual/360
    86      09/11/16 5.8300%     0.02055%    Actual/360
    87      09/11/11 6.1200%     0.02055%    Actual/360    Actual/360
    88      09/11/16 6.2300%     0.02055%    Actual/360    Actual/360
    89      10/11/16 5.7500%     0.02055%    Actual/360
    90      10/11/16 5.7900%     0.02055%    Actual/360    Actual/360
    91      09/11/16 6.3500%     0.02055%    Actual/360    Actual/360
    92      08/11/16 6.2200%     0.02055%    Actual/360    Actual/360
    93      10/11/16 6.3200%     0.02055%    Actual/360    Actual/360
    94      10/11/16 6.7200%     0.02055%    Actual/360
    95      09/11/16 5.9600%     0.06055%    Actual/360
    96      10/11/16 6.2500%     0.02055%    Actual/360
    97      09/11/16 6.0500%     0.02055%    Actual/360    Actual/360
    98      08/11/16 6.2500%     0.07055%    Actual/360    Actual/360
    99      09/11/16 6.2300%     0.02055%    Actual/360

            Original Term  Remaining Term Remaining
 Mortgage   to Maturity or to Maturity or IO Period Original Amort Remaining Amort
Loan Number   ARD (Mos.)     ARD (Mos.)    (Mos.)    Term (Mos.)     Term (Mos.)
----------- -------------- -------------- --------- -------------- ---------------
    49           60             58           58           IO             IO
    50           120            120          60          360            360
    51           120            120                      360            360
    52           120            120          120          IO             IO
    53           120            120          60          360            360
    54           120            120                      360            360
    55           120            119          59          360            360
    56           120            120          60          360            360
    57           60             59           35          360            360
    58           120            120          60          360            360
    59           120            118          118          IO             IO
    60           60             59           59           IO             IO
    61           120            120          36          420            420
    62           120            120          24          360            360
    63           60             58           58           IO             IO
    64           120            119          23          360            360
    65           120            119          59          360            360
    66           120            118          118          IO             IO
    67           120            118          22          360            360
    68           120            118          22          360            360
    69           60             58           58           IO             IO
    70           120            119          23          360            360
    71           120            118          46          360            360
    72           60             58           58           IO             IO
    73           120            120                      360            360
    74           120            119          119          IO             IO
    75           120            118                     Varies         Varies
    76           60             59           59           IO             IO
    77           120            119          119          IO             IO
   77.01
   77.02
   77.03
   77.04
    78           120            120          120          IO             IO
    79           120            119          59          300            300
    80           120            118          58          360            360
    81           120            118          118          IO             IO
    82           60             59                       360            359
    83           120            119                      360            359
    84           120            119          35          360            360
    85           120            119          11          360            360
    86           120            119                      360            359
    87           60             59           35          360            360
    88           120            119          47          360            360
    89           120            120                      300            300
    90           120            120          12          360            360
    91           120            119          119          IO             IO
    92           120            118          58          360            360
    93           120            120          120          IO             IO
    94           120            120                      300            300
    95           120            119                      360            359
    96           120            120                      360            360
    97           120            119          47          360            360
    98           120            118          118          IO             IO
    99           120            119                      360            359

                           Maturity Date
Mortgage Loan Monthly P&I  or ARD Balloon ARD      Prepayment     Appraised
   Number     Payments ($)  Balance ($)   Loan     Provisions     Value ($)
------------- ------------ -------------- ---- ------------------ ----------
     49               IO   16,000,000.00   N   L(26),D(30),O(4)   20,900,000
     50        97,488.21   14,794,270.57   N   L(24),D(93),O(3)   20,600,000
     51        89,188.45   13,029,744.12   N   L(24),D(84),O(12)  20,850,000
     52               IO   15,472,000.00   N   L(24),D(93),O(3)   19,550,000
     53        92,041.19   14,189,871.69   N   L(24),D(93),O(3)   19,500,000
     54        86,486.94   12,635,073.48   N   L(24),D(84),O(12)  20,300,000
     55        88,323.03   13,756,964.61   N   L(25),D(92),O(3)   22,100,000
     56        89,062.32   13,730,622.20   N   L(24),D(93),O(3)   18,600,000
     57                                        L(36),GRTR1%or
               85,927.43   13,684,728.16   N   YM(21),O(3)        17,565,000
     58        84,073.49   12,937,362.61   N   L(24),D(93),O(3)   17,450,000
     59                                        GRTR1%orYM
                      IO   13,600,000.00   N   (117),O(3)         17,000,000
     60                                        L(18),GRTR1%or
                      IO   13,500,000.00   N   YM(38),O(4)        18,000,000
     61        78,414.30   12,606,638.17   N   L(24),D(93),O(3)   17,900,000
     62        79,028.86   11,642,003.39   N   L(24),D(92),O(4)   17,000,000
     63                                        GRTR1%orYM
                      IO   12,750,000.00   N   (23),O(37)         17,000,000
     64        78,255.34   11,354,097.59   N   L(25),D(92),O(3)   18,000,000
     65                                        L(48),GRTR1%or
               76,676.41   11,876,008.47   N   YM(65),O(7)        15,850,000
     66                                        GRTR1%orYM
                      IO   12,400,000.00   N   (117),O(3)         15,500,000
     67                                        L(26),D(87)or
                                               GRTR1%or
               74,108.75   10,771,403.19   N   YM(87),O(7)        15,500,000
     68        70,732.70   10,246,320.88   N   L(26),D(90),O(4)   16,600,000
     69                                        L(2),GRTR1%or
                      IO   11,455,000.00   N   YM(49),O(9)        15,500,000
     70        71,830.99   10,207,171.82   N   L(25),D(92),O(3)   14,300,000
     71        65,945.81   10,374,109.54   N   L(26),D(90),O(4)   15,200,000
     72                                        L(2),GRTR1%or
                      IO   11,324,000.00   N   YM(49),O(9)        14,550,000
     73        64,322.58    9,397,031.69   N   L(24),D(84),O(12)  14,600,000
     74               IO   11,125,000.00   N   L(25),D(92),O(3)   17,100,000
     75            Steps    8,498,379.66   N   L(36),D(81),O(3)   16,260,000
     76                                        L(11),GRTR1%or
                      IO   10,600,000.00   N   YM(42),O(7)        13,850,000
     77               IO   10,600,000.00   N   L(25),D(92),O(3)   22,450,000
    77.01                                                          8,450,000
    77.02                                                          6,100,000
    77.03                                                          3,400,000
    77.04                                                          4,500,000
     78               IO   10,500,000.00   N   L(24),D(91),O(5)   13,250,000
     79        64,897.86    8,977,564.42   N   L(25),D(91),O(4)   13,500,000
     80        59,661.50    9,104,407.45   N   L(26),D(91),O(3)   13,465,000
     81               IO    9,500,000.00   N   L(26),D(89),O(5)   15,500,000
     82        55,793.74    8,535,865.96   N   L(25),D(32),O(3)   11,550,000
     83        55,616.63    7,758,336.07   N   L(25),D(91),O(4)   18,400,000
     84                                        L(25),D(47),3.0%
                                               (12),2.0%(12),1.0%
               55,707.55    8,179,452.91   N   (12),O(12)         12,000,000
     85        52,616.54    7,500,076.63   N   L(36),D(81),O(3)   10,750,000
     86        50,625.18    7,256,908.33   N   L(25),D(92),O(3)   13,800,000
     87        51,619.42    8,304,511.74   N   L(25),D(32),O(3)   10,865,000
     88        51,611.03    7,757,562.91   N   L(25),D(92),O(3)   11,600,000
     89        52,844.94    6,450,423.03   N   L(24),D(93),O(3)   10,600,000
     90        48,237.38    7,103,559.82   N   L(36),D(81),O(3)   10,325,000
     91               IO    8,200,000.00   N   L(25),D(92),O(3)   16,300,000
     92        50,022.04    7,647,593.06   N   L(26),D(91),O(3)   11,600,000
     93                                        L(24),GRTR1%or
                      IO    8,125,000.00   Y   YM(93),O(3)        12,500,000
     94        55,121.47    6,343,996.26   N   L(24),D(93),O(3)   10,600,000
     95        47,758.50    6,776,792.49   N   L(36),D(81),O(3)   10,800,000
     96        48,025.94    6,664,028.27   N   L(36),D(81),O(3)   11,750,000
     97        46,533.76    7,109,007.47   N   L(25),D(92),O(3)    9,650,000
     98               IO    7,700,000.00   N   L(26),D(91),O(3)    9,750,000
     99        46,695.69    6,488,833.04   N   L(25),D(92),O(3)    9,900,000

Mortgage Loan Mortgage Loan Appraisal
   Number        Number       Date    DSCR (x)
------------- ------------- --------- --------
     49              49     05/01/06    1.52
     50              50     06/01/07    1.20
     51              51     06/09/06    1.20
     52              52     08/24/06    1.35
     53              53     09/01/06    1.20
     54              54     06/06/06    1.19
     55              55     07/06/06    1.23
     56              56     09/01/06    1.20
     57              57     07/17/06    1.21
     58              58     07/24/06    1.28
     59              59     06/19/06    1.53
     60              60     06/29/06    1.34
     61              61     05/19/07    1.12
     62              62     02/17/06    1.31
     63              63     09/01/07    1.45
     64              64     06/29/06    1.32
     65              65     08/07/06    1.28
     66              66     06/20/06    1.45
     67              67     04/18/06    1.22
     68              68     07/20/06    1.23
     69              69     06/13/06    1.20
     70              70     03/08/06    1.31
     71              71     06/15/06    1.32
     72              72     06/13/06    1.20
     73              73     06/09/06    1.22
     74              74     08/03/06    1.55
     75              75     09/01/06    1.20
     76              76     08/11/06    1.41
     77              77     07/20/06    1.40
    77.01         77.01     07/20/06
    77.02         77.02     07/20/06
    77.03         77.03     07/20/06
    77.04         77.04     07/20/06
     78              78     08/16/06    1.37
     79              79     08/09/06    1.36
     80              80     04/26/06    1.24
     81              81     07/06/06    1.39
     82              82     07/31/06    1.24
     83              83     07/10/06    1.78
     84              84     07/12/06    1.25
     85              85     07/28/06    1.20
     86              86     06/26/06    1.31
     87              87     06/09/06    1.34
     88              88     07/31/06    1.30
     89              89     07/01/06    1.37
     90              90     05/24/06    1.20
     91              91     06/01/06    1.84
     92              92     07/06/06    1.22
     93              93     06/02/06    1.42
     94              94     07/03/06    1.92
     95              95     11/01/06    1.21
     96              96     07/25/06    1.30
     97              97     07/11/07    1.24
     98              98     07/03/06    1.37
     99              99     09/05/06    1.20

              Cut-Off   LTV
               Date   Ratio at
Mortgage Loan   LTV   Maturity  Year     Year     Number
   Number      Ratio   or ARD   Built  Renovated of Units
------------- ------- -------- ------- --------- --------
     49        76.56%  76.56%     1989           113,609
     50        76.46%  71.82%     2006            71,801
     51        74.59%  62.49%     1984               212
     52        79.14%  79.14%     2000               236
     53        77.64%  72.77%     2006               168
     54        74.30%  62.24%     1972               236
     55        66.52%  62.25%     1989            95,864
     56        78.76%  73.82%     2006               168
     57        76.00%  74.21%     2001           126,899
     58        79.08%  74.14%     1980   2005    121,512
     59        80.00%  80.00%     1994               284
     60        75.00%  75.00%     1971               335
     61        75.14%  70.43%     2005            47,473
     62        77.21%  68.48%     1965           117,450
     63        75.00%  75.00%     1986           104,379
     64        70.83%  63.08%     1971               341
     65        80.00%  74.93%     1997            93,575
     66        80.00%  80.00%     1997               240
     67        78.06%  69.49%     1973           195,809
     68        69.28%  61.72%     1991   2004     93,139
     69        73.90%  73.90%     1997               180
     70        79.72%  71.38%     1984           155,605
     71        74.51%  68.25%     1985               325
     72        77.83%  77.83%     1984   2003        114
     73        76.83%  64.36%     1988               164
     74        65.06%  65.06%     2000           312,720
     75        67.47%  52.27%     2006            51,771
     76        76.53%  76.53%     1962               150
     77        47.22%  47.22%  Various           168,013
    77.01                         1988            55,300
    77.02                         1990            46,031
    77.03                         1988            29,122
    77.04                         1990            37,560
     78        79.25%  79.25%     1988            91,794
     79        73.33%  66.50%     1988   2001        126
     80        72.04%  67.62%     1975            93,807
     81        61.29%  61.29%     1926   2004     80,642
     82        78.71%  73.90%     1998                84
     83        49.41%  42.16%     1999            99,297
     84        75.00%  68.16%     1986               160
     85        80.00%  69.77%     2006                88
     86        62.25%  52.59%     2003            69,649
     87        78.23%  76.43%     1998            98,835
     88        72.41%  66.88%     1992            38,389
     89        79.25%  60.85%     1986   2004        117
     90        79.71%  68.80%     2004               162
     91        50.31%  50.31%     1974               246
     92        70.26%  65.93%     1986            48,172
     93        65.00%  65.00%     2006            36,147
     94        75.47%  59.85%     2002   2005         73
     95        74.00%  62.75%     1998            36,573
     96        66.38%  56.72%     1986            60,859
     97        80.00%  73.67%     2006            42,915
     98        78.97%  78.97%     1960               131
     99        76.69%  65.54%     2006            44,840

                       Cut-Off Date                 Occupancy
Mortgage Loan Unit of  Loan Amount                   "as of"
   Number     Measure Per (Unit) ($) Occupancy Rate   Date
------------- ------- -------------- -------------- ---------
     49       Sq. Ft.       140.83       100.00%    07/28/06
     50       Sq. Ft.       219.36        87.42%    08/03/06
     51        Units     73,363.21        98.58%    08/31/06
     52        Units     65,559.32        90.25%    09/03/06
     53        Units     90,119.05        96.55%    09/20/06
     54        Units     63,906.36        97.46%    08/31/06
     55       Sq. Ft.       153.34       100.00%    07/01/06
     56        Units     87,202.38        97.16%    09/08/06
     57       Sq. Ft.       110.32        85.90%    07/31/06
     58       Sq. Ft.       113.57        91.46%    09/12/06
     59        Units     47,887.32        95.07%    06/07/06
     60        Pads      40,298.51       100.00%    05/31/06
     61       Sq. Ft.       283.32        89.05%    09/11/06
     62       Sq. Ft.       111.75        93.65%    09/15/06
     63       Sq. Ft.       122.15        91.99%    08/01/06
     64        Pads      37,390.03        98.53%    05/31/06
     65       Sq. Ft.       135.51        90.11%    06/19/06
     66        Units     51,666.67        95.00%    06/06/06
     67       Sq. Ft.        61.79        97.17%    05/31/06
     68       Sq. Ft.       123.47        91.64%    08/01/06
     69        Units     63,638.89        96.67%    06/08/06
     70       Sq. Ft.        73.26        82.25%    07/31/06
     71        Units     34,846.15        92.00%    07/26/06
     72        Units     99,333.33        84.21%    06/08/06
     73        Units     68,395.12        96.34%    08/31/06
     74       Sq. Ft.        35.57       100.00%    08/31/06
     75       Sq. Ft.       211.90        96.92%    07/07/06
     76        Units     70,666.67        94.67%    07/11/06
     77       Sq. Ft.        63.09        90.32%    07/31/06
    77.01     Sq. Ft.                    100.00%    07/31/06
    77.02     Sq. Ft.                    100.00%    07/31/06
    77.03     Sq. Ft.                    100.00%    07/31/06
    77.04     Sq. Ft.                     56.70%    07/31/06
     78       Sq. Ft.       114.39        98.64%    09/26/06
     79        Rooms     78,571.43        80.60%    07/31/06
     80       Sq. Ft.       103.40        87.80%    07/31/06
     81       Sq. Ft.       117.80       100.00%    07/10/06
     82        Units    108,229.75        95.24%    08/25/06
     83       Sq. Ft.        91.56       100.00%    09/01/06
     84        Units     56,250.00        96.88%    05/11/06
     85        Units     97,727.27       100.00%    08/10/06
     86       Sq. Ft.       123.35        98.37%    08/01/06
     87       Sq. Ft.        86.00        83.33%    04/30/06
     88       Sq. Ft.       218.81       100.00%    08/30/06
     89        Rooms     71,794.87        81.85%    06/30/06
     90        Units     50,802.47        81.48%    08/29/06
     91        Units     33,333.33        95.93%    08/09/06
     92       Sq. Ft.       169.19        95.64%    06/16/06
     93       Sq. Ft.       224.78        83.87%    06/30/06
     94        Rooms    109,589.04        98.33%    05/31/06
     95       Sq. Ft.       218.52       100.00%    07/01/06
     96       Sq. Ft.       128.17        98.29%    09/12/06
     97       Sq. Ft.       179.89        65.13%    09/18/06
     98        Pads      58,778.63       100.00%    06/01/06
     99       Sq. Ft.       169.33       100.00%    08/15/06

Mortgage Loan                             Most Recent  Most Recent  Most Recent
   Number         Most Recent Period      Revenues ($) Expenses ($)   NOI ($)
------------- --------------------------- ------------ ------------ -----------
     49
     50
     51         T 12 Through 8/31/2006     2,055,069      865,358    1,189,711
     52               TT12 Months          1,969,489      933,374    1,036,115
     53
     54         T 12 Through 8/31/2006     1,894,197      649,035    1,245,162
     55                  2005              1,845,138      552,322    1,292,816
     56
     57       Annualized 2006 (1/1-6/30)   1,775,874      363,946    1,411,928
     58       Annualized 2006 (1/1-7/31)   1,935,521      727,224    1,208,297
     59               TTM - 6/06           2,035,232      750,052    1,285,180
     60
     61
     62                  2005              2,730,297    1,597,067    1,133,230
     63       Annualized (Jan 06 June 06)  2,116,988      768,417    1,348,571
     64
     65
     66               TTM - 6/06           1,757,312      610,466    1,146,846
     67                  2005              1,737,296      447,598    1,289,698
     68               T12 - 6/06           1,484,382      426,898    1,057,484
     69          T-12 ending June 2006     1,487,813      746,781      741,032
     70                  2005              1,457,856      256,556    1,201,300
     71                  2005              2,315,016    1,214,087    1,100,929
     72          T-12 ending June 2006     2,051,155    1,493,210      557,945
     73         T 12 Through 8/31/2006     1,507,651      549,912      957,739
     74                  2005              1,440,319      480,707      959,612
     75
     76                  T-12              1,484,420      621,237      863,183
     77                  2006              1,297,198      261,747    1,035,451
               Annualized (through June
                         2006)
    77.01      2006 Annualized (through      512,510       73,299      439,211
                      June 2006)
    77.02      2006 Annualized (through      434,712       70,523      364,189
                      June 2006)
    77.03      2006 Annualized (through      290,060       42,223      247,837
                      June 2006)
    77.04      2006 Annualized (through       59,916       75,702      -15,786
                      June 2006)
     78                  2005              1,239,424      263,143      976,281
     79               T12 - 7/06           3,429,668    2,222,404    1,207,264
     80
     81                  2005              1,444,155      441,651    1,002,504
     82                  2005              1,042,361      300,467      741,894
     83            07/06 Annualized        1,999,650      624,669    1,374,981
     84         T 12 Through 6/30/2006     1,350,361      484,916      865,445
     85
     86          T-12 ending June 2006     1,164,809      312,812      851,997
     87             Statement 2005           643,587      445,593      197,994
     88             T12 Ending 6/06        1,301,573      500,366      801,207
     89             T12 Ending 7/06        3,181,208    2,176,756    1,004,452
     90
     91              06/06 Annual          1,955,593      966,693      988,900
     92
     93
     94              T12 Thru 5/06         2,913,627    1,331,574    1,582,053
     95
     96       Annualized 2006 (1/1-6/30)   1,354,364      650,365      703,999
     97
     98            Apr-06 Annualized       1,056,582      407,786      648,796
     99

                Most       UW        UW       UW Net
Mortgage Loan  Recent   Revenues  Expenses  Operating
   Number      NCF ($)    ($)       ($)     Income ($)
------------- --------- --------- --------- ----------
     49                 2,952,156 1,374,324 1,577,833
     50                 2,082,348   655,092 1,427,256
     51       1,189,711 2,123,028   784,395 1,338,633
     52         988,915 2,169,967   888,721 1,281,247
     53                 2,421,364 1,032,768 1,388,596
     54       1,245,162 1,915,266   617,525 1,297,741
     55       1,271,726 1,992,005   617,141 1,374,864
     56                 2,402,832 1,049,904 1,352,928
     57       1,411,928 1,906,829   572,341 1,334,488
     58       1,208,297 2,094,845   787,503 1,307,343
     59       1,214,180 2,108,070   740,248 1,367,822
     60                 1,826,393   588,331 1,238,063
     61                 1,256,063   188,196 1,067,867
     62       1,115,613 2,638,312 1,381,649 1,256,662
     63       1,314,126 2,022,946   813,987 1,208,959
     64                 1,848,264   594,996 1,253,268
     65                 1,583,837   398,883 1,184,953
     66       1,086,846 1,794,088   615,531 1,178,558
     67       1,224,746 1,718,319   511,903 1,206,416
     68       1,038,856 1,605,260   481,548 1,123,711
     69         714,032 1,658,827   759,734   899,093
     70       1,174,847 1,561,479   294,461 1,267,017
     71       1,019,679 2,341,504 1,212,060 1,129,444
     72         523,745 2,367,112 1,466,667   900,445
     73         957,739 1,483,055   499,462   983,593
     74         950,230 1,599,410   534,774 1,064,636
     75                 1,559,588   477,462 1,082,127
     76         825,833 1,529,636   605,034   924,602
     77         984,465 1,428,993   382,695 1,046,298
    77.01       413,773   522,815   116,299   406,515
    77.02       354,062   444,427    99,767   344,661
    77.03       241,430   257,578    57,042   200,537
    77.04       -24,800   204,173   109,587    94,585
     78         967,102 1,188,502   282,985   905,517
     79       1,207,264 3,442,626 2,195,574 1,247,052
     80                 1,493,120   555,540   937,580
     81         983,985 1,393,029   439,095   953,934
     82         720,390 1,226,711   377,566   849,145
     83       1,365,051 2,063,178   752,928 1,310,250
     84         865,445 1,358,544   489,624   868,920
     85                 1,076,683   295,783   780,900
     86         836,803 1,166,945   353,484   813,460
     87         188,100 1,528,704   637,780   890,924
     88         795,449 1,321,342   479,309   842,033
     89         913,376 3,188,912 2,189,736   999,175
     90                 1,086,432   451,604   634,828
     91         927,400 2,047,760 1,028,879 1,018,881
     92                   940,240   164,784   775,456
     93                 1,077,612   310,679   766,932
     94       1,582,053 2,690,281 1,312,690 1,377,592
     95                 1,018,664   295,865   722,799
     96         703,999 1,514,991   647,665   867,326
     97                   727,020   202,792   524,228
     98         642,246 1,044,416   378,057   666,359
     99                   841,918   144,074   697,844

               UW Net                                     Largest Largest
Mortgage Loan   Cash                                      Tenant  Tenant %
   Number     Flow ($)         Largest Tenant Name        Sq. Ft.  of NRA
------------- --------- --------------------------------- ------- --------
     49       1,503,192 Fidelity Real Estate Company, LLC 113,609  100.00%
     50       1,398,791       Alesandra Salon & Spa         5,937    8.27%
     51       1,285,633
     52       1,234,047
     53       1,321,192
     54       1,239,241
     55       1,300,209               Petco                15,962   16.65%
     56       1,282,572
     57       1,193,206      NDC Health Corporation        22,676   17.87%
     58       1,244,666          Coldwell Banker           12,680   10.44%
     59       1,296,822
     60       1,221,313
     61       1,015,825    Golden-PT's Horizon 33, LLC      6,300   13.27%
     62       1,239,045      Global Processing Serv.       93,010   79.19%
     63       1,174,514       Social Security Admin        25,200   24.14%
     64       1,236,218
     65       1,175,497
     66       1,118,558
     67       1,087,461      Burlington Coat Factory       60,103   30.69%
     68       1,043,054          Clemens Markets           52,720   56.60%
     69         872,093
     70       1,131,313           United Health            54,395   34.96%
     71       1,048,194
     72         866,245
     73         942,593
     74       1,055,254
     75       1,026,350   Muir Orthopaedic Specialists     11,411   22.04%
     76         887,252
     77         907,608              Various              Various Various
    77.01       347,586       Creative Nail Design         55,300  100.00%
    77.02       304,558   Glacier Water Services, Inc.     46,031  100.00%
    77.03       184,266             Accutech               29,122  100.00%
    77.04        71,197          Perfect Optics            21,295   56.70%
     78         862,007              Kroger                63,419   69.09%
     79       1,057,558
     80         884,849     California Fitness Center      15,922   16.97%
     81         818,219      Bronxville Auto Center        40,065   49.68%
     82         827,641
     83       1,186,304          Verifone, Inc.            91,285   91.93%
     84         832,920
     85         756,700
     86         798,266        Davis Alexander Spa          6,277    9.01%
     87         830,301   Xeno Development Corporation     22,649   22.92%
     88         804,124         Amabalie & Erman           10,825   28.20%
     89         871,619
     90         598,378
     91         957,381
     92         729,606      Nevada Career Institute       14,184   29.44%
     93         728,500         3-Day Suit Broker          10,000   27.66%
     94       1,270,070
     95         690,649           Oakley, Inc.             36,573  100.00%
     96         749,376     Thomas, Head and Greisen        8,279   13.60%
     97         490,827           Parkway Bank             20,872   48.64%
     98         659,809
     99         674,033             ABC Store               5,000   11.15%

                                                                2nd
                                                        2nd   Largest    2nd
               Largest                                Largest Tenant   Largest
Mortgage Loan  Tenant            2nd Largest          Tenant   % of    Tenant
   Number     Exp. Date          Tenant Name          Sq. Ft.   NRA   Exp. Date
------------- --------- -------------------------     ------- ------- ---------
     49       12/31/08
     50       12/22/14        Verizon Wireless         4,205    5.86% 01/04/10
     51
     52
     53
     54
     55       01/31/13           Styles 4 U            8,800    9.18% 12/31/11
     56
     57       07/09/08    Corinthian Colleges, Inc.   21,495   16.94% 09/30/15
     58       03/31/09       Government Agencies       8,890    7.32% 09/30/08
     59
     60
     61       05/31/15      Droz Steak Restaurant      4,752   10.01% 10/31/13
     62       10/31/10          BancTec Inc.          10,420    8.87% 11/30/08
     63       01/31/09         Carter Burgess         21,678   20.77% 06/30/08
     64
     65
     66
     67       01/31/09      Books-A-Million #202      25,000   12.77%      MTM
     68       04/11/14        Carol's Hallmark         3,915    4.20% 02/28/10
     69
     70       05/31/11          School Board          31,953   20.53% 06/30/10
     71
     72
     73
     74
     75       06/30/16      John Muir/Mt. Diablo       8,790   16.98% 07/31/16
                                Health System
     76
     77       Various
    77.01     11/30/10
    77.02     03/07/10
    77.03     11/30/11
    77.04     02/28/11
     78       06/30/18              Cato               4,500    4.90% 01/31/09
     79
     80       01/31/21       Goodwill Industries      11,040   11.77% 01/31/11
     81       08/31/14      Medicom International      4,343    5.39% 11/30/07
     82
     83       07/31/16  PHH Mortgage Corporation /dba  8,012    8.07% 10/05/10
                               Sunbelt Lending
     84
     85
     86       06/01/11         Unique Physique         3,552    5.10% 06/01/07
     87       02/28/11    Paragon Global Resources    14,660   14.83% 12/31/10
     88       12/31/12          RPM Insurance          6,561   17.09% 10/31/12
     89
     90
     91
     92       05/19/09      Family Dollar Stores       9,688   20.11% 12/31/10
     93       06/30/16            Shoe City            6,504   17.99% 06/30/11
     94
     95       11/30/16
     96       09/30/09      Michael Baker Jr Inc.      6,819   11.20% 11/30/10
     97       01/31/21           Exit Realty           7,077   16.49% 06/01/13
     98
     99       07/31/11         Simply Fashion          5,000   11.15% 08/31/11

                                                      3rd
                                              3rd   Largest
                                            Largest Tenant
Mortgage Loan                               Tenant   % of
   Number        3rd Largest Tenant Name    Sq. Ft.   NRA
------------- ----------------------------- ------- -------
     49
     50            DAB Catering, Inc.        3,260    4.54%
     51
     52
     53
     54
     55             Blockbuster Video        5,500    5.74%
     56
     57                BB&B Sports          15,737   12.40%
     58             Regency Institute        7,146    5.88%
     59
     60
     61               Grease Monkey          2,800    5.90%
     62               Wachovia Bank          6,560    5.59%
     63       Dept. of Industrial Relations 17,353   16.62%
     64
     65
     66
     67                Party City           16,604    8.48%
     68             The Synergy Club         3,821    4.10%
     69
     70                    CCS              31,436   20.20%
     71
     72
     73
     74
     75            Brentwood Eye Care
                     Optometry Group         4,998    9.65%
     76
     77
    77.01
    77.02
    77.03
    77.04
     78                Dollar Tree           4,000    4.36%
     79
     80                  Damon's             9,981   10.64%
     81              North Fork Bank         3,115    3.86%
     82
     83
     84
     85
     86               Squires Group          2,524    3.62%
     87           Brink's Incorporated      13,894   14.06%
     88               Nicotra Group          4,520   11.77%
     89
     90
     91
     92             Phillips & Cohen
                       Associates            6,900   14.32%
     93            WingNuts Restaurant       5,010   13.86%
     94
     95
     96              Fidelity Title          6,708   11.02%
     97
     98
     99               Rent-A-Center          4,200    9.37%

                 3rd
               Largest            Largest Affiliated Sponsor Flag  Mortgage
Mortgage Loan  Tenant             ((greater than) than 4% of Pool,   Loan
   Number     Exp. Date  Lockbox  Loan Group 1 or Loan Group 2)     Number
------------- --------- --------- -------------------------------- --------
     49                   Day 1                                        49
     50       02/15/15                                                 50
     51                              H.K.Realty, Inc.                  51
     52                                                                52
     53                              Carl H. Ricker, Jr                53
     54                              H.K.Realty, Inc.                  54
     55       12/31/07                                                 55
     56                              Carl Ricker Jr.                   56
     57       04/05/10                                                 57
     58       10/30/08  Springing                                      58
     59                              Steven D. Bell & Company;         59
                                     Wachovia Development
                                     Corporation
     60                                                                60
     61       10/15/26                                                 61
     62       08/31/09    Day 1                                        62
     63       01/31/09                                                 63
     64                                                                64
     65                 Springing                                      65
     66                              Steven D. Bell & Company;         66
                                     Wachovia Development
                                     Corporation
     67       03/31/07                                                 67
     68       04/30/11                                                 68
     69                   Day 1      Orion Residential LLC             69
     70       08/30/11                                                 70
     71                 Springing    Triple Net Properties, LLC        71
     72                   Day 1      Orion Residential LLC             72
     73                              H.K.Realty, Inc.                  73
     74                                                                74
     75       07/31/16                                                 75
     76                                                                76
     77                                                                77
    77.01                                                           77.01
    77.02                                                           77.02
    77.03                                                           77.03
    77.04                                                           77.04
     78       06/30/08  Springing                                      78
     79                                                                79
     80       03/31/07  Springing                                      80
     81       06/30/18                                                 81
     82                                                                82
     83                 Springing                                      83
     84                                                                84
     85                 Springing                                      85
     86       12/01/06                                                 86
     87       06/30/07                                                 87
     88       08/31/16  Springing                                      88
     89                                                                89
     90                                                                90
     91                              James Mitchell/Joanne             91
                                     Mitchell
     92       06/30/11                                                 92
     93       06/30/21  Springing                                      93
     94                                                                94
     95                 Springing                                      95
     96       Multiple                                                 96
                Spaces
     97                                                                97
     98                                                                98
     99       08/31/11                                                 99

               Loan
Mortgage Loan Group
   Number     Number              Property Name                                  Address                           City
------------- ------ --------------------------------------- ----------------------------------------------- -----------------
     100        2    Terrace Point Apartments                8101 Langdon Avenue                             Van Nuys
     101        1    Grinnell Water Works Building           1435 West Morehead Street                       Charlotte
     102        1    Drake Office Building                   60 Plato Boulevard East                         Saint Paul
     103        2    Hampton Court                           5800 Christine Avenue                           Westland
     104        2    Strawberry Hill Apartments              1546 Ingleside Avenue                           Baltimore
     105        1    Cornerstone Business Center             500 Nolen Drive                                 Southlake
     106        1    Keyser Valley Industrial Center/(9)/    1000 North South Road                           Scranton
     107        1    Westfork Building T/(5)/                351 Thornton Road                               Lithia Springs
     108        2    Carefree Winterhaven                    3300 Winterhaven Street                         Las Vegas
     109        2    Casa Tierra Apartments                  3815 North 16th Street                          Phoenix
     110        2    Park Forest Apartments                  3214 Brassfield Road                            Greensboro
     111        1    Syracuse Hill/(3)/                      6021 South Syracuse Way                         Greenwood Village
     112        1    Sports Authority Plaza                  1730, 1750, 1790 & 1800 South Harlem            North Riverside
                                                             Avenue
     113        2    Jade Gardens                            8204 SW 65th Avenue                             Miami
     114        2    Palm Terrace Apartments                 15116 Parthenia Street                          North Hills
     115        2    West View Apartments                    1068 South 7th Street                           Avenal
     116        1    Monroe Office Building                  1 Winding Way                                   Philadelphia
     117        1    Southcreek Corporate Center II/(3)/     13160 Foster Street                             Overland Park
     118        1    Cross Creek Centre                      1313 West Boynton Beach Boulevard               Boynton Beach
     119        2    Indian Summer Apartments                100 North Melrose Avenue                        Natchitoches
     120        2    210 North Charter Apartments/(5)/       210 North Charter Street                        Madison
     121        1    Agoura Hills Business Center II         29800 Agoura Road                               Agoura Hills
     122        2    Hollywood Pointe - Inglewood Apartments 3620 West 102nd Street                          Inglewood
     123        2    Arbor Club & Creek                      155 International Drive & 120 Mark Twain Circle Athens
     124        1    Holiday Inn Express - Everett, WA/(5)/  131 - 128th Street Southwest                    Everett
     125        1    175 Crossways Park West                 175 Crossways Park West                         Woodbury
     126        1    Bold Concepts Building                  814 West Diamond Avenue                         Gaithersburg
     127        2    Fairway Lane Apartments                 3979 Northwest Fairway Lane                     Bremerton
     128        1    Baldwin Shopping Center                 200 Baldwin Road & Route 46                     Parsippany
     129        1    The Business Center of Alabama          2 North Jackson Street                          Montgomery
     130        1    Hickory Mini Storage                    603 Hoagie Drive                                Bel Air
     131        1    Carillon Square                         1220, 1240 & 1256 South State Street and        Orem
                                                             331 & 347 East University Parkway
     132        2    Paseo Verde Apartments                  4444 7th Avenue                                 Phoenix
     133        2    Lake Ivanhoe Shores                     1700 Gurtler Court                              Orlando
     134        2    Knights Landing                         3074 Southern Pine Trail                        Orlando
     135        2    Rose Terrace Apartments                 6111-6121 Norwalk Boulevard                     Whittier
     136        1    ATC Office Complex                      801 O'Keefe Road                                De Pere
     137        1    2065 West Obispo                        2065 West Obispo Avenue                         Gilbert
     138        2    Hollywood Point Apartments              6711 Yucca Street                               Los Angeles
     139        1    Rite Aid - Roseburg, OR                 West Side of Stevens Street between             Roseburg
                                                             Washington Avenue & Douglas Street
     140        2    Springtree II Apartment                 3845 SW 103rd Avenue                            Miami
     141        1    Wadsworth Medical Office Building/(5)/  5920 South Estes Street                         Littleton
     142        1    Union Town Center I & II                3478 Research Parkway & 8810-8830 North         Colorado Springs
                                                             Union Boulevard
     143        1    One Stop Plaza                          1610-1640 North 36th Street                     Phoenix
     144        2    El Adobe Apartments                     4821 South Durfee Avenue                        Pico Rivera

                             Cross Collateralized
                                  and Cross
Mortgage Loan                     Defaulted          Loan      Mortgage
   Number     State Zip Code      Loan Flag         Purpose   Loan Seller
------------- ----- -------- -------------------- ----------- -----------
     100       CA    91406     Jogani              Refinance    Nomura
                               Portfolio 2
     101       NC    28208                         Refinance   Wachovia
     102       MN    55107                         Refinance   Wachovia
     103       MI    48185     Michigan           Acquisition  Wachovia
                               Multifamily
                               Portfolio
     104       MD    21207     Intercontinental   Acquisition  Wachovia
                               Multifamily
                               Portfolio
     105       TX    76092                        Acquisition  Artesia
     106       PA    18504                         Refinance   Wachovia
     107       GA    30122                         Refinance   Artesia
     108       NV    89108                        Acquisition  Wachovia
     109       AZ    85016     Jogani              Refinance    Nomura
                               Portfolio 1
     110       NC    27410                        Acquisition  Wachovia
     111       CO    80111                        Acquisition  Wachovia
     112       IL    60546                        Acquisition  Artesia
     113       FL    33143                         Refinance   Wachovia
     114       CA    91343     Jogani              Refinance    Nomura
                               Portfolio 3
     115       CA    93204     Jogani              Refinance    Nomura
                               Portfolio 1
     116       PA    19131                        Acquisition   Nomura
     117       KS    66213                        Acquisition  Wachovia
     118       FL    33426                         Refinance   Wachovia
     119       LA    71457                         Refinance   Artesia
     120       WI    53715                         Refinance   Artesia
     121       CA    91301                        Acquisition  Artesia
     122       CA    90303     Jogani              Refinance    Nomura
                               Portfolio 2
     123       GA    30605                         Refinance   Wachovia
     124       WA    98204                         Refinance   Artesia
     125       NY    11797                         Refinance   Artesia
     126       MD    20878                         Refinance   Wachovia
     127       WA    98312                         Refinance   Wachovia
     128       NJ    07054                         Refinance   Wachovia
     129       AL    36104                        Acquisition  Wachovia
     130       MD    21015                         Refinance   Wachovia
     131       UT    84097                         Refinance   Artesia
     132       AZ    85013     Jogani              Refinance    Nomura
                               Portfolio 3
     133       FL    32804                         Refinance   Wachovia
     134       FL    32826                         Refinance   Wachovia
     135       CA    90606     Jogani              Refinance    Nomura
                               Portfolio 2
     136       WI    54115                         Refinance   Wachovia
     137       AZ    85233                         Refinance   Wachovia
     138       CA    90028     Jogani              Refinance    Nomura
                               Portfolio 1
     139       OR    97470                         Refinance   Wachovia
     140       FL    33165                         Refinance   Wachovia
     141       CO    80123                        Acquisition  Artesia
     142       CO    80920                         Refinance   Artesia
     143       AZ    85008                        Acquisition  Artesia
     144       CA    90660     Jogani              Refinance    Nomura
                               Portfolio 2

Mortgage Loan    General    Specific Property  Original Loan   Cut-Off Date
   Number     Property Type       Type          Balance ($)  Loan Balance ($)
------------- ------------- ------------------ ------------- ----------------
     100      Multifamily      Conventional    7,362,900.00    7,362,900.00
     101         Office          Suburban      7,360,000.00    7,360,000.00
     102         Office          Suburban      7,200,000.00    7,200,000.00
     103      Multifamily      Conventional    7,200,000.00    7,200,000.00
     104      Multifamily      Conventional    7,100,000.00    7,100,000.00
     105       Industrial          Flex        7,068,000.00    7,068,000.00
     106       Industrial      Distribution    7,000,000.00    7,000,000.00
     107       Industrial          Flex        6,875,000.00    6,875,000.00
     108      Multifamily   Independent Living 6,864,000.00    6,864,000.00
     109      Multifamily      Conventional    6,775,000.00    6,775,000.00
     110      Multifamily      Conventional    6,550,000.00    6,550,000.00
     111         Office          Suburban      6,500,000.00    6,500,000.00
     112         Retail          Anchored      6,500,000.00    6,492,738.39
     113      Multifamily      Conventional    6,200,000.00    6,200,000.00
     114      Multifamily      Conventional    6,198,600.00    6,198,600.00
     115      Multifamily      Conventional    6,160,000.00    6,160,000.00
     116         Office          Suburban      6,127,000.00    6,121,056.36
     117         Office          Suburban      6,000,000.00    6,000,000.00
     118         Retail         Unanchored     6,000,000.00    5,989,959.01
     119      Multifamily      Conventional    6,000,000.00    5,989,560.28
     120      Multifamily    Student Housing   5,850,000.00    5,850,000.00
     121         Office          Suburban      5,800,000.00    5,800,000.00
     122      Multifamily      Conventional    5,701,200.00    5,701,200.00
     123      Multifamily    Student Housing   5,700,000.00    5,700,000.00
     124      Hospitality    Limited Service   5,700,000.00    5,692,298.64
     125         Office          Suburban      5,600,000.00    5,600,000.00
     126         Office          Suburban      5,585,000.00    5,585,000.00
     127      Multifamily      Conventional    5,500,000.00    5,500,000.00
     128         Retail         Unanchored     5,460,000.00    5,454,779.26
     129         Office            CBD         5,000,000.00    4,994,974.68
     130      Self Storage     Self Storage    5,000,000.00    4,991,418.47
     131         Retail      Shadow Anchored   4,800,000.00    4,800,000.00
     132      Multifamily      Conventional    4,798,000.00    4,798,000.00
     133      Multifamily      Conventional    4,750,000.00    4,750,000.00
     134      Multifamily    Student Housing   4,700,000.00    4,700,000.00
     135      Multifamily      Conventional    4,577,300.00    4,577,300.00
     136         Office          Suburban      4,500,000.00    4,500,000.00
     137       Industrial          Flex        4,500,000.00    4,492,282.40
     138      Multifamily      Conventional    4,339,200.00    4,339,200.00
     139         Retail       Single Tenant    4,320,000.00    4,311,170.09
     140      Multifamily      Conventional    4,300,000.00    4,300,000.00
     141         Office          Medical       4,275,000.00    4,275,000.00
     142         Retail      Shadow Anchored   4,250,000.00    4,250,000.00
     143         Retail         Unanchored     4,200,000.00    4,192,642.20
     144      Multifamily      Conventional    4,139,500.00    4,139,500.00

Mortgage % of Aggregate % of Aggregate  % of Aggregate
  Loan    Cut-Off Date   Cut-Off Date    Cut-Off Date   Origination First Pay
 Number     Balance     Group 1 Balance Group 2 Balance    Date       Date
-------- -------------- --------------- --------------- ----------- ---------
  100         0.20%                          1.18%       10/05/06   11/11/06
  101         0.20%          0.25%                       09/28/06   11/11/06
  102         0.20%          0.24%                       07/21/06   09/11/06
  103         0.20%                          1.15%       06/29/06   08/11/06
  104         0.20%                          1.14%       09/01/06   10/11/06
  105         0.20%          0.24%                       09/18/06   11/11/06
  106         0.19%          0.24%                       08/09/06   09/11/06
  107         0.19%          0.23%                       07/24/06   09/11/06
  108         0.19%                          1.10%       07/19/06   09/11/06
  109         0.19%                          1.09%       10/05/06   11/11/06
  110         0.18%                          1.05%       08/09/06   09/11/06
  111         0.18%          0.22%                       07/18/06   09/11/06
  112         0.18%          0.22%                       07/05/06   09/11/06
  113         0.17%                          0.99%       08/16/06   10/11/06
  114         0.17%                          0.99%       10/05/06   11/11/06
  115         0.17%                          0.99%       10/05/06   11/11/06
  116         0.17%          0.21%                       09/05/06   10/06/06
  117         0.17%          0.20%                       09/01/06   10/11/06
  118         0.17%          0.20%                       07/27/06   09/11/06
  119         0.17%                          0.96%       08/10/06   09/11/06
  120         0.16%                          0.94%       09/11/06   11/11/06
  121         0.16%          0.20%                       09/06/06   11/11/06
  122         0.16%                          0.91%       10/05/06   11/11/06
  123         0.16%                          0.91%       09/13/06   11/11/06
  124         0.16%          0.19%                       08/21/06   10/11/06
  125         0.16%          0.19%                       10/10/06   11/11/06
  126         0.16%          0.19%                       09/28/06   11/11/06
  127         0.15%                          0.88%       09/14/06   11/11/06
  128         0.15%          0.18%                       08/30/06   10/11/06
  129         0.14%          0.17%                       09/08/06   10/11/06
  130         0.14%          0.17%                       08/10/06   09/11/06
  131         0.13%          0.16%                       09/25/06   11/11/06
  132         0.13%                          0.77%       10/05/06   11/11/06
  133         0.13%                          0.76%       08/29/06   10/11/06
  134         0.13%                          0.75%       08/16/06   10/11/06
  135         0.13%                          0.73%       10/05/06   11/11/06
  136         0.13%          0.15%                       09/14/06   11/11/06
  137         0.12%          0.15%                       08/15/06   10/11/06
  138         0.12%                          0.70%       10/05/06   11/11/06
  139         0.12%          0.15%                       08/17/06   10/01/06
  140         0.12%                          0.69%       08/23/06   10/11/06
  141         0.12%          0.14%                       06/16/06   08/11/06
  142         0.12%          0.14%                       08/14/06   10/11/06
  143         0.12%          0.14%                       07/11/06   09/11/06
  144         0.12%                          0.66%       10/05/06   11/11/06

                                                                  Interest
                                                        Interest   Accural
Mortgage Loan  Maturity   Mortgage Loan Administrative  Accrual    Method
   Number     Date or ARD   Rate        Cost Rate        Method   During IO
------------- ----------- -------- ------------------- ---------- ----------
     100       10/11/16    5.5900%       0.02055%      Actual/360
     101       10/11/16    6.3800%       0.02055%      Actual/360 Actual/360
     102       08/11/16    6.1900%       0.07055%      Actual/360 Actual/360
     103       07/11/16    6.0700%       0.02055%      Actual/360 Actual/360
     104       09/11/11    5.9300%       0.02055%      Actual/360 Actual/360
     105       10/11/11    6.5200%       0.02055%      Actual/360 Actual/360
     106       08/11/16    6.2300%       0.02055%      Actual/360 Actual/360
     107       08/11/16    6.3000%       0.02055%      Actual/360 Actual/360
     108       08/11/11    6.3500%       0.02055%      Actual/360 Actual/360
     109       10/11/16    5.6400%       0.02055%      Actual/360
     110       08/11/16    6.2200%       0.02055%      Actual/360 Actual/360
     111       08/11/11    6.5300%       0.06055%      Actual/360 Actual/360
     112       08/11/16    6.3600%       0.02055%      Actual/360
     113       09/11/16    6.3500%       0.02055%      Actual/360 Actual/360
     114       10/11/16    5.5900%       0.02055%      Actual/360
     115       10/11/16    5.5900%       0.02055%      Actual/360
     116       10/06/12    6.1350%       0.08055%      Actual/360
     117       09/11/16    6.0720%       0.02055%      Actual/360 Actual/360
     118       08/11/16    6.3900%       0.02055%      Actual/360
     119       08/11/16    6.2200%       0.02055%      Actual/360
     120       10/11/16    5.8100%       0.02055%      Actual/360
     121       10/11/16    6.1200%       0.02055%      Actual/360 Actual/360
     122       10/11/16    5.5900%       0.02055%      Actual/360
     123       10/11/16    6.2100%       0.02055%      Actual/360
     124       09/11/16    6.4250%       0.02055%      Actual/360
     125       10/11/16    6.1900%       0.02055%      Actual/360 Actual/360
     126       10/11/16    5.9300%       0.02055%      Actual/360 Actual/360
     127       10/11/16    5.8600%       0.02055%      Actual/360 Actual/360
     128       09/11/16    6.2100%       0.02055%      Actual/360
     129       09/11/16    5.9500%       0.02055%      Actual/360
     130       08/11/16    6.2800%       0.02055%      Actual/360
     131       10/11/16    5.9200%       0.02055%      Actual/360 Actual/360
     132       10/11/16    5.6400%       0.02055%      Actual/360
     133       09/11/16    6.3500%       0.02055%      Actual/360 Actual/360
     134       09/11/16    6.3500%       0.02055%      Actual/360 Actual/360
     135       10/11/16    5.5900%       0.02055%      Actual/360
     136       10/11/16    6.4300%       0.02055%      Actual/360 Actual/360
     137       09/11/16    6.4900%       0.02055%      Actual/360
     138       10/11/16    5.5900%       0.02055%      Actual/360
     139       09/01/16    6.4800%       0.02055%          30/360
     140       09/11/16    6.3500%       0.02055%      Actual/360 Actual/360
     141       07/11/16    6.3100%       0.11055%      Actual/360 Actual/360
     142       09/11/16    6.1400%       0.02055%      Actual/360 Actual/360
     143       08/11/16    6.1900%       0.02055%      Actual/360
     144       10/11/16    5.5900%       0.02055%      Actual/360

              Original Term     Remaining     Remaining  Original    Remaining
Mortgage Loan to Maturity or Term to Maturity IO Period    Amort       Amort
   Number       ARD (Mos.)    or ARD (Mos.)    (Mos.)   Term (Mos.) Term (Mos.)
------------- -------------- ---------------- --------- ----------- -----------
     100           120             120                      360         360
     101           120             120            12        360         360
     102           120             118            58        360         360
     103           120             117            45        360         360
     104            60              59            59         IO          IO
     105            60              60            24        360         360
     106           120             118            34        360         360
     107           120             118            10        360         360
     108            60              58            58         IO          IO
     109           120             120                      360         360
     110           120             118           118         IO          IO
     111            60              58            58         IO          IO
     112           120             118                      420         418
     113           120             119           119         IO          IO
     114           120             120                      360         360
     115           120             120                      360         360
     116            73              72                      360         359
     117           120             119            59        360         360
     118           120             118                      360         358
     119           120             118                      360         358
     120           120             120                      360         360
     121           120             120            60        420         420
     122           120             120                      360         360
     123           120             120                      360         360
     124           120             119                      300         299
     125           120             120            60        360         360
     126           120             120            24        360         360
     127           120             120            36        360         360
     128           120             119                      360         359
     129           120             119                      360         359
     130           120             118                      360         358
     131           120             120            60        360         360
     132           120             120                      360         360
     133           120             119           119         IO          IO
     134           120             119           119         IO          IO
     135           120             120                      360         360
     136           120             120            24        360         360
     137           120             119                      264         263
     138           120             120                      360         360
     139           120             119                      240         239
     140           120             119           119         IO          IO
     141           120             117            57        360         360
     142           120             119            35        360         360
     143           120             118                      360         358
     144           120             120                      360         360

         Monthly   Maturity Date
Mortgage   P&I        or ARD
  Loan   Payments     Balloon    ARD                                   Appraised
 Number    ($)      Balance ($)  Loan      Prepayment Provisions       Value ($)
-------- --------- ------------- ---- -------------------------------- ----------
  100    42,222.44 6,168,372.85   N                  L(24),D(84),O(12)  9,900,000
  101    45,940.90 6,449,993.76   N                   L(24),D(93),O(3)  9,200,000
  102    44,051.06 6,753,515.95   N                   L(26),D(91),O(3)  9,150,000
  103    43,492.20 6,633,017.82   N                   L(27),D(89),O(4) 10,600,000
  104           IO 7,100,000.00   N          L(11),GRTR1%orYM(42),O(7)  9,700,000
  105    44,767.57 6,836,493.25   N                   L(24),D(33),O(3)  9,000,000
  106    43,009.19 6,352,617.35   N                   L(26),D(91),O(3)  8,900,000
  107    42,554.38 6,013,013.58   N                   L(26),D(91),O(3)  8,650,000
  108           IO 6,864,000.00   N           L(2),GRTR1%orYM(49),O(9)  8,850,000
  109    39,064.91 5,684,565.40   N                  L(24),D(84),O(12)  9,800,000
  110           IO 6,550,000.00   N               GRTR1%orYM(117),O(3)  8,200,000
  111           IO 6,500,000.00   N          L(26),GRTR1%orYM(29),O(5)  9,100,000
  112    38,646.89 5,880,195.14   N                   L(36),D(81),O(3)  8,700,000
  113           IO 6,200,000.00   N                   L(25),D(92),O(3) 13,000,000
  114    35,545.78 5,192,964.18   N                  L(24),D(84),O(12)  8,700,000
  115    35,324.43 5,160,626.49   N                  L(24),D(84),O(12)  7,700,000
  116    37,267.93 5,641,446.82   N                   L(25),D(45),O(3)  8,300,000
  117    36,251.24 5,618,967.52   N                   L(25),D(91),O(4)  7,750,000
  118    37,491.08 5,146,803.63   N   L(23),3%(12),2%(12),1%(12),O(61)  8,000,000
  119    36,826.04 5,121,882.58   N                   L(36),D(81),O(3)  8,500,000
  120    34,362.32 4,933,819.35   N                   L(36),D(81),O(3)  7,650,000
  121    33,539.72 5,553,358.35   N                   L(24),D(93),O(3)  7,700,000
  122    32,693.45 4,776,260.35   N                  L(24),D(84),O(12)  7,400,000
  123    34,947.73 4,864,265.47   N                   L(24),D(93),O(3)  7,950,000
  124    38,220.11 4,476,764.06   N          L(60),GRTR1%orYM(57),O(3)  9,500,000
  125    34,261.93 5,252,692.79   N                   L(24),D(91),O(5)  8,400,000
  126    33,233.96 4,941,618.79   N                   L(24),D(92),O(4)  8,300,000
  127    32,481.87 4,956,699.09   N                   L(24),D(93),O(3)  7,900,000
  128    33,476.24 4,659,032.29   N                   L(25),D(92),O(3) 11,100,000
  129    29,816.99 4,234,242.15   N          L(24),GRTR1%orYM(89),O(7)  7,000,000
  130    30,883.48 4,275,595.82   N                   L(26),D(91),O(3)  8,500,000
  131    28,532.01 4,486,195.41   N                   L(24),D(92),O(4)  6,190,000
  132    27,665.45 4,025,763.07   N                  L(24),D(84),O(12)  7,400,000
  133           IO 4,750,000.00   N                   L(25),D(92),O(3)  9,000,000
  134           IO 4,700,000.00   N                   L(25),D(92),O(3) 10,000,000
  135    26,248.46 3,834,697.34   N                  L(24),D(84),O(12)  6,800,000
  136    28,236.22 4,025,964.64   Y                   L(24),D(93),O(3)  6,375,000
  137    32,055.10 3,254,300.78   N                   L(25),D(92),O(3)  8,000,000
  138    24,883.08 3,635,225.72   N                  L(24),D(84),O(12)  5,800,000
  139    32,157.91 2,834,638.92   N                   L(61),D(56),O(3)  6,650,000
  140           IO 4,300,000.00   N                   L(25),D(92),O(3)  7,000,000
  141    26,488.96 4,016,316.12   N                   L(36),D(81),O(3)  5,350,000
  142    25,864.69 3,850,856.61   N                   L(36),D(81),O(3)  6,300,000
  143    25,696.45 3,582,215.26   N                   L(36),D(81),O(3)  6,700,000
  144    23,737.90 3,467,924.24   N                  L(24),D(84),O(12)  5,300,000

Mortgage Loan Mortgage Loan Appraisal
   Number        Number       Date    DSCR (x)
------------- ------------- --------- --------
     100           100      06/09/06    1.19
     101           101      04/24/06    1.26
     102           102      05/18/06    1.28
     103           103      05/31/06    1.24
     104           104      08/11/06    1.44
     105           105      07/24/06    1.27
     106           106      08/01/06    1.20
     107           107      07/01/06    1.20
     108           108      06/13/06    1.20
     109           109      06/01/06    1.22
     110           110      06/19/06    1.47
     111           111      03/05/07    1.33
     112           112      06/21/06    1.20
     113           113      06/05/06    1.99
     114           114      06/09/06    1.22
     115           115      06/09/06    1.28
     116           116      03/29/06    1.32
     117           117      06/01/07    1.30
     118           118      06/28/06    1.26
     119           119      06/06/06    1.33
     120           120      08/15/06    1.20
     121           121      07/19/06    1.24
     122           122      06/09/06    1.21
     123           123      07/21/06    1.20
     124           124      07/01/06    1.49
     125           125      07/11/06    1.20
     126           126      07/11/06    1.27
     127           127      07/12/06    1.27
     128           128      02/28/06    1.32
     129           129      07/14/06    1.30
     130           130      06/29/06    1.53
     131           131      09/19/06    1.26
     132           132      06/01/06    1.04
     133           133      05/23/06    1.83
     134           134      06/01/06    1.92
     135           135      06/07/06    1.20
     136           136      09/02/06    1.25
     137           137      05/22/06    1.35
     138           138      06/08/06    1.20
     139           139      06/15/06    1.19
     140           140      06/05/06    1.54
     141           141      05/22/06    1.22
     142           142      06/23/06    1.24
     143           143      06/15/06    1.32
     144           144      06/07/06    1.19

              Cut-Off   LTV
               Date   Ratio at
Mortgage Loan   LTV   Maturity Year    Year     Number
   Number      Ratio   or ARD  Built Renovated of Units
------------- ------- -------- ----- --------- --------
     100       74.37%  62.31%  1975                123
     101       80.00%  70.11%  1930    2001     52,538
     102       78.69%  73.81%  1913    2003     83,182
     103       67.92%  62.58%  1971    2005        182
     104       73.20%  73.20%  1964                145
     105       78.53%  75.96%  1999             71,567
     106       78.65%  71.38%  1967    2006    270,000
     107       79.48%  69.51%  1988            116,685
     108       77.56%  77.56%  2000                 96
     109       69.13%  58.01%  1981                200
     110       79.88%  79.88%  1986                151
     111       71.43%  71.43%  1982             82,365
     112       74.63%  67.59%  1989             58,366
     113       47.69%  47.69%  1965                160
     114       71.25%  59.69%  1970                 96
     115       80.00%  67.02%  1987                150
     116       73.75%  67.97%  1965    1983     68,112
     117       77.42%  72.50%  1999             56,093
     118       74.87%  64.34%  1988    2006     35,147
     119       70.47%  60.26%  1973                216
     120       76.47%  64.49%  2006                 25
     121       75.32%  72.12%  1989    2005     34,172
     122       77.04%  64.54%  1965                 61
     123       71.70%  61.19%  1995                128
     124       59.92%  47.12%  2004                 99
     125       66.67%  62.53%  1967    1996     40,000
     126       67.29%  59.54%  1987             35,640
     127       69.62%  62.74%  1994                 78
     128       49.14%  41.97%  1966             42,068
     129       71.36%  60.49%  1993             46,429
     130       58.72%  50.30%  2004             75,040
     131       77.54%  72.47%  1977             49,091
     132       64.84%  54.40%  1977                184
     133       52.78%  52.78%  1948                 92
     134       47.00%  47.00%  1984                104
     135       67.31%  56.39%  1963                 54
     136       70.59%  63.15%  2006             45,000
     137       56.15%  40.68%  2006             55,594
     138       74.81%  62.68%  1962                 50
     139       64.83%  42.63%  2006             17,272
     140       61.43%  61.43%  1969                 92
     141       79.91%  75.07%  2005             21,447
     142       67.46%  61.12%  2004             20,530
     143       62.58%  53.47%  2004             32,162
     144       78.10%  65.43%  1966                 67

                       Cut-Off Date                 Occupancy
Mortgage Loan Unit of  Loan Amount                   "as of"
   Number     Measure Per (Unit) ($) Occupancy Rate   Date
------------- ------- -------------- -------------- ---------
     100       Units     59,860.98        96.75%    08/20/06
     101      Sq. Ft.       140.09        86.70%    07/24/06
     102      Sq. Ft.        86.56        92.18%    07/19/06
     103       Units     39,560.44        92.31%    06/22/06
     104       Units     48,965.52        94.48%    07/11/06
     105      Sq. Ft.        98.76       100.00%    08/01/06
     106      Sq. Ft.        25.93       100.00%    06/22/06
     107      Sq. Ft.        58.92        86.80%    07/17/06
     108       Units     71,500.00        97.92%    06/08/06
     109       Units     33,875.00        91.00%    09/07/06
     110       Units     43,377.48        95.36%    06/07/06
     111      Sq. Ft.        78.92        77.45%    06/13/06
     112      Sq. Ft.       111.24       100.00%    06/23/06
     113       Units     38,750.00        95.00%    08/09/06
     114       Units     64,568.75        92.71%    08/20/06
     115       Units     41,066.67        95.33%    08/20/06
     116      Sq. Ft.        89.87        98.13%    03/31/06
     117      Sq. Ft.       106.97        90.92%    08/31/06
     118      Sq. Ft.       170.43        93.56%    05/03/06
     119       Units     27,729.45        93.98%    08/01/06
     120       Units    234,000.00       100.00%    08/15/06
     121      Sq. Ft.       169.73       100.00%    08/01/06
     122       Units     93,462.30        98.36%    08/31/06
     123       Units     44,531.25       100.00%    08/14/06
     124       Rooms     57,497.97        65.26%    06/30/06
     125      Sq. Ft.       140.00       100.00%    07/20/06
     126      Sq. Ft.       156.71       100.00%    06/01/06
     127       Units     70,512.82       100.00%    08/28/06
     128      Sq. Ft.       129.67        95.32%    07/25/06
     129      Sq. Ft.       107.58        94.82%    06/28/06
     130      Sq. Ft.        66.52        84.20%    07/11/06
     131      Sq. Ft.        97.78       100.00%    07/31/06
     132       Units     26,076.09        95.65%    09/07/06
     133       Units     51,630.43        95.65%    08/09/06
     134       Units     45,192.31        91.35%    08/09/06
     135       Units     84,764.81        96.30%    08/20/06
     136      Sq. Ft.       100.00       100.00%    09/08/06
     137      Sq. Ft.        80.81       100.00%    07/28/06
     138       Units     86,784.00        96.00%    08/20/06
     139      Sq. Ft.       249.60       100.00%    08/01/06
     140       Units     46,739.13        96.74%    08/09/06
     141      Sq. Ft.       199.33        88.61%    06/01/06
     142      Sq. Ft.       207.01       100.00%    06/19/06
     143      Sq. Ft.       130.36       100.00%    07/07/06
     144       Units     61,783.58       100.00%    08/31/06

                                            Most      Most
                                           Recent    Recent    Most
Mortgage Loan                             Revenues  Expenses  Recent
   Number         Most Recent Period        ($)       ($)     NOI ($)
------------- --------------------------- --------- --------- -------
     100        T 12 Through 8/31/2006    1,091,452   484,055 607,397
     101             2006 In-place        1,008,544   264,011 744,533
     102                 2005             1,303,892   723,927 579,965
     103           T-12 Thru 5/31/06      1,332,943   658,538 674,405
     104                 T-12             1,301,992   711,290 590,702
     105            Statement 2005          707,897   203,146 504,751
     106
     107      Annualized 2006 (1/1-5/31)    811,277   190,363 620,913
     108         T-12 ending June 2006      860,085   380,671 479,414
     109        T 12 Through 5/31/2006    1,140,089   545,420 594,669
     110              TTM - 6/06          1,060,749   480,795 579,954
     111      Annualized 06 (Jan - June)    884,680   445,188 439,492
     112            Statement 2005        1,130,744   452,245 678,499
     113             06/06 Annual         1,496,229   757,911 738,318
     114        T 12 Through 8/31/2006      919,427   397,534 521,893
     115        T 12 Through 8/31/2006    1,053,397   570,278 483,119
     116          Year End 12/31/2005     1,180,798   488,693 692,106
     117                 2005               669,247   444,409 224,838
     118
     119            Statement 2005        1,236,828   485,944 750,884
     120
     121      Annualized 2006 (1/1-6/30)    251,104   230,948  20,156
     122        T 12 Through 8/31/2006      689,825   220,555 469,270
     123         T-12 ending June 2006      939,943   352,503 587,440
     124        Trailing 12 (5/05-4/06)   2,180,377 2,007,338 173,039
     125        Trailing 12 (6/05-5/06)     952,096   364,127 587,969
     126                 2005               841,039   343,149 497,890
     127      2006 Annualized (1/06-7/06)   870,835   379,165 491,670
     128                 2005             1,216,642   410,925 805,717
     129        2006 5 Mos. Annualized      922,979   442,034 480,945
     130               T-12 6/06            875,124   430,770 444,354
     131            Statement 2005          582,120   226,882 355,238
     132        T 12 Through 6/30/2006    1,053,714   773,147 280,567
     133           06/06 Annualized         852,034   276,602 575,432
     134           06/06 Annualized         956,293   314,751 641,542
     135        T 12 Through 8/31/2006      590,973   252,107 338,866
     136
     137
     138        T 12 Through 8/31/2006      530,327   191,786 338,541
     139
     140           06/06 Annualized         822,685   398,617 424,068
     141        Trailing 12 (4/05-3/06)     415,538   156,090 259,448
     142
     143            Statement 2005          412,964    97,382 315,582
     144        T 12 Through 8/31/2006      513,233   181,678 331,555

               Most      UW        UW       UW Net
Mortgage Loan Recent  Revenues  Expenses  Operating
   Number     NCF ($)   ($)       ($)     Income ($)
------------- ------- --------- --------- ----------
     100      607,397 1,098,490   462,582  635,908
     101      656,924 1,046,633   265,534  781,098
     102      567,488 1,461,098   748,103  712,995
     103      628,905 1,345,402   650,468  694,934
     104      554,594 1,322,684   680,431  642,253
     105      476,851 1,026,146   312,915  713,231
     106              1,020,276   341,645  678,632
     107      591,884   846,023   205,302  640,721
     108      465,014   904,557   368,838  535,719
     109      594,669 1,253,271   630,643  622,628
     110      542,204 1,123,005   486,916  636,089
     111      430,431 1,118,662   494,778  623,884
     112      631,438 1,043,231   457,272  585,959
     113      669,678 1,582,240   731,212  851,028
     114      521,893   918,009   373,259  544,750
     115      483,119 1,106,920   527,815  579,105
     116      692,106 1,138,309   497,395  640,914
     117      219,229 1,085,611   461,121  624,489
     118                852,092   245,417  606,675
     119      750,884 1,277,810   628,560  649,250
     120                626,770   196,187  430,583
     121       20,156   831,535   300,144  531,391
     122      469,270   729,924   238,299  491,625
     123      555,440   900,928   364,720  536,208
     124      173,039 2,234,560 1,487,541  747,019
     125      587,969   874,000   332,847  541,153
     126      490,762   893,915   354,719  539,196
     127      466,554   887,793   365,847  521,946
     128      783,901   981,526   408,809  572,717
     129      473,052   950,497   450,644  499,853
     130      444,354   980,070   403,035  577,035
     131      355,238   642,983   178,474  464,509
     132      280,567 1,172,954   782,347  390,608
     133      552,432   861,842   287,871  573,971
     134      608,366   970,528   364,049  606,479
     135      338,866   631,960   240,288  391,672
     136                618,723   150,937  467,786
     137                770,405   233,438  536,967
     138      338,541   552,401   182,918  369,483
     139                470,719     9,414  461,305
     140      400,318   842,572   399,235  443,337
     141      259,448   590,717   232,980  357,738
     142                540,944   142,743  398,201
     143      290,802   604,051   169,485  434,566
     144      331,555   526,858   172,209  354,649

               UW Net                                Largest Largest
Mortgage Loan   Cash                                 Tenant  Tenant %
   Number     Flow ($)      Largest Tenant Name      Sq. Ft.  of NRA
------------- -------- ----------------------------- ------- --------
     100      605,158
     101      693,490       GMR Marketing, LLC        17,507   33.32%
     102      676,499    Northwest Area Foundation    21,320   25.63%
     103      649,434
     104      606,145
     105      683,558         Gateway Church          46,647   65.18%
     106      617,004          Master Halco          270,000  100.00%
     107      588,710       SuperValu Holdings        17,717   15.18%
     108      521,319
     109      572,628
     110      598,339
     111      563,562      Glow Teknologies, Inc       6,345    7.70%
     112      557,737        Sports Authority         39,347   67.41%
     113      782,388
     114      520,750
     115      541,605
     116      588,459               VNA               32,370   47.52%
     117      564,376        CoreSource, Inc.         31,673   56.47%
     118      568,770        Blockbuster, Inc.         5,537   15.75%
     119      589,850
     120      420,756
     121      498,015               THQ               26,717   78.18%
     122      476,375
     123      504,208
     124      657,682
     125      492,403         Triumph Funding         40,000  100.00%
     126      505,992          Bold Concepts          14,694   41.23%
     127      496,830
     128      528,693           R&S Strauss           10,515   25.00%
     129      466,205   Business Council of Alabama    9,970   21.47%
     130      568,835
     131      431,339             Sizzler              7,050   14.36%
     132      344,608
     133      550,971
     134      573,303
     135      378,172
     136      422,279  American Transmission Company  45,000  100.00%
     137      518,702         Benson Systems          34,000   61.16%
     138      356,983
     139      458,714            Rite Aid             17,272  100.00%
     140      419,587
     141      346,402            Performax             6,439   30.02%
     142      384,785     Fitness 19 CO 158, LLC       7,233   35.23%
     143      406,254          Family Dollar          10,000   31.09%
     144      337,899

                                                                2nd
                                                        2nd   Largest    2nd
               Largest                                Largest Tenant   Largest
Mortgage Loan  Tenant            2nd Largest          Tenant   % of    Tenant
   Number     Exp. Date          Tenant Name          Sq. Ft.   NRA   Exp. Date
------------- --------- ----------------------------- ------- ------- ---------
     100
     101      Multiple       Mecklenburg County        7,900   15.04% 10/15/08
               Spaces
     102      05/05/12      Benham Companies Inc      21,164   25.44% 10/30/11
     103
     104
     105      06/30/09      Deep South Logistics      18,597   25.99% 12/31/10
     106      07/14/16
     107      04/19/08     Mac-Gray Services, Inc.    10,675    9.15% 02/28/11
     108
     109
     110
     111      08/14/10     Newton & Associates LLC     6,239    7.57% 11/30/11
     112      06/30/14    Bally Total Fitness Corp.   14,186   24.31% 04/30/14
     113
     114
     115
     116      06/30/09              Jevs              20,168   29.61% 06/30/10
     117      05/01/12   Paychex North America, Inc.  19,327   34.46% 05/01/11
     118      12/31/08         Honey Baked Ham         2,960    8.42% 09/30/11
     119
     120
     121      09/30/15        Warmington Homes         6,144   17.98% 08/31/08
     122
     123
     124
     125      12/31/11
     126      06/01/20         Potomac Digitek         4,361   12.24% 03/01/13
     127
     128      12/31/10             Mandee             10,083   23.97% 01/31/13
     129      12/31/14   Dept. of Children's Affairs   7,662   16.50% 03/31/11
     130
     131      02/08/08    American Lending Network     6,650   13.55% 05/31/11
     132
     133
     134
     135
     136      08/31/16
     137      08/31/16            Velocity            21,594   38.84% 08/31/13
     138
     139      06/30/26
     140
     141      08/31/14          Focus on Kids          5,480   25.55% 01/31/15
     142      07/14/16  Hollywood Entertainment Corp.  6,300   30.69% 01/31/14
     143      08/30/14          Susie's Deals          5,400   16.79% 09/30/09
     144

                                                                  3rd
                                                          3rd   Largest
                                                        Largest Tenant
Mortgage Loan                                           Tenant   % of
   Number              3rd Largest Tenant Name          Sq. Ft.   NRA
------------- ----------------------------------------- ------- -------
     100
     101                  The Freelon Group              4,014    7.64%
     102                 Burns & Wilcox Ltd.             7,276    8.75%
     103
     104
     105          Adams Consulting Engineers, Inc.       6,323    8.84%
     106
     107                Department of Revenue           10,574    9.06%
     108
     109
     110
     111             Marlin Leasing Corporation          5,914    7.18%
     112                        Chase                    3,550    6.08%
     113
     114
     115
     116                       Barber                    5,851    8.59%
     117
     118           Boynton Realty, Inc. dba ReMax        2,400    6.83%
     119
     120
     121                     Shamir USA                  1,311    3.84%
     122
     123
     124
     125
     126                Robotic Research, LLC            3,382    9.49%
     127
     128                       Golden                    2,880    6.85%
     129                  Bureau of ATF GSA              4,701   10.13%
     130
     131                     Bio Medics                  6,226   12.68%
     132
     133
     134
     135
     136
     137
     138
     139
     140
     141        American Chiropractic dba Esli Clinic    2,968   13.84%
     142      Culpepper's (Lagniappe Enterprises, Inc.)  2,214   10.78%
     143               La Estrella Carniceria            3,030    9.42%
     144

              3rd Largest              Largest Affiliated Sponsor Flag    Mortgage
Mortgage Loan   Tenant              ((greater than) than 4% of Pool, Loan   Loan
   Number      Exp. Date   Lockbox        Group 1 or Loan Group 2)         Number
------------- ----------- --------- ------------------------------------- --------
     100                                      H.K.Realty, Inc.              100
     101       04/19/07                                                     101
     102       05/31/07                                                     102
     103                      Day 1       Lightstone Holdings, LLC          103
     104                                                                    104
     105       07/31/10                                                     105
     106                                                                    106
     107       06/30/07                                                     107
     108                      Day 1        Orion Residential LLC            108
     109                                      H.K.Realty, Inc.              109
     110                                 Steven D. Bell & Company;          110
                                            Wachovia Development
                                                Corporation
     111       09/30/09                                                     111
     112       10/31/14                                                     112
     113                                      Joanne Mitchell               113
     114                                  Hansa Investments, Inc.           114
     115                                      H.K.Realty, Inc.              115
     116       04/30/09                                                     116
     117                  Springing      Triple Net Properties, LLC         117
     118       09/30/09                                                     118
     119                                                                    119
     120                                                                    120
     121       08/31/08                                                     121
     122                                      H.K.Realty, Inc.              122
     123                                                                    123
     124                                                                    124
     125                                                                    125
     126       04/01/08                                                     126
     127                                                                    127
     128       07/31/11                                                     128
     129       11/30/12                                                     129
     130                                                                    130
     131       12/31/10                                                     131
     132                                   Apex Enterprises, LLC.           132
     133                                       James Mitchell               133
     134                                   James Mitchell/Joanne            134
                                                  Mitchell
     135                                      H.K.Realty, Inc.              135
     136                  Springing                                         136
     137                                                                    137
     138                                      H.K.Realty, Inc.              138
     139                  Springing                                         139
     140                                      Joanne Mitchell               140
     141       02/28/15                                                     141
     142       08/31/16                                                     142
     143       02/28/10                                                     143
     144                                      H.K.Realty, Inc.              144

               Loan
Mortgage Loan Group
   Number     Number              Property Name                                  Address                         City
------------- ------ ---------------------------------------- --------------------------------------------- --------------
    145         2    Dillon Trace Apartments                  620, 640, 650, 660, 670 & 690 Dillon          Sumter
                                                              Trace Street
    146         1    Sleep Inn & Suites - Edmond, OK          3608 South Broadway Extension                 Edmond
    147         1    Walgreens - Grand Junction, CO           2900 North Avenue                             Grand Junction
    148         1    240 Crossways Park West                  240 Crossways Park West                       Woodbury
    149         1    303-325 Crossways Park Drive             303, 311, 315, 321 & 325 Crossways Park Drive Woodbury
    150         1    Circuit City - Oklahoma City, OK         3621, 3625, 3627 & 3629 NW Expressway         Oklahoma City
    151         2    Suntree Apartments                       1551 West Rialto Avenue                       Rialto
    152         2    Pinewood Apartments                      3940 SW 102nd Avenue                          Miami
    153         2    Woodland Pointe Apartments               6912 Millwood Avenue                          Canoga Park
    154         2    Valencia - Hawthorne Apartments          4560 West 120th Street                        Hawthorne
    155         1    5000 California Office Plaza             5000 California Avenue                        Bakersfield
    156         2    Park East and Park Knowles Apartments    300 & 311 North Knowles Avenue                Winter Park
    157         2    Courtyard Van Nuys Apartments            15025 Saticoy Street                          Van Nuys
    158         2    Colonial Terrace Apartments              38719-38729 10th Street East                  Palmdale
    159         1    Walgreens - Auburn, AL                   765 East Glenn Avenue                         Auburn
    160         1    Shoppes at Home Depot                    1135-1141 Bell Road                           Antioch
    161         2    Cove Apartments                          11121 Arminta Street                          Sun Valley
    162         1    Rite Aid - Ontario, OR                   SW Corner SW 7th Street / 4th Avenue          Ontario
    163         1    Walgreens - Houston, TX (Sam Houston     8942 West Sam Houston Parkway                 Houston
                     Parkway)
    164         1    Country Inn & Suites - Michigan City,    3805 North Frontage Road                      Michigan City
                     IN/(5)(7)/
    165         2    Park Wood Patio Apartments               38047 20th Street East                        Palmdale
    166         1    Walgreens - Fort Morgan, CO              111 East Platte Avenue                        Fort Morgan
    167         2    Rose Pointe Apartments                   509 North Berendo Street                      Los Angeles
    168         1    Corsicana Marketplace                    3811 West Highway 31                          Corsicana
    169         1    Silver Dome MHP                          4181 Siver Dome Road                          Denton
    170         1    26th and Pulaski                         3949-59 West 26th Street                      Chicago
    171         1    Sutherland Retail/(5)/                   3245 West 7800 South                          West Jordan
    172         2    Burnet House Apartments                  8935 Burnet Avenue                            North Hills
    173         1    Walgreens - Knoxville, TN                6920 Maynardville Pike                        Knoxville
    174         1    Walgreens - Houston, TX (El Camino Real) 16590 El Camino Real                          Houston
    175         1    Shops at Market Square                   5100 Daniels Parkway                          Fort Myers
    176         2    South Towers Apartments                  2715 James M. Wood Boulevard                  Los Angeles
    177         2    Casa Meadows Apartments                  8135 Langdon Avenue                           Van Nuys
    178         2    Studio Pointe Apartments                 915 North Wilton Place                        Los Angeles
    179         2    Northridge Pointe Apartments             17925 Devonshire Street                       Northridge
    180         1    FBI - Flagstaff, AZ                      5900 South Pulliam Drive                      Flagstaff
    181         1    CVS - Kissimmee, FL                      1300 East Vine Street                         Kissimmee
    182         1    United SuperMarket - Borger West         1414 West Wilson Street                       Borger
    183         1    Sleep Inn & Suites - Guthrie, OK         414 Heather Road                              Guthrie
    184         1    Harvester Building                       196 East 6th Street                           Sioux Falls
    185         1    Walgreens - Lake Charles, LA             2755 Country Club Road                        Lake Charles
    186         1    Walgreens - New Hartford, NY             49 Kellogg Road                               New Hartford
    187         1    Compass Insurance Agency                 2002, 2020 & 2030 East Osborn Road            Phoenix
    188         1    Cleveland Park Townhomes                 1802-1960 South Cleveland Avenue              Sioux Falls
    189         1    Layton Retail Shops/(5)/                 729 North King Street                         Layton
    190         1    Arizona Retail Pool                      Various                                       Various
   190.01            St. Mary's                               1301-1325 West St. Mary's Road                Tucson
   190.02            Sierra Vista                             2290 East Fry Boulevard                       Sierra Vista
    191         1    Shoppes at Prien Lake                    630 West Prien Lake Road                      Lake Charles
    192         1    Eastgate II Business Center              425 East St. Germain Street                   St. Cloud
    193         1    Kirkwood Square Retail Center            11820 & 11890 Westheimer Road                 Houston
    194         2    Sonoma Apartments                        38551-38561 11th Street East                  Palmdale
    195         1    Bear Hollow Village Square               5532 Lillehammer Lane                         Park City
    196         1    Mentor Retail                            8310 Tyler Boulevard                          Mentor
    197         2    806 South 3rd Street Student Housing     806 South 3rd Street                          Champaign
    198         1    Shoppes at Spring Valley                 12305 US Highway 27                           Clermont
    199         1    North Park Shopping Center               1303, 1305, 1307, 1309, 1311, 1313, 1315,     Borger
                                                              1317, 1319, 1321, 1329 & 1331 West
                                                              Wilson Street
    200         1    Mentor Medical Offices                   8300 Tyler Boulevard                          Mentor
    201         1    225 Crossways Park Drive                 225 Crossways Park Drive                      Woodbury
    202         1    Hampton Place Shopping Center            460 - 468 A Gilmer Avenue                     Tallassee
    203         1    Einstein Bagel Building                  481 East South Temple                         Salt Lake City
    204         2    Park Royale Apartments                   1235 Boynton Avenue                           Glendale
    205         1    Matlock & Bardin Center                  4645 Matlock Road                             Arlington
    206         1    Sherwin Williams Retail Center           621-635 North 1200 West                       Orem
    207         1    China Gate Office Building               2309 Daly Street                              Los Angeles

                             Cross Collateralized
Mortgage Loan                and Cross Defaulted     Loan      Mortgage
   Number     State Zip Code      Loan Flag         Purpose   Loan Seller
------------- ----- -------- -------------------- ----------- -----------
    145        SC     29153                        Refinance   Artesia
    146        OK     73013                        Refinance   Artesia
    147        CO     81501                       Acquisition  Wachovia
    148        NY     11797                        Refinance   Artesia
    149        NY     11797                        Refinance   Artesia
    150        OK     73112                       Acquisition  Artesia
    151        CA     92335   Jogani Portfolio 2   Refinance    Nomura
    152        FL     33165                        Refinance   Wachovia
    153        CA     91303   Jogani Portfolio 2   Refinance    Nomura
    154        CA     90250   Jogani Portfolio 1   Refinance    Nomura
    155        CA     93309                       Acquisition  Artesia
    156        FL     32789                        Refinance   Wachovia
    157        CA     91405   Jogani Portfolio 2   Refinance    Nomura
    158        CA     93550   Jogani Portfolio 3   Refinance    Nomura
    159        AL     36830                       Acquisition  Wachovia
    160        TN     37013                        Refinance   Wachovia
    161        CA     91352   Jogani Portfolio 1   Refinance    Nomura
    162        OR     97914                        Refinance   Wachovia
    163        TX     77064                       Acquisition  Wachovia
    164        IN     46360                        Refinance   Artesia
    165        CA     93550   Jogani Portfolio 2   Refinance    Nomura
    166        CO     80701                       Acquisition  Wachovia
    167        CA     90004   Jogani Portfolio 3   Refinance    Nomura
    168        TX     75110                       Acquisition  Artesia
    169        TX     76208                        Refinance    Nomura
    170        IL     60623                        Refinance   Wachovia
    171        UT     84088                        Refinance   Artesia
    172        CA     91343   Jogani Portfolio 1   Refinance    Nomura
    173        TN     37918                       Acquisition  Wachovia
    174        TX     77062                       Acquisition  Wachovia
    175        FL     33912                       Acquisition  Wachovia
    176        CA     90006   Jogani Portfolio 2   Refinance    Nomura
    177        CA     91406   Jogani Portfolio 3   Refinance    Nomura
    178        CA     90038   Jogani Portfolio 3   Refinance    Nomura
    179        CA     91325   Jogani Portfolio 1   Refinance    Nomura
    180        AZ     86001                        Refinance   Artesia
    181        FL     34744                       Acquisition  Wachovia
    182        TX     79007                        Refinance   Artesia
    183        OK     73044                        Refinance   Artesia
    184        SD     57104   Gourley Properties   Refinance   Artesia
                                  Portfolio
    185        LA     70605                       Acquisition  Wachovia
    186        NY     13413                       Acquisition  Wachovia
    187        AZ     85016                       Acquisition  Artesia
    188        SD     57103   Gourley Properties   Refinance   Artesia
                                  Portfolio
    189        UT     84041                        Refinance   Artesia
    190        AZ   Various                        Refinance   Artesia
   190.01      AZ     85745
   190.02      AZ     85635
    191        LA     70601                       Acquisition  Artesia
    192        MN     56304                        Refinance   Artesia
    193        TX     77077                       Acquisition  Artesia
    194        CA     93550   Jogani Portfolio 3   Refinance    Nomura
    195        UT     84098                       Acquisition   Nomura
    196        OH     44060                       Acquisition   Nomura
    197        IL     61820                        Refinance   Wachovia
    198        FL     34711                        Refinance   Artesia
    199        TX     79007                        Refinance   Artesia
    200        OH     44060                       Acquisition   Nomura
    201        NY     11797                        Refinance   Artesia
    202        AL     36078                        Refinance   Artesia
    203        UT     84111                        Refinance   Artesia
    204        CA     91205   Jogani Portfolio 2   Refinance    Nomura
    205        TX     76018                       Acquisition  Artesia
    206        UT     84057                       Acquisition  Artesia
    207        CA     90031   Jogani Portfolio 3   Refinance    Nomura

                                                                       Cut-Off Date
Mortgage Loan     General          Specific Property     Original Loan Loan Balance
   Number      Property Type             Type             Balance ($)      ($)
------------- ---------------- ------------------------- ------------- ------------
    145         Multifamily          Conventional        4,040,000.00  4,040,000.00
    146         Hospitality         Limited Service      4,000,000.00  4,000,000.00
    147            Retail            Single Tenant       3,981,000.00  3,981,000.00
    148            Office              Suburban          3,925,000.00  3,925,000.00
    149            Office              Suburban          3,925,000.00  3,925,000.00
    150            Retail            Single Tenant       3,900,000.00  3,900,000.00
    151         Multifamily          Conventional        3,843,900.00  3,843,900.00
    152         Multifamily          Conventional        3,800,000.00  3,800,000.00
    153         Multifamily          Conventional        3,763,200.00  3,763,200.00
    154         Multifamily          Conventional        3,748,000.00  3,748,000.00
    155            Office              Suburban          3,600,000.00  3,600,000.00
    156         Multifamily          Conventional        3,600,000.00  3,600,000.00
    157         Multifamily          Conventional        3,598,700.00  3,598,700.00
    158         Multifamily          Conventional        3,520,000.00  3,520,000.00
    159            Retail            Single Tenant       3,505,000.00  3,505,000.00
    160            Retail           Shadow Anchored      3,500,000.00  3,500,000.00
    161         Multifamily          Conventional        3,471,600.00  3,471,600.00
    162            Retail            Single Tenant       3,450,000.00  3,450,000.00
    163            Retail            Single Tenant       3,414,000.00  3,414,000.00
    164         Hospitality         Limited Service      3,400,000.00  3,395,279.57
    165         Multifamily          Conventional        3,360,000.00  3,360,000.00
    166            Retail            Single Tenant       3,329,000.00  3,323,428.92
    167         Multifamily          Conventional        3,302,100.00  3,302,100.00
    168            Retail           Shadow Anchored      3,300,000.00  3,296,874.86
    169       Mobile Home Park     Mobile Home Park      3,200,000.00  3,200,000.00
    170            Retail             Unanchored         3,190,000.00  3,187,048.28
    171            Retail             Unanchored         3,150,000.00  3,150,000.00
    172         Multifamily          Conventional        3,096,300.00  3,096,300.00
    173            Retail            Single Tenant       3,088,000.00  3,088,000.00
    174            Retail            Single Tenant       3,081,000.00  3,081,000.00
    175            Retail           Shadow Anchored      3,050,000.00  3,050,000.00
    176         Multifamily          Conventional        3,039,800.00  3,039,800.00
    177         Multifamily          Conventional        2,937,900.00  2,937,900.00
    178         Multifamily          Conventional        2,883,400.00  2,883,400.00
    179         Multifamily          Conventional        2,872,000.00  2,872,000.00
    180            Office              Suburban          2,825,000.00  2,825,000.00
    181            Retail            Single Tenant       2,814,000.00  2,814,000.00
    182            Retail            Single Tenant       2,800,000.00  2,794,174.49
    183         Hospitality         Limited Service      2,725,000.00  2,725,000.00
    184          Mixed Use     Multifamily/Office/Retail 2,725,000.00  2,722,364.16
    185            Retail            Single Tenant       2,714,000.00  2,714,000.00
    186            Retail            Single Tenant       2,700,000.00  2,700,000.00
    187            Office              Suburban          2,675,000.00  2,675,000.00
    188         Multifamily            Townhome          2,525,000.00  2,522,557.62
    189            Retail           Shadow Anchored      2,525,000.00  2,520,686.12
    190            Retail             Unanchored         2,500,000.00  2,500,000.00
   190.01          Retail             Unanchored         1,750,000.00
   190.02          Retail             Unanchored           750,000.00
    191            Retail           Shadow Anchored      2,415,000.00  2,415,000.00
    192            Office              Suburban          2,350,000.00  2,350,000.00
    193            Retail             Unanchored         2,200,000.00  2,195,322.55
    194         Multifamily          Conventional        2,188,300.00  2,188,300.00
    195            Office              Suburban          2,121,000.00  2,121,000.00
    196          Mixed Use           Retail/Office       2,025,000.00  2,025,000.00
    197         Multifamily         Student Housing      2,000,000.00  1,998,087.64
    198            Retail           Shadow Anchored      2,000,000.00  1,997,911.87
    199            Retail             Unanchored         2,000,000.00  1,995,838.92
    200            Office               Medical          1,975,000.00  1,975,000.00
    201          Industrial              Flex            1,925,000.00  1,925,000.00
    202            Retail              Anchored          1,650,000.00  1,645,821.73
    203            Retail             Unanchored         1,640,000.00  1,640,000.00
    204         Multifamily          Conventional        1,489,100.00  1,489,100.00
    205            Retail             Unanchored         1,350,000.00  1,347,726.42
    206          Mixed Use         Retail/Warehouse      1,250,000.00  1,250,000.00
    207            Office              Suburban            965,500.00    965,500.00

Mortgage % of Aggregate % of Aggregate  % of Aggregate
  Loan    Cut-Off Date   Cut-Off Date    Cut-Off Date   Origination First Pay
 Number     Balance     Group 1 Balance Group 2 Balance    Date       Date
-------- -------------- --------------- --------------- ----------- ---------
  145         0.11%                          0.65%       09/14/06   11/11/06
  146         0.11%          0.13%                       09/13/06   11/11/06
  147         0.11%          0.13%                       09/12/06   11/11/06
  148         0.11%          0.13%                       10/10/06   11/11/06
  149         0.11%          0.13%                       10/10/06   11/11/06
  150         0.11%          0.13%                       08/29/06   10/11/06
  151         0.11%                          0.62%       10/05/06   11/11/06
  152         0.11%                          0.61%       08/23/06   10/11/06
  153         0.10%                          0.60%       10/05/06   11/11/06
  154         0.10%                          0.60%       10/05/06   11/11/06
  155         0.10%          0.12%                       09/01/06   11/11/06
  156         0.10%                          0.58%       08/29/06   10/11/06
  157         0.10%                          0.58%       10/05/06   11/11/06
  158         0.10%                          0.56%       10/05/06   11/11/06
  159         0.10%          0.12%                       05/17/06   07/11/06
  160         0.10%          0.12%                       08/10/06   09/11/06
  161         0.10%                          0.56%       10/05/06   11/11/06
  162         0.10%          0.12%                       10/05/06   12/01/06
  163         0.09%          0.11%                       05/11/06   06/11/06
  164         0.09%          0.11%                       08/29/06   10/11/06
  165         0.09%                          0.54%       10/05/06   11/11/06
  166         0.09%          0.11%                       07/19/06   09/11/06
  167         0.09%                          0.53%       10/05/06   11/11/06
  168         0.09%          0.11%                       09/06/06   10/11/06
  169         0.09%          0.11%                       09/28/06   11/11/06
  170         0.09%          0.11%                       09/11/06   10/11/06
  171         0.09%          0.11%                       09/14/06   11/11/06
  172         0.09%                          0.50%       10/05/06   11/11/06
  173         0.09%          0.10%                       05/08/06   06/11/06
  174         0.09%          0.10%                       05/15/06   07/11/06
  175         0.08%          0.10%                       09/28/06   11/11/06
  176         0.08%                          0.49%       10/05/06   11/11/06
  177         0.08%                          0.47%       10/05/06   11/11/06
  178         0.08%                          0.46%       10/05/06   11/11/06
  179         0.08%                          0.46%       10/05/06   11/11/06
  180         0.08%          0.10%                       09/28/06   11/11/06
  181         0.08%          0.09%                       05/10/06   06/11/06
  182         0.08%          0.09%                       08/05/06   10/11/06
  183         0.08%          0.09%                       09/13/06   11/11/06
  184         0.08%          0.09%                       08/25/06   10/11/06
  185         0.08%          0.09%                       05/11/06   06/11/06
  186         0.08%          0.09%                       08/18/06   10/11/06
  187         0.07%          0.09%                       08/11/06   10/11/06
  188         0.07%          0.08%                       08/25/06   10/11/06
  189         0.07%          0.08%                       07/12/06   09/11/06
  190         0.07%          0.08%                       08/17/06   10/11/06
 190.01
 190.02
  191         0.07%          0.08%                       08/30/06   10/11/06
  192         0.07%          0.08%                       07/28/06   09/11/06
  193         0.06%          0.07%                       08/29/06   10/11/06
  194         0.06%                          0.35%       10/05/06   11/11/06
  195         0.06%          0.07%                       09/12/06   11/11/06
  196         0.06%          0.07%                       09/13/06   11/11/06
  197         0.06%                          0.32%       08/31/06   10/11/06
  198         0.06%          0.07%                       08/24/06   10/11/06
  199         0.06%          0.07%                       08/05/06   10/11/06
  200         0.05%          0.07%                       09/13/06   11/11/06
  201         0.05%          0.06%                       10/10/06   11/11/06
  202         0.05%          0.06%                       07/12/06   09/11/06
  203         0.05%          0.06%                       08/30/06   11/11/06
  204         0.04%                          0.24%       10/05/06   11/11/06
  205         0.04%          0.05%                       07/26/06   09/11/06
  206         0.03%          0.04%                       09/11/06   11/11/06
  207         0.03%          0.03%                       10/05/06   11/11/06

                                                                  Interest
                                                        Interest   Accural
Mortgage Loan  Maturity   Mortgage Loan Administrative  Accrual    Method
   Number     Date or ARD   Rate        Cost Rate        Method   During IO
------------- ----------- -------- ------------------- ---------- ----------
    145        10/11/16   6.1000%       0.08055%       Actual/360 Actual/360
    146        10/11/16   6.3500%       0.02055%       Actual/360
    147        10/11/16   6.4100%       0.02055%       Actual/360
    148        10/11/16   6.1900%       0.02055%       Actual/360 Actual/360
    149        10/11/16   6.1900%       0.02055%       Actual/360 Actual/360
    150        09/11/16   5.9500%       0.02055%       Actual/360 Actual/360
    151        10/11/16   5.5900%       0.02055%       Actual/360
    152        09/11/16   6.3500%       0.02055%       Actual/360 Actual/360
    153        10/11/16   5.5900%       0.02055%       Actual/360
    154        10/11/16   5.5900%       0.02055%       Actual/360
    155        10/11/16   6.3000%       0.02055%       Actual/360 Actual/360
    156        09/11/16   6.3500%       0.02055%       Actual/360 Actual/360
    157        10/11/16   5.5900%       0.02055%       Actual/360
    158        10/11/16   5.5900%       0.02055%       Actual/360
    159        06/11/16   5.2300%       0.02055%       Actual/360 Actual/360
    160        08/11/16   6.3500%       0.02055%       Actual/360 Actual/360
    161        10/11/16   5.5900%       0.02055%       Actual/360
    162        08/01/26   6.9200%       0.02055%           30/360
    163        05/11/16   5.3500%       0.02055%       Actual/360 Actual/360
    164        09/11/16   6.2500%       0.09055%       Actual/360
    165        10/11/16   5.5900%       0.02055%       Actual/360
    166        08/11/16   6.3900%       0.02055%       Actual/360
    167        10/11/16   5.5900%       0.02055%       Actual/360
    168        09/11/16   6.2600%       0.02055%       Actual/360
    169        10/11/16   6.0000%       0.02055%       Actual/360
    170        09/11/16   6.3800%       0.02055%       Actual/360
    171        10/11/16   6.3200%       0.02055%       Actual/360 Actual/360
    172        10/11/16   5.5900%       0.02055%       Actual/360
    173        05/11/11   5.8000%       0.02055%       Actual/360 Actual/360
    174        06/11/16   5.3900%       0.02055%       Actual/360 Actual/360
    175        10/11/16   5.8300%       0.02055%       Actual/360 Actual/360
    176        10/11/16   5.5900%       0.02055%       Actual/360
    177        10/11/16   5.5900%       0.02055%       Actual/360
    178        10/11/16   5.5900%       0.02055%       Actual/360
    179        10/11/16   5.5900%       0.02055%       Actual/360
    180        10/11/11   6.1500%       0.02055%       Actual/360
    181        05/11/16   5.4400%       0.02055%       Actual/360 Actual/360
    182        09/11/26   6.5600%       0.02055%       Actual/360
    183        10/11/16   6.3500%       0.02055%       Actual/360
    184        09/11/16   6.1500%       0.02055%       Actual/360
    185        05/11/16   5.4300%       0.02055%       Actual/360 Actual/360
    186        09/11/16   6.0800%       0.02055%       Actual/360 Actual/360
    187        09/11/16   6.1800%       0.02055%       Actual/360 Actual/360
    188        09/11/16   6.1500%       0.02055%       Actual/360
    189        08/11/16   6.3000%       0.02055%       Actual/360
    190        09/11/16   6.0700%       0.02055%       Actual/360 Actual/360
   190.01
   190.02
    191        09/11/16   6.3600%       0.02055%       Actual/360 Actual/360
    192        08/11/16   6.2100%       0.02055%       Actual/360 Actual/360
    193        09/11/16   6.1500%       0.02055%       Actual/360
    194        10/11/16   5.5900%       0.02055%       Actual/360
    195        10/11/16   6.2700%       0.02055%       Actual/360
    196        10/11/16   6.2000%       0.02055%       Actual/360
    197        09/11/11   6.2100%       0.02055%       Actual/360
    198        09/11/16   5.7500%       0.02055%       Actual/360
    199        09/11/26   6.5600%       0.02055%       Actual/360
    200        10/11/16   6.2000%       0.02055%       Actual/360
    201        10/11/16   6.1900%       0.02055%       Actual/360 Actual/360
    202        08/11/16   6.4200%       0.11055%       Actual/360
    203        10/11/16   6.0800%       0.02055%       Actual/360
    204        10/11/16   5.5900%       0.02055%       Actual/360
    205        08/11/16   6.3625%       0.02055%       Actual/360
    206        10/11/16   6.3400%       0.02055%       Actual/360 Actual/360
    207        10/11/16   5.5900%       0.02055%       Actual/360

              Original Term     Remaining     Remaining  Original    Remaining
Mortgage Loan to Maturity or Term to Maturity IO Period    Amort       Amort
   Number       ARD (Mos.)    or ARD (Mos.)    (Mos.)   Term (Mos.) Term (Mos.)
------------- -------------- ---------------- --------- ----------- -----------
    145            120             120            24        360         360
    146            120             120                      360         360
    147            120             120                      360         360
    148            120             120            60        360         360
    149            120             120            60        360         360
    150            120             119           119         IO          IO
    151            120             120                      360         360
    152            120             119           119         IO          IO
    153            120             120                      360         360
    154            120             120                      360         360
    155            120             120           120         IO          IO
    156            120             119           119         IO          IO
    157            120             120                      360         360
    158            120             120                      360         360
    159            120             116           116         IO          IO
    160            120             118            22        360         360
    161            120             120                      360         360
    162            237             237                      237         237
    163            120             115           115         IO          IO
    164            120             119                      300         299
    165            120             120                      360         360
    166            120             118                      360         358
    167            120             120                      360         360
    168            120             119                      360         359
    169            120             120                      360         360
    170            120             119                      360         359
    171            120             120            24        360         360
    172            120             120                      360         360
    173             60              55            55         IO          IO
    174            120             116           116         IO          IO
    175            120             120            60        360         360
    176            120             120                      360         360
    177            120             120                      360         360
    178            120             120                      360         360
    179            120             120                      360         360
    180             60              60                      420         420
    181            120             115           115         IO          IO
    182            240             239                      240         239
    183            120             120                      300         300
    184            120             119                      360         359
    185            120             115           115         IO          IO
    186            120             119            35        360         360
    187            120             119            95        360         360
    188            120             119                      360         359
    189            120             118                      360         358
    190            120             119            23        360         360
   190.01
   190.02
    191            120             119            35        360         360
    192            120             118            34        360         360
    193            120             119                      240         239
    194            120             120                      360         360
    195            120             120                      360         360
    196            120             120                      360         360
    197             60              59                      360         359
    198            120             119                      360         359
    199            240             239                      240         239
    200            120             120                      360         360
    201            120             120            60        360         360
    202            120             118                      300         298
    203            120             120                      360         360
    204            120             120                      360         360
    205            120             118                      360         358
    206            120             120            12        360         360
    207            120             120                      360         360

                           Maturity Date
                              or ARD
Mortgage Loan Monthly P&I     Balloon    ARD     Prepayment     Appraised
   Number     Payments ($)  Balance ($)  Loan    Provisions     Value ($)
------------- ------------ ------------- ---- ----------------- ---------
    145        24,482.19   3,588,346.74   N   L(24),D(93),O(3)  5,295,000
    146        24,889.43   3,427,224.01   N   L(24),D(93),O(3)  6,680,000
    147        24,927.46   3,416,745.83   N   L(24),D(93),O(3)  6,100,000
    148        24,013.94   3,681,574.96   N   L(24),D(91),O(5)  5,600,000
    149        24,013.94   3,681,574.96   N   L(24),D(91),O(5)  5,400,000
    150               IO   3,900,000.00   N   L(36),D(81),O(3)  5,950,000
    151        22,042.79   3,220,281.19   N   L(24),D(84),O(12) 5,000,000
    152               IO   3,800,000.00   N   L(25),D(92),O(3)  6,400,000
    153        21,580.02   3,152,673.64   N   L(24),D(84),O(12) 5,100,000
    154        21,492.85   3,139,939.62   N   L(24),D(84),O(12) 4,990,000
    155               IO   3,600,000.00   N   L(36),D(81),O(3)  5,600,000
    156               IO   3,600,000.00   N   L(25),D(92),O(3)  7,400,000
    157        20,636.69   3,014,861.45   N   L(24),D(84),O(12) 4,750,000
    158        20,185.39   2,948,929.42   N   L(24),D(84),O(12) 4,400,000
    159               IO   3,505,000.00   Y   L(48),D(68),O(4)  5,500,000
    160        21,778.25   3,125,956.26   N   L(26),D(91),O(3)  4,375,000
    161        19,907.84   2,908,381.64   N   L(24),D(84),O(12) 4,850,000
    162        26,738.78           0.00   N   L(59),D(177),O(1) 4,900,000
    163               IO   3,414,000.00   Y   L(48),D(68),O(4)  5,350,000
    164        22,428.76   2,655,045.82   N   L(25),D(92),O(3)  4,300,000
    165        19,267.87   2,814,887.18   N   L(24),D(84),O(12) 4,200,000
    166        20,801.30   2,855,618.21   N   L(26),D(91),O(3)  5,100,000
    167        18,935.84   2,766,380.64   N   L(24),D(84),O(12) 4,300,000
    168        20,340.14   2,819,945.59   N   L(36),D(81),O(3)  4,600,000
    169        19,185.62   2,714,149.50   N   L(24),D(93),O(3)  4,000,000
    170        19,911.88   2,735,277.91   N   L(25),D(92),O(3)  4,100,000
    171        19,538.73   2,811,467.69   N   L(36),D(81),O(3)  3,950,000
    172        17,755.69   2,593,968.80   N   L(24),D(84),O(12) 4,325,000
    173               IO   3,088,000.00   Y   L(48),D(8),O(4)   5,200,000
    174               IO   3,081,000.00   Y   L(48),D(68),O(4)  5,100,000
    175        17,954.28   2,847,119.89   N   L(24),D(93),O(3)  4,300,000
    176        17,431.69   2,546,635.13   N   L(24),D(84),O(12) 4,200,000
    177        16,847.35   2,461,266.97   N   L(24),D(84),O(12) 4,500,000
    178        16,534.82   2,415,608.83   N   L(24),D(84),O(12) 3,900,000
    179        16,469.44   2,406,058.32   N   L(24),D(84),O(12) 3,600,000
    180        16,393.43   2,705,260.20   Y   L(24),D(33),O(3)  3,800,000
    181               IO   2,814,000.00   Y   L(48),D(68),O(4)  4,300,000
    182        21,132.18                  N   L(36),D(201),O(3) 4,200,000
    183        18,144.80   2,135,198.81   N   L(24),D(93),O(3)  3,950,000
    184        16,601.47   2,321,221.33   N   L(36),D(81),O(3)  3,530,000
    185               IO   2,714,000.00   Y   L(48),D(68),O(4)  4,340,000
    186        16,327.00   2,443,617.35   N   L(25),D(92),O(3)  4,000,000
    187        16,348.84   2,614,716.57   N   L(25),D(92),O(3)  3,900,000
    188        15,383.01   2,150,856.98   N   L(36),D(81),O(3)  3,400,000
    189        15,629.06   2,160,411.67   N   L(36),D(81),O(3)  3,500,000
    190        15,101.46   2,218,883.55   N   L(36),D(81),O(3)  3,500,000
   190.01                                                       2,450,000
   190.02                                                       1,050,000
    191        15,042.77   2,197,277.75   N   L(25),D(92),O(3)  3,200,000
    192        14,408.27   2,132,278.42   N   L(26),D(91),O(3)  2,940,000
    193        15,952.45   1,450,675.16   N   L(25),D(92),O(3)  4,565,000
    194        12,548.77   1,833,279.05   N   L(24),D(84),O(12) 2,950,000
    195        13,086.96   1,813,142.70   N   L(24),D(93),O(3)  3,200,000
    196        12,402.50   1,727,595.90   N   L(24),D(93),O(3)  3,240,000
    197        12,262.36   1,876,014.50   N   L(25),D(32),O(3)  2,540,000
    198        11,671.46   1,683,593.32   N   L(25),D(92),O(3)  2,900,000
    199        15,094.41                  N   L(36),D(201),O(3) 3,300,000
    200        12,096.26   1,684,939.21   N   L(24),D(93),O(3)  3,100,000
    201        11,777.54   1,805,613.06   N   L(24),D(91),O(5)  2,900,000
    202        11,058.58   1,295,879.20   N   L(26),D(91),O(3)  2,600,000
    203         9,917.14   1,394,271.17   N   L(36),D(81),O(3)  2,250,000
    204         8,539.22   1,247,514.43   N   L(24),D(84),O(12) 2,200,000
    205         8,411.21   1,157,128.65   N   L(36),D(81),O(3)  2,550,000
    206         7,769.78   1,094,352.28   N   L(24),D(92),O(4)  1,700,000
    207         5,536.65     808,861.18   N   L(24),D(84),O(12) 1,500,000

Mortgage Loan Mortgage Loan Appraisal
   Number        Number       Date    DSCR (x)
------------- ------------- --------- --------
    145             145     08/15/06    1.27
    146             146     07/14/06    1.67
    147             147     07/19/06    1.20
    148             148     07/11/06    1.21
    149             149     07/11/06    1.20
    150             150     07/29/06    1.51
    151             151     06/09/06    1.19
    152             152     06/05/06    1.61
    153             153     06/09/06    1.19
    154             154     06/09/06    1.20
    155             155     05/23/06    1.44
    156             156     05/23/06    1.59
    157             157     06/09/06    1.23
    158             158     06/06/06    1.19
    159             159     03/29/06    1.92
    160             160     06/29/06    1.31
    161             161     06/09/06    1.24
    162             162     08/01/06    1.16
    163             163     03/30/06    1.88
    164             164     06/20/06    1.48
    165             165     06/09/06    1.34
    166             166     06/18/06    1.20
    167             167     06/08/06    1.20
    168             168     07/21/06    1.23
    169             169     05/22/06    1.27
    170             170     05/01/06    1.20
    171             171     07/19/06    1.22
    172             172     06/09/06    1.23
    173             173     03/23/06    1.93
    174             174     03/30/06    1.99
    175             175     11/01/06    1.26
    176             176     06/08/06    1.22
    177             177     06/09/06    1.25
    178             178     06/08/06    1.22
    179             179     06/09/06    1.24
    180             180     09/01/06    1.37
    181             181     03/13/06    1.88
    182             182     06/29/06    1.26
    183             183     07/14/06    1.51
    184             184     06/20/06    1.30
    185             185     04/04/06    1.92
    186             186     07/06/06    1.21
    187             187     06/26/06    1.27
    188             188     06/20/06    1.25
    189             189     09/01/06    1.21
    190             190     07/14/06    1.23
   190.01        190.01     07/14/06
   190.02        190.02     07/14/06
    191             191     07/31/06    1.22
    192             192     05/30/06    1.20
    193             193     08/03/06    1.31
    194             194     06/06/06    1.19
    195             195     06/22/06    1.27
    196             196     07/19/06    1.37
    197             197     07/31/06    1.20
    198             198     05/30/06    1.35
    199             199     06/29/06    1.40
    200             200     07/21/06    1.44
    201             201     07/11/06    1.23
    202             202     06/11/06    1.41
    203             203     07/05/06    1.28
    204             204     06/09/06    1.23
    205             205     07/28/06    1.46
    206             206     08/03/06    1.38
    207             207     06/08/06    1.20

              Cut-Off   LTV Ratio
Mortgage Loan Date LTV at Maturity  Year     Year     Number
   Number      Ratio     or ARD     Built  Renovated of Units
------------- -------- ----------- ------- --------- --------
    145        76.30%     67.77%      2004                72
    146        59.88%     51.31%      1998               100
    147        65.26%     56.01%      2006            14,490
    148        70.09%     65.74%      1980     2000   25,929
    149        72.69%     68.18%      1971     1999   26,304
    150        65.55%     65.55%      1992            49,439
    151        76.88%     64.41%      1985                50
    152        59.38%     59.38%      1970                92
    153        73.79%     61.82%      1989                41
    154        75.11%     62.92%      1968                51
    155        64.29%     64.29%      1985            33,546
    156        48.65%     48.65%      1961                76
    157        75.76%     63.47%      1965                60
    158        80.00%     67.02%      1986                51
    159        63.73%     63.73%      2005            14,758
    160        80.00%     71.45%      1990            39,584
    161        71.58%     59.97%      1969                49
    162        70.41%      0.00%      2006            17,272
    163        63.81%     63.81%      2000            15,050
    164        74.31%     57.09%      2005                56
    165        80.00%     67.02%      1987                52
    166        65.17%     55.99%      2006            14,490
    167        76.79%     64.33%      1973                38
    168        71.67%     61.30%      2004            25,192
    169        80.00%     67.85%      1975               206
    170        77.73%     66.71%      1905     2005   19,525
    171        79.75%     71.18%      1989     2006   39,892
    172        71.59%     59.98%      1987                36
    173        59.38%     59.38%      2000            15,120
    174        60.41%     60.41%      2000            15,624
    175        70.93%     66.21%      2006             9,265
    176        72.38%     60.63%      1989                33
    177        65.29%     54.69%      1970                49
    178        73.93%     61.94%      1964                42
    179        79.78%     66.83%      1963                28
    180        74.34%     71.19%      2006             9,282
    181        65.44%     65.44%      2000            10,908
    182        66.53%      0.00%      1992            44,250
    183        68.99%     54.06%      1999                78
    184        77.12%     65.76%      1913     2001   53,670
    185        62.53%     62.53%      2001            14,490
    186        67.50%     61.09%      2006            14,550
    187        68.59%     67.04%      1983     2001   24,414
    188        74.19%     63.26%      1974     2006       52
    189        72.02%     61.73%      2005             9,600
    190        71.43%     63.40%   Various  Various   19,468
   190.01                             1986            15,600
   190.02                             1978     1995    3,868
    191        75.47%     68.66%      2004            13,580
    192        79.93%     72.53%      2001            18,696
    193        48.09%     31.78%      1978     2005   13,920
    194        74.18%     62.15%      1985                40
    195        66.28%     56.66%      2005            16,035
    196        62.50%     53.32%      1998            25,938
    197        78.66%     73.86%      2003                10
    198        68.89%     58.05%      2006             9,460
    199        60.48%      0.00%      1978     2001   61,891
    200        63.71%     54.35%      1994            18,282
    201        66.38%     62.26%      1968     1995   18,200
    202        63.30%     49.84%      1990            43,027
    203        72.89%     61.97%      1996             6,035
    204        67.69%     56.71%      1962                18
    205        52.85%     45.38%      2005             6,000
    206        73.53%     64.37%      1995            13,840
    207        64.37%     53.92%      1972            10,018

                       Cut-Off
                      Date Loan            Occupancy
Mortgage Loan Unit of Amount Per Occupancy  "as of"
   Number     Measure (Unit) ($)   Rate      Date
------------- ------- ---------- --------- ---------
    145        Units   56,111.11   97.22%  08/15/06
    146        Rooms   40,000.00   59.30%  05/31/06
    147       Sq. Ft.     274.74  100.00%  08/31/06
    148       Sq. Ft.     151.37  100.00%  07/20/06
    149       Sq. Ft.     149.22  100.00%  07/20/06
    150       Sq. Ft.      78.89  100.00%  08/01/06
    151        Units   76,878.00  100.00%  06/30/06
    152        Units   41,304.35   98.91%  08/09/06
    153        Units   91,785.37  100.00%  08/31/06
    154        Units   73,490.20  100.00%  08/31/06
    155       Sq. Ft.     107.32  100.00%  09/05/06
    156        Units   47,368.42   92.11%  08/09/06
    157        Units   59,978.33   98.33%  08/20/06
    158        Units   69,019.61  100.00%  08/31/06
    159       Sq. Ft.     237.50  100.00%  04/27/06
    160       Sq. Ft.      88.42  100.00%  08/09/06
    161        Units   70,848.98   97.96%  08/31/06
    162       Sq. Ft.     199.75  100.00%  09/14/06
    163       Sq. Ft.     226.84  100.00%  03/31/06
    164        Rooms   60,629.99   57.32%  08/31/06
    165        Units   64,615.38   98.08%  06/30/06
    166       Sq. Ft.     229.36  100.00%  07/06/06
    167        Units   86,897.37   97.37%  08/31/06
    168       Sq. Ft.     130.87   95.56%  09/08/06
    169        Pads    15,533.98   83.01%  08/09/06
    170       Sq. Ft.     163.23   69.78%  09/01/06
    171       Sq. Ft.      78.96   87.47%  09/18/06
    172        Units   86,008.33   97.22%  08/31/06
    173       Sq. Ft.     204.23  100.00%  05/18/06
    174       Sq. Ft.     197.20  100.00%  09/07/06
    175       Sq. Ft.     329.20  100.00%  09/01/06
    176        Units   92,115.15   96.97%  08/31/06
    177        Units   59,957.14   95.92%  08/31/06
    178        Units   68,652.38  100.00%  08/31/06
    179        Units  102,571.43   96.43%  08/31/06
    180       Sq. Ft.     304.35  100.00%  09/07/06
    181       Sq. Ft.     257.98  100.00%  04/21/06
    182       Sq. Ft.      63.15  100.00%  06/23/06
    183        Rooms   34,935.90   55.20%  05/31/06
    184       Sq. Ft.      50.72   94.13%  08/28/06
    185       Sq. Ft.     187.30  100.00%  03/31/06
    186       Sq. Ft.     185.57  100.00%  03/28/05
    187       Sq. Ft.     109.57  100.00%  07/25/06
    188        Units   48,510.72  100.00%  08/23/06
    189       Sq. Ft.     262.57   88.48%  06/02/06
    190       Sq. Ft.     128.42   93.84%  08/21/06
   190.01     Sq. Ft.              92.31%  08/21/06
   190.02     Sq. Ft.             100.00%  08/21/06
    191       Sq. Ft.     177.84  100.00%  08/30/06
    192       Sq. Ft.     125.70  100.00%  07/01/06
    193       Sq. Ft.     157.71   75.72%  08/15/06
    194        Units   54,707.50  100.00%  08/31/06
    195       Sq. Ft.     132.27  100.00%  07/01/06
    196       Sq. Ft.      78.07   81.11%  09/01/06
    197        Units  199,808.76  100.00%  08/25/06
    198       Sq. Ft.     211.20  100.00%  08/14/06
    199       Sq. Ft.      32.25   88.24%  08/14/06
    200       Sq. Ft.     108.03  100.00%  08/18/06
    201       Sq. Ft.     105.77  100.00%  07/20/06
    202       Sq. Ft.      38.25  100.00%  05/24/06
    203       Sq. Ft.     271.75  100.00%  06/08/06
    204        Units   82,727.78  100.00%  08/31/06
    205       Sq. Ft.     224.62  100.00%  07/28/06
    206       Sq. Ft.      90.32  100.00%  09/08/06
    207       Sq. Ft.      96.38  100.00%  10/01/06

                                           Most      Most
                                          Recent    Recent    Most
Mortgage Loan                            Revenues  Expenses  Recent
   Number         Most Recent Period       ($)       ($)     NOI ($)
------------- -------------------------- --------- --------- -------
    145
    146        Trailing 12 (6/05-5/06)   1,701,323 1,105,324 595,999
    147
    148        Trailing 12 (6/05-5/06)     596,142   233,099 363,043
    149        Trailing 12 (6/05-5/06)     381,147   216,688 164,459
    150
    151         T 12 Through 8/31/2006     479,194   175,726 303,468
    152            06/06 Annualized        806,944   438,267 368,677
    153         T 12 Through 8/31/2006     468,153   170,061 298,092
    154         T 12 Through 8/31/2006     458,603   152,119 306,484
    155             Statement 2005         459,437   166,417 293,020
    156            06/06 Annualized        697,854   288,577 409,277
    157         T 12 Through 8/31/2006     507,572   236,228 271,344
    158         T 12 Through 8/31/2006     445,297   182,383 262,914
    159
    160                  2005              492,919   128,284 364,635
    161         T 12 Through 8/31/2006     433,438   151,595 281,843
    162
    163
    164        Trailing 12 (8/05-7/06)   1,117,539   618,046 499,493
    165         T 12 Through 8/31/2006     451,722   207,458 244,264
    166
    167         T 12 Through 8/31/2006     406,114   154,800 251,314
    168        Trailing 12 (7/05-6/06)     286,866   172,289 114,577
    169         T 7 Through 7/31/2006      541,200   262,570 278,630
    170
    171
    172         T 12 Through 8/31/2006     404,467   150,901 253,566
    173
    174
    175
    176         T 12 Through 8/31/2006     367,621   133,005 234,616
    177         T 12 Through 8/31/2006     412,472   211,428 201,044
    178         T 12 Through 8/31/2006     383,389   169,798 213,591
    179         T 12 Through 8/31/2006     333,102   104,139 228,963
    180
    181
    182             Statement 2005         363,432    13,067 350,365
    183        Trailing 12 (8/05-7/06)   1,262,602   887,986 374,616
    184        Trailing 12 (7/05-6/06)     356,811    59,492 297,319
    185
    186
    187       Annualized 2006 (1/1-5/31)   268,685           268,685
    188       Annualized 2006 (1/1-6/30)   357,729   104,245 253,484
    189
    190                Various             102,929    27,887  75,042
   190.01
   190.02      Trailing 12 (6/05-5/06)     102,929    27,887  75,042
    191             Statement 2005         171,035    43,476 127,559
    192             Statement 2005         345,778   119,569 226,209
    193       Annualized 2006 (1/1-5/31)   312,771   138,792 173,979
    194         T 12 Through 8/31/2006     308,335   158,507 149,828
    195         T 12 Through 5/31/2006     154,019   102,033  51,986
    196
    197                  2005              208,020    56,885 151,135
    198
    199             Statement 2005         385,177   107,515 277,662
    200
    201        Trailing 12 (8/05-7/06)     273,389    87,187 186,202
    202        Trailing 12 (6/05-5/06)     301,278    48,603 252,675
    203             Statement 2005         200,902    44,667 156,235
    204         T 12 Through 8/31/2006     177,506    61,946 115,560
    205
    206
    207

               Most                               UW Net
Mortgage Loan Recent       UW           UW      Operating
   Number     NCF ($) Revenues ($) Expenses ($) Income ($)
------------- ------- ------------ ------------ ----------
    145                  590,862     203,692     387,170
    146       556,751  1,555,008     993,525     561,483
    147                  364,000       3,640     360,360
    148       -67,364    598,966     219,403     379,563
    149       164,459    608,149     233,700     374,449
    150                  410,741      12,322     398,419
    151       303,468    492,387     164,273     328,114
    152       345,677    838,111     427,340     410,771
    153       298,092    481,259     163,053     318,206
    154       306,484    465,371     141,910     323,461
    155       193,949    564,293     193,905     370,389
    156       380,549    705,200     312,343     392,857
    157       271,344    551,706     231,597     320,110
    158       262,914    465,150     163,146     302,004
    159                  357,000       3,570     353,430
    160       352,365    513,321     134,578     378,743
    161       281,843    447,736     139,760     307,976
    162                  382,982       7,660     375,322
    163                  349,000       3,490     345,510
    164       499,493  1,157,709     737,421     420,288
    165       244,264    504,368     182,043     322,325
    166                  304,000       3,040     300,960
    167       251,314    426,981     144,406     282,575
    168       114,577    432,395     111,846     320,549
    169       278,630    556,325     254,380     301,945
    170                  401,146     103,457     297,689
    171                  402,694     110,300     292,395
    172       253,566    408,363     137,359     271,004
    173                  350,000       3,500     346,500
    174                  335,644       3,356     332,288
    175                  362,880      87,998     274,882
    176       234,616    383,952     120,810     263,142
    177       201,044    451,357     185,969     265,388
    178       213,591    405,156     152,782     252,375
    179       228,963    347,914      96,248     251,666
    180                  318,190      47,575     270,616
    181                  292,274       2,923     289,351
    182       350,365    345,102      18,023     327,079
    183       351,040  1,122,962     750,186     372,776
    184       297,319    383,810     101,217     282,593
    185                  288,000       2,880     285,120
    186                  240,000       2,400     237,600
    187       268,685    261,272       7,838     253,434
    188       253,484    391,134     142,101     249,033
    189                  252,454      36,240     216,214
    190        75,042    347,809     110,518     237,291
   190.01                248,897      83,956     164,941
   190.02      75,042     98,912      26,562      72,350
    191       127,559    301,226      70,140     231,086
    192       221,322    325,056      99,384     225,672
    193        72,442    353,834      94,925     258,909
    194       149,828    343,097     153,963     189,134
    195        51,986    334,938     116,489     218,450
    196                  347,992     125,064     222,929
    197       148,635    226,144      47,493     178,651
    198                  256,121      57,705     198,416
    199       269,199    379,712      97,411     282,300
    200                  397,425     170,766     226,659
    201       186,202    277,619      91,762     185,857
    202       252,675    261,812      50,182     211,629
    203       156,235    200,762      41,811     158,951
    204       115,560    184,535      54,212     130,323
    205                  260,158     106,257     153,901
    206                  161,592      24,326     137,267
    207                  141,534      51,513      90,021

                                                           Largest
               UW Net                              Largest Tenant
Mortgage Loan   Cash                               Tenant   % of
   Number     Flow ($)   Largest Tenant Name       Sq. Ft.   NRA
------------- -------- -------------------         ------- -------
    145       372,770
    146       499,283
    147       358,911            Walgreens          14,490  100.00%
    148       350,035     Keller O'Reilly & Watson   9,533   36.77%
    149       345,742      Lackman Food Services     9,875   37.54%
    150       356,180           Circuit City        49,439  100.00%
    151       315,614
    152       387,771
    153       307,956
    154       310,711
    155       330,028               USDA             8,926   26.61%
    156       364,129
    157       305,110
    158       289,254
    159       351,954            Walgreens          14,758  100.00%
    160       342,195         Evergreen Rest.        8,800   22.23%
    161       295,726
    162       372,731             Rite Aid          17,272  100.00%
    163       344,005            Walgreens          15,050  100.00%
    164       373,980
    165       309,325
    166       299,511            Walgreens          14,490  100.00%
    167       273,075
    168       300,331       The Shoe Department      5,000   19.85%
    169       291,595
    170       286,728       The Children's Place     5,265   26.97%
    171       268,217         Hancock Fabrics       16,000   40.11%
    172       262,004
    173       344,988            Walgreens          15,120  100.00%
    174       330,725            Walgreens          15,624  100.00%
    175       271,677              Embarq            3,080   33.24%
    176       254,892
    177       253,138
    178       241,875
    179       244,666
    180       269,687        Federal Bureau of       9,282  100.00%
                               Investigation
    181       288,260               CVS             10,908  100.00%
    182       319,275        United Supermarket     44,250  100.00%
    183       327,858
    184       259,022        Artisan Furniture       4,900    9.13%
                                  Showroom
    185       283,671            Walgreens          14,490  100.00%
    186       237,600            Walgreens          14,550  100.00%
    187       248,551        Compass Insurance      24,414  100.00%
                                Agency, Inc.
    188       230,142
    189       208,692             Payless            3,000   31.25%
    190       222,779             Various          Various Various
   190.01     153,927       El Herradero Bakery      2,400   15.38%
   190.02      68,852         Verizon Wireless       2,588   66.91%
    191       219,397         Anytime Fitness        4,590   33.80%
    192       207,701              Qwest             9,600   51.35%
    193       250,671         Verizon Wireless       4,400   31.61%
    194       179,134
    195       199,083            EOCG, LLC           2,596   16.19%
    196       204,222          Stadium Grill         5,300   20.43%
    197       176,151
    198       188,819             Medicap            2,000   21.14%
    199       254,448      Hagemeyer (Warehouse)    17,046   27.54%
    200       209,454         Daniel Weiss, MD       6,300   34.46%
    201       173,165       Leeman Designs, Inc.    18,200  100.00%
    202       186,614            Food Fair          26,627   61.88%
    203       151,763          Avenues Bakery        3,535   58.57%
    204       125,823
    205       147,426         Valued Services        2,200   36.67%
    206       128,324         Sherwin Williams       3,460   25.00%
    207        79,600     Hansa Investments, Inc.   10,018  100.00%

                                                          2nd
                                                  2nd   Largest     2nd
               Largest                          Largest Tenant    Largest
Mortgage Loan  Tenant                           Tenant   % of     Tenant
   Number     Exp. Date 2nd Largest Tenant Name Sq. Ft.   NRA    Exp. Date
------------- --------- ----------------------- ------- -------  ---------
    145
    146
    147       07/31/31
    148       11/30/12      Intellicheck, Inc.    7,116   27.44% 12/31/10
    149       12/31/09          AmeriCorp         9,286   35.30% 06/30/12
    150       02/28/15
    151
    152
    153
    154
    155       08/31/07           Citibank         5,562   16.58% 05/31/10
    156
    157
    158
    159       06/30/30
    160       02/28/08     Parent Teacher Store   4,012   10.14% 04/30/07
    161
    162       08/31/26
    163       03/31/21
    164
    165
    166       06/30/31
    167
    168       03/31/10        Rent-A-Center       4,200   16.67% 12/31/09
    169
    170       06/30/16       Fifth Third Bank     4,760   24.38% 10/31/15
    171       07/24/16       Oasis Christian      8,000   20.05% 08/01/11
                                Superstore
    172
    173       05/31/20
    174       04/19/21
    175       06/01/11          Starbucks         1,925   20.78% 06/27/15
    176
    177
    178
    179
    180       09/05/21
    181       11/08/20
    182       09/29/17
    183
    184       02/28/07          Riverwalk         4,500    8.38% 02/28/07
                                Restaurant
    185       12/31/21
    186       06/30/31
    187       12/31/17
    188
    189       10/31/10          Starbucks         1,789   18.64% 04/30/16
                               Corporation
    190        Various           Various        Various Various   Various
   190.01     09/30/08     El Herradero Market    2,400   15.38% 09/30/08
   190.02     02/28/09          Supercuts         1,280   33.09% 06/30/09
    191       08/31/11          The Men's         3,500   25.77% 02/12/14
                                Wearhouse
    192       11/01/11        Manpower, Inc.      2,330   12.46% 05/01/15
    193       10/31/09      Compass Bank (Pad     3,450   24.78% 09/30/23
                                  Lease)
    194
    195       03/31/09            Hamlet          2,543   15.86% 08/31/09
                              Development Co
    196       07/31/08       Imperial Dragon      4,800   18.51% 12/31/09
    197
    198       08/20/09         Trustco Bank       1,860   19.66% 08/31/26
    199       07/31/07           Hastings        14,965   24.18% 09/30/11
    200       07/31/15      Dr. Martha Hackett    6,232   34.09% 05/31/11
    201       05/15/10
    202       09/30/10          CVS Drugs         8,250   19.17% 08/31/10
    203       08/01/09        Einstein Bros.      2,500   41.43% 12/01/11
                                  Bagels
    204
    205       06/14/11          Omar's Dry        2,000   33.33% 08/26/11
                           Cleaning dba Lapels
    206       06/30/16          Wood Floor        3,460   25.00% 08/31/13
                                Warehouse
    207       09/30/18

                                                                 3rd
                                                         3rd   Largest
                                                       Largest Tenant
Mortgage Loan                                          Tenant   % of
   Number             3rd Largest Tenant Name          Sq. Ft.   NRA
------------- ---------------------------------------- ------- -------
    145
    146
    147
    148                  Jericho Interiors               5,257   20.27%
    149                    March of Dimes                5,598   21.28%
    150
    151
    152
    153
    154
    155               Patterson, Rittner et al           3,201    9.54%
    156
    157
    158
    159
    160                   Beauty Alliance                3,200    8.08%
    161
    162
    163
    164
    165
    166
    167
    168                         Cato                     3,950   15.68%
    169
    170             Foot Locker Specialty, Inc.          3,600   18.44%
    171                   Tri Stone, Inc.                7,892   19.78%
    172
    173
    174
    175                  The Pink Pineapple              1,650   17.81%
    176
    177
    178
    179
    180
    181
    182
    183
    184                     Dakota Video                 3,100    5.78%
    185
    186
    187
    188
    189       Jentec Marketing, Inc. dba The UPS Store   1,305   13.59%
    190                       Various                  Various Various
   190.01                St. Marys Laundry               2,400   15.38%
   190.02
    191                Cheeburger Cheeburger             3,000   22.09%
    192              Wells Fargo Home Mortgage           1,756    9.39%
    193                  ACE Check Cashing                 990    7.11%
    194
    195                      Flashpoint                  1,885   11.76%
    196                   Kolita & Co-CPA                2,588    9.98%
    197
    198                    Elegant Nails                 1,200   12.68%
    199                    Dollar General                7,200   11.63%
    200                     Dr. Schleder                 1,650    9.03%
    201
    202                    Movie Gallery                 3,600    8.37%
    203
    204
    205                      Starbucks                   1,800   30.00%
    206                 Legacy REI/Blue Moon             3,460   25.00%
    207

              3rd Largest              Largest Affiliated Sponsor Flag    Mortgage
Mortgage Loan   Tenant              ((greater than) than 4% of Pool, Loan   Loan
   Number      Exp. Date   Lockbox        Group 1 or Loan Group 2)         Number
------------- ----------- --------- ------------------------------------- --------
    145                                                                     145
    146                                                                     146
    147                                                                     147
    148        02/28/08                                                     148
    149        05/31/12                                                     149
    150                   Springing                                         150
    151                                       H.K.Realty, Inc.              151
    152                                        James Mitchell               152
    153                                       H.K.Realty, Inc.              153
    154                                       H.K.Realty, Inc.              154
    155        02/28/09                                                     155
    156                                James Mitchell/Joanne Mitchell       156
    157                                       H.K.Realty, Inc.              157
    158                                   Hansa Investments, Inc.           158
    159                   Springing                                         159
    160        05/31/09                                                     160
    161                                       H.K.Realty, Inc.              161
    162                   Springing                                         162
    163                   Springing                                         163
    164                                                                     164
    165                                       H.K.Realty, Inc.              165
    166                                                                     166
    167                                   Hansa Investments, Inc.           167
    168        01/31/10                                                     168
    169                                                                     169
    170        01/31/11                                                     170
    171        08/01/11                                                     171
    172                                       H.K.Realty, Inc.              172
    173                   Springing                                         173
    174                   Springing                                         174
    175        07/05/11                                                     175
    176                                       H.K.Realty, Inc.              176
    177                                   Hansa Investments, Inc.           177
    178                                   Hansa Investments, Inc.           178
    179                                       H.K.Realty, Inc.              179
    180                   Springing                                         180
    181                   Springing                                         181
    182                     Day 1                                           182
    183                                                                     183
    184        12/31/06                                                     184
    185                   Springing                                         185
    186                                                                     186
    187                   Springing                                         187
    188                                                                     188
    189        05/07/11                                                     189
    190         Various                                                     190
   190.01      04/30/08                                                    190.01
   190.02                                                                  190.02
    191        05/26/09                                                     191
    192        09/30/07   Springing                                         192
    193        09/30/10                                                     193
    194                                    Apex Enterprises, LLC.           194
    195        01/31/11                                                     195
    196        06/30/10                                                     196
    197                                                                     197
    198        08/31/11                                                     198
    199        06/01/07                                                     199
    200        01/31/09                                                     200
    201                                                                     201
    202        03/31/09                                                     202
    203                                                                     203
    204                                       H.K.Realty, Inc.              204
    205        07/07/15                                                     205
    206        09/30/11                                                     206
    207                                   Hansa Investments, Inc.           207

--------
(1) Five (5) Mortgage Loans (loan numbers 1, 5, 6, 7, 8), representing 22.3% of the Cut-Off Date Pool Balance or 27.0% of the Cut-Off Date Group 1 Balance,
    are part of split loan structures and the related pari passu companion loans are not included in the Trust Fund with respect to each Mortgage
    Loan, unless otherwise specified.
(2) With respect to Montclair Plaza Loan (loan number 3), representing 5.3% of the Cut-Off Date Pool Balance or 6.4% of the Cut-Off Date Group 1 Balance,
    the occupancy rate excludes the vacant anchor pad of approximately 145,820 square feet formerly owned and occupied by Macy's. Inclusive of this space, the occupancy rate would be approximately 82.6%
(3) For purposes of determining the LTV ratios for 9 Mortgage Loans (loan numbers 6, 15, 29, 50, 61, 63, 97, 111 and 117), representing 7.8% of the
    Cut Off Date Pool Balance (9.4% of the Cut-Off Date Group 1 Balance), such ratios were calculated using "as-stabilized" appraised values as opposed to
    "as-is" values.
(4) With respect to the Personality Pool Loan (loan number 14), representing
    1.5% of the Cut-Off Date Loan Balance or 1.8% of the Cut-Off Date Group 1
    Balance, the Cut-Off Date Loan Amount Per Unit was calculated based upon the total square footage of the hospitality and retail space derived from the engineering report of the respective properties dated August 2, 2006.
(5) For purposes of determining the DSC ratios for 13 Mortgage Loans (loan numbers 20, 57, 58, 61, 90, 97, 107, 120, 124, 141, 164, 171 and 189),
    representing 3.3% of the Cut-Off Date Pool Balance (11 Mortgage Loans in
    Loan Group 1 or 3.5% of the Cut-Off Date Group 1 Balance and 2 Mortgage
    Loans in Loan Group 2 or 2.3% of the Cut-off Date Group 2 Balance), such ratios were adjusted by taking into account amounts available under certain letters of credit and/or cash reserves.
(6) With respect to the Lake Worth Towne Crossing Loan (loan number 23), representing 0.7% of the Cut-Off Date Pool Balance or 0.9% of the Cut-Off
    Date Group 1 Balance, beginning in November of 2008, the related borrower shall, if requested by the mortgagee, prepay the mortgage note in a principal amount equal to the amount by which the outstanding principal balance of the related Mortgage Loan is more than 59% of the appraised value of the subject property, subject to Yield Maintenance Charge.
(7) For purposes of determining the LTV ratios for 2 Mortgage Loans, (loan numbers 57 and 164), representing 0.5% of the Cut-Off Date Pool Balance
    (0.6% of the Cut-Off Date Group 1 Balance), such ratios were adjusted by taking into account amounts available under certain letters of credit and/or cash reserves.
(8) With respect to the Four Seasons MHP Loan and the Pointe West Loan (loan numbers 60 and 64), representing 0.7% of the Cut-Off Date Pool Balance or
    0.9% of the Cut-Off Date Group 1 Balance, all of the proceeds from the sale of membership certificates representing subordinated rights to the related
    Mortgaged Property will be escrowed in an interest bearing account throughout the term of the related Mortgage Loan. Fifty percent (50%) of the escrowed proceeds will be applied on an annual basis to reduce principal with no prepayment fee or premium unless such permitted prepayments exceed 10% of the original principal balance of the applicable
    Mortgage Loan, in which case the borrower will be required to pay the required Yield Maintenance Charge. The remaining funds will be held in escrow and will be used for capital improvements to subsidize debt service or to pay down any applicable approved subordinate unsecured debt.
(9) With respect to the Keyser Valley Industrial Center Loan (loan number 106), representing 0.2% of the Cut-Off Date Pool Balance or 0.2% of the Cut-Off
    Date Group 1 Balance, the loan is interest only during each of the first two years and the last year of the loan term.

See "DESCRIPTION OF THE MORTGAGED POOL--Additional Mortgage Loan Information"
in the prospectus supplement.

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST SERIES 2006-C28

ANNEX A-2   CERTAIN INFORMATION REGARDING MULTIFAMILY MORTGAGED PROPERTIES

Mortgage
  Loan   Loan Group
 Number    Number   Property Name                            Property Address                        Property City
-------- ---------- ---------------------------------------- --------------------------------------- -------------
                                                                                                     Newport
   8         1      Newport Bluffs                           100 Vilaggio                            Beach
                                                                                                     North Las
  16         2      Carefree Alexander                       3949 West Alexander Road                Vegas
  21         2      Charter Square                           2860 Charter Boulevard                  Troy
  24         1      Windrose Place                           425 Waldo Avenue                        Pasadena
  28         2      Liberty Estates Apartments               2018 Cunningham Drive                   Hampton
  30         2      Carefree Pueblo                          8600 Scholar Lane                       Las Vegas
  33         2      Steeplechase at Adams Farm Apartments    1338 Adams Farm Parkway                 Greensboro
  38         2      The Exchange at Denton                   1201 Cleveland Street                   Denton
  40         2      Willina Ranch Apartments                 15515 Juanita-Woodinville Way           Bothell
                    Chatham Court and Reflections at Chatham
  41         2      Court Apartments                         7815 & 7825 McCallum Boulevard          Dallas
  45         2      Laurel Pines Apartments                  14601 Bowie Road                        Laurel
                                                                                                     Boynton
  50         1      Renaissance Commons                      1750-1790 North Congress Avenue         Beach
                                                             160 North Linden, 1621-1680 West
  51         2      Las Palmas I,II,III Apartments           Rialto Avenue                           Rialto
  52         2      Pebble Brook Village                     5475 Winding River Road                 Noblesville
  53         2      Groves at Las Cruces                     320 East Union Avenue                   Las Cruces
  54         2      Ambassador Inn Apartments                2100 West Commonwealth Avenue           Fullerton
  56         2      The Grove at Carrollton Apartments       919 Lovvorn Road                        Carrollton
  59         2      Lake Brandt Apartments                   2403 Lake Brandt Place                  Greensboro
  66         2      Deep River Pointe Apartments             3971 River Pointe Place                 High Point
  69         2      Carefree Sandhill                        210 South Sandhill Road                 Las Vegas
  71         2      Westlakes Villas Apartments              1455 Cable Ranch Road                   San Antonio
  72         2      Carefree Eastern                         4330 South Eastern Avenue               Paradise
  73         2      Park Circle Apartments                   1830 East Avenue J-4                    Lancaster
  76         2      Country Club Apartments                  7491 East Furnace Branch Road           Glen Burnie
  82         2      Victoria Point Apartments                2302-2334 West John Street              Champaign
  84         2      Spring Valley Club Apartments            2121 Harrison Avenue                    Panama City
  85         2      Boulder Ridge Apartments                 510 & 515 Boulder Drive                 Duluth
  86         1      Conte Lubrano Apartments                 130 Lubrano Drive                       Annapolis
                                                             3412, 3426, 3440, 3510, 3524 & 3538 5th
  90         2      Eagle Lake Apartments                    Street West                             West Fargo
  91         2      Cypress Landing                          6101 Winegard Road                      Orlando
  100        2      Terrace Point Apartments                 8101 Langdon Avenue                     Van Nuys
  103        2      Hampton Court                            5800 Christine Avenue                   Westland
  104        2      Strawberry Hill Apartments               1546 Ingleside Avenue                   Baltimore
  108        2      Carefree Winterhaven                     3300 Winterhaven Street                 Las Vegas
  109        2      Casa Tierra Apartments                   3815 North 16th Street                  Phoenix
  110        2      Park Forest Apartments                   3214 Brassfield Road                    Greensboro
  113        2      Jade Gardens                             8204 SW 65th Avenue                     Miami
  114        2      Palm Terrace Apartments                  15116 Parthenia Street                  North Hills
  115        2      West View Apartments                     1068 South 7th Street                   Avenal
  119        2      Indian Summer Apartments                 100 North Melrose Avenue                Natchitoches
  120        2      210 North Charter Apartments             210 North Charter Street                Madison
  122        2      Hollywood Pointe - Inglewood Apartments  3620 West 102nd Street                  Inglewood
                                                             155 International Drive & 120
  123        2      Arbor Club & Creek                       Mark Twain Circle                       Athens
  127        2      Fairway Lane Apartments                  3979 Northwest Fairway Lane             Bremerton
  132        2      Paseo Verde Apartments                   4444 7th Avenue                         Phoenix
  133        2      Lake Ivanhoe Shores                      1700 Gurtler Court                      Orlando
  134        2      Knights Landing                          3074 Southern Pine Trail                Orlando
  135        2      Rose Terrace Apartments                  6111-6121 Norwalk Boulevard             Whittier
  138        2      Hollywood Point Apartments               6711 Yucca Street                       Los Angeles
  140        2      Springtree II Apartment                  3845 SW 103rd Avenue                    Miami
  144        2      El Adobe Apartments                      4821 South Durfee Avenue                Pico Rivera
                                                             620, 640, 650, 660, 670 & 690 Dillon
  145        2      Dillon Trace Apartments                  Trace Street                            Sumter
  151        2      Suntree Apartments                       1551 West Rialto Avenue                 Rialto
  152        2      Pinewood Apartments                      3940 SW 102nd Avenue                    Miami
  153        2      Woodland Pointe Apartments               6912 Millwood Avenue                    Canoga Park
  154        2      Valencia - Hawthorne Apartments          4560 West 120th Street                  Hawthorne
  156        2      Park East and Park Knowles Apartments    300 & 311 North Knowles Avenue          Winter Park
  157        2      Courtyard Van Nuys Apartments            15025 Saticoy Street                    Van Nuys
  158        2      Colonial Terrace Apartments              38719-38729 10th Street East            Palmdale
  161        2      Cove Apartments                          11121 Arminta Street                    Sun Valley
  165        2      Park Wood Patio Apartments               38047 20th Street East                  Palmdale
  167        2      Rose Pointe Apartments                   509 North Berendo Street                Los Angeles
  172        2      Burnet House Apartments                  8935 Burnet Avenue                      North Hills
  176        2      South Towers Apartments                  2715 James M. Wood Boulevard            Los Angeles
  177        2      Casa Meadows Apartments                  8135 Langdon Avenue                     Van Nuys
  178        2      Studio Pointe Apartments                 915 North Wilton Place                  Los Angeles
  179        2      Northridge Pointe Apartments             17925 Devonshire Street                 Northridge
  184        1      Harvester Building                       196 East 6th Street                     Sioux Falls
  188        1      Cleveland Park Townhomes                 1802-1960 South Cleveland Avenue        Sioux Falls
  194        2      Sonoma Apartments                        38551-38561 11th Street East            Palmdale
  197        2      806 South 3rd Street Student Housing     806 South 3rd Street                    Champaign
  204        2      Park Royale Apartments                   1235 Boynton Avenue                     Glendale

Mortgage
  Loan   Property Property Zip              General Property
 Number   State       Code        County          Type
-------- -------- ------------ ------------ ----------------
   8        CA       92660        Orange      Multifamily
  16        NV       89032        Clark       Multifamily
  21        MI       48083       Oakland      Multifamily
  24        CA       91101     Los Angeles    Multifamily
  28        VA       23666       Hampton      Multifamily
                                   City
  30        NV       89128        Clark       Multifamily
  33        NC       27407       Guilford     Multifamily
  38        TX       76201        Denton      Multifamily
  40        WA       98011         King       Multifamily
  41        TX       75252        Dallas      Multifamily
  45        MD       20708        Prince      Multifamily
                                 Georges
  50        FL       33426      Palm Beach     Mixed Use
  51        CA       92376         San        Multifamily
                                Bernardino
  52        IN       46062       Hamilton     Multifamily
  53        NM       88001       Dona Ana     Multifamily
  54        CA       92833        Orange      Multifamily
  56        GA       30117       Carroll      Multifamily
  59        NC       27455       Guilford     Multifamily
  66        NC       27265       Guilford     Multifamily
  69        NV       89121        Clark       Multifamily
  71        TX       78245        Bexar       Multifamily
  72        NV       89119        Clark       Multifamily
  73        CA       93535     Los Angeles    Multifamily
  76        MD       21060         Anne       Multifamily
                                 Arundel
  82        IL       61821      Champaign     Multifamily
  84        FL       32405         Bay        Multifamily
  85        MN       55811      St. Louis     Multifamily
  86        MD       21401         Anne        Mixed Use
                                 Arundel
  90        ND       58078         Cass       Multifamily
  91        FL       32809        Orange      Multifamily
  100       CA       91406     Los Angeles    Multifamily
  103       MI       48185        Wayne       Multifamily
  104       MD       21207      Baltimore     Multifamily
  108       NV       89108        Clark       Multifamily
  109       AZ       85016       Maricopa     Multifamily
  110       NC       27410       Guilford     Multifamily
  113       FL       33143      Miami-Dade    Multifamily
  114       CA       91343     Los Angeles    Multifamily
  115       CA       93204        Kings       Multifamily
  119       LA       71457     Natchitoches   Multifamily
  120       WI       53715         Dane       Multifamily
  122       CA       90303     Los Angeles    Multifamily
  123       GA       30605       Athens-      Multifamily
                                  Clarke
  127       WA       98312        Kitsap      Multifamily
  132       AZ       85013       Maricopa     Multifamily
  133       FL       32804        Orange      Multifamily
  134       FL       32826        Orange      Multifamily
  135       CA       90606     Los Angeles    Multifamily
  138       CA       90028     Los Angeles    Multifamily
  140       FL       33165      Miami-Dade    Multifamily
  144       CA       90660     Los Angeles    Multifamily
  145       SC       29153        Sumter      Multifamily
  151       CA       92335         San        Multifamily
                                Bernardino
  152       FL       33165      Miami-Dade    Multifamily
  153       CA       91303     Los Angeles    Multifamily
  154       CA       90250     Los Angeles    Multifamily
  156       FL       32789        Orange      Multifamily
  157       CA       91405     Los Angeles    Multifamily
  158       CA       93550     Los Angeles    Multifamily
  161       CA       91352     Los Angeles    Multifamily
  165       CA       93550     Los Angeles    Multifamily
  167       CA       90004     Los Angeles    Multifamily
  172       CA       91343     Los Angeles    Multifamily
  176       CA       90006     Los Angeles    Multifamily
  177       CA       91406     Los Angeles    Multifamily
  178       CA       90038     Los Angeles    Multifamily
  179       CA       91325     Los Angeles    Multifamily
  184       SD       57104      Minnehaha      Mixed Use
  188       SD       57103      Minnehaha     Multifamily
  194       CA       93550     Los Angeles    Multifamily
  197       IL       61820      Champaign     Multifamily
  204       CA       91205     Los Angeles    Multifamily

Mortgage
  Loan           Specific          Elevator   Utilities   Number of   Number of 1
 Number        Property Type       Buildings Tenant Pays Studio Units  BR Units
-------- ------------------------- --------- ----------- ------------ -----------
   8           Conventional            N          E          33           391
  16        Independent Living         N         E,G         14           214
  21           Conventional            N        E,W,S                     184
  24           Conventional            N          E                       68
  28           Conventional            N        E,G,T                     211
  30        Independent Living         Y         E,G                      82
  33           Conventional            N         E,G                      102
  38          Student Housing          N          E
  40           Conventional            N      E,G,W,S,T                   36
  41           Conventional            N       E,G,W,T                    302
  45           Conventional            N          E                       62
  50        Retail/Multifamily         N          E
  51           Conventional            N         E,G         20           54
  52           Conventional            N          E                       86
  53          Student Housing          N          E
  54           Conventional            N         E,G         232           4
  56          Student Housing          N          E
  59           Conventional            N         E,G                      124
  66           Conventional            N       E,G,W,S                    120
  69        Independent Living         Y          E                       95
  71           Conventional            N       E,W,S,T                    156
  72        Independent Living         N          E          18           54
  73           Conventional            N         E,G                      64
  76           Conventional            N        E,G,T                     26
  82           Conventional            N          E                       13
  84           Conventional            N          E                       40
  85          Student Housing          Y          E           7            8
  86        Multifamily/Office         Y          E           2           20
  90           Conventional            N          E                       42
  91           Conventional            N          E                       62
  100          Conventional            N         E,G         21           85
  103          Conventional            N          E                       67
  104          Conventional            N          E          19           37
  108       Independent Living         Y         E,G         12           24
  109          Conventional            N          E          28           138
  110          Conventional            N         E,G                      68
  113          Conventional            N          E           7           128
  114          Conventional            N         E,G         10           52
  115          Conventional            N         E,G                      16
  119          Conventional            N      E,G,W,S,T                   88
  120         Student Housing          Y          E           5
  122          Conventional            N         E,G                       7
  123         Student Housing          N         E,W                      32
  127          Conventional            N        None                       6
  132          Conventional            N          E           9           134
  133          Conventional            N        E,W,S                     53
  134         Student Housing          N          E                        1
  135          Conventional            N         E,G          2           12
  138          Conventional            Y         E,G          9           36
  140          Conventional            N         E,W          4           72
  144          Conventional            N         E,G         66
  145          Conventional            N       E,G,W,S
  151          Conventional            N         E,G                       4
  152          Conventional            N          E           4           72
  153          Conventional            N         E,G          6            7
  154          Conventional            N         E,G         18           32
  156          Conventional            Y        E,W,S                     65
  157          Conventional            N                     39           21
  158          Conventional            N          E           1            2
  161          Conventional            N          E           9           37
  165          Conventional            N         E,G                       9
  167          Conventional            N         E,G                      31
  172          Conventional            N         E,G                       7
  176          Conventional            Y         E,G                      15
  177          Conventional            N         E,G          6           31
  178          Conventional            N         E,G          9           33
  179          Conventional            N         E,G                       7
  184    Multifamily/Office/Retail     Y         E,G                       4
  188            Townhome              N       E,G,W,S
  194          Conventional            N          E                       36
  197         Student Housing          N        E,W,S
  204          Conventional            N         E,G          3           14

Mortgage                                      Average Rent; Average Rent;
  Loan   Number of 2 Number of 3 Number of 4+ Rent Ranges - Rent Ranges -
 Number   BR Units    BR Units     BR Units   Studio Units   1 BR Units
-------- ----------- ----------- ------------ ------------- -------------
   8                                           1483;1300-    1928;1470-
             471         157                      1665          2385
  16                                                          890;790-
             244                               745;745-745      1005
  21         216         92                                  760;760-760
  24                                                         1587;1465-
             66                                                 1725
  28         317         52                                  660;607-743
  30         160                                             972;960-990
  33         258         60                                  591;591-591
  38         96          24          108
  40         117         22                                  910;910-910
  41         192                                             727;665-804
  45         132         42                                  863;863-863
  50         15           1
  51         123         15                    660;660-660   750;750-750
  52         122         28                                  653;649-659
  53         12          156
  54                                           698;695-735   850;850-850
  56         12          156
  59         108         52                                  533;520-548
  66         120                                             590;590-590
  69         85                                              763;707-808
  71         169                                             588;530-680
  72                                           1670;1670-    1858;1858-
             33           9                       1670          1858
  73         100                                             725;725-725
  76         124                                             790;790-790
  82         66           5                                  673;650-705
  84         112          8                                  634;634-634
  85         36          37                    575;575-575   750;750-750
  86                                                         1173;1150-
             24                                950;950-950      1250
  90         84          36                                  570;570-570
  91         138         46                                  551;511-593
  100        17                                725;725-725   863;825-955
  103        115                                             639;625-665
  104        89                                620;620-620   755;755-755
  108        60                                645;645-645   765;765-765
  109        34                                470;470-470   551;530-560
  110        83                                              592;567-612
  113        24           1                    700;700-700   798;750-805
  114        34                                695;695-695   825;825-825
  115        101         32           1                      545;545-545
  119        112         16                                  450;450-450
  120         5           5          10        795;795-795
  122        50           4                                  850;850-850
  123        96                                              505;505-505
  127        41          31                                  773;773-773
  132        40           1                    520;520-520   560;545-575
  133        39                                              702;679-750
  134        103                                             605;605-605
  135        40                                750;750;750   900;900;900
  138                                                        1025;1025-
              5                                875;875-875      1025
  140        16                                600;600-600   754;754-754
  144         1                                650;650-650
  145        72
  151        46                                              695;695-695
  152        16                                605;605-605   752;752-752
  153        28                                700;700-700   875;875-875
  154         1                                682;575-695   825;825-825
  156        11                                              719;599-900
  157                                          765;765-765   865;865-865
  158        48                                625;625-625   675;675-675
  161         3                                700;700-700   850;850-850
  165        43                                              750;750-750
  167         7                                              950;950-950
  172        28           1                                  850;850-850
  176        18                                              875;875-875
  177        12                                675;675-675   850;850-850
  178                                          775;775-775   950;950-950
  179        19           2                                  950;950-950
  184        14           2                                  694;694-694
  188        34          18
  194         4                                              675;675-675
  197                                10
  204                     1                    675;675-675   875;875-875

Mortgage  Average Rent;   Average Rent;   Average Rent;   Mortgage
  Loan   Rent Ranges - 2 Rent Ranges - 3 Rent Ranges - 4+   Loan
 Number     BR Units        BR Units         BR Units      Number
-------- --------------- --------------- ---------------- --------
   8     2345;1750-3300  3037;2540-3710                      8
  16     1119;1005-1240                                     16
  21      915;890-1070   1150;1130-1260                     21
  24     2093;1895-2275                                     24
  28      743;700-844    1003;943-1079                      28
  30     1204;1095-1255                                     30
  33      699;654-792     840;806-881                       33
  38     1228;1228-1228  1610;1596-1623   2020;2020-2020    38
  40     1147;1035-1353  1442;1388-1523                     40
  41      917;870-993                                       41
  45     1010;1009-1011  1095;1095-1095                     45
  50     1784;1758-1807  2500;2500-2500                     50
  51      877;840-890    1065;1065-1065                     51
  52      848;799-889     999;999-999                       52
  53      990;990-990    1305;1305-1305                     53
  54                                                        54
  56      930;930-930    1311;1311-1311                     56
  59      667;635-692     765;765-765                       59
  66      697;697-697                                       66
  69      857;808-908                                       69
  71      713;706-745                                       71
  72     2554;2465-2715  3057;2815-3235                     72
  73      875;875-875                                       73
  76      875;875-875                                       76
  82      791;755-885    1391;995-2975                      82
  84      721;721-721     850;850-850                       84
  85      945;945-945    1345;1345-1345                     85
  86     1561;1485-1900                                     86
  90      689;665-693     820;820-820                       90
  91      679;655-708     808;770-845                       91
  100    1125;1125-1125                                     100
  103     748;745-810                                       103
  104     870;870-870                                       104
  108     878;870-890                                       108
  109     695;695-695                                       109
  110     650;621-711                                       110
  113     953;953-953    1180;1180-1180                     113
  114    1045;1045-1045                                     114
  115     626;595-665     735;735-735      800;800-800      115
  119     550;550-550     650;650-650                       119
  120    1500;1500-1500  2250;2250-2250   2895;2895-2895    120
  122     973;950-995    1250;1250-1250                     122
  123     636;631-645                                       123
  127     923;874-1329    995;954-1082                      127
  132     760;760-760     840;840-840                       132
  133     759;719-870                                       133
  134     759;733-786                                       134
  135    1090;900-1100                                      135
  138    1275;1275-1275                                     138
  140     869;869-869                                       140
  144     800;800-800                                       144
  145     705;700-715                                       145
  151     820;800-825                                       151
  152     855;855-855                                       152
  153    1100;1100-1100                                     153
  154    1025-1025-1025                                     154
  156    1031;948-1089                                      156
  157                                                       157
  158     750;750-750                                       158
  161    1150;1150-1150                                     161
  165     875;875-875                                       165
  167    1200;1200-1200                                     167
  172    1003;995-1025   1100;1100-1100                     172
  176    1125;1125-1125                                     176
  177    1050;1050-1050                                     177
  178                                                       178
  179    1192;1163-1195  1350;1350-1350                     179
  184    1034;938-1250   1425;1250-1600                     184
  188     627;627-627     693;693-693                       188
  194     794;775-800                                       194
  197                                     1836;1725-1940    197
  204                    1300;1300-1300                     204

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST SERIES 2006-C28

ANNEX A-3 RESERVE ACCOUNT INFORMATION

Mortgage  Loan                                                  General         Specific      Monthly  Monthly
  Loan   Group                                                  Property        Property        Tax   Insurance
 Number  Number                 Property Name                     Type            Type        Escrow   Escrow
-------- ------ ---------------------------------------------- ----------- ------------------ ------- ---------
   1       1    The Gas Company Tower                               Office                CBD 344,462  144,130
   2       1    1180 Peachtree Street/(2)/                          Office                CBD
   3       1    Montclair Plaza                                     Retail           Anchored
   4       1    Four Seasons Resort and Club - Dallas, TX/(3)/ Hospitality       Full Service 159,037   26,212
   5       1    311 South Wacker/(4)/                               Office                CBD 973,507  116,995
   6       1    RLJ Hotel Pool                                 Hospitality            Various 698,847  113,801
 6.01           Marriott - Denver, CO                          Hospitality       Full Service
 6.02           Marriott - Bedford Park, IL                    Hospitality       Full Service
 6.03           Renaissance - Plantantion, FL                  Hospitality       Full Service
 6.04           Marriott - Austin, TX                          Hospitality       Full Service
 6.05           Hilton Garden Inn - Bedford Park, IL           Hospitality    Limited Service
 6.06           Residence Inn - Plantation, FL                 Hospitality      Extended Stay
 6.07           Renaissance - Broomfield, CO                   Hospitality       Full Service
 6.08           Courtyard - Salt Lake City, UT                 Hospitality    Limited Service
 6.09           Residence Inn Galleria - Houston, TX           Hospitality      Extended Stay
  6.1           Hampton Inn - Bedford Park, IL                 Hospitality    Limited Service
 6.11           Marriott - Pontiac, MI                         Hospitality       Full Service
 6.12           Holiday Inn Express - Bedford Park, IL         Hospitality    Limited Service
 6.13           Courtyard - Austin, TX                         Hospitality    Limited Service
 6.14           Springhill Suites - Austin, TX                 Hospitality      Extended Stay
 6.15           Residence Inn - Round Rock, TX                 Hospitality      Extended Stay
 6.16           Residence Inn - Austin, TX                     Hospitality      Extended Stay
 6.17           Courtyard - Tampa, FL                          Hospitality    Limited Service
 6.18           Residence Inn - Pontiac, MI                    Hospitality      Extended Stay
 6.19           Residence Inn - Schaumberg, IL                 Hospitality      Extended Stay
  6.2           Sleep Inn - Bedford Park, IL                   Hospitality    Limited Service
 6.21           Springhill Suites - Schaumberg, IL             Hospitality      Extended Stay
 6.22           Fairfield Inn & Suites - Brandon, FL           Hospitality    Limited Service
 6.23           Courtyard - Fort Wayne, IN                     Hospitality    Limited Service
 6.24           Courtyard - Louisville, KY                     Hospitality    Limited Service
 6.25           Courtyard - Merrillville, IN                   Hospitality    Limited Service
 6.26           Residence Inn - Louisville, CO                 Hospitality      Extended Stay
 6.27           Residence Inn - Fishers, IN                    Hospitality      Extended Stay
 6.28           Courtyard - Sugarland, TX                      Hospitality    Limited Service
 6.29           Residence Inn - Sugarland, TX                  Hospitality      Extended Stay
  6.3           Fairfield Inn & Suites - Merrillville, IN      Hospitality    Limited Service
 6.31           Courtyard - Mesquite, TX                       Hospitality    Limited Service
 6.32           Residence Inn - Merrillville, IN               Hospitality      Extended Stay
 6.33           Courtyard - Mishawaka, IN                      Hospitality    Limited Service
 6.34           Courtyard - Pontiac, MI                        Hospitality    Limited Service
 6.35           Residence Inn II - Austin, TX                  Hospitality      Extended Stay
 6.36           Hampton Inn - Merrillville, IN                 Hospitality    Limited Service
 6.37           Holiday Inn Express - Merrillville, IN         Hospitality    Limited Service
 6.38           Courtyard - Valparaiso, IN                     Hospitality    Limited Service
 6.39           Fairfield Inn & Suites - Austin, TX            Hospitality    Limited Service
  6.4           Holiday Inn Select - Grand Rapids, MI          Hospitality       Full Service
 6.41           Residence Inn - South Bend, IN                 Hospitality      Extended Stay
 6.42           Courtyard - Benton Harbor, MI                  Hospitality    Limited Service
 6.43           Fairfield Inn & Suites - Valparaiso, IN        Hospitality    Limited Service
   7       1    500-512 Seventh Avenue                              Office                CBD 429,158   56,590
   8       1    Newport Bluffs                                 Multifamily       Conventional
   9       1    Gateway Shopping Center                             Retail           Anchored
  10       1    Embassy Suites - Washington, DC/(5)/           Hospitality       Full Service 140,139    9,108
  11       1    Westin - Falls Church, VA/(6)/                 Hospitality       Full Service  33,421   12,432
  12       1    Brookfield Lakes Corporate Center                   Office           Suburban  70,401   10,490
  13       1    The Willows Shopping Center                         Retail           Anchored
  14       1    Personality Pool/(7)/                              Various            Various  18,537   11,522
 14.01          114 Powell Street                                Mixed Use Hospitality/Retail
 14.02          440 Geary Street                                 Mixed Use Hospitality/Retail
 14.03          952 Sutter Street                              Hospitality      Extended Stay
  15       1    Traders Point Retail Center                         Retail           Anchored  58,364    4,925

                           Initial Deposit
Mortgage Annual Deposit to   to Capital     Initial   Ongoing  Mortgage
  Loan      Replacement     Improvements     TI/LC     TI/LC     Loan
 Number      Reserves          Reserve      Escrow    Footnote  Number
-------- ----------------- --------------- ---------- -------- --------
   1                           35,500       4,000,000    (1)        1
   2               66,971                   3,600,000               2
   3                                                                3
   4            4.0%                                                4
            Yearly Gross
              Revenue
   5              128,100                  20,000,000    (1)        5
   6                                                                6
 6.01                                                            6.01
 6.02                                                            6.02
 6.03                                                            6.03
 6.04                                                            6.04
 6.05                                                            6.05
 6.06                                                            6.06
 6.07                                                            6.07
 6.08                                                            6.08
 6.09                                                            6.09
  6.1                                                            6.10
 6.11                                                            6.11
 6.12                                                            6.12
 6.13                                                            6.13
 6.14                                                            6.14
 6.15                                                            6.15
 6.16                                                            6.16
 6.17                                                            6.17
 6.18                                                            6.18
 6.19                                                            6.19
  6.2                                                            6.20
 6.21                                                            6.21
 6.22                                                            6.22
 6.23                                                            6.23
 6.24                                                            6.24
 6.25                                                            6.25
 6.26                                                            6.26
 6.27                                                            6.27
 6.28                                                            6.28
 6.29                                                            6.29
  6.3                                                            6.30
 6.31                                                            6.31
 6.32                                                            6.32
 6.33                                                            6.33
 6.34                                                            6.34
 6.35                                                            6.35
 6.36                                                            6.36
 6.37                                                            6.37
 6.38                                                            6.38
 6.39                                                            6.39
  6.4                                                            6.40
 6.41                                                            6.41
 6.42                                                            6.42
 6.43                                                            6.43
   7              233,929      15,410                    (1)        7
   8                                                                8
   9                                                                9
  10            4.0%                                               10
            Yearly Gross
              Revenue
  11            2.0%                                               11
            Yearly Gross
              Revenue
  12                                        2,000,000    (1)       12
  13                           90,000                              13
  14      1,736 / 159,331      21,506                    (1)       14
 14.01                                                          14.01
 14.02                                                          14.02
 14.03                                                          14.03
  15               29,006                                          15

Mortgage  Loan                                              General                       Monthly  Monthly
  Loan   Group                                              Property       Specific         Tax   Insurance
 Number  Number               Property Name                   Type       Property Type    Escrow   Escrow
-------- ------ ------------------------------------------ ----------- ------------------ ------- ---------
  16       2    Carefree Alexander                         Multifamily Independent Living 27,971    9,711
  17       1    Lakeside Pool                                   Office           Suburban 47,164
 17.01          1979 Lakeside                                   Office           Suburban
 17.02          1957 Lakeside                                   Office           Suburban
 17.03          1927 Lakeside                                   Office           Suburban
 17.04          1990 Lakeside                                   Office           Suburban
 17.05          1975 Lakeside                                   Office           Suburban
 17.06          1967 Lakeside                                   Office           Suburban
  18       1    ITC Crossing South Shopping Center              Retail           Anchored    585    6,125
  19       1    Hotel Valencia - San Jose, CA              Hospitality       Full Service 27,027   24,356
  20       1    135 Crossways Park Drive                        Office           Suburban 18,611
  21       2    Charter Square                             Multifamily       Conventional 34,638    6,852
  22       1    Cross Island Plaza                              Office           Suburban 80,816    7,077
  23       1    Lake Worth Towne Crossing                       Retail           Anchored
  24       1    Windrose Place                             Multifamily       Conventional 15,636    2,702
  25       1    Cypress Towne Center                            Retail           Anchored  9,664
  26       1    Twinbrook Square                                Retail         Unanchored 18,193    1,112
  27       1    Lorton Station Marketplace                      Retail           Anchored
  28       2    Liberty Estates Apartments                 Multifamily       Conventional 24,597
  29       1    Main Street Commons                             Retail           Anchored 34,870    6,967
  30       2    Carefree Pueblo                            Multifamily Independent Living 18,105    5,492
  31       1    Bellwood Pool                                  Various            Various 53,343
 31.01          City Centre East                                Retail         Unanchored
 31.02          City Centre Plaza                               Retail         Unanchored
 31.03          City Centre Shoppes                             Retail         Unanchored
 31.04          Valley Creek Commons                            Office            Medical
 31.05          Valley Creek Professional                       Office            Medical
 31.06          Centrewood Commons                              Office            Medical
  32       1    South Tryon Square                              Office                CBD 22,729    3,330
  33       2    Steeplechase at Adams Farm Apartments/(8)/ Multifamily       Conventional 26,837
  34       1    San Tan Corporate Center Two                    Office           Suburban
  35       1    San Fernando Value Square                       Retail           Anchored 22,006    1,172
  36       1    Market at Mill Run                              Retail    Shadow Anchored 27,702      607
  37       1    United Food Group Food Processing Facility  Industrial Manufacturing/Cold
                                                                                  Storage
  38       2    The Exchange at Denton                     Multifamily    Student Housing 12,728    4,125
  39       1    Bryant Square                                   Retail           Anchored  8,158    7,685
  40       2    Willina Ranch Apartments                   Multifamily       Conventional 25,438    1,724
  41       2    Chatham Court and Reflections at Chatham   Multifamily       Conventional 37,825    2,351
                Court Apartments
  42       1    Charles River Place                             Office           Suburban 22,203
  43       1    San Tan Corporate Center One                    Office           Suburban
  44       1    Matrix Financial Center                         Office                CBD 22,818    3,264
  45       2    Laurel Pines Apartments                    Multifamily       Conventional 12,391
  46       2    Club Wildwood                                   Mobile   Mobile Home Park 19,022    5,824
                                                             Home Park
  47       1    Hughes Plaza West                               Office           Suburban 12,123    2,399
  48       1    Apple Valley Square                             Retail           Anchored
  49       1    Gateway Center                                  Office                CBD 51,366    3,661
  50       1    Renaissance Commons                          Mixed Use Retail/Multifamily 11,979    7,629
  51       2    Las Palmas I,II,III Apartments             Multifamily       Conventional 10,390    1,538
  52       2    Pebble Brook Village                       Multifamily       Conventional 16,441
  53       2    Groves at Las Cruces                       Multifamily    Student Housing  9,450    4,894
  54       2    Ambassador Inn Apartments                  Multifamily       Conventional  6,216      646
  55       1    Victor Valley Town Center                       Retail           Anchored  8,772    5,010
  56       2    The Grove at Carrollton Apartments         Multifamily    Student Housing 12,013    5,331
  57       1    Inverness Commons                               Office           Suburban 14,173    2,341
  58       1    Marketplace Retail & Office Center           Mixed Use      Retail/Office 30,517    1,995

           Annual    Initial Deposit
Mortgage Deposit to    to Capital    Initial Ongoing  Mortgage
  Loan   Replacement  Improvements    TI/LC   TI/LC     Loan
 Number   Reserves       Reserve     Escrow  Footnote  Number
-------- ----------- --------------- ------- -------- --------
  16        70,800        298,958                         16
  17       153,141         16,250               (1)       17
 17.01                                                 17.01
 17.02                                                 17.02
 17.03                                                 17.03
 17.04                                                 17.04
 17.05                                                 17.05
 17.06                                                 17.06
  18                                                      18
  19         4.0%                                         19
            Yearly
            Gross
           Revenue
  20        20,686                         0              20
  21       135,792        651,163                         21
  22        44,591         51,250    300,000    (1)       22
  23                                                      23
  24        46,391        300,000                         24
  25        20,768                                        25
  26         9,299                              (1)       26
  27                                                      27
  28       144,832        283,125                         28
  29        18,881         18,875    250,000              29
  30        36,300         38,818                         30
  31        20,623                                        31
 31.01                                                 31.01
 31.02                                                 31.02
 31.03                                                 31.03
 31.04                                                 31.04
 31.05                                                 31.05
 31.06                                                 31.06
  32                                                      32
  33       105,000                                        33
  34                                                      34
  35        16,362                                        35
  36        21,926                              (1)       36
  37        32,964                                        37
  38        63,802                                        38
  39        14,201                                        39
  40        37,975                                        40
  41        95,836      1,250,000                         41
  42                                                      42
  43                                                      43
  44        36,528                              (1)       44
  45        57,454        284,063                         45
  46                                                      46
  47                                 100,000    (1)       47
  48                                                      48
  49        17,041                   800,000    (1)       49
  50         7,476                   837,433    (1)       50
  51        53,000         58,106                         51
  52        47,200                                        52
  53        61,500                                        53
  54        58,500            375                         54
  55        21,090         21,094               (1)       55
  56        61,500                                        56
  57        25,380                              (1)       57
  58        18,227                              (1)       58

Mortgage  Loan                                                 General                      Monthly  Monthly
  Loan   Group                                                 Property   Specific Property   Tax   Insurance
 Number  Number                 Property Name                    Type           Type        Escrow   Escrow
-------- ------ --------------------------------------------- ----------- ----------------- ------- ---------
  59       2    Lake Brandt Apartments/(9)/                   Multifamily      Conventional 15,146
  60       1    Four Seasons MHP                                   Mobile       Mobile Home 15,841    3,785
                                                                Home Park              Park
  61       1    Black Mountain Market Place                        Retail        Unanchored  4,818    1,020
  62       1    515 Union Boulevard                                Office          Suburban 20,740    2,281
  63       1    Howe Corporate Center                              Office          Suburban 12,637    2,843
  64       1    Pointe West                                        Mobile       Mobile Home 16,227    3,697
                                                                Home Park              Park
  65       1    Extra Space Storage - Rockville, MD                  Self      Self Storage  9,052      813
                                                                  Storage
  66       2    Deep River Pointe Apartments/(10)/            Multifamily      Conventional 13,076
  67       1    Hoover Commons                                     Retail          Anchored
  68       1    Lionville Shopping Center                          Retail          Anchored 16,519    2,038
  69       2    Carefree Sandhill                             Multifamily       Independent  8,065    3,911
                                                                                     Living
  70       1    AB Mar Valley Court Office Building                Office          Suburban  6,762    1,500
  71       2    Westlakes Villas Apartments                   Multifamily      Conventional 26,140    1,824
  72       2    Carefree Eastern                              Multifamily       Independent  4,677    3,484
                                                                                     Living
  73       2    Park Circle Apartments                        Multifamily      Conventional  6,033    1,360
  74       1    South Tryon Parking Structure                     Special Parking Structure 18,597    1,427
                                                                  Purpose
  75       1    Brentwood Medical Office                           Office           Medical  4,033    2,236
  76       2    Country Club Apartments                       Multifamily      Conventional  6,745
  77       1    Vista Pool                                     Industrial              Flex 14,687    3,054
 77.01          1125 Joshua Way                                Industrial              Flex
 77.02          1385 Park Center Drive                         Industrial              Flex
 77.03          2641 La Mirada                                 Industrial              Flex
 77.04          2651 La Mirada Drive                           Industrial              Flex
  78       1    Lake City Commons                                  Retail          Anchored 10,901      381
  79       1    Residence Inn - Norman, OK                    Hospitality   Limited Service  4,522
  80       1    Hunter's Ridge Shopping Center                     Retail   Shadow Anchored 14,355    2,558
  81       1    141 Parkway Road                                Mixed Use     Office/Retail 20,847
  82       2    Victoria Point Apartments                     Multifamily      Conventional 14,114    1,770
  83       1    300 Park Place                                     Office          Suburban 16,545   16,125
  84       2    Spring Valley Club Apartments                 Multifamily      Conventional  7,592    3,583
  85       2    Boulder Ridge Apartments/(11)/                Multifamily   Student Housing  1,667    1,917
  86       1    Conte Lubrano Apartments                        Mixed Use      Multifamily/  9,978    3,336
                                                                                     Office
  87       1    Freeport Corporate Center                          Office          Suburban 18,838    1,950
  88       1    1000 South Avenue                                  Office          Suburban  9,612    1,093
  89       1    Hampton Inn - South Portland, ME/(12)/        Hospitality   Limited Service  8,087    1,148
  90       2    Eagle Lake Apartments                         Multifamily      Conventional 14,175    3,708
  91       2    Cypress Landing                               Multifamily      Conventional  9,382   13,879
  92       1    Desert Inn Pecos Center                            Retail        Unanchored  3,046    1,306
  93       1    Gateway Mountain Village (Building C)              Retail        Unanchored 11,250    2,904
  94       1    Hampton Inn and Suites - Port Saint Lucie, FL Hospitality   Limited Service  5,049    6,541
  95       1    Oakley Building                                    Office          Suburban
  96       1    AKI Building                                       Office          Suburban 13,496    1,164
  97       1    Parkway Building                                   Office          Suburban  6,892      618
  98       2    Westward Ho Mobile Home Park                       Mobile       Mobile Home  6,664    1,064
                                                                Home Park              Park
  99       1    Wilkinson Crossing                                 Retail   Shadow Anchored  4,696      534
  100      2    Terrace Point Apartments                      Multifamily      Conventional  3,970      863
  101      1    Grinnell Water Works Building                      Office          Suburban  1,927      770
  102      1    Drake Office Building                              Office          Suburban 25,088    2,044
  103      2    Hampton Court                                 Multifamily      Conventional 12,894    2,763
  104      2    Strawberry Hill Apartments                    Multifamily      Conventional  8,474
  105      1    Cornerstone Business Center                    Industrial              Flex 15,917    2,109
  106      1    Keyser Valley Industrial Center                Industrial      Distribution
  107      1    Westfork Building T                            Industrial              Flex  4,017    1,522
  108      2    Carefree Winterhaven                          Multifamily       Independent  5,138    2,257
                                                                                     Living
  109      2    Casa Tierra Apartments                        Multifamily      Conventional  7,360    1,624
  110      2    Park Forest Apartments/(13)/                  Multifamily      Conventional  7,194
  111      1    Syracuse Hill                                      Office          Suburban  6,810
  112      1    Sports Authority Plaza                             Retail          Anchored 23,488    1,863
  113      2    Jade Gardens                                  Multifamily      Conventional 15,348    9,896
  114      2    Palm Terrace Apartments                       Multifamily      Conventional  3,437    1,003
  115      2    West View Apartments                          Multifamily      Conventional  2,984    1,456
  116      1    Monroe Office Building                             Office          Suburban 11,900    3,190
  117      1    Southcreek Corporate Center II                     Office          Suburban 13,052      586
  118      1    Cross Creek Centre                                 Retail        Unanchored  8,837    3,440
  119      2    Indian Summer Apartments                      Multifamily      Conventional  4,991    5,815

           Annual    Initial Deposit
Mortgage Deposit to    to Capital                Ongoing  Mortgage
  Loan   Replacement  Improvements   Initial TI/  TI/LC     Loan
 Number   Reserves       Reserve      LC Escrow  Footnote  Number
-------- ----------- --------------- ----------- -------- --------
  59         71,000                                           59
  60                                                          60
  61          7,117                                 (1)       61
  62         44,631                                           62
  63         36,040        4,375      1,822,000               63
  64                                                          64
  65          7,873                                           65
  66         60,000                                           66
  67         33,288      216,375        175,000               67
  68         18,628                                 (1)       68
  69         27,000       54,134                              69
  70         26,453                                 (1)       70
  71         81,250       45,000                              71
  72         34,200      395,252                              72
  73         41,000       42,625                              73
  74                                                          74
  75                                    529,813               75
  76         37,350      119,563                              76
  77                                                          77
 77.01                                                     77.01
 77.02                                                     77.02
 77.03                                                     77.03
 77.04                                                     77.04
  78          9,179                                           78
  79        189,494                                           79
  80         14,071       38,554        100,000               80
  81                                                          81
  82         21,504                                           82
  83                                    100,000     (1)       83
  84         36,000      112,000                              84
  85         24,204                                           85
  86         15,194                                           86
  87         19,767                     250,000     (1)       87
  88          5,758                                 (1)       88
  89     Greater of                                           89
           127,560
           or 4.0%
           Yearly
            Gross
           Revenue
  90                                                          90
  91                                                          91
  92         10,078                                 (1)       92
  93                                                          93
  94        4.0%                                              94
           Yearly
            Gross
           Revenue
  95                                                          95
  96                                                          96
  97          5,700                     200,000     (1)       97
  98                                                          98
  99                                                (1)       99
  100        30,750          625                             100
  101         3,678                     200,000              101
  102        12,477                                          102
  103        65,520      286,999                             103
  104        36,108      213,119                             104
  105        10,735                     250,000     (1)      105
  106        27,000                                 (1)      106
  107        11,781                     125,000     (1)      107
  108        14,400       16,411                             108
  109        50,000                                          109
  110        37,750                                          110
  111         9,060                     200,000              111
  112         8,743                                 (1)      112
  113                                                        113
  114        24,000                                          114
  115        37,500        4,375                             115
  116        13,936      306,875        222,970     (1)      116
  117         5,609       16,250        250,000     (1)      117
  118         8,435                      35,000              118
  119        59,400                                          119

Mortgage  Loan                                                  General                      Monthly  Monthly
  Loan   Group                                                  Property   Specific Property   Tax   Insurance
 Number  Number                 Property Name                     Type           Type        Escrow   Escrow
-------- ------ --------------------------------------------- ------------ ----------------- ------- ---------
  120      2    210 North Charter Apartments                   Multifamily  Student Housing   1,819    1,239
  121      1    Agoura Hills Business Center II                     Office         Suburban   4,081    1,583
  122      2    Hollywood Pointe - Inglewood Apartments        Multifamily     Conventional   2,711      696
  123      2    Arbor Club & Creek                             Multifamily  Student Housing   6,828    1,795
  124      1    Holiday Inn Express - Everett, WA              Hospitality  Limited Service   6,044    1,965
  125      1    175 Crossways Park West                             Office         Suburban  22,336
  126      1    Bold Concepts Building                              Office         Suburban   4,400      612
  127      2    Fairway Lane Apartments                        Multifamily     Conventional   5,215    1,478
  128      1    Baldwin Shopping Center                             Retail       Unanchored
  129      1    The Business Center of Alabama                      Office              CBD   3,355    1,044
  130      1    Hickory Mini Storage                          Self Storage     Self Storage   3,720      572
  131      1    Carillon Square                                     Retail  Shadow Anchored   4,259      838
  132      2    Paseo Verde Apartments                         Multifamily     Conventional   5,300    1,317
  133      2    Lake Ivanhoe Shores                            Multifamily     Conventional   6,317    2,141
  134      2    Knights Landing                                Multifamily  Student Housing   5,236    3,349
  135      2    Rose Terrace Apartments                        Multifamily     Conventional   3,256      477
  136      1    ATC Office Complex                                  Office         Suburban     873      625
  137      1    2065 West Obispo                                Industrial             Flex     814      679
  138      2    Hollywood Point Apartments                     Multifamily     Conventional   2,318      595
  139      1    Rite Aid - Roseburg, OR                             Retail    Single Tenant
  140      2    Springtree II Apartment                        Multifamily     Conventional   9,745    5,683
  141      1    Wadsworth Medical Office Building                   Office          Medical   6,106      402
  142      1    Union Town Center I & II                            Retail  Shadow Anchored   3,214      636
  143      1    One Stop Plaza                                      Retail       Unanchored   7,540      771
  144      2    El Adobe Apartments                            Multifamily     Conventional   1,908      309
  145      2    Dillon Trace Apartments                        Multifamily     Conventional   5,082    1,358
  146      1    Sleep Inn & Suites - Edmond, OK                Hospitality  Limited Service   3,521    3,423
  147      1    Walgreens - Grand Junction, CO                      Retail    Single Tenant
  148      1    240 Crossways Park West                             Office         Suburban  12,844
  149      1    303-325 Crossways Park Drive                        Office         Suburban  13,186
  150      1    Circuit City - Oklahoma City, OK                    Retail    Single Tenant
  151      2    Suntree Apartments                             Multifamily     Conventional   1,341      468
  152      2    Pinewood Apartments                            Multifamily     Conventional   9,443    5,683
  153      2    Woodland Pointe Apartments                     Multifamily     Conventional   1,886      216
  154      2    Valencia - Hawthorne Apartments                Multifamily     Conventional   2,130      279
  155      1    5000 California Office Plaza                        Office         Suburban   2,776      418
  156      2    Park East and Park Knowles Apartments          Multifamily     Conventional   4,624    4,720
  157      2    Courtyard Van Nuys Apartments                  Multifamily     Conventional   1,893      313
  158      2    Colonial Terrace Apartments                    Multifamily     Conventional   2,227      387
  159      1    Walgreens - Auburn, AL                              Retail    Single Tenant
  160      1    Shoppes at Home Depot                               Retail  Shadow Anchored   4,579      250
  161      2    Cove Apartments                                Multifamily     Conventional   1,577      280
  162      1    Rite Aid - Ontario, OR                              Retail    Single Tenant
  163      1    Walgreens - Houston, TX (Sam Houston Parkway)       Retail    Single Tenant
  164      1    Country Inn & Suites - Michigan City, IN       Hospitality  Limited Service   3,264    1,059
  165      2    Park Wood Patio Apartments                     Multifamily     Conventional   1,969      404
  166      1    Walgreens - Fort Morgan, CO                         Retail    Single Tenant
  167      2    Rose Pointe Apartments                         Multifamily     Conventional   1,865      364
  168      1    Corsicana Marketplace                               Retail  Shadow Anchored   2,198    1,585
  169      1    Silver Dome MHP                                     Mobile      Mobile Home   1,349      462
                                                                 Home Park             Park
  170      1    26th and Pulaski                                    Retail       Unanchored   2,909      713
  171      1    Sutherland Retail                                   Retail       Unanchored   4,105      402
  172      2    Burnet House Apartments                        Multifamily     Conventional   1,547      284
  173      1    Walgreens - Knoxville, TN                           Retail    Single Tenant
  174      1    Walgreens - Houston, TX (El Camino Real)            Retail    Single Tenant

           Annual    Initial Deposit
Mortgage Deposit to    to Capital    Initial Ongoing  Mortgage
  Loan   Replacement  Improvements    TI/LC   TI/LC     Loan
 Number   Reserves       Reserve     Escrow  Footnote  Number
-------- ----------- --------------- ------- -------- --------
  120       7,500                     25,000            120
  121                                                   121
  122      15,250                                       122
  123      32,000                                       123
  124      83,655                                       124
  125       9,600                               (1)     125
  126       7,128                               (1)     126
  127      25,116                                       127
  128       8,414                                       128
  129       7,893                                       129
  130       8,200                                       130
  131                    65,625                         131
  132      46,000                                       132
  133                                                   133
  134                                                   134
  135      13,500                                       135
  136       4,500                                       136
  137       5,559                                       137
  138      12,500                                       138
  139                                                   139
  140                                                   140
  141       4,289                    100,000    (1)     141
  142       6,429                               (1)     142
  143       4,824                               (1)     143
  144      16,750                                       144
  145      14,400                                       145
  146      62,200                                       146
  147                                                   147
  148       5,445                               (1)     148
  149       6,313                               (1)     149
  150                                                   150
  151      12,500         3,750                         151
  152                                                   152
  153      10,250                                       153
  154      12,750                                       154
  155                                100,000    (1)     155
  156                                                   156
  157      15,000         4,994                         157
  158      12,750         6,625                         158
  159                                                   159
  160      12,270                    100,000            160
  161      12,250         3,125                         161
  162                                                   162
  163                                                   163
  164      43,000                                       164
  165      13,000         3,063                         165
  166                                                   166
  167       9,500         3,125                         167
  168       3,779                               (1)     168
  169                     6,250                         169
  170       3,713         7,500                 (1)     170
  171       5,984                               (1)     171
  172       9,000         8,125                         172
  173                                                   173
  174                                                   174

Mortgage  Loan                                        General                      Monthly  Monthly
  Loan   Group                                        Property   Specific Property   Tax   Insurance
 Number  Number            Property Name                Type           Type        Escrow   Escrow
-------- ------ ------------------------------------ ----------- ----------------- ------- ---------
  175      1    Shops at Market Square                    Retail  Shadow Anchored   1,282    3,509
  176      2    South Towers Apartments              Multifamily     Conventional   1,420      267
  177      2    Casa Meadows Apartments              Multifamily     Conventional   1,623      366
  178      2    Studio Pointe Apartments             Multifamily     Conventional   2,061      429
  179      2    Northridge Pointe Apartments         Multifamily     Conventional   1,222      226
  180      1    FBI - Flagstaff, AZ                       Office         Suburban              235
  181      1    CVS - Kissimmee, FL                       Retail    Single Tenant
  182      1    United SuperMarket - Borger West          Retail    Single Tenant
  183      1    Sleep Inn & Suites - Guthrie, OK     Hospitality  Limited Service   2,881    3,338
  184      1    Harvester Building                     Mixed Use     Multifamily/     635    1,063
                                                                    Office/Retail
  185      1    Walgreens - Lake Charles, LA              Retail    Single Tenant
  186      1    Walgreens - New Hartford, NY              Retail    Single Tenant
  187      1    Compass Insurance Agency                  Office         Suburban
  188      1    Cleveland Park Townhomes             Multifamily         Townhome   5,170    1,388
  189      1    Layton Retail Shops                       Retail  Shadow Anchored     917      134
  190      1    Arizona Retail Pool                       Retail       Unanchored   3,087      790
 190.01         St. Mary's                                Retail       Unanchored
 190.02         Sierra Vista                              Retail       Unanchored
  191      1    Shoppes at Prien Lake                     Retail  Shadow Anchored   2,146    2,263
  192      1    Eastgate II Business Center               Office         Suburban   4,437      625
  193      1    Kirkwood Square Retail Center             Retail       Unanchored   3,153      748
  194      2    Sonoma Apartments                    Multifamily     Conventional   2,409      269
  195      1    Bear Hollow Village Square                Office         Suburban   2,054      298
  196      1    Mentor Retail                          Mixed Use    Retail/Office   2,960      433
  197      2    806 South 3rd Street Student Housing Multifamily  Student Housing   1,828      271
  198      1    Shoppes at Spring Valley                  Retail  Shadow Anchored   2,536      726
  199      1    North Park Shopping Center                Retail       Unanchored   2,300    1,738
  200      1    Mentor Medical Offices                    Office          Medical   3,915      483
  201      1    225 Crossways Park Drive              Industrial             Flex   5,404
  202      1    Hampton Place Shopping Center             Retail         Anchored     812    1,208
  203      1    Einstein Bagel Building                   Retail       Unanchored   1,773      283
  204      2    Park Royale Apartments               Multifamily     Conventional     821      129
  205      1    Matlock & Bardin Center                   Retail       Unanchored   1,013      896
  206      1    Sherwin Williams Retail Center         Mixed Use Retail/Warehouse     650      146
  207      1    China Gate Office Building                Office         Suburban     474      259

           Annual    Initial Deposit
Mortgage Deposit to    to Capital    Initial Ongoing  Mortgage
  Loan   Replacement  Improvements    TI/LC   TI/LC     Loan
 Number   Reserves       Reserve     Escrow  Footnote  Number
-------- ----------- --------------- ------- -------- --------
  175         925                               (1)       175
  176       8,250                                         176
  177      12,250         6,875                           177
  178      10,500                                         178
  179       7,000                                         179
  180         928                                         180
  181                                                     181
  182                                100,000    (1)       182
  183      44,918                                         183
  184       9,250                               (1)       184
  185                                                     185
  186                                                     186
  187       4,883                                         187
  188      18,891        57,675                           188
  189       1,440                               (1)       189
  190       3,894                               (1)       190
 190.01                                                190.01
 190.02                                                190.02
  191       2,037                               (1)       191
  192       3,739                               (1)       192
  193                                                     193
  194      10,000         5,813                           194
  195       3,204                               (1)       195
  196                                 75,000              196
  197       2,500                                         197
  198       1,419                               (1)       198
  199      10,521                    100,000    (1)       199
  200                                                     200
  201       2,730                               (1)       201
  202       8,605                               (1)       202
  203       1,147                               (1)       203
  204       4,500           625                           204
  205         900                               (1)       205
  206       2,076                               (1)       206
  207       2,004         6,000                           207
--------
(1) In addition to any escrows funded at loan closing for potential TI/LC expenses, the related Mortgage Loan requires funds to be escrowed during some or all of the loan terms for TI/LC expenses, which may be incurred during the term of the related Mortgage Loans. In certain instances, escrowed funds may be released to the borrower upon satisfaction of certain leasing conditions.
(2) Commencing November 11, 2008, Annual Deposit to Replacement Reserves is
    $66,971.
(3) Commencing September 11, 2008, Annual Deposit to Replacement Reserves is
    the difference between 4.0% of yearly revenues and the actual amount required to be reserved under the related management agreement.
(4) Commencing August 11, 2010, Annual Deposit to Replacement Reserves is
    $128,100.
(5) Commencing December 11, 2008, Annual Deposit to Replacement Reserves is
    4.0% of yearly gross revenue.
(6) Annual Deposit to Replacement Reserves is 2.0% of yearly gross revenue from
    April 11, 2006 through October 11, 2006, 3.0% of yearly gross revenue from
    November 11, 2006 through October 11, 2007 and 4.0% of yearly gross revenue thereafter.
(7) Annual Deposit to Replacement Reserves is $1,736 / $159,331 through
    August 11, 2007, 3.0% of yearly gross revenue from September 11, 2007 through August 11, 2008 and 4.0% of yearly gross revenue thereafter.
(8) Commencing September 11, 2011, Annual Deposit to Replacement Reserves is
    $105,000.
(9) Commencing September 11, 2011, Annual Deposit to Replacement Reserves is
    $71,000.
(10)Commencing September 11, 2011, Annual Deposit to Replacement Reserves is
    $60,000.
(11)Annual Deposit to Replacement Reserves consists of two $12,102 semi-annual deposits made each February and September.
(12)Annual Deposit to Replacement Reserves is the greater of $127,560 or 4.0%
    of yearly gross revenue.
(13)Commencing September 11, 2011, Annual Deposit to Replacement Reserves is
    $37,750.

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST SERIES 2006-C28

ANNEX A-4   COMMERCIAL TENANT SCHEDULE

Mortgage  Loan                                              General                   Cut-Off Date
  Loan   Group                                              Property    Specific          Loan
 Number  Number               Property Name                   Type    Property Type   Balance ($)
-------- ------ ------------------------------------------ ---------- -------------- --------------
   1       1    The Gas Company Tower                          Office            CBD 229,000,000.00
   2       1    1180 Peachtree Street                          Office            CBD 193,850,000.00
   3       1    Montclair Plaza                                Retail       Anchored 190,000,000.00
   5       1    311 South Wacker                               Office            CBD 158,600,000.00
   7       1    500-512 Seventh Avenue                         Office            CBD 136,918,271.49
   9       1    Gateway Shopping Center                        Retail       Anchored  87,000,000.00
  12       1    Brookfield Lakes Corporate Center              Office       Suburban  60,563,000.00
  13       1    The Willows Shopping Center                    Retail       Anchored  56,000,000.00
  14       1    Personality Pool                              Various        Various  54,000,000.00
 14.01          114 Powell Street                           Mixed Use   Hospitality/
                                                                              Retail
 14.02          440 Geary Street                            Mixed Use   Hospitality/
                                                                              Retail
  15       1    Traders Point Retail Center                    Retail       Anchored  48,000,000.00
  17       1    Lakeside Pool                                  Office       Suburban  42,500,000.00
 17.01          1979 Lakeside                                  Office       Suburban
 17.02          1957 Lakeside                                  Office       Suburban
 17.03          1927 Lakeside                                  Office       Suburban
 17.04          1990 Lakeside                                  Office       Suburban
 17.05          1975 Lakeside                                  Office       Suburban
 17.06          1967 Lakeside                                  Office       Suburban
  18       1    ITC Crossing South Shopping Center             Retail       Anchored  41,795,000.00
  20       1    135 Crossways Park Drive                       Office       Suburban  28,000,000.00
  22       1    Cross Island Plaza                             Office       Suburban  26,956,666.21
  23       1    Lake Worth Towne Crossing                      Retail       Anchored  26,491,000.00
  25       1    Cypress Towne Center                           Retail       Anchored  25,650,000.00
  26       1    Twinbrook Square                               Retail     Unanchored  24,640,000.00
  27       1    Lorton Station Marketplace                     Retail       Anchored  24,375,000.00
  29       1    Main Street Commons                            Retail       Anchored  24,000,000.00
  31       1    Bellwood Pool                                 Various        Various  23,300,000.00
 31.01          City Centre East                               Retail     Unanchored
 31.02          City Centre Plaza                              Retail     Unanchored
 31.03          City Centre Shoppes                            Retail     Unanchored
 31.04          Valley Creek Commons                           Office        Medical
 31.05          Valley Creek Professional                      Office        Medical
 31.06          Centrewood Commons                             Office        Medical
  32       1    South Tryon Square                             Office            CBD  22,875,000.00
  34       1    San Tan Corporate Center Two                   Office       Suburban  21,000,000.00
  35       1    San Fernando Value Square                      Retail       Anchored  20,500,000.00
  36       1    Market at Mill Run                             Retail         Shadow  20,120,000.00
                                                                            Anchored
  37       1    United Food Group Food Processing Facility Industrial Manufacturing/  20,000,000.00
                                                                        Cold Storage
  39       1    Bryant Square                                  Retail       Anchored  19,500,000.00
  42       1    Charles River Place                            Office       Suburban  18,000,000.00
  43       1    San Tan Corporate Center One                   Office       Suburban  18,000,000.00
  44       1    Matrix Financial Center                        Office            CBD  17,600,000.00
  47       1    Hughes Plaza West                              Office       Suburban  16,800,000.00
  48       1    Apple Valley Square                            Retail       Anchored  16,000,000.00
  49       1    Gateway Center                                 Office            CBD  16,000,000.00
  50       1    Renaissance Commons                         Mixed Use        Retail/  15,750,000.00
                                                                         Multifamily
  55       1    Victor Valley Town Center                      Retail       Anchored  14,700,000.00
  57       1    Inverness Commons                              Office       Suburban  14,000,000.00
  58       1    Marketplace Retail & Office Center          Mixed Use  Retail/Office  13,800,000.00
  61       1    Black Mountain Market Place                    Retail     Unanchored  13,450,000.00
  62       1    515 Union Boulevard                            Office       Suburban  13,125,000.00
  63       1    Howe Corporate Center                          Office       Suburban  12,750,000.00
  67       1    Hoover Commons                                 Retail       Anchored  12,100,000.00
  68       1    Lionville Shopping Center                      Retail       Anchored  11,500,000.00
  70       1    AB Mar Valley Court Office Building            Office       Suburban  11,400,000.00
  75       1    Brentwood Medical Office                       Office        Medical  10,970,120.56
  77       1    Vista Pool                                 Industrial           Flex  10,600,000.00
 77.01          1125 Joshua Way                            Industrial           Flex
 77.02          1385 Park Center Drive                     Industrial           Flex
 77.03          2641 La Mirada                             Industrial           Flex
 77.04          2651 La Mirada Drive                       Industrial           Flex
  78       1    Lake City Commons                              Retail       Anchored  10,500,000.00
  80       1    Hunter's Ridge Shopping Center                 Retail         Shadow   9,700,000.00
                                                                            Anchored
  81       1    141 Parkway Road                            Mixed Use  Office/Retail   9,500,000.00
  83       1    300 Park Place                                 Office       Suburban   9,091,248.37

                                                           Largest
Mortgage Number of                                         Tenant
  Loan     Units   Unit of                                  % of
 Number   (Units)  Measure         Largest Tenant            NRA
-------- --------- ------- ------------------------------- -------
   1     1,313,409 Sq. Ft. Southern California Gas Company   43.89%
   2       669,711 Sq. Ft. King & Spalding                   62.47%
   3       875,085 Sq. Ft. JCPenney                          20.54%
   5     1,281,000 Sq. Ft. Freeborn & Peters LLP              8.59%
   7     1,169,647 Sq. Ft. Target Corporation                 8.52%
   9       476,934 Sq. Ft. Star Furniture                    17.78%
  12       506,719 Sq. Ft. Fiserv                             6.63%
  13       261,339 Sq. Ft. REI                               11.28%
  14       Various Various Various                         Various
 14.01      56,064 Sq. Ft. Tad's Restaurant                   7.30%
 14.02      56,064 Sq. Ft. Resmex Partners                    6.24%
  15       331,408 Sq. Ft. Marsh Supermarket                 20.49%
  17       511,576 Sq. Ft. Various                         Various
 17.01     200,436 Sq. Ft. Amec E&C Services, Inc.           36.86%
 17.02      87,425 Sq. Ft. Laboratory Corp of America        38.87%
                           Holdings
 17.03      58,365 Sq. Ft. Le Cordon Bleu College           100.00%
 17.04      60,708 Sq. Ft. Global Link Logistics, Inc.       28.20%
 17.05      54,485 Sq. Ft. Progressive Casualty Insurance    29.43%
 17.06      50,157 Sq. Ft. Financial Asset Mgmt Systems      54.30%
  18       372,730 Sq. Ft. Lowe's                            36.23%
  20       121,631 Sq. Ft. Sterling & Sterling, Inc.         33.17%
  22       221,758 Sq. Ft. INS                               16.59%
  23       214,537 Sq. Ft. Hobby Lobby                       25.64%
  25       207,684 Sq. Ft. TJ Maxx                           15.41%
  26        92,986 Sq. Ft. Scan International Furniture      43.02%
  27       132,445 Sq. Ft. Shoppers Food                     47.57%
  29       171,648 Sq. Ft. Stein Mart                        19.81%
  31       145,724 Sq. Ft. Various                         Various
 31.01      55,710 Sq. Ft. Memory Mania                      19.12%
 31.02      32,047 Sq. Ft. Family Achievement Center         28.79%
 31.03      17,648 Sq. Ft. Hirshfield's                      37.08%
 31.04      16,338 Sq. Ft. Cardinal Stritch                  41.94%
 31.05      13,104 Sq. Ft. Summit Orthopaedics               20.75%
 31.06      10,877 Sq. Ft. Minn Health                       76.86%
  32       236,697 Sq. Ft. Wachovia                          41.14%
  34       133,503 Sq. Ft. Isola USA Corporation             17.44%
  35       131,061 Sq. Ft. Sam's Club                        81.57%
  36       146,173 Sq. Ft. Starplex Holdings LP              24.15%
  37       164,826 Sq. Ft. United Food Group LLC            100.00%
  39       280,529 Sq. Ft. Stein Mart                        12.83%
  42       103,656 Sq. Ft. CW Financial Services, LLC        24.52%
  43       133,317 Sq. Ft. Toyota Motor Credit Corp         100.00%
  44       181,250 Sq. Ft. Matrix Capital Bank               15.19%
  47        71,546 Sq. Ft. Bank of America                   15.40%
  48       184,841 Sq. Ft. Rainbow Foods                     33.40%
  49       113,609 Sq. Ft. Fidelity Real Estate Company,    100.00%
                           LLC
  50        71,801 Sq. Ft. Alesandra Salon & Spa              8.27%
  55        95,864 Sq. Ft. Petco                             16.65%
  57       126,899 Sq. Ft. NDC Health Corporation            17.87%
  58       121,512 Sq. Ft. Coldwell Banker                   10.44%
  61        47,473 Sq. Ft. Golden-PT's Horizon 33, LLC       13.27%
  62       117,450 Sq. Ft. Global Processing Serv.           79.19%
  63       104,379 Sq. Ft. Social Security Admin             24.14%
  67       195,809 Sq. Ft. Burlington Coat Factory           30.69%
  68        93,139 Sq. Ft. Clemens Markets                   56.60%
  70       155,605 Sq. Ft. United Health                     34.96%
  75        51,771 Sq. Ft. Muir Orthopaedic Specialists      22.04%
  77       168,013 Sq. Ft. Various                         Various
 77.01      55,300 Sq. Ft. Creative Nail Design             100.00%
 77.02      46,031 Sq. Ft. Glacier Water Services, Inc.     100.00%
 77.03      29,122 Sq. Ft. Accutech                         100.00%
 77.04      37,560 Sq. Ft. Perfect Optics                    56.70%
  78        91,794 Sq. Ft. Kroger                            69.09%
  80        93,807 Sq. Ft. California Fitness Center         16.97%
  81        80,642 Sq. Ft. Bronxville Auto Center            49.68%
  83        99,297 Sq. Ft. Verifone, Inc.                    91.93%

                                                              2nd
                                                            Largest
Mortgage                                                    Tenant     2nd Largest
  Loan   Largest Tenant                                      % of        Tenant
 Number    Exp. Date          2nd Largest Tenant Name         NRA       Exp. Date
-------- --------------- ---------------------------------- -------  ---------------
   1            11/08/11 Morrison & Foerster, LLP             14.68% Multiple Spaces
   2            03/31/21 Navigant                              2.37%        04/30/14
   3            06/30/11 Circuit City                          4.67%        02/28/15
   5            11/30/22 Duff & Phelps, LLC                    6.40%        09/30/21
   7            03/31/15 The New York Times Company            7.08%        11/30/15
   9            07/31/10 Regal Cinema                         14.03%        11/30/31
  12            09/30/10 General Casualty Company              6.35%        10/31/09
  13            05/06/08 CompUSA, Inc.                         9.95%        10/31/11
  14             Various Various                            Various          Various
 14.01          12/31/10 The Body Shop                         2.57%        05/31/16
 14.02          09/15/14 Starbucks Corporation                 2.17%        06/30/07
  15            11/30/24 Dick's Sporting Goods                19.61%        01/31/20
  17             Various Various                            Various          Various
 17.01   Multiple Spaces WM. Page & Associates, Inc.           9.25%        03/31/13
 17.02          12/31/09 Perimeter East Partners LLC          15.06%        09/30/11
 17.03          11/30/18
 17.04          10/31/11 Amedisys Georgia, LLC                 9.69%        12/31/09
 17.05          08/31/07 Board of Rg University System        27.13%        06/30/07
 17.06          04/30/11 Healthcare for Kids                  20.66%        08/31/11
  18            03/14/22 Babies "R" Us                        10.18%        01/31/19
  20            12/31/21 Kaufman, Schneider and Bianco        15.14% Multiple Spaces
  22            06/30/15 Verizon                              10.87%        05/31/10
  23            06/30/20 Circuit City                         15.90%        01/31/21
  25            07/31/15 Ross Dress for Less                  14.54%        01/31/16
  26            11/30/11 Bassett Furniture Industries, Inc.   26.11%        07/31/07
  27            05/06/26 Advanced Design Group                11.59%        10/31/16
  29            11/30/15 Border's                             14.50%        01/31/21
  31             Various Various                            Various          Various
 31.01          01/31/08 Cellars Wines and Spirits            15.05%        09/30/10
 31.02          10/31/16 Kinko's Fed Ex                       21.84%        01/31/11
 31.03          11/19/10 Von Hansen's Meats                   15.46%        02/28/09
 31.04          08/31/07 Center for Diagnostic Imaging        18.58%        02/28/09
 31.05          10/31/09 Meshbesher and Spence                19.54%        08/31/11
 31.06          05/31/09 Don Johnson DDS                      23.14%        12/31/16
  32            Multiple Greer & Walker, LLP                   5.52% Multiple Spaces
                  Spaces
  34            05/31/10 Progressive Casualty Insurance       13.12%        12/31/09
  35            11/01/06 McDonalds                             4.12%        12/18/07
  36            05/31/15 Life Style Family Fitness            15.67%        11/30/21
  37            10/11/21
  39            10/31/08 Ross Dress For Less                  10.76%        01/31/16
  42            06/30/12 Continental Wingate Company          21.66%        11/30/08
  43            10/10/11
  44            03/31/16 Matrix Bancorp                       13.10%        03/31/16
  47            01/31/11 Commonwealth Title                   15.06%        01/15/11
  48            06/30/18 Jo-Ann Fabrics                       24.55%        01/31/10
  49            12/31/08
  50            12/22/14 Verizon Wireless                      5.86%        01/04/10
  55            01/31/13 Styles 4 U                            9.18%        12/31/11
  57            07/09/08 Corinthian Colleges, Inc.            16.94%        09/30/15
  58            03/31/09 Government Agencies                   7.32%        09/30/08
  61            05/31/15 Droz Steak Restaurant                10.01%        10/31/13
  62            10/31/10 BancTec Inc.                          8.87%        11/30/08
  63            01/31/09 Carter Burgess                       20.77%        06/30/08
  67            01/31/09 Books-A-Million #202                 12.77%             MTM
  68            04/11/14 Carol's Hallmark                      4.20%        02/28/10
  70            05/31/11 School Board                         20.53%        06/30/10
  75            06/30/16 John Muir/Mt. Diablo Health          16.98%        07/31/16
                         System
  77             Various
 77.01          11/30/10
 77.02          03/07/10
 77.03          11/30/11
 77.04          02/28/11
  78            06/30/18 Cato                                  4.90%        01/31/09
  80            01/31/21 Goodwill Industries                  11.77%        01/31/11
  81            08/31/14 Medicom International                 5.39%        11/30/07
  83            07/31/16 PHH Mortgage Corporation / dba        8.07%        10/05/10
                         Sunbelt Lending

                                          3rd
Mortgage                                Largest    3rd Largest   Mortgage
  Loan                                   Tenant      Tenant        Loan
 Number     3rd Largest Tenant Name     % of NRA    Exp. Date     Number
-------- ------------------------------ -------- --------------- --------
   1     Sidley Austin LLP               11.60%  Multiple Spaces      1
   2     Allsteel                         2.35%         06/30/18      2
   3     Linens'N Things (ground lease)   4.02%         01/31/12      3
   5     First Industrial Realty Trust    5.16%         06/30/18      5
   7     iVillage, Inc.                   4.84%         04/30/15      7
   9     Best Buy                         9.81%         01/31/12      9
  12     Hydrite Chemical Company         5.18%         12/31/12     12
  13     Gap, Inc.                        9.57%         03/31/11     13
  14     Various                        Various          Various     14
 14.01   Bankok Noodles                   1.96%         05/31/09  14.01
 14.02                                                            14.02
  15     Kerasotes Theatres (Ground      12.48%         12/31/24     15
         Lease)
  17     Various                        Various          Various     17
 17.01   Presidental Financial Corp.      8.83%         03/31/13  17.01
 17.02   DeKalb Convention & Visitors    10.64%         12/31/10  17.02
 17.03                                                            17.03
 17.04   Craig R. Goodman Law Office      7.70%         06/30/10  17.04
 17.05   Washington Mutal Bank, FA       26.14%         10/31/11  17.05
 17.06   AMEC E&C Services, Inc.          2.51%         03/31/16  17.06
  18     Bed Bath & Beyond                8.06%         01/31/13     18
  20     Mortgage Line Financial         12.88%         06/30/14     20
  22     Empire City Subway Co.           4.59%         03/15/12     22
  23     Ross Dress for Less             14.07%         01/31/16     23
  25     Bed Bath and Beyond             14.47%         01/31/16     25
  26     Ethan Allen Interiors, Inc.     18.28%         11/30/10     26
  27     Minnieland                       4.91%         09/06/16     27
  29     Office Depot                    14.40%         12/31/15     29
  31     Various                        Various          Various     31
 31.01   Acapulco Mexican Restaurant      9.50%         11/30/15  31.01
 31.02   Bruegger's Bagels                7.53%         12/31/10  31.02
 31.03   Kelley Gallery                  12.62%         11/30/07  31.03
 31.04   Dr. Montgomery                  11.44%         11/30/07  31.04
 31.05   Woodbury OB & GYN               17.91%         12/31/08  31.05
 31.06                                                            31.06
  32     Nexson Pruet Jacobs & Pollard    5.27%         02/28/07     32
  34     CMX, LLC                         8.69%         05/31/10     34
  35     Radio Shack                      1.91%         08/31/06     35
  36     United Art & Education          12.52%         06/30/16     36
  37                                                                 37
  39     Bed Bath & Beyond                7.84%         01/31/12     39
  42     TMP Worldwide.com               19.87%         10/31/08     42
  43                                                                 43
  44     Matrix Settlement                9.04%         10/31/07     44
  47     Mass Mutual                     13.34%         01/31/11     47
  48     Petco                            9.81%         10/31/09     48
  49                                                                 49
  50     DAB Catering, Inc.               4.54%         02/15/15     50
  55     Blockbuster Video                5.74%         12/31/07     55
  57     BB&B Sports                     12.40%         04/05/10     57
  58     Regency Institute                5.88%         10/30/08     58
  61     Grease Monkey                    5.90%         10/15/26     61
  62     Wachovia Bank                    5.59%         08/31/09     62
  63     Dept. of Industrial Relations   16.62%         01/31/09     63
  67     Party City                       8.48%         03/31/07     67
  68     The Synergy Club                 4.10%         04/30/11     68
  70     CCS                             20.20%         08/30/11     70
  75     Brentwood Eye Care Optometry     9.65%         07/31/16     75
         Group
  77                                                                 77
 77.01                                                            77.01
 77.02                                                            77.02
 77.03                                                            77.03
 77.04                                                            77.04
  78     Dollar Tree                      4.36%         06/30/08     78
  80     Damon's                         10.64%         03/31/07     80
  81     North Fork Bank                  3.86%         06/30/18     81
  83                                                                 83

Mortgage  Loan                                                 General                      Cut-Off Date
  Loan   Group                                                 Property      Specific           Loan
 Number  Number                 Property Name                    Type      Property Type    Balance ($)
-------- ------ --------------------------------------------- ---------- ------------------ ------------
   86      1    Conte Lubrano Apartments                       Mixed Use Multifamily/Office 8,591,156.49
   87      1    Freeport Corporate Center                         Office           Suburban 8,500,000.00
   88      1    1000 South Avenue                                 Office           Suburban 8,400,000.00
   92      1    Desert Inn Pecos Center                           Retail         Unanchored 8,150,000.00
   93      1    Gateway Mountain Village (Building C)             Retail         Unanchored 8,125,000.00
   95      1    Oakley Building                                   Office           Suburban 7,991,974.83
   96      1    AKI Building                                      Office           Suburban 7,800,000.00
   97      1    Parkway Building                                  Office           Suburban 7,720,000.00
   99      1    Wilkinson Crossing                                Retail    Shadow Anchored 7,592,760.97
  101      1    Grinnell Water Works Building                     Office           Suburban 7,360,000.00
  102      1    Drake Office Building                             Office           Suburban 7,200,000.00
  105      1    Cornerstone Business Center                   Industrial               Flex 7,068,000.00
  106      1    Keyser Valley Industrial Center               Industrial       Distribution 7,000,000.00
  107      1    Westfork Building T                           Industrial               Flex 6,875,000.00
  111      1    Syracuse Hill                                     Office           Suburban 6,500,000.00
  112      1    Sports Authority Plaza                            Retail           Anchored 6,492,738.39
  116      1    Monroe Office Building                            Office           Suburban 6,121,056.36
  117      1    Southcreek Corporate Center II                    Office           Suburban 6,000,000.00
  118      1    Cross Creek Centre                                Retail         Unanchored 5,989,959.01
  121      1    Agoura Hills Business Center II                   Office           Suburban 5,800,000.00
  125      1    175 Crossways Park West                           Office           Suburban 5,600,000.00
  126      1    Bold Concepts Building                            Office           Suburban 5,585,000.00
  128      1    Baldwin Shopping Center                           Retail         Unanchored 5,454,779.26
  129      1    The Business Center of Alabama                    Office                CBD 4,994,974.68
  131      1    Carillon Square                                   Retail    Shadow Anchored 4,800,000.00
  136      1    ATC Office Complex                                Office           Suburban 4,500,000.00
  137      1    2065 West Obispo                              Industrial               Flex 4,492,282.40
  139      1    Rite Aid - Roseburg, OR                           Retail      Single Tenant 4,311,170.09
  141      1    Wadsworth Medical Office Building                 Office            Medical 4,275,000.00
  142      1    Union Town Center I & II                          Retail    Shadow Anchored 4,250,000.00
  143      1    One Stop Plaza                                    Retail         Unanchored 4,192,642.20
  147      1    Walgreens - Grand Junction, CO                    Retail      Single Tenant 3,981,000.00
  148      1    240 Crossways Park West                           Office           Suburban 3,925,000.00
  149      1    303-325 Crossways Park Drive                      Office           Suburban 3,925,000.00
  150      1    Circuit City - Oklahoma City, OK                  Retail      Single Tenant 3,900,000.00
  155      1    5000 California Office Plaza                      Office           Suburban 3,600,000.00
  159      1    Walgreens - Auburn, AL                            Retail      Single Tenant 3,505,000.00
  160      1    Shoppes at Home Depot                             Retail    Shadow Anchored 3,500,000.00
  162      1    Rite Aid - Ontario, OR                            Retail      Single Tenant 3,450,000.00
  163      1    Walgreens - Houston, TX (Sam Houston Parkway)     Retail      Single Tenant 3,414,000.00
  166      1    Walgreens - Fort Morgan, CO                       Retail      Single Tenant 3,323,428.92
  168      1    Corsicana Marketplace                             Retail    Shadow Anchored 3,296,874.86
  170      1    26th and Pulaski                                  Retail         Unanchored 3,187,048.28
  171      1    Sutherland Retail                                 Retail         Unanchored 3,150,000.00
  173      1    Walgreens - Knoxville, TN                         Retail      Single Tenant 3,088,000.00
  174      1    Walgreens - Houston, TX (El Camino Real)          Retail      Single Tenant 3,081,000.00
  175      1    Shops at Market Square                            Retail    Shadow Anchored 3,050,000.00
  180      1    FBI - Flagstaff, AZ                               Office           Suburban 2,825,000.00
  181      1    CVS - Kissimmee, FL                               Retail      Single Tenant 2,814,000.00
  182      1    United SuperMarket - Borger West                  Retail      Single Tenant 2,794,174.49
  184      1    Harvester Building                             Mixed Use       Multifamily/ 2,722,364.16
                                                                              Office/Retail
  185      1    Walgreens - Lake Charles, LA                      Retail      Single Tenant 2,714,000.00
  186      1    Walgreens - New Hartford, NY                      Retail      Single Tenant 2,700,000.00
  187      1    Compass Insurance Agency                          Office           Suburban 2,675,000.00
  189      1    Layton Retail Shops                               Retail    Shadow Anchored 2,520,686.12
  190      1    Arizona Retail Pool                               Retail         Unanchored 2,500,000.00
 190.01         St. Mary's                                        Retail         Unanchored
 190.02         Sierra Vista                                      Retail         Unanchored
  191      1    Shoppes at Prien Lake                             Retail    Shadow Anchored 2,415,000.00
  192      1    Eastgate II Business Center                       Office           Suburban 2,350,000.00
  193      1    Kirkwood Square Retail Center                     Retail         Unanchored 2,195,322.55
  195      1    Bear Hollow Village Square                        Office           Suburban 2,121,000.00
  196      1    Mentor Retail                                  Mixed Use      Retail/Office 2,025,000.00
  198      1    Shoppes at Spring Valley                          Retail    Shadow Anchored 1,997,911.87
  199      1    North Park Shopping Center                        Retail         Unanchored 1,995,838.92
  200      1    Mentor Medical Offices                            Office            Medical 1,975,000.00
  201      1    225 Crossways Park Drive                      Industrial               Flex 1,925,000.00
  202      1    Hampton Place Shopping Center                     Retail           Anchored 1,645,821.73
  203      1    Einstein Bagel Building                           Retail         Unanchored 1,640,000.00
  205      1    Matlock & Bardin Center                           Retail         Unanchored 1,347,726.42
  206      1    Sherwin Williams Retail Center                 Mixed Use   Retail/Warehouse 1,250,000.00
  207      1    China Gate Office Building                        Office           Suburban   965,500.00

                                                          Largest
Mortgage  Number                                          Tenant
  Loan   of Units Unit of                                  % of
 Number  (Units)  Measure         Largest Tenant            NRA
-------- -------- ------- ------------------------------- -------
   86     69,649  Sq. Ft. Davis Alexander Spa                9.01%
   87     98,835  Sq. Ft. Xeno Development Corporation      22.92%
   88     38,389  Sq. Ft. Amabalie & Erman                  28.20%
   92     48,172  Sq. Ft. Nevada Career Institute           29.44%
   93     36,147  Sq. Ft. 3-Day Suit Broker                 27.66%
   95     36,573  Sq. Ft. Oakley, Inc.                     100.00%
   96     60,859  Sq. Ft. Thomas, Head and Greisen          13.60%
   97     42,915  Sq. Ft. Parkway Bank                      48.64%
   99     44,840  Sq. Ft. ABC Store                         11.15%
  101     52,538  Sq. Ft. GMR Marketing, LLC                33.32%
  102     83,182  Sq. Ft. Northwest Area Foundation         25.63%
  105     71,567  Sq. Ft. Gateway Church                    65.18%
  106    270,000  Sq. Ft. Master Halco                     100.00%
  107    116,685  Sq. Ft. SuperValu Holdings                15.18%
  111     82,365  Sq. Ft. Glow Teknologies, Inc              7.70%
  112     58,366  Sq. Ft. Sports Authority                  67.41%
  116     68,112  Sq. Ft. VNA                               47.52%
  117     56,093  Sq. Ft. CoreSource, Inc.                  56.47%
  118     35,147  Sq. Ft. Blockbuster, Inc.                 15.75%
  121     34,172  Sq. Ft. THQ                               78.18%
  125     40,000  Sq. Ft. Triumph Funding                  100.00%
  126     35,640  Sq. Ft. Bold Concepts                     41.23%
  128     42,068  Sq. Ft. R&S Strauss                       25.00%
  129     46,429  Sq. Ft. Business Council of Alabama       21.47%
  131     49,091  Sq. Ft. Sizzler                           14.36%
  136     45,000  Sq. Ft. American Transmission Company    100.00%
  137     55,594  Sq. Ft. Benson Systems                    61.16%
  139     17,272  Sq. Ft. Rite Aid                         100.00%
  141     21,447  Sq. Ft. Performax                         30.02%
  142     20,530  Sq. Ft. Fitness 19 CO 158, LLC            35.23%
  143     32,162  Sq. Ft. Family Dollar                     31.09%
  147     14,490  Sq. Ft. Walgreens                        100.00%
  148     25,929  Sq. Ft. Keller O'Reilly & Watson          36.77%
  149     26,304  Sq. Ft. Lackman Food Services             37.54%
  150     49,439  Sq. Ft. Circuit City                     100.00%
  155     33,546  Sq. Ft. USDA                              26.61%
  159     14,758  Sq. Ft. Walgreens                        100.00%
  160     39,584  Sq. Ft. Evergreen Rest.                   22.23%
  162     17,272  Sq. Ft. Rite Aid                         100.00%
  163     15,050  Sq. Ft. Walgreens                        100.00%
  166     14,490  Sq. Ft. Walgreens                        100.00%
  168     25,192  Sq. Ft. The Shoe Department               19.85%
  170     19,525  Sq. Ft. The Children's Place              26.97%
  171     39,892  Sq. Ft. Hancock Fabrics                   40.11%
  173     15,120  Sq. Ft. Walgreens                        100.00%
  174     15,624  Sq. Ft. Walgreens                        100.00%
  175      9,265  Sq. Ft. Embarq                            33.24%
  180      9,282  Sq. Ft. Federal Bureau of Investigation  100.00%
  181     10,908  Sq. Ft. CVS                              100.00%
  182     44,250  Sq. Ft. United Supermarket               100.00%
  184     53,670  Sq. Ft. Artisan Furniture Showroom         9.13%
  185     14,490  Sq. Ft. Walgreens                        100.00%
  186     14,550  Sq. Ft. Walgreens                        100.00%
  187     24,414  Sq. Ft. Compass Insurance Agency, Inc.   100.00%
  189      9,600  Sq. Ft. Payless                           31.25%
  190     19,468  Sq. Ft. Various                         Various
 190.01   15,600  Sq. Ft. El Herradero Bakery               15.38%
 190.02    3,868  Sq. Ft. Verizon Wireless                  66.91%
  191     13,580  Sq. Ft. Anytime Fitness                   33.80%
  192     18,696  Sq. Ft. Qwest                             51.35%
  193     13,920  Sq. Ft. Verizon Wireless                  31.61%
  195     16,035  Sq. Ft. EOCG, LLC                         16.19%
  196     25,938  Sq. Ft. Stadium Grill                     20.43%
  198      9,460  Sq. Ft. Medicap                           21.14%
  199     61,891  Sq. Ft. Hagemeyer (Warehouse)             27.54%
  200     18,282  Sq. Ft. Daniel Weiss, MD                  34.46%
  201     18,200  Sq. Ft. Leeman Designs, Inc.             100.00%
  202     43,027  Sq. Ft. Food Fair                         61.88%
  203      6,035  Sq. Ft. Avenues Bakery                    58.57%
  205      6,000  Sq. Ft. Valued Services                   36.67%
  206     13,840  Sq. Ft. Sherwin Williams                  25.00%
  207     10,018  Sq. Ft. Hansa Investments, Inc.          100.00%

                                                    2nd
                                                  Largest     2nd
Mortgage  Largest                                 Tenant    Largest
  Loan    Tenant                                   % of     Tenant
 Number  Exp. Date    2nd Largest Tenant Name       NRA    Exp. Date
-------- --------- ------------------------------ -------  ---------
   86    06/01/11  Unique Physique                   5.10% 06/01/07
   87    02/28/11  Paragon Global Resources         14.83% 12/31/10
   88    12/31/12  RPM Insurance                    17.09% 10/31/12
   92    05/19/09  Family Dollar Stores             20.11% 12/31/10
   93    06/30/16  Shoe City                        17.99% 06/30/11
   95    11/30/16
   96    09/30/09  Michael Baker Jr Inc.            11.20% 11/30/10
   97    01/31/21  Exit Realty                      16.49% 06/01/13
   99    07/31/11  Simply Fashion                   11.15% 08/31/11
  101    Multiple  Mecklenburg County               15.04% 10/15/08
           Spaces
  102    05/05/12  Benham Companies Inc             25.44% 10/30/11
  105    06/30/09  Deep South Logistics             25.99% 12/31/10
  106    07/14/16
  107    04/19/08  Mac-Gray Services, Inc.           9.15% 02/28/11
  111    08/14/10  Newton & Associates LLC           7.57% 11/30/11
  112    06/30/14  Bally Total Fitness Corp.        24.31% 04/30/14
  116    06/30/09  Jevs                             29.61% 06/30/10
  117    05/01/12  Paychex North America, Inc.      34.46% 05/01/11
  118    12/31/08  Honey Baked Ham                   8.42% 09/30/11
  121    09/30/15  Warmington Homes                 17.98% 08/31/08
  125    12/31/11
  126    06/01/20  Potomac Digitek                  12.24% 03/01/13
  128    12/31/10  Mandee                           23.97% 01/31/13
  129    12/31/14  Dept. of Children's Affairs      16.50% 03/31/11
  131    02/08/08  American Lending Network         13.55% 05/31/11
  136    08/31/16
  137    08/31/16  Velocity                         38.84% 08/31/13
  139    06/30/26
  141    08/31/14  Focus on Kids                    25.55% 01/31/15
  142    07/14/16  Hollywood Entertainment Corp.    30.69% 01/31/14
  143    08/30/14  Susie's Deals                    16.79% 09/30/09
  147    07/31/31
  148    11/30/12  Intellicheck, Inc.               27.44% 12/31/10
  149    12/31/09  AmeriCorp                        35.30% 06/30/12
  150    02/28/15
  155    08/31/07  Citibank                         16.58% 05/31/10
  159    06/30/30
  160    02/28/08  Parent Teacher Store             10.14% 04/30/07
  162    08/31/26
  163    03/31/21
  166    06/30/31
  168    03/31/10  Rent-A-Center                    16.67% 12/31/09
  170    06/30/16  Fifth Third Bank                 24.38% 10/31/15
  171    07/24/16  Oasis Christian Superstore       20.05% 08/01/11
  173    05/31/20
  174    04/19/21
  175    06/01/11  Starbucks                        20.78% 06/27/15
  180    09/05/21
  181    11/08/20
  182    09/29/17
  184    02/28/07  Riverwalk Restaurant              8.38% 02/28/07
  185    12/31/21
  186    06/30/31
  187    12/31/17
  189    10/31/10  Starbucks Corporation            18.64% 04/30/16
  190     Various  Various                        Various   Various
 190.01  09/30/08  El Herradero Market              15.38% 09/30/08
 190.02  02/28/09  Supercuts                        33.09% 06/30/09
  191    08/31/11  The Men's Wearhouse              25.77% 02/12/14
  192    11/01/11  Manpower, Inc.                   12.46% 05/01/15
  193    10/31/09  Compass Bank (Pad Lease)         24.78% 09/30/23
  195    03/31/09  Hamlet Development Co            15.86% 08/31/09
  196    07/31/08  Imperial Dragon                  18.51% 12/31/09
  198    08/20/09  Trustco Bank                     19.66% 08/31/26
  199    07/31/07  Hastings                         24.18% 09/30/11
  200    07/31/15  Dr. Martha Hackett               34.09% 05/31/11
  201    05/15/10
  202    09/30/10  CVS Drugs                        19.17% 08/31/10
  203    08/01/09  Einstein Bros. Bagels            41.43% 12/01/11
  205    06/14/11  Omar's Dry Cleaning dba Lapels   33.33% 08/26/11
  206    06/30/16  Wood Floor Warehouse             25.00% 08/31/13
  207    09/30/18

                                          3rd
Mortgage                                Largest                   Mortgage
  Loan                                   Tenant    3rd Largest      Loan
 Number     3rd Largest Tenant Name     % of NRA Tenant Exp. Date  Number
-------- ------------------------------ -------- ---------------- --------
   86    Squires Group                    3.62%         12/01/06       86
   87    Brink's Incorporated            14.06%         06/30/07       87
   88    Nicotra Group                   11.77%         08/31/16       88
   92    Phillips & Cohen Associates     14.32%         06/30/11       92
   93    WingNuts Restaurant             13.86%         06/30/21       93
   95                                                                  95
   96    Fidelity Title                  11.02%  Multiple Spaces       96
   97                                                                  97
   99    Rent-A-Center                    9.37%         08/31/11       99
  101    The Freelon Group                7.64%         04/19/07      101
  102    Burns & Wilcox Ltd.              8.75%         05/31/07      102
  105    Adams Consulting Engineers,      8.84%         07/31/10      105
         Inc.
  106                                                                 106
  107    Department of Revenue            9.06%         06/30/07      107
  111    Marlin Leasing Corporation       7.18%         09/30/09      111
  112    Chase                            6.08%         10/31/14      112
  116    Barber                           8.59%         04/30/09      116
  117                                                                 117
  118    Boynton Realty, Inc. dba ReMax   6.83%         09/30/09      118
  121    Shamir USA                       3.84%         08/31/08      121
  125                                                                 125
  126    Robotic Research, LLC            9.49%         04/01/08      126
  128    Golden                           6.85%         07/31/11      128
  129    Bureau of ATF GSA               10.13%         11/30/12      129
  131    Bio Medics                      12.68%         12/31/10      131
  136                                                                 136
  137                                                                 137
  139                                                                 139
  141    American Chiropractic dba Esli  13.84%         02/28/15      141
         Clinic
  142    Culpepper's (Lagniappe          10.78%         08/31/16      142
         Enterprises, Inc.)
  143    La Estrella Carniceria           9.42%         02/28/10      143
  147                                                                 147
  148    Jericho Interiors               20.27%         02/28/08      148
  149    March of Dimes                  21.28%         05/31/12      149
  150                                                                 150
  155    Patterson, Rittner et al         9.54%         02/28/09      155
  159                                                                 159
  160    Beauty Alliance                  8.08%         05/31/09      160
  162                                                                 162
  163                                                                 163
  166                                                                 166
  168    Cato                            15.68%         01/31/10      168
  170    Foot Locker Specialty, Inc.     18.44%         01/31/11      170
  171    Tri Stone, Inc.                 19.78%         08/01/11      171
  173                                                                 173
  174                                                                 174
  175    The Pink Pineapple              17.81%         07/05/11      175
  180                                                                 180
  181                                                                 181
  182                                                                 182
  184    Dakota Video                     5.78%         12/31/06      184
  185                                                                 185
  186                                                                 186
  187                                                                 187
  189    Jentec Marketing, Inc. dba The  13.59%         05/07/11      189
         UPS Store
  190    Various                        Various          Various      190
 190.01  St. Marys Laundry               15.38%         04/30/08   190.01
 190.02                                                            190.02
  191    Cheeburger Cheeburger           22.09%         05/26/09      191
  192    Wells Fargo Home Mortgage        9.39%         09/30/07      192
  193    ACE Check Cashing                7.11%         09/30/10      193
  195    Flashpoint                      11.76%         01/31/11      195
  196    Kolita & Co-CPA                  9.98%         06/30/10      196
  198    Elegant Nails                   12.68%         08/31/11      198
  199    Dollar General                  11.63%         06/01/07      199
  200    Dr. Schleder                     9.03%         01/31/09      200
  201                                                                 201
  202    Movie Gallery                    8.37%         03/31/09      202
  203                                                                 203
  205    Starbucks                       30.00%         07/07/15      205
  206    Legacy REI/Blue Moon            25.00%         09/30/11      206
  207                                                                 207

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST SERIES 2006-C28

ANNEX A-5 CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES
          (CROSSED & PORTFOLIOS)

                                                                                     Cross
                                                                                 Collateralized
Mortgage  Loan                                                                     and Cross
  Loan   Group                                                                     Defaulted
 Number  Number               Property Name                    City       State    Loan Flag
-------- ------ ----------------------------------------- -------------- ------- --------------
   6       1    RLJ Hotel Pool                               Various     Various

  6.01          Marriott - Denver, CO                         Denver       CO
  6.02          Marriott - Bedford Park, IL                Bedford Park    IL
  6.03          Renaissance - Plantantion, FL               Plantation     FL
  6.04          Marriott - Austin, TX                         Austin       TX
  6.05          Hilton Garden Inn - Bedford Park, IL       Bedford Park    IL
  6.06          Residence Inn - Plantation, FL              Plantation     FL
  6.07          Renaissance - Broomfield, CO                Broomfield     CO
  6.08          Courtyard - Salt Lake City, UT            Salt Lake City   UT
  6.09          Residence Inn Galleria - Houston, TX         Houston       TX
  6.10          Hampton Inn - Bedford Park, IL             Bedford Park    IL
  6.11          Marriott - Pontiac, MI                       Pontiac       MI
  6.12          Holiday Inn Express - Bedford Park, IL     Bedford Park    IL
  6.13          Courtyard - Austin, TX                        Austin       TX
  6.14          Springhill Suites - Austin, TX                Austin       TX
  6.15          Residence Inn - Round Rock, TX              Round Rock     TX
  6.16          Residence Inn - Austin, TX                    Austin       TX
  6.17          Courtyard - Tampa, FL                         Tampa        FL
  6.18          Residence Inn - Pontiac, MI                  Pontiac       MI
  6.19          Residence Inn - Schaumberg, IL              Schaumburg     IL
  6.20          Sleep Inn - Bedford Park, IL               Bedford Park    IL
  6.21          Springhill Suites - Schaumberg, IL          Schaumburg     IL
  6.22          Fairfield Inn & Suites - Brandon, FL         Brandon       FL
  6.23          Courtyard - Fort Wayne, IN                  Fort Wayne     IN
  6.24          Courtyard - Louisville, KY                  Louisville     KY
  6.25          Courtyard - Merrillville, IN               Merrillville    IN
  6.26          Residence Inn - Louisville, CO              Louisville     CO
  6.27          Residence Inn - Fishers, IN                  Fishers       IN
  6.28          Courtyard - Sugarland, TX                   Sugarland      TX
  6.29          Residence Inn - Sugarland, TX               Sugarland      TX
  6.30          Fairfield Inn & Suites - Merrillville, IN  Merrillville    IN
  6.31          Courtyard - Mesquite, TX                     Mesquite      TX
  6.32          Residence Inn - Merrillville, IN           Merrillville    IN
  6.33          Courtyard - Mishawaka, IN                   Mishawaka      IN
  6.34          Courtyard - Pontiac, MI                      Pontiac       MI
  6.35          Residence Inn II - Austin, TX                 Austin       TX
  6.36          Hampton Inn - Merrillville, IN             Merrillville    IN
  6.37          Holiday Inn Express - Merrillville, IN     Merrillville    IN
  6.38          Courtyard - Valparaiso, IN                  Valparaiso     IN
  6.39          Fairfield Inn & Suites - Austin, TX           Austin       TX
  6.40          Holiday Inn Select - Grand Rapids, MI      Grand Rapids    MI
  6.41          Residence Inn - South Bend, IN              South Bend     IN
  6.42          Courtyard - Benton Harbor, MI             Benton Harbor    MI
  6.43          Fairfield Inn & Suites - Valparaiso, IN     Valparaiso     IN

                                         % of    Original Remaining
                                       Aggregate Term to   Term to
Mortgage   Original        Cut-Off      Cut-Off  Maturity Maturity  Remaining
  Loan       Loan         Date Loan      Date     or ARD   or ARD   IO Period
 Number   Balance ($)    Balance ($)    Balance   (Mos.)   (Mos.)    (Mos.)
-------- -------------- -------------- --------- -------- --------- ---------
   6     146,092,500.00 146,092,500.00   4.06%     120       117       39

  6.01    11,460,128.84
  6.02     8,203,265.56
  6.03     7,422,904.60
  6.04     6,451,892.13
  6.05     6,268,955.13
  6.06     5,837,184.01
  6.07     5,512,152.59
  6.08     5,318,818.69
  6.09     5,153,233.01
  6.10     4,845,579.27
  6.11     4,040,901.25
  6.12     3,773,478.27
  6.13     3,672,349.48
  6.14     3,530,112.31
  6.15     3,385,427.28
  6.16     3,359,176.32
  6.17     3,107,603.35
  6.18     3,073,837.10
  6.19     3,031,544.16
  6.20     3,022,242.34
  6.21     2,963,225.82
  6.22     2,948,018.32
  6.23     2,842,791.24
  6.24     2,765,427.33
  6.25     2,676,317.51
  6.26     2,467,778.15
  6.27     2,439,734.87
  6.28     2,415,142.74
  6.29     2,195,204.63
  6.30     2,189,003.61
  6.31     2,117,774.13
  6.32     2,081,580.29
  6.33     2,055,810.27
  6.34     2,022,556.82
  6.35     2,005,927.05
  6.36     1,692,713.64
  6.37     1,509,717.57
  6.38     1,372,674.65
  6.39     1,258,097.98
  6.40     1,186,723.43
  6.41       992,450.52
  6.42       759,682.99
  6.43       663,360.75

         Original Remaining                Maturity
Mortgage  Amort     Amort     Monthly     Date or ARD
  Loan     Term     Term        P&I         Balloon       Appraised
 Number   (Mos.)   (Mos.)   Payments ($)  Balance ($)     Value ($)    DSCR (x)
-------- -------- --------- ------------ -------------- -------------- --------
   6       360       360     903,701.52  133,884,025.99 732,600,000.00   1.37

  6.01                                                   50,400,000.00
  6.02                                                   38,500,000.00
  6.03                                                   42,300,000.00
  6.04                                                   33,900,000.00
  6.05                                                   30,100,000.00
  6.06                                                   26,100,000.00
  6.07                                                   43,600,000.00
  6.08                                                   23,100,000.00
  6.09                                                   22,500,000.00
  6.10                                                   26,000,000.00
  6.11                                                   37,400,000.00
  6.12                                                   16,400,000.00
  6.13                                                   16,100,000.00
  6.14                                                   16,800,000.00
  6.15                                                   14,500,000.00
  6.16                                                   15,900,000.00
  6.17                                                   13,400,000.00
  6.18                                                   14,200,000.00
  6.19                                                   15,700,000.00
  6.20                                                   13,600,000.00
  6.21                                                   16,400,000.00
  6.22                                                   12,300,000.00
  6.23                                                   13,700,000.00
  6.24                                                   15,400,000.00
  6.25                                                   12,000,000.00
  6.26                                                   12,400,000.00
  6.27                                                   11,300,000.00
  6.28                                                    9,800,000.00
  6.29                                                    9,700,000.00
  6.30                                                    9,300,000.00
  6.31                                                    9,500,000.00
  6.32                                                    9,400,000.00
  6.33                                                    9,500,000.00
  6.34                                                   10,100,000.00
  6.35                                                    9,200,000.00
  6.36                                                    7,500,000.00
  6.37                                                    6,800,000.00
  6.38                                                    7,700,000.00
  6.39                                                    5,500,000.00
  6.40                                                    9,100,000.00
  6.41                                                    5,700,000.00
  6.42                                                    6,600,000.00
  6.43                                                    3,200,000.00

                                            Cut-Off
         Cut-off   LTV                     Date Loan
Mortgage  Date   Ratio at  Number            Amount                 Mortgage
  Loan     LTV   Maturity of Units Unit of    Per      UW Net Cash    Loan
 Number   Ratio   or ARD  (Units)  Measure (Unit) ($)   Flow ($)     Number
-------- ------- -------- -------- ------- ---------- ------------- --------
   6      68.87%  63.12%   5,429    Rooms  92,935.88  51,147,634.63      6

  6.01                       279    Rooms              3,843,645.35   6.01
  6.02                       200    Rooms              2,626,265.04   6.02
  6.03                       250    Rooms              3,060,307.40   6.03
  6.04                       211    Rooms              2,324,584.52   6.04
  6.05                       174    Rooms              2,006,998.45   6.05
  6.06                       138    Rooms              2,188,132.90   6.06
  6.07                       232    Rooms              1,887,216.24   6.07
  6.08                       154    Rooms              1,702,813.26   6.08
  6.09                       146    Rooms              1,885,783.91   6.09
  6.10                       170    Rooms              1,558,815.12   6.10
  6.11                       290    Rooms              1,767,883.32   6.11
  6.12                       104    Rooms              1,342,242.18   6.12
  6.13                       102    Rooms              1,254,103.20   6.13
  6.14                       152    Rooms              1,317,842.65   6.14
  6.15                        96    Rooms              1,198,136.49   6.15
  6.16                        84    Rooms              1,091,737.25   6.16
  6.17                        90    Rooms              1,185,532.40   6.17
  6.18                       114    Rooms                984,084.70   6.18
  6.19                       125    Rooms              1,051,201.25   6.19
  6.20                       120    Rooms                992,039.96   6.20
  6.21                       132    Rooms              1,008,337.00   6.21
  6.22                       107    Rooms              1,096,156.95   6.22
  6.23                       142    Rooms                942,646.36   6.23
  6.24                       114    Rooms                885,347.77   6.24
  6.25                       112    Rooms                897,987.32   6.25
  6.26                        88    Rooms                790,056.48   6.26
  6.27                        78    Rooms                781,078.22   6.27
  6.28                       112    Rooms                908,566.88   6.28
  6.29                        78    Rooms                820,466.35   6.29
  6.30                       113    Rooms                848,728.00   6.30
  6.31                       101    Rooms                850,459.32   6.31
  6.32                        78    Rooms                701,649.00   6.32
  6.33                        78    Rooms                750,655.50   6.33
  6.34                       110    Rooms                647,519.49   6.34
  6.35                        66    Rooms                688,514.10   6.35
  6.36                        64    Rooms                589,569.77   6.36
  6.37                        62    Rooms                504,325.62   6.37
  6.38                       111    Rooms                439,460.24   6.38
  6.39                        63    Rooms                405,781.77   6.39
  6.40                       148    Rooms                379,927.85   6.40
  6.41                        80    Rooms                466,760.90   6.41
  6.42                        98    Rooms                255,448.72   6.42
  6.43                        63    Rooms                218,825.43   6.43

Mortgage  Loan
  Loan   Group                                                            Cross Collateralized and Cross
 Number  Number          Property Name              City       State           Defaulted Loan Flag
-------- ------ ------------------------------- ------------- ------- --------------------------------------
Various    2    Intercontinental Multifamily          Various Various Intercontinental Multifamily Portfolio
                Portfolio

  28       2    Liberty Estates Apartments            Hampton      VA Intercontinental Multifamily Portfolio
  45       2    Laurel Pines Apartments                Laurel      MD Intercontinental Multifamily Portfolio
  76       2    Country Club Apartments           Glen Burnie      MD Intercontinental Multifamily Portfolio
  104      2    Strawberry Hill Apartments          Baltimore      MD Intercontinental Multifamily Portfolio

Various    2    Jogani Portfolio 1                    Various Various                     Jogani Portfolio 1

  51       2    Las Palmas I,II,III Apartments         Rialto      CA                     Jogani Portfolio 1
  73       2    Park Circle Apartments              Lancaster      CA                     Jogani Portfolio 1
  109      2    Casa Tierra Apartments                Phoenix      AZ                     Jogani Portfolio 1
  115      2    West View Apartments                   Avenal      CA                     Jogani Portfolio 1
  138      2    Hollywood Point Apartments        Los Angeles      CA                     Jogani Portfolio 1
  154      2    Valencia - Hawthorne Apartments     Hawthorne      CA                     Jogani Portfolio 1
  161      2    Cove Apartments                    Sun Valley      CA                     Jogani Portfolio 1
  172      2    Burnet House Apartments           North Hills      CA                     Jogani Portfolio 1
  179      2    Northridge Pointe Apartments       Northridge      CA                     Jogani Portfolio 1

Various    2    Jogani Portfolio 2                    Various      CA                     Jogani Portfolio 2

  54       2    Ambassador Inn Apartments           Fullerton      CA                     Jogani Portfolio 2
  100      2    Terrace Point Apartments             Van Nuys      CA                     Jogani Portfolio 2
  122      2    Hollywood Pointe - Inglewood        Inglewood      CA                     Jogani Portfolio 2
                Apartments
  135      2    Rose Terrace Apartments              Whittier      CA                     Jogani Portfolio 2
  144      2    El Adobe Apartments               Pico Rivera      CA                     Jogani Portfolio 2
  151      2    Suntree Apartments                     Rialto      CA                     Jogani Portfolio 2
  153      2    Woodland Pointe Apartments        Canoga Park      CA                     Jogani Portfolio 2
  157      2    Courtyard Van Nuys Apartments        Van Nuys      CA                     Jogani Portfolio 2
  165      2    Park Wood Patio Apartments           Palmdale      CA                     Jogani Portfolio 2
  176      2    South Towers Apartments           Los Angeles      CA                     Jogani Portfolio 2
  204      2    Park Royale Apartments               Glendale      CA                     Jogani Portfolio 2

  14       1    Personality Pool                San Francisco      CA

 14.01          114 Powell Street               San Francisco      CA
 14.02          440 Geary Street                San Francisco      CA
 14.03          952 Sutter Street               San Francisco      CA

  17       1    Lakeside Pool                          Tucker      GA

 17.01          1979 Lakeside                          Tucker      GA
 17.02          1957 Lakeside                          Tucker      GA
 17.03          1927 Lakeside                          Tucker      GA
 17.04          1990 Lakeside                          Tucker      GA
 17.05          1975 Lakeside                          Tucker      GA
 17.06          1967 Lakeside                          Tucker      GA

                                       % of    Original Remaining
                                     Aggregate Term to   Term to
Mortgage               Cut-Off Date   Cut-Off  Maturity Maturity  Remaining
  Loan   Original Loan     Loan        Date     or ARD   or ARD   IO Period
 Number   Balance ($)  Balance ($)    Balance   (Mos.)   (Mos.)    (Mos.)
-------- ------------- ------------- --------- -------- --------- ---------
Various  59,000,000.00 59,000,000.00   1.64%      60        59       59

  28     24,120,000.00 24,120,000.00   0.67%      60        59       59
  45     17,180,000.00 17,180,000.00   0.48%      60        59       59
  76     10,600,000.00 10,600,000.00   0.29%      60        59       59
  104     7,100,000.00  7,100,000.00   0.20%      60        59       59

Various  57,231,900.00 57,231,900.00   1.59%     120       120

  51     15,553,000.00 15,553,000.00   0.43%     120       120
  73     11,216,800.00 11,216,800.00   0.31%     120       120
  109     6,775,000.00  6,775,000.00   0.19%     120       120
  115     6,160,000.00  6,160,000.00   0.17%     120       120
  138     4,339,200.00  4,339,200.00   0.12%     120       120
  154     3,748,000.00  3,748,000.00   0.10%     120       120
  161     3,471,600.00  3,471,600.00   0.10%     120       120
  172     3,096,300.00  3,096,300.00   0.09%     120       120
  179     2,872,000.00  2,872,000.00   0.08%     120       120

Various  55,957,500.00 55,957,500.00   1.56%     120       120

  54     15,081,900.00 15,081,900.00   0.42%     120       120
  100     7,362,900.00  7,362,900.00   0.20%     120       120
  122     5,701,200.00  5,701,200.00   0.16%     120       120
  135     4,577,300.00  4,577,300.00   0.13%     120       120
  144     4,139,500.00  4,139,500.00   0.12%     120       120
  151     3,843,900.00  3,843,900.00   0.11%     120       120
  153     3,763,200.00  3,763,200.00   0.10%     120       120
  157     3,598,700.00  3,598,700.00   0.10%     120       120
  165     3,360,000.00  3,360,000.00   0.09%     120       120
  176     3,039,800.00  3,039,800.00   0.08%     120       120
  204     1,489,100.00  1,489,100.00   0.04%     120       120

  14     54,000,000.00 54,000,000.00   1.50%     120       119       23

 14.01   33,000,000.00
 14.02   14,500,000.00
 14.03    6,500,000.00

  17     42,500,000.00 42,500,000.00   1.18%     120       120       60

 17.01            0.00
 17.02            0.00
 17.03            0.00
 17.04            0.00
 17.05            0.00
 17.06            0.00

         Original
Mortgage  Amort   Remaining               Maturity Date
  Loan     Term   Amort Term Monthly P&I  or ARD Balloon Appraised Value
 Number   (Mos.)    (Mos.)   Payments ($)  Balance ($)         ($)       DSCR (x)
-------- -------- ---------- ------------ -------------- --------------- --------
Various     IO        IO              IO  59,000,000.00   77,300,000.00    1.46

  28        IO        IO              IO  24,120,000.00   30,150,000.00    1.54
  45        IO        IO              IO  17,180,000.00   23,600,000.00    1.39
  76        IO        IO              IO  10,600,000.00   13,850,000.00    1.41
  104       IO        IO              IO   7,100,000.00    9,700,000.00    1.44

Various    360       360      328,409.27  47,955,541.80   76,515,000.00    1.22

  51       360       360       89,188.45  13,029,744.12   20,850,000.00    1.20
  73       360       360       64,322.58   9,397,031.69   14,600,000.00    1.22
  109      360       360       39,064.91   5,684,565.40    9,800,000.00    1.22
  115      360       360       35,324.43   5,160,626.49    7,700,000.00    1.28
  138      360       360       24,883.08   3,635,225.72    5,800,000.00    1.20
  154      360       360       21,492.85   3,139,939.62    4,990,000.00    1.20
  161      360       360       19,907.84   2,908,381.64    4,850,000.00    1.24
  172      360       360       17,755.69   2,593,968.80    4,325,000.00    1.23
  179      360       360       16,469.44   2,406,058.32    3,600,000.00    1.24

Various    360       360      320,887.47  46,879,181.28   75,150,000.00    1.21

  54       360       360       86,486.94  12,635,073.48   20,300,000.00    1.19
  100      360       360       42,222.44   6,168,372.85    9,900,000.00    1.19
  122      360       360       32,693.45   4,776,260.35    7,400,000.00    1.21
  135      360       360       26,248.46   3,834,697.34    6,800,000.00    1.20
  144      360       360       23,737.90   3,467,924.24    5,300,000.00    1.19
  151      360       360       22,042.79   3,220,281.19    5,000,000.00    1.19
  153      360       360       21,580.02   3,152,673.64    5,100,000.00    1.19
  157      360       360       20,636.69   3,014,861.45    4,750,000.00    1.23
  165      360       360       19,267.87   2,814,887.18    4,200,000.00    1.34
  176      360       360       17,431.69   2,546,635.13    4,200,000.00    1.22
  204      360       360        8,539.22   1,247,514.43    2,200,000.00    1.23

  14       360       360      343,094.32  48,432,247.26   81,900,000.00    1.14

 14.01                                                    50,400,000.00
 14.02                                                    19,600,000.00
 14.03                                                    11,900,000.00

  17       360       360      256,724.80  39,801,324.10   56,780,000.00    1.22

 17.01                                                    25,000,000.00
 17.02                                                     8,410,000.00
 17.03                                                     8,040,000.00
 17.04                                                     5,880,000.00
 17.05                                                     5,170,000.00
 17.06                                                     4,280,000.00

                                                     Cut-Off
Mortgage Cut-off   LTV Ratio                        Date Loan
  Loan   Date LTV at Maturity   Number of   Unit of Amount Per UW Net Cash   Mortgage
 Number   Ratio     or ARD    Units (Units) Measure (Unit) ($)  Flow ($)    Loan Number
-------- -------- ----------- ------------- ------- ---------- ------------ -----------
Various   76.33%    76.33%         1,111      Units  53,105.31 5,103,533.53   Various

  28      80.00%    80.00%           580      Units  41,586.21 2,197,924.74        28
  45      72.80%    72.80%           236      Units  72,796.61 1,412,212.49        45
  76      76.53%    76.53%           150      Units  70,666.67   887,251.56        76
  104     73.20%    73.20%           145      Units  48,965.52   606,144.74       104

Various   74.80%    62.67%           940      Units  60,885.00 4,812,550.27   Various

  51      74.59%    62.49%           212      Units  73,363.21 1,285,633.49        51
  73      76.83%    64.36%           164      Units  68,395.12   942,592.68        73
  109     69.13%    58.01%           200      Units  33,875.00   572,627.87       109
  115     80.00%    67.02%           150      Units  41,066.67   541,605.40       115
  138     74.81%    62.68%            50      Units  86,784.00   356,983.18       138
  154     75.11%    62.92%            51      Units  73,490.20   310,711.37       154
  161     71.58%    59.97%            49      Units  70,848.98   295,725.92       161
  172     71.59%    59.98%            36      Units  86,008.33   262,004.11       172
  179     79.78%    66.83%            28      Units 102,571.43   244,666.25       179

Various   74.46%    62.38%           795      Units  70,386.79 4,655,564.96   Various

  54      74.30%    62.24%           236      Units  63,906.36 1,239,240.52        54
  100     74.37%    62.31%           123      Units  59,860.98   605,157.80       100
  122     77.04%    64.54%            61      Units  93,462.30   476,374.95       122
  135     67.31%    56.39%            54      Units  84,764.81   378,172.32       135
  144     78.10%    65.43%            67      Units  61,783.58   337,899.03       144
  151     76.88%    64.41%            50      Units  76,878.00   315,614.39       151
  153     73.79%    61.82%            41      Units  91,785.37   307,955.73       153
  157     75.76%    63.47%            60      Units  59,978.33   305,109.76       157
  165     80.00%    67.02%            52      Units  64,615.38   309,325.31       165
  176     72.38%    60.63%            33      Units  92,115.15   254,892.02       176
  204     67.69%    56.71%            18      Units  82,727.78   125,823.13       204

  14      65.93%    59.14%       Various    Various    349.53* 4,677,253.12        14

 14.01                            56,064    Sq. Ft.            2,704,178.00     14.01
 14.02                            56,064    Sq. Ft.            1,434,575.00     14.02
 14.03                                57      Rooms              538,500.00     14.03

  17      74.85%    70.10%       511,576    Sq. Ft.      83.08 3,763,875.49        17

 17.01                           200,436    Sq. Ft.            1,911,516.19     17.01
 17.02                            87,425    Sq. Ft.              407,856.17     17.02
 17.03                            58,365    Sq. Ft.              550,895.61     17.03
 17.04                            60,708    Sq. Ft.              364,514.42     17.04
 17.05                            54,485    Sq. Ft.              355,294.66     17.05
 17.06                            50,157    Sq. Ft.              173,798.44     17.06

Mortgage  Loan
  Loan   Group                                                             Cross Collateralized and
 Number  Number          Property Name              City      State        Cross Defaulted Loan Flag
-------- ------- ------------------------------ ------------ ------- --------------------------------------
Various     1    San Tan Portfolio                  Chandler      AZ                      San Tan Portfolio

  34        1    San Tan Corporate Center Two       Chandler      AZ                      San Tan Portfolio
  43        1    San Tan Corporate Center One       Chandler      AZ                      San Tan Portfolio

Various     2    Michigan Multifamily Portfolio      Various      MI         Michigan Multifamily Portfolio

  21        2    Charter Square                         Troy      MI         Michigan Multifamily Portfolio
  103       2    Hampton Court                      Westland      MI         Michigan Multifamily Portfolio

Various     1    South Tryon Square Portfolio      Charlotte      NC           South Tryon Square Portfolio

  32        1    South Tryon Square                Charlotte      NC           South Tryon Square Portfolio
  74        1    South Tryon Parking Structure     Charlotte      NC           South Tryon Square Portfolio

Various  Various Club Wildwood & Four Seasons        Various      FL Club Wildwood & Four Seasons Portfolio
                 Portfolio

  46        2    Club Wildwood                        Hudson      FL Club Wildwood & Four Seasons Portfolio
  60        1    Four Seasons MHP                      Largo      FL Club Wildwood & Four Seasons Portfolio

Various  Various Jogani Portfolio 3                  Various Various                     Jogani Portfolio 3

  114       2    Palm Terrace Apartments         North Hills      CA                     Jogani Portfolio 3
  132       2    Paseo Verde Apartments              Phoenix      AZ                     Jogani Portfolio 3
  158       2    Colonial Terrace Apartments        Palmdale      CA                     Jogani Portfolio 3
  167       2    Rose Pointe Apartments          Los Angeles      CA                     Jogani Portfolio 3
  177       2    Casa Meadows Apartments            Van Nuys      CA                     Jogani Portfolio 3
  178       2    Studio Pointe Apartments        Los Angeles      CA                     Jogani Portfolio 3
  194       2    Sonoma Apartments                  Palmdale      CA                     Jogani Portfolio 3
  207       1    China Gate Office Building      Los Angeles      CA                     Jogani Portfolio 3

  31        1    Bellwood Pool                      Woodbury      MN

 31.01           City Centre East                   Woodbury      MN
 31.02           City Centre Plaza                  Woodbury      MN
 31.03           City Centre Shoppes                Woodbury      MN
 31.04           Valley Creek Commons               Woodbury      MN
 31.05           Valley Creek Professional          Woodbury      MN
 31.06           Centrewood Commons                 Woodbury      MN

  77        1    Vista Pool                            Vista      CA

 77.01           1125 Joshua Way                       Vista      CA
 77.02           1385 Park Center Drive                Vista      CA
 77.03           2641 La Mirada                        Vista      CA
 77.04           2651 La Mirada Drive                  Vista      CA

Various     1    Gourley Properties Portfolio    Sioux Falls      SD           Gourley Properties Portfolio

  184       1    Harvester Building              Sioux Falls      SD           Gourley Properties Portfolio
  188       1    Cleveland Park Townhomes        Sioux Falls      SD           Gourley Properties Portfolio

  190       1    Arizona Retail Pool                 Various      AZ

190.01           St. Mary's                           Tucson      AZ
190.02           Sierra Vista                   Sierra Vista      AZ

                                       % of    Original Remaining
                                     Aggregate Term to   Term to
Mortgage               Cut-Off Date   Cut-Off  Maturity Maturity  Remaining
  Loan   Original Loan     Loan        Date     or ARD   or ARD   IO Period
 Number   Balance ($)  Balance ($)    Balance   (Mos.)   (Mos.)    (Mos.)
-------- ------------- ------------- --------- -------- --------- ---------
Various  39,000,000.00 39,000,000.00   1.08%     120       120       120

  34     21,000,000.00 21,000,000.00   0.58%     120       120       120
  43     18,000,000.00 18,000,000.00   0.50%     120       120       120

Various  35,200,000.00 35,200,000.00   0.98%     120       117        45

  21     28,000,000.00 28,000,000.00   0.78%     120       117        45
  103     7,200,000.00  7,200,000.00   0.20%     120       117        45

Various  34,000,000.00 34,000,000.00   0.95%     120       119       119

  32     22,875,000.00 22,875,000.00   0.64%     120       119       119
  74     11,125,000.00 11,125,000.00   0.31%     120       119       119

Various  30,500,000.00 30,500,000.00   0.85%      60        59        59

  46     17,000,000.00 17,000,000.00   0.47%      60        59        59
  60     13,500,000.00 13,500,000.00   0.38%      60        59        59

Various  26,793,800.00 26,793,800.00   0.75%     120       120

  114     6,198,600.00  6,198,600.00   0.17%     120       120
  132     4,798,000.00  4,798,000.00   0.13%     120       120
  158     3,520,000.00  3,520,000.00   0.10%     120       120
  167     3,302,100.00  3,302,100.00   0.09%     120       120
  177     2,937,900.00  2,937,900.00   0.08%     120       120
  178     2,883,400.00  2,883,400.00   0.08%     120       120
  194     2,188,300.00  2,188,300.00   0.06%     120       120
  207       965,500.00    965,500.00   0.03%     120       120

  31     23,300,000.00 23,300,000.00   0.65%     120       120       120

 31.01            0.00
 31.02            0.00
 31.03            0.00
 31.04            0.00
 31.05            0.00
 31.06            0.00

  77     10,600,000.00 10,600,000.00   0.29%     120       119       119

 77.01    3,941,000.00
 77.02    3,500,000.00
 77.03    2,190,000.00
 77.04      969,000.00

Various   5,250,000.00  5,244,921.78   0.15%     120       119

  184     2,725,000.00  2,722,364.16   0.08%     120       119
  188     2,525,000.00  2,522,557.62   0.07%     120       119

  190     2,500,000.00  2,500,000.00   0.07%     120       119        23

190.01    1,750,000.00
190.02      750,000.00

         Original Remaining
Mortgage  Amort     Amort     Monthly    Maturity Date
  Loan     Term     Term        P&I      or ARD Balloon   Appraised
 Number   (Mos.)   (Mos.)   Payments ($)  Balance ($)     Value ($)   DSCR (x)
-------- -------- --------- ------------ -------------- ------------- --------
Various     IO        IO             IO  39,000,000.00  59,500,000.00   1.58

  34        IO        IO             IO  21,000,000.00  32,200,000.00   1.49
  43        IO        IO             IO  18,000,000.00  27,300,000.00   1.68

Various    360       360     212,628.54  32,428,087.10  45,700,000.00   1.32

  21       360       360     169,136.34  25,795,069.28  35,100,000.00   1.34
  103      360       360      43,492.20   6,633,017.82  10,600,000.00   1.24

Various     IO        IO             IO  34,000,000.00  65,600,000.00   1.94

  32        IO        IO             IO  22,875,000.00  48,500,000.00   2.12
  74        IO        IO             IO  11,125,000.00  17,100,000.00   1.55

Various     IO        IO             IO  30,500,000.00  39,700,000.00   1.19

  46        IO        IO             IO  17,000,000.00  21,700,000.00   1.07
  60        IO        IO             IO  13,500,000.00  18,000,000.00   1.34

Various    360       360     153,800.05  22,453,053.34  37,650,000.00   1.18

  114      360       360      35,545.78   5,192,964.18   8,700,000.00   1.22
  132      360       360      27,665.45   4,025,763.07   7,400,000.00   1.04
  158      360       360      20,185.39   2,948,929.42   4,400,000.00   1.19
  167      360       360      18,935.84   2,766,380.64   4,300,000.00   1.20
  177      360       360      16,847.35   2,461,266.97   4,500,000.00   1.25
  178      360       360      16,534.82   2,415,608.83   3,900,000.00   1.22
  194      360       360      12,548.77   1,833,279.05   2,950,000.00   1.19
  207      360       360       5,536.65     808,861.18   1,500,000.00   1.20

  31        IO        IO             IO  23,300,000.00  29,460,000.00   1.36

 31.01                                                  11,360,000.00
 31.02                                                   7,420,000.00
 31.03                                                   3,970,000.00
 31.04                                                   2,730,000.00
 31.05                                                   2,090,000.00
 31.06                                                   1,890,000.00

  77        IO        IO             IO  10,600,000.00  22,450,000.00   1.40

 77.01                                                   8,450,000.00
 77.02                                                   6,100,000.00
 77.03                                                   3,400,000.00
 77.04                                                   4,500,000.00

Various    360       359      31,984.48   4,472,078.31   6,930,000.00   1.27

  184      360       359      16,601.47   2,321,221.33   3,530,000.00   1.30
  188      360       359      15,383.01   2,150,856.98   3,400,000.00   1.25

  190      360       360      15,101.46   2,218,883.55   3,500,000.00   1.23

190.01                                                   2,450,000.00
190.02                                                   1,050,000.00

                                            Cut-Off
         Cut-off   LTV                     Date Loan
Mortgage  Date   Ratio at  Number            Amount                Mortgage
  Loan     LTV   Maturity of Units Unit of Per (Unit) UW Net Cash    Loan
 Number   Ratio   or ARD  (Units)  Measure    ($)      Flow ($)     Number
-------- ------- -------- -------- ------- ---------- ------------ --------
Various   65.55%  65.55%  266,820  Sq. Ft.    146.17  3,594,050.28 Various

  34      65.22%  65.22%  133,503  Sq. Ft.    157.30  1,826,947.35      34
  43      65.93%  65.93%  133,317  Sq. Ft.    135.02  1,767,102.93      43

Various   77.02%  70.96%      674    Units 52,225.52  3,374,248.14 Various

  21      79.77%  73.49%      492    Units 56,910.57  2,724,814.27      21
  103     67.92%  62.58%      182    Units 39,560.44    649,433.87     103

Various   51.83%  51.83%  549,417  Sq. Ft.     61.88  4,017,947.15 Various

  32      47.16%  47.16%  236,697  Sq. Ft.     96.64  2,962,693.12      32
  74      65.06%  65.06%  312,720  Sq. Ft.     35.57  1,055,254.03      74
Various   76.83%  76.83%      813     Pads 37,515.38  2,443,120.64 Various
  46      78.34%  78.34%      478     Pads 35,564.85  1,221,807.98      46
  60      75.00%  75.00%      335     Pads 40,298.51  1,221,312.66      60

Various   71.17%  59.64%   10,518  Various  2,547.42  2,181,432.27 Various

  114     71.25%  59.69%       96    Units 64,568.75    520,749.87     114
  132     64.84%  54.40%      184    Units 26,076.09    344,607.63     132
  158     80.00%  67.02%       51    Units 69,019.61    289,254.17     158
  167     76.79%  64.33%       38    Units 86,897.37    273,074.74     167
  177     65.29%  54.69%       49    Units 59,957.14    253,137.58     177
  178     73.93%  61.94%       42    Units 68,652.38    241,874.61     178
  194     74.18%  62.15%       40    Units 54,707.50    179,134.09     194
  207     64.37%  53.92%   10,018  Sq. Ft.     96.38     79,599.59     207

  31      79.09%  79.09%  145,724  Sq. Ft.    159.89  1,919,043.50      31

 31.01                     55,710  Sq. Ft.              743,794.24   31.01
 31.02                     32,047  Sq. Ft.              483,514.20   31.02
 31.03                     17,648  Sq. Ft.              254,306.98   31.03
 31.04                     16,338  Sq. Ft.              194,843.57   31.04
 31.05                     13,104  Sq. Ft.               97,623.17   31.05
 31.06                     10,877  Sq. Ft.              144,961.34   31.06

  77      47.22%  47.22%  168,013  Sq. Ft.     63.09    907,607.66      77

 77.01                     55,300  Sq. Ft.              347,586.49   77.01
 77.02                     46,031  Sq. Ft.              304,558.40   77.02
 77.03                     29,122  Sq. Ft.              184,266.25   77.03
 77.04                     37,560  Sq. Ft.               71,196.52   77.04

Various   75.68%  64.53%   53,722  Various     97.63    489,163.24 Various

  184     77.12%  65.76%   53,670  Sq. Ft.     50.72    259,021.60     184
  188     74.19%  63.26%       52    Units 48,510.72    230,141.64     188

  190     71.43%  63.40%   19,468  Sq. Ft.    128.42    222,779.48     190

190.01                     15,600  Sq. Ft.              153,927.26  190.01
190.02                      3,868  Sq. Ft.               68,852.22  190.02
--------
*  With respect to the Personality Pool Loan (loan number 14), representing
   1.5% of the Cut-Off Date Loan Balance or 1.8% of the Cut-Off Date Group 1
   Balance, the Cut-Off Date Loan Amount per sf was calculated based upon the total square footage of the hospitality and retail space derived from the engineering report of the respective properties dated August 2, 2006.

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST SERIES 2006-C28

 ANNEX A-6 DEBT SERVICE PAYMENT SCHEDULE FOR THE BRENTWOOD MEDICAL OFFICE LOAN

Loan Pay Period Debt Service ($) Loan Pay Period Debt Service ($)
--------------- ---------------- --------------- ----------------
      1            71,007.70           61             71,391.95
      2            71,007.70           62             71,391.95
      3            71,007.70           63             71,391.95
      4            71,007.70           64             71,391.95
      5            71,007.70           65             71,391.95
      6            71,007.70           66             71,391.95
      7            71,007.70           67             71,391.95
      8            71,007.70           68             71,391.95
      9            71,007.70           69             71,391.95
      10           71,007.70           70             71,391.95
      11           71,007.70           71             71,391.95
      12           71,007.70           72             71,391.95
      13           71,007.70           73             71,391.95
      14           71,007.70           74             71,391.95
      15           71,007.70           75             71,391.95
      16           71,007.70           76             71,391.95
      17           71,007.70           77             71,391.95
      18           71,007.70           78             71,391.95
      19           71,007.70           79             71,391.95
      20           71,007.70           80             71,391.95
      21           71,007.70           81             71,391.95
      22           71,007.70           82             71,391.95
      23           71,007.70           83             71,391.95
      24           71,007.70           84             71,391.95
      25           71,007.70           85             71,391.95
      26           71,007.70           86             71,391.95
      27           71,007.70           87             71,391.95
      28           71,007.70           88             71,391.95
      29           71,007.70           89             71,391.95
      30           71,007.70           90             71,391.95
      31           71,007.70           91             71,391.95
      32           71,007.70           92             71,391.95
      33           71,007.70           93             71,391.95
      34           71,007.70           94             71,391.95
      35           71,007.70           95             71,391.95
      36           71,007.70           96             71,391.95
      37           71,007.70           97             71,391.95
      38           71,007.70           98             71,391.95
      39           71,007.70           99             71,391.95
      40           71,007.70           100            71,391.95
      41           71,007.70           101            71,391.95
      42           71,007.70           102            71,391.95
      43           71,007.70           103            71,391.95
      44           71,007.70           104            71,391.95
      45           71,007.70           105            71,391.95
      46           71,007.70           106            71,391.95
      47           71,007.70           107            71,391.95
      48           71,007.70           108            71,391.95
      49           71,007.70           109            71,391.95
      50           71,007.70           110            71,391.95
      51           71,007.70           111            71,391.95
      52           71,007.70           112            71,391.95
      53           71,007.70           113            71,391.95
      54           71,007.70           114            71,391.95
      55           71,007.70           115            71,391.95
      56           71,007.70           116            71,391.95
      57           71,007.70           117            71,391.95
      58           71,007.70           118            71,391.95
      59           71,007.70           119            71,391.95
      60           71,007.70           120         8,569,771.61

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST SERIES 2006-C28

ANNEX B

Mortgaged Properties By Property Type for All Mortgage Loans (1)

Property Type	Number of Mortgaged Properties	Aggregate Cut-Off Date Balance	% of Cut-Off Date Pool Balance	Average Cut-Off Date Balance	Maximum Cut-Off Date Balance	Wtd. Avg. Cut-Off Date LTV Ratio	Wtd. Avg. LTV Ratio at Maturity (2)	Wtd. Avg. Stated Remaining Term to Maturity (Mos.) (2)	Wtd. Avg. Cut-Off Date DSC Ratio	Minimum Cut-Off Date DSC Ratio	Maximum Cut-Off Date DSC Ratio	Wtd. Avg. Occupancy Rate (3)	Wtd. Avg. Mortgage Rate
Office	54	$1,212,015,771	33.7%	$22,444,737	$229,000,000	72.6%	68.4%	116	1.36x	1.17x	2.12x	89.1%	5.853%
Retail	60	846,579,926	23.5	$14,109,665	$190,000,000	64.7%	61.8%	97	1.49x	1.12x	2.01x	97.3%	5.950%
Retail - Anchored	18	636,249,560	17.7	$35,347,198	$190,000,000	62.4%	60.9%	91	1.54x	1.20x	2.01x	97.9%	5.879%
Retail - Unanchored	18	104,011,358	2.9	$5,778,409	$24,640,000	72.4%	67.6%	107	1.27x	1.12x	1.46x	92.5%	6.216%
Retail - Shadow Anchored (4)	11	63,243,234	1.8	$5,749,385	$20,120,000	75.6%	68.2%	119	1.23x	1.20x	1.35x	97.3%	6.209%
Retail - Single Tenant	13	43,075,774	1.2	$3,313,521	$4,311,170	64.7%	50.6%	130	1.54x	1.16x	1.99x	100.0%	5.982%
Multifamily	69	759,350,704	21.1	$11,005,083	$132,000,000	73.6%	69.9%	106	1.33x	1.04x	1.99x	95.2%	6.038%
Hospitality	55	535,205,078	14.9	$9,731,001	$175,000,000	70.7%	65.9%	117	1.44x	1.14x	1.92x	NA	6.131%
Mixed Use	9	101,138,521	2.8	$11,237,613	$33,000,000	68.9%	62.9%	119	1.22x	1.14x	1.39x	80.2%	6.340%
Industrial	10	57,960,282	1.6	$5,796,028	$20,000,000	71.3%	63.4%	112	1.27x	1.20x	1.40x	97.7%	6.219%
Mobile Home Park	5	54,150,000	1.5	$10,830,000	$17,000,000	75.9%	73.4%	85	1.25x	1.07x	1.37x	98.6%	6.448%
Self Storage	2	17,671,418	0.5	$8,835,709	$12,680,000	74.0%	68.0%	119	1.35x	1.28x	1.53x	88.4%	6.136%
Special Purpose	1	11,125,000	0.3	$11,125,000	$11,125,000	65.1%	65.1%	119	1.55x	1.55x	1.55x	100.0%	6.100%

	265	$3,595,196,701	100.0%	$13,566,780	$229,000,000	70.6%	66.6%	109	1.39x	1.04x	2.12x	93.0%	5.987%

(1)	Because this table presents information relating to the Mortgaged Properties and not the Mortgage Loans, the information for Mortgage Loans secured by more than one Mortgaged Property is based on allocated amounts (allocating the Mortgage Loan principal balance to each of those properties by the appraised values of the Mortgaged Properties or the allocated loan amount (or specific release prices) as detailed in the related Mortgage Loan documents).
(2)	Calculated with respect to the Anticipated Repayment Date for ARD Loans.
(3)	Occupancy Rates were calculated based upon rent rolls made available to the applicable Mortgage Loan Seller by the related borrowers as of the rent roll date set forth on Annex A-1 to this prospectus supplement. Occupancy Rates exclude 55 hospitality properties, representing 14.9% of the Cut-Off Date Pool Balance.
(4)	A Mortgaged Property is classified as “shadow anchored” if it is located in close proximity to an anchored retail property.

The sum of aggregate percentage calculations may not equal 100% due to rounding.

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST SERIES 2006-C28

ANNEX B

Mortgaged Properties By Property Type for Loan Group 1 Mortgage Loans (1)

Property Type	Number of Mortgaged Properties	Aggregate Cut-Off Date Balance	% of Cut-Off Date Group 1 Balance	Average Cut-Off Date Balance	Maximum Cut-Off Date Balance	Wtd. Avg. Cut-Off Date LTV Ratio	Wtd. Avg. LTV Ratio at Maturity (2)	Wtd. Avg. Stated Remaining Term to Maturity (Mos.) (2)	Wtd. Avg. Cut-Off Date DSC Ratio	Minimum Cut-Off Date DSC Ratio	Maximum Cut-Off Date DSC Ratio	Wtd. Avg. Occupancy Rate (3)	Wtd. Avg. Mortgage Rate
Office	54	$1,212,015,771	40.8%	$22,444,737	$229,000,000	72.6%	68.4%	116	1.36x	1.17x	2.12x	89.1%	5.853%
Retail	60	846,579,926	28.5	$14,109,665	$190,000,000	64.7%	61.8%	97	1.49x	1.12x	2.01x	97.3%	5.950%
Retail - Anchored	18	636,249,560	21.4	$35,347,198	$190,000,000	62.4%	60.9%	91	1.54x	1.20x	2.01x	97.9%	5.879%
Retail - Unanchored	18	104,011,358	3.5	$5,778,409	$24,640,000	72.4%	67.6%	107	1.27x	1.12x	1.46x	92.5%	6.216%
Retail - Shadow Anchored (4)	11	63,243,234	2.1	$5,749,385	$20,120,000	75.6%	68.2%	119	1.23x	1.20x	1.35x	97.3%	6.209%
Retail - Single Tenant	13	43,075,774	1.4	$3,313,521	$4,311,170	64.7%	50.6%	130	1.54x	1.16x	1.99x	100.0%	5.982%
Hospitality	55	535,205,078	18.0	$9,731,001	$175,000,000	70.7%	65.9%	117	1.44x	1.14x	1.92x	NA	6.131%
Multifamily	3	160,522,558	5.4	$53,507,519	$132,000,000	71.4%	71.2%	120	1.35x	1.25x	1.38x	93.4%	6.096%
Mixed Use	9	101,138,521	3.4	$11,237,613	$33,000,000	68.9%	62.9%	119	1.22x	1.14x	1.39x	80.2%	6.340%
Industrial	10	57,960,282	2.0	$5,796,028	$20,000,000	71.3%	63.4%	112	1.27x	1.20x	1.40x	97.7%	6.219%
Mobile Home Park	3	29,450,000	1.0	$9,816,667	$13,500,000	73.7%	69.1%	92	1.32x	1.27x	1.34x	97.5%	6.389%
Self Storage	2	17,671,418	0.6	$8,835,709	$12,680,000	74.0%	68.0%	119	1.35x	1.28x	1.53x	88.4%	6.136%
Special Purpose	1	11,125,000	0.4	$11,125,000	$11,125,000	65.1%	65.1%	119	1.55x	1.55x	1.55x	100.0%	6.100%

	197	$2,971,668,554	100.0%	$15,084,612	$229,000,000	69.8%	65.9%	111	1.41x	1.12x	2.12x	92.2%	5.976%

(1)	Because this table presents information relating to the Mortgaged Properties and not the Mortgage Loans, the information for Mortgage Loans secured by more than one Mortgaged Property is based on allocated amounts (allocating the Mortgage Loan principal balance to each of those properties by the appraised values of the Mortgaged Properties or the allocated loan amount (or specific release prices) as detailed in the related Mortgage Loan documents).
(2)	Calculated with respect to the Anticipated Repayment Date for ARD Loans.
(3)	Occupancy Rates were calculated based upon rent rolls made available to the applicable Mortgage Loan Seller by the related borrowers as of the rent roll date set forth on Annex A-1 to this prospectus supplement. Occupancy Rates exclude 55 hospitality properties, representing 18.0% of the Cut-Off Date Group 1 Balance.
(4)	A Mortgaged Property is classified as “shadow anchored” if it is located in close proximity to an anchored retail property.

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST SERIES 2006-C28

ANNEX B

Mortgaged Properties By Property Type for Loan Group 2 Mortgage Loans (1)

Property Type	Number of Mortgaged Properties	Aggregate Cut-Off Date Balance	% of Cut-Off Date Group 2 Balance	Average Cut-Off Date Balance	Maximum Cut-Off Date Balance	Wtd. Avg. Cut-Off Date LTV Ratio	Wtd. Avg. LTV Ratio at Maturity (2)	Wtd. Avg. Stated Remaining Term to Maturity (Mos.) (2)	Wtd. Avg. Cut-Off Date DSC Ratio	Minimum Cut-Off Date DSC Ratio	Maximum Cut-Off Date DSC Ratio	Wtd. Avg. Occupancy Rate	Wtd. Avg. Mortgage Rate
Multifamily	66	$598,828,147	96.0%	$9,073,154	$43,969,000	74.2%	69.6%	102	1.33x	1.04x	1.99x	95.7%	6.023%
Mobile Home Park	2	24,700,000	4.0	$12,350,000	$17,000,000	78.5%	78.5%	77	1.16x	1.07x	1.37x	100.0%	6.518%

	68	$623,528,147	100.0%	$9,169,532	$43,969,000	74.4%	69.9%	101	1.32x	1.04x	1.99x	95.9%	6.042%

(1)	Because this table presents information relating to the Mortgaged Properties and not the Mortgage Loans, the information for Mortgage Loans secured by more than one Mortgaged Property is based on allocated amounts (allocating the Mortgage Loan principal balance to each of those properties by the appraised values of the Mortgaged Properties or the allocated allocated loan amount (or specific release prices) as detailed in the related Mortgage Loan documents).
(2)	Calculated with respect to the Anticipated Repayment Date for ARD Loans.

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST SERIES 2006-C28

ANNEX B

Range of Cut-Off Date Balances for All Mortgage Loans

Range of Cut-off Date Balances ($)	Number of Mortgage Loans	Aggregate Cut-Off Date Balance	% of Cut-Off Date Pool Balance	Average Cut-Off Date Balance	Maximum Cut-Off Date Balance	Wtd. Avg. Cut-Off Date LTV Ratio	Wtd. Avg. LTV Ratio at Maturity *	Wtd. Avg. Stated Remaining Term to Maturity (Mos.) *	Wtd. Avg. Cut-Off Date DSC Ratio	Wtd. Avg. Mortgage Rate
< 2,000,000	11	$18,229,987	0.5%	$1,657,272	$1,998,088	66.9%	52.3%	126	1.33x	6.139%
2,000,001 - 3,000,000	20	51,500,705	1.4	$2,575,035	$2,937,900	69.9%	58.3%	122	1.34x	6.009%
3,000,001 - 4,000,000	31	108,115,232	3.0	$3,487,588	$4,000,000	70.1%	60.5%	121	1.38x	5.958%
4,000,001 - 5,000,000	17	76,451,488	2.1	$4,497,146	$4,994,975	66.4%	57.9%	119	1.35x	6.102%
5,000,001 - 6,000,000	12	68,862,797	1.9	$5,738,566	$6,000,000	69.8%	61.3%	119	1.27x	6.087%
6,000,001 - 7,000,000	11	71,736,395	2.0	$6,521,490	$7,000,000	73.2%	67.2%	104	1.33x	6.123%
7,000,001 - 8,000,000	12	90,095,636	2.5	$7,507,970	$8,000,000	75.3%	67.8%	110	1.33x	6.181%
8,000,001 - 9,000,000	10	84,196,156	2.3	$8,419,616	$9,000,000	71.3%	64.5%	113	1.34x	6.110%
9,000,001 - 10,000,000	5	47,282,547	1.3	$9,456,509	$9,900,000	67.1%	62.4%	107	1.40x	6.199%
10,000,001 - 15,000,000	24	295,520,921	8.2	$12,313,372	$14,700,000	74.3%	70.2%	104	1.30x	6.155%
15,000,001 - 20,000,000	18	311,304,400	8.7	$17,294,689	$20,000,000	71.5%	68.0%	110	1.35x	6.061%
20,000,001 - 25,000,000	11	250,015,000	7.0	$22,728,636	$24,640,000	71.2%	70.2%	102	1.45x	6.095%
25,000,001 - 30,000,000	6	161,097,666	4.5	$26,849,611	$28,000,000	70.7%	67.2%	109	1.45x	6.011%
35,000,001 - 40,000,000	1	36,500,000	1.0	$36,500,000	$36,500,000	66.2%	59.0%	118	1.50x	6.220%
40,000,001 - 45,000,000	3	128,264,000	3.6	$42,754,667	$43,969,000	72.3%	70.7%	99	1.35x	6.078%
45,000,001 - 50,000,000	1	48,000,000	1.3	$48,000,000	$48,000,000	80.0%	74.7%	120	1.20x	5.860%
50,000,001 - 55,000,000	1	54,000,000	1.5	$54,000,000	$54,000,000	65.9%	59.1%	119	1.14x	6.550%
55,000,001 - 60,000,000	1	56,000,000	1.6	$56,000,000	$56,000,000	67.1%	62.7%	120	1.24x	5.900%
60,000,001 - 65,000,000	3	189,563,000	5.3	$63,187,667	$65,000,000	69.1%	63.6%	116	1.38x	5.686%
80,000,001 >	9	1,448,460,772	40.3	$160,940,086	$229,000,000	69.7%	67.1%	107	1.45x	5.884%

	207	$3,595,196,701	100.0%	$17,368,100	$229,000,000	70.6%	66.6%	109	1.39x	5.987%

*	Calculated with respect to the Anticipated Repayment Date for ARD Loans.

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST SERIES 2006-C28

ANNEX B

Range of Cut-Off Date Balances for Loan Group 1 Mortgage Loans

Range of Cut-off Date Balances ($)	Number of Mortgage Loans	Aggregate Cut-Off Date Balance	% of Cut-Off Date Group 1 Balance	Average Cut-Off Date Balance	Maximum Cut-Off Date Balance	Wtd. Avg. Cut-Off Date LTV Ratio	Wtd. Avg. LTV Ratio at Maturity *	Wtd. Avg. Stated Remaining Term to Maturity (Mos.) *	Wtd. Avg. Cut-Off Date DSC Ratio	Wtd. Avg. Mortgage Rate
< 2,000,000	9	$14,742,799	0.5%	$1,638,089	$1,997,912	65.2%	48.9%	136	1.35x	6.184%
2,000,001 - 3,000,000	16	40,619,105	1.4	$2,538,694	$2,825,000	69.0%	57.4%	123	1.37x	6.121%
3,000,001 - 4,000,000	19	65,971,632	2.2	$3,472,191	$4,000,000	69.1%	59.7%	122	1.43x	6.108%
4,000,001 - 5,000,000	9	40,807,488	1.4	$4,534,165	$4,994,975	67.7%	57.8%	119	1.30x	6.237%
5,000,001 - 6,000,000	7	40,122,037	1.4	$5,731,720	$6,000,000	67.5%	60.3%	119	1.30x	6.192%
6,000,001 - 7,000,000	5	32,988,795	1.1	$6,597,759	$7,000,000	75.7%	69.6%	98	1.25x	6.312%
7,000,001 - 8,000,000	8	60,732,736	2.0	$7,591,592	$8,000,000	76.1%	67.1%	112	1.34x	6.286%
8,000,001 - 9,000,000	6	50,166,156	1.7	$8,361,026	$8,591,156	71.3%	64.6%	109	1.33x	6.075%
9,000,001 - 10,000,000	4	38,191,248	1.3	$9,547,812	$9,900,000	64.3%	59.7%	118	1.44x	6.196%
10,000,001 - 15,000,000	16	198,950,121	6.7	$12,434,383	$14,700,000	72.8%	68.1%	107	1.30x	6.195%
15,000,001 - 20,000,000	9	157,650,000	5.3	$17,516,667	$20,000,000	69.6%	66.2%	113	1.38x	6.085%
20,000,001 - 25,000,000	8	180,810,000	6.1	$22,601,250	$24,640,000	68.2%	66.9%	111	1.47x	6.069%
25,000,001 - 30,000,000	5	133,097,666	4.5	$26,619,533	$28,000,000	68.8%	65.9%	107	1.47x	5.998%
35,000,001 - 40,000,000	1	36,500,000	1.2	$36,500,000	$36,500,000	66.2%	59.0%	118	1.50x	6.220%
40,000,001 - 45,000,000	2	84,295,000	2.8	$42,147,500	$42,500,000	70.1%	67.7%	120	1.42x	5.936%
45,000,001 - 50,000,000	1	48,000,000	1.6	$48,000,000	$48,000,000	80.0%	74.7%	120	1.20x	5.860%
50,000,001 - 55,000,000	1	54,000,000	1.8	$54,000,000	$54,000,000	65.9%	59.1%	119	1.14x	6.550%
55,000,001 - 60,000,000	1	56,000,000	1.9	$56,000,000	$56,000,000	67.1%	62.7%	120	1.24x	5.900%
60,000,001 - 65,000,000	3	189,563,000	6.4	$63,187,667	$65,000,000	69.1%	63.6%	116	1.38x	5.686%
80,000,001 >	9	1,448,460,772	48.7	$160,940,086	$229,000,000	69.7%	67.1%	107	1.45x	5.884%

	139	$2,971,668,554	100.0%	$21,378,910	$229,000,000	69.8%	65.9%	111	1.41x	5.976%

*	Calculated with respect to the Anticipated Repayment Date for ARD Loans.

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST SERIES 2006-C28

ANNEX B

Range of Cut-Off Date Balances for Loan Group 2 Mortgage Loans

Range of Cut-off Date Balances ($)	Number of Mortgage Loans	Aggregate Cut-Off Date Balance	% of Cut-Off Date Group 2 Balance	Average Cut-Off Date Balance	Maximum Cut-Off Date Balance	Wtd. Avg. Cut-Off Date LTV Ratio	Wtd. Avg. LTV Ratio at Maturity *	Wtd. Avg. Stated Remaining Term to Maturity (Mos.) *	Wtd. Avg. Cut-Off Date DSC Ratio	Wtd. Avg. Mortgage Rate
< 2,000,000	2	$3,487,188	0.6%	$1,743,594	$1,998,088	74.0%	66.5%	85	1.21x	5.945%
2,000,001 - 3,000,000	4	10,881,600	1.7	$2,720,400	$2,937,900	73.2%	61.3%	120	1.23x	5.590%
3,000,001 - 4,000,000	12	42,143,600	6.8	$3,511,967	$3,843,900	71.7%	61.6%	120	1.29x	5.723%
4,000,001 - 5,000,000	8	35,644,000	5.7	$4,455,500	$4,798,000	64.8%	58.1%	120	1.41x	5.948%
5,000,001 - 6,000,000	5	28,740,760	4.6	$5,748,152	$5,989,560	73.1%	62.6%	120	1.24x	5.941%
6,000,001 - 7,000,000	6	38,747,600	6.2	$6,457,933	$6,864,000	71.1%	65.2%	109	1.39x	5.961%
7,000,001 - 8,000,000	4	29,362,900	4.7	$7,340,725	$7,700,000	73.7%	69.4%	104	1.31x	5.963%
8,000,001 - 9,000,000	4	34,030,000	5.5	$8,507,500	$9,000,000	71.5%	64.4%	119	1.37x	6.161%
9,000,001 - 10,000,000	1	9,091,299	1.5	$9,091,299	$9,091,299	78.7%	73.9%	59	1.24x	6.210%
10,000,001 - 15,000,000	8	96,570,800	15.5	$12,071,350	$14,650,000	77.4%	74.5%	98	1.32x	6.075%
15,000,001 - 20,000,000	9	153,654,400	24.6	$17,072,711	$19,890,000	73.5%	69.8%	106	1.31x	6.036%
20,000,001 - 25,000,000	3	69,205,000	11.1	$23,068,333	$24,120,000	78.9%	78.9%	77	1.38x	6.163%
25,000,001 - 30,000,000	1	28,000,000	4.5	$28,000,000	$28,000,000	79.8%	73.5%	117	1.34x	6.070%
40,000,001 - 45,000,000	1	43,969,000	7.1	$43,969,000	$43,969,000	76.5%	76.5%	58	1.22x	6.350%

	68	$623,528,147	100.0%	$9,169,532	$43,969,000	74.4%	69.9%	101	1.32x	6.042%

*	Calculated with respect to the Anticipated Repayment Date for ARD Loans.

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST SERIES 2006-C28

ANNEX B

Mortgaged Properties by State for All Mortgage Loans (1)

State	Number of Mortgaged Properties	Aggregate Cut-Off Date Balance	% of Cut-Off Date Pool Balance	Average Cut-Off Date Balance	Maximum Cut-Off Date Balance	Wtd. Avg. Cut-Off Date LTV Ratio	Wtd. Avg. LTV Ratio at Maturity (2)	Wtd. Avg. Stated Remaining Term to Maturity (Mos.) (2)	Wtd. Avg. Cut-Off Date DSC Ratio	Wtd. Avg. Mortgage Rate
CA	49	$974,647,295	27.1%	$19,890,761	$229,000,000	67.5%	64.4%	107	1.48x	5.761%
Southern (3)	41	798,267,175	22.2	$19,469,931	$229,000,000	67.4%	65.1%	105	1.52x	5.664%
Northern (3)	8	176,380,121	4.9	$22,047,515	$56,000,000	67.6%	61.2%	115	1.28x	6.196%
TX	28	436,730,774	12.1	$15,597,528	$175,000,000	70.9%	69.0%	103	1.47x	6.054%
GA	11	274,075,000	7.6	$24,915,909	$193,850,000	72.2%	70.7%	120	1.34x	5.810%
IL	13	235,477,464	6.5	$18,113,651	$158,600,000	76.6%	71.8%	115	1.23x	6.468%
NY	10	227,849,938	6.3	$22,784,994	$136,918,272	69.4%	57.7%	118	1.22x	5.935%
FL	22	153,808,830	4.3	$6,991,310	$17,000,000	67.2%	63.1%	107	1.46x	6.358%
NV	8	135,647,000	3.8	$16,955,875	$43,969,000	75.0%	73.5%	75	1.20x	6.290%
VA	4	123,895,000	3.4	$30,973,750	$64,000,000	70.4%	67.7%	102	1.44x	5.710%
NC	8	102,952,761	2.9	$12,869,095	$22,875,000	70.7%	69.2%	119	1.58x	6.193%
MD	8	91,367,575	2.5	$11,420,947	$24,640,000	73.6%	71.1%	80	1.33x	6.044%
IN	14	87,383,435	2.4	$6,241,674	$48,000,000	77.0%	72.1%	119	1.28x	5.983%
AZ	11	81,257,925	2.3	$7,387,084	$21,000,000	67.5%	63.9%	107	1.40x	5.955%
MN	11	71,250,000	2.0	$6,477,273	$16,000,000	74.7%	71.8%	119	1.37x	6.092%
WI	3	70,913,000	2.0	$23,637,667	$60,563,000	75.0%	71.1%	120	1.31x	5.679%
DC	1	65,000,000	1.8	$65,000,000	$65,000,000	65.9%	56.4%	120	1.44x	5.930%
NJ	3	60,374,779	1.7	$20,124,926	$41,795,000	66.4%	63.9%	120	1.53x	5.889%
CO	9	59,369,488	1.7	$6,596,610	$17,600,000	67.5%	63.7%	112	1.37x	6.171%
MI	7	46,283,702	1.3	$6,611,957	$28,000,000	75.3%	69.3%	117	1.33x	6.124%
OK	5	40,025,000	1.1	$8,005,000	$19,500,000	66.3%	62.7%	119	1.40x	6.233%
OH	4	33,820,000	0.9	$8,455,000	$20,120,000	75.7%	69.0%	118	1.24x	6.277%
WA	3	30,592,299	0.9	$10,197,433	$19,400,000	67.0%	63.4%	119	1.30x	6.289%
PA	3	24,621,056	0.7	$8,207,019	$11,500,000	73.1%	66.0%	107	1.24x	6.211%
AL	4	22,245,796	0.6	$5,561,449	$12,100,000	73.2%	65.1%	118	1.36x	6.007%
UT	7	20,800,505	0.6	$2,971,501	$5,318,819	73.2%	65.7%	119	1.29x	6.196%
MA	1	18,000,000	0.5	$18,000,000	$18,000,000	73.8%	67.0%	118	1.17x	6.290%
RI	1	16,000,000	0.4	$16,000,000	$16,000,000	76.6%	76.6%	58	1.52x	6.170%
NM	1	15,140,000	0.4	$15,140,000	$15,140,000	77.6%	72.8%	120	1.20x	6.130%
LA	3	11,118,560	0.3	$3,706,187	$5,989,560	69.6%	62.6%	117	1.45x	6.058%
ME	1	8,400,000	0.2	$8,400,000	$8,400,000	79.2%	60.9%	120	1.37x	5.750%
ND	1	8,230,000	0.2	$8,230,000	$8,230,000	79.7%	68.8%	120	1.20x	5.790%
AK	1	7,800,000	0.2	$7,800,000	$7,800,000	66.4%	56.7%	120	1.30x	6.250%
OR	2	7,761,170	0.2	$3,880,585	$4,311,170	67.3%	23.7%	171	1.18x	6.676%
AR	1	7,720,000	0.2	$7,720,000	$7,720,000	80.0%	73.7%	119	1.24x	6.050%
TN	2	6,588,000	0.2	$3,294,000	$3,500,000	70.3%	65.8%	88	1.60x	6.092%
KS	1	6,000,000	0.2	$6,000,000	$6,000,000	77.4%	72.5%	119	1.30x	6.072%
SD	2	5,244,922	0.1	$2,622,461	$2,722,364	75.7%	64.6%	119	1.28x	6.150%
SC	1	4,040,000	0.1	$4,040,000	$4,040,000	76.3%	67.8%	120	1.27x	6.100%
KY	1	2,765,427	0.1	$2,765,427	$2,765,427	68.9%	63.1%	117	1.37x	6.294%

	265	$3,595,196,701	100.0%	$13,566,780	$229,000,000	70.6%	66.6%	109	1.39x	5.987%

(1)	Because this table presents information relating to the Mortgaged Properties and not the Mortgage Loans, the information for Mortgage Loans secured by more than one Mortgaged Property is based on allocated amounts (allocating the Mortgage Loan principal balance to each of these properties by the appraised values of the Mortgaged Properties allocated loan amount (or specific release prices) as detailed in the related Mortgage Loan documents).
(2)	Calculated with respect to the Anticipated Repayment Date for ARD Loans.
(3)	For purposes of determining whether a Mortgaged Property is in Northern California or Southern California, Mortgaged Properties north of San Luis Obispo County, Kern County and San Bernardino County were included in Northern California and Mortgaged Properties in or south of such counties were included in Southern California.

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST SERIES 2006-C28

ANNEX B

Mortgaged Properties by State for Loan Group 1 Mortgage Loans (1)

State	Number of Mortgaged Properties	Aggregate Cut-Off Date Balance	% of Cut-Off Date Group 1 Balance	Average Cut-Off Date Balance	Maximum Cut-Off Date Balance	Wtd. Avg. Cut-Off Date LTV Ratio	Wtd. Avg. LTV Ratio at Maturity (2)	Wtd. Avg. Stated Remaining Term to Maturity (Mos.) (2)	Wtd. Avg. Cut-Off Date DSC Ratio	Wtd. Avg. Mortgage Rate
CA	23	$839,502,595	28.3%	$36,500,113	$229,000,000	66.2%	64.5%	104	1.52x	5.782%
Southern (3)	16	669,282,475	22.5	$41,830,155	$229,000,000	66.0%	65.4%	102	1.58x	5.671%
Northern (3)	7	170,220,121	5.7	$24,317,160	$56,000,000	67.2%	61.0%	114	1.28x	6.218%
TX	25	386,578,274	13.0	$15,463,131	$175,000,000	71.0%	69.3%	100	1.47x	6.067%
GA	9	253,725,000	8.5	$28,191,667	$193,850,000	71.8%	70.8%	120	1.36x	5.782%
NY	10	227,849,938	7.7	$22,784,994	$136,918,272	69.4%	57.7%	118	1.22x	5.935%
IL	11	224,388,077	7.6	$20,398,916	$158,600,000	76.5%	71.6%	118	1.23x	6.481%
VA	3	99,775,000	3.4	$33,258,333	$64,000,000	68.1%	64.7%	112	1.42x	5.656%
FL	13	92,258,830	3.1	$7,096,833	$15,750,000	70.3%	64.1%	110	1.42x	6.314%
IN	13	71,911,435	2.4	$5,531,649	$48,000,000	76.6%	70.6%	119	1.26x	6.002%
AZ	9	69,684,925	2.3	$7,742,769	$21,000,000	67.5%	65.2%	105	1.44x	6.008%
WI	2	65,063,000	2.2	$32,531,500	$60,563,000	74.9%	71.6%	120	1.32x	5.667%
DC	1	65,000,000	2.2	$65,000,000	$65,000,000	65.9%	56.4%	120	1.44x	5.930%
MN	10	62,650,000	2.1	$6,265,000	$16,000,000	74.0%	72.0%	119	1.40x	6.079%
NJ	3	60,374,779	2.0	$20,124,926	$41,795,000	66.4%	63.9%	120	1.53x	5.889%
CO	9	59,369,488	2.0	$6,596,610	$17,600,000	67.5%	63.7%	112	1.37x	6.171%
MD	5	56,487,575	1.9	$11,297,515	$24,640,000	73.4%	69.3%	93	1.28x	6.114%
NC	4	48,952,761	1.6	$12,238,190	$22,875,000	60.7%	57.5%	119	1.72x	6.162%
OK	5	40,025,000	1.3	$8,005,000	$19,500,000	66.3%	62.7%	119	1.40x	6.233%
NV	3	38,400,000	1.3	$12,800,000	$16,800,000	71.0%	65.6%	119	1.18x	6.139%
OH	4	33,820,000	1.1	$8,455,000	$20,120,000	75.7%	69.0%	118	1.24x	6.277%
PA	3	24,621,056	0.8	$8,207,019	$11,500,000	73.1%	66.0%	107	1.24x	6.211%
AL	4	22,245,796	0.7	$5,561,449	$12,100,000	73.2%	65.1%	118	1.36x	6.007%
UT	7	20,800,505	0.7	$2,971,501	$5,318,819	73.2%	65.7%	119	1.29x	6.196%
MA	1	18,000,000	0.6	$18,000,000	$18,000,000	73.8%	67.0%	118	1.17x	6.290%
RI	1	16,000,000	0.5	$16,000,000	$16,000,000	76.6%	76.6%	58	1.52x	6.170%
MI	5	11,083,702	0.4	$2,216,740	$4,040,901	68.9%	63.1%	117	1.37x	6.294%
ME	1	8,400,000	0.3	$8,400,000	$8,400,000	79.2%	60.9%	120	1.37x	5.750%
AK	1	7,800,000	0.3	$7,800,000	$7,800,000	66.4%	56.7%	120	1.30x	6.250%
OR	2	7,761,170	0.3	$3,880,585	$4,311,170	67.3%	23.7%	171	1.18x	6.676%
AR	1	7,720,000	0.3	$7,720,000	$7,720,000	80.0%	73.7%	119	1.24x	6.050%
TN	2	6,588,000	0.2	$3,294,000	$3,500,000	70.3%	65.8%	88	1.60x	6.092%
KS	1	6,000,000	0.2	$6,000,000	$6,000,000	77.4%	72.5%	119	1.30x	6.072%
WA	1	5,692,299	0.2	$5,692,299	$5,692,299	59.9%	47.1%	119	1.49x	6.425%
SD	2	5,244,922	0.2	$2,622,461	$2,722,364	75.7%	64.6%	119	1.28x	6.150%
LA	2	5,129,000	0.2	$2,564,500	$2,714,000	68.6%	65.4%	117	1.59x	5.868%
KY	1	2,765,427	0.1	$2,765,427	$2,765,427	68.9%	63.1%	117	1.37x	6.294%

	197	$2,971,668,554	100.0%	$15,084,612	$229,000,000	69.8%	65.9%	111	1.41x	5.976%

(1)	Because this table presents information relating to the Mortgaged Properties and not the Mortgage Loans, the information for Mortgage Loans secured by more than one Mortgaged Property is based on allocated amounts (allocating the Mortgage Loan principal balance to each of these properties by the appraised values of the Mortgaged Properties allocated loan amount (or specific release prices) as detailed in the related Mortgage Loan documents).
(2)	Calculated with respect to the Anticipated Repayment Date for ARD Loans.
(3)	For purposes of determining whether a Mortgaged Property is in Northern California or Southern California, Mortgaged Properties north of San Luis Obispo County, Kern County and San Bernardino County were included in Northern California and Mortgaged Properties in or south of such counties were included in Southern California.

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST SERIES 2006-C28

ANNEX B

Mortgaged Properties by State for Loan Group 2 Mortgage Loans (1)

State	Number of Mortgaged Properties	Aggregate Cut-Off Date Balance	% of Cut-Off Date Group 2 Balance	Average Cut-Off Date Balance	Maximum Cut-Off Date Balance	Wtd. Avg. Cut-Off Date LTV Ratio	Wtd. Avg. LTV Ratio at Maturity (2)	Wtd. Avg. Stated Remaining Term to Maturity (Mos.) (2)	Wtd. Avg. Cut-Off Date DSC Ratio	Wtd. Avg. Mortgage Rate
CA	26	$135,144,700	21.7%	$5,197,873	$15,553,000	75.1%	63.6%	120	1.22x	5.628%
Southern (3)	25	128,984,700	20.7	$5,159,388	$15,553,000	74.8%	63.5%	120	1.22x	5.629%
Northern (3)	1	6,160,000	1.0	$6,160,000	$6,160,000	80.0%	67.0%	120	1.28x	5.590%
NV	5	97,247,000	15.6	$19,449,400	$43,969,000	76.6%	76.6%	58	1.21x	6.350%
FL	9	61,550,000	9.9	$6,838,889	$17,000,000	62.6%	61.6%	102	1.51x	6.423%
NC	4	54,000,000	8.7	$13,500,000	$21,450,000	79.8%	79.8%	118	1.45x	6.220%
TX	3	50,152,500	8.0	$16,717,500	$19,890,000	70.7%	66.9%	119	1.48x	5.957%
MI	2	35,200,000	5.6	$17,600,000	$28,000,000	77.3%	71.3%	117	1.32x	6.070%
MD	3	34,880,000	5.6	$11,626,667	$17,180,000	74.0%	74.0%	59	1.41x	5.930%
WA	2	24,900,000	4.0	$12,450,000	$19,400,000	68.6%	67.1%	119	1.25x	6.257%
VA	1	24,120,000	3.9	$24,120,000	$24,120,000	80.0%	80.0%	59	1.54x	5.930%
GA	2	20,350,000	3.3	$10,175,000	$14,650,000	76.8%	70.3%	120	1.20x	6.152%
IN	1	15,472,000	2.5	$15,472,000	$15,472,000	79.1%	79.1%	120	1.35x	5.895%
NM	1	15,140,000	2.4	$15,140,000	$15,140,000	77.6%	72.8%	120	1.20x	6.130%
AZ	2	11,573,000	1.9	$5,786,500	$6,775,000	67.4%	56.5%	120	1.15x	5.640%
IL	2	11,089,386	1.8	$5,544,693	$9,091,299	78.7%	73.9%	59	1.23x	6.210%
MN	1	8,600,000	1.4	$8,600,000	$8,600,000	80.0%	69.8%	119	1.20x	6.190%
ND	1	8,230,000	1.3	$8,230,000	$8,230,000	79.7%	68.8%	120	1.20x	5.790%
LA	1	5,989,560	1.0	$5,989,560	$5,989,560	70.5%	60.3%	118	1.33x	6.220%
WI	1	5,850,000	0.9	$5,850,000	$5,850,000	76.5%	64.5%	120	1.20x	5.810%
SC	1	4,040,000	0.6	$4,040,000	$4,040,000	76.3%	67.8%	120	1.27x	6.100%

	68	$623,528,147	100.0%	$9,169,532	$43,969,000	74.4%	69.9%	101	1.32x	6.042%

(1)	Because this table presents information relating to the Mortgaged Properties and not the Mortgage Loans, the information for Mortgage Loans secured by more than one Mortgaged Property is based on allocated amounts (allocating the Mortgage Loan principal balance to each of these properties by the appraised values of the Mortgaged Properties allocated loan amount (or specific release prices) as detailed in the related Mortgage Loan documents).
(2)	Calculated with respect to the Anticipated Repayment Date for ARD Loans.
(3)	For purposes of determining whether a Mortgaged Property is in Northern California or Southern California, Mortgaged Properties north of San Luis Obispo County, Kern County and San Bernardino County were included in Northern California and Mortgaged Properties in or south of such counties were included in Southern California.

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST SERIES 2006-C28

ANNEX B

Range of Underwritten DSC Ratios for All Mortgage Loans as of the Cut-Off Date

Range of Underwritten DSC Ratios (x)	Number of Mortgage Loans	Aggregate Cut-Off Date Balance	% of Cut-Off Date Pool Balance	Average Cut-Off Date Balance	Maximum Cut-Off Date Balance	Wtd. Avg. Cut-Off Date LTV Ratio	Wtd. Avg. LTV Ratio at Maturity *	Wtd. Avg. Stated Remaining Term to Maturity (Mos.) *	Wtd. Avg. Cut-Off Date DSC Ratio	Wtd. Avg. Mortgage Rate
< 1.04	1	$4,798,000	0.1%	$4,798,000	$4,798,000	64.8%	54.4%	120	1.04x	5.640%
1.05 - 1.09	1	17,000,000	0.5	$17,000,000	$17,000,000	78.3%	78.3%	59	1.07x	6.640%
1.10 - 1.14	2	67,450,000	1.9	$33,725,000	$54,000,000	67.8%	61.4%	119	1.14x	6.478%
1.15 - 1.19	11	202,579,142	5.6	$18,416,286	$136,918,272	70.3%	54.9%	120	1.17x	5.772%
1.20 - 1.24	71	874,860,619	24.3	$12,321,981	$158,600,000	75.4%	69.9%	109	1.21x	6.170%
1.25 - 1.29	23	154,023,591	4.3	$6,696,678	$20,000,000	75.3%	67.4%	119	1.26x	6.157%
1.30 - 1.34	24	341,484,856	9.5	$14,228,536	$87,000,000	71.4%	67.4%	98	1.33x	6.000%
1.35 - 1.39	21	742,522,194	20.7	$35,358,200	$193,850,000	70.9%	68.8%	117	1.37x	5.962%
1.40 - 1.44	10	137,598,327	3.8	$13,759,833	$65,000,000	65.6%	58.1%	113	1.42x	6.122%
1.45 - 1.49	7	63,135,305	1.8	$9,019,329	$21,000,000	71.4%	69.1%	107	1.47x	6.144%
1.50 - 1.54	10	298,736,418	8.3	$29,873,642	$175,000,000	74.1%	72.9%	111	1.51x	6.174%
1.55 - 1.59	4	264,225,000	7.3	$66,056,250	$229,000,000	73.3%	73.3%	118	1.56x	5.246%
1.60 - 1.64	4	85,970,000	2.4	$21,492,500	$41,795,000	64.2%	64.2%	120	1.62x	5.820%
1.65 - 1.69	3	41,890,000	1.2	$13,963,333	$19,890,000	64.9%	64.1%	120	1.67x	6.112%
1.75 - 1.79	1	9,091,248	0.3	$9,091,248	$9,091,248	49.4%	42.2%	119	1.78x	6.180%
1.80 - 1.84	2	12,950,000	0.4	$6,475,000	$8,200,000	51.2%	51.2%	119	1.84x	6.350%
1.85 - 1.89	3	196,228,000	5.5	$65,409,333	$190,000,000	50.5%	50.5%	61	1.89x	5.775%
1.90 - 1.94	5	22,007,000	0.6	$4,401,400	$8,000,000	63.7%	58.0%	109	1.92x	6.115%
1.95 - 1.99	2	9,281,000	0.3	$4,640,500	$6,200,000	51.9%	51.9%	118	1.99x	6.031%
2.00 - 2.04	1	26,491,000	0.7	$26,491,000	$26,491,000	58.9%	58.9%	59	2.01x	5.170%
2.05 >	1	22,875,000	0.6	$22,875,000	$22,875,000	47.2%	47.2%	119	2.12x	6.100%

	207	$3,595,196,701	100.0%	$17,368,100	$229,000,000	70.6%	66.6%	109	1.39x	5.987%

*	Calculated with respect to the Anticipated Repayment Date for ARD Loans.

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST SERIES 2006-C28

ANNEX B

Range of Underwritten DSC Ratios for Loan Group 1 Mortgage Loans as of the Cut-Off Date

Range of Underwritten DSC Ratios (x)	Number of Mortgage Loans	Aggregate Cut-Off Date Balance	% of Cut-Off Date Group 1 Balance	Average Cut-Off Date Balance	Maximum Cut-Off Date Balance	Wtd. Avg. Cut-Off Date LTV Ratio	Wtd. Avg. LTV Ratio at Maturity *	Wtd. Avg. Stated Remaining Term to Maturity (Mos.) *	Wtd. Avg. Cut-Off Date DSC Ratio	Wtd. Avg. Mortgage Rate
< 1.14	2	$67,450,000	2.3%	$33,725,000	$54,000,000	67.8%	61.4%	119	1.14x	6.478%
1.15 - 1.19	4	162,679,442	5.5	$40,669,860	$136,918,272	69.0%	52.9%	120	1.17x	5.817%
1.20 - 1.24	41	619,292,133	20.8	$15,104,686	$158,600,000	75.2%	69.9%	115	1.21x	6.228%
1.25 - 1.29	17	106,985,691	3.6	$6,293,276	$20,000,000	76.8%	67.7%	119	1.27x	6.172%
1.30 - 1.34	20	292,810,296	9.9	$14,640,515	$87,000,000	70.4%	67.0%	95	1.33x	6.004%
1.35 - 1.39	16	661,782,694	22.3	$41,361,418	$193,850,000	70.1%	68.0%	118	1.37x	5.960%
1.40 - 1.44	8	119,898,327	4.0	$14,987,291	$65,000,000	64.1%	55.6%	121	1.43x	6.151%
1.45 - 1.49	5	44,185,305	1.5	$8,837,061	$21,000,000	67.7%	64.5%	102	1.48x	6.111%
1.50 - 1.54	7	256,716,418	8.6	$36,673,774	$175,000,000	73.4%	72.1%	115	1.51x	6.192%
1.55 - 1.59	3	260,625,000	8.8	$86,875,000	$229,000,000	73.6%	73.6%	118	1.56x	5.231%
1.60 - 1.64	3	82,170,000	2.8	$27,390,000	$41,795,000	64.4%	64.4%	120	1.62x	5.795%
1.65 - 1.69	2	22,000,000	0.7	$11,000,000	$18,000,000	64.8%	63.3%	120	1.68x	5.925%
1.75 - 1.79	1	9,091,248	0.3	$9,091,248	$9,091,248	49.4%	42.2%	119	1.78x	6.180%
1.85 - 1.89	3	196,228,000	6.6	$65,409,333	$190,000,000	50.5%	50.5%	61	1.89x	5.775%
1.90 - 1.94	4	17,307,000	0.6	$4,326,750	$8,000,000	68.2%	61.0%	107	1.92x	6.052%
1.95 - 1.99	1	3,081,000	0.1	$3,081,000	$3,081,000	60.4%	60.4%	116	1.99x	5.390%
2.00 - 2.04	1	26,491,000	0.9	$26,491,000	$26,491,000	58.9%	58.9%	59	2.01x	5.170%
2.05 >	1	22,875,000	0.8	$22,875,000	$22,875,000	47.2%	47.2%	119	2.12x	6.100%

	139	$2,971,668,554	100.0%	$21,378,910	$229,000,000	69.8%	65.9%	111	1.41x	5.976%

*	Calculated with respect to the Anticipated Repayment Date for ARD Loans.

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST SERIES 2006-C28

ANNEX B

Range of Underwritten DSC Ratios for Loan Group 2 Mortgage Loans as of the Cut-Off Date

Range of Underwritten DSC Ratios (x)	Number of Mortgage Loans	Aggregate Cut-Off Date Balance	% of Cut-Off Date Group 2 Balance	Average Cut-Off Date Balance	Maximum Cut-Off Date Balance	Wtd. Avg. Cut-Off Date LTV Ratio	Wtd. Avg. LTV Ratio at Maturity *	Wtd. Avg. Stated Remaining Term to Maturity (Mos.) *	Wtd. Avg. Cut-Off Date DSC Ratio	Wtd. Avg. Mortgage Rate
< 1.04	1	$4,798,000	0.8%	$4,798,000	$4,798,000	64.8%	54.4%	120	1.04x	5.640%
1.05 - 1.09	1	17,000,000	2.7	$17,000,000	$17,000,000	78.3%	78.3%	59	1.07x	6.640%
1.15 - 1.19	7	39,899,700	6.4	$5,699,957	$15,081,900	75.4%	63.2%	120	1.19x	5.590%
1.20 - 1.24	30	255,568,486	41.0	$8,518,950	$43,969,000	75.9%	69.9%	94	1.21x	6.029%
1.25 - 1.29	6	47,037,900	7.5	$7,839,650	$19,400,000	71.8%	66.6%	119	1.26x	6.123%
1.30 - 1.34	4	48,674,560	7.8	$12,168,640	$28,000,000	77.4%	70.2%	118	1.33x	5.976%
1.35 - 1.39	5	80,739,500	12.9	$16,147,900	$21,450,000	76.7%	75.3%	106	1.38x	5.980%
1.40 - 1.44	2	17,700,000	2.8	$8,850,000	$10,600,000	75.2%	75.2%	59	1.42x	5.930%
1.45 - 1.49	2	18,950,000	3.0	$9,475,000	$12,400,000	80.0%	80.0%	118	1.46x	6.220%
1.50 - 1.54	3	42,020,000	6.7	$14,006,667	$24,120,000	78.1%	78.1%	84	1.54x	6.067%
1.55 - 1.59	1	3,600,000	0.6	$3,600,000	$3,600,000	48.6%	48.6%	119	1.59x	6.350%
1.60 - 1.64	1	3,800,000	0.6	$3,800,000	$3,800,000	59.4%	59.4%	119	1.61x	6.350%
1.65 - 1.69	1	19,890,000	3.2	$19,890,000	$19,890,000	65.0%	65.0%	120	1.67x	6.320%
1.80 - 1.84	2	12,950,000	2.1	$6,475,000	$8,200,000	51.2%	51.2%	119	1.84x	6.350%
1.90 - 1.94	1	4,700,000	0.8	$4,700,000	$4,700,000	47.0%	47.0%	119	1.92x	6.350%
1.95 >	1	6,200,000	1.0	$6,200,000	$6,200,000	47.7%	47.7%	119	1.99x	6.350%

	68	$623,528,147	100.0%	$9,169,532	$43,969,000	74.4%	69.9%	101	1.32x	6.042%

*	Calculated with respect to the Anticipated Repayment Date for ARD Loans.

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST SERIES 2006-C28

ANNEX B

Range of LTV Ratios for All Mortgage Loans as of the Cut-Off Date

Range of Cut-off Date LTV Ratios (%)	Number of Mortgage Loans	Aggregate Cut-Off Date Balance	% of Cut-Off Date Pool Balance	Average Cut-Off Date Balance	Maximum Cut-Off Date Balance	Wtd. Avg. Cut-Off Date LTV Ratio	Wtd. Avg. LTV Ratio at Maturity *	Wtd. Avg. Stated Remaining Term to Maturity (Mos.) *	Wtd. Avg. Cut-Off Date DSC Ratio	Wtd. Avg. Mortgage Rate
40.01 - 50.00	8	$64,716,350	1.8%	$8,089,544	$22,875,000	47.8%	45.6%	119	1.80x	6.183%
50.01 - 55.00	4	204,297,726	5.7	$51,074,432	$190,000,000	50.2%	50.1%	63	1.88x	5.827%
55.01 - 60.00	8	68,555,000	1.9	$8,569,375	$26,491,000	58.9%	55.7%	93	1.75x	5.796%
60.01 - 65.00	21	146,229,129	4.1	$6,963,292	$20,500,000	63.2%	60.1%	121	1.49x	6.085%
65.01 - 70.00	42	994,453,374	27.7	$23,677,461	$146,092,500	67.1%	60.8%	113	1.34x	6.002%
70.01 - 75.00	50	718,056,362	20.0	$14,361,127	$193,850,000	72.2%	68.6%	114	1.32x	5.968%
75.01 - 80.00	74	1,398,888,760	38.9	$18,903,902	$229,000,000	77.6%	74.4%	109	1.35x	6.000%

	207	$3,595,196,701	100.0%	$17,368,100	$229,000,000	70.6%	66.6%	109	1.39x	5.987%

*	Calculated with respect to the Anticipated Repayment Date for ARD Loans.

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST SERIES 2006-C28

ANNEX B

Range of LTV Ratios for Loan Group 1 Mortgage Loans as of the Cut-Off Date

Range of Cut-off Date LTV Ratios (%)	Number of Mortgage Loans	Aggregate Cut-Off Date Balance	% of Cut-Off Date Group 1 Balance	Average Cut-Off Date Balance	Maximum Cut-Off Date Balance	Wtd. Avg. Cut-Off Date LTV Ratio	Wtd. Avg. LTV Ratio at Maturity *	Wtd. Avg. Stated Remaining Term to Maturity (Mos.) *	Wtd. Avg. Cut-Off Date DSC Ratio	Wtd. Avg. Mortgage Rate
40.01 - 50.00	5	$50,216,350	1.7%	$10,043,270	$22,875,000	47.8%	45.0%	119	1.78x	6.135%
50.01 - 55.00	2	191,347,726	6.4	$95,673,863	$190,000,000	50.1%	50.0%	59	1.89x	5.792%
55.01 - 60.00	7	64,755,000	2.2	$9,250,714	$26,491,000	58.9%	55.5%	91	1.76x	5.763%
60.01 - 65.00	18	117,241,129	3.9	$6,513,396	$20,500,000	62.9%	59.4%	121	1.47x	6.053%
65.01 - 70.00	35	946,574,074	31.9	$27,044,974	$146,092,500	67.1%	60.7%	113	1.34x	6.001%
70.01 - 75.00	31	564,391,101	19.0	$18,206,165	$193,850,000	71.8%	69.3%	116	1.33x	6.010%
75.01 - 80.00	41	1,037,143,173	34.9	$25,296,175	$229,000,000	77.4%	74.2%	115	1.37x	5.964%

	139	$2,971,668,554	100.0%	$21,378,910	$229,000,000	69.8%	65.9%	111	1.41x	5.976%

*	Calculated with respect to the Anticipated Repayment Date for ARD Loans.

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST SERIES 2006-C28

ANNEX B

Range of LTV Ratios for Loan Group 2 Mortgage Loans as of the Cut-Off Date

Range of Cut-off Date LTV Ratios (%)	Number of Mortgage Loans	Aggregate Cut-Off Date Balance	% of Cut-Off Date Group 2 Balance	Average Cut-Off Date Balance	Maximum Cut-Off Date Balance	Wtd. Avg. Cut-Off Date LTV Ratio	Wtd. Avg. LTV Ratio at Maturity *	Wtd. Avg. Stated Remaining Term to Maturity (Mos.) *	Wtd. Avg. Cut-Off Date DSC Ratio	Wtd. Avg. Mortgage Rate
40.01 - 50.00	3	$14,500,000	2.3%	$4,833,333	$6,200,000	47.7%	47.7%	119	1.87x	6.350%
50.01 - 55.00	2	12,950,000	2.1	$6,475,000	$8,200,000	51.2%	51.2%	119	1.84x	6.350%
55.01 - 60.00	1	3,800,000	0.6	$3,800,000	$3,800,000	59.4%	59.4%	119	1.61x	6.350%
60.01 - 65.00	3	28,988,000	4.6	$9,662,667	$19,890,000	64.4%	62.7%	120	1.55x	6.212%
65.01 - 70.00	7	47,879,300	7.7	$6,839,900	$19,400,000	68.2%	63.0%	119	1.24x	6.016%
70.01 - 75.00	19	153,665,260	24.6	$8,087,645	$18,937,500	73.6%	66.0%	105	1.27x	5.815%
75.01 - 80.00	33	361,745,586	58.0	$10,961,987	$43,969,000	78.4%	74.8%	94	1.29x	6.102%

	68	$623,528,147	100.0%	$9,169,532	$43,969,000	74.4%	69.9%	101	1.32x	6.042%

*	Calculated with respect to the Anticipated Repayment Date for ARD Loans.

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST SERIES 2006-C28

ANNEX B

Range of LTV Ratios for All Mortgage Loans as of the Maturity Date or Anticipated Repayment Date

Range of Maturity Date or ARD LTV Ratios (%)	Number of Mortgage Loans	Aggregate Cut-Off Date Balance	% of Cut-Off Date Pool Balance	Average Cut-Off Date Balance	Maximum Cut-Off Date Balance	Wtd. Avg. Cut-Off Date LTV Ratio	Wtd. Avg. LTV Ratio at Maturity *	Wtd. Avg. Stated Remaining Term to Maturity (Mos.) *	Wtd. Avg. Cut-Off Date DSC Ratio	Wtd. Avg. Mortgage Rate
0.00 - 5.00	3	$8,240,013	0.2%	$2,746,671	$3,450,000	66.7%	0.0%	238	1.25x	6.711%
30.01 - 40.00	1	2,195,323	0.1	$2,195,323	$2,195,323	48.1%	31.8%	119	1.31x	6.150%
40.01 - 50.00	12	80,010,327	2.2	$6,667,527	$22,875,000	50.5%	45.8%	119	1.72x	6.242%
50.01 - 55.00	15	388,040,009	10.8	$25,869,334	$190,000,000	58.3%	51.4%	89	1.56x	5.806%
55.01 - 60.00	22	293,647,187	8.2	$13,347,599	$65,000,000	65.6%	58.1%	113	1.44x	6.096%
60.01 - 65.00	54	637,515,487	17.7	$11,805,842	$146,092,500	68.6%	62.8%	118	1.33x	6.001%
65.01 - 70.00	41	486,798,968	13.5	$11,873,146	$87,000,000	70.8%	66.8%	108	1.36x	5.980%
70.01 - 75.00	37	985,782,386	27.4	$26,642,767	$193,850,000	75.3%	72.5%	113	1.29x	6.085%
75.01 - 80.00	22	712,967,000	19.8	$32,407,591	$229,000,000	76.8%	76.7%	102	1.45x	5.861%

	207	$3,595,196,701	100.0%	$17,368,100	$229,000,000	70.6%	66.6%	109	1.39x	5.987%

*	Calculated with respect to the Anticipated Repayment Date for ARD Loans.

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST SERIES 2006-C28

ANNEX B

Range of LTV Ratios for Loan Group 1 Mortgage Loans as of the Maturity Date or Anticipated Repayment Date

Range of Maturity Date or ARD LTV Ratios (%)	Number of Mortgage Loans	Aggregate Cut-Off Date Balance	% of Cut-Off Date Group 1 Balance	Average Cut-Off Date Balance	Maximum Cut-Off Date Balance	Wtd. Avg. Cut-Off Date LTV Ratio	Wtd. Avg. LTV Ratio at Maturity *	Wtd. Avg. Stated Remaining Term to Maturity (Mos.) *	Wtd. Avg. Cut-Off Date DSC Ratio	Wtd. Avg. Mortgage Rate
0.00 - 5.00	3	$8,240,013	0.3%	$2,746,671	$3,450,000	66.7%	0.0%	238	1.25x	6.711%
30.01 - 40.00	1	2,195,323	0.1	$2,195,323	$2,195,323	48.1%	31.8%	119	1.31x	6.150%
40.01 - 50.00	9	65,510,327	2.2	$7,278,925	$22,875,000	51.1%	45.3%	119	1.69x	6.219%
50.01 - 55.00	11	367,354,109	12.4	$33,395,828	$190,000,000	58.4%	51.3%	87	1.56x	5.791%
55.01 - 60.00	15	264,239,287	8.9	$17,615,952	$65,000,000	65.3%	58.1%	112	1.46x	6.140%
60.01 - 65.00	33	497,463,527	16.7	$15,074,652	$146,092,500	67.6%	62.8%	117	1.35x	6.054%
65.01 - 70.00	29	387,214,968	13.0	$13,352,240	$87,000,000	69.6%	66.5%	105	1.39x	5.991%
70.01 - 75.00	29	881,168,000	29.7	$30,385,103	$193,850,000	75.1%	72.4%	116	1.29x	6.083%
75.01 - 79.25	9	498,283,000	16.8	$55,364,778	$229,000,000	76.2%	76.1%	112	1.50x	5.699%

	139	$2,971,668,554	100.0%	$21,378,910	$229,000,000	69.8%	65.9%	111	1.41x	5.976%

*	Calculated with respect to the Anticipated Repayment Date for ARD Loans.

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST SERIES 2006-C28

ANNEX B

Range of LTV Ratios for Loan Group 2 Mortgage Loans as of the Maturity Date or Anticipated Repayment Date

Range of Maturity Date or ARD LTV Ratios (%)	Number of Mortgage Loans	Aggregate Cut-Off Date Balance	% of Cut-Off Date Group 2 Balance	Average Cut-Off Date Balance	Maximum Cut-Off Date Balance	Wtd. Avg. Cut-Off Date LTV Ratio	Wtd. Avg. LTV Ratio at Maturity *	Wtd. Avg. Stated Remaining Term to Maturity (Mos.) *	Wtd. Avg. Cut-Off Date DSC Ratio	Wtd. Avg. Mortgage Rate
45.01 - 50.00	3	$14,500,000	2.3%	$4,833,333	$6,200,000	47.7%	47.7%	119	1.87x	6.350%
50.01 - 55.00	4	20,685,900	3.3	$5,171,475	$8,200,000	56.4%	52.4%	119	1.57x	6.077%
55.01 - 60.00	7	29,407,900	4.7	$4,201,129	$6,775,000	68.5%	58.7%	120	1.27x	5.700%
60.01 - 65.00	21	140,051,960	22.5	$6,669,141	$19,890,000	72.4%	63.0%	120	1.29x	5.814%
65.01 - 70.00	12	99,584,000	16.0	$8,298,667	$19,400,000	75.3%	68.1%	119	1.27x	5.934%
70.01 - 75.00	8	104,614,386	16.8	$13,076,798	$28,000,000	77.0%	73.4%	92	1.29x	6.100%
75.01 - 80.00	13	214,684,000	34.4	$16,514,154	$43,969,000	78.3%	78.3%	80	1.32x	6.236%

	68	$623,528,147	100.0%	$9,169,532	$43,969,000	74.4%	69.9%	101	1.32x	6.042%

*	Calculated with respect to the Anticipated Repayment Date for ARD Loans.

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST SERIES 2006-C28

ANNEX B

Range of Mortgage Rates for All Mortgage Loans

Range of Mortgage Rates (%)	Number of Mortgage Loans	Aggregate Cut-Off Date Balance	% of Cut-Off Date Pool Balance	Average Cut-Off Date Balance	Maximum Cut-Off Date Balance	Wtd. Avg. Cut-Off Date LTV Ratio	Wtd. Avg. LTV Ratio at Maturity *	Wtd. Avg. Stated Remaining Term to Maturity (Mos.) *	Wtd. Avg. Cut-Off Date DSC Ratio	Wtd. Avg. Mortgage Rate
5.100 - 5.249	3	$258,996,000	7.2%	$86,332,000	$229,000,000	73.3%	73.3%	112	1.61x	5.111%
5.250 - 5.499	4	12,023,000	0.3	$3,005,750	$3,414,000	63.0%	63.0%	115	1.92x	5.399%
5.500 - 5.749	35	649,951,972	18.1	$18,570,056	$193,850,000	71.0%	64.1%	118	1.30x	5.648%
5.750 - 5.999	29	717,346,018	20.0	$24,736,070	$190,000,000	64.5%	62.0%	91	1.53x	5.858%
6.000 - 6.249	74	1,108,251,799	30.8	$14,976,376	$175,000,000	72.7%	69.5%	115	1.36x	6.152%
6.250 - 6.499	51	548,763,233	15.3	$10,760,063	$146,092,500	70.4%	66.0%	106	1.34x	6.328%
6.500 - 6.749	10	296,414,680	8.2	$29,641,468	$158,600,000	75.0%	69.0%	111	1.23x	6.575%
6.750 - 6.999	1	3,450,000	0.1	$3,450,000	$3,450,000	70.4%	0.0%	237	1.16x	6.920%

	207	$3,595,196,701	100.0%	$17,368,100	$229,000,000	70.6%	66.6%	109	1.39x	5.987%

*	Calculated with respect to the Anticipated Repayment Date for ARD Loans.

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST SERIES 2006-C28

ANNEX B

Range of Mortgage Rates for Loan Group 1 Mortgage Loans

Range of Mortgage Rates (%)	Number of Mortgage Loans	Aggregate Cut-Off Date Balance	% of Cut-Off Date Group 1 Balance	Average Cut-Off Date Balance	Maximum Cut-Off Date Balance	Wtd. Avg. Cut-Off Date LTV Ratio	Wtd. Avg. LTV Ratio at Maturity *	Wtd. Avg. Stated Remaining Term to Maturity (Mos.) *	Wtd. Avg. Cut-Off Date DSC Ratio	Wtd. Avg. Mortgage Rate
5.100 - 5.249	3	$258,996,000	8.7%	$86,332,000	$229,000,000	73.3%	73.3%	112	1.61x	5.111%
5.250 - 5.499	4	12,023,000	0.4	$3,005,750	$3,414,000	63.0%	63.0%	115	1.92x	5.399%
5.500 - 5.749	6	480,671,772	16.2	$80,111,962	$193,850,000	69.8%	64.4%	118	1.33x	5.659%
5.750 - 5.999	21	623,294,018	21.0	$29,680,668	$190,000,000	62.6%	60.0%	93	1.55x	5.851%
6.000 - 6.249	60	953,842,852	32.1	$15,897,381	$175,000,000	71.9%	68.8%	115	1.37x	6.150%
6.250 - 6.499	35	359,976,233	12.1	$10,285,035	$146,092,500	70.6%	64.1%	116	1.33x	6.320%
6.500 - 6.749	9	279,414,680	9.4	$31,046,076	$158,600,000	74.8%	68.4%	115	1.24x	6.571%
6.750 - 6.999	1	3,450,000	0.1	$3,450,000	$3,450,000	70.4%	0.0%	237	1.16x	6.920%

	139	$2,971,668,554	100.0%	$21,378,910	$229,000,000	69.8%	65.9%	111	1.41x	5.976%

*	Calculated with respect to the Anticipated Repayment Date for ARD Loans.

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST SERIES 2006-C28

ANNEX B

Range of Mortgage Rates for Loan Group 2 Mortgage Loans

Range of Mortgage Rates (%)	Number of Mortgage Loans	Aggregate Cut-Off Date Balance	% of Cut-Off Date Group 2 Balance	Average Cut-Off Date Balance	Maximum Cut-Off Date Balance	Wtd. Avg. Cut-Off Date LTV Ratio	Wtd. Avg. LTV Ratio at Maturity *	Wtd. Avg. Stated Remaining Term to Maturity (Mos.) *	Wtd. Avg. Cut-Off Date DSC Ratio	Wtd. Avg. Mortgage Rate
5.500 - 5.749	29	$169,280,200	27.1%	$5,837,248	$18,937,500	74.3%	63.3%	120	1.23x	5.616%
5.750 - 5.999	8	94,052,000	15.1	$11,756,500	$24,120,000	76.8%	74.7%	82	1.39x	5.900%
6.000 - 6.249	14	154,408,947	24.8	$11,029,210	$28,000,000	78.1%	73.8%	114	1.32x	6.163%
6.250 - 6.499	16	188,787,000	30.3	$11,799,188	$43,969,000	69.9%	69.6%	88	1.38x	6.342%
6.500 - 6.749	1	17,000,000	2.7	$17,000,000	$17,000,000	78.3%	78.3%	59	1.07x	6.640%

	68	$623,528,147	100.0%	$9,169,532	$43,969,000	74.4%	69.9%	101	1.32x	6.042%

*	Calculated with respect to the Anticipated Repayment Date for ARD Loans.

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST SERIES 2006-C28

ANNEX B

Range of Original Terms to Maturity or Anticipated Repayment Date for All Mortgage Loans

Range of Original Terms to Maturity or Anticipated Repayment Date (months)	Number of Mortgage Loans	Aggregate Cut-Off Date Balance	% of Cut-Off Date Pool Balance	Average Cut-Off Date Balance	Maximum Cut-Off Date Balance	Wtd. Avg. Cut-Off Date LTV Ratio	Wtd. Avg. LTV Ratio at Maturity *	Wtd. Avg. Stated Remaining Term to Maturity (Mos.) *	Wtd. Avg. Cut-Off Date DSC Ratio	Wtd. Avg. Mortgage Rate
0 - 60	25	$596,698,386	16.6%	$23,867,935	$190,000,000	65.8%	65.6%	59	1.53x	6.007%
61 - 84	1	6,121,056	0.2	$6,121,056	$6,121,056	73.7%	68.0%	72	1.32x	6.135%
109 - 120	178	2,984,137,244	83.0	$16,764,816	$229,000,000	71.6%	67.0%	119	1.36x	5.981%
229 - 240	3	8,240,013	0.2	$2,746,671	$3,450,000	66.7%	0.0%	238	1.25x	6.711%

	207	$3,595,196,701	100.0%	$17,368,100	$229,000,000	70.6%	66.6%	109	1.39x	5.987%

*	Calculated with respect to the Anticipated Repayment Date for ARD Loans.

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST SERIES 2006-C28

ANNEX B

Range of Original Terms to Maturity or Anticipated Repayment Date for Loan Group 1 Mortgage Loans

Range of Original Terms to Maturity or Anticipated Repayment Date (months)	Number of Mortgage Loans	Aggregate Cut-Off Date Balance	% of Cut-Off Date Group 1 Balance	Average Cut-Off Date Balance	Maximum Cut-Off Date Balance	Wtd. Avg. Cut-Off Date LTV Ratio	Wtd. Avg. LTV Ratio at Maturity *	Wtd. Avg. Stated Remaining Term to Maturity (Mos.) *	Wtd. Avg. Cut-Off Date DSC Ratio	Wtd. Avg. Mortgage Rate
0 - 60	13	$412,362,000	13.9%	$31,720,154	$190,000,000	60.9%	60.7%	59	1.64x	5.906%
61 - 84	1	6,121,056	0.2	$6,121,056	$6,121,056	73.7%	68.0%	72	1.32x	6.135%
109 - 120	122	2,544,945,484	85.6	$20,860,209	$229,000,000	71.2%	67.0%	119	1.37x	5.984%
229 - 240	3	8,240,013	0.3	$2,746,671	$3,450,000	66.7%	0.0%	238	1.25x	6.711%

	139	$2,971,668,554	100.0%	$21,378,910	$229,000,000	69.8%	65.9%	111	1.41x	5.976%

*	Calculated with respect to the Anticipated Repayment Date for ARD Loans.

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST SERIES 2006-C28

ANNEX B

Range of Original Terms to Maturity or Anticipated Repayment Date for Loan Group 2 Mortgage Loans

Range of Original Terms to Maturity or Anticipated Repayment Date (months)	Number of Mortgage Loans	Aggregate Cut-Off Date Balance	% of Cut-Off Date Group 2 Balance	Average Cut-Off Date Balance	Maximum Cut-Off Date Balance	Wtd. Avg. Cut-Off Date LTV Ratio	Wtd. Avg. LTV Ratio at Maturity *	Wtd. Avg. Stated Remaining Term to Maturity (Mos.) *	Wtd. Avg. Cut-Off Date DSC Ratio	Wtd. Avg. Mortgage Rate
0 - 60	12	$184,336,386	29.6%	$15,361,366	$43,969,000	76.9%	76.6%	58	1.28x	6.234%
109 - 120	56	439,191,760	70.4	$7,842,710	$28,000,000	73.3%	67.1%	119	1.34x	5.962%

	68	$623,528,147	100.0%	$9,169,532	$43,969,000	74.4%	69.9%	101	1.32x	6.042%

*	Calculated with respect to the Anticipated Repayment Date for ARD Loans.

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST SERIES 2006-C28

ANNEX B

Range of Remaining Terms to Maturity or Anticipated Repayment Date for All Mortgage Loans as of the Cut-Off Date

Range of Remaining Terms to Maturity or Anticipated Repayment Date (months)	Number of Mortgage Loans	Aggregate Cut-Off Date Balance	% of Cut-Off Date Pool Balance	Average Cut-Off Date Balance	Maximum Cut-Off Date Balance	Wtd. Avg. Cut-Off Date LTV Ratio	Wtd. Avg. LTV Ratio at Maturity *	Wtd. Avg. Stated Remaining Term to Maturity (Mos.) *	Wtd. Avg. Cut-Off Date DSC Ratio	Wtd. Avg. Mortgage Rate
0 - 60	25	$596,698,386	16.6%	$23,867,935	$190,000,000	65.8%	65.6%	59	1.53x	6.007%
61 - 84	1	6,121,056	0.2	$6,121,056	$6,121,056	73.7%	68.0%	72	1.32x	6.135%
85 - 108	1	64,000,000	1.8	$64,000,000	$64,000,000	66.7%	62.8%	108	1.37x	5.510%
109 - 120	177	2,920,137,244	81.2	$16,497,951	$229,000,000	71.7%	67.1%	119	1.36x	5.991%
229 - 239	3	8,240,013	0.2	$2,746,671	$3,450,000	66.7%	0.0%	238	1.25x	6.711%

	207	$3,595,196,701	100.0%	$17,368,100	$229,000,000	70.6%	66.6%	109	1.39x	5.987%

*	Calculated with respect to the Anticipated Repayment Date for ARD Loans.

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST SERIES 2006-C28

ANNEX B

Range of Remaining Terms to Maturity or Anticipated Repayment Date for Loan Group 1 Mortgage Loans as of the Cut-Off Date

Range of Remaining Terms to Maturity or Anticipated Repayment Date (months)	Number of Mortgage Loans	Aggregate Cut-Off Date Balance	% of Cut-Off Date Group 1 Balance	Average Cut-Off Date Balance	Maximum Cut-Off Date Balance	Wtd. Avg. Cut-Off Date LTV Ratio	Wtd. Avg. LTV Ratio at Maturity *	Wtd. Avg. Stated Remaining Term to Maturity (Mos.) *	Wtd. Avg. Cut-Off Date DSC Ratio	Wtd. Avg. Mortgage Rate
0 - 60	13	$412,362,000	13.9%	$31,720,154	$190,000,000	60.9%	60.7%	59	1.64x	5.906%
61 - 84	1	6,121,056	0.2	$6,121,056	$6,121,056	73.7%	68.0%	72	1.32x	6.135%
85 - 108	1	64,000,000	2.2	$64,000,000	$64,000,000	66.7%	62.8%	108	1.37x	5.510%
109 - 120	121	2,480,945,484	83.5	$20,503,682	$229,000,000	71.4%	67.1%	119	1.37x	5.996%
229 - 239	3	8,240,013	0.3	$2,746,671	$3,450,000	66.7%	0.0%	238	1.25x	6.711%

	139	$2,971,668,554	100.0%	$21,378,910	$229,000,000	69.8%	65.9%	111	1.41x	5.976%

*	Calculated with respect to the Anticipated Repayment Date for ARD Loans.

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST SERIES 2006-C28

ANNEX B

Range of Remaining Terms to Maturity or Anticipated Repayment Date for Loan Group 2 Mortgage Loans as of the Cut-Off Date

Range of Remaining Terms to Maturity or Anticipated Repayment Date (months)	Number of Mortgage Loans	Aggregate Cut-Off Date Balance	% of Cut-Off Date Group 2 Balance	Average Cut-Off Date Balance	Maximum Cut-Off Date Balance	Wtd. Avg. Cut-Off Date LTV Ratio	Wtd. Avg. LTV Ratio at Maturity *	Wtd. Avg. Stated Remaining Term to Maturity (Mos.) *	Wtd. Avg. Cut-Off Date DSC Ratio	Wtd. Avg. Mortgage Rate
0 - 60	12	$184,336,386	29.6%	$15,361,366	$43,969,000	76.9%	76.6%	58	1.28x	6.234%
109 - 120	56	439,191,760	70.4	$7,842,710	$28,000,000	73.3%	67.1%	119	1.34x	5.962%

	68	$623,528,147	100.0%	$9,169,532	$43,969,000	74.4%	69.9%	101	1.32x	6.042%

*	Calculated with respect to the Anticipated Repayment Date for ARD Loans.

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST SERIES 2006-C28

ANNEX B

Range of Remaining Amortization Terms for All Mortgage Loans as of the Cut-Off Date

Range of Remaining Amortization Terms (months) (1)	Number of Mortgage Loans	Aggregate Cut-Off Date Balance	% of Cut-Off Date Pool Balance	Average Cut-Off Date Balance	Maximum Cut-Off Date Balance	Wtd. Avg. Cut-Off Date LTV Ratio	Wtd. Avg. LTV Ratio at Maturity (2)	Wtd. Avg. Stated Remaining Term to Maturity (Mos.) (2)	Wtd. Avg. Cut-Off Date DSC Ratio	Wtd. Avg. Mortgage Rate
229 - 264	6	$19,238,788	0.5%	$3,206,465	$4,492,282	61.7%	22.7%	170	1.27x	6.544%
265 - 300	10	305,676,671	8.5	$30,567,667	$136,918,272	68.1%	56.4%	116	1.31x	5.785%
349 - 360	124	1,446,192,382	40.2	$11,662,842	$158,600,000	73.4%	66.8%	117	1.26x	6.136%
361 >	4	28,567,738	0.8	$7,141,935	$13,450,000	75.0%	70.2%	114	1.19x	6.210%
Varies	1	10,970,121	0.3	$10,970,121	$10,970,121	67.5%	52.3%	118	1.20x	6.020%
Non-Amortizing	62	1,784,551,000	49.6	$28,783,081	$229,000,000	68.8%	68.8%	100	1.51x	5.892%

	207	$3,595,196,701	100.0%	$17,368,100	$229,000,000	70.6%	66.6%	109	1.39x	5.987%

The weighted average remaining amortization term for all Mortgage Loans (excluding non-amortizing loans and the loan that varies) is 349 months.

(1)	The remaining amortization term shown for any Mortgage Loan that is interest-only for part of its term does not include the number of months during which it is interest-only, but rather is the number of months remaining at the end of such interest-only period.
(2)	Calculated with respect to the Anticipated Repayment Date for ARD Loans.

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST SERIES 2006-C28

ANNEX B

Range of Remaining Amortization Terms for Loan Group 1 Mortgage Loans as of the Cut-Off Date

Range of Remaining Amortization Terms (months) (1)	Number of Mortgage Loans	Aggregate Cut-Off Date Balance	% of Cut-Off Date Group 1 Balance	Average Cut-Off Date Balance	Maximum Cut-Off Date Balance	Wtd. Avg. Cut-Off Date LTV Ratio	Wtd. Avg. LTV Ratio at Maturity (2)	Wtd. Avg. Stated Remaining Term to Maturity (Mos.) (2)	Wtd. Avg. Cut-Off Date DSC Ratio	Wtd. Avg. Mortgage Rate
229 - 264	6	$19,238,788	0.6%	$3,206,465	$4,492,282	61.7%	22.7%	170	1.27x	6.544%
265 - 300	10	305,676,671	10.3	$30,567,667	$136,918,272	68.1%	56.4%	116	1.31x	5.785%
349 - 360	81	1,147,923,235	38.6	$14,171,892	$158,600,000	72.9%	66.9%	117	1.27x	6.217%
361 >	4	28,567,738	1.0	$7,141,935	$13,450,000	75.0%	70.2%	114	1.19x	6.210%
Varies	1	10,970,121	0.4	$10,970,121	$10,970,121	67.5%	52.3%	118	1.20x	6.020%
Non-Amortizing	37	1,459,292,000	49.1	$39,440,324	$229,000,000	67.7%	67.7%	104	1.54x	5.813%

	139	$2,971,668,554	100.0%	$21,378,910	$229,000,000	69.8%	65.9%	111	1.41x	5.976%

The weighted average remaining amortization term for Group 1 Mortgage Loans (excluding non-amortizing loans and the loan that varies) is 347 months.

(1)	The remaining amortization term shown for any Mortgage Loan that is interest-only for part of its term does not include the number of months during which it is interest-only, but rather is the number of months remaining at the end of such interest-only period.
(2)	Calculated with respect to the Anticipated Repayment Date for ARD Loans.

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST SERIES 2006-C28

ANNEX B

Range of Remaining Amortization Terms for Loan Group 2 Mortgage Loans as of the Cut-Off Date

Range of Remaining Amortization Terms (months) (1)	Number of Mortgage Loans	Aggregate Cut-Off Date Balance	% of Cut-Off Date Group 2 Balance	Average Cut-Off Date Balance	Maximum Cut-Off Date Balance	Wtd. Avg. Cut-Off Date LTV Ratio	Wtd. Avg. LTV Ratio at Maturity (2)	Wtd. Avg. Stated Remaining Term to Maturity (Mos.) (2)	Wtd. Avg. Cut-Off Date DSC Ratio	Wtd. Avg. Mortgage Rate
349 - 360	43	$298,269,147	47.8%	$6,936,492	$28,000,000	75.4%	66.1%	117	1.24x	5.824%
Non-Amortizing	25	325,259,000	52.2	$13,010,360	$43,969,000	73.5%	73.5%	87	1.39x	6.243%

	68	$623,528,147	100.0%	$9,169,532	$43,969,000	74.4%	69.9%	101	1.32x	6.042%

The weighted average remaining amortization term for Group 2 Mortgage Loans (excluding non-amortizing loans) is 360 months.

(1)	The remaining amortization term shown for any Mortgage Loan that is interest-only for part of its term does not include the number of months during which it is interest-only, but rather is the number of months remaining at the end of such interest-only period.
(2)	Calculated with respect to the Anticipated Repayment Date for ARD Loans.

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST SERIES 2006-C28

ANNEX B

Amortization Types for All Mortgage Loans

Amortization Types	Number of Mortgage Loans	Aggregate Cut-Off Date Balance	% of Cut-Off Date Pool Balance	Average Cut-Off Date Balance	Maximum Cut-Off Date Balance	Wtd. Avg. Cut-Off Date LTV Ratio	Wtd. Avg. LTV Ratio at Maturity (1)	Wtd. Avg. Stated Remaining Term to Maturity (Mos.) (1)	Wtd. Avg. Cut-Off Date DSC Ratio	Wtd. Avg. Mortgage Rate
Interest-only	52	$1,676,625,000	46.6%	$32,242,788	$229,000,000	69.0%	69.0%	99	1.51x	5.887%
Interest-only Amortizing Balloon (2)	66	1,253,601,000	34.9	$18,993,955	$158,600,000	73.3%	67.6%	117	1.28x	6.140%
Amortizing Balloon	73	523,479,687	14.6	$7,170,955	$136,918,272	70.4%	57.9%	117	1.26x	5.921%
Interest-only, ARD	10	107,926,000	3.0	$10,792,600	$41,795,000	64.5%	64.5%	117	1.62x	5.958%
Interest-only, Amortizing ARD (2)	2	22,500,000	0.6	$11,250,000	$18,000,000	73.1%	66.3%	118	1.19x	6.318%
Fully Amortizing	3	8,240,013	0.2	$2,746,671	$3,450,000	66.7%	0.0%	238	1.25x	6.711%
Amortizing ARD	1	2,825,000	0.1	$2,825,000	$2,825,000	74.3%	71.2%	60	1.37x	6.150%

	207	$3,595,196,701	100.0%	$17,368,100	$229,000,000	70.6%	66.6%	109	1.39x	5.987%

(1)	Calculated with respect to the Anticipated Repayment Date for ARD Loans.
(2)	These Mortgage Loans require payments of interest only for a period of 12 to 96 months from origination prior to the commencement of payments of principal and interest.

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST SERIES 2006-C28

ANNEX B

Amortization Types for Loan Group 1 Mortgage Loans

Amortization Types	Number of Mortgage Loans	Aggregate Cut-Off Date Balance	% of Cut-Off Date Group 1 Balance	Average Cut-Off Date Balance	Maximum Cut-Off Date Balance	Wtd. Avg. Cut-Off Date LTV Ratio	Wtd. Avg. LTV Ratio at Maturity (1)	Wtd. Avg. Stated Remaining Term to Maturity (Mos.) (1)	Wtd. Avg. Cut-Off Date DSC Ratio	Wtd. Avg. Mortgage Rate
Interest-only	28	$1,371,256,000	46.1%	$48,973,429	$229,000,000	67.9%	67.9%	103	1.54x	5.809%
Interest-only Amortizing Balloon (2)	55	1,122,978,500	37.8	$20,417,791	$158,600,000	72.9%	67.4%	117	1.28x	6.156%
Amortizing Balloon	41	355,833,041	12.0	$8,678,855	$136,918,272	68.5%	55.5%	117	1.28x	6.031%
Interest-only, ARD	9	88,036,000	3.0	$9,781,778	$41,795,000	64.4%	64.4%	117	1.61x	5.876%
Interest-only, Amortizing ARD (2)	2	22,500,000	0.8	$11,250,000	$18,000,000	73.1%	66.3%	118	1.19x	6.318%
Fully Amortizing	3	8,240,013	0.3	$2,746,671	$3,450,000	66.7%	0.0%	238	1.25x	6.711%
Amortizing ARD	1	2,825,000	0.1	$2,825,000	$2,825,000	74.3%	71.2%	60	1.37x	6.150%

	139	$2,971,668,554	100.0%	$21,378,910	$229,000,000	69.8%	65.9%	111	1.41x	5.976%

(1)	Calculated with respect to the Anticipated Repayment Date for ARD Loans.
(2)	These Mortgage Loans require payments of interest only for a period of 12 to 96 months from origination prior to the commencement of payments of principal and interest.

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST SERIES 2006-C28

ANNEX B

Amortization Types for Loan Group 2 Mortgage Loans

Amortization Types	Number of Mortgage Loans	Aggregate Cut-Off Date Balance	% of Cut-Off Date Group 2 Balance	Average Cut-Off Date Balance	Maximum Cut-Off Date Balance	Wtd. Avg. Cut-Off Date LTV Ratio	Wtd. Avg. LTV Ratio at Maturity (1)	Wtd. Avg. Stated Remaining Term to Maturity (Mos.) (1)	Wtd. Avg. Cut-Off Date DSC Ratio	Wtd. Avg. Mortgage Rate
Interest-only	24	$305,369,000	49.0%	$12,723,708	$43,969,000	74.0%	74.0%	84	1.37x	6.238%
Amortizing Balloon	32	167,646,647	26.9	$5,238,958	$15,553,000	74.4%	62.9%	116	1.21x	5.686%
Interest-only Amortizing Balloon (2)	11	130,622,500	20.9	$11,874,773	$28,000,000	76.7%	70.1%	119	1.28x	6.000%
Interest-only, ARD (2)	1	19,890,000	3.2	$19,890,000	$19,890,000	65.0%	65.0%	120	1.67x	6.320%

	68	$623,528,147	100.0%	$9,169,532	$43,969,000	74.4%	69.9%	101	1.32x	6.042%

(1)	Calculated with respect to the Anticipated Repayment Date for ARD Loans.
(2)	These Mortgage Loans require payments of interest only for a period of 12 to 60 months from origination prior to the commencement of payments of principal and interest.

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST SERIES 2006-C28

ANNEX B

Mortgaged Properties by Range of Occupancy Rates for All Mortgage Loans

Range Of Occupancy Rates (%) (1)	Number of Mortgaged Properties	Aggregate Cut-Off Date Balance	% of Cut-Off Date Pool Balance	Average Cut-Off Date Balance	Maximum Cut-Off Date Balance	Wtd. Avg. Cut-Off Date LTV Ratio	Wtd. Avg. LTV Ratio at Maturity (2)	Wtd. Avg. Stated Remaining Term to Maturity (Mos.) (2)	Wtd. Avg. Cut-Off Date DSC Ratio	Wtd. Avg. Mortgage Rate
55.00 -59.99	1	$969,000	0.0%	$969,000	$969,000	47.2%	47.2%	119	1.40x	6.130%
60.00 -64.99	1	14,500,000	0.4	$14,500,000	$14,500,000	65.9%	59.1%	119	1.14x	6.550%
65.00 -69.99	3	43,907,048	1.2	$14,635,683	$33,000,000	69.3%	62.2%	119	1.16x	6.450%
70.00 -74.99	4	170,522,684	4.7	$42,630,671	$158,600,000	79.3%	75.0%	118	1.21x	6.534%
75.00 -79.99	4	18,193,826	0.5	$4,548,456	$6,500,000	70.4%	65.9%	98	1.27x	6.244%
80.00 -84.99	10	255,515,179	7.1	$25,551,518	$193,850,000	71.5%	70.3%	115	1.37x	5.817%
85.00 -89.99	14	213,139,525	5.9	$15,224,252	$60,563,000	74.7%	70.7%	117	1.28x	6.038%
90.00 -94.99	30	480,325,033	13.4	$16,010,834	$132,000,000	71.3%	68.5%	110	1.36x	6.090%
95.00 -99.99	59	1,255,384,081	34.9	$21,277,696	$229,000,000	68.9%	64.7%	105	1.45x	5.792%
100.00 -100.00	84	607,535,246	16.9	$7,232,562	$87,000,000	69.3%	65.0%	101	1.38x	6.028%

	210	$3,059,991,622	85.1%	$14,571,389	$229,000,000	70.6%	66.7%	108	1.38x	5.962%

(1)	Occupancy rates were calculated based upon rent rolls made available to the applicable Mortgage Loan Seller by the related borrowers as of the rent roll dates set forth on Annex A-1 to this prospectus supplement, but excludes 55 hospitality properties representing 14.9% of the Cut-Off Date Mortgage Pool Balance.
(2)	Calculated with respect to the Anticipated Repayment Date for ARD Loans.

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST SERIES 2006-C28

ANNEX B

Mortgaged Properties by Range of Occupancy Rates for Loan Group 1 Mortgage Loans

Range Of Occupancy Rates (%) (1)	Number of Mortgaged Properties	Aggregate Cut-Off Date Balance	% of Cut-Off Date Group 1 Balance	Average Cut-Off Date Balance	Maximum Cut-Off Date Balance	Wtd. Avg. Cut-Off Date LTV Ratio	Wtd. Avg. LTV Ratio at Maturity (2)	Wtd. Avg. Stated Remaining Term to Maturity (Mos.) (2)	Wtd. Avg. Cut-Off Date DSC Ratio	Wtd. Avg. Mortgage Rate
55.00 - 59.99	1	$969,000	0.0%	$969,000	$969,000	47.2%	47.2%	119	1.40x	6.130%
60.00 - 64.99	1	14,500,000	0.5	$14,500,000	$14,500,000	65.9%	59.1%	119	1.14x	6.550%
65.00 - 69.99	3	43,907,048	1.5	$14,635,683	$33,000,000	69.3%	62.2%	119	1.16x	6.450%
70.00 - 74.99	4	170,522,684	5.7	$42,630,671	$158,600,000	79.3%	75.0%	118	1.21x	6.534%
75.00 - 79.99	4	18,193,826	0.6	$4,548,456	$6,500,000	70.4%	65.9%	98	1.27x	6.244%
80.00 - 84.99	8	235,961,179	7.9	$29,495,147	$193,850,000	70.9%	69.9%	118	1.38x	5.792%
85.00 - 89.99	14	213,139,525	7.2	$15,224,252	$60,563,000	74.7%	70.7%	117	1.28x	6.038%
90.00 - 94.99	17	332,549,873	11.2	$19,561,757	$132,000,000	70.2%	67.6%	117	1.37x	6.121%
95.00 - 99.99	21	877,108,582	29.5	$41,767,075	$229,000,000	66.8%	62.5%	105	1.49x	5.683%
100.00 - 100.00	69	529,611,758	17.8	$7,675,533	$87,000,000	68.3%	64.4%	100	1.41x	6.025%

	142	$2,436,463,476	82.0%	$17,158,193	$229,000,000	69.6%	65.9%	109	1.40x	5.941%

(1)	Occupancy rates were calculated based upon rent rolls made available to the applicable Mortgage Loan Seller by the related borrowers as of the rent roll dates set forth on Annex A-1 to this prospectus supplement, but excludes 55 hospitality properties representing 18.0% of the Cut-Off Date Group 1 Balance.
(2)	Calculated with respect to the Anticipated Repayment Date for ARD Loans.

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST SERIES 2006-C28

ANNEX B

Mortgaged Properties by Range of Occupancy Rates for Loan Group 2 Mortgage Loans

Range Of Occupancy Rates (%)	Number of Mortgaged Properties	Aggregate Cut-Off Date Balance	% of Cut-Off Date Group 2 Balance	Average Cut-Off Date Balance	Maximum Cut-Off Date Balance	Wtd. Avg. Cut-Off Date LTV Ratio	Wtd. Avg. LTV Ratio at Maturity *	Wtd. Avg. Stated Remaining Term to Maturity (Mos.) *	Wtd. Avg. Cut-Off Date DSC Ratio	Wtd. Avg. Mortgage Rate
80.00 - 84.99	2	$19,554,000	3.1%	$9,777,000	$11,324,000	78.6%	74.0%	84	1.20x	6.114%
90.00 - 94.99	13	147,775,160	23.7	$11,367,320	$28,000,000	73.9%	70.6%	95	1.34x	6.019%
95.00 - 99.99	38	378,275,499	60.7	$9,954,618	$43,969,000	73.9%	69.6%	104	1.34x	6.046%
100.00 - 100.00	15	77,923,488	12.5	$5,194,899	$17,000,000	76.5%	69.0%	105	1.19x	6.047%

	68	$623,528,147	100.0%	$9,169,532	$43,969,000	74.4%	69.9%	101	1.32x	6.042%

*	Calculated with respect to the Anticipated Repayment Date for ARD Loans.

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST SERIES 2006-C28

ANNEX B

Percentage of Mortgage Pool by Prepayment Restriction (1) (2) (3) (4) (5)

Prepayment Restriction	Oct-06	Oct-07	Oct-08	Oct-09	Oct-10	Oct-11	Oct-12	Oct-13	Oct-14	Oct-15	Oct-16
Locked Out	88.55%	86.81%	5.79%	1.23%	0.34%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
Defeasance	0.00%	0.00%	75.73%	78.61%	79.07%	83.34%	82.93%	72.62%	72.54%	67.52%	6.95%
Yield Maintenance	11.45%	13.11%	17.41%	19.09%	19.51%	16.42%	16.54%	16.64%	16.75%	17.24%	0.00%
Prepayment Premium	0.00%	0.00%	0.16%	0.16%	0.16%	0.00%	0.30%	0.30%	0.30%	0.00%	0.00%
Open	0.00%	0.07%	0.90%	0.91%	0.91%	0.23%	0.23%	10.44%	10.41%	15.24%	93.05%

Total	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%

Mortgage Pool Balance
Outstanding (in millions)	$3,595.20	$3,587.71	$3,579.29	$3,568.32	$3,553.19	$2,940.33	$2,911.37	$2,885.23	$2,856.68	$2,766.06	$78.21

% of Initial Pool Balance	100.00%	99.79%	99.56%	99.25%	98.83%	81.78%	80.98%	80.25%	79.46%	76.94%	2.18%

(1)	Prepayment provisions in effect as a percentage of outstanding loan balances as of the indicated date assuming no prepayments on the Mortgage Loans (and assuming that each ARD Loan will be repaid in full on its Anticipated Repayment Date), if any.
(2)	Based on the assumptions set forth in footnote (1) above, after October 2016, the outstanding loan balances represent less than 2.18% of the Cut-Off Date Pool Balance.
(3)	Assumes yield maintenance for each Mortgage Loan with the option to defease or pay yield maintenance.
(4)	Certain Mortgage Loans allow the related borrower to structure a defeasance such that the defeased Mortgage Loan will prepay on the first payment date in the open period.
(5)	Assumes the borrowers under loan numbers 60 and 64 exercise prepayment options as permitted in the related Mortgage Loan documents, prepaying up to 10.0% of the original loan amount without penalty each year of the loan term beginning on the payment date in September 2007.

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST SERIES 2006-C28

ANNEX B

Percentage of Loan Group 1 by Prepayment Restriction (1) (2) (3) (4) (5)

Prepayment Restriction	Oct-06	Oct-07	Oct-08	Oct-09	Oct-10	Oct-11	Oct-12	Oct-13	Oct-14	Oct-15	Oct-16
Locked Out	91.24%	91.14%	6.05%	1.49%	0.42%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
Defeasance	0.00%	0.00%	79.96%	82.51%	83.11%	83.46%	83.35%	71.33%	71.27%	70.45%	6.95%
Yield Maintenance	8.76%	8.77%	13.27%	15.28%	15.76%	16.27%	16.38%	16.46%	16.56%	17.09%	0.00%
Prepayment Premium	0.00%	0.00%	0.20%	0.20%	0.19%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
Open	0.00%	0.09%	0.52%	0.52%	0.52%	0.27%	0.27%	12.21%	12.17%	12.47%	93.05%

Total	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%

Group 1 Balance
Outstanding (in millions)	$2,971.67	$2,966.24	$2,960.16	$2,951.74	$2,939.61	$2,514.19	$2,489.39	$2,467.69	$2,443.86	$2,358.24	$78.21

% of Initial Group 1 Balance	100.00%	99.82%	99.61%	99.33%	98.92%	84.61%	83.77%	83.04%	82.24%	79.36%	2.63%

(1)	Prepayment provisions in effect as a percentage of outstanding loan balances as of the indicated date assuming no prepayments on the Mortgage Loans (and assuming that each ARD Loan will be repaid in full on its Anticipated Repayment Date), if any.
(2)	Based on the assumptions set forth in footnote (1) above, after October 2016, the outstanding loan balances represent less than 2.63% of the Cut-Off Date Group 1 Balance.
(3)	Assumes yield maintenance for each Mortgage Loan with the option to defease or pay yield maintenance.
(4)	Certain Mortgage Loans allow the related borrower to structure a defeasance such that the defeased Mortgage Loan will prepay on the first payment date in the open period.
(5)	Assumes the borrowers under loan numbers 60 and 64 exercise prepayment options as permitted in the related Mortgage Loan documents, prepaying up to 10.0% of the original loan amount without penalty each year of the loan term beginning on the payment date in September 2007.

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST SERIES 2006-C28

ANNEX B

Percentage of Loan Group 2 by Prepayment Restriction (1) (2)

Prepayment Restriction	Oct-06	Oct-07	Oct-08	Oct-09	Oct-10	Oct-11	Oct-12	Oct-13	Oct-14	Oct-15	Oct-16
Locked Out	75.74%	66.17%	4.55%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
Defeasance	0.00%	0.00%	55.53%	59.92%	59.72%	82.66%	80.43%	80.25%	80.06%	50.58%	0.00%
Yield Maintenance	24.26%	33.83%	37.17%	37.32%	37.51%	17.34%	17.51%	17.70%	17.90%	18.12%	0.00%
Prepayment Premium	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	2.06%	2.05%	2.04%	0.00%	0.00%
Open	0.00%	0.00%	2.75%	2.76%	2.77%	0.00%	0.00%	0.00%	0.00%	31.30%	0.00%

Total	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	0.00%

Group 2 Balance Outstanding (in millions)	$623.53	$621.47	$619.13	$616.58	$613.58	$426.13	$421.98	$417.53	$412.82	$407.82	$0.00

% of Initial Group 2 Balance	100.00%	99.67%	99.30%	98.89%	98.40%	68.34%	67.68%	66.96%	66.21%	65.41%	0.00%

(1)	Prepayment provisions in effect as a percentage of outstanding loan balances as of the indicated date assuming no prepayments on the Mortgage Loans (and assuming that each ARD Loan will be repaid in full on its Anticipated Repayment Date), if any.
(2)	Certain Mortgage Loans allow the related borrower to structure a defeasance such that the defeased Mortgage Loan will prepay on the first payment date in the open period.

	Wachovia Bank Commercial Mortgage Trust Commercial Mortgage Pass-Through Certificates	For Additional Information please contact CTSLink Customer Service (301) 815-6600

Wells Fargo Bank, N.A.		Reports Available @ www.ctslink.com/cmbs
Corporate Trust Services	Series 2006-C28	Payment Date: 11/17/2006
9062 Old Annapolis Road		Record Date: 10/31/2006
Columbia, MD 21045-1951		Determination Date: 11/13/2006

DISTRIBUTION DATE STATEMENT

Depositor

Wachovia Commercial Mortgage Securities, Inc.

301 South College Street

Charlotte, NC 28288-1016

Contact:             Charles Culbreth

Phone Number: (704) 383-7716

Master Servicer

Wachovia Bank, National Association

8739 Research Drive

URP 4, NC1075

Charlotte, NC 28262

Contact:             Lea Land

Phone Number: (704) 593-7950

Special Servicer

CWCapital Asset Management LLC.

1919 Pennsylvania Avenue, NW

Suite 400

Washington, DC 20006-3434

Contact:             Kathleen Olin

Phone Number: (202) 973-6375

This report has been compiled from information provided to Wells Fargo Bank, N.A. by various third parties, which may include the Master Servicer, Special Servicer and others. Wells Fargo Bank, N.A. has not independently confirmed the accuracy of information received from these third parties and assumes no duty to do so. Wells Fargo Bank, N.A. expressly disclaims any responsibility for the accuracy or completeness of information furnished by third parties.

ANNEX C

Copyright, Wells Fargo Bank, N.A.	C-1	Page 1 of 31

	Wachovia Bank Commercial Mortgage Trust Commercial Mortgage Pass-Through Certificates	For Additional Information please contact CTSLink Customer Service (301) 815-6600

Wells Fargo Bank, N.A.		Reports Available @ www.ctslink.com/cmbs
Corporate Trust Services	Series 2006-C28	Payment Date: 11/17/2006
9062 Old Annapolis Road		Record Date: 10/31/2006
Columbia, MD 21045-1951		Determination Date: 11/13/2006

Certificate Distribution Detail

Class	CUSIP	Pass-Through Rate	Original Balance	Beginning Balance	Principal Distribution	Interest Distribution	Prepayment Premium	Realized Loss/ Additional Trust Fund Expenses	Total Distribution	Ending Balance	Current Subordination Level (1)
A-1		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-2		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-PB		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-3		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-4		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-4FL		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-1A		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-M		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-J		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
B		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
C		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
D		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
E		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
F		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
G		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
H		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
J		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
K		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
L		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
M		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
N		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
O		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
P		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Q		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
FS		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Z		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
R-I		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
R-II		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

Totals			0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

Class	CUSIP	Pass-Through Rate	Original Notional Amount	Beginning Notional Amount	Interest Distribution	Prepayment Premium	Total Distribution	Ending Notional Amount
IO		0.000000	0.00	0.00	0.00	0.00	0.00	0.00

(1)	Calculated by taking (A) the sum of the ending certificate balance of all classes less (B) the sum of (i) the ending balance of the designated class and (ii) the ending certificate balance of all classes which are not subordinate to the designated class and dividing the result by (A).

Copyright, Wells Fargo Bank, N.A.	C-2	Page 2 of 31

	Wachovia Bank Commercial Mortgage Trust Commercial Mortgage Pass-Through Certificates	For Additional Information please contact CTSLink Customer Service (301) 815-6600

Wells Fargo Bank, N.A.		Reports Available @ www.ctslink.com/cmbs
Corporate Trust Services	Series 2006-C28	Payment Date: 11/17/2006
9062 Old Annapolis Road		Record Date: 10/31/2006
Columbia, MD 21045-1951		Determination Date: 11/13/2006

Certificate Factor Detail

Class	CUSIP	Beginning Balance	Principal Distribution	Interest Distribution	Prepayment Premium	Realized Loss/ Additional Trust Fund Expenses	Ending Balance
A-1		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-2		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-PB		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-3		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-4		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-4FL		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-1A		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-M		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-J		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
B		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
C		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
D		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
E		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
F		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
G		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
H		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
J		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
K		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
L		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
M		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
N		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
O		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
P		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
Q		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
FS		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
Z		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
R-I		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
R-II		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000

Class	CUSIP	Beginning Notional Amount	Interest Distribution	Prepayment Premium	Ending Notional Amount
IO		0.00000000	0.00000000	0.00000000	0.00000000

Copyright, Wells Fargo Bank, N.A.	C-3	Page 3 of 31

	Wachovia Bank Commercial Mortgage Trust Commercial Mortgage Pass-Through Certificates	For Additional Information please contact CTSLink Customer Service (301) 815-6600

Wells Fargo Bank, N.A.		Reports Available @ www.ctslink.com/cmbs
Corporate Trust Services	Series 2006-C28	Payment Date: 11/17/2006
9062 Old Annapolis Road		Record Date: 10/31/2006
Columbia, MD 21045-1951		Determination Date: 11/13/2006

Reconciliation Detail

Principal Reconciliation

Loan Group	Stated Beginning Principal Balance	Unpaid Beginning Principal Balance	Scheduled Principal	Unscheduled Principal	Principal Adjustments	Realized Loss	Stated Ending Principal Balance	Unpaid Ending Principal Balance	Current Principal Distribution Amount
1	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
2	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

Total	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

Certificate Interest Reconciliation

Class	Accrual Dates	Accrual Days	Accrued Certificate Interest	Net Aggregate Prepayment Interest Shortfall	Distributable Certificate Interest	Distributable Certificate Interest Adjustment	WAC CAP Shortfall	Additional Trust Fund Expenses	Interest Distribution	Remaining Unpaid Distributable Certificate Interest
A-1	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-2	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-PB	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-3	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-4	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-4FL	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-1A	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-M	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-J	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
IO	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
B	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
C	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
D	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
E	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
F	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
G	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
H	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
J	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
K	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
L	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
M	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
N	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
O	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
P	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Q	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
FS	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

Totals		0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

Copyright, Wells Fargo Bank, N.A.	C-4	Page 4 of 31

	Wachovia Bank Commercial Mortgage Trust Commercial Mortgage Pass-Through Certificates	For Additional Information please contact CTSLink Customer Service (301) 815-6600

Wells Fargo Bank, N.A.		Reports Available @ www.ctslink.com/cmbs
Corporate Trust Services	Series 2006-C28	Payment Date: 11/17/2006
9062 Old Annapolis Road		Record Date: 10/31/2006
Columbia, MD 21045-1951		Determination Date: 11/13/2006

Other Required Information

Available Distribution Amount (1)	0.00

Master Servicing Fee Summary

Current Period Accrued Master Servicing Fees	0.00
Less Delinquent Master Servicing Fees	0.00
Less Reductions to Master Servicing Fees	0.00
Plus Master Servicing Fees for Delinquent Payments Received	0.00
Plus Adjustments for Prior Master Servicing Calculation	0.00
Total Master Servicing Fees Collected	0.00

(1)	The Available Distribution Amount includes any Prepayment Premiums.

Appraisal Reduction Amount

Loan Number	Appraisal Reduction Effected	Cumulative ASER Amount	Most Recent App. Red. Date

Total

Copyright, Wells Fargo Bank, N.A.	C-5	Page 5 of 31

	Wachovia Bank Commercial Mortgage Trust Commercial Mortgage Pass-Through Certificates	For Additional Information please contact CTSLink Customer Service (301) 815-6600

Wells Fargo Bank, N.A.		Reports Available @ www.ctslink.com/cmbs
Corporate Trust Services	Series 2006-C28	Payment Date: 11/17/2006
9062 Old Annapolis Road		Record Date: 10/31/2006
Columbia, MD 21045-1951		Determination Date: 11/13/2006

Cash Reconciliation Detail

Total Funds Collected
Interest:
Interest paid or advanced	0.00
Interest reductions due to Non-Recoverability Determinations	0.00
Interest Adjustments	0.00
Deferred Interest	0.00
Net Prepayment Interest Shortfall	0.00
Net Prepayment Interest Excess	0.00
Extension Interest	0.00
Interest Reserve Withdrawal	0.00

Total Interest Collected		0.00

Principal:
Scheduled Principal	0.00
Unscheduled Principal	0.00
Principal Prepayments	0.00
Collection of Principal after Maturity Date	0.00
Recoveries from Liquidation and Insurance Proceeds	0.00
Excess of Prior Principal Amounts paid	0.00
Curtailments	0.00
Negative Amortization	0.00
Principal Adjustments	0.00

Total Principal Collected		0.00

Other:
Prepayment Penalties/Yield Maintenance	0.00
Repayment Fees	0.00
Borrower Option Extension Fees	0.00
Equity Payments Received	0.00
Net Swap Counterparty Payments Received	0.00

Total Other Collected		0.00

Total Funds Collected		0.00

Total Funds Distributed
Fees:
Master Servicing Fee	0.00
Trustee Fee	0.00
Certificate Administration Fee	0.00
Insurer Fee	0.00
Miscellaneous Fee	0.00

Total Fees		0.00

Additional Trust Fund Expenses:

Reimbursement for Interest on Advances	0.00
ASER Amount	0.00
Special Servicing Fee	0.00
Rating Agency Expenses	0.00
Attorney Fees & Expenses	0.00
Bankruptcy Expense	0.00
Taxes Imposed on Trust Fund	0.00
Non-Recoverable Advances	0.00
Other Expenses	0.00

Total Additional Trust Fund Expenses		0.00

Interest Reserve Deposit		0.00

Payments to Certificateholders & Others:
Interest Distribution	0.00
Principal Distribution	0.00
Prepayment Penalties/Yield Maintenance	0.00
Borrower Option Extension Fees	0.00
Equity Payments Paid	0.00
Net Swap Counterparty Payments Paid	0.00

Total Payments to Certificateholders & Others		0.00

Total Funds Distributed		0.00

Copyright, Wells Fargo Bank, N.A.	C-6	Page 6 of 31

	Wachovia Bank Commercial Mortgage Trust Commercial Mortgage Pass-Through Certificates	For Additional Information please contact CTSLink Customer Service (301) 815-6600

Wells Fargo Bank, N.A.		Reports Available @ www.ctslink.com/cmbs
Corporate Trust Services	Series 2006-C28	Payment Date: 11/17/2006
9062 Old Annapolis Road		Record Date: 10/31/2006
Columbia, MD 21045-1951		Determination Date: 11/13/2006

Ratings Detail

Class	CUSIP	Original Ratings			Current Ratings (1)
		Fitch	Moody’s	S & P	Fitch	Moody’s	S & P

A-1

A-2

A-PB

A-3

A-4

A-4FL

A-1A

A-M

A-J

IO

B

C

D

E

F

G

H

J

K

L

M

N

O

P

Q

FS

NR	-	Designates that the class was not rated by the above agency at the time of original issuance.
X	-	Designates that the above rating agency did not rate any classes in this transaction at the time of original issuance.
N/A	-	Data not available this period.

1)	For any class not rated at the time of original issuance by any particular rating agency, no request has been made subsequent to issuance to obtain rating information, if any, from such rating agency. The current ratings were obtained directly from the applicable rating agency within 30 days of the payment date listed above. The ratings may have changed since they were obtained. Because the ratings may have changed, you may want to obtain current ratings directly from the rating agencies.

Fitch, Inc.	Moody’s Investors Service	Standard & Poor’s Rating Services
One State Street Plaza	99 Church Street	55 Water Street
New York, New York 10004	New York, New York 10007	New York, New York 10041
(212) 908-0500	(212) 553-0300	(212) 438-2430

Copyright, Wells Fargo Bank, N.A.	C-7	Page 7 of 31

	Wachovia Bank Commercial Mortgage Trust Commercial Mortgage Pass-Through Certificates	For Additional Information please contact CTSLink Customer Service (301) 815-6600

Wells Fargo Bank, N.A.		Reports Available @ www.ctslink.com/cmbs
Corporate Trust Services	Series 2006-C28	Payment Date: 11/17/2006
9062 Old Annapolis Road		Record Date: 10/31/2006
Columbia, MD 21045-1951		Determination Date: 11/13/2006

Current Mortgage Loan and Property Stratification Tables

Aggregate Pool

Scheduled Balance

Scheduled Balance	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)

Totals

State (3)

State	# of Props.	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)

Totals

See footnotes on last page of this section.

Copyright, Wells Fargo Bank, N.A.	C-8	Page 8 of 31

	Wachovia Bank Commercial Mortgage Trust Commercial Mortgage Pass-Through Certificates	For Additional Information please contact CTSLink Customer Service (301) 815-6600

Wells Fargo Bank, N.A.		Reports Available @ www.ctslink.com/cmbs
Corporate Trust Services	Series 2006-C28	Payment Date: 11/17/2006
9062 Old Annapolis Road		Record Date: 10/31/2006
Columbia, MD 21045-1951		Determination Date: 11/13/2006

Current Mortgage Loan and Property Stratification Tables

Aggregate Pool

Debt Service Coverage Ratio

Debt Service Coverage Ratio	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)

Totals

Note Rate

Note Rate	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)

Totals

Property Type (3)

Property Type	# of Props.	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)

Totals

Seasoning

Seasoning	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)

Totals

See footnotes on last page of this section.

Copyright, Wells Fargo Bank, N.A.	C-9	Page 9 of 31

	Wachovia Bank Commercial Mortgage Trust Commercial Mortgage Pass-Through Certificates	For Additional Information please contact CTSLink Customer Service (301) 815-6600

Wells Fargo Bank, N.A.		Reports Available @ www.ctslink.com/cmbs
Corporate Trust Services	Series 2006-C28	Payment Date: 11/17/2006
9062 Old Annapolis Road		Record Date: 10/31/2006
Columbia, MD 21045-1951		Determination Date: 11/13/2006

Current Mortgage Loan and Property Stratification Tables

Aggregate Pool

Anticipated Remaining Term (ARD and Balloon Loans)

Anticipated Remaining Term (2)	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)

Totals

Remaining Amortization Term (ARD and Balloon Loans)

Remaining Amortization Term	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)

Totals

Remaining Stated Term (Fully Amortizing Loans)

Remaining Stated Term	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)

Totals

Age of Most Recent NOI

Age of Most Recent NOI	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)

Totals

(1)	Debt Service Coverage Ratios are updated periodically as new NOI figures become available from borrowers on an asset level. In all cases, the most recent DSCR provided by the Servicer is used. To the extent that no DSCR is provided by the Servicer, information from the offering document is used. The Trustee makes no representations as to the accuracy of the data provided by the borrower for this calculation.
(2)	Anticipated Remaining Term and WAM are each calculated based upon the term from the current month to the earlier of the Anticipated Repayment Date, if applicable, and the maturity date.
(3)	Data in this table was calculated by allocating pro-rata the current loan information to the properties based upon the Cut-off Date balance of each property as disclosed in the offering document.

Copyright, Wells Fargo Bank, N.A.	C-10	Page 10 of 31

	Wachovia Bank Commercial Mortgage Trust Commercial Mortgage Pass-Through Certificates	For Additional Information please contact CTSLink Customer Service (301) 815-6600

Wells Fargo Bank, N.A.		Reports Available @ www.ctslink.com/cmbs
Corporate Trust Services	Series 2006-C28	Payment Date: 11/17/2006
9062 Old Annapolis Road		Record Date: 10/31/2006
Columbia, MD 21045-1951		Determination Date: 11/13/2006

Current Mortgage Loan and Property Stratification Tables

Group I

Scheduled Balance

Scheduled Balance	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)

Totals

State (3)

State	# of Props.	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)

Totals

See footnotes on last page of this section.

Copyright, Wells Fargo Bank, N.A.	C-11	Page 11 of 31

	Wachovia Bank Commercial Mortgage Trust Commercial Mortgage Pass-Through Certificates	For Additional Information please contact CTSLink Customer Service (301) 815-6600

Wells Fargo Bank, N.A.		Reports Available @ www.ctslink.com/cmbs
Corporate Trust Services	Series 2006-C28	Payment Date: 11/17/2006
9062 Old Annapolis Road		Record Date: 10/31/2006
Columbia, MD 21045-1951		Determination Date: 11/13/2006

Current Mortgage Loan and Property Stratification Tables

Group I

Debt Service Coverage Ratio

Debt Service Coverage Ratio	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)

Totals

Note Rate

Note Rate	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)

Totals

Property Type (3)

Property Type	# of Props.	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)

Totals

Seasoning

Seasoning	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)

Totals

See footnotes on last page of this section.

Copyright, Wells Fargo Bank, N.A.	C-12	Page 12 of 31

	Wachovia Bank Commercial Mortgage Trust Commercial Mortgage Pass-Through Certificates	For Additional Information please contact CTSLink Customer Service (301) 815-6600

Wells Fargo Bank, N.A.		Reports Available @ www.ctslink.com/cmbs
Corporate Trust Services	Series 2006-C28	Payment Date: 11/17/2006
9062 Old Annapolis Road		Record Date: 10/31/2006
Columbia, MD 21045-1951		Determination Date: 11/13/2006

Current Mortgage Loan and Property Stratification Tables

Group I

Anticipated Remaining Term (ARD and Balloon Loans)

Anticipated Remaining Term (2)	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)

Totals

Remaining Amortization Term (ARD and Balloon Loans)

Remaining Amortization Term	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)

Totals

Remaining Stated Term (Fully Amortizing Loans)

Remaining Stated Term	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)

Totals

Age of Most Recent NOI

Age of Most Recent NOI	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)

Totals

(1)	Debt Service Coverage Ratios are updated periodically as new NOI figures become available from borrowers on an asset level. In all cases, the most recent DSCR provided by the Servicer is used. To the extent that no DSCR is provided by the Servicer, information from the offering document is used. The Trustee makes no representations as to the accuracy of the data provided by the borrower for this calculation.
(2)	Anticipated Remaining Term and WAM are each calculated based upon the term from the current month to the earlier of the Anticipated Repayment Date, if applicable, and the maturity date.
(3)	Data in this table was calculated by allocating pro-rata the current loan information to the properties based upon the Cut-off Date balance of each property as disclosed in the offering document.

Copyright, Wells Fargo Bank, N.A.	C-13	Page 13 of 31

	Wachovia Bank Commercial Mortgage Trust Commercial Mortgage Pass-Through Certificates	For Additional Information please contact CTSLink Customer Service (301) 815-6600

Wells Fargo Bank, N.A.		Reports Available @ www.ctslink.com/cmbs
Corporate Trust Services	Series 2006-C28	Payment Date: 11/17/2006
9062 Old Annapolis Road		Record Date: 10/31/2006
Columbia, MD 21045-1951		Determination Date: 11/13/2006

Current Mortgage Loan and Property Stratification Tables

Group II

Scheduled Balance

Scheduled Balance	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)

Totals

State (3)

State	# of Props.	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)

Totals

See footnotes on last page of this section.

Copyright, Wells Fargo Bank, N.A.	C-14	Page 14 of 31

	Wachovia Bank Commercial Mortgage Trust Commercial Mortgage Pass-Through Certificates	For Additional Information please contact CTSLink Customer Service (301) 815-6600

Wells Fargo Bank, N.A.		Reports Available @ www.ctslink.com/cmbs
Corporate Trust Services	Series 2006-C28	Payment Date: 11/17/2006
9062 Old Annapolis Road		Record Date: 10/31/2006
Columbia, MD 21045-1951		Determination Date: 11/13/2006

Current Mortgage Loan and Property Stratification Tables

Group II

Debt Service Coverage Ratio

Debt Service Coverage Ratio	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)

Totals

Note Rate

Note Rate	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)

Totals

Property Type (3)

Property Type	# of Props.	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)

Totals

Seasoning

Seasoning	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)

Totals

See footnotes on last page of this section.

Copyright, Wells Fargo Bank, N.A.	C-15	Page 15 of 31

	Wachovia Bank Commercial Mortgage Trust Commercial Mortgage Pass-Through Certificates	For Additional Information please contact CTSLink Customer Service (301) 815-6600

Wells Fargo Bank, N.A.		Reports Available @ www.ctslink.com/cmbs
Corporate Trust Services	Series 2006-C28	Payment Date: 11/17/2006
9062 Old Annapolis Road		Record Date: 10/31/2006
Columbia, MD 21045-1951		Determination Date: 11/13/2006

Current Mortgage Loan and Property Stratification Tables

Group II

Anticipated Remaining Term (ARD and Balloon Loans)
Anticipated Remaining Term (2)	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)

Totals

Remaining Amortization Term (ARD and Balloon Loans)

Remaining Amortization Term	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)

Totals

Remaining Stated Term (Fully Amortizing Loans)

Remaining Stated Term	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)

Totals

Age of Most Recent NOI

Age of Most Recent NOI	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)

Totals

(1)	Debt Service Coverage Ratios are updated periodically as new NOI figures become available from borrowers on an asset level. In all cases, the most recent DSCR provided by the Servicer is used. To the extent that no DSCR is provided by the Servicer, information from the offering document is used. The Trustee makes no representations as to the accuracy of the data provided by the borrower for this calculation.
(2)	Anticipated Remaining Term and WAM are each calculated based upon the term from the current month to the earlier of the Anticipated Repayment Date, if applicable, and the maturity date.
(3)	Data in this table was calculated by allocating pro-rata the current loan information to the properties based upon the Cut-off Date balance of each property as disclosed in the offering document.

Copyright, Wells Fargo Bank, N.A.	C-16	Page 16 of 31

	Wachovia Bank Commercial Mortgage Trust Commercial Mortgage Pass-Through Certificates	For Additional Information please contact CTSLink Customer Service (301) 815-6600

Wells Fargo Bank, N.A.		Reports Available @ www.ctslink.com/cmbs
Corporate Trust Services	Series 2006-C28	Payment Date: 11/17/2006
9062 Old Annapolis Road		Record Date: 10/31/2006
Columbia, MD 21045-1951		Determination Date: 11/13/2006

Mortgage Loan Detail

Loan Number	ODCR	Property Type (1)	City	State	Interest Payment	Principal Payment	Gross Coupon	Anticipated Repayment Date	Maturity Date	Neg. Amort (Y/N)	Beginning Scheduled Balance	Ending Scheduled Balance	Paid Thru Date	Appraisal Reduction Date	Appraisal Reduction Amount	Res. Strat. (2)	Mod. Code (3)

Totals

(1) Property Type Code

MF	-	Multi-Family
RT	-	Retail
HC	-	Health Care
IN	-	Industrial
WH	-	Warehouse
MH	-	Mobile Home Park
OF	-	Office
MU	-	Mixed Use
LO	-	Lodging
SS	-	Self Storage
OT	-	Other

(2) Resolution Strategy Code

1	-	Modification
2	-	Foreclosure
3	-	Bankruptcy
4	-	Extension
5	-	Note Sale
6	-	DPO
7	-	REO
8	-	Resolved
9	-	Pending Return to Master Servicer
10	-	Deed in Lieu Of Foreclosure
11	-	Full Payoff
12	-	Reps and Warranties
13	-	Other or TBD

(3) Modification Code

1	-	Maturity Date Extension
2	-	Amortization Change
3	-	Principal Write-Off
4	-	Combination

Copyright, Wells Fargo Bank, N.A.	C-17	Page 17 of 31

	Wachovia Bank Commercial Mortgage Trust Commercial Mortgage Pass-Through Certificates	For Additional Information please contact CTSLink Customer Service (301) 815-6600

Wells Fargo Bank, N.A.		Reports Available @ www.ctslink.com/cmbs
Corporate Trust Services	Series 2006-C28	Payment Date: 11/17/2006
9062 Old Annapolis Road		Record Date: 10/31/2006
Columbia, MD 21045-1951		Determination Date: 11/13/2006

NOI Detail

Loan Number	ODCR	Property Type	City	State	Ending Scheduled Balance	Most Recent Fiscal NOI	Most Recent NOI	Most Recent NOI Start Date	Most Recent NOI End Date

Total

Copyright, Wells Fargo Bank, N.A.	C-18	Page 18 of 31

	Wachovia Bank Commercial Mortgage Trust Commercial Mortgage Pass-Through Certificates	For Additional Information please contact CTSLink Customer Service (301) 815-6600

Wells Fargo Bank, N.A.		Reports Available @ www.ctslink.com/cmbs
Corporate Trust Services	Series 2006-C28	Payment Date: 11/17/2006
9062 Old Annapolis Road		Record Date: 10/31/2006
Columbia, MD 21045-1951		Determination Date: 11/13/2006

Principal Prepayment Detail

			Principal Prepayment Amount		Prepayment Penalties
Loan Number	Loan Group	Offering Document Cross-Reference	Payoff Amount	Curtailment Amount	Prepayment Premium	Yield Maintenance Premium

Totals

Copyright, Wells Fargo Bank, N.A.	C-19	Page 19 of 31

	Wachovia Bank Commercial Mortgage Trust Commercial Mortgage Pass-Through Certificates	For Additional Information please contact CTSLink Customer Service (301) 815-6600

Wells Fargo Bank, N.A.		Reports Available @ www.ctslink.com/cmbs
Corporate Trust Services	Series 2006-C28	Payment Date: 11/17/2006
9062 Old Annapolis Road		Record Date: 10/31/2006
Columbia, MD 21045-1951		Determination Date: 11/13/2006

Historical Detail

Delinquencies													Prepayments				Rate and Maturities
Distribution Date	30-59 Days		60-89 Days		90 Days or More		Foreclosure		REO		Modifications		Curtailments		Payoff		Next Weighted Avg.		WAM
	#	Balance	#	Balance	#	Balance	#	Balance	#	Balance	#	Balance	#	Balance	#	Balance	Coupon	Remit

Note: Foreclosure and REO Totals are excluded from the delinquencies.

Copyright, Wells Fargo Bank, N.A.	C-20	Page 20 of 31

	Wachovia Bank Commercial Mortgage Trust Commercial Mortgage Pass-Through Certificates	For Additional Information please contact CTSLink Customer Service (301) 815-6600

Wells Fargo Bank, N.A.		Reports Available @ www.ctslink.com/cmbs
Corporate Trust Services	Series 2006-C28	Payment Date: 11/17/2006
9062 Old Annapolis Road		Record Date: 10/31/2006
Columbia, MD 21045-1951		Determination Date: 11/13/2006

Delinquency Loan Detail

Loan Number	Offering Document Cross-Reference	# of Months Delinq.	Paid Through Date	Current P & I Advances	Outstanding P & I Advances **	Status of Mortgage Loan (1)	Resolution Strategy Code (2)	Servicing Transfer Date	Foreclosure Date	Actual Principal Balance	Outstanding Servicing Advances	Bankruptcy Date	REO Date

Totals

(1) Status of Mortgage Loan

A	-	Payments Not Received But Still in Grace Period
B	-	Late Payment But Less Than 1 Month Delinquent
0	-	Current
1	-	One Month Delinquent
2	-	Two Months Delinquent
3	-	Three or More Months Delinquent
4	-	Assumed Scheduled Payment (Performing Matured Loan)
7	-	Foreclosure
9	-	REO

(2) Resolution Strategy Code

1	-	Modification
2	-	Foreclosure
3	-	Bankruptcy
4	-	Extension
5	-	Note Sale
6	-	DPO
7	-	REO
8	-	Resolved
9	-	Pending Return to Master Servicer
10	-	Deed In Lieu Of Forclosure
11	-	Full Payoff
12	-	Reps and Warranties
13	-	Other or TBD

Copyright, Wells Fargo Bank, N.A.	C-21	Page 21 of 31

	Wachovia Bank Commercial Mortgage Trust Commercial Mortgage Pass-Through Certificates	For Additional Information please contact CTSLink Customer Service (301) 815-6600

Wells Fargo Bank, N.A.		Reports Available @ www.ctslink.com/cmbs
Corporate Trust Services	Series 2006-C28	Payment Date: 11/17/2006
9062 Old Annapolis Road		Record Date: 10/31/2006
Columbia, MD 21045-1951		Determination Date: 11/13/2006

Specially Serviced Loan Detail - Part 1

Distribution Date	Loan Number	Offering Document Cross-Reference	Servicing Transfer Date	Resolution Strategy Code (1)	Scheduled Balance	Property Type (2)	State	Interest Rate	Actual Balance	Net Operating Income	NOI Date	DSCR	Note Date	Maturity Date	Remaining Amortization Term

(1) Resolution Strategy Code

1	-	Modification
2	-	Foreclosure
3	-	Bankruptcy
4	-	Extension
5	-	Note Sale
6	-	DPO
7	-	REO
8	-	Resolved
9	-	Pending Return to Master Servicer
10	-	Deed In Lieu Of Foreclosure
11	-	Full Payoff
12	-	Reps and Warranties
13	-	Other or TBD

(2) Property Type Code

MF	-	Multi-Family
RT	-	Retail
HC	-	Health Care
IN	-	Industrial
WH	-	Warehouse
MH	-	Mobile Home Park
OF	-	Office
MU	-	Mixed use
LO	-	Lodging
SS	-	Self Storage
OT	-	Other

Copyright, Wells Fargo Bank, N.A.	C-22	Page 22 of 31

	Wachovia Bank Commercial Mortgage Trust Commercial Mortgage Pass-Through Certificates	For Additional Information please contact CTSLink Customer Service (301) 815-6600

Wells Fargo Bank, N.A.		Reports Available @ www.ctslink.com/cmbs
Corporate Trust Services	Series 2006-C28	Payment Date: 11/17/2006
9062 Old Annapolis Road		Record Date: 10/31/2006
Columbia, MD 21045-1951		Determination Date: 11/13/2006

Specially Serviced Loan Detail - Part 2

Distribution Date	Loan Number	Offering Document Cross-Reference	Resolution Strategy Code (1)	Site Inspection Date	Phase 1 Date	Appraisal Date	Appraisal Value	Other REO Property Revenue	Comment

(1) Resolution Strategy Code

1	-	Modification
2	-	Foreclosure
3	-	Bankruptcy
4	-	Extension
5	-	Note Sale
6	-	DPO
7	-	REO
8	-	Resolved
9	-	Pending Return to Master Servicer
10	-	Deed In Lieu Of Foreclosure
11	-	Full Payoff
12	-	Reps and Warranties
13	-	Other or TBD

Copyright, Wells Fargo Bank, N.A.	C-23	Page 23 of 31

	Wachovia Bank Commercial Mortgage Trust Commercial Mortgage Pass-Through Certificates	For Additional Information please contact CTSLink Customer Service (301) 815-6600

Wells Fargo Bank, N.A.		Reports Available @ www.ctslink.com/cmbs
Corporate Trust Services	Series 2006-C28	Payment Date: 11/17/2006
9062 Old Annapolis Road		Record Date: 10/31/2006
Columbia, MD 21045-1951		Determination Date: 11/13/2006

Modified Loan Detail

Loan Number	Offering Document Cross-Reference	Pre-Modification Balance	Post-Modification Balance	Pre-Modification Interest Rate	Post-Modification Interest Rate	Modification Date	Modification Description

Totals

Copyright, Wells Fargo Bank, N.A.	C-24	Page 24 of 31

	Wachovia Bank Commercial Mortgage Trust Commercial Mortgage Pass-Through Certificates	For Additional Information please contact CTSLink Customer Service (301) 815-6600

Wells Fargo Bank, N.A.		Reports Available @ www.ctslink.com/cmbs
Corporate Trust Services	Series 2006-C28	Payment Date: 11/17/2006
9062 Old Annapolis Road		Record Date: 10/31/2006
Columbia, MD 21045-1951		Determination Date: 11/13/2006

Advance Summary

Loan Group	Current P&I Advances	Outstanding P&I Advances	Outstanding Servicing Advances	Current Period Interest on P&I and Servicing Advances Paid
1	0.00	0.00	0.00	0.00
2	0.00	0.00	0.00	0.00

Totals	0.00	0.00	0.00	0.00

Copyright, Wells Fargo Bank, N.A.	C-25	Page 25 of 31

	Wachovia Bank Commercial Mortgage Trust Commercial Mortgage Pass-Through Certificates	For Additional Information please contact CTSLink Customer Service (301) 815-6600

Wells Fargo Bank, N.A.		Reports Available @ www.ctslink.com/cmbs
Corporate Trust Services	Series 2006-C28	Payment Date: 11/17/2006
9062 Old Annapolis Road		Record Date: 10/31/2006
Columbia, MD 21045-1951		Determination Date: 11/13/2006

Historical Liquidated Loan Detail

Distribution Date	ODCR	Beginning Scheduled Balance	Fees, Advances, and Expenses*	Most Recent Appraised Value or BPO	Gross Sales Proceeds or Other Proceeds	Net Proceeds Received on Liquidation	Net Proceeds Available for Distribution	Realized Loss to Trust	Date of Current Period Adj. to Trust	Current Period Adjustment to Trust	Cumulative Adjustment to Trust	Loss to Loan with Cum Adj. to Trust

Current Total

Cumulative Total

*	Fees, Advances and Expenses also include outstanding P & I advances and unpaid fees (servicing, trustee, etc.).

Copyright, Wells Fargo Bank, N.A.	C-26	Page 26 of 31

	Wachovia Bank Commercial Mortgage Trust Commercial Mortgage Pass-Through Certificates	For Additional Information please contact CTSLink Customer Service (301) 815-6600

Wells Fargo Bank, N.A.		Reports Available @ www.ctslink.com/cmbs
Corporate Trust Services	Series 2006-C28	Payment Date: 11/17/2006
9062 Old Annapolis Road		Record Date: 10/31/2006
Columbia, MD 21045-1951		Determination Date: 11/13/2006

Historical Bond/Collateral Loss Reconciliation Detail

Distribution Date	Offering Document Cross- Reference	Beginning Balance at Liquidation	Aggregate Realized Loss on Loans	Prior Realized Loss Applied to Certificates	Amounts Covered by Credit Support	Interest (Shortages)/ Excesses	Modification / Appraisal Reduction Adj.	Additional (Recoveries) /Expenses	Realized Loss Applied to Certificates to Date	Recoveries of Realized Losses Paid as Cash	(Recoveries)/ Losses Applied to Certificate Interest

Totals

Copyright, Wells Fargo Bank, N.A.	C-27	Page 27 of 31

	Wachovia Bank Commercial Mortgage Trust Commercial Mortgage Pass-Through Certificates	For Additional Information please contact CTSLink Customer Service (301) 815-6600

Wells Fargo Bank, N.A.		Reports Available @ www.ctslink.com/cmbs
Corporate Trust Services	Series 2006-C28	Payment Date: 11/17/2006
9062 Old Annapolis Road		Record Date: 10/31/2006
Columbia, MD 21045-1951		Determination Date: 11/13/2006

Interest Shortfall Reconciliation Detail - Part 1

Offering Document Cross-Reference	Stated Principal Balance at Contribution	Current Ending Scheduled Balance	Special Servicing Fees			ASER	(PPIS) Excess	Non-Recoverable (Scheduled Interest)	Interest on Advances	Modified Interest Rate (Reduction) /Excess	Additional Trust Fund Expense
			Monthly	Liquidation	Work Out

Totals

Copyright, Wells Fargo Bank, N.A.	C-28	Page 28 of 31

	Wachovia Bank Commercial Mortgage Trust Commercial Mortgage Pass-Through Certificates	For Additional Information please contact CTSLink Customer Service (301) 815-6600

Wells Fargo Bank, N.A.		Reports Available @ www.ctslink.com/cmbs
Corporate Trust Services	Series 2006-C28	Payment Date: 11/17/2006
9062 Old Annapolis Road		Record Date: 10/31/2006
Columbia, MD 21045-1951		Determination Date: 11/13/2006

Interest Shortfall Reconciliation Detail - Part 2

Offering Document Cross-Reference	Stated Principal Balance at Contribution	Current Ending Scheduled Balance	Reimb of Advances to the Servicer		Other (Shortfalls)/ Refunds	Comments
			Current Month	Left to Reimburse Master Servicer

Totals

Interest Shortfall Reconciliation Detail Part 2 Total				0.00

Interest Shortfall Reconciliation Detail Part 1 Total				0.00

Total Interest Shortfall Allocated to Trust				0.00

Copyright, Wells Fargo Bank, N.A.	C-29	Page 29 of 31

	Wachovia Bank Commercial Mortgage Trust Commercial Mortgage Pass-Through Certificates	For Additional Information please contact CTSLink Customer Service (301) 815-6600

Wells Fargo Bank, N.A.		Reports Available @ www.ctslink.com/cmbs
Corporate Trust Services	Series 2006-C28	Payment Date: 11/17/2006
9062 Old Annapolis Road		Record Date: 10/31/2006
Columbia, MD 21045-1951		Determination Date: 11/13/2006

Defeased Loan Detail

Loan Number	Offering Document Cross-Reference	Ending Scheduled Balance	Maturity Date	Note Rate	Defeasance Status

Totals

Copyright, Wells Fargo Bank, N.A.	C-30	Page 30 of 31

	Wachovia Bank Commercial Mortgage Trust Commercial Mortgage Pass-Through Certificates	For Additional Information please contact CTSLink Customer Service (301) 815-6600

Wells Fargo Bank, N.A.		Reports Available @ www.ctslink.com/cmbs
Corporate Trust Services	Series 2006-C28	Payment Date: 11/17/2006
9062 Old Annapolis Road		Record Date: 10/31/2006
Columbia, MD 21045-1951		Determination Date: 11/13/2006

Supplemental Reporting

Copyright, Wells Fargo Bank, N.A.	C-31	Page 31 of 31

ANNEX D

The Gas Company Tower

The Gas Company Tower

The Gas Company Tower

Loan Information
Mortgage Loan Seller		Nomura
Cut-Off Date Balance		$229,000,000
Percentage of Cut-Off Date Pool Balance		6.4%
Number of Mortgage Loans		1
Loan Purpose		Refinance
Sponsor		Maguire Properties, L.P.
Type of Security		Fee
Mortgage Rate		5.102%
Maturity Date		August 11, 2016
Amortization Type		Interest-Only
Interest Only Period		120
Original Term / Amortization		120 / IO
Remaining Term /Amortization		118 / IO
Lockbox(1)		Yes

Up-Front Reserves
Tax/Insurance	Yes
TI/LC(2)	$4,500,000
Engineering	$35,500
Environmental	$3,750

Ongoing Annual Reserves
Tax/Insurance	Yes
TI/LC	$2,052,000

Additional Financing	Pari Passu Debt	$229,000,000

		Pari Passu Notes(3)
Cut-Off Date Balance		$458,000,000
Cut-Off Date Balance/SF		$349
Cut-Off Date LTV		75.1%
Maturity Date LTV		75.1%
UW DSCR on NCF		1.56x
(1)	A cashflow sweep for Southern California Gas Company (“SCGC”) shall be triggered at the earlier of the following: (i) 18 months prior to the expiration of the “SCGC” lease if the lease extension option has not been exercised or (ii) SCGC vacating or giving notice to vacate. Funds will be released under the following conditions: (i) SCGC exercises its renewal option pursuant to the lease, or (ii) Maguire Properties enters into one or more leases with other tenant(s) occupying all of the SCGC space at a minimum of the rent payments under the SCGC lease, or (iii) Maguire Properties enters into lease(s) on the SCGC space with rental income sufficient to achieve a minimum DSC ratio of 1.20x based on the actual constant on a 30-year amortization schedule or (iv) the underwritten Net Cashflow supports a minimum 1.20x DSC ratio based on the actual constant on a 30-year amortization schedule. A cashflow sweep will also commence if SCGC’s credit rating is downgraded below BBB- (or its equivalent) by any one of Moody’s, S&P, Fitch or other nationally recognized Rating Agency (a “Downgrade Sweep Event”). If a lease guarantee is provided by SCGC’s parent company for all of its leased premises, the higher rating of SCGC or the parent company will be utilized. In the instance of a Downgrade Sweep Event, deposits will be capped at $30,000,000 ($60,000,000 if the subject rating falls below BB-) so long as the tenant is not more than 60 days delinquent on its rent payments. The sweep pursuant to a Downgrade Sweep Event will terminate and funds will be released to Maguire Properties once SCGC’s credit rating improves to BBB- or better and the underwritten Net Cash Flow supports a minimum 1.20 DSC ratio for four consecutive quarters following the occurrence of the event.
(2)	An upfront reserve of $4 million was collected to fund the “Jones Day Upfront TI/LC Reserve”. Funds will be released to borrower for reimbursement of tenant improvements and leasing commissions and will be replenished at a rate of $1.50 psf per annum upon withdrawal up to a cap of $4 million. In addition, $0.5 million was funded into a separate Tenant Improvement and Leasing Commission Reserve (“Sidley Upfront TILC Reserve”). Funds will be released to borrower for reimbursement of tenant improvements and leasing commissions relating to Sidley Austin LLP’s space.
(3)	LTV ratios, DSC ratio and Cut-Off Date Balance/SF were derived based upon the aggregate indebtedness, or debt service on, of The Gas Company Tower Loan and The Gas Company Tower Pari Passu Companion Loan.

Property Information
Number of Mortgaged Properties	1
Location	Los Angeles, CA
Property Type	Office – CBD
Size (SF)	1,313,409
Occupancy as of May 31, 2006	96.2%
Year Built/Year Renovated	1991/NA
Appraised Value	$610,000,000
Property Management	Maguire Properties, L.P.
UW Economic Occupancy	95.5%
UW Revenues	$59,229,600
UW Total Expenses	$20,443,924
UW Net Operating Income (NOI)	$38,785,676
UW Net Cash Flow (NCF)	$36,855,204

The Gas Company Tower

Tenant Summary
Tenant	Ratings(1) Moody's/S&P/ Fitch	Net Rentable Area (SF)	% of Net Rentable Area	Base Rent PSF	Annual Base Rent	% of Total Annual Base Rent	Lease Expiration
Major Tenants
Southern California Gas Company	A2/A/AA-	576,516	43.9%	$26.02	$15,000,156	49.5%	November 2011
Morrison & Foerster, LLP	NR/NR/NR	192,775	14.7	$27.65	5,329,600	17.6	Multiple Spaces(2)
Sidley Austin LLP	NR/NR/NR	152,413	11.6	$12.22	1,862,680	6.1	Multiple Spaces(3)
Jones, Day, Reavis & Pogue	NR/NR/NR	152,166	11.6	$32.74	4,982,380	16.4	November 2006(4)
Latham & Watkins	NR/NR/NR	85,966	6.5	$12.03	1,033,968	3.4	Multiple Spaces(5)

Total Major Tenants		1,159,836	88.3%	$24.32	$28,208,784	93.1%
Non-Major Tenants		103,792	7.9	$20.21	2,097,169	6.9

Occupied Total		1,263,628	96.2%	$23.98	$30,305,953	100.0%

Vacant Space		49,781	3.8

Property Total		1,313,409	100.0%

(1)	Certain ratings are those of the parent whether or not the parent guarantees the lease.
(2)	Under the terms of multiple leases, approximately 53,999 square feet expire in October 2006 and approximately 138,776 square feet expire in September 2013. Approximately 53,999 square feet of office space is currently subleased to Regents Business Center who has signed a new direct lease expiring in 2013.
(3)	Under the terms of multiple leases, approximately 24,774 square feet expire in February 2007, approximately 1,636 square feet expire in December 2008 and approximately 126,003 square feet expire in December 2023. Of the approximately 126,003 square feet, Sidley Austin LLP has renewed on their existing space with a lease expiration in 2023 and agreed to expand into Jones, Day, Reavis & Pogue’s space consisting of the entire 43rd floor in March 2007 and the entire 44th floor in March 2009.
(4)	Jones, Day, Reavis & Pogue has indicated that they do not intend to renegotiate their lease after the current term. A master lease (the “Jones Day Master Lease”) was entered with Maguire Properties, L.P. with respect to this space at a rate of $42.50 full service gross. The mortgagee will release the Jones Day Master Lease under the following conditions: A newly executed lease(s) yielding comparable gross rent payments on minimum 5-year terms, (ii) Borrower entering into leases on the Jones Day space (or any portion thereof) at rents sufficient to achieve a minimum DSC ratio equal to 1.20x based on a 30-year amortization schedule, (iii) the underwritten net cashflow supports a minimum 1.20x DSC ratio based on a 30-year amortization schedule without giving credit to the Jones Day Master Lease or (iv) 5 years from origination.
(5)	Under the terms of multiple leases, approximately 2,000 square feet expire on a month to month basis and approximately 83,966 square feet expire in April 2014.

Lease Expiration Schedule
Year	# of Leases Expiring	WA Base Rent/SF Expiring	Total SF Expiring	% of Total SF Expiring*	Cumulative % of SF Expiring*	% of Base Rent Expiring*	Cumulative % of Base Rent Expiring*
2006	8	$30.80	213,402	16.2%	16.2%	21.7%	21.7%
2007	5	$18.57	109,950	8.4%	24.6%	6.7%	28.4%
2008	2	$22.35	4,442	0.3%	25.0%	0.3%	28.8%
2009	2	$27.38	10,573	0.8%	25.8%	1.0%	29.7%
2010	0	$0.00	0	0.0%	25.8%	0.0%	29.7%
2011	1	$26.02	576,516	43.9%	69.7%	49.5%	79.2%
2012	0	$0.00	0	0.0%	69.7%	0.0%	79.2%
2013	1	$27.51	138,776	10.6%	80.2%	12.6%	91.8%
2014	1	$12.31	83,966	6.4%	86.6%	3.4%	95.2%
2015	0	$0.00	0	0.0%	86.6%	0.0%	95.2%
2016	0	$0.00	0	0.0%	86.6%	0.0%	95.2%
Thereafter	1	$11.51	126,003	9.6%	96.2%	4.8%	100.0%
Vacant	0	NA	49,781	3.8%	100.0%	0.0%	100.0%
*	Calculated based upon the approximate square footage occupied by each tenant

The Gas Company Tower

•	The Loan. The Mortgage Loan (“The Gas Company Tower Loan”) is secured by a first mortgage encumbering an office building located in Los Angeles, California. The Gas Company Tower Loan represents approximately 6.4% of the Cut-Off Date Pool Balance. The Gas Company Tower Loan was originated on August 7, 2006, and has a principal balance as of the Cut-Off Date of $229,000,000. The Gas Company Tower Loan, which is evidenced by a pari passu note, dated August 7, 2006, is a portion of a whole loan with an original principal balance of $458,000,000. The other loan related to The Gas Company Tower loan is evidenced by a separate note, dated August 7, 2006 (“The Gas Company Tower Pari Passu Companion Loan” and together with The Gas Company Tower Loan, “The Gas Company Tower Whole Loan”), with an original principle balance of $229,000,000. The Gas Company Tower Pari Passu Companion Loan will not be an asset of the Trust Fund. The Gas Company Tower Loan and The Gas Company Tower Pari Passu Companion Loan are governed by an intercreditor and servicing agreement and will be serviced pursuant to the terms of the pooling and servicing agreement relating to the J.P. Morgan Chase Commercial Mortgage Securities Corp., Commercial Mortgage Pass Through Certificates, Series 2006-LDP8 transaction, as described under “DESCRIPTION OF THE MORTGAGE POOL—Co-Lender Loans” in the Prospectus Supplement. The Gas Company Tower Loan provides for interest-only payments for the entire term.

The Gas Company Tower Loan has a remaining term of 118 months and matures on August 11, 2016. The Gas Company Tower Loan may be prepaid on or after May 11, 2016, and permits defeasance with United States government obligations beginning two years after the Closing Date.

•	The Borrowers. The borrowers are Maguire Properties-555 W. Fifth, LLC and Maguire Properties-350 S. Figueroa, LLC, each a special purpose entity. Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of the Gas Company Tower Loan. The sponsor of the borrowers is Maguire Properties L.P., a Maryland limited partnership, of which Maguire Properties, Inc. (“Maguire Properties”) is the sole general partner. Maguire Properties, a publicly traded REIT (NYSE: MPG), is one of the nation’s largest developers of institutional quality office and mixed-use properties. As of June 24, 2006, Maguire Properties was trading on the NYSE at $36.80 per share with a market capitalization of $1.70 billion. Maguire Properties owns approximately 14.8 million square feet of office space contained within 23 properties, as well as one 350-room hotel.

•	The Property. The Mortgaged Property is an approximately 1,313,409 square foot Class “A” office building located in the central part of the downtown Los Angeles, California market area which is anchored by the central business district (CBD). Included in the collateral is the World Trade Center garage, an off-site 6-story parking garage which is available to The Gas Company Tower tenants and provides a total of 1,193 additional spaces. The Gas Company Tower features an additional seven-level subterranean garage underneath with 979 spaces. The 54-story office building, which is comprised predominately of single-tenant floors and concourse levels with retail shops and a bank, is one of the premier office buildings in downtown Los Angeles. The lobby features a 26-foot high vaulted wood ceiling and a fountain. The Mortgaged Property features Indiana limestone walls, patterned marble/granite floors, and state-of-the-art HVAC and security systems. The Gas Company Tower has a cutting edge architectural design and flexibility, which allows for large single- and multi-tenant floor plates and panoramic views of the greater Los Angeles basin. The Mortgaged Property was constructed in 1991. As of May 31, 2006, the occupancy rate for the Mortgaged Property securing The Gas Company Tower Loan was approximately 96.2%.

The Mortgaged Property is currently leased to multiple tenants including Southern California Gas Company (“SCGC”). SCGC is a principal subsidiary of Sempra Energy, which is publicly traded on the NYSE (SRE). As of September 11, 2006, Sempra Energy was rated “Baa1” (Moody’s), “BBB+” (S&P) and “A” (Fitch). In occupancy since 1991, SCGC currently occupies 576,516 square feet (or approximately 43.9% of the net rentable area) at The Gas Company Tower. The SCGC lease expires in November 2011 and includes six 5-year renewal options. Founded in 1886 and headquartered at The Gas Company Tower, Southern California Gas Company is the nation’s largest natural gas distribution utility, serving 19.5 million people. SCGC distributes natural gas to 5.4 million residential, commercial, and industrial customers throughout the southern half of California. SCGC owns and operates more than 95,000 miles of gas distribution mains and service lines, as well as nearly 3,000 miles of transmission and storage pipeline. In total, the company delivers nearly 1 trillion cubic feet of gas annually, or 5% of all the natural gas delivered in the United States. The utility also owns gas transmission compressor stations and underground storage facilities. With 6,448 employees, SCGC generated over $3.9 billion in revenues in 2004 and net income of $233 million, which represented an 11% increase over 2003.

Additional tenants in the building include three major law firms in the United States: Morrison & Foerster LLP (“MoFo”), Sidley Austin LLP (“Sidley”) and Latham & Watkins. MoFo is a leading United States-based law firm that offers comprehensive legal services to domestic and international clients, specializing in financial services, life sciences, technology and intellectual property. Founded in San Francisco in 1883, MoFo employs over 1,000 attorneys in nineteen offices at various locations in the United States and international offices in Beijing, Brussels, Hong Kong, London,

The Gas Company Tower

Shanghai, Singapore and Tokyo. MoFo was named a Top Ten IPO law firm by IPO Vital Signs in 2004. Sidley is one of the world’s largest law firms. With over 1,600 lawyers and 15 offices in North America, Europe and Asia, Sidley has a significant capital markets practice and a broad transactional practice. The company’s practice disciplines include corporate and securities, mergers and acquisitions, securitization, intellectual property, funds and other pooled investments, bankruptcy and corporate reorganization, bank and commercial lending, public finance, real estate, tax and employee benefits.

•	Lockbox Account. All tenant payments due under the applicable tenant leases are deposited into a mortgagee-designated lockbox account.

•	Management. Maguire Properties, L.P., the sponsor, is the property manager for the Mortgaged Property securing The Gas Company Tower Loan.

1180 Peachtree Street

1180 Peachtree Street

1180 Peachtree Street

Loan Information
Mortgage Loan Seller		Wachovia
Cut-Off Date Balance		$193,850,000
Percentage of Cut-Off Date Pool Balance		5.4%
Number of Mortgage Loans		1
Loan Purpose		Acquisition
Sponsor		GE Pension Trust
Type of Security		Fee
Mortgage Rate		5.690%
Maturity Date		October 11, 2016
Amortization Type		Interest-Only
Interest Only Period		120
Original Term / Amortization		120 / IO
Remaining Term / Amortization		120 / IO
Lockbox		Yes

Up-Front Reserves
TI/LC	$3,600,000
Rent Abatement Reserve(1)	$861,699

Ongoing Annual Reserves
Tax/Insurance(2)	Springing
Replacement(3)	$66,971

Additional Financing(4)		None

Cut-Off Date Balance		$193,850,000
Cut-Off Date Balance/SF		$289
Cut-Off Date LTV		70.5%
Maturity Date LTV		70.5%
UW DSCR on NCF		1.39x
(1)	Represents the total rent concession for tenants which have a full or partial abatement of rent. The reserve will be released on a per tenant basis at such time that (a) the tenant has commenced paying unabated rent and (b) the borrower has provided an estoppel acceptable to the mortgagee.
(2)	Ongoing monthly tax and insurance reserves will be required upon an event of default or upon certain other conditions as described in the related Mortgage Loan documents.
(3)	Commencing November 2008.
(4)	Future mezzanine debt is permitted subject to a combined maximum LTV ratio of 75.0% and a combined minimum DSC ratio of 1.20x as described in the related Mortgage Loan documents.
(5)	Including additional space required to be occupied in the future (no later than September 2009) by certain existing tenants, the Mortgaged Property is currently approximately 86.5% leased.

Property Information
Number of Mortgaged Properties	1
Location	Atlanta, GA
Property Type	Office – CBD
Size (SF)	669,711
Occupancy as of August 1, 2006(5)	80.7%
Year Built / Year Renovated	2006 / NA
Appraised Value	$275,000,000
Property Management	Hines Interests Limited Partnership
UW Economic Occupancy	90.0%
UW Revenues	$23,009,207
UW Total Expenses	$7,548,874
UW Net Operating Income (NOI)	$15,460,333
UW Net Cash Flow (NCF)	$15,350,694

1180 Peachtree Street

Tenant Summary
Tenant	Ratings Moody's/S&P/Fitch	Net Rentable Area (SF)	% of Net Rentable Area	Base Rent PSF	Annual Base Rent	% of Total Annual Base Rent	Lease Expiration
Major Tenants
King & Spalding(1)	NR/NR/NR	418,340	62.5%	$23.86	$9,981,592	79.4%	March 2021
Navigant	NR/NR/NR	15,885	2.4	$20.50	325,643	2.6	April 2014
Allsteel	NR/NR/NR	15,769	2.4	$18.50	291,727	2.3	June 2018
Earnest Partners(2)	NR/NR/NR	13,762	2.1	$23.60	324,783	2.6	November 2016
Trois	NR/NR/NR	13,545	2.0	$24.11	326,570	2.6	October 2016

Total Major Tenants		477,301	71.3%	$23.57	$11,250,315	89.4%
Non-Major Tenants		63,040	9.4	$21.07	1,328,444	10.6

Occupied Total		540,341	80.7%	$23.28	$12,578,758	100.0%

Vacant Space		129,370	19.3

Property Total		669,711	100.0%

(1)	Per the terms of their lease, King & Spalding is required to take on an additional 21,904 square feet by April 2009. Upon occupancy of this space, the tenant will occupy approximately 65.7% of the net rentable area through March 2021.
(2)	Per the terms of their lease, Earnest Partners is required to take on an additional 3,228 square feet by March 2009. Upon occupancy of this space, the tenant will occupy approximately 2.5% of the net rentable area through November 2016.

Lease Expiration Schedule
Year	# of Leases Expiring	WA Base Rent/SF Expiring	Total SF Expiring	% of Total SF Expiring*	Cumulative % of SF Expiring*	% of Base Rent Expiring*	Cumulative % of Base Rent Expiring*
2006	0	$0.00	0	0.0%	0.0%	0.0%	0.0%
2007	0	$0.00	0	0.0%	0.0%	0.0%	0.0%
2008	0	$0.00	0	0.0%	0.0%	0.0%	0.0%
2009	0	$0.00	0	0.0%	0.0%	0.0%	0.0%
2010	0	$0.00	0	0.0%	0.0%	0.0%	0.0%
2011	0	$0.00	0	0.0%	0.0%	0.0%	0.0%
2012	1	$18.75	3,562	0.5%	0.5%	0.5%	0.5%
2013	0	$0.00	0	0.0%	0.5%	0.0%	0.5%
2014	1	$20.50	15,885	2.4%	2.9%	2.6%	3.1%
2015	1	$17.25	10,244	1.5%	4.4%	1.4%	4.5%
2016	9	$24.90	56,071	8.4%	12.8%	11.1%	15.6%
Thereafter	23	$23.35	454,579	67.9%	80.7%	84.4%	100.0%
Vacant	0	NA	129,370	19.3%	100.0%	0.0%	100.0%
*	Calculated based upon approximate square footage occupied by each tenant.

1180 Peachtree Street

•	The Loan. The Mortgage Loan (the “1180 Peachtree Street Loan”) is secured by a first fee deed to secure debt encumbering an office building located in Atlanta, Georgia. The 1180 Peachtree Street Loan represents approximately 5.4% of the Cut-Off Date Pool Balance. The 1180 Peachtree Street Loan was originated on September 22, 2006, and has a principal balance as of the Cut-Off Date of $193,850,000. The 1180 Peachtree Street Loan provides for interest-only payments for the entire loan term.

The 1180 Peachtree Street Loan has a remaining term of 120 months and matures on October 11, 2016. The 1180 Peachtree Street Loan may be prepaid on or after July 11, 2016, and permits defeasance with United States government obligations beginning two years after the Closing Date.

•	The Borrower. The borrower is 1180 Peachtree Office Investors, LLC, a special purpose entity. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the 1180 Peachtree Street Loan. The sponsor of the borrower is the General Electric Pension Trust (the “GE Trust”). The GE Trust is a contributory defined plan for the benefit of eligible employees of General Electric Company (“GE”) and its participating affiliate companies. The plan invests its funds through GE Trust, which reports assets in excess of $50 billion. The trustees of the GE Trust are officers of GE Asset Management (“GEAM”), a wholly owned subsidiary of GE. GEAM has been responsible for handling the real estate investments of GE since 1953, and currently manages in excess of $6 billion in real estate assets worldwide.

•	The Property. The Mortgaged Property is an approximately 669,711 square foot office building situated on approximately 2.4 acres. The Mortgaged Property was constructed in 2006. The Mortgaged Property is located in Atlanta, Georgia. As of August 1, 2006, the occupancy rate for the Mortgaged Property securing the 1180 Peachtree Street Loan was approximately 80.7%. Including additional space required to be occupied in the future by certain existing tenants, the Mortgaged Property is approximately 86.5% leased.

The largest tenant is King & Spalding L.L.P. (“King & Spalding”), occupying approximately 418,340 square feet, or approximately 62.5% of the net rentable area. King & Spalding is obligated to occupy an additional 21,904 square feet or 3.3% of the net rentable area by April 2009. King & Spalding is a large law firm with over 800 attorneys, servicing multinational corporations, as well as small and mid-size regional companies. In addition to its world headquarters location in the Mortgaged Property where it employs approximately 450 attorneys, King & Spalding operates offices in Houston, London, New York and Washington, DC. The King & Spalding leases expire in March 2021. The second largest tenant is Navigant Consulting, Inc. (“Navigant”), who as of January 2007 will occupy approximately 15,885 square feet, or approximately 2.4% of the net rentable area. Navigant is a specialized independent consulting firm providing litigation, financial, restructuring, energy and operational consulting services to government agencies, legal counsel and large companies facing the challenges of uncertainty, risk, distress and significant change. The Navigant lease expires in April 2014. The third largest tenant is Allsteel Inc. (“Allsteel”), occupying approximately 15,769 square feet, or approximately 2.4% of the net rentable area. Allsteel designs, builds and delivers office furniture and is one of the largest office furniture manufacturers in North America. Allsteel is a subsidiary of HNI Corporation (“HNI”) which is a leading U.S. manufacturer of office furniture. The Allsteel lease expires in June 2018.

•	Lockbox Account. All tenant payments due under the applicable leases are deposited into a mortgagee-designated lockbox account.

•	Management. Hines Interests Limited Partnership (“Hines”), a subsidiary of Hines Development, was the original developer and continues to serve as the property manager for the Mortgaged Property securing the 1180 Peachtree Street Loan. Hines is a privately owned, international real estate firm with a presence in more than 85 cities and 15 countries and has provided services for nearly 50 years. Hines controls assets valued at approximately $12.5 billion with a portfolio of projects under way consisting of almost 900 properties and over 93 million square feet under management.

THIS PAGE INTENTIONALLY LEFT BLANK

Montclair Plaza

Montclair Plaza

Montclair Plaza

Loan Information
Mortgage Loan Seller		Wachovia
Cut-off Date Balance		$190,000,000
Percentage of Cut-Off Date Pool Balance		5.3%
Number of Mortgage Loans		1
Loan Purpose		Refinance
Sponsor	General Growth Properties, Inc.
Type of Security		Fee
Free Release(1)		Yes
Mortgage Rate		5.788%
Maturity Date		September 11, 2011
Amortization Type		Interest-Only
Interest-Only Period		60
Original Term / Amortization		60 / IO
Remaining Term / Amortization		59 / IO
Lockbox		Yes
Shadow Rating (Moody’s/S&P/Fitch)(2)		Baa3/BBB-/BBB-

Up-Front Reserves	None

Ongoing Annual Reserves
Tax/Insurance(3)	Springing
Replacement(4)	Springing
TI/LC(5)	Springing

Additional Financing(6)	B-Note	$75,000,000

	Trust Asset	Whole Mortgage Loan
Cut-Off Date Balance	$190,000,000	$265,000,000
Cut-Off Date Balance/SF	$217	$303
Cut-Off Date LTV	50.1%	69.8%
Maturity Date LTV	50.1%	69.8%
UW DSCR on NCF	1.89x	1.36x
(1)	The Montclair Plaza Loan allows for the free release of the anchor release parcel and all the improvements thereon subject to certain requirements specified in the related Mortgage Loan documents including: (i) delivery of a payment guaranty in the amount of $15,000,000 to be provided by GGP LP, (ii) a DSC ratio test of at least 1.35x on the whole loan amount of $265,000,000 and (iii) a NOI test of at least $20,800,000 for the twelve month period immediately prior to the release. In addition, the Montclair Plaza Loan allows for the free release of a vacant unimproved parcel subject to certain conditions specified in the related Mortgage Loan documents.
(2)	Moody’s, S&P and Fitch have confirmed that the Montclair Plaza Loan has, in the context of its inclusion in the Trust Fund, credit characteristics consistent with an investment grade obligation.
(3)	Ongoing tax and insurance reserves will be required upon an event of default as described in the related Mortgage Loan documents.
(4)	An annual deposit of $150,615 to the replacement reserve account springs into effect upon the occurrence of certain trigger events as described in the related Mortgage Loan documents, and is capped at $154,215.
(5)	An annual deposit of $437,150 to the TI/LC reserve springs into effect upon the occurrence of certain trigger events as described in the related Mortgage Loan documents, and is capped at $437,150.
(6)	Future mezzanine debt is permitted subject to a combined maximum LTV ratio of 70.0% and a combined minimum DSC ratio of 1.30x as described in the related Mortgage Loan documents. Unsecured debt is permitted up to 7.5% of the original loan amount.
(7)	The calculation of occupancy percentage excludes the vacant anchor pad of approximately 145,820 square feet formerly owned and occupied by Macy’s, and recently purchased by General Growth Properties, Inc. (“GGP”). Including this space, the occupancy percent would be approximately 82.6%.

Property Information
Number of Mortgaged Properties	1
Location	Montclair, CA
Property Type	Retail – Anchored
Size (SF)	875,085
Occupancy as of July 27, 2006(7)	99.1%
Year Built / Year Renovated	1968 / 1997
Appraised Value	$379,500,000
Property Management	General Growth Management, Inc.
UW Economic Occupancy	97.5%
UW Revenues	$29,516,823
UW Total Expenses	$8,258,217
UW Net Operating Income (NOI)	$21,258,605
UW Net Cash Flow (NCF)	$20,789,943

Montclair Plaza

Tenant Summary
Tenant	Ratings(1) Moody's/S&P/Fitch	Net Rentable Area (SF)	% of Net Rentable Area		Base Rent PSF	Annual Base Rent	% of Total Annual Base Rent	Lease Expiration
Anchor Tenants - ANCHOR OWNED
Macy's	Baa1/BBB/NR	183,301			ANCHOR OWNED - NOT PART OF COLLATERAL
Sears	Ba1/BB+/BB	174,675			ANCHOR OWNED - NOT PART OF COLLATERAL
Nordstrom	Baa1/A/A-	119,511			ANCHOR OWNED - NOT PART OF COLLATERAL

Total Anchor Owned		477,487

Anchor Tenants - Collateral
JCPenney	Baa3/BBB-/BBB-	179,708	20.5%		$0.24	$43,130	0.3%	June 2011

Total Anchor Tenants - Collateral		179,708	20.5%		$0.24	$43,130	0.3%
Top 5 Non-Anchor Tenants
Circuit City	NR/NR/NR	40,881	4.7%		$8.81	$360,162	2.3%	February 2015
Linens 'n Things (Ground Lease)	NR/B/NR	35,208	4.0		$17.24	606,986	3.8	January 2012
Barnes & Noble	NR/NR/NR	28,000	3.2		$21.43	600,040	3.8	January 2017
Ninety Nine Cent Only Stores	NR/NR/NR	18,782	2.1		$8.09	151,946	1.0	January 2012
Elephant Bar (Ground Lease)	NR/NR/NR	13,500	1.5		$13.69	184,815	1.2	November 2021

Total Top 5 Non-Anchor Tenants		136,371	15.6%		$13.96	$1,903,949	12.0%
Non-Major Tenants		406,709	46.5		$34.07	13,856,180	87.7

Occupied Collateral Total		722,788	99.1	%(2)	$21.86	$15,803,259	100.0%

In-Line Vacant Space		6,477	0.9
Vacant Anchor Pad(3)		145,820

Collateral Total		875,085	100.0%

Property Total		1,352,572

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(2)	The occupancy percentage is calculated exclusive of the vacant anchor pad, formerly owned and occupied by Macy's. Including this space, the occupancy percent would be approximately 82.6%.
(3)	In July 2006, GGP purchased the anchor pad formerly owned and occupied by Macy's.

Lease Expiration Schedule
Year	# of Leases Expiring	WA Base Rent/SF Expiring	Total SF Expiring	% of Total SF Expiring(1)	Cumulative % of SF Expiring(1)	% of Base Rent Expiring(1)	Cumulative % of Base Rent Expiring(1)
2006	30	$27.09	93,187	12.8%	12.8%	16.0%	16.0%
2007	30	$25.34	62,702	8.6%	21.4%	10.1%	26.0%
2008	20	$30.12	60,341	8.3%	29.7%	11.5%	37.5%
2009	14	$45.04	30,234	4.1%	33.8%	8.6%	46.1%
2010	14	$48.04	26,945	3.7%	37.5%	8.2%	54.3%
2011	11	$4.84	202,238	27.7%	65.2%	6.2%	60.5%
2012	7	$18.01	61,952	8.5%	73.7%	7.1%	67.6%
2013	15	$44.54	31,054	4.3%	78.0%	8.8%	76.3%
2014	14	$36.27	29,465	4.0%	82.0%	6.8%	83.1%
2015	9	$20.90	73,263	10.0%	92.1%	9.7%	92.8%
2016	4	$35.72	9,907	1.4%	93.4%	2.2%	95.0%
Thereafter	2	$18.91	41,500	5.7%	99.1%	5.0%	100.0%
Vacant(2)	0	NA	6,477	0.9%	100.0%	0.0%	100.0%
(1)	Calculated based upon approximate square footage occupied by each tenant.
(2)	Calculation excludes the approximately 145,820-square foot vacant anchor pad GGP purchased in July 2006, which was formerly owned and occupied by Macy's.

Montclair Plaza

•	The Loan. The Mortgage Loan (the “Montclair Plaza Loan”) is secured by a first mortgage encumbering a regional mall located in Montclair, California. The Montclair Plaza Loan represents approximately 5.3% of the Cut-Off Date Pool Balance. The Montclair Plaza Loan was originated on August 14, 2006 and has a principal balance as of the Cut-Off Date of $190,000,000. The Montclair Plaza Loan is a portion of a whole loan with an original principal balance of $265,000,000. The other loan related to the Montclair Plaza Loan is evidenced by a separate subordinate note, dated August 14, 2006 (the “Montclair Plaza Subordinate Companion Loan” and together with the Montclair Plaza Loan, the “Montclair Plaza Whole Loan”), with an original principal balance of $75,000,000. The Montclair Plaza Subordinate Companion Loan will not be an asset of the Trust Fund. The Montclair Plaza Loan and the Montclair Plaza Subordinate Companion Loan are governed by an intercreditor and servicing agreement, as described in the Prospectus Supplement under “DESCRIPTION OF THE MORTGAGE POOL—Co-Lender Loans” and will be serviced pursuant to the terms of the pooling and servicing agreement. The Montclair Plaza Loan provides for interest-only payments for its entire term.

The Montclair Plaza Loan has a remaining term of 59 months and matures on September 11, 2011. The Montclair Plaza Loan may be prepaid on or after March 11, 2011, and permits defeasance with United States government obligations beginning two years after the Closing Date.

•	The Borrower. The borrower is Montclair Plaza, L.L.C., a special purpose entity. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Montclair Plaza Whole Loan. The sponsor of the borrower is General Growth Properties, Inc. (“GGP”), a publicly traded real estate investment trust. GGP and its predecessor companies have been in the shopping center business for over fifty years. GGP owns, develops, operates and/or manages shopping malls in 44 states and is one of the largest third-party managers for owners of regional malls. As of March 2006, GGP had ownership interests in and/or management responsibility for more than 200 regional shopping malls totaling approximately 200 million square feet of retail space.

•	The Property. The Mortgaged Property is an approximately 875,085 square foot portion of a regional mall situated on approximately 78.0 acres. The Mortgaged Property was constructed in 1968 and renovated in 1997. The Mortgaged Property is located in Montclair, California within the Riverside-San Bernardino-Ontario, California metropolitan statistical area. As of July 27, 2006, the occupancy rate for the Mortgaged Property securing the Montclair Plaza Loan was approximately 99.1%. This occupancy percentage does not include the vacant anchor pad formerly occupied by Macy’s prior to its relocation to the former Robinsons-May space at the Mortgaged Property.

•	The largest tenant is JCPenney Company, Inc. (“JCPenney”), occupying approximately 179,708 square feet, or approximately 20.5% of the net rentable area. JCPenney operates 1,019 department stores throughout the United States and Puerto Rico, selling family apparel, jewelry, shoes, accessories and home furnishings to customers through department stores, catalog and the internet. As of September 28, 2006, JCPenney was rated “Baa3” (Moody’s), “BBB-” (S&P) and “BBB-” (Fitch). The JCPenney lease expires in June 2011. The second largest tenant is Circuit City Stores, Inc. (“Circuit City”), occupying approximately 40,881 square feet, or approximately 4.7% of the net rentable area. Circuit City is a specialty retailer of consumer electronics, home office products, entertainment software and related services. The Circuit City lease expires in February 2015. The third largest tenant is Linens ’n Things, Inc. (“Linens ’n Things”), occupying approximately 35,208 square feet under a ground lease, or approximately 4.0% of the net rentable area. Linens ’n Things is one of the leading, national retailers of home textiles, housewares and decorative home accessories. Linens ’n Things operates over 500 stores in 47 states and six Canadian provinces. As of September 28, 2006, Linens ’n Things was rated “B” (S&P). The Linens ’n Things lease expires in January 2012.

•	Lock Box Account. All tenant payments due under the applicable tenant leases are deposited into a mortgagee-designated lockbox account.

Montclair Plaza

•	Release. The borrower may obtain the release of the vacant anchor parcel, containing approximately 145,820 square feet. In connection with such partial release (i) GGP LP, an affiliate of the borrower and the sponsor, must provide a guaranty in the amount of $15,000,000, (ii) the net operating income must be a minimum of $20,800,000, (iii) the DSC ratio with respect to the whole mortgage debt amount of $265,000,000 must be at least 1.35x on an interest only basis, (iv) the borrower is required to provide an opinion of counsel that the proposed release will not adversely affect the REMIC status of the Trust Fund and (v) no event of default under the related Mortgage Loan documents has occurred and is continuing.

•	Management. General Growth Management, Inc., an affiliate of the sponsor, is the property manager for the Mortgaged Property securing the Montclair Plaza Loan.

Four Seasons Resort and Club – Dallas, TX

Four Seasons Resort and Club – Dallas, TX

Four Seasons Resort and Club – Dallas, TX

Loan Information
Mortgage Loan Seller		Nomura
Cut-Off Date Balance		$175,000,000
Percentage of Cut-Off Date Pool Balance		4.9%
Number of Mortgage Loans		1
Loan Purpose		Acquisition
Sponsor		GFW Trust & GFW II Trust
Type of Security		Fee and Leasehold
Partial Release		Yes
Mortgage Rate		6.230%
Maturity Date		September 11, 2016
Amortization Type		Interest-Only
Interest Only Period		120
Original Term / Amortization		120 / IO
Remaining Term /Amortization		119 / IO
Lockbox		Yes

Up-Front Reserves
Tax/Insurance	Yes
FF&E(1)	$14,500,000

Ongoing Annual Reserves
Tax/Insurance	Yes
FF&E(2)	Yes

Additional Financing(3)	Subordinate Non-Pooled Component	$8,000,000
	Mezzanine Debt	$31,130,000

	Pooled Trust Mortgage Asset	Trust Mortgage Asset

Cut-Off Date Balance	$175,000,000	$183,000,000
Cut-Off Date Balance/Room	$440,806	$460,957
Cut-Off Date LTV	76.4%	79.9%
Maturity Date LTV	76.4%	79.9%
UW DSCR on NCF	1.51x	1.41x
(1)	Reserve to fund budgeted rooms, common area, and golf course expenditures.
(2)	Waived the first 2 years, then must deposit the difference between 4% of prior month’s gross revenues and the actual amount required to be reserved under the Management Agreement, commencing in September 2008.
(3)	Future mezzanine debt is permitted once all existing mezzanine debt has been retired in full and subject to an intercreditor agreement. The combined LTV ratio of the Mortgage Loan and the mezzanine loan shall not exceed 90.0%, and the DSC ratio shall be not less 1.10x.
(4)	Trailing 12-month occupancy.

Property Information
Number of Mortgaged Properties	1
Location	Irving, TX
Property Type	Hospitality – Full Service
Size (Rooms)	397
Occupancy as of July 22, 2006(4)	74.3%
Year Built / Year Renovated	1986 / 2001
Appraised Value	$229,000,000
Property Management	Four Seasons Hotels Limited
UW Economic Occupancy	74.0%
UW Revenues	$76,152,539
UW Total Expenses	$57,927,119
UW Net Operating Income (NOI)	$18,225,420
UW Net Cash Flow (NCF)	$16,702,369

Four Seasons Resort and Club – Dallas, TX

Facility Summary
Guestroom Mix	No. of Rooms
Superior Room	249
Deluxe Room	49
Villa Room	79
Tower Suites	5
Tower Specialty Suites	4
Villa Suites	9
Villa Specialty Suites	2

Total	397

Meeting/Ballroom Spaces	Square Feet
Four Seasons Ballroom	8,000
Las Colinas (East and West)	3,024
Amphitheater	2,021
Conference Rooms	7,465
Breakout Rooms	1,365
Boardroom	841
The Gallery	1,180
Second Level Conference Rooms	3,674
Indoor/Outdoor Pavilion	6,800

Total	34,370

Food and Beverage
Café on the Green
Racquets
Terrace Lounge
The Game Bar
Cabana
Club Lounge

Other Amenities
Sports Club
Country Club
Health Spa
Outdoor Pool
Whirlpool
Golf Course
Indoor/Outdoor Tennis Courts
Parking

Financial Schedule
Year	2006
Latest Period	6 months Annualized 7/31/2006
Occupancy	77.40%
ADR	$258.75
REVPAR	$200.29
UW Occupancy	74.0%
UW ADR	$258.00
UW REVPAR	$190.92

Four Seasons Resort and Club – Dallas, TX

•	The Loan. The Mortgage Loan (the “Four Seasons Resort and Club – Dallas, TX Loan”) is secured by a first mortgage encumbering a 397-room Class “A” full-service hotel located in Irving, Texas. The Four Seasons Resort and Club – Dallas, TX Loan was originated on August 31, 2006, and has a principal balance as of the Cut-Off Date of $183,000,000. The Four Seasons Resort and Club – Dallas, TX Loan is split into a pooled component (the “Four Seasons – Dallas, TX Pooled Component”), with a principal balance of $175,000,000, representing 4.9% of the Cut-Off Date Pool Balance, that supports distributions on the certificates (other than the Class FS Certificates) and a non-pooled component (the “Four Seasons – Dallas, TX Non-Pooled Component”), with a principal balance of $8,000,000, that supports only the Class FS Certificates, which are not being offered pursuant to the Prospectus Supplement. The Four Seasons Resort and Club – Dallas, TX Loan provides for interest-only payments for the entire loan term.

The Four Seasons Resort and Club – Dallas, TX Loan has a remaining term of 119 months and matures on September 11, 2016. The Four Seasons Resort and Club – Dallas, TX Loan may be prepaid on or after May 11, 2016, and permits defeasance with United States government obligations beginning two years after the Closing Date.

•	The Borrower. The borrower is BF Las Colinas, LP, a special purpose entity. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Four Seasons Resort and Club – Dallas, TX Loan. The sponsors are GFW Trust and GFW II Trust, which are both affiliates of Bentley Forbes Holdings LLC.

Bentley Forbes Holdings LLC is a privately owned commercial real estate investment company focused on the acquisition, disposition and management of both single tenant and multi-tenant commercial real estate properties throughout the United States. Four of their recent acquisitions in Texas include: AmeriCredit, a three-story Class “A” office building totaling approximately 250,000 square feet in Arlington; Budget Group, Inc., a single tenant office totaling approximately 69,300 square feet in North Dallas; Preston Commons, a multi-tenant class “A” three building property totaling approximately 418,604 square feet in Dallas; and Sterling Plaza a multi-tenant 19-story Class “A” property totaling approximately 302,747 square feet in Dallas. Additionally, Bentley Forbes recently acquired the approximately 2.2 million square foot Prudential Plaza Towers in Chicago. The company’s acquisitions focus is on office, industrial and retail property types. The company owns a commercial real estate portfolio of over 60 properties with an estimated aggregate market value exceeding $1 billion.

•	The Property. The Mortgaged Property is a 9-story, class “A” full-service hotel located in Irving, Texas encompassing a gross building area of approximately 557,620 square feet. Since its construction in 1986, Four Seasons Resort and Club – Dallas, TX has been recognized as a unique luxury asset and is currently one of the five AAA Five Diamond rated hotels in Texas. The Mortgaged Property includes such amenities as an award winning spa with 16 treatment rooms, approximately 34,370 square feet of meeting space, four swimming pools, six upscale restaurants/lounges, a private country club with approximately 1,600 members, an approximately 176,000 square foot state of the art sports facility, two championship golf courses (TPC and Cottonwood Valley) and the Byron Nelson Golf School. Since 1986, the golf course has hosted the annual Byron Nelson Open which is a part of the PGA tour and draws an estimated 250,000 visitors to the Mortgaged Property each year. Other amenities include both indoor and outdoor tennis facilities, racquetball and squash courts. The Mortgaged Property underwent renovation from 1999 to 2005 including construction of a ballroom and additional parking garage, renovation of the primary restaurant cafe, locker room renovation, construction of the spa and salon, clubhouse renovation, and meeting space renovation. The hotel has just completed a renovation that has added an additional 40 villa rooms adjacent to the 18th hole on the TPC golf course. As of July 22, 2006, the trailing 12-month occupancy rate for the Mortgaged Property was approximately 74.3%.

Four Seasons Resort and Club – Dallas, TX

•	Partial Release. The borrower may cause the release of an approximately 7.7 acre parcel of unimproved land. If the parcel is released to a third party during the first 24 months from origination, the related Mortgage Loan documents require a pay-down of the Four Seasons Resort and Club – Dallas, TX Loan sufficient to provide a maximum 80.0% LTV ratio on the remaining Mortgaged Property.

Additionally, the borrower may release parcels of land not exceeding approximately 9 acres that generally contain one of the pools for the Mortgaged Property and several tennis courts. The borrower must construct at its own cost, exclusive of any Reserve Funds, replacement improvements of quality, size, function, fit and finish equal to, or greater than, the improvements located on the parcel being released as of origination, all as reasonably acceptable to the mortgagee. Such improvements shall be located on the Mortgaged Property in a configuration, proximity and convenience at least comparable to such locations as the replacement improvements. Said release shall be accompanied with a payment of 120% of the appraised value if before September 11, 2008 (110% if released after September 11, 2008) plus any applicable prepayment penalty.

•	Ground Lease. The Mortgaged Property is subject to a ground lease for approximately 96 acres of the Mortgaged Property. The ground lease expires in December of 2010 and includes two extension options, the first for 10 years and the second for 16 years.

•	Lockbox Account. All revenue with respect to the Mortgaged Property will be deposited into a borrower-designated lockbox account.

•	Management. Four Seasons Hotels Limited (“Four Seasons”) is the property manager for the Mortgaged Property securing the Four Seasons Resort and Club – Dallas, TX Loan. Founded in 1960, Four Seasons has followed a targeted course of expansion, opening hotels in major city centers and desirable resort destinations around the world. The company manages 70 luxury hotels and resorts in more than 30 countries. The majority of the properties are operated under the Four Seasons name, with others under the Regent Hotels name. Four Seasons Hotels, Inc. is publicly-traded (NYSE: FS; Toronto: FSH) and has a market capitalization of $2.08 billion as of July 20, 2006.

311 South Wacker

311 South Wacker

311 South Wacker

Loan Information
Mortgage Loan Seller		Wachovia
Cut-Off Date Balance		$158,600,000
Percentage of Cut-Off Date Pool Balance		4.4%
Number of Mortgage Loans		1
Loan Purpose		Acquisition
Sponsors	Mark Karasick, Fremont Capital, Shorenstein Realty Investors
Type of Security		Fee
Mortgage Rate		6.570%
Maturity Date		August 11, 2016
Amortization Type		Balloon
Interest Only Period		60
Original Term / Amortization		120 / 360
Remaining Term / Amortization		118 / 360
Lockbox		Yes

Up-Front Reserves
Insurance	Yes
TI/LC(1)	$20,000,000
Debt Service Reserve(1)	$2,000,000
Outstanding Tenant Allowance(2)	$15,397,739
Free Rent	$6,028,632

Ongoing Annual Reserves
Tax/Insurance	Yes
Replacement(3)	$128,100
TI/LC(4)	$640,500

Additional Financing(5)	Pari Passu Debt	$85,400,000

		Pari Passu Notes(6)
Cut-Off Date Balance		$244,000,000
Cut-Off Date Balance/SF		$190
Cut-Off Date LTV		79.5%
Maturity Date LTV		74.9%
UW DSCR on NCF		1.20x
(1)	Funds will be released to the borrower for the payment of tenant improvement and leasing commission costs. Any unused portion of the TI/LC reserve or the debt service reserve will be released to the borrower upon the achievement of a DSC ratio of at least 1.20x for four consecutive quarters.
(2)	Escrow funded upfront for the landlord’s currently outstanding TI/LC obligations with respect to certain recently signed leases.
(3)	Annual deposits of $128,100 to the replacement reserve commence in August 2010.
(4)	Annual deposits of $640,500 to the TI/LC reserve commence in August 2010, and are capped at $2,000,000.
(5)	Future mezzanine debt is permitted subject to a combined maximum LTV ratio of 75.0% and a combined minimum DSC ratio of 1.20x as described in the related Mortgage Loan documents.
(6)	LTV ratios, DSC ratio and Cut-Off Date Balance/SF were derived based upon the aggregate indebtedness of or debt service on the 311 South Wacker Loan and the 311 South Wacker Pari Passu Companion Loan.

Property Information
Number of Mortgaged Properties	1
Location	Chicago, IL
Property Type	Office – CBD
Size (SF)	1,281,000
Occupancy as of August 1, 2006	71.3%
Year Built / Year Renovated	1990 / 2001
Appraised Value	$307,000,000
Property Management	CB Richard Ellis, Inc.
UW Economic Occupancy	90.0%
UW Revenues	$50,273,176
UW Total Expenses	$25,991,193
UW Net Operating Income (NOI)	$24,281,983
UW Net Cash Flow (NCF)	$22,325,965

311 South Wacker

Tenant Summary
Tenant	Ratings* Moody's/S&P/Fitch	Net Rentable Area (SF)	% of Net Rentable Area	Base Rent PSF	Annual Base Rent	% of Total Annual Base Rent	Lease Expiration
Major Tenants
Freeborn & Peters LLP	NR/NR/NR	109,977	8.6%	$21.75	$2,392,000	11.3%	November 2022
Duff & Phelps, LLC	NR/NR/NR	81,996	6.4	$19.48	1,597,282	7.5	September 2021
First Industrial Realty Trust	NR/BBB/BBB	66,064	5.2	$14.25	941,412	4.4	June 2018
CB Richard Ellis	Ba1/BB+/NR	45,274	3.5	$22.50	1,018,503	4.8	November 2014
Reuters	A3/A-/A-	44,808	3.5	$20.50	918,564	4.3	May 2008

Total Major Tenants		348,119	27.2%	$19.73	$6,867,761	32.3%
Non-Major Tenants		565,078	44.1	$25.43	14,367,233	67.7

Occupied Total		913,197	71.3%	$23.25	$21,234,994	100.0%

Vacant Space		367,803	28.7

Property Total		1,281,000	100.0%

*	Certain ratings are those of the parent whether or not the parent guarantees the lease.

Lease Expiration Schedule
Year	# of Leases Expiring	WA Base Rent/SF Expiring	Total SF Expiring	% of Total SF Expiring*	Cumulative % of SF Expiring*	% of Base Rent Expiring*	Cumulative % of Base Rent Expiring*
2006	6	$10.90	34,240	2.7%	2.7%	1.8%	1.8%
2007	3	$18.92	31,432	2.5%	5.1%	2.8%	4.6%
2008	10	$22.28	91,106	7.1%	12.2%	9.6%	14.1%
2009	10	$32.33	79,529	6.2%	18.4%	12.1%	26.2%
2010	9	$34.19	86,942	6.8%	25.2%	14.0%	40.2%
2011	9	$30.01	57,298	4.5%	29.7%	8.1%	48.3%
2012	6	$25.24	38,073	3.0%	32.7%	4.5%	52.8%
2013	1	$44.00	4,083	0.3%	33.0%	0.8%	53.7%
2014	4	$23.40	80,411	6.3%	39.3%	8.9%	62.6%
2015	6	$15.76	61,257	4.8%	44.1%	4.5%	67.1%
2016	4	$25.80	79,667	6.2%	50.3%	9.7%	76.8%
Thereafter	11	$18.32	269,159	21.0%	71.3%	23.2%	100.0%
Vacant	0	NA	367,803	28.7%	100.0%	0.0%	100.0%
*	Calculated based upon approximate square footage occupied by each tenant.

311 South Wacker

•	The Loan. The Mortgage Loan (the “311 South Wacker Loan”) is secured by a first deed of trust encumbering an office building located in Chicago, Illinois. The 311 South Wacker Loan represents approximately 4.4% of the Cut-Off Date Pool Balance. The 311 South Wacker Loan was originated on August 10, 2006 and has a principal balance as of the Cut-Off Date of $158,600,000. The 311 South Wacker Loan, which is evidenced by a pari passu note, dated August 10, 2006, is a portion of a whole loan with an original principal balance of $244,000,000. The other loan related to the 311 South Wacker Loan is evidenced by a separate note, dated August 10, 2006 (the “311 South Wacker Pari Passu Loan” and together with the 311 South Wacker Loan, the “311 South Wacker Whole Loan”), with an original principal balance of $85,400,000. The 311 South Wacker Pari Passu Loan will not be an asset of the Trust Fund. The 311 South Wacker Loan and the 311 South Wacker Pari Passu Loan are governed by an intercreditor and servicing agreement and will be serviced pursuant to the terms of the pooling and servicing agreement, as described in the Prospectus Supplement under “Description of the Mortgage Pool—Co-Lender Loans”. The 311 South Wacker Loan provides for interest-only payments for the first 60 months of its term, and thereafter fixed monthly payments of principal and interest.

The 311 South Wacker Loan has a remaining term of 118 months and matures on August 11, 2016. The 311 South Wacker Loan may be prepaid on or after September 11, 2013, and permits defeasance with United States government obligations beginning two years after the Closing Date.

•	The Borrower. The borrower is 311 South Wacker LLC, a special purpose entity. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the 311 South Wacker Loan. The sponsors of the borrower are the Shorenstein Company, Fremont Group and Mark Karasick. Shorenstein Realty Investors Seven, L.P. (“Shorenstein”) was formed in 2003 with $775 million of committed capital, including $75 million committed by the Shorenstein Company. Shorenstein pursues a strategy of buying large, management-intensive office properties in major U.S. markets. Since 1992, Shorenstein has sponsored a series of closed-end real estate funds that have acquired and developed more than 16 million square feet of class “A” office properties. Fremont Group is a San Francisco-based private investment company that makes investments through its four business lines: Fremont Partners, Fremont Public Opportunities, Fremont Realty Capital, and Fremont Ventures. The company’s Fremont Partners unit targets established firms valued around $1 billion, usually investing about $75 million per transaction. Fremont Ventures provides early-stage financing ranging between $3 million and $7 million to technology firms, and typically takes an ownership stake in its investments. Fremont Public Opportunities invests in publicly traded companies. Fremont Real Estate joins joint ventures or real estate operating firms to invest in and manage residential and commercial properties. Mark Karasick is a private investor in the real-estate industry who owns interests in approximately 11 million square feet of commercial property across the United States.

•	The Property. The Mortgaged Property is an approximately 1,281,000 square foot office building situated on approximately 1.0 acre. The Mortgaged Property was constructed in 1990 and renovated in 2001. The Mortgaged Property is located in Chicago, Illinois. As of August 1, 2006, the occupancy rate for the Mortgaged Property securing the 311 South Wacker Loan was approximately 71.3%.

The largest tenant is Freeborn & Peters LLP (“Freeborn & Peters”), occupying approximately 109,977 square feet, or approximately 8.6% of the net rentable area. Freeborn & Peters is a Chicago-based law firm comprised of over 120 attorneys with a practice platform that includes litigation, business law, bankruptcy, reorganization and creditors’ rights, government relations and regulatory law. Freeborn & Peters provides legal services to a broad range of clients, from entrepreneurs to Fortune 500 companies. The Freeborn & Peters lease expires in November 2022. The second largest tenant is Duff & Phelps, LLC (“Duff & Phelps”), occupying approximately 81,996 square feet, or approximately 6.4% of the net rentable area. Duff & Phelps is a leading independent financial advisory firm, offering a broad range of consulting and investment banking services, including financial reporting and tax valuation, fixed asset and real estate consulting, M&A advisory, fairness and solvency opinions, ESOP and ERISA advisory services, legal business solutions and dispute consulting. The Duff & Phelps lease expires in September 2021. The third largest tenant is First Industrial Realty Trust (NYSE: FR) (“First Industrial”), occupying approximately 66,064 square feet, or approximately 5.2% of the net rentable area. First Industrial is a self-administered and fully integrated real estate company, which owns, manages, acquires, sells, develops and redevelops industrial real estate. As of June 30, 2006 the First Industrial portfolio consisted of approximately 421 light industrial properties, approximately 153 research & development/flex properties, approximately 171 bulk warehouses, approximately 93 regional warehouse properties and approximately 26 manufacturing properties. As of October 3, 2006, First Industrial was rated “BBB” (S&P) and “BBB” (Fitch). The First Industrial lease expires in June 2018.

•	Lockbox Account. All tenant payments due under the applicable leases are deposited into a mortgagee-designated lockbox account.

•	Management. CB Richard Ellis, Inc. (“CBRE”) is the property manager for the Mortgaged Property securing the 311 South Wacker Loan. CBRE is the world’s largest commercial real estate services company with operations in 35 countries. CBRE oversees more than 522 million square feet of commercial property space.

RLJ Hotel Pool

RLJ Hotel Pool

RLJ HOTEL POOL
Marriott - Denver, CO | Denver, CO
Marriott - Bedford Park, IL | Bedford Park, IL
Renaissance - Plantation, FL | Plantation, FL
Marriott - Austin, TX | Austin, TX
Hilton Garden Inn - Bedford Park, IL | Bedford Park, IL
Residence Inn - Plantation, FL | Plantation, FL
Renaissance - Broomfield, CO | Broomfield, CO
Courtyard - Salt Lake City, UT | Salt Lake City, UT
Residence Inn Galleria - Houston, TX | Houston, TX
Hampton Inn - Bedford Park, IL | Bedford Park, IL
Marriott - Pontiac, MI | Pontiac, MI
Holiday Inn Express - Bedford Park, IL | Bedford Park, IL
Courtyard - Austin, TX | Austin, TX
Springhill Suites - Austin, TX | Austin, TX
Residence Inn - Round Rock, TX | Round Rock, TX
Residence Inn - Austin, TX | Austin, TX
Courtyard - Tampa, FL | Tampa, FL
Residence Inn - Pontiac, MI | Pontiac, MI
Residence Inn - Schaumburg, IL | Schaumburg, IL
Sleep Inn - Bedford Park, IL | Bedford Park, IL
Springhill Suites - Schaumburg, IL | Schaumburg, IL
Fairfield Inn & Suites - Brandon, FL | Brandon, FL
Courtyard - Fort Wayne, IN | Fort Wayne, IN
Courtyard - Louisville, KY | Louisville, KY
Courtyard - Merrillville, IN | Merrillville, IN
Residence Inn - Louisville, CO | Louisville, CO
Residence Inn - Fishers, IN | Fishers, IN
Courtyard - Sugar Land, TX | Sugar Land, TX
Residence Inn - Sugar Land, TX | Sugar Land, TX
Fairfield Inn & Suites - Merrillville, IN | Merrillville, IN
Courtyard - Mesquite, TX | Mesquite, TX
Residence Inn - Merrillville, IN | Merrillville, IN
Courtyard - Mishawaka, IN | Mishawaka, IN
Courtyard - Pontiac, MI | Pontiac, MI
Residence Inn II - Austin, TX | Austin, TX
Hampton Inn - Merrillville, IN | Merrillville, IN
Holiday Inn Express - Merrillville, IN | Merrillville, IN
Courtyard - Valparaiso, IN | Valparaiso, IN
Fairfield Inn & Suites - Austin, TX | Austin, TX
Holiday Inn Select - Grand Rapids, MI | Grand Rapids, MI
Residence Inn - South Bend, IN | South Bend, IN
Courtyard - Benton Harbor, MI | Benton Harbor, MI
Fairfield Inn & Suites - Valparaiso, IN | Valparaiso, IN
CANADA
MEXICO
Pacific Ocean
Atlantic Ocean
Gulf of Mexico
BAHAMAS
CUBA

RLJ Hotel Pool

Loan Information
Mortgage Loan Seller		Wachovia
Cut-Off Date Balance		$146,092,500
Percentage of Cut-Off Date Pool Balance		4.1%
Number of Mortgage Loans		1
Loan Purpose		Acquisition
Sponsor		Robert L. Johnson
Type of Security		Fee
Partial Defeasance(1)		Yes
Mortgage Rate		6.294%
Maturity Date		July 1, 2016
Amortization Type		Balloon
Interest Only Period		42
Original Term / Amortization		120 / 360
Remaining Term / Amortization		117 / 360
Lockbox		Yes

Up-Front Reserves
Tax/Insurance	Yes

Ongoing Annual Reserves
Tax/Insurance	Yes
FF&E(2)	Springing

Additional Financing(3)	Pari Passu Debt	$358,456,370

		Pari Passu Notes(4)
Cut-Off Date Balance		$504,548,870
Cut-Off Date Balance/Room		$92,936
Cut-Off Date LTV		68.9%
Maturity Date LTV		63.1%
UW DSCR on NCF		1.37x
(1)	Release of individual Mortgaged Properties is permitted subject to partial defeasance as detailed further within the release paragraph found at the end of this RLJ Hotel Pool section.
(2)	Monthly deposits to the FF&E escrow account will be required upon an event of default as specified in the related Mortgage Loan documents.
(3)	Future mezzanine debt is permitted subject to a combined maximum LTV ratio of 80.0% and a combined minimum DSC ratio of 1.30x as described in the related Mortgage Loan documents.
(4)	LTV ratios, DSC ratio and Cut-Off Date Balance/Room were derived based upon the aggregate indebtedness of or debt service on the RLJ Hotel Pool Loan and the RLJ Hotel Pool Pari Passu Companion Loans.
(5)	Trailing 12-month occupancy.

Property Information
Number of Mortgaged Properties	43
Location	Various
Property Type	Hospitality — Various
Size (Rooms)	5,429
Occupancy as of April 30, 2006(5)	72.5%
Year Built / Year Renovated	Various / NA
Appraised Value	$732,600,000
Property Management	White Lodging Services Corporation
UW Economic Occupancy	72.9%
UW Revenues	$183,819,220
UW Total Expenses	$124,884,215
UW Net Operating Income (NOI)	$58,935,005
UW Net Cash Flow (NCF)	$51,147,635

RLJ Hotel Pool

RLJ Hotel Pool Summary
Property Name	Allocated Cut-Off Date Balance	Specific Property Type	Year Built	Rooms	Allocated Cut- Off Date Balance Per Room	Value Per Room	ADR Index*	Occupancy Index*	Rev Par Index*
Residence Inn – Plantation, FL	$20,159,451	Extended Stay	1996	138	$146,083	$189,130	111.8%	115.8%	129.4%
Residence Inn – Houston, TX	17,797,340	Extended Stay	1994	146	$121,900	$154,110	99.1%	110.8%	109.8%
Residence Inn – Round Rock, TX	11,692,000	Extended Stay	1999	96	$121,792	$151,042	129.9%	123.3%	160.2%
Residence Inn – Austin, TX	11,601,339	Extended Stay	1996	84	$138,111	$189,286	121.2%	106.7%	129.4%
Residence Inn – Pontiac, MI	10,615,884	Extended Stay	1998	114	$93,122	$124,561	102.1%	121.2%	123.8%
Residence Inn – Schaumberg, IL	10,469,820	Extended Stay	2001	125	$83,759	$125,600	114.2%	117.4%	134.0%
Residence Inn – Louisville, CO	8,522,783	Extended Stay	2000	88	$96,850	$140,909	119.4%	96.4%	115.2%
Residence Inn – Fishers, IN	8,425,932	Extended Stay	1996	78	$108,025	$144,872	110.7%	125.7%	139.1%
Residence Inn – Sugarland, TX	7,581,416	Extended Stay	1997	78	$97,198	$124,359	123.3%	134.1%	165.3%
Residence Inn – Merrillville, IN	7,189,000	Extended Stay	1996	78	$92,167	$120,513	104.9%	121.9%	127.8%
Residence Inn – Austin, TX II	6,927,722	Extended Stay	1996	66	$104,965	$139,394	136.7%	122.2%	167.1%
Residence Inn – South Bend, IN	3,427,553	Extended Stay	1988	80	$42,844	$71,250	91.2%	130.2%	118.8%

	$124,410,240			1,171	$106,243	$142,272	113.5%	117.1%	133.0%

Courtyard – Salt Lake City, UT	$18,369,211	Limited Service	1999	154	$119,281	$150,000	117.5%	113.7%	133.6%
Courtyard – Austin, TX	12,682,922	Limited Service	1996	102	$124,342	$157,843	131.1%	116.3%	152.4%
Courtyard – Tampa, FL	10,732,500	Limited Service	1997	90	$119,250	$148,889	125.4%	98.5%	123.4%
Courtyard – Fort Wayne, IN	9,817,938	Limited Service	1989	142	$69,140	$96,479	122.7%	142.3%	174.5%
Courtyard – Louisville, KY	9,550,752	Limited Service	2004	114	$83,779	$135,088	104.6%	95.1%	99.5%
Courtyard – Merrillville, IN	9,243,000	Limited Service	1987	112	$82,527	$107,143	117.6%	110.9%	130.5%
Courtyard – Sugarland, TX	8,341,000	Limited Service	1997	112	$74,473	$87,500	123.4%	99.5%	122.8%
Courtyard – Mesquite, TX	7,314,000	Limited Service	1998	101	$72,416	$94,059	132.0%	114.7%	151.4%
Courtyard – Mishawaka, IN	7,100,000	Limited Service	1995	78	$91,026	$121,795	112.1%	113.8%	127.6%
Courtyard – Pontiac, MI	6,985,155	Limited Service	1998	110	$63,501	$91,818	104.7%	91.8%	96.1%
Courtyard – Valparaiso, IN	4,740,705	Limited Service	1985	111	$42,709	$69,369	109.4%	104.6%	114.4%
Courtyard – Benton Harbor, MI	2,623,661	Limited Service	1988	98	$26,772	$67,347	89.2%	93.8%	83.7%

	$107,500,844			1,324	$81,194	$110,952	118.4%	109.9%	130.7%

Mariott – Denver, CO	$39,579,000	Full Service	2003	279	$141,860	$180,645	113.0%	123.3%	139.3%
Mariott – Bedford Park, IL	28,331,012	Full Service	2002	200	$141,655	$192,500	119.5%	102.0%	121.9%
Mariott – Austin, TX	22,282,423	Full Service	2001	211	$105,604	$160,664	115.2%	108.6%	125.0%
Mariott – Pontiac, MI	13,955,762	Full Service	2000	290	$48,123	$128,966	97.3%	93.7%	91.2%

	$104,148,197			980	$106,274	$163,469	113.1%	110.4%	125.1%

Renaissance – Plantation, FL	$25,635,937	Full Service	2002	250	$102,544	$169,200	120.6%	107.5%	129.7%
Renaissance – Broomfield, CO	19,036,914	Full Service	2002	232	$82,056	$187,931	106.1%	102.5%	108.8%

	$44,672,851			482	$92,682	$178,216	114.4%	105.4%	120.8%

Fairfield Inn & Suites – Brandon, FL	$10,181,353	Limited Service	1997	107	$95,153	$114,953	116.7%	100.1%	116.8%
Fairfield Inn & Suites –Merrillville, IN	7,560,000	Limited Service	1990	113	$66,903	$82,301	109.4%	104.6%	114.4%
Fairfield Inn & Suites –Austin, TX	4,345,000	Limited Service	1989	63	$68,968	$87,302	132.6%	100.0%	132.7%
Fairfield Inn & Suites –Valparaiso, IN	2,291,000	Limited Service	1996	63	$36,365	$50,794	94.4%	93.7%	88.4%

	$24,377,353			346	$70,455	$87,572	115.2%	100.8%	116.2%

Hampton Inn – Bedford Park, IL	$16,734,819	Limited Service	1990	170	$98,440	$152,941	110.0%	103.3%	113.6%
Hampton Inn – Merrillville, IN	5,846,000	Limited Service	1995	64	$91,344	$117,188	124.9%	127.7%	159.5%

	$22,580,819			234	$96,499	$143,162	113.8%	109.6%	125.5%

Springhill Suites – Austin, TX	$12,191,688	Extended Stay	2000	152	$80,208	$110,526	111.4%	121.6%	135.4%
Springhill Suites – Schaumberg, IL	10,233,874	Extended Stay	2001	132	$77,529	$124,242	121.2%	108.1%	131.1%

	$22,425,562			284	$78,963	$116,901	115.8%	115.5%	133.4%

Holiday Inn Express – Bedford Park, IL	$13,032,183	Limited Service	1999	104	$125,309	$157,692	114.5%	117.0%	134.0%
Holiday Inn Express – Merrilville, IN	5,214,000	Limited Service	1995	62	$84,097	$109,677	120.8%	118.2%	142.8%
Holiday Inn Select – Grand Rapids, MI	4,098,499	Full Service	2003	148	$27,693	$61,486	95.8%	116.9%	112.0%

	$22,344,682			314	$71,161	$102,866	112.6%	117.3%	132.0%

Hilton Garden Inn – Bedford Park, IL	$21,650,627	Limited Service	2005	174	$124,429	$172,989	101.1%	99.8%	100.8%

Sleep Inn – Bedford Park, IL	$10,437,695	Limited Service	1995	120	$86,981	$113,333	132.6%	100.0%	132.7%

Total/Weighted Average	$504,548,870			5,429	$92,936	$134,942	114.6%	110.9%	127.2%

*	RLJ Hotel Pool Properties ADR, Occupancy and RevPAR information obtained from Smith Travel Research (‘‘STR’’) Reports as of April 2006 with the exception of Holiday Inn Select Grand Rapids, for which the STR Report is dated March 2006.

RLJ Hotel Pool

RLJ Hotel Pool Financial Performance Summary
	2003			2004			2005			Trailing 12-Month April 2006			Underwritten
Property Name	ADR	Occupancy	Rev Par	ADR	Occupancy	Rev Par	ADR	Occupancy	Rev Par	ADR	Occupancy	Rev Par	ADR	Occupancy	Rev Par
Marriott – Denver, Co.	$94.80	54.8%	$51.91	$105.09	67.5%	$70.98	$113.84	71.7%	$81.60	$117.47	72.4%	$85.03	$125.00	72.5%	$90.64
Marriott – Bedford Park, IL	$107.55	67.7%	$72.79	$113.14	73.4%	$83.08	$122.54	69.3%	$84.91	$129.79	64.2%	$83.30	$150.00	75.0%	$112.50
Renaissance – Plantation, FL	$87.88	72.9%	$64.03	$100.91	79.9%	$80.59	$118.78	77.9%	$92.52	$128.85	78.8%	$101.54	$128.85	78.8%	$101.54
Marriott – Austin, TX	$89.41	59.9%	$53.53	$89.46	64.0%	$57.26	$100.98	67.6%	$68.22	$108.15	71.3%	$77.16	$108.15	71.4%	$77.16
Hilton Garden Inn –Bedford Park, IL	N/A	N/A	N/A	N/A	N/A	N/A	$108.10	64.5%	$69.67	$108.40	69.4%	$75.20	$118.00	75.0%	$88.50
Residence Inn – Plantation, Fl	$87.08	82.3%	$71.69	$97.87	86.5%	$84.63	$113.28	83.7%	$94.86	$117.04	85.8%	$100.43	$117.04	85.8%	$100.43
Renaissance – Bloomfield, CO	$108.75	51.6%	$56.15	$111.37	64.7%	$72.08	$124.69	66.5%	$82.89	$128.32	64.4%	$82.62	$128.32	64.4%	$82.62
Courtyard – Salt Lake City, UT	$82.72	66.7%	$55.17	$89.76	66.6%	$59.79	$88.73	75.1%	$66.63	$92.56	76.0%	$70.30	$92.56	76.0%	$70.30
Residence Inn Galleries – Houston, TX	$107.86	67.4%	$72.67	$103.18	56.7%	$58.51	$103.19	76.8%	$79.25	$108.70	82.9%	$90.13	$109.73	80.0%	$87.79
Hampton Inn – Bedford Park, IL	$101.64	75.5%	$76.70	$107.95	73.3%	$79.11	$114.43	74.2%	$84.94	$116.69	74.5%	$86.98	$116.69	74.5%	$86.98
Marriott – Pontiac, MI	$101.22	65.9%	$66.71	$107.60	60.4%	$64.95	$111.69	63.3%	$70.70	$117.97	62.5%	$73.76	$117.97	62.5%	$73.76
Holiday Inn Express – Bedford Park, IL	$108.37	78.7%	$85.25	$112.92	78.6%	$88.73	$123.32	78.1%	$96.37	$126.39	81.4%	$102.94	$126.39	80.0%	$101.11
Courtyard – Austin, TX	$105.98	63.7%	$67.51	$99.31	67.8%	$67.37	$110.30	70.3%	$77.52	$112.33	73.8%	$82.93	$112.33	73.8%	$82.93
Springhill Suites – Austin, TX	$65.72	53.0%	$34.83	$65.87	55.1%	$36.32	$81.14	68.8%	$55.82	$84.10	77.6%	$65.26	$84.10	77.6%	$65.26
Residence Inn –Round Rock, TX	$88.31	65.6%	$57.96	$90.19	71.7%	$64.69	$97.75	80.8%	$78.97	$102.00	82.6%	$84.25	$106.41	80.0%	$85.13
Residence Inn – Austin, TX	$93.30	77.4%	$72.25	$91.29	83.7%	$76.37	$104.61	80.3%	$84.01	$107.30	82.6%	$88.67	$107.30	82.6%	$88.67
Courtyard – Tampa, FL	$94.31	73.3%	$69.13	$101.34	78.8%	$79.89	$110.45	76.7%	$84.66	$115.10	76.1%	$87.63	$115.10	76.1%	$87.63
Residence Inn – Pontiac, MI	$84.73	78.1%	$66.14	$85.97	78.2%	$67.26	$87.64	81.3%	$71.27	$90.92	81.3%	$73.92	$90.92	80.0%	$72.73
Residence Inn – Schaumber, IL	$98.82	73.5%	$72.68	$96.18	75.6%	$72.74	$99.25	83.3%	$82.66	$99.14	82.9%	$82.21	$99.14	82.9%	$82.21
Sleep Inn – Bedford Park, IL	$82.40	77.4%	$63.75	$79.76	84.5%	$67.40	$81.16	89.8%	$72.87	$83.71	89.6%	$74.97	$83.71	89.6%	$74.97
Springhill Suites – Schaumber, IL	$82.78	63.6%	$52.64	$83.46	67.2%	$56.07	$91.79	73.2%	$67.19	$94.19	74.3%	$69.98	$94.19	74.3%	$69.98
Fairfield Inn & Suites –Brandon, FL	$70.90	69.8%	$49.47	$74.75	73.8%	$55.16	$83.67	77.0%	$64.43	$89.01	76.9%	$68.42	$94.49	72.0%	$68.04
Courtyard – Fort Wayne, IN	$77.49	61.2%	$47.39	$82.09	60.6%	$49.75	$86.72	60.9%	$52.85	$86.82	64.6%	$56.06	$86.82	64.6%	$56.06
Courtyard – Louisville, KY	N/A	N/A	N/A	$94.55	27.2%	$25.71	$91.12	54.3%	$49.47	$93.00	58.8%	$54.69	$95.98	60.0%	$57.59
Courtyard – Merrillville, IN	$89.52	52.7%	$47.21	$96.09	57.0%	$54.82	$98.39	63.1%	$62.06	$99.86	65.3%	$65.24	$99.86	65.3%	$65.24
Residence Inn – Louisville, CO	$94.06	64.3%	$60.53	$91.53	73.6%	$67.41	$97.97	68.3%	$66.95	$99.66	65.8%	$65.58	$99.66	65.8%	$65.58
Residence Inn – Fishers, IN	$79.97	84.2%	$67.35	$96.52	73.1%	$70.58	$94.46	81.8%	$77.25	$94.99	82.9%	$78.77	$96.75	80.0%	$77.40
Courtyard – Sugarland, TX	$85.24	72.3%	$61.60	$84.04	65.6%	$55.09	$87.66	70.7%	$61.94	$91.39	73.1%	$66.79	$91.39	73.1%	$66.79
Residence Inn – Sugarland, TX	$96.04	76.8%	$73.77	$89.99	77.3%	$69.53	$94.74	84.0%	$79.61	$98.06	86.4%	$84.68	$98.06	86.4%	$84.68
Fairfield Inn & Suites – Merrillville, IN	$63.87	59.0%	$37.68	$66.71	58.3%	$38.91	$71.49	63.3%	$45.27	$73.74	62.5%	$46.05	$84.00	68.0%	$57.12
Courtyard – Mesquite, TX	$80.75	61.4%	$49.62	$82.76	67.5%	$55.86	$88.58	68.7%	$60.83	$90.70	71.1%	$64.53	$90.70	71.2%	$64.53
Residence Inn – Merrillville, IN	$93.41	76.3%	$71.23	$99.55	78.1%	$77.71	$102.03	75.8%	$77.35	$103.15	74.2%	$76.53	$103.15	74.2%	$76.53
Courtyard – Mishawaka, IN	$93.28	69.3%	$64.62	$99.55	68.1%	$67.82	$104.04	72.6%	$75.56	$103.41	74.4%	$76.92	$103.41	72.6%	$75.10
Courtyard – Pontiac, MI	$98.03	57.9%	$56.79	$94.38	59.4%	$56.06	$93.71	59.0%	$55.30	$95.38	62.7%	$59.81	$95.38	62.0%	$59.13
Residence Inn II – Austin, TX	$88.68	63.7%	$56.46	$86.97	73.7%	$64.13	$97.64	80.8%	$78.91	$103.35	83.2%	$86.03	$103.35	83.2%	$86.03
Hampton Inn – Merrillville, IN	$81.62	64.8%	$52.88	$86.70	64.9%	$56.25	$91.75	73.8%	$67.68	$93.49	75.4%	$70.50	$93.49	75.4%	$70.50
Holiday Inn – Merrillville, IN	$84.32	71.2%	$60.05	$86.44	68.6%	$59.30	$89.77	71.3%	$63.97	$92.40	72.1%	$66.62	$92.40	72.1%	$66.62
Courtyard – Valparaleo, IN	$72.25	51.1%	$36.89	$79.04	53.2%	$42.04	$75.22	59.6%	$44.81	$75.51	59.3%	$44.80	$75.51	59.3%	$44.80
Fairfield Inn & Suites – Austin, TX	$65.94	54.1%	$35.70	$61.03	62.9%	$38.37	$76.86	69.5%	$53.40	$82.47	69.8%	$57.60	$85.60	70.0%	$59.92
Holiday Inn Select – Grand Rapids, MI	$77.79	29.9%	$23.29	$71.69	59.0%	$42.31	$73.04	66.4%	$48.50	$72.26	69.5%	$50.19	$72.26	69.5%	$50.19
Residence Inn –South Bend, IN	$80.15	75.2%	$60.24	$80.03	82.3%	$65.86	$88.11	81.8%	$72.07	$90.15	79.0%	$71.21	$90.15	79.0%	$71.21
Courtyard – Benton Harbor, MI	$75.45	55.8%	$42.11	$78.86	56.2%	$44.35	$81.56	48.1%	$39.23	$82.14	53.7%	$44.14	$82.14	53.7%	$44.14
Fairfield Inn & Suites –Valpaiso, IN	$66.93	63.2%	$42.32	$71.22	57.1%	$40.64	$68.97	61.5%	$42.39	$70.15	57.4%	$40.24	$73.25	63.0%	$46.12

Average	$87.54	65.9%	$58.07	$90.17	67.9%	$61.56	$96.40	71.8%	$69.47	$102.93	72.5%	$74.74	$104.95	72.9%	$76.74
*	RLJ Hotel Pool Proportion ADR, Occupancy and RevPAR information obtained from Smith Travel Research (“STR”) Reports as of April 2006 with the exception of Holiday Inn Select Grand Rapids, for which the STR Report is dated March 2006.

RLJ Hotel Pool

•	The Loan. The Mortgage Loan (the “RLJ Hotel Pool Loan”) is secured by a first mortgage encumbering 43 full-service, limited-service and extended stay hotels. The RLJ Hotel Pool Loan represents approximately 4.1% of the Cut-Off Date Pool Balance. The RLJ Hotel Pool Loan was originated on June 14, 2006 and has a principal balance as of the Cut-Off Date of $146,092,500. The RLJ Hotel Pool Loan, which is evidenced by a pari passu note, dated June 14, 2006, is a portion of a whole loan with an original principal balance of $504,548,870. The other loans related to the RLJ Hotel Pool Loan are evidenced by seven separate pari passu notes, each dated June 14, 2006 (the “RLJ Hotel Pool Pari Passu Companion Loans”), with an original aggregate principal balance of $358,456,370. The RLJ Hotel Pool Pari Passu Companion Loans will not be assets of the Trust Fund. The RLJ Hotel Pool Pari Passu Companion Loans and the RLJ Hotel Pool Loan are governed by an intercreditor and servicing agreement and will be serviced pursuant to the terms of the pooling and servicing agreement relating to the Wachovia Bank Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2006-C27 transaction, as described under ‘‘DESCRIPTION OF THE MORTGAGE POOL—Co-Lender Loans’’ in the Prospectus Supplement. The RLJ Hotel Pool Loan provides for interest-only payments for the first 42 months of its term, and thereafter, fixed monthly payments of principal and interest.

The RLJ Hotel Pool Loan has a remaining term of 117 months and matures on July 1, 2016. The RLJ Hotel Pool Loan may be prepaid on or after August 1, 2013, and permits defeasance with United States government obligations beginning two years after the Closing Date.

•	The Borrowers. The borrowers consist of 42 separate special purpose entities. Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of the RLJ Hotel Pool Loan. The sponsor of the borrowers is Robert L. Johnson. Mr. Johnson is the founding Chairman and CEO of Black Entertainment Television and has served on the Board of Directors of Hilton Hotels Corporation and U.S. Airways.

•	The Properties. The Mortgaged Properties consist of 43 full-service, limited-service and extended stay hotels containing, in the aggregate, approximately 5,429 rooms. Based upon the trailing 12-month period ending April 30, 2006, the average occupancy rate for the properties securing the RLJ Hotel Pool Loan was approximately 72.5%.

•	Substitution. The borrowers may substitute properties of like kind and quality subject to certain criteria including franchise name, geographic diversity and a no downgrade letter from the Rating Agencies with respect to substitutions of the 10 largest Mortgaged Properties as well as if greater than 10.0% of the portfolio in the aggregate are being substituted.

•	Release. The release of an individual property will be permitted subject to a defeasance amount equal to 120% of the outstanding principal balance of the allocated loan amount with respect to each of the 10 largest properties. With respect to the balance of the properties, the release price percentage of the outstanding principal balance of the allocated loan amount of such property will be equal to the amounts set forth below.

Applicable Loan Amount Prepaid	Release Price Percentage
0-5%	105%
Greater than 5% - 15%	110%
Greater than 15% - 20%	115%
Greater than 20%	120%

•	Lockbox Account. All tenant payments due under the applicable leases are deposited into a mortgagee-designated lockbox account.

•	Management. White Lodging Services Corporation (“White Lodging”) is the property manager for the Mortgaged Properties securing the RLJ Hotel Pool Loan. Established in 1985 and headquartered in Merrillville, Indiana, White Lodging is a fully integrated hotel ownership, development and operating company with a current portfolio consisting of 106 Marriott, Renaissance, Radisson, Hilton and Intercontinental-branded hotels in thirteen states.

500-512 Seventh Avenue

500-512 Seventh Avenue

500-512 Seventh Avenue

Loan Information
Mortgage Loan Seller			Wachovia
Cut-Off Date Balance			$136,918,271
Percentage of Cut-Off Date Pool Balance			3.8%
Number of Mortgage Loans			1
Loan Purpose			Refinance
Sponsors	Jacob Chetrit, Joseph Moinian and Edward J. Minskoff Equities, Inc.
Type of Security			Leasehold
Mortgage Rate			5.7063636%
Maturity Date			July 11, 2016
Amortization Type			Balloon
Interest Only Period			None
Original Term / Amortization			120 / 300
Remaining Term / Amortization			117 / 297
Lockbox			Yes

Up-Front Reserves
Tax/Insurance	Yes
Engineering	$15,410
Ground Rent	$81,250
Free Rent(1)	$695,160
Outstanding TI/LC(2)	$2,344,842

Ongoing Annual Reserves
Tax/Insurance	Yes
Replacement	$233,929
TI/LC(3)	$877,235
Ground Rent	$487,500
Free Rent(1)	$568,361

Additional Financing	Pari Passu Debt		$136,918,272
	B-Note		$24,919,697
	Mezzanine Debt		$24,959,789

		Pari Passu Notes(4)	Whole Mortgage Loan
Cut-Off Date Balance		$273,836,543	$298,756,240
Cut-Off Date Balance/SF		$234	$255
Cut-Off Date LTV		68.5%	74.7%
Maturity Date LTV		52.7%	57.8%
UW DSCR on NCF		1.17x	1.06x
(1)	Established for future iVillage free rent beginning January 2014 through the end of their lease term in April 2015. At origination $695,160 was funded into the Free Rent escrow. Beginning in January 2009 prior to the start of the free rent period in January 2014, the borrower is required to fund this escrow on a monthly basis.
(2)	Funds were escrowed for existing landlord TI/LC obligations.
(3)	Ongoing annual TI/LC reserve is capped at $1,500,000.
(4)	LTV ratios, DSC ratios and Cut-Off Date Balance/SF were derived based upon the aggregate indebtedness of or debt service on the 500-512 Seventh Avenue Loan and the 500-512 Seventh Avenue Pari Passu Companion Loan.

Property Information
Number of Mortgaged Properties	1
Location	New York, NY
Property Type	Office - CBD
Size (SF)	1,169,647
Occupancy as of June 1, 2006	95.7%
Year Built / Year Renovated	1921 / 2000
Appraised Value	$400,000,000
Property Management	Newmark & Company Real Estate, Inc.
UW Economic Occupancy	94.8%
UW Revenues	$39,572,738
UW Total Expenses	$13,822,539
UW Net Operating Income (NOI)	$25,750,198
UW Net Cash Flow (NCF)	$24,113,629

500-512 Seventh Avenue

Tenant Summary
Tenant	Ratings(1) Moody's/S&P/Fitch	Net Rentable Area (SF)	% of Net Rentable Area	Base Rent PSF	Annual Base Rent	% of Total Annual Base Rent	Lease Expiration
Major Tenants
Target Corporation	A1/A+/A+	99,700	8.5%	$17.85	$1,779,645	5.5%	March 2015
The New York Times Company	Baa1/A-/A	82,822	7.1	$38.00	3,147,236	9.7	November 2015
iVillage, Inc.	NR/NR/NR	56,668	4.8	$33.45	1,895,372	5.8	April 2015
S. Rothschild & Co. Inc.	NR/NR/NR	49,989	4.3	$23.00	1,149,567	3.5	June 2014
Fleet Street Ltd.	NR/NR/NR	42,923	3.7	$19.06	818,132	2.5	Multiple Spaces(2)

Total Major Tenants		332,102	28.4%	$26.47	$8,789,952	27.0%
Non-Major Tenants		787,605	67.3	$30.11	23,713,846	73.0

Occupied Total		1,119,707	95.7%	$29.03	$32,503,798	100.0%

Vacant Space		49,940	4.3

Property Total		1,169,647	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(2)	Under the terms of multiple leases, approximately 7,216 square feet are leased on a month-to-month basis, approximately 33,561 square feet expire in January 2008 and approximately 2,146 square feet expire in January 2015.

Lease Expiration Schedule
Year	# of Leases Expiring	WA Base Rent/SF Expiring	Total SF Expiring	% of Total SF Expiring*	Cumulative % of SF Expiring*	% of Base Rent Expiring*	Cumulative % of Base Rent Expiring*
2006	7	$19.94	33,430	2.9%	2.9%	2.1%	2.1%
2007	4	$23.01	26,798	2.3%	5.1%	1.9%	3.9%
2008	11	$24.15	68,422	5.8%	11.0%	5.1%	9.0%
2009	9	$21.79	55,985	4.8%	15.8%	3.8%	12.8%
2010	16	$31.44	157,802	13.5%	29.3%	15.3%	28.0%
2011	8	$35.86	97,521	8.3%	37.6%	10.8%	38.8%
2012	6	$35.84	65,088	5.6%	43.2%	7.2%	46.0%
2013	8	$32.77	39,675	3.4%	46.6%	4.0%	50.0%
2014	7	$23.63	105,551	9.0%	55.6%	7.7%	57.7%
2015	18	$29.19	391,552	33.5%	89.1%	35.2%	92.8%
2016	3	$28.90	32,860	2.8%	91.9%	2.9%	95.7%
Thereafter	6	$30.76	45,023	3.8%	95.7%	4.3%	100.0%
Vacant	0	NA	49,940	4.3%	100.0%	0.0%	100.0%
*	Calculated based upon approximate square footage occupied by each tenant.

500-512 Seventh Avenue

•	The Loan. The Mortgage Loan (the “500-512 Seventh Avenue Loan”) is secured by a first lien leasehold interest in an office building located in New York, New York. The 500-512 Seventh Avenue Loan represents approximately 3.8% of the Cut-Off Date Pool Balance. The 500-512 Seventh Avenue Loan was originated on July 7, 2006 and has a principal balance as of the Cut-Off Date of $136,918,271. The 500-512 Seventh Avenue Loan, which is evidenced by a pari passu note, dated July 7, 2006, is a portion of a whole loan with an original principal balance of $300,000,000. The other loans related to the 500-512 Seventh Avenue Loan are evidenced by two separate notes, each dated July 7, 2006 (the “500-512 Seventh Avenue Pari Passu Companion Loan” and the “500-512 Seventh Avenue Subordinate Companion Loan” and, collectively with the 500-512 Seventh Avenue Loan, the “500-512 Seventh Avenue Whole Loan”), with original principal balances of $137,500,000 and $25,000,000, respectively. The 500-512 Seventh Avenue Pari Passu Companion Loan and the 500-512 Seventh Avenue Subordinate Companion Loan will not be assets of the Trust Fund. The 500-512 Seventh Avenue Loan, the 500-512 Seventh Avenue Pari Passu Companion Loan and the 500-512 Seventh Avenue Subordinate Companion Loan are governed by an intercreditor and servicing agreement and will be serviced pursuant to the terms of the pooling and servicing agreement relating to the Wachovia Bank Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2006-C27 transaction, as described under ‘‘DESCRIPTION OF THE MORTGAGE POOL—Co-Lender Loans’’ in the Prospectus Supplement.

The 500-512 Seventh Avenue Loan has a remaining term of 117 months and matures on July 11, 2016. The 500-512 Seventh Avenue Loan may be prepaid on or after April 11, 2016, and permits defeasance with United States government obligations beginning two years after the Closing Date.

•	The Borrower. The borrower is 500-512 Seventh Avenue Limited Partnership, a special purpose entity. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the 500-512 Seventh Avenue Loan. The sponsors are Jacob Chetrit, Joseph Moinian and Edward J. Minskoff Equities, Inc. Mr. Moinian and Mr. Chetrit are the majority owners of the sponsorship group and are both New York City-based real estate owners and operators that own numerous office properties in Manhattan as well as additional commercial properties throughout the United States. Mr. Moinian heads the Moinian Group, which has been actively involved in greater New York commercial real estate for over 15 years, and currently owns and controls a portfolio that exceeds 20 million square feet of office, industrial, retail, residential and hotel properties throughout the United States and abroad. Mr. Chetrit heads the Chetrit Group, which has been involved in real estate for approximately 20 years. The Chetrit Group has interests in over 15 million square feet in locations such as New York, Philadelphia and Los Angeles.

•	The Property. The Mortgaged Property is an approximately 1,169,647 square foot office building situated on approximately 1.2 acres. The Mortgaged Property was constructed in 1921 and renovated in 2000. The Mortgaged Property is located in New York, New York. As of June 1, 2006, the occupancy rate for the Mortgaged Property securing the 500-512 Seventh Avenue Loan was approximately 95.7%. The largest tenant is Target Corporation (“Target”), occupying approximately 99,700 square feet, or approximately 8.5% of the net rentable area. Target, the nation’s second largest discount chain, operates nearly 1,400 Target and SuperTarget stores in 47 states, as well as an online business called Target.com. As of September 25, 2006, Target was rated ‘‘A1’’ (Moody’s), ‘‘A+’’ (S&P) and ‘‘A+’’ (Fitch). The Target lease expires in March 2015. The second largest tenant is The New York Times Company (“The NYTimes”), occupying approximately 82,822 square feet, or approximately 7.1% of the net rentable area. The NYTimes is a diversified media company, including newspapers, internet businesses, television and radio stations and investments in paper mills and other investments. The company operates three segments, namely the News Media Group, which is comprised of the New York Times Media Group, the New England Media Group and the Regional Media Group; the Broadcast Media Group, which consists of nine network-affiliated television stations, including KAUT-TV and About.com, an online source for consumer information and advice. As of September 25, 2006, The NYTimes was rated ‘‘Baa1’’ (Moody’s), ‘‘A-’’ (S&P) and ‘‘A’’ (Fitch). The NYTimes lease expires in November 2015. The third largest tenant is iVillage, Inc. (“iVillage”), a subsidiary of NBC Universal, Inc., occupying approximately 56,668 square feet, or approximately 4.8% of the net rentable area. iVillage is ‘‘the Internet for women’’ and consists of several online and offline media-based properties that seek to enrich the lives of women, teenage girls and parents through the offering of unique content, community applications, tools and interactive features. iVillage (NASDAQ: IVIL) was established in 1995 and is headquartered in New York, New York. The iVillage lease expires in April 2015.

•	Lockbox Account. All tenant payments due under the applicable leases are deposited into a mortgagee-designated lockbox account.

•	Mezzanine Debt. A mezzanine loan with an original amount of $25,000,000 was provided by Wachovia Bank, National Association, on July 7, 2006. The mezzanine loan is not an asset of the Trust Fund and is secured by a pledge of the equity interests in the borrower for the 500-512 Seventh Avenue Loan. The mezzanine loan carries a fixed interest rate of 10.250% per annum and matures in July 2016.

•	Management. Newmark & Company Real Estate, Inc. (“Newmark”) is the property manager for the Mortgaged Property securing the 500-512 Seventh Avenue Loan. Newmark is an independent, full-service real estate firm, providing real estate solutions to corporations, property owners, investors and developers across the globe. Newmark serves as leasing agent and/or property manager for approximately 50 million square feet of commercial space in the United States.

Newport Bluffs

Newport Bluffs

Newport Bluffs

Loan Information
Mortgage Loan Seller		Wachovia
Cut-Off Date Balance		$132,000,000
Percentage of Cut-Off Date Pool Balance		3.7%
Number of Mortgage Loans		1
Loan Purpose		Refinance
Sponsor		The Irvine Company LLC
Type of Security		Fee
Mortgage Rate		6.104%
Maturity Date		October 11, 2016
Amortization Type		Interest-Only
Interest Only Period		120
Original Term / Amortization		120 / IO
Remaining Term / Amortization		120 / IO
Lockbox		None

Up-Front Reserves	None

Ongoing Annual Reserves
Tax/Insurance(1)	Springing
Replacement(2)	Springing

Additional Financing(3)	Pari Passu Debt	$132,000,000

		Pari Passu Notes(4)
Cut-Off Date Balance		$264,000,000
Cut-Off Date Balance/Unit		$250,951
Cut-Off Date LTV		71.0%
Maturity Date LTV		71.0%
UW DSCR on NCF		1.35x
(1)	An annual deposit into the tax and insurance reserve will be required upon an event of default as specified in the related Mortgage Loan documents.
(2)	An annual deposit of $228,408 into the replacement reserve will be required upon certain conditions as specified in the related Mortgage Loan documents.
(3)	Additional future pari passu debt is permitted subject to (i) a combined maximum LTV ratio based upon the aggregate principal balance of the Newport Bluffs Whole Loan and the Newport Bluffs Future Pari Passu Loan of 65.0% during the first 60 months of the loan term, and 60.0% anytime thereafter, (ii) a combined minimum DSC ratio based upon the aggregate principal balance of the Newport Bluffs Whole Loan and the Newport Bluffs Future Pari Passu Loan of 1.30x during the first 60 months of the loan term, and 1.35x anytime thereafter and (iii) certain other conditions as specified in the related Mortgage Loan documents.
(4)	LTV ratios, DSC ratio and Cut-Off Date Balance/Unit were derived based upon the aggregate indebtedness of or debt service on the Newport Bluffs Loan and the Newport Bluffs Pari Passu Companion Loan.

Property Information
Number of Mortgaged Properties	1
Location	Newport Beach, CA
Property Type	Multifamily – Conventional
Size (Units)	1,052
Occupancy as of September 25, 2006	94.3%
Year Built / Year Renovated	1999 / NA
Appraised Value	$371,900,000
Property Management	Irvine Community Development Co. LLC
UW Economic Occupancy	94.1%
UW Revenues	$28,343,179
UW Total Expenses	$6,324,731
UW Net Operating Income (NOI)	$22,018,448
UW Net Cash Flow (NCF)	$21,780,696

Newport Bluffs

Unit Mix
Unit Mix	No. of Units	Approximate Unit Size (SF)	Approximate NRA (SF)	% of NRA	Actual Rent
Studio	33	549	18,117	1.7%	$1,483
1 BR/1 BA	391	791	309,281	29.1	$1,928
2 BR/2 BA	359	1,088	390,592	36.7	$2,238
2 BR/2 BA Townhome	112	1,195	133,840	12.6	$2,690
3 BR/2 BA	47	1,336	62,792	5.9	$2,830
3 BR/3 BA Townhome	110	1,363	149,930	14.1	$3,125

Total/Average	1,052	1,012	1,064,552	100.0%	$2,266/$2.24/SF

Newport Bluffs

•	The Loan. The Mortgage Loan (the “Newport Bluffs Loan”) is secured by a first mortgage encumbering a 1,052-unit multifamily complex located in Newport Beach, California. The Newport Bluffs Loan represents approximately 3.7% of the Cut-Off Date Pool Balance. The Newport Bluffs Loan was originated on October 5, 2006 and has a principal balance as of the Cut-Off Date of $132,000,000. The Newport Bluffs Loan, which is evidenced by a pari passu note, dated October 5, 2006, is a portion of a whole loan with an original principal balance of $264,000,000. The other loan related to the Newport Bluffs Loan is evidenced by one separate note, dated October 5, 2006 (the “Newport Bluffs Pari Passu Companion Loan” and together with the Newport Bluffs Loan and the Newport Bluffs Future Pari Passu Companion Loan, if applicable, the “Newport Bluffs Whole Loan”), with an original balance of $132,000,000. Further, the related Mortgage Loan documents permit the related borrower to obtain future debt that will be pari passu in right of entitlement of payment with each of the Newport Bluffs Loan and the Newport Bluffs Pari Passu Companion Loan (the “Newport Bluffs Future Pari Passu Companion Loan”), subject to the satisfaction of certain financial conditions set forth in the related Mortgage Loan documents, including but not limited to loan-to-value tests and debt service coverage tests, as well as the written confirmation from the Rating Agencies that any ratings of the Certificates will not, as a result of the Newport Bluffs Future Pari Passu Companion Loan, be downgraded, qualified or withdrawn. The Newport Bluffs Loan provides for interest-only payments for the entire loan term.

•	The Newport Bluffs Loan has a remaining term of 120 months and matures on October 11, 2016. The Newport Bluffs Loan may be prepaid at any time with payment of the greater of yield maintenance or 1.0% of the prepaid amount through and including June 11, 2016. In lieu of the yield maintenance premium, the Newport Bluffs Loan permits defeasance with United States government obligations beginning two years after the Closing Date.

•	The Borrower. The borrower is Newport Bluffs LLC, a special purpose entity. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Newport Bluffs Whole Loan. The sponsor of the borrower is The Irvine Company, a 140-year old privately held real estate investment company best known for the balanced, sustainable communities it continues to plan and create on the Irvine Ranch in Orange County, California. The company owns significant office, apartment and retail properties on the Irvine Ranch and in Silicon Valley, West Los Angeles and North San Diego, California. The Irvine Company today maintains a portfolio of approximately 400 office buildings, 39 retail centers, 80 apartment communities, 12 hotels, five marinas and three golf clubs, along with 44,000 acres of undeveloped land from the original tract. The company has earned international recognition for its comprehensive planning and the high quality of its design, architecture and landscaping in its villages in Irvine, California and parts of the neighboring cities of Newport Beach, Tustin, Laguna Beach and Orange County, California.

•	The Property. The Mortgaged Property is a 1,052-unit multifamily complex consisting of 52 three-story buildings situated on approximately 57.7 acres. The Mortgaged Property was constructed in 1999. The Mortgaged Property is located in Newport Beach, California within the Los Angeles-Long Beach-Santa Ana, California metropolitan statistical area. Individual unit amenities include a private patio or balcony, in-home washers and dryers, gourmet kitchens and high-speed internet. Project amenities at the Mortgaged Property include a gated community, three resort-style pools with spas, tiered sundecks with private cabanas, clubhouse with catering kitchen and courtyard, outdoor fireplace and barbeque areas, two tennis courts, fitness center with cardiovascular, exercise and weight-training equipment, multi-use aerobics area, private surround-sound movie theater and fully-equipped executive business center. As of September 25, 2006, the occupancy rate for the Mortgaged Property securing the Newport Bluffs Loan was approximately 94.3%.

•	Lock Box Account. The related Mortgage Loan documents do not require a lockbox account.

•	Property Management. Irvine Community Development Co. LLC, an affiliate of the sponsor, is the property manager for the Mortgaged Property securing the Newport Bluffs Loan.

THIS PAGE INTENTIONALLY LEFT BLANK

Gateway Shopping Center

Gateway Shopping Center

Gateway Shopping Center

Loan Information
Mortgage Loan Seller		Nomura
Cut-Off Date Balance		$87,000,000
Percentage of Cut-Off Date Pool Balance		2.4%
Number of Mortgage Loans		1
Loan Purpose		Refinance
Sponsor		Shopping Center at Gateway, L.P.
Type of Security		Fee
Mortgage Rate		5.890%
Maturity Date		October 1, 2011
Amortization Type		Interest-Only
Interest Only Period		60
Original Term /Amortization		60 / IO
Remaining Term / Amortization		60 / IO
Lockbox		Yes
Up-Front Reserves	None
Ongoing Annual Reserves	None
Additional Financing		None
Cut-Off Date Balance		$87,000,000
Cut-Off Date Balance/SF		$182
Cut-Off Date LTV		66.4%
Maturity Date LTV		66.4%
UW DSCR on NCF		1.34x

Property Information
Number of Mortgaged Properties	1
Location	Austin, TX
Property Type	Retail – Anchored
Size (SF)	476,934
Occupancy as of August 10, 2006	100.0%
Year Built / Year Renovated	1993 / NA
Appraised Value	$131,000,000
Property Management	Simon Management Associates (Texas), LLC
UW Economic Occupancy	95.4%
UW Revenues	$10,712,728
UW Total Expenses	$3,494,987
UW Net Operating Income (NOI)	$7,217,742
UW Net Cash Flow (NCF)	$6,947,061

Gateway Shopping Center

Tenant Summary
Tenant	Ratings* Moody's/S&P/Fitch	Net Rentable Area (SF)	% of Net Rentable Area	Base Rent PSF	Annual Base Rent	% of Total Annual Base Rent	Lease Expiration
Major Tenants
Star Furniture	Aaa/AAA/AAA	84,779	17.8%	$12.35	$1,047,021	13.4%	July 2010
Regal Cinema	B2/BB-/NR	66,918	14.0	$6.82	456,500	5.8	November 2031
Best Buy	Baa3/BBB/BBB+	46,798	9.8	$10.75	503,079	6.4	January 2012
Linens ’n Things	B3/B/B-	35,058	7.4	$12.28	430,512	5.5	January 2010
Whole Foods Market	Ba2/BBB-/NR	34,078	7.1	$14.77	503,284	6.4	April 2010

Total Major Tenants		267,631	56.1%	$10.99	$2,940,396	37.5%
Non-Major Tenants		209,303	43.9	$23.40	4,898,292	62.5

Occupied Total		476,934	100.0%	$16.44	$7,838,688	100.0%

Vacant Space		0	0.0

Property Total		476,934	100.0%

*	Certain ratings are those of the parent whether or not the parent guarantees the lease.

Lease Expiration Schedule
Year	# of Leases Expiring	WA Base Rent/SF Expiring	Total SF Expiring	% of Total SF Expiring*	Cumulative % of SF Expiring*	% of Base Rent Expiring*	Cumulative % of Base Rent Expiring*
2006	1	$26.40	2,500	0.5%	0.5%	0.8%	0.8%
2007	4	$26.91	7,888	1.7%	2.2%	2.7%	3.6%
2008	7	$19.13	46,744	9.8%	12.0%	11.4%	15.0%
2009	4	$28.18	19,839	4.2%	16.1%	7.1%	22.1%
2010	10	$14.99	201,567	42.3%	58.4%	38.5%	60.6%
2011	6	$24.82	41,622	8.7%	67.1%	13.2%	73.8%
2012	1	$10.75	46,798	9.8%	76.9%	6.4%	80.2%
2013	1	$18.00	7,137	1.5%	78.4%	1.6%	81.9%
2014	0	$0.00	0	0.0%	78.4%	0.0%	81.9%
2015	1	$20.00	3,321	0.7%	79.1%	0.8%	82.7%
2016	1	$14.73	6,700	1.4%	80.5%	1.3%	84.0%
Thereafter	2	$13.54	92,818	19.5%	100.0%	16.0%	100.0%
Vacant	0	NA	0	0.0%	100.0%	0.0%	100.0%
*	Calculated based upon approximate square footage occupied by each tenant.

Gateway Shopping Center

•	The Loan. The Mortgage Loan (the “Gateway Shopping Center Loan”) is secured by a first mortgage encumbering an anchored retail center located in Austin, Texas. The Gateway Shopping Center Loan represents approximately 2.4% of the Cut-Off Date Pool Balance. The Gateway Shopping Center Loan was originated on September 13, 2006 and has a principal balance as of the Cut-Off Date of $87,000,000. The Gateway Shopping Center Loan provides for interest-only payments for the entire loan term.

The Gateway Shopping Center Loan has a remaining term of 60 months and matures on October 1, 2011. The Gateway Shopping Center Loan may be prepaid on or after January 1, 2011, and permits defeasance with United States government obligations beginning two years after the Closing Date.

•	The Borrower. The borrower is Shopping Center at Gateway, L.P., a Delaware limited partnership and a special purpose entity. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Gateway Shopping Center Loan. The primary sponsor of the borrower is Simon Property Group, L.P. (“Simon”). Headquartered in Indianapolis, Indiana, Simon is the largest publicly traded real estate investment trust (REIT) in North America and the country’s largest owner, developer and manager of high quality retail real estate. Simon operates from four major platforms: regional malls, Premium Outlet centers, community/lifestyle centers and international shopping centers. Simon owns, or has an interest in, approximately 284 properties in the United States, comprising more than 200 million square feet of gross leasable area in 38 states plus Puerto Rico. Simon also has an interest in more than 52 European shopping centers in France, Italy and Poland; 5 Premium Outlet centers in Japan; and 1 Premium Outlet center in Mexico. Simon Property Group, L.P., the operating partnership, is rated “Baa1” (Moody’s), “A-” (S&P) and “BBB+” (Fitch). Simon is a NYSE listed company (NYSE: SPG) and a member of the S&P 500 index.

•	The Property. Gateway Shopping Center is a Class A retail center. Situated on approximately 46.1 acres, the center is comprised of 12 one- and two-story buildings that were built in phases between 1993 and 2004. The Mortgaged Property is located in Austin, Texas at the heart of the “Golden Triangle”, the premier retail area within the Austin, Texas MSA. This regional outdoor shopping center features 476,934 square feet of borrower-owned retail GLA and was approximately 100.0% occupied as of August 10, 2006.

The largest tenant is Star Furniture occupying approximately 84,779 square feet, or approximately 17.8% of the net rentable area. Star Furniture, founded over 90 years ago, is one of the largest retail furniture stores in the country with 10 showrooms in Texas. Star Furniture is owned by Berkshire Hathaway. As of October 4, 2006, Berkshire Hathaway was rated “Aaa” (Moody’s), “AAA” (S&P) and “AAA” (Fitch). The Star Furniture lease expires in July 2010. The second largest tenant is Regal Cinema, occupying approximately 66,918 square feet, or approximately 14.0% of the net rentable area. Regal Entertainment Group (NYSE: RGC), operates the largest and most geographically diverse theatre circuit in the United States, consisting of approximately 6,383 screens in 542 theatres in 40 states as of June 29, 2006, with over 244 million annual attendees for the fiscal year ended December 29, 2005. Regal Entertainment Group develops, acquires and operates multi-screen theatres primarily in mid-sized metropolitan markets and suburban growth areas of larger metropolitan markets throughout the United States. As of October 4, 2006, Regal Entertainment Group was rated “B2” (Moody’s). The Regal Cinema lease expires in November 2031. The third largest tenant is Best Buy, occupying approximately 46,798 square feet, or approximately 9.8% of the net rentable area. Best Buy (NYSE: BBY), operates as a specialty retailer of consumer electronics, home-office products, entertainment software, appliances, and related services. It operates retail stores and commercial Web sites under the brand names Best Buy, Future Shop, Magnolia Audio Video, and Geek Squad. As of October 4, 2006, Best Buy was rated “Baa3” (Moody’s), “BBB” (S&P) and “BBB+” (Fitch). As of May 10, 2006, the company operated approximately 930 retail stores in the United States and in Canada. The Best Buy lease expires in January 2012.

Gateway Shopping Center

•	Release Provisions. Non-income producing parcels of the Mortgaged Property may be released provided that (i) there is no material adverse effect, (ii) a REMIC opinion is delivered and (iii) the remaining property complies with all applicable laws and remains separate tax parcels.

•	Lockbox Account. All tenant payments due under the applicable tenant leases are deposited into a mortgagee-designated lockbox account.

•	Management. Simon Management Associates (Texas), LLC, an affiliate of the sponsor, is the property manager for the Mortgaged Property securing the Gateway Shopping Center Loan.

Embassy Suites – Washington, DC

Embassy Suites – Washington, DC

Embassy Suites – Washington, DC

Loan Information
Mortgage Loan Seller		Wachovia
Cut-Off Date Balance		$65,000,000
Percentage of Cut-Off Date Pool Balance		1.8%
Number of Mortgage Loans		1
Loan Purpose		Refinance
Sponsor	International Painters and Allied Trades Industry Pension Fund
Type of Security		Fee
Mortgage Rate		5.930%
Maturity Date		November 11, 2016
Amortization Type		Balloon
Interest Only Period		36
Original Term / Amortization		120 / 300
Remaining Term / Amortization		120 / 300
Lockbox		None

Up-Front Reserves
Tax	Yes
Debt Service Reserve(1)	$7,709,000

Ongoing Annual Reserves
Tax	Yes
FF&E(2)	Yes

Additional Financing		None

Cut-Off Date Balance		$65,000,000
Cut-Off Date Balance/Room		$169,271
Cut-Off Date LTV		65.9%
Maturity Date LTV		56.4%
UW DSCR on NCF		1.44x
(1)	An amount equal to two years of interest payments will be taken upon origination of the related Mortgage Loan as additional security for the Mortgage until the hotel attains a stabilized occupancy. Such amounts will be released upon mortgagee satisfaction and upon other conditions as described in the related Mortgage Loan documents.
(2)	4.0% of gross revenues will be escrowed, commencing in year 3.
(3)	Year to date occupancy.

Property Information
Number of Mortgaged Properties	1
Location	Washington, DC
Property Type	Hospitality – Full Service
Size (Rooms)	384
Occupancy as of August 31, 2006(3)	72.3%
Year Built / Year Renovated	2005 / NA
Appraised Value	$98,600,000
Property Management	Promus Hotels, Inc.
UW Economic Occupancy	78.0%
UW Revenues	$29,160,394
UW Total Expenses	$20,474,430
UW Net Operating Income (NOI)	$8,685,965
UW Net Cash Flow (NCF)	$7,181,288

Embassy Suites – Washington, DC

Facility Summary
Guest Rooms	Number of Rooms
King	273
Double/Double	111

Total	384

Meeting Rooms	Square Feet
Meeting Space	7,000

Food and Beverage	Seating
Finn and Porter Restaurant	200

Other Amenities
Gift Shop
Fitness Center
Indoor swimming pool

Financial Schedule
Year	2006
Latest Period	T6 Ending 8/2006
Occupancy	66.1%
ADR	$241.35
REVPAR	$159.48
UW Occupancy	78.0%
UW ADR	$206.91
UW REVPAR	$161.39

Embassy Suites – Washington, DC

•	The Loan. The Mortgage Loan (the “Embassy Suites – Washington, DC Loan”) is secured by a first mortgage encumbering a full-service hotel located in Washington, DC. The Embassy Suites – Washington, DC Loan represents approximately 1.8% of the Cut-Off Date Pool Balance. The Embassy Suites – Washington, DC Loan will be originated on October 30, 2006, and has a principal balance as of the Cut-Off Date of $65,000,000. The Embassy Suites – Washington, DC Loan provides for interest-only payments for the first 36 months of the loan term, and thereafter, fixed monthly payments of principal and interest.

The Embassy Suites – Washington, DC Loan has a remaining term of 120 months and matures on November 11, 2016. The Embassy Suites – Washington, DC Loan may be prepaid on or after September 11, 2016, and permits defeasance with United States government obligations beginning two years after the Closing Date.

•	The Borrower. The borrower is 1000 K, L.L.C., a special purpose entity. Legal counsel to the borrower will deliver a non-consolidation opinion in connection with the origination of the Embassy Suites – Washington, DC Loan. The sponsor of the borrower is the International Painters and Allied Trades Industry Pension Fund, a pension fund with assets in excess of $2.4 billion and more than 7,000 employers in the United States and Canada who participate in the pension fund.

•	The Property. The Mortgaged Property is a full-service hotel, containing 384 rooms and approximately 7,000 square feet of flexible meeting space on approximately 0.6 acres. The Mortgaged Property was constructed in 2005. The Mortgaged Property is located in Washington, DC, approximately two blocks from the Washington Convention Center and one mile from the White House. The amenities at the Mortgaged Property include an indoor swimming pool, fitness center, restaurant, meeting rooms, ballrooms, gift shop and guest laundry. Based upon year-to-date period ending August 31, 2006, the occupancy rate for the Mortgaged Property securing the Embassy Suites – Washington, DC Loan was approximately 72.3%.

•	Lockbox Account. The related Mortgage Loan documents do not require a lockbox account.

•	Management. Promus Hotels, Inc. (“Promus”) is the property manager for the Mortgaged Property securing the Embassy Suites – Washington, DC Loan. Promus, an affiliate of Hilton Hotels Corporation, franchises and manages Hilton’s Doubletree, Embassy Suites, Hampton Inn, Hampton Inn & Suites, Homewood Suites and Harrison Conference Centers brands.

Westin – Falls Church, VA

Loan Information
Mortgage Loan Seller		Wachovia
Cut-Off Date Balance		$64,000,000
Percentage of Cut-Off Date Pool Balance		1.8%
Number of Mortgage Loans		1
Loan Purpose		Acquisition
Sponsor		James A. Procaccianti
Type of Security		Fee
Mortgage Rate		5.510%
Maturity Date		October 11, 2015
Amortization Type		Balloon
Interest Only Period		84
Original Term / Amortization		120 / 300
Remaining Term / Amortization		108 / 300
Lockbox		None

Up-Front Reserves
Tax/Insurance	Yes
PIP(1)	$6,646,338

Ongoing Annual Reserves
Tax/Insurance	Yes
FF&E(2)	Yes

Additional Financing		None

Cut-Off Date Balance		$64,000,000
Cut-Off Date Balance/Room		$158,025
Cut-Off Date LTV		66.7%
Maturity Date LTV		62.8%
UW DSCR on NCF		1.37x
(1)	The Mortgaged Property is currently undergoing a renovation and subsequent reflagging of the hotel. Total cost for the conversion was estimated to be approximately $20,254,422. Certain of these funds, totaling $15,757,958, were originally escrowed by the mortgagee. As of September 11, 2006, the current balance of the escrow is $6,646,338.
(2)	The FF&E reserve escrow commenced in April 2006, and is calculated as 2.0% of gross revenue for the prior year through October 2006. Commencing in November 2006, the ongoing annual FF&E reserve will be 3.0% of gross revenue of the prior year through October 2007, and 4.0% of thereafter.
(3)	Trailing 12-month occupancy.

Property Information
Number of Mortgaged Properties	1
Location	Falls Church, VA
Property Type	Hospitality - Full Service
Size (Rooms)	405
Occupancy as of July 31, 2006(3)	52.2%
Year Built / Year Renovated	1979 / 2006
Appraised Value	$96,000,000
Property Management	Lenox Hotels, Inc.
UW Economic Occupancy	70.0%
UW Revenues	$19,751,625
UW Total Expenses	$12,513,846
UW Net Operating Income (NOI)	$7,237,779
UW Net Cash Flow (NCF)	$6,447,714

Westin – Falls Church, VA

Facility Summary
Guest Rooms	Number of Rooms
King	260
Double-Double	122
Suite	9
ADA-Compliant	14

Total	405

Meeting Rooms	Square Feet
Executive Meeting Center	6,753
Ballroom	5,130
Foyer	1,160

Total	13,043

Food and Beverage	Seating
Food 101 Restaurant	150
Fusion Lounge	200

Total	350

Other Amenities
Heated indoor pool and hot tub
Exercise room
Business Center

Financial Schedule
Year	2005-2006
Latest Period	TTM 7/31/2006
Occupancy	52.2%
ADR	$138.51
REVPAR	$72.26
UW Occupancy	70.0%
UW ADR	$150.00
UW REVPAR	$105.00

Brookfield Lakes Corporate Center

Loan Information
Mortgage Loan Seller		Wachovia
Cut-Off Date Balance		$60,563,000
Percentage of Cut-Off Date Pool Balance		1.7%
Number of Mortgage Loans		1
Loan Purpose		Acquisition
Sponsor		John R. Saunders
Type of Security		Fee
Mortgage Rate		5.610%
Maturity Date		October 11, 2016
Amortization Type		Balloon
Interest-Only Period		84
Original Term / Amortization		120 / 360
Remaining Term / Amortization		120 / 360
Lockbox(1)		Springing

Up-Front Reserves
Tax/Insurance	Yes
TI/LC	$2,000,000
Replacement	$650,000

Ongoing Annual Reserves
Tax/Insurance	Yes
Replacement(2)	Springing
TI/LC(3)	Springing

Additional Financing	Mezzanine	$15,912,500

Cut-Off Date Balance		$60,563,000
Cut-Off Date Balance/SF		$120
Cut-Off Date LTV		75.2%
Maturity Date LTV		72.3%
UW DSCR on NCF		1.33x
(1)	Lockbox is required (i) upon the occurrence of an event of default or (ii) if the mezzanine loan is not fully repaid prior to the date which is 120 days after October 4, 2006.
(2)	If the balance of the initial replacement reserve drops below $101,344 ($0.20/SF), the borrower will be required to fund an annual amount of $101,344 on a monthly basis until the account reaches a balance of $304,031, before requesting reimbursements from this account. Borrower shall not be required to make any deposits after October 2015.
(3)	In addition to the upfront TI/LC funding, the borrower is required to fund $300,000 into the TI/LC escrow during the year beginning in February 2008 and continuing through January 2009, and an additional $500,000 must be funded during the year beginning in February 2009 and continuing through January 2010, and $250,000 during the year beginning in February 2010 and through and including January 2011.

Property Information
Number of Mortgaged Properties	1
Location	Brookfield, WI
Property Type	Office – Suburban
Size (SF)	506,719
Occupancy as of September 18, 2006	89.2%
Year Built / Year Renovated	1984 – 1999 / 1992 – 2004
Appraised Value	$80,500,000
Property Management	Hammes Company
UW Economic Occupancy	89.6%
UW Revenues	$9,556,127
UW Total Expenses	$3,620,498
UW Net Operating Income (NOI)	$5,935,636
UW Net Cash Flow (NCF)	$5,555,442

Brookfield Lakes Corporate Center

Tenant Summary
Tenant	Ratings* Moody’s/S&P/Fitch	Net Rentable Area (SF)	% of Net Rentable Area	Base Rent PSF	Annual Base Rent	% of Total Annual Base Rent	Lease Expiration
Major Tenants
Fiserv	Baa2/BBB+/NR	33,575	6.6%	$13.75	$461,656	7.5%	September 2010
General Casualty Company	Aa3/A+/AA-	32,160	6.3	$14.10	453,456	7.4	October 2009
Hydrite Chemical Company	NR/NR/NR	26,257	5.2	$13.50	354,470	5.8	December 2012
JC Penney Company	Baa3/BBB-/BBB-	20,155	4.0	$9.75	196,511	3.2	January 2008
Hammes Company	NR/NR/NR	17,462	3.4	$13.50	235,737	3.8	January 2009

Total Major Tenants		129,609	25.6%	$13.13	$1,701,830	27.7%
Non-Major Tenants		322,249	63.6	$13.78	4,440,641	72.3

Occupied Total		451,858	89.2%	$13.59	$6,142,471	100.0%

Vacant Space		54,861	10.8

Property Total		506,719	100.0%

*	Certain ratings are those of the parent whether or not the parent guarantees the lease.

Lease Expiration Schedule
Year	# of Leases Expiring	WA Base Rent/SF Expiring	Total SF Expiring	% of Total SF Expiring*	Cumulative % of SF Expiring*	% of Base Rent Expiring*	Cumulative % of Base Rent Expiring*
2006	6	$13.35	31,150	6.1%	6.1%	6.8%	6.8%
2007	11	$13.32	49,539	9.8%	15.9%	10.7%	17.5%
2008	12	$11.82	54,069	10.7%	26.6%	10.4%	27.9%
2009	16	$14.12	130,480	25.7%	52.3%	30.0%	57.9%
2010	12	$13.39	79,454	15.7%	68.0%	17.3%	75.2%
2011	5	$13.28	32,122	6.3%	74.4%	6.9%	82.2%
2012	2	$13.50	28,645	5.7%	80.0%	6.3%	88.5%
2013	2	$15.48	17,568	3.5%	83.5%	4.4%	92.9%
2014	2	$15.73	20,621	4.1%	87.6%	5.3%	98.2%
2015	1	$13.44	6,183	1.2%	88.8%	1.4%	99.5%
2016	0	$0.00	0	0.0%	88.8%	0.0%	99.5%
Thereafter	1	$13.75	2,027	0.4%	89.2%	0.5%	100.0%
Vacant	0	NA	54,861	10.8%	100.0%	0.0%	100.0%
*	Calculated based upon approximate square footage occupied by each tenant.

Intercontinental Multifamily Portfolio

Loan Information
Mortgage Loan Seller		Wachovia
Cut-Off Date Balance		$59,000,000
Percentage of Cut-Off Date Pool Balance		1.6%
Number of Mortgage Loans		4
Loan Purpose		Acquisition
Sponsor	Intercontinental Real Estate Investment Fund III, LLC
Type of Security		Fee
Mortgage Rate		5.930%
Maturity Date		September 11, 2011
Amortization Type		Interest-Only
Interest-Only Period		60
Original Term / Amortization		60 / IO
Remaining Term / Amortization		59 / IO
Lockbox		None

Up-Front Reserves
Tax	Yes
Engineering	$899,869

Ongoing Annual Reserves
Tax/Insurance	Yes/Springing
Replacement	$275,744

Additional Financing		None

Cut-Off Date Balance		$59,000,000
Cut-Off Date Balance/Unit		$53,105
Cut-Off Date LTV		76.3%
Maturity Date LTV		76.3%
UW DSCR on NCF		1.46x

Property Information
Number of Mortgaged Properties	4
Location	Various
Property Type	Multifamily – Conventional
Size (Units)	1,111
Occupancy as of July 11, 2006	95.5%
Year Built / Year Renovated	Various / NA
Appraised Value	$77,300,000
Property Management	Sawyer Property Management of Maryland, LLC
UW Economic Occupancy	92.8%
UW Revenues	$10,753,144
UW Total Expenses	$5,373,867
UW Net Operating Income (NOI)	$5,379,277
UW Net Cash Flow (NCF)	$5,103,534

Intercontinental Multifamily Portfolio

Intercontinental Multifamily Portfolio Summary
Property Name	Property Location	Cut-Off Date Balance	Year Built	Year Renovated	Units	Cut-Off Date Balance Per Unit	Occupancy*	UW Occupancy	Underwritten Net Cash Flow	Appraised Value	Appraised Value Per Unit
Liberty Estates Apartments	Hampton, VA	$24,120,000	1964	NA	580	$41,586	96.9%	92.8%	$2,197,925	$30,150,000	$51,983
Laurel Pines Apartments	Laurel, MD	17,180,000	1961	NA	236	$72,797	93.2%	91.1%	1,412,212	23,600,000	$100,000
Country Club Apartments	Glen Burnie, MD	10,600,000	1962	NA	150	$70,667	94.7%	93.1%	887,252	13,850,000	$92,333
Strawberry Hill Apartments	Baltimore, MD	7,100,000	1964	NA	145	$48,966	94.5%	95.3%	606,145	9,700,000	$66,897

		$59,000,000			1,111	$53,105	95.5%	92.8%	$5,103,534	$77,300,000	$69,577

*	Occupancy date as of July 11, 2006, for all Mortgaged Properties.

Intercontinental Multifamily Portfolio

Liberty Estates Apartments
Unit Mix	No. of Units	Approximate Unit Size (SF)	Approximate NRA (SF)	% of NRA	Actual Rent
1 BR/1 BA	211	775	163,480	30.5%	$ 660
2 BR/1 BA	317	974	308,810	57.7	$ 743
3 BR/1.5 BA	52	1,216	63,220	11.8	$1,003

Total/Average	580	923	535,510	100.0%	$736/$0.80/SF

Laurel Pines Apartments
Unit Mix	No. of Units	Approximate Unit Size (SF)	Approximate NRA (SF)	% of NRA	Actual Rent
1 BR/1 BA	62	748	46,376	23.1%	$ 863
2 BR/1 BA	132	830	109,531	54.5	$1,010
3 BR/1.5 BA	42	1,076	45,192	22.5	$1,095

Total/Average	236	852	201,099	100.0%	$987/$1.16/SF

Country Club Apartments
Unit Mix	No. of Units	Approximate Unit Size (SF)	Approximate NRA (SF)	% of NRA	Actual Rent
1 BR/1 BA	26	748	19,448	16.5%	$790
2 BR/1 BA	124	794	98,456	83.5	$875

Total/Average	150	786	117,904	100.0%	$860/$1.09/SF

Strawberry Hill Apartments
Unit Mix	No. of Units	Approximate Unit Size (SF)	Approximate NRA (SF)	% of NRA	Actual Rent
Studio	19	416	7,904	6.9%	$620
1 BR/1 BA	37	711	26,307	23.1	$755
2 BR/1 BA	89	896	79,744	70.0	$870

Total/Average	145	786	113,955	100.0%	$808/$1.03/SF

THIS PAGE INTENTIONALLY LEFT BLANK

Jogani Portfolio 1

Loan Information
Mortgage Loan Seller		Nomura
Cut-Off Date Balance		$57,231,900
Percentage of Cut-Off Date Pool Balance		1.6%
Number of Mortgage Loans		9
Loan Purpose		Refinance
Sponsor		H.K. Realty, Inc.
Type of Security		Fee
Partial Release(1)		Yes
Mortgage Rate		5.5959189%
Maturity Date		October 11, 2016
Amortization Type		Balloon
Interest Only Period		None
Original Term / Amortization		120 / 360
Remaining Team / Amortization		120 / 360
Lockbox		None

Up-Front Reserves
Tax/Insurance	Yes
Engineering	$116,356
Earnout(2)	$1,129,000

Ongoing Annual Reserves
Tax/Insurance	Yes
Replacement	$235,000

Additional Financing		None

Cut-Off Date Balance		$57,231,900
Cut-Off Date Balance/Unit		$60,885
Cut-Off Date LTV		74.8%
Maturity Date LTV		62.7%
UW DSCR on NCF		1.22x
(1)	The related Mortgage Loan documents permit the release of individual Mortgage Properties upon defeasance with U.S. government obligations beginning two years after the Closing Date in an amount equal to (i) 110% of the related allocated Mortgage Loan amount if the DSC ratio is below 1.25x or the LTV ratio is greater than 75% for such Mortgaged Property or (ii) 100% of the related allocated Mortgage Loan amount if the DSC ratio is at least 1.25x and the LTV ratio does not exceed 75% for such Mortgaged Property. The individual Mortgaged Properties may also be released beginning two years after origination pursuant to an arms-length transfer provided (i) no event of default has occurred, (ii) the remaining Mortgaged Properties maintain a DSC ratio of at least 1.20x and an LTV ratio of greater than 80% and (iii) the release satisfies certain transfer provisions of the related Mortgage Loan documents.
(2)	The earnout is with respect to the Casa Tierra Apartments loan. This reserve can be released based upon attaining a 1.20x DSC ratio on an annualized 6 months net operating income.

Property Information
Number of Mortgaged Properties	9
Location	Various
Property Type	Multifamily - Conventional
Size (Units)	940
Occupancy as of Various Dates	95.8%
Year Built / Year Renovated	Various / Various
Appraised Value	$76,515,000
Property Management	Various
UW Economic Occupancy	92.8%
UW Revenues	$8,188,059
UW Total Expenses	$3,140,509
UW Net Operating Income (NOI)	$5,047,550
UW Net Cash Flow (NCF)	$4,812,550

Jogani Portfolio 1

Jogani Portfolio 1
Property Name	Property Location	Cut-Off Date Balance	Year Built	Units	Cut-Off Date Balance Per Unit	Occupancy*	UW Occupancy	Underwritten Net Cash Flow	Appraised Value	Appraised Value Per Unit
Burnet House Apartments	North Hills, CA	$3,096,300	1987	36	$86,008	97.2%	92.3%	$262,004	$4,325,000	$120,139
Casa Tierra Apartments	Phoenix, AZ	6,775,000	1981	200	$33,875	91.0%	85.3%	572,628	9,800,000	$49,000
Cove Apartments	Sun Valley, CA	3,471,600	1969	49	$70,849	98.0%	91.6%	295,726	4,850,000	$98,980
Hollywood Point Apartments	Los Angeles, CA	4,339,200	1962	50	$86,784	96.0%	98.0%	356,983	5,800,000	$116,000
Las Palmas I,II,III Apartments	Rialto, CA	15,553,000	1984	212	$73,363	98.6%	97.2%	1,285,633	20,850,000	$98,349
Northridge Pointe Apartments	Northridge, CA	2,872,000	1963	28	$102,571	96.4%	95.7%	244,666	3,600,000	$128,571
Park Circle Apartments	Lancaster, CA	11,216,800	1988	164	$68,395	96.3%	90.0%	942,593	14,600,000	$89,024
Valencia—Hawthorne Apartments	Hawthorne, CA	3,748,000	1968	51	$73,490	100.0%	96.6%	310,711	4,990,000	$97,843
West View Apartments	Avenal, CA	6,160,000	1987	150	$41,067	95.3%	96.4%	541,605	7,700,000	$51,333

		$57,231,900		940	$60,885	95.8%	92.8%	$4,812,550	$76,515,000	$81,399

*	The occupancy date is August 31, 2006 with respect to 6 Mortgaged Properties, August 20, 2006 with respect to 2 Mortgaged Properties and September 7, 2006 with respect to 1 Mortgaged Property.

Jogani Portfolio 1

Burnet House Apartments
Unit Mix	No. of Units	Approximate Unit Size (SF)	Approximate NRA (SF)	% of NRA	Market Rent
1 BR/1 BA	7	650	4,550	14.6%	$850
2 BR/1 BA	21	900	18,900	60.5	$995
2 BR/2 BA	7	940	6,580	21.1	$1,025
3 BR/2 BA	1	1,200	1,200	3.8	$1,100

Total/Average	36	868	31,230	100.0%	$976/$1.12/SF

Casa Tierra Apartments
Unit Mix	No. of Units	Approximate Unit Size (SF)	Approximate NRA (SF)	% of NRA	Market Rent
Studio	28	440	12,320	9.0%	$470
1 BR/1 BA	24	625	15,000	10.9	$530
1 BR/1 BA	24	675	16,200	11.8	$540
1 BR/1 BA	90	700	63,000	45.9	$560
2 BR/2 BA	34	900	30,600	22.3	$695

Total/Average	200	686	137,120	100.0%	$564/$0.82/SF

Cove Apartments
Unit Mix	No. of Units	Approximate Unit Size (SF)	Approximate NRA (SF)	% of NRA	Market Rent
Studio	9	390	3,510	12.7%	$700
1 BR/1 BA	37	588	21,756	78.8	$850
2 BR/1 BA	3	778	2,334	8.5	$1,150

Total/Average	49	563	27,600	100.0%	$841/$1.49/SF

Hollywood Pointe (Los Angeles) Apartments
Unit Mix	No. of Units	Approximate Unit Size (SF)	Approximate NRA (SF)	% of NRA	Market Rent
Studio	9	400	3,600	11.0%	$875
1 BR/1 BA	36	670	24,120	73.9	$1,025
2 BR/2 BA	5	980	4,900	15.0	$1,275

Total/Average	50	652	32,620	100.0%	$1,023/$1.57/SF

Jogani Portfolio 1

Las Palmas I,II,III Apartments
Unit Mix	No. of Units	Approximate Unit Size (SF)	Approximate NRA (SF)	% of NRA	Market Rent
Studio	20	530	10,600	6.0%	$660
1 BR/1 BA	54	697	37,638	21.4	$750
2 BR/1 BA	32	800	25,600	14.6	$840
2 BR/2 BA	24	927	22,248	12.7	$890
2 BR/2 BA	67	940	62,980	35.8	$890
3 BR/2 BA	15	1,110	16,650	9.5	$1,065

Total/Average	212	829	175,716	100.0%	$837/$1.01/SF

Northridge Pointe Apartments
Unit Mix	No. of Units	Approximate Unit Size (SF)	Approximate NRA (SF)	% of NRA	Market Rent
1 BR/1 BA	7	617	4,319	18.6%	$950
2 BR/1 BA	2	840	1,680	7.3	$1,163
2 BR/1.5 BA	17	880	14,960	64.6	$1,195
3 BR/1.5 BA	2	1,100	2,200	9.5	$1,350

Total/Average	28	827	23,159	100.0%	$1,143/$1.38/SF

Park Circle Apartments
Unit Mix	No. of Units	Approximate Unit Size (SF)	Approximate NRA (SF)	% of NRA	Market Rent
1 BR/1 BA	64	675	43,200	30.7%	$725
2 BR/2 BA	100	975	97,500	69.3	$875

Total/Average	164	858	140,700	100.0%	$816/$0.95/SF

Valencia—Hawthorne Apartments
Unit Mix	No. of Units	Approximate Unit Size (SF)	Approximate NRA (SF)	% of NRA	Market Rent
Bachelor	2	350	700	2.8%	$575
Studio	16	450	7,200	28.4	$695
1 BR/1 BA	32	525	16,800	66.3	$825
2 BR/1 BA	1	650	650	2.6	$1,025

Total/Average	51	497	25,350	100.0%	$778/$1.57/SF

West View Apartments
Unit Mix	No. of Units	Approximate Unit Size (SF)	Approximate NRA (SF)	% of NRA	Market Rent
1 BR/1 BA	16	845	13,520	7.3%	$545
2 BR/2 BA	56	1,176	65,856	35.3	$595
2 BR/2 BA	45	1,200	54,000	29.0	$665
3 BR/2.5 BA	32	1,600	51,200	27.5	$735
4 BR/2.5 BA	1	1,900	1,900	1.0	$800

Total/Average	150	1,243	186,476	100.0%	$642/$0.52/SF

The Willows Shopping Center

Loan Information
Mortgage Loan Seller		Wachovia
Cut-Off Date Balance		$56,000,000
Percentage of Cut-Off Date Pool Balance		1.6%
Number of Mortgage Loans		1
Loan Purpose		Refinance
Sponsor	Capital & Counties U.S.A., Inc.
Type of Security	Fee and Leasehold
Mortgage Rate		5.900%
Maturity Date		October 11, 2016
Amortization Type		Balloon
Interest Only Period		60
Original Term / Amortization		120 / 360
Remaining Term / Amortization		120 / 360
Lockbox		None

Up-Front Reserves
Engineering	$90,000
Pier One Collateral Reserve(1)	$120,000

Ongoing Annual Reserves
Tax / Insurance(2)	Springing

Additional Financing(3)		None

Cut-Off Date Balance		$56,000,000
Cut-Off Date Balance/SF		$214
Cut-Off Date LTV		67.1%
Maturity Date LTV		62.7%
UW DSCR on NCF		1.24x
(1)	The Pier One reserve will be released upon (i) evidence of Pier One’s occupancy, (ii) payment of rent and (iii) upon certain other conditions as described in the related Mortgage Loan documents.
(2)	An annual deposit into the tax and insurance reserve will be required upon an event of default as specified in the related Mortgage Loan documents.
(3)	Future mezzanine debt is permitted subject to (i) an aggregate maximum LTV ratio of 70.0%, (ii) an aggregate minimum DSC ratio of 1.25x and (iii) other certain conditions as described in the related Mortgage Loan documents.

Property Information
Number of Mortgaged Properties	1
Location	Concord, CA
Property Type	Retail – Anchored
Size (SF)	261,339
Occupancy as of August 16, 2006	97.9%
Year Built / Year Renovated	1977 / NA
Appraised Value	$83,500,000
Property Management	Colliers International Asset Management, Inc.
UW Economic Occupancy	95.0%
UW Revenues	$7,259,886
UW Total Expenses	$2,015,451
UW Net Operating Income (NOI)	$5,244,435
UW Net Cash Flow (NCF)	$4,947,475

The Willows Shopping Center

Tenant Summary
Tenant	Ratings* Moody’s/S&P/Fitch	Net Rentable Area (SF)	% of Net Rentable Area	Base Rent PSF	Annual Base Rent	% of Total Annual Base Rent	Lease Expiration
Major Tenants
REI	NR/NR/NR	29,486	11.3%	$19.00	$560,234	10.3%	May 2008
CompUSA, Inc.	NR/NR/NR	26,000	9.9	$19.18	498,680	9.2	October 2011
Gap, Inc.	Baa3/BBB-/BBB-	25,000	9.6	$19.00	475,000	8.8	March 2011
Cost Plus World Market	NR/NR/NR	21,000	8.0	$19.00	399,000	7.4	October 2007
Leisure Planet (The Jungle)	NR/NR/NR	18,725	7.2	$14.73	275,819	5.1	March 2010

Total Major Tenants		120,211	46.0%	$18.37	$2,208,733	40.7%
Non-Major Tenants		135,702	51.9	$23.69	3,214,450	59.3

Occupied Total		255,913	97.9%	$21.19	$5,423,184	100.0%

Vacant Space		5,426	2.1

Property Total		261,339	100.0%

*	Certain ratings are those of the parent whether or not the parent guarantees the lease.

Lease Expiration Schedule
Year	# of Leases Expiring	WA Base Rent/SF Expiring	Total SF Expiring	% of Total SF Expiring*	Cumulative % of SF Expiring*	% of Base Rent Expiring*	Cumulative % of Base Rent Expiring*
2006	2	$12.17	3,805	1.5%	1.5%	0.9%	0.9%
2007	4	$18.61	39,402	15.1%	16.5%	13.5%	14.4%
2008	3	$19.45	34,973	13.4%	29.9%	12.5%	26.9%
2009	1	$42.61	5,000	1.9%	31.8%	3.9%	30.8%
2010	7	$18.72	56,104	21.5%	53.3%	19.4%	50.2%
2011	4	$20.52	61,800	23.6%	76.9%	23.4%	73.6%
2012	1	$19.48	11,148	4.3%	81.2%	4.0%	77.6%
2013	1	$10.70	4,000	1.5%	82.7%	0.8%	78.4%
2014	1	$45.00	1,188	0.5%	83.2%	1.0%	79.4%
2015	1	$33.05	5,316	2.0%	85.2%	3.2%	82.6%
2016	2	$27.57	17,802	6.8%	92.0%	9.1%	91.7%
Thereafter	2	$29.39	15,375	5.9%	97.9%	8.3%	100.0%
Vacant	0	NA	5,426	2.1%	100.0%	0.0%	100.0%
*	Calculated based upon approximate square footage occupied by each tenant.

Jogani Portfolio 2

Loan Information
Mortgage Loan Seller		Nomura
Cut-Off Date Balance		$55,957,500
Percentage of Cut-Off Date Pool Balance		1.6%
Number of Mortgage Loans		11
Loan Purpose		Refinance
Sponsor		H.K. Realty, Inc.
Type of Security		Fee
Partial Release*		Yes
Mortgage Rate		5.590%
Maturity Date		October 11, 2016
Amortization Type		Balloon
Interest Only Period		None
Original Term / Amortization		120 / 360
Remaining Term / Amortization		120 / 360
Lockbox		None

Up-Front Reserves
Tax/Insurance	Yes
Engineering	$13,432
Seismic Retrofit	$192,500

Ongoing Annual Reserves
Tax/Insurance	Yes
Replacement	$198,250

Additional Financing		None

Cut-Off Date Balance		$55,957,500
Cut-Off Date Balance/Unit		$70,387
Cut-Off Date LTV		74.5%
Maturity Date LTV		62.4%
UW DSCR on NCF		1.21x
*	The related Mortgage Loan documents permit the release of individual Mortgage Properties upon defeasance with U.S. government obligations beginning two years after the Closing Date in an amount equal to (i) 110% of the related allocated Mortgage Loan amount if the DSC ratio is below 1.25x or the LTV ratio is greater than 75% for such Mortgaged Property or (ii) 100% of the related allocated Mortgage Loan amount if the DSC ratio is at least 1.25x and the LTV ratio does not exceed 75% for such Mortgaged Property. The individual Mortgaged Properties may also be released beginning two years after origination pursuant to an arms-length transfer provided (i) no event of default has occurred, (ii) the remaining Mortgaged Properties maintain a DSC ratio of at least 1.20x and an LTV ratio of greater than 80% and (iii) the release satisfies certain transfer provisions of the related Mortgage Loan documents.

Property Information
Number of Mortgaged Real Properties	11
Location	Various
Property Type	Multifamily - Conventional
Size (Units)	795
Occupancy as of Various Dates	98.0%
Year Built / Year Renovated	Various / Various
Appraised Value	$75,150,000
Property Management	Various
UW Economic Occupancy	94.0%
UW Revenues	$7,500,705
UW Total Expenses	$2,646,890
UW Net Operating Income (NOI)	$4,853,815
UW Net Cash Flow (NCF)	$4,655,565

Jogani Portfolio 2

Jogani Portfolio 2
Property Name	Property Location	Cut-Off Date Balance	Year Built	Units	Cut-Off Date Balance Per Unit	Occupancy*	UW Occupancy	Underwritten Net Cash Flow	Appraised Value	Appraised Value Per Unit
Ambassador Inn Apartments	Fullerton, CA	$15,081,900	1972	236	$63,906	97.5%	91.0%	$1,239,241	$20,300,000	$86,017
Courtyard Van Nuys Apartments	Van Nuys, CA	3,598,700	1965	60	$59,978	98.3%	98.2%	305,110	4,750,000	$79,167
El Adobe Apartments	Pico Rivera, CA	4,139,500	1966	67	$61,784	100.0%	96.2%	337,899	5,300,000	$79,104
Hollywood Pointe - Inglewood Apartments	Inglewood, CA	5,701,200	1965	61	$93,462	98.4%	99.0%	476,375	7,400,000	$121,311
Park Royale Apartments	Glendale, CA	1,489,100	1962	18	$82,728	100.0%	94.8%	125,823	2,200,000	$122,222
Park Wood Patio Apartments	Palmdale, CA	3,360,000	1987	52	$64,615	98.1%	91.7%	309,325	4,200,000	$80,769
Rose Terrace Apartments	Whittier,CA	4,577,300	1963	54	$84,765	96.3%	98.6%	378,172	6,800,000	$125,926
South Towers Apartments	Los Angeles, CA	3,039,800	1989	33	$92,115	97.0%	93.5%	254,892	4,200,000	$127,273
Suntree Apartments	Rialto, CA	3,843,900	1985	50	$76,878	100.0%	96.7%	315,614	5,000,000	$100,000
Terrace Point Apartments	Van Nuys, CA	7,362,900	1975	123	$59,861	96.8%	92.3%	605,158	9,900,000	$80,488
Woodland Pointe Apartments	Canoga Park, CA	3,763,200	1989	41	$91,785	100.0%	93.7%	307,956	5,100,000	$124,390

		$55,957,500		795	$70,387	98.0%	94.0%	$4,655,565	$75,150,000	$94,528

*	The occupancy date is August 31, 2006 with respect to 5 Mortgaged Properties, August 21, 2006 with respect to 3 Mortgaged Properties and June 30, 2006 with respect to 2 Mortgaged Properties.

Jogani Portfolio 2

Ambassador Inn Apartments
Unit Mix	No. of Units	Approximate Unit Size (SF)	Approximate NRA (SF)	% of NRA	Market Rent
Studio	232	325	75,400	96.7%	$695-735
1 BR/1 BA	4	650	2,600	3.3	$850

Total/Average	236	331	78,000	100.0%	$701/$2.12/SF

Courtyard Van Nuys Apartments
Unit Mix	No. of Units	Approximate Unit Size (SF)	Approximate NRA (SF)	% of NRA	Market Rent
Studio	39	475	18,525	61.6%	$765
1 BR/1 BA	21	550	11,550	38.4	$865

Total/Average	60	501	30,075	100.0%	$800/$1.60/SF

El Adobe Apartments
Unit Mix	No. of Units	Approximate Unit Size (SF)	Approximate NRA (SF)	% of NRA	Market Rent
Studio	66	377	24,882	97.4%	$650
2 BR/1 BA	1	677	677	2.6	$800

Total/Average	67	381	25,559	100.0%	$652/$1.71/SF

Hollywood Pointe – Inglewood Apartments
Unit Mix	No. of Units	Approximate Unit Size (SF)	Approximate NRA (SF)	% of NRA	Market Rent
1 BR/1 BA	7	650	4,550	7.9%	$850
2 BR/1 BA	8	849	6,792	11.8	$950
2 BR/1.5 BA	38	946	35,948	62.4	$975
2 BR/2 BA	4	1,101	4,404	7.6	$995
3 BR/2 BA	4	1,475	5,900	10.2	$1,250

Total/Average	61	944	57,594	100.0%	$977/$1.03/SF

Park Royale Apartments
Unit Mix	No. of Units	Approximate Unit Size (SF)	Approximate NRA (SF)	% of NRA	Market Rent
Studio	3	450	1,350	13.3%	$675
1 BR/ 1 BA	14	548	7,672	75.8	$875
3 BR/ 2 BA	1	1,103	1,103	10.9	$1,300

Total/Average	18	563	10,125	100.0%	$865/$1.54/SF

Jogani Portfolio 2

Park Wood Patio Apartments
Unit Mix	No. of Units	Approximate Unit Size (SF)	Approximate NRA (SF)	% of NRA	Market Rent
1 BR/1 BA	9	650	5,850	14.3%	$750
2 BR/2 BA	43	818	35,174	85.7	$875

Total/Average	52	789	41,024	100.0%	$853/$1.08/SF

Rose Terrace Apartments
Unit Mix	No. of Units	Approximate Unit Size (SF)	Approximate NRA (SF)	% of NRA	Market Rent
Studio	2	500	1,000	2.1%	$750
1 BR/1 BA	12	750	9,000	18.9	900
2 BR/2 BA	38	935	35,530	74.6	$1,100
2 BR/3 BA	2	1,050	2,100	4.4	$900

Total/Average	54	882	47,630	100.0%	$1,035/$1.17/SF

South Towers Apartments
Unit Mix	No. of Units	Approximate Unit Size (SF)	Approximate NRA (SF)	% of NRA	Market Rent
1 BR/1 BA	15	525	7,875	34.0%	$875
2 BR/1 BA	18	848	15,264	66.0	$1,125

Total/Average	33	701	23,139	100.0%	$1,011/$1.44/SF

Suntree Apartments
Unit Mix	No. of Units	Approximate Unit Size (SF)	Approximate NRA (SF)	% of NRA	Market Rent
1 BR/1 BA	4	616	2,464	5.8%	$695
2 BR/1 BA	10	784	7,840	18.4	$800
2 BR/2 BA	36	896	32,256	75.8	$825

Total/Average	50	851	42,560	100.0%	$810/$0.95/SF

Terrace Point Apartments
Unit Mix	No. of Units	Approximate Unit Size (SF)	Approximate NRA (SF)	% of NRA	Market Rent
Studio	21	504	10,584	12.9%	$725
1 BR/1 BA	57	598	34,086	41.4	$825
1 BR/1 BA	28	754	21,112	25.6	$925-955
2 BR/2 BA	17	975	16,575	20.1	$1,125

Total/Average	123	670	82,357	100.0%	$876/$1.31/SF

Jogani Portfolio 2

Woodland Pointe Apartments
Unit Mix	No. of Units	Approximate Unit Size (SF)	Approximate NRA (SF)	% of NRA	Market Rent
Studio	6	475	2,850	10.0%	$700
1 BR/1 BA	7	575	4,025	14.1	$875
2 BR/2 BA	28	775	21,700	75.9	$1,100

Total/Average	41	697	28,575	100.0%	$1,003/$1.44/SF

THIS PAGE INTENTIONALLY LEFT BLANK

Personality Pool

Loan Information
Mortgage Loan Seller		Nomura
Cut-Off Date Balance		$54,000,000
Percentage of Cut-Off Date Pool Balance		1.5%
Number of Mortgage Loans		1
Loan Purpose		Refinance
Sponsor		Frank E. Lembi
Type of Security		Fee
Partial Release(1)		Yes
Mortgage Rate		6.5500%
Maturity Date		September 11, 2016
Amortization Type		Balloon
Interest Only Period		24
Original Term / Amortization		120 / 360
Remaining Term / Amortization		119 / 360
Lockbox		Yes

Up-Front Reserves
Tax/Insurance	Yes
Seasonality Debt Service Reserve	$900,000
Renovation Reserve	$4,250,000
Engineering	$21,506

Ongoing Annual Reserves
Tax/Insurance	Yes
FF&E(2)	$159,331
TI/LC(3)	$29,906
Replacement Reserves	$1,736
Seasonality Debt Service Reserve(4)	$600,000

Additional Financing		None

Cut-Off Date Balance		$54,000,000
Cut-Off Date Balance/SF(5)		$350
Cut-Off Date LTV		65.9%
Maturity Date LTV		59.1%
UW DSCR on NCF		1.14x

(1)	The mortgagee will allow for the individual release of any one of the three Mortgaged Properties after the expiration of a lockout period pursuant to the following conditions: (i) no event of default, (ii) paydown of the Mortgage Loan proceeds at 120% of the allocated loan amount attributable to the released collateral, (iii) payment of the associated defeasance penalty, (iv) a DSC ratio of 1.05x based upon the actual loan constant on a 30-year amortization and (v) the LTV ratio on the remaining collateral must not exceed 66%.
(2)	Annual FF&E escrow will be collected at $159,331 through August 2007, 3% of gross revenues from September 2007 through August 2008 and 4% of gross revenues thereafter.
(3)	TI/LC Reserve is capped at $89,718.
(4)	Seasonality Debt Service Reserve is capped at $900,000.
(5)	Cut-Off Date Balance/SF was calculated based upon the total square footage of the hospitality and retail space of approximately 154,493 square feet derived from the engineering report of the respective Mortgaged Properties dated August 2, 2006.

Property Information
Number of Mortgaged Properties	3
Location	San Francisco, CA
Property Type	Mixed Use – Hospitality/Retail
Size (SF)(5)	154,493
Occupancy as of August 31, 2006	69.0%
Year Built / Year Renovated	Various
Appraised Value	$81,900,000
Property Management	Self Managed
UW Economic Occupancy	63.0%
UW Revenues	$10,216,143
UW Total Expenses	$5,379,000
UW Net Operating Income (NOI)	$4,837,143
UW Net Cash Flow (NCF)	$4,677,253

Personality Pool

Personality Pool Portfolio Summary
Property Name	Cut-Off Date Balance	Year Built	Year Renovated	Hotel Units (SF)	Retail Units (SF)	Cut-Off Date Balance Per SF	Occupancy*	Underwritten Net Cash Flow	Appraised Value	Appraised Value Per SF
114 Powell Street	$33,000,000	1908	2005	45,846	10,218	$589	66.6%	$2,704,178	$50,400,000	$899
440 Geary Street	14,500,000	1912	1990	51,349	4,715	$259	64.5%	1,434,575	19,600,000	$350
952 Sutter Street	6,500,000	1910	1995	42,365	—	$153	78.1%	538,500	11,900,000	$281

	$54,000,000			139,560	14,933	$350	69.0%	$4,677,253	$81,900,000	$530

*	As of August 31, 2006.

Personality Pool

114 Powell Street:

Facility Summary
Guestroom Mix	No. of Rooms
Double	10
Queen	65
King	3
Twin/Twin	4
Double/Double	24
Queen/Queen	18
Suite	7

Total	131

Financial Schedule
Year	2005 - 2006
Latest Period	T-12 through 8/31/06
Occupancy	59.1%
ADR	$101.36
REVPAR	$59.95
UW Occupancy	66.1%
UW ADR	$91.79
UW REVPAR	$60.68

Tenant Summary
Tenant	Ratings Moody's/S&P/ Fitch	Net Rentable Area (SF)	% of Net Rentable Area	Base Rent PSF	Annual Base Rent	% of Total Annual Base Rent	Lease Expiration
Major Tenants
Tad's Restaurant	NR/NR/NR	4,093	40.1%	$102.61	$420,000	21.3%	December 2010
The Body Shop	NR/NR/NR	1,443	14.1	$332.64	480,000	24.4	May 2016
Bankok Noodles	NR/NR/NR	1,100	10.8	$174.00	191,400	9.7	May 2009
H2O Plus LP	NR/NR/NR	945	9.2	$257.23	243,084	12.4	January 2015
Locker Room Sports	NR/NR/NR	900	8.8	$138.67	124,800	6.3	January 2010

Total Major Tenants		8,481	83.0%	$172.07	$1,459,284	74.2%
Non-Major Tenants		1,737	17.0	$292.47	508,020	25.8

Occupied Total		10,218	100.0%	$192.53	$1,967,304	100.0%

Vacant Space .		0	0.0

Property Total		10,218	100.0%

Lease Expiration Schedule
Year	# of Leases Expiring	WA Base Rent/SF Expiring	Total SF Expiring	% of Total SF Expiring*	Cumulative % of SF Rolling*	% of Base Rent Rolling*	Cumulative % of Base Rent Rolling*
2006	1	$0.00	0	0.0%	0.0%	1.7%	1.7%
2007	2	$132.46	958	9.4%	9.4%	6.5%	8.1%
2008	2	$577.71	350	3.4%	12.8%	10.3%	18.4%
2009	1	$174.00	1,100	10.8%	23.6%	9.7%	28.1%
2010	4	$110.07	4,993	48.9%	72.4%	27.9%	56.1%
2011	1	$0.00	0	0.0%	72.4%	0.0%	56.1%
2012	1	$328.67	429	4.2%	76.6%	7.2%	63.2%
2013	0	$0.00	0	0.0%	76.6%	0.0%	63.2%
2014	0	$0.00	0	0.0%	76.6%	0.0%	63.2%
2015	1	$257.23	945	9.2%	85.9%	12.4%	75.6%
2016	2	$332.64	1,443	14.1%	100.0%	24.4%	100.0%
Thereafter	0	$0.00	0	0.0%	100.0%	0.0%	100.0%
Vacant	NA	$0.00	0	0.0%	100.0%	0.0%	100.0%
*	Calculated based upon approximate square footage occupied by each tenant.

Personality Pool

440 Geary Street:

Facility Summary
Guestroom Mix	No. of Rooms
Double/Double	12
King	32
Queen	37
Executive King	10
Executive Queen	2
Studio King	11
Studio Queen	8
Suite	3

Total	115

Meeting/Ballroom Spaces	Square Feet
Meeting / Banquet Space	646

646

Other Amenities
Exercise Room

Financial Summary
Year	2005 - 2006
Latest Period	T-12 through 8/31/2006
Occupancy	61.2%
ADR	$125.59
REVPAR	$76.88
UW Occupancy	64.5%
UW ADR	$125.31
UW REVPAR	$80.77

Tenant Summary
Tenant	Ratings Moody's/S&P/ Fitch	Net Rentable Area (SF)	% of Net Rentable Area	Base Rent PSF	Annual Base Rent	% of Total Annual Base Rent	Lease Expiration
Major Tenants
Resmex Partners	NR/NR/NR	3,500	74.2%	$47.14	$165,000	60.1%	September 2014
Starbucks Corporation	NR/NR/NR	1,215	25.8	$90.12	109,500	39.9	June 2007

Total Major Tenants		4,715	100.0%	$58.22	$274,500	100.0%
Non-Major Tenants		0	0.0	$0.00	120	0.0

Occupied Total		4,715	100.0%	$58.24	$274,620	100.0%
Vacant Space .		0	0.0

Property Total		4,715	100.0%

Personality Pool

Lease Expiration Schedule
Year	# of Leases Expiring	WA Base Rent/SF Expiring	Total SF Expiring	% of Total SF Expiring*	Cumulative % of SF Rolling*	% of Base Rent Rolling*	Cumulative % of Base Rent Rolling*
2006	1	$0.00	0	0.0%	0.0%	0.0%	0.0%
2007	1	$90.12	1,215	25.8%	25.8%	39.9%	39.9%
2008	0	$0.00	0	0.0%	25.8%	0.0%	39.9%
2009	0	$0.00	0	0.0%	25.8%	0.0%	39.9%
2010	0	$0.00	0	0.0%	25.8%	0.0%	39.9%
2011	0	$0.00	0	0.0%	25.8%	0.0%	39.9%
2012	0	$0.00	0	0.0%	25.8%	0.0%	39.9%
2013	0	$0.00	0	0.0%	25.8%	0.0%	39.9%
2014	1	$47.14	3,500	74.2%	100.0%	60.1%	100.0%
2015	0	$0.00	0	0.0%	100.0%	0.0%	100.0%
2016	0	$0.00	0	0.0%	100.0%	0.0%	100.0%
Thereafter	0	$0.00	0	0.0%	100.0%	0.0%	100.0%
Vacant	0	NA	0	0.0%	100.0%	0.0%	100.0%

Personality Pool

952 Sutter Street:

Facility Summary
Guestroom Mix	No. of Rooms
Efficiency	4
Studio/One Bedroom	24
One Bedroom	24
Two Bedroom	5

Total	57

Financial Schedule
Year	2005 - 2006
Latest Period	T-12 through 8/31/2006
Occupancy	79.4%
ADR	$69.23
REVPAR	$54.94
UW Occupancy	52.9%
UW ADR	$107.25
UW REVPAR	$56.75

Traders Point Retail Center

Loan Information
Mortgage Loan Seller		Wachovia
Cut-Off Date Balance		$48,000,000
Percentage of Cut-Off Date Pool Balance		1.3%
Number of Mortgage Loans		1
Loan Purpose		Refinance
Sponsor		Kite Realty Group, LP
Type of Security		Fee
Mortgage Rate		5.860%
Maturity Date		October 11, 2016
Amortization Type		Balloon
Interest Only Period		60
Original Term / Amortization		120 / 360
Remaining Term / Amortization		120 / 360
Lockbox		None

Up-Front Reserves
Tax/Insurance	Yes
PetSmart Holdback(1)	$490,000
Holdback(2)	$2,040,000

Ongoing Annual Reserves
Tax/Insurance	Yes
Replacement	$29,006

Additional Financing		None

Cut-Off Date Balance		$48,000,000
Cut-Off Date Balance/SF		$145
Cut-Off Date LTV		80.0%
Maturity Date LTV		74.7%
UW DSCR on NCF		1.20x
(1)	The PetSmart holdback reserve will be released upon (i) evidence of PetSmart’s occupancy, (ii) payment of rent and (iii) upon certain other conditions as described in the related Mortgage Loan documents.
(2)	Amounts deposited in the holdback reserve will be released upon the achievement of a DSC ratio, as determined by the mortgagee, of at least 1.20x and upon certain other conditions as described in the related Mortgage Loan documents.

Property Information
Number of Mortgaged Properties	1
Location	Indianapolis, IN
Property Type	Retail - Anchored
Size (SF)	331,408
Occupancy as of September 1, 2006	95.6%
Year Built / Year Renovated	2003 / NA
Appraised Value	$60,000,000
Property Management	KRG Management, LLC
UW Economic Occupancy	95.3%
UW Revenues	$5,429,187
UW Total Expenses	$1,279,273
UW Net Operating Income (NOI)	$4,149,915
UW Net Cash Flow (NCF)	$4,066,064

Traders Point Retail Center

Tenant Summary
Tenant	Ratings* Moody's/S&P/Fitch	Net Rentable Area (SF)	% of Net Rentable Area	Base Rent PSF	Annual Base Rent	% of Total Annual Base Rent	Lease Expiration
Major Tenants
Marsh Supermarket	NR/B-/NR	67,902	20.5%	$15.60	$1,059,271	25.2%	November 2024
Dick's Sporting Goods	NR/NR/NR	65,000	19.6	$10.00	650,000	15.4	January 2020
Kerasotes Theatres (Ground Lease)	NR/NR/NR	41,347	12.5	$5.80	240,000	5.7	December 2024
PetSmart	NR/BB/NR	25,048	7.6	$15.75	394,506	9.4	June 2017
Bed Bath & Beyond	NR/BBB/NR	25,000	7.5	$13.00	325,000	7.7	January 2015
Michael's	NR/NR/NR	23,947	7.2	$11.25	269,404	6.4	February 2015

Total Major Tenants		248,244	74.9%	$11.84	$2,938,181	69.8%
Non-Major Tenants		68,684	20.7	$18.50	1,270,514	30.2

Occupied Total		316,928	95.6%	$13.28	$4,208,694	100.0%

Vacant Space		14,480	4.4

Property Total		331,408	100.0%

*	Certain ratings are those of the parent whether or not the parent guarantees the lease.

Lease Expiration Schedule
Year	# of Leases Expiring	WA Base Rent/SF Expiring	Total SF Expiring	% of Total SF Expiring*	Cumulative % of SF Expiring*	% of Base Rent Expiring*	Cumulative % of Base Rent Expiring*
2006	0	$0.00	0	0.0%	0.0%	0.0%	0.0%
2007	0	$0.00	0	0.0%	0.0%	0.0%	0.0%
2008	0	$0.00	0	0.0%	0.0%	0.0%	0.0%
2009	0	$0.00	0	0.0%	0.0%	0.0%	0.0%
2010	3	$17.40	17,680	5.3%	5.3%	7.3%	7.3%
2011	1	$24.00	4,000	1.2%	6.5%	2.3%	9.6%
2012	0	$0.00	0	0.0%	6.5%	0.0%	9.6%
2013	0	$0.00	0	0.0%	6.5%	0.0%	9.6%
2014	2	$15.73	12,396	3.7%	10.3%	4.6%	14.2%
2015	6	$14.98	63,840	19.3%	29.5%	22.7%	36.9%
2016	1	$21.25	4,700	1.4%	31.0%	2.4%	39.3%
Thereafter	5	$11.92	214,312	64.7%	95.6%	60.7%	100.0%
Vacant	0	NA	14,480	4.4%	100.0%	0.0%	100.0%
*	Calculated based upon approximate square footage occupied by each tenant.

Carefree Alexander

Loan Information
Mortgage Loan Seller		Wachovia
Cut-Off Date Balance		$43,969,000
Percentage of Cut-Off Date Pool Balance		1.2%
Number of Mortgage Loans		1
Loan Purpose		Acquisition
Sponsors	Orion Residential LLC and Starwood Capital Group
Type of Security		Fee
Mortgage Rate		6.350%
Maturity Date		August 11, 2011
Amortization Type		Interest-Only
Interest Only Period		60
Original Term / Amortization		60 / IO
Remaining Term / Amortization		58 / IO
Lockbox		Yes

Up-Front Reserves
Tax/Insurance	Yes
Engineering	$298,958

Ongoing Annual Reserves
Tax/Insurance	Yes
Replacement	$70,800

Additional Financing		None

Cut-Off Date Balance		$43,969,000
Cut-Off Date Balance/Unit		$93,155
Cut-Off Date LTV		76.5%
Maturity Date LTV		76.5%
UW DSCR on NCF		1.22x

Property Information
Number of Mortgaged Properties	1
Location	North Las Vegas, NV
Property Type	Multifamily - Independent Living
Size (Units)	472
Occupancy as of June 8, 2006	97.0%
Year Built / Year Renovated	2002 / NA
Appraised Value	$57,450,000
Property Management	Leisure Care, LLC
UW Economic Occupancy	87.0%
UW Revenues	$5,275,578
UW Total Expenses	$1,791,618
UW Net Operating Income (NOI)	$3,483,960
UW Net Cash Flow (NCF)	$3,413,160

Carefree Alexander

Unit Mix
Unit Mix	No. of Units	Approximate Unit Size (SF)	Approximate NRA (SF)	% of NRA	Actual Rent
Studio	14	450	6,300	1.7%	$745
1 BR/1 BA	104	645	67,106	18.4	$896
1 BR/1.5 BA	110	626	68,856	18.9	$884
2 BR/1.5 BA	28	762	21,336	5.9	$1,005
2 BR/2 BA	216	929	200,740	55.1	$1,134

Total/Average	472	772	364,338	100.0%	$1,004/$1.30/SF

Lakeside Pool

Loan Information
Mortgage Loan Seller		Wachovia
Cut-Off Date Balance		$42,500,000
Percentage of Cut-Off Date Pool Balance		1.2%
Number of Mortgage Loans		1
Loan Purpose		Refinance
Sponsor		Capital Partners, Inc.
Type of Security		Fee
Mortgage Rate		6.070%
Maturity Date		October 11, 2016
Amortization Type		Balloon
Interest Only Period		60
Original Term / Amortization		120 / 360
Remaining Term / Amortization		120 / 360
Lockbox		Yes

Up-Front Reserves
Tax/Insurance	Yes
Engineering	$16,250

Ongoing Annual Reserves
Tax/Insurance	Yes
Replacement	$153,141
TI/LC	$510,471

Additional Financing*		None

Cut-Off Date Balance		$42,500,000
Cut-Off Date Balance/SF		$83
Cut-Off Date LTV		74.9%
Maturity Date LTV		70.1%
UW DSCR on NCF		1.22x
*	Future mezzanine debt is permitted subject to (i) a combined maximum LTV ratio of 85.0%, (ii) a combined minimum DSC ratio of 1.10x and (iii) upon other conditions as described in the related Mortgage Loan documents.

Property Information
Number of Mortgaged Properties	6
Location	Tucker, GA
Property Type	Office - Suburban
Size (SF)	511,576
Occupancy as of August 1, 2006	85.3%
Year Built / Year Renovated	Various / NA
Appraised Value	$56,780,000
Property Management	Capital Partners Properties, Inc.
UW Economic Occupancy	85.8%
UW Revenues	$7,275,164
UW Total Expenses	$3,066,599
UW Net Operating Income (NOI)	$4,208,566
UW Net Cash Flow (NCF)	$3,763,875

Lakeside Pool

Tenant Summary
Tenant	Ratings(1) Moody's/S&P/Fitch	Net Rentable Area (SF)	% of Net Rentable Area	Base Rent PSF	Annual Base Rent	% of Total Annual Base Rent	Lease Expiration
Top 10 Tenants
AMEC E&C Services, Inc.	NR/NR/NR	75,147	14.7%	$17.99	$1,352,043	19.0%	Multiple Spaces	(2)
Le Cordon Bleu College	NR/NR/NR	58,365	11.4	$14.52	847,460	11.9	November 2018
Laboratory Corp of America Holdings	Baa3/BBB/NR	33,984	6.6	$12.29	417,663	5.9	December 2009
Financial Asset Management Systems	NR/NR/BBB-	27,237	5.3	$14.83	403,925	5.7	April 2011
WM. Page & Associates, Inc.	NR/NR/NR	18,543	3.6	$19.25	356,953	5.0	March 2013
Presidential Financial Corp.	NR/NR/NR	17,699	3.5	$18.54	328,140	4.6	March 2013
Global Link Logistics, Inc.	NR/NR/NR	17,122	3.3	$16.75	286,794	4.0	October 2011
Soliant, Inc.	NR/NR/NR	16,315	3.2	$19.75	322,221	4.5	February 2013
Progressive Casualty Insurance	A1/A+/A+	16,036	3.1	$14.25	228,513	3.2	August 2007
Board of Reg University System	NR/NR/NR	14,784	2.9	$15.15	223,978	3.1	June 2007

Total Top 10 Tenants		295,232	57.7%	$16.15	$4,767,689	66.8%
Non-Major Tenants		140,946	27.6	$16.79	2,366,092	33.2

Occupied Total		436,178	85.3%	$16.36	$7,133,781	100.0%

Vacant Space		75,398	14.7

Property Total		511,576	100.0%

(1)	Certain ratings are those of the parent whether or not the parent guarantees the lease.
(2)	Under the terms of multiple leases, approximately 4,392 square feet expire in February 2007 and approximately 70,755 square feet expire in March 2016.

Lease Expiration Schedule
Year	# of Leases Expiring	WA Base Rent/SF Expiring	Total SF Expiring	% of Total SF Expiring*	Cumulative % of SF Expiring*	% of Base Rent Expiring*	Cumulative % of Base Rent Expiring*
2006	2	$17.90	4,227	0.8%	0.8%	1.1%	1.1%
2007	15	$18.40	73,883	14.4%	15.3%	19.1%	20.1%
2008	11	$20.01	18,393	3.6%	18.9%	5.2%	25.3%
2009	3	$12.82	39,867	7.8%	26.7%	7.2%	32.4%
2010	7	$16.30	20,786	4.1%	30.7%	4.8%	37.2%
2011	7	$14.72	82,128	16.1%	46.8%	16.9%	54.1%
2012	0	$0.00	0	0.0%	46.8%	0.0%	54.1%
2013	9	$18.67	58,352	11.4%	58.2%	15.3%	69.4%
2014	8	$6.61	9,422	1.8%	60.0%	0.9%	70.3%
2015	0	$0.00	0	0.0%	60.0%	0.0%	70.3%
2016	5	$17.98	70,755	13.8%	73.9%	17.8%	88.1%
Thereafter	1	$14.52	58,365	11.4%	85.3%	11.9%	100.0%
Vacant	0	NA	75,398	14.7%	100.0%	0.0%	100.0%
*	Calculated based upon approximate square footage occupied by each tenant.

Additional Mortgage Loan Information

•	General. For a detailed presentation of certain characteristics of the Mortgage Loans and Mortgaged Properties, on an individual basis and in tabular format, see Annex A-1 to the Prospectus Supplement. See Annex A-2 to the Prospectus Supplement for certain information regarding multifamily Mortgaged Properties. See Annex A-3 to the Prospectus Supplement for certain information with respect to capital improvement, replacement and tenant improvement reserve accounts. See Annex A-4 to the Prospectus Supplement for certain information relating to the commercial tenants at the Mortgaged Properties. See Annex A-5 to the Prospectus Supplement for certain information relating to cross-collateralized and cross-defaulted Mortgage Loans.

Significant Sponsor Concentration
Sponsor	# of Loans/ Mortgaged Properties	Loan Numbers	Aggregate Cut-Off Date Balance	% of Cut-Off Date Pool Balance	Weighted Average Cut-Off Date LTV	Weighted Average UW DSCR on NCF	Weighted Average Mortgage Rate
Maguire Properties, L.P.	1 /1	1	$229,000,000	6.4%	75.1%	1.56x	5.102%
GE Pension Trust	1 /1	2	$193,850,000	5.4%	70.5%	1.39x	5.690%
General Growth Properties, Inc.	1 /1	3	$190,000,000	5.3%	50.1%	1.89x	5.788%
GFW Trust, GFW II Trust	1 /1	4	$175,000,000	4.9%	76.4%	1.51x	6.230%
Mark Karasick, Fremont Capital, Shorenstein	1 /1	5	$158,600,000	4.4%	79.5%	1.20x	6.570%
Robert L. Johnson	1 /43	6	$146,092,500	4.1%	68.9%	1.37x	6.294%

•	Cross-Collateralized and Cross-Defaulted Mortgage Loans. Nine groups of Mortgage Loans, representing approximately 9.5% of the Cut-Off Date Pool Balance, are cross-collateralized and/or cross-defaulted with one or more Mortgage Loans in the Mortgage Pool as indicated in Annex A-5 to the Prospectus Supplement. As of the Closing Date, no Mortgage Loan (other than the Co-Lender Loans described on the next page) will be cross-collateralized or cross-defaulted with any loan that is not included in the Mortgage Pool. The Master Servicer or the Special Servicer, as the case may be, will determine whether to enforce the cross-default and/or cross-collateralization rights upon a Mortgage Loan default with respect to any of these Mortgage Loans. The Certificateholders will not have any right to participate in or control any such determination. No other Mortgage Loans are subject to cross-collateralization or cross-default provisions.

Additional Mortgage Loan Information

•	Subordinate Financing

Existing Subordinate Financing
Existing Subordinate Financing	# of Loans	Loan Numbers	% of Cut-Off Date Pool Balance
Mezzanine Debt Secured by Ownership Interests in Borrower	6	4, 7, 12, 18, 29, 39	12.7%
Unsecured Debt	3	52, 60, 64	1.2%
Secured by Mortgaged Property	1	19	1.0%

Future Subordinate Financing
Future Subordinate Financing	# of Loans	Loan Numbers	% of Cut-Off Date Pool Balance
Secured by Borrower Interests	14	2, 4, 5, 6, 12, 13, 17, 34, 37, 43, 47, 67, 101, 129	25.9%
Secured by Borrower Interests and Unsecured Debt	2	3, 42	5.8%
Unsecured Debt	3	53, 56, 60	1.2%

Future Pari Passu Financing
	# of Loans	Loan Numbers	% of Cut-Off Date Pool Balance
Secured by Mortgaged Property	1	8	3.7%

See “RISK FACTORS—Additional Debt on Some Mortgage Loans Creates Additional Risks” in the Prospectus Supplement.

Subordinate Companion Loans
Mortgage Loan	Loan Number	Cut-Off Date Principal Balance	% of Cut-Off Date Pool Balance	Cut-Off Date Subordinate Companion Loan Balance	Primary Servicer
Montclair Plaza	3	$190,000,000	5.3%	$75,000,000	Wachovia Bank
500-512 Seventh Avenue	7	$136,918,271	3.8%	$24,919,697	Wachovia Bank
Gateway Center	49	$16,000,000	0.4%	$2,800,000	Wachovia Bank
Bold Concepts Building	126	$5,585,000	0.2%	$415,000	Wachovia Bank

Pari Passu Loans
Mortgage Loan	Loan Number	Cut-Off Date Principal Balance	% of Cut-Off Date Pool Balance	% of Pari Passu Debt	Controlling Transaction
The Gas Company Tower	1	$229,000,000	6.4%	50%	JPMC Series 2006-LDP8
311 South Wacker	5	$158,600,000	4.4%	65%	WBCMT 2006-C28
RLJ Hotel Pool	6	$146,092,500	4.1%	29%	WBCMT 2006-C27
500-512 Seventh Avenue	7	$136,918,271	3.8%	50%	WBCMT 2006-C27
Newport Bluffs	8	$132,000,000	3.7%	50%	WBCMT 2006-C28

Non-Pooled Component
	Loan Number	Cut-Off Date Principal Balance	% Cut-Off Date Pool Balance	Cut-Off Date Non- Pooled Component Balance
Four Seasons Resort and Club – Dallas, TX	4	$175,000,000	4.9%	$8,000,000

THIS PAGE INTENTIONALLY LEFT BLANK

ANNEX E

LOAN GROUP 1 SHORT-TERM COLLATERAL SUMMARY (1)(2)

Mortgage Loan Number	Property Name	Cut-Off Date Pool Balance	Balloon Balance	Property Type	Weighted Average Remaining Term	Weighted Average Remaining IO Term	Weighted Average Cut-Off Date LTV Ratio	Weighted Average DSCR

Class A-1
	Class A-1 Total Balloon Payment		$—
	Class A-1 Amortization		38,798,000

	Total Class A-1 Certificate Balance		$38,798,000

Class A-2
173	Walgreens—Knoxville, TN	$3,088,000	$3,088,000	Retail	55	55	59.4%	1.93x
49	Gateway Center	$16,000,000	16,000,000	Office	58	58	76.6%	1.52x
63	Howe Corporate Center	$12,750,000	12,750,000	Office	58	58	75.0%	1.45x
111	Syracuse Hill	$6,500,000	6,500,000	Office	58	58	71.4%	1.33x
3	Montclair Plaza	$190,000,000	190,000,000	Retail	59	59	50.1%	1.89x
23	Lake Worth Towne Crossing	$26,491,000	26,491,000	Retail	59	59	58.9%	2.01x
26	Twinbrook Square	$24,640,000	24,640,000	Retail	59	59	78.2%	1.23x
57	Inverness Commons	$14,000,000	13,684,728	Office	59	35	76.0%	1.21x
60	Four Seasons MHP	$13,500,000	13,500,000	Mobile Home Park	59	59	75.0%	1.34x
87	Freeport Corporate Center	$8,500,000	8,304,512	Office	59	35	78.2%	1.34x
9	Gateway Shopping Center	$87,000,000	87,000,000	Retail	60	60	66.4%	1.34x
105	Cornerstone Business Center	$7,068,000	6,836,493	Industrial	60	24	78.5%	1.27x
180	FBI—Flagstaff, AZ	$2,825,000	2,705,260	Office	60	0	74.3%	1.37x

					59	57	60.9%	1.64x
	Class A-2 Total Balloon Payment		$411,499,993
	Class A-2 Amortization		7,176,007

	Total Class A-2 Certificate Balance		$418,676,000

Class A-PB
116	Monroe Office Building	$6,121,056	$5,641,447	Office	72	0	73.7%	1.32x
11	Westin—Falls Church, VA	$64,000,000	60,268,381	Hospitality	108	72	66.7%	1.37x

					105	66	67.3%	1.37x
	Class A-PB Total Balloon Payment		$65,909,828
	Class A-PB Amortization		102,479,172

	Total Class A-PB Certificate Balance		$168,389,000

(1)	As of the Cut-Off Date, the balloon balances, total balloon payments and remaining class amortization were calculated assuming no prepayments will be made on the Mortgage Loans prior to their related maturity dates and the other assumptions set forth under “YIELD AND MATURITY CONSIDERATIONS—Yield Considerations” in the Prospectus Supplement.

(2)	Totals may not sum due to rounding.

E-1

ANNEX F

CLASS A-PB

PLANNED PRINCIPAL BALANCE SCHEDULE

Period	Date	Balance ($)	Period	Date	Balance ($)
0	10/31/06	168,389,000.00	58	08/15/11	168,389,000.00
1	11/15/06	168,389,000.00	59	09/15/11	168,389,000.00
2	12/15/06	168,389,000.00	60	10/15/11	168,388,440.98
3	01/15/07	168,389,000.00	61	11/15/11	166,948,227.84
4	02/15/07	168,389,000.00	62	12/15/11	165,277,218.53
5	03/15/07	168,389,000.00	63	01/15/12	163,820,570.77
6	04/15/07	168,389,000.00	64	02/15/12	162,356,234.07
7	05/15/07	168,389,000.00	65	03/15/12	160,439,320.05
8	06/15/07	168,389,000.00	66	04/15/12	158,957,110.32
9	07/15/07	168,389,000.00	67	05/15/12	157,245,223.98
10	08/15/07	168,389,000.00	68	06/15/12	155,746,140.81
11	09/15/07	168,389,000.00	69	07/15/12	154,017,830.75
12	10/15/07	168,389,000.00	70	08/15/12	152,501,697.85
13	11/15/07	168,389,000.00	71	09/15/12	150,977,561.04
14	12/15/07	168,389,000.00	72	10/15/12	143,583,418.11
15	01/15/08	168,389,000.00	73	11/15/12	141,959,698.43
16	02/15/08	168,389,000.00	74	12/15/12	140,098,672.67
17	03/15/08	168,389,000.00	75	01/15/13	138,456,644.85
18	04/15/08	168,389,000.00	76	02/15/13	136,805,996.33
19	05/15/08	168,389,000.00	77	03/15/13	134,462,917.82
20	06/15/08	168,389,000.00	78	04/15/13	132,791,260.83
21	07/15/08	168,389,000.00	79	05/15/13	130,883,578.32
22	08/15/08	168,389,000.00	80	06/15/13	129,193,114.66
23	09/15/08	168,389,000.00	81	07/15/13	127,267,127.57
24	10/15/08	168,389,000.00	82	08/15/13	125,557,661.74
25	11/15/08	168,389,000.00	83	09/15/13	123,839,219.83
26	12/15/08	168,389,000.00	84	10/15/13	121,886,001.16
27	01/15/09	168,389,000.00	85	11/15/13	120,092,774.58
28	02/15/09	168,389,000.00	86	12/15/13	118,055,589.13
29	03/15/09	168,389,000.00	87	01/15/14	116,242,285.99
30	04/15/09	168,389,000.00	88	02/15/14	114,419,484.26
31	05/15/09	168,389,000.00	89	03/15/14	111,886,272.99
32	06/15/09	168,389,000.00	90	04/15/14	110,040,615.70
33	07/15/09	168,389,000.00	91	05/15/14	107,952,401.29
34	08/15/09	168,389,000.00	92	06/15/14	106,086,123.45
35	09/15/09	168,389,000.00	93	07/15/14	103,977,839.47
36	10/15/09	168,389,000.00	94	08/15/14	102,090,727.19
37	11/15/09	168,389,000.00	95	09/15/14	100,193,728.26
38	12/15/09	168,389,000.00	96	10/15/14	98,052,971.22
39	01/15/10	168,389,000.00	97	11/15/14	96,132,692.17
40	02/15/10	168,389,000.00	98	12/15/14	93,971,323.06
41	03/15/10	168,389,000.00	99	01/15/15	92,029,646.37
42	04/15/10	168,389,000.00	100	02/15/15	90,077,796.10
43	05/15/10	168,389,000.00	101	03/15/15	87,425,659.65
44	06/15/10	168,389,000.00	102	04/15/15	85,449,649.75
45	07/15/10	168,389,000.00	103	05/15/15	83,234,039.58
46	08/15/10	168,389,000.00	104	06/15/15	81,236,053.72
47	09/15/10	168,389,000.00	105	07/15/15	78,999,054.75
48	10/15/10	168,389,000.00	106	08/15/15	76,978,864.95
49	11/15/10	168,389,000.00	107	09/15/15	74,957,017.85
50	12/15/10	168,389,000.00	108	10/15/15	12,429,797.91
51	01/15/11	168,389,000.00	109	11/15/15	10,492,950.23
52	02/15/11	168,389,000.00	110	12/15/15	8,329,428.28
53	03/15/11	168,389,000.00	111	01/15/16	6,370,971.30
54	04/15/11	168,389,000.00	112	02/15/16	4,402,197.77
55	05/15/11	168,389,000.00	113	03/15/16	1,992,148.98
56	06/15/11	168,389,000.00	114	04/15/16	288.09
57	07/15/11	168,389,000.00	115	05/15/16	0.00

F-1

PROSPECTUS

Commercial Mortgage Pass-Through Certificates

(Issuable in Series)

Wachovia Commercial Mortgage Securities, Inc.

Depositor

Wachovia Commercial Mortgage Securities, Inc. will periodically offer certificates in one or more series. Each series of certificates will represent the entire beneficial ownership interest in a trust fund. Distributions on the certificates of any series will be made only from the assets of the related trust fund.

Neither the certificates nor any assets in the related issuing entity will be obligations of, or be guaranteed by, the depositor, any servicer or any of their respective affiliates. Neither the certificates nor any assets in the related trust fund will be guaranteed or insured by any governmental agency or instrumentality or by any person, unless otherwise provided in the accompanying prospectus supplement.

The primary assets of the trust fund may include:

•	multifamily and commercial mortgage loans, including participations therein;

•	mortgage-backed securities evidencing interests in or secured by multifamily and commercial mortgage loans, including participations therein, and other mortgage-backed securities;

•	direct obligations of the United States or other government agencies; or

•	a combination of the assets described above.

Investing in the offered certificates involves risks. You should review the information appearing under the caption “ RISK FACTORS” on page 13 and in the accompanying prospectus supplement before purchasing any offered certificate.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the offered certificates or determined that this prospectus or the accompanying prospectus supplement is accurate or complete. Any representation to the contrary is unlawful.

October 19, 2006

2

3

IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS

AND THE ACCOMPANYING PROSPECTUS SUPPLEMENT

We provide information to you about the offered certificates in two separate documents that provide progressively more detail:

•	this prospectus, which provides general information, some of which may not apply to your series of certificates; and

•	the accompanying prospectus supplement, which describes the specific terms of your series of certificates.

If the description of your certificates in the accompanying prospectus supplement differs from the related description in this prospectus, you should rely on the information in the accompanying prospectus supplement.

This prospectus may not be used to consummate sales of the offered certificates of any series unless accompanied by the prospectus supplement for that series. This prospectus and the prospectus supplements also may be used by us, Wachovia Capital Markets, LLC, our affiliate, and any other of our affiliates when required under the federal securities laws in connection with offers and sales of offered certificates in furtherance of market-making activities in the offered certificates. Wachovia Capital Markets, LLC or any such other affiliate may act as principal or agent in such transactions. Such sales will be made at prices related to prevailing market prices at the time of sale or otherwise.

Some capitalized terms used in this prospectus are defined under the caption “Index of Principal Definitions” beginning on page 134 in this prospectus.

In this prospectus, the terms “depositor”, “we”, “us” and “our” refer to Wachovia Commercial Mortgage Securities, Inc.

Until 90 days after the date of each prospectus supplement, all dealers effecting transactions in the offered certificates covered by that prospectus supplement, whether or not participating in the distribution thereof, may be required to deliver such prospectus supplement and this prospectus. This is in addition to the obligation of dealers to deliver a prospectus and prospectus supplement when acting as underwriters and with respect to their unsold allotments or subscriptions.

You should rely only on any information or representations contained or incorporated by reference in this prospectus and the accompanying prospectus supplement. This prospectus and any prospectus supplement do not constitute an offer to sell or a solicitation of an offer to buy any securities in any state or other jurisdiction in which such offer would be unlawful.

4

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

With respect to each series of certificates offered by this prospectus, there are incorporated in this prospectus and in the accompanying prospectus supplement by reference all documents and reports filed or caused to be filed by the depositor with respect to a trust fund pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, that relate specifically to the related series of certificates. The depositor will provide, or cause to be provided, without charge to each person to whom this prospectus is delivered in connection with the offering of one or more classes of offered certificates, upon written or oral request of that person, a copy of any or all documents or reports incorporated in this prospectus by reference, in each case to the extent the documents or reports relate to one or more of the classes of offered certificates, other than the exhibits to those documents (unless the exhibits are specifically incorporated by reference in those documents). Requests to the depositor should be directed in writing to its principal executive offices at 301 South College Street, Charlotte, North Carolina 28288-0166, Attention: Secretary, or by telephone at 704-374-6161.

The depositor filed a registration statement (the “Registration Statement”) relating to the certificates with the Securities and Exchange Commission. This prospectus is part of the Registration Statement, but the Registration Statement includes additional information.

WHERE YOU CAN FIND MORE INFORMATION

Copies of the Registration Statement and other filed materials, including distribution reports on Form 10-D, annual reports on Form 10-K, current reports on Form 8-K and any amendments for these reports, may be read and copied at the Public Reference Room of the Securities and Exchange Commission, 100 F Street, N.E., Washington, D.C. 20549. Information regarding the operation of the Public Reference Room may be obtained by calling the Securities and Exchange Commission at 1-800-SEC-0330. The Securities and Exchange Commission also maintains a site on the World Wide Web at “http://www.sec.gov” at which you can view and download copies of reports, proxy and information statements and other information filed electronically through the Electronic Data Gathering, Analysis and Retrieval (“EDGAR”) system. The depositor has filed the Registration Statement, including all exhibits thereto, through the EDGAR system, so the materials should be available by logging onto the Securities and Exchange Commission’s website. The Securities and Exchange Commission maintains computer terminals providing access to the EDGAR system at each of the offices referred to above.

If so specified in the accompanying prospectus supplement, copies of all filings through the EDGAR system of the related issuing entity on Forms 10-D, 10-K and 8-K will be made available on the applicable trustee’s or other identified party’s website.

5

SUMMARY OF PROSPECTUS

The following summary is a brief description of the main terms of the offered certificates. For this reason, the summary does not contain all the information that may be important to you. You will find a detailed description of the terms of the offered certificates following this summary and in the accompanying prospectus supplement.

The Trust Assets	Each series of certificates will represent the entire beneficial ownership interest in a trust fund consisting primarily of any of the following:

• mortgage assets;

• certificate accounts;

• forms of credit support;

• cash flow agreements; and

• amounts on deposit in a pre-funding account.

The Mortgage Assets	The mortgage assets with respect to each series of certificates may consist of any of the following:

• multifamily and commercial mortgage loans, including participations therein;

• commercial mortgage-backed securities, including participations therein;

• direct obligations of the United States or other government agencies; and

• a combination of the assets described above.

The mortgage loans will not be guaranteed or insured by us or any of our affiliates or, unless otherwise provided in the accompanying prospectus supplement, by any governmental agency or instrumentality or other person. The mortgage loans will be primarily secured by first or junior liens on, or security interests in fee simple, leasehold or a similar interest in, any of the following types of properties:

• residential properties consisting of five or more rental or cooperatively owned dwelling units;

• shopping centers;

• retail buildings or centers;

• hotels, motels and other hospitality properties;

6

• office buildings;

• nursing homes, assisted living facilities and similar properties;

• hospitals or other health-care related facilities;

• industrial properties;

• owner-occupied commercial properties;

• warehouse, mini-warehouse, cold storage, or self-storage facilities;

• recreational vehicle and mobile home parks;

• manufactured housing communities;

• parking lots;

• commercial properties occupied by one or more tenants;

• entertainment or sports arenas;

• restaurants;

• marinas;

• mixed use properties;

• movie theaters;

• amusement and theme parks;

• destination resorts, golf courses and similar properties;

• educational centers;

• casinos;

• bank branches; and

• unimproved land,

Some or all of the mortgage loans may also be secured by an assignment of one or more leases of all or a portion of the related mortgaged properties. A significant or the sole source of payments on certain mortgage loans will be the rental payments due under the related leases.

However, some of the mortgage loans may be secured by liens on real properties located outside the United States, its territories and possessions, provided that foreign mortgage loans do not represent 10% or more of the related mortgage asset pool, by balance.

7

A mortgage loan may have an interest rate that has any of the following features:

• is fixed over its term;

• adjusts from time to time;

• is partially fixed and partially floating;

• is floating based on one or more formulae or indices;

• may be converted from a floating to a fixed interest rate;

• may be converted from a fixed to a floating interest rate; or

• interest is not paid currently but is accrued and added to the principal balance.

A mortgage loan may provide for any of the following:

•      scheduled payments to maturity;

•      payments that adjust from time to time;

•      negative amortization or accelerated amortization;

•      full amortization or require a balloon payment due on its stated maturity date;

•      prohibitions on prepayment;

•      releases or substitutions of collateral, including defeasance thereof with direct obligations of the United States; and

•      payment of a premium or a yield maintenance penalty in connection with a principal prepayment.

Unless otherwise described in the accompanying prospectus supplement for a series of certificates:

•      the mortgaged properties may be located in any one of the 50 states, the District of Columbia or the Commonwealth of Puerto Rico;

•      all mortgage loans will have original terms to maturity of not more than 40 years;

•      all mortgage loans will have individual principal balances at origination of not less than $100,000;

•      all mortgage loans will have been originated by persons other than the depositor; and

8

• all mortgage assets will have been purchased, either directly or indirectly, by the depositor on or before the date of initial issuance of the related series of certificates.

Any commercial mortgage-backed securities included in a trust fund will evidence ownership interests in or be secured by mortgage loans similar to those described above and other mortgage-backed securities. Some commercial mortgage-backed securities included in a trust fund may be guaranteed or insured by an affiliate of the depositor, Freddie Mac, Fannie Mae, Ginnie Mae, Farmer Mac or any other person specified in the accompanying prospectus supplement.

Certificate Accounts	Each trust fund will include one or more accounts established and maintained on behalf of the certificateholders. All payments and collections received or advanced with respect to the mortgage assets and other assets in the trust fund will be deposited into those accounts. A certificate account may be maintained as an interest bearing or a non-interest bearing account, and funds may be held as cash or reinvested.

Credit Support	The following types of credit support may be used to enhance the likelihood of distributions on certain classes of certificates:

• subordination of one or more classes of certificates;

• over collateralization;

• letters of credit;

• insurance policies;

• bonds;

• repurchase obligations;

• guarantees;

• reserve funds; and/or

• a combination of any of the above.

Cash Flow Agreements	Cash flow agreements are used to reduce the effects of interest rate or currency exchange rate fluctuations on the underlying mortgage assets or on one or more classes of certificates and increase the likelihood of timely distributions on the certificates or such classes of certificates, as the case may be. The trust fund may include any of the following types of cash flow agreements:

• guaranteed investment contracts;

• interest rate swap or exchange contracts;

• interest rate cap or floor agreements;

9

• currency exchange agreements; and/or

• yield supplement agreements.

Pre-Funding Account; Capitalized Interest Account

A trust fund may use monies deposited into a pre-funding account to acquire additional mortgage assets following a closing date for the related series of certificates. The amount on deposit in a pre-funding account will not exceed 25% of the pool balance of the trust fund as of the cut-off date on which the ownership of the mortgage loans and rights to payment thereon are deemed transferred to the trust fund, as specified in the accompanying prospectus supplement. The depositor will select any additional mortgage assets using criteria that is substantially similar to the criteria used to select the mortgage assets included in the trust fund on the closing date.

If provided in the accompanying prospectus supplement, a trust fund also may include amounts on deposit in a separate capitalized interest account. The depositor may use amounts on deposit in a capitalized interest account to supplement investment earnings, if any, of amounts on deposit in the pre-funding account, supplement interest collections of the trust fund, or such other purpose as specified in the accompanying prospectus supplement.

Amounts on deposit in any pre-funding account or any capitalized interest account will be held in cash or invested in short-term investment grade obligations. Amounts remaining on deposit in any pre-funding account and any capitalized interest account after the end of the related pre-funding period will be distributed to certificateholders as described in the accompanying prospectus supplement.

Description of Certificates	Each series of certificates will include one or more classes. Each series of certificates will represent in the aggregate the entire beneficial ownership interest in the related trust fund. The offered certificates are the classes of certificates being offered to you pursuant to the accompanying prospectus supplement. The non-offered certificates are the classes of certificates not being offered to you pursuant to the accompanying prospectus supplement. Information on the non-offered certificates is being provided solely to assist you in your understanding of the offered certificates.

Distributions on Certificates	The certificates may provide for different methods of distributions to specific classes. Any class of certificates may:

• provide for the accrual of interest thereon based on fixed, variable or floating rates;

• be senior or subordinate to one or more other classes of certificates with respect to interest or principal distribution and the allocation of losses on the assets of the trust fund;

10

• be entitled to principal distributions, with disproportionately low, nominal or no interest distributions;

• be entitled to interest distributions, with disproportionately low, nominal or no principal distributions;

• provide for distributions of principal or accrued interest only after the occurrence of certain events, such as the retirement of one or more other classes of certificates;

• provide for distributions of principal to be made at a rate that is faster or slower than the rate at which payments are received on the mortgage assets in the related trust fund;

• provide for distributions of principal sequentially, based on specified payment schedules or other methodologies; and

• provide for distributions based on a combination of any of the above features.

Interest on each class of offered certificates of each series will accrue at the applicable pass-through rate on the outstanding certificate balance or notional amount. Distributions of interest with respect to one or more classes of certificates may be reduced to the extent of certain delinquencies, losses and other contingencies described in this prospectus and the accompanying prospectus supplement.

The certificate balance of a certificate outstanding from time to time represents the maximum amount that the holder thereof is then entitled to receive in respect of principal from future cash flow on the assets in the related trust fund. Unless otherwise specified in the accompanying prospectus supplement, distributions of principal will be made on each distribution date to the class or classes of certificates entitled thereto until the certificate balance of such certificates is reduced to zero. Distributions of principal to any class of certificates will be made on a pro rata basis among all of the certificates of such class.

Advances	A servicer may be obligated as part of its servicing responsibilities to make certain advances with respect to delinquent scheduled payments and property related expenses which it deems recoverable. The trust fund may be charged interest for any advance. We will not have any responsibility to make such advances. One of our affiliates may have the responsibility to make such advances, but only if that affiliate is acting as a servicer or master servicer for the related series of certificates.

Termination	A series of certificates may be subject to optional early termination through the repurchase of the mortgage assets in the related trust fund.

11

Registration of Certificates	One or more classes of the offered certificates may be initially represented by one or more certificates registered in the name of Cede & Co. as the nominee of The Depository Trust Company. If your offered certificates are so registered, you will not be entitled to receive a definitive certificate representing your interest except in the event that physical certificates are issued under the limited circumstances described in this prospectus and the accompanying prospectus supplement.

Tax Status of the Certificates	The certificates of each series will constitute either:

• “regular interests” or “residual interests” in a trust fund treated as a “real estate mortgage investment conduit” under the Internal Revenue Code of 1986, as amended;

• interests in a trust fund treated as a grantor trust under applicable provisions of the Internal Revenue Code of 1986, as amended; or

• any combination of any of the above features.

ERISA Considerations	If you are a fiduciary of an employee benefit plan or other retirement plan or arrangement that is subject to the Employee Retirement Income Security Act of 1974, as amended, or Section 4975 of the Internal Revenue Code of 1986, as amended, or any materially similar federal, state or local law, or any person who proposes to use “plan assets” of any of these plans to acquire any offered certificates, you should carefully review with your legal counsel whether the purchase or holding of any offered certificates could give rise to transactions not permitted under these laws. The accompanying prospectus supplement will specify if investment in some certificates may require a representation that the investor is not (or is not investing on behalf of) a plan or similar arrangement or if other restrictions apply.

Legal Investment	The accompanying prospectus supplement will specify whether the offered certificates will constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended. If your investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities, then you may be subject to restrictions on investment in the offered certificates. You should consult your own legal advisors for assistance in determining the suitability of and consequences to you of the purchase, ownership and sale of the offered certificates. See “Legal Investment” herein.

Rating	At the date of issuance, as to each series, each class of offered certificates will not be rated lower than investment grade by one or more nationally recognized statistical rating agencies. A security rating is not a recommendation to buy, sell or hold securities and may be subject to qualification, revision or withdrawal at any time by the assigning rating organization.

12

RISK FACTORS

You should consider the following risk factors, in addition to the risk factors in the accompanying prospectus supplement, in deciding whether to purchase any of the offered certificates. The risks and uncertainties described below, together with those described in the accompanying prospectus supplement under “RISK FACTORS”, summarize the material risks relating to your certificates.

Your Ability to Resell Certificates May Be Limited Because of Their Characteristics	You may not be able to resell your certificates and the value of your certificates may be less than you anticipated for a variety of reasons including:

• a secondary market for your certificates may not develop;

• interest rate fluctuations;

• the absence of redemption rights; and

• the limited sources of information about the certificates other than that provided in this prospectus, the accompanying prospectus supplement and the monthly report to certificateholders.

The Assets of the Trust Fund May Not Be Sufficient to Pay Your Certificates

Unless otherwise specified in the accompanying prospectus supplement, neither the offered certificates of any series nor the mortgage assets in the related trust fund will be guaranteed or insured by us or any of our affiliates, by any governmental agency or instrumentality or by any other person. No offered certificate of any series will represent a claim against or security interest in the trust fund for any other series. Accordingly, if the related trust fund has insufficient assets to make payments on the certificates, there will be no other assets available for payment of the deficiency.

Additionally, the trustee, master servicer, special servicer or other specified person may under certain circumstances withdraw some amounts on deposit in certain funds or accounts constituting part of a trust fund, including the certificate account and any accounts maintained as credit support, as described in the accompanying prospectus supplement. The trustee, master servicer, special servicer or other specified person may have the authority to make these withdrawals for purposes other than the payment of principal of or interest on the related series of certificates.

The accompanying prospectus supplement for a series of certificates may provide for one or more classes of certificates that are subordinate to one or more other classes of certificates in entitlement to certain distributions on the certificates. On any distribution date in which the related trust fund has incurred losses or shortfalls in collections on the mortgage assets, the subordinate certificates initially will bear the amount of such losses or shortfalls and, thereafter, the remaining classes of certificates will bear the remaining amount of such losses or shortfalls. The priority, manner and limitations on the allocation of losses and shortfalls will be specified in the accompanying prospectus supplement.

13

Prepayments and Repurchases of the Mortgage Assets Will Affect the Timing of Your Cash Flow and May Affect Your Yield

Prepayments (including those caused by defaults on the mortgage loans and repurchases for breach of representation or warranty) on the mortgage loans in a trust fund generally will result in a faster rate of principal payments on one or more classes of the related certificates than if payments on such mortgage assets were made as scheduled. Thus, the prepayment experience on the mortgage assets may affect the average life of each class of related certificates. The rate of principal payments on mortgage loans varies between pools and from time to time is influenced by a variety of economic, demographic, geographic, social, tax, legal and other factors.

We cannot provide any assurance as to the rate of prepayments on the mortgage loans in any trust fund or that such rate will conform to any model described in this prospectus or in any prospectus supplement. As a result, depending on the anticipated rate of prepayment for the mortgage loans in any trust fund, the retirement of any class of certificates could occur significantly earlier or later than you expected.

The rate of voluntary prepayments will also be affected by:

• the voluntary prepayment terms of the mortgage loan, including prepayment lock-out periods and prepayment premiums;

• then-current interest rates being charged on similar mortgage loans; and

• the availability of mortgage credit.

A series of certificates may include one or more classes of certificates with entitlements to payments prior to other classes of certificates. As a result, yields on classes of certificates with a lower priority of payment, including classes of offered certificates, of such series may be more sensitive to prepayments on mortgage assets. A series of certificates may include one or more classes offered at a significant premium or discount. Yields on such classes of certificates will be sensitive, and in some cases extremely sensitive, to prepayments on mortgage assets and, where the amount of interest payable with respect to a class is disproportionately high, as compared to the amount of principal, a holder might, in some prepayment scenarios, fail to recoup its original investment.

If a mortgage loan is in default, it may not be possible to collect a prepayment premium. No person will be required to pay any premium if a mortgage loan is repurchased for a breach of representation or warranty.

The yield on your certificates may be less than anticipated because:

• the prepayment premium or yield maintenance required under certain prepayment scenarios may not be enforceable in some states or under federal bankruptcy laws; and

14

• some courts may consider the prepayment premium to be usurious.

Loans Not Insured or Guaranteed	Generally, the mortgage loans included in the trust fund will not be an obligation of, or be insured or guaranteed by, any governmental entity, by any private mortgage insurer, or by the depositor, the sponsor, the mortgage loan sellers, the underwriters, the master servicer, the special servicer, the trustee or any of their respective affiliates.

However, in certain circumstances a mortgage loan seller will be obligated to repurchase or substitute a mortgage loan sold by it if:

•      there is a defect or omission with respect to certain of the documents relating to such mortgage loan, and such defect or omission materially and adversely affects the value of a mortgage loan or the interests of certificateholders therein; or

•      certain of their respective representations or warranties concerning such mortgage loan are breached, and such defect or breach materially and adversely affects the value of such mortgage loan or the interests of the certificateholders therein and is not cured as required.

We cannot provide assurance that the applicable mortgage loan seller will be in a financial position to make such a repurchase or substitution.

Optional Early Termination of the Trust Fund May Result in an Adverse Impact on Your Yield or May Result in a Loss

A series of certificates may be subject to optional early termination by means of the repurchase of the mortgage assets in the related trust fund. We cannot assure you that the proceeds from a sale of the mortgage assets will be sufficient to distribute the outstanding certificate balance plus accrued interest and any undistributed shortfalls in interest accrued on the certificates that are subject to the termination. Accordingly, the holders of such certificates may suffer an adverse impact on the overall yield on their certificates, may experience repayment of their investment at an unpredictable and inopportune time or may even incur a loss on their investment.

Ratings Do Not Guarantee Payment and Do Not Address Prepayment Risks

Any rating assigned by a rating agency to a class of offered certificates will reflect only its assessment of the likelihood that holders of certificates of such class will receive payments to which such certificateholders are entitled under the related pooling and servicing agreement. Ratings do not address:

• the likelihood that principal prepayments (including those caused by defaults) on the related mortgage loans will be made;

• the degree to which the rate of prepayments on the related mortgage loans might differ from that originally anticipated;

15

• the likelihood of early optional termination of the related trust fund;

• the possibility that prepayments on the related mortgage loans at a higher or lower rate than anticipated by an investor may cause such investor to experience a lower than anticipated yield; or

• the possibility that an investor that purchases an offered certificate at a significant premium might fail to recoup its initial investment under certain prepayment scenarios.

The amount, type and nature of credit support, if any, provided with respect to a series of certificates will be determined on the basis of criteria established by each rating agency rating classes of certificates of such series. Those criteria are sometimes based upon an actuarial analysis of the behavior of mortgage loans in a larger group. However, we cannot provide assurance that the historical data supporting any such actuarial analysis will accurately reflect future experience, or that the data derived from a large pool of mortgage loans will accurately predict the delinquency, foreclosure or loss experience of any particular pool of mortgage loans. In other cases, a rating agency may base their criteria upon determinations of the values of the mortgaged properties that provide security for the mortgage loans. However, we cannot provide assurance that those values will not decline in the future.

Book-Entry Registration	Each series of certificates will be initially represented by one or more certificates registered in the name of Cede & Co., as the nominee for DTC, and will not be registered in the name of an individual investor. As a result, investors will not be recognized as a certificateholder, or holder of record of their certificates.

Unused Amounts in Pre-Funding Accounts May Be Returned to You as a Prepayment

The accompanying prospectus supplement will disclose when we are using a pre-funding account to purchase additional mortgage assets in connection with the issuance of certificates. Amounts on deposit in a pre-funding account that are not used to acquire additional mortgage assets by the end of the pre-funding period for a series of certificates may be distributed to holders of those certificates as a prepayment of principal, which may materially and adversely affect the yield on those certificates.

Additional Compensation and Certain Reimbursements to the Servicer Will Affect Your Right to Receive Distributions

To the extent described in the accompanying prospectus supplement, the master servicer, the special servicer or the trustee, as applicable, will be entitled to receive interest on unreimbursed advances and unreimbursed servicing expenses. The right of the master servicer, the special servicer or the trustee to receive such payments of interest is senior to the rights of certificateholders to receive distributions on the offered certificates and, consequently, may result in additional trust fund expenses being allocated to the offered certificates that would not have resulted absent the accrual of such certificates that

16

would not have resulted absent the accrual of such interest. In addition, the special servicer will receive a fee with respect to each specially serviced mortgage loan and any collections thereon, including specially serviced mortgage loans which have been returned to performing status. This will result in shortfalls which may be allocated to the offered certificates.

Additional Mortgage Assets Acquired in Connection with the Use of a Pre-Funding Account May Change the Aggregate Characteristics of a Trust Fund

Any additional mortgage assets acquired by a trust fund with funds in a pre-funding account may possess substantially different characteristics than the mortgage assets in the trust fund on the closing date for a series of certificates. Therefore, the aggregate characteristics of a trust fund following the pre-funding period may be substantially different than the characteristics of a trust fund on the closing date for that series of certificates.

Net Operating Income Produced by a Mortgaged Property May Be Inadequate to Repay the Mortgage Loans

The value of a mortgage loan secured by a multifamily or commercial property is directly related to the net operating income derived from that property because the ability of a borrower to repay a loan secured by an income-producing property typically depends primarily upon the successful operation of that property rather than upon the existence of independent income or assets of the borrower. The reduction in the net operating income of the property may impair the borrower’s ability to repay the loan.

Many of the mortgage loans included in a trust fund may be secured by liens on owner-occupied mortgaged properties or on mortgaged properties leased to a single tenant. Accordingly, a decline in the financial condition of the borrower or single tenant may have a disproportionately greater effect on the net operating income from such mortgaged properties than would be the case with respect to mortgaged properties with multiple tenants.

Future Cash Flow and Property Values Are Not Predictable

A number of factors, many beyond the control of the property owner, may affect the ability of an income producing real estate project to generate sufficient net operating income to pay debt service and/or to maintain its value. Among these factors are:

• economic conditions generally and in the area of the project;

• the age, quality, functionality and design of the project;

• the degree to which the project competes with other projects in the area;

• changes or continued weakness in specific industry segments;

• increases in operating costs;

17

• the willingness and ability of the owner to provide capable property management and maintenance;

•      the degree to which the project’s revenue is dependent upon a single tenant or user, a small group of tenants, tenants concentrated in a particular business or industry and the competition to any such tenants;

• an increase in the capital expenditures needed to maintain the properties or make improvements;

• a decline in the financial condition of a major tenant;

• the location of a mortgaged property;

• whether a mortgaged property can be easily converted (or converted at all) to alternative uses;

• an increase in vacancy rates;

• perceptions regarding the safety, convenience and attractiveness of such properties;

• vulnerability to litigation by tenants and patrons; and

• environmental contamination.

Many of the mortgaged properties securing mortgage loans included in the trust fund have leases that expire or may be subject to tenant termination rights prior to the maturity date of the related mortgage loan. Certain of such loans may be leased entirely to a single tenant.

If leases are not renewed or replaced, if tenants default, if rental rates fall and/or if operating expenses increase, the borrower’s ability to repay the loan may be impaired and the resale value of the property, which is substantially dependent upon the property’s ability to generate income, may decline. Even if borrowers successfully renew leases or relet vacated space, the costs associated with reletting, including tenant improvements, leasing commissions and free rent, can exceed the amount of any reserves maintained for that purpose and reduce cash from the mortgaged properties. Although some of the mortgage loans included in the trust fund related to a particular series of certificates require the borrower to maintain escrows for leasing expenses, there is no guarantee that these reserves will be sufficient. In addition, there are other factors, including changes in zoning or tax laws, restrictive covenants, tenant exclusives and rights of first refusal to lease or purchase, the availability of credit for refinancing and changes in interest rate levels that may adversely affect the value of a project (and/or the borrower’s ability to sell or refinance) without necessarily affecting the ability to generate current income. In addition, certain of the mortgaged properties may be leased in whole or in part by government-sponsored tenants who may have certain rights to cancel their leases or reduce the rent payable with respect to such leases at any time for, among other reasons, lack of appropriations.

18

Other factors are more general in nature, such as:

• national, regional or local economic conditions (including plant and military installation closings, industry slowdowns and unemployment rates);

• local real estate conditions (such as an oversupply of retail space, office space or multifamily housing);

• demographic factors;

• consumer confidence;

• consumer tastes and preferences; and

• changes in building codes and other applicable laws.

The volatility of net operating income will be influenced by many of the foregoing factors, as well as by:

• the length of tenant leases;

• the creditworthiness of tenants;

• in the case of rental properties, the rate at which new rentals occur;

•      the property’s “operating leverage” (i.e., the percentage of total property expenses in relation to revenue, the ratio of fixed operating expenses to those that vary with revenues and the level of capital expenditures required to maintain the property and to retain or replace tenants); and

•      a decline in the real estate market or in the financial condition of a major tenant will tend to have a more immediate effect on the net operating income of properties with short-term revenue sources, such as short-term or month-to-month leases, and may lead to higher rates of delinquency or defaults.

Nonrecourse Loans Limit the Remedies Available Following a Mortgagor Default

The mortgage loans will not be an obligation of, or be insured or guaranteed by, any governmental entity, by any private mortgage insurer, or by the depositor, the originators, the master servicer, the special servicer, the trustee or any of their respective affiliates.

Each mortgage loan included in a trust fund generally will be a nonrecourse loan. If there is a default (other than a default resulting from voluntary bankruptcy, fraud or willful misconduct) there will generally only be recourse against the specific mortgaged properties and other assets that have been pledged to secure such mortgage loan. Even if a mortgage loan provides for recourse to a mortgagor or its affiliates, it is unlikely the trust fund ultimately could recover any amounts not covered by the mortgaged property.

19

Terrorist Attacks and Military Conflicts May Adversely Affect Your Investment

On September 11, 2001, the United States was subjected to multiple terrorist attacks which resulted in considerable uncertainty in the world financial markets. The full impact of these events is not yet known but could include, among other things, increased volatility in the price of securities including your certificates. The terrorist attacks may also adversely affect the revenues or costs of operation of the mortgaged properties. The terrorist attacks on the World Trade Center and the Pentagon suggest an increased likelihood that large public areas such as shopping malls or large office buildings could become the target of terrorist attacks in the future. The possibility of such attacks could (i) lead to damage to one or more of the mortgaged properties if any such attacks occur, (ii) result in higher costs for security and insurance premiums, particularly for large properties, which could adversely affect the cash flow at those mortgaged properties, or (iii) impact leasing patterns or shopping patterns which could adversely impact leasing revenue and mall traffic and percentage rent. As a result, the ability of the mortgaged properties to generate cash flow may be adversely affected. See “—Insurance Coverage on Mortgaged Properties May Not Cover Special Hazard Losses” in this prospectus.

Terrorist attacks in the United States, incidents of terrorism occurring outside the United States and the military conflict in Iraq and elsewhere may significantly reduce air travel throughout the United States, and, therefore, continue to have a negative effect on revenues in areas heavily dependent on tourism. Any decrease in air travel may have a negative effect on certain of the mortgaged properties, including hotel mortgaged properties and those mortgaged properties located in tourist areas, which could reduce the ability of such mortgaged properties to generate cash flow.

It is uncertain what continued effect armed conflict involving the United States, including the recent war between the United States and Iraq or any future conflict with any other country, will have on domestic and world financial markets, economies, real estate markets, insurance costs or business segments. Foreign or domestic conflicts of any kind could have an adverse effect on the mortgaged properties.

Accordingly, these disruptions, uncertainties and costs could materially and adversely affect an investor’s investment in the certificates.

Risks Associated with Commercial Lending May Be Different Than for Residential Lending

Commercial and multifamily lending is generally viewed as exposing a lender (and your investment in the trust fund) to a greater risk of loss than lending which is secured by single family residences, in part because it typically involves making larger loans to single borrowers or groups of related mortgagors. In addition, unlike loans which are secured by single family residences, repayment of loans secured by commercial and multifamily properties depends upon the ability of the related real estate project:

20

• to generate income sufficient to pay debt service, operating expenses and leasing commissions and to make necessary repairs, tenant improvements and capital improvements; and

•      in the case of loans that do not fully amortize over their terms, to retain sufficient value to permit the borrower to pay off the loan at maturity through a sale or refinancing of the mortgaged property.

Special Risks of Mortgage Loans Secured by Multifamily Properties

Multifamily projects are part of a market that, in general, is characterized by low barriers to entry. Thus, a particular apartment market with historically low vacancies could experience substantial new construction and a resultant oversupply of units in a relatively short period of time. Since multifamily apartment units are typically leased on a short term basis, the tenants who reside in a particular project within such a market may easily move to alternative projects with more desirable amenities or locations. Additionally, mortgage loans secured by multifamily properties may constitute a material concentration of the mortgage loans in a trust fund. Adverse economic conditions, either local, regional or national, may limit the amount of rent that a borrower may charge for rental units, and may result in a reduction in timely rent payments or a reduction in occupancy levels. Occupancy and rent levels may also be affected by:

• construction of additional housing units;

• the physical attributes of the apartment building (for example, its age, appearance and construction quality);

• the location of the property (for example, a change in the neighborhood over time);

• the ability of management to provide adequate maintenance and insurance;

• the types of services and amenities that the property provides;

• the property’s reputation;

• the tenant mix, such as the tenant population being predominantly students or being heavily dependent on workers from a particular business or personnel from a local military base;

• dependence upon governmental programs that provide rent subsidies to tenants pursuant to tenant voucher programs or tax credits to developers to provide certain types of development;

• the presence of competing properties;

• state or local regulations;

• adverse local or national economic conditions;

21

• local military base closings;

• developments at local colleges and universities;

• national, regional and local politics, including, in the case of multifamily rental properties, current or future rent stabilization and rent control laws and agreements;

• the level of mortgage interest rates, which may encourage tenants in multifamily rental properties to purchase housing; and

•      the possibility that some eligible tenants may not find any differences in rents between subsidized or supported properties and other multifamily rental properties in the same area to be a sufficient economic incentive to reside at a subsidized or supported property, which may have fewer amenities or otherwise be less attractive as a residence.

Furthermore, multifamily projects may be subject to various tax credit, city, state and federal housing subsidies, rent stabilization or similar programs. The limitations and restrictions imposed by these programs could result in realized loses on the mortgage loans. In addition, in the event that the program is cancelled, it could result in less income for the project. These programs may include:

• rent limitations that could adversely affect the ability of borrowers to increase rents to maintain the condition of their mortgaged properties and satisfy operating expenses; and

• tenant income restrictions that may reduce the number of eligible tenants in those mortgaged properties and result in a reduction in occupancy rates.

The differences in rents between subsidized or supported properties and other multifamily rental properties in the same area may not be a sufficient economic incentive for some eligible tenants to reside at a subsidized or supported property that may have fewer amenities or be less attractive as a residence. As a result, occupancy levels at a subsidized or supported property may decline, which may adversely affect the value and successful operation of such property.

All of these conditions and events may increase the possibility that a borrower may be unable to meet its obligations under its mortgage loan.

The multifamily projects market is characterized generally by low barriers to entry. Thus, a particular apartment market with historically low vacancies could experience substantial new construction, and a resultant oversupply of units, in a relatively short period of time. Because multifamily apartment units are typically leased on a short-term basis, the tenants who reside in a particular project within such a market may easily move to alternative projects with more desirable amenities or locations.

22

Special Risks of Mortgage Loans Secured by Retail Properties

Mortgage loans secured by retail properties may constitute a material concentration of the mortgage loans in a trust fund. In the case of retail properties, the failure of an anchor, shadow anchor or major tenant to renew its lease, the termination of an anchor, shadow anchor or major tenant’s lease, the bankruptcy or economic decline of an anchor, shadow anchor or major tenant, or the cessation of the business of an anchor, shadow anchor or major tenant at its store, notwithstanding that such tenant may continue payment of rent after “going dark,” may have a particularly negative effect on the economic performance of a shopping center property given the importance of anchor tenants, shadow anchor tenants and major tenants in attracting traffic to other stores within the same shopping center. In addition, the failure of one or more major tenants, such as an anchor or shadow anchor tenant, to operate from its premises may entitle other tenants to rent reductions or the right to terminate their leases. See “—The Failure of a Tenant Will Have a Negative Impact on Single and Tenant Concentration Properties” in the accompanying prospectus supplement. Significant factors determining the value of retail properties are:

• the quality of the tenants; and

• the fundamental aspects of real estate such as location and market demographics.

The correlation between the success of tenant businesses and property value is more direct with respect to retail properties than other types of commercial property because a significant component of the total rent paid by retail tenants is often tied to a percentage of gross sales. Significant tenants at a retail property play an important part in generating customer traffic and making a retail property a desirable location for other tenants at that property. Accordingly, retail properties may be adversely affected if a significant tenant ceases operations at those locations, which may occur on account of a voluntary decision not to renew a lease, bankruptcy or insolvency of the tenant, the tenant’s general cessation of business activities or for other reasons. In addition, some tenants at retail properties may be entitled to terminate their leases or pay reduced rent if an anchor tenant ceases operations at the property. In those cases, we cannot provide assurance that any anchor tenants will continue to occupy space in the related shopping centers.

Shopping centers, in general, are affected by the health of the retail industry. In addition, a shopping center may be adversely affected by the bankruptcy or decline in drawing power of an anchor tenant, the risk that an anchor tenant may vacate notwithstanding that tenant’s continuing obligation to pay rent, a shift in consumer demand due to demographic changes (for example, population decreases or changes in average age or income) and/or changes in consumer preference (for example, to discount retailers).

23

Unlike other income producing properties, retail properties also face competition from sources outside a given real estate market, such as:

• catalogue retailers;

• home shopping networks;

• the internet;

• telemarketing; and

• outlet centers.

Continued growth of these alternative retail outlets (which are often characterized by lower operating costs) could adversely affect the rents collectible at the retail properties which secure mortgage loans in a trust fund.

In the case of retail properties, the failure of an anchor, shadow anchor or major tenant to renew its lease, the termination of an anchor, shadow anchor or major tenant’s lease, the bankruptcy or economic decline of an anchor, shadow anchor or major tenant, or the cessation of the business of an anchor, shadow anchor or major tenant at its store, notwithstanding that such tenant may continue payment of rent after “going dark,” may have a particularly negative effect on the economic performance of a shopping center property given the importance of anchor tenants, shadow anchor tenants and major tenants in attracting traffic to other stores within the same shopping center. In addition, the failure of one or more major tenants, such as an anchor or shadow anchor tenant, to operate from its premises may entitle other tenants to rent reductions or the right to terminate their leases. See “—The Failure of a Tenant Will Have a Negative Impact on Single and Tenant Concentration Properties” in the accompanying prospectus supplement.

Special Risks of Mortgage Loans Secured by Hospitality Properties	Hospitality properties are affected by various factors, including:

• location;

• quality;

• management ability;

• amenities;

• franchise affiliation (or lack thereof);

• continuing expenditures for modernizing, refurbishing and maintaining existing facilities prior to the expiration of their anticipated useful lives;

• a deterioration in the financial strength or managerial capabilities of the owner and operator of a hotel;

24

• changes in travel patterns caused by changes in access, energy prices, strikes, relocation of highways, the construction of additional highways or other factors;

• adverse economic conditions, either local, regional or national, which may limit the amount that may be charged for a room and may result in a reduction in occupancy levels; and

• construction of competing hotels or motels, which may also limit the amount that may be charged for a room and may result in a reduction in occupancy levels.

Because hotel rooms generally are rented for short periods of time, hospitality properties tend to be affected more quickly by adverse economic conditions and competition than other commercial properties.

The performance of a hotel property affiliated with a franchise or hotel management company depends in part on:

• the continued existence and financial strength of the franchisor or hotel management company;

• the public perception of the franchise or hotel chain service mark; and

• the duration of the franchise licensing or management agreements.

Any provision in a franchise agreement or management agreement providing for termination because of a bankruptcy of a franchisor or manager generally will not be enforceable. Replacement franchises may require significantly higher fees.

The transferability of franchise license agreements may be restricted. In the event of a foreclosure, the lender or its agent may not have the right to use the franchise license without the franchisor’s consent. Conversely, in the case of certain mortgage loans, the lender may be unable to remove a franchisor or a hotel management company that it desires to replace following a foreclosure.

Furthermore, the ability of a hotel to attract customers, and some of such hotel’s revenues, may depend in large part on its having a liquor license. Such a license may not be transferable (for example, in connection with a foreclosure).

Moreover, the hotel and lodging industry is generally seasonal in nature; different seasons affect different hotels depending on type and location. This seasonality can be expected to cause periodic fluctuations in a hospitality property’s room and restaurant revenues, occupancy levels, room rates and operating expenses. In addition, the events of September 11, 2001 have had an adverse impact on the tourism and convention industry. See “—Terrorist Attacks and Military Conflicts May Adversely Affect Your Investment” above.

25

Because hotel rooms generally are rented for short periods of time, the financial performance of hotels tends to be affected by adverse economic conditions and competition more quickly than other commercial properties.

Special Risks of Mortgage Loans Secured by Office Properties	Mortgage loans secured by office properties may constitute a material concentration of the mortgage loans in a trust fund. Significant factors determining the value of office buildings include:

• the quality of an office building’s tenants;

•      the physical attributes of the building in relation to competing buildings (e.g., age, condition, design, access to transportation and ability to offer certain amenities, such as sophisticated building systems);

• the desirability of the area as a business location; and

• the strength, stability and nature of the local economy (including labor costs and quality, tax environment and quality of life for employees).

An economic decline in the business operated by the tenants may adversely affect an office building. That risk is increased if revenue is dependent on a single tenant or if there is a significant concentration of tenants in a particular business or industry.

Office buildings are also subject to competition with other office properties in the same market. Competition is affected by a property’s:

• age;

• condition;

• design (e.g., floor sizes and layout);

• access to transportation; and

•      ability or inability to offer certain amenities to its tenants, including sophisticated building systems (such as fiber optic cables, satellite communications or other base building technological features).

The success of an office building also depends on the local economy. A company’s decision to locate office headquarters in a given area, for example, may be affected by such factors as labor cost and quality, tax environment and quality of life issues such as schools and cultural amenities. A central business district may have an economy which is markedly different from that of a suburb. The local economy and the financial condition of the owner will impact on an office building’s ability to attract stable tenants on a consistent basis. In addition, the cost of refitting office space for a new tenant is often more costly than for other property types.

26

Special Risks Associated with Residential Healthcare Facilities

Residential healthcare facilities pose risks not associated with other types of income-producing real estate. Providers of long-term nursing care, assisted living and other medical services are subject to federal and state laws that relate to the adequacy of medical care, distribution of pharmaceuticals, rate setting, equipment, personnel, operating policies and additions to and maintenance of facilities and services. Providers also are affected by the reimbursement policies of private insurers to the extent that providers are dependent on patients whose fees are reimbursed by such insurers.

The failure of a borrower to maintain or renew any required license or regulatory approval could prevent it from continuing operations at a mortgaged property (in which case no revenues would be received from such property or portion thereof requiring licensing) or, if applicable, bar it from participation in government reimbursement programs.

In the event of foreclosure, we cannot ensure that the trustee or any other purchaser at a foreclosure sale would be entitled to the rights under such licenses and such party may have to apply in its own right for such a license.

We also cannot provide assurance that a new license could be obtained or that the related mortgaged property would be adaptable to other uses following a foreclosure.

To the extent any residential healthcare facility receives a significant portion of its revenues from government reimbursement programs, primarily Medicaid and Medicare, such revenue may be subject to statutory and regulatory changes, retroactive rate adjustments, administrative rulings, policy interpretations, delays by fiscal intermediaries and government funding restrictions.

Governmental payors have employed cost-containment measures that limit payments to healthcare providers, and there are currently under consideration various proposals in the United States Congress that could materially change or curtail those payments. Accordingly, we can give no assurance that payments under government reimbursement programs will, in the future, be sufficient to fully reimburse the cost of caring for program beneficiaries. If not, net operating income of the mortgaged properties that receive substantial revenues from those sources, and consequently the ability of the related borrowers to meet their mortgage loan obligations, could be adversely affected.

Under applicable federal and state laws and regulations, including those that govern Medicare and Medicaid programs, only the provider who actually furnished the related medical goods and services may sue for or enforce its right to reimbursement. Accordingly, in the event of foreclosure, none of the trustee, the master servicer or a subsequent lessee or operator of the property would generally be entitled to obtain from federal or state governments any outstanding reimbursement payments relating to services furnished at the respective properties prior to such foreclosure.

27

Other factors that may adversely affect the value and successful operation of a residential healthcare property include:

• increasing governmental regulation and supervision;

• a decline in the financial health, skill or reputation of the operator;

• increased operating expenses; and

• competing facilities owned by non profit organizations or government agencies supported by endowments, charitable contributions, tax revenues, or other sources.

Special Risks of Mortgage Loans Secured by Warehouse and Self Storage Facilities	Mortgage loans secured by warehouse and storage facilities may constitute a material concentration of the mortgage loans in a trust fund. The storage facilities market contains low barriers to entry.

Increased competition among self storage facilities may reduce income available to repay mortgage loans secured by a self storage facility. In addition, due to the short-term nature of self storage leases, self storage properties also may be subject to more volatility in terms of supply and demand than loans secured by other types of properties.

Because of the construction utilized in connection with certain self storage facilities, it might be difficult or costly to convert such a facility to an alternative use. Thus, the liquidation value of self storage properties may be substantially less than would be the case if the same were readily adaptable to other uses.

In addition, it is difficult to assess the environmental risks posed by such facilities due to tenant privacy, anonymity and unsupervised access to such facilities. Therefore, such facilities may pose additional environmental risks to investors. The environmental site assessments discussed in the accompanying prospectus supplement did not include an inspection of the contents of the self-storage units included in the self storage properties. We therefore cannot provide assurance that all of the units included in the self storage properties are free from hazardous substances or other pollutants or contaminants or will remain so in the future. See “—Environmental Laws May Adversely Affect the Value Of and Cash Flow From a Mortgaged Property” in the accompanying prospectus supplement.

28

Special Risks of Mortgage Loans Secured by Healthcare-Related Properties	The mortgaged properties may include health care-related facilities, including senior housing, assisted living facilities, skilled nursing facilities and acute care facilities.

•      Senior housing generally consists of facilities with respect to which the residents are ambulatory, handle their own affairs and typically are couples whose children have left the home and at which the accommodations are usually apartment style;

•      Assisted living facilities are typically single or double room occupancy, dormitory-style housing facilities which provide food service, cleaning and some personal care and with respect to which the tenants are able to medicate themselves but may require assistance with certain daily routines;

• Skilled nursing facilities provide services to post trauma and frail residents with limited mobility who require extensive medical treatment; and

• Acute care facilities generally consist of hospital and other facilities providing short-term, acute medical care services.

Certain types of health care-related properties, particularly acute care facilities, skilled nursing facilities and some assisted living facilities, typically receive a substantial portion of their revenues from government reimbursement programs, primarily Medicaid and Medicare. Medicaid and Medicare are subject to statutory and regulatory changes, retroactive rate adjustments, administrative rulings, policy interpretations, delays by fiscal intermediaries and government funding restrictions. Moreover, governmental payors have employed cost-containment measures that limit payments to health care providers, and there exist various proposals for national health care reform that could further limit those payments. Accordingly, we cannot provide assurance that payments under government reimbursement programs will, in the future, be sufficient to fully reimburse the cost of caring for program beneficiaries. If those payments are insufficient, net operating income of health care-related facilities that receive revenues from those sources may decline, which consequently could have an adverse affect on the ability of the related borrowers to meet their obligations under any mortgage loans secured by health care-related facilities.

Moreover, health care-related facilities are generally subject to federal and state laws that relate to the adequacy of medical care, distribution of pharmaceuticals, rate setting, equipment, personnel, operating policies and additions to facilities and services. In addition, facilities where such care or other medical services are provided are subject to periodic inspection by governmental authorities to determine compliance with various standards necessary to continued licensing under state law and continued participation in the Medicaid and Medicare reimbursement programs. Furthermore, under applicable federal and state laws and regulations, Medicare and Medicaid

29

reimbursements are generally not permitted to be made to any person other than the provider who actually furnished the related medical goods and services. Accordingly, in the event of foreclosure, the trustee, the master servicer, the special servicer or a subsequent lessee or operator of any health care-related facility securing a defaulted mortgage loan generally would not be entitled to obtain from federal or state governments any outstanding reimbursement payments relating to services furnished at such property prior to foreclosure. Any of the aforementioned events may adversely affect the ability of the related borrowers to meet their mortgage loan obligations.

Providers of assisted living services are also subject to state licensing requirements in certain states. The failure of an operator to maintain or renew any required license or regulatory approval could prevent it from continuing operations at a health care-related facility or, if applicable, bar it from participation in government reimbursement programs. In the event of foreclosure, we cannot provide assurance that the trustee or any other purchaser at a foreclosure sale would be entitled to the rights under the licenses, and the trustee or other purchaser may have to apply in its own right for the applicable license. We cannot provide assurance that the trustee or other purchaser could obtain the applicable license or that the related mortgaged property would be adaptable to other uses.

Government regulation applying specifically to acute care facilities, skilled nursing facilities and certain types of assisted living facilities includes health planning legislation, enacted by most states, intended, at least in part, to regulate the supply of nursing beds. The most common method of control is the requirement that a state authority first make a determination of need, evidenced by its issuance of a certificate of need, before a long-term care provider can establish a new facility, add beds to an existing facility or, in some states, take certain other actions (for example, acquire major medical equipment, make major capital expenditures, add services, refinance long-term debt, or transfer ownership of a facility). States also regulate nursing bed supply in other ways. For example, some states have imposed moratoria on the licensing of new beds, or on the certification of new Medicaid beds, or have discouraged the construction of new nursing facilities by limiting Medicaid reimbursements allocable to the cost of new construction and equipment. In general, a certificate of need is site specific and operator specific; it cannot be transferred from one site to another, or to another operator, without the approval of the appropriate state agency. Accordingly, in the case of foreclosure upon a mortgage loan secured by a lien on a health care-related mortgaged property, the purchaser at foreclosure might be required to obtain a new certificate of need or an appropriate exemption. In addition, compliance by a purchaser with applicable regulations may in any case require the engagement of a new operator and the issuance of a new operating license. Upon a foreclosure, a state regulatory agency may be willing to expedite any necessary review and approval process to avoid interruption of care to a facility’s residents, but we cannot provide assurance that any state regulatory agency will do so or that the state regulatory agency will issue any necessary licenses or approvals.

30

Federal and state government “fraud and abuse” laws also apply to health care-related facilities. “Fraud and abuse” laws generally prohibit payment or fee-splitting arrangements between health care providers that are designed to induce or encourage the referral of patients to, or the recommendation of, a particular provider for medical products or services. Violation of these restrictions can result in license revocation, civil and criminal penalties, and exclusion from participation in Medicare or Medicaid programs. The state law restrictions in this area vary considerably from state to state. Moreover, the federal anti-kickback law includes broad language that potentially could be applied to a wide range of referral arrangements, and regulations designed to create “safe harbors” under the law provide only limited guidance. Accordingly, we cannot provide assurance that such laws will be interpreted in a manner consistent with the practices of the owners or operators of the health care-related mortgaged properties that are subject to those laws.

The operators of health care-related facilities are likely to compete on a local and regional basis with others that operate similar facilities, some of which competitors may be better capitalized, may offer services not offered by such operators, or may be owned by non-profit organizations or government agencies supported by endowments, charitable contributions, tax revenues and other sources not available to such operators. The successful operation of a health care-related facility will generally depend upon:

• the number of competing facilities in the local market;

• the facility’s age and appearance;

• the reputation and management of the facility;

• the types of services the facility provides; and

• where applicable, the quality of care and the cost of that care.

The inability of a health care-related mortgaged property to flourish in a competitive market may increase the likelihood of foreclosure on the related mortgage loan, possibly affecting the yield on one or more classes of the related series of offered certificates.

Special Risks of Mortgage Loans Secured by Industrial and Mixed-Use Facilities

Mortgage loans secured by industrial and mixed-use facilities may constitute a material concentration of the mortgage loans in a trust fund. Significant factors determining the value of industrial properties include:

• the quality of tenants;

• building design and adaptability; and

• the location of the property.

31

Concerns about the quality of tenants, particularly major tenants, are similar in both office properties and industrial properties, although industrial properties are more frequently dependent on a single tenant. In addition, properties used for many industrial purposes are more prone to environmental concerns than other property types.

Aspects of building site design and adaptability affect the value of an industrial property. Site characteristics which are valuable to an industrial property include clear heights, column spacing, zoning restrictions, number of bays and bay depths, divisibility, truck turning radius and overall functionality and accessibility. Location is also important because an industrial property requires the availability of labor sources, proximity to supply sources and customers and accessibility to rail lines, major roadways and other distribution channels.

Industrial properties may be adversely affected by reduced demand for industrial space occasioned by a decline in a particular industry segment (e.g. a decline in defense spending), and a particular industrial property that suited the needs of its original tenant may be difficult to relet to another tenant or may become functionally obsolete relative to newer properties. In addition, lease terms with respect to industrial properties are generally for shorter periods of time and may result in a substantial percentage of leases expiring in the same year at any particular industrial property.

Special Risks Associated with Manufactured Housing Properties	Mortgage loans secured by liens on manufactured housing properties pose risks not associated with mortgage loans secured by liens on other types of income-producing real estate.

The successful operation of a manufactured housing property may depend upon the number of other competing residential developments in the local market, such as:

• other manufactured housing properties;

• apartment buildings; and

• site-built single family homes.

Other factors may also include:

• the physical attributes of the community, including its age and appearance;

• location of the manufactured housing property;

• the ability of management to provide adequate maintenance and insurance;

• the types of services or amenities it provides;

32

• the property’s reputation; and

• state and local regulations, including rent control and rent stabilization.

The manufactured housing properties are “special purpose” properties that could not be readily converted to general residential, retail or office use. Thus, if the operation of any of the manufactured housing properties becomes unprofitable due to competition, age of the improvements or other factors such that the borrower becomes unable to meet its obligations on the related mortgage loan, the liquidation value of that manufactured housing property may be substantially less, relative to the amount owing on the related mortgage loan, than would be the case if the manufactured housing property were readily adaptable to other uses.

Poor Property Management Will Adversely Affect the Performance of the Related Mortgaged Property

Each mortgaged property securing a mortgage loan which has been sold into a trust fund is managed by a property manager (which generally is an affiliate of the borrower) or by the borrower itself. The successful operation of a real estate project is largely dependent on the performance and viability of the management of such project. The property manager is responsible for:

• operating the property;

• providing building services;

• responding to changes in the local market; and

•      planning and implementing the rental structure, including establishing levels of rent payments and advising the borrowers so that maintenance and capital improvements can be carried out in a timely fashion.

We cannot provide assurance regarding the performance of any operators, leasing agents and/or property managers or persons who may become operators and/or property managers upon the expiration or termination of management agreements or following any default or foreclosure under a mortgage loan. In addition, the property managers are usually operating companies and unlike limited purpose entities, may not be restricted from incurring debt and other liabilities in the ordinary course of business or otherwise. There can be no assurance that the property managers will at all times be in a financial condition to continue to fulfill their management responsibilities under the related management agreements throughout the terms of those agreements.

33

Property Managers May Experience Conflicts of Interest in Managing Multiple Properties

The managers of the mortgaged properties securing mortgage loans included in the trust fund related to a particular series of certificates and the related borrowers may experience conflicts of interest in the management and/or ownership of such properties because:

• a substantial number of the mortgaged properties are managed by property managers affiliated with the respective borrowers;

•      these property managers also may manage and/or franchise additional properties, including properties that may compete with the mortgaged properties securing the mortgage loans included in the trust fund; and

• affiliates of the managers and/or the borrowers, or the managers and/or the borrowers themselves, also may own other properties, including competing properties.

Condemnations of Mortgaged Properties May Result in Losses

From time to time, there may be condemnations pending or threatened against one or more of the mortgaged properties securing mortgage loans included in the trust fund related to a particular series of certificates. The proceeds payable in connection with a total condemnation may not be sufficient to restore the related mortgaged property or to satisfy the remaining indebtedness of the related mortgage loan. The occurrence of a partial condemnation may have a material adverse effect on the continued use of, or income generation from, the affected mortgaged property. Therefore, we cannot give assurances that the occurrence of any condemnation will not have a negative impact upon distributions on a particular series of certificates.

Balloon Payments on Mortgage Loans Result in Heightened Risk of Borrower Default

Some of the mortgage loans included in a trust fund may not be fully amortizing (or may not amortize at all) over their terms to maturity and, thus, will require substantial principal payments (that is, balloon payments) at their stated maturity. Mortgage loans of this type involve a greater degree of risk than self-amortizing loans because the ability of a borrower to make a balloon payment typically will depend upon either:

• its ability to fully refinance the loan; or

• its ability to sell the related mortgaged property at a price sufficient to permit the borrower to make the balloon payment.

The ability of a borrower to accomplish either of these goals will be affected by a number of factors, including:

• the value of the related mortgaged property;

• the level of available mortgage interest rates at the time of sale or refinancing;

34

• the borrower’s equity in the related mortgaged property;

• the financial condition and operating history of the borrower and the related mortgaged property;

• tax laws;

• rent control laws (with respect to certain residential properties);

• Medicaid and Medicare reimbursement rates (with respect to hospitals and nursing homes);

• prevailing general economic conditions; and

• the availability of credit for loans secured by commercial or multifamily, as the case may be, real properties generally.

The Servicer Will Have Discretion to Handle or Avoid Obligor Defaults in a Manner Which May Be Adverse to Your Interests

If and to the extent specified in the accompanying prospectus supplement defaulted mortgage loans exist or are imminent, in order to maximize recoveries on defaulted mortgage loans, the related pooling and servicing agreement will permit (within prescribed limits) the master servicer or a special servicer to extend and modify mortgage loans that are in default or as to which a payment default is imminent. While the related pooling and servicing agreement generally will require a master servicer to determine that any such extension or modification is reasonably likely to produce a greater recovery on a present value basis than liquidation, we cannot provide assurance that any such extension or modification will in fact increase the present value of receipts from or proceeds of the affected mortgage loans.

In addition, a master servicer or a special servicer may receive a workout fee based on receipts from or proceeds of such mortgage loans that would otherwise be payable to the certificateholders.

Proceeds Received upon Foreclosure of Mortgage Loans Secured Primarily by Junior Mortgages May Result in Losses

To the extent specified in the accompanying prospectus supplement, some of the mortgage loans included in a trust fund may be secured primarily by junior mortgages. When liquidated, mortgage loans secured by junior mortgages are entitled to satisfaction from proceeds that remain from the sale of the related mortgaged property after the mortgage loans senior to such mortgage loans have been satisfied. If there are insufficient funds to satisfy both the junior mortgage loans and senior mortgage loans, the junior mortgage loans would suffer a loss and, accordingly, one or more classes of certificates would bear such loss. Therefore, any risks of deficiencies associated with first mortgage loans will be greater with respect to junior mortgage loans.

35

Credit Support May Not Cover Losses or Risks Which Could Adversely Affect Payment on Your Certificates

The prospectus supplement for the offered certificates of each series will describe any credit support provided with respect to those certificates. Use of credit support will be subject to the conditions and limitations described in this prospectus and in the accompanying prospectus supplement. Moreover, credit support may not cover all potential losses or risks; for example, credit support may or may not cover fraud or negligence by a mortgage loan originator or other parties.

A series of certificates may include one or more classes of subordinate certificates (which may include offered certificates), if so provided in the accompanying prospectus supplement. Although subordination is intended to reduce the risk to holders of senior certificates of delinquent distributions or ultimate losses, the amount of subordination will be limited and may decline under certain circumstances. In addition, if principal payments on one or more classes of certificates of a series are made in a specified order of priority, any limits with respect to the aggregate amount of claims under any related credit support may be exhausted before the principal of the lower priority classes of certificates of such series has been fully repaid. As a result, the impact of losses and shortfalls experienced with respect to the mortgage assets may fall primarily upon those classes of certificates having a lower priority of payment. Moreover, if a form of credit support covers more than one series of certificates, holders of certificates of one series will be subject to the risk that such credit support will be exhausted by the claims of the holders of certificates of one or more other series.

Regardless of the form of credit enhancement provided, the amount of coverage will be limited in amount and in most cases will be subject to periodic reduction in accordance with a schedule or formula. The master servicer will generally be permitted to reduce, terminate or substitute all or a portion of the credit enhancement for any series of certificates if the applicable rating agency indicates that the then-current rating of those certificates will not be adversely affected. The rating of any series of certificates by any applicable rating agency may be lowered following the initial issuance of those certificates as a result of the downgrading of the obligations of any applicable credit support provider, or as a result of losses on the related mortgage assets substantially in excess of the levels contemplated by that rating agency at the time of its initial rating analysis. None of the depositor, the master servicer or any of our or the master servicer’s affiliates will have any obligation to replace or supplement any credit enhancement, or to take any other action to maintain any rating of any series of certificates.

36

Mortgagors of Commercial Mortgage Loans Are Sophisticated and May Take Actions Adverse to Your Interests

Mortgage loans made to partnerships, corporations or other entities may entail risks of loss from delinquency and foreclosure that are greater than those of mortgage loans made to individuals. The mortgagor’s sophistication and form of organization may increase the likelihood of protracted litigation or bankruptcy in default situations.

Some Actions Allowed by the Mortgage May Be Limited by Law

Mortgages securing mortgage loans included in a trust fund may contain a due-on-sale clause, which permits the lender to accelerate the maturity of the mortgage loan if the borrower sells, transfers or conveys the related mortgaged property or its interest in the mortgaged property. Mortgages securing mortgage loans included in a trust fund may also include a debt-acceleration clause, which permits the lender to accelerate the debt upon a monetary or non-monetary default of the borrower. Such clauses are not always enforceable. The courts of all states will enforce clauses providing for acceleration in the event of a material payment default. The equity courts of any state, however, may refuse the foreclosure of a mortgage or deed of trust when an acceleration of the indebtedness would be inequitable or unjust or the circumstances would render the acceleration unconscionable.

Assignment of Leases and Rents to Provide Further Security for Mortgage Loans Poses Special Risks

The mortgage loans included in any trust fund typically will be secured by an assignment of leases and rents pursuant to which the borrower assigns to the lender its right, title and interest as landlord under the leases of the related mortgaged property, and the income derived therefrom, as further security for the related mortgage loan, while retaining a license to collect rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect rents. Some state laws may require that the lender take possession of the mortgaged property and obtain a judicial appointment of a receiver before becoming entitled to collect the rents. In addition, bankruptcy or the commencement of similar proceedings by or in respect of the borrower may adversely affect the lender’s ability to collect the rents.

Inclusion in a Trust Fund of Delinquent Mortgage Loans May Adversely Affect the Rate of Defaults and Prepayments on the Mortgage Loans

If so provided in the accompanying prospectus supplement, the trust fund for a series of certificates may include mortgage loans that are delinquent as of the date they are deposited in the trust fund. A mortgage loan will be considered “delinquent” if it is 30 days or more past its most recently contractual scheduled payment date in payment of all amounts due according to its terms. In any event, at the time of its creation, the trust fund will not include delinquent

37

loans which by principal amount are more than 20% of the aggregate principal amount of all mortgage loans in the trust fund related to a particular series of certificates. If so specified in the accompanying prospectus supplement, the servicing of such mortgage loans will be performed by a special servicer.

Credit support provided with respect to a series of certificates may not cover all losses related to delinquent mortgage loans, and investors should consider the risk that the inclusion of such mortgage loans in the trust fund may adversely affect the rate of defaults and prepayments on the mortgage loans in the trust fund and the yield on the offered certificates of such series.

Environmental Liability May Affect the Lien on a Mortgaged Property and Expose the Lender to Costs

If an adverse environmental condition exists with respect to a mortgaged property securing a mortgage loan included in the trust fund, the trust fund may be subject to certain risks including the following:

• a reduction in the value of such mortgaged property which may make it impractical or imprudent to foreclose against such mortgaged property;

•      the potential that the related borrower may default on the related mortgage loan due to such borrower’s inability to pay high remediation costs or costs of defending lawsuits due to an environmental impairment or difficulty in bringing its operations into compliance with environmental laws;

• liability for clean-up costs or other remedial actions, which could exceed the value of such mortgaged property or the unpaid balance of the related mortgage loan; and

• the inability to sell the related mortgage loan in the secondary market or to lease such mortgaged property to potential tenants.

Under certain federal, state and local laws, federal, state and local agencies may impose a statutory lien over affected property to secure the reimbursement of remedial costs incurred by these agencies to correct adverse environmental conditions. This lien may be superior to the lien of an existing mortgage. Any such lien arising with respect to a mortgaged property securing a mortgage loan included in the trust fund would adversely affect the value of such mortgaged property and could make impracticable the foreclosure by the special servicer on such mortgaged property in the event of a default by the related borrower.

Under various federal, state and local laws, ordinances and regulations, a current or previous owner or operator of real property, as well as certain other types of parties, may be liable for the costs of investigation, removal or remediation of hazardous or toxic substances on, under, adjacent to or in such property. The cost of any required investigation, delineation and/or remediation and the owner’s liability therefore is generally not limited under applicable laws.

38

Such liability could exceed the value of the property and/or the aggregate assets of the owner. Under some environmental laws, a secured lender (such as the trust fund) may be found to be an “owner” or “operator” of the related mortgaged property if it is determined that the lender actually participated in the hazardous waste management of the borrower, regardless of whether the borrower actually caused the environmental damage. In such cases, a secured lender may be liable for the costs of any required investigation, removal or remediation of hazardous substances. The trust fund’s potential exposure to liability for environmental costs will increase if the trust fund, or an agent of the trust fund, actually takes possession of a mortgaged property or control of its day-to-day operations. See “CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS AND LEASES—Environmental Considerations” in the accompanying prospectus supplement, and “DESCRIPTION OF THE MORTGAGE POOL—Assessments of Property Condition—Environmental Assessments” in this prospectus.

A third-party environmental consultant conducted an environmental site assessment (or updated a previously conducted environmental site assessment) with respect to each mortgaged property securing a mortgage loan included in the trust fund related to a particular series of certificates. Such assessments do not generally include invasive environmental testing. In each case where the environmental site assessment or update revealed a material adverse environmental condition or circumstance at any mortgaged property, then (depending on the nature of the condition or circumstance) one or more of the following actions has been or is expected to be taken:

• an environmental consultant investigated those conditions and recommended no further investigations or remediation;

• an environmental insurance policy, having the characteristics described below, was obtained from a third-party insurer;

•      either (i) an operations and maintenance program, including, in several cases, with respect to asbestos-containing materials, lead-based paint, microbial matter and/or radon, or periodic monitoring of nearby properties, has been or is expected to be implemented in the manner and within the time frames specified in the related loan documents, or (ii) remediation in accordance with applicable law or regulations has been performed, is currently being performed or is expected to be performed either by the borrower or by the party responsible for the contamination;

•      an escrow or reserve was established to cover the estimated cost of remediation, with each remediation required to be completed within a reasonable time frame in accordance with the related loan documents; or

•      the related borrower or other responsible party having financial resources reasonably estimated to be adequate to address the related condition or circumstance is required to take (or is liable for the failure to take) actions, required by the applicable governmental regulatory authority or any environmental law or regulation.

39

We cannot provide assurance, however, that the environmental assessments identified all environmental conditions and risks, that the related borrowers will implement all recommended operations and maintenance plans, that such plans will adequately remediate the environmental condition, or that any environmental indemnity, insurance or escrow will fully cover all potential environmental conditions and risks. In addition, the environmental condition of the underlying real properties could be adversely affected by tenants or by the condition of land or operations in the vicinity of the properties, such as underground storage tanks.

The pooling and servicing agreement will require that the special servicer obtain an environmental site assessment of a mortgaged property securing a mortgage loan included in the trust fund prior to taking possession of the property through foreclosure or otherwise or assuming control of its operation. Such requirement effectively precludes enforcement of the security for the related mortgage note until a satisfactory environmental site assessment is obtained (or until any required remedial action is thereafter taken), but will decrease the likelihood that the trust fund will become liable for a material adverse environmental condition at the mortgaged property. However, we cannot give assurance that the requirements of the pooling and servicing agreement will effectively insulate the trust fund from potential liability for a materially adverse environmental condition at any mortgaged property. See “DESCRIPTION OF THE POOLING AND SERVICING AGREEMENTS—Realization Upon Defaulted Mortgage Loans” and “CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS AND LEASES— Environmental Considerations” in this prospectus and “RISK FACTORS—Environmental Laws May Adversely Affect the Value Of and Cash Flow From a Mortgaged Property” in the accompanying prospectus supplement.

One Action Jurisdiction May Limit the Ability of the Special Servicer to Foreclose on a Mortgaged Property

Several states (including California) have laws that prohibit more than one “judicial action” to enforce a mortgage obligation, and some courts have construed the term “judicial action” broadly. The special servicer may need to obtain advice of counsel prior to enforcing any of the trust fund’s rights under any of the mortgage loans that include mortgaged properties where the rule could be applicable.

In the case of a mortgage loan secured by mortgaged properties located in multiple states, the special servicer may be required to foreclose first on properties located in states where “one action” rules apply (and where non-judicial foreclosure is permitted) before foreclosing on properties located in states where judicial foreclosure is the only permitted method of foreclosure.

We Have Not Reunderwritten Any of the Mortgage Loans

We have not reunderwritten the mortgage loans included in the trust fund related to a particular series of certificates. Instead, we have relied on the representations and warranties made by the mortgage loan sellers, and the mortgage loan sellers’ respective obligations to

40

repurchase, cure or substitute a mortgage loan in the event that a representation or warranty was not true when made and such breach materially and adversely affects the value of the mortgage loan or the interests of the certificateholders therein. These representations and warranties do not cover all of the matters that we would review in underwriting a mortgage loan and you should not view them as a substitute for reunderwriting the mortgage loans. If we had reunderwritten the mortgage loans included in the trust fund, it is possible that the reunderwriting process may have revealed problems with a mortgage loan not covered by the representations or warranties given by the mortgage loan sellers. In addition, we cannot provide assurance that the mortgage loan sellers will be able to repurchase or substitute a mortgage loan if a representation or warranty has been breached. See “DESCRIPTION OF THE MORTGAGE POOL—Representations and Warranties; Repurchases and Substitutions” in the accompanying prospectus supplement.

Foreclosure on Mortgaged Properties May Result in Adverse Tax Consequences

One or more of the REMICs established under the pooling and servicing agreement related to any series of certificates might become subject to federal (and possibly state or local) tax on certain of its net income from the operation and management of a mortgaged property subsequent to the trust fund’s acquisition of a mortgaged property pursuant to a foreclosure or deed in lieu of foreclosure. Any such tax would substantially reduce net proceeds available for distribution to that series of certificates. See “MATERIAL FEDERAL INCOME TAX CONSEQUENCES—Federal Income Tax Consequences for REMIC Certificates—Taxation of Owners of REMIC Regular Certificates” and “—Taxation of Owners of REMIC Residual Certificates” in this prospectus.

Insurance Coverage on Mortgaged Properties May Not Cover Special Hazard Losses

The master servicer and/or special servicer will generally be required to cause the borrower on each mortgage loan included in the trust fund and serviced by it to maintain such insurance coverage on the related mortgaged property as is required under the related mortgage, including hazard insurance; provided that each of the master servicer and/or the special servicer may satisfy its obligation to cause hazard insurance to be maintained with respect to any mortgaged property by acquiring a blanket or master single interest insurance policy. In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements on the related mortgaged property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy. The mortgage loans generally do not require earthquake insurance.

41

Although the policies covering the mortgaged properties are underwritten by different insurers under different state laws in accordance with different applicable state forms, and therefore do not contain identical terms and conditions, most such policies typically may not cover any physical damage resulting from:

• war;

• terrorism;

• revolution;

• governmental actions;

• floods, and other water-related causes;

• earth movement (including earthquakes, landslides and mud flows);

• wet or dry rot;

• vermin;

• domestic animals;

• sink holes or similarly occurring soil conditions; and

• other kinds of risks not specified in the preceding paragraph.

Pursuant to the terms of the pooling and servicing agreement, the master servicer or the special servicer may not be required to maintain insurance covering terrorist or similar acts, nor will it be required to call a default under a mortgage loan, if the related borrower fails to maintain such insurance (even if required to do so under the related loan documents) if the special servicer has determined, in consultation with the controlling class representative, in accordance with the servicing standard that either—

•      such insurance is not available at commercially reasonable rates and that such hazards are not at the time commonly insured against for properties similar to the mortgaged property and located in or around the region in which such mortgaged property is located; or

• such insurance is not available at any rate.

In addition, with respect to certain mortgage loans, the mortgagee may have waived the right to require terrorism insurance or may have limited the circumstances under which terrorism insurance is required.

Any losses incurred with respect to mortgage loans included in the trust fund due to uninsured risks or insufficient hazard insurance proceeds could adversely affect distributions on your certificates. See “RISK FACTORS—Insurance Coverage on Mortgaged Properties May Not Cover Special Hazard Losses” in the accompanying prospectus supplement.

42

Rights Against Tenants May Be Limited if Leases Are Not Subordinate to the Mortgage or Do Not Contain Attornment Provisions

Some of the tenant leases contain provisions that require the tenant to attorn to (that is, recognize as landlord under the lease) a successor owner of the property following foreclosure. Some of the leases may be either subordinate to the liens created by the mortgage loans or else contain a provision that requires the tenant to subordinate the lease if the mortgagee agrees to enter into a non-disturbance agreement.

In some states, if tenant leases are subordinate to the liens created by the mortgage loans and such leases do not contain attornment provisions, such leases may terminate upon the transfer of the property to a foreclosing lender or purchaser at foreclosure. Accordingly, in the case of the foreclosure of a mortgaged property located in such a state and leased to one or more desirable tenants under leases that do not contain attornment provisions, such mortgaged property could experience a further decline in value if such tenants’ leases were terminated (e.g., if such tenants were paying above-market rents).

If a lease is senior to a mortgage, the lender will not (unless it has otherwise agreed with the tenant) possess the right to dispossess the tenant upon foreclosure of the property, and if the lease contains provisions inconsistent with the mortgage (e.g., provisions relating to application of insurance proceeds or condemnation awards), the provisions of the lease will take precedence over the provisions of the mortgage.

The Borrower’s Form of Entity May Cause Special Risks

Most of the borrowers for mortgage loans related to a particular series of certificates are legal entities rather than individuals. Mortgage loans made to legal entities may entail risks of loss greater than those of mortgage loans made to individuals. For example, a legal entity, as opposed to an individual, may be more inclined to seek legal protection from its creditors under the bankruptcy laws. Unlike individuals involved in bankruptcies, most of the entities generally do not have personal assets and creditworthiness at stake. The bankruptcy of a borrower, or a general partner or managing member of a borrower, may impair the ability of the lender to enforce its rights and remedies under the related mortgage.

Many of the borrowers for mortgage loans related to a particular series of certificates are not special purpose entities structured to limit the possibility of becoming insolvent or bankrupt, and therefore may be more likely to become insolvent or the subject of a voluntary or involuntary bankruptcy proceeding because such borrowers may be:

• operating entities with businesses distinct from the operation of the property with the associated liabilities and risks of operating an ongoing business; or

• individuals that have personal liabilities unrelated to the property.

43

However, any borrower, even a special purpose entity structured to be bankruptcy remote, as an owner of real estate will be subject to certain potential liabilities and risks. We cannot provide assurances that any borrower will not file for bankruptcy protection or that creditors of a borrower or a corporate or individual general partner or managing member of a borrower will not initiate a bankruptcy or similar proceeding against such borrower or corporate or individual general partner or managing member. Furthermore, with respect to any related borrowers, creditors of a common parent in bankruptcy may seek to consolidate the assets of such borrowers with those of the parent. Consolidation of the assets of such borrowers would likely have an adverse effect on the funds available to make distributions on your certificates, and may lead to a downgrade, withdrawal or qualification of the ratings of your certificates. See “CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS AND LEASES—Bankruptcy Laws” in this prospectus.

Bankruptcy Proceedings Entail Certain Risks

Under federal bankruptcy law, the filing of a petition in bankruptcy by or against a borrower will stay the sale of the mortgaged property owned by that borrower, as well as the commencement or continuation of a foreclosure action. In addition, even if a court determines that the value of the mortgaged property is less than the principal balance of the mortgage loan it secures, the court may prevent a mortgagee from foreclosing on the mortgaged property (subject to certain protections available to the mortgagee). As part of a restructuring plan, a court also may reduce the amount of secured indebtedness to the then-current value of the mortgaged property, which would make the mortgagee a general unsecured creditor for the difference between the then-current value and the amount of its outstanding mortgage indebtedness. A bankruptcy court also may: (1) grant a debtor a reasonable time to cure a payment default on a mortgage loan; (2) reduce periodic payments due under a mortgage loan; (3) change the rate of interest due on a mortgage loan; or (4) otherwise alter the mortgage loan’s repayment schedule.

Moreover, the filing of a petition in bankruptcy by, or on behalf of, a junior lienholder may stay the senior lienholder from taking action to foreclose on the junior lien. Additionally, the borrower’s trustee or the borrower, as debtor-in-possession, has certain special powers to avoid, subordinate or disallow debts. In certain circumstances, the claims of the trustee may be subordinated to financing obtained by a debtor-in-possession subsequent to its bankruptcy.

Under federal bankruptcy law, the mortgagee will be stayed from enforcing a borrower’s assignment of rents and leases. Federal bankruptcy law also may interfere with the master servicer’s or special servicer’s ability to enforce lockbox requirements. The legal proceedings necessary to resolve these issues can be time consuming and costly and may significantly delay or diminish the receipt of rents. Rents also may escape an assignment to the extent they are used by the borrower to maintain the mortgaged property or for other court authorized expenses.

44

Additionally, pursuant to subordination agreements for certain of the mortgage loans, the subordinate lenders may have agreed that they will not take any direct actions with respect to the related subordinated debt, including any actions relating to the bankruptcy of the borrower, and that the holder of the mortgage loan will have all rights to direct all such actions. There can be no assurance that in the event of the borrower’s bankruptcy, a court will enforce such restrictions against a subordinated lender.

In its decision in In re 203 North LaSalle Street Partnership, 246 B.R. 325 (Bankr. N.D. Ill. March 10, 2000), the United States Bankruptcy Court for the Northern District of Illinois refused to enforce a provision of a subordination agreement that allowed a first mortgagee to vote a second mortgagee’s claim with respect to a Chapter 11 reorganization plan on the grounds that pre-bankruptcy contracts cannot override rights expressly provided by the Bankruptcy Code. This holding, which one court has already followed, potentially limits the ability of a senior lender to accept or reject a reorganization plan or to control the enforcement of remedies against a common borrower over a subordinated lender’s objections.

As a result of the foregoing, the trustee’s recovery with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the aggregate amount ultimately collected may be substantially less than the amount owed.

If Mortgaged Properties Are Not in Compliance With Current Zoning Laws, You May Not Be Able to Restore Compliance Following a Casualty Loss

Due to changes in applicable building and zoning ordinances and codes which have come into effect after the construction of improvements on certain of the mortgaged properties, some improvements may not comply fully with current zoning laws (including density, use, parking and set-back requirements) but may qualify as permitted non-confirming uses. Such changes may limit the ability of the related mortgagor to rebuild the premises “as is” in the event of a substantial casualty loss. Such limitations may adversely affect the ability of the mortgagor to meet its mortgage loan obligations from cash flow. Insurance proceeds may not be sufficient to pay off such mortgage loan in full. In addition, if the mortgaged property were to be repaired or restored in conformity with then current law, its value could be less than the remaining balance on the mortgage loan and it may produce less revenue than before such repair or restoration.

Restrictions on Certain of the Mortgaged Properties May Limit Their Use

Certain of the mortgaged properties securing mortgage loans included in the trust fund related to a particular series of certificates which are non-conforming may not be “legal non conforming” uses. The failure of a mortgaged property to comply with zoning laws or to be a “legal non conforming” use may adversely affect the market value of the mortgaged property or the borrower’s ability to continue to use it in the manner it is currently being used.

45

In addition, certain of the mortgaged properties securing mortgage loans included in the trust fund related to a particular series of certificates may be subject to certain use restrictions imposed pursuant to restrictive covenants, governmental requirements, reciprocal easement agreements or, in the case of those mortgaged properties that are condominiums, condominium declarations or other condominium use restrictions or regulations, especially in a situation where the mortgaged property does not represent the entire condominium building or operating agreements. Such use restrictions may include, for example, limitations on the character of the improvements or the properties, limitations affecting noise and parking requirements, among other things, and limitations on the borrowers’ right to operate certain types of facilities within a prescribed radius. These limitations could adversely affect the ability of the related borrower to lease the mortgaged property on favorable terms, thus adversely affecting the borrower’s ability to fulfill its obligations under the related mortgage loan.

Enforceability of Due-on-Sale Clauses and Assignments of Leases and Rents is Limited

The mortgages securing the mortgage loans included in the trust fund related to a particular series of certificates generally contain due-on-sale clauses, which permit the acceleration of the maturity of the related mortgage loan if the borrower sells, transfers or conveys the related mortgaged property or its interest in the mortgaged property without the consent of the mortgagee. There also may be limitations on the enforceability of such clauses. The mortgages also generally include a debt-acceleration clause, which permits the acceleration of the related mortgage loan upon a monetary or non-monetary default by the borrower. The courts of all states will generally enforce clauses providing for acceleration in the event of a material payment default, but may refuse the foreclosure of a mortgaged property when acceleration of the indebtedness would be inequitable or unjust or the circumstances would render acceleration unconscionable. However, certain of the mortgage loans included in the trust fund related to a particular series of certificates permit one or more transfers of the related mortgaged property or transfer of a controlling interest in the related borrower to pre-approved transferees or pursuant to pre-approved conditions set forth in the related mortgage loan documents without the mortgagee’s approval. See “CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS AND LEASES—Due-on-Sale and Due-on-Encumbrance” in this prospectus.

The mortgage loans included in the trust fund related to a particular series of certificates may also be secured by an assignment of leases and rents pursuant to which the borrower typically assigns its right, title and interest as landlord under the leases on the related mortgaged property and the income derived therefrom to the mortgagee as further security for the related mortgage loan, while retaining a license to collect rents for so long as there is no default. In the event the borrower defaults, the license terminates and the mortgagee is entitled to collect the rents. Such assignments are typically not perfected as security interests prior to the mortgagee’s taking possession

46

of the related mortgaged property and/or appointment of a receiver. Some state laws may require that the mortgagee take possession of the mortgaged property and obtain a judicial appointment of a receiver before becoming entitled to collect the rents. In addition, if bankruptcy or similar proceedings are commenced by or in respect of the borrower, the mortgagee’s ability to collect the rents may be adversely affected. See “CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS AND LEASES —Leases and Rents” in this prospectus.

Inspections of the Mortgaged Properties Were Limited

The mortgaged properties were inspected by licensed engineers in connection with the origination of the mortgage loans to assess the structure, exterior walls, roofing interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements located on the mortgaged properties. We cannot provide assurance that all conditions requiring repair or replacement have been identified in such inspections.

Litigation Concerns	From time to time, there may be legal proceedings pending, threatened against the borrowers, managers, sponsors and their respective affiliates relating to the business of, or arising out of the ordinary course of business of, the borrowers, managers, sponsors and respective affiliates, and certain of the borrowers, managers, sponsors and their respective affiliates are subject to legal proceedings relating to the business of, or arising out of the ordinary course of business of, the borrowers, managers, sponsors or their respective affiliates. In addition, certain borrowers, managers and their respective affiliates may be or have been subject to investigation, civil penalty, criminal penalty or enforcement. It is possible that such proceedings may have a material adverse effect on any borrower’s, manager’s or sponsor’s ability to meet their obligations under the related mortgage loan and, thus, on distributions on your certificates.

47

DESCRIPTION OF THE TRUST FUNDS

General

The primary assets of each trust fund will consist of mortgage assets which include (i) one or more multifamily and/or commercial mortgage loans and participations therein, (ii) CMBS, (iii) direct obligations of the United States or other government agencies, or (iv) a combination of the assets described in clauses (i), (ii) and (iii). Each trust fund will be established by the depositor. Each mortgage asset will be selected by the depositor for inclusion in a trust fund from among those purchased, either directly or indirectly, from a prior holder thereof, which may or may not be the originator of such mortgage loan or the issuer of such CMBS and may be an affiliate of the depositor. The mortgage assets will not be guaranteed or insured by the depositor or any of its affiliates or, unless otherwise provided in the accompanying prospectus supplement, by any governmental agency or instrumentality or by any other person. The discussion below under the heading “—Mortgage Loans—Leases”, unless otherwise noted, applies equally to mortgage loans underlying any CMBS included in a particular trust fund.

Mortgage Loans—Leases

General.    The mortgage loans will be evidenced by mortgage notes secured by mortgages or deeds of trust or similar security instruments that create first or junior liens on, or installment contracts for the sale of, mortgaged properties consisting of (i) multifamily properties, which are residential properties consisting of five or more rental or cooperatively owned dwelling units in high-rise, mid-rise or garden apartment buildings or other residential structures, or (ii) commercial properties, which include office buildings, retail stores, hotels or motels, nursing homes, hospitals or other health care-related facilities, mobile home parks and manufactured housing communities, warehouse facilities, mini-warehouse facilities, self-storage facilities, industrial plants, mixed use or other types of income-producing properties or unimproved land. The multifamily properties may include mixed commercial and residential structures and may include apartment buildings owned by private cooperative housing corporations. If so specified in the accompanying prospectus supplement, each mortgage will create a first priority mortgage lien on a mortgaged property. A mortgage may create a lien on a borrower’s leasehold estate in a property; however, the term of any such leasehold will exceed the term of the mortgage note by at least ten years. Each mortgage loan will have been originated by a person other than the depositor.

If so specified in the accompanying prospectus supplement, mortgage assets for a series of certificates may include mortgage loans made on the security of real estate projects under construction. In that case, the accompanying prospectus supplement will describe the procedures and timing for making disbursements from construction reserve funds as portions of the related real estate project are completed. In addition, mortgage assets may include mortgage loans that are delinquent as of the date of issuance of a series of certificates. In that case, the accompanying prospectus supplement will set forth, as to each such mortgage loan, available information as to the period of such delinquency, any forbearance arrangement then in effect, the condition of the related mortgaged property and the ability of the mortgaged property to generate income to service the mortgage debt.

Leases.    To the extent specified in the accompanying prospectus supplement, the commercial properties may be leased to lessees that occupy all or a portion of such properties. Pursuant to a lease assignment, the borrower may assign its right, title and interest as lessor under each lease and the income derived therefrom to the mortgagee, while retaining a license to collect the rents for so long as there is no default. If the borrower defaults, the license terminates and the mortgagee or its agent is entitled to collect the rents from the lessee for application to the monetary obligations of the borrower. State law may limit or restrict the enforcement of the lease assignments by a mortgagee until it takes possession of the mortgaged property and/or a receiver is appointed. See “CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS AND LEASES—Leases and Rents” in this prospectus. Alternatively, to the extent specified in the accompanying prospectus supplement, the borrower and the mortgagee may agree that payments under leases are to be made directly to a servicer.

To the extent described in the accompanying prospectus supplement, the leases, which may include “bond-type” or “credit-type” leases, may require the lessees to pay rent that is sufficient in the aggregate to cover all

48

scheduled payments of principal and interest on the mortgage loans and, in certain cases, their pro rata share of the operating expenses, insurance premiums and real estate taxes associated with the mortgaged properties. A “bond-type” lease is a lease between a lessor and a lessee for a specified period of time with specified rent payments that are at least sufficient to repay the related note(s). A bond-type lease requires the lessee to perform and pay for all obligations related to the leased premises and provides that, no matter what occurs with regard to the leased premises, the lessee is obligated to continue to pay its rent. A “credit-type” lease is a lease between a lessor and a lessee for a specified period of time with specified rent payments at least sufficient to repay the related note(s). A credit-type lease requires the lessee to perform and pay for most of the obligations related to the leased premises, excluding only a few landlord duties which remain the responsibility of the borrower/lessor. Leases (other than bond-type leases) may require the borrower to bear costs associated with structural repairs and/or the maintenance of the exterior or other portions of the mortgaged property or provide for certain limits on the aggregate amount of operating expenses, insurance premiums, taxes and other expenses that the lessees are required to pay.

If so specified in the accompanying prospectus supplement, under certain circumstances the lessees may be permitted to set off their rental obligations against the obligations of the borrowers under the leases. In those cases where payments under the leases (net of any operating expenses payable by the borrowers) are insufficient to pay all of the scheduled principal and interest on the mortgage loans, the borrowers must rely on other income or sources generated by the mortgaged property to make payments on the mortgage loan. To the extent specified in the accompanying prospectus supplement, some commercial properties may be leased entirely to one lessee. This is generally the case in bond-type leases and credit-type leases. In such cases, absent the availability of other funds, the borrower must rely entirely on rent paid by such lessee in order for the borrower to pay all of the scheduled principal and interest on the related commercial loan. To the extent specified in the accompanying prospectus supplement, some leases (not including bond-type leases) may expire prior to the stated maturity of the mortgage loan. In such cases, upon expiration of the leases the borrowers will have to look to alternative sources of income, including rent payment by any new lessees or proceeds from the sale or refinancing of the mortgaged property, to cover the payments of principal and interest due on the mortgage loans unless the lease is renewed. As specified in the accompanying prospectus supplement, some leases may provide that upon the occurrence of a casualty affecting a mortgaged property, the lessee will have the right to terminate its lease, unless the borrower, as lessor, is able to cause the mortgaged property to be restored within a specified period of time. Some leases may provide that it is the lessor’s responsibility to restore the mortgaged property to its original condition after a casualty. Some leases may provide that it is the lessee’s responsibility to restore the mortgaged property to its original condition after a casualty. Some leases may provide a right of termination to the lessee if a taking of a material or specified percentage of the leased space in the mortgaged property occurs, or if the ingress or egress to the leased space has been materially impaired.

Default and Loss Considerations with Respect to the Mortgage Loans.    Mortgage loans secured by liens on income-producing properties are substantially different from loans which are secured by owner-occupied single-family homes. The repayment of a loan secured by a lien on an income producing property is typically dependent upon the successful operation of such property (that is, its ability to generate income). Moreover, some or all of the mortgage loans included in a trust fund may be non-recourse loans, which means that, absent special facts, recourse in the case of default will be limited to the mortgaged property and such other assets, if any, that the borrower pledged to secure repayment of the mortgage loan.

Lenders typically look to the Debt Service Coverage Ratio of a loan secured by income-producing property as an important measure of the risk of default on such a loan. As more fully set forth in the accompanying prospectus supplement, the Debt Service Coverage Ratio of a mortgage loan at any given time is the ratio of (i) the Net Operating Income of the mortgaged property for a twelve-month period to (ii) the annualized scheduled payments on the mortgage loan and on any other loan that is secured by a lien on the mortgaged property prior to the lien of the mortgage. As more fully set forth in the accompanying prospectus supplement, Net Operating Income means, for any given period, the total operating revenues derived from a mortgaged property, minus the total operating expenses incurred in respect of the mortgaged property other than (i) non-cash items such as depreciation and amortization, (ii) capital expenditures and (iii) debt service on loans (including the mortgage loan) secured by liens on the mortgaged property. The Net Operating Income of a mortgaged property will fluc -

49

tuate over time and may not be sufficient to cover debt service on the mortgage loan at any given time. An insufficiency of Net Operating Income can be compounded or solely caused by an adjustable rate mortgage loan. As the primary source of the operating revenues of a non-owner occupied income-producing property, the condition of the applicable real estate market and/or area economy may effect rental income (and maintenance payments from tenant-stockholders of a private cooperative housing corporation). In addition, properties typically leased, occupied or used on a short-term basis, such as certain health-care-related facilities, hotels and motels, and mini warehouse and self-storage facilities, tend to be affected more rapidly by changes in market or business conditions than do properties typically leased, occupied or used for longer periods, such as warehouses, retail stores, office buildings and industrial plants. Commercial loans may be secured by owner-occupied mortgaged properties or mortgaged properties leased to a single tenant. Accordingly, a decline in the financial condition of the mortgagor or single tenant, as applicable, may have a disproportionately greater effect on the Net Operating Income from such mortgaged properties than the case of mortgaged properties with multiple tenants.

The Debt Service Coverage Ratio should not be relied upon as the sole measure of the risk of default of any loan, however, since other factors may outweigh a high Debt Service Coverage Ratio. With respect to a balloon mortgage loan, for example, the risk of default as a result of the unavailability of a source of funds to finance the related balloon payment at maturity on terms comparable to or better than those of the balloon mortgage loans could be significant even though the related Debt Service Coverage Ratio is high.

Increases in operating expenses due to the general economic climate or economic conditions in a locality or industry segment, such as increases in interest rates, real estate tax rates, energy costs, labor costs and other operating expenses, and/or changes in governmental rules, regulations and fiscal policies may also affect the risk of default on a mortgage loan. As may be further described in the accompanying prospectus supplement, in some cases leases of mortgaged properties may provide that the lessee, rather than the borrower/landlord, is responsible for payment of operating expenses. However, the existence of such “net of expense” provisions will result in stable Net Operating Income to the borrower/landlord only to the extent that the lessee is able to absorb operating expense increases while continuing to make rent payments. See “—Leases” above.

While the duration of leases and the existence of any “net of expense” provisions are often viewed as the primary considerations in evaluating the credit risk of mortgage loans secured by certain income-producing properties, such risk may be affected equally or to a greater extent by changes in government regulation of the operator of the property. Examples of the latter include mortgage loans secured by health care-related facilities, the income from which and the operating expenses of which are subject to state and/or federal regulations, such as Medicare and Medicaid, and multifamily properties and mobile home parks, which may be subject to state or local rent control regulation and, in certain cases, restrictions on changes in use of the property. Low- and moderate-income housing in particular may be subject to legal limitations and regulations but, because of such regulations, may also be less sensitive to fluctuations in market rents generally.

Lenders also look to the Loan-to-Value Ratio of a mortgage loan as a measure of risk of loss if a property must be liquidated following a default. The lower the Loan-to-Value Ratio, the greater the percentage of the borrower’s equity in a mortgaged property, and thus the greater the cushion provided to the lender against loss on liquidation following a default.

Loan-to-Value Ratios will not necessarily constitute an accurate measure of the risk of liquidation loss in a pool of mortgage loans. For example, the value of a mortgaged property as of the date of initial issuance of the related series of certificates may be less than the fair market value of the mortgaged property determined in an appraisal determined at loan origination, and will likely continue to fluctuate from time to time based upon changes in economic conditions and the real estate market. Moreover, even when current, an appraisal is not necessarily a reliable estimate of value. Appraised values of income-producing properties are generally based on the market comparison method (recent resale value of comparable properties at the date of the appraisal), the cost replacement method (the cost of replacing the property at such date), the income capitalization method (a projection of value based upon the property’s projected net cash flow), or upon a selection from or interpolation of the values derived from such methods. Each of these appraisal methods can present analytical difficulties. It is often difficult to find truly comparable properties that have recently been sold; the replacement cost of a property may

50

have little to do with its current market value; and income capitalization is inherently based on inexact projections of income and expense and the selection of an appropriate capitalization rate. Where more than one of these appraisal methods are used and provide significantly different results, an accurate determination of value and, correspondingly, a reliable analysis of default and loss risks, is even more difficult.

While the depositor believes that the foregoing considerations are important factors that generally distinguish loans secured by liens on income-producing real estate from single-family mortgage loans, there is no assurance that all of such factors will in fact have been prudently considered by the originators of the mortgage loans, or that, for a particular mortgage loan, they are complete or relevant. See “RISK FACTORS—Net Operating Income Produced by a Mortgaged Property May Be Inadequate to Repay the Mortgage Loans” and “—Balloon Payments on Mortgage Loans Result in Heightened Risk of Borrower Default” in this prospectus.

Payment Provisions of the Mortgage Loans.    Unless otherwise specified in the accompanying prospectus supplement, all of the mortgage loans will have original terms to maturity of not more than 40 years and will provide for scheduled payments of principal, interest or both, to be made on specified dates that occur monthly or quarterly or at such other interval as is specified in the accompanying prospectus supplement. A mortgage loan (i) may provide for no accrual of interest or for accrual of interest thereon at an interest rate that is fixed over its term or that adjusts from time to time, or that may be converted at the borrower’s election from an adjustable to a fixed interest rate, or from a fixed to an adjustable interest rate, (ii) may provide for the formula, index or other method by which the interest rate will be calculated, (iii) may provide for level payments to maturity or for payments that adjust from time to time to accommodate changes in the interest rate or to reflect the occurrence of certain events, and may permit negative amortization or accelerated amortization, (iv) may be fully amortizing over its term to maturity, or may provide for little or no amortization over its term and thus require a balloon payment on its stated maturity date, and (v) may contain a prohibition on prepayment for a specified lockout period or require payment of a prepayment premium or a yield maintenance penalty in connection with a prepayment, in each case as described in the accompanying prospectus supplement. A mortgage loan may also contain an equity participation provision that entitles the lender to a share of profits realized from the operation or disposition of the mortgaged property, as described in the accompanying prospectus supplement. If holders of any series or class of offered certificates will be entitled to all or a portion of a prepayment premium or an equity participation, the accompanying prospectus supplement will describe the prepayment premium and/or equity participation and the method or methods by which any such amounts will be allocated to holders.

Mortgage Loan Information in Prospectus Supplements.    Each prospectus supplement will contain certain information pertaining to the mortgage loans in the related trust fund which will generally include the following: (i) the aggregate outstanding principal balance and the largest, smallest and average outstanding principal balance of the mortgage loans as of the applicable Cut-Off Date, (ii) the type or types of property that provide security for repayment of the mortgage loans, (iii) the original and remaining terms to maturity of the mortgage loans and the seasoning of the mortgage loans, (iv) the earliest and latest origination date and maturity date and weighted average original and remaining terms to maturity (or for ARD loans, the anticipated repayment date) of the mortgage loans, (v) the original Loan-to-Value Ratios of the mortgage loans, (vi) the mortgage interest rates or range of mortgage interest rates and the weighted average mortgage interest rate carried by the mortgage loans, (vii) the geographic distribution of the mortgaged properties on a state-by-state basis, (viii) information with respect to the prepayment provisions, if any, of the mortgage loans, (ix) with respect to adjustable rate mortgage loans, the index or indices upon which such adjustments are based, the adjustment dates, the range of gross margins and the weighted average gross margin, and any limits on mortgage interest rate adjustments at the time of any adjustment and over the life of the adjustable rate mortgage loans, (x) Debt Service Coverage Ratios either at origination or as of a more recent date (or both) and (xi) information regarding the payment characteristics of the mortgage loans, including without limitation balloon payment and other amortization provisions. In appropriate cases, the accompanying prospectus supplement will also contain certain information available to the depositor that pertains to the provisions of leases and the nature of tenants of the mortgaged properties. If specific information regarding the mortgage loans is not known to the depositor at the time the certificates are initially offered, the depositor will provide more general information of the nature described above in the accompanying prospectus supplement, and the depositor will set forth specific information of the nature described above in a report which will be available to purchasers of the related certificates at or before the initial issuance thereof and

51

will be filed as part of a Current Report on Form 8-K with the Securities and Exchange Commission within 15 days following such issuance.

CMBS

CMBS may include (i) private (that is, not guaranteed or insured by the United States or any agency or instrumentality thereof) mortgage participations, mortgage pass-through certificates or other mortgage-backed securities such as mortgage-backed securities that are similar to a series of certificates or (ii) certificates insured or guaranteed by Freddie Mac, Fannie Mae, Ginnie Mae or Farmer Mac, provided that each CMBS will evidence an interest in, or will be secured by a pledge of, mortgage loans that conform to the descriptions of the mortgage loans contained in this prospectus.

The CMBS may have been issued in one or more classes with characteristics similar to the classes of certificates described in this prospectus. Distributions in respect of the CMBS will be made by the CMBS servicer or the CMBS trustee on the dates specified in the accompanying prospectus supplement. The CMBS issuer or the CMBS servicer or another person specified in the accompanying prospectus supplement may have the right or obligation to repurchase or substitute assets underlying the CMBS after a certain date or under other circumstances specified in the accompanying prospectus supplement.

Reserve funds, subordination or other credit support similar to that described for the certificates under “DESCRIPTION OF CREDIT SUPPORT” may have been provided with respect to the CMBS. The type, characteristics and amount of such credit support, if any, will be a function of the characteristics of the underlying mortgage loans and other factors and generally will have been established on the basis of the requirements of any rating agency that may have assigned a rating to the CMBS, or by the initial purchasers of the CMBS.

Each prospectus supplement for certificates that evidence interests in CMBS will specify, to the extent available and deemed material, (i) the aggregate approximate initial and outstanding principal amount and type of the CMBS to be included in the trust fund, (ii) the original and remaining term to stated maturity of the CMBS, if applicable, (iii) the pass-through or bond rate of the CMBS or the formula for determining such rates, (iv) the payment characteristics of the CMBS, (v) the CMBS issuer, CMBS servicer and CMBS trustee, (vi) a description of the credit support, if any, (vii) the circumstances under which the related underlying mortgage loans, or the CMBS themselves, may be purchased prior to their maturity, (viii) the terms on which mortgage loans may be substituted for those originally underlying the CMBS, (ix) the servicing fees payable under the CMBS agreement, (x) the type of information in respect of the underlying mortgage loans described under “—Mortgage Loans—Leases—Mortgage Loan Information in Prospectus Supplements” above and (xi) the characteristics of any cash flow agreements that relate to the CMBS.

To the extent required under the securities laws, CMBS included among the assets of a trust fund will (i) either have been registered under the Securities Act of 1933, as amended, or be eligible for resale under Rule 144(k) under the Securities Act of 1933, as amended, and (ii) have been acquired in a bona fide secondary market transaction and not from the issuer or an affiliate.

Certificate Accounts

Each trust fund will include one or more certificate accounts established and maintained on behalf of the certificateholders into which the person or persons designated in the accompanying prospectus supplement will, to the extent described in this prospectus and in the accompanying prospectus supplement, deposit all payments and collections received or advanced with respect to the mortgage assets and other assets in the trust fund. A certificate account may be maintained as an interest bearing or a non-interest bearing account, and funds held therein may be held as cash or invested in certain short-term, investment grade obligations, in each case as described in the accompanying prospectus supplement.

52

Credit Support

If so provided in the accompanying prospectus supplement, partial or full protection against certain defaults and losses on the mortgage assets in the trust fund may be provided to one or more classes of certificates in the form of subordination of one or more other classes of certificates or by one or more other types of credit support, such as over collateralization, a letter of credit, insurance policy, guarantee or reserve fund, or through bonds, repurchase obligations or by a combination thereof. The amount and types of credit support, the identity of the entity providing it (if applicable) and related information with respect to each type of credit support, if any, will be set forth in the accompanying prospectus supplement for the certificates of each series. The accompanying prospectus supplement for any series of certificates evidencing an interest in a trust fund that includes CMBS will describe in the same fashion any similar forms of credit support that are provided by or with respect to, or are included as part of the trust fund evidenced by or providing security for, such CMBS to the extent information is available and deemed material. The type, characteristic and amount of credit support will be determined based on the characteristics of the mortgage assets and other factors and will be established, in part, on the basis of requirements of each rating agency rating a series of certificates. If so specified in the accompanying prospectus supplement, any credit support may apply only in the event of certain types of losses or delinquencies and the protection against losses or delinquencies provided by such credit support will be limited. See “RISK FACTORS—Credit Support May Not Cover Losses or Risks Which Could Adversely Affect Payment on Your Certificates” and “DESCRIPTION OF CREDIT SUPPORT” in this prospectus.

Cash Flow Agreements

If so provided in the accompanying prospectus supplement, the trust fund may include guaranteed investment contracts pursuant to which moneys held in the funds and accounts established for the related series will be invested at a specified rate. The trust fund may also include interest rate exchange agreements, interest rate cap or floor agreements, currency exchange agreements or similar agreements designed to reduce the effects of interest rate or currency exchange rate fluctuations on the mortgage assets or on one or more classes of certificates. The principal terms of any guaranteed investment contract or other agreement, and the identity of the obligor under any guaranteed investment contract or other agreement, will be described in the accompanying prospectus supplement.

Pre-Funding

If so provided in the accompanying prospectus supplement, a trust fund may include amounts on deposit in a separate pre-funding account that may be used by the trust fund to acquire additional mortgage assets. Amounts in a pre-funding account will not exceed 25% of the pool balance of the trust fund as of the Cut-Off Date. Additional mortgage assets will be selected using criteria that are substantially similar to the criteria used to select the mortgage assets included in the trust fund on the closing date. The trust fund may acquire such additional mortgage assets for a period of time of not more than 120 days after the closing date for the related series of certificates. Amounts on deposit in the pre-funding account after the end of the pre-funding period will be distributed to certificateholders or such other person as set forth in the accompanying prospectus supplement.

In addition, a trust fund may include a separate capitalized interest account. Amounts on deposit in the capitalized interest account may be used to supplement investment earnings, if any, of amounts on deposit in the pre-funding account, supplement interest collections of the trust fund, or such other purpose as specified in the accompanying prospectus supplement. Amounts on deposit in the capitalized interest account and pre-funding account generally will be held in cash or invested in short-term investment grade obligations. Any amounts on deposit in the capitalized interest account will be released after the end of the pre-funding period as specified in the accompanying prospectus supplement. See “RISK FACTORS—Unused Amounts in Pre-Funding Accounts May Be Returned to You as a Prepayment” in this prospectus.

53

YIELD CONSIDERATIONS

General

The yield on any offered certificate will depend on the price paid by the certificateholder, the pass-through rate of the certificate and the amount and timing of distributions on the certificate. See “RISK FACTORS—Prepayments and Repurchases of the Mortgage Assets Will Affect the Timing of Your Cash Flow and May Affect Your Yield” in this prospectus. The following discussion contemplates a trust fund that consists solely of mortgage loans. While you generally can expect the characteristics and behavior of mortgage loans underlying CMBS to have the same effect on the yield to maturity and/or weighted average life of a class of certificates as will the characteristics and behavior of comparable mortgage loans, the effect may differ due to the payment characteristics of the CMBS. If a trust fund includes CMBS, the accompanying prospectus supplement will discuss the effect that the CMBS payment characteristics may have on the yield to maturity and weighted average lives of the offered certificates.

Pass-Through Rate

The certificates of any class within a series may have a fixed, variable or adjustable pass-through rate, which may or may not be based upon the interest rates borne by the mortgage loans in the related trust fund. The accompanying prospectus supplement will specify the pass-through rate for each class of certificates or, in the case of a class of offered certificates with a variable or adjustable pass-through rate, the method of determining the pass-through rate; the effect, if any, of the prepayment of any mortgage loan on the pass-through rate of one or more classes of offered certificates; and whether the distributions of interest on the offered certificates of any class will be dependent, in whole or in part, on the performance of any obligor under a cash flow agreement.

Payment Delays

A period of time will elapse between the date upon which payments on the mortgage loans in the related trust fund are due and the distribution date on which such payments are passed through to certificateholders. That delay will effectively reduce the yield that would otherwise be produced if payments on such mortgage loans were distributed to certificateholders on or near the date they were due.

Shortfalls in Collections of Interest Resulting from Prepayments

When a borrower makes a principal prepayment on a mortgage loan in full or in part, the borrower is generally charged interest only for the period from the date on which the preceding scheduled payment was due up to the date of such prepayment, instead of for the full accrual period, that is, the period from the due date of the preceding scheduled payment up to the due date for the next scheduled payment. However, interest accrued on any series of certificates and distributable thereon on any distribution date will generally correspond to interest accrued on the principal balance of mortgage loans for their respective full accrual periods. Consequently, if a prepayment on any mortgage loan is distributable to certificateholders on a particular distribution date, but such prepayment is not accompanied by interest thereon for the full accrual period, the interest charged to the borrower (net of servicing and administrative fees) may be less than the corresponding amount of interest accrued and otherwise payable on the certificates of the related series. If and to the extent that any prepayment interest shortfall is allocated to a class of offered certificates, the yield on the offered certificates will be adversely affected. The accompanying prospectus supplement will describe the manner in which any prepayment interest shortfalls will be allocated among the classes of certificates. If so specified in the accompanying prospectus supplement, the master servicer will be required to apply some or all of its servicing compensation for the corresponding period to offset the amount of any prepayment interest shortfalls. The accompanying prospectus supplement will also describe any other amounts available to offset prepayment interest shortfalls. See “DESCRIPTION OF THE POOLING AND SERVICING AGREEMENTS—Servicing Compensation and Payment of Expenses” in this prospectus.

54

Prepayment Considerations

A certificate’s yield to maturity will be affected by the rate of principal payments on the mortgage loans in the related trust fund and the allocation of those principal payments to reduce the principal balance (or notional amount, if applicable) of the certificate. The rate of principal payments on the mortgage loans will in turn be affected by the amortization schedules of the mortgage loans (which, in the case of adjustable rate mortgage loans, will change periodically to accommodate adjustments to their mortgage interest rates), the dates on which any balloon payments are due, and the rate of principal prepayments thereon (including for this purpose, prepayments resulting from liquidations of mortgage loans due to defaults, casualties or condemnations affecting the mortgaged properties, or purchases of mortgage loans out of the trust fund). Because the rate of principal prepayments on the mortgage loans in any trust fund will depend on future events and a variety of factors (as discussed more fully below), it is impossible to predict with assurance a certificate’s yield to maturity.

The extent to which the yield to maturity of a class of offered certificates of any series may vary from the anticipated yield will depend upon the degree to which they are purchased at a discount or premium and when, and to what degree, payments of principal on the mortgage loans in the related trust fund are in turn distributed on such certificates (or, in the case of a class of Stripped Interest Certificates, result in the reduction of the notional amount of the Stripped Interest Certificate). Further, an investor should consider, in the case of any offered certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on the mortgage loans in the trust fund could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of any offered certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments could result in an actual yield to such investor that is lower than the anticipated yield. In general, the earlier a prepayment of principal on the mortgage loans is distributed on an offered certificate purchased at a discount or premium (or, if applicable, is allocated in reduction of the notional amount thereof), the greater will be the effect on the investor’s yield to maturity. As a result, the effect on an investor’s yield of principal payments (to the extent distributable in reduction of the principal balance or notional amount of the investor’s offered certificates) occurring at a rate higher (or lower) than the rate anticipated by the investor during any particular period would not be fully offset by a subsequent like reduction (or increase) in the rate of principal payments.

A class of certificates, including a class of offered certificates, may provide that on any distribution date the holders of certificates are entitled to a pro rata share of the prepayments (including prepayments occasioned by defaults) on the mortgage loans in the related trust fund that are distributable on that date, to a disproportionately large share (which, in some cases, may be all) of such prepayments, or to a disproportionately small share (which, in some cases, may be none) of the prepayments. As and to the extent described in the accompanying prospectus supplement, the entitlements of the various classes of certificateholders of any series to receive payments (and, in particular, prepayments) of principal of the mortgage loans in the related trust fund may vary based on the occurrence of certain events (e.g., the retirement of one or more classes of a series of certificates) or subject to certain contingencies (e.g., prepayment and default rates with respect to the mortgage loans).

In general, the notional amount of a class of Stripped Interest Certificates will either (i) be based on the principal balances of some or all of the mortgage assets in the related trust fund or (ii) equal the certificate balances of one or more of the other classes of certificates of the same series. Accordingly, the yield on such Stripped Interest Certificates will be directly related to the amortization of the mortgage assets or classes of certificates, as the case may be. Thus, if a class of certificates of any series consists of Stripped Interest Certificates or Stripped Principal Certificates, a lower than anticipated rate of principal prepayments on the mortgage loans in the related trust fund will negatively affect the yield to investors in Stripped Principal Certificates, and a higher than anticipated rate of principal prepayments on the mortgage loans will negatively affect the yield to investors in Stripped Interest Certificates.

The depositor is not aware of any relevant publicly available or authoritative statistics with respect to the historical prepayment experience of a large group of multifamily or commercial mortgage loans. However, the extent of prepayments of principal of the mortgage loans in any trust fund may be affected by a number of factors, including, without limitation, the availability of mortgage credit, the relative economic vitality of the area in

55

which the mortgaged properties are located, the quality of management of the mortgaged properties, the servicing of the mortgage loans, possible changes in tax laws and other opportunities for investment. In addition, the rate of principal payments on the mortgage loans in any trust fund may be affected by the existence of lockout periods and requirements that principal prepayments be accompanied by prepayment premiums, and by the extent to which such provisions may be practicably enforced.

The rate of prepayment on a pool of mortgage loans is also affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. When the prevailing market interest rate is below a mortgage coupon, a borrower may have an increased incentive to refinance its mortgage loan. In addition, as prevailing market interest rates decline, even borrowers with adjustable rate mortgage loans that have experienced a corresponding interest rate decline may have an increased incentive to refinance for purposes of either (i) converting to a fixed rate loan and thereby “locking in” such rate or (ii) taking advantage of the initial “teaser rate” (a mortgage interest rate below what it would otherwise be if the applicable index and gross margin were applied) on another adjustable rate mortgage loan.

Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some borrowers may sell mortgaged properties in order to realize their equity therein, to meet cash flow needs or to make other investments. In addition, some borrowers may be motivated by federal and state tax laws (which are subject to change) to sell mortgaged properties prior to the exhaustion of tax depreciation benefits. The depositor will make no representation as to the particular factors that will affect the prepayment of the mortgage loans in any trust fund, as to the relative importance of such factors, as to the percentage of the principal balance of the mortgage loans that will be paid as of any date or as to the overall rate of prepayment on the mortgage loans.

Weighted Average Life and Maturity

The rate at which principal payments are received on the mortgage loans in a trust fund will affect the ultimate maturity and the weighted average life of one or more classes of a series of certificates. Weighted average life refers to the average amount of time that will elapse from the date of issuance of an instrument until each dollar of the principal amount of such instrument is repaid to the investor.

The weighted average life and maturity of a class of certificates of a series will be influenced by the rate at which principal on the mortgage loans, whether in the form of scheduled amortization or prepayments (for this purpose, the term “prepayment” includes voluntary prepayments, liquidations due to default and purchases of mortgage loans out of the trust fund), is paid to that class of certificateholders. Prepayment rates on loans are commonly measured relative to a prepayment standard or model, such as the CPR prepayment model or the SPA prepayment model. CPR represents an assumed constant rate of prepayment each month (expressed as an annual percentage) relative to the then outstanding principal balance of a pool of loans for the life of those loans. SPA represents an assumed variable rate of prepayment each month (expressed as an annual percentage) relative to the then outstanding principal balance of a pool of loans, with different prepayment assumptions often expressed as percentages of SPA. For example, a prepayment assumption of 100% of SPA assumes prepayment rates of 0.2% per annum of the then outstanding principal balance of loans in the first month of the life of the loans and an additional 0.2% per annum in each following month until the 30th month. Beginning in the 30th month, and in each following month during the life of the loans, 100% of SPA assumes a constant prepayment rate of 6% per annum each month.

Neither CPR nor SPA nor any other prepayment model or assumption purports to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any particular pool of loans. Moreover, the CPR and SPA models were developed based upon historical prepayment experience for single-family loans. Thus, it is unlikely that the prepayment experience of the mortgage loans included in any trust fund will conform to any particular level of CPR or SPA.

The accompanying prospectus supplement for each series of certificates will contain tables, if applicable, setting forth the projected weighted average life of each class of offered certificates and the percentage of the

56

initial certificate balance of each class that would be outstanding on specified distribution dates based on the assumptions stated in the accompanying prospectus supplement, including assumptions that borrowers make prepayments on the mortgage loans at rates corresponding to various percentages of CPR or SPA, or at such other rates specified in the accompanying prospectus supplement. The tables and assumptions will illustrate the sensitivity of the weighted average lives of the certificates to various assumed prepayment rates and will not be intended to predict, or to provide information that will enable investors to predict, the actual weighted average lives of the certificates.

Controlled Amortization Classes and Companion Classes

A series of certificates may include one or more controlled amortization classes that are designed to provide increased protection against prepayment risk by transferring that risk to one or more companion classes. Unless otherwise specified in the accompanying prospectus supplement, each controlled amortization class will either be a planned amortization class or a targeted amortization class. In general, distributions of principal on a planned amortization class of certificates are made in accordance with a specified amortization schedule so long as prepayments on the underlying mortgage loans occur within a specified range of constant prepayment rates and, as described below, so long as one or more companion classes remain to absorb excess cash flows and make up for shortfalls. For example, if the rate of prepayments is significantly higher than expected, the excess prepayments will be applied to retire the companion classes prior to reducing the principal balance of a planned amortization class. If the rate of prepayments is significantly lower than expected, a disproportionately large portion of prepayments may be applied to a planned amortization class. Once the companion classes for a planned amortization class are retired, the planned amortization class of certificates will have no further prepayment protection. A targeted amortization class of certificates is similar to a planned amortization class of certificates, but a targeted amortization class structure generally does not draw on companion classes to make up cash flow shortfalls, and will generally not provide protection to the targeted amortization class against the risk that prepayments occur more slowly than expected.

In general, the reduction of prepayment risk afforded to a controlled amortization class comes at the expense of one or more companion classes of the same series (any of which may also be a class of offered certificates) which absorb a disproportionate share of the overall prepayment risk of a given structure. As more particularly described in the accompanying prospectus supplement, the holders of a companion class will receive a disproportionately large share of prepayments when the rate of prepayment exceeds the rate assumed in structuring the controlled amortization class, and (in the case of a companion class that supports a planned amortization class of certificates) a disproportionately small share of prepayments (or no prepayments) when the rate of prepayment falls below that assumed rate. Thus, as and to the extent described in the accompanying prospectus supplement, a companion class will absorb a disproportionate share of the risk that a relatively fast rate of prepayments will result in the early retirement of the investment, that is, “call risk,” and, if applicable, the risk that a relatively slow rate of prepayments will extend the average life of the investment, that is, “extension risk”, that would otherwise be allocated to the related controlled amortization class. Accordingly, companion classes can exhibit significant average life variability.

Other Factors Affecting Yield, Weighted Average Life and Maturity

Balloon Payments; Extensions of Maturity.    Some or all of the mortgage loans included in a trust fund may require that balloon payments be made at maturity. Because the ability of a borrower to make a balloon payment typically will depend upon its ability either to refinance the loan or to sell the mortgaged property, there is a risk that mortgage loans that require balloon payments may default at maturity, or that the maturity of such a mortgage loan may be extended in connection with a workout. In the case of defaults, recovery of proceeds may be delayed by, among other things, bankruptcy of the borrower or adverse conditions in the market where the property is located. In order to minimize losses on defaulted mortgage loans, the master servicer or a special servicer, to the extent and under the circumstances set forth in this prospectus and in the accompanying prospectus supplement, may be authorized to modify mortgage loans that are in default or as to which a payment default is imminent. Any defaulted balloon payment or modification that extends the maturity of a mortgage loan may delay distributions of principal on a class of offered certificates and thereby extend the weighted average life of the certificates and, if the certificates were purchased at a discount, reduce the yield thereon.

57

Negative Amortization.    Mortgage loans that permit negative amortization can affect the weighted average life of a class of certificates. In general, mortgage loans that permit negative amortization by their terms limit the amount by which scheduled payments may adjust in response to changes in mortgage interest rates and/or provide that scheduled payment amounts will adjust less frequently than the mortgage interest rates. Accordingly, during a period of rising interest rates, the scheduled payment on a mortgage loan that permits negative amortization may be less than the amount necessary to amortize the loan fully over its remaining amortization schedule and pay interest at the then applicable mortgage interest rate. In that case, the mortgage loan balance would amortize more slowly than necessary to repay it over its schedule and, if the amount of scheduled payment were less than the amount necessary to pay current interest at the applicable mortgage interest rate, the loan balance would negatively amortize to the extent of the amount of the interest shortfall. Conversely, during a period of declining interest rates, the scheduled payment on a mortgage loan that permits negative amortization may exceed the amount necessary to amortize the loan fully over its remaining amortization schedule and pay interest at the then applicable mortgage interest rate. In that case, the excess would be applied to principal, thereby resulting in amortization at a rate faster than necessary to repay the mortgage loan balance over its schedule.

A slower or negative rate of mortgage loan amortization would correspondingly be reflected in a slower or negative rate of amortization for one or more classes of certificates of the related series. Accordingly, the weighted average lives of mortgage loans that permit negative amortization (and that of the classes of certificates to which any such negative amortization would be allocated or which would bear the effects of a slower rate of amortization on the mortgage loans) may increase as a result of such feature. A faster rate of mortgage loan amortization will shorten the weighted average life of the mortgage loans and, correspondingly, the weighted average lives of those classes of certificates then entitled to a portion of the principal payments on those mortgage loans. The accompanying prospectus supplement will describe, if applicable, the manner in which negative amortization in respect of the mortgage loans in any trust fund is allocated among the respective classes of certificates of the related series.

Foreclosures and Payment Plans.    The number of foreclosures and the principal amount of the mortgage loans that are foreclosed in relation to the number and principal amount of mortgage loans that are repaid in accordance with their terms will affect the weighted average lives of those mortgage loans and, accordingly, the weighted average lives of and yields on the certificates of the related series. Servicing decisions made with respect to the mortgage loans, including the use of payment plans prior to a demand for acceleration and the restructuring of mortgage loans in bankruptcy proceedings, may also have an effect upon the payment patterns of particular mortgage loans and thus the weighted average lives of and yields on the certificates of the related series.

Losses and Shortfalls on the Mortgage Assets.    The yield to holders of the offered certificates of any series will directly depend on the extent to which such holders are required to bear the effects of any losses or shortfalls in collections arising out of defaults on the mortgage assets in the related trust fund and the timing of such losses and shortfalls. In general, the earlier that any such loss or shortfall occurs, the greater will be the negative effect on yield for any class of certificates that is required to bear the effects of the loss or shortfall.

The amount of any losses or shortfalls in collections on the mortgage assets in any trust fund (to the extent not covered or offset by draws on any reserve fund or under any instrument of credit support) will be allocated among the classes of certificates of the related series in the priority and manner, and subject to the limitations, specified in the accompanying prospectus supplement. As described in the accompanying prospectus supplement, such allocations may result in reductions in the entitlements to interest and/or certificate balances of one or more classes of certificates, or may be effected simply by a prioritization of payments among the classes of certificates. The yield to maturity on a class of subordinate certificates may be extremely sensitive to losses and shortfalls in collections on the mortgage assets in the related trust fund.

Additional Certificate Amortization.    In addition to entitling certificateholders to a specified portion (which may range from none to all) of the principal payments received on the mortgage assets in the related trust fund, one or more classes of certificates of any series, including one or more classes of offered certificates of a series, may provide for distributions of principal from (i) amounts attributable to interest accrued but not currently dis -

58

tributable on one or more classes of Accrual Certificates, (ii) excess funds or (iii) any other amounts described in the accompanying prospectus supplement. As specifically set forth in the accompanying prospectus supplement, “excess funds” generally will represent that portion of the amounts distributable in respect of the certificates of any series on any distribution date that represent (i) interest received or advanced on the mortgage assets in the related trust fund that is in excess of the interest currently distributable on that series of certificates, as well as any interest accrued but not currently distributable on any Accrual Certificates of that series or (ii) prepayment premiums, payments from equity participations entitling the lender to a share of profits realized from the operation or disposition of the mortgaged property, or any other amounts received on the mortgage assets in the trust fund that do not constitute interest thereon or principal thereof.

The amortization of any class of certificates out of the sources described in the preceding paragraph would shorten the weighted average life of certificates and, if those certificates were purchased at a premium, reduce the yield on those certificates. The accompanying prospectus supplement will discuss the relevant factors that you should consider in determining whether distributions of principal of any class of certificates out of such sources would have any material effect on the rate at which your certificates are amortized.

THE SPONSOR

The accompanying prospectus supplement will identify the sponsor or sponsors of the applicable series. Wachovia Bank, National Association (“Wachovia”), a national banking association, may be a sponsor. Wachovia is a national bank and acquires and originates mortgage loans for public and private securitizations. Wachovia may also act as a mortgage loan seller and may act as the servicer and/or the provider of any cashflow agreements with respect to the offered certificates. Wachovia is an affiliate of Wachovia Capital Markets, LLC and of the depositor. Wachovia is a wholly owned subsidiary of Wachovia Corporation, whose principal offices are located in Charlotte, North Carolina. Wachovia is chartered and its business is subject to examination and regulation by the Office of the Comptroller of the Currency.

Additional information, including the most recent Form 10-K and Annual Report of Wachovia Corporation, and additional annual, quarterly and current reports filed or furnished with the Securities and Exchange Commission by Wachovia Corporation, as they become available, may be obtained without charge by each person to whom this prospectus is delivered upon written request of any such person to Wachovia Shareholder Services – NC1153, 1525 West W.T. Harris Blvd. 3C3, Charlotte, North Carolina 28262-8522.

THE DEPOSITOR

Wachovia Commercial Mortgage Securities, Inc., the depositor, is a North Carolina corporation organized on August 17, 1988 as a wholly-owned subsidiary of Wachovia Bank, National Association (formerly known as First Union National Bank), a national banking association with its main office located in Charlotte, North Carolina. Wachovia Bank, National Association is a subsidiary of Wachovia Corporation, a North Carolina corporation registered as a bank holding company under the Bank Holding Company Act of 1956, as amended. Wachovia Corporation is a financial holding company under the Gramm-Leach-Bliley Act. The depositor’s principal business is to acquire, hold and/or sell or otherwise dispose of cash flow assets, usually in connection with the securitization of that asset. The depositor maintains its principal office at 301 South College Street, Charlotte, North Carolina 28288-0166. Its telephone number is 704-374-6161. There can be no assurance that the depositor will have any significant assets.

USE OF PROCEEDS

The net proceeds to be received from the sale of certificates will be applied by the depositor to the purchase of trust assets or will be used by the depositor for general corporate purposes. The depositor expects to sell the certificates from time to time, but the timing and amount of offerings of certificates will depend on a number of factors, including the volume of mortgage assets acquired by the depositor, prevailing interest rates, availability of funds and general market conditions.

59

DESCRIPTION OF THE CERTIFICATES

General

In the aggregate, the certificates of each series of certificates will represent the entire beneficial ownership interest in the trust fund created pursuant to the related pooling and servicing agreement. Each series of certificates may consist of one or more classes of certificates (including classes of offered certificates), and such class or classes may (i) provide for the accrual of interest thereon at a fixed, variable or adjustable rate; (ii) be senior or subordinate to one or more other classes of certificates in entitlement to certain distributions on the certificates; (iii) be entitled, as Stripped Principal Certificates, to distributions of principal with disproportionately small, nominal or no distributions of interest; (iv) be entitled, as Stripped Interest Certificates, to distributions of interest with disproportionately small, nominal or no distributions of principal; (v) provide for distributions of principal and/or interest thereon that commence only after the occurrence of certain events such as the retirement of one or more other classes of certificates of such series; (vi) provide for distributions of principal to be made, from time to time or for designated periods, at a rate that is faster (and, in some cases, substantially faster) or slower (and, in some cases, substantially slower) than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust fund; (vii) provide for distributions of principal to be made, subject to available funds, based on a specified principal payment schedule or other methodology; and/or (viii) provide for distributions based on a combination of two or more components thereof with one or more of the characteristics described in this paragraph, including a Stripped Principal Certificate component and a Stripped Interest Certificate component, to the extent of available funds, in each case as described in the accompanying prospectus supplement. Any such classes may include classes of offered certificates. With respect to certificates with two or more components, references in this prospectus to certificate balance, notional amount and pass-through rate refer to the principal balance, if any, notional amount, if any, and the pass-through rate, if any, for that component.

Each class of offered certificates of a series will be issued in minimum denominations corresponding to the certificate balances or, in the case of Stripped Interest Certificates or REMIC residual certificates, notional amounts or percentage interests specified in the accompanying prospectus supplement. As provided in the accompanying prospectus supplement, one or more classes of offered certificates of any series may be issued in fully registered, definitive form or may be offered in book-entry format through the facilities of DTC. The offered certificates of each series (if issued as definitive certificates) may be transferred or exchanged, subject to any restrictions on transfer described in the accompanying prospectus supplement, at the location specified in the accompanying prospectus supplement, without the payment of any service charge, other than any tax or other governmental charge payable in connection therewith. Interests in a class of book-entry certificates will be transferred on the book-entry records of DTC and its participating organizations. See “RISK FACTORS—Your Ability to Resell Certificates May Be Limited Because of Their Characteristics” and “—The Assets of the Trust Fund May Not Be Sufficient to Pay Your Certificates” in this prospectus.

Distributions

Distributions on the certificates of each series will be made by or on behalf of the trustee or master servicer on each distribution date as specified in the accompanying prospectus supplement from the Available Distribution Amount for such series and such distribution date.

Except as otherwise specified in the accompanying prospectus supplement, distributions on the certificates of each series (other than the final distribution in retirement of any certificate) will be made to the persons in whose names those certificates are registered on the record date, which is the close of business on the last business day of the month preceding the month in which the applicable distribution date occurs, and the amount of each distribution will be determined as of the close of business on the determination date that is specified in the accompanying prospectus supplement. All distributions with respect to each class of certificates on each distribution date will be allocated pro rata among the outstanding certificates in that class. The trustee will make payments either by wire transfer in immediately available funds to the account of a certificateholder at a bank or other entity having appropriate facilities therefor, if such certificateholder has provided the trustee or other per -

60

son required to make such payments with wiring instructions (which may be provided in the form of a standing order applicable to all subsequent distributions) no later than the date specified in the accompanying prospectus supplement (and, if so provided in the accompanying prospectus supplement, such certificateholder holds certificates in the requisite amount or denomination specified in the accompanying prospectus supplement), or by check mailed to the address of the certificateholder as it appears on the certificate register; provided, however, that the trustee will make the final distribution in retirement of any class of certificates (whether definitive certificates or book-entry certificates) only upon presentation and surrender of the certificates at the location specified in the notice to certificateholders of such final distribution.

Distributions of Interest on the Certificates

Each class of certificates of each series (other than certain classes of Stripped Principal Certificates and certain REMIC residual certificates that have no pass-through rate) may have a different pass-through rate which may be fixed, variable or adjustable. The accompanying prospectus supplement will specify the pass-through rate or, in the case of a variable or adjustable pass-through rate, the method for determining the pass-through rate, for each class. The variable pass-through rates for any class of certificates in a particular series may be based on indices tied to the prime lending rate, the London inter-bank offered rate, the federal funds rate, the U.S. government Treasury bill rate (3-month or 6-month) or a standard index that measures interest in debt transactions. Unless otherwise specified in the accompanying prospectus supplement, interest on the certificates of each series will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

Distributions of interest in respect of the certificates of any class (other than any class of Accrual Certificates that will be entitled to distributions of accrued interest commencing only on the distribution date, or under the circumstances, specified in the accompanying prospectus supplement, and other than any class of Stripped Principal Certificates or REMIC residual certificates that is not entitled to any distributions of interest) will be made on each distribution date based on the Accrued Certificate Interest for such class and such distribution date, subject to the sufficiency of the portion of the Available Distribution Amount allocable to such class on such distribution date. Prior to the time interest is distributable on any class of Accrual Certificates, the amount of Accrued Certificate Interest otherwise distributable on that class will be added to the certificate balance of that class on each distribution date. With respect to each class of certificates (other than some classes of Stripped Interest Certificates and REMIC residual certificates), Accrued Certificate Interest for each distribution date will be equal to interest at the applicable pass-through rate accrued for a specified period (generally the period between distribution dates) on the outstanding certificate balance thereof immediately prior to such distribution date. Unless otherwise provided in the accompanying prospectus supplement, Accrued Certificate Interest for each distribution date on Stripped Interest Certificates will be similarly calculated except that it will accrue on a notional amount that is either (i) based on the principal balances of some or all of the mortgage assets in the related trust fund or (ii) equal to the certificate balances of one or more other classes of certificates of the same series. Reference to a notional amount with respect to a class of Stripped Interest Certificates is solely for convenience in making certain calculations and does not represent the right to receive any distributions of principal.

If so specified in the accompanying prospectus supplement, the amount of Accrued Certificate Interest that is otherwise distributable on (or, in the case of Accrual Certificates, that may otherwise be added to the certificate balance of) one or more classes of the certificates of a series will be reduced to the extent that any prepayment interest shortfalls, as described under “YIELD CONSIDERATIONS—Shortfalls in Collections of Interest Resulting from Prepayments”, exceed the amount of any sums (including, if and to the extent specified in the accompanying prospectus supplement, the master servicer’s servicing compensation) that are applied to offset such shortfalls. The particular manner in which prepayment interest shortfalls will be allocated among some or all of the classes of certificates of that series will be specified in the accompanying prospectus supplement. The accompanying prospectus supplement will also describe the extent to which the amount of Accrued Certificate Interest that is otherwise distributable on (or, in the case of Accrual Certificates, that may otherwise be added to the certificate balance of) a class of offered certificates may be reduced as a result of any other contingencies, including delinquencies, losses and deferred interest on or in respect of the mortgage assets in the related trust fund. Unless otherwise provided in the accompanying prospectus supplement, any reduction in the amount of Accrued Certificate Interest otherwise distributable on a class of certificates by reason of the allocation to such class of a portion of any deferred interest on or in respect of the mortgage assets in the related trust fund may

61

result in a corresponding increase in the certificate balance of that class. See “RISK FACTORS—Prepayment and Repurchases of the Mortgage Assets Will Affect the Timing of Your Cash Flow and May Affect Your Yield” and “YIELD CONSIDERATIONS” in this prospectus.

Distributions of Principal of the Certificates

Each class of certificates of each series (other than certain classes of Stripped Interest Certificates or REMIC residual certificates) will have a certificate balance which, at any time, will equal the then maximum amount that the holders of certificates of that class will be entitled to receive in respect of principal out of the future cash flow on the mortgage assets and other assets included in the related trust fund. The outstanding certificate balance of a class of certificates will be reduced by distributions of principal made on those certificates from time to time and, if so provided in the accompanying prospectus supplement, further by any losses incurred in respect of the related mortgage assets allocated to those certificates from time to time. In turn, the outstanding certificate balance of a class of certificates may be increased as a result of any deferred interest on or in respect of the related mortgage assets that is allocated to those certificates from time to time, and will be increased, in the case of a class of Accrual Certificates prior to the distribution date on which distributions of interest on those Accrual Certificates are required to commence, by the amount of any Accrued Certificate Interest in respect thereof (reduced as described above). Unless otherwise provided in the accompanying prospectus supplement, the initial aggregate certificate balance of all classes of a series of certificates will not be greater than the aggregate outstanding principal balance of the related mortgage assets as of the applicable Cut-Off Date, after application of scheduled payments due on or before such date, whether or not received.

As and to the extent described in the accompanying prospectus supplement, distributions of principal with respect to a series of certificates will be made on each distribution date to the holders of the class or classes of certificates of such series entitled to distributions until the certificate balances of those certificates have been reduced to zero. Distributions of principal with respect to one or more classes of certificates may be made at a rate that is faster (and, in some cases, substantially faster) than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust fund, may not commence until the occurrence of certain events, such as the retirement of one or more other classes of certificates of the same series, or may be made at a rate that is slower (and, in some cases, substantially slower) than the rate at which payments or other collections of principal are received on such mortgage assets. In addition, distributions of principal with respect to one or more classes of controlled amortization certificates may be made, subject to available funds, based on a specified principal payment schedule and, with respect to one or more classes of companion classes of certificates, may be contingent on the specified principal payment schedule for a controlled amortization class of certificates of the same series and the rate at which payments and other collections of principal on the mortgage assets in the related trust fund are received. Unless otherwise specified in the accompanying prospectus supplement, distributions of principal of any class of certificates will be made on a pro rata basis among all of the certificates belonging to that class.

Components

To the extent specified in the accompanying prospectus supplement, distribution on a class of certificates may be based on a combination of two or more different components as described under “—General” above. To that extent, the descriptions set forth under “—Distributions of Interest on the Certificates” and “—Distributions of Principal of the Certificates” above also relate to components of such a class of certificates. In such case, reference in those sections to certificate balance and pass-through rate refer to the principal balance, if any, of any of the components and the pass-through rate, if any, on any component, respectively.

Distributions on the Certificates in Respect of Prepayment Premiums or in Respect of Equity Participations

If so provided in the accompanying prospectus supplement, prepayment premiums or payments in respect of equity participations entitling the lender to a share of profits realized from the operation or disposition of the mortgaged property received on or in connection with the mortgage assets in any trust fund will be distributed on each distribution date to the holders of the class of certificates of the related series entitled thereto in accordance with the provisions described in the accompanying prospectus supplement.

62

Allocation o f Losses and Shortfalls

If so provided in the accompanying prospectus supplement for a series of certificates consisting of one or more classes of subordinate certificates, on any distribution date in respect of which losses or shortfalls in collections on the mortgage assets have been incurred, the amount of such losses or shortfalls will be borne first by a class of subordinate certificates in the priority and manner and subject to the limitations specified in the accompanying prospectus supplement. See “DESCRIPTION OF CREDIT SUPPORT” in this prospectus for a description of the types of protection that may be included in shortfalls on mortgage assets comprising the trust fund.

Advances in Respect of Delinquencies

With respect to any series of certificates evidencing an interest in a trust fund, unless otherwise provided in the accompanying prospectus supplement, a servicer or another entity described therein will be required as part of its servicing responsibilities to advance on or before each distribution date its own funds or funds held in the related certificate account that are not included in the Available Distribution Amount for such distribution date, in an amount equal to the aggregate of payments of principal (other than any balloon payments) and interest (net of related servicing fees) that were due on the mortgage loans in the trust fund and were delinquent on the related determination date, subject to the servicer’s (or another entity’s) good faith determination that such advances will be reimbursable from the loan proceeds. In the case of a series of certificates that includes one or more classes of subordinate certificates and if so provided in the accompanying prospectus supplement, each servicer’s (or another entity’s) advance obligation may be limited only to the portion of such delinquencies necessary to make the required distributions on one or more classes of senior certificates and/or may be subject to the servicer’s (or another entity’s) good faith determination that such advances will be reimbursable not only from the loan proceeds but also from collections on other trust assets otherwise distributable on one or more classes of subordinate certificates. See “DESCRIPTION OF CREDIT SUPPORT” in this prospectus.

Advances are intended to maintain a regular flow of scheduled interest and principal payments to holders of the class or classes of certificates entitled thereto, rather than to guarantee or insure against losses. Unless otherwise provided in the accompanying prospectus supplement, advances of a servicer’s (or another entity’s) funds will be reimbursable only out of recoveries on the mortgage loans (including amounts received under any form of credit support) respecting which advances were made and, if so provided in the accompanying prospectus supplement, out of any amounts otherwise distributable on one or more classes of subordinate certificates of such series; provided, however, that any advance will be reimbursable from any amounts in the related certificate account prior to any distributions being made on the certificates to the extent that a servicer (or such other entity) shall determine in good faith that such advance is not ultimately recoverable from related proceeds on the mortgage loans or, if applicable, from collections on other trust assets otherwise distributable on the subordinate certificates.

If advances have been made from excess funds in a certificate account, the master servicer or other person that advanced such funds will be required to replace such funds in the certificate account on any future distribution date to the extent that funds then in the certificate account are insufficient to permit full distributions to certificateholders on that date. If so specified in the accompanying prospectus supplement, the obligation of a master servicer or other specified person to make advances may be secured by a cash advance reserve fund or a surety bond. If applicable, we will provide in the accompanying prospectus supplement information regarding the characteristics of, and the identity of any obligor on, any such surety bond.

If and to the extent so provided in the accompanying prospectus supplement, any entity making advances will be entitled to receive interest on those advances for the period that such advances are outstanding at the rate specified therein and will be entitled to pay itself that interest periodically from general collections on the mortgage assets prior to any payment to certificateholders as described in the accompanying prospectus supplement.

The accompanying prospectus supplement for any series of certificates evidencing an interest in a trust fund that includes CMBS will describe any comparable advancing obligation of a party to the related pooling and servicing agreement or of a party to the related CMBS agreement.

63

Reports to Certificateholders

On each distribution date a master servicer or trustee will forward to the holder of certificates of each class of a series a distribution date statement accompanying the distribution of principal and/or interest to those holders. As further provided in the accompanying prospectus supplement, the distribution date statement for each class will set forth to the extent applicable and available:

(i) the amount of such distribution to holders of certificates of such class applied to reduce the certificate balance thereof;

(ii) the amount of such distribution to holders of certificates of such class allocable to Accrued Certificate Interest;

(iii) the amount, if any, of such distribution to holders of certificates of such class allocable to prepayment premiums;

(iv) the amount of servicing compensation received by each servicer and such other customary information as the master servicer or the trustee deems necessary or desirable, or that a certificateholder reasonably requests, to enable certificateholders to prepare their tax returns;

(v) the aggregate amount of advances included in such distribution and the aggregate amount of unreimbursed advances at the close of business on, or as of a specified date shortly prior to, such distribution date;

(vi) the aggregate principal balance of the related mortgage loans on, or as of a specified date shortly prior to, such distribution date;

(vii) the number and aggregate principal balance of any mortgage loans in respect of which (A) one scheduled payment is delinquent, (B) two scheduled payments are delinquent, (C) three or more scheduled payments are delinquent and (D) foreclosure proceedings have been commenced;

(viii) with respect to any mortgage loan liquidated during the related prepayment period (as to the current distribution date, generally the period extending from the prior distribution date to and including the current distribution date) in connection with a default on that mortgage loan or because the mortgage loan was purchased out of the trust fund (other than a payment in full), (A) the loan number, (B) the aggregate amount of liquidation proceeds received and (C) the amount of any loss to certificateholders;

(ix) with respect to any REO Property sold during the related collection period, (A) the loan number of the related mortgage loan, (B) the aggregate amount of sales proceeds and (C) the amount of any loss to certificateholders in respect of the related mortgage loan;

(x) the certificate balance or notional amount of each class of certificates (including any class of certificates not offered hereby) immediately before and immediately after such distribution date, separately identifying any reduction in the certificate balance due to the allocation of any losses in respect of the related mortgage loans;

(xi) the aggregate amount of principal prepayments made on the mortgage loans during the related prepayment period;

(xii) the amount deposited in or withdrawn from any reserve fund on such distribution date, and the amount remaining on deposit in the reserve fund as of the close of business on such distribution date;

(xiii) the amount of any Accrued Certificate Interest due but not paid on such class of offered certificates at the close of business on such distribution date; and

64

(xiv) if such class of offered certificates has a variable pass-through rate or an adjustable pass-through rate, the pass-through rate applicable thereto for such distribution date.

In the case of information furnished pursuant to subclauses (i)-(iv) above, the amounts will be expressed as a dollar amount per minimum denomination of the relevant class of offered certificates or per a specified portion of such minimum denomination. The accompanying prospectus supplement for each series of offered certificates will describe any additional information to be included in reports to the holders of such certificates.

Within a reasonable period of time after the end of each calendar year, the related master servicer or trustee, as the case may be, will be required to furnish to each person who at any time during the calendar year was a holder of an offered certificate a statement containing the information set forth in subclauses (i)-(iv) above, aggregated for such calendar year or the applicable portion thereof during which such person was a certificateholder. Such obligation will be deemed to have been satisfied to the extent that substantially comparable information is provided pursuant to any requirements of the Code as are from time to time in force. See, however, “DESCRIPTION OF THE CERTIFICATES—Book-Entry Registration and Definitive Certificates” in this prospectus.

If the trust fund for a series of certificates includes CMBS, the ability of the related master servicer or trustee, as the case may be, to include in any distribution date statement information regarding the mortgage loans underlying such CMBS will depend on the reports received with respect to such CMBS. In such cases, the accompanying prospectus supplement will describe the loan-specific information to be included in the distribution date statements that will be forwarded to the holders of the offered certificates of that series in connection with distributions made to them.

Voting Rights

The voting rights evidenced by each series of certificates will be allocated among the respective classes of such series in the manner described in the accompanying prospectus supplement.

Certificateholders will generally have a right to vote only with respect to required consents to certain amendments to the related pooling and servicing agreement and as otherwise specified in the accompanying prospectus supplement. See “DESCRIPTION OF THE POOLING AND SERVICING AGREEMENTS—Amendment” in this prospectus. The holders of specified amounts of certificates of a particular series will have the collective right to remove the related trustee and also to cause the removal of the related master servicer in the case of an event of default under the related pooling and servicing agreement on the part of the master servicer. See “DESCRIPTION OF THE POOLING AND SERVICING AGREEMENTS— Events of Default”, “—Rights upon Event of Default” and “—Resignation and Removal of the Trustee” in this prospectus.

Termination

The obligations created by the pooling and servicing agreement for each series of certificates will terminate upon the payment (or provision for payment) to certificateholders of that series of all amounts held in the related certificate account, or otherwise by the related master servicer or trustee or by a special servicer, and required to be paid to such certificateholders pursuant to such pooling and servicing agreement following the earlier of (i) the final payment or other liquidation of the last mortgage asset subject to the pooling and servicing agreement or the disposition of all property acquired upon foreclosure of any mortgage loan subject to the pooling and servicing agreement and (ii) the purchase of all of the assets of the related trust fund by the party entitled to effect such termination, under the circumstances and in the manner that will be described in the accompanying prospectus supplement. Written notice of termination of a pooling and servicing agreement will be given to each certificateholder of the related series, and the final distribution will be made only upon presentation and surrender of the certificates of such series at the location to be specified in the notice of termination.

If so specified in the accompanying prospectus supplement, a series of certificates will be subject to optional early termination through the repurchase of the assets in the related trust fund by a party that will be specified in

65

the accompanying prospectus supplement, under the circumstances and in the manner set forth in the accompanying prospectus supplement. If so provided in the accompanying prospectus supplement, upon the reduction of the certificate balance of a specified class or classes of certificates by a specified percentage or amount, a party identified in the accompanying prospectus supplement will be authorized or required to solicit bids for the purchase of all the assets of the related trust fund, or of a sufficient portion of such assets to retire such class or classes, under the circumstances and in the manner set forth in the accompanying prospectus supplement. In any event, unless otherwise disclosed in the accompanying prospectus supplement, any such repurchase or purchase shall be at a price or prices that are generally based upon the unpaid principal balance of, plus accrued interest on, all mortgage loans (other than mortgage loans secured by REO Properties) then included in a trust fund and the fair market value of all REO Properties then included in the trust fund, which may or may not result in full payment of the aggregate certificate balance plus accrued interest and any undistributed shortfall in interest for the then outstanding certificates. Any sale of trust fund assets will be without recourse to the trust and/or certificateholders, provided, however, that there can be no assurance that in all events a court would accept such a contractual stipulation.

Book-Entry Registration and Definitive Certificates

If so provided in the accompanying prospectus supplement, one or more classes of the offered certificates of any series will be offered in book-entry format through the facilities of The Depository Trust Company (“DTC”), and each such class will be represented by one or more global certificates registered in the name of DTC or its nominee.

The holders of one or more classes of the offered certificates may hold their certificates through DTC (in the United States) or Clearstream Banking, société anonyme, (“Clearstream”) or Euroclear Bank S.A./N.V., as operator (the “Euroclear Operator”) of the Euroclear System (the “Euroclear System”) (in Europe) if they are participants of such respective system (“Participants”), or indirectly through organizations that are Participants in such systems. Clearstream and the Euroclear Operator will hold omnibus positions on behalf of the Clearstream Participants and the Euroclear Participants, respectively, through customers’ securities accounts in the name of Clearstream and the Euroclear Operator on the books of the respective depositaries (collectively, the “Depositaries”) which in turn will hold such positions in customers’ securities accounts in the Depositaries’ names on the books of DTC. DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to Section 17A of the Securities Exchange Act of 1934, as amended. DTC was created to hold securities for its Participants and to facilitate the clearance and settlement of securities transactions between Participants through electronic computerized book-entries, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (“Indirect Participants”).

Transfers between DTC Participants will occur in accordance with DTC rules. Transfers between Clearstream Participants and Euroclear Participants will occur in accordance with their applicable rules and operating procedures.

Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly through Clearstream Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its Depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures. If the transaction complies with all relevant requirements, the Euroclear Operator or Clearstream, as the case may be, will then deliver instructions to the Depositary to take action to effect final settlement on its behalf.

Because of time-zone differences, it is possible that credits of securities in Clearstream or the Euroclear Operator as a result of a transaction with a DTC Participant will be made during the subsequent securities settle -

66

ment processing, dated the business day following the DTC settlement date, and such credits or any transactions in such securities settled during such processing will be reported to the relevant Clearstream Participant or Euroclear Participant on such business day. Cash received in Clearstream or the Euroclear Operator as a result of sales of securities by or through a Clearstream Participant or a Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date, due to time-zone differences may be available in the relevant Clearstream or the Euroclear Operator cash account only as of the business day following settlement in DTC.

The holders of one or more classes of the offered certificates that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, offered certificates may do so only through Participants and Indirect Participants. In addition, holders of the offered certificates will receive all distributions of principal and interest from the trustee through the Participants who in turn will receive them from DTC. Similarly, reports distributed to certificateholders pursuant to the pooling and servicing agreement and requests for the consent of certificateholders will be delivered to beneficial owners only through DTC, the Euroclear Operator, Clearstream and their respective Participants. Under a book-entry format, holders of offered certificates may experience some delay in their receipt of payments, reports and notices, since such payments, reports and notices will be forwarded by the trustee to Cede & Co., as nominee for DTC. DTC will forward such payments, reports and notices to its Participants, which thereafter will forward them to Indirect Participants, Clearstream, the Euroclear Operator or holders of offered certificates, as applicable.

Under the rules, regulations and procedures creating and affecting DTC and its operations (the “Rules”), DTC is required to make book-entry transfers of offered certificates among Participants on whose behalf it acts with respect to the offered certificates and to receive and transmit distributions of principal of, and interest on, the offered certificates. Participants and Indirect Participants with which the holders of offered certificates have accounts with respect to the offered certificates similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective holders of offered certificates. Accordingly, although the holders of offered certificates will not possess the offered certificates, the Rules provide a mechanism by which Participants will receive payments on offered certificates and will be able to transfer their interest.

Because DTC can only act on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of a holder of offered certificates to pledge such certificates to persons or entities that do not participate in the DTC system, or to otherwise act with respect to such certificates, may be limited due to the lack of a physical certificate for such certificates.

DTC has advised the depositor that it will take any action permitted to be taken by a holder of an offered certificate under the pooling and servicing agreement only at the direction of one or more Participants to whose accounts with DTC the offered certificates are credited. DTC may take conflicting actions with respect to other undivided interests to the extent that such actions are taken on behalf of Participants whose holdings include such undivided interests.

Except as required by law, none of the depositor, the underwriters, the master servicer and the trustee will have any liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the offered certificates held by Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

Clearstream is a limited liability company (a société anonyme) organized under the laws of Luxembourg. Clearstream holds securities for its participating organizations (“Clearstream Participants”) and facilitates the clearance and settlement of securities transactions between Clearstream Participants through electronic book-entry changes in accounts of Clearstream Participants, thereby eliminating the need for physical movement of certificates.

The Euroclear System was created in 1968 to hold securities for participants of Euroclear (“Euroclear Participants”) and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment. The Euroclear System is owned by Euroclear.

67

Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the “Terms and Conditions”). The Terms and Conditions govern transfers of securities and cash within the Euroclear system, withdrawal of securities and cash from the Euroclear System, and receipts of payments with respect to securities in the Euroclear System.

The information in this prospectus concerning DTC, Clearstream or the Euroclear Operator and their book-entry systems has been obtained from sources believed to be reliable, but there can be no assurance that such information has not been changed or updated since the date hereof.

DESCRIPTION OF THE POOLING AND SERVICING AGREEMENTS

General

The certificates of each series will be issued pursuant to a pooling and servicing agreement or other agreement specified in the accompanying prospectus supplement. In general, the parties to a pooling and servicing agreement will include the depositor, the trustee, the master servicer and, in some cases, a special servicer appointed as of the date of the pooling and servicing agreement. However, a pooling and servicing agreement that relates to a trust fund that consists solely of CMBS may not include a master servicer or other servicer as a party. All parties to each pooling and servicing agreement under which certificates of a series are issued will be identified in the accompanying prospectus supplement.

A form of a pooling and servicing agreement has been filed as an exhibit to the registration statement of which this prospectus is a part. However, the provisions of each pooling and servicing agreement will vary depending upon the nature of the certificates to be issued thereunder and the nature of the related trust fund. The following summaries describe certain provisions that may appear in a pooling and servicing agreement under which certificates that evidence interests in mortgage loans will be issued. The accompanying prospectus supplement for a series of certificates will describe any provision of the related pooling and servicing agreement that materially differs from the description thereof contained in this prospectus and, if the related trust fund includes CMBS, will summarize all of the material provisions of the related pooling and servicing agreement. The summaries in this prospectus do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the pooling and servicing agreement for each series of certificates and the description of such provisions in the accompanying prospectus supplement. As used in this prospectus with respect to any series, the term “certificate” refers to all of the certificates of that series, whether or not offered hereby and by the accompanying prospectus supplement, unless the context otherwise requires.

Assignment of Mortgage Assets; Repurchases

As set forth in the accompanying prospectus supplement, generally at the time of issuance of any series of certificates, the depositor will assign (or cause to be assigned) to the designated trustee the mortgage loans to be included in the related trust fund, together with, unless otherwise specified in the accompanying prospectus supplement, all principal and interest to be received on or with respect to such mortgage loans after the Cut-Off Date, other than principal and interest due on or before the Cut-Off Date. The trustee will, concurrently with such assignment, deliver the certificates to or at the direction of the depositor in exchange for the mortgage loans and the other assets to be included in the trust fund for such series. Each mortgage loan will be identified in a schedule appearing as an exhibit to the related pooling and servicing agreement. Such schedule generally will include detailed information that pertains to each mortgage loan included in the related trust fund, which information will typically include the address of the related mortgaged property and type of such property; the mortgage interest rate and, if applicable, the applicable index, gross margin, adjustment date and any rate cap information; the original and remaining term to maturity; the original amortization term; the original and outstanding principal balance; and the Loan-to-Value Ratio and Debt Service Coverage Ratio as of the date indicated.

68

With respect to each mortgage loan to be included in a trust fund, the depositor will deliver (or cause to be delivered) to the related trustee (or to a custodian appointed by the trustee) certain loan documents which will include the original mortgage note (or lost note affidavit) endorsed, without recourse, to the order of the trustee, the original mortgage (or a certified copy thereof) with evidence of recording indicated thereon and an assignment of the mortgage to the trustee in recordable form. The related pooling and servicing agreement will require that the depositor or other party thereto promptly cause each such assignment of mortgage to be recorded in the appropriate public office for real property records.

The related trustee (or the custodian appointed by the trustee) will be required to review the mortgage loan documents within a specified period of days after receipt thereof, and the trustee (or the custodian) will hold such documents in trust for the benefit of the certificateholders of the related series. Unless otherwise specified in the accompanying prospectus supplement, if any document is found to be missing or defective, in either case such that interests of the certificateholders are materially and adversely affected, the trustee (or such custodian) will be required to notify the master servicer and the depositor, and the master servicer will be required to notify the relevant seller of the mortgage asset. In that case, and if the mortgage asset seller cannot deliver the document or cure the defect within a specified number of days after receipt of such notice, then unless otherwise specified in the accompanying prospectus supplement, the mortgage asset seller will be obligated to replace the related mortgage loan or repurchase it from the trustee at a price that will be specified in the accompanying prospectus supplement.

If so provided in the accompanying prospectus supplement, the depositor will, as to some or all of the mortgage loans, assign or cause to be assigned to the trustee the related lease assignments. In certain cases, the trustee, or master servicer, as applicable, may collect all moneys under the related leases and distribute amounts, if any, required under the leases for the payment of maintenance, insurance and taxes, to the extent specified in the related leases. The trustee, or if so specified in the accompanying prospectus supplement, the master servicer, as agent for the trustee, may hold the leases in trust for the benefit of the certificateholders.

With respect to each CMBS in certificate form, the depositor will deliver or cause to be delivered to the trustee (or the custodian) the original certificate or other definitive evidence of such CMBS together with bond power or other instruments, certifications or documents required to transfer fully such CMBS to the trustee for the benefit of the certificateholders. With respect to each CMBS in uncertificated or book-entry form or held through a “clearing corporation” within the meaning of the New York Uniform Commercial Code, the depositor and the trustee will cause such CMBS to be registered directly or on the books of such clearing corporation or of a financial intermediary in the name of the trustee for the benefit of the certificateholders. Unless otherwise provided in the accompanying prospectus supplement, the related pooling and servicing agreement will require that either the depositor or the trustee promptly cause any CMBS in certificated form not registered in the name of the trustee to be reregistered, with the applicable persons, in the name of the trustee.

Representations and Warranties; Repurchases

The depositor will, with respect to each mortgage loan in the related trust fund, make or assign certain representations and warranties made by the warranting party, covering, by way of example: (i) the accuracy of the information set forth for such mortgage loan on the schedule of mortgage loans appearing as an exhibit to the related pooling and servicing agreement; (ii) the enforceability of the related mortgage note and mortgage and the existence of title insurance insuring the lien priority of the related mortgage; (iii) the warranting party’s title to the mortgage loan and the authority of the warranting party to sell the mortgage loan; and (iv) the payment status of the mortgage loan. Each warranting party will be identified in the accompanying prospectus supplement.

Unless otherwise provided in the accompanying prospectus supplement, each pooling and servicing agreement will provide that the master servicer and/or trustee will be required to notify promptly any warranting party of any breach of any representation or warranty made by it in respect of a mortgage loan that materially and adversely affects the interests of the related certificateholders. If such warranting party cannot cure such breach within a specified period following the date on which it was notified of such breach, then, unless otherwise provided in the accompanying prospectus supplement, it will be obligated to repurchase such mortgage loan from

69

the trustee within a specified period at a price that will be specified in the accompanying prospectus supplement. If so provided in the accompanying prospectus supplement for a series of certificates, a warranting party, in lieu of repurchasing a mortgage loan as to which a breach has occurred, will have the option, exercisable upon certain conditions and/or within a specified period after initial issuance of such series of certificates, to replace such mortgage loan with one or more other mortgage loans, in accordance with standards that will be described in the accompanying prospectus supplement. This repurchase or substitution obligation may constitute the sole remedy available to holders of certificates of any series for a breach of representation and warranty by a warranting party. Moreover, neither the depositor (unless it is the warranting party) nor any entity acting solely in its capacity as the master servicer will be obligated to purchase or replace a mortgage loan if a warranting party defaults on its obligation to do so.

The dates as of which representations and warranties have been made by a warranting party will be specified in the accompanying prospectus supplement. In some cases, such representations and warranties will have been made as of a date prior to the date upon which the related series of certificates is issued, and thus may not address events that may occur following the date as of which they were made. However, the depositor will not include any mortgage loan in the trust fund for any series of certificates if anything has come to the depositor’s attention that would cause it to believe that the representations and warranties made in respect of such mortgage loan will not be accurate in all material respects as of such date of issuance.

Certificate Account

General.    The master servicer and/or the trustee will, as to each trust fund, establish and maintain or cause to be established and maintained certificate accounts for the collection of payments on the related mortgage loans, which will be established so as to comply with the standards of each rating agency that has rated any one or more classes of certificates of the related series. As described in the accompanying prospectus supplement, a certificate account may be maintained either as an interest-bearing or a non-interest-bearing account, and the funds held therein may be held as cash or invested in permitted investments, such as United States government securities and other investment grade obligations specified in the related pooling and servicing agreement. Any interest or other income earned on funds in the certificate account will be paid to the related master servicer or trustee as additional compensation. If permitted by such rating agency or agencies and so specified in the accompanying prospectus supplement, a certificate account may contain funds relating to more than one series of mortgage pass-through certificates and may contain other funds representing payments on mortgage loans owned by the related master servicer or serviced by it on behalf of others.

Deposits.    Unless otherwise provided in the related pooling and servicing agreement and described in the accompanying prospectus supplement, the related master servicer, trustee or special servicer will be required to deposit or cause to be deposited in the certificate account for each trust fund within a certain period following receipt (in the case of collections and payments), the following payments and collections received, or advances made, by the master servicer, the trustee or any special servicer subsequent to the Cut-Off Date (other than payments due on or before the Cut-Off Date):

(i) all payments on account of principal, including principal prepayments, on the mortgage loans;

(ii) all payments on account of interest on the mortgage loans, including any default interest collected, in each case net of any portion thereof retained by the master servicer, any special servicer or sub-servicer as its servicing compensation or as compensation to the trustee;

(iii) all insurance proceeds received under any hazard, title or other insurance policy that provides coverage with respect to a mortgaged property or the related mortgage loan (other than proceeds applied to the restoration of the property or released to the related borrower in accordance with the customary servicing practices of the master servicer (or, if applicable, a special servicer) and/or the terms and conditions of the related mortgage and all other liquidation proceeds received and retained in connection with the liquidation of defaulted mortgage loans or property acquired in respect thereof, by foreclosure or otherwise, together with the Net Operating Income (less reasonable reserves for future expenses) derived from the operation of any mortgaged properties acquired by the trust fund through foreclosure or otherwise;

70

(iv) any amounts paid under any instrument or drawn from any fund that constitutes credit support for the related series of certificates as described under “DESCRIPTION OF CREDIT SUPPORT” in this prospectus;

(v) any advances made as described under “DESCRIPTION OF THE CERTIFICATES—Advances in Respect of Delinquencies” in this prospectus;

(vi) any amounts paid under any cash flow agreement, as described under “DESCRIPTION OF THE TRUST FUNDS—Cash Flow Agreements” in this prospectus;

(vii) all liquidation proceeds resulting from the purchase of any mortgage loan, or property acquired in respect thereof, by the depositor, any mortgage asset seller or any other specified person as described under “—Assignment of Mortgage Assets; Repurchases” and “—Representations and Warranties; Repurchases” above, all liquidation proceeds resulting from the purchase of any defaulted mortgage loan as described under “—Realization upon Defaulted Mortgage Loans” below; and all liquidation proceeds resulting from any mortgage asset purchased as described under “DESCRIPTION OF THE CERTIFICATES—Termination” in this prospectus;

(viii) any amounts paid by the master servicer to cover prepayment interest shortfalls arising out of the prepayment of mortgage loans as described under “—Servicing Compensation and Payment of Expenses” below;

(ix) to the extent that any such item does not constitute additional servicing compensation to the master servicer or a special servicer, any payments on account of modification or assumption fees, late payment charges, prepayment premiums or lenders’ equity participations on the mortgage loans;

(x) all payments required to be deposited in the certificate account with respect to any deductible clause in any blanket insurance policy described under “—Hazard Insurance Policies” below;

(xi) any amount required to be deposited by the master servicer or the trustee in connection with losses realized on investments for the benefit of the master servicer or the trustee, as the case may be, of funds held in the certificate account; and

(xii) any other amounts required to be deposited in the certificate account as provided in the related pooling and servicing agreement and described in the accompanying prospectus supplement.

Withdrawals.    Unless otherwise provided in the related pooling and servicing agreement and described in the accompanying prospectus supplement, the master servicer, trustee or special servicer may make withdrawals from the certificate account for each trust fund for any of the following purposes:

(i) to make distributions to the certificateholders on each distribution date;

(ii) to reimburse the master servicer or any other specified person for unreimbursed amounts advanced by it as described under “DESCRIPTION OF THE CERTIFICATES—Advances in Respect of Delinquencies” in this prospectus, such reimbursement to be made out of amounts received which were identified and applied by the master servicer as late collections of interest (net of related servicing fees) on and principal of the particular mortgage loans with respect to which the advances were made or out of amounts drawn under any form of credit support with respect to such mortgage loans;

(iii) to reimburse the master servicer or a special servicer for unpaid servicing fees earned by it and certain unreimbursed servicing expenses incurred by it with respect to mortgage loans in the trust fund related to a particular series of certificates and properties acquired in respect thereof, such reimbursement to be made out of amounts that represent liquidation proceeds and insurance proceeds collected on the particular mortgage loans and properties, and net income collected on the particular properties, with respect to which such fees were earned or such expenses were incurred or out of amounts drawn under any form of credit support with respect to such mortgage loans and properties;

71

(iv) to reimburse the master servicer or any other specified person for any advances described in clause (ii) above made by it, any servicing expenses referred to in clause (iii) above incurred by it and any servicing fees earned by it, which, in the good faith judgment of the master servicer or such other person, will not be recoverable from the amounts described in clauses (ii) and (iii), respectively, such reimbursement to be made from amounts collected on other mortgage loans in the related trust fund or, if and to the extent so provided by the related pooling and servicing agreement and described in the accompanying prospectus supplement, only from that portion of amounts collected on such other mortgage loans that is otherwise distributable on one or more classes of subordinate certificates of the related series;

(v) if and to the extent described in the accompanying prospectus supplement, to pay the master servicer, a special servicer or another specified entity (including a provider of credit support) interest accrued on the advances described in clause (ii) above made by it and the servicing expenses described in clause (iii) above incurred by it while such remain outstanding and unreimbursed;

(vi) to pay for costs and expenses incurred by the trust fund for environmental site assessments performed with respect to mortgaged properties that constitute security for defaulted mortgage loans, and for any containment, clean-up or remediation of hazardous wastes and materials present on such mortgaged properties, as described under “—Realization Upon Defaulted Mortgage Loans” below;

(vii) to reimburse the master servicer, the depositor, or any of their respective directors, officers, employees and agents, as the case may be, for certain expenses, costs and liabilities incurred thereby, as and to the extent described under “—Certain Matters Regarding the Master Servicer and the Depositor” below;

(viii) if and to the extent described in the accompanying prospectus supplement, to pay the fees of the trustee;

(ix) to reimburse the trustee or any of its directors, officers, employees and agents, as the case may be, for certain expenses, costs and liabilities incurred thereby, as and to the extent described under “—Certain Matters Regarding the Trustee” below;

(x) to pay the master servicer or the trustee, as additional compensation, interest and investment income earned in respect of amounts held in the certificate account and, to the extent described in the accompanying prospectus supplement, prepayment interest excesses collected from borrowers in connection with prepayments of mortgage loans and late charges and default interest collected from borrowers;

(xi) to pay (generally from related income) for costs incurred in connection with the operation, management and maintenance of any mortgaged property acquired by the trust fund by foreclosure or otherwise;

(xii) if one or more elections have been made to treat the trust fund or designated portions thereof as a REMIC, to pay any federal, state or local taxes imposed on the trust fund or its assets or transactions, as and to the extent described under “MATERIAL FEDERAL INCOME TAX CONSEQUENCES—Federal Income Tax Consequences for REMIC Certificates—Taxation of Owners of REMIC Residual Certificates” and “—Prohibited Transactions Tax and Other Taxes” in this prospectus;

(xiii) to pay for the cost of an independent appraiser or other expert in real estate matters retained to determine a fair sale price for a defaulted mortgage loan or a mortgaged property acquired in respect thereof in connection with the liquidation of such mortgage loan or mortgaged property;

(xiv) to pay for the cost of various opinions of counsel obtained pursuant to the related pooling and servicing agreement for the benefit of certificateholders;

(xv) to pay for the cost of recording the related pooling and servicing agreement if recorded in accordance with the related pooling and servicing agreement;

72

(xvi) to make any other withdrawals permitted by the related pooling and servicing agreement and described in the accompanying prospectus supplement; and

(xvii) to clear and terminate the certificate account upon the termination of the trust fund.

Collection and Other Servicing Procedures

Master Servicer.    The master servicer for any mortgage pool, directly or through sub-servicers, will be required to make reasonable efforts to collect all scheduled mortgage loan payments and will be required to follow such collection procedures as it would follow with respect to mortgage loans that are comparable to such mortgage loans and held for its own account, provided such procedures are consistent with (i) the terms of the related pooling and servicing agreement and any related instrument of credit support included in the related trust fund, (ii) applicable law and (iii) the servicing standard specified in the related pooling and servicing agreement.

The master servicer will also be required to perform other customary functions of a servicer of comparable loans, including maintaining escrow or impound accounts for payment of taxes, insurance premiums and similar items, or otherwise monitoring the timely payment of those items; attempting to collect delinquent payments; supervising foreclosures; conducting property inspections on a periodic or other basis; managing REO Properties; and maintaining servicing records relating to the mortgage loans. Generally, the master servicer will be responsible for filing and settling claims in respect of particular mortgage loans under any applicable instrument of credit support. See “DESCRIPTION OF CREDIT SUPPORT” in this prospectus.

A master servicer may agree to modify, waive or amend any term of any mortgage loan serviced by it in a manner consistent with the servicing standard specified in the pooling and servicing agreement; provided that the modification, waiver or amendment will not (i) affect the amount or timing of any scheduled payments of principal or interest on the mortgage loan or (ii) in the judgment of the master servicer, materially impair the security for the mortgage loan or reduce the likelihood of timely payment of amounts due thereon. A master servicer also may agree to any other modification, waiver or amendment if, in its judgment (x) a material default on the mortgage loan has occurred or a payment default is imminent and (y) such modification, waiver or amendment is reasonably likely to produce a greater recovery with respect to the mortgage loan on a present value basis than would liquidation.

Sub-Servicers.    A master servicer may delegate its servicing obligations in respect of the mortgage loans serviced by it to one or more third-party sub-servicers, but the master servicer will remain liable for such obligations under the related pooling and servicing agreement unless otherwise provided in the accompanying prospectus supplement. Unless otherwise provided in the accompanying prospectus supplement, each sub-servicing agreement between a master servicer and a sub-servicer must provide that, if for any reason the master servicer is no longer acting in such capacity, the trustee or any successor master servicer may assume the master servicer’s rights and obligations under such sub-servicing agreement.

Generally, the master servicer will be solely liable for all fees owed by it to any sub-servicer, irrespective of whether the master servicer’s compensation pursuant to the related pooling and servicing agreement is sufficient to pay such fees. Each sub-servicer will be reimbursed by the master servicer for certain expenditures which it makes, generally to the same extent the master servicer would be reimbursed under a pooling and servicing agreement. See “—Certificate Account” above and “—Servicing Compensation and Payment of Expenses” below.

Special Servicers.    If and to the extent specified in the accompanying prospectus supplement, a special servicer may be a party to the related pooling and servicing agreement or may be appointed by the master servicer or another specified party to perform certain specified duties (for example, the servicing of defaulted mortgage loans) in respect of the servicing of the related mortgage loans. The special servicer under a pooling and servicing agreement may be an affiliate of the depositor and may have other normal business relationships with the depositor or the depositor’s affiliates. The master servicer will be liable for the performance of a special servicer only if, and to the extent, set forth in the accompanying prospectus supplement.

73

Each pooling and servicing agreement may provide that neither the special servicer nor any director, officer, employee or agent of the special servicer will be under any liability to the related trust fund or certificateholders for any action taken, or not taken, in good faith pursuant to the pooling and servicing agreement or for errors in judgment; provided, however, that neither the special servicer nor any such person will be protected against any breach of a representation, warranty or covenant made in such pooling and servicing agreement, or against any expense or liability that such person is specifically required to bear pursuant to the terms of such pooling and servicing agreement, or against any liability that would otherwise be imposed by reason of misfeasance, bad faith or negligence in the performance of obligations or duties thereunder.

Realization upon Defaulted Mortgage Loans

A borrower’s failure to make required mortgage loan payments may mean that operating income is insufficient to service the mortgage debt, or may reflect the diversion of that income from the servicing of the mortgage debt. In addition, a borrower that is unable to make mortgage loan payments may also be unable to make timely payment of taxes and to otherwise maintain and insure the related mortgaged property. In general, the related master servicer will be required to monitor any mortgage loan that is in default, evaluate whether the causes of the default can be corrected over a reasonable period without significant impairment of the value of the related mortgaged property, initiate corrective action in cooperation with the borrower if cure is likely, inspect the related mortgaged property and take such other actions as are consistent with the servicing standard specified in the pooling and servicing agreement. A significant period of time may elapse before the master servicer is able to assess the success of any such corrective action or the need for additional initiatives.

The time within which the master servicer can make the initial determination of appropriate action, evaluate the success of corrective action, develop additional initiatives, institute foreclosure proceedings and actually foreclose (or accept a deed to a mortgaged property in lieu of foreclosure) on behalf of the certificateholders may vary considerably depending on the particular mortgage loan, the mortgaged property, the borrower, the presence of an acceptable party to assume the mortgage loan and the laws of the jurisdiction in which the mortgaged property is located. If a borrower files a bankruptcy petition, the master servicer may not be permitted to accelerate the maturity of the related mortgage loan or to foreclose on the mortgaged property for a considerable period of time. See “CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS AND LEASES” in this prospectus.

A pooling and servicing agreement may grant to the master servicer, a special servicer, a provider of credit support and/or the holder or holders of certain classes of certificates of the related series a right of first refusal to purchase from the trust fund, at a predetermined purchase price (which, if insufficient to fully fund the entitlements of certificateholders to principal and interest thereon, will be specified in the accompanying prospectus supplement), any mortgage loan as to which a specified number of scheduled payments are delinquent. In addition, the accompanying prospectus supplement may specify other methods for the sale or disposal of defaulted mortgage loans pursuant to the terms of the related pooling and servicing agreement.

If a default on a mortgage loan has occurred, the master servicer, on behalf of the trustee, may at any time institute foreclosure proceedings, exercise any power of sale contained in the related mortgage, obtain a deed in lieu of foreclosure, or otherwise acquire title to the related mortgaged property, by operation of law or otherwise, if such action is consistent with the servicing standard specified in the pooling and servicing agreement. Unless otherwise specified in the accompanying prospectus supplement, the master servicer may not, however, acquire title to any mortgaged property or take any other action that would cause the trustee, for the benefit of certificateholders of the related series, or any other specified person to be considered to hold title to, to be a “mortgagee-in-possession” of, or to be an “owner” or an “operator” of, such mortgaged property within the meaning of certain federal environmental laws, unless the master servicer has previously determined, based on a report prepared by a person who regularly conducts environmental audits (which report will be an expense of the trust fund), that:

(i) either the mortgaged property is in compliance with applicable environmental laws and regulations or, if not, that taking such actions as are necessary to bring the mortgaged property into compliance therewith is reasonably likely to produce a greater recovery on a present value basis than not taking such actions; and

74

(ii) either there are no circumstances or conditions present at the mortgaged property relating to the use, management or disposal of hazardous materials for which investigation, testing, monitoring, containment, cleanup or remediation could be required under any applicable environmental laws and regulations or, if such circumstances or conditions are present for which any such action could reasonably be expected to be required, taking such actions with respect to the mortgaged property is reasonably likely to produce a greater recovery on a present value basis than not taking such actions. See “CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS AND LEASES—Environmental Considerations” in this prospectus.

If title to any mortgaged property is acquired by a trust fund as to which a REMIC election has been made, the master servicer, on behalf of the trust fund, will be required to sell the mortgaged property by the end of the third calendar year following the year of acquisition or unless (i) the Internal Revenue Service grants an extension of time to sell such property or (ii) the trustee receives an opinion of independent counsel to the effect that the holding of the property by the trust fund for more than three years after the end of the calendar year in which it was acquired will not result in the imposition of a tax on the trust fund or cause the trust fund to fail to qualify as a REMIC under the Code at any time that any certificate is outstanding. Subject to the foregoing, the master servicer will generally be required to solicit bids for any mortgaged property so acquired in such a manner as will be reasonably likely to realize a fair price for such property. If the trust fund acquires title to any mortgaged property, the master servicer, on behalf of the trust fund, may retain an independent contractor to manage and operate such property. The retention of an independent contractor, however, will not relieve the master servicer of its obligation to manage such mortgaged property in a manner consistent with the servicing standard specified in the pooling and servicing agreement.

If liquidation proceeds collected with respect to a defaulted mortgage loan are less than the outstanding principal balance of the defaulted mortgage loan plus interest accrued thereon plus the aggregate amount of reimbursable expenses incurred by the master servicer with respect to such mortgage loan, the trust fund will realize a loss in the amount of such difference. The master servicer will be entitled to reimburse itself from the liquidation proceeds recovered on any defaulted mortgage loan (prior to the distribution of such liquidation proceeds to certificateholders), amounts that represent unpaid servicing compensation in respect of the mortgage loan, unreimbursed servicing expenses incurred with respect to the mortgage loan and any unreimbursed advances of delinquent payments made with respect to the mortgage loan.

Hazard Insurance Policies

Each pooling and servicing agreement may require the related master servicer to cause each mortgage loan borrower to maintain a hazard insurance policy that provides for such coverage as is required under the related mortgage or, if the mortgage permits the holder thereof to dictate to the borrower the insurance coverage to be maintained on the related mortgaged property, such coverage as is consistent with the requirements of the servicing standard specified in the pooling and servicing agreement. Such coverage generally will be in an amount equal to the lesser of the principal balance owing on such mortgage loan and the replacement cost of the mortgaged property, but in either case not less than the amount necessary to avoid the application of any co-insurance clause contained in the hazard insurance policy. The ability of the master servicer to assure that hazard insurance proceeds are appropriately applied may be dependent upon its being named as an additional insured under any hazard insurance policy and under any other insurance policy referred to below, or upon the extent to which information concerning covered losses is furnished by borrowers. All amounts collected by the master servicer under any such policy (except for amounts to be applied to the restoration or repair of the mortgaged property or released to the borrower in accordance with the master servicer’s normal servicing procedures and/or to the terms and conditions of the related mortgage and mortgage note) will be deposited in the related certificate account. The pooling and servicing agreement may provide that the master servicer may satisfy its obligation to cause each borrower to maintain such a hazard insurance policy by maintaining a blanket policy insuring against hazard losses on all of the mortgage loans in the related trust fund. If such blanket policy contains a deductible clause, the master servicer will be required, in the event of a casualty covered by such blanket policy, to deposit in the related certificate account all sums that would have been deposited therein but for such deductible clause.

In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of the property by fire, lightning, explosion, smoke, windstorm and hail, riot, strike and

75

civil commotion, subject to the conditions and exclusions specified in each policy. Although the policies covering the mortgaged properties will be underwritten by different insurers under different state laws in accordance with different applicable state forms, and therefore will not contain identical terms and conditions, most such policies typically do not cover any physical damage resulting from war, revolution, governmental actions, terrorism, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), wet or dry rot, vermin, domestic animals and certain other kinds of risks.

The hazard insurance policies covering the mortgaged properties will typically contain co-insurance clauses that in effect require an insured at all times to carry insurance of a specified percentage (generally 80% to 90%) of the full replacement value of the improvements on the property in order to recover the full amount of any partial loss. If the insured’s coverage falls below this specified percentage, such clauses generally provide that the insurer’s liability in the event of partial loss does not exceed the lesser of (i) the replacement cost of the improvements less physical depreciation and (ii) such proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of such improvements.

Due-on-Sale and Due-on-Encumbrance Provisions

Certain of the mortgage loans may contain a due-on-sale clause that entitles the lender to accelerate payment of the mortgage loan upon any sale or other transfer of the related mortgaged property made without the lender’s consent. Certain of the mortgage loans may also contain a due-on-encumbrance clause that entitles the lender to accelerate the maturity of the mortgage loan upon the creation of any other lien or encumbrance upon the mortgaged property. The master servicer will determine whether to exercise any right the trustee may have under any such provision in a manner consistent with the servicing standard specified in the pooling and servicing agreement. Unless otherwise specified in the accompanying prospectus supplement, the master servicer will be entitled to retain as additional servicing compensation any fee collected in connection with the permitted transfer of a mortgaged property. See “CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS AND LEASES—Due-on-Sale and Due-on-Encumbrance” in this prospectus.

Servicing Compensation and Payment of Expenses

Generally, a master servicer’s primary servicing compensation with respect to a series of certificates will come from the periodic payment to it of a portion of the interest payments on each mortgage loan in the related trust fund. Since that compensation is generally based on a percentage of the principal balance of each such mortgage loan outstanding from time to time, it will decrease in accordance with the amortization of the mortgage loans. The accompanying prospectus supplement with respect to a series of certificates may provide that, as additional compensation, the master servicer may retain all or a portion of late payment charges, prepayment premiums, modification fees and other fees collected from borrowers and any interest or other income that may be earned on funds held in the certificate account. Any sub-servicer will receive a portion of the master servicer’s compensation as its sub-servicing compensation.

In addition to amounts payable to any sub-servicer, a master servicer may be required, to the extent provided in the accompanying prospectus supplement, to pay from amounts that represent its servicing compensation certain expenses incurred in connection with the administration of the related trust fund, including, without limitation, payment of the fees and disbursements of independent accountants and payment of expenses incurred in connection with distributions and reports to certificateholders. Certain other expenses, including certain expenses related to mortgage loan defaults and liquidations and, to the extent so provided in the accompanying prospectus supplement, interest on such expenses at the rate specified therein, and the fees of the trustee and any special servicer, may be required to be borne by the trust fund.

If and to the extent provided in the accompanying prospectus supplement, the master servicer may be required to apply a portion of the servicing compensation otherwise payable to it in respect of any period to prepayment interest shortfalls.

See “YIELD CONSIDERATIONS—Shortfalls in Collections of Interest Resulting from Prepayments” in this prospectus.

76

Evidence as to Compliance

The accompanying prospectus supplement will identify each party that will be required to deliver annually to the trustee, master servicer or us, as applicable, on or before the date specified in the related pooling and servicing agreement, an officer’s certificate stating that (i) a review of that party’s servicing activities during the preceding calendar year and of performance under the related pooling and servicing agreement has been made under the supervision of the officer, and (ii) to the best of the officer’s knowledge, based on the review, such party has fulfilled all its obligations under the related pooling and servicing agreement throughout the year, or, if there has been a default in the fulfillment of any obligation, specifying the default known to the officer and the nature and status of the default.

In addition, each party that participates in the servicing and administration of more than 5% of the mortgage loans and other assets comprising a trust for any series will be required to deliver annually to us and/or the trustee, a report (an “Assessment of Compliance”) that assesses compliance by that party with the servicing criteria set forth in Item 1122(d) of Regulation AB (17 CFR 229.1122) that contains the following:

(a)    a statement of the party’s responsibility for assessing compliance with the servicing criteria applicable to it;

(b)    a statement that the party used the criteria in Item 1122(d) of Regulation AB to assess compliance with the applicable servicing criteria;

(c)    the party’s assessment of compliance with the applicable servicing criteria during and as of the end of the prior calendar month, setting forth any material instance of noncompliance identified by the party; and

(d)    a statement that a registered public accounting firm has issued an attestation report on the party’s assessment of compliance with the applicable servicing criteria during and as of the end of the prior calendar month.

Each party that is required to deliver an Assessment of Compliance will also be required to simultaneously deliver a report (an “Attestation Report”) of a registered public accounting firm, prepared in accordance with the standards for attestation engagements issued or adopted by the Public Company Accounting Oversight Board, that expresses an opinion, or states that an opinion cannot be expressed, concerning the party’s assessment of compliance with the applicable servicing criteria.

Each pooling and servicing agreement will also require, on or before a specified date in each year, the master servicer to furnish to the trustee a statement signed by one or more officers of the master servicer to the effect that the master servicer has fulfilled its material obligations under that pooling and servicing agreement throughout the preceding calendar year or other specified twelve month period.

Certain Matters Regarding the Master Servicer and the Depositor

The master servicer under a pooling and servicing agreement may be an affiliate of the depositor and may have other normal business relationships with the depositor or the depositor’s affiliates. The related pooling and servicing agreement may permit the master servicer to resign from its obligations thereunder upon a determination that such obligations are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it at the date of the pooling and servicing agreement. Unless applicable law requires the master servicer’s resignation to be effective immediately, no such resignation will become effective until the trustee or a successor servicer has assumed the master servicer’s obligations and duties under the pooling and servicing agreement. The related pooling and servicing agreement may also provide that the master servicer may resign at any other time provided that (i) a willing successor master servicer has been found, (ii) each of the rating agencies that has rated any one or more classes of certificates of the related series confirms in writing that the successor’s appointment will not result in a withdrawal, qualification or downgrade of any rating or ratings assigned to any such class of certificates, (iii) the resigning party pays all costs and

77

expenses in connection with such transfer, and (iv) the successor accepts appointment prior to the effectiveness of such resignation. Unless otherwise specified in the accompanying prospectus supplement, the master servicer will also be required to maintain a fidelity bond and errors and omissions policy that provides coverage against losses that may be sustained as a result of an officer’s or employee’s misappropriation of funds, errors and omissions or negligence, subject to certain limitations as to amount of coverage, deductible amounts, conditions, exclusions and exceptions and maintain a minimum consolidated net worth, including its direct or indirect parents, of $15,000,000.

Each pooling and servicing agreement may further provide that none of the master servicer, the depositor and any director, officer, employee or agent of either of them will be under any liability to the related trust fund or certificateholders for any action taken, or not taken, in good faith pursuant to the pooling and servicing agreement or for errors in judgment; provided, however, that none of the master servicer, the depositor and any such person will be protected against any breach of a representation, warranty or covenant made in such pooling and servicing agreement, or against any expense or liability that such person is specifically required to bear pursuant to the terms of such pooling and servicing agreement, or against any liability that would otherwise be imposed by reason of misfeasance, bad faith or negligence in the performance of obligations or duties thereunder. Unless otherwise specified in the accompanying prospectus supplement, each pooling and servicing agreement will further provide that the master servicer, the depositor and any director, officer, employee or agent of either of them will be entitled to indemnification by the related trust fund against any loss, liability or expense incurred in connection with the pooling and servicing agreement or the related series of certificates; provided, however, that such indemnification will not extend to any loss, liability or expense (i) that such person is specifically required to bear pursuant to the terms of such agreement, and is not reimbursable pursuant to the pooling and servicing agreement; (ii) incurred in connection with any breach of a representation, warranty or covenant made in the pooling and servicing agreement; (iii) incurred by reason of misfeasance, bad faith or negligence in the performance of obligations or duties under the pooling and servicing agreement. In addition, each pooling and servicing agreement will provide that neither the master servicer nor the depositor will be under any obligation to appear in, prosecute or defend any legal action unless such action is related to its respective duties under the pooling and servicing agreement and, unless it has received sufficient assurance as to the reimbursement of the costs and liabilities of such legal action or, in its opinion such legal action does not involve it in any expense or liability. However, each of the master servicer and the depositor will be permitted, in the exercise of its discretion, to undertake any such action that it may deem necessary or desirable with respect to the enforcement and/or protection of the rights and duties of the parties to the pooling and servicing agreement and the interests of the certificateholders thereunder. In such event, the legal expenses and costs of such action, and any liability resulting therefrom, will be expenses, costs and liabilities of the certificateholders, and the master servicer or the depositor, as the case may be, will be entitled to charge the related certificate account therefor.

Subject, in certain circumstances, to the satisfaction of certain conditions that may be required in the related pooling and servicing agreement, any person into which the master servicer or the depositor may be merged or consolidated, or any person resulting from any merger or consolidation to which the master servicer or the depositor is a party, or any person succeeding to the business of the master servicer or the depositor, will be the successor of the master servicer or the depositor, as the case may be, under the related pooling and servicing agreement.

Events of Default

The events of default for a series of certificates under the related pooling and servicing agreement generally will include (i) any failure by the master servicer to distribute or cause to be distributed to certificateholders, or to remit to the trustee for distribution to certificateholders in a timely manner, any amount required to be so distributed or remitted, provided that such failure is permitted so long as the failure is corrected by 10:00 a.m. on the related distribution date, (ii) any failure by the master servicer or the special servicer duly to observe or perform in any material respect any of its other covenants or obligations under the pooling and servicing agreement which continues unremedied for 30 days after written notice of such failure has been given to the master servicer or the special servicer, as applicable, by any party to the pooling and servicing agreement, or to the master servicer or the special servicer, as applicable, by certificateholders entitled to not less than 25% (or such other percentage

78

specified in the accompanying prospectus supplement) of the voting rights for such series (subject to certain extensions provided in the related pooling and servicing agreement); and (iii) certain events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings in respect of or relating to the master servicer or the special servicer and certain actions by or on behalf of the master servicer or the special servicer indicating its insolvency or inability to pay its obligations. Material variations to the foregoing events of default (other than to add thereto or shorten cure periods or eliminate notice requirements) will be specified in the accompanying prospectus supplement.

Rights upon Event of Default

So long as an event of default under a pooling and servicing agreement remains unremedied, the depositor or the trustee will be authorized, and at the direction of certificateholders entitled to not less than 25% (or such other percentage specified in the accompanying prospectus supplement) of the voting rights for such series, the trustee will be required, to terminate all of the rights and obligations of the master servicer as master servicer under the pooling and servicing agreement, whereupon the trustee will succeed to all of the responsibilities, duties and liabilities of the master servicer under the pooling and servicing agreement (except that if the master servicer is required to make advances in respect of mortgage loan delinquencies, but the trustee is prohibited by law from obligating itself to do so, or if the accompanying prospectus supplement so specifies, the trustee will not be obligated to make such advances) and will be entitled to similar compensation arrangements. If the trustee is unwilling or unable so to act, it may (or, at the written request of certificateholders entitled to at least 51% (or such other percentage specified in the accompanying prospectus supplement) of the voting rights for such series, it will be required to) appoint, or petition a court of competent jurisdiction to appoint, a loan servicing institution that (unless otherwise provided in the accompanying prospectus supplement) is acceptable to each rating agency that assigned ratings to the offered certificates of such series to act as successor to the master servicer under the pooling and servicing agreement. Pending such appointment, the trustee will be obligated to act in such capacity.

No certificateholder will have the right under any pooling and servicing agreement to institute any proceeding with respect thereto unless such holder previously has given to the trustee written notice of default and unless certificateholders entitled to at least 25% (or such other percentage specified in the accompanying prospectus supplement) of the voting rights for the related series shall have made written request upon the trustee to institute such proceeding in its own name as trustee thereunder and shall have offered to the trustee reasonable indemnity, and the trustee for 60 days (or such other period specified in the accompanying prospectus supplement) shall have neglected or refused to institute any such proceeding. The trustee, however, will be under no obligation to exercise any of the trusts or powers vested in it by any pooling and servicing agreement or to make any investigation of matters arising thereunder or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the holders of certificates of the related series, unless such certificateholders have offered to the trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby.

Amendment

Each pooling and servicing agreement may be amended by the parties thereto, without the consent of any of the holders of the related certificates, for those purposes described in the accompanying prospectus supplement, which, among others, may include (i) to cure any ambiguity, (ii) to correct, modify or supplement any provision in the pooling and servicing agreement that may be inconsistent with any other provision therein, (iii) to add any other provisions with respect to matters or questions arising under the pooling and servicing agreement that are not inconsistent with the provisions thereof or (iv) to comply with any requirements imposed by the Code; provided that such amendment (other than an amendment for the purpose specified in clause (iv) above) may not (as evidenced by an opinion of counsel to such effect satisfactory to the trustee) adversely affect in any material respect the interests of any such holder. Each pooling and servicing agreement may also be amended for any purpose by the parties, with the consent of certificateholders entitled to the percentage specified in the accompanying prospectus supplement of the voting rights for the related series allocated to the affected classes; provided, however, that the accompanying prospectus supplement may provide that no such amendment may (x) reduce in any manner the amount of, or delay the timing of, payments received or advanced on mortgage

79

loans that are required to be distributed in respect of any certificate without the consent of the holder of such certificate, (y) adversely affect in any material respect the interests of the holders of any class of certificates, in a manner other than as described in clause (x), without the consent of the holders of all certificates of such class or (z) modify the provisions of the pooling and servicing agreement described in this paragraph without the consent of the holders of all certificates of the related series. However, unless otherwise specified in the related pooling and servicing agreement, the trustee will be prohibited from consenting to any amendment of a pooling and servicing agreement pursuant to which a REMIC election is to be or has been made unless the trustee shall first have received an opinion of counsel to the effect that such amendment will not result in the imposition of a tax on the related trust fund or cause the related trust fund to fail to qualify as a REMIC at any time that the related certificates are outstanding.

List of Certificateholders

Upon written request of any certificateholder of record made for purposes of communicating with other holders of certificates of the same series with respect to their rights under the related pooling and servicing agreement, the trustee or other specified person will afford such certificateholder access, during normal business hours, to the most recent list of certificateholders of that series then maintained by such person.

The Trustee

The trustee under each pooling and servicing agreement will be named in the accompanying prospectus supplement. The commercial bank, national banking association, banking corporation or trust company that serves as trustee may have typical banking relationships with the depositor and its affiliates and with any master servicer and its affiliates.

Duties of the Trustee

The trustee for a series of certificates will make no representation as to the validity or sufficiency of the related pooling and servicing agreement, the certificates or any mortgage loan or related document and will not be accountable for the use or application by or on behalf of any master servicer of any funds paid to the master servicer or any special servicer in respect of the certificates or the mortgage loans, or any funds deposited into or withdrawn from the certificate account or any other account by or on behalf of the master servicer or any special servicer. If no event of default under a related pooling and servicing agreement has occurred and is continuing, the trustee will be required to perform only those duties specifically required under the related pooling and servicing agreement. However, upon receipt of any of the various certificates, reports or other instruments required to be furnished to it pursuant to the pooling and servicing agreement, the trustee will be required to examine such documents and to determine whether they conform to the requirements of the pooling and servicing agreement.

Certain Matters Regarding the Trustee

The trustee for a series of certificates may be entitled to indemnification, from amounts held in the related certificate account, for any loss, liability or expense incurred by the trustee in connection with the trustee’s acceptance or administration of its trusts under the related pooling and servicing agreement; provided, however, that such indemnification will not extend to any loss, liability or expense that constitutes a specific liability imposed on the trustee pursuant to the pooling and servicing agreement, or to any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence on the part of the trustee in the performance of its obligations and duties thereunder, or by reason of its reckless disregard of such obligations or duties, or as may arise from a breach of any representation, warranty or covenant of the trustee made in the pooling and servicing agreement. As and to the extent described in the accompanying prospectus supplement, the fees and normal disbursements of any trustee may be the expense of the related master servicer or other specified person or may be required to be borne by the related trust fund.

80

Resignation and Removal of the Trustee

The trustee for a series of certificates will be permitted at any time to resign from its obligations and duties under the related pooling and servicing agreement by giving written notice thereof to the depositor. Upon receiving such notice of resignation, the master servicer (or such other person as may be specified in the accompanying prospectus supplement) will be required to use reasonable efforts to promptly appoint a successor trustee. If no successor trustee shall have accepted an appointment within a specified period after the giving of such notice of resignation, the resigning trustee may petition any court of competent jurisdiction to appoint a successor trustee.

Unless otherwise provided in the accompanying prospectus supplement, if at any time the trustee ceases to be eligible to continue as such under the related pooling and servicing agreement, or if at any time the trustee becomes incapable of acting, or if certain events of (or proceedings in respect of) bankruptcy or insolvency occur with respect to the trustee, the depositor will be authorized to remove the trustee and appoint a successor trustee. In addition, unless otherwise provided in the accompanying prospectus supplement, holders of the certificates of any series entitled to at least 51% (or such other percentage specified in the accompanying prospectus supplement) of the voting rights for such series may at any time (with or without cause) remove the trustee and appoint a successor trustee.

Any resignation or removal of the trustee and appointment of a successor trustee will not become effective until acceptance of appointment by the successor trustee.

81

DESCRIPTION OF CREDIT SUPPORT

General

Credit support may be provided with respect to one or more classes of the certificates of any series, or with respect to the related mortgage assets. Credit support may be in the form of over-collateralization, a letter of credit, the subordination of one or more classes of certificates, the use of a pool insurance policy or guarantee insurance, the establishment of one or more reserve funds or through bonds, repurchase obligations or any combination of the foregoing. If so provided in the accompanying prospectus supplement, any form of credit support may provide credit enhancement for more than one series of certificates to the extent described in the accompanying prospectus supplement.

The credit support generally will not provide protection against all risks of loss and will not guarantee payment to certificateholders of all amounts to which they are entitled under the related pooling and servicing agreement. If losses or shortfalls occur that exceed the amount covered by the credit support or that are not covered by the credit support, certificateholders will bear their allocable share of deficiencies. Moreover, if a form of credit support covers more than one series of certificates, holders of certificates of one series will be subject to the risk that such credit support will be exhausted by the claims of the holders of certificates of one or more other series before the former receive their intended share of such coverage.

If credit support is provided with respect to one or more classes of certificates of a series, or with respect to the related mortgage assets, the accompanying prospectus supplement will include a description of (i) the nature and amount of coverage under such credit support, (ii) any conditions to payment thereunder not otherwise described in this prospectus, (iii) the conditions (if any) under which the amount of coverage under such credit support may be reduced and under which such credit support may be terminated or replaced and (iv) the material provisions relating to such credit support. Additionally, the accompanying prospectus supplement will set forth certain information with respect to the obligor under any instrument of credit support, generally including (w) a brief description of its principal business activities, (x) its principal place of business, place of incorporation and the jurisdiction under which it is chartered or licensed to do business, (y) if applicable, the identity of the regulatory agencies that exercise primary jurisdiction over the conduct of its business and (z) its total assets, and its stockholders equity or policyholders’ surplus, if applicable, as of a date that will be specified in the accompanying prospectus supplement. See “RISK FACTORS—Credit Support May Not Cover Losses or Risks Which Could Adversely Affect Payment on Your Certificates” in this prospectus.

If the provider of the credit enhancement is liable or contingently liable to provide payments representing 10% or more of the cash flow supporting any offered class of certificates, the applicable prospectus supplement will disclose the name of the provider, the organizational form of the provider, the general character of the business of the provider and the financial information required by Item 1114(b)(2) of Regulation AB. See “DESCRIPTION OF THE CERTIFICATES—Credit Enhancement Provider” in the accompanying prospectus supplement.

Subordinate Certificates

If so specified in the accompanying prospectus supplement, one or more classes of certificates of a series may be subordinate certificates which are subordinated in right of payment to one or more other classes of senior certificates. If so provided in the accompanying prospectus supplement, the subordination of a class may apply only in the event of (or may be limited to) certain types of losses or shortfalls. The accompanying prospectus supplement will set forth information concerning the amount of subordination provided by a class or classes of subordinate certificates in a series, the circumstances under which such subordination will be available and the manner in which the amount of subordination will be made available.

Cross-Support Provisions

If the mortgage assets in any trust fund are divided into separate groups, each supporting a separate class or classes of certificates of a series, credit support may be provided by cross-support provisions requiring that dis -

82

tributions be made on senior certificates evidencing interests in one group of mortgage assets prior to distributions on subordinate certificates evidencing interests in a different group of mortgage assets within the trust fund related to a particular series of certificates. The accompanying prospectus supplement for a series that includes a cross-support provision will describe the manner and conditions for applying such provisions.

Insurance or Guarantees with Respect to Mortgage Loans

If so provided in the accompanying prospectus supplement for a series of certificates, mortgage loans included in the related trust fund will be covered for certain default risks by insurance policies or guarantees. A copy of each such instrument will accompany the Current Report on Form 8-K to be filed with the Securities and Exchange Commission within 15 days of issuance of the certificates of the related series.

Letter of Credit

If so provided in the accompanying prospectus supplement for a series of certificates, deficiencies in amounts otherwise payable on such certificates or certain classes thereof may be covered by one or more letters of credit, issued by a bank or financial institution specified in the accompanying prospectus supplement. Under a letter of credit, the bank or financial institution providing the letter of credit will be obligated to honor draws thereunder in an aggregate fixed dollar amount, net of unreimbursed payments thereunder, generally equal to a percentage specified in the accompanying prospectus supplement of the aggregate principal balance of the mortgage assets on the related Cut-Off Date or of the initial aggregate certificate balance of one or more classes of certificates. If so specified in the accompanying prospectus supplement, the letter of credit may permit draws only in the event of certain types of losses and shortfalls. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments thereunder and may otherwise be reduced as described in the accompanying prospectus supplement. The obligations of the bank or financial institution providing the letter of credit for each series of certificates will expire at the earlier of the date specified in the accompanying prospectus supplement or the termination of the trust fund. A copy of any such letter of credit will accompany the Current Report on Form 8-K to be filed with the Securities and Exchange Commission within 15 days of issuance of the certificates of the related series.

Certificate Insurance and Surety Bonds

If so provided in the accompanying prospectus supplement for a series of certificates, deficiencies in amounts otherwise payable on such certificates or certain classes thereof will be covered by insurance policies and/or surety bonds provided by one or more insurance companies or sureties. Such instruments may cover, with respect to one or more classes of certificates of the related series, timely distributions of interest and/or full distributions of principal on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the accompanying prospectus supplement. A copy of any such instrument will accompany the Current Report on Form 8-K to be filed with the Securities and Exchange Commission within 15 days of issuance of the certificates of the related series.

Reserve Funds

If so provided in the accompanying prospectus supplement for a series of certificates, deficiencies in amounts otherwise payable on such certificates or certain classes thereof will be covered (to the extent of available funds) by one or more reserve funds in which cash, a letter of credit, permitted investments, a demand note or a combination thereof will be deposited, in the amounts specified in the accompanying prospectus supplement. If so specified in the accompanying prospectus supplement, the reserve fund for a series may also be funded over time by a specified amount of the collections received on the related mortgage assets.

Amounts on deposit in any reserve fund for a series, together with the reinvestment income thereon, if any, will be applied for the purposes, in the manner, and to the extent specified in the accompanying prospectus supplement. If so specified in the accompanying prospectus supplement, reserve funds may be established to provide protection only against certain types of losses and shortfalls. Following each distribution date, amounts in a reserve fund in excess of any amount required to be maintained in the reserve fund may be released from the reserve fund under the conditions and to the extent specified in the accompanying prospectus supplement.

83

If so specified in the accompanying prospectus supplement, amounts deposited in any reserve fund will be invested in permitted investments, such as United States government securities and other investment grade obligations specified in the related pooling and servicing agreement. Unless otherwise specified in the accompanying prospectus supplement, any reinvestment income or other gain from such investments will be credited to the related reserve fund for such series, and any loss resulting from such investments will be charged to such reserve fund. However, such income may be payable to any related master servicer or another service provider as additional compensation for its services. The reserve fund, if any, for a series will not be a part of the trust fund unless otherwise specified in the accompanying prospectus supplement.

Credit Support with Respect to CMBS

If so provided in the accompanying prospectus supplement for a series of certificates, any CMBS included in the related trust fund and/or the related underlying mortgage loans may be covered by one or more of the types of credit support described in this prospectus. The accompanying prospectus supplement for any series of certificates evidencing an interest in a trust fund that includes CMBS will describe to the extent information is available and deemed material, any similar forms of credit support that are provided by or with respect to, or are included as part of the trust fund evidenced by or providing security for, such CMBS. The type, characteristic and amount of credit support will be determined based on the characteristics of the mortgage assets and other factors and will be established, in part, on the basis of requirements of each rating agency rating the certificates of such series. If so specified in the accompanying prospectus supplement, any such credit support may apply only in the event of certain types of losses or delinquencies and the protection against losses or delinquencies provided by such credit support will be limited.

CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS AND LEASES

The following discussion contains general summaries of certain legal aspects of loans secured by commercial and multifamily residential properties. Because such legal aspects are governed by applicable state law (which laws may differ substantially), the summaries do not purport to be complete, to reflect the laws of any particular state, or to encompass the laws of all states in which the security for the mortgage loans (or mortgage loans underlying any CMBS) is situated. Accordingly, the summaries are qualified in their entirety by reference to the applicable laws of those states. See “DESCRIPTION OF THE TRUST FUNDS—Mortgage Loans—Leases” in this prospectus. For purposes of the following discussion, “mortgage loan” includes a mortgage loan underlying a CMBS.

General

Each mortgage loan will be evidenced by a note or bond and secured by an instrument granting a security interest in real property, which may be a mortgage, deed of trust or a deed to secure debt, depending upon the prevailing practice and law in the state in which the related mortgaged property is located. Mortgages, deeds of trust and deeds to secure debt are collectively referred to as “mortgages” in this prospectus and, unless otherwise specified, in the accompanying prospectus supplement. A mortgage creates a lien upon, or grants a title interest in, the real property covered thereby, and represents the security for the repayment of the indebtedness customarily evidenced by a promissory note. The priority of the lien created or interest granted will depend on the terms of the mortgage and, in some cases, on the terms of separate subordination agreements or intercreditor agreements with others that hold interests in the real property, the knowledge of the parties to the mortgage and, generally, the order of recordation of the mortgage in the appropriate public recording office. However, the lien of a recorded mortgage will generally be subordinate to later-arising liens for real estate taxes and assessments and other charges imposed under governmental police powers. Additionally, in some states, mechanic’s and materialman’s liens have priority over mortgage liens.

The mortgagee’s authority under a mortgage, the beneficiary’s authority under a deed of trust and the grantee’s authority under a deed to secure debt are governed by the express provisions of the related instrument, the law of the state in which the real property is located, certain federal laws (including, without limitation, the Servicemembers Civil Relief Act) and, in some deed of trust transactions, the trustee’s authority is further limited by the directions of the beneficiary.

84

Types of Mortgage Instruments

There are two parties to a mortgage: a mortgagor (the borrower and usually the owner of the subject property) and a mortgagee (the lender). In a mortgage, the mortgagor grants a lien on the subject property in favor of the mortgagee. A deed of trust is a three-party instrument, among a trustor (the equivalent of a borrower), a trustee to whom the real property is conveyed, and a beneficiary (the lender) for whose benefit the conveyance is made. Under a deed of trust, the trustor grants the property to the trustee, in trust, irrevocably until the debt is paid, and generally with a power of sale. A deed to secure debt typically has two parties. The borrower, or grantor, conveys title to the real property to the grantee, or lender, generally with a power of sale, until such time as the debt is repaid. In a case where the borrower is a land trust, there would be an additional party to a mortgage instrument because legal title to the property is held by a land trustee under a land trust agreement for the benefit of the borrower. At origination of a mortgage loan involving a land trust, the borrower generally executes a separate undertaking to make payments on the mortgage note. The mortgagee’s authority under a mortgage, the trustee’s authority under a deed of trust and the grantee’s authority under a deed to secure debt are governed by the express provisions of the related instrument, the law of the state in which the real property is located, certain federal laws and, in some deed of trust transactions, the directions of the beneficiary.

Leases and Rents

Mortgages that encumber income-producing property often contain an assignment of rents and leases, pursuant to which the borrower assigns to the lender the borrower’s right, title and interest as landlord under each lease and the income derived therefrom, while (unless rents are to be paid directly to the lender) retaining a revocable license to collect the rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property and/or obtain a court-appointed receiver before becoming entitled to collect the rents. Lenders that actually take possession of the property, however, may incur potentially substantial risks attendant to being a mortgagee in possession. Such risks include liability for environmental clean-up costs and other risks inherent in property ownership. See “—Environmental Considerations” below. In most states, hotel and motel room receipts/revenues are considered accounts receivable under the Uniform Commercial Code; in cases where hotels or motels constitute loan security, the receipts/revenues are generally pledged by the borrower as additional security for the loan. In general, the lender must file financing statements in order to perfect its security interest in the receipts/revenues and must file continuation statements, generally every five years, to maintain perfection of such security interest. Even if the lender’s security interest in room receipts/revenues is perfected under the Uniform Commercial Code, it will generally be required to commence a foreclosure action or otherwise take possession of the property in order to collect the room receipts/revenues following a default. See “—Bankruptcy Laws” below.

Personalty

In the case of certain types of mortgaged properties, such as hotels, motels and nursing homes, personal property (to the extent owned by the borrower and not previously pledged) may constitute a significant portion of the property’s value as security. The creation and enforcement of liens on personal property are governed by the Uniform Commercial Code. Accordingly, if a borrower pledges personal property as security for a mortgage loan, the lender generally must file Uniform Commercial Code financing statements in order to perfect its security interest therein, and must file continuation statements, generally every five years, to maintain that perfection.

Cooperative Loans

If specified in the accompanying prospectus supplement, the mortgage loans may consist of loans secured by “blanket mortgages” on the property owned by cooperative housing corporations. If specified in the accompanying prospectus supplement, the mortgage loans may consist of cooperative loans secured by security interests in shares issued by private cooperative housing corporations and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in the cooperatives’ buildings. The security agreement will create a lien upon, or grant a title interest in, the property which it covers, the priority of which will depend on the terms of the particular security agreement as well as the order of recordation of the agreement in the appropriate recording office. Such a lien or title interest is not prior to the lien for real estate taxes and assessments and other charges imposed under governmental police powers.

85

A cooperative generally owns in fee or has a leasehold interest in land and owns in fee or leases the building or buildings thereon and all separate dwelling units in the buildings. The cooperative is owned by tenant-stockholders who, through ownership of stock or shares in the corporation, receive proprietary leases or occupancy agreements which confer exclusive rights to occupy specific units. Generally, a tenant-stockholder of a cooperative must make a monthly payment to the cooperative representing such tenant-stockholder’s pro rata share of the cooperative’s payments for its blanket mortgage, real property taxes, maintenance expenses and other capital or ordinary expenses. The cooperative is directly responsible for property management and, in most cases, payment of real estate taxes, other governmental impositions and hazard and liability insurance. If there is a blanket mortgage or mortgages on the cooperative apartment building or underlying land, as is generally the case, or an underlying lease of the land, as is the case in some instances, the cooperative, as property mortgagor, or lessee, as the case may be, is also responsible for meeting these mortgage or rental obligations. A blanket mortgage is ordinarily incurred by the cooperative in connection with either the construction or purchase of the cooperative’s apartment building or obtaining of capital by the cooperative. The interest of the occupant under proprietary leases or occupancy agreements as to which that cooperative is the landlord are generally subordinate to the interest of the holder of a blanket mortgage and to the interest of the holder of a land lease. If the cooperative is unable to meet the payment obligations (i) arising under a blanket mortgage, the mortgagee holding a blanket mortgage could foreclose on that mortgage and terminate all subordinate proprietary leases and occupancy agreements, or (ii) arising under its land lease, the holder of the landlord’s interest under the land lease could terminate it and all subordinate proprietary leases and occupancy agreements. Also, a blanket mortgage on a cooperative may provide financing in the form of a mortgage that does not fully amortize, with a significant portion of principal being due in one final payment at maturity. The inability of the cooperative to refinance a mortgage and its consequent inability to make such final payment could lead to foreclosure by the mortgagee and termination of all proprietary leases and occupancy agreements. Similarly, a land lease has an expiration date and the inability of the cooperative to extend its term, or, in the alternative, to purchase the land, could lead to termination of the cooperatives’ interest in the property and termination of all proprietary leases and occupancy agreements. Upon foreclosure of a blanket mortgage on a cooperative, the lender would normally be required to take the mortgaged property subject to state and local regulations that afford tenants who are not shareholders various rent control and other protections. A foreclosure by the holder of a blanket mortgage or the termination of the underlying lease could eliminate or significantly diminish the value of any collateral held by a party who financed the purchase of cooperative shares by an individual tenant stockholder.

An ownership interest in a cooperative and accompanying occupancy rights are financed through a cooperative share loan evidenced by a promissory note and secured by an assignment of and a security interest in the occupancy agreement or proprietary lease and a security interest in the related cooperative shares. The lender generally takes possession of the share certificate and a counterpart of the proprietary lease or occupancy agreement and financing statements covering the proprietary lease or occupancy agreement and the cooperative shares are filed in the appropriate state and local offices to perfect the lender’s interest in its collateral. Subject to the limitations discussed below, upon default of the tenant-stockholder, the lender may sue for judgment on the promissory note, dispose of the collateral at a public or private sale or otherwise proceed against the collateral or tenant-stockholder as an individual as provided in the security agreement covering the assignment of the proprietary lease or occupancy agreement and the pledge of cooperative shares. See “—Foreclosure—Cooperative Loans” below.

Junior Mortgages; Rights of Senior Lenders

Some of the mortgage loans included in a trust fund may be secured by mortgage instruments that are subordinate to mortgage instruments held by other lenders. The rights of the trust fund (and therefore the certificateholders), as holder of a junior mortgage instrument, are subordinate to those of the senior lender, including the prior rights of the senior lender to receive rents, hazard insurance and condemnation proceeds and to cause the mortgaged property to be sold upon borrower’s default and thereby extinguish the trust fund’s junior lien unless the master servicer or special servicer satisfies the defaulted senior loan, or, if permitted, asserts its subordinate interest in a property in foreclosure litigation. As discussed more fully below, in many states a junior lender may satisfy a defaulted senior loan in full, adding the amounts expended to the balance due on the junior loan. Absent a provision in the senior mortgage instrument, no notice of default is required to be given to the junior lender.

86

The form of the mortgage instrument used by many institutional lenders confers on the lender the right both to receive all proceeds collected under any hazard insurance policy and all awards made in connection with any condemnation proceedings, and (subject to any limits imposed by applicable state law) to apply such proceeds and awards to any indebtedness secured by the mortgage instrument in such order as the lender may determine. Thus, if improvements on a property are damaged or destroyed by fire or other casualty, or if the property is taken by condemnation, the holder of the senior mortgage instrument will have the prior right to collect any insurance proceeds payable under a hazard insurance policy and any award of damages in connection with the condemnation and to apply the same to the senior indebtedness. Accordingly, only the proceeds in excess of the amount of senior indebtedness will be available to be applied to the indebtedness secured by a junior mortgage instrument.

The form of mortgage instrument used by many institutional lenders typically contains a “future advance” clause, which provides, in general, that additional amounts advanced to or on behalf of the mortgagor or trustor by the mortgagee or beneficiary are to be secured by the mortgage instrument. While such a clause is valid under the laws of most states, the priority of any advance made under the clause depends, in some states, on whether the advance was an “obligatory” or an “optional” advance. If the lender is obligated to advance the additional amounts, the advance may be entitled to receive the same priority as the amounts advanced at origination, notwithstanding that intervening junior liens may have been recorded between the date of recording of the senior mortgage instrument and the date of the future advance, and notwithstanding that the senior lender had actual knowledge of such intervening junior liens at the time of the advance. Where the senior lender is not obligated to advance the additional amounts and has actual knowledge of the intervening junior liens, the advance may be subordinate to such intervening junior liens. Priority of advances under a “future advance” clause rests, in many other states, on state law giving priority to all advances made under the loan agreement up to a “credit limit” amount stated in the recorded mortgage.

Another provision typically found in the form of mortgage instrument used by many institutional lenders permits the lender to itself perform certain obligations of the borrower (for example, the obligations to pay when due all taxes and assessments on the property and, when due, all encumbrances, charges and liens on the property that are senior to the lien of the mortgage instrument, to maintain hazard insurance on the property, and to maintain and repair the property) upon a failure of the borrower to do so, with all sums so expended by the lender becoming part of the indebtedness secured by the mortgage instrument.

The form of mortgage instrument used by many institutional lenders typically requires the borrower to obtain the consent of the lender in respect of actions affecting the mortgaged property, including the execution of new leases and the termination or modification of existing leases, the performance of alterations to buildings forming a part of the mortgaged property and the execution of management and leasing agreements for the mortgaged property. Tenants will often refuse to execute leases unless the lender executes a written agreement with the tenant not to disturb the tenant’s possession of its premises in the event of a foreclosure. A senior lender may refuse to consent to matters approved by a junior lender, with the result that the value of the security for the junior mortgage instrument is diminished.

Foreclosure

General.    Foreclosure is a legal procedure that allows the lender to seek to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage in respect of the mortgaged property. If the borrower defaults in payment or performance of its obligations under the note or mortgage, the lender has the right to institute foreclosure proceedings to sell the real property at public auction to satisfy the indebtedness.

Foreclosure Procedures Vary From State to State.    Two primary methods of foreclosing a mortgage are judicial foreclosure, involving court proceedings, and non-judicial foreclosure pursuant to a power of sale usually granted in the mortgage instrument. Other foreclosure procedures are available in some states, but they are either infrequently used or available only in limited circumstances.

87

A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are interposed, and sometimes requires years to complete. Moreover, the filing by or against the borrower-mortgagor of a bankruptcy petition would impose an automatic stay on such proceedings and could further delay a foreclosure sale.

Judicial Foreclosure.    A judicial foreclosure proceeding is conducted in a court having jurisdiction over the mortgaged property. Generally, the action is initiated by the service of legal pleadings upon all parties having a subordinate interest of record in the real property and all parties in possession of the property, under leases or otherwise, whose interests are subordinate to the mortgage. Delays in completion of the foreclosure may occasionally result from difficulties in locating proper defendants. As stated above, if the lender’s right to foreclose is contested by any defendant, the legal proceedings may be time-consuming. In addition, judicial foreclosure is a proceeding in equity and, therefore, equitable defenses may be raised against the foreclosure. Upon successful completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the mortgaged property, the proceeds of which are used to satisfy the judgment. Such sales are made in accordance with procedures that vary from state to state.

Non-Judicial Foreclosure/Power of Sale.    Foreclosure of a deed of trust is generally accomplished by a non-judicial trustee’s sale pursuant to a power of sale typically granted in the deed of trust. A power of sale may also be contained in any other type of mortgage instrument if applicable law so permits. A power of sale under a deed of trust or mortgage allows a non-judicial public sale to be conducted generally following a request from the beneficiary/lender to the trustee to sell the property upon default by the borrower and after notice of sale is given in accordance with the terms of the mortgage and applicable state law. In some states, prior to such sale, the trustee under the deed of trust must record a notice of default and notice of sale and send a copy to the borrower and to any other party which has recorded a request for a copy of a notice of default and notice of sale. In addition, in some states the trustee must provide notice to any other party having an interest of record in the real property, including junior lienholders. A notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. The borrower or a junior lienholder may then have the right, during a reinstatement period required in some states, to cure the default by paying the entire actual amount in arrears (without regard to the acceleration of the indebtedness), plus the lender’s expenses incurred in enforcing the obligation. In other states, the borrower or the junior lienholder is not provided a period to reinstate the loan, but has only the right to pay off the entire debt to prevent the foreclosure sale. In addition to such cure rights, in most jurisdictions, the borrower-mortgagor or a subordinate lienholder can seek to enjoin the non-judicial foreclosure by commencing a court proceeding. Generally, state law governs the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods.

Both judicial and non-judicial foreclosures may result in the termination of leases at the mortgaged property, which in turn could result in the reduction in the income for such property. Some of the factors that will determine whether or not a lease will be terminated by a foreclosure are: the provisions of applicable state law, the priority of the mortgage vis-a-vis the lease in question, the terms of the lease and the terms of any subordination, non-disturbance and attornment agreement between the tenant under the lease and the mortgagee.

Equitable Limitations on Enforceability of Certain Provisions.    United States courts have traditionally imposed general equitable principles to limit the remedies available to lenders in foreclosure actions. These principles are generally designed to relieve borrowers from the effects of mortgage defaults perceived as harsh or unfair. Relying on such principles, a court may alter the specific terms of a loan to the extent it considers necessary to prevent or remedy an injustice, undue oppression or overreaching, or may require the lender to undertake affirmative actions to determine the cause of the borrower’s default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender’s and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from a temporary financial disability. In other cases, courts have limited the right of the lender to foreclose in the case of a non-monetary default, such as a failure to adequately maintain the mortgaged property or placing a subordinate mortgage or other encumbrance upon the mortgaged property. Finally, some courts have addressed the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that a borrower receive notice in addition to statutorily prescribed minimum notice. For the most part,

88

these cases have upheld the reasonableness of the notice provisions or have found that a public sale under a mortgage providing for a power of sale does not involve sufficient state action to trigger constitutional protections.

Public Sale.    A third party may be unwilling to purchase a mortgaged property at a public sale for a number of reasons, including the difficulty in determining the exact status of title to the property (due to, among other things, redemption rights that may exist) and because of the possibility that physical deterioration of the property may have occurred during the foreclosure proceedings. For these reasons, it is common for the lender to purchase the mortgaged property for an amount equal to the secured indebtedness and accrued and unpaid interest plus the expenses of foreclosure, in which event the borrower’s debt will be extinguished. Thereafter, subject to the borrower’s right in some states to remain in possession during a redemption period, the lender will become the owner of the property and have both the benefits and burdens of ownership, including the obligation to pay debt service on any senior mortgages, to pay taxes, to obtain casualty insurance and to make such repairs as are necessary to render the property suitable for sale. The costs involved in a foreclosure process can often be quite expensive; such costs may include, depending on the jurisdiction involved, legal fees, court administration fees, referee fees and transfer taxes or fees. The costs of operating and maintaining a commercial or multifamily residential property may be significant and may be greater than the income derived from that property. The lender also will commonly obtain the services of a real estate broker and pay the broker’s commission in connection with the sale or lease of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender’s investment in the property. Moreover, because of the expenses associated with acquiring, owning and selling a mortgaged property, a lender could realize an overall loss on a mortgage loan even if the mortgaged property is sold at foreclosure, or resold after it is acquired through foreclosure, for an amount equal to the full outstanding principal amount of the loan plus accrued interest.

The holder of a junior mortgage that forecloses on a mortgaged property does so subject to senior mortgages and any other prior liens, and may be obliged to keep senior mortgage loans current in order to avoid foreclosure of its interest in the property. In addition, if the foreclosure of a junior mortgage triggers the enforcement of a “due-on-sale” clause contained in a senior mortgage, the junior mortgagee could be required to pay the full amount of the senior mortgage indebtedness, including penalty fees and court costs, or face foreclosure.

Rights of Redemption.    The purposes of a foreclosure action are to enable the lender to realize upon its security and to bar the borrower, and all persons who have interests in the property that are subordinate to that of the foreclosing lender, from exercise of their “equity of redemption.” The doctrine of equity of redemption provides that, until the property encumbered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having interests that are subordinate to that of the foreclosing lender have an equity of redemption and may redeem the property by paying the entire debt with interest. Those having an equity of redemption must generally be made parties and joined in the foreclosure proceeding in order for their equity of redemption to be terminated.

The equity of redemption is a common-law (non-statutory) right which should be distinguished from post-sale statutory rights of redemption. In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be permitted if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property because the exercise of a right of redemption would defeat the title of any purchaser through a foreclosure. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee’s sale under a deed of trust.

Anti-Deficiency Legislation.    Some or all of the mortgage loans may be nonrecourse loans, as to which recourse in the case of default will be limited to the mortgaged property and such other assets, if any, that were pledged to secure the mortgage loan. However, even if a mortgage loan by its terms provides for recourse to the borrower’s other assets, a lender’s ability to realize upon those assets may be limited by state law. For example,

89

in some states a lender cannot obtain a deficiency judgment against the borrower following a non-judicial foreclosure. A deficiency judgment is a personal judgment against the former borrower equal to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes may require the lender to exhaust the security afforded under a mortgage before bringing a personal action against the borrower. In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting such security; however, in some of those states, the lender, following judgment on such personal action, may be deemed to have elected a remedy and thus may be precluded from foreclosing upon the security. Consequently, lenders in those states where such an election of remedy provision exists will usually proceed first against the security. Finally, other statutory provisions, designed to protect borrowers from exposure to large deficiency judgments that might result from bidding at below-market values at the foreclosure sale, limit any deficiency judgment to the excess of the outstanding debt over the judicially determined fair market value of the property at the time of the sale.

Leasehold Risks.    Mortgage loans may be secured by a mortgage on the borrower’s leasehold interest in a ground lease. Leasehold mortgage loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the borrower’s leasehold were to be terminated upon a lease default or the bankruptcy of the lessee or the lessor, the leasehold mortgagee would lose its security. This risk may be substantially lessened if the ground lease contains provisions protective of the leasehold mortgagee, such as a provision that requires the ground lessor to give the leasehold mortgagee notices of lessee defaults and an opportunity to cure them, a provision that permits the leasehold estate to be assigned to and by the leasehold mortgagee or the purchaser at a foreclosure sale, a provision that gives the leasehold mortgagee the right to enter into a new ground lease with the ground lessor on the same terms and conditions as the old ground lease or a provision that prohibits the ground lessee/borrower from treating the ground lease as terminated in the event of the ground lessor’s bankruptcy and rejection of the ground lease by the trustee for the debtor/ground lessor. Certain mortgage loans, however, may be secured by liens on ground leases that do not contain all or some of these provisions.

Regulated Healthcare Facilities.    A mortgage loan may be secured by a mortgage on a nursing home or other regulated healthcare facility. In most jurisdictions, a license (which is nontransferable and may not be assigned or pledged) granted by the appropriate state regulatory authority is required to operate a regulated healthcare facility. Accordingly, the ability of a person acquiring this type of property upon a foreclosure sale to take possession of and operate the same as a regulated healthcare facility may be prohibited by applicable law. Notwithstanding the foregoing, however, in certain jurisdictions the person acquiring this type of property at a foreclosure sale may have the right to terminate the use of the same as a regulated health care facility and convert it to another lawful purpose.

Cross-Collateralization.    Certain of the mortgage loans may be secured by more than one mortgage covering mortgaged properties located in more than one state. Because of various state laws governing foreclosure or the exercise of a power of sale and because, in general, foreclosure actions are brought in state court and the courts of one state cannot exercise jurisdiction over property in another state, it may be necessary upon a default under a cross-collateralized mortgage loan to foreclose on the related mortgaged properties in a particular order rather than simultaneously in order to ensure that the lien of the mortgages is not impaired or released.

Cooperative Loans.    The cooperative shares owned by the tenant-stockholder and pledged to the lender are, in almost all cases, subject to restrictions on transfer as set forth in the cooperative’s certificate of incorporation and by-laws, as well as the proprietary lease or occupancy agreement, and may be cancelled by the cooperative for failure by the tenant-stockholder to pay rent or other obligations or charges owed by such tenant-stockholder, including mechanics’ liens against the cooperative apartment building incurred by such tenant-stockholder. The proprietary lease or occupancy agreement generally permit the cooperative to terminate such lease or agreement in the event an obligor fails to make payments or defaults in the performance of covenants required thereunder. Typically, the lender and the cooperative enter into a recognition agreement which establishes the rights and obligations of both parties in the event of a default by the tenant-stockholder. A default under the proprietary lease or occupancy agreement will usually constitute a default under the security agreement between the lender and the tenant-stockholder.

90

The recognition agreement generally provides that, in the event that the tenant-stockholder has defaulted under the proprietary lease or the occupancy agreement is terminated, the cooperative will recognize the lender’s lien against proceeds from the sale of the cooperative apartment, subject, however, to the cooperative’s right to sums due under such proprietary lease or occupancy agreement. The total amount owed to the cooperative by the tenant-stockholder, which the lender generally cannot restrict and does not monitor, could reduce the value of the collateral below the outstanding principal balance of the cooperative loan and accrued and unpaid interest thereon.

Recognition agreements also provide that in the event of a foreclosure on a cooperative loan, the lender must obtain the approval or consent of the cooperative as required by the proprietary lease before transferring the cooperative shares or assigning the proprietary lease. Generally, the lender is not limited in any rights it may have to dispossess the tenant-stockholders.

In some states, foreclosure on the cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the Uniform Commercial Code and the security agreement relating to those shares. Article 9 of the Uniform Commercial Code requires that a sale be conducted in a “commercially reasonable” manner. Whether a foreclosure sale has been conducted in a “commercially reasonable” manner will depend on the facts in each case. In determining commercial reasonableness, a court will look to the notice given the debtor and the method, manner, time, place and terms of the foreclosure. Generally, a sale conducted according to the usual practice of banks selling similar collateral will be considered reasonably conducted.

Article 9 of the Uniform Commercial Code provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender’s security interest. The recognition agreement, however, generally provides that the lender’s right to reimbursement is subject to the right of the cooperatives to receive sums due under the proprietary lease or occupancy agreement. If there are proceeds remaining, the lender must account to the tenant-stockholder for the surplus. Conversely, if a portion of the indebtedness remains unpaid, the tenant-stockholder is generally responsible for the deficiency.

Bankruptcy Laws

Operation of the Bankruptcy Code and related state laws may interfere with or affect the ability of a lender to realize upon collateral and/or to enforce a deficiency judgment. For example, under the Bankruptcy Code, virtually all actions (including foreclosure actions and deficiency judgment proceedings) to collect a debt are automatically stayed upon the filing of the bankruptcy petition and, often, no interest or principal payments are made during the course of the bankruptcy case. The delay and the consequences thereof caused by the automatic stay can be significant. Also, under the Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a junior lienholder would stay the senior lender from proceeding with any foreclosure action.

Under the Bankruptcy Code, provided certain substantive and procedural safeguards protective of the lender’s secured claim are met, the amount and terms of a mortgage loan secured by a lien on property of the debtor may be modified under certain circumstances. For example, if the loan is undersecured, the outstanding amount of the loan which would remain secured may be reduced to the then-current value of the property (with a corresponding partial reduction of the amount of lender’s security interest) pursuant to a confirmed plan, thus leaving the lender a general unsecured creditor for the difference between such value and the outstanding balance of the loan. Other modifications may include the reduction in the amount of each scheduled payment by means of a reduction in the rate of interest and/or an alteration of the repayment schedule (with or without affecting the unpaid principal balance of the loan), and/or by an extension (or shortening) of the term to maturity. Some bankruptcy courts have approved plans, based on the particular facts of the reorganization case, that effected the cure of a mortgage loan default by paying arrearages over a number of years. Also under federal bankruptcy law, a bankruptcy court may permit a debtor through its rehabilitative plan to de-accelerate a secured loan and to reinstate the loan even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court (provided no sale of the property had yet occurred) prior to the filing of the debtor’s petition. This may be done even if the full amount due under the original loan is never repaid.

91

Federal bankruptcy law provides generally that rights and obligations under an unexpired lease of the debtor/lessee may not be terminated or modified at any time after the commencement of a case under the Bankruptcy Code solely on the basis of a provision in the lease to such effect or because of certain other similar events. This prohibition could limit the ability of the trustee for a series of certificates to exercise certain contractual remedies with respect to the leases. In addition, Section 362 of the Bankruptcy Code operates as an automatic stay of, among other things, any act to obtain possession of property from a debtor’s estate. This may delay a trustee’s exercise of such remedies for a related series of certificates in the event that a related lessee or a related mortgagor becomes the subject of a proceeding under the Bankruptcy Code. For example, a mortgagee would be stayed from enforcing a lease assignment by a mortgagor related to a mortgaged property if the related mortgagor was in a bankruptcy proceeding. The legal proceedings necessary to resolve the issues could be time-consuming and might result in significant delays in the receipt of the assigned rents. Similarly, the filing of a petition in a bankruptcy by or on behalf of a lessee of a mortgaged property would result in a stay against the commencement or continuation of any state court proceeding for past due rent, for accelerated rent, for damages or for a summary eviction order with respect to a default under the lease that occurred prior to the filing of the lessee’s petition. Rents and other proceeds of a mortgage loan may also escape an assignment thereof if the assignment is not fully perfected under state law prior to commencement of the bankruptcy proceeding. See “—Leases and Rents” above.

In addition, the Bankruptcy Code generally provides that a trustee or debtor-in-possession may, subject to approval of the court, (a) assume the lease and retain it or assign it to a third party or (b) reject the lease. If the lease is assumed, the trustee in bankruptcy on behalf of the lessee, or the lessee as debtor-in-possession, or the assignee, if applicable, must cure any defaults under the lease, compensate the lessor for its losses and provide the lessor with “adequate assurance” of future performance. Such remedies may be insufficient, however, as the lessor may be forced to continue under the lease with a lessee that is a poor credit risk or an unfamiliar tenant if the lease was assigned, and any assurances provided to the lessor may, in fact, be inadequate. If the lease is rejected, such rejection generally constitutes a breach of the executory contract or unexpired lease immediately before the date of filing the petition. As a consequence, the other party or parties to such lease, such as the mortgagor, as lessor under a lease, would have only an unsecured claim against the debtor for damages resulting from such breach which could adversely affect the security for the related mortgage loan. In addition, pursuant to Section 502(b)(6) of the Bankruptcy Code, a lessor’s damages for lease rejection in respect of future rent installments are limited to the rent reserved by the lease, without acceleration, for the greater of one year or 15% of the remaining term of the lease, but not more than three years.

If a trustee in bankruptcy on behalf of a lessor, or a lessor as debtor-in-possession, rejects an unexpired lease of real property, the lessee may treat such lease as terminated by such rejection or, in the alternative, the lessee may remain in possession of the leasehold for the balance of such term, and for any renewal or extension of such term that is enforceable by the lessee under applicable nonbankruptcy law. The Bankruptcy Code provides that if a lessee elects to remain in possession after such a rejection of a lease, the lessee may offset any damages occurring after such date caused by the nonperformance of any obligation of the lessor under the lease after such date against rents reserved under the lease. To the extent provided in the accompanying prospectus supplement, the lessee will agree under certain leases to pay all amounts owing thereunder to the master servicer without offset. To the extent that such a contractual obligation remains enforceable against the lessee, the lessee would not be able to avail itself of the rights of offset generally afforded to lessees of real property under the Bankruptcy Code.

In a bankruptcy or similar proceeding of a mortgagor, action may be taken seeking the recovery, as a preferential transfer or on other grounds, of any payments made by the mortgagor, or made directly by the related lessee, under the related mortgage loan to the trust fund. Payments on long-term debt may be protected from recovery as preferences if they are payments in the ordinary course of business made on debts incurred in the ordinary course of business. Whether any particular payment would be protected depends upon the facts specific to a particular transaction.

A trustee in bankruptcy, in some cases, may be entitled to collect its costs and expenses in preserving or selling the mortgaged property ahead of payment to the lender. In certain circumstances, a debtor in bankruptcy may have the power to grant liens senior to the lien of a mortgage, and analogous state statutes and general

92

principles of equity may also provide a mortgagor with means to halt a foreclosure proceeding or sale and to force a restructuring of a mortgage loan on terms a lender would not otherwise accept. Moreover, the laws of certain states also give priority to certain tax liens over the lien of a mortgage or deed of trust. Under the Bankruptcy Code, if the court finds that actions of the mortgagee have been unreasonable, the lien of the related mortgage may be subordinated to the claims of unsecured creditors.

Certain of the mortgagors may be partnerships. The laws governing limited partnerships in certain states provide that the commencement of a case under the Bankruptcy Code with respect to a general partner will cause a person to cease to be a general partner of the limited partnership, unless otherwise provided in writing in the limited partnership agreement. This provision may be construed as an “ipso facto” clause and, in the event of the general partner’s bankruptcy, may not be enforceable. Certain limited partnership agreements of the mortgagors may provide that the commencement of a case under the Bankruptcy Code with respect to the related general partner constitutes an event of withdrawal (assuming the enforceability of the clause is not challenged in bankruptcy proceedings or, if challenged, is upheld) that might trigger the dissolution of the limited partnership, the winding up of its affairs and the distribution of its assets, unless (i) at the time there was at least one other general partner and the written provisions of the limited partnership agreement permit the business of the limited partnership to be carried on by the remaining general partner and that general partner does so or (ii) the written provisions of the limited partnership agreement permit the limited partner to agree within a specified time frame (often 60 days) after such withdrawal to continue the business of the limited partnership and to the appointment of one or more general partners and the limited partners do so. In addition, the laws governing general partnerships in certain states provide that the commencement of a case under the Bankruptcy Code or state bankruptcy laws with respect to a general partner of such partnerships triggers the dissolution of such partnership, the winding up of its affairs and the distribution of its assets. Such state laws, however, may not be enforceable or effective in a bankruptcy case. The dissolution of a mortgagor, the winding up of its affairs and the distribution of its assets could result in an acceleration of its payment obligation under a related mortgage loan, which may reduce the yield on the related series of certificates in the same manner as a principal prepayment.

In addition, the bankruptcy of the general partner of a mortgagor that is a partnership may provide the opportunity for a trustee in bankruptcy for such general partner, such general partner as a debtor-in-possession, or a creditor of such general partner to obtain an order from a court consolidating the assets and liabilities of the general partner with those of the mortgagor pursuant to the doctrines of substantive consolidation or piercing the corporate veil. In such a case, the mortgaged property could become property of the estate of such bankrupt general partner. Not only would the mortgaged property be available to satisfy the claims of creditors of such general partner, but an automatic stay would apply to any attempt by the trustee to exercise remedies with respect to such mortgaged property. However, such an occurrence should not affect the trustee’s status as a secured creditor with respect to the mortgagor or its security in the mortgaged property.

Environmental Considerations

General.    A lender may be subject to environmental risks when taking a security interest in real property. Of particular concern may be properties that are or have been used for industrial, manufacturing, military, disposal or certain commercial activities. Such environmental risks include the possible diminution of the value of a contaminated property or, as discussed below, potential liability for clean-up costs or other remedial actions and natural resource damages that could exceed the value of the property or the amount of the lender’s loan. In certain circumstances, a lender may decide to abandon a contaminated mortgaged property as collateral for its loan rather than foreclose and risk liability for such costs.

Superlien Laws.    Under certain federal and state laws, contamination on a property may give rise to a lien on the property for clean-up costs. In several states, such a lien has priority over all existing liens, including those of existing mortgages. In these states, the lien of a mortgage may lose its priority to such a “superlien.”

CERCLA.    The federal Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended (“CERCLA”), imposes strict liability on present and past “owners” and “operators” of contaminated real property for the costs of clean-up. Excluded from CERCLA’s definition of “owner” or “operator,” however,

93

is a lender that, “without participating in the management” of a facility holds indicia of ownership primarily to protect his security interest in the facility. This secured creditor exemption is intended to provide a lender certain protections from liability under CERCLA as an owner or operator of contaminated property. However, a secured lender may be liable as an “owner” or “operator” of a contaminated mortgaged property if agents or employees of the lender are deemed to have actually participated in the management of such mortgaged property or the operations of the borrower. Such liability may exist even if the lender did not cause or contribute to the contamination and regardless of whether the lender has actually taken possession of a mortgaged property through foreclosure, deed in lieu of foreclosure or otherwise. Moreover, such liability, if incurred, would not be limited to, and could substantially exceed, the original or unamortized principal balance of a loan or to the value of the property securing a loan.

In addition, lenders may face potential liability for remediation of releases of petroleum or hazardous wastes from underground storage tanks under the federal Resource Conservation and Recovery Act (“RCRA”), if they are deemed to be the “owners” or “operators” of facilities in which they have a security interest or upon which they have foreclosed.

The federal Asset Conservation, Lender Liability and Deposit Insurance Protection Act of 1996 (the “Lender Liability Act”) seeks to clarify the actions a lender may take without incurring liability as an “owner” or “operator” of contaminated property or underground petroleum storage tanks. The Lender Liability Act amends CERCLA and RCRA to provide guidance on actions that do or do not constitute “participation in management.” However, the protections afforded by these amendments are subject to terms and conditions that have not been clarified by the courts. Moreover, the Lender Liability Act does not, among other things: (1) eliminate potential liability to lenders under CERCLA or RCRA, (2) necessarily reduce credit risks associated with lending to borrowers having significant environmental liabilities or potential liabilities, (3) eliminate environmental risks associated with taking possession of contaminated property or underground storage tanks or assuming control of the operations thereof, or (4) necessarily affect liabilities or potential liabilities under state environmental laws which may impose liability on “owners or operators” but do not incorporate the secured creditor exemption.

Certain Other State Laws.    Many states have statutes similar to CERCLA and RCRA, and not all of those statutes provide for a secured creditor exemption.

In a few states, transfers of some types of properties are conditioned upon cleanup of contamination. In these cases, a lender that becomes the owner of a property through foreclosure, deed in lieu of foreclosure or otherwise, may be required to enter into an agreement with the state providing for the cleanup of the contamination before selling or otherwise transferring the property.

Beyond statute-based environmental liability, there exist common law causes of action (for example, actions based on nuisance or on toxic tort resulting in death, personal injury, or damage to property) related to hazardous environmental conditions on a property. While a party seeking to hold a lender liable in such cases may face litigation difficulties, unanticipated or uninsured liabilities of the borrower may jeopardize the borrower’s ability to meet its loan obligations.

Additional Considerations.    The cost of remediating hazardous substance contamination at a property can be substantial. If a lender becomes liable, it can bring an action for contribution against other potentially liable parties, but such parties may be bankrupt or otherwise judgment proof. Accordingly, it is possible that such costs could become a liability of the trust fund and occasion a loss to the certificateholders.

To reduce the likelihood of such a loss, unless otherwise specified in the accompanying prospectus supplement, the pooling and servicing agreement will provide that the master servicer, acting on behalf of the trustee, may not take possession of a mortgaged property or take over its operation unless the master servicer, based solely on a report (as to environmental matters) prepared by a person who regularly conducts environmental site assessments, has made the determination that it is appropriate to do so, as described under “DESCRIPTION OF THE POOLING AND SERVICING AGREEMENTS—Realization upon Defaulted Mortgage Loans” in this prospectus.

94

If a lender forecloses on a mortgage secured by a property, the operations of which are subject to environmental laws and regulations, the lender may be required to operate the property in accordance with those laws and regulations. Such compliance may entail substantial expense, especially in the case of industrial or manufacturing properties.

In addition, a lender may be obligated to disclose environmental conditions on a property to government entities and/or to prospective buyers (including prospective buyers at a foreclosure sale or following foreclosure). Such disclosure may result in the imposition of certain investigation or remediation requirements and/or decrease the amount that prospective buyers are willing to pay for the affected property, sometimes substantially, and thereby decrease the ability of the lender to recoup its investment in a loan upon foreclosure.

Due-on-Sale and Due-on-Encumbrance

Certain of the mortgage loans may contain “due-on-sale” and “due-on-encumbrance” clauses that purport to permit the lender to accelerate the maturity of the loan if the borrower transfers or encumbers the related mortgaged property. In recent years, court decisions and legislative actions placed substantial restrictions on the right of lenders to enforce such clauses in many states. By virtue, however, of the Garn-St. Germain Depository Institutions Act of 1982 (the “Garn Act”), effective October 15, 1982 (which purports to preempt state laws that prohibit the enforcement of due-on-sale clauses by providing, among other matters, that “due-on-sale” clauses in certain loans made after the effective date of the Garn Act are enforceable, within certain limitations as set forth in the Garn Act and the regulations promulgated thereunder), a master servicer may nevertheless have the right to accelerate the maturity of a mortgage loan that contains a “due-on-sale” provision upon transfer of an interest in the property, regardless of the master servicer’s ability to demonstrate that a sale threatens its legitimate security interest.

Subordinate Financing

Certain of the mortgage loans may not restrict the ability of the borrower to use the mortgaged property as security for one or more additional loans. Where a borrower encumbers a mortgaged property with one or more junior liens, the senior lender is subjected to additional risk. First, the borrower may have difficulty servicing and repaying multiple loans. Moreover, if the subordinate financing permits recourse to the borrower (as is frequently the case) and the senior loan does not, a borrower may have more incentive to repay sums due on the subordinate loan. Second, acts of the senior lender that prejudice the junior lender or impair the junior lender’s security may create a superior equity in favor of the junior lender. For example, if the borrower and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent any existing junior lender is harmed or the borrower is additionally burdened. Third, if the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender. Moreover, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

Default Interest and Limitations on Prepayments

Notes and mortgages may contain provisions that obligate the borrower to pay a late charge or additional interest if payments are not timely made, and in some circumstances, may prohibit prepayments for a specified period and/or condition prepayments upon the borrower’s payment of prepayment fees or yield maintenance penalties. In certain states, there are or may be specific limitations upon the late charges which a lender may collect from a borrower for delinquent payments. Certain states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. In addition, the enforceability of provisions that provide for prepayment fees or penalties upon an involuntary prepayment is unclear under the laws of many states.

95

Certain Laws and Regulations; Types of Mortgaged Properties

The mortgaged properties will be subject to compliance with various federal, state and local statutes and regulations. Failure to comply (together with an inability to remedy any such failure) could result in material diminution in the value of a mortgaged property which could, together with the possibility of limited alternative uses for a particular mortgaged property (e.g., a nursing or convalescent home or hospital), result in a failure to realize the full principal amount of the related mortgage loan. Mortgages on properties which are owned by the mortgagor under a condominium form of ownership are subject to the declaration, by-laws and other rules and regulations of the condominium association. Mortgaged properties which are hotels or motels may present additional risk in that hotels and motels are typically operated pursuant to franchise, management and operating agreements which may be limited by the operator. In addition, the transferability of the hotel’s liquor and other licenses to an entity acquiring the hotel either through purchases or foreclosure is subject to the vagaries of local law requirements. In addition, mortgaged properties which are multifamily residential properties may be subject to rent control laws, which could impact the future cash flows of such properties.

Applicability of Usury Laws

Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980 (“Title V”) provides that state usury limitations shall not apply to certain types of residential (including multifamily) first mortgage loans originated by certain lenders after March 31, 1980. Title V authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law.

In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

No mortgage loan originated in any state in which application of Title V has been expressly rejected or a provision limiting discount points or other charges has been adopted will (if originated after that rejection or adoption) be eligible for inclusion in a trust fund unless (i) such mortgage loan provides for such interest rate, discount points and charges as are permitted in such state or (ii) such mortgage loan provides that the terms thereof are to be construed in accordance with the laws of another state under which such interest rate, discount points and charges would not be usurious and the borrower’s counsel has rendered an opinion that such choice of law provision would be given effect.

Servicemembers Civil Relief Act

Under the terms of the Servicemembers Civil Relief Act (the “Relief Act”), a borrower who enters military service after the origination of such borrower’s mortgage loan (including a borrower who was in reserve status and is called to active duty after origination of the mortgage loan), upon notification by such borrower, may not be charged interest (including fees and charges) above an annual rate of 6% during the period of such borrower’s active duty status. In addition to adjusting the interest, the lender must forgive any such interest in excess of 6%, unless a court or administrative agency orders otherwise upon application of the lender. The Relief Act applies to individuals who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard and officers of the U.S. Public Health Service or the National Oceanic and Atmospheric Administration assigned to duty with the military. Because the Relief Act applies to individuals who enter military service (including reservists who are called to active duty) after origination of the related mortgage loan, no information can be provided as to the number of loans with individuals as borrowers that may be affected by the Relief Act. Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of any servicer to collect full amounts of interest on certain of the mortgage loans. Any shortfalls in interest collections resulting from the application of the Relief Act would result in a reduction of the amounts distributable to the holders of the related series of certificates, and would not be covered by advances or, unless otherwise specified in the accompanying prospectus supplement, any form of credit support provided in connection with such certificates. In addition, the Relief Act imposes limitations that would impair the ability of the servicer to foreclose on an affected mortgage loan during the borrower’s period of active duty status and, under certain circumstances, during an additional three-month period thereafter.

96

Americans with Disabilities Act

Under Title III of the Americans with Disabilities Act of 1990 and rules promulgated thereunder (collectively, the “ADA”), in order to protect individuals with disabilities, public accommodations (such as hotels, restaurants, shopping centers, hospitals, schools and social service center establishments) must remove architectural and communication barriers that are structural in nature from existing places of public accommodation to the extent “readily achievable.” In addition, under the ADA, alterations to a place of public accommodation or a commercial facility are to be made so that, to the maximum extent feasible, such altered portions are readily accessible to and usable by disabled individuals. The “readily achievable” standard takes into account, among other factors, the financial resources of the affected site, owner, landlord or other applicable person. The requirements of the ADA may also be imposed on a foreclosing lender who succeeds to the interest of the borrower as owner or landlord. Since the “readily achievable” standard may vary depending on the financial condition of the owner or landlord, a foreclosing lender who is financially more capable than the borrower of complying with the requirements of the ADA may be subject to more stringent requirements than those to which the borrower is subject.

Forfeiture in Drug, RICO and Money Laundering Violations

Federal law provides that property purchased or improved with assets derived from criminal activity or otherwise tainted, or used in the commission of certain offenses, can be seized and ordered forfeited to the United States of America. The offenses which can trigger such a seizure and forfeiture include, among others, violations of the Racketeer Influenced and Corrupt Organizations Act, the Bank Secrecy Act, the anti-money laundering laws and regulations, including the USA Patriot Act of 2001 and the regulations issued pursuant to that Act, as well as the narcotic drug laws. In many instances, the United States may seize the property even before a conviction occurs.

In the event of a forfeiture proceeding, a lender may be able to establish its interest in the property by proving that (1) its mortgage was executed and recorded before the commission of the illegal conduct from which the assets used to purchase or improve the property were derived or before the commission of any other crime upon which the forfeiture is based, or (2) the lender, at the time of the execution of the mortgage, “did not know or was reasonably without cause to believe that the property was subject to forfeiture.” However, there is no assurance that such a defense will be successful.

Federal Deposit Insurance Act; Commercial Mortgage Loan Servicing

Under the Federal Deposit Insurance Act, federal bank regulatory authorities, including the Office of the Comptroller of the Currency (OCC), have the power to determine if any activity or contractual obligation of a bank constitutes an unsafe or unsound practice or violates a law, rule or regulation applicable to such bank. If Wachovia Bank, National Association (Wachovia) or another bank is a servicer and/or a mortgage loan seller for a series and the OCC, which has primary regulatory authority over Wachovia and other banks, were to find that any obligation of Wachovia or such other bank under the related pooling and servicing agreement or other agreement or any activity of Wachovia or such other bank constituted an unsafe or unsound practice or violated any law, rule or regulation applicable to it, the OCC could order Wachovia or such other bank, among other things, to rescind such contractual obligation or terminate such activity.

In March 2003, the OCC issued a temporary cease and desist order against a national bank (which was converted to a consent order in April 2003) asserting that, contrary to safe and sound banking practices, the bank was receiving inadequate servicing compensation in connection with several credit card securitizations sponsored by its affiliates because of the size and subordination of the contractual servicing fee, and ordered the bank, among other things, to immediately resign as servicer, to cease all servicing activity within 120 days and to immediately withhold funds from collections in an amount sufficient to compensate it for its actual costs and expenses of servicing (notwithstanding the priority of payments in the related securitization agreements). Although, at the time the 2003 temporary cease and desist order was issued, no conservator or receiver had been appointed with respect to the national bank, the national bank was already under a consent cease and desist order

97

issued in May 2002 covering numerous matters, including a directive that the bank develop and submit a plan of disposition providing for the sale or liquidation of the bank, imposing general prohibitions on the acceptance of new credit card accounts and deposits in general, and placing significant restrictions on the bank’s transactions with its affiliates.

While the depositor does not believe that the OCC would consider, with respect to any series, (i) provisions relating to Wachovia or another bank acting as a servicer under the related pooling and servicing agreement, (ii) the payment or amount of the servicing compensation payable to Wachovia or another bank or (iii) any other obligation of Wachovia or another bank under the related pooling and servicing agreement or other contractual agreement under which the depositor may purchase mortgage loans from Wachovia or another bank, to be unsafe or unsound or violative of any law, rule or regulation applicable to it, there can be no assurance that the OCC in the future would not conclude otherwise. If the OCC did reach such a conclusion, and ordered Wachovia or another bank to rescind or amend any such agreement, payments on certificates could be delayed or reduced.

98

MATERIAL FEDERAL INCOME TAX CONSEQUENCES

Federal Income Tax Consequences for REMIC Certificates

General

The following is a general discussion of the anticipated material federal income tax consequences of the purchase, ownership and disposition of offered certificates. This discussion is directed solely to certificateholders that hold the certificates as capital assets within the meaning of section 1221 of the Code and it does not purport to discuss all federal income tax consequences that may be applicable to particular categories of investors, some of which (such as banks, insurance companies, foreign investors, tax exempt organizations, dealers in securities or currencies, mutual funds, real estate investment trusts, natural persons, cash method taxpayers, S corporations, estates and trusts, investors that hold the offered certificates as part of a hedge, straddle or an integrated or conversion transaction, or investors whose functional currency is not the United States dollar) may be subject to special rules. Further, the authorities on which this discussion, and the opinion referred to below, are based are subject to change or differing interpretations, which could apply retroactively. Taxpayers and preparers of tax returns (including those filed by any REMIC or other issuer) should be aware that under applicable Treasury regulations a provider of advice on specific issues of law is not considered an income tax return preparer unless the advice is given with respect to the consequences of contemplated actions and is directly relevant to the determination of an entry on a tax return. Accordingly, taxpayers should consult their own tax advisors and tax return preparers regarding the preparation of any item on a tax return, even where the anticipated tax treatment has been discussed herein. In addition to the federal income tax consequences described herein, potential investors should consider the state and local tax consequences, if any, of the purchase, ownership and disposition of offered certificates. See “STATE AND OTHER TAX CONSEQUENCES” in this prospectus. Certificateholders are advised to consult their own tax advisors concerning the federal, state, local or other tax consequences to them of the purchase, ownership and disposition of offered certificates.

The following discussion addresses securities of two general types: (i) REMIC Certificates representing interests in a trust, or a portion thereof, that the master servicer or the trustee will elect to have treated as a real estate mortgage investment conduit (“REMIC”) under sections 860A through 860G (the “REMIC Provisions”) of the Code and (ii) grantor trust certificates representing interests in a grantor trust fund as to which no such election will be made. The accompanying prospectus supplement for each series of certificates will indicate whether a REMIC election (or elections) will be made for the related trust or applicable portion thereof and, if such an election is to be made, will identify all “regular interests” and “residual interests” in each REMIC. For purposes of this tax discussion, references to a “certificateholder” or a “holder” are to the beneficial owner of a certificate.

The following discussion is limited in applicability to offered certificates. Moreover, this discussion applies only to the extent that mortgage assets held by a trust fund consist solely of mortgage loans. To the extent that other mortgage assets, including REMIC Certificates and mortgage pass-through certificates, are to be held by a trust, the tax consequences associated with the inclusion of such assets will be disclosed in the accompanying prospectus supplement. In addition, if cash flow agreements, other than guaranteed investment contracts, are included in a trust, the tax consequences associated with any cash flow agreements also will be disclosed in the accompanying prospectus supplement. See “DESCRIPTION OF THE TRUST FUNDS—Cash Flow Agreements” in this prospectus.

Furthermore, the following discussion is based in part upon the rules governing original issue discount that are set forth in sections 1271-1273 and 1275 of the Code and in the Treasury regulations issued thereunder (the “OID Regulations”), and in part upon the REMIC Provisions and the Treasury regulations issued thereunder (the “REMIC Regulations”). The OID Regulations do not adequately address certain issues relevant to, and in some instances provide that they are not applicable to, securities such as the certificates.

99

REMICs

Classification of REMICs.    It is the opinion of Cadwalader, Wickersham & Taft LLP, counsel to the depositor, that upon the issuance of each series of REMIC Certificates, assuming compliance with all provisions of the related pooling and servicing agreement and based upon the law on the date thereof, for federal income tax purposes the related trust will qualify as one or more REMICs and the REMIC Certificates offered will be considered to evidence ownership of “regular interests” (“REMIC Regular Certificates”) or “residual interests” (“REMIC Residual Certificates”) under the REMIC Provisions.

If an entity electing to be treated as a REMIC fails to comply with one or more of the ongoing requirements of the Code for such status during any taxable year, the Code provides that the entity will not be treated as a REMIC for such year and thereafter. In that event, such entity may be taxable as a corporation under Treasury regulations, and the related REMIC Certificates may not be accorded the status or given the tax treatment described below. Although the Code authorizes the Treasury Department to issue regulations providing relief in the event of an inadvertent termination of REMIC status, no such regulations have been issued. Any such relief, moreover, may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the trust fund’s income for the period during which the requirements for such status are not satisfied. The pooling and servicing agreement with respect to each REMIC will include provisions designed to maintain the trust status as a REMIC under the REMIC Provisions. It is not anticipated that the status of any trust as a REMIC will be terminated.

Characterization of Investments in REMIC Certificates.    In general, with respect to each series of certificates for which a REMIC election is made, certificates held by a real estate investment trust will constitute “real estate assets” within the meaning of section 856(c)(5)(B) of the Code, and each such series of certificates will constitute assets described in section 7701(a)(19)(C) of the Code in the same proportion that the assets of the REMIC underlying such certificates would be so treated. However, to the extent that the REMIC assets constitute mortgages on property not used for residential or certain other prescribed purposes, the REMIC Certificates will not be treated as assets qualifying under section 7701(a)(19)(C)(v) of the Code. Moreover, if 95% or more of the assets of the REMIC qualify for any of the foregoing treatments at all times during a calendar year, the REMIC Certificates will qualify for the corresponding status in their entirety for that calendar year. Interest on the REMIC Regular Certificates and income allocated to the class of REMIC Residual Certificates will be interest described in section 856(c)(3)(B) of the Code to the extent that such certificates are treated as “real estate assets” within the meaning of section 856(c)(5)(B) of the Code. In addition, generally the REMIC Regular Certificates will be “qualified mortgages” within the meaning of section 860G(a)(3) of the Code. The determination as to the percentage of the REMIC’s assets that constitute assets described in the foregoing sections of the Code will be made with respect to each calendar quarter based on the average adjusted basis of each category of the assets held by the REMIC during such calendar quarter. The servicer or the trustee will report those determinations to certificateholders in the manner and at the times required by the applicable Treasury regulations.

The assets of the REMIC will include, in addition to mortgage loans, payments on mortgage loans held pending distribution on the REMIC Certificates and property acquired by foreclosure held pending sale, and may include amounts in reserve accounts. It is unclear whether property acquired by foreclosure held pending sale and amounts in reserve accounts would be considered to be part of the mortgage loans, or whether such assets otherwise would receive the same treatment as the mortgage loans for purposes of all of the foregoing sections. The accompanying prospectus supplement will describe whether any mortgage loans included in the trust fund will not be treated as assets described in the foregoing sections. The REMIC regulations do provide that payments on mortgage loans held pending distribution are considered part of the mortgage loans.

Tiered REMIC Structures.    For certain series of REMIC Certificates, two or more separate elections may be made to treat designated portions of the related trust fund as separate or tiered REMICs for federal income tax purposes. Upon the issuance of any such series of REMIC Certificates, counsel to the depositor will deliver its opinion generally to the effect that, assuming compliance with all provisions of the related pooling and servicing agreement, the tiered REMICs will each qualify as a REMIC and the REMIC Certificates issued by the tiered REMICs, respectively, will be considered to evidence ownership of REMIC Regular Certificates or REMIC Residual Certificates in the related REMIC within the meaning of the REMIC Provisions.

100

For purposes of determining whether the REMIC Certificates are “real estate assets” within the meaning of section 856(c)(5)(B) of the Code, “loans secured by an interest in real property” under section 7701(a)(19)(C) of the Code, and whether the income generated by these certificates is interest described in section 856(c)(3)(B) of the Code, the tiered REMICs will be treated as one REMIC.

Taxation of Owners of REMIC Regular Certificates

General.    Except as otherwise stated in this discussion, REMIC Regular Certificates will be treated for federal income tax purposes as debt instruments issued by the REMIC and not as ownership interests in the REMIC or its assets. Moreover, holders of REMIC Regular Certificates that otherwise report income under a cash method of accounting will be required to report income with respect to REMIC Regular Certificates under an accrual method.

Original Issue Discount.    Certain REMIC Regular Certificates may be issued with “original issue discount” within the meaning of section 1273(a) of the Code. Any holders of REMIC Regular Certificates issued with original issue discount generally will be required to include original issue discount in income as it accrues, in accordance with the method described below, in advance of the receipt of the cash attributable to such income. In addition, section 1272(a)(6) of the Code provides special rules applicable to REMIC Regular Certificates and certain other debt instruments issued with original issue discount. Final regulations have not been issued under that section.

The Code requires that a prepayment assumption be used with respect to mortgage loans held by a REMIC in computing the accrual of original issue discount on REMIC Regular Certificates issued by that REMIC, and that adjustments be made in the amount and rate of accrual of such discount to reflect differences between the actual prepayment rate and the prepayment assumption. The prepayment assumption is to be determined in a manner prescribed in Treasury regulations; as noted above, those regulations have not been issued. The conference committee report accompanying the Tax Reform Act of 1986 indicates that the regulations will provide that the prepayment assumption used with respect to a REMIC Regular Certificate must be the same as that used in pricing the initial offering. The prepayment assumption used in reporting original issue discount for each series of REMIC Regular Certificates will be consistent with this standard and will be disclosed in the accompanying prospectus supplement. However, there are no assurances that the mortgage loans will in fact prepay at a rate conforming to the prepayment assumption or at any other rate.

The original issue discount, if any, on a REMIC Regular Certificate will be the excess of its stated redemption price at maturity over its issue price. The issue price of a particular class of REMIC Regular Certificates will be the first cash price at which a substantial amount of REMIC Regular Certificates of that class is sold (excluding sales to bond houses, brokers and underwriters). If less than a substantial amount of a particular class of REMIC Regular Certificates is sold for cash on or prior to the date of their initial issuance, the issue price will be the fair market value on the issuance date. Under the OID Regulations, the stated redemption price of a REMIC Regular Certificate is equal to the total of all payments to be made on such certificate other than “qualified stated interest.” “Qualified stated interest” includes interest payable unconditionally at least annually at a single fixed rate, at a “qualified floating rate,” or at an “objective rate,” or a combination of a single fixed rate and one or more “qualified floating rates,” or one “qualified inverse floating rates,” or a combination of “qualified floating rates” that does not operate in a manner that accelerates or defers interest payments on such REMIC Regular Certificates.

It is not entirely clear under the Code that interest paid to the REMIC Regular Certificates that are subject to early termination through prepayments and that have limited enforcement rights should be considered “qualified stated interest”. However, unless disclosed otherwise in the accompanying prospectus supplement, the trust fund intends to treat stated interest as “qualified stated interest” for determining if, and to what extent, the REMIC Regular Certificates have been issued with original issue discount. Nevertheless, holders of the REMIC Regular Certificates should consult their own tax advisors with respect to whether interest in the REMIC Regular Certificates qualifies as “qualified stated interest” under the Code.

101

In the case of REMIC Regular Certificates bearing adjustable interest rates, the determination of the total amount of original issue discount and the timing of the inclusion thereof will vary according to the characteristics of such REMIC Regular Certificates. If the original issue discount rules apply to such certificates, the accompanying prospectus supplement will describe the manner in which these rules will be applied in preparing information returns to the certificateholders and the Internal Revenue Service (the “IRS”).

In addition, if the accrued interest to be paid on the first distribution date is computed with respect to a period that begins prior to the issuance of the certificates, a portion of the purchase price paid for a REMIC Regular Certificate will reflect accrued interest. The OID Regulations state that all or some portion of such accrued interest may be treated as a separate asset the cost of which is recovered entirely out of interest paid on the first distribution date. It is unclear how an election to do so would be made under the OID Regulations and whether such an election could be made unilaterally by a certificateholder.

Notwithstanding the general definition of original issue discount, original issue discount on a REMIC Regular Certificate will be considered to be de minimis if it is less than 0.25% of the stated redemption price of the REMIC Regular Certificate multiplied by its weighted average life. For this purpose, the weighted average life of the REMIC Regular Certificate is computed as the sum of the amounts determined, as to each payment included in the stated redemption price of such REMIC Regular Certificate, by multiplying the number of complete years, rounding down for partial years, from the issue date until any payment is expected to be made (taking into account the prepayment assumption) by a fraction, the numerator of which is the amount of the payment, and the denominator of which is the stated redemption price at maturity. Under the OID Regulations, original issue discount of only a de minimis amount will be included in income as each payment of stated principal is made, based on the product of the total amount of such de minimis original issue discount and a fraction, the numerator of which is the amount of such principal payment and the denominator of which is the outstanding stated principal amount of the REMIC Regular Certificate. The OID Regulations also would permit a certificateholder to elect to accrue de minimis original issue discount into income currently based on a constant yield method. See “—Market Discount” below for a description of such election under the OID Regulations.

If original issue discount on a REMIC Regular Certificate is in excess of a de minimis amount, the holder of such certificate must include in ordinary gross income the sum of the “daily portions” of original issue discount for each day during its taxable year on which it held such REMIC Regular Certificate, including the purchase date but excluding the disposition date. In the case of an original holder of a REMIC Regular Certificate, the daily portions of original issue discount will be determined as follows.

As to each “accrual period,” that is, each period that ends on a date that corresponds to a distribution date and begins on the first day following the immediately preceding accrual period, a calculation will be made of the portion of the original issue discount that accrued during such accrual period. The portion of original issue discount that accrues in any accrual period will equal the excess, if any, of (i) the sum of (a) the present value, as of the end of the accrual period, of all of the distributions remaining to be made on the REMIC Regular Certificate, if any, in future periods and (b) the distributions made on such REMIC Regular Certificate during the accrual period of amounts included in the stated redemption price, over (ii) the adjusted issue price of the REMIC Regular Certificate at the beginning of the accrual period. The present value of the remaining distributions referred to in the preceding sentence will be calculated assuming that distributions on the REMIC Regular Certificate will be received in future periods based on the mortgage loans being prepaid at a rate equal to the prepayment assumption and using a discount rate equal to the original yield to maturity of the certificate. For these purposes, the original yield to maturity of the certificate will be calculated based on its issue price and assuming that distributions on the certificate will be made in all accrual periods based on the mortgage loans being prepaid at a rate equal to the prepayment assumption. The adjusted issue price of a REMIC Regular Certificate at the beginning of any accrual period will equal the issue price of such certificate, increased by the aggregate amount of original issue discount that accrued with respect to such certificate in prior accrual periods, and reduced by the amount of any distributions made on such REMIC Regular Certificate in prior accrual periods of amounts included in the stated redemption price. The original issue discount accruing during any accrual period, computed as described above, will be allocated ratably to each day during the accrual period to determine the daily portion of original issue discount for such day.

102

The Treasury Department proposed regulations on August 24, 2004 that create a special rule for accruing original issue discount on REMIC Regular Certificates providing for a delay between record and payment dates, such that the period over which original issue discount accrues coincides with the period over which the certificateholder’s right to interest payment accrues under the governing contract provisions rather than over the period between distribution dates. If the proposed regulations are adopted in the same form as proposed, certificateholders would be required to accrue interest from the issue date to the first record date, but would not be required to accrue interest after the last record date. The proposed regulations are limited to REMIC Regular Certificates with delayed payment for periods of fewer than 32 days. The proposed regulations are proposed to apply to any REMIC Regular Certificate issued after the date the final regulations are published in the Federal Register.

A subsequent purchaser of a REMIC Regular Certificate that purchases such certificate at a cost (excluding any portion of such cost attributable to accrued qualified stated interest) less than its remaining stated redemption price will also be required to include in gross income the daily portions of any original issue discount with respect to such certificate. However, each such daily portion will be reduced, if such cost is in excess of its “adjusted issue price,” in proportion to the ratio such excess bears to the aggregate original issue discount remaining to be accrued on such REMIC Regular Certificate. The adjusted issue price of a REMIC Regular Certificate on any given day equals the sum of (i) the adjusted issue price (or, in the case of the first accrual period, the issue price) of the certificate at the beginning of the accrual period, including the first day and (ii) the daily portions of original issue discount for all days during the related accrual period up to the day of determination.

Market Discount.    A certificateholder that purchases a REMIC Regular Certificate at a market discount, that is, in the case of a REMIC Regular Certificate issued without original issue discount, at a purchase price less than its remaining stated principal amount, or in the case of a REMIC Regular Certificate issued with original issue discount, at a purchase price less than its adjusted issue price, will recognize gain upon receipt of each distribution representing stated redemption price. In particular, under section 1276 of the Code such a certificateholder generally will be required to allocate the portion of each such distribution representing stated redemption price first to accrued market discount not previously included in income, and to recognize ordinary income to that extent. A certificateholder may elect to include market discount in income currently as it accrues rather than including it on a deferred basis in accordance with the foregoing. If the election is made, it will apply to all market discount bonds acquired by such certificateholder on or after the first day of the taxable year to which the election applies. In addition, the OID Regulations permit a certificateholder to elect to accrue all interest, discount and premium in income as interest, based on a constant yield method. If such an election were made with respect to a REMIC Regular Certificate with market discount, the certificateholder would be deemed to have made an election to currently include market discount in income with respect to all other debt instruments having market discount that such certificateholder acquires during the taxable year of the election or thereafter, and possibly previously acquired instruments. Similarly, a certificateholder that made this election for a certificate that is acquired at a premium would be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such certificateholder owns or acquires. See “ —Premium” below. Each of these elections to accrue interest, discount and premium with respect to a certificate on a constant yield method or as interest would be irrevocable.

Market discount with respect to a REMIC Regular Certificate will be considered to be de minimis for purposes of section 1276 of the Code if such market discount is less than 0.25% of the remaining stated redemption price of such REMIC Regular Certificate multiplied by the number of full years to maturity remaining after the date of its purchase. In interpreting a similar rule with respect to original issue discount on obligations payable in installments, the OID Regulations refer to the weighted average maturity of obligations, and it is likely that the same rule will be applied with respect to market discount, presumably taking into account the prepayment assumption. If market discount is treated as de minimis under this rule, it appears that the actual discount would be treated in a manner similar to original issue discount of a de minimis amount. See “—Original Issue Discount” above. Such treatment would result in discount being included in income at a slower rate than discount would be required to be included in income using the method described above.

103

Section 1276(b)(3) of the Code specifically authorizes the Treasury Department to issue regulations providing for the method for accruing market discount on debt instruments, the principal of which is payable in more than one installment. Until regulations are issued, the rules described in the committee report accompanying the Tax Reform Act of 1986 apply. That committee report indicates that REMIC Regular Certificates should accrue market discount either:

•	on the basis of a constant yield method;

•	in the case of a REMIC Regular Certificate issued without original issue discount, in an amount that bears the same ratio to the total remaining market discount as the stated interest paid during the accrual period bears to the total amount of stated interest remaining to be paid as of the beginning of the accrual period; or

•	in the case of a REMIC Regular Certificate issued with original issue discount, in an amount that bears the same ratio to the total remaining market discount as the original issue discount accrued in the accrual period bears to the total original issue discount remaining on the REMIC Regular Certificate at the beginning of the accrual period.

Furthermore, the prepayment assumption used in calculating the accrual of original issue discount is also used in calculating the accrual of market discount. Because the regulations referred to in this paragraph have not been issued, it is not possible to predict what effect such regulations might have on the tax treatment of a REMIC Regular Certificate purchased at a discount in the secondary market.

To the extent that REMIC Regular Certificates provide for monthly or other periodic distributions throughout their term, the effect of these rules may be to require market discount to be includible in income at a rate that is not significantly slower than the rate at which such discount would accrue if it were original issue discount. Moreover, in any event a holder of a REMIC Regular Certificate generally will be required to treat a portion of any gain on the sale or exchange of such certificate as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income.

Further, under section 1277 of the Code a holder of a REMIC Regular Certificate may be required to defer a portion of its interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry a REMIC Regular Certificate purchased with market discount. For these purposes, the de minimis rule referred to above applies. Any such deferred interest expense would not exceed the market discount that accrues during such taxable year and is, in general, allowed as a deduction not later than the year in which such market discount is includible in income. If such holder elects to include market discount in income currently as it accrues on all market discount instruments acquired by such holder in that taxable year or thereafter, the interest deferral rule described above will not apply.

Premium.    A REMIC Regular Certificate purchased at a cost (excluding accrued qualified stated interest) greater than its remaining stated redemption price will be considered to be purchased at a premium. The holder of such a REMIC Regular Certificate may elect under section 171 of the Code to amortize such premium against qualified stated interest under the constant yield method over the life of the certificate. If made, such an election will apply to all debt instruments having amortizable bond premium that the holder owns or subsequently acquires. Amortizable premium will be treated as an offset to interest income on the related debt instrument, rather than as a separate interest deduction. The OID Regulations also permit certificateholders to elect to include all interest, discount and premium in income based on a constant yield method, further treating the certificateholder as having made the election to amortize premium generally. See “—Market Discount” above. The committee report accompanying the Tax Reform Act of 1986 states that the same rules that apply to accrual of market discount will also apply in amortizing bond premium under section 171 of the Code.

Realized Losses.    Under section 166 of the Code, both noncorporate holders of the REMIC Regular Certificates that acquire such certificates in connection with a trade or business and corporate holders of the

104

REMIC Regular Certificates should be allowed to deduct, as ordinary losses, any losses sustained during a taxable year in which their certificates become wholly or partially worthless as the result of one or more realized losses on the residential loans. However, it appears that a noncorporate holder that does not acquire a REMIC Regular Certificate in connection with a trade or business will not be entitled to deduct a loss under section 166 of the Code until such holder’s certificate becomes wholly worthless and that the loss will be characterized as a short-term capital loss. Losses sustained on the mortgage loans may be “events which have occurred before the close of the accrued period” that can be taken into account under Code section 1272(a)(6) for purposes of determining the amount of OID that accrues on a certificate.

The holder of a REMIC Regular Certificate eventually will recognize a loss or reduction in income attributable to previously accrued and included income that as the result of a realized loss ultimately will not be realized, but the law is unclear with respect to the timing and character of such loss or reduction in income.

Sales of REMIC Regular Certificates.    If a REMIC Regular Certificate is sold, the selling certificateholder will recognize gain or loss equal to the difference between the amount realized on the sale and its adjusted basis in the REMIC Regular Certificate. The adjusted basis of a REMIC Regular Certificate generally will equal the cost of such REMIC Regular Certificate to such certificateholder, increased by income reported by such certificateholder with respect to such REMIC Regular Certificate, including original issue discount and market discount income, and reduced (but not below zero) by distributions on such REMIC Regular Certificate received by such certificateholder and by any amortized premium. Except as provided in the following two paragraphs, any such gain or loss will be capital gain or loss, provided such REMIC Regular Certificate is held as a capital asset within the meaning of section 1221 of the Code.

Gain from the sale of a REMIC Regular Certificate that might otherwise be capital gain will be treated as ordinary income to the extent such gain does not exceed the excess, if any, of:

•	the amount that would have been includible in the seller’s income with respect to such REMIC Regular Certificate assuming that income had accrued thereon at a rate equal to 110% of the “applicable Federal rate” determined as of the date of purchase of such REMIC Regular Certificate, over

•	the amount of ordinary income actually includible in the seller’s income prior to such sale.

In addition, gain recognized on the sale of a REMIC Regular Certificate by a seller who purchased such REMIC Regular Certificate at a market discount will be taxable as ordinary income in an amount not exceeding the portion of such discount that accrued during the period such REMIC Regular Certificate was held by such holder, reduced by any market discount included in income under the rules described under “—Market Discount” and “—Premium” above.

REMIC Regular Certificates will be “evidences of indebtedness” within the meaning of section 582(c)(1) of the Code, so that gain or loss recognized from the sale of a REMIC Regular Certificate by a bank or thrift institution to which such section applies will be ordinary income or loss.

A portion of any gain from the sale of a REMIC Regular Certificate that might otherwise be capital gain may be treated as ordinary income to the extent that such certificate is held as part of a “conversion transaction” within the meaning of section 1258 of the Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in the same or similar property that reduce or eliminate market risk and substantially all of the taxpayer’s return is attributable to the time value of money. The amount of gain so realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer’s net investment at 120% of the appropriate “applicable Federal rate” at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction.

Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include such net capital gain in total net investment income for the taxable year, for purposes of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer’s net investment income.

105

Foreign Investors in REMIC Regular Certificates.    A REMIC Regular Certificateholder that is not a U.S. Person (defined below) and is not subject to federal income tax as a result of any direct or indirect connection to the United States in addition to its ownership of a REMIC Regular Certificate will not, unless otherwise stated in the accompanying prospectus supplement, be subject to United States federal income or withholding tax in respect of a distribution on a REMIC Regular Certificate, provided that the holder provides appropriate documentation. The appropriate documentation includes Form W-8BEN, if the non-U.S. Person is a corporation or individual eligible for the benefits of the portfolio interest exemption or an exemption based on a treaty; Form W-8ECI if the non-U.S. Person is eligible for an exemption on the basis of its income from the REMIC Regular Certificate being effectively connected to a United States trade or business; Form W-8BEN or Form W-8IMY if the non-U.S. Person is a trust, depending on whether such trust is classified as the beneficial owner of the REMIC Regular Certificate; and Form W-8IMY, with supporting documentation as specified in the Treasury Regulations, required to substantiate exemptions from withholding on behalf of its partners, if the non-U.S. Person is a partnership. An intermediary (other than a partnership) must provide Form W-8IMY, revealing all required information, including its name, address, taxpayer identification number, the country under the laws of which it is created, and certification that it is not acting for its own account. A “qualified intermediary” must certify that it has provided, or will provide, a withholding statement as required under Treasury Regulations Section 1.1441-1(e)(5)(v), but need not disclose the identity of its account holders on its Form W-8IMY, and may certify its account holders’ status without including each beneficial owner’s certification. A non-“qualified intermediary” must additionally certify that it has provided, or will provide, a withholding statement that is associated with the appropriate Forms W-8 and W-9 required to substantiate exemptions from withholding on behalf of its beneficial owners. The term “intermediary” means a person acting as a custodian, a broker, nominee or otherwise as an agent for the beneficial owner of a REMIC Regular Certificate. A “qualified intermediary” is generally a foreign financial institution or clearing organization or a non-U.S. branch or office of a U.S. financial institution or clearing organization that is a party to a withholding agreement with the IRS. For these purposes, “U.S. Person” means:

•	a citizen or resident of the United States;

•	a corporation or partnership (or other entity treated as a corporation or a partnership for United States Federal income tax purposes) created or organized in, or under the laws of, the United States, any State thereof or the District of Columbia (unless, in the case of a partnership, Treasury regulations are enacted that provide otherwise);

•	an estate whose income is includible in gross income for United States federal income tax purposes regardless of its source; and

•	a trust if a court within the United States is able to exercise primary supervision over the administration of the trust, and one or more United States persons have the authority to control all substantial decisions of the trust.

It is possible that the IRS may assert that the foregoing tax exemption should not apply with respect to interest distributed on a REMIC Regular Certificate that is held by:

•	a REMIC Residual Certificateholder that owns directly or indirectly a 10% or greater interest in the REMIC Residual Certificates; or

•	to the extent of the amount of interest paid by the related mortgagor on a particular mortgage loan, a REMIC Regular Certificateholder that owns a 10% or greater ownership interest in such mortgagor or a controlled foreign corporation of which such mortgagor is a “United States shareholder” within the meaning of section 951(b) of the Code.

If the holder does not qualify for exemption, distributions of interest, including distributions in respect of accrued original issue discount, to such holder may be subject to a tax rate of 30%, subject to reduction under any applicable tax treaty. In addition, the foregoing rules will not apply to exempt a United States shareholder of a

106

controlled foreign corporation from taxation on such United States shareholder’s allocable portion of the interest income received by such controlled foreign corporation. Further, it appears that a REMIC Regular Certificate would not be included in the estate of a nonresident alien individual and would not be subject to United States estate taxes. However, certificateholders who are non-resident alien individuals should consult their tax advisors concerning this question. Transfers of REMIC Residual Certificates to investors that are not U.S. Persons will be prohibited under the related pooling and servicing agreement.

Taxation of Owners of REMIC Residual Certificates

General.    As residual interests, the REMIC Residual Certificates will be subject to tax rules that differ significantly from those that would apply if the REMIC Residual Certificates were treated for federal income tax purposes as direct ownership interests in the mortgage loans included in a trust fund or as debt instruments issued by the REMIC.

An original holder of a REMIC Residual Certificate generally will be required to report its daily portion of the taxable income or, subject to the limitations noted in this discussion, the net loss of the REMIC for each day during a calendar quarter that such holder owned such REMIC Residual Certificate. For this purpose, the taxable income or net loss of the REMIC will be allocated to each day in the calendar quarter ratably using a “30 days per month/90 days per quarter/360 days per year” convention unless the accompanying prospectus supplement states otherwise. The daily amounts so allocated will then be allocated among the REMIC Residual Certificateholders in proportion to their respective ownership interests on such day. Any amount included in the gross income or allowed as a loss of any REMIC Residual Certificateholder by virtue of this paragraph will be treated as ordinary income or loss. The taxable income of the REMIC will be determined under the rules described below in “—Taxable Income of the REMIC” and will be taxable to the REMIC Residual Certificateholders without regard to the timing or amount of cash distributions by the REMIC. Ordinary income derived from REMIC Residual Certificates will be “portfolio income” for purposes of the taxation of taxpayers subject to limitations under section 469 of the Code on the deductibility of “passive losses.”

A holder of a REMIC Residual Certificate that purchased such certificate from a prior holder of such certificate also will be required to report on its federal income tax return amounts representing its daily share of the taxable income or loss of the REMIC for each day that it holds such REMIC Residual Certificate. Those daily amounts generally will equal the amounts of taxable income or net loss determined as described above. The Committee Report indicates that certain modifications of the general rules may be made, by regulations, legislation or otherwise, to reduce or increase the income of a REMIC Residual Certificateholder that purchased such REMIC Residual Certificate from a prior holder of such certificate at a price greater than (or less than) the adjusted basis, such REMIC Residual Certificate would have had in the hands of an original holder of such certificate. The REMIC Regulations, however, do not provide for any such modifications.

The amount of income REMIC Residual Certificateholders will be required to report (or the tax liability associated with such income) may exceed the amount of cash distributions received from the REMIC for the corresponding period. Consequently, REMIC Residual Certificateholders should have other sources of funds sufficient to pay any federal income taxes due as a result of their ownership of REMIC Residual Certificates or unrelated deductions against which income may be offset, subject to the rules relating to “excess inclusions,” residual interests without “significant value” and “noneconomic” residual interests discussed below. The fact that the tax liability associated with the income allocated to REMIC Residual Certificateholders may exceed the cash distributions received by such REMIC Residual Certificateholders for the corresponding period may significantly adversely affect such REMIC Residual Certificateholders’ after-tax rate of return.

On May 11, 2004 the Treasury Department published final Treasury regulations (the “Inducement Fee Regulations”) under sections 446(b), 860C, and 863(a) of the Code relating to the proper method of accounting for, and source of income from, fees (“inducement fees”) received by taxpayers to induce the acquisition of “noneconomic” REMIC Residual Certificates. These regulations apply to taxpayers who receive inducement fees in connection with becoming the holder of a noneconomic REMIC Residual Certificate for taxable years ending on or after May 11, 2004.

107

Proposed Treasury regulation section 1.863-1(e) provides that an inducement fee is treated as U.S. source income. Proposed Treasury regulation section 1.446-6(c) sets forth a general rule (the “General Rule”) which provides that a taxpayer must recognize in income an inducement fee received for acquiring a noneconomic REMIC Residual Certificate “over the remaining expected life of the applicable REMIC in a manner that reasonably reflects the after-tax costs and benefits of holding that noneconomic residual interest.”

Under the Inducement Fee Regulations, a taxpayer is generally permitted to adopt an accounting method for the recognition of inducement fees that meets the General Rule described above. The Proposed Treasury regulations state, however, that the treatment of inducement fees received on noneconomic REMIC Residual Certificates constitutes a method of accounting for purposes of Internal Revenue Code sections 446 and 481. Thus, under the Inducement Fee Regulations, once an accounting method is adopted it must be consistently applied to all inducement fees received by the taxpayer in respect of noneconomic REMIC Residual Certificates, and may not be changed without the consent of the Commissioner, pursuant to section 446(e) of the Code and the Treasury regulations and other procedures thereunder.

The Inducement Fee Regulations set forth two alternative safe harbor methods of accounting for meeting the General Rule described above. The Commissioner is authorized to provide additional safe harbor methods by revenue ruling or revenue procedure.

Under one safe harbor method of accounting set forth in the Inducement Fee Regulations (the “Book Method”), a taxpayer includes an inducement fee in income in accordance with the same accounting method and time period used by the taxpayer for financial reporting purposes, provided that the period over which such inducement fee is included in income is not less than the period the related REMIC is expected to generate taxable income.

Under the second safe harbor accounting method (the “Modified REMIC Regulatory Method”), a taxpayer recognizes inducement fee income ratably over the remaining anticipated weighted average life of the REMIC. For this purpose, the REMIC’s remaining anticipated weighted average life is determined as of the date of acquisition of the noneconomic REMIC Residual Certificate using the methodology provided in current Treasury regulation section 1.860E-1(a)(3)(iv).

The Inducement Fee Regulations also provide that upon a sale or other disposition of a noneconomic REMIC Residual Certificate (other than in a transaction to which section 381(c)(4) of the Code applies) the holder must include currently in income the balance of any previously unrecognized inducement fee amounts attributable to such residual interest.

Holders of REMIC Residual Certificates should consult their tax advisors concerning the treatment of such inducement fee payments for income tax purposes.

Taxable Income of the REMIC.    The taxable income of the REMIC will equal the income from the mortgage loans and other assets of the REMIC plus any cancellation of indebtedness income due to the allocation of realized losses to REMIC Regular Certificates, less the deductions allowed to the REMIC for interest on the REMIC Regular Certificates, amortization of any premium on the mortgage loans, bad debt losses with respect to the mortgage loans and, except as described below, for servicing, administrative and other expenses.

For purposes of determining its taxable income, the REMIC will have an initial aggregate basis in its assets equal to the sum of the issue prices of all REMIC Certificates (or, if a class of REMIC Certificates is not sold initially, fair market value). Such aggregate basis will be allocated among the mortgage loans and the other assets of the REMIC in proportion to their respective fair market values. The issue price of any REMIC Certificates offered by this prospectus and the accompanying prospectus supplement will be determined in the manner described under “—Taxation of Owners of REMIC Regular Certificates—Original Issue Discount” above. If one or more classes of REMIC Certificates are retained initially rather than sold, the master servicer or the trustee may be required to estimate the fair market value of the REMIC’s interests in its mortgage loans and other property in order to determine the basis to the REMIC of the mortgage loans and other property held by such REMIC.

108

Subject to possible application of the de minimis rules, the method of accrual by the REMIC of original issue discount income and market discount income with respect to mortgage loans that it holds will be equivalent to the method for accruing original issue discount income for holders of REMIC Regular Certificates. However, a REMIC that acquires loans at a market discount must include such market discount in income currently, as it accrues, on a constant interest basis. See “—Taxation of Owners of REMIC Regular Certificates” above, which describes a method for accruing such discount income that is analogous to that required to be used by a REMIC as to mortgage loans with market discount that it holds.

A mortgage loan will be deemed to have been acquired with discount (or premium) if the REMIC’s basis in that mortgage loan is less than (or greater than) its stated redemption price. Any such discount will be includible in the income of the REMIC as it accrues, under a method similar to the method described above for accruing original issue discount on the REMIC Regular Certificates. It is anticipated that each REMIC will elect under section 171 of the Code to amortize any premium on the mortgage loans. Premium on any mortgage loan to which such election applies may be amortized under a constant yield method, presumably taking into account a prepayment assumption. However, this election would not apply to any mortgage loan originated on or before September 27, 1985. Instead, premium on such a mortgage loan should be allocated among the principal payments thereon and be deductible by the REMIC as those payments become due or upon the prepayment of such mortgage loan.

A REMIC will be allowed deductions for interest on the REMIC Regular Certificates equal to the deductions that would be allowed if the REMIC Regular Certificates were indebtedness of the REMIC. Original issue discount will be considered to accrue for this purpose as described under “—Taxation of Owners of REMIC Regular Certificate—Original Issue Discount” above, except that the de minimis rule and the adjustments for subsequent holders of REMIC Regular Certificates described therein will not apply.

If a class of REMIC Regular Certificates is issued at a price in excess of the stated redemption price of such class, the net amount of interest deductions that are allowed the REMIC in each taxable year with respect to the REMIC Regular Certificates of such class will be reduced by an amount equal to the portion of the premium that is considered to be amortized or repaid in that year. Although the matter is not entirely certain, it is likely that Issue Premium would be amortized under a constant yield method in a manner analogous to the method of accruing original issue discount described under “—Taxation of Owners of REMIC Regular Certificates—Original Issue Discount” above.

As a general rule, the taxable income of a REMIC will be determined in the same manner as if the REMIC were an individual having the calendar year as its taxable year and using the accrual method of accounting. However, no item of income, gain, loss or deduction allocable to a prohibited transaction will be taken into account. See “—Prohibited Transactions Tax and Other Taxes” below. The limitation on miscellaneous itemized deductions imposed on individuals by section 67 of the Code will not be applied at the REMIC level so that the REMIC will be allowed deductions for servicing, administrative and other non-interest expenses in determining its taxable income. All such expenses will be allocated as a separate item to the holders of REMIC Certificates, subject to the limitation of section 67 of the Code. See “—Possible Pass-Through of Miscellaneous Itemized Deductions” below. If the deductions allowed to the REMIC exceed its gross income for a calendar quarter, such excess will be the net loss for the REMIC for that calendar quarter.

Basis Rules, Net Losses and Distributions.    The adjusted basis of a REMIC Residual Certificate will be equal to the amount paid for such REMIC Residual Certificate, increased by amounts included in the income of the REMIC Residual Certificateholder and decreased (but not below zero) by distributions made, and by net losses allocated, to such REMIC Residual Certificateholder.

A REMIC Residual Certificateholder is not allowed to take into account any net loss for any calendar quarter to the extent such net loss exceeds such REMIC Residual Certificateholder’s adjusted basis in its REMIC Residual Certificate as of the close of such calendar quarter. Any loss that is not currently deductible by reason of this limitation may be carried forward indefinitely to future calendar quarters and, subject to the same limitation, may be used only to offset income from the REMIC Residual Certificate. The ability of REMIC Residual

109

Certificateholders to deduct net losses may be subject to additional limitations under the Code, as to which REMIC Residual Certificateholders should consult their tax advisors.

Any distribution on a REMIC Residual Certificate will be treated as a nontaxable return of capital to the extent it does not exceed the holder’s adjusted basis in such REMIC Residual Certificate. To the extent a distribution on a REMIC Residual Certificate exceeds such adjusted basis, it will be treated as gain from the sale of such REMIC Residual Certificate. Holders of certain REMIC Residual Certificates may be entitled to distributions early in the term of the related REMIC under circumstances in which their bases in such REMIC Residual Certificates will not be sufficiently large that such distributions will be treated as nontaxable returns of capital. Their bases in such REMIC Residual Certificates will initially equal the amount paid for such REMIC Residual Certificates and will be increased by their allocable shares of taxable income of the trust fund. However, such bases increases may not occur until the end of the calendar quarter, or perhaps the end of the calendar year, with respect to which such REMIC taxable income is allocated to the REMIC Residual Certificateholders. To the extent such REMIC Residual Certificateholders’ initial bases are less than the distributions to such REMIC Residual Certificateholders, and increases in such initial bases either occur after such distributions or are less than the amount of such distributions, gain will be recognized to such REMIC Residual Certificateholders on such distributions and will be treated as gain from the sale of their REMIC Residual Certificates.

The effect of these rules is that a REMIC Residual Certificateholder may not amortize its basis in a REMIC Residual Certificate, but may only recover its basis through distributions, through the deduction of any net losses of the REMIC or upon the sale of its REMIC Residual Certificate. See “—Sales of REMIC Residual Certificates” below. For a discussion of possible modifications of these rules that may require adjustments to income of a holder of a REMIC Residual Certificate other than an original holder in order to reflect any difference between the cost of such REMIC Residual Certificate to such REMIC Residual Certificateholder and the adjusted basis such REMIC Residual Certificate would have in the hands of an original holder, see “—General” above.

Excess Inclusions.    Any “excess inclusions” with respect to a REMIC Residual Certificate will be subject to federal income tax in all events.

In general, the “excess inclusions” with respect to a REMIC Residual Certificate for any calendar quarter will be the excess, if any, of:

•	the sum of the daily portions of REMIC taxable income allocable to such REMIC Residual Certificate; over

•	the sum of the “daily accruals” for each day during such quarter that such REMIC Residual Certificate was held by such REMIC Residual Certificateholder.

The daily accruals of a REMIC Residual Certificateholder will be determined by allocating to each day during a calendar quarter its ratable portion of the product of the “adjusted issue price” of the REMIC Residual Certificate at the beginning of the calendar quarter and 120% of the “long-term Federal rate” in effect on the date the certificates were issued. For this purpose, the adjusted issue price of a REMIC Residual Certificate as of the beginning of any calendar quarter will be equal to the issue price of the REMIC Residual Certificate, increased by the sum of the daily accruals for all prior quarters and decreased (but not below zero) by any distributions made with respect to such REMIC Residual Certificate before the beginning of such quarter. The issue price of a REMIC Residual Certificate is the initial offering price to the public (excluding bond houses and brokers) at which a substantial amount of the REMIC Residual Certificates were sold. The “long-term Federal rate” is an average of current yields on Treasury securities with a remaining term of greater than nine years, computed and published monthly by the IRS.

For REMIC Residual Certificateholders, an excess inclusion:

•	will not be permitted to be offset by deductions, losses or loss carryovers from other activities;

•	will be treated as “unrelated business taxable income” to an otherwise tax-exempt organization; and

110

•	will not be eligible for any rate reduction or exemption under any tax treaty with respect to the 30% United States withholding tax imposed on distributions to foreign investors. See, however, “—Foreign Investors in REMIC Residual Certificates” below.

In the case of any REMIC Residual Certificates held by a real estate investment trust, the aggregate excess inclusions with respect to such REMIC Residual Certificates, reduced (but not below zero) by the real estate investment trust taxable income, excluding any net capital gain, will be allocated among the shareholders of such trust in proportion to the dividends received by such shareholders from such trust, and any amount so allocated will be treated as an excess inclusion with respect to a REMIC Residual Certificate as if held directly by such shareholder. The Treasury could issue regulations which apply a similar rule to regulated investment companies, common trust funds and certain cooperatives. The REMIC Regulations currently do not address this subject.

In addition, there are three rules for determining the effect of excess inclusions on the alternative minimum taxable income of a REMIC Residual Certificateholder. First, alternative minimum taxable income for a REMIC Residual Certificateholder is determined without regard to the special rule discussed above, that taxable income cannot be less than excess inclusions. Second, a REMIC Residual Certificateholder’s alternative minimum taxable income for a taxable year cannot be less than the excess inclusions for the year. Third, the amount of any alternative minimum tax net operating loss deduction must be computed without regard to any excess inclusions.

Noneconomic REMIC Residual Certificates.    Under the REMIC regulations, transfers of “noneconomic” REMIC Residual Certificates will be disregarded for all federal income tax purposes if “a significant purpose of the transfer was to enable the transferor to impede the assessment or collection of tax”. If such transfer is disregarded, the purported transferor will continue to remain liable for any taxes due with respect to the income on such “noneconomic” REMIC Residual Certificate. The REMIC regulations provide that a REMIC Residual Certificate is noneconomic unless, based on the prepayment assumptions and on any required or permitted cleanup calls, or required liquidation provisions, the present value of the expected future distributions discounted at the “applicable Federal rate” on the REMIC Residual Certificate equals at least the present value of the expected tax on the anticipated excess inclusions and the transferor reasonably expects that the transferee will receive distributions with respect to the REMIC Residual Certificate at or after the time the taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes. The REMIC regulations explain that a significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of the transfer, either knew or should have known that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC. Under the REMIC regulations, a safe harbor is provided if (1) the transferor conducted, at the time of the transfer, a reasonable investigation of the financial condition of the transferee and found that the transferee historically had paid its debts as they came due in the future, (2) the transferee represents to the transferor that it understands that, as the holder of the noneconomic residual interest, the transferee may incur tax liabilities in excess of cash flows generated by the interest and that the transferee intends to pay taxes associated with holding the residual interest as they become due and (3) the transferee represents to the transferor that it will not cause income from the REMIC Residual Certificate to be attributable to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of the transferee or any other United States person. Accordingly, all transfers of REMIC Residual Certificates that may constitute noneconomic residual interests will be subject to certain restrictions under the terms of the related pooling and servicing agreement that are intended to reduce the possibility of any such transfer being disregarded. Such restrictions will require each party to a transfer to provide an affidavit to certify to the matters in the preceding sentence.

In addition to the three conditions set forth above, a fourth condition must be satisfied in one of two alternative ways for the transferor to have a “safe harbor” against ignoring the transfer. Either:

(a) the present value of the anticipated tax liabilities associated with holding the noneconomic residual interest not exceed the sum of:

(i) the present value of any consideration given the transferee to acquire the interest;

(ii) the present value of the expected future distributions on the interest; and

111

(iii) the present value of the anticipated tax savings associated with holding the interest as the REMIC generates losses.

For purposes of the computations under this alternative, the transferee is assumed to pay tax at the highest rate of tax specified in section 11(b)(1) of the Code (currently 35%) or, in certain circumstances, the alternative minimum tax rate. Further, present values are generally computed using a discount rate equal to the short-term Federal rate set forth in section 1274(d) of the Code for the month of the transfer and the compounding period used by the transferee; or

(b) the following requirements are satisfied:

(i) the transferee is a domestic “C” corporation (other than a corporation exempt from taxation of a regulated investment company or real estate investment trust) that meets certain gross and net asset tests (generally, $100 million of gross assets and $10 million of net assets for the current year and the two preceding fiscal years);

(ii) the transferee agrees in writing that it will transfer the residual interest only to a subsequent transferee that is an eligible corporation and meets the requirements for a safe harbor transfer; and

(iii) the facts and circumstances known to the transferor on or before the date of the transfer do not reasonably indicate that the taxes associated with ownership of the residual interest will not be paid by the transferee.

Prior to purchasing a REMIC Residual Certificate, prospective purchasers should consider the possibility that a purported transfer of such REMIC Residual Certificate by such a purchaser to another purchaser at some future date may be disregarded in accordance with the above-described rules which would result in the retention of tax liability by such purchaser. The accompanying prospectus supplement will disclose whether offered REMIC Residual Certificates may be considered “noneconomic” residual interests under the REMIC Regulations; provided, however, that any disclosure that a REMIC Residual Certificate will not be considered “noneconomic” will be based upon certain assumptions, and the depositor will make no representation that a REMIC Residual Certificate will not be considered “noneconomic” for purposes of the above-described rules. See “—Foreign Investors in REMIC Residual Certificates” below for additional restrictions applicable to transfers of certain REMIC Residual Certificates to foreign persons.

Mark-to-Market Rules.    Section 475 provides a requirement that a securities dealer mark-to-market securities held for sale to customers. Treasury regulations provide that for purposes of this mark-to-market requirement, a REMIC Residual Certificate is not treated as a security and thus cannot be marked to market.

Possible Pass-Through of Miscellaneous Itemized Deductions.    Fees and expenses of a REMIC generally will be allocated to the holders of the related REMIC Residual Certificates. The applicable Treasury regulations indicate, however, that in the case of a REMIC that is similar to a single class grantor trust, all or a portion of such fees and expenses should be allocated to the holders of the related REMIC Regular Certificates. Unless otherwise stated in the accompanying prospectus supplement, such fees and expenses will be allocated to holders of the related REMIC Residual Certificates in their entirety and not to the holders of the related REMIC Regular Certificates.

With respect to REMIC Residual Certificates or REMIC Regular Certificates which receive an allocation of fees and expenses in accordance with the preceding discussion, if any holder thereof is an individual, estate or trust, or a certain “pass-through entity,” an amount equal to these fees and expenses will be added to the certificateholder’s gross income and the certificateholder will treat such fees and expenses as a miscellaneous itemized deduction subject to the limitation of section 67 of the Code to the extent they exceed in the aggregate two percent of a taxpayer’s adjusted gross income. In addition, section 68 of the Code provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount will be reduced by the lesser of:

•	3% of the excess of the individual’s adjusted gross income over such amount; and

•	80% of the amount of itemized deductions otherwise allowable for the taxable year.

112

Under current law, the applicable limitation is reduced by one third for taxable years beginning in 2006 and 2007, and by two thirds in taxable years beginning in 2008 and 2009. For taxable years beginning after December 31, 2009, the overall limitation on itemized deductions is repealed.

In determining the alternative minimum taxable income of such a holder of a REMIC Certificate that is an individual, estate or trust, or a “pass-through entity,” beneficially owned by one or more individuals, estates or trusts, no deduction will be allowed for such holder’s allocable portion of servicing fees and other miscellaneous itemized deductions of the REMIC, even though an amount equal to the amount of such fees and other deductions will be included in such holder’s gross income. Accordingly, such REMIC Certificates may not be appropriate investments for individuals, estates or trusts, or pass-through entities beneficially owned by one or more individuals, estates or trusts. Such prospective investors should carefully consult with their own tax advisors prior to making an investment in such certificates.

Sales of REMIC Residual Certificates.    If a REMIC Residual Certificate is sold, the selling certificateholder will recognize gain or loss equal to the difference between the amount realized on the sale and its adjusted basis in the REMIC Residual Certificate. The adjusted basis of a REMIC Residual Certificate will be determined as described under “—Basis Rules, Net Losses and Distributions” above. In addition to reporting the taxable income of the REMIC, a REMIC Residual Certificateholder will have taxable income to the extent that any cash distribution to it from the REMIC exceeds the adjusted basis on that distribution date. Income will be treated as gain from the sale or exchange of the REMIC Residual Certificate. As a result, if the REMIC Residual Certificateholder has an adjusted basis in its REMIC Residual Certificate remaining when its interest in the REMIC terminates, and if it holds the REMIC Residual Certificate as a capital asset under section 1221 of the Code, then it will recognize a capital loss at that time in the amount of the remaining adjusted basis.

Any gain on the sale of a REMIC Residual Certificate will be treated as ordinary income: (1) if a REMIC Residual Certificate is held as part of a “conversion transaction” as defined in section 1258(c) of the Code, up to the amount of interest that would have accrued on the REMIC Residual Certificateholder’s net investment in the conversion transaction at 120% of the appropriate applicable federal rate in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as a part of the transaction, or (2) in the case of a non-corporate taxpayer, to the extent that taxpayer has made an election under section 163(d)(4) of the Code to have net capital gains taxed as investment income at ordinary income rates.

In addition, gain or loss recognized from the sale of a REMIC Residual Certificate by certain banks or thrift institutions will be treated as ordinary income or loss pursuant to section 582(c) of the Code.

Except as may be provided in Treasury regulations yet to be issued, if the seller of a REMIC Residual Certificate reacquires a REMIC Residual Certificate, or acquires any other residual interest in a REMIC or any similar interest in a “taxable mortgage pool” during the period beginning six months before, and ending six months after, the date of such sale, such sale will be subject to the “wash sale” rules of section 1091 of the Code. In that event, any loss realized by the REMIC Residual Certificateholder on the sale will not be deductible, but instead will be added to such REMIC Residual Certificateholder’s adjusted basis in the newly acquired asset.

Tax and Restrictions on Transfers of REMIC Residual Certificates to Certain Organizations.    If a REMIC Residual Certificate is transferred to a “disqualified organization,” a tax would be imposed in an amount equal to the product of:

•	the present value discounted using the “applicable Federal rate” of the total anticipated excess inclusions with respect to such REMIC Residual Certificate for periods after the transfer; and

•	the highest marginal federal income tax rate applicable to corporations.

The anticipated excess inclusions must be determined as of the date that the REMIC Residual Certificate is transferred and must be based on events that have occurred up to the time of such transfer, the prepayment assumption, required or permitted cleanup calls, or required liquidation provisions. Such a tax generally would be

113

imposed on the transferor of the REMIC Residual Certificate, except that where such transfer is through an agent for a disqualified organization, the tax would instead be imposed on such agent. However, a transferor of a REMIC Residual Certificate would in no event be liable for such tax with respect to a transfer if the transferee furnishes to the transferor an affidavit that the transferee is not a disqualified organization and, as of the time of the transfer, the transferor does not have actual knowledge that such affidavit is false. Moreover, an entity will not qualify as a REMIC unless there are reasonable arrangements designed to ensure that residual interests are not held by disqualified organizations and information necessary for the application of the tax are made available. Restrictions on the transfer of REMIC Residual Certificates and certain other provisions that are intended to meet this requirement will be included in each pooling and servicing agreement, and will be discussed more fully in any prospectus supplement relating to the offering of any REMIC Residual Certificate.

In addition, if a “pass-through entity” includes in income excess inclusions with respect to a REMIC Residual Certificate, and disqualified organization is the record holder of an interest in such entity, then a tax will be imposed on such entity equal to the product of the amount of excess inclusions allocable to the interest in the pass-through entity held by such disqualified organization and the highest marginal federal income tax rate imposed on corporations. A pass-through entity will not be subject to this tax for any period, however, if each record holder of an interest in such pass-through entity furnishes to such pass-through entity such holder’s social security number and a statement under penalty of perjury that such social security number is that of the recordholder or a statement under penalty of perjury that such record holder is not a disqualified organization.

For these purposes, a “disqualified organization” generally means:

•	the United States, any State or political subdivision thereof, any foreign government, any international organization, or any agency or instrumentality of the foregoing (but would exclude as instrumentalities entities not treated as instrumentalities under section 168(h)(2)(D) of the Code or the Freddie Mac), or any organization (other than a cooperative described in section 521 of the Code);

•	any organization that is exempt from federal income tax, unless it is subject to the tax imposed by section 511 of the Code; or

•	any organization described in section 1381(a)(2)(C) of the Code.

For these purposes, a “pass-through entity” means any regulated investment company, real estate investment trust, trust, partnership or certain other entities described in section 860E(e)(6) of the Code. In addition, a person holding an interest in a pass-through entity as a nominee for another person will, with respect to such interest, be treated as a pass-through entity.

Foreign Investors in REMIC Residual Certificates.    The REMIC Regulations provide that the transfer of a REMIC Residual Certificate that has “tax avoidance potential” to a “foreign person” will be disregarded for all federal tax purposes. This rule appears intended to apply to a transferee who is not a U.S. Person, unless that transferee’s income is effectively connected with the conduct of a trade or business within the United States. A REMIC Residual Certificate is deemed to have tax avoidance potential unless, at the time of the transfer:

(1) the future value of expected distributions equals at least 30% of the anticipated excess inclusions after the transfer, and

(2) the transferor reasonably expects that the transferee will receive sufficient distributions from the REMIC at or after the time at which the excess inclusions accrue and prior to the end of the next succeeding taxable year for the accumulated withholding tax liability to be paid.

If the non-U.S. Person transfers the REMIC Residual Certificate back to a U.S. Person, the transfer will be disregarded and the foreign transferor will continue to be treated as the owner unless arrangements are made so that the transfer does not have the effect of allowing the transferor to avoid tax on accrued excess inclusions.

The accompanying prospectus supplement relating to the offered certificates of a series may provide that a REMIC Residual Certificate may not be purchased by or transferred to any person that is not a U.S. Person or may describe the circumstances and restrictions pursuant to which a transfer may be made.

114

Prohibited Transactions Tax and Other Taxes

The Code imposes a tax on REMICs equal to 100% of the net income derived from “prohibited transactions”. In general, subject to certain specified exceptions, a prohibited transaction means:

•	the disposition of a mortgage loan;

•	the receipt of income from a source other than a mortgage loan or certain other permitted investments;

•	the receipt of compensation for services; or

•	gain from the disposition of an asset purchased with the payments on the mortgage loans for temporary investment pending distribution on the REMIC Certificates.

It is not anticipated that the REMIC will engage in any prohibited transactions in which it would recognize a material amount of net income.

In addition, certain contributions to a REMIC made after the day on which the REMIC issues all of its interests could result in the imposition of a tax on the REMIC equal to 100% of the value of the contributed property. The pooling and servicing agreement will include provisions designed to prevent the acceptance of any contributions that would be subject to such tax.

REMICs also are subject to federal income tax at the highest corporate rate on “net income from foreclosure property,” determined by reference to the rules applicable to real estate investment trusts. “Net income from foreclosure property” generally means gain from the sale of a foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust. A REMIC may recognize “net income from foreclosure property” subject to federal income tax if the Trustee or applicable servicer determines that the recovery to certificateholders is likely to be greater on an after tax basis than earning qualifying income that is not subject to tax.

Unless otherwise disclosed in the accompanying prospectus supplement, it is not anticipated that any material state or local income or franchise tax will be imposed on any REMIC.

Unless otherwise stated in the accompanying prospectus supplement, and to the extent permitted by then applicable laws, any tax on prohibited transactions, contributions, “net income from foreclosure property” or state or local tax imposed on the REMIC will be borne by the related servicer or trustee in any case out of its own funds, if such tax arose out of a breach of such person’s obligations under the related pooling and servicing agreement and in respect of compliance with applicable laws and regulations. Any such tax not borne by a servicer or trustee will be charged against the related trust fund resulting in a reduction in amounts payable to holders of the related REMIC Certificates.

Termination

A REMIC will terminate immediately after the distribution date following receipt by the REMIC of the final payment in respect of the mortgage loans or upon a sale of the REMIC’s assets following the adoption by the REMIC of a plan of complete liquidation. The last distribution on a REMIC Regular Certificate will be treated as a payment in retirement of a debt instrument. In the case of a REMIC Residual Certificate, if the last distribution on such REMIC Residual Certificate is less than the REMIC Residual Certificateholder’s adjusted basis in such REMIC Residual Certificate, such REMIC Residual Certificateholder should be treated as realizing a loss equal to the amount of such difference. Such loss may be treated as a capital loss and may be subject to the “wash sale” rules of section 1091 of the Code.

115

Reporting and Other Administrative Matters

Solely for purposes of the administrative provisions of the Code, the REMIC will be treated as a partnership and REMIC Residual Certificateholders will be treated as partners. Unless otherwise stated in the accompanying prospectus supplement, either the trustee or the servicer generally will hold at least a nominal amount of REMIC Residual Certificates, will file REMIC federal income tax returns on behalf of the related REMIC, and will be designated as and will act as the “tax matters person” with respect to the REMIC in all respects.

As the tax matters person, the trustee or the servicer, as the case may be, will, subject to certain notice requirements and various restrictions and limitations, generally have the authority to act on behalf of the REMIC and the REMIC Residual Certificateholders in connection with the administrative and judicial review of items of income, deduction, gain or loss of the REMIC, as well as the REMIC’s classification. REMIC Residual Certificateholders will generally be required to report such REMIC items consistently with their treatment on the related REMIC’s tax return and may in some circumstances be bound by a settlement agreement between the trustee or the servicer, as the case may be, as tax matters person, and the IRS concerning any such REMIC item. Adjustments made to the REMIC tax return may require a REMIC Residual Certificateholder to make corresponding adjustments on its return, and an audit of the REMIC’s tax return, or the adjustments resulting from such an audit, could result in an audit of a REMIC Residual Certificateholder’s return. No REMIC will be registered as a tax shelter pursuant to section 6111 of the Code because it is not anticipated that any REMIC will have a net loss for any of the first five taxable years of its existence. Any person that holds a REMIC Residual Certificate as a nominee for another person may be required to furnish to the related REMIC, in a manner to be provided in Treasury regulations, the name and address of such person and other information.

Reporting of interest income, including any original issue discount, with respect to REMIC Regular Certificates is required annually, and may be required more frequently under Treasury regulations. These information reports generally are required to be sent to individual holders of REMIC Regular Certificates and the IRS; holders of REMIC Regular Certificates that are corporations, trusts, securities dealers and certain other non-individuals will be provided interest and original issue discount income information and the information set forth in the following paragraph upon request in accordance with the requirements of the applicable regulations. The information must be provided by the later of 30 days after the end of the quarter for which the information was requested, or two weeks after the receipt of the request. The REMIC must also comply with rules requiring that information relating to be reported to the IRS. Reporting with respect to the REMIC Residual Certificates, including income, excess, inclusions, investment expenses and relevant information regarding qualification of the REMIC’s assets will be made as required under the Treasury regulations, generally on a quarterly basis.

As applicable, the REMIC Regular Certificate information reports will include a statement of the adjusted issue price of the REMIC Regular Certificate at the beginning of each accrual period. In addition, the reports will include information required by regulations with respect to computing the accrual of any market discount. Because exact computation of the accrual of market discount on a constant yield method would require information relating to the holder’s purchase price that the REMIC may not have, such regulations only require that information pertaining to the appropriate proportionate method of accruing market discount be provided. See “—Taxation of Owners of REMIC Regular Certificates—Market Discount” above.

The responsibility for complying with the foregoing reporting rules will be borne by either the trustee or the servicer, unless otherwise stated in the accompanying prospectus supplement.

Backup Withholding with Respect to REMIC Certificates

Payments of interest and principal, and proceeds from the sale of REMIC Certificates, may be subject to the “backup withholding tax” at a rate of 28% (increasing to 30% after 2010) unless the recipient of such payments is a U.S. Person and provides IRS Form W-9 with the correct taxpayer identification number; is a non-U.S. Person and provides IRS Form W-8BEN identifying the non-U.S. Person and stating that the beneficial owner is not a U.S. Person; or can be treated as an exempt recipient within the meaning of Treasury Regulations Section 1.6049-4(c)(1)(ii). Any amounts deducted and withheld from a distribution to a recipient would be allowed

116

as a credit against such recipient’s federal income tax. Information reporting requirements may also apply regardless of whether withholding is required. Furthermore, certain penalties may be imposed by the IRS on a recipient of payments that is required to supply information but that does not do so in the proper manner.

Federal Income Tax Consequences for Certificates as to Which No REMIC Election Is Made

General

Classification of Grantor Trust Funds.    With respect to each series of grantor trust certificates, counsel to the depositor will deliver its opinion to the effect that, assuming compliance with the pooling and servicing agreement, the grantor trust fund will be classified as a grantor trust under subpart E, part I of subchapter J of the Code and not as a partnership or an association taxable as a corporation. Accordingly, each holder of a grantor trust certificate generally will be treated as the owner of an interest in the mortgage loans included in the grantor trust fund.

For purposes of the following discussion, a grantor trust certificate represents an undivided equitable ownership interest in the principal of the mortgage loans constituting the related grantor trust fund, together with interest thereon at a pass-through rate, will be referred to as a “grantor trust fractional interest certificate.” A grantor trust certificate representing ownership of all or a portion of the difference between interest paid on the mortgage loans constituting the related grantor trust fund less normal administration fees and any spread and interest paid to the holders of grantor trust fractional interest certificates issued with respect to a grantor trust fund will be referred to as a “grantor trust strip certificate.” A grantor trust strip certificate may also evidence a nominal ownership interest in the principal of the mortgage loans constituting the related grantor trust fund.

Characterization of Investments in Grantor Trust Certificates

Grantor Trust Fractional Interest Certificates.    Except as discussed in the accompanying prospectus supplement, in the case of grantor trust fractional interest certificates, counsel to the depositor will deliver an opinion that, in general, grantor trust fractional interest certificates will represent interests in:

•	assets described in section 7701(a)(19)(C) of the Code;

•	“obligation[s] which... [are] principally secured by an interest in real property” within the meaning of section 860G(a)(3)(A) of the Code; and

•	“real estate assets” within the meaning of section 856(c)(5)(B) of the Code.

In addition, counsel to the depositor will deliver an opinion that interest on grantor trust fractional interest certificates will to the same extent be considered “interest on obligations secured by mortgages on real property or on interests in real property” within the meaning of section 856(c)(3)(B) of the Code.

Grantor Trust Strip Certificates.    Even if grantor trust strip certificates evidence an interest in a grantor trust fund consisting of mortgage loans that are assets described in section 7701(a)(19)(C) of the Code, “real estate assets” within the meaning of section 856(c)(5)(B) of the Code, and the interest on which is “interest on obligations secured by mortgages on real property” within the meaning of section 856(c)(3)(B) of the Code, it is unclear whether the grantor trust strip certificates, and the income they produce, will be so characterized. Although the policies underlying such sections may suggest that such characterization is appropriate, counsel to the depositor will not deliver any opinion on the characterization of these certificates. Prospective purchasers of grantor trust strip certificates should consult their tax advisors regarding whether the grantor trust strip certificates, and the income they produce, will be so characterized.

The grantor trust strip certificates will be “obligation[s] (including any participation or certificate of beneficial ownership therein) which [are] principally secured by an interest in real property” within the meaning of section 860G(a)(3)(A) of the Code.

117

Taxation of Owners of Grantor Trust Fractional Interest Certificates.    Holders of a particular series of grantor trust fractional interest certificates generally will be required to report on their federal income tax returns their shares of the entire income from the mortgage loans (including reasonable servicing fees and other expenses) and will be entitled to deduct their shares of any such reasonable servicing fees and other expenses. In some situations, the taxpayer’s deduction may be subject to itemized deduction limitations and be limited if the taxpayer is subject to the corporate alternative minimum tax. For a more detailed discussion of these limitations, see “—Federal Income Tax Consequences for REMIC Certificates—Taxation of Owners of REMIC Residual Certificates—Possible Pass-Through of Miscellaneous Itemized Deductions” above.

Although it is not entirely clear, it appears that in transactions in which multiple classes of grantor trust certificates are issued, such fees and expenses should be allocated among the classes of grantor trust certificates using a method that recognizes that each such class benefits from the related services. In the absence of further guidance, it is intended to base information returns or reports on a method that allocates such expenses among classes of grantor trust certificates with respect to each period based on the distributions made to each such class during that period.

The federal income tax treatment of grantor trust fractional interest certificates of any series will depend on whether they are subject to the “stripped bond” rules of section 1286 of the Code. Grantor trust fractional interest certificates may be subject to those rules if a class of grantor trust strip certificates is issued as part of the same series of Certificates or the depositor or any of its affiliates retains a right to receive a specified portion of the interest payable on a mortgage asset. Further, the IRS has ruled that an unreasonably high servicing fee retained by a seller or servicer will be treated as a retained ownership interest in mortgages that constitutes a stripped coupon. For purposes of determining what constitutes reasonable servicing fees for various types of mortgages the IRS has established certain “safe harbors.” The servicing fees paid with respect to the mortgage loans for certain series of grantor trust certificates may be higher than the “safe harbors” and, accordingly, may not constitute reasonable servicing compensation. The accompanying prospectus supplement will include information regarding servicing fees paid to a servicer or their respective affiliates necessary to determine whether the preceding “safe harbor” rules apply.

If Stripped Bond Rules Apply.    If the stripped bond rules apply, each grantor trust fractional interest certificate will be treated as having been issued with “original issue discount” within the meaning of section 1273(a) of the Code, subject, however, to the discussion below regarding the treatment of certain stripped bonds as market discount bonds and de minimis market discount discussion below. See “—Market Discount” below. Under the stripped bond rules, the holder of a grantor trust fractional interest certificate will be required to report “qualified stated interest” from its grantor trust fractional interest certificate for each month, as such amounts are received or accrued (based on the holder’s method of accounting) and will be required to report an amount equal to the original issue discount income that accrues on such certificate in that month calculated under a constant yield method, in accordance with the rules of the Code relating to original issue discount.

The original issue discount on a grantor trust fractional interest certificate will be the excess of such certificate’s stated redemption price over its issue price. The issue price of a grantor trust fractional interest certificate as to any purchaser will be equal to the price paid by such purchaser for the grantor trust fractional interest certificate. The stated redemption price of a grantor trust fractional interest certificate will be the sum of all payments to be made on such certificate, other than “qualified stated interest,” and the certificate’s share of reasonable servicing and other expenses. See “—If Stripped Bond Rules Do Not Apply” below for a definition of “qualified stated interest.” In general, the amount of such income that accrues in any month would equal the product of such holder’s adjusted basis in such grantor trust fractional interest certificate at the beginning of such month (see “—Sales of Grantor Trust Certificates” below) and the yield of such grantor trust fractional interest certificate to such holder. Such yield would be computed at the rate that, if used to discount the holder’s share of future payments on the mortgage loans, would cause the present value of those future payments to equal the price at which the holder purchased such certificate. In computing yield under the stripped bond rules, a certificateholder’s share of future payments on the mortgage loans will not include any payments made in respect of any spread or any other ownership interest in the mortgage loans retained by the depositor, a servicer, or their respective affiliates, but will include such certificateholder’s share of any reasonable servicing fees and other expenses.

118

With respect to certain categories of debt instruments, section 1272(a)(6) of the Code requires the use of a reasonable prepayment assumption and conforms to the prepayment assumption used in pricing the instrument. Regulations could be adopted applying those provisions to the grantor trust fractional interest certificates. It is unclear whether those provisions would be applicable to the grantor trust fractional interest certificates or whether use of a reasonable prepayment assumption may be required or permitted without reliance on these rules. It is also uncertain, if a prepayment assumption is used, whether the assumed prepayment rate would be determined based on conditions at the time of the first sale of the grantor trust fractional interest certificate or, with respect to any holder, at the time of purchase of the grantor trust fractional interest certificate by that holder. Certificateholders are advised to consult their own tax advisors concerning reporting original issue discount in general and, in particular, whether a prepayment assumption should be used in reporting original issue discount with respect to grantor trust fractional interest certificates.

In the case of a grantor trust fractional interest certificate acquired at a price equal to the principal amount of the mortgage loans allocable to such certificate, the use of a prepayment assumption generally would not have any significant effect on the yield used in calculating accruals of interest income. In the case, however, of a grantor trust fractional interest certificate acquired at a discount or premium, the use of a reasonable prepayment assumption would increase or decrease such yield, and thus accelerate or decelerate, respectively, the reporting of income.

If a prepayment assumption is not used, then when a mortgage loan prepays in full, the holder of a grantor trust fractional interest certificate acquired at a discount or a premium generally will recognize income or loss, which under amendments to the Code adopted in 1997 would be capital except to the extent of any accrued market discount equal to the difference between the portion of the prepaid principal amount of the mortgage loan that is allocable to such certificate and the portion of the adjusted basis of such certificate that is allocable to such certificateholder’s interest in the mortgage loan. If a prepayment assumption is used, although there is no guidance, logically that no separate item of income or loss should be recognized upon a prepayment. Instead, a prepayment should be treated as a partial payment of the stated redemption price of the grantor trust fractional interest certificate and accounted for under a method similar to that described for taking account of original issue discount on REMIC Regular Certificates. See “—Federal Income Tax Consequences for REMIC Certificates—Taxation of Owners of REMIC Regular Certificates—Original Issue Discount” above. It is unclear whether any other adjustments would be required to reflect differences between an assumed prepayment rate and the actual rate of prepayments.
In the absence of statutory or administrative clarification, it is currently intended to base information reports or returns to the IRS and certificateholders in transactions subject to the stripped bond rules on a prepayment assumption that will be disclosed in the accompanying prospectus supplement and on a constant yield computed using a representative initial offering price for each class of certificates. However, there are no assurances that the mortgage loans will in fact prepay at a rate conforming to such stripped bond prepayment assumption or any other rate and certificateholders should bear in mind that the use of a representative initial offering price will mean that such information returns or reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders of each series who bought at that price.

In light of the application of section 1286 of the Code, a beneficial owner of a stripped bond generally will be required to compute accruals of original issue discount based on its yield, possibly taking into account its own prepayment assumption. The information necessary to perform the related calculations for information reporting purposes, however, generally will not be available to the trustee. Accordingly, any information reporting provided by the trustee with respect to these stripped bonds, which information will be based on pricing information as of the closing date, will largely fail to reflect the accurate accruals of original issue discount for these certificates. Prospective investors therefore should be aware that the timing of accruals of original issue discount applicable to a stripped bond generally will be different than that reported to holders and the IRS. Prospective investors should consult their own tax advisors regarding their obligation to compute and include in income the correct amount of original issue discount accruals and any possible tax consequences to them if they should fail to do so.

119

Under Treasury regulation section 1.1286-1(b), certain stripped bonds are to be treated as market discount bonds and, accordingly, any purchaser of such a bond is to account for any discount on the bond as market discount rather than original issue discount. This treatment only applies, however, if immediately after the most recent disposition of the bond by a person stripping one or more coupons from the bond and disposing of the bond or coupon, there is less than a de minimis amount of original issue discount or the annual stated rate of interest payable on the original bond is no more than one percentage point lower than the gross interest rate payable on the original mortgage loan before subtracting any servicing fee or any stripped coupon. Original issue discount or market discount on a grantor trust fractional interest certificate are de minimis if less than 0.25% of the stated redemption price multiplied by the weighted average maturity of the mortgage loans. Original issue discount or market discount of only a de minimis amount will be included in income in the same manner as de minimis original issue discount and market discount described in “—If Stripped Bond Rules Do Not Apply” and “—Market Discount.”

If Stripped Bond Rules Do Not Apply.    Subject to the discussion below on original issue discount, if the stripped bond rules do not apply to a grantor trust fractional interest certificate, the certificateholder will be required to report its share of the interest income on the mortgage loans in accordance with such certificateholder’s normal method of accounting. The original issue discount rules will apply to a grantor trust fractional interest certificate to the extent it evidences an interest in mortgage loans issued with original issue discount.

The original issue discount, if any, on the mortgage loans will equal the difference between the stated redemption price of such mortgage loans and their issue price. Under the OID Regulations, the stated redemption price is equal to the total of all payments to be made on such mortgage loan other than “qualified stated interest.” “Qualified stated interest” generally includes interest that is unconditionally payable at least annually at a single fixed rate, at a “qualified floating rate” or at an “objective rate.” In general, the issue price of a mortgage loan will be the amount received by the borrower from the lender under the terms of the mortgage loan, less any “points” paid by the borrower, and the stated redemption price of a mortgage loan will equal its principal amount, unless the mortgage loan provides for an initial below-market rate of interest or the acceleration or the deferral of interest payments.

In the case of mortgage loans bearing adjustable or variable interest rates, the accompanying prospectus supplement will describe the manner in which such rules will be applied with respect to those mortgage loans in preparing information returns to the certificateholders and the IRS.

Notwithstanding the general definition of original issue discount, original issue discount will be considered to be de minimis if such original issue discount is less than 0.25% of the stated redemption price multiplied by the weighted average maturity of the mortgage loan. For this purpose, the weighted average maturity of the mortgage loan will be computed by multiplying the number of full years from the issue date until such payment is expected to be made by a fraction, the numerator of which is the amount of the payment and the denominator of which is the stated redemption price of the mortgage loan. Under the OID Regulations, original issue discount of only a de minimis amount will generally be included in income as each payment of stated principal price is made, based on the product of the total amount of such de minimis original issue discount and a fraction, the numerator of which is the amount of each such payment and the denominator of which is the outstanding stated principal amount of the mortgage loan. The OID Regulations also permit a certificateholder to elect to accrue de minimis original issue discount into income currently based on a constant yield method. See “—Market Discount” below.

If original issue discount is in excess of a de minimis amount, all original issue discount with respect to a mortgage loan will be required to be accrued and reported in income each month, based on a constant yield. The OID Regulations suggest that no prepayment assumption is appropriate in computing the yield on prepayable obligations issued with original issue discount. In the absence of statutory or administrative clarification, it currently is not intended to base information reports or returns to the IRS and certificateholders on the use of a prepayment assumption in transactions not subject to the stripped bond rules. However, section 1272(a)(6) of the Code may require that a prepayment assumption be made in computing yield with respect to all mortgage-backed securities. Certificateholders are advised to consult their own tax advisors concerning whether a prepayment

120

assumption should be used in reporting original issue discount with respect to grantor trust fractional interest certificates. Certificateholders should refer to the accompanying prospectus supplement with respect to each series to determine whether and in what manner the original issue discount rules will apply to mortgage loans in such series.

A purchaser of a grantor trust fractional interest certificate that purchases such grantor trust fractional interest certificate at a cost less than such certificate’s allocable portion of the aggregate remaining stated redemption price of the mortgage loans held in the related trust fund will also be required to include in gross income such certificate’s daily portions of any original issue discount with respect to such mortgage loans. However, each such daily portion will be reduced, if the cost of such grantor trust fractional interest certificate to such purchaser is in excess of such certificate’s allocable portion of the aggregate “adjusted issue prices” of the mortgage loans held in the related trust fund, approximately in proportion to the ratio such excess bears to such certificate’s allocable portion of the aggregate original issue discount remaining to be accrued on such mortgage loans. The adjusted issue price of a mortgage loan on any given day equals the sum of the adjusted issue price of such mortgage loan at the beginning of the accrual period that includes such day plus the daily portions of original issue discount for all days during such accrual period prior to such day. The adjusted issue price of a mortgage loan at the beginning of any accrual period will equal the issue price of such mortgage loan, increased by the aggregate amount of original issue discount with respect to such mortgage loan that accrued in prior accrual periods, and reduced by the amount of any payments made on such mortgage loan in prior accrual periods of amounts included in its stated redemption price.

The trustee or servicer, as applicable, will provide to any holder of a grantor trust fractional interest certificate such information as such holder may reasonably request from time to time with respect to original issue discount accruing on grantor trust fractional interest certificates. See “—Grantor Trust Reporting” below.

Market Discount.    If the stripped bond rules do not apply to the grantor trust fractional interest certificate, a certificateholder may be subject to the market discount rules of sections 1276 through 1278 of the Code to the extent an interest in a mortgage loan is considered to have been purchased at a “market discount.” If market discount is in excess of a de minimis amount, the holder generally will be required to include in income in each month the amount of such discount that has accrued through such month that has not previously been included in income, but limited, in the case of the portion of such discount that is allocable to any mortgage loan, to the payment of stated redemption price on such mortgage loan that is received by or due to the trust fund in that month. A certificateholder may elect to include market discount in income currently as it accrues under a constant yield method rather than including it on a deferred basis in accordance with the foregoing. If made, such election will apply to all market discount bonds acquired by such certificateholder during or after the first taxable year to which such election applies. In addition, the OID Regulations would permit a certificateholder to elect to accrue all interest, discount and premium in income as interest, based on a constant yield method. If such an election were made with respect to a mortgage loan with market discount, the certificateholder would be deemed to have made an election to currently include market discount in income with respect to all other debt instruments having market discount that such certificateholder acquires during the taxable year of the election and thereafter and, possibly, previously acquired instruments. Similarly, a certificateholder that made this election for a certificate acquired at a premium would be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such certificateholder owns or acquires. See “—Federal Income Tax Consequences for REMIC Certificates—Taxation of Owners of REMIC Regular Certificates—Premium” above. Each of these elections to accrue interest, discount and premium with respect to a certificate on a constant yield method or as interest is irrevocable.

Section 1276(b)(3) of the Code authorized the Treasury Department to issue regulations providing for the method for accruing market discount on debt instruments where principal is payable in more than one installment. Until such time as regulations are issued by the Treasury Department, certain rules described in the Committee Report apply. For a more detailed discussion of the treatment of market discount, see “—Federal Income Tax Consequences for REMIC Certificates—Taxation of Owners of REMIC Regular Certificates—Market Discount” above.

121

Because the mortgage loans will provide for periodic payments of stated redemption price, such discount may be required to be included in income at a rate that is not significantly lower than the rate at which such discount would be included in income if it were original issue discount. Market discount with respect to mortgage loans generally will be considered to be de minimis if it is less than 0.25% of the stated redemption price of the mortgage loans multiplied by the number of full years to maturity remaining after the date of its purchase. In interpreting a similar rule with respect to original issue discount on obligations payable in installments, the OID Regulations refer to the weighted average maturity of obligations, and it is likely that the same rule will be applied with respect to market discount, presumably taking into account the prepayment assumption used, if any. The effect of using a prepayment assumption could be to accelerate the reporting of such discount income. If market discount is treated as de minimis under the foregoing rule, it appears that actual discount would be treated in a manner similar to original issue discount of a de minimis amount. See “—If Stripped Bond Rules Do Not Apply” above. Further, under the rules described in “—Federal Income Tax Consequences for REMIC Certificates—Taxation of Owners of REMIC Regular Certificates—Market Discount” above, any discount that is not original issue discount and exceeds a de minimis amount may require the deferral of interest expense deductions attributable to accrued market discount not yet includible in income, unless an election has been made to report market discount currently as it accrues. This rule applies without regard to the origination dates of the mortgage loans.

Premium.    If a certificateholder is treated as acquiring the underlying mortgage loans at a premium, that is, at a price in excess of their remaining stated redemption price, such certificateholder may elect under section 171 of the Code to amortize using a constant yield method. Amortizable premium is treated as an offset to interest income on the related debt instrument, rather than as a separate interest deduction.

It is unclear whether a prepayment assumption should be used in computing amortization of premium allowable under section 171 of the Code. If premium is not subject to amortization using a prepayment assumption and a mortgage loan prepays in full, the holder of a grantor trust fractional interest certificate acquired at a premium should recognize a loss, equal to the difference between the portion of the prepaid principal amount of the mortgage loan that is allocable to the certificate and the portion of the adjusted basis of the certificate that is allocable to the mortgage loan. If a prepayment assumption is used to amortize such premium, it appears that such a loss would be unavailable. Instead, if a prepayment assumption is used, a prepayment should be treated as a partial payment of the stated redemption price of the grantor trust fractional interest certificate and accounted for under a method similar to that described for taking account of original issue discount on REMIC Regular Certificates. See “—Federal Income Tax Consequences for REMIC Certificates—Taxation of Owners of REMIC Regular Certificates—Original Issue Discount” above. It is unclear whether any other adjustments would be required to reflect differences between the prepayment assumption used, if any, and the actual rate of prepayments.

Taxation of Owners of Grantor Trust Strip Certificates.    The “stripped coupon” rules of section 1286 of the Code will apply to the grantor trust strip certificates. Except as described in “—If Stripped Bond Rules Apply” above, no regulations or published rulings under section 1286 of the Code have been issued and some uncertainty exists as to how it will be applied to securities such as the grantor trust strip certificates. Accordingly, holders of grantor trust strip certificates should consult their own tax advisors concerning the method to be used in reporting income or loss with respect to such certificates.

The OID Regulations insofar as they describe the application of the constant yield method, do not apply to instruments to which section 1272(a)(6) applies, which may include grantor trust strip certificates as well as grantor trust fractional interest certificates, although they provide general guidance as to how the original issue discount sections of the Code will be applied. In addition, the discussion below is subject to the discussion under “—Possible Application of Contingent Payment Rules” below and assumes that the holder of a grantor trust strip certificate will not own any grantor trust fractional interest certificates.

Under the stripped coupon rules, it appears that original issue discount will be required to be accrued in each month on the grantor trust strip certificates based on a constant yield method. In effect, each holder of grantor trust strip certificates would include as interest income in each month an amount equal to the product of such holder’s adjusted basis in such grantor trust strip certificate at the beginning of such month and the yield of such grantor trust strip certificate to such holder. Such yield would be calculated based on the price paid for that grantor trust strip certificate by its holder and the payments remaining to be made thereon at the time of the purchase,

122

plus an allocable portion of the servicing fees and expenses to be paid with respect to the mortgage loans. See “—If Stripped Bond Rules Apply” above.

As noted above, section 1272(a)(6) of the Code requires that a prepayment assumption be used in computing the accrual of original issue discount with respect to certain categories of debt instruments, and that adjustments be made in the amount and rate of accrual of such discount when prepayments do not conform to such prepayment assumption. Regulations could be adopted applying those provisions to the grantor trust strip certificates. It is unclear whether those provisions would be applicable to the grantor trust strip certificates or whether use of a prepayment assumption may be required or permitted in the absence of such regulations. It is also uncertain, if a prepayment assumption is used, whether the assumed prepayment rate would be determined based on conditions at the time of the first sale of the grantor trust strip certificate or, with respect to any subsequent holder, at the time of purchase of the grantor trust strip certificate by that holder.

The accrual of income on the grantor trust strip certificates will be significantly slower if a prepayment assumption is permitted to be made than if yield is computed assuming no prepayments. In the absence of statutory or administrative guidance, it is intended to base information returns or reports to the IRS and certificateholders on the stripped bond prepayment assumption disclosed in the accompanying prospectus supplement and on a constant yield computed using a representative initial offering price for each class of certificates. However, neither the depositor nor any other person will make any representation that the mortgage loans will in fact prepay at a rate conforming to the stripped bond prepayment assumption. Prospective purchasers of the grantor trust strip certificates should consult their own tax advisors regarding the use of the stripped bond prepayment assumption.

It is unclear under what circumstances, if any, the prepayment of a mortgage loan will give rise to a loss to the holder of a grantor trust strip certificate. If a grantor trust strip certificate is treated as a single instrument and the effect of prepayments is taken into account in computing yield with respect to such grantor trust strip certificate, it appears that no loss may be available as a result of any particular prepayment unless prepayments occur at a rate faster than the stripped bond prepayment assumption. However, if a grantor trust strip certificate is treated as an interest in discrete mortgage loans, or if the stripped bond prepayment assumption is not used, then when a mortgage loan is prepaid, the holder of a grantor trust strip certificate should be able to recognize a loss equal to the portion of the adjusted issue price of the grantor trust strip certificate that is allocable to such mortgage loan. In addition, any loss may be treated as a capital loss.

Possible Application of Contingent Payment Rules.    The coupon stripping rules’ general treatment of stripped coupons is to regard them as newly issued debt instruments in the hands of each purchaser. To the extent that payments on the grantor trust strip certificates would cease if the mortgage loans were prepaid in full, the grantor trust strip certificates could be considered to be debt instruments providing for contingent payments. Under the OID Regulations, debt instruments providing for contingent payments are not subject to the same rules as debt instruments providing for non-contingent payments. Final regulations have been promulgated with respect to contingent payment debt instruments. However, these regulations do not specifically address the grantor trust strip certificates or other securities subject to the stripped bond rules of section 1286 of the Code. Certificateholders should consult their tax advisors concerning the possible application of the contingent payment rules to the grantor trust strip certificates.

Sales of Grantor Trust Certificates.    Any gain or loss, equal to the difference between the amount realized on the sale or exchange of a grantor trust certificate and its adjusted basis, recognized on such sale or exchange of a grantor trust certificate by an investor who holds such grantor trust certificate as a capital asset, will be capital gain or loss, except to the extent of accrued and unrecognized market discount, which will be treated as ordinary income. The adjusted basis of a grantor trust certificate generally will equal its cost, increased by any income reported by the seller and reduced (but not below zero) by any previously reported losses, any amortized premium and by any distributions with respect to such grantor.

Gain or loss from the sale of a grantor trust certificate may be partially or wholly ordinary and not capital in certain circumstances. Gain attributable to accrued and unrecognized market discount will be treated as ordinary income, as will gain or loss recognized by banks and other financial institutions subject to section 582(c) of the

123

Code. Furthermore, a portion of any gain that might otherwise be capital gain may be treated as ordinary income to the extent that the grantor trust certificate is held as part of a “conversion transaction” within the meaning of section 1258 of the Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in the same or similar property that reduce or eliminate market risk and the taxpayer’s return is substantially attributable to the time value of money. The amount of gain realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer’s net investment at 120% of the appropriate “applicable Federal rate” at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction. Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include such net capital gain in total net investment income for that taxable year, for purposes of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer’s net investment income.

Grantor Trust Reporting.    As may be provided in the accompanying prospectus supplement, the trustee or servicer, as applicable, will furnish to each holder of a grantor trust certificate, with each distribution, a statement setting forth the amount of such distribution allocable to principal on the underlying mortgage loans and to interest thereon at the related pass-through interest rate. In addition, within a reasonable time after the end of each calendar year, the trustee or servicer will furnish to each certificateholder during such year such customary factual information as the depositor or the reporting party deems necessary or desirable to enable holders of grantor trust certificates to prepare their tax returns and will furnish comparable information to the IRS as and when required by law to do so. Because the rules for accruing discount and amortizing premium with respect to the grantor trust certificates are uncertain in various respects, there is no assurance the IRS will agree with the trustee’s or servicer’s information reports. Moreover, such information reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders that bought their certificates at the representative initial offering price used in preparing such reports.

On January 24, 2006, the IRS published final regulations which established a reporting framework for interests in “widely held fixed investment trusts” and placed the responsibility of reporting on the person in the ownership chain who holds an interest for the beneficial owner. A widely-held fixed investment trust is defined as an arrangement classified as a “trust” under Treasury regulation section 301.7701-4(c), in which any interest is held by a middleman, which includes, but is not limited to (i) a custodian of a person’s account, (ii) a nominee, and (iii) a broker holding an interest for a customer in street name. The Trustee will calculate and provide information to the IRS and to requesting persons with respect to the Trust Fund in accordance with these new regulations beginning with the 2007 calendar year. The Trustee, or applicable middleman, will file information returns with the IRS and will provide tax information statements to certificateholders in accordance with these new regulations after December 31, 2007.

Backup Withholding.    In general, the rules described in “—Federal Income Tax Consequences for REMIC Certificates—Taxation of Owners of REMIC Residual Certificates” and “—Backup Withholding with Respect to REMIC Certificates” above will also apply to grantor trust certificates.

Foreign Investors.    In general, the discussion with respect to REMIC Regular Certificates in “—Federal Income Tax Consequences for REMIC Certificates—Taxation of Owners of REMIC Regular Certificates—Foreign Investors in REMIC Regular Certificates” above applies to grantor trust certificates except that grantor trust certificates will, unless otherwise disclosed in the accompanying prospectus supplement, be eligible for exemption from United States withholding tax, subject to the conditions described in such discussion, only to the extent the related mortgage loans were originated after July 18, 1984. However, to the extent the grantor trust certificate represents an interest in real property (e.g., because of foreclosures), it would be treated as representing a United States real property interest for United States federal income tax purposes. This could result in withholding consequences to non-U.S. certificateholders and potential U.S. taxation.

To the extent that interest on a grantor trust certificate would be exempt under sections 871(h)(1) and 881(c) of the Code from United States withholding tax, and the grantor trust certificate is not held in connection with a certificateholder’s trade or business in the United States, such grantor trust certificate will not be subject to United States estate taxes in the estate of a non-resident alien individual.

124

STATE AND OTHER TAX CONSEQUENCES

In addition to the federal income tax consequences described in “MATERIAL FEDERAL INCOME TAX CONSEQUENCES,” potential investors should consider the state and local tax consequences of the acquisition, ownership and disposition of the offered certificates. State and local tax law may differ substantially from the corresponding federal tax law, and the discussion above does not purport to describe any aspect of the tax laws of any state or other jurisdiction. Therefore, prospective investors should consult their own tax advisors with respect to the various tax consequences of investments in the offered certificates.

125

ERISA CONSIDERATIONS

General

ERISA and the Code impose certain requirements on retirement plans and other employee benefit plans or arrangements, including individual retirement accounts, individual retirement annuities, medical savings accounts, Keogh plans, collective investment funds and separate and general accounts in which such plans, accounts or arrangements are invested that are subject to the fiduciary responsibility provisions of ERISA and Section 4975 of the Code (all of which are referred to in this prospectus as “Plans”), and on persons who are fiduciaries with respect to Plans, in connection with the investment of Plan assets. Certain employee benefit plans, such as governmental plans (as defined in ERISA Section 3(32)), and, if no election has been made under Section 410(d) of the Code, church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA requirements. However, such plans may be subject to the provisions of other applicable federal, state or local law (which may contain restrictions substantially similar to those in ERISA and the Code).

ERISA generally imposes on Plan fiduciaries certain general fiduciary requirements, including those of investment prudence and diversification and the requirement that a Plan’s investments be made in accordance with the documents governing the Plan. In addition, ERISA and the Code prohibit a broad range of transactions involving assets of a Plan and persons (“Parties-in-Interest”) who have certain specified relationships to the Plan, unless a statutory or administrative exemption is available. Certain Parties-in-Interest that participate in a prohibited transaction may be subject to an excise tax imposed pursuant to Section 4975 of the Code, unless a statutory or administrative exemption is available. These prohibited transactions generally are set forth in Section 406 of ERISA and Section 4975 of the Code.

Plan Asset Regulations.    A Plan’s investment in offered certificates may cause the trust assets to be deemed “plan assets” of a Plan. Section 2510.3-101 of the regulations of the United States Department of Labor (the “DOL”) and Section 3(42) of ERISA provides that when a Plan acquires an equity interest in an entity, the Plan’s assets include both such equity interest and an undivided interest in each of the underlying assets of the entity, unless certain exceptions not applicable to this discussion apply, or unless the equity participation in the entity by “benefit plan investors” (defined generally as employee benefit plans subject to Part 4 of the Title I of ERISA, plans to which Code Section 4975 applies, and any entity whose underlying assets include assets of such employee benefit plans or plans by reason of an employee benefit plan’s or plan’s investment in the entity) is not “significant.” For this purpose, in general, equity participation in a trust fund will be “significant” on any date if, immediately after the most recent acquisition of any certificate, 25% or more of any class of certificates is held by benefit plan investors (excluding for this calculation any person, other than a benefit plan investor, who has discretionary authority or control, or provides investment advice (direct or indirect) for a fee with respect to the assets of the trust fund, or any affiliate thereof).

Any person who has discretionary authority or control respecting the management or disposition of plan assets of a Plan, and any person who provides investment advice with respect to such assets for a fee, will generally be a fiduciary of the investing plan. If the trust assets constitute plan assets, then any party exercising management or discretionary control regarding those assets, such as a master servicer, a special servicer or any sub-servicer, may be deemed to be a Plan “fiduciary” with respect to the investing Plan, and thus subject to the fiduciary responsibility provisions and prohibited transaction provisions of ERISA and the Code. In addition, if the trust assets constitute plan assets, the purchase of certificates by a Plan, as well as the operation of the trust fund, may constitute or involve a prohibited transaction under ERISA and the Code.

Prohibited Transaction Exemptions

Wachovia Corporation (“Wachovia”) has received from the DOL an individual prohibited transaction exemption (the “Exemption”), which generally exempts from the application of the prohibited transaction provisions of sections 406(a) and (b) and 407(a) of ERISA, and the excise taxes imposed on such prohibited transactions pursuant to Section 4975(a) and (b) of the Code, certain transactions, among others, relating to the servicing and operation of mortgage pools and the purchase, sale and holding of mortgage pass-through certificates underwritten by an underwriter, provided that certain conditions set forth in the Exemption application are satisfied. For purposes of this Section, “ERISA CONSIDERATIONS”, the term “underwriter” includes

126

(i) Wachovia, (ii) any person directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with Wachovia, and (iii) any member of the underwriting syndicate or selling group of which Wachovia or a person described in (ii) is a manager or co-manager with respect to a class of certificates. See “METHOD OF DISTRIBUTION” in this prospectus.

The Exemption sets forth five general conditions which, among others, must be satisfied for a transaction involving the purchase, sale and holding of offered certificates by a Plan to be eligible for exemptive relief under the Exemption:

First, the acquisition of offered certificates by a Plan must be on terms that are at least as favorable to the Plan as they would be in an arm’s-length transaction with an unrelated party.

Second, the offered certificates at the time of acquisition by the Plan must be rated in one of the four highest generic rating categories by Standard & Poor’s Rating Services, a division of The McGraw-Hill Companies, Inc. (“Standard & Poor’s”), Moody’s Investors Service, Inc. (“Moody’s”), or Fitch, Inc. (“Fitch”).

Third, the trustee cannot be an affiliate of any other member of the Restricted Group other than an underwriter. The “Restricted Group” consists of any underwriter, the depositor, the trustee, the master servicer, the special servicer, any sub-servicer, any swap counterparty, the provider of any credit support and any obligor with respect to mortgage assets (including mortgage loans underlying a CMBS not issued by Fannie Mae, Freddie Mac, Farmer Mac or Ginnie Mae) constituting more than 5% of the aggregate unamortized principal balance of the mortgage assets in the related trust fund as of the date of initial issuance of the certificates.

Fourth, the sum of all payments made to and retained by the underwriter(s) in connection with the distribution or placement of certificates must represent not more than reasonable compensation for underwriting or placing the certificates; the sum of all payments made to and retained by the depositor pursuant to the assignment of the mortgage assets to the related trust fund must represent not more than the fair market value of such obligations; and the sum of all payments made to and retained by the master servicer and any sub-servicer must represent not more than reasonable compensation for such person’s services under the related pooling and servicing agreement and reimbursement of such person’s reasonable expenses in connection therewith.

Fifth, the investing Plan must be an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933, as amended.

In the event the obligations used to fund the trust fund have not all been transferred to the trust fund on the closing date, additional obligations meeting certain requirements as specified in the Exemption may be transferred to the trust fund in exchange for the amounts credited to the Pre-Funding Account during a period required by the Exemption, commencing on the closing date and ending no later than the earliest to occur of: (i) the date the amount on deposit in the Pre-Funding Account (as defined in the Exemption) is less than the minimum dollar amount specified in the pooling and servicing agreement; (ii) the date on which an event of default occurs under the pooling and servicing agreement; or (iii) the date which is the later of three months or 90 days after the closing date. In addition, the amount in the Pre-Funding Account may not exceed 25% of the aggregate principal amount of the offered certificates. Certain other conditions of the Exemption relating to pre-funding accounts must also be met, in order for the exemption to apply. The accompanying prospectus supplement will discuss whether pre-funding accounts will be used.

The Exemption also requires that the trust fund meet the following requirements: (i) the trust fund must consist solely of assets of the type that have been included in other investment pools; (ii) certificates in such other investment pools must have been rated in one of the four highest categories of Standard & Poor’s, Moody’s, or Fitch for at least one year prior to the Plan’s acquisition of certificates; and (iii) certificates in such other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan’s acquisition of certificates.

127

The Exemption generally applies to mortgage loans such as the mortgage loans to be included in any trust fund. It is not clear whether the Exemption applies to participant directed plans as described in Section 404(c) of ERISA or plans that are subject to Section 4975 of the Code but that are not subject to Title I of ERISA, such as certain Keogh plans and certain individual retirement accounts. If mortgage loans are secured by leasehold interests, each lease term must be at least 10 years longer than the term of the relevant mortgage loan.

If the general conditions set forth in the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA (as well as the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Sections 4975(c)(1)(A) through (D) of the Code) in connection with (i) the direct or indirect sale, exchange or transfer of offered certificates acquired by a Plan upon issuance from the depositor or underwriter when the depositor, underwriter, master servicer, special servicer, sub-servicer, trustee, provider of credit support, or obligor with respect to mortgage assets is a “Party in Interest” under ERISA with respect to the investing Plan, (ii) the direct or indirect acquisition or disposition in the secondary market of offered certificates by a Plan and (iii) the holding of offered certificates by a Plan. However, no exemption is provided from the restrictions of Sections 406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of a certificate on behalf of an “Excluded Plan” by any person who has discretionary authority or renders investment advice with respect to the assets of such Excluded Plan. For this purpose, an Excluded Plan is a Plan sponsored by any member of the Restricted Group.

If certain specific conditions set forth in the Exemption are also satisfied, the Exemption may provide relief from the restrictions imposed by Sections 406(b)(1) and (b)(2) of ERISA and the taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c)(1)(E) of the Code to an obligor acting as a fiduciary with respect to the investment of a Plan’s assets in the certificates (or such obligor’s affiliate) only if, among other requirements (i) such obligor (or its affiliate) is an obligor with respect to 5% percent or less of the fair market value of the assets contained in the trust fund and is otherwise not a member of the Restricted Group, (ii) a Plan’s investment in certificates does not exceed 25% of all of the certificates outstanding at the time of the acquisition, (iii) immediately after the acquisition, no more than 25% of the assets of the Plan are invested in certificates representing an interest in trusts (including the trust fund) containing assets sold or serviced by the depositor or a servicer and (iv) in the case of the acquisition of the certificates in connection with their initial issuance, at least 50% of the certificates are acquired by persons independent of the Restricted Group and at least 50% of the aggregate interest in the trust fund is acquired by persons independent of the Restricted Group.

The Exemption also applies to transactions in connection with the servicing, management and operation of the trust fund, provided that, in addition to the general requirements described above, (a) such transactions are carried out in accordance with the terms of a binding pooling and servicing agreement, (b) the pooling and servicing agreement is provided to, or described in all material respects in the prospectus or private placement memorandum provided to, investing Plans before their purchase of certificates issued by the trust fund and (c) the terms and conditions for the defeasance of a mortgage obligation and substitution of a new mortgage obligation, as so directed, have been approved by an NRSRO and do not result in any certificates receiving a lower credit rating from the NRSRO than the current rating. The pooling and servicing agreements will each be a “Pooling and Servicing Agreement” as defined in the Exemption. Each pooling and servicing agreement will provide that all transactions relating to the servicing, management and operations of the trust fund must be carried out in accordance with the pooling and servicing agreement.

The DOL has issued a Prohibited Transaction Class Exemption 95-60 (the “Class Exemption”), which provides relief from the application of the prohibited transaction provisions of Sections 406(a), 406(b) and 407(a) of ERISA and Section 4975 of the Code for transactions in connection with the servicing, management and operation of a trust in which an insurance company general account has an interest as a result of its acquisition of certificates issued by such trust, provided that certain conditions are satisfied. Insurance company general accounts meeting the specified conditions may generally purchase, in reliance on the Class Exemption, classes of certificates that do not meet the requirements of the Exemption solely because they have not received a rating at the time of the acquisition in one of the four highest rating categories from Standard & Poor’s, Moody’s, or Fitch. In addition to the foregoing Class Exemption, relief may be available to certain insurance company general accounts, which support policies issued by any insurer on or before December 31, 1998 to or for the benefit of

128

employee benefit plans, under regulations published by the DOL under Section 401(c) of ERISA, that became applicable on July 5, 2001.

Any Plan fiduciary considering the purchase of certificates should consult with its counsel with respect to the applicability of the Exemption and other issues and determine on its own whether all conditions have been satisfied and whether the certificates are an appropriate investment for a Plan under ERISA and the Code (or, in the case of governmental plans or church plans, under applicable federal, state or local law). The accompanying prospectus supplement will specify the representations required by purchasers of certificates, but generally, each purchaser using the assets of one or more Plans to purchase a certificate shall be deemed to represent that each such Plan qualifies as an “accredited investor” as defined in Rule 501(a)(1) of Regulation D under the Securities Act of 1933, and no Plan will be permitted to purchase or hold such certificates unless such certificates are rated in one of the top four rating categories by at least one rating agency at the time of such purchase, unless such Plan is an insurance company general account that represents and warrants that it is eligible for, and meets all of the requirements of, Sections I and III of Prohibited Transaction Class Exemption 95-60. Each purchaser of classes of certificates that are not rated at the time of purchase in one of the top four rating categories by at least one rating agency shall be deemed to represent that it is eligible for, and meets all of the requirements of, Sections I and III of Prohibited Transaction Class Exemption 95-60. The accompanying prospectus supplement with respect to a series of certificates may contain additional information regarding the application of the Exemption or any other exemption, with respect to the certificates offered thereby.

LEGAL INVESTMENT

If so specified in the accompanying prospectus supplement, certain classes of the offered certificates will constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended (“SMMEA”). Generally, the only classes of offered certificates which will qualify as “mortgage related securities” will be those that (1) are rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization and (2) are part of a series evidencing interests in a trust fund consisting of loans originated by certain types of originators specified in SMMEA and secured by first liens on real estate. The appropriate characterization of those offered certificates not qualifying as “mortgage related securities” for purposes of SMMEA (“Non-SMMEA Certificates”) under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase such offered certificates, may be subject to significant interpretive uncertainties. Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the Non-SMMEA Certificates constitute legal investments for them.

Those classes of offered certificates qualifying as “mortgage related securities” will constitute legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities (including depository institutions, insurance companies, trustees and pension funds) created pursuant to or existing under the laws of the United States or of any state, including the District of Columbia and Puerto Rico, whose authorized investments are subject to state regulation, to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any of its agencies or instrumentalities constitute legal investments for such entities.

Under SMMEA, a number of states enacted legislation, on or before the October 3, 1991 cutoff for such enactments, limiting to various extents the ability of certain entities (in particular, insurance companies) to invest in “mortgage related securities” secured by liens on residential, or mixed residential and commercial properties, in most cases by requiring the affected investors to rely solely upon existing state law, and not SMMEA. Pursuant to Section 347 of the Riegle Community Development and Regulatory Improvement Act of 1994, which amended the definition of “mortgage related security” to include, in relevant part, offered certificates satisfying the rating and qualified originator requirements for “mortgage related securities,” but evidencing interests in a trust fund consisting, in whole or in part, of first liens on one or more parcels of real estate upon which are located one or more commercial structures, states were authorized to enact legislation, on or before September 23, 2001, specifically referring to Section 347 and prohibiting or restricting the purchase, holding or

129

investment by state-regulated entities in such types of offered certificates. Accordingly, the investors affected by any state legislation overriding the preemptive effect of SMMEA will be authorized to invest in offered certificates qualifying as “mortgage related securities” only to the extent provided in that legislation.

SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal in “mortgage related securities” without limitation as to the percentage of their assets represented thereby, federal credit unions may invest in those securities, and national banks may purchase those securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. § 24 (Seventh), subject in each case to those regulations as the applicable federal regulatory authority may prescribe. In this connection, the Office of the Comptroller of the Currency (the “OCC”) has amended 12 C.F.R. Part 1 to authorize national banks to purchase and sell for their own account, without limitation as to a percentage of the bank’s capital and surplus (but subject to compliance with certain general standards in 12 C.F.R. § 1.5 concerning “safety and soundness” and retention of credit information), certain “Type IV securities,” defined in 12 C.F.R. § 1.2(m) to include certain “commercial mortgage-related securities” and “residential mortgage-related securities.” As so defined, “commercial mortgage-related security” and “residential mortgage-related security” mean, in relevant part, “mortgage related security” within the meaning of SMMEA, provided that, in the case of a “commercial mortgage-related security,” it “represents ownership of a promissory note or certificate of interest or participation that is directly secured by a first lien on one or more parcels of real estate upon which one or more commercial structures are located and that is fully secured by interests in a pool of loans to numerous obligors.” In the absence of any rule or administrative interpretation by the OCC defining the term “numerous obligors,” no representation is made as to whether any of the offered certificates will qualify as “commercial mortgage-related securities,” and thus as “Type IV securities,” for investment by national banks. The National Credit Union Administration (the “NCUA”) has adopted rules, codified at 12 C.F.R. Part 703, which permit federal credit unions to invest in “mortgage related securities,” other than stripped mortgage related securities (unless the credit union complies with the requirements of 12 C.F.R. § 703.16 (e) for investing in those securities), residual interests in mortgage related securities, and commercial mortgage related securities, subject to compliance with general rules governing investment policies and practices; however, credit unions approved for the NCUA’s “investment pilot program” under 12 C.F.R. § 703.19 may be able to invest in those prohibited forms of securities, while “RegFlex credit unions” may invest in commercial mortgage related securities under certain conditions pursuant to 12 C.F.R. § 742.4(b)(2). The Office of Thrift Supervision (the “OTS”) has issued Thrift Bulletin 13a (December 1, 1998), “Management of Interest Rate Risk, Investment Securities, and Derivatives Activities” and Thrift Bulletin 73a (December 18, 2001) “Investing in Complex Securities,” which thrift institutions subject to the jurisdiction of the OTS should consider before investing in any of the offered certificates.

All depository institutions considering an investment in the offered certificates should review the “Supervisory Policy Statement on Investment Securities and End-User Derivatives Activities” (the “1998 Policy Statement”) of the Federal Financial Institutions Examination Council, which has been adopted by the Board of Governors of the Federal Reserve System, the Federal Deposit Insurance Corporation, the OCC and the OTS, effective May 26, 1998, and by the NCUA effective October 1, 1998. The 1998 Policy Statement sets forth general guidelines which depository institutions must follow in managing risks (including market, credit, liquidity, operational (transaction), and legal risks) applicable to all securities (including mortgage pass-through securities and mortgage-derivative products) used for investment purposes.

Investors whose investment activities are subject to regulation by federal or state authorities should review rules, policies and guidelines adopted from time to time by those authorities before purchasing any offered certificates, as certain classes may be deemed unsuitable investments, or may otherwise be restricted, under those rules, policies or guidelines (in certain instances irrespective of SMMEA).

The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines or agreements generally governing investments made by a particular investor, including, but not limited to, “prudent investor” provisions, percentage-of-assets limits, provisions which may restrict or prohibit investment in securities which are not “interest-bearing” or “income-paying,” and, with regard to any offered certificates

130

issued in book-entry form, provisions which may restrict or prohibit investments in securities which are issued in book-entry form.

Except as to the status of certain classes of offered certificates as “mortgage related securities,” no representations are made as to the proper characterization of the offered certificates for legal investment purposes, financial institution regulatory purposes, or other purposes, or as to the ability of particular investors to purchase offered certificates under applicable legal investment restrictions. The uncertainties described above (and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the offered certificates) may adversely affect the liquidity of the offered certificates.

Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the offered certificates constitute legal investments or are subject to investment, capital or other restrictions and, if applicable, whether SMMEA has been overridden in any jurisdiction relevant to such investor.

METHOD OF DISTRIBUTION

The offered certificates offered by the prospectus and the accompanying prospectus supplements will be offered in series. The distribution of the offered certificates may be effected from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices to be determined at the time of sale or at the time of commitment therefor. The accompanying prospectus supplement for the offered certificates of each series will, as to each class of such certificates, set forth the method of the offering, either the initial public offering price or the method by which the price at which the certificates of such class will be sold to the public can be determined, any class or classes of offered certificates, or portions thereof, that will be sold to affiliates of the depositor, the amount of any underwriting discounts, concessions and commissions to underwriters, any discounts or commissions to be allowed to dealers and the proceeds of the offering to the depositor. If so specified in the accompanying prospectus supplement, the offered certificates of a series will be distributed in a firm commitment underwriting, subject to the terms and conditions of the underwriting agreement, by Wachovia Capital Markets, LLC, acting as underwriter with other underwriters, if any, named in the accompanying prospectus supplement. Alternatively, the accompanying prospectus supplement may specify that offered certificates will be distributed by Wachovia Capital Markets, LLC acting as agent. If Wachovia Capital Markets, LLC acts as agent in the sale of offered certificates, Wachovia Capital Markets, LLC will receive a selling commission with respect to such offered certificates, depending on market conditions, expressed as a percentage of the aggregate certificate balance or notional amount of such offered certificates as of the date of issuance. The exact percentage for each series of certificates will be disclosed in the accompanying prospectus supplement. To the extent that Wachovia Capital Markets, LLC elects to purchase offered certificates as principal, Wachovia Capital Markets, LLC may realize losses or profits based upon the difference between its purchase price and the sales price. The accompanying prospectus supplement with respect to any series offered other than through underwriters will contain information regarding the nature of such offering and any agreements to be entered into between the depositor or any affiliate of the depositor and purchasers of offered certificates of such series.

This prospectus and any prospectus supplements also may be used by the depositor, Wachovia Capital Markets, LLC, an affiliate of the depositor, and any other affiliate of the depositor when required under the federal securities laws in connection with offers and sales of offered certificates in furtherance of market-making activities in offered certificates. Wachovia Capital Markets, LLC or any such other affiliate may act as principal or agent in such transactions. Such sales will be made at prices related to prevailing market prices at the time of sale or otherwise.

If so specified in the accompanying prospectus supplement, all or a portion of one or more classes of the offered certificates identified in the accompanying prospectus supplement may be retained or sold by the depositor either directly or indirectly through an underwriter, including Wachovia Capital Markets, LLC to one or more affiliates of the depositor. This prospectus and any prospectus supplements may be used by any such affili -

131

ate to resell offered certificates publicly or privately to affiliated or unaffiliated parties either directly or indirectly through an underwriter, including Wachovia Capital Markets, LLC.

The depositor will agree to indemnify Wachovia Capital Markets, LLC and any underwriters and their respective controlling persons against certain civil liabilities, including liabilities under the Securities Act of 1933, as amended, or will contribute to payments that any such person may be required to make in respect thereof.

In the ordinary course of business, Wachovia Capital Markets, LLC and the depositor may engage in various securities and financing transactions, including repurchase agreements to provide interim financing of the depositor’s mortgage loans pending the sale of such mortgage loans or interests therein, including the certificates.

The depositor anticipates that the offered certificates will be sold primarily to institutional investors which may include affiliates of the depositor. Purchasers of offered certificates, including dealers, may, depending on the facts and circumstances of such purchases, be deemed to be “underwriters” within the meaning of the Securities Act of 1933, as amended, in connection with reoffers and sales by them of offered certificates. Certificateholders should consult with their legal advisors in this regard prior to any such reoffer or sale.

As to each series of certificates, only those classes rated in an investment grade rating category by any rating agency will be offered hereby. Any class of certificates not offered by this prospectus may be initially retained by the depositor, and may be sold by the depositor at any time to one or more institutional investors.

Underwriters or agents and their associates may be customers of (including borrowers from), engage in transactions with, and/or perform services for the depositor, its affiliates, and the trustee in the ordinary course of business.

LEGAL MATTERS

Unless otherwise specified in the accompanying prospectus supplement, certain legal matters in connection with the certificates of each series, including certain federal income tax consequences, will be passed upon for the depositor by Cadwalader, Wickersham & Taft LLP, Charlotte, North Carolina.

FINANCIAL INFORMATION

A new trust fund will be formed with respect to each series of certificates, and no trust fund will engage in any business activities or have any assets or obligations prior to the issuance of the related series of certificates. Accordingly, no financial statements with respect to any trust fund will be included in this prospectus or in the accompanying prospectus supplement.

RATINGS

It is a condition to the issuance of any class of offered certificates that they shall have been rated not lower than investment grade, that is, in one of the four highest rating categories, by at least one rating agency.

Ratings on commercial mortgage pass-through certificates address the likelihood of receipt by the holders thereof of all collections on the underlying mortgage assets to which such holders are entitled. These ratings address the structural, legal and issuer-related aspects associated with such certificates, the nature of the underlying mortgage assets and the credit quality of the guarantor, if any. Ratings on commercial mortgage pass-through certificates do not represent any assessment of the likelihood of principal prepayments by borrowers or of the degree by which such prepayments might differ from those originally anticipated. As a result, certificateholders might suffer a lower than anticipated yield, and, in addition, holders of Stripped Interest Certificates in extreme cases might fail to recoup their initial investments.

There can be no assurance that any rating agency not requested to rate the offered certificates will not nonetheless issue a rating to any or all classes thereof and, if so, what such rating or ratings would be. A rating assigned to any class of offered certificates by a rating agency that has not been requested by the depositor to do so may be lower than the rating assigned to a class of offered certificates by one or more of the rating agencies that has been requested by the depositor to rate the offered certificates.

132

A security rating is not a recommendation to buy, sell or hold securities and may be subject to qualification, revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of another security rating.

INDEX OF PRINCIPAL DEFINITIONS

“Accrual Certificates” means certificates which provide for distributions of accrued interest thereon commencing only following the occurrence of certain events, such as the retirement of one or more other classes of certificates of such series.

“Accrued Certificate Interest” means, with respect to each class of certificates and each distribution date, other than certain classes of Stripped Interest Certificates and REMIC Residual certificates, the amount equal to the interest accrued for a specified period (generally the period between distribution dates) on the outstanding certificate balance of those certificates immediately prior to such distribution date, at the applicable pass-through rate, as described under “DESCRIPTION OF THE CERTIFICATES—Distributions of Interest on the Certificates” in this prospectus.

“Available Distribution Amount” means, for any series of certificates and any distribution date, the total of all payments or other collections (or advances in lieu thereof) on, under or in respect of the mortgage assets and any other assets included in the related trust fund that are available for distribution to the certificateholders of that series on that date. The particular components of the Available Distribution Amount for any series on each distribution date will be more specifically described in the accompanying prospectus supplement.

“Code” means the Internal Revenue Code of 1986, as amended.

“Constant Prepayment Rate” or “CPR” means a rate that represents an assumed constant rate of prepayment each month (which is expressed on a per annum basis) relative to the outstanding principal balance of a pool of mortgage loans for the life of such mortgage loans.

“Cut-Off Date” means the date on which the ownership of the mortgage loans of a related series of certificates and rights to payment thereon are deemed transferred to the trust fund, as specified in the accompanying prospectus supplement.

“Debt Service Coverage Ratio” means, with respect to a mortgage loan at any given time and as more fully set forth in the accompanying prospectus supplement, the ratio of (i) the Net Operating Income of the mortgaged property for a twelve-month period to (ii) the annualized scheduled payments on the mortgage loan and on any other loan that is secured by a lien on the mortgaged property prior to the lien of the mortgage.

“DTC” means The Depository Trust Company.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“Farmer Mac” or “FAMC” means the Federal Agricultural Mortgage Corporation.

“Loan-to-Value Ratio” means, as more fully set forth in the accompanying prospectus supplement, the ratio (expressed as a percentage) of (i) the then outstanding principal balance of the mortgage loan and the outstanding principal balance of any loan secured by a lien on the mortgaged property prior to the lien of the mortgage, to (ii) the value of the mortgaged property, which is generally its fair market value determined in an appraisal obtained by the originator at the origination of such loan.

“Net Operating Income” means, as more fully set forth in the accompanying prospectus supplement and for any given period, the total operating revenues derived from a mortgaged property, minus the total operating expenses incurred in respect of the mortgaged property other than (i) non-cash items such as depreciation and amortization, (ii) capital expenditures and (iii) debt service on loans (including the mortgage loan) secured by liens on the mortgaged property.

133

“REMIC” means a “real estate mortgage investment conduit” under the Code.

“REMIC Certificate” means a certificate issued by a trust fund relating to a series of certificate where an election is made to treat the trust fund as a REMIC.

“REO Property” means any mortgaged property acquired on behalf of the trust fund in respect of a defaulted mortgage loan through foreclosure, deed in lieu of foreclosure or otherwise.

“SMMEA” means the Secondary Mortgage Market Enhancement Act of 1984, as amended.

“Standard Prepayment Assumption” or “SPA” means a rate that represents an assumed variable rate of prepayment each month (which is expressed on a per annum basis) relative to the then outstanding principal balance of a pool of loans, with different prepayment assumptions often expressed as percentages of SPA.

“Stripped Interest Certificates” means certificates which are entitled to interest distributions with disproportionately small, nominal or no principal distributions.

“Stripped Principal Certificates” means certificates which are entitled to principal distributions with disproportionately small, nominal or no interest distributions.

134

The file “WBCMT 2006-C28 Prospectus Annexes A1-6.xls”, which is a Microsoft Excel*, Version 5.0 spreadsheet, that provides in electronic format certain information shown in Annexes A-1, A-2, A-3, A-4, A-5 and A-6. In addition, the spreadsheet provides certain Mortgage Loan and Mortgaged Property information contained in Annex A-1 and information detailing the changes in the amount of monthly payments with regard to certain Mortgage Loans. As described under “DESCRIPTION OF THE CERTIFICATES—Reports to Certificateholders; Available Information” in this prospectus supplement, each month the Trustee will make available through its internet website an electronic file in CMSA format updating and supplementing the information contained in the “WBCMT 2006-C28 Prospectus Annexes A1-6.xls” file.

To open the file, insert the diskette into your floppy drive. Copy the file “WBCMT 2006-C28 Prospectus Annexes A1-6.xls” to your hard drive or network drive. Open the file “WBCMT 2006-C28 Prospectus Annexes A1-6.xls” as you would normally open any spreadsheet in Microsoft Excel. After the file is opened, a securities law legend will be displayed. READ THE LEGEND CAREFULLY. To view the data, see the worksheets labeled “Disclaimer”, “A-1 Certain Characteristics of the Mortgage Loans and Mortgaged Properties” or “A-2 Certain Information Regarding Multifamily Mortgaged Properties” or “A-3 Reserve Account Information” or “A-4 Commercial Tenant Schedule” or “A-5 Certain Characteristics of the Mortgage Loans and Mortgaged Properties (Crossed and Portfolios),” or “A-6 Debt Service Payment Schedule for the Brentwood Medical Office Loan”, respectively.

* Microsoft Excel is a registered trademark of Microsoft Corporation.

Until January 29, 2007, all dealers that effect transactions in the Offered Certificates, whether or not participating in this offering, may be required to deliver a prospectus supplement and prospectus. This is in addition to the dealers’ obligation to deliver a prospectus supplement and prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

Prospectus Supplement

Prospectus

IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS AND THE ACCOMPANYING PROSPECTUS SUPPLEMENT	4
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE	5
WHERE YOU CAN FIND MORE INFORMATION	5
SUMMARY OF PROSPECTUS	6
RISK FACTORS	13
DESCRIPTION OF THE TRUST FUNDS	48
YIELD CONSIDERATIONS	54
THE SPONSOR	59
THE DEPOSITOR	59
USE OF PROCEEDS	59
DESCRIPTION OF THE CERTIFICATES	60
DESCRIPTION OF THE POOLING AND SERVICING AGREEMENTS	68
DESCRIPTION OF CREDIT SUPPORT	82
CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS AND LEASES	84
MATERIAL FEDERAL INCOME TAX CONSEQUENCES	99
STATE AND OTHER TAX CONSEQUENCES	125
ERISA CONSIDERATIONS	126
LEGAL INVESTMENT	129
METHOD OF DISTRIBUTION	131
LEGAL MATTERS	132
FINANCIAL INFORMATION	132
RATINGS	132
INDEX OF PRINCIPAL DEFINITIONS	133

$3,066,568,000

(Approximate)

Wachovia Commercial

Mortgage Securities, Inc.

(Depositor)

Wachovia Bank Commercial

Mortgage Trust

Commercial Mortgage

Pass-Through

Certificates Series 2006-C28

PROSPECTUS SUPPLEMENT

WACHOVIA SECURITIES

Citigroup

Deutsche Bank Securities

Goldman, Sachs & Co.

Loop Capital Markets, LLC

October 19, 2006